UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material pursuant to Rule 14a-12

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:________________________

(2)	Aggregate number of securities to which transaction applies:________________________

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_______________________________________________________________

(4)	Proposed maximum aggregate value of transaction:_______________________________

(5)	Total fee paid:_____________________________________________________________

[ ]    Fee paid previously with preliminary materials.

[ ]    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

(1)	Amount previously paid:__________________________________________

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(4)	Date filed:______________________________________________________________

JOINT PROXY STATEMENT AND PROSPECTUS

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.	GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
___________________
The Board of Directors of Griffin Capital Essential Asset REIT II, Inc. (“GCEAR II”) and the Board of Directors of Griffin Capital Essential Asset REIT, Inc. (“GCEAR”) have each unanimously approved an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which GCEAR will merge with and into Globe Merger Sub, LLC, a wholly owned subsidiary of GCEAR II (the “Company Merger”), and the operating partnership of GCEAR II will be merged with and into the operating partnership of GCEAR (the “Partnership Merger” and, together with the Company Merger, the “Mergers”). The company following the Mergers, which we refer to as the Combined Company, will retain the name “Griffin Capital Essential Asset REIT II, Inc.” The current directors of GCEAR and the directors of GCEAR II immediately prior to the effective time of the Mergers will serve as the directors of the Combined Company.
On December 14, 2018, GCEAR entered into a series of transactions to become self-managed and acquired the advisory, asset management and property management business of Griffin Capital Real Estate Company, LLC (“GRECO”), as further described herein (the “Self Administration Transaction”).
This Joint Proxy Statement and Prospectus contains important information about GCEAR II, GCEAR, the Mergers, the Merger Agreement, the Self Administration Transaction, and a proposed charter amendment for GCEAR II. You should read this entire Joint Proxy Statement and Prospectus carefully because it contains important information about the Mergers. In particular, you should read carefully the information under the section entitled “Risk Factors,” beginning on page 45.
GCEAR II is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).
If the Company Merger is approved by the stockholders of GCEAR II and the stockholders of GCEAR and the Company Merger is subsequently completed, each outstanding share of GCEAR common stock will be converted into the right to receive 1.04807 shares of newly created GCEAR II Class E common stock and each outstanding share of GCEAR preferred stock will be converted into the right to receive one share of newly created GCEAR II preferred stock. The exact number of shares of common stock GCEAR II will issue in the Company Merger will not be determined until the closing of the Company Merger. Following completion of the Mergers, GCEAR stockholders will own approximately 69% of the issued and outstanding common stock of the Combined Company on a fully diluted basis.
Neither the common stock nor the preferred stock of GCEAR II is currently listed or traded on any securities exchange or quotation system. Neither the common stock nor the preferred stock of GCEAR is listed or traded on any securities exchange or quotation system.
The Company Merger cannot be completed unless the common stockholders of both GCEAR II and GCEAR approve the Company Merger. Each company is asking its stockholders to consider and vote on this merger proposal, as well as other proposals as described in this Joint Proxy Statement and Prospectus, at GCEAR II’s annual meeting of stockholders and at GCEAR’s annual meeting of stockholders, respectively. The board of directors of GCEAR II and GCEAR each unanimously support the Mergers and recommends that their respective stockholders vote in favor of the Company Merger.
Your vote is very important. Whether or not you plan to attend your annual stockholders’ meeting, please take the time to vote as soon as possible.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Mergers or the securities to be issued under this Joint Proxy Statement and Prospectus or determined if this Joint Proxy Statement and Prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.
This Joint Proxy Statement and Prospectus is dated February 4, 2019 and is first being mailed to stockholders of GCEAR II and GCEAR on or about February 8, 2019.

Sources of Information

GCEAR II has supplied all information contained in this Joint Proxy Statement and Prospectus relating to GCEAR II, and GCEAR has supplied all information contained in this Joint Proxy Statement and Prospectus relating to GCEAR.
WHERE YOU CAN FIND MORE INFORMATION
GCEAR II has filed a registration statement on Form S-4 to register the issuance of GCEAR II Class E common stock to GCEAR stockholders in the Company Merger. This Joint Proxy Statement and Prospectus is a part of that registration statement and constitutes a prospectus of GCEAR II and a proxy statement of each of GCEAR II and GCEAR for their respective annual meetings. As allowed by SEC rules, this Joint Proxy Statement and Prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.
GCEAR II and GCEAR are required to file reports with the SEC. All of these filings with the SEC are available to the public free of charge over the Internet at the SEC’s web site at www.sec.gov.
In addition, you may also obtain additional copies of this Joint Proxy Statement and Prospectus by contacting Broadridge Financial Solutions, Inc., our proxy solicitor, at the address and telephone number listed below. You will not be charged for any of these documents that you request.
Broadridge Financial Solutions, Inc.
51 Mercedes Way
Edgewood, New York 11717
Tel: 1 (855) 976-3332 (toll free)

If you would like to request copies of any documents, please do so by March 1, 2019 in order to receive them before the meetings.
When deciding how to cast your vote, you should rely only on the information contained in this Joint Proxy Statement and Prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this Joint Proxy Statement and Prospectus. This Joint Proxy Statement and Prospectus is dated February 4, 2019. You should not assume that the information contained in this Joint Proxy Statement and Prospectus is accurate as of any date other than such date, and neither the mailing of the Joint Proxy Statement and Prospectus to stockholders nor the issuance of GCEAR II Class E common stock shall create any implication to the contrary.
This Joint Proxy Statement and Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Joint Proxy Statement and Prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
Griffin Capital Plaza
1520 E. Grand Avenue
El Segundo, California 90245
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held March 13, 2019
To the Stockholders of Griffin Capital Essential Asset REIT II, Inc.:
You are cordially invited to the annual meeting of stockholders of Griffin Capital Essential Asset REIT II, Inc., a Maryland corporation (“GCEAR II”). The annual meeting will be held on March 13, 2019 at 10:00 A.M. (PT), at the offices of GCEAR II, Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245, for the following purposes:

1.
Merger Proposal. To consider and vote on a proposal to approve the merger, referred to as the “Company Merger,” of Griffin Capital Essential Asset REIT, Inc., a Maryland corporation (“GCEAR”), with and into Globe Merger Sub, LLC, a Maryland limited liability company and wholly owned subsidiary of GCEAR II (“Merger Sub”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of December 14, 2018, by and among GCEAR II, Griffin Capital Essential Asset Operating Partnership II, L.P., a Delaware limited partnership and the operating partnership for GCEAR II, Merger Sub, GCEAR and Griffin Capital Essential Asset Operating Partnership, L.P., a Delaware limited partnership and the operating partnership for GCEAR (the “GCEAR II Merger Proposal”). A copy of the Merger Agreement is attached to the accompanying Joint Proxy Statement and Prospectus as Annex A.

2.	Approval of Charter Amendment. To approve the amendment and restatement of GCEAR II’s charter, as set forth in Annex D to the accompanying Joint Proxy Statement and Prospectus.

3.	Election of Directors. To elect five directors, each to serve until the next annual meeting of stockholders and until their successors are duly elected and qualify.

4.	Ratification of Auditors. To ratify the appointment of Ernst & Young LLP as GCEAR II’s independent registered public accounting firm for the year ended December 31, 2018.

5.
Adjournment. To consider and vote on a proposal to authorize the adjournment of the annual meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the annual meeting, in person or by proxy, if necessary and appropriate, including to approve the GCEAR II Merger Proposal or to approve the charter amendment proposal.

6.
Other Business. To transact any other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting. At the present time, GCEAR II’s Board of Directors is unaware of any other business that might properly come before the annual meeting.

GCEAR II’s Board of Directors has fixed December 21, 2018 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. Only record holders of common stock, including shares of Class A, Class AA, Class AAA, Class T, Class S, Class D and Class I common stock, as of the close of business on the record date are entitled to notice of and to vote at the annual meeting.
GCEAR II’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT GCEAR II’S STOCKHOLDERS VOTE “FOR” THE ABOVE PROPOSALS AND “FOR ALL” OF THE NOMINEES NAMED PURSUANT TO PROPOSAL 3.
For further information regarding the matters to be acted upon at the annual meeting, GCEAR II urges you to carefully read the accompanying Joint Proxy Statement and Prospectus. If you have questions about these proposals or would like additional copies of the Joint Proxy Statement and Prospectus, please contact GCEAR II’s proxy solicitor, Broadridge Financial Solutions, Inc., at (855) 976-3332.

Whether you own a few or many shares and whether you plan to attend in person or not, it is important that your shares be voted on matters that come before the annual meeting. None of GCEAR II’s stockholders own more than 10% of GCEAR II’s outstanding shares, so every stockholder’s vote is important to GCEAR II. To make voting easier for you, you may authorize a proxy to vote your shares in one of three ways: (1) by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the envelope provided; (2) by visiting www.proxyvote.com and entering the control number that appears on the proxy card; or (3) by telephone at (800) 690-6903 and following the instructions provided on the proxy card. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of GCEAR II’s Board of Directors.
You are cordially invited to attend the annual meeting. Your vote is very important.

By Order of the Board of Directors,
/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary of GCEAR II

El Segundo, California
February 4, 2019

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
Griffin Capital Plaza
1520 E. Grand Avenue
El Segundo, California 90245

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held March 13, 2019
To the Stockholders of Griffin Capital Essential Asset REIT, Inc.:
You are cordially invited to the annual meeting of stockholders of Griffin Capital Essential Asset REIT, Inc., a Maryland corporation ("GCEAR"). The annual meeting will be held on March 13, 2019 at 9:00 A.M. (PT), at the offices of GCEAR, Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245, for the following purposes:

1.
Merger Proposal. To consider and vote on a proposal to approve the merger, referred to as the “Company Merger,” of GCEAR with and into Globe Merger Sub, LLC, a Maryland limited liability company (“Merger Sub”) and a wholly owned subsidiary of Griffin Capital Essential Asset REIT II, Inc., a Maryland corporation (“GCEAR II”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of December 14, 2018, by and among GCEAR II, Griffin Capital Essential Asset Operating Partnership II, L.P., a Delaware limited partnership and the operating partnership for GCEAR II, Merger Sub, GCEAR and Griffin Capital Essential Asset Operating Partnership, L.P., a Delaware limited partnership and the operating partnership for GCEAR (the “GCEAR Merger Proposal”). A copy of the Merger Agreement is attached to the accompanying Joint Proxy Statement and Prospectus as Annex A.

2.	Election of Directors. To elect three directors, each to serve until the next annual meeting of stockholders and until their successors are duly elected and qualify.

3.	Ratification of Auditors. To ratify the appointment of Ernst & Young LLP as GCEAR’s independent registered public accounting firm for the year ended December 31, 2018.

4.
Adjournment. To consider and vote on a proposal to authorize the adjournment of the annual meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the annual meeting, in person or by proxy, if necessary or appropriate, including to approve the GCEAR Merger Proposal.

5.
Other Business. To transact any other business as may properly come before the meeting or any adjournment or postponement thereof. At the present time, GCEAR’s Board of Directors is unaware of any other business that might properly come before the annual meeting.

GCEAR’s Board of Directors has fixed December 21, 2018 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. Only record holders of common stock as of the close of business on the record date are entitled to notice of and to vote at the annual meeting.
GCEAR’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT GCEAR’S STOCKHOLDERS VOTE “FOR” THE ABOVE PROPOSALS AND “FOR ALL” OF THE NOMINEES NAMED PURSUANT TO PROPOSAL 2.
For further information regarding the matters to be acted upon at the annual meeting, GCEAR urges you to carefully read the accompanying Joint Proxy Statement and Prospectus. If you have questions about these proposals or would like additional copies of the Joint Proxy Statement and Prospectus, please contact GCEAR’s proxy solicitor, Broadridge Financial Solutions, Inc. at (855) 976-3332.
Whether you own a few or many shares and whether you plan to attend in person or not, it is important that your shares be voted on matters that come before the annual meeting. None of GCEAR’s stockholders own more than 10% of GCEAR’s outstanding shares, so every stockholder’s vote is important to GCEAR. To make voting easier for you, you may authorize a proxy to vote your shares in one of three ways: (1) by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the envelope provided; (2) by visiting www.proxyvote.com and entering the control number that appears on the proxy card; or (3) by telephone at (855) 976-3332 and following the instructions provided on the proxy card. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of GCEAR’s Board of Directors.
You are cordially invited to attend the annual meeting. Your vote is very important.

By Order of the Board of Directors,
/s/ Howard S. Hirsch
Howard S. Hirsch
Chief Legal Officer and Secretary of GCEAR

El Segundo, California
February 4, 2019

i

ii

QUESTIONS AND ANSWERS ABOUT THE MERGERS AND THE ANNUAL MEETINGS
The following are some questions that GCEAR II stockholders and GCEAR stockholders may have regarding the proposed transaction between GCEAR II and GCEAR and about each company’s annual meeting and brief answers to those questions. GCEAR II and GCEAR urge you to read carefully this entire Joint Proxy Statement and Prospectus, including the Annexes, Appendices and the other documents to which this Joint Proxy Statement and Prospectus refers, because the information in this section does not provide all the information that might be important to you. Unless stated otherwise, all references in this Joint Proxy Statement and Prospectus to GCEAR are to Griffin Capital Essential Asset REIT, Inc., a Maryland corporation; all references to GCEAR II are to Griffin Capital Essential Asset REIT II, Inc., a Maryland corporation; all references to Combined Company are to Griffin Capital Essential Asset REIT II, Inc., a Maryland corporation, subsequent to completion of the Mergers; all references to GCEAR II Operating Partnership are to Griffin Capital Essential Asset Operating Partnership II, L.P., a Delaware limited partnership; all references to GCEAR Operating Partnership are to Griffin Capital Essential Asset Operating Partnership, L.P., a Delaware limited partnership; all references to Merger Sub are to Globe Merger Sub, LLC, a Maryland limited liability company and a direct wholly owned subsidiary of GCEAR II; all references to the Merger Agreement are to the Agreement and Plan of Merger, dated as of December 14, 2018, by and among GCEAR II, the GCEAR II Operating Partnership, Merger Sub, GCEAR and the GCEAR Operating Partnership, as it may be amended from time to time, a copy of which is attached as Annex A to this Joint Proxy Statement and Prospectus; all references to the Company Merger are to the merger of GCEAR with and into Merger Sub pursuant to the terms of the Merger Agreement; all references to the Partnership Merger are to the merger of the GCEAR II Operating Partnership with and into the GCEAR Operating Partnership pursuant to the terms of the Merger Agreement; and all references to the Mergers are collectively to the Company Merger and the Partnership Merger.

Q:     Why am I receiving this Joint Proxy Statement and Prospectus?
A:    The purpose of this Joint Proxy Statement and Prospectus is to both provide you with a complete and fulsome description of the proposed Mergers, a proposed charter amendment for GCEAR II and other proposals as described below and request you vote your shares. You should read these materials carefully. In order for the Company Merger recommended by the GCEAR II Board and the GCEAR Board to proceed, the holders of both GCEAR II common stock and GCEAR common stock must vote to approve the Company Merger pursuant to the Merger Agreement.
Each of GCEAR II and GCEAR will hold separate meetings of their respective stockholders to obtain these approvals and to consider and vote on other proposals as described elsewhere in this Joint Proxy Statement and Prospectus. The enclosed voting materials allow you to vote your shares without attending the applicable annual meeting in person.
Your vote is very important. You are encouraged to authorize your proxy as promptly as possible.

Q:     What do I need to do now?
A:     After you have carefully read this Joint Proxy Statement and Prospectus, please vote in one of the following 3 ways:

•	completing, signing and dating your proxy card or voting instruction card and returning it in the enclosed pre-addressed postage-paid envelope;

•	visiting www.proxyvote.com and entering the control number that appears on the proxy card; or

•	by telephone at (800) 690-6903 and following the instructions provided on the proxy card.
Please refer to your proxy card or voting instruction card forwarded by your broker or other nominee for more information.

The method by which you submit a proxy will in no way limit your right to vote at the GCEAR II annual meeting or the GCEAR annual meeting, as applicable, if you later decide to attend the meeting in person.
However, if your shares of GCEAR II common stock or your shares of GCEAR common stock are held in the name of a broker or other nominee, you must obtain a legal proxy, executed in your favor, from your broker or other nominee, to be able to vote in person at the GCEAR II annual meeting or the GCEAR annual meeting, as applicable. Obtaining a legal proxy may take several days.

Q:    What are the proposed Mergers?
A:    The respective Board of Directors of GCEAR II and GCEAR are recommending the Mergers to combine into a single company. GCEAR II, the GCEAR II Operating Partnership, Merger Sub, GCEAR and the GCEAR Operating Partnership have entered into the Merger Agreement. The Company Merger will be voted upon by the stockholders of both GCEAR and GCEAR II. If approved, (i) GCEAR will merge with and into Merger Sub, with Merger Sub surviving the Company Merger as a direct, wholly owned subsidiary of GCEAR II and (ii) the GCEAR II Operating Partnership will merge with and into the GCEAR Operating Partnership, with the GCEAR Operating Partnership surviving the Partnership Merger. At that time, (i) in accordance with the applicable provisions of the Maryland General Corporation Law (the "MGCL") and the Maryland Limited Liability Company Act, the separate existence of GCEAR shall cease and (ii) in accordance with the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”), the separate existence of the GCEAR II Operating Partnership shall cease.

Q:    Why is GCEAR II contemplating a merger?
A:    The Board of Directors of GCEAR II (the “GCEAR II Board”) believes that by combining GCEAR II and GCEAR, GCEAR II will achieve on behalf of investors the following:

•
Strategic and Financial Benefits. The Combined Company is expected to have a pro forma total capitalization of approximately $4.75 billion (based on total outstanding debt, excluding deferred financing costs and premium/discounts, total equity raised and issued, including limited partnership units issued, preferred equity shares issued, and shares issued pursuant to the distribution reinvestment plan (“DRP”), net of redemptions of each REIT) and a total market capitalization of approximately $2.72 billion (based on the number of issued and outstanding shares of GCEAR II common stock and issued and outstanding GCEAR II Operating Partnership units as of September 30, 2018 and the consideration for the Mergers), better positioning the Combined Company for a potential liquidity event at any time in the future (such as a merger, listing or sale of assets) (a “Strategic Transaction”) and potentially providing the Combined Company with significant cost of capital advantages over smaller REITs.

•	Complementary Portfolios:

◦	Two highly complementary companies with similar portfolio construction and investment mandates.

◦	Same portfolio management team which is intimately aware of the unique aspects of each asset and has a proven track record of driving value for stockholders.

•	Increased Size and Scale:

◦	Significant increase in number of properties and total capitalization.

◦	Combined Company will be one of the largest public REITs in the single-tenant, net leased office and industrial category.

•	Significant Operating Efficiencies and Reduction in Potential Conflicts of Interest:

◦	Self-managed REIT whose management and employees are intently focused on driving value for the Combined Company’s stockholders.

◦	Elimination of overlapping management, reporting and operational processes, reducing costs and creating a more streamlined and efficient business structure.

•	Improved Potential Liquidity Optionality:

◦	GCEAR II intends to re-open its daily net asset value (“NAV”) REIT offering.

▪	Will be the only self-managed REIT with an open daily NAV offering, removing any potential conflicts of interest associated with a third-party advisory structure.

◦
Additionally, the REIT could be ideally positioned to pursue a public listing of the Combined Company’s shares should the board determine it is in the best interests of stockholders at some point in the future.

▪
GCEAR II is seeking stockholder approval to, at some point in the future, potentially put into place an amended version of the charter that more closely correlates to charters of publicly traded REITs.

•
Self-managed. Self-managed REITs are typically viewed more favorably by lenders and institutional investors, potentially enhancing the Combined Company’s access to capital and reducing financial costs. Externally managed REITs typically trade at a discount in publicly traded markets relative to self-managed REITs, improving the Combined Company’s optionality including the option to pursue a successful listing of its shares on a public exchange in the event the Board of the Combined Company determines such an action is in the best interests of stockholders. A self-managed REIT also has the advantage of reduced costs for ongoing operations.

•	Improvement to Portfolio Demographics. As a result of the Mergers, GCEAR II’s portfolio of properties would improve, among others, in the following respects:

◦	Sizeable increase in the number of unique tenants;

◦	Large reduction in top 10 tenant concentration; and

◦	Enhanced tenant, industry, and geographic diversification.

•
Economies of Scale. The increased size, scale, and diversification of the Combined Company will position the Combined Company more favorably in the daily NAV market. The Mergers should also allow for enhanced pricing power with service providers in certain markets and better access to key decision makers with certain tenants.

•
Integrated Management. The integrated organizational structure of the Combined Company should further increase cost and operating efficiencies by simplifying the current business models of the two companies.

See “The Mergers - Recommendation of the Board of Directors of GCEAR II and Its Reasons for the Mergers” for additional information.

Q:    Why is GCEAR contemplating a merger?
A:    The Board of Directors of GCEAR (the “GCEAR Board”) believes that by combining GCEAR and GCEAR II, it will achieve on behalf of investors the following:

•
Strategic Benefits and Opportunities. The Combined Company is expected to have a pro forma total capitalization of approximately $4.75 billion (based on total outstanding debt, excluding deferred financing costs and premium/discounts, total equity raised and issued, including limited partnership units issued, preferred equity shares issued, and shares issued pursuant to the DRP, net of redemptions of each REIT) and a total market capitalization of approximately $2.72 billion (based on the number of issued and outstanding shares of GCEAR II common stock and issued and outstanding GCEAR II Operating Partnership units as of September 30, 2018 and the consideration for the Mergers), better positioning the Combined Company for a potential Strategic Transaction at any time in the future and potentially providing the Combined Company with significant cost of capital advantages over smaller REITs.

•	Complementary Portfolios:

◦	Two highly complementary companies with similar portfolio construction and investment mandates.

◦	Same portfolio management team which is intimately aware of the unique aspects of each asset and has a proven track record of driving value for stockholders.

•	Increased Size and Scale:

◦	Meaningful increase in number of properties and total capitalization.

◦	Combined Company will be one of the largest public REITs in the single-tenant, net leased office and industrial category.

•	Significant Operating Efficiencies and Reduction in Potential Conflicts of Interest:

◦	The Combined Company’s management and employees will be intently focused on driving value for the Combined Company’s stockholders.

◦	Elimination of overlapping management, reporting and operational processes, reducing costs and creating a more streamlined and efficient business structure.

•	Improved Potential Liquidity Optionality:

◦
Subsequent to completion of the Company Merger, the Combined Company is expected to re-open GCEAR II’s existing daily NAV REIT offering, providing the potential to drive additional growth in size, scale, and diversification by raising capital in the non-traded REIT marketplace.

◦
Additionally, the Combined Company could be ideally positioned to pursue a public listing of the Combined Company’s shares should the board determine it is in the best interests of stockholders at some point in the future.

▪
GCEAR II is seeking stockholder approval to, at some point in the future, potentially put into place an amended version of the charter that more closely correlates to charters of publicly traded REITs.

•	Improvement of Portfolio Demographics. As a result of the Mergers, GCEAR’s portfolio of properties would improve, among others, in the following respects:

◦	Increased weighted average lease term;

◦	Enhanced tenant, industry and geographic diversification; and

◦	Increased average occupancy percentage.

•
Economies of Scale. The enhanced size, scale, and financials of the Combined Company will likely improve access to the capital markets, which can be used to support strategic investments to drive growth opportunities. Following the Mergers and the Self Administration Transaction, GCEAR’s total capitalization will increase by approximately 46%.

•
Continued Ownership in a Public Company. The receipt of shares of GCEAR II Class E common stock as merger consideration provides GCEAR stockholders the opportunity to continue ownership in the Combined Company, which is expected to provide a number of significant potential strategic opportunities and benefits.

See “The Mergers - Recommendation of the Board of Directors of GCEAR and Its Reasons for the Mergers” for additional information.

Q:    What will happen in the proposed Mergers?
A:    At the effective time of the Company Merger, each issued and outstanding share of GCEAR common stock (or fraction thereof) will be converted into the right to receive 1.04807 shares of newly created GCEAR II Class E common stock and each issued and outstanding share of GCEAR preferred stock will be converted into the right to receive one share of newly created GCEAR II preferred stock.
At the effective time of the Partnership Merger, each GCEAR Operating Partnership unit (“OP Units”) outstanding immediately prior to the effective time of the Partnership Merger will automatically convert into 1.04807 Class E OP Units in the surviving partnership and each GCEAR II Operating Partnership unit outstanding immediately prior to the effective time of the Partnership Merger will convert into the right to receive one OP Unit of like class in the surviving partnership. The special limited partnership interest of the GCEAR II Operating Partnership will be automatically redeemed, canceled and retired as described in the Merger Agreement.

Q:    How will GCEAR II stockholders be affected by the Company Merger and the issuance of shares of GCEAR II Class E common stock to GCEAR common stockholders in connection with the Company Merger?
A:     After the Company Merger, each GCEAR II stockholder will continue to own the shares of GCEAR II common stock that such stockholder held immediately prior to the effective time of the Company Merger. As a result of the Company Merger, each GCEAR II stockholder will own shares of common stock in a larger company with more assets. However, because GCEAR II will be issuing new shares of GCEAR II Class E common stock to GCEAR stockholders in exchange for shares of GCEAR common stock in the Company Merger, each outstanding share of GCEAR II common stock immediately prior to the effective time of the Company Merger will represent a smaller percentage of the aggregate number of shares of the Combined Company common stock outstanding after the Company Merger. Upon completion of the Company Merger, we estimate that continuing GCEAR II stockholders will own approximately 31% of the issued and outstanding common stock of the Combined Company on a fully diluted basis, and former GCEAR stockholders will own approximately 69% of the issued and outstanding common stock of the Combined Company on a fully diluted basis.
See “The Merger Agreement-Consideration to be Received in the Mergers” beginning on page 253 for additional information.

Q:    What will the holders of GCEAR preferred stock receive in connection with the Company Merger?
A:    The holders of GCEAR preferred stock will receive shares of newly created GCEAR II Series A Cumulative Perpetual Convertible Preferred Stock (the “GCEAR II Series A Preferred Shares”) with identical preferences and rights as the current outstanding GCEAR preferred stock upon the consummation of the Company Merger. The exchange ratio for the preferred stock will be fixed at 1 to 1. The GCEAR II Series A Preferred Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or listed on a national securities exchange. Shares of GCEAR preferred stock are not entitled to vote on any of the matters presented at the GCEAR annual meeting. For more information and details of the key terms of the GCEAR II Series A Preferred Shares, see “Description of GCEAR II Shares - Preferred Stock” beginning on page 209.

Q:     Will my rights as a stockholder of GCEAR II or GCEAR change as a result of the Mergers?
A:     The rights of GCEAR II stockholders will be unchanged as a result of the Mergers (other than the ownership position dilution of GCEAR II stockholders in the Combined Company. GCEAR stockholders will have different rights following the effective time of the Mergers due to the differences between the governing documents of GCEAR II and GCEAR. For more information regarding the differences in stockholder rights, see “Comparison of Rights of GCEAR II Stockholders and GCEAR Stockholders” beginning on page 301 and “Amended and Restated Charter Provisions” beginning on page 313 for more information regarding the proposed amendment and restatement of the GCEAR II charter.

Q:    What is the difference between the Class E shares of common stock of GCEAR II and the other share classes?
A:    GCEAR II currently has 7 different share classes: Class T shares, Class S shares, Class D shares, Class I shares, Class A shares, Class AA shares, and Class AAA shares. The differences among the share classes relate to selling commissions, dealer manager fees and ongoing distribution/stockholder servicing fees. Generally, class-specific fees, such as the ongoing distribution fees, will affect the distributions paid on each share class. In connection with the Company Merger, GCEAR II will issue newly created Class E shares of its common stock at the exchange ratio to the holders of GCEAR common stock. No selling commissions or distribution/stockholder servicing fees will be paid with respect to the Class E shares. All other rights of Class E stockholders will be the same as for GCEAR II common stockholders generally, other than participants in the GCEAR II share redemption program (“SRP”) as noted below.

Pursuant to the Merger Agreement, GCEAR II has agreed to the following: (i) GCEAR II will use its reasonable best efforts to initiate a tender offer to all stockholders (including the former GCEAR stockholders) of at least $100 million or such higher amount and terms as are approved by the Board of Directors of the Combined Company within 6 months of the closing of the Mergers; (ii) prior to the effective time of the Mergers, GCEAR II will seek guidance from the SEC relating to its ability to include the Class E common stock in its share redemption program (“SRP”), consistent with all other share classes; and (iii) in the absence of approval from the SEC as provided for in item (ii) above, GCEAR II intends to recommence an SRP for the Class E Common Stock within 12 months of the closing of the Mergers, with similar terms as the SRP that was in effect for GCEAR stockholders prior to the effective time of the Mergers.

Q:    What are the anticipated U.S. federal income tax consequences of the proposed Mergers?
A:    It is intended that the Company Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (the “Code”). The closing of the Company Merger is conditioned on the receipt by each of GCEAR II and GCEAR of an opinion from its respective counsel to the effect that the Company Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Assuming that the Company Merger qualifies as a reorganization, U.S. holders of GCEAR stock generally will not recognize gain or loss for U.S. federal income tax purposes upon the receipt of GCEAR II stock in exchange for GCEAR stock in connection with the Company Merger. The Partnership Merger is intended to be treated as a tax-deferred exchange under Section 721 of the Code. Holders of GCEAR stock should read the discussion under the heading “Material U.S. Federal Income Tax Consequences of the Mergers” beginning on page 282 and consult their tax advisors to determine the tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the Mergers.

Q:     Will GCEAR II and GCEAR continue to pay distributions prior to the closing of the Mergers?
A:     Yes. The Merger Agreement permits the authorization and payment by each of GCEAR II and GCEAR of cash distributions in the ordinary course of business and any distribution that is reasonably necessary to maintain its real estate investment trust ("REIT") qualification and/or to avoid the imposition of U.S. federal income or excise tax.

Q:     Will the Combined Company pay distributions after the closing of the Mergers?
A:     Yes. The Combined Company expects to establish a post-merger distribution level at $0.65 per share per year, with a portion of such distribution to be made in stock, paid on a monthly basis. Distributions are not guaranteed and will be determined on a quarterly basis by the Board of Directors of the Combined Company in its sole discretion.

Q:    Will the shares of GCEAR II common stock and preferred stock be publicly traded?
A:    No. Like GCEAR, GCEAR II’s common stock is currently not listed on a national securities exchange and, as such, is not publicly traded. It does, however, provide daily valuation of its shares. GCEAR II may list its shares of common stock in the future, however there is no guarantee that it will do so.
In addition, the newly designated series of preferred stock of GCEAR II to be exchanged for GCEAR preferred stock in connection with the Company Merger will not be listed on a national securities exchange, and accordingly will not be publicly traded or have an established market value.

Q:    What fees will the GCEAR II advisor and the GCEAR advisor receive in connection with the Mergers?
A:    No fees will be paid to the GCEAR II advisor or the GCEAR advisor in connection with the Mergers.

Q:    Do any of GCEAR II’s and GCEAR's executive officers or directors have interests in the Mergers that may differ from those of their stockholders?
A:    None of the executive officers or directors is party to an arrangement with GCEAR II or GCEAR, or participates in any GCEAR II or GCEAR plan, program or arrangement, that provides such executive officer or director with financial incentives that are contingent upon the consummation of the Mergers; however, upon completion of the Mergers, Griffin Capital, LLC (“GC LLC”) will be entitled to receive accelerated earn-out consideration of OP Units of the GCEAR Operating Partnership and Griffin Capital Company, LLC (“GCC”) may eventually earn cash earn-out consideration based on certain subsequent equity increases and property acquisitions of the Combined Company. GCC and GC LLC are both controlled by Kevin A. Shields (Chairman of the Board of Directors and Executive Chairman of GCEAR and Chairman of the Board of Directors and Chief Executive Officer of GCEAR II) and indirectly owned by a family trust controlled by Mr. Shields. In addition, the officers of GCEAR and GCEAR II, other than Mr. Shields, are participants in a long term incentive plan for GC LLC based on their current employment (or previous employment) with GC LLC, and will at some point in the future receive some portion of the earn-out OP Units that accelerate due to their participation in the GC LLC long term incentive plan.  See “Self Administration Transaction” for further details.
As of December 31, 2018, Messrs. Michael J. Escalante (Chief Executive Officer and President of GCEAR and President and a Director of GCEAR II), Gregory M. Cazel (Independent Director of GCEAR) and Ranjit M. Kripalani (Independent Director of GCEAR) beneficially owned 5,034; 20,071; and 12,000 shares of GCEAR common stock, respectively. Upon the consummation of the Company Merger, they will each receive a number of shares of GCEAR II common stock consistent with the exchange ratio.

Q:    What rights do I have if I oppose the Company Merger?
A:    GCEAR stockholders can vote against the Company Merger by (i) indicating a vote against the Company Merger on your proxy card and signing and mailing your proxy card in accordance with the instructions provided, (ii) authorizing your proxy by telephone or the Internet and indicating a vote against the Company Merger, or (iii) voting against the Company Merger in person at the GCEAR annual meeting. If the proposal is approved, GCEAR stockholders that object to the Company Merger are not, and will not be, entitled to receive payment for the fair value of their GCEAR common stock pursuant to Subtitle 2 of Title 3 of the MGCL. See “The Merger Agreement - No Appraisal Rights” beginning on page 254.

Q:    Am I being asked to vote on any other proposals at the annual meeting in addition to the merger proposal?
A:     GCEAR II. Yes. At the GCEAR II annual meeting, GCEAR II stockholders will be asked to consider and vote upon the following additional proposals:

•	To approve the amendment and restatement of GCEAR II’s charter, as set forth in Annex D to this Joint Proxy Statement and Prospectus.

•	To elect five directors to serve on the GCEAR II Board until the next annual meeting of GCEAR II stockholders and until their respective successors are duly elected and qualify.

•	To ratify the appointment of Ernst & Young LLP (“Ernst & Young”) as GCEAR II’s independent registered public accounting firm for the year ended December 31, 2018.

•
To approve one or more adjournments of the GCEAR II annual meeting to another date, time or place, if necessary or appropriate, as determined by the chairperson of the GCEAR II annual meeting, including to solicit additional proxies in favor of the GCEAR II Merger Proposal or the charter amendment proposal.

GCEAR. Yes. At the GCEAR annual meeting, GCEAR stockholders will be asked to consider and vote upon the following additional proposals:

•	To elect three directors to serve on the GCEAR Board until the next annual meeting of GCEAR stockholders and until their respective successors are duly elected and qualify.

•	To ratify the appointment of Ernst & Young as GCEAR’s independent registered public accounting firm for the year ended December 31, 2018.

•
To approve one or more adjournments of the GCEAR annual meeting to another date, time or place, if necessary or appropriate, as determined by the chairperson of the GCEAR annual meeting, including to solicit additional proxies in favor of the GCEAR Merger Proposal.

Q:    Are there risks associated with the Mergers that I should consider in deciding how to vote?
A:    Yes. There are a number of risks related to the Mergers that are discussed in this Joint Proxy Statement and Prospectus. In evaluating the Mergers, you should read carefully the detailed description of the risks associated with the Mergers described in the section entitled “Risk Factors” and other information included in this Joint Proxy Statement and Prospectus.

Q:     Is my vote as a GCEAR II stockholder required?
A:     While there is technically no legal requirement under Maryland law to submit the merger proposal to the GCEAR II stockholders for approval, GCEAR II believes that a transaction of this size and the transformative nature of increasing GCEAR II's outstanding equity by 324% warrants the approval of GCEAR II's stockholders in addition to the approval of the GCEAR II Board. For these reasons, GCEAR II has made the GCEAR II stockholders’ approval of the Company Merger pursuant to the Merger Agreement a condition to closing the Mergers.

Q:     When is the Company Merger expected to be completed?
A:     GCEAR II and GCEAR expect to complete the Company Merger as soon as reasonably practicable following satisfaction of all of the required conditions set forth in the Merger Agreement. If both GCEAR and GCEAR II stockholders approve the Company Merger, and if the other conditions to closing the Company Merger are satisfied or waived, it is currently expected that the Company Merger will be completed in the first half of 2019. However, there is no guarantee that the conditions to the Company Merger will be satisfied or that the Company Merger will close. The Merger Agreement may be terminated by either party if the Company Merger is not consummated by August 31, 2019.

Q:    If I do not want to receive shares of GCEAR II common stock, can I elect to receive cash in connection with the consummation of the Company Merger?
A.    No. GCEAR stockholders do not have the option to elect to receive cash in connection with the consummation of the Company Merger. However, pursuant to the Merger Agreement, GCEAR II has agreed to the following: (i) GCEAR II will use its reasonable best efforts to initiate a tender offer to all stockholders (including the former GCEAR stockholders) of at least $100 million or such higher amount and terms as are approved by the Board of Directors of the Combined Company within six months of the closing of the Mergers; (ii) prior to the effective time of the Mergers, GCEAR II will seek guidance from the SEC relating to its ability to include the Class E common stock in its SRP, consistent with all other share classes; and (iii) in the absence of approval from the SEC as provided for in item (ii) above, GCEAR II intends to recommence an SRP for the Class E Common Stock within 12 months of the closing of the Mergers, with similar terms as the SRP that was in effect for GCEAR stockholders prior to the effective time of the Mergers.

Q:     If I am a GCEAR stockholder and the Company Merger is consummated, how will my receipt of GCEAR II Class E common stock in exchange for my GCEAR common stock be recorded? Will I have to take any action in connection with the recording of such ownership of GCEAR II Class E common stock? Will such shares of GCEAR II Class E common stock be certificated or in book-entry form?
A:     Pursuant to the Merger Agreement, as soon as practicable following the effective time of the Company Merger, GCEAR II will cause DST Systems, Inc., the transfer agent in connection with the Company Merger, to record the issuance on the stock records of GCEAR II of the amount of GCEAR II Class E common stock equal to the merger consideration which is issuable to each holder of GCEAR common stock (including any fractional shares thereof) pursuant to the Merger Agreement. If the Company Merger is consummated, you will not have to take any action in connection with the recording of your ownership of GCEAR II Class E common stock. Shares of GCEAR II Class E common stock issued as merger consideration to you will not be certificated and will be in book-entry form and will be recorded in the books and records of GCEAR II.

Q:    Why is GCEAR II seeking approval of the proposal to amend and restate GCEAR II’s charter?
A:    The GCEAR II Board has been exploring and is continuing to explore various strategic alternatives for GCEAR II. GCEAR II is proposing certain amendments to GCEAR II’s charter that will give its Board the flexibility to effectuate potential liquidity and other strategies if and when the Board decides to do so. If the proposal is approved, GCEAR II will be authorized, for a period of up to five years from the date of approval of the proposal, to file the amended and restated charter in the form attached hereto as Annex D to this Joint Proxy Statement and Prospectus. The amended and restated charter will not be effective until GCEAR II files it.
GCEAR II’s charter currently includes certain provisions from the NASAA REIT Guidelines which apply to REITs with shares that are publicly registered with the SEC but are not listed on a national securities exchange. GCEAR II’s charter was designed to be consistent with other non-traded REITs and to satisfy certain requirements imposed by state securities administrators in connection with GCEAR II’s public non-traded offerings. GCEAR II believes that the limitations included in its current charter which derive from the NASAA REIT Guidelines create interpretive questions resulting in uncertainty which could impair GCEAR II’s ability to operate if its Board decides to pursue various strategic options in the future, such as a listing. GCEAR II believes that removing the NASAA-mandated provisions and otherwise amending the charter consistent with Maryland law and the charters of other listed companies will result in a charter that is comparable to publicly traded REITs and will provide GCEAR II with more flexibility, if its Board deems that to be appropriate and in the best interests of GCEAR II and its stockholders.

Q:    If the proposal related to amending and restating GCEAR II’s charter is approved, what will happen?
A:    If the proposal to amend and restate GCEAR II’s charter is approved, GCEAR II will be authorized, for a period of up to five years from the date of approval of the proposal, to file the amended and restated charter. If the GCEAR II Board later directs the filing of the amended and restated charter, GCEAR II will file the Second Articles of Amendment and Restatement (the “Second Articles”), in the form attached hereto as Annex D.

Q:    Does the GCEAR II Board intend to also amend the bylaws?
A:    Yes. If the proposal regarding GCEAR II’s charter is approved and GCEAR II later files the Second Articles, the GCEAR II Board will also amend the bylaws to eliminate inconsistencies resulting from the amendments to the charter, and to make certain other changes to the bylaws.

Q:    What would be the consequences of a failure to approve the proposal regarding GCEAR II’s charter?
A:    If the proposal regarding the GCEAR II charter is not approved, it will likely take more time and be more difficult to implement certain liquidity and other strategies.

Q:    Are there other transactions that stockholders should be aware of?
A:    Yes. On December 14, 2018, GCEAR and the GCEAR Operating Partnership entered into a series of transactions, agreements, and amendments to GCEAR’s existing agreements and arrangements (such agreements and amendments hereinafter collectively referred to as the “Self Administration Transaction”), with GCC and GC LLC, pursuant to which GCC and GC LLC contributed to the GCEAR Operating Partnership all of the membership interests in Griffin Capital Real Estate Company, LLC (“GRECO”) and certain assets related to the business of GRECO, in exchange for 20,438,684 units of limited partnership in the GCEAR Operating Partnership and additional limited partnership units as earn-out consideration, as further described under “Self Administration Transaction” beginning on page 276. As a result of the Self Administration Transaction, GCEAR is now self-managed and acquired the advisory, asset management and property management business of GRECO. Accordingly, the sponsor of GCEAR II changed from GCC to the GCEAR Operating Partnership.

Q:     When and where are the annual meetings of the GCEAR II stockholders and the GCEAR stockholders?
A:     The GCEAR II annual meeting will be held on March 13, 2019 at 10:00 A.M. (PT) at the offices of GCEAR II, Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245. If you need directions to the location of the GCEAR II annual meeting, please contact GCEAR II at (310) 469-6100.
The GCEAR annual meeting will be held on March 13, 2019 at 9:00 A.M. (PT) at the offices of GCEAR, Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245. If you need directions to the location of the GCEAR annual meeting, please contact GCEAR at (310) 469-6100.

Q:     Who can vote at the annual meetings?
A:     GCEAR II. All holders of GCEAR II common stock of record as of the close of business on December 21, 2018, the record date for determining stockholders entitled to notice of and to vote at the GCEAR II annual meeting, are entitled to receive notice of and to vote at the GCEAR II annual meeting. As of the record date, there were 78,031,951 shares of GCEAR II common stock outstanding, held by approximately 16,000 holders of record. Each share of GCEAR II common stock is entitled to one vote on each proposal presented at the GCEAR II annual meeting, except that shares held by GCEAR II’s directors, advisor and advisor’s affiliates are not entitled to vote on the Company Merger pursuant to the Merger Agreement.
GCEAR. All holders of GCEAR common stock of record as of the close of business on December 21, 2018, the record date for determining stockholders entitled to notice of and to vote at the GCEAR annual meeting, are entitled to receive notice of and to vote at the GCEAR annual meeting. As of the record date, there were 166,285,020 shares of GCEAR common stock outstanding, held by approximately 36,400 holders of record. Each share of GCEAR common stock is entitled to one vote on each proposal presented at the GCEAR annual meeting. Shares of GCEAR preferred stock are not entitled to vote on any of the proposals presented at the GCEAR annual meeting.

Q:    Why is my vote important?
A:    If you do not submit a proxy or vote in person at the annual meetings, it may be difficult for us to obtain the necessary quorum to hold the meetings and get the required vote for approval of the Company Merger. GCEAR II’s charter provides that the presence at the annual meeting, in person or represented by proxy, of GCEAR II stockholders entitled to cast 50% of all the votes entitled to be cast at the meeting constitutes a quorum. GCEAR’s bylaws provide that the presence, in person or by proxy, of GCEAR stockholders entitled to cast a majority of all of the votes entitled to be cast at such meeting will constitute a quorum. Abstentions and broker non-votes, if any, are treated as being present at an annual meeting for purposes of determining whether a quorum is present; however, abstentions and broker non-votes will not be counted as votes cast. A broker non-vote is a vote that is not cast on a non-routine matter because the shares entitled to cast the vote are held in street name, the broker lacks discretionary authority to vote the shares and the broker has not received voting instructions from the beneficial owner.
Your vote is very important. You are encouraged to authorize your proxy as promptly as possible.

Q:    How does the GCEAR II Board recommend GCEAR II stockholders vote?
A:    FOR ALL PROPOSALS AND FOR ALL DIRECTOR NOMINEES. The disinterested directors of the GCEAR II Board, based on the unanimous recommendation of the special committee of the board of directors of GCEAR II (the “GCEAR II Special Committee”) of the proposals set forth in the following clauses (i) and (v), and the GCEAR II Board's independent consideration of the proposals set forth in clauses (ii) through (iv), unanimously recommends that GCEAR II stockholders vote (i) FOR the proposal to approve the Company Merger pursuant to the Merger Agreement, (ii) FOR the proposal to amend and restate GCEAR II’s charter, (iii) FOR ALL nominees for election as directors, (iv) FOR the ratification of the appointment of the independent registered public accounting firm, and (v) FOR the proposal to approve one or more adjournments of the GCEAR II annual meeting to another date, time or place, if necessary or appropriate, as determined by the Chairperson of the GCEAR II annual meeting, including to solicit additional proxies in favor of the GCEAR II Merger Proposal or the proposal to approve the charter amendment.

Q:    How does the GCEAR Board recommend GCEAR stockholders vote?
A:    FOR ALL PROPOSALS AND FOR ALL DIRECTOR NOMINEES. The GCEAR Board, based on the unanimous recommendation of the special committee of the board of directors of GCEAR (the “GCEAR Special Committee”) of the proposals set forth in the following clauses (i) and (iv), and the GCEAR Board’s independent consideration of the proposals set forth in clauses (ii) and (iii), unanimously recommends that the GCEAR stockholders vote (i) FOR the proposal to approve the Company Merger pursuant to the Merger Agreement, (ii) FOR ALL nominees for election as directors, (iii) FOR the ratification of the appointment of the independent registered public accounting firm, and (iv) FOR the proposal to approve one or more adjournments of the GCEAR annual meeting to another date, time or place, if necessary or appropriate, as determined by the chairman of the GCEAR annual meeting, including to solicit additional proxies in favor of the proposal to approve the GCEAR Merger Proposal.

Q:    What vote is required to approve each item?
A:    GCEAR II. Approval of the proposal to approve the Company Merger pursuant to the Merger Agreement requires the affirmative vote of a majority of all of the votes cast on such proposal. Abstentions and broker non-votes will have no impact on the vote on this proposal.
Approval of the proposal to amend and restate GCEAR II’s charter requires the affirmative vote of a majority of all of the votes entitled to be cast on such proposal. Abstentions and broker non-votes will have the same effect as a vote against the proposal.
The election of each of the nominees for directors requires the affirmative vote of GCEAR II stockholders holding a majority of shares entitled to vote who are present in person or by proxy at the annual meeting, if a quorum is present. There is no cumulative voting in the election of GCEAR II's directors. Abstentions and broker non-votes will have the same effect as a vote against this proposal.
The ratification of the appointment of Ernst & Young as GCEAR II's independent registered public accounting firm for the year ended December 31, 2018 requires the affirmative vote of a majority of all the votes cast on such proposal. Abstentions and broker non-votes will have no impact on the vote on this proposal.
Approval of the proposal to approve one or more adjournments of the GCEAR II annual meeting to another date, time or place, if necessary or appropriate, as determined by the Chairperson of the GCEAR II annual meeting, including to solicit additional proxies in favor of the GCEAR II Merger Proposal or the proposal to approve the charter amendment requires the affirmative vote of a majority of all of the votes cast on such proposal. Abstentions and broker non-votes will have no impact on the vote on this proposal.
GCEAR. Approval of the proposal to approve the Company Merger pursuant to the Merger Agreement requires the affirmative vote of a majority of all the votes entitled to be cast on such proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal.
The election of each of the nominees for director requires the affirmative vote of GCEAR stockholders holding a majority of shares entitled to vote who are present in person or by proxy at the GCEAR annual meeting, if a quorum is present. There is no cumulative voting in the election of GCEAR's directors. Abstentions and broker non-votes will have the same effect as a vote against this proposal.
The ratification of the appointment of Ernst & Young as GCEAR's independent registered public accounting firm for the year ended December 31, 2018 requires the affirmative vote of a majority of all the votes cast on such proposal. Abstentions and broker non-votes will have no impact on the vote on this proposal.
Approval of the proposal to approve one or more adjournments of the GCEAR annual meeting to another date, time or place, if necessary or appropriate, as determined by the Chairperson of the GCEAR annual meeting, including to solicit additional proxies in favor of the GCEAR Merger Proposal requires the affirmative vote of a majority of all of the votes cast on such proposal. Abstentions and broker non-votes will have no impact on the vote on this proposal.

Q:     Can I revoke my proxy or change my vote after I have delivered my proxy?
A:     Yes. You may revoke your proxy or change your vote at any time before your proxy is voted at the GCEAR II annual meeting or the GCEAR annual meeting, as applicable. For information on how to revoke your proxy or change your vote, see “The GCEAR II Annual Meeting-Revocation of Proxies or Voting Instructions” beginning on page 68 and “The GCEAR Annual Meeting-Revocation of Proxies or Voting Instructions” on page 76.

Q:     What does it mean if I receive more than one set of voting materials for the GCEAR II annual meeting or the GCEAR annual meeting?
A:     You may receive more than one set of voting materials for the GCEAR II annual meeting and/or the GCEAR annual meeting, as applicable, including multiple copies of this Joint Proxy Statement and Prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares of GCEAR II common stock or your shares of GCEAR common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold your shares of GCEAR II common stock or your shares of GCEAR common stock. If you are a holder of record and your shares of GCEAR II common stock or your shares of GCEAR common stock are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive or, if available, please submit your proxy by telephone or over the Internet.

Q:     What happens if I am a stockholder of both GCEAR II and GCEAR?
A:     You will receive separate proxy cards for each entity and must complete, sign and date each proxy card and return each proxy card in the appropriate pre-addressed postage-paid envelope or, if available, by submitting a proxy by one of the other methods specified in your proxy card or voting instruction card for each entity.

Q:     Do I need identification to attend the GCEAR II or GCEAR annual meeting in person?
A:     Yes. Please bring proper identification, together with proof that you are a record owner of shares of GCEAR II common stock or shares of GCEAR common stock, as the case may be. If your shares are held in street name, please bring acceptable proof of ownership, such as a letter from your broker or an account statement showing that you beneficially owned shares of GCEAR II common stock or shares of GCEAR common stock, as applicable, on the applicable record date.

Q:     When are the stockholder proposals for the next GCEAR II annual meeting and the next GCEAR annual meeting due?
A:     GCEAR II. Any proposal by a GCEAR II stockholder for inclusion in proxy solicitation materials for the next annual meeting of stockholders must be received by GCEAR II’s Secretary at GCEAR II’s offices no later than October 7, 2019 and must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If a GCEAR II stockholder desires to present a proposal at the next annual meeting, whether or not the proposal is intended to be included in the proxy materials, GCEAR II’s bylaws require that the stockholder give advance written notice to GCEAR II’s Secretary no earlier than October 7, 2019 and no later than November 6, 2019. GCEAR II stockholders desiring to submit a proposal are advised to examine GCEAR II’s bylaws, as they contain additional submission requirements.
GCEAR. Any proposal by a GCEAR stockholder for inclusion in proxy solicitation materials for the next annual meeting of stockholders must be received by GCEAR’s Assistant Secretary at GCEAR’s offices no later than October 7, 2019 and must comply with the requirements of Rule 14a-8 of the Exchange Act. If a GCEAR stockholder desires to present a proposal at the next annual meeting, whether or not the proposal is intended to be included in the proxy materials, GCEAR’s bylaws require that the stockholder give advance written notice to GCEAR’s Assistant Secretary no earlier than October 7, 2019 and no later than November 6, 2019. GCEAR stockholders desiring to submit a proposal are advised to examine GCEAR’s bylaws, as they contain additional submission requirements.

Q:     Will a proxy solicitor be used?
A:     Yes. GCEAR II has contracted with Broadridge Financial Solutions, Inc. (“BFS”) to assist GCEAR II in the distribution of proxy materials and the solicitation of proxies. GCEAR II expects to pay BFS fees of approximately $500,000 to solicit proxies plus other fees and expenses for other services related to this proxy solicitation, including the review of proxy materials, dissemination of brokers’ search cards, distribution of proxy materials, operating online and telephone voting systems and receipt of executed proxies. GCEAR II will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to GCEAR II’s stockholders.
GCEAR has also contracted with BFS to assist GCEAR in the distribution of proxy materials and the solicitation of proxies. GCEAR expects to pay BFS fees of approximately $850,000 to solicit proxies plus other fees and expenses for other services related to this proxy solicitation, including the review of proxy materials, dissemination of brokers’ search cards, distribution of proxy materials, operating online and telephone voting systems and receipt of executed proxies. GCEAR will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to GCEAR’s stockholders.

Q:     Who can answer my questions?
A:     If you have any questions about the Mergers or how to submit your proxy or need additional copies of this Joint Proxy Statement and Prospectus, the enclosed proxy card or voting instructions, you should contact:

If you are a GCEAR II stockholder: Griffin Capital Essential Asset REIT II, Inc. Attention: Investor Relations 1520 E. Grand Avenue El Segundo, California 90245 1 (888) 926-2688	If you are a GCEAR stockholder: Griffin Capital Essential Asset REIT, Inc. Attention: Investor Relations 1520 E. Grand Avenue El Segundo, California 90245 1 (888) 926-2688
BFS: Broadridge Financial Solutions, Inc. 51 Mercedes Way Edgewood, New York 11717 1 (855) 976-3332	BFS: Broadridge Financial Solutions, Inc. 51 Mercedes Way Edgewood, New York 11717 1 (855) 976-3332

SUMMARY
The following summary highlights some of the information contained in this Joint Proxy Statement and Prospectus. This summary may not contain all of the information that is important to you. For a more complete description of the Mergers, the Merger Agreement, the Self Administration Transaction and the other transactions contemplated thereby, GCEAR II and GCEAR encourage you to read carefully this entire Joint Proxy Statement and Prospectus, including the attached Annexes and Appendices. GCEAR II and GCEAR encourage you to read the information about GCEAR II and GCEAR that has been filed with the SEC. You may obtain the information filed with the SEC without charge by following the instructions in the section entitled “Where You Can Find More Information.”
The Companies
Griffin Capital Essential Asset REIT II, Inc.
GCEAR II is a public, non-traded REIT that invests primarily in single tenant net lease properties that are considered essential to the occupying tenant, diversified by corporate credit, physical geography, product type and lease duration. GCEAR II was formed on November 20, 2013 under the MGCL and qualified as a REIT commencing with the year ended December 31, 2015. GCEAR II has no employees and is externally advised and managed by an affiliate, Griffin Capital Essential Asset Advisor II, LLC, GCEAR II’s advisor which is indirectly owned by the GCEAR Operating Partnership (“GCEAR II Advisor”), pursuant to an advisory agreement among GCEAR II, the GCEAR II Advisor and the GCEAR II Operating Partnership (the “GCEAR II Advisory Agreement”). GCEAR II commenced an initial public offering (“IPO”) of its shares on July 31, 2014, and terminated the primary offering portion of the IPO on January 20, 2017. GCEAR II continued to offer shares pursuant to its DRP.
On September 20, 2017, GCEAR II commenced a follow-on offering of up to $2.2 billion of shares, consisting of up to $2.0 billion of shares in the primary portion of the follow-on offering and $0.2 billion of shares pursuant to its DRP. GCEAR II reclassified all Class T and Class I shares sold in its IPO as “Class AA” and “Class AAA” shares, respectively, and offered to the public four new share classes, Class T shares, Class S shares, Class D shares and Class I shares, with NAV-based pricing in the primary portion of the follow-on offering. The DRP offering included all seven of GCEAR II’s share classes. On August 16, 2018, the GCEAR II Board approved the temporary suspension of the primary portion of its follow-on offering, effective August 17, 2018. On December 12, 2018, GCEAR II also temporarily suspended its DRP offering and its SRP. Beginning in January 2019, all distributions by GCEAR II will be paid in cash. Redemptions submitted for the fourth quarter of 2018 will be honored in accordance with the terms of the SRP, and the SRP will be officially suspended as of January 19, 2019. GCEAR II intends to recommence its DRP and SRP once the Mergers are completed. At this time, GCEAR II intends to recommence its follow-on offering, if appropriate and at the appropriate time, once the Mergers are completed.

As of September 30, 2018, GCEAR II had issued 80,451,528 shares of common stock. GCEAR II has received aggregate gross offering proceeds of approximately $0.8 billion from the sale of shares in its public offerings and the DRP offerings. There were 77.7 million shares outstanding at September 30, 2018, including shares issued pursuant to its DRP, less shares redeemed pursuant to its SRP. As of September 30, 2018 and December 31, 2017, GCEAR II had issued approximately $58.4 million and $42.0 million, respectively, in shares pursuant to its DRP. Since inception and through September 30, 2018, GCEAR II had redeemed 2.8 million shares of common stock for approximately $26.3 million pursuant to its SRP.

As of September 30, 2018, GCEAR II owned 27 properties (35 buildings) encompassing approximately 7.3 million square feet in 17 states. As of September 30, 2018, GCEAR II’s portfolio was 100% leased, with a weighted average remaining lease term of 9.6 years. As of September 30, 2018, approximately 75.8% of GCEAR II’s rental revenue was derived from properties leased to tenants and/or guarantors or whose non-guarantor parent companies have investment grade or what management believes are generally equivalent ratings.

GCEAR II conducts substantially all of its operations through the GCEAR II Operating Partnership, of which GCEAR II is the sole general partner.
GCEAR II’s principal executive offices are located at Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245, and GCEAR II’s phone number is (310) 469-6100.
Merger Sub is a Maryland limited liability company and a direct, wholly owned subsidiary of GCEAR II that was formed for the purpose of entering into the Merger Agreement and completing the Company Merger.
Griffin Capital Essential Asset REIT, Inc.
GCEAR is a public, non-traded REIT that invests primarily in single tenant net lease properties that are considered essential to the occupying tenant, diversified by corporate credit, physical geography, product type and lease duration. GCEAR was formed on August 28, 2008 under the MGCL and qualified as a REIT commencing with the year ended December 31, 2010. GCEAR has 37 employees and is now self-managed as a result of the Self Administration Transaction.
On December 14, 2018, GCEAR and the GCEAR Operating Partnership entered into the Self Administration Transaction with GCC and GC LLC, pursuant to which GCEAR became self-managed as further described under “Self Administration Transaction” beginning on page 276. In connection with the Self Administration Transaction, 37 employees of GCC became GCEAR employees through GRECO. Such employees include professionals in the following key areas: acquisitions, asset management, investor relations, legal, compliance, financial reporting, and accounting.

Prior to the closing of the Self Administration Transaction, GCEAR had no employees and was externally advised and managed by an affiliate, Griffin Capital Essential Asset Advisor, LLC, GCEAR’s advisor (“GCEAR Advisor”), pursuant to an advisory agreement among GCEAR, the GCEAR Advisor and the GCEAR Operating Partnership.

From 2009 to 2014, GCEAR offered shares of common stock pursuant to a private placement offering to accredited investors and two public offerings, consisting of an initial public offering and a follow-on offering, which included shares for sale pursuant to its DRP. GCEAR issued 126,592,885 total shares of its common stock for gross proceeds of approximately $1.3 billion pursuant to the private and public offerings. GCEAR also issued approximately 41,800,000 shares of its common stock upon the consummation of the merger of Signature Office REIT, Inc. in June 2015.

On May 7, 2014, GCEAR filed a Registration Statement on Form S-3 with the SEC for the registration of $75.0 million in shares for sale pursuant to its DRP. On September 22, 2015, GCEAR filed a Registration Statement on Form S-3 with the SEC for the registration of $100.0 million in shares for sale pursuant to its DRP. On June 9, 2017, GCEAR filed a Registration Statement on Form S-3 with the SEC for the registration of 10.0 million shares for sale pursuant to its DRP (the “2017 DRP Offering”). The 2017 DRP Offering may be terminated at any time upon 10 days’ prior written notice to stockholders, which may be provided through GCEAR’s filings with the SEC. On December 12, 2018, GCEAR temporarily suspended its DRP offering and its SRP. During the quarter ended September 30, 2018, GCEAR reached the 5% annual limitation of the SRP for 2018, and therefore, redemptions submitted for the fourth quarter of 2018 will not be processed, and the SRP shall be officially suspended as of January 19, 2019. The DRP will be officially suspended as of December 30, 2018. All December distributions will be paid in cash only. Upon the consummation of the Company Merger, former GCEAR stockholders will need to enroll in GCEAR II’s DRP if they would like to participate. For more information regarding GCEAR II’s DRP, see “Description of GCEAR II Shares - Distribution Reinvestment Plan.”

As of September 30, 2018, GCEAR had issued 190,116,953 shares of common stock. GCEAR has received aggregate gross offering proceeds of approximately $1.5 billion from the sale of shares in its private offering, public offerings, and DRP offerings. GCEAR also issued approximately 41,800,000 shares of its common stock upon the consummation of the merger of Signature Office REIT, Inc. in June 2015. There were 166,253,534 shares outstanding at September 30, 2018, including shares issued pursuant to its DRP, less shares redeemed pursuant to its SRP. As of September 30, 2018 and December 31, 2017, GCEAR had issued approximately $245.6 million and $211.9 million, respectively, in shares pursuant to its DRP. Since inception and through September 30, 2018, GCEAR had redeemed 23,863,419 shares of common stock for approximately $234.6 million pursuant to its SRP.

As of September 30, 2018, GCEAR owned 76 properties encompassing approximately 20.1 million square feet in 20 states. As of September 30, 2018, GCEAR’s portfolio was 95.4% leased, with a weighted average remaining lease term of 6.6 years. As of September 30, 2018, approximately 63.7% of GCEAR’s rental revenue was derived from properties leased to tenants and/or guarantors or whose non-guarantor parent companies have investment grade or what management believes are generally equivalent ratings.

GCEAR conducts substantially all of its operations through the GCEAR Operating Partnership, of which GCEAR is the sole general partner.
GCEAR’s principal executive offices are located at Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245, and GCEAR’s phone number is (310) 469-6100.
The Combined Company
References to “Combined Company” throughout this Joint Proxy Statement and Prospectus refer to GCEAR II after the Mergers have been consummated.

Assuming portfolio numbers for GCEAR II and GCEAR as of September 30, 2018, the Combined Company will have a total capitalization of approximately $4.75 billion, and will own 103 properties in 25 states, consisting of approximately 27.4 million square feet. The following charts present the geographic and economic diversification of the Combined Company’s real estate portfolio, on a pro forma basis, after consummation of the Mergers:

Note: Based on GCEAR II annualized net rents and GCEAR annualized net rents as of September 30, 2018 as reported in each of GCEAR II’s and GCEAR’s Form 10-Q for the period ended September 30, 2018. For the Combined Company: Midwest includes IL, IN, KS, MI, MO, OH, and WI. Southwest includes AZ and TX. Southeast includes AL, FL, GA, NC, SC, TN and VA. West includes CA, CO, NV, OR, and WA.

Note: Based on 2016 Global Industry Classification Standard (GICS), GCEAR II annualized net rents and GCEAR annualized net rents as of September 30, 2018 as reported in each of GCEAR II’s and GCEAR’s Form 10-Q for the period ended September 30, 2018. All Others account for less than 3% of total rent for the 12 month period subsequent to September 30, 2018 on an individual basis.

On a pro forma basis, the Combined Company portfolio will be 96.5% occupied, on a weighted average basis, with a remaining average lease term of 7.4 years. Approximately 66.9% of the Combined Company portfolio net rent, on a pro forma basis, will come from properties leased to tenants and/or guarantors or whose non-guarantor parent companies have investment grade or what management believes are generally equivalent ratings. In addition, no tenant will represent more than 4.5% of the net rents of the Combined Company, on a pro forma basis, with the top five tenants comprising a collective 16.3% of the net rents of the Combined Company. The top 10 tenants, based on net rent, are as follows, on a pro forma basis:
TOP TEN TENANTS

Top Tenants	% of Portfolio	Rating(1)
	4.2% (2)	A(3)
	3.3%	A2(4)
	3.2%	IG7(5)
	2.9%	A-(3)
	2.7%	BB(3)
	2.3%	AA(3)
	2.3%	BB-(6)
	2.3%	IG10(5)
	2.3%	BB+(3)
	1.9%	AA-(3)
TOTAL	27.4%
Note: Based on GCEAR II annualized net rents and GCEAR annualized net rents as of September 30, 2018 as reported in each of GCEAR II’s and GCEAR’s Form 10-Q for the period ended September 30, 2018.

(1)	Investment grade includes either tenants, their guarantors and/or non-guarantor parents, that maintain an investment grade credit rating, or what management believes are generally equivalent ratings.

(2)	Represents the combined net rental revenue for the Atlanta, GA; West Chester, OH; and Houston, TX properties.

(3)	Represents S&P rating.

(4)	Represents Moody’s rating.

(5)	Represents the Bloomberg rating.

(6)	Represents Egan-Jones rating.

Combined Company Assets Under Management

GRIFFIN CAPITAL ESSENTIAL ASSET REIT I
GRIFFIN CAPITAL ESSENTIAL ASSET REIT II

Combined Company Assets Under Management

WASHINGTON
1 **AT&T Wireless** Redmond, WA
2 **Rivertech Corporate Center** Renton, WA
3 **Comcast Corporation** Lynnwood, WA
4 **Honeywell Mobility & Scanning** Lynnwood, WA

OREGON
5 **NIKE** Hillsboro, OR

CALIFORNIA
6 **NETGEAR** San Jose, CA
7 **Restoration Hardware** Patterson, CA
8 **SoftBank/TiVo** San Carlos, CA
9 **Bank of America I** Simi Valley, CA
10 **Bank of America II** Simi Valley, CA
11 **BT Infonet** El Segundo, CA
12 **Fox Head** Irvine, CA
13 **HealthNet of California,** *a Centene Corporation company* Rancho Cordova, CA

NEVADA
14 **IGT** Las Vegas, NV
15 **MGM Resorts International** Las Vegas, NV

ARIZONA
16 **American Express Service Center** Phoenix, AZ
17 **American Express Travel Related Services** Phoenix, AZ
18 **Cigna Corporation** Phoenix, AZ
19 **Waste Management of Arizona** Phoenix, AZ
20 **Avnet** Chandler, AZ
21 **Aetna Life Insurance Co** Tucson, AZ
22 **McKesson** Scottsdale, AZ

COLORADO
23 **Allstate** Lone Tree, CO
24 **Comcast Cable Holdings** Greenwood Village, CO
25 **DigitalGlobe** Westminster, CO
26 **Jackson National Life Insurance** Denver, CO
27 **Quad/Graphics** Loveland, CO
28 **Travelers Indemnity Company** Greenwood Village, CO
29 **Level 3 Communications,** *a CenturyLink Inc. company* Lone Tree, CO

TEXAS
30 **Aetna** Arlington, TX
31 **CHRISTUS Health** Irving, TX
32 **Duke Bridges I & II** Frisco, TX
33 **DynCorp International** Forth Worth, TX
34 **Mercedes-Benz Financial Services** Forth Worth, TX
35 **NEC Corporation** Irving, TX
36 **Schlumberger Tech. Corporation** Houston, TX
37 **Baker Hughes,** *a GE company* Houston, TX
38 **Wood Group USA** Houston, TX
39 **Westway One** Houston, TX
40 **Wood Group USA** Houston, TX

KANSAS
41 **Hopkins Manufacturing Company** Emporia, KS
42 **Farmers Insurance Exchange** Kansas City, KS

MISSOURI
43 **ABB** Jefferson City, MO
44 **TALX/Equifax** Earth City, MO
45 **Equifax** St. Louis, MO
46 **United HealthCare Services** St. Louis, MO

WISCONSIN
47 **Molina Healthcare of Wisconsin** Milwaukee, WI

ILLINOIS
48 **3M** DeKalb, IL
49 **Chicago Bridge & Iron** Plainfield, IL
50 **Caterpillar** Joliet, IL
51 **McCain Foods** Lisle, IL
52 **333 E. Lake Street** Bloomingdale, IL
53 **Nokia** Arlington Heights, IL
54 **ACE Hardware Corporate HQ** Oak Brook, IL
55 **Zeller Plastik** Libertyville, IL
56 **Zebra Technologies** Lincolnshire, IL
57 **CF Industries** Deerfield, IL

INDIANA
58 **MISO** Carmel, IN

OHIO
59 **GE Electric Company** West Chester, OH
60 **Community Insurance** Mason, OH
61 **Express Scripts** Cincinnati, OH
62 **Community Insurance** Mason, OH
63 **Northrop Grumman** Beavercreek, OH
64 **FedEx Freight** West Jefferson, OH
65 **IBM** Dublin, OH
66 **American Showa** Columbus, OH
67 **Qwest Communications,** *a CenturyLink Inc. company* Columbus, OH
68 **JP Morgan Chase** Westerville, OH
69 **Exel** Groveport, OH
70 **Amazon.com** Pataskala, OH

MICHIGAN
71 **Altas Copco** Auburn Hills, MI
72 **Roush Industries** Allen Park, MI

TENNESSEE
73 **HealthSpring** Nashville, TN

ALABAMA
74 **Southern Company** Birmingham, AL

FLORIDA
75 **Humana** Miramar, FL
76 **Parallon Business Perf. Group** Largo, FL
77 **Samsonite Distribution Center** Jacksonville, FL
78 **Quaker Sales & Distributions** Lakeland, FL

GEORGIA
79 **Atlanta Wildwood** Atlanta, GA
80 **State Farm Mutual Auto. Insurance Co** Atlanta, GA
81 **Consolidated Container Company** Atlanta, GA
82 **General Electric** Atlanta, GA
83 **Shaw Industries** Savannah, GA

VIRGINIA
84 **Huntington Ingalls** Hampton, VA
85 **Charter Communications** Herndon, VA

NORTH CAROLINA
86 **Owens Corning** Concord, NC
87 **Toshiba Global Commerce Solutions** Durham, NC
88 **United Technologies Corp.** Charlotte, NC
89 **The Vanguard Group** Charlotte, NC
90 **Wells Fargo Bank** Charlotte, NC

SOUTH CAROLINA
91 **Renfro Corporation** Clinton, SC
92 **WABCO** N. Charleston, SC
93 **LPL Financial** Fort Mill, SC

MARYLAND
94 **Leidos** Columbia, MD

PENNSYLVANIA
95 **Administrative Offices of Pennsylvania Courts** Mechanicsburg, PA
96 **J.G. Wentworth** Wayne, PA
97 **Westinghouse Electric Company** Cranberry Township, PA

NEW JERSEY
98 **TransDigm Group** Whippany, NJ
99 **Verizon Wireless** Warren, NJ
100 **Wyndham Worldwide** Parsippany, NJ
101 **Wyndham Destinations** Parsippany, NJ
102 **Zoetis** Parsippany, NJ

MASSACHUSETTS
103 **Rapiscan Systems** Andover, MA

Org Chart Following GCEAR Self-Administration and Merger of GCEAR and GCEAR II

Griffin Capital Company, LLC
Delaware Limited Liability Company
100%
Griffin Capital, LLC
Delaware Limited Liability Company
100%
Griffin Capital Securities, LLC
Delaware Limited Liability Company
Griffin Capital Essential Asset REIT II, Inc.
Maryland Corporation
100%
1% General Partner Interest; 26% LP Interest
Globe Merger Sub, LLC
Maryland Limited Liability Company
Administrative Services Agreement
8% LP Interest
62% LP Interest
Griffin Capital Essential Asset Operating Partnership, L.P.*
Delaware Limited Partnership
Griffin Capital Essential Asset TRS II, Inc.
Delaware Corporation
100%
100%
99.9%
Griffin Capital Real Estate Company, LLC
Delaware Limited Liability Company
0.1%
Griffin Capital Essential Asset TRS, Inc.
Delaware Corporation
100%
100%
100%
Griffin Capital Essential Asset Advisor, LLC
Delaware Limited Liability Company
Griffin Capital Property Management, LLC
Delaware Limited Liability Company
Griffin Capital Essential Asset Advisor II, LLC
Delaware Limited Liability Company
100%
100%
Griffin Capital Essential Asset Property Management, LLC
Delaware Limited Liability Company
Griffin Capital Essential Asset Property Management II, LLC
Delaware Limited Liability Company

*Other limited partnership interests owned by GCC affiliates (1%) and unaffiliated third parties (2%)

GCEAR II and GCEAR believe that the increased size, scale, and diversification of the Combined Company will position the Combined Company more favorably in the daily NAV market. GCEAR II and GCEAR also believe that the Combined Company will be better positioned for a potential Strategic Transaction in the future should its board of directors determine that is in the best interest of the Combined Company, and will also provide broader options for such a Strategic Transaction, although there can be no assurance that such a Strategic Transaction will occur. Furthermore, given the complementary tenant and geographic composition of the two real estate portfolios, the Mergers should create operating efficiencies that will benefit the Combined Company. The Mergers should allow for enhanced pricing power with service providers in certain markets and better access to key decision makers with certain tenants as well as a more efficient general and administrative cost structure than if the two companies were to operate independently. The integrated organizational structure of the Combined Company should further increase operating efficiencies by simplifying the current business models of the two companies.
Summary of GCEAR II’s Business After the Mergers
Following the consummation of the Mergers, GCEAR II will continue to manage its existing portfolio, sell assets where it has maximized value and seek to acquire single tenant business essential properties throughout the United States diversified by corporate credit, physical geography, product type and lease duration. Although it has no current intention to do so, GCEAR II may also invest in single tenant business essential properties outside the United States. GCEAR II intends to acquire assets consistent with its single tenant acquisition philosophy by focusing primarily on properties:

•	essential to the business operations of the tenant;

•	located in primary, secondary, and certain select tertiary metropolitan statistical areas (“MSAs”);

•	leased to tenants with stable and/or improving credit quality; and

•	subject to long-term leases with defined rental rate increases or with short-term leases with high-probability renewal and potential for increasing rent.
While GCEAR II is currently operating as a perpetual-life REIT with an ongoing offering and SRP (both of which are temporarily suspended during this pending merger transaction), GCEAR II may consider a Strategic Transaction at any time in the future (such as a merger, listing, or sale of assets). GCEAR II is not prohibited by its charter or otherwise from engaging in such a Strategic Transaction at any time. GCEAR II believes this perpetual-life REIT structure allows it to weather real estate cycles and provides for maximum flexibility to execute an exit strategy when it is in the best interests of GCEAR II’s stockholders. Subject to certain significant transactions that require stockholder approval, such as dissolution, merger into another entity, consolidation or the sale or other disposition of all or substantially all of GCEAR II’s assets, the GCEAR II Board maintains sole discretion to change GCEAR II’s current strategy as circumstances change if it believes such a change is in the best interest of GCEAR II stockholders. If the GCEAR II Board determines that a Strategic Transaction is in the best interests of GCEAR II and its stockholders, GCEAR II expects that the GCEAR II Board will take all relevant factors at that time into consideration when making a Strategic Transaction decision, including prevailing market conditions.
The Mergers and the Merger Agreement
Subject to the terms and conditions of the Merger Agreement, at the effective time of the Company Merger, GCEAR will merge with and into Merger Sub, with Merger Sub surviving the Company Merger as a direct, wholly owned subsidiary of GCEAR II.
Subject to the terms and conditions of the Merger Agreement, at the effective time of the Partnership Merger, the GCEAR II Operating Partnership will merge with and into the GCEAR Operating Partnership, with the GCEAR Operating Partnership surviving the Partnership Merger.
In the Company Merger, each share of GCEAR common stock (or fraction thereof) issued and outstanding immediately prior to the effective time of the Company Merger will be converted into the right to receive 1.04807 shares of newly created GCEAR II Class E common stock. Based on the number of outstanding shares of GCEAR common stock, GCEAR II expects to issue 174,278,691 shares of GCEAR II Class E common stock in the Company Merger. In the Company Merger, each share of GCEAR preferred stock issued and outstanding immediately prior to the effective time of the Company Merger will be converted into the right to receive one share of GCEAR II Series A Cumulative Perpetual Convertible Preferred Stock for each one share of GCEAR preferred stock. Based on the number of outstanding shares of GCEAR preferred stock, GCEAR II expects to issue 5,000,000 shares of GCEAR II Series A Cumulative Perpetual Convertible Preferred Stock in the Company Merger. There will be no payments of cash in lieu of fractional shares.
At the effective time of the Partnership Merger, each GCEAR Operating Partnership OP Unit outstanding immediately prior to the effective time of the Partnership Merger will automatically convert into 1.04807 Class E OP Units in the surviving partnership, and each GCEAR II Operating Partnership unit outstanding immediately prior to the effective time of the Partnership Merger will convert into the right to receive one OP Unit of like class in the surviving partnership. The special limited partnership interest of the GCEAR II Operating Partnership will be automatically redeemed, canceled and retired as described in the Merger Agreement.
A copy of the Merger Agreement is attached as Annex A to this Joint Proxy Statement and Prospectus. GCEAR II and GCEAR encourage you to carefully read the Merger Agreement in its entirety because it is the principal document governing the Mergers.
Financing Related to the Mergers
GCEAR II shall have received a financing commitment letter from KeyBank National Association, or such other lender acceptable to GCEAR II, for a new credit facility that will replace the term loan and revolver loan debt facilities of GCEAR (which will be paid off in full at the closing of the Company Merger) for a minimum amount of $1.5 billion to be entered into and effective concurrently with the closing of the Company Merger.
For more information regarding the financing related to the Mergers, see “The Merger Agreement - Financing Related to the Mergers” on page 275.
Reasons for the Mergers (See pages 231-238)
In evaluating the Mergers, the Merger Agreement and the other transactions contemplated by the Merger Agreement, the disinterested directors of the GCEAR II Board considered the recommendation of the GCEAR II Special Committee, comprised solely of independent, disinterested directors (the “GCEAR II Special Committee”). The GCEAR II Special Committee, prior to making its unanimous recommendation, consulted with its independent legal and financial advisors. In deciding to declare advisable and approve the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement, and to recommend that the GCEAR II stockholders vote to approve the Company Merger pursuant to the Merger Agreement, the GCEAR II Board and GCEAR II Special Committee considered a number of factors, including various factors which the GCEAR II Board and the GCEAR II Special Committee viewed as supporting their respective decisions with respect to the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement. A fulsome discussion of certain factors considered by the GCEAR II Special Committee and the disinterested directors of the GCEAR II Board in reaching their decisions to approve the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement can be found in the section entitled “The Mergers-Recommendation of the Board of Directors of GCEAR II and Its Reasons for the Mergers” beginning on page 231.
In evaluating the Mergers, the Merger Agreement and the other transactions contemplated by the Merger Agreement, the disinterested directors of the GCEAR Board also considered the recommendation of GCEAR’s special committee, comprised solely of independent, disinterested directors (the “GCEAR Special Committee”). The GCEAR Special Committee, prior to making its unanimous recommendation, consulted with its independent legal and financial advisors. In deciding to declare advisable and approve and enter into the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement, and to recommend that the GCEAR stockholders vote to approve the Company Merger pursuant to the Merger Agreement, the GCEAR Board and GCEAR Special Committee considered a number of factors, including various factors which the GCEAR Board and the GCEAR Special Committee viewed as supporting their respective decisions with respect to the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement. In the course of their evaluations of the proposed transactions, the GCEAR Special Committee and the GCEAR Board also considered a variety of risks and other potentially negative factors concerning the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement.
The GCEAR Special Committee also considered the fact that GCEAR solicited proposals from third parties prior to executing the Merger Agreement and the provisions of the Merger Agreement permitting GCEAR to terminate the Merger Agreement to enter into an agreement for a Superior Proposal (as defined below).
For purposes of the Merger Agreement, “Superior Proposal” means (A) with respect to GCEAR, any written Competing Proposal (as defined below) that was not solicited in violation of the non-solicitation provisions of the Merger Agreement and that the GCEAR Board (based on the recommendation of the GCEAR Special Committee) has determined in its good faith judgment, after consulting with GCEAR’s outside legal counsel and financial advisors and after taking into account (1) all of the terms and conditions of the Competing Proposal and the Merger Agreement and (2) the feasibility and certainty of consummation of such Competing Proposal on the terms proposed, to be more favorable to the GCEAR stockholders from a financial point of view than the transactions contemplated by the Merger Agreement (including any revisions to the terms of the Merger Agreement proposed by GCEAR II in response to such Competing Proposal or otherwise), and (B) with respect to GCEAR II, any written Competing Proposal that was not solicited in violation of the non-solicitation provisions of the Merger Agreement and that the GCEAR II Board (based on the recommendation of the GCEAR II Special Committee) has determined in its good faith judgment, after consulting with GCEAR II’s outside legal counsel and financial advisors and after taking into account (1) all of the terms and conditions of the Competing Proposal and the Merger Agreement and (2) the feasibility and certainty of consummation of such Competing Proposal on the terms proposed, to be more favorable to the GCEAR II stockholders from a financial point of view than the transactions contemplated by the Merger Agreement (including any revisions to the terms of the Merger Agreement proposed by GCEAR in response to such Competing Proposal or otherwise); provided, that for purposes of the definition of “Superior Proposal,” the references to “20%” in the definition of Competing Proposal will be deemed to be references to “50%.”
For the purposes of the Merger Agreement, a “Competing Proposal” means, (A) with respect to GCEAR, any proposal or offer from any person relating to, in a single transaction or series of related transactions, any (i) merger, consolidation, share exchange, business combination or similar transaction involving GCEAR or a significant subsidiary of GCEAR, (ii) acquisition of assets of GCEAR or its subsidiaries equal to 20% or more of GCEAR’s consolidated assets, (iii) acquisition of 20% or more of the outstanding GCEAR common stock, (iv) tender offer or exchange offer that if consummated would result in any person or “group” within the meaning of Section 13(d) of the Exchange Act beneficially owning 20% or more of the outstanding GCEAR common stock, or (v) recapitalization, restructuring, liquidation, dissolution or similar transaction involving GCEAR that would result in a third party beneficially owning 20% or more of the outstanding GCEAR common stock, and (B) with respect to GCEAR II, any proposal or offer from any person relating to, in a single transaction or series of related transactions, any (i) merger, consolidation, share exchange, business combination or similar transaction involving GCEAR II or a significant subsidiary of GCEAR II, (ii) acquisition of assets of GCEAR II or its subsidiaries equal to 20% or more of GCEAR II’s consolidated assets, (iii) acquisition of 20% or more of the outstanding GCEAR II common stock, (iv) tender offer or exchange offer that if consummated would result in any person or “group” within the meaning of Section 13(d) of the Exchange Act beneficially owning 20% or more of the outstanding GCEAR II common stock, or (v) recapitalization, restructuring, liquidation, dissolution or similar transaction involving GCEAR II that would result in a third party beneficially owning 20% or more of the outstanding GCEAR II common stock.
A fulsome discussion of certain factors considered by the GCEAR Special Committee and the disinterested directors of the GCEAR Board in reaching their decisions to approve the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement can be found in the section entitled “The Mergers-Recommendation of the Board of Directors of GCEAR and Its Reasons for the Mergers” beginning on page 234.

Recommendation of the GCEAR II Board (See pages 231-234)
On December 12, 2018, after careful consideration, the disinterested directors of the GCEAR II Board, based on the unanimous recommendation of the GCEAR II Special Committee, unanimously (i) determined that the transactions contemplated by the Merger Agreement are advisable and in the best interests of GCEAR II and its stockholders; (ii) authorized and approved the transactions contemplated by the Merger Agreement, and (iii) authorized and approved the Merger Agreement. Certain factors considered by the GCEAR II Special Committee and the GCEAR II Board in reaching their decisions to approve the transactions contemplated by the Merger Agreement can be found in the section entitled “The Mergers-Recommendation of the Board of Directors of GCEAR II and Its Reasons for the Mergers” beginning on page 231.
The disinterested directors of the GCEAR II Board, based on the unanimous recommendation of the GCEAR II Special Committee of the proposals set forth in the following clauses (i) and (v), and the GCEAR II Board’s independent consideration of the proposals set forth in clauses (ii) through (iv), unanimously recommends that GCEAR II stockholders vote (i) FOR the proposal to approve the Company Merger pursuant to the Merger Agreement (including the merger of GCEAR with and into Merger Sub), (ii) FOR the proposal to amend and restate GCEAR II’s charter, (iii) FOR ALL nominees for election as directors, (iv) FOR the ratification of the appointment of the independent registered public accounting firm, and (v) FOR the proposal to approve one or more adjournments of the GCEAR II annual meeting to another date, time or place, if necessary or appropriate, as determined by the Chairperson of the GCEAR II annual meeting, including to solicit additional proxies in favor of the GCEAR II Merger Proposal or the proposal to approve the charter amendment.
Recommendation of the GCEAR Board (See pages 234-238)
On December 12, 2018, after careful consideration, the GCEAR Board, based on the unanimous recommendation of the GCEAR Special Committee, (i) unanimously determined that the transactions contemplated by the Merger Agreement are advisable and in the best interests of GCEAR and its stockholders; (ii) authorized and approved the transactions contemplated by the Merger Agreement and (iii) authorized and approved the Merger Agreement. Certain factors considered by the GCEAR Special Committee and the GCEAR Board in reaching their decisions to approve the Merger Agreement and the transactions contemplated by the Merger Agreement can be found in the section entitled “The Mergers-Recommendation of the Board of Directors of GCEAR and Its Reasons for the Mergers” beginning on page 234.
The GCEAR Board, based on the unanimous recommendation of the GCEAR Special Committee of the proposals set forth in the following clauses (i) and (iv), and the GCEAR Board’s independent consideration of the proposals set forth in clauses (ii) and (iii), unanimously recommends that the GCEAR stockholders vote (i) FOR the proposal to approve the Company Merger pursuant to the Merger Agreement, (ii) FOR ALL nominees for election as directors, (iii) FOR the ratification of the appointment of the independent registered public accounting firm, and (iv) FOR the proposal to approve one or more adjournments of the GCEAR annual meeting to another date, time or place, if necessary or appropriate, as determined by the Chairperson of the GCEAR annual meeting, including to solicit additional proxies in favor of the GCEAR Merger Proposal.
The GCEAR II Annual Meeting (See pages 66-73)
The annual meeting of the GCEAR II stockholders will be held at the offices of GCEAR II, Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245 on March 13, 2019, commencing at 10:00 A.M. (PT) for the following purposes:

1.	to consider and vote on a proposal to approve the Company Merger pursuant to the Merger Agreement;

2.	to approve the amendment and restatement of GCEAR II’s charter, as set forth in Annex D to this Joint Proxy Statement and Prospectus;

3.
to consider and vote on the election of five nominees for directors, with each to serve until the next annual meeting of GCEAR II stockholders and until their respective successors are duly elected and qualify;

4.	to ratify the appointment of Ernst & Young as GCEAR II’s independent registered public accounting firm for the year ended December 31, 2018;

5.
to consider and vote on a proposal to approve one or more adjournments of the GCEAR II annual meeting to another date, time or place, if necessary or appropriate, as determined by the Chairperson of the GCEAR II annual meeting, including to solicit additional proxies in favor of the GCEAR II Merger Proposal or the proposal to approve the charter amendment; and

6.	to attend to such other business as may properly come before the meeting and any adjournment or postponement thereof.
This Joint Proxy Statement and Prospectus also contains information regarding the GCEAR annual meeting, including the items of business for that annual meeting. GCEAR II stockholders are not voting on the proposals to be voted on at the GCEAR annual meeting.
Approval of the proposal to approve the Company Merger pursuant to the Merger Agreement requires the affirmative vote of a majority of all of the votes cast on such proposal. Abstentions and broker non-votes will have no impact on the vote on this proposal.
Approval of the proposal to amend and restate GCEAR II’s charter requires the affirmative vote of a majority of all of the votes entitled to be cast on such proposal. Abstentions and broker non-votes will have the same effect as a vote against the proposal.
The election of each of the nominees for directors requires the affirmative vote of GCEAR II stockholders holding a majority of shares entitled to vote who are present in person or by proxy at the annual meeting, if a quorum is present. There is no cumulative voting in the election of GCEAR II's directors. Abstentions and broker non-votes will have the same effect as a vote against this proposal.
The ratification of the appointment of Ernst & Young as GCEAR II's independent registered public accounting firm for the year ended December 31, 2018 requires the affirmative vote of a majority of all the votes cast on such proposal. Abstentions and broker non-votes will have no impact on the vote on this proposal.
Approval of the proposal to approve one or more adjournments of the GCEAR II annual meeting to another date, time or place, if necessary or appropriate, as determined by the Chairperson of the GCEAR II annual meeting, including to solicit additional proxies in favor of the GCEAR II Merger Proposal or the proposal to approve the charter amendment requires the affirmative vote of a majority of all of the votes cast on such proposal. Abstentions and broker non-votes will have no impact on the vote on this proposal.
At the close of business on the record date, directors and executive officers of GCEAR II and their affiliates were entitled to vote 604,885 shares of GCEAR II common stock, or less than 1% of the shares of GCEAR II common stock issued and outstanding on that date. GCEAR II currently expects that all GCEAR II directors and executive officers will vote their shares of GCEAR II common stock in favor of all the proposals to be considered at the GCEAR II annual meeting.
Your vote as a GCEAR II stockholder is very important. Accordingly, please sign and return the enclosed proxy card, or submit your proxy over the Internet or telephone, whether or not you plan to attend the GCEAR II annual meeting in person.
The GCEAR Annual Meeting (See pages 73-80)
The annual meeting of the GCEAR stockholders will be held at the offices of GCEAR, located at Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245 on March 13, 2019, commencing at 9:00 A.M. (PT) for the following purposes:

1.	to consider and vote on a proposal to approve the Company Merger pursuant to the Merger Agreement;

2.
to consider and vote on the election of three nominees for director, with each to serve until the next annual meeting of GCEAR stockholders and until their respective successors are duly elected and qualify;

3.	to ratify the appointment of Ernst & Young as GCEAR’s independent registered public accounting firm for the year ended December 31, 2018;

4.
to consider and vote on a proposal to approve one or more adjournments of the GCEAR annual meeting to another date, time or place, if necessary or appropriate, as determined by the Chair of the GCEAR annual meeting, including to solicit additional proxies in favor of the GCEAR Merger Proposal; and

5.	to attend to such other business as may properly come before the meeting and any adjournment or postponement thereof.
This Joint Proxy Statement and Prospectus also contains information regarding the GCEAR II annual meeting, including the items of business for that annual meeting. GCEAR stockholders are not voting on the proposals to be voted on at the GCEAR II annual meeting.
Approval of the proposal to approve the Company Merger pursuant to the Merger Agreement requires the affirmative vote of a majority of all the votes entitled to be cast on such proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal.
The election of each of the nominees for director requires the affirmative vote of GCEAR stockholders holding a majority of shares entitled to vote who are present in person or by proxy at the GCEAR annual meeting, if a quorum is present. There is no cumulative voting in the election of GCEAR's directors. Abstentions and broker non-votes will have the same effect as a vote against this proposal.
The ratification of the appointment of Ernst & Young as GCEAR's independent registered public accounting firm for the year ended December 31, 2018 requires the affirmative vote of a majority of all the votes cast on such proposal. Abstentions and broker non-votes will have no impact on the vote on this proposal.
Approval of the proposal to approve one or more adjournments of the GCEAR annual meeting to another date, time or place, if necessary or appropriate, as determined by the Chairperson of the GCEAR annual meeting, including to solicit additional proxies in favor of the GCEAR Merger Proposal requires the affirmative vote of a majority of all of the votes cast on such proposal. Abstentions and broker non-votes will have no impact on the vote on this proposal.
At the close of business on the record date, directors and executive officers of GCEAR and their affiliates were entitled to vote 41,804 shares of GCEAR common stock, or less than 1% of the shares of GCEAR common stock issued and outstanding on that date. GCEAR currently expects that all GCEAR directors and executive officers will vote their shares of GCEAR common stock in favor of all the proposals to be considered at the GCEAR annual meeting.
Your vote as a GCEAR stockholder is very important. Accordingly, please sign and return the enclosed proxy card, or submit your proxy over the Internet or telephone, whether or not you plan to attend the GCEAR annual meeting in person.
Summary of Risk Factors Related to the Mergers
You should consider carefully all the risk factors together with all of the other information included in this Joint Proxy Statement and Prospectus before deciding how to vote. The risks related to the Mergers and the related transactions are described under the caption “Risk Factors - Risks Related to the Mergers” beginning on page 45. The principal risks relating to the Mergers include the following:

•	The exchange ratio is fixed and will not be adjusted in the event of any change in the relative values of GCEAR II or GCEAR.

•
Completion of the Mergers is subject to many conditions and if these conditions are not satisfied or waived, the Mergers will not be completed, which could result in the requirement that GCEAR II or GCEAR pay certain termination fees or, in certain circumstances, that GCEAR II or GCEAR pay expenses to the other party.

•	The pendency of the Mergers could adversely affect the business and operations of GCEAR and GCEAR II.

•
The Merger Agreement contains provisions that could discourage a potential competing acquirer of GCEAR II or GCEAR or could result in any competing proposal being at a lower price than it might otherwise be.

•
The Merger Agreement includes restrictions on the ability of each of GCEAR and GCEAR II to make excess distributions to its stockholders, even if it would otherwise have net income and net cash available to make such distributions.

•
The borrowings GCEAR II incurs in connection with the Mergers may limit GCEAR II’s financial and operating flexibility and GCEAR II may incur additional borrowings, which could increase the risks associated with GCEAR II’s borrowings.

•
The shares of newly created GCEAR II Class E common stock to be received by GCEAR common stockholders as a result of the Company Merger will have rights different from the shares of GCEAR common stock.

•	The Company Merger is subject to approval by common stockholders of GCEAR II and GCEAR.

•
The Merger Agreement contains provisions that grant the GCEAR Board and the GCEAR II Board the ability to terminate the Merger Agreement in certain circumstances based on the exercise of the directors’ duties.

•
If and when the Combined Company completes a Strategic Transaction, the market value ascribed to the shares of common stock of the Combined Company upon the Strategic Transaction may be significantly lower than the estimated value per share of GCEAR and GCEAR II considered by their respective Boards in approving and recommending the Mergers.

•	GCEAR II and GCEAR common stockholders will own a smaller percentage of a larger company.

•	There may be unexpected delays in the consummation of the Mergers.
Opinion of GCEAR II Special Committee’s Financial Advisor
On December 12, 2018, SunTrust Robinson Humphrey, Inc. (“SunTrust Robinson Humphrey”) rendered its oral opinion to the GCEAR II Special Committee (which was subsequently confirmed in writing by delivery of SunTrust Robinson Humphrey’s written opinion addressed to the GCEAR II Special Committee dated December 14, 2018), as to, as of December 14, 2018, the fairness, from a financial point of view, to the GCEAR II stockholders of the exchange ratio provided for in the Merger pursuant to the Merger Agreement.
SunTrust Robinson Humphrey’s opinion was directed to the GCEAR II Special Committee (in its capacity as such) and only addressed the fairness, from a financial point of view, to the GCEAR II stockholders of the exchange ratio provided for in the Company Merger pursuant to the Merger Agreement and did not address any other aspect or implication of the Mergers or any agreement, arrangement or understanding entered into in connection therewith or otherwise. The summary of SunTrust Robinson Humphrey’s opinion in this Joint Proxy Statement and Prospectus is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex C to this Joint Proxy Statement and Prospectus and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by SunTrust Robinson Humphrey in preparing its opinion. However, neither SunTrust Robinson Humphrey’s written opinion nor the summary of its opinion and the related analyses set forth in this Joint Proxy Statement and Prospectus are intended to be, and they do not constitute, advice or a recommendation as to, or otherwise address, how the GCEAR II Special Committee, the GCEAR II Board or any security holder of GCEAR II should act or vote with respect to any matter relating to the Mergers. See “The Mergers - Opinion of GCEAR II Special Committee’s Financial Advisor” beginning on page 238.
Opinion of GCEAR’s Financial Advisor
On December 12, 2018, Robert A. Stanger & Co, Inc. (“Stanger”) rendered to the GCEAR Special Committee its oral opinion, subsequently confirmed in writing in the Merger Fairness Opinion, based upon and subject to the limitations and assumptions set forth in its written opinion, that the merger consideration to be received by holders of GCEAR’s common stock or the OP Units of GCEAR Operating Partnership (“Holders”) pursuant to the Merger Agreement is fair from a financial point of view.
The full text of Stanger’s Merger Fairness Opinion, dated December 14, 2018, which sets forth the assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken in connection with the opinion, is attached to this Joint Proxy Statement and Prospectus as Annex B. The summary of the Stanger opinion provided in this Joint Proxy Statement and Prospectus is qualified in its entirety by reference to the full text of the written opinion. Stanger’s advisory services and opinion were provided for the information and assistance of the GCEAR Special Committee in connection with its consideration of the proposed Mergers, and the opinion does not constitute a recommendation as to how any holder of GCEAR’s common stock should vote with respect to the proposed Mergers or any other matter. See “The Mergers - Opinion of GCEAR Special Committee’s Financial Advisor” beginning on page 242.
Stock Ownership of GCEAR II Directors and Executive Officers
At the close of business on December 31, 2018, the directors and the executive officers of GCEAR II and their affiliates held 604,759 shares of GCEAR II common stock, which represents less than 1% of the outstanding GCEAR II common stock. While none of the directors or executive officers own more than 1% of GCEAR II common stock, Mr. Shields beneficially owns units in the GCEAR II Operating Partnership that represent 0.2% of GCEAR II’s equity. Holders of units in the GCEAR II Operating Partnership are not eligible to vote on matters presented at the GCEAR II annual meeting.
Stock Ownership of GCEAR Directors and Executive Officers
At the close of business on December 31, 2018, the directors and the executive officers of GCEAR and their affiliates held an aggregate of 47,961 shares of GCEAR common stock, which represents less than 1% of the outstanding GCEAR common stock. While none of the directors or executive officers own more than 1% of GCEAR common stock, Kevin Shields, David Rupert and Don Pescara own units in the GCEAR Operating Partnership that in the aggregate represent 1.4% of GCEAR’s equity. GC LLC owns units in the GCEAR Operating Partnership that in the aggregate represent approximately 10.6% of GCEAR’s equity. Holders of units in the GCEAR Operating Partnership are not eligible to vote on matters presented at the GCEAR annual meeting.

Certain Fees and Expense Reimbursements Payable in Connection with the Mergers
As of the date of this filing, the following fees and expense reimbursements are payable in connection with the Mergers:

Payee	Description	Amount
Non-Affiliated Business and Financial Advisors of GCEAR II (various)
Fees and expenses incurred in connection with the Mergers, pursuant to service agreements with such non-affiliated business and financial advisors of GCEAR II, which service agreements were negotiated at arm’s length and on market terms.
Approximately $4.6 million (aggregate)
Non-Affiliated Business and Financial Advisors of GCEAR (various)
Fees and expenses incurred in connection with the Mergers, pursuant to service agreements with such non-affiliated business and financial advisors of GCEAR, which service agreements were negotiated at arm’s length and on market terms.
Approximately $10.9 million (aggregate)
Directors and Executive Officers of the Combined Company (See page 251)
Immediately following the effective time of the Mergers, the board of directors of the Combined Company will be increased to seven members, with the five directors of the GCEAR II Board elected by the GCEAR II stockholders at the GCEAR II annual meeting continuing as directors of the Combined Company. In addition, the two independent directors of the GCEAR Board, Gregory M. Cazel and Ranjit M. Kripalani, will join the board of directors of the Combined Company, to serve until the next annual meeting of the stockholders of the Combined Company (and until their successors are duly elected and qualify).
The majority of the executive officers of GCEAR II immediately prior to the effective time of the Mergers will continue to serve as executive officers of the Combined Company, with Kevin A. Shields serving as the Executive Chairman of the Combined Company and Michael J. Escalante serving as Chief Executive Officer and President of the Combined Company. For a complete list of the executive officers of the Combined Company, see “The Mergers-Directors and Executive Officers of the Combined Company.”
No Stockholder Appraisal Rights in the Company Merger
No dissenters’ or appraisal rights, or rights of objecting stockholders under Title 3 Subtitle 2 of the MGCL, will be available to holders of GCEAR common stock with respect to the Company Merger or the other transactions contemplated by the Merger Agreement.
Conditions to Completion of the Mergers
A number of conditions must be satisfied or waived, where legally permissible, before the Mergers can be consummated. These include, among others:

•	the approval by GCEAR’s stockholders of the Company Merger pursuant to the Merger Agreement;

•	the approval by GCEAR II’s stockholders of the Company Merger pursuant to the Merger Agreement;

•	the effectiveness of the registration statement on Form S-4, of which this Joint Proxy Statement and Prospectus is a part;

•	the absence of an injunction or law prohibiting the Mergers;

•
the accuracy of all representations and warranties made by the parties in the Merger Agreement and performance by the parties of their obligations under the Merger Agreement (subject in each case to certain materiality standards);

•	the absence of any material adverse effect with respect to any party; and

•
the receipt of a legal opinion from GCEAR II’s and GCEAR’s respective legal counsel regarding such party’s qualification as a REIT and containing an opinion that the Company Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

Neither GCEAR II nor GCEAR can give any assurance as to when, or if, all of the conditions to the consummation of the Mergers will be satisfied or waived or that the Mergers will occur.
Regulatory Approvals in Connection with the Mergers
The Mergers may implicate certain regulatory requirements of municipal, state and federal, domestic or foreign, governmental agencies and authorities, including those relating to the offer and sale of securities. Neither GCEAR II nor GCEAR is aware of any regulatory approvals that are expected to prevent the consummation of the Mergers. Under the Merger Agreement, GCEAR II and GCEAR have each agreed to use its reasonable best efforts to take all actions necessary, proper or advisable to complete the Mergers and the other transactions contemplated by the Merger Agreement.
No Solicitation and Change in Recommendation with Competing Proposal
Under the terms of the Merger Agreement, GCEAR is prohibited from soliciting competing bids. However, prior to receiving GCEAR stockholder approval of the Company Merger, GCEAR may negotiate with a third party after receiving an unsolicited written proposal if the GCEAR Board determines in good faith that the unsolicited proposal constitutes or is reasonably likely to result in a Superior Proposal and the GCEAR Board determines that failure to negotiate would be inconsistent with the duties of the GCEAR directors. Once a third party proposal is received, GCEAR must notify GCEAR II within 24 hours following receipt of the proposal and keep GCEAR II informed of the status and terms of the proposal and associated negotiations.
GCEAR may withdraw or modify its recommendation to GCEAR stockholders with respect to the Company Merger, and enter into an agreement to consummate a competing transaction with a third party if the GCEAR Board determines in good faith that the competing proposal is a Superior Proposal and if GCEAR, in connection with terminating the Merger Agreement, pays a $52.2 million termination fee to GCEAR II. Prior to any such termination, GCEAR generally must provide GCEAR II with notice at least five business days prior to such termination and an opportunity to revise the terms of the Merger Agreement to make the competing proposal no longer a Superior Proposal.
Under the terms of the Merger Agreement, GCEAR II is prohibited from soliciting competing bids. However, prior to receiving GCEAR II stockholder approval of the Company Merger, GCEAR II may negotiate with a third party after receiving an unsolicited written proposal if the GCEAR II Board determines in good faith that the unsolicited proposal constitutes or is reasonably likely to result in a Superior Proposal and the GCEAR II Board determines that failure to negotiate would be inconsistent with the duties of the GCEAR II directors. Once a third party proposal is received, GCEAR II must notify GCEAR within 24 hours following receipt of the proposal and keep GCEAR informed of the status and terms of the proposal and associated negotiations.
GCEAR II may withdraw or modify its recommendation to GCEAR II stockholders with respect to the Company Merger, and enter into an agreement to consummate a competing transaction with a third party if the GCEAR II Board determines in good faith that the competing proposal is a Superior Proposal and if GCEAR II, in connection with terminating the Merger Agreement, pays a $52.2 million termination fee to GCEAR. Prior to any such termination, GCEAR II generally must provide GCEAR with notice at least five business days prior to such termination and an opportunity to revise the terms of the Merger Agreement to make the competing proposal no longer a Superior Proposal.

For more information regarding the limitations on the GCEAR and GCEAR II Boards to consider other proposals, see “The Merger Agreement - Covenants and Agreements - No Solicitation and Change in Recommendation with Competing Proposal or Intervening Event” beginning on page 264.
Termination
GCEAR II and GCEAR may mutually agree to terminate the Merger Agreement before completing the Company Merger, even after approval of the GCEAR II and/or GCEAR stockholders.
In addition, either GCEAR II or GCEAR may terminate the Merger Agreement if:

•	the Company Merger is not consummated by August 31, 2019 (so long as the terminating party is not at fault);

•	there is a final, non-appealable order or injunction prohibiting the Mergers;

•
the GCEAR stockholders fail to approve the Company Merger pursuant to the Merger Agreement (so long as the failure to obtain GCEAR stockholder approval was not due to an action or the failure to act of the terminating party that constitutes a material breach of any of its obligations under the Merger Agreement); or

•
the GCEAR II stockholders fail to approve the Company Merger pursuant to the Merger Agreement (so long as the failure to obtain GCEAR II stockholder approval was not due to an action or the failure to act of the terminating party that constitutes a material breach of any of its obligations under the Merger Agreement).

GCEAR may terminate the Merger Agreement if:

•
GCEAR II breaches or fails to perform any of its representations, warranties, covenants, or other agreements set forth in the Merger Agreement which would, or would reasonably be expected to, result in a failure of GCEAR’s conditions to consummation of the Company Merger and GCEAR II does not cure such breach within a specified period;

•	GCEAR enters into an alternative acquisition agreement with respect to a Superior Proposal, provided, that, GCEAR concurrently pays the $52.2 million termination fee;

•	the GCEAR II Board has made a GCEAR II Adverse Recommendation Change; or

•
if all of the conditions to both parties’ obligations to close have been satisfied or waived, GCEAR has delivered written notice to GCEAR II to the effect that both parties’ obligations to close have been satisfied or waived and GCEAR is prepared to consummate the closing, and GCEAR II fails to consummate the closing with three business days after delivery of such notice.

GCEAR II may terminate the Merger Agreement if:

•
GCEAR breaches or fails to perform any of its representations, warranties, covenants, or other agreements set forth in the Merger Agreement which would, or would reasonably be expected to, result in a failure of GCEAR II’s conditions to consummation of the Company Merger and GCEAR does not cure such breach within a specified period;

•	GCEAR II enters into an alternative acquisition agreement with respect to a Superior Proposal, provided, that, GCEAR II concurrently pays the $52.2 million termination fee;

•	the GCEAR Board has made a GCEAR Adverse Recommendation Change; or

•
if all of the conditions to both parties’ obligations to close have been satisfied or waived, GCEAR II has delivered written notice to GCEAR to the effect that both parties’ obligations to close have been satisfied or waived and GCEAR II is prepared to consummate the closing, and GCEAR fails to consummate the closing with three business days after delivery of such notice.

For more information regarding the rights of GCEAR II and GCEAR to terminate the Merger Agreement, see “The Merger Agreement - Termination of the Merger Agreement” beginning on page 271.
Termination Fee and Expense Reimbursements
Generally, all fees and expenses incurred in connection with the Mergers and the transactions contemplated by the Merger Agreement will be paid by the party incurring those expenses. However, each of GCEAR II and GCEAR may be obligated to pay the other party an amount up to $5 million in expense reimbursement if the Merger Agreement is terminated under certain circumstances. Additionally, the Merger Agreement provides for the payment of a termination fee by either GCEAR or GCEAR II in the amount of $52,200,000 in certain circumstances.
For more information regarding the termination fee and the expense reimbursement, see “The Merger Agreement - Termination of the Merger Agreement - Termination Fee and Expense Reimbursement” beginning on page 273.
Self Administration Transaction

On December 14, 2018, GCEAR and the GCEAR Operating Partnership entered into the Self Administration Transaction with GCC and GC LLC, pursuant to which GCC and GC LLC contributed to the GCEAR Operating Partnership all of the membership interests in GRECO and certain assets related to the business of GRECO, in exchange for 20,438,684 OP Units as further described under “Self Administration Transaction” beginning on page 276.

GCC is the parent company of GC LLC, which was, prior to the Self Administration Transaction in turn the parent company of GRECO. GRECO is the parent company of the GCEAR Advisor, the GCEAR II Advisor, and Griffin Capital Property Management, LLC (“GCPM”), which is the parent company of Griffin Capital Essential Asset Property Management, LLC, the property manager for GCEAR (the “GCEAR Property Manager”) and Griffin Capital Essential Asset Property Management II, LLC, the property manager for GCEAR II (the “GCEAR II Property Manager”) (GCEAR Advisor, GCEAR II Advisor, GCPM, GCEAR Property Manager, and GCEAR II Property Manager, along with each of their direct and indirect wholly-owned subsidiaries, are each individually a “GRECO Subsidiary” and collectively the “GRECO Subsidiaries”).

As a result of the Self Administration Transaction, GCEAR is now self-managed and acquired the advisory, asset management and property management business of GRECO. Accordingly, the sponsor of GCEAR II changed from GCC to the GCEAR Operating Partnership.

For more information regarding the Self Administration Transaction, see “Self Administration Transaction” beginning on page 276.

Material U.S. Federal Income Tax Consequences of the Mergers
GCEAR II and GCEAR intend that the Company Merger of GCEAR with and into Merger Sub, a direct, wholly owned subsidiary of GCEAR II, will qualify as a reorganization within the meaning of Section 368(a) of the Code. The closing of the Company Merger is conditioned on the receipt of a legal opinion from GCEAR II’s and GCEAR’s respective legal counsel that the Company Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Assuming that the Company Merger qualifies as a reorganization, U.S. holders of GCEAR stock generally will not recognize gain or loss for U.S. federal income tax purposes upon the receipt of GCEAR II stock in exchange for GCEAR stock in connection with the Company Merger.

The Partnership Merger is intended to be treated as an exchange under Section 721 of the Code of the assets of the GCEAR II Operating Partnership to the GCEAR Operating Partnership for interests in the GCEAR Operating Partnership which will be distributed to the partners of the GCEAR Operating Partnership in liquidation of the GCEAR II Operating Partnership.
For further discussion of the material U.S. federal income tax consequences of the Company Merger and the ownership of stock of the Combined Company, see “Material U.S. Federal Income Tax Consequences of the Mergers” beginning on page 282.
Holders of GCEAR stock should consult their tax advisors to determine the tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the Company Merger.
Accounting Treatment of the Mergers
GCEAR II prepares its financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”).
The Mergers will be accounted for by using the business combination accounting rules, which requires the application of a screen test to evaluate if substantially all the fair value of the acquired properties is concentrated in a single identifiable asset or group of similar identifiable assets to determine whether a transaction is accounted for as an asset acquisition or business combination. In addition, the rules require the identification of the acquirer, the determination of the acquisition date, and the recognition and measurement, at fair value, of the identifiable assets acquired, liabilities assumed and any noncontrolling interest in the consolidated subsidiaries of the acquiree. After consideration of all applicable factors pursuant to the business combination accounting rules, the Mergers will be treated as an asset acquisition under GAAP.
Comparison of Rights of GCEAR II Stockholders and GCEAR Stockholders
If the Mergers are consummated, stockholders of GCEAR will become stockholders of GCEAR II. The rights of GCEAR stockholders are currently governed by and subject to the provisions of the MGCL, and the charter and bylaws of GCEAR. Upon consummation of the Mergers, the rights of the former GCEAR stockholders who receive shares of GCEAR II Class E common stock in the Company Merger will be governed by the MGCL and GCEAR II’s current charter and bylaws, rather than the charter and bylaws of GCEAR. Additionally, at the GCEAR II annual meeting, GCEAR II stockholders are voting on a proposal to approve an amended and restated charter of GCEAR II. If the amended and restated charter of GCEAR II is approved, GCEAR II will be authorized, for a period of up to five years from the date of approval of the proposal, to file the amended and restated charter. See “Amended and Restated Charter Provisions” beginning on page 313 for additional information on the proposed amendment and restatement of the GCEAR II charter.
Pursuant to the Merger Agreement, GCEAR II has agreed to the following: (i) GCEAR II will use its reasonable best efforts to initiate a tender offer to all stockholders (including the former GCEAR stockholders) of at least $100 million or such higher amount and terms as are approved by the Board of Directors of the Combined Company within six months of the closing of the Mergers; (ii) prior to the effective time of the Mergers, GCEAR II will seek guidance from the SEC relating to its ability to include the Class E common stock in its SRP, consistent with all other share classes; and (iii) in the absence of approval from the SEC as provided for in item (ii) above, GCEAR II intends to recommence a SRP for the Class E Common Stock within 12 months of the closing of the Mergers, with similar terms as the SRP that was in effect for GCEAR stockholders prior to the effective time of the Merger.

For a summary of certain differences between the rights of GCEAR II stockholders and GCEAR stockholders, see “Comparison of Rights of GCEAR II Stockholders and GCEAR Stockholders” beginning on page 301.

Amendment and Restatement of the GCEAR II Charter

If the proposal related to amending and restating GCEAR II’s charter is approved, GCEAR II will be authorized, for a period of up to five years from the date of approval of the proposal, to file the amended and restated charter in the form attached hereto as Annex D to this Joint Proxy Statement and Prospectus. For more information on the proposed amendment and restatement of the GCEAR II charter, see “Amended and Restated Charter Provisions” beginning on page 313.

Selected Historical Financial Information of GCEAR II
The following selected historical financial information for each of the years during the four-year period ended December 31, 2017 and the selected balance sheet data as of December 31, 2017, 2016, 2015 and 2014 have been derived from GCEAR II’s audited consolidated financial statements contained in its Annual Report on Form 10-K filed with the SEC on March 9, 2018. The selected historical financial information as of and for the nine months ended September 30, 2018 has been derived from GCEAR II’s unaudited condensed consolidated financial statements contained in GCEAR II’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018. Interim results for the nine months ended and as of September 30, 2018 are not necessarily indicative of, and are not projections for, the results to be expected for the fiscal year ended December 31, 2018. All information is presented in thousands, unless otherwise specified.

You should read this selected historical financial information together with the financial statements that are included in Appendix I to this Joint Proxy Statement and Prospectus and their accompanying notes and management’s discussion and analysis of operations and financial condition of GCEAR II contained in the reports referenced above.

(in thousands)
	As of September 30, 2018	As of December 31,			For the Period from February 11, 2014 (Date of Initial Capitalization) through December 31,
		2017	2016	2015	2014
Balance Sheet Data:
Total real estate, net	$1,064,769	$1,094,961	$1,093,100	$504.904	$—
Total assets	$1,154,054	$1,179,948	$1,184,475	$536,720	$10,588
Total debt, net	$481,573	$481,848	$456,472	$261,954	$—
Total liabilities	$584,914	$584,999	$613,090	$307,213	$1,057
Redeemable common stock	$37,401	$32,405	$16,930	$4,566	$51
Total stockholders’ equity	$530,531	$562,468	$554,371	$224,844	$9,341
Total equity	$531,739	$562,544	$554,455	$224,941	$9,480

(in thousands, except per share data)
	For the Nine Months Ended September 30, 2018	For the Year Ended December 31,			For the Period from February 11, 2014 (Date of Initial Capitalization) through December 31,
		2017	2016	2015	2014
Operating Data:
Total revenue (1)	$79,799	$107,381	$62,812	$25,149	$—
Income (loss) before other income (expenses)	$14,148	$26,107	$4,264	$(11,653)	$(439)
Net (loss) income	$(431)	$11,119	$(6,107)	$(16,504)	$(495)
Net (loss) income attributable to common stockholders	$(430)	$11,116	$(6,104)	$(17,247)	$(437)
Net (loss) income attributable to common stockholders per share, basic and diluted (2)	$(0.01)	$0.15	$(0.12)	$(1.19)	$—
Distributions declared per common share	$0.42	$0.55	$0.55	$0.55	$—
Other Data:
Net cash provided by (used in) operating activities (3)	$34,692	$39,712	$16,444	$(2,935)	$54
Net cash used in investing activities (3)	$(498)	$(87,207)	$(533,806)	$(486,148)	$(2,000)
Net cash (used in) provided by financing activities (3)	$(31,816)	$29,984	$563,313	$500,522	$7,917
(1)Property expense recovery reimbursements are presented gross on the statement of operations for all periods presented.
(2)Amounts were retroactively adjusted to reflect stock dividends. (See Note 2, Basis of Presentation and Summary of Significant Accounting Policies to GCEAR II’s December 31, 2017 and September 30, 2018 consolidated financial statements contained in Appendix I hereto.
(3)During the year ended December 31, 2017, GCEAR II elected to early adopt Accounting Standards Update No. 2016-18. As a result, GCEAR II no longer presents transfers between cash and restricted cash in the consolidated statements of cash flows. See Note 2, Basis of Presentation and Summary of Significant Accounting Policies to GCEAR II’s December 31, 2017 consolidated financial statements contained in Appendix I hereto for further discussion.

Selected Historical Financial Information of GCEAR
The following selected historical financial information for each of the years during the five-year period ended December 31, 2017 and the selected balance sheet data as of December 31, 2017, 2016, 2015, 2014 and 2013 have been derived from GCEAR’s audited consolidated financial statements contained in its Annual Report on Form 10-K filed with the SEC on March 9, 2018. The selected historical financial information as of and for the nine months ended September 30, 2018 has been derived from GCEAR’s unaudited condensed consolidated financial statements contained in GCEAR’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018. Interim results for the nine months ended and as of September 30, 2018 are not necessarily indicative of, and are not projections for, the results to be expected for the fiscal year ended December 31, 2018. All information is presented in thousands, unless otherwise specified.
You should read this selected historical financial information together with the financial statements that are included in Appendix II to this Joint Proxy Statement and Prospectus and their accompanying notes and management’s discussion and analysis of operations and financial condition of GCEAR contained in such reports.

(in thousands)
	As of September 30, 2018	As of December 31,
		2017	2016	2015	2014	2013
Balance Sheet Data
Total real estate, net	$2,564,832	$2,439,796	$2,679,882	$2,753,834	$1,805,333	$1,132,617
Total assets	$2,796,631	$2,803,410	$2,894,803	$3,037,390	$2,053,656	$1,216,504
Total debt, net	$1,354,350	$1,386,084	$1,447,535	$1,473,427	$613,905	$480,886
Total liabilities	$1,481,152	$1,512,835	$1,574,274	$1,636,859	$743,707	$554,574
Preferred shares subject to redemption	$125,000	$—	$—	$—	$250,000	$250,000
Redeemable noncontrolling interest	$4,887	$4,887	$4,887	$4,887	$12,543	$4,887
Redeemable common stock	$4,360	$33,877	$92,058	$86,557	$56,421	$12,469
Total stockholders’ equity	$1,152,509	$1,220,706	$1,193,470	$1,287,769	$973,507	$374,838
Total equity	$1,181,232	$1,251,811	$1,223,584	$1,309,087	$990,985	$394,574

(in thousands, except per share data)
	For the Nine Months Ended	For the Year Ended December 31,
	September 30, 2018	2017	2016	2015	2014	2013
Operating Data
Total revenue (1)	$251,431	$346,490	$344,274	$292,853	$203,191	$68,916
Income (loss) before other income (expenses)	$60,262	$82,294	$73,531	$35,109	$22,501	$(10,603)
Net income (loss)	$18,769	$146,133	$26,555	$15,621	$14	$(24,469)
Net income (loss) attributable to common stockholders	$16,604	$140,657	$25,285	$(3,750)	$(18,654)	$(24,664)
Net income (loss) attributable to common stockholders per share, basic and diluted	$0.10	$0.81	$0.14	$(0.02)	$(0.17)	$(0.97)
Distributions declared per common share	$0.51	$0.68	$0.68	$0.69	$0.68	$0.68
Other Data
Net cash provided by operating activities (2)	$103,270	$142,097	$137,457	$99,972	$89,980	$4,545
Net cash (used in) provided by investing activities (2)	$(199,787)	$254,568	$9,496	$(401,524)	$(747,789)	$(829,377)
Net cash (used in) provided by financing activities (2)	$(48,039)	$(238,660)	$(183,814)	$274,942	$743,162	$849,458
(1)Property expense recovery reimbursements are presented gross on the statement of operations for all periods presented.

(2)During the year ended December 31, 2017, GCEAR elected to early adopt Accounting Standards Update No. 2016-18. As a result, GCEAR no longer presents transfers between cash and restricted cash in the consolidated statements of cash flows. See Note 2, Basis of Presentation and Summary of Significant Accounting Policies to GCEAR’s December 31, 2017 consolidated financial statements contained in Appendix II hereto for further discussion.

Selected Unaudited Pro Forma Consolidated Financial Information
The following table shows summary unaudited pro forma condensed consolidated financial information about the combined financial condition and operating results of GCEAR and GCEAR II after giving effect to the Company Merger, the transactions contemplated by the Merger Agreement and the Self Administration Transaction. The Company Merger with GCEAR II and the transactions contemplated by the Merger Agreement are expected to be accounted for as an asset acquisition in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805 with GCEAR treated as the accounting acquirer.
The unaudited pro forma condensed consolidated balance sheet data gives effect to the Company Merger and the Self Administration Transaction as if they had occurred on September 30, 2018. The unaudited pro forma consolidated statements of income give effect to the Company Merger and the Self Administration Transaction during the period from January 1, 2017 to December 31, 2017 as if they had occurred on January 1, 2017, in each case based on the most recent data available. The summary unaudited pro forma condensed consolidated financial information below has been derived from and should be read in conjunction with (1) the more detailed unaudited pro forma condensed consolidated financial information, including the notes thereto, included elsewhere in this Joint Proxy Statement and Prospectus, and (2) the historical consolidated financial statements and related notes of both GCEAR II and GCEAR included in the Appendices to this Joint Proxy Statement and Prospectus.

Balance Sheet Data (amounts in thousands)
	September 30, 2018
	Historical (1)		Adjustments		Pro Forma
	GCEAR	GCEAR II	Self Administration Transaction	Merger	Merger
Total real estate, net	$2,564,832	$1,064,769	$—	$176,716	$3,806,317
Total assets	$2,796,631	$1,154,054	$240,859	$116,683	$4,308,227
Total debt	$1,354,350	$481,573	$—	$(6,022)	$1,829,901
Total liabilities	$1,481,152	$584,914	$35,859	$(64,037)	$2,037,888
Non-controlling interests subject to redemption	$4,887	$—	$—	$—	$4,887
Common stock subject to redemption	$4,360	$37,401	$—	$(4,360)	$37,401
Perpetual preferred shares subject to redemption	$125,000	$—	$—	$—	$125,000
Total stockholders’ equity	$1,152,509	$530,531	$—	$186,288	$1,869,328
Total equity	$1,181,232	$531,739	$205,000	$185,080	$2,103,051

Statement of Operations Data
Amounts in thousands (except per share amounts)
	Year Ended December 31, 2017
	Historical			Adjustments		Pro Forma
	GCEAR	GCEAR II	Total	Self Administration Transaction	Merger	Merger
Total revenue	$346,490	$107,381	$453,871	$—	$(3,076)	$450,795
Income before other income (expenses)	$82,294	$26,107	$108,401	$14,153	$14,645	$137,199
Net income (loss)	$146,133	$11,119	$157,252	$31,259	$(3,525)	$184,986
Net income attributable to common stockholders	$140,657	$11,116	$151,773	$12,786	$2,220	$166,779
Net income per share, basic and diluted	$0.81	$0.15	$0.96	N/A	N/A	$0.67
	Nine Months Ended September 30, 2018
	Historical			Adjustments		Pro Forma
	GCEAR	GCEAR II	Total	Self Administration Transaction	Merger	Merger
Total revenue	$251,431	$79,799	$331,230	$—	$(2,663)	$328,567
Income before other income (expenses)	$60,262	$14,148	$74,410	$12,842	$15,194	$102,446
Net income (loss)	$18,769	$(431)	$18,338	$29,545	$(2,307)	$45,576
Net income (loss) attributable to common stockholders	$16,604	$(430)	$16,174	$23,607	$(83)	$39,698
Net income (loss) per share, basic and diluted	$0.10	$(0.01)	$0.09	N/A	N/A	$0.16
Unaudited Comparative Per Share Information
The following tables set forth, for the year ended December 31, 2017 and the nine months ended September 30, 2018, selected per share information for GCEAR common stock on a historical and pro forma combined basis and for GCEAR II common shares on a historical and pro forma equivalent basis. You should read the table below together with the historical consolidated financial statements and related notes of GCEAR II and GCEAR contained in their respective Annual Reports on Form 10-K for the year ended December 31, 2017 and in the unaudited consolidated financial statements contained in their Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2018, all of which are incorporated by reference into this Joint Proxy Statement and Prospectus.
The pro forma consolidated GCEAR II equivalent information shows the effect of the Merger from the perspective of an owner of GCEAR II common shares. As this is a reverse acquisition, the GCEAR II pro forma equivalent per common share amounts were calculated by multiplying the GCEAR pro forma combined per share amounts by the inverse exchange ratio of 0.9541. You should not rely on the pro forma amounts as being indicative of the financial position or results of operations of the Combined Company that actually would have occurred had the Merger been completed as of the dates indicated above, nor is it necessarily indicative of the future operating results or financial position of the Combined Company.
The pro forma income from continuing operations per share includes the combined income (loss) from continuing operations of GCEAR II and GCEAR on a pro forma basis as if the transactions were consummated on January 1, 2017. Refer to “Pro Forma Financial Information” beginning on page G-1 in this Joint Proxy Statement and Prospectus for further information.

	GCEAR			GCEAR II
	Historical		Pro Forma Combined	Historical		Pro Forma Equivalent
For the nine months ended September 30, 2018
Book value per share of common stock	$6.96	(1)	$7.57	$7.31	(2)	$7.22
Distributions declared per share of common stock	$0.51		$0.51	$0.42		$0.49
Income per share from continuing operations	$0.36		$0.41	$0.18		$0.39
For the year ended December 31, 2017
Book value per share of common stock	$7.13	(1)	7.71	$7.66	(2)	$7.36
Distributions declared per share of common stock	$0.68		$0.68	$0.55		$0.65
Income per share from continuing operations	$0.47		$0.52	$0.34		$0.50

(1)
The book value per share of common stock is a mechanical calculation using amounts from GCEAR’s consolidated balance sheets, and is calculated as (1) total U.S. GAAP assets (2) minus total GAAP liabilities and amounts attributable to preferred shareholders and non-controlling interests, if applicable, (3) divided by the total number of shares of common stock outstanding. GCEAR’s management does not believe book value per share of common stock is an accurate reflection of the current estimated value per share of common stock.

(2)
The book value per share of common stock is a mechanical calculation using amounts from GCEAR II’s consolidated balance sheets, and is calculated as (1) total GAAP assets (2) minus total GAAP liabilities and amounts attributable to preferred shareholders and non-controlling interests, if applicable, (3) divided by the total number of shares of common stock outstanding. GCEAR II’s management does not believe book value per share of common stock is an accurate reflection of the current estimated value per share of common stock.

Comparative Market Price Data and Dividend Data
GCEAR II’s Market Price Data and Dividend Data
GCEAR II’s common stock is not listed on an exchange and there is no established public trading market for shares of GCEAR II common stock.
The following table shows the distributions GCEAR II has declared and paid in the last two fiscal years through December 31, 2017 and the first three quarters of 2018:

Quarter	Total Distributions Declared and Paid to Preferred Equity Holders (1)	Total Distributions Declared and Paid to Limited Partners (1)	Total Distributions Declared and Paid to Stockholders (1)		Distributions Declared per Common Share (2)
1st Quarter 2016	$—	$3	$4,477		$0.14
2nd Quarter 2016	$—	$3	$6,164		$0.14
3rd Quarter 2016	$—	$3	$7,831		$0.14
4th Quarter 2016	$—	$3	$9,164		$0.14
1st Quarter 2017	$—	$3	$10,067		$0.14
2nd Quarter 2017	$—	$3	$10,360		$0.14
3rd Quarter 2017	$—	$3	$10,556		$0.14
4th Quarter 2017	$—	$2	$10,652		$0.14
1st Quarter 2018	$—	$11	$10,482		$0.14
2nd Quarter 2018	$—	$20	$10,624		$0.14
3rd Quarter 2018	$—	$20	$10,814	(3)	$0.14

(1)	Declared distributions are paid monthly in arrears.

(2)	Distributions declared per common share amounts are rounded to the nearest $0.01.

(3)	Declared distributions are based on an amount of $0.0015068493 per day, subject to adjustments for class-specific expenses.

During the quarter ended September 30, 2018, GCEAR II paid cash distributions in the amount of $0.0015068493 per day, before adjustments of class-specific expenses, per Class T share, Class S share, Class D share, Class I share, Class A share, Class AA share and Class AAA share on the outstanding shares of common stock payable to stockholders of record at the close of business on each day during the period from July 1, 2018 through September 30, 2018. Such distributions payable to each stockholder of record were paid on such date after the end of each month during the period as determined by GCEAR II's Chief Executive Officer.
On September 12, 2018, GCEAR II’s board of directors declared cash distributions in the amount of $0.0015068493 per day, subject to adjustments for class-specific expenses, per Class T share, Class S share, Class D share, Class I share, Class A share, Class AA share, and Class AAA on the outstanding shares of common stock payable to stockholders of record at the close of business on each day during the period from October 1, 2018 through December 31, 2018. Such distributions payable to each stockholder of record will be paid on such date after the end of each month during the period as determined by GCEAR II's Chief Executive Officer.
On December 12, 2018, GCEAR II’s board of directors declared cash distributions in the amount of $0.0015068493 per day, subject to adjustments for class-specific expenses, per Class T share, Class S share, Class D share, Class I share, Class A share, Class AA share, and Class AAA share on the outstanding shares of common stock payable to stockholders of record at the close of business on each day during the period January 1, 2019 through the earlier of March 31, 2019 or the date of consummation of the Company Merger. Such distributions payable to each stockholder of record will be paid on such date after the end of each month during the period as determined by GCEAR II's Chief Executive Officer.
GCEAR’s Market Price Data and Dividend Data
There is no established public trading market for shares of GCEAR common stock. The following table sets forth, for the periods indicated, the quarterly cash distributions paid on GCEAR common stock.

Quarter	Total Distributions Declared and Paid to Preferred Equity Holders (1)	Total Distributions Declared and Paid to Limited Partners (1)	Total Distributions Declared and Paid to Stockholders (1)	Distributions Declared per Common Share (2)
1st Quarter 2016	$—	$981	$30,238	$0.17
2nd Quarter 2016	$—	$1,124	$30,297	$0.17
3rd Quarter 2016	$—	$1,194	$30,636	$0.17
4th Quarter 2016	$—	$1,194	$30,627	$0.17
1st Quarter 2017	$—	$1,168	$30,055	$0.17
2nd Quarter 2017	$—	$1,181	$30,293	$0.17
3rd Quarter 2017	$—	$1,194	$30,375	$0.17
4th Quarter 2017	$—	$1,195	$29,974	$0.17
1st Quarter 2018	$—	$1,168	$29,308	$0.17
2nd Quarter 2018	$—	$1,181	$29,051	$0.17
3rd Quarter 2018	$1,228	$1,194	$29,027	$0.17

(1)	Declared distributions are paid monthly in arrears.

(2)	Distributions declared per common share amounts are rounded to the nearest $0.01.

During the quarter ended September 30, 2018, GCEAR paid distributions in the amount of $0.001901096 per day per share on the outstanding shares of common stock payable to stockholders of record at the close of business on each day during the period from July 1, 2018 through September 30, 2018. Such distributions were paid on a monthly basis, on or about the first day of the month, for the month then-ended.
On September 12, 2018, GCEAR’s board of directors declared distributions in the amount of $0.001901096 per day per share on the outstanding shares of common stock payable to stockholders of record at the close of business on each day during the period from October 1, 2018 through December 31, 2018. Such distributions payable to each stockholder of record during a month will be paid on such date of the following month as GCEAR’s Chief Executive Officer may determine.

On December 12, 2018, GCEAR’s board of directors declared cash distributions in the amount of $0.001901096 per day per share on the outstanding shares of common stock payable to stockholders of record at the close of business on each day during the period January 1, 2019 through the earlier of March 31, 2019 or the date of consummation of the Company Merger. Such distributions payable to each stockholder of record will be paid on such date after the end of each month during the period as determined by GCEAR's Chief Executive Officer.

RISK FACTORS
In addition to the other information included in this Joint Proxy Statement and Prospectus, including the matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements” beginning on page 65, you should carefully consider the following risks before deciding how to vote. In addition, you should read and consider the risks associated with each of the businesses of GCEAR II and GCEAR because these risks will also affect the Combined Company. Risks in relation to GCEAR II and GCEAR can be found in GCEAR II’s and GCEAR’s respective Annual Reports on Form 10-K for the year ended December 31, 2017 and other reports filed by GCEAR II and GCEAR with the SEC. You should also read and consider the other information in this Joint Proxy Statement and Prospectus. See “Where You Can Find More Information.”
This section also contemplates the current externally-managed structure of GCEAR II. Upon the consummation of the Mergers, provisions regarding an external advisor will be inapplicable.
Risks Related to the Mergers
The exchange ratio is fixed and will not be adjusted in the event of any change in the relative values of the shares of GCEAR II common stock or GCEAR common stock.
Upon consummation of the Company Merger, each issued and outstanding share of GCEAR common stock (or fraction thereof) will be converted into the right to receive 1.04807 shares of newly created GCEAR II Class E common stock, and each issued and outstanding share of GCEAR preferred stock will be converted into the right to receive one share of newly created GCEAR II Series A Preferred Shares.  This exchange ratio is fixed pursuant to the Merger Agreement and will not be adjusted to reflect events or circumstances or other developments of which GCEAR II or GCEAR become aware or which occur after the date of the Merger Agreement, or any changes in the relative values of GCEAR II and GCEAR including, but not limited to:

•	changes in the respective businesses, operations, assets, liabilities or prospects of GCEAR II and GCEAR;

•	changes in general market and economic conditions and other factors generally affecting the relative values of GCEAR II and GCEAR’s assets;

•	federal, state and local legislation, governmental regulation and legal developments in the businesses in which GCEAR II and GCEAR operate; or

•	other factors beyond the control of GCEAR II and GCEAR, including those described or referred to elsewhere in this “Risk Factors” section.
Any such changes may materially alter or affect the relative values of shares of GCEAR II common stock or GCEAR common stock.  Therefore, if, between the date of the Merger Agreement and the consummation of the Mergers, the value of shares of GCEAR common stock increases or the value of shares of GCEAR II common stock decreases, the Merger Consideration may be less than the fair value of GCEAR stockholders’ shares of GCEAR common stock.
Completion of the Mergers is subject to a number of conditions, and if these conditions are not satisfied or waived, the Mergers will not be completed, which could result in the requirement that GCEAR or GCEAR II pay certain termination fees or, in certain circumstances, that GCEAR II or GCEAR pay expenses to the other party.
The Merger Agreement is subject to many conditions which must be satisfied or waived in order to complete the Mergers. The mutual conditions of the parties include, among others: (i) the approval of the Company Merger by the holders of a majority of the outstanding shares of GCEAR common stock; (ii) the approval of the Company Merger by the GCEAR II stockholders; (iii) the absence of any law, order or other legal restraint or prohibition that would prohibit, make illegal, enjoin, or otherwise restrict, prevent, or prohibit the Mergers or any of the transactions contemplated by the Merger Agreement; and (iv) the effectiveness of the registration statement on Form S-4 filed by GCEAR II for purposes of registering the GCEAR II Class E common stock to be issued in connection with the Company Merger. In addition, each party’s obligation to consummate the Company Merger is subject to certain other conditions, including, among others: (w) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers and other customary exceptions); (x) the other party’s compliance with its covenants and agreements contained in the Merger Agreement; (y) the absence of any event, change, or occurrence arising during the period from the date of the Merger Agreement until the effective time of the Company Merger that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the other party; and (z) the receipt of an opinion of counsel of each party to the effect that such party has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT and that the Company Merger will qualify as a tax-free reorganization. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the Merger, see “The Merger Agreement - Conditions to Completion of the Mergers” beginning on page 257.
There can be no assurance that the conditions to closing of the Mergers will be satisfied or waived or that the Mergers will be completed. Failure to consummate the Mergers may adversely affect GCEAR II’s or GCEAR’s results of operations and business prospects for the following reasons, among others: (i) each of GCEAR II and GCEAR will incur certain transaction costs, regardless of whether the proposed Mergers close, which could adversely affect each company’s respective financial condition, results of operations and ability to make distributions to its stockholders; and (ii) the proposed Mergers, whether or not they close, will divert the attention of certain management and other key employees of affiliates of GCEAR II and GCEAR from ongoing business activities, including the pursuit of other opportunities that could be beneficial to GCEAR II or GCEAR, respectively. In addition, GCEAR II or GCEAR may terminate the Merger Agreement under certain circumstances, including, among other reasons, if the Mergers are not completed by August 31, 2019 and if the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, either GCEAR or GCEAR II may be required to pay the other party a termination fee of $52,200,000. The Merger Agreement also provides that one party may be required to reimburse the other party’s transaction expenses, not to exceed $5 million, if the Merger Agreement is terminated under certain circumstances. See “The Merger Agreement - Termination of the Merger Agreement - Termination Fee and Expense Reimbursement” beginning on page 273.
The pendency of the Mergers could adversely affect the business and operations of GCEAR and GCEAR II.
Prior to the effective date of the Mergers, some tenants, prospective tenants or vendors of each of GCEAR and GCEAR II may delay or defer decisions, which could negatively affect the revenues, earnings, cash flows and expenses of GCEAR and GCEAR II, regardless of whether the Mergers are completed. Similarly, current and prospective employees of GCEAR and of affiliates of GCEAR II may experience uncertainty about their future roles with the Combined Company following the Mergers, which may materially adversely affect the ability of such entities to attract and retain key personnel during the pendency of the Mergers. In addition, due to operating restrictions in the Merger Agreement, subject to certain exclusions, each of GCEAR and GCEAR II may be unable during the pendency of the Mergers to pursue strategic transactions, undertake significant capital projects, undertake certain significant financing transactions and otherwise pursue other actions, even if such actions would prove beneficial.
The ownership percentage of GCEAR II and GCEAR common stockholders will be diluted by the Company Merger.
The Company Merger will dilute the ownership percentage of GCEAR II common stockholders and result in GCEAR common stockholders having an ownership stake in GCEAR II following the effective date of the Company Merger that is smaller than their current stake in GCEAR. Following the issuance of shares of GCEAR II Class E common stock to GCEAR stockholders pursuant to the Merger Agreement, GCEAR II common stockholders, on the one hand, and former GCEAR stockholders, on the other hand, are expected to hold approximately 31% and 69%, respectively, of GCEAR II common stock issued and outstanding immediately after the effective time of the Company Merger, based on the number of shares of GCEAR II common stock, limited partnership units in the GCEAR II Operating Partnership, and shares of GCEAR common stock currently outstanding and various assumptions regarding share issuances by GCEAR II prior to the effective time of the Company Merger. Consequently, GCEAR II common stockholders and GCEAR common stockholders, as a general matter, may have less influence over the management and policies of GCEAR II after the effective date of the Company Merger than each currently exercises over the respective management and policies of GCEAR II and GCEAR, as applicable.
The Merger Agreement contains provisions that could discourage a potential competing acquirer of either GCEAR or GCEAR II or could result in any competing proposal being at a lower price than it might otherwise be.
The Merger Agreement contains provisions that, subject to limited exceptions necessary to comply with the duties of the GCEAR directors or GCEAR II directors, as the case may be, restrict the ability of GCEAR to solicit, initiate, knowingly encourage, or knowingly facilitate competing third-party proposals to acquire all, or a significant part, of GCEAR and restrict the ability of GCEAR II to solicit, initiate, knowingly encourage, or knowingly facilitate competing third-party proposals to acquire all, or a significant part, of GCEAR II. In addition, each of GCEAR II and GCEAR generally has an opportunity to offer to modify the terms of the proposed Mergers in response to any competing acquisition proposals that may be made before the GCEAR Board or GCEAR II Board, as the case may be, may withdraw or qualify its recommendation. Upon termination of the Merger Agreement in certain circumstances, either GCEAR or GCEAR II may be required to pay a termination fee to the other party, and in certain other circumstances, one party may be required to pay the other party’s transaction expenses. See “The Merger Agreement - Covenants and Agreements - No Solicitation and Change in Recommendation with Competing Proposal or Intervening Event” beginning on page 264 and “ - Termination Fee and Expense Reimbursement” beginning on page 273.
These provisions could discourage a potential competing acquirer that might have an interest in acquiring all, or a significant part, of either GCEAR or GCEAR II from considering or proposing an acquisition, even if it were prepared to pay consideration with a higher per share cash or market value than the market value imputed to the exchange ratio proposed to be received or realized in the Mergers, or might result in a potential competing acquirer proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances.
The Merger Agreement includes restrictions on the ability of each of GCEAR II and GCEAR to make excess distributions to its stockholders, even if it would otherwise have net income and net cash available to make such distributions.
The Merger Agreement generally prohibits GCEAR II from making distributions to its stockholders in excess of $0.55 per share of GCEAR II common stock (determined on an annual basis), unless GCEAR II obtains the prior written consent of GCEAR. Similarly, the Merger Agreement generally prohibits GCEAR from making distributions to its stockholders in excess of $0.694 per share of GCEAR common stock (determined on an annual basis), unless GCEAR obtains the prior written consent of GCEAR II. While GCEAR II and GCEAR have generally agreed to use their reasonable best efforts to close the Mergers in an expeditious manner, factors could cause the delay of the closing, which include obtaining the approval of the Company Merger from the common stockholders of GCEAR II and GCEAR. Therefore, even if GCEAR II or GCEAR has available net income or net cash to make distributions to its stockholders and satisfies any other conditions to make such distributions, the terms of the Merger Agreement could prohibit such action. See “The Merger Agreement - Covenants and Agreements - Conduct of the Business of GCEAR II Pending the Mergers” beginning on page 259 and “ - Conduct of the Business of GCEAR Pending the Mergers” beginning on page 261.
The borrowings GCEAR II incurs in connection with the Mergers may limit GCEAR II’s financial and operating flexibility and GCEAR II may incur additional borrowings, which could increase the risks associated with GCEAR II’s borrowings.
In connection with the Mergers, GCEAR II expects to incur approximately $715.0 million of new borrowings in order to extinguish GCEAR’s credit facility. In addition, GCEAR II may determine to incur additional borrowings in the future pursuant to its unsecured credit facility with KeyBank, National Association (“KeyBank”). Following consummation of the Mergers, GCEAR II expects to have approximately $481.0 million of borrowing availability under such unsecured credit facility. GCEAR II’s borrowings could have material adverse consequences for its business and may:

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require GCEAR II to dedicate a large portion of its cash flow to pay principal and interest on its borrowings, which will reduce the availability of cash flow to fund working capital, capital expenditures, and other business activities;

•	increase GCEAR II’s vulnerability to general adverse economic and industry conditions;

•	subject GCEAR II to maintaining various debt, operating income, net worth, cash flow, and other financial covenant ratios;

•	limit GCEAR II’s flexibility in planning for, or reacting to, changes in its business and the industry in which it operates;

•	restrict GCEAR II’s operating policies and ability to make strategic acquisitions, dispositions, or exploiting business opportunities;

•	place GCEAR II at a competitive disadvantage compared to its competitors that have less borrowings;

•	limit GCEAR II’s ability to borrow more funds (even when necessary to maintain adequate liquidity), dispose of assets, or make distributions to stockholders; or

•	increase GCEAR II’s costs of capital.
Under the agreements governing GCEAR II’s outstanding borrowings, GCEAR II may incur additional borrowings. If new borrowings are added to GCEAR II’s existing borrowing levels, the related risks that GCEAR II now faces would increase. In addition, at the time that any of GCEAR II’s outstanding borrowings or new borrowings mature, GCEAR II may not be able to refinance such borrowings or have the funds to pay them off.
Furthermore, the amounts borrowed pursuant to GCEAR II’s unsecured credit facility bear interest at variable rates. If market interest rates increase, the interest rate on GCEAR II’s variable rate borrowings will increase and will create higher debt service requirements, which would adversely affect its cash flow and could adversely impact its results of operations. While GCEAR II may enter into agreements limiting its exposure to higher debt service requirements, any such agreements may not offer complete protection from this risk.
The shares of GCEAR II common stock to be received by GCEAR common stockholders as a result of the Mergers will have rights different from the shares of GCEAR common stock.
Upon completion of the Company Merger, the rights of former GCEAR common stockholders who become GCEAR II common stockholders will be governed by the charter and bylaws of GCEAR II and the MGCL. The rights associated with GCEAR common stock are different from the rights associated with GCEAR II common stock. See “Comparison of Rights of GCEAR II Stockholders and GCEAR Stockholders” beginning on page 301 for a discussion of the different rights associated with GCEAR II common stock.
The Company Merger and the other transactions contemplated by the Merger Agreement are subject to approval by common stockholders of GCEAR and GCEAR II.
In order for the Company Merger to be completed, GCEAR stockholders must approve the Company Merger and the other transactions contemplated by the Merger Agreement, which requires the affirmative vote of a majority of all the votes entitled to be cast on such proposal at the GCEAR annual meeting. Pursuant to the Merger Agreement, as a condition to completing the Company Merger, GCEAR II stockholders must also approve the Company Merger and the other transactions contemplated by the Merger Agreement, which requires the affirmative vote of a majority of all the votes cast on such proposal at the GCEAR II annual meeting. If these required votes are not obtained, the Company Merger may not be consummated.

The Merger Agreement contains provisions that grant the GCEAR Board or the GCEAR II Board the ability to change its recommendation regarding the Mergers in certain circumstances based on the exercise of the GCEAR or GCEAR II directors’ duties.
GCEAR may change its recommendation regarding the Mergers, subject to the terms of the Merger Agreement, in response to a material change in circumstances or development that was not known to the GCEAR Board prior to the execution of the Merger Agreement (or if known, the consequences of which were not known or reasonably foreseeable), which change in circumstances or development, or any material consequence thereof, becomes known to the GCEAR Board prior to the effective time of the Mergers if the GCEAR Board determines in good faith, after consultation with its outside legal counsel, that failure to change its recommendation with respect to the Mergers would be inconsistent with the GCEAR directors’ duties under applicable law.
In addition, GCEAR II may change its recommendation regarding the Mergers, subject to the terms of the Merger Agreement, in response to a material change in circumstances or development that was not known to the GCEAR II Board prior to the execution of the Merger Agreement (or if known, the consequences of which were not known or reasonably foreseeable), which change in circumstances or development, or any material consequence thereof, becomes known to the GCEAR II Board prior to the effective time of the Mergers if the GCEAR II Board determines in good faith, after consultation with its outside legal counsel, that failure to change its recommendation with respect to the Mergers would be inconsistent with the GCEAR II directors’ duties under applicable law.
There may be unexpected delays in the consummation of the Mergers.
The Mergers are expected to close during the first half of 2019 assuming that all of the conditions in the Merger Agreement are satisfied or waived. The Merger Agreement provides that either GCEAR II or GCEAR may terminate the Merger Agreement if the Mergers have not occurred by August 31, 2019. Certain events may delay the consummation of the Mergers. Some of the events that could delay the consummation of the Mergers include difficulties in obtaining the approval of the GCEAR and GCEAR II stockholders, or satisfying the other closing conditions to which the Mergers are subject.
GCEAR II may incur adverse tax consequences if GCEAR has failed or fails to qualify as a REIT for U.S. federal income tax purposes.
If GCEAR has failed or fails to qualify as a REIT for U.S. federal income tax purposes and the Mergers are completed, GCEAR II may inherit significant tax liabilities and could lose its REIT status should disqualifying activities continue after the Mergers.
Risks Related to the Combined Company Following the Mergers
The future results of the Combined Company will suffer if the Combined Company does not effectively manage its expanded operations following the Mergers.
Following the Mergers, the Combined Company expects to continue to expand its operations through additional acquisitions and other strategic transactions, some of which may involve complex challenges. The future success of the Combined Company will depend, in part, upon the ability of the Combined Company to manage its expansion opportunities, which may pose substantial challenges for the Combined Company to integrate new operations into its existing business in an efficient and timely manner, and upon its ability to successfully monitor its operations, costs, regulatory compliance and service quality, and to maintain other necessary internal controls. There is no assurance that the Combined Company’s expansion or acquisition opportunities will be successful, or that the Combined Company will realize its expected operating efficiencies, cost savings, revenue enhancements, or other benefits.
The Combined Company will be newly self-managed.
The Self Administration Transaction was consummated on December 14, 2018, and assuming the Mergers are consummated, the Combined Company will be a self-managed REIT. The Combined Company will no longer bear the costs of the various fees and expense reimbursements previously paid to the former external advisors of GCEAR and GCEAR II and their affiliates; however, the Combined Company’s expenses will include the compensation and benefits of the Combined Company’s officers, employees and consultants, as well as overhead previously paid by the former external advisors of GCEAR and GCEAR II and their affiliates. The Combined Company’s employees will provide services historically provided by the external advisors and their affiliates. The Combined Company will be subject to potential liabilities that are commonly faced by employers, such as workers’ disability and compensation claims, potential labor disputes, and other employee-related liabilities and grievances, and the Combined Company will bear the cost of the establishment and maintenance of any employee compensation plans. In addition, the Combined Company has not previously operated as a self-managed REIT and may encounter unforeseen costs, expenses, and difficulties associated with providing these services on a self-advised basis. If the Combined Company incurs unexpected expenses as a result of its self-management, its results of operations could be lower than they otherwise would have been.
The Combined Company may need to incur additional indebtedness in the future.
In connection with executing the Combined Company’s business strategies following the Mergers, the Combined Company expects to evaluate the possibility of acquiring additional properties and making strategic investments, and the Combined Company may elect to finance these endeavors by incurring additional indebtedness. The amount of such indebtedness could have material adverse consequences for the Combined Company, including: (i) hindering the Combined Company’s ability to adjust to changing market, industry or economic conditions; (ii) limiting the Combined Company’s ability to access the capital markets to refinance maturing debt or to fund acquisitions or emerging businesses; (iii) limiting the amount of free cash flow available for future operations, acquisitions, dividends, stock repurchases or other uses; (iv) making the Combined Company more vulnerable to economic or industry downturns, including interest rate increases; and (v) placing the Combined Company at a competitive disadvantage compared to less leveraged competitors.
The Combined Company’s operating results after the Mergers may materially differ from the pro forma information presented in this Joint Proxy Statement and Prospectus.
The Combined Company’s operating results after the Mergers may be materially different from those shown in the pro forma information presented in this Joint Proxy Statement and Prospectus, which represents only a combination of GCEAR II’s historical results with those of GCEAR and GRECO. See “Pro Forma Financial Information” attached as Annex G. The financing and transaction costs related to the Mergers could be higher or lower than currently estimated, depending on how difficult it is to integrate GCEAR’s business with that of GCEAR II and how difficult it is for GCEAR II to make the transition from being externally managed to self-managed.
Following the consummation of the Mergers, the Combined Company will assume certain potential liabilities relating to GCEAR.
Following the consummation of the Mergers, the Combined Company will have assumed certain potential liabilities relating to GCEAR. These liabilities could have a material adverse effect on the Combined Company’s business to the extent the Combined Company has not identified such liabilities or has underestimated the amount of such liabilities.
If and when the Combined Company completes a Strategic Transaction, the market value ascribed to the shares of common stock of the Combined Company upon the Strategic Transaction may be significantly lower than the estimated value per share of GCEAR II and GCEAR considered by their respective Boards in approving and recommending the Mergers.
In approving and recommending the Mergers, the GCEAR II Board, the GCEAR II Special Committee, the GCEAR Board, and the GCEAR Special Committee considered the most recent estimated value per share of GCEAR II and GCEAR as determined by their respective Boards with the assistance of their respective third party valuation experts. In the event that the Combined Company completes a Strategic Transaction after consummation of the Mergers, such as a listing of its shares on a national securities exchange, a merger in which stockholders of the Combined Company receive securities that are listed on a national securities exchange, or a sale of the Combined Company for cash, the market value of the shares of the Combined Company upon consummation of such Strategic Transaction may be significantly lower than the current estimated values considered by the GCEAR II Board, the GCEAR II Special Committee, the GCEAR Board and the GCEAR Special Committee and the

estimated value per share of GCEAR II that may be reflected on the account statements of stockholders of the Combined Company after consummation of the Mergers. For example, if the shares of the Combined Company are listed on a national securities exchange at some point after the consummation of the Mergers, the trading price of the shares may be significantly lower than the current GCEAR II estimated value per share of $9.62. There can be no assurance, however, that any such Strategic Transaction will occur.
Risks Related to an Investment in GCEAR II’s Common Stock
The value of the Combined Company’s common stock may decline as a result of the Company Merger.
The value of the Combined Company’s common stock may decline as a result of the Mergers if the Combined Company does not achieve the perceived benefits of the Mergers as rapidly or to the extent anticipated by GCEAR II management or if the effect of the Mergers on GCEAR II financial results is not consistent with the expectations of GCEAR II management. In addition, if the Company Merger is consummated, GCEAR II’s stockholders will own interests in a company operating an expanded business with a different mix of properties, risks and liabilities. Current stockholders may not wish to continue to invest in GCEAR II if the Company Merger is consummated or for other reasons and may wish to submit some or all of their shares of GCEAR II common stock for redemption. In addition, GCEAR stockholders are expected to own approximately 69% of the outstanding shares of GCEAR II common stock, on a pro forma basis, following the Company Merger. They may determine not to continue to hold their shares of GCEAR II common stock and submit their shares for redemption following the Company Merger, which may result in additional pressure on the value of GCEAR II common stock.
GCEAR II cannot assure stockholders that it will be able to continue paying distributions at the rate currently paid by GCEAR II, or at all.
GCEAR II common stockholders may not receive the distributions equivalent to those currently paid by GCEAR II following the Company Merger for various reasons, including the following:

•	GCEAR II may not have enough cash to pay such distributions due to changes in GCEAR II’s cash requirements, capital spending plans, cash flow, or financial position;

•
decisions on whether, when, and in which amounts to make any future distributions will remain at all times entirely at the discretion of the GCEAR II Board, which reserves the right to change GCEAR II’s current distribution practices at any time and for any reason; and

•	GCEAR II may desire to retain cash.
Stockholders of GCEAR II will have no contractual or other legal right to distributions that have not been declared by the GCEAR II Board.
The GCEAR II Series A Preferred Shares will rank senior to the GCEAR II common stock and therefore, any cash GCEAR II has to pay distributions will be used to pay distributions to the holders of GCEAR II Series A Preferred Shares first, which could have a negative impact on GCEAR II’s ability to pay distributions to its common stockholders.
The GCEAR II Series A Preferred Shares will rank senior to all common stock, and therefore, the rights of holders of GCEAR II Series A Preferred Shares to distributions will be senior to distributions to GCEAR II’s common stockholders. Furthermore, distributions on the GCEAR II Series A Preferred Shares are cumulative and are declared and payable quarterly. GCEAR II is obligated to pay the holders of the GCEAR II Series A Preferred Shares their current distributions and any accumulated and unpaid distributions prior to any distributions being paid to its common stockholders and, therefore, any cash available for distribution will be used first to pay distributions to the holders of the GCEAR II Series A Preferred Shares. The GCEAR II Series A Preferred Shares also have a liquidation preference in the event of GCEAR II’s involuntary liquidation, dissolution or winding up of GCEAR II’s affairs (a “liquidation”) which could negatively affect any payments to the common stockholders in the event of a liquidation. In addition, GCEAR II’s right to redeem the GCEAR II Series A Preferred Shares could have a negative effect on its ability to operate profitably and its ability to pay distributions to its common stockholders.

The Combined Company may have adverse tax consequences if GCEAR II or GCEAR has failed or fails to qualify as a REIT for U.S. federal income tax purposes.
Each of GCEAR II and GCEAR has operated in a manner that it believes has allowed it to qualify as a REIT for U.S. federal income tax purposes under the Code, and each intends to continue to do so through the time of the Mergers, and the Combined Company intends to continue operating in such a manner following the Mergers. None of GCEAR II, GCEAR or the Combined Company has requested or plans to request a ruling from the Internal Revenue Service (the “IRS”) that it qualifies as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within the control of GCEAR II, GCEAR or the Combined Company, as the case may be, may affect any such company’s ability to qualify as a REIT. In order to qualify as a REIT, each of GCEAR II, GCEAR and the Combined Company must satisfy a number of requirements, including requirements regarding the ownership of its stock and the composition of its gross income and assets. Also, a REIT must make distributions to stockholders (taking into account the pricing of shares under the DRP) aggregating annually at least 90% of its net taxable income, excluding any net capital gains.
If any of GCEAR II, GCEAR or the Combined Company loses its REIT status, or is determined to have lost its REIT status in a prior year, it will face serious tax consequences that would substantially reduce its cash available for distribution, including cash available to pay dividends to its stockholders, because:

•
such company would be subject to U.S. federal income tax on its net income at regular corporate rates for the years it did not qualify for taxation as a REIT (and, for such years, would not be allowed a deduction for dividends paid to stockholders in computing its taxable income);

•	such company could be subject to the federal alternative minimum tax (for taxable years beginning on or before December 31, 2017) and possibly increased state and local taxes for such periods;

•
unless such company is entitled to relief under applicable statutory provisions, neither it nor any “successor” company could elect to be taxed as a REIT until the fifth taxable year following the year during which it was disqualified; and

•
for up to 5 years following re-election of REIT status, upon a taxable disposition of an asset owned as of such re-election, such company could be subject to corporate level tax with respect to any built-in gain inherent in such asset at the time of re-election.

The Combined Company will inherit any liability with respect to unpaid taxes of GCEAR II or GCEAR for any periods prior to the Mergers. In addition, under the “investment company” rules under Section 368 of the Code, if both GCEAR II and GCEAR are “investment companies” under such rules (without regard to their REIT status), the failure of either GCEAR II or GCEAR to qualify as a REIT could cause the Mergers to be taxable to GCEAR II or GCEAR, respectively, and its stockholders. As a result of all these factors, GCEAR II’s, GCEAR’s or the Combined Company’s failure to qualify as a REIT could impair the Combined Company’s ability to expand its business and raise capital, and would materially adversely affect the value of its stock. In addition, for years in which the Combined Company does not qualify as a REIT, it will not otherwise be required to make distributions to stockholders.
In certain circumstances, even if the Combined Company qualifies as a REIT, it and its subsidiaries may be subject to certain U.S. federal, state, and other taxes, which would reduce the Combined Company’s cash available for distribution to its stockholders.
Even if each of GCEAR II, GCEAR and the Combined Company has, as the case may be, qualified and continues to qualify as a REIT, the Combined Company may be subject to U.S. federal, state, or other taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT that do not qualify for a statutory “safe harbor” (a “prohibited transaction” under the Code) will be subject to a 100% tax. In addition, the Combined Company may not be able to make sufficient distributions to avoid income and excise taxes applicable to REITs. Alternatively, the Combined Company may decide to retain income it earns from the sale or other disposition of its property and pay income tax directly on such income. In that event, the Combined Company’s stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, might not have any benefit from their deemed payment of such tax liability. The Combined Company and its subsidiaries may also be subject to U.S. federal taxes other than U.S. federal income taxes, as well as state and local taxes (such as state and local income and property taxes), either directly or at the level of its operating partnership, or at the level of the other companies through which the Combined Company indirectly owns its assets. Any U.S. federal or state taxes the Combined Company (or any of its subsidiaries) pays will reduce cash available for distribution by the Combined Company to stockholders. See section “Material U.S. Federal Income Tax Consequences of the Mergers” beginning on page 282.
The Combined Company may be subject to adverse legislative or regulatory tax changes that could increase its tax liability, reduce its operating flexibility and reduce the price of its shares.
In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in the Combined Company’s stock. In particular, on December 22, 2017, President Trump signed the Tax Cuts and Jobs Act (the “TCJA”) into law. The TCJA includes sweeping changes to U.S. tax laws and represents the most significant changes to the Code since 1986. In addition to reducing corporate and individual tax rates, the TCJA eliminates or restricts various deductions. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017, and before January 1, 2026. The TCJA also makes numerous large and small changes to the tax rules that do not affect the REIT qualification rules directly, but may otherwise affect the Combined Company or its stockholders.
While the changes in the TCJA generally appear to be favorable with respect to REITs, the extensive changes to non-REIT provisions in the Code may have unanticipated effects on the Combined Company or its stockholders. Moreover, Congressional leaders have recognized that the process of adopting extensive tax legislation in a short amount of time without hearings and substantial time for review is likely to have led to drafting errors, issues needing clarification and unintended consequences that will have to be revisited in subsequent tax legislation. At this point, it is not clear if or when Congress will address these issues or when the IRS will issue administrative guidance on the changes made in the TCJA.
Additional changes to the tax laws are likely to continue to occur, and the Combined Company cannot assure you that any such changes will not adversely affect your taxation, the investment in the Combined Company’s stock or the market value or the resale potential of the Combined Company’s properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation, including the TCJA, on your investment in the Combined Company’s stock and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in the Combined Company’s stock.
Risks Related to GCEAR II
GCEAR II has paid, and may continue to pay, distributions from sources other than cash flow from operations, including out of net proceeds from its offerings; therefore, GCEAR II will have fewer funds available for the acquisition of properties, and its stockholders’ overall return may be reduced.
In the event GCEAR II does not have enough cash from operations to fund its distributions, GCEAR II may borrow, issue additional securities, or sell assets in order to fund the distributions or make the distributions out of net proceeds from its follow-on offering. GCEAR II is not prohibited from undertaking such activities by its charter, bylaws, or investment policies, and it may use an unlimited amount from any source to pay its distributions. From inception through December 31, 2017, GCEAR II funded 7% of its distributions using offering proceeds and 93% of its cash distributions using cash flows from operations as shown on the statement of cash flows contained in Appendix I hereto. If GCEAR II continues to pay distributions from sources other than cash flow from operations, it will have fewer funds available for acquiring properties and investing in the existing portfolio, which may reduce GCEAR II stockholders’ overall returns. Additionally, to the extent distributions exceed cash flow from operations, a stockholder’s basis in GCEAR II stock may be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize a capital gain.

GCEAR II may be unable to maintain cash distributions or increase distributions over time.
There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions will be based principally on distribution expectations of GCEAR II investors and cash available from its operations. The amount of cash available for distribution will be affected by many factors, such as GCEAR II’s ability to buy properties and its operating expense levels, as well as many other variables. Actual cash available for distribution may vary substantially from estimates. GCEAR II cannot assure its stockholders that it will be able to pay or maintain distributions or that distributions will increase over time, nor can it give any assurance that rents from the properties will increase, or that future acquisitions of real properties will increase its cash available for distribution to stockholders. GCEAR II’s actual results may differ significantly from the assumptions used by its Board in establishing the distribution rate to stockholders.
There is no guarantee that GCEAR II will resume its follow-on offering. Even if GCEAR II resumes its offering, there is no guarantee that it will raise substantial funds.
There is no guarantee that GCEAR II will resume its follow-on offering. Even if GCEAR II resumes its offering, there is no guarantee that it will raise substantial funds in such offering. If GCEAR II is unable to raise a substantial amount of funds, it will make fewer investments resulting in less diversification in terms of the number of investments owned, the types of investments that it makes, and the geographic regions in which its investments are located. In such event, the likelihood of GCEAR II’s profitability being affected by the performance of any one of its investments will increase. Additionally, GCEAR II is not limited in the number or size of its investments or the percentage of net investment proceeds it may dedicate to a single investment. A stockholder’s investment in GCEAR II shares will be subject to greater risk to the extent that it lacks a diversified portfolio of investments. Further, GCEAR II will have certain fixed operating expenses, regardless of whether it is able to raise substantial funds in the future. GCEAR II’s inability to raise substantial funds could increase its fixed operating expenses as a percentage of gross income, potentially reducing its net income and cash flow and potentially limiting its ability to make distributions.
GCEAR II may suffer from delays in locating suitable investments, which could adversely affect its ability to make distributions at its current level and the value of a stockholder’s investment.
GCEAR II could suffer from delays in locating suitable investments. Delays GCEAR II encounters in the selection, acquisition and development of income-producing properties likely would adversely affect its ability to make distributions at its current level and the value of a stockholder’s investment. In particular, if GCEAR II acquires properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, stockholders could suffer delays in the receipt of cash distributions attributable to those particular properties. In such event, GCEAR II may pay all or a substantial portion of its distributions from the proceeds of its public offering or from borrowings in anticipation of future cash flow, which may constitute a return of a stockholder’s capital. GCEAR II is not prohibited from undertaking such activities by its charter, bylaws or investment policies, and there are no current limits on the amount of distributions to be paid from such funds. Distributions from the proceeds of GCEAR II’s public offering or from borrowings also could reduce the amount of capital it ultimately invests in properties. This, in turn, would reduce the value of a stockholder’s investment. In particular, if GCEAR II acquires properties prior to the start of construction or during the early stages of construction, it will typically take up to one year or more to complete construction and rent available space. Therefore, stockholders could suffer delays in the receipt of cash distributions attributable to those particular properties.

There is currently no public trading market for GCEAR II shares and there may never be one; therefore, it will be difficult for stockholders to sell their shares.
There is currently no public market for GCEAR II shares and there may never be one. Stockholders may not sell their shares unless the buyer meets applicable suitability and minimum purchase standards. The GCEAR II charter also prohibits the ownership by any one individual of more than 9.8% in value of the aggregate of its outstanding stock or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of its outstanding common stock, unless waived by its Board, which may inhibit large investors from desiring to purchase a stockholder’s shares. Moreover, GCEAR II’s SRP includes numerous restrictions that would limit a stockholder’s ability to sell their shares to GCEAR II. The GCEAR II Board could choose to amend, suspend or terminate its SRP upon 30 days’ notice. Therefore, it may be difficult for stockholders to sell their shares promptly or at all. If stockholders are able to sell their shares, they will likely have to sell them at a substantial discount to the price they paid for the shares. It also is likely that a stockholder’s shares would not be accepted as the primary collateral for a loan. Stockholders should purchase the shares only as a long-term investment because of the illiquid nature of the shares. Additionally, holders of Class E common stock may not be able to participate in GCEAR II’s SRP. See “The Merger Agreement-Tender Offer and Share Redemption of Class E Common Stock.”
Stockholders may be unable to sell their shares because their ability to have their shares redeemed pursuant to GCEAR II’s SRP is subject to significant restrictions and limitations and if stockholders are able to sell their shares under the program, they may not be able to recover the amount of their investment in GCEAR II shares.
Even though GCEAR II’s SRP is temporarily suspended, if and when it is reinstated, it may provide stockholders with a limited opportunity in the future to sell their shares to GCEAR II after they have held them for a period of one year, and stockholders should be fully aware that GCEAR II’s SRP contains significant restrictions and limitations. Further, the GCEAR II board may limit, suspend, terminate or amend any provision of the SRP upon 30 days’ notice. Generally, GCEAR II’s SRP imposes a quarterly cap on aggregate redemptions of GCEAR II shares equal to the amount of shares with a value (based on the applicable redemption price per share on the day the redemption is effected) of up to 5% of the aggregate NAV of the outstanding shares as of the last business day of the previous calendar quarter.

Valuations and appraisals of GCEAR II’s properties, real estate-related assets and real estate-related liabilities are estimates of value and may not necessarily correspond to realizable value.
The valuation methodologies used to value GCEAR II's properties and certain real estate-related assets involve subjective judgments regarding such factors as comparable sales, rental revenue and operating expense data, the capitalization or discount rate, and projections of future rent and expenses based on appropriate analysis. As a result, valuations and appraisals of GCEAR II's properties, real estate-related assets and real estate-related liabilities are only estimates of current market value. Ultimate realization of the value of an asset or liability depends to a great extent on economic and other conditions beyond GCEAR II's control and the control of the independent valuation firm and other parties involved in the valuation of GCEAR II's assets and liabilities. Further, these valuations may not necessarily represent the price at which an asset or liability would sell, because market prices of assets and liabilities can only be determined by negotiation between a willing buyer and seller. Valuations used for determining GCEAR II's NAV also may be made without consideration of the expenses that would be incurred in connection with disposing of assets and liabilities. Therefore, the valuations of GCEAR II's properties, GCEAR II's investments in real estate-related assets and GCEAR II's liabilities may not correspond to the timely realizable value upon a sale of those assets and liabilities. GCEAR II's NAV does not reflect fees that may become payable after the date of determination of the NAV, which fees may not ultimately be paid in certain circumstances, including if GCEAR II is liquidated or if there is a listing of GCEAR II's common stock. GCEAR II's NAV does not currently represent enterprise value and may not accurately reflect the actual prices at which GCEAR II's assets could be liquidated on any given day, the value a third party would pay for all or substantially all of GCEAR II's shares, or the price that GCEAR II's shares would trade at on a national stock exchange. There will be no retroactive adjustment in the valuation of such assets or liabilities, the price of GCEAR II's shares of common stock, the price GCEAR II paid to redeem shares of its common stock or NAV-based fees GCEAR II paid to GCEAR II's Advisor and GCEAR II's dealer manager to the extent such valuations prove to not accurately reflect the true estimate of value and are not a precise measure of realizable value.
GCEAR II’s NAV per share amounts may change materially if the appraised values of its properties materially change from prior appraisals or the actual operating results differ from what GCEAR II originally budgeted.
GCEAR II anticipates daily updates based on property and real estate market events that are material to its NAV. Notification of property and real estate market events may lag the actual event and events may be missed, unknown or difficult to value. The valuations will reflect information provided to the appraisers subject to a reasonable time to analyze the event and document the new market value. Third-party appraisals of GCEAR II properties using an appraisal report format are conducted on a rolling basis, such that properties are appraised at different times but each property is appraised at least once per calendar year. When these appraisals are reflected in GCEAR II’s NAV calculations, there may be a material change in its NAV per share amounts for each class of its common stock from those previously reported. In addition, actual operating results may differ from what GCEAR II originally budgeted, which may cause a material increase or decrease in the NAV per share amounts. GCEAR II will not retroactively adjust the NAV per share of each class reported. Therefore, because a new annual appraisal may differ materially from the prior appraisal or the actual results from operations may be better or worse than what GCEAR II previously budgeted, the adjustment to reflect the new appraisal or actual operating results may cause the NAV per share for each class of its common stock to increase or decrease, and such increase or decrease will occur on the day the adjustment is made.

The NAV per share that GCEAR II publishes may not necessarily reflect changes in its NAV that are not immediately quantifiable.
From time to time, GCEAR II may experience events with respect to its investments that may have a material impact on its NAV. For example, and not by way of limitation, changes in governmental rules, regulations and fiscal policies, environmental legislation, acts of God, terrorism, social unrest, civil disturbances and major disturbances in financial markets may cause the value of a property to change materially. The NAV per share of each class of GCEAR II common stock as published on any given day may not reflect such extraordinary events to the extent that their financial impact is not immediately quantifiable. As a result, the NAV per share that GCEAR II publishes may not necessarily reflect changes in its NAV that are not immediately quantifiable, and the NAV per share of each class published after the announcement of a material event may differ significantly from its actual NAV per share for such class until such time as the financial impact is quantified and its NAV is appropriately adjusted in accordance with its valuation procedures. The resulting potential disparity in GCEAR II’s NAV may inure to the benefit of redeeming stockholders or non-redeeming stockholders and any new purchasers of GCEAR II common stock, depending on whether GCEAR II’s published NAV per share for such class is overstated or understated.
GCEAR II’s NAV is not subject to GAAP, will not be independently audited and will involve subjective judgments by the independent valuation firm and other parties involved in valuing GCEAR II’s assets and liabilities.
GCEAR II’s valuation procedures and its NAV are not subject to GAAP and will not be subject to independent audit. GCEAR II’s NAV may differ from equity (net assets) reflected on its audited financial statements, even if GCEAR II is required to adopt a fair value basis of accounting for GAAP financial statement purposes. Additionally, GCEAR II is currently dependent on the GCEAR II Advisor and will be dependent on its officers and employees to be reasonably aware of material events specific to its properties (such as tenant disputes, damage, litigation and environmental issues) that may cause the value of a property to change materially and to promptly notify the independent valuation firm so that the information may be reflected in GCEAR II’s real estate portfolio valuation. In addition, the implementation and coordination of GCEAR II’s valuation procedures include certain subjective judgments of the GCEAR II Advisor (and officers and employees in the future), such as whether the independent valuation firm should be notified of events specific to its properties that could affect their valuations, as well as of the independent valuation firm and other parties it engages, as to whether adjustments to asset and liability valuations are appropriate. Accordingly, stockholders must rely entirely on the GCEAR II Board to adopt appropriate valuation procedures and on the independent valuation firm and other parties it engages in order to arrive at its NAV, which may not correspond to realizable value upon a sale of GCEAR II assets.
No rule or regulation requires that GCEAR II calculates its NAV in a certain way, and its Board, including a majority of its independent directors, may adopt changes to the valuation procedures.
There are no existing rules or regulatory bodies that specifically govern the manner in which GCEAR II calculates its NAV. As a result, it is important that stockholders pay particular attention to the specific methodologies and assumptions GCEAR II uses to calculate its NAV. Other public REITs may use different methodologies or assumptions to determine their NAV. In addition, each year the GCEAR II Board, including a majority of its independent directors, will review the appropriateness of GCEAR II’s valuation procedures and may, at any time, adopt changes to the valuation procedures. For example, GCEAR II does not currently include any enterprise value in its assets calculated for purposes of its NAV. If GCEAR II acquires real property assets as a portfolio, it may pay a premium over the amount that it would pay for the assets individually. The GCEAR II Board may change this or other aspects of its valuation procedures, which changes may have an adverse effect on its NAV and the price at which stockholders may sell shares to GCEAR II under its SRP.

GCEAR II discloses funds from operations and adjusted funds from operations, each a non-GAAP financial measure, in communications with investors, including documents filed with the SEC; however, funds from operations and adjusted funds from operations are not equivalent to its net income or loss or cash flow from operations as determined under GAAP, and stockholders may consider GAAP measures to be more relevant to its operating performance.
GCEAR II uses and discloses to investors, funds from operations, or “FFO,” and adjusted funds from operations, or “AFFO,” which are non-GAAP financial measures. FFO and AFFO are not equivalent to GCEAR II’s net income or loss or cash flow from operations as determined in accordance with GAAP, and investors may consider GAAP measures to be more relevant in evaluating GCEAR II’s operating performance and ability to pay distributions. FFO and AFFO and GAAP net income differ because FFO and AFFO exclude gains or losses from sales of property and asset impairment write-downs, and add back depreciation and amortization and adjustments for unconsolidated partnerships and joint ventures. AFFO further adjusts for revenues in excess of cash received, amortization of in-place lease valuation, acquisition-related costs, unrealized gains or losses on derivative instruments, gain or loss from extinguishment of debt and performance participation allocation not paid in cash.
Because of these differences, FFO and AFFO may not be accurate indicators of GCEAR II’s operating performance. In addition, FFO and AFFO are not indicative of cash flow available to fund cash needs and investors should not consider FFO and AFFO as alternatives to cash flows from operations or an indication of GCEAR II’s liquidity, or indicative of funds available to fund GCEAR II’s cash needs, including GCEAR II’s ability to pay distributions to its stockholders. Neither the SEC nor any other regulatory body has passed judgment on the acceptability of the adjustments that GCEAR II uses to calculate FFO and AFFO. Also, because not all companies calculate FFO and AFFO the same way, comparisons with other companies may not be meaningful.
GCEAR II is an “emerging growth company” under the federal securities laws and is subject to reduced public company reporting requirements.
GCEAR II is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and is eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies.
GCEAR II may retain its status as an “emerging growth company” for a maximum of five years, or until the earliest of (1) the last day of the first fiscal year in which it has total annual gross revenue of $1.07 billion or more, (2) December 31 of the fiscal year that GCEAR II becomes a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of GCEAR II common stock held by non-affiliates exceeds $700 million, measured as of the last business day of GCEAR II’s most recently completed second fiscal quarter, and GCEAR II has been publicly reporting for at least 12 months) or (3) the date on which GCEAR II has issued more than $1 billion in non-convertible debt during the preceding three year period. Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with new audit rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after April 5, 2012 (unless the SEC determines otherwise), (3) provide certain disclosures relating to executive compensation generally required for larger public companies or (4) hold shareholder advisory votes on executive compensation. If GCEAR II takes advantage of any of these exemptions, GCEAR II does not know if some investors will find its common stock less attractive as a result.
Additionally, the JOBS Act provides that an “emerging growth company” may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, GCEAR II has elected to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards are required for non-emerging growth companies. Section 107 of the JOBS Act provides that GCEAR II’s decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

Cybersecurity risks and cyber incidents may adversely affect GCEAR II’s business by causing a disruption to its operations, a compromise or corruption of its confidential information, and/or damage to its business relationships, all of which could negatively impact its financial results.
A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of GCEAR II’s information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to GCEAR II’s information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. The result of these incidents may include disrupted operations, misstated or unreliable financial data, financial loss, liability for stolen assets or information, increased cybersecurity protection and insurance costs, litigation and damage to GCEAR II’s tenant and investor relationships. As GCEAR II’s reliance on technology increases, so will the risks posed to its information systems, both internal and those that GCEAR II outsources. There is no guarantee that any processes, procedures and internal controls GCEAR II has implemented or will implement will prevent cyber intrusions, which could have a negative impact on GCEAR II financial results, operations, business relationships or confidential information.
The limit on the number of shares a person may own may discourage a takeover that could otherwise result in a premium price to GCEAR II stockholders.
In order for GCEAR II to continue to qualify as a REIT, no more than 50% of its outstanding stock may be beneficially owned, directly or indirectly, by five or fewer individuals (including certain types of entities) at any time during the last half of each taxable year. To ensure that GCEAR II does not fail to qualify as a REIT under this test, its charter restricts ownership by one person or entity to no more than 9.8% in value of GCEAR II’s outstanding stock or 9.8% in value or number, whichever is more restrictive, of GCEAR II’s outstanding common stock. This restriction may have the effect of delaying, deferring or preventing a change in control of GCEAR II, including an extraordinary transaction (consisting, in this instance, of actions such as a merger, tender offer or sale of all or substantially all of its assets) that might provide a premium price for holders of GCEAR II common stock.
GCEAR II’s current charter permits its Board to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring GCEAR II in a manner that might result in a premium price to its stockholders.
GCEAR II’s current charter permits its Board to issue up to 1,000,000,000 shares of capital stock. In addition, the GCEAR II Board, without any action by GCEAR II stockholders, may amend GCEAR II charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that GCEAR II has authority to issue. The GCEAR II Board may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption of any such stock. Thus, the GCEAR II Board could authorize the issuance of preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of GCEAR II common stock. Preferred stock could also have the effect of delaying, deferring or preventing a change in control of GCEAR II, including an extraordinary transaction (consisting, in this instance, of actions such as a merger, tender offer or sale of all or substantially all of GCEAR II’s assets) that might provide a premium price for holders of GCEAR II common stock.
The GCEAR II Series A Preferred Shares will rank junior to GCEAR II’s existing and future indebtedness and will rank junior to any class or series of stock GCEAR II may issue in the future with terms specifically providing that such stock ranks senior to the GCEAR II Series A Preferred Shares with respect to the payment of dividends and the distribution of assets in the event of GCEAR II’s involuntary liquidation, dissolution or winding up, and the interests of the holders of GCEAR II Series A Preferred Shares could be diluted by the issuance of additional shares of preferred stock and by other transactions.
In connection with the Mergers, GCEAR II will file with the State Department of Assessments and Taxation of Maryland (“SDAT”) Articles Supplementary (“Articles Supplementary”) to GCEAR II’s First Articles of Amendment and Restatement designating 10,000,000 authorized but unissued shares of preferred stock as the “Series A Cumulative Perpetual Convertible Preferred Stock.” The payment of amounts due on the GCEAR II

Series A Preferred Shares will be junior in payment preference to all of GCEAR II’s existing and future debt and any securities GCEAR II may issue in the future that have rights or preferences senior to those of the GCEAR II Series A Preferred Shares. GCEAR II may issue additional shares of preferred stock in the future which, upon the prior affirmative vote or consent of the holders of at least two-thirds of the GCEAR II Series A Preferred Shares outstanding at the time, are on a parity with or senior to the GCEAR II Series A Preferred Shares with respect to the payment of dividends and the distribution of assets upon involuntary liquidation, dissolution or winding up. Additional issuance of preferred securities or other transactions could reduce the pro-rata assets available for distribution upon liquidation and the holders of GCEAR II Series A Preferred Shares may not receive their full liquidation preference if there are not sufficient assets. In addition, issuance of additional preferred securities or other transactions could dilute voting rights of the holders of GCEAR II Series A Preferred Shares with respect to certain matters that require votes or the consent of such holders.
GCEAR II may not be able to pay dividends or other distributions on the GCEAR II Series A Preferred Shares.
There can be no guarantee that GCEAR II will have sufficient cash to pay dividends on the GCEAR II Series A Preferred Shares. Payment of GCEAR II’s dividends depends upon its earnings, its financial condition, maintenance of GCEAR II’s REIT qualification and other factors as the GCEAR II Board may deem relevant from time to time. GCEAR II cannot assure the holders of GCEAR II Series A Preferred Shares that GCEAR II’s business will generate sufficient cash flow from operations, or that future borrowings will be available to GCEAR II in an amount sufficient to enable it to make distributions on the GCEAR II Series A Preferred Shares and on its common stock, to pay its indebtedness or to fund its other liquidity needs.
            The GCEAR II Series A Preferred Shares will be subject to interest rate risk.
            Dividends payable on the GCEAR II Series A Preferred Shares will be subject to interest rate risk. Because dividends on the GCEAR II Series A Preferred Shares will be predetermined, GCEAR II’s costs may increase upon maturity or redemption of the securities. This risk might require GCEAR II to sell investments at a time when GCEAR II would otherwise not do so, which could adversely affect its ability to generate cash flow.
GCEAR II is not afforded the protection of Maryland law relating to business combinations.
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

These prohibitions are intended to prevent a change of control by interested stockholders who do not have the support of the GCEAR II Board. Since GCEAR II’s charter contains limitations on ownership of 9.8% or more of its common stock, GCEAR II opted out of the business combinations statute in its charter. Therefore, GCEAR II will not be afforded the protections of this statute and, accordingly, there is no guarantee that the ownership limitations in its charter would provide the same measure of protection as the business combinations statute and prevent an undesired change of control by an interested stockholder.

GCEAR II stockholders’ investment return may be reduced if it is required to register as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). If GCEAR II loses its exemption from registration under the 1940 Act, it will not be able to continue its business unless and until it registers under the 1940 Act.
GCEAR II does not intend to register as an investment company under the 1940 Act. As of September 30, 2018, GCEAR II owned 35 buildings located on 27 properties, and its intended investments in real estate will represent the substantial majority of its total asset mix, which would not subject it to the 1940 Act. In order to maintain an exemption from regulation under the 1940 Act, GCEAR II must engage primarily in the business of buying real estate.
To maintain compliance with GCEAR II’s 1940 Act exemption, it may be unable to sell assets it would otherwise want to sell and may need to sell assets it would otherwise wish to retain. In addition, GCEAR II may be required to acquire additional income- or loss-generating assets that it might not otherwise acquire or forego opportunities to acquire interests in companies that it would otherwise want to acquire. If GCEAR II is required to register as an investment company but fails to do so, it would be prohibited from engaging in its business, and criminal and civil actions could be brought against it. In addition, GCEAR II’s contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of it and liquidate its business.
GCEAR II stockholders are bound by the majority vote on matters on which its stockholders are entitled to vote and, therefore, a stockholder’s vote on a particular matter may be superseded by the vote of other stockholders.
GCEAR II stockholders may vote on certain matters at any annual or special meeting of stockholders, including the election of directors. However, GCEAR II stockholders will be bound by the majority vote on matters requiring approval of a majority of the stockholders even if they do not vote with the majority on any such matter.
If stockholders do not agree with the decisions of the GCEAR II Board, they only have limited control over changes in GCEAR II policies and operations and may not be able to change such policies and operations, except as provided for in GCEAR II’s charter and under applicable law.
The GCEAR II Board determines its major policies, including its policies regarding investments, operations, capitalization, financing, growth, REIT qualification and distributions. The GCEAR II Board may amend or revise these and other policies without a vote of its stockholders. Under the MGCL and GCEAR II’s current charter, its stockholders have a right to vote only on the following:
•the election or removal of directors;
•amendment of GCEAR II’s charter, except that the GCEAR II Board may amend the charter without stockholder approval to increase or decrease the aggregate number of GCEAR II shares, to increase or decrease the number of GCEAR II shares of any class or series that GCEAR II has the authority to issue, to change GCEAR II’s name, to change the name or other designation or the par value of any class or series of GCEAR II shares and the aggregate par value of GCEAR II shares, or to effect certain reverse stock splits, provided however, that any such amendment does not adversely affect the rights, preferences and privileges of the stockholders;
•GCEAR II’s liquidation or dissolution; and
•any merger, consolidation, conversion, statutory share exchange or sale or other disposition of substantially all of GCEAR II’s assets.
All other matters are subject to the discretion of the GCEAR II Board. Therefore, GCEAR II stockholders are limited in their ability to change GCEAR II policies and operations.

GCEAR II’s rights and the rights of its stockholders to recover claims against its officers and directors are limited, which could reduce GCEAR II stockholders’ and its recovery against them if they cause it to incur losses.
Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. GCEAR II’s charter generally requires GCEAR II to indemnify its directors, officers, employees and agents for actions taken by them in good faith and without negligence or misconduct or, in the care of independent directors, gross negligence or willful misconduct. Additionally, GCEAR II’s charter limits the liability of its directors and officers for monetary damages subject to certain restrictions set forth under Maryland law or in GCEAR II’s charter. As a result, GCEAR II and its stockholders may have more limited rights against GCEAR II directors, officers, employees and agents than might otherwise exist under common law, which could reduce GCEAR II stockholders’ and GCEAR II’s recovery against them. In addition, GCEAR II may be obligated to fund the defense costs incurred by its directors, officers, employees and agents in some cases which would decrease the cash otherwise available for distribution to stockholders.
The GCEAR II Board may change any of its investment objectives, including its focus on single tenant business essential properties.
The GCEAR II Board may change any of its investment objectives, including its focus on single tenant business essential properties. If stockholders do not agree with a decision of GCEAR II’s Board to change any of its investment objectives, they only have limited control over such changes. Additionally, GCEAR II cannot assure stockholders that it would be successful in attaining any of these investment objectives, which may adversely impact its financial performance and ability to make distributions at its current level to stockholders.
GCEAR II’s stockholders’ interests in it will be diluted as it issues additional shares.
GCEAR II stockholders do not have preemptive rights to any shares issued by it in the future. Subject to any limitations set forth under Maryland law, the GCEAR II Board may increase the number of authorized shares of stock (currently 1,000,000,000 shares), increase or decrease the number of shares of any class or series of stock designated, or reclassify any unissued shares without the necessity of obtaining stockholder approval. All of such shares may be issued in the discretion of the GCEAR II Board. Therefore, as GCEAR II (1) sells shares in its offerings or sells additional shares in the future, including those issued pursuant to its DRP, (2) sells securities that are convertible into shares of GCEAR II common stock, (3) issues shares of its common stock in a private offering of securities to institutional investors, (4) issues shares of restricted common stock or stock options to its independent directors or (5) issues shares of its common stock in connection with an exchange of limited partnership interests of its operating partnership, existing stockholders and investors purchasing shares in its public offering will experience dilution of their equity investment in GCEAR II. Because the limited partnership interests of GCEAR II’s Operating Partnership may, in the discretion of the GCEAR II Board, be exchanged for shares of GCEAR II common stock, any merger, exchange or conversion between GCEAR II’s Operating Partnership and another entity ultimately could result in the issuance of a substantial number of shares of GCEAR II common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this “Risk Factors” section, stockholders should not expect to be able to own a significant percentage of GCEAR II shares.

GCEAR II is uncertain of its sources of debt or equity for funding its future capital needs. If GCEAR II cannot obtain funding on acceptable terms, its ability to make necessary capital improvements to its properties may be impaired or delayed.
The gross proceeds of GCEAR II’s public offering will be used primarily to purchase real estate investments and to pay various fees and expenses. In addition, to continue to qualify as a REIT, GCEAR II generally must distribute to its stockholders at least 90% of its taxable income each year, excluding capital gains. Because of this distribution requirement, it is not likely that GCEAR II will be able to fund a significant portion of its future capital needs from retained earnings. GCEAR II has not identified all of its sources of debt or equity for funding, and such sources of funding may not be available to it on favorable terms or at all. If it does not have access to sufficient funding in the future, GCEAR II may not be able to make necessary capital improvements to its properties, pay other expenses or expand its business.
If GCEAR II breaches covenants under its current credit agreement with KeyBank and other syndication partners, it could be held in default under such agreement, which could accelerate its repayment date and materially adversely affect the value of its stockholders’ investment in it.
GCEAR II entered into an Amended and Restated Credit Agreement (as defined and described further below) with KeyBank and other syndication partners under which GCEAR II through its operating partnership, as the borrower (the “Borrower”), were provided with a revolving credit facility in an initial commitment amount of up to $550 million and a term loan in an initial commitment amount of up to $200 million, which commitments may be increased under certain circumstances up to a maximum total commitment of $2 billion.
In addition to customary representations, warranties, covenants, and indemnities, the Amended and Restated Credit Agreement contains a number of financial covenants and requires GCEAR II and the Borrower to comply with the following at all times, which will be tested on a quarterly basis: (i) a maximum consolidated leverage ratio of 60%, or, the ratio may increase to 65% for up to four consecutive quarters after a material acquisition; (ii) a minimum consolidated tangible net worth of approximately $530 million, plus 75% of net future equity issuances (including units of operating partnership interests in the Borrower), minus 75% of the amount of any payments used to redeem equity (including units of operating partnership interests in the Borrower) after June 28, 2018; (iii) a minimum consolidated fixed charge coverage ratio of not less than 1.50:1.00; (iv) a maximum total secured debt ratio of not greater than 40%, which ratio will increase by five percentage points for four quarters after closing of a material acquisition that is financed with secured debt; (v) a maximum total secured recourse debt ratio, excluding recourse obligations associated with interest rate hedges, of 10% of GCEAR II’s total asset value (as defined); (vi) aggregate maximum unhedged variable rate debt of not greater than 30% of GCEAR II’s total asset value; and (vii) a maximum payout ratio of not greater than 95%.
If GCEAR II were to default under the amended and restated credit agreement, the lenders could accelerate the date for its repayment of the loans, and could sue to enforce the terms of the loans.
GCEAR II has broad authority to incur debt, and high debt levels could hinder its ability to make distributions and could decrease the value of its stockholders’ investments.
Although, technically, GCEAR II’s Board may approve unlimited levels of debt, GCEAR II’s current charter generally limits it to incurring debt no greater than 300% of its net assets before deducting depreciation or other non-cash reserves (equivalent to 75% leverage), unless any excess borrowing is approved by a majority of its independent directors and disclosed to its stockholders in its next quarterly report, along with a justification for such excess borrowing. High debt levels would cause GCEAR II to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash GCEAR II has available to distribute and could result in a decline in the value of its stockholders’ investments.

GCEAR II has incurred, and intends to continue to incur, mortgage indebtedness and other borrowings, which may increase its business risks.
GCEAR II has placed, and intends to continue to place, permanent financing on its properties or obtain a credit facility or other similar financing arrangement in order to acquire properties as funds are being raised in our public offering. GCEAR II may also decide to later further leverage its properties. GCEAR II may incur mortgage debt and pledge all or some of its real properties as security for that debt to obtain funds to acquire real properties. GCEAR II may borrow if it need funds to pay a desired distribution rate to its stockholders. GCEAR II may also borrow if it deems it necessary or advisable to assure that it qualifies and maintains its qualification as a REIT for federal income tax purposes. If there is a shortfall between the cash flow from its properties and the cash flow needed to service mortgage debt, then the amount available for distribution to GCEAR II stockholders may be reduced.
GCEAR II has incurred, and intends to continue to incur, indebtedness secured by its properties, which may result in foreclosure.
Most of GCEAR II’s borrowings to acquire properties will be secured by mortgages on its properties. If GCEAR II defaults on its secured indebtedness, the lender may foreclose and GCEAR II could lose its entire investment in the properties securing such loan, which could adversely affect distributions to its stockholders. To the extent lenders require GCEAR II to cross-collateralize its properties, or GCEAR II loan agreements contain cross-default provisions, a default under a single loan agreement could subject multiple properties to foreclosure.
High interest rates may make it difficult for GCEAR II to finance or refinance properties, which could reduce the number of properties it can acquire and the amount of cash distributions it can make.
If GCEAR II places mortgage debt on properties, it runs the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance at cost effective rates. If interest rates are higher when the properties are refinanced, GCEAR II may not be able to finance the properties and its income could be reduced. If any of these events occur, GCEAR II’s cash flow would be reduced. This, in turn, would reduce cash available for distribution to GCEAR II stockholders and may hinder its ability to raise more capital by issuing more stock or by borrowing more money.
If GCEAR II is unable to make its debt payments when required, a lender could foreclose on the property or properties securing such debt, which could reduce the amount of distributions GCEAR II pays to stockholders and decrease the value of GCEAR II stockholders’ investments.
GCEAR II may have a significant amount of acquisition indebtedness secured by first priority mortgages on its properties. In addition, a majority of GCEAR II properties contain, and any future acquisitions GCEAR II makes will likely contain, mortgage financing. If GCEAR II is unable to make its debt payments when required, a lender could foreclose on the property or properties securing such debt. In any such event, GCEAR II could lose some or all of its investment in these properties, which would reduce the amount of distributions it pays to stockholders and decrease the value of its stockholders’ investments.
Lenders may require GCEAR II to enter into restrictive covenants relating to its operations, which could limit its ability to make distributions to stockholders at its current level.
When providing financing, a lender could impose restrictions on GCEAR II that affect its distribution and operating policies and its ability to incur additional debt. Loan documents GCEAR II enters into may contain covenants that limit its ability to further mortgage the property, discontinue insurance coverage or replace the GCEAR II Advisor. These or other limitations may adversely affect GCEAR II’s flexibility and limit its ability to make distributions to stockholders at its current level.
Increases in interest rates could increase the amount of GCEAR II’s debt payments and adversely affect its ability to make distributions to stockholders at its current level.
GCEAR II expects that it will incur indebtedness in the future. Interest GCEAR II pays will reduce cash available for distribution. Additionally, if GCEAR II incurs variable rate debt, increases in interest rates would increase its interest costs, which could reduce its cash flows and its ability to make distributions to stockholders at its current level. In addition, if GCEAR II needs to repay existing debt during periods of rising interest rates, it could be required to liquidate one or more of its investments in properties at times that may not permit realization of the maximum return on such investments.
Disruptions in the credit markets could have a material adverse effect on GCEAR II’s results of operations, financial condition and ability to pay distributions to stockholders at its current level.
In the past, domestic and international financial markets experienced significant disruptions which were brought about in large part by failures in the U.S. banking system. These disruptions severely impacted the availability of credit and contributed to rising costs associated with obtaining credit. If debt financing is not available on terms and conditions GCEAR II finds acceptable, it may not be able to obtain financing for investments. If these disruptions in the credit markets resurface, GCEAR II’s ability to borrow monies to finance the purchase of, or other activities related to, real estate assets will be negatively impacted. If GCEAR II is unable to borrow monies on terms and conditions that it finds acceptable, it may be forced to use a greater proportion of its offering proceeds to finance its acquisitions, reduce the number of properties it can purchase, and/or dispose of some of its assets. These disruptions could also adversely affect the return on the properties GCEAR II does purchase. In addition, if GCEAR II pays fees to lock in a favorable interest rate, falling interest rates or other factors could require it to forfeit these fees. All of these events would have a material adverse effect on GCEAR II’s results of operations, financial condition and ability to pay distributions to stockholders at its current level.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Joint Proxy Statement and Prospectus contains forward-looking statements within the meaning of the Securities Act and the Exchange Act, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding intent, belief or expectations of the Registrant and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” and other comparable terms which generally are not historical in nature. These forward-looking statements include, but are not limited to, statements regarding the expected timing of completion of the proposed Mergers, the proposed Self Administration Transaction, and the plans, goals and strategies of GCEAR, GCEAR II and the Combined Company. These statements are based on current expectations, and actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the inability to complete the Mergers or failure to satisfy other conditions to completion of the Mergers; (3) the inability to complete the Mergers within the expected time period or at all, including due to the failure to obtain the approval of the GCEAR II and GCEAR stockholders or the failure to satisfy other conditions to completion of the Mergers, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Mergers; (4) risks related to disruption of management’s attention from the ongoing business operations due to the proposed Mergers; (5) the effect of the announcement of the Mergers on GCEAR II’s or GCEAR’s relationships with their respective customers, tenants, lenders, operating results and businesses generally; (6) risks related to the implementation of the Self Administration Transaction; (7) the performance of the respective portfolios generally; (8) the ability to execute upon, and realize any benefits from, potential value creation opportunities through strategic transactions and relationships in the future or at all; (9) the ability to realize upon attractive investment opportunities; and (10) future cash available for distribution. Neither GCEAR II nor GCEAR guarantees that the assumptions underlying such forward-looking statements are free from errors. Discussions of additional important factors and assumptions are contained in GCEAR II’s and GCEAR’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Item 1A. Risk Factors in each company’s Annual Report on Form 10-K for the year ended December 31, 2017. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this Joint Proxy Statement and Prospectus may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Joint Proxy Statement and Prospectus, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, neither GCEAR II nor GCEAR undertakes any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this Joint Proxy Statement and Prospectus or to reflect the occurrence of unanticipated events.
GCEAR II ANNUAL MEETING
This Joint Proxy Statement and Prospectus is being furnished in connection with the solicitation of proxies from GCEAR II stockholders for use at the GCEAR II annual meeting. This Joint Proxy Statement and Prospectus and accompanying form of proxy are first being mailed to the GCEAR II stockholders on or about February 8, 2019.
Date, Time, Place and Purpose of the GCEAR II Annual Meeting
The annual meeting of the GCEAR II stockholders will be held at the offices of GCEAR II, Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245 on March 13, 2019, commencing at 10:00 A.M. (PT) for the following purposes:

1.	to consider and vote on a proposal to approve the Company Merger pursuant to the Merger Agreement;

2.	to approve the amendment and restatement of GCEAR II’s charter, as set forth in Annex D to this Joint Proxy Statement and Prospectus;

3.
to consider and vote on the election of five nominees for directors, with each to serve until the next annual meeting of GCEAR II stockholders and until their respective successors are duly elected and qualify;

4.	to ratify the appointment of Ernst & Young as GCEAR II’s independent registered public accounting firm for the year ended December 31, 2018;

5.
to consider and vote on a proposal to approve one or more adjournments of the GCEAR II annual meeting to another date, time or place, if necessary or appropriate, as determined by the Chair of the GCEAR II annual meeting, including to solicit additional proxies in favor of the GCEAR II Merger Proposal, or the proposal to approve the charter amendment; and

6.	to attend to such other business as may properly come before the meeting and any adjournment or postponement thereof.
This Joint Proxy Statement and Prospectus also contains information regarding the GCEAR annual meeting, including the items of business for that annual meeting. GCEAR II stockholders are not voting on the proposals to be voted on at the GCEAR annual meeting.
Recommendation of the GCEAR II Board
The disinterested directors of the GCEAR II Board, based on the unanimous recommendation of the GCEAR II Special Committee, has unanimously (i) determined that the Company Merger pursuant to the Merger Agreement is advisable and in the best interests of GCEAR II and its stockholders, (ii) authorized and approved the Company Merger pursuant to the Merger Agreement, and (iii) authorized and approved the Merger Agreement. The disinterested directors of the GCEAR II Board unanimously recommends that GCEAR II stockholders vote (a) FOR the proposal to approve the Company Merger pursuant to the Merger Agreement, (b) FOR the proposal to amend and restate GCEAR II’s charter, (c) FOR ALL nominees for election as directors, (d) FOR the ratification of the appointment of the independent registered public accounting firm, and (e) FOR the proposal to approve one or more adjournments of the GCEAR II annual meeting to another date, time or place, if necessary or appropriate, as determined by the Chair of the GCEAR II annual meeting, including to solicit additional proxies in favor of the GCEAR II Merger Proposal or the proposal to approve the charter amendment.

GCEAR II Record Date; Who Can Vote at the GCEAR II Annual Meeting
Only holders of record of shares of GCEAR II common stock at the close of business on December 21, 2018, GCEAR II’s record date, are entitled to notice of, and to vote at, the GCEAR II annual meeting and any adjournment of the GCEAR II annual meeting. As of the record date, there were 78,031,951 shares of GCEAR II common stock outstanding, held by approximately 16,000 stockholders of record.
Each share of GCEAR II common stock owned on GCEAR II’s record date is entitled to one vote on each proposal at the GCEAR II annual meeting, except that shares held by GCEAR II’s directors, advisor and advisor’s affiliates are not entitled to vote on the Company Merger pursuant to the Merger Agreement.
Required Vote; Quorum
Approval of the proposal to approve the Company Merger pursuant to the Merger Agreement requires the affirmative vote of a majority of all of the votes cast on such proposal.
Approval of the proposal to amend and restate GCEAR II’s charter requires the affirmative vote of a majority of all of the votes entitled to be cast on such proposal.
The election of each of the nominees for director requires the affirmative vote of GCEAR II stockholders holding a majority of shares entitled to vote who are present in person or by proxy at the annual meeting, if a quorum is present. There is no cumulative voting in the election of GCEAR II's directors.
The ratification of the appointment of Ernst & Young as GCEAR II's independent registered public accounting firm for the year ended December 31, 2018 requires the affirmative vote of a majority of all the votes cast on such proposal.
Approval of the proposal to approve one or more adjournments of the GCEAR II annual meeting to another date, time or place, if necessary or appropriate, as determined by the Chair of the GCEAR II annual meeting, including to solicit additional proxies in favor of the GCEAR II Merger Proposal or the proposal to approve the charter amendment requires the affirmative vote of a majority of all of the votes cast on such proposal.
Regardless of the number of shares of GCEAR II common stock you own, your vote is very important. Please complete, sign, date and promptly return the enclosed proxy card today or authorize a proxy to vote your shares by phone or Internet.
GCEAR II’s charter provides that the presence at the annual meeting, in person or represented by proxy, of GCEAR II stockholders entitled to cast 50% of all the votes entitled to be cast at the meeting constitutes a quorum.
No business may be conducted at the GCEAR II annual meeting if a quorum is not present at such meeting other than the proposal to adjourn the GCEAR II annual meeting to solicit additional proxies. Pursuant to GCEAR II’s bylaws, the chairman of the meeting may adjourn the GCEAR II annual meeting to a later date, time and place announced at the meeting, whether or not a quorum is present and without a vote of stockholders.
Abstentions and Broker Non-Votes
Abstentions and broker non-votes will be counted as "present" for the purpose of establishing a quorum; however, abstentions and broker non-votes will not be counted as votes cast. Abstentions and broker non-votes, if any, will have the same effect as votes AGAINST the proposal to amend and restate the GCEAR II charter and the proposal to elect each of the nominees for director. Abstentions and broker non-votes will have no effect on the remaining proposals (or any other matters presented at the GCEAR II annual meeting for approval of the GCEAR II stockholders), assuming a quorum is present.
Manner of Submitting Proxy
GCEAR II stockholders may vote for or against the proposals to be considered at the GCEAR II annual meeting in person or by proxy. GCEAR II stockholders can authorize a proxy in the following ways:

•	Internet. GCEAR II stockholders may submit a proxy over the Internet by going to www.proxyvote.com.

•
Telephone. GCEAR II stockholders may submit a proxy using the toll-free number at 1-(800) 690-6903 and follow the recorded instructions. GCEAR II stockholders will be asked to provide the control number from the enclosed proxy card.

•	Mail. GCEAR II stockholders may submit a proxy by completing, signing, dating and returning their proxy card in the enclosed envelope.
GCEAR II stockholders should refer to their proxy cards or the information forwarded by their broker or other nominee to see which options are available to them.
The Internet and telephone proxy submission procedures are designed to authenticate stockholders and to allow them to confirm that their instructions have been properly recorded. If you submit a proxy over the Internet or by telephone, then you need not return a written proxy card or voting instruction card by mail. The Internet and telephone facilities available to record holders will close at 11:59 P.M. Eastern Time on March 12, 2019.
The method by which GCEAR II stockholders submit a proxy will in no way limit their right to vote at the GCEAR II annual meeting if they later decide to attend the meeting and vote in person. If shares of GCEAR II common stock are held in the name of a broker or other nominee, GCEAR II stockholders must obtain a proxy, executed in their favor, from the broker or other nominee, to be able to vote in person at the GCEAR II annual meeting.
All shares of GCEAR II common stock entitled to vote and represented by properly authorized proxies received prior to the GCEAR II annual meeting, and not revoked, will be voted at the GCEAR II annual meeting as instructed on the proxies. If GCEAR II stockholders of record return properly authorized proxies but do not indicate how their shares of GCEAR II common stock should be voted on a proposal, the shares of GCEAR II common stock represented by their properly authorized proxy will be voted as the GCEAR II Board recommends and therefore, (i) FOR the proposal to approve the Company Merger pursuant to the Merger Agreement, (ii) FOR the proposal to amend and restate GCEAR II’s charter, (iii) FOR ALL nominees for election as directors, (iv) FOR the ratification of the appointment of the independent registered public accounting firm, and (v) FOR the proposal to approve one or more adjournments of the GCEAR II annual meeting to another date, time or place, if necessary or appropriate, as determined by the Chair of the GCEAR II annual meeting, including to solicit additional proxies in favor of the GCEAR II Merger Proposal or the proposal to approve the charter amendment. If you do not provide voting instructions to your broker or other nominee, your shares of GCEAR II common stock will NOT be voted.
Shares Held in “Street Name”
If GCEAR II stockholders hold shares of GCEAR II common stock in an account of a broker or other nominee and they wish to vote such shares, they must return their voting instructions to the broker or other nominee.
If GCEAR II stockholders hold shares of GCEAR II common stock in an account of a broker or other nominee and attend the GCEAR II annual meeting, they should bring a letter from their broker or other nominee identifying them as the beneficial owner of such shares of GCEAR II common stock and authorizing them to vote.
If GCEAR II stockholders hold their shares in “street name” and they fail to provide their broker or other nominee with any instructions regarding how to vote their shares of GCEAR II common stock, their shares of GCEAR II common stock held by brokers and other nominees will NOT be voted and may NOT be present for the purposes of determining a quorum.
Revocation of Proxies or Voting Instructions
GCEAR II stockholders of record may change their vote or revoke a previously authorized proxy at any time before it is exercised at the GCEAR II annual meeting by:

•	submitting written notice addressed to: Griffin Capital Essential Asset REIT II, Inc., Attention: Secretary, Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245;

•	submitting a later-dated proxy (via mail, the Internet or telephone); or

•	attending the GCEAR II annual meeting and voting in person.
Attending the GCEAR II annual meeting without voting will not revoke your proxy.
GCEAR II stockholders who hold shares of GCEAR II common stock in an account of a broker or other nominee may revoke their voting instructions by following the instructions provided by their broker or other nominee. To be effective, a proxy revocation must be received by GCEAR II at or prior to the annual meeting.
Solicitation of Proxies; Payment of Solicitation Expenses
The solicitation of proxies from GCEAR II stockholders is made on behalf of the GCEAR II Board. GCEAR II will pay the cost of soliciting proxies from GCEAR II stockholders. GCEAR II has contracted with BFS to assist GCEAR II in the distribution of proxy materials and the solicitation of proxies. GCEAR II expects to pay BFS fees of approximately $500,000 to solicit proxies plus other fees and expenses for other services related to this proxy solicitation, including the review of proxy materials, dissemination of brokers’ search cards, distribution of proxy materials, operating online and telephone voting systems and receipt of executed proxies. GCEAR II will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to GCEAR II’s stockholders.
In accordance with the regulations of the SEC, GCEAR II also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of shares of GCEAR II common stock.

PROPOSALS SUBMITTED TO GCEAR II STOCKHOLDERS
GCEAR II Merger Proposal
(Proposal 1 on the GCEAR II Proxy Card)
GCEAR II stockholders are being asked to approve the Company Merger pursuant to the Merger Agreement. For a detailed discussion of the terms and conditions of the Company Merger pursuant to the Merger Agreement see “The Merger-The Merger Agreement.” As discussed in the section entitled “The Merger-Recommendation of the Board of Directors of GCEAR II and Its Reasons for the Mergers,” after careful consideration, the GCEAR II Board unanimously approved the Company Merger pursuant to the Merger Agreement and determined that the Company Merger pursuant to the Merger Agreement is advisable and in the best interests of GCEAR II and its stockholders.
There is no legal requirement under Maryland law for the GCEAR II stockholders to approve the Company Merger. However, GCEAR II believes that a transaction of this size and the transformative nature of increasing GCEAR II's outstanding equity by 324% warrants the approval of GCEAR II's stockholders in addition to the approval of the GCEAR II Board. For these reasons, GCEAR II has made the GCEAR II stockholders’ approval of the Company Merger pursuant to the Merger Agreement a condition to closing the Company Merger. Pursuant to the Merger Agreement, approval of this proposal is a condition to the closing of the Company Merger. If the proposal is not approved, the Company Merger will not be completed.
GCEAR II is requesting that GCEAR II stockholders approve the Company Merger pursuant to the Merger Agreement. Approval of this proposal requires the affirmative vote of a majority of all of the votes cast on such proposal. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote on this proposal.
Recommendation of the GCEAR II Board
The GCEAR II Board unanimously recommends that GCEAR II stockholders vote FOR the proposal to approve the Company Merger pursuant to the Merger Agreement.
Amendment and Restatement of the Charter
(Proposal 2 on the GCEAR II Proxy Card)
GCEAR II stockholders are being asked to approve the amendment and restatement of GCEAR II’s charter, as set forth in Annex D to this Joint Proxy Statement and Prospectus.
If the amendment and restatement of GCEAR II’s charter is approved by the stockholders, GCEAR II will have the authority to file the amended and restated charter until the fifth anniversary of such approval. For a detailed discussion of the reasons for and the terms of the proposed amendment and restatement of the charter, see “Amended and Restated Charter Provisions.”
GCEAR II is requesting that GCEAR II stockholders approve the proposal to amend and restate the charter. Approval of the proposal requires the affirmative vote of a majority of the votes entitled to be cast on such proposal. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote against the proposal.

Recommendation of the GCEAR II Board
The GCEAR II Board unanimously recommends that GCEAR II stockholders vote FOR the proposal to amend and restate GCEAR II’s charter, as set forth in Annex D to this Joint Proxy Statement and Prospectus.
Election of Directors
(Proposal 3 on the GCEAR II Proxy Card)
GCEAR II stockholders are being asked to vote on the election of all five members of the GCEAR II Board. Those persons elected will serve as directors until the 2019 annual meeting of the GCEAR II stockholders and until their successors are duly elected and qualify. The GCEAR II Board has nominated the following persons for re-election as directors:

•	Kevin A. Shields

•	Michael J. Escalante

•	Samuel Tang

•	Kathleen S. Briscoe

•	J. Grayson Sanders
Each of the nominees is a current member of the GCEAR II Board. The names and ages of the nominees, together with certain biographical information, is provided below under “The Companies - Griffin Capital Essential Asset REIT II, Inc. - Management.”
If any nominee becomes unable or unwilling to stand for re-election, the GCEAR II Board may designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.
Each director is elected by the affirmative vote of stockholders holding a majority of shares entitled to vote who are present in person or by proxy at the GCEAR II annual meeting, if a quorum is present. There is no cumulative voting in the election of GCEAR II’s directors. Abstentions and broker non-votes have the same effect as a vote against this proposal. Instructions to WITHHOLD with respect to any or all nominees will also have the same effect as votes AGAINST such nominee or nominees.
Recommendation of the GCEAR II Board
Each of the five nominees for re-election as a director will be elected at the GCEAR II annual meeting if a quorum is present at the GCEAR II annual meeting and a majority of shares present in person or by proxy and entitled to vote at such meeting vote in favor of such director for re-election. A properly executed proxy marked “FOR ALL” will be considered a vote in favor of all nominees for re-election as directors. A properly executed proxy marked “FOR ALL EXCEPT” will be considered a vote in favor of all nominees EXCEPT those nominees you specifically strike from the list provided. A properly executed proxy marked “WITHHOLD ALL” will be considered a vote against all director nominees.
The GCEAR II Board unanimously recommends a vote “FOR ALL” nominees listed for re-election as directors.

GCEAR II Ratification of Independent Registered Public Accounting Firm
(Proposal 4 on the GCEAR II Proxy Card)
The Audit Committee of the GCEAR II Board has appointed Ernst & Young to be GCEAR II’s independent registered public accounting firm for the year ended December 31, 2018. A representative of Ernst & Young is expected to be present at the GCEAR II annual meeting and will have an opportunity to make a statement if he or she so desires. The representative also will be available to respond to appropriate questions from GCEAR II stockholders.
Although it is not required to do so, the GCEAR II Board is submitting its Audit Committee’s appointment of GCEAR II’s independent registered public accounting firm for ratification by the GCEAR II stockholders at the annual meeting in order to ascertain the view of the stockholders regarding such appointment.
The appointment of Ernst & Young as GCEAR II’s independent registered public accounting firm is ratified by the affirmative vote of a majority of all the votes cast on such proposal. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote on this proposal. In the event that this matter is not ratified by GCEAR II stockholders, the GCEAR II Audit Committee will reconsider whether or not to retain GCEAR II’s independent registered public accounting firm at its next scheduled meeting.
Recommendation of the GCEAR II Board
The GCEAR II Board unanimously recommends a vote “FOR” ratification of the appointment of Ernst & Young as GCEAR II’s independent registered public accounting firm for the year ended December 31, 2018.

GCEAR II Adjournment Proposal
(Proposal 5 on the GCEAR II Proxy Card)
The GCEAR II stockholders are being asked to approve a proposal that will give the Chair of the GCEAR II annual meeting the authority to adjourn the GCEAR II annual meeting one or more times to another date, time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies, if necessary or appropriate, including to solicit additional proxies in favor of the GCEAR II Merger Proposal or the proposal to approve the charter amendment if there are not sufficient votes at the time of the GCEAR II annual meeting to approve such proposal.
If, at the GCEAR II annual meeting, the number of shares of GCEAR II common stock present in person or represented by proxy and voting in favor of the GCEAR II Merger Proposal or the proposal to approve the charter amendment, is insufficient to approve such proposal, GCEAR II intends to move to adjourn the GCEAR II annual meeting in order to enable the GCEAR II Board to solicit additional proxies for approval of such proposal.
GCEAR II is asking GCEAR II stockholders to approve one or more adjournments of the annual meeting to another date, time or place, if necessary or appropriate, as determined by the Chair of the GCEAR II annual meeting, including to solicit additional proxies in favor of the GCEAR II Merger Proposal or the proposal to approve the charter amendment. Approval of this adjournment proposal requires the affirmative vote of a majority of all of the votes cast on such proposal. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote on this proposal.
Recommendation of the GCEAR II Board
The GCEAR II Board unanimously recommends that GCEAR II stockholders vote FOR the proposal to approve one or more adjournments of the GCEAR II annual meeting to another date, time or place, if necessary or appropriate, as determined by the Chair of the GCEAR II annual meeting, including to solicit additional proxies in favor of the GCEAR II Merger Proposal or the proposal to approve the charter amendment.
Other Business
As of the date of this notice, the GCEAR II Board knows of no other business that may properly be brought before the GCEAR II annual meeting.
GCEAR ANNUAL MEETING
This Joint Proxy Statement and Prospectus is being furnished in connection with the solicitation of proxies from GCEAR stockholders for use at the GCEAR annual meeting. This Joint Proxy Statement and Prospectus and accompanying form of proxy are first being mailed to GCEAR stockholders on or about February 8, 2019.
Date, Time, Place and Purpose of the GCEAR Annual Meeting
The annual meeting of the GCEAR stockholders will be held at the offices of GCEAR, located at Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245 on March 13, 2019, commencing at 9:00 A.M. (PT) for the following purposes:

1.	to consider and vote on a proposal to approve the Company Merger pursuant to the Merger Agreement;

2.
to consider and vote on the election of three nominees for director, with each to serve until the next annual meeting of GCEAR stockholders and until their respective successors are duly elected and qualify;

3.	to ratify the appointment of Ernst & Young as GCEAR’s independent registered public accounting firm for the year ended December 31, 2018;

4.
to consider and vote on a proposal to approve one or more adjournments of the GCEAR annual meeting to another date, time or place, if necessary or appropriate, as determined by the Chair of the GCEAR annual meeting, including to solicit additional proxies in favor of the GCEAR Merger Proposal; and

5.	to attend to such other business as may properly come before the meeting and any adjournment or postponement thereof.
This Joint Proxy Statement and Prospectus also contains information regarding the GCEAR II annual meeting, including the items of business for that annual meeting. GCEAR stockholders are not voting on the proposals to be voted on at the GCEAR II annual meeting.
Recommendation of the GCEAR Board
The disinterested directors of the GCEAR Board, based on the unanimous recommendation of the GCEAR Special Committee, has unanimously (i) determined that the Company Merger pursuant to the Merger Agreement is advisable and in the best interests of GCEAR and its stockholders and (ii) authorized and approved the Company Merger pursuant to the Merger Agreement and (iii) authorized and approved the Merger Agreement. The disinterested directors of the GCEAR Board unanimously recommends that the GCEAR stockholders vote (i) FOR the proposal to approve the Company Merger pursuant to the Merger Agreement, (ii) FOR ALL of the nominees for election as directors, (iii) FOR the ratification of the appointment of the independent registered public accounting firm, and (iv) FOR the proposal to approve one or more adjournments of the GCEAR annual meeting to another date, time or place, if necessary or appropriate, including to solicit additional proxies in favor of the GCEAR Merger Proposal. For the reasons for this recommendation, see “The Mergers - Recommendation of the Board of Directors of GCEAR and Its Reasons for the Mergers” beginning on page 234.
GCEAR Record Date; Who Can Vote at the GCEAR Annual Meeting
Only holders of record of shares of GCEAR common stock at the close of business on December 21, 2018, GCEAR’s record date, are entitled to notice of, and to vote at, the GCEAR annual meeting and any adjournment or postponement of the annual meeting. As of the record date, there were 166,285,020 shares of GCEAR common stock outstanding, held by approximately 36,400 holders of record.
Each share of GCEAR common stock owned on GCEAR’s record date is entitled to one vote on each proposal at the GCEAR annual meeting. Shares of GCEAR preferred stock are not entitled to vote on any of the proposals presented at the GCEAR annual meeting.
Required Vote; Quorum
Approval of the proposal to approve the Company Merger pursuant to the Merger Agreement requires the affirmative vote of a majority of all of the votes entitled to be cast on such matter.
The election of each of the nominees for director requires the affirmative vote of GCEAR stockholders holding a majority of shares entitled to vote who are present in person or by proxy at the GCEAR annual meeting, if a quorum is present. There is no cumulative voting in the election of GCEAR's directors.
The ratification of the appointment of Ernst & Young as GCEAR's independent registered public accounting firm for the year ended December 31, 2018 requires the affirmative vote of a majority of all the votes cast on such proposal.
Approval of the proposal to approve one or more adjournments of the GCEAR annual meeting to another date, time or place, if necessary or appropriate, as determined by the Chair of the GCEAR annual meeting, including to solicit additional proxies in favor of the GCEAR Merger Proposal requires the affirmative vote of a majority of all of the votes cast on such proposal.
Regardless of the number of shares of GCEAR common stock you own, your vote is very important. Please complete, sign, date and promptly return the enclosed proxy card today or authorize a proxy to vote your shares by phone or Internet.

GCEAR’s bylaws provide that the presence at the GCEAR annual meeting, in person or by proxy, of GCEAR stockholders entitled to cast a majority of all of the votes entitled to be cast at such meeting will constitute a quorum.
No business may be conducted at the GCEAR annual meeting if a quorum is not present at the GCEAR annual meeting other than the proposal to adjourn the GCEAR annual meeting to solicit additional proxies. Pursuant to GCEAR’s bylaws, the chairman of the meeting may adjourn the GCEAR annual meeting to a later date, time and place announced at the meeting, whether or not a quorum is present and without a vote of stockholders.
Abstentions and Broker Non-Votes
Abstentions and broker non-votes will be counted as "present" for the purpose of establishing a quorum; however, abstentions and broker non-votes will not be counted as votes cast. Abstentions and broker non-votes, if any, will have the same effect as votes AGAINST the proposal to approve the Company Merger and the proposal to elect each of the nominees for director. Abstentions and broker non-votes will have no effect on the remaining proposals (or any other matters presented at the GCEAR annual meeting for approval of the GCEAR stockholders), assuming a quorum is present.
Manner of Submitting Proxy
GCEAR stockholders may vote for or against the proposals submitted at the GCEAR annual meeting in person or by proxy. GCEAR stockholders can authorize a proxy in the following ways:

•	Internet. GCEAR stockholders may submit a proxy over the Internet by going to www.proxyvote.com.

•
Telephone. GCEAR stockholders may submit a proxy using the toll-free number at 1-(800) 690-6903 and follow the recorded instructions. GCEAR stockholders will be asked to provide the control number from the enclosed proxy card.

•	Mail. GCEAR stockholders may submit a proxy by completing, signing, dating and returning their proxy card in the enclosed envelope.
GCEAR stockholders should refer to their proxy cards or the information forwarded by their broker or other nominee to see which options are available to them.
The Internet and telephone proxy submission procedures are designed to authenticate stockholders and to allow them to confirm that their instructions have been properly recorded. If you submit a proxy over the Internet or by telephone, then you need not return a written proxy card or voting instruction card by mail. The Internet and telephone facilities available to record holders will close at 11:59 P.M. Eastern Time on March 12, 2019.
The method by which GCEAR stockholders submit a proxy will in no way limit their right to vote at the GCEAR annual meeting if they later decide to attend the meeting and vote in person. If shares of GCEAR common stock are held in the name of a broker or other nominee, GCEAR stockholders must obtain a proxy, executed in their favor, from the broker or other nominee, to be able to vote in person at the GCEAR annual meeting.
All shares of GCEAR common stock entitled to vote and represented by properly completed proxies received prior to the GCEAR annual meeting, and not revoked, will be voted at the GCEAR annual meeting as instructed on the proxies. If GCEAR stockholders of record return properly executed proxies but do not indicate how their shares of GCEAR common stock should be voted on a proposal, the shares of GCEAR common stock represented by their properly executed proxy will be voted as the GCEAR Board recommends and therefore, (i) FOR the proposal to approve the Company Merger pursuant to the Merger Agreement, (ii) FOR ALL nominees for election as directors, (iii) FOR the ratification of the appointment of the independent registered public accounting firm, and (iv) FOR the proposal to approve one or more adjournments of the GCEAR annual meeting to another date, time or place, if necessary or appropriate, including to solicit additional proxies in favor of the GCEAR Merger Proposal. If you do not provide voting instructions to your broker or other nominee, your shares of GCEAR common stock will NOT be voted and will be considered broker non-votes.

Shares Held in “Street Name”
If GCEAR stockholders hold shares of GCEAR common stock in an account of a broker or other nominee and they wish to vote such shares, they must return their voting instructions to the broker or other nominee.
If GCEAR stockholders hold shares of GCEAR common stock in an account of a broker or other nominee and attend the GCEAR annual meeting, they should bring a letter from their broker or other nominee identifying them as the beneficial owner of such shares of GCEAR common stock and authorizing them to vote.
If GCEAR stockholders hold their shares in “street name” and they fail to provide their broker or other nominee with any instructions regarding how to vote their shares of GCEAR common stock, their shares of GCEAR common stock held by brokers and other nominees will NOT be voted and may NOT be present for purposes of determining a quorum.
Revocation of Proxies or Voting Instructions
GCEAR stockholders of record may change their vote or revoke their proxy at any time before it is exercised at the GCEAR annual meeting by:

•	submitting written notice addressed to: Griffin Capital Essential Asset REIT, Inc., Attention: Assistant Secretary, Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245;

•	submitting a later-dated proxy (via mail, the Internet or telephone); or

•	attending the GCEAR annual meeting and voting in person.
Attending the GCEAR annual meeting without voting will not revoke your proxy.
GCEAR stockholders who hold shares of GCEAR common stock in an account of a broker or other nominee may revoke their voting instructions by following the instructions provided by their broker or other nominee. To be effective, a proxy revocation must be received by GCEAR at or prior to the GCEAR annual meeting.
Solicitation of Proxies; Payment of Solicitation Expenses
The solicitation of proxies from GCEAR stockholders is made on behalf of the GCEAR Board. GCEAR will pay the cost of soliciting proxies from GCEAR stockholders. GCEAR has contracted with BFS to assist GCEAR in the distribution of proxy materials and the solicitation of proxies. GCEAR expects to pay BFS fees of approximately $850,000 to solicit proxies plus other fees and expenses for other services related to this proxy solicitation, including the review of proxy materials, dissemination of brokers’ search cards, distribution of proxy materials, operating online and telephone voting systems and receipt of executed proxies. GCEAR will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to GCEAR’s stockholders.
In accordance with the regulations of the SEC, GCEAR also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of shares of GCEAR common stock.

PROPOSALS SUBMITTED TO GCEAR STOCKHOLDERS
GCEAR Merger Proposal
(Proposal 1 on the GCEAR Proxy Card)
GCEAR stockholders are asked to approve the Company Merger pursuant to the Merger Agreement. For a summary and detailed information regarding this proposal, see the information about the Company Merger and the Merger Agreement throughout this Joint Proxy Statement and Prospectus, including the information set forth in sections entitled “The Mergers” beginning on page 226 and “The Merger Agreement” beginning on page 252. A copy of the Merger Agreement is attached as Annex A to this Joint Proxy Statement and Prospectus.
Pursuant to the Merger Agreement, approval of this proposal is a condition to the consummation of the Company Merger. If this proposal is not approved, the Company Merger will not be completed.
GCEAR is requesting that GCEAR stockholders approve the Company Merger pursuant to the Merger Agreement. Approval of this proposal requires the affirmative vote of a majority of the votes entitled to be cast on such proposal. Any shares not voted (whether by abstention, broker non-vote or otherwise) have the same effect as a vote against the proposal.
Recommendation of the GCEAR Board
The GCEAR Board unanimously recommends that GCEAR stockholders vote FOR the proposal to approve the Company Merger pursuant to the Merger Agreement.

Election of Directors
(Proposal 2 on the GCEAR Proxy Card)
GCEAR stockholders are being asked to vote on the election of all three members of the GCEAR Board. Those persons elected will serve as directors until the 2019 annual meeting of the GCEAR stockholders and until their successors are duly elected and qualified. The GCEAR Board has nominated the following persons for re-election as directors:

•	Kevin A. Shields

•	Gregory M. Cazel

•	Ranjit M. Kripalani
Each of the nominees is a current member of the GCEAR Board. The names and ages of the nominees, together with certain biographical information is provided below under “The Companies - Griffin Capital Essential Asset REIT, Inc. - Management.”
If any nominee becomes unable or unwilling to stand for re-election, the GCEAR Board may designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.
Each director is elected by the affirmative vote of GCEAR stockholders holding a majority of shares entitled to vote who are present in person or by proxy at the GCEAR annual meeting, if a quorum is present. There is no cumulative voting in the election of GCEAR’s directors. Abstentions and broker non-votes have the same effect as a vote against this proposal. Instructions to WITHHOLD with respect to any or all nominees, will also have the same effect as votes AGAINST such nominee or nominees.
Recommendation of the GCEAR Board
Each of the three nominees for re-election as directors will be elected at the GCEAR annual meeting if a quorum is present at the GCEAR annual meeting and a majority of shares present in person or by proxy and entitled to vote at such meeting vote in favor of such director for re-election. A properly executed proxy marked “FOR ALL” will be considered a vote in favor of all nominees for re-election as directors. A properly executed proxy marked “FOR ALL EXCEPT” will be considered a vote in favor of all nominees EXCEPT those nominees you specifically strike from the list provided. A properly executed proxy marked “WITHHOLD ALL” will be considered a vote against all director nominees.
The GCEAR Board unanimously recommends a vote “FOR ALL” nominees listed for re-election as directors.

GCEAR Ratification of Independent Registered Public Accounting Firm
(Proposal 3 on the GCEAR Proxy Card)
The Audit Committee of the GCEAR Board has appointed Ernst & Young to be GCEAR’s independent registered public accounting firm for the year ended December 31, 2018. A representative of Ernst & Young is expected to be present at the GCEAR annual meeting and will have an opportunity to make a statement if he or she so desires. The representative also will be available to respond to appropriate questions from GCEAR stockholders.
Although it is not required to do so, the GCEAR Board is submitting the Audit Committee’s appointment of GCEAR’s independent registered public accounting firm for ratification by the GCEAR stockholders at the GCEAR annual meeting in order to ascertain the view of the stockholders regarding such appointment.
The appointment of Ernst & Young as GCEAR’s independent registered public accounting firm is ratified by the affirmative vote of a majority of all the votes cast on such proposal. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote on this proposal. In the event that this matter is not ratified by GCEAR stockholders, the GCEAR Audit Committee will reconsider whether or not to retain GCEAR’s independent registered public accounting firm at its next scheduled meeting.
Recommendation of the GCEAR Board
The GCEAR Board unanimously recommends a vote "FOR" ratification of the appointment of Ernst & Young as GCEAR's independent registered public accounting firm for the year ended December 31, 2018.

GCEAR Adjournment Proposal
(Proposal 4 on the GCEAR Proxy Card)
The GCEAR stockholders are being asked to approve a proposal that will give the Chair of the GCEAR annual meeting the authority to adjourn the GCEAR annual meeting one or more times to another date, time or place, if necessary or appropriate, as determined by the Chair of the GCEAR annual meeting, including to permit, among other things, further solicitation of proxies, if necessary or appropriate, in favor of the GCEAR Merger Proposal if there are not sufficient votes at the time of the GCEAR annual meeting to approve such proposal.
If, at the GCEAR annual meeting, the number of shares of GCEAR common stock present or represented by proxy and voting for the approval of the GCEAR Merger Proposal is insufficient to approve such proposal, GCEAR intends to move to adjourn the GCEAR annual meeting to another place, date or time in order to enable the GCEAR Board to solicit additional proxies for approval of the proposal.
GCEAR is asking GCEAR stockholders to approve one or more adjournments of the GCEAR annual meeting to another date, time or place, if necessary or appropriate, as determined by the Chair of the GCEAR annual meeting, including to solicit additional proxies in favor of the GCEAR Merger Proposal. Approval of this proposal requires the affirmative vote of a majority of all votes cast on such proposal. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote on this proposal.
Recommendation of the GCEAR Board
The GCEAR Board unanimously recommends that GCEAR stockholders vote FOR the proposal to approve one or more adjournments of the GCEAR annual meeting to another date, time or place, if necessary or appropriate, as determined by the Chair of the GCEAR annual meeting, including to solicit additional proxies in favor of the GCEAR Merger Proposal.
Other Business
As of the date of this notice, the GCEAR board knows of no other business that may properly be brought before the GCEAR annual meeting.
THE COMPANIES
Griffin Capital Essential Asset REIT II, Inc.
Set forth below is a description of the business of GCEAR II. When used in this section, unless otherwise specifically stated or the context requires otherwise, the terms “we,” “us” or “our” refer to GCEAR II and its consolidated subsidiaries. Certain statements regarding GCEAR II’s future operations and its plans for future business will not be applicable to the extent that the Mergers are completed. This section assumes that GCEAR II’s current charter is in place. For a description of the amendments to the charter that could occur in the future (if the charter amendment proposal is approved), see “Amended and Restated Charter Provisions.”
This section also contemplates GCEAR II’s current externally managed structure. Upon the consummation of the Mergers, provisions regarding an external advisor will be inapplicable.
Description of GCEAR II’s Business
We were formed on November 20, 2013 under the MGCL and qualified as a REIT commencing with the year ended December 31, 2015. We were organized primarily with the purpose of acquiring single tenant net lease properties that are considered essential to the occupying tenant, and have used a substantial amount of the net proceeds from our IPO to invest in these properties. We operate as a daily NAV REIT, posting a NAV for each of our share classes on every business day. We have no employees and are externally advised and managed by our advisor, Griffin Capital Essential Asset Advisor II, LLC, which is indirectly owned by the GCEAR Operating Partnership. Our year end is December 31.

In 2014, we registered $2.2 billion in common stock in our IPO, consisting of $2.0 billion in common stock to be offered to the public in the primary portion of the IPO and $200.0 million in common stock for sale pursuant to our DRP. In September 2016, the GCEAR II Board approved the close of the primary portion of the IPO effective January 20, 2017; however, we continued to offer shares pursuant to our DRP under our IPO registration statement through May 2017.
On April 6, 2017, we filed a Registration Statement on Form S-3 with the SEC for the registration of 3.0 million shares for sale pursuant to our DRP. Our DRP may be terminated at any time upon 10 days’ prior written notice to stockholders, which may be provided through our filings with the SEC.
On September 20, 2017, we commenced a follow-on offering of up to $2.2 billion of shares, consisting of up to $2.0 billion of shares in the primary portion of the follow-on offering and $0.2 billion of shares pursuant to our DRP. We reclassified all Class T and Class I shares sold in the IPO as “Class AA” and “Class AAA” shares, respectively, and offered to the public four new share classes, Class T shares, Class S shares, Class D shares and Class I shares, with NAV-based pricing. The share classes have different selling commissions, dealer manager fees and ongoing distribution fees. The GCEAR II Board, including a majority of the independent directors, has adopted valuation procedures that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. In connection with our follow-on offering, our Board adopted a SRP for the new share classes and later amended and restated the SRP to include the IPO share classes. Under this program, our stockholders are allowed to redeem their shares after a one-year holding period at a redemption price equal to the NAV per share for the applicable class generally on the 13th of the month prior to quarter end.
On September 20, 2017, an entity affiliated with our former sponsor, GCC, purchased 263,992 shares for $2.5 million.
Our charter authorizes up to 1,000,000,000 shares of stock, of which 800,000,000 shares are designated as common stock at $0.001 par value per share and 200,000,000 shares are designated as preferred stock at $0.001 par value per share. Our 800,000,000 shares of common stock are classified as follows: 150,000,000 shares are classified as Class T shares, 150,000,000 shares are classified as Class S shares, 150,000,000 shares are classified as Class D shares, 150,000,000 shares are classified as Class I shares, 70,000,000 shares are classified as Class A shares, 120,000,000 shares are classified as Class AA shares and 10,000,000 shares are classified as Class AAA shares. As of December 31, 2018, we had 77,525,973 shares of our common stock outstanding, including shares issued pursuant to our DRP, less shares redeemed pursuant to our SRP.
In connection with the Company Merger, we intend to file with the SDAT Articles Supplementary to our First Articles of Amendment and Restatement (i) designating 240,000,000 authorized but unissued shares of Class E common stock and (ii) designating 10,000,000 authorized but unissued shares of preferred stock as the “Series A Cumulative Perpetual Convertible Preferred Stock,” respectively. These Articles Supplementary will each be effective upon acceptance for record by the SDAT. As mentioned above, at the effective time of the Company Merger, each issued and outstanding share of GCEAR common stock (or fraction thereof) will be converted into the right to receive 1.04807 shares of newly created GCEAR II Class E common stock per one share of GCEAR common stock and each issued and outstanding share of GCEAR preferred stock will be converted into the right to receive one share of newly created GCEAR II preferred stock. Once the Articles Supplementary become effective, our common stock will be reclassified as follows: 40,000,000 shares of Class A common stock, 75,000,000 shares of Class AA common stock, 5,000,000 shares of Class AAA common stock, 110,000,000 shares of Class T common stock, 110,000,000 shares of Class S common stock, 110,000,000 shares of Class D common stock, 110,000,000 shares of Class I common stock and 240,000,000 shares of Class E common stock.
On August 16, 2018, our Board approved the temporary suspension of the primary portion of our follow-on offering, effective August 17, 2018. On December 12, 2018, we also temporarily suspended our DRP offering as well as our SRP. Redemptions submitted for the fourth quarter of 2018 will be honored in accordance with the terms of the SRP, and the SRP shall be officially suspended as of January 19, 2019. The DRP shall be officially suspended as of December 30, 2018. All December distributions will be paid in cash only. We intend to recommence our DRP and SRP once the Mergers are completed. At this time, we intend to recommence our follow-on offering, if appropriate and at the appropriate time, once the Mergers are completed.

As of September 30, 2018, we had issued 80,451,528 shares of common stock. We have received aggregate gross offering proceeds of approximately $0.8 billion from the sale of shares in our public offerings and DRP offerings. There were 77.7 million shares outstanding at September 30, 2018, including shares issued pursuant to our DRP, less shares redeemed pursuant to our SRP. As of September 30, 2018 and December 31, 2017, we had issued approximately $58.4 million and $42.0 million, respectively, in shares pursuant to our DRP. Since inception and through September 30, 2018, we had redeemed 2.8 million shares of common stock for approximately $26.3 million pursuant to our SRP.
As of September 30, 2018, we have acquired 27 properties (35 buildings) consisting substantially of office, industrial, distribution, and data center facilities with a combined acquisition value of $1.1 billion, encompassing approximately 7.3 million square feet in 17 states. As of September 30, 2018, our portfolio was 100% leased, with a weighted average remaining lease term of 9.6 years. As of September 30, 2018, approximately 75.8% of our rental revenue was derived from properties leased to tenants and/or guarantors or whose non-guarantor parent companies have investment grade or what management believes are generally equivalent ratings. The tenants of our properties operate in a diverse range of industries, including the consumer services, utilities, capital goods, and technology hardware and equipment industries, as described in more detail below in “- Real Estate Portfolio” beginning on page 90.
Our principal executive offices are located at Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245. We maintain a website at www.griffincapital.com where additional information regarding us can be found. The contents of that website are not incorporated by reference in, or otherwise a part of, this Joint Proxy Statement and Prospectus.
Investment Objectives
Overview
We invest in a portfolio consisting primarily of single tenant business essential properties. Our investment objectives and policies may be amended or changed at any time by our Board. Although we have no plans at this time to change any of our investment objectives, our Board may change any and all such investment objectives, including our focus on single tenant business essential properties, if they believe such changes are in the best interests of our stockholders. We intend to notify our stockholders of any change to our investment policies by disclosing such changes in a public filing such as a prospectus supplement, or through a filing under the Exchange Act, as appropriate. In addition, we may invest in real estate properties other than single tenant business essential properties if our Board deems such investments to be in the best interests of our stockholders. We cannot assure our stockholders that our policies or investment objectives will be attained or that the value of our common stock will not decrease.
Primary Investment and Portfolio Management Objectives
Our primary investment and portfolio management objectives are to:

•	invest in income-producing real property in a manner that allows us to qualify as a REIT for federal income tax purposes;
•provide regular cash distributions to achieve an attractive distribution yield;
•preserve and protect invested capital;
•realize appreciation in NAV from proactive portfolio and asset management; and

•
provide an investment alternative for stockholders seeking to allocate a portion of their long-term investment portfolios to commercial real estate with lower volatility than public real estate companies.

We cannot assure our stockholders that we will attain these primary investment and portfolio management objectives.

Investment Strategy
We seek to acquire a portfolio consisting primarily of single tenant business essential properties throughout the United States diversified by corporate credit, physical geography, product type and lease duration. Although we have no current intention to do so, we may also invest a portion of the net investment proceeds in single tenant business essential properties outside the United States. We acquire assets consistent with our single tenant acquisition philosophy by focusing primarily on properties:
•essential to the business operations of the tenant;
•located in primary, secondary and certain select tertiary MSAs;
•leased to tenants with stable and/or improving credit quality; and

•	subject to long-term leases with defined rental rate increases or with short-term leases with high probability renewal and potential for increasing rent.
Our management team has been acquiring single tenant business essential properties for well over a decade. Our management team’s positive acquisition and ownership experience with single tenant business essential properties of the type we intend to acquire stems from the following:

•	the credit quality of the lease payment is determinable and equivalent to the senior unsecured credit rating of the tenant;

•	the essential nature of the asset to the tenant’s business provides greater default protection relative to the tenant’s balance sheet debt;

•	the percentage recovery in the event of a tenant default is empirically greater than an unsecured lender; and

•	long-term leases provide a consistent and predictable income stream across market cycles while short-term leases offer income appreciation upon renewal and reset.

•	We seek to provide investors the following benefits:

•	a cohesive management team experienced in all aspects of real estate investment with a track record of acquiring primarily single tenant business essential assets;

•	stable cash flow backed by a portfolio of single tenant business essential real estate assets;

•	minimal exposure to operating and maintenance expense increases as we attempt to structure or acquire leases where the tenant assumes responsibility for these costs;

•	contractual lease rate increases enabling potential distribution growth and a potential hedge against inflation;

•	insulation from short-term economic cycles resulting from the long-term nature of underlying asset leases;

•	enhanced stability resulting from diversified credit characteristics of corporate credits; and

•	portfolio stability promoted through geographic and product type investment diversification.
We cannot assure you that any of the properties we acquire will result in the benefits discussed above.

General Acquisition and Investment Policies
We seek to make investments that satisfy the primary investment objective of providing regular cash distributions to our stockholders. However, because a significant factor in the valuation of income-producing real property is its potential for future appreciation, some properties we acquire may have the potential both for growth in value and for providing regular cash distributions to our stockholders.
Our advisor has substantial discretion with respect to the selection of specific properties. However, each acquisition will be approved by our Board. In selecting a potential property for acquisition, we consider a number of factors, including, but not limited to, the following:
•tenant creditworthiness;
•whether a property is essential to the business operations of the tenant;

•
lease terms, including length of lease term, scope of landlord responsibilities, presence and frequency of contractual rental increases, renewal option provisions, exclusive and permitted use provisions, co-tenancy requirements and termination options;

•projected demand in the area;
•a property’s geographic location and type;
•proposed purchase price, terms and conditions;
•historical financial performance;
•projected net cash flow yield and internal rates of return;
•a property’s physical location, visibility, curb appeal and access;
•construction quality and condition;
•potential for capital appreciation;

•	demographics of the area, neighborhood growth patterns, economic conditions, and local market conditions;
•potential capital and tenant improvements and reserves required to maintain the property;
•prospects for liquidity through sale, financing or refinancing of the property;
•the potential for the construction of new properties in the area;
•treatment under applicable federal, state and local tax and other laws and regulations;
•evaluation of title and obtaining of satisfactory title insurance; and
•evaluation of any reasonable ascertainable risks such as environmental contamination.
There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net offering proceeds that may be invested in any particular property type or single property. The number and mix of properties will depend upon real estate market conditions and other circumstances existing at the time of acquisition. In determining whether to purchase a particular property, we may obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is ultimately purchased.
Description of Leases
We primarily acquire single tenant properties with existing net leases. When spaces in a property become vacant, existing leases expire, or we acquire properties under development or requiring substantial refurbishment or renovation, we anticipate entering into “net” leases. “Net” leases means leases that typically require tenants to pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, insurance, common area maintenance charges and building repairs related to the property, in addition to the lease payments. There are various forms of net leases, typically classified as triple-net or double-net. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Some of the leases also will contain provisions that increase the amount of base rent payable at points during the lease term and/or that require the tenant to pay rent based upon a number of factors. Triple-net leases typically require the tenant to pay common area maintenance, insurance, and taxes associated with a property in addition to the base rent and percentage rent, if any. Double-net leases typically require the tenant to pay two of those three expenses. In either instance, these leases will typically hold the landlord responsible for the roof and structure, or other major repairs and replacements with respect to the property, while the tenant is responsible for only those operating expenses specified in the lease.
Most of our acquisitions have lease terms of five to 15 years at the time of the property acquisition. We may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is located in a desirable location, is difficult to replace, or has other significant favorable real estate attributes. Generally, the leases require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insured on the policy. As a precautionary measure, we obtain, to the extent available, contingent liability and property insurance and flood insurance, as well as loss of rents insurance that covers one or more years of annual rent in the event of a rental loss. In addition, we maintain a pollution insurance policy for all of our properties to insure against the risk of environmental contaminants; however, the coverage and amounts of our environmental and flood insurance policies may not be sufficient to cover our entire risk.
Tenants are required to provide proof of insurance by furnishing a certificate of insurance to our advisor on an annual basis. The insurance certificates are tracked and reviewed for compliance by our property manager.
Our Borrowing Strategy and Policies
We may incur our indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly-or privately-placed debt instruments or financing from institutional investors or other lenders. We may obtain a credit facility or separate loans for each acquisition. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties, and by guarantees or pledges of membership interests. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs or buildouts, to refinance existing indebtedness, to pay distributions, to fund redemptions of our shares or to provide working capital. To the extent we borrow on a short-term basis, we may refinance such short-term debt into long-term, amortizing mortgages once a critical mass of properties has been acquired and to the extent such debt is available at terms that are favorable to the then in-place debt.
There is no limitation on the amount we can borrow for the purchase of any property. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and must be reviewed by our Board at least quarterly. We anticipate that we will utilize approximately 50% leverage in connection with our acquisition strategy. However, our current charter limits our borrowing to 300% of our net assets (equivalent to 75% of the cost of our assets) unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report, along with the justification for such excess.
We may borrow amounts from our sponsor and its affiliates only if such loan is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, as fair, competitive, commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the circumstances.
Except as set forth in our charter regarding debt limits, we may re-evaluate and change our debt strategy and policies in the future without a stockholder vote. Factors that we could consider when re-evaluating or changing our debt strategy and policies include then-current economic and market conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to equity in connection with any change of our borrowing policies. As of September 30, 2018, our leverage ratio (defined in our credit agreement as debt to total asset value) was approximately 44.2%.
Acquisition Structure
Although we are not limited as to the form our investments may take, our investments in real estate will generally constitute acquiring fee title or interests in joint ventures or similar entities that own and operate real estate. We may also acquire ground leases.
We will make acquisitions of our real estate investments directly through our operating partnership or indirectly through limited liability companies or limited partnerships, or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with other owners of properties, affiliates of our advisor or other persons.
Competition
As we purchase properties for our portfolio, we are in competition with other potential buyers for the same properties, and may have to pay more to purchase the property than if there were no other potential acquirers or we may have to locate another property that meets our investment criteria. Although we intend to acquire properties subject to existing leases, the leasing of real estate is highly competitive in the current market, and we may experience competition for tenants from owners and managers of competing projects. As a result, we may have to provide free rent, incur charges for tenant improvements, or offer other inducements, or we might not be able to timely lease the space, all of which may have an adverse impact on our results of operations. At the time we elect to dispose of our properties, we will also be in competition with sellers of similar properties to locate suitable purchasers for our properties.
Conditions to Closing Acquisitions
We obtain at least a Phase I environmental assessment and history for each property we acquire. In addition, we generally condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or other independent professionals, including, but not limited to, where appropriate:
•property surveys and site audits;
•building plans and specifications, if available;
•soil reports, seismic studies, flood zone studies, if available;
•licenses, permits, maps and governmental approvals;
•tenant estoppel certificates;
•tenant financial statements and information, as permitted;
•historical financial statements and tax statement summaries of the properties;

•	proof of marketable title, subject to such liens and encumbrances as are acceptable to us; and
•liability and title insurance policies.
Joint Venture Investments
We may acquire some of our properties in joint ventures, some of which may be entered into with affiliates of our advisor. We may also enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of owning and leasing real properties. Among other reasons, we may want to acquire properties through a joint venture with third parties or affiliates in order to diversify our portfolio of properties in terms of geographic region or property type. Joint ventures may also allow us to acquire an interest in a property without requiring that we fund the entire purchase price. In addition, certain properties may be available to us only through joint ventures. In determining whether to recommend a particular joint venture, our advisor will evaluate the real property which such joint venture owns or is being formed to own under the same criteria that the advisor uses to evaluate other real estate investments.
We may enter into joint ventures with affiliates of our sponsor for the acquisition of properties, but only provided that:

•	a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, approve the transaction as being fair and reasonable to us; and

•	the investment by us and such affiliate are on substantially the same terms and conditions otherwise dictated by the market.
To the extent possible and if approved by our Board, including a majority of our independent directors, we will attempt to obtain a right of first refusal or option to buy the property held by the joint venture and allow such venture partners to exchange their interest for our operating partnership’s units or to sell their interest to us in its entirety. In the event that the venture partner were to elect to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the venture partner’s interest in the property held by the joint venture. Entering into joint ventures with affiliates of our sponsor may result in certain conflicts of interest.
Construction and Development Activities
From time to time, we may construct and develop real estate assets or render services in connection with these activities. We may be able to reduce overall purchase costs by constructing and developing a property versus purchasing a completed property. Developing and constructing properties would, however, expose us to risks such as cost overruns, carrying costs of projects under construction or development, completion guarantees, availability and costs of materials and labor, weather conditions and government regulation. To comply with the applicable requirements under federal income tax law, we intend to limit our construction and development activities to performing oversight and review functions, including reviewing the construction design proposals, negotiating and contracting for feasibility studies and supervising compliance with local, state or federal laws and regulations, negotiating contracts, overseeing construction, and obtaining financing. In addition, we may use taxable REIT subsidiaries or certain independent contractors to carry out these oversight and review functions. We will retain independent contractors to perform the actual construction work.
Government Regulations
Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.
We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which they or we do business or own property. The tax treatment of us, our operating partnership, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from our federal income tax treatment.
Americans with Disabilities Act
Under the Americans with Disabilities Act of 1990, or ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Complying with the ADA requirements could require us to remove access barriers. Failing to comply could result in the imposition of fines by the federal government or an award of damages to private litigants. Although we acquire properties that substantially comply with these requirements, we may incur additional costs to comply with the ADA. In addition, a number of additional federal, state and local laws may require us to modify any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Additional legislation could impose financial obligations or restrictions with respect to access by disabled persons. Although we believe that these costs will not have a material adverse effect on us, if required changes involve a greater amount of expenditures than we currently anticipate, our ability to make expected distributions could be adversely affected.
Environmental Matters
Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances. These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances. The costs of investigating, removing or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent properties or sell the property or to borrow using the property as collateral and may expose us to liability resulting from any release of or exposure to these substances. If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances. We maintain a pollution insurance policy for all of our properties to insure against the potential liability of remediation and exposure risk.
Other Regulations
The properties we acquire likely will be subject to various federal, state and local regulatory requirements, such as zoning and state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We acquire properties that are in material compliance with all such regulatory requirements. However, we cannot assure you that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.
Disposition Policies
We generally intend to hold each property we acquire for an extended period. However, we may sell a property at any time if, in our judgment, the sale of the property is in the best interests of our stockholders.
The determination of whether a particular property should be sold or otherwise disposed of will generally be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and considerations specific to the condition, value and financial performance of the property. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.
We may sell assets to third parties or to affiliates of our sponsor. Our nominating and corporate governance committee of our Board, which is comprised solely of independent directors, must review and approve all transactions between us and our sponsor and its affiliates.
Investment Limitations in Our Charter
Our charter places numerous limitations on us with respect to the manner in which we may invest our funds, most of which are those typically required by various provisions of the NASAA REIT Guidelines.
Changes in Investment Policies and Limitations
Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor is required to be set forth in the applicable meeting minutes. The methods of implementing our investment policies may also vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in our charter, may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our stockholders. The determination by our Board that it is no longer in our best interests to continue to be qualified as a REIT shall require the concurrence of two-thirds of the Board. Investment policies and limitations specifically set forth in our charter, however, may only be amended by a vote of the stockholders holding a majority of our outstanding shares.
Investments in Mortgages
While we intend to emphasize equity real estate investments and, hence, operate as what is generally referred to as an “equity REIT,” as opposed to a “mortgage REIT,” we may invest in first or second mortgage loans, mezzanine loans secured by an interest in the entity owning the real estate or other similar real estate loans consistent with our REIT status. We may make such loans to developers in connection with construction and redevelopment of real estate properties. Such mortgages may or may not be insured or guaranteed by the Federal Housing Administration, the Veterans Benefits Administration or another third party. We may also invest in participating or convertible mortgages if our directors conclude that we and our stockholders may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation.
Affiliate Transaction Policy
Our Board has established a nominating and corporate governance committee, which reviews and approves all matters our Board believes may involve a conflict of interest. This committee is composed solely of independent directors. This committee of our Board approves all transactions between us and our sponsor and its affiliates. We will not acquire any properties in which our sponsor, or its affiliates, owns an economic interest.
1940 Act and Certain Other Policies
We intend to operate in such a manner that we will not be subject to regulation under the 1940 Act. We will continually review our investment activity to attempt to ensure that we do not come within the application of the 1940 Act. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an “investment company” under the 1940 Act. If at any time the character of our investments could cause us to be deemed as an investment company for purposes of the 1940 Act, we will take all necessary actions to attempt to ensure that we are not deemed to be an “investment company.” In addition, we do not intend to underwrite securities of other issuers or actively trade in loans or other investments.
Subject to the restrictions we must follow in order to qualify to be taxed as a REIT, we may make investments other than as previously described in our Annual Report on Form 10-K for the year ended December 31, 2017, although we do not currently intend to do so. We have authority to purchase or otherwise reacquire our shares of common stock or any of our other securities. We have no present intention of repurchasing any of our shares of common stock except (1) pursuant to our SRP and (2) pursuant to a tender offer as described in “The Merger Agreement-Tender Offer and Share Redemption of Common Stock”, and we would only take such action in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Code.

Exchange Listing and Other Strategic Transactions
While we are currently operating as a perpetual-life REIT with an ongoing offering and SRP (both of which are temporarily suspended during the pending merger transaction), we may consider a Strategic Transaction. We are not prohibited by our charter or otherwise from engaging in such a Strategic Transaction at any time. We believe this perpetual-life REIT structure allows us to weather real estate cycles and provides for maximum flexibility to execute an exit strategy when it is in the best interests of our stockholders. Subject to certain significant transactions that require stockholder approval, such as dissolution, merger into another entity in which we are not the surviving entity, consolidation or the sale or other disposition of all or substantially all of our assets, our Board maintains sole discretion to change our current strategy as circumstances change if it believes such a change is in the best interest of our stockholders. If our Board determines that a Strategic Transaction is in the best interests of us and our stockholders, we expect that our Board will take all relevant factors at that time into consideration when making a Strategic Transaction decision, including prevailing market conditions.
Employees
We currently have no employees. The employees of our advisor and its affiliates currently provide, and have provided in the past, management, acquisition, advisory and certain administrative services for us. Upon completion of the Mergers described herein, all of our sponsor’s real estate and accounting personnel currently providing services to us will become our employees. See “Self Administration Transaction” beginning on page 276.
Industry Segments
We internally evaluate all of our properties and interests therein as one reportable segment.
Real Estate Portfolio
As of September 30, 2018, GCEAR II owned 35 buildings located on 27 properties in 17 states, encompassing approximately 7.3 million rentable square feet, with a weighted average remaining lease term of 9.6 years, as shown in the table below (dollars in thousands):

Property	Location	Tenant/Major Lessee	Acquisition Date	Purchase Price	Approx. Square Feet	% Leased by Major Lessee	% Leased	Property Type	Year of Lease Expiration	Net Rent
Owens Corning	Concord, NC	Owens Corning Sales, LLC	3/9/2015	$5,500	61,200	100%	100%	Industrial	2025	$379
Wood Group Mustang, Inc.	Houston, TX	Wood Group Mustang, Inc.	4/1/2015	57,000	186,300	100%	100%	Office	2024	4,150
Administrative Office of Pennsylvania Courts	Mechanicsburg, PA	Administrative Office of Pennsylvania Courts	4/22/2015	10,115	56,600	100%	100%	Office	2024	687
American Express Travel Related Services Company, Inc.	Phoenix, AZ	American Express Travel Related Services Company, Inc.	5/11/2015	91,500	513,400	100%	100%	Office	2023	5,863
MGM Corporate Center	Las Vegas, NV	MGM Resorts International	5/27/2015	30,300	168,200	100%	100%	Office	2024	2,152
American Showa	Columbus, OH	American Showa, Inc.	5/28/2015	17,200	304,600	100%	100%	Industrial	2025	1,094
Huntington Ingalls	Hampton, VA	Huntington Ingalls Incorporated	6/26/2015	34,300	515,500	100%	100%	Industrial	2028	2,357
Wyndham	Parsippany, NJ	Wyndham Destinations, Inc.	6/26/2015	81,400	203,500	100%	100%	Office	2029	5,373
Exel	Groveport, OH	Exel, Inc.	6/30/2015	15,946	312,000	100%	100%	Industrial	2022	1,198
Morpho Detection	Andover, MA	Morpho Detection, LLC	7/1/2015	11,500	64,200	100%	100%	Office	2027	808
FedEx Freight	West Jefferson, OH	FedEx Freight, Inc.	7/22/2015	28,000	160,400	100%	100%	Industrial	2024	1,963
Aetna	Tuscon, AZ	Aetna Life Insurance Company	7/29/2015	21,700	100,300	100%	100%	Office	2025	1,652
Bank of America I	Simi Valley, CA	Bank of America, N.A.	8/14/2015	28,400	206,900	100%	100%	Office	2021	2,574
Bank of America II	Simi Valley, CA	Bank of America, N.A.	8/14/2015	28,600	273,200	100%	100%	Office	2021	3,030
Atlas Copco	Auburn Hills, MI	Atlas Copco Assembly Systems, LLC	10/1/2015	17,750	120,000	100%	100%	Office	2025	1,274
Toshiba TEC	Durham, NC	Toshiba TEC Corporation	1/21/2016	35,801	200,800	100%	100%	Office	2028	2,353
NETGEAR	San Jose, CA	NETGEAR, Inc.	5/17/2016	44,000	142,700	100%	100%	Office	2025	3,111
Nike	Hillsboro, OR	Nike, Inc.	6/16/2016	45,500	266,800	100%	100%	Office	2021	3,291
Zebra Technologies Corporation	Lincolnshire, IL	Zebra Technologies Corporation	8/1/2016	60,150	283,300	100%	100%	Office	2026	4,289
WABCO	North Charleston, SC	WABCO Air Compressor Holdings Inc.	9/14/2016	13,835	145,200	100%	100%	Industrial	2023	1,045
IGT	Las Vegas, NV	IGT	9/27/2016	66,500	222,300	100%	100%	Office	2031	4,754
3M Company	DeKalb, IL	3M Company	10/25/2016	69,356	978,100	100%	100%	Industrial	2026	4,521
Amazon.com.dedc, LLC	Etna, OH	Amazon.com.dedc, Inc.	11/18/2016	88,896	856,300	100%	100%	Industrial	2031	5,731
Zoetis HQ	Parsippany, NJ	Zoetis Services, LLC	12/16/2016	44,000	125,700	100%	100%	Office	2029	2,867
Southern Company Services, Inc.	Birmingham, AL	Southern Company Services, Inc.	12/22/2016	131,590	669,400	100%	100%	Office	2044	8,477
Allstate	Lone Tree, CO	Allstate Insurance Company	1/31/2017	14,750	70,300	100%	100%	Office	2026	1,042
MISO	Carmel, IN	Midcontinent Independent System Operator, Inc.	5/17/2017	28,600	133,400	100%	100%	Office	2028	1,936
				$1,122,189	7,340,600					$77,971

Management
Executive Officers and Directors
Included below is certain information regarding our executive officers and directors. All of our directors, including our three independent directors, have been nominated for reelection at the 2018 annual meeting of stockholders. All of our executive officers serve at the pleasure of our Board. Our executive officers are elected annually by our Board and serve at the discretion of our Board. No family relationships exist between any directors or executive officers, as such term is defined in Item 401 of Regulation S-K promulgated under the Exchange Act.

Name	Age	Position(s)	Period with GCEAR II
Kevin A. Shields	60	Chairman of the Board of Directors and Chief Executive Officer	11/2013 - present
Michael J. Escalante	58	Director and President	11/2013 - present
Javier F. Bitar	57	Chief Financial Officer and Treasurer	6/2016 - present
David C. Rupert	61	Executive Vice President	11/2013 - present
Mary P. Higgins	59	Vice President and General Counsel	11/2013 - present
Howard S. Hirsch	52	Vice President and Secretary	6/2014 - present
Don G. Pescara	55	Vice President - Acquisitions	11/2013 - present
Julie A. Treinen	59	Vice President - Asset Management	11/2013 - present
Samuel Tang	57	Independent Director	2/2015 - present
J. Grayson Sanders	78	Independent Director	3/2016 - present
Kathleen S. Briscoe	58	Independent Director	3/2016 - present
Kevin A. Shields, our Chief Executive Officer and the Chairman of our Board, has been an officer and director since our formation. Mr. Shields is also the Chairman, Chief Executive Officer and sole director of GCC, which he founded in 1995 and which indirectly owns our dealer manager. Mr. Shields has been the Chief Executive Officer of our advisor since its formation in November 2013, and served as the Chief Executive Officer of our dealer manager until June 2017. Mr. Shields also currently serves as Chairman of the Board and as Executive Chairman of GCEAR. Prior to December 14, 2018, Mr. Shields served as Chief Executive Officer of GCEAR, a position he had held since August 2008. Mr. Shields serves as President and trustee of Griffin Institutional Access Real Estate Fund (“GIA Real Estate Fund”), positions he has held since November 2013; and as President and trustee of Griffin Institutional Access Credit Fund (“GIA Credit Fund”), positions he has held since January 2017. He also serves as a non-voting special observer of the board of directors of Griffin-American Healthcare REIT III, Inc. (“GAHR III”), and Griffin-American Healthcare REIT IV, Inc. (“GAHR IV”), both of which are public non-traded REITs co-sponsored by GCC, and as a member of the investment committee of the advisor of GAHR III. Before founding GCC, Mr. Shields was a Senior Vice President and head of the Structured Real Estate Finance Group at Jefferies & Company, Inc. in Los Angeles and a Vice President in the Real Estate Finance Department of Salomon Brothers Inc. in both New York and Los Angeles. Over the course of his 30-year real estate and investment-banking career, Mr. Shields has structured and closed over 200 transactions totaling in excess of $8 billion of real estate acquisitions, financings and dispositions. Mr. Shields graduated from the University of California at Berkeley where he earned a J.D. degree from Boalt Hall School of Law, an M.B.A. from the Haas Graduate School of Business, graduating Summa Cum Laude with Beta Gamma Distinction, and a B.S. from Haas Undergraduate School of Business, graduating with Phi Beta Kappa distinction. Mr. Shields is a licensed securities professional holding Series 7, 63, 24 and 27 licenses, and an inactive member of the California Bar. Mr. Shields is a full member of the Urban Land Institute and frequent guest lecturer at the Haas Graduate School of Business. Mr. Shields is also a member of the Policy advisory Board for the Fisher Center for Real Estate at the Haas School of Business, the Chair Emeritus of the board of directors for the Investment Program Association and an executive member of the Public Non-Listed REIT Council of the National Association of Real Estate Investment Trusts.
We believe that Mr. Shields’ active participation in the management of our operations and his extensive experience in the real estate and real estate financing industries support his appointment to our Board.

Michael J. Escalante is our President, and has held this position since our formation. Mr. Escalante has been a member of our Board since February 2015. Mr. Escalante has also served as President of our advisor since its initial formation and as GCC’s Chief Investment Officer since June 2006, where he is responsible for overseeing all acquisition and disposition activities. Mr. Escalante currently serves as Chief Executive Officer (since December 14, 2018) and President of GCEAR, a position he has held since June 2015. Prior to his appointment as Chief Executive Officer of GCEAR on December 14, 2018, he served as Chief Investment Officer of GCEAR, a position he had held since August 2008. He also serves as a member of the investment committee of the respective advisors of GAHR III, GAHR IV and GIA Real Estate Fund. With more than 30 years of real estate related investment experience, he has been responsible for completing in excess of $8.2 billion of commercial real estate transactions throughout the United States. Prior to joining GCC in June 2006, Mr. Escalante founded Escalante Property Ventures in March 2005, a real estate investment management company, to invest in value-added and development-oriented infill properties within California and other western states. From 1997 to March 2005, Mr. Escalante served at Trizec Properties, Inc., one of the largest publicly-traded U.S. office REITs, with his final position being Executive Vice President - Capital Transactions and Portfolio Management. While at Trizec, Mr. Escalante was directly responsible for all capital transaction activity for the Western U.S., which included the acquisition of several prominent office projects. Mr. Escalante’s work experience at Trizec also included significant hands-on operations experience as the firm’s Western U.S. Regional Director with bottom-line responsibility for asset and portfolio management of a 4.6 million square foot office/retail portfolio (11 projects/23 buildings) and associated administrative support personnel (110 total/65 company employees). Prior to joining Trizec, from 1987 to 1997, Mr. Escalante held various acquisitions, asset management and portfolio management positions with The Yarmouth Group, an international investment advisor. Mr. Escalante holds an M.B.A. from the University of California, Los Angeles, and a B.S. in Commerce from Santa Clara University. Mr. Escalante is a full member of the Urban Land Institute and active in many civic organizations.
We believe that Mr. Escalante’s broad experience in the real estate industry and his years of service at GCC and its affiliates support his appointment to our Board.
Javier F. Bitar is our Chief Financial Officer and Treasurer, and has served in that capacity since June 2016. Mr. Bitar also currently serves as Chief Financial Officer and Treasurer of GCEAR, positions he has held since June 2016. Mr. Bitar has over 33 years of commercial real estate related accounting and financial experience, including over 20 years of senior management-level experience. Mr. Bitar has been involved in over $11 billion of real estate transactions. Prior to joining us, from July 2014 to May 2016, Mr. Bitar served as the Chief Financial Officer of New Pacific Realty Corporation, a real estate investment and development company. From January 2014 to July 2014, Mr. Bitar served as the Proprietor of JB Realty Advisors, a real estate consulting and advisory company. From July 2008 to December 2013, Mr. Bitar served as the Chief Operating Officer of Maguire Investments, where he was responsible for overseeing operating and financial matters for the company’s real estate investment and development portfolio. Mr. Bitar also served as Senior Investment Officer at Maguire Properties, Inc. from 2003 to 2008 and as Partner and Senior Financial Officer at Maguire Partners from 1987 to 2003. Mr. Bitar graduated Magna Cum Laude from California State University, Los Angeles, with a Bachelor of Business Administration degree and is a Certified Public Accountant in the State of California.
David C. Rupert has been our Executive Vice President since our initial formation. Mr. Rupert also serves as Executive Vice President of our advisor, a position he has held since our advisor’s initial formation. In addition, Mr. Rupert served as Executive Vice President of GCEAR from June 2015 - December 2018; and currently serves as President of GCC, having re-joined GCC in September 2010. Mr. Rupert previously served as President of GCEAR from July 2012 through June 2015. Mr. Rupert’s 35 years of commercial real estate and finance experience includes over $9 billion of transactions executed on four continents: North America, Europe, Asia and Australia. From July 2009 to August 2010, Mr. Rupert co-headed an opportunistic hotel fund in partnership with The Olympia Companies, a hotel owner-operator with more than 800 employees, headquartered in Portland, Maine. From March 2008 through June 2009 Mr. Rupert was a partner in a private equity firm focused on Eastern Europe, in particular extended stay hotel and multifamily residential development, and large-scale agribusiness in Ukraine. Mr. Rupert previously served as Chief Operating Officer of GCC from August 1999 through February 2008. From 1999-2000, Mr. Rupert served as President of CB5, a real estate and restaurant development company that worked closely with the W Hotel division of Starwood Hotels. From 1997-1998 Mr. Rupert provided consulting services in the U.S. and

UK to Lowe Enterprises, a Los Angeles-headquartered institutional real estate management firm. From 1986-1996, Mr. Rupert was employed at Salomon Brothers in New York, where he served in various capacities, including the head of REIT underwriting, and provided advice, raised debt and equity capital and provided brokerage and other services for leading public and private real estate institutions and entrepreneurs. Since 1984, Mr. Rupert has served on the Advisory Board to Cornell University’s Endowment for Real Estate Investments, and in August 2010 Mr. Rupert was appointed Co-Chairman of that Advisory Board. For more than 15 years, Mr. Rupert has lectured in graduate-level real estate and real estate finance courses in Cornell’s masters-level Program in Real Estate, where he is a founding Board Member. Mr. Rupert received his B.A. degree from Cornell in 1979 and his M.B.A. from Harvard in 1986.
Mary P. Higgins is our Vice President and our General Counsel, and has held these positions since our formation. Ms. Higgins is also the Vice President, General Counsel and Secretary of our advisor and GCC. From our inception through June 2014, Ms. Higgins served as our Secretary. Ms. Higgins previously served as Vice President, General Counsel and Secretary of GCEAR from August 2008 - December 2018. Prior to joining GCC in August 2004, Ms. Higgins was a partner at the law firm of Wildman, Harrold, Allen & Dixon LLP in Chicago, Illinois. Ms. Higgins has been GCC’s primary real estate transaction counsel for more than 10 years and has worked together with GCC’s principals on nearly all of their acquisition, due diligence, leasing, financing and disposition activities during that time period. Ms. Higgins has over 20 years of experience representing both public and private real estate owners, tenants and investors in commercial real estate matters, including development, leasing, acquisitions, dispositions, and securitized and non-securitized financings. Representative transactions include sales and dispositions of regional malls, including some of the premier regional malls in the nation; sale of a golf course in an UPREIT structure; a $38 million credit tenant loan transaction; acquisition of various Florida office properties for a $150 million office property equity fund; representation of the ground lessor in a subordinated tenant development ground lease and a $350 million property roll up. Ms. Higgins additionally has extensive commercial leasing experience. Ms. Higgins earned her undergraduate degree in Law Firm Administration from Mallinckrodt College (now part of Loyola University) and her J.D. degree from DePaul University College of Law, both of which are located in Illinois.
Howard S. Hirsch is our Vice President and Secretary, and has held these positions since June 2014. Mr. Hirsch previously served as Vice President and General Counsel - Securities of GCC from June 2014 - December 2018. Mr. Hirsch serves as Vice President and Secretary of our advisor, positions he has held since November 2014. In addition, Mr. Hirsch serves as Chief Legal Officer and Secretary of GCEAR, positions he has held since December 2018. He previously served as Vice President and Assistant Secretary of GCEAR from January 2015 - December 2018. He also served as Vice President and Assistant Secretary of GIA Real Estate Fund from January 2015 - December 2018; and as Vice President and Assistant Secretary of GIA Credit Fund from January 2017-December 2018. He also serves as a member of the investment committee of the advisor of GIA Credit Fund. Prior to joining GCC in June 2014, Mr. Hirsch was a shareholder at the law firm of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC in Atlanta, Georgia. From July 2007 through the time he joined Baker Donelson in April 2009, Mr. Hirsch was counsel at the law firm of Bryan Cave LLP in Atlanta, Georgia. Prior to joining Bryan Cave LLP, Mr. Hirsch was a partner at the law firm of Holland and Knight LLP. Mr. Hirsch has approximately 20 years of experience in public securities offerings, SEC reporting, corporate and securities compliance matters, and private placements. He previously handled securities, transactional and general corporate matters for various publicly-traded and non-traded REITs. Mr. Hirsch’s experience also includes registrations under the Securities Act and the 1940 Act, reporting under the Exchange Act, and advising boards of directors and the various committees of public companies. He has counseled public companies on corporate governance best practices and compliance matters, and has represented issuers on SEC, Financial Industry Regulatory Authority, Inc. (“FINRA”), and “Blue Sky” regulatory matters in connection with registrations of public offerings of non-traded REITs and real estate partnerships. He also has experience representing broker dealers on various FINRA compliance matters. Mr. Hirsch earned his B.S. degree from Indiana University and his J.D. degree from The John Marshall Law School in Chicago, Illinois.
Don G. Pescara is our Vice President - Acquisitions, and has held that position since our formation. Mr. Pescara is also the Managing Director - Acquisitions for our advisor and our sponsor. Mr. Pescara has also served as Vice President - Acquisitions for GCEAR since August 2008. Mr. Pescara is responsible for our sponsor’s activities in the Midwestern U.S. and is based in the firm’s Chicago office. Prior to joining GCC in January 1997, Mr. Pescara was a Director at Cohen Financial in the Capital Markets Unit, responsible for all types of real estate financing including private placements of both debt and equity, asset dispositions, and acquisitions on behalf of Cohen’s merchant banking group. Prior to joining Cohen, Mr. Pescara was a Director at CB Commercial Mortgage Banking Group. During his more than 25-year career, Mr. Pescara has been responsible for many innovative financing programs, including structuring corporate sale/leaseback transactions utilizing synthetic and structured lease bond financing. Formerly Co-Chairman of the Asian Real Estate Association, Mr. Pescara was responsible for creating a forum for idea exchange between Pacific Rim realty investors and their United States counterparts. An active member of the Urban Land Institute, Mortgage Bankers Association and the International Council of Shopping Centers, Mr. Pescara is a graduate of the University of Illinois at Urbana-Champaign with a B.A. in Economics and a minor in Finance and is a licensed Illinois Real Estate Broker.
Julie A. Treinen is our Vice President - Asset Management, and has held that position since our formation. Ms. Treinen is also the Managing Director - Asset Management for our advisor and our sponsor where she is responsible for all of the firms’ asset management activities. Ms. Treinen also currently serves as Vice President - Asset Management for GCEAR, a position she has held since August 2008. Before joining GCC in September 2004, Ms. Treinen was a Vice President at Cornerstone Real Estate Advisers, Inc., a Hartford-based, SEC-registered real estate investment and advisory firm with $4.6 billion of assets under management. During her five years at Cornerstone, Ms. Treinen managed the acquisition diligence of approximately 1.2 million square feet of existing assets totaling $238 million, the development of five apartment joint venture projects totaling $152 million, and the disposition of five properties totaling $125 million. Ms. Treinen was also the senior asset manager for a $400 million portfolio of office, industrial and apartment investments. Prior to joining Cornerstone, from 1996 to 1999, Ms. Treinen was Director, Field Production at Northwestern Mutual Life in Newport Beach where she initiated, negotiated, and closed three development projects totaling over $100 million and three mortgage originations totaling over $100 million, and acquired four existing assets totaling over $50 million. Prior to joining Northwestern, from 1989 to 1996, Ms. Treinen was a Vice President at Prudential Realty Group in Los Angeles. Over the course of her seven-year tenure at Prudential, Ms. Treinen originated over $235 million in new commercial mortgage loans, structured and negotiated problem loan workouts, note sale and foreclosures totaling over $140 million and managed a portfolio of office, industrial and apartment investments totaling approximately $500 million. Prior to joining the real estate industry, Ms. Treinen spent several years in finance and as a certified public accountant. Ms. Treinen holds an M.B.A. degree from the University of California at Berkeley and a B.A. degree in Economics from the University of California at Los Angeles.
Samuel Tang is one of our independent directors and is the chairperson of our audit committee and a member of our nominating and corporate governance committee and compensation committee. Mr. Tang has over 25 years of experience in private equity and real estate investing. From 2008 to the present, Mr. Tang has been a Managing Partner of TriGuard Management LLC, an entity which he co-founded and which acquires private equity fund-of-funds in the secondary market and serves as a platform for other private equity investment businesses. He is also a co-founder and Managing Partner of Montauk TriGuard Management Inc. since 2004 to the present, where he is responsible for sourcing, analyzing, structuring, and closing the acquisition of private equity funds in the secondary market. From 1999 to 2004, Mr. Tang was Managing Director, Equities, of Pacific Life Insurance Company, where he co-chaired the workout committee to maximize recovery on bond investments and worked on various strategic and direct equity investments. Before joining Pacific Life Insurance Company, from 1989 to 1999, he was a Managing Partner at The Shidler Group, a specialized private equity firm focused on finance, insurance and real estate companies. Mr. Tang was also previously a Manager in Real Estate Consulting with KPMG Peat Marwick Main and a Senior, CPA with Arthur Young. Mr. Tang has an M.B.A. in Finance from University of California, Los Angeles and a B.S. in Accounting from University of Southern California. Mr. Tang also currently serves in leadership positions, including as a member of the board of directors with several private equity fund advisory, corporate and charitable entities.
We believe that Mr. Tang’s extensive experience in the private equity and real estate industries support his appointment to our Board.
J. Grayson Sanders is one of our independent directors and is the chairperson of our compensation committee and a member of our audit committee and nominating and corporate governance committee. He has been one of our independent directors since March 2016. Mr. Sanders also serves as an independent director on the board of directors of GAHR III, a position he has held since February 2014. Since March 2013, Mr. Sanders has served as the Co-Founder, President and Chief Investment Officer of PREDEX Capital Management, a registered investment adviser. Mr. Sanders has also served as the Co-Founder and Chief Executive Officer of Mission Realty Advisors, the majority owner of PREDEX Capital Management and provider of advisory and equity capital raising services to institutional quality real estate operators, since February 2011. From March 2009 to March 2010, Mr. Sanders served as Chief Executive Officer of Steadfast Capital Markets Group, where he managed the development and registration of Steadfast Income REIT, a non-traded REIT, and oversaw the development of that company’s FINRA registered managing broker-dealer. From November 2004 to March 2009, Mr. Sanders served as President of CNL Fund Advisors Company in Orlando, where he created and managed a global REIT mutual fund, and served as President of CNL Capital Markets, which focused on wholesale distribution of non-traded REITs and private placements plus ongoing servicing of thousands of investors. Prior to joining CNL, Mr. Sanders served from 2000 to 2004 as a Managing Director with AIG Global Real Estate Investment Corp. in New York, where he managed product development and capital formation for several international real estate funds for large institutional investors investing in Europe, Asia and Mexico. From 1997 to 2000, Mr. Sanders was the Executive Managing Director for CB Richard Ellis Investors where he was involved in product development and placement with institutional investors. From 1991 to 1996, Mr. Sanders served as the Director of Real Estate Investments for Ameritech Pension Trust, where he managed a $1.5 billion real estate portfolio within the $13 billion defined benefit plan. Mr. Sanders has also previously served on the board of directors of both the Pension Real Estate Association and the National Association of Real Estate Investment Trusts, where he was Co-Chairman of its Institutional Investor Committee. He has also served on the board of directors of several non-profits. Mr. Sanders has been a frequent speaker at trade association events and other forums over his entire career. Mr. Sanders received a B.A. in History from the University of Virginia and an M.B.A. from Stanford Business School. He attended Officer Candidate School and served for over four years in the Navy, attaining the rank of Lieutenant.
We believe that Mr. Sanders’ decades of experience in the real estate industry, including as a director of a non-traded REIT, and his significant experience raising equity capital support his appointment to our Board.
Kathleen S. Briscoe is one of our independent directors and is the chairperson of our nominating and corporate governance committee and a member of our audit committee and compensation committee. She has been one of our independent directors since March 2016. Since March 2018, Ms. Briscoe has served as a Partner and Chief Capital Officer at Dermody Properties. She has also served as an advisor to Arixa Capital since November 2017. From March 2016 to March 2017, Ms. Briscoe served as a consultant at Cordia Capital Management, LLC, a privately owned real estate investment management company, where from November 2013 to March 2016, she held the positions of Chief Operating Officer and Chief Investment Officer for real estate, overseeing approximately $100 million of commercial real estate investments per year throughout the Western United States. From November 2011 to November 2013, Ms. Briscoe was a real estate consultant with Institutional Real Estate, Inc. and Crosswater Realty Advisors. From 2009 to 2011, Ms. Briscoe was the Chief Investment Officer for the IDS Real Estate Group in Los Angeles, California, where she managed two joint ventures with CalSTRS. From 2008 to 2009, Ms. Briscoe was a real estate consultant with Crosswater Realty Advisors, where she worked with CalPERS analyzing its real estate fund managers. From 2007 to 2008, she was a Managing Director and the head of the Los Angeles office for Buchanan Street Partners, a real estate investment management company. From 1987 to 2007, Ms. Briscoe was a Shareholder at Lowe Enterprises, a real estate investment, asset management, and development company, where she managed the firm’s investment clients, was a key member of a value-add private REIT, managed a portfolio, and served on the Executive Committee and as a voting member of the Investment Committee. Ms. Briscoe received a B.A. from Dartmouth College and an M.B.A. from Harvard Business School. Ms. Briscoe is an independent director of the Resmark Companies, a national private equity firm focused on real estate. Ms. Briscoe is a council member of the Urban Land Institute, an advisory board member for Institutional Real Estate, Inc., has been an executive member of the National Association of Real Estate Investment Managers, and is active in a number of other real estate organizations.
We believe Ms. Briscoe’s years of experience in real estate investing and investment management experience, as well as her background in the commercial real estate industry generally, support her appointment to our Board.

Board of Directors
General
We operate under the direction of our Board, the members of which are accountable to us and our stockholders as fiduciaries. Our Board is responsible for the management and control of our affairs. Our Board consists of Kevin A. Shields, who serves as the Chairperson of the Board and our Chief Executive Officer, Michael J. Escalante, our President, and three independent directors, Samuel Tang, Kathleen S. Briscoe, and J. Grayson Sanders, each of whom has been nominated by our Board for re-election to serve until our 2018 annual meeting of stockholders and until his or her successor is elected and qualifies. For more detailed information on our directors, see the “Executive Officers and Directors” section above. Our Board has formed the following three standing committees: the audit committee (the “Audit Committee”), the nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”), and the compensation committee (the “Compensation Committee”).
Leadership Structure
Kevin A. Shields serves as the Chairperson of the Board, as well as our Chief Executive Officer. Our Board periodically monitors the potential benefits and consequences of splitting the roles of Chairperson and principal executive officer, but has determined that, at this time, it is appropriate and in our best interest for such roles to remain vested in one person due to our current size, the size of our Board and the participation of our three independent directors in the oversight of our operations and strategy. Our Board does not have a lead independent director, as we believe that the current size of our Board permits all of our independent directors to actively participate in this oversight role. As we grow in size, our Board will continue to evaluate the appropriateness of splitting the roles of Chairperson and principal executive officer and creating a lead independent director position.
Meetings of our Board of Directors
During 2017, our Board held 8 meetings. During 2017, each incumbent director attended at least 75% of the aggregate total number of meetings of the Board and the total number of meetings of the committees on which they served.
Director Independence
While our shares are not listed for trading on any national securities exchange, as required by our charter, a majority of the members of our Board and each committee of our Board are “independent” as determined by our Board by applying the definition of “independent” adopted by the New York Stock Exchange (“NYSE”), consistent with the NASAA Statement of Policy Regarding Real Estate Investment Trusts and applicable rules and regulations of the SEC. Our Board has determined that Messrs. Tang and Sanders and Ms. Briscoe each meet the relevant definition of “independent,” and has no material relationship with us other than by virtue of his or her service on our Board. Our Audit, Compensation, and Nominating and Corporate Governance Committees are comprised entirely of independent directors.
Stockholder Communications with Directors
We have established several means for stockholders to communicate concerns to our Board. If the concern relates to our financial statements, accounting practices or internal controls, the concerns should be submitted in writing to the Chairperson of the Audit Committee of our Board in care of our Secretary at our headquarters address. If the concern relates to our governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairperson of the Nominating and Corporate Governance Committee of our Board in care of our Secretary at our headquarters address. If a stockholder is uncertain as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of our Secretary. All concerns submitted in care of our Secretary will be delivered to the appropriate independent director based upon our Secretary’s determination.

Though we have no formal policy on the matter, we encourage all of the members of our Board to attend our annual meeting of stockholders. All of the directors serving at the time of the 2017 annual meeting attended such meeting.
Risk Management Role
As part of its oversight role, our Board actively supervises the members of our management that are directly responsible for our day-to-day risk management, including our Chief Financial Officer and Treasurer. Our Board’s risk management role has no impact on its leadership structure. The Audit Committee of our Board, which consists of our three independent directors, annually reviews with management our policies with respect to risk assessment and risk management, particularly in the areas of insurance, regulatory compliance, financial risk management, investments and due diligence, and capital flow.
Code of Ethics
Our Board adopted a Code of Ethics and Business Conduct on July 21, 2014, which was amended and restated on November 2, 2016 (the “Code of Ethics”) and which contains general guidelines applicable to our executive officers, including our principal executive officer, principal financial officer and principal accounting officer, our directors, and employees and officers of our advisor and its affiliates, who perform material functions for us. We make sure that each individual subject to the Code of Ethics acknowledges reviewing and receipt thereof. We adopted our Code of Ethics with the purpose of promoting the following: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with or submit to the SEC and in other public communications made by us; (3) compliance with applicable laws and governmental rules and regulations; (4) the prompt internal reporting of violations of the Code of Ethics to our Code of Ethics Compliance Officer; and (5) accountability for adherence to the Code of Ethics. A copy of the Code of Ethics is available in the “Corporate Governance” section of our website, www.griffincapital.com. We intend to satisfy the disclosure requirement regarding any amendment to, or waiver of, a provision of the Code of Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions by posting such information on our website.
Audit Committee
General
Our Board has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, which assists the Board in fulfilling its responsibilities to stockholders concerning our financial reporting and internal controls and facilitates open communication among the Audit Committee, the Board, outside auditors and management. Our Audit Committee adopted a charter on July 21, 2014, which was most recently amended and restated on March 2, 2016 (the “Audit Committee Charter”), and was ratified by our Board. A copy of our Audit Committee Charter is available in the “Corporate Governance” section of our website, www.griffincapital.com. The Audit Committee assists our Board by: (1) selecting an independent registered public accounting firm to audit our annual financial statements; (2) reviewing with the independent registered public accounting firm the plans and results of the audit engagement; (3) approving the audit and non-audit services provided by the independent registered public accounting firm; (4) reviewing the independence of the independent registered public accounting firm; (5) considering the range of audit and non-audit fees; and (6) reviewing the adequacy of our internal accounting controls. The Audit Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Audit Committee Charter and in accordance with current laws, rules and regulations.
The members of the Audit Committee are our three independent directors, Samuel Tang, Kathleen S. Briscoe, and J. Grayson Sanders, each of whom is also independent as defined in Rule 10A-3 under the Exchange Act, with Mr. Tang serving as Chairperson of the Audit Committee. Our Board has determined that Mr. Tang satisfies the requirements for an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and has designated Mr. Tang as the Audit Committee financial expert in accordance with applicable SEC rules. The Audit Committee held four meetings during 2017.

Relationship with Principal Auditor
Overview
During the year ended December 31, 2017, Ernst & Young, independent registered public accounting firm, served as our independent auditor and provided certain tax and other services. Ernst & Young has served as our independent auditor since our formation. The Audit Committee has engaged Ernst & Young as our independent auditor to audit our financial statements for the year ended December 31, 2018. The Audit Committee reserves the right, however, to select a new auditor at any time in the future in its discretion if it deems such decision to be in the best interests of us and our stockholders. Any such decision would be disclosed to the stockholders in accordance with applicable securities laws.
A representative of Ernst & Young is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires. The representative also will be available to respond to appropriate questions from stockholders.
Pre-Approval Policies
The Audit Committee Charter imposes a duty on the Audit Committee to pre-approve all auditing services performed for us by our independent auditor, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditor’s independence. In determining whether or not to pre-approve services, the Audit Committee considers whether the service is permissible under applicable SEC rules. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any services to be performed by our independent auditors, provided such pre-approval is presented to the full Audit Committee at its next scheduled meeting.
All services rendered by Ernst & Young in the year ended December 31, 2017 were pre-approved in accordance with the policies set forth above.
Fees Paid to Principal Auditor
The Audit Committee reviewed the audit and non-audit services performed by Ernst & Young, as well as the fees charged by Ernst & Young for such services. In its review of the non-audit service fees, the Audit Committee considered whether the provision of such services is compatible with maintaining the independence of Ernst & Young. The aggregate fees billed to us for professional accounting services provided by Ernst & Young, including the audits of our annual financial statements, for the years ended December 31, 2017 and 2016, respectively, are set forth in the table below.

	2017	2016
Audit Fees	$446,679	$661,605
Audit-Related Fees	—	—
Tax Fees	113,744	82,614
All Other Fees	1,250	1,250
Total	$561,673	$745,469
For purposes of the preceding table, the professional fees are classified as follows:

•
Audit Fees - These are fees for professional services performed for the audit of our annual financial statements and the required review of our quarterly financial statements and other procedures performed by the independent auditors to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements, and services that generally only an independent auditor reasonably can provide, such as services associated with filing registration statements, periodic reports and other filings with the SEC.

•
Audit-Related Fees - These are fees for assurance and related services that traditionally are performed by an independent auditor, such as due diligence related to acquisitions and dispositions, audits related to acquisitions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

•
Tax Fees - These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Such services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

•	All Other Fees - These are fees for other permissible services that do not meet one of the above-described categories, including assistance with internal audit plans and risk assessments.
Audit Committee Report
Pursuant to the Audit Committee Charter adopted by our Board, the Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by overseeing the independent auditors, the audit and financial reporting process and the system of internal control over financial reporting that management has established and by reviewing the financial information to be provided to our stockholders and others. During the year ended December 31, 2017, the Audit Committee was composed of three independent directors and met four times. Our management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent auditors devote more time and have access to more information than does the Audit Committee. Accordingly, the Audit Committee’s role does not provide any special assurances with regard to our financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.
In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2017 in our Annual Report on Form 10-K with management, including a discussion of the quality and acceptability of our financial reporting and controls, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
The Audit Committee discussed with our independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgment as to the quality and acceptability of the financial statements and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 16, “Communications with Audit Committees,” issued by the PCAOB. The Audit Committee also received the written disclosures and the letter from our independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence. In addition, the Audit Committee considered the compatibility of non-audit services provided by the independent auditors with the auditors’ independence.
The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Audit Committee meets periodically with the independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of our financial reporting.
In reliance on these reviews and discussions, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the year-ended December 31, 2017 for filing with the SEC. Our Board subsequently accepted the Audit Committee’s recommendation and approved the Annual Report on Form 10-K for the year-ended December 31, 2017 for filing with the SEC.
Samuel Tang (Chairperson)
Kathleen S. Briscoe
J. Grayson Sanders
March 8, 2018

The preceding Audit Committee Report to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee
General
Our Nominating and Corporate Governance Committee adopted a charter on July 21, 2014, which was most recently amended and restated on March 2, 2016 (the “Nominating and Corporate Governance Committee Charter”), which was ratified by our Board. A copy of our Nominating and Corporate Governance Committee Charter is available in the “Corporate Governance” section of our website, www.griffincapital.com. The Nominating and Corporate Governance Committee’s primary focus is to assist our Board in fulfilling its responsibilities with respect to director nominations, corporate governance, board of directors and committee evaluations and conflict resolutions. The Nominating and Corporate Governance Committee assists our Board in this regard by: (1) identifying individuals qualified to serve on our Board, consistent with criteria approved by our Board, and recommending that our Board select a slate of director nominees for election by our stockholders at the annual meeting of our stockholders; (2) developing and implementing the process necessary to identify prospective members of our Board; (3) determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on our Board; (4) overseeing an annual evaluation of our Board, each of the committees of our Board and management; (5) developing and recommending to our Board a set of corporate governance principles and policies; (6) periodically reviewing our corporate governance principles and policies and suggesting improvements thereto to our Board; and (7) considering and acting on any conflicts-related matter required by our charter or otherwise permitted by Maryland law where the exercise of independent judgment by any of our directors, who is not an independent director, could reasonably be compromised, including approval of any transaction involving our advisor or its affiliates. The Nominating and Corporate Governance Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Nominating and Corporate Governance Committee Charter and in accordance with current laws, rules and regulations.
The members of the Nominating and Corporate Governance Committee are our three independent directors, Samuel Tang, Kathleen S. Briscoe, and J. Grayson Sanders, with Ms. Briscoe serving as Chairperson of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held eight meetings during 2017.
Board of Directors Membership Criteria and Director Selection
The Nominating and Corporate Governance Committee annually reviews with our Board the appropriate experience, skills and characteristics required of our directors in the context of the current membership of our Board. This assessment includes, in the context of the perceived needs of our Board at the time, issues of knowledge, experience, judgment and skills such as an understanding of the real estate industry or brokerage industry or accounting or financial management expertise. Other considerations include the candidate’s independence from conflict with us and the ability of the candidate to attend board of directors meetings regularly and to devote an appropriate amount of effort in preparation for those meetings. It also is expected that independent directors nominated by our Board shall be individuals who possess a reputation and hold or have held positions or affiliations befitting a director of a publicly held company and are or have been actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community.
Though we do not have a formal policy regarding diversity with respect to identifying nominees and overall board composition, our Nominating and Corporate Governance Committee considers the impact of diverse backgrounds and experiences of potential nominees on the effectiveness and quality of our Board. As part of its annual review process discussed below, the Nominating and Corporate Governance Committee reviews its own effectiveness in recommending director nominees with diverse backgrounds and experiences relative to any perceived needs in the composition of our Board.
While our full Board remains responsible for selecting its own nominees and recommending them for election by our stockholders, our Board has delegated the screening process necessary to identify qualified candidates to the Nominating and Corporate Governance Committee, in consultation with our Chief Executive Officer. Pursuant to our charter, however, the directors must nominate replacements for any vacancies among the director positions.

The Nominating and Corporate Governance Committee annually reviews director suitability and the continuing composition of our Board; it then recommends director nominees who are voted on by our full Board. In recommending director nominees to our Board, the Nominating and Corporate Governance Committee solicits candidate recommendations from its own members, other directors and our management. The Nominating and Corporate Governance Committee will also consider suggestions made by stockholders and other interested persons for director nominees who meet the established director criteria. In order for a stockholder to make a nomination, the stockholder must satisfy the procedural requirements for such nomination as provided in our bylaws, which include, among other things, providing the nominee’s name, age, address, and ownership of our stock. Such nominations must also be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
In evaluating the persons nominated as potential directors, the Nominating and Corporate Governance Committee will consider each candidate without regard to the source of the recommendation and take into account those factors that the Nominating and Corporate Governance Committee determines are relevant.
With respect to the current nominees to our Board, whose backgrounds and experience are described in greater detail on pages 92 through 96, our Nominating and Corporate Governance Committee considered all of the factors set forth above in its determination to recommend them for nomination. In particular, our Nominating and Corporate Governance Committee considered Kevin A. Shields’ active participation in the management of our operations and his extensive experience in the real estate and real estate financing industry, Mr. Escalante’s broad experience in the real estate industry, Mr. Tang’s extensive experience in the private equity and real estate industries, Mr. Sanders’ decades of experience in the real estate industry and significant experience raising equity capital, and Ms. Briscoe’s years of experience in real estate investing and investment management experience in determining to recommend each of them for nomination to our Board. In addition, the Nominating and Corporate Governance Committee considered these particular aspects of the backgrounds of Messrs. Tang and Sanders and Ms. Briscoe relative to the needs of the committees of our Board in determining to recommend them for nomination.
Corporate Governance
Pursuant to the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee developed and recommended a set of formal, written guidelines for corporate governance, which were adopted by our full Board.
The Nominating and Corporate Governance Committee also, from time to time, reviews our governance structures and procedures and suggests improvements thereto to our full Board. Such improvements, if adopted by the full Board, shall be incorporated into the written guidelines.
Periodic Evaluations
The Nominating and Corporate Governance Committee conducts an annual evaluation of its own performance and oversees the annual evaluations of our Board, each of the other committees of our Board and management.
Conflicts of Interest
The Nominating and Corporate Governance Committee considers and acts upon any conflicts of interest-related matter required by our charter or otherwise permitted by Maryland law where the exercise of independent judgment by any of our directors, who is not an independent director, could reasonably be compromised, including approval of any transaction involving our advisor or its affiliates. Our independent directors must approve such transactions as fair and reasonable to us and on terms and conditions not less favorable than those available from unaffiliated third parties, based upon standards set forth in our charter and Code of Ethics, as well as applicable laws, rules and regulations.
Conflicts of interest-related matters that the Nominating and Corporate Governance Committee has acted upon or expects to act upon include, but are not limited to, the following:

•	the continuation, renewal or enforcement of agreements with our advisor and its affiliates, including the following significant agreements:

•	the amended and restated advisory agreement with our advisor and our operating partnership;

•	the third amended and restated limited partnership agreement with our advisor and our operating partnership, and prior versions of such agreement;

•	property management agreements with our property manager, Griffin Capital Essential Asset Property Management II, LLC; and

•	the dealer manager agreement with our dealer manager, Griffin Capital Securities, LLC;

•	property sales;

•	property acquisitions; and

•	other transactions with affiliates.
Compensation Committee
General
Our Compensation Committee adopted a charter on November 2, 2016 (the “Compensation Committee Charter”), which was ratified by our Board. A copy of our Compensation Committee Charter is available in the “Corporate Governance” section of our website, www.griffincapital.com. The primary focus of the Compensation Committee is to assist our Board in fulfilling its responsibilities with respect to officer and director compensation. Prior to the establishment of the Compensation Committee, our Board fulfilled all of the responsibilities with respect to officer and director compensation. The Compensation Committee assists our Board in this regard when necessary by: (1) reviewing and approving our corporate goals with respect to compensation of officers and directors; (2) recommending to our Board compensation for all non-employee directors, including board of directors and committee retainers, meeting fees and equity-based compensation; (3) administering and granting equity-based compensation to our advisor, employees of our advisor and affiliates based upon recommendations from our advisor; and (4) setting the terms and conditions of such equity-based compensation in accordance with our Employee and Director Long-Term Incentive Plan (the “Plan”). The Compensation Committee fulfills these responsibilities in accordance with current laws, rules and regulations.
We believe that our director compensation program is competitive with those of similarly situated companies in our industry, and further aligns the interests of our directors with those of our stockholders.  In establishing our director compensation, we have taken note of and considered compensation paid by similarly situated companies in our industry, but we have not performed systematic reviews of such compensation nor engaged in benchmarking.  Consequently, information about other companies’ specific compensation policies has not been a primary consideration in forming our director compensation policies and decisions.  Like many other companies, we issue restricted stock awards to our directors, in addition to providing for an annual retainer.  We have found that the value of these compensation components may be difficult to measure, and therefore believe that comparing them in an objective way to similar arrangements developed by other companies may be of limited value.
The members of the Compensation Committee are our three independent directors, Samuel Tang, Kathleen S, Briscoe, and J. Grayson Sanders, with Mr. Sanders serving as Chairperson of the Compensation Committee. The Compensation Committee held two meetings during 2017.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of December 31, 2018, the amount of our common stock beneficially owned by: (1) any person who is known by us to be the beneficial owner of more than 5% of any class of the outstanding shares of our common stock; (2) each of our directors; (3) each of our Named Executive Officers as defined in Item 402 of Regulation S-K; and (4) all of our current directors and executive officers as a group. The percentage of beneficial ownership is calculated based on 77,525,973 shares of common stock outstanding as of December 31, 2018.

	Common Stock Beneficially Owned(2)
Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock		Percent of Class
Kevin A. Shields, Chairman of the Board of Directors and Chief Executive Officer	568,696	(3)	*
Michael J. Escalante, Director and President	—		—
Javier F. Bitar, Chief Financial Officer and Treasurer	—		—
David C. Rupert, Executive Vice President	—		—
Howard S. Hirsch, Vice President and Secretary	—		—
Samuel Tang, independent director	12,021	(4)	*
J. Grayson Sanders, independent director	12,021	(4)	*
Kathleen S. Briscoe, independent director	12,021	(4)	*
All directors and current executive officers as a group (11 persons)	604,759	(3)	*
*Represents less than 1% of our outstanding common stock as of December 31, 2018.

(1)	The address of each beneficial owner listed is Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245.

(2)
Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following December 31, 2018. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3)	Consists of shares owned by Griffin Capital Vertical Partners, L.P., which is indirectly owned by Mr. Shields.

(4)	Each independent director was awarded 5,000 shares of restricted stock on January 18, 2017, which are fully vested and 7,000 shares of restricted stock on June 14, 2017, which are fully vested.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires each director, officer, and individual beneficially owning more than 10% of a registered security (collectively, the “Reporting Persons”) to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5). Reporting Persons are required to furnish us with copies of all Section 16(a) forms filed with the SEC. Based solely on a review of the copies of such forms furnished to us during and with respect to the fiscal year ended December 31, 2017 or written representations that no additional forms were required, to the best of our knowledge, all Reporting Persons complied with the applicable requirements of Section 16(a) of the Exchange Act, except for the following: Kevin A. Shields filed one late Form 4, reporting four transactions. There are no known failures to file a required Form 3, Form 4 or Form 5.
Compensation Discussion and Analysis - Executive Compensation
We do not compensate our executive officers for services rendered to us.  We do not currently intend to pay any compensation directly to our executive officers. As a result, we do not have, and our Compensation Committee has not considered, a compensation policy or program for our executive officers. If we determine to compensate our executive officers directly in the future, the Compensation Committee will review all forms of compensation and approve all equity-based awards. If we compensated our executive officers directly, the following executive officers would be considered our “Named Executive Officers” as defined in Item 402 of Regulation S-K for the fiscal year ended December 31, 2017:

•	Kevin A. Shields, Chief Executive Officer;

•	Javier F. Bitar, Chief Financial Officer;

•	Michael J. Escalante, President;

•	David C. Rupert, Executive Vice President; and

•	Howard S. Hirsch, Vice President and Secretary.

Our executive officers also are officers of our advisor and its affiliates, and are compensated by such entities for their services to us.  We pay these entities fees and reimburse expenses pursuant to our advisory agreement. Certain of these reimbursements to our advisor include reimbursements of a portion of the compensation paid by our advisor and its affiliates to our Named Executive Officers for services provided to us, for which we do not pay our advisor a fee. For the year ended December 31, 2017, these reimbursements to our advisor totaled approximately $0.9 million. Of this amount, $0.4 million was attributed to Mr. Bitar, $0.1 million was attributed to Mr. Rupert and $0.2 million was attributed to Mr. Hirsch. No reimbursements were attributed to Mr. Shields or Mr. Escalante. The reimbursable expenses include components of salaries, bonuses, benefits and other overhead charges and are based on the percentage of time each such Named Executive Officer spends on our affairs. Our Compensation Committee does not determine these amounts, but does review with management the allocations of time and determines that such allocations are fair and reasonable to us. Our Named Executive Officers receive significant additional compensation from our advisor and its affiliates that we do not reimburse.
Compensation Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee has determined that the Compensation Discussion and Analysis - Executive Compensation be included in this Joint Proxy Statement and Prospectus.
J. Grayson Sanders (Chairperson)
Samuel Tang
Kathleen S. Briscoe
March 8, 2018
The preceding Compensation Report to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Director Compensation
Summary Compensation Table
The following table provides a summary of the compensation earned by our directors for the year ended December 31, 2017:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All other Compensation	Total
Kevin A. Shields	$—	$—	$—	$—	$—	$—	$—
Michael J. Escalante	—	—	—	—	—	—	—
Samuel Tang	60,500	112,090	—	—	—	—	172,590
J. Grayson Sanders	58,000	112,090	—	—	—	—	170,090
Kathleen S. Briscoe	60,000	112,090	—	—	—	—	172,090
Total	$178,500	$336,270	$—	$—	$—	$—	$514,770

We believe that our director compensation program is competitive with those of similarly situated companies in our industry, and further aligns the interests of our directors with those of our stockholders.  In establishing our director compensation, we have taken note of and considered compensation paid by similarly situated companies in our industry, but we have not performed systematic reviews of such compensation nor engaged in benchmarking.  Consequently, information about other companies’ specific compensation policies has not been a primary consideration in forming our director compensation policies and decisions.  Like many other companies, we issue restricted stock awards to our directors, in addition to providing for an annual retainer.  We have found that the value of these compensation components may be difficult to measure, and therefore believe that comparing them in an objective way to similar arrangements developed by other companies may be of limited value.
As noted above, our Compensation Committee fulfills all of the responsibilities with respect to employee, officer and director compensation. We do not have any employees and our executive officers currently do not receive any compensation directly from us, so these responsibilities are limited to setting director compensation and administering our Plan. At the time we begin having employees, our Compensation Committee will begin overseeing such compensation. Our non-director officers have no role in determining or recommending director compensation. Directors who are also our officers do not receive any special or additional remuneration for service on our Board or any of its committees. Each non-employee independent director received compensation for services on our Board and its committees as provided below.
On March 7, 2017, our Board adopted a Director Compensation Plan (the “Director Compensation Plan”). The Director Compensation Plan governs cash and equity compensation to the independent directors.
Cash Compensation to Directors
Pursuant to our Director Compensation Plan, for the year ended December 31, 2017, we paid each of our independent directors a retainer of $40,000, plus $1,000 for each Board or committee meeting the independent director attended in person or by telephone ($2,000 for attendance by the Chairperson of the Audit Committee at each meeting of the Audit Committee and $1,500 for attendance by the Chairperson of any other committee at each of such committee’s meetings). In the event there were multiple meetings of our Board and one or more committees in a single day, the fees were limited to $3,000 per day ($3,500 for the Chairperson of the Audit Committee if there was a meeting of such committee).
All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our Board.
Employee and Director Long-Term Incentive Plan Awards to Independent Directors
The Plan was approved and adopted on April 22, 2014, prior to the commencement of our IPO in order to (1) provide incentives to individuals who are granted awards because of their ability to improve our operations and increase profits; (2) encourage selected persons to accept or continue employment with us or with our advisor or its affiliates that we deem important to our long-term success; and (3) increase the interest of our independent directors in our success through their participation in the growth in value of our stock. Pursuant to the Plan, we may issue options, stock appreciation rights and other equity-based awards, including, but not limited to, restricted stock. As of the year ended December 31, 2017, we had issued 36,000 shares pursuant to the Plan.
Pursuant to the Plan and the Director Compensation Plan, we issued 5,000 shares of restricted stock to each independent director on January 18, 2017, which are fully vested (the “Initial Restricted Stock Awards”) and 7,000 shares of restricted stock to each independent director on June 14, 2017 upon each of their respective re-elections to our Board, which vested 50% at the time of grant and 50% on the first anniversary of the grant date (the “Annual Restricted Stock Awards”). Such Annual Restricted Stock Award consists of 1,000 shares of restricted stock under Section 7.4 of the Plan and an additional 6,000 shares of restricted stock. Both the Initial Restricted Stock Awards and the Annual Restricted Stock Awards are subject to a number of other conditions set forth in such awards.
The total number of shares of our common stock (or common stock equivalents) reserved for issuance under the Plan is equal to 10% of our outstanding shares of stock at any time, but not to exceed 10,000,000 shares in the aggregate. As of December 31, 2018, we had 77,525,973 shares of our common stock outstanding, including shares issued pursuant to our DRP, less shares redeemed pursuant to our SRP.
Upon our earlier dissolution or liquidation, upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our properties, the Plan will terminate, and provisions will be made for the assumption by the successor corporation of the awards granted or the replacement of the awards with similar awards with respect to the stock of the successor corporation, with appropriate adjustments as to the number and kind of shares and exercise prices. Alternatively, rather than providing for the assumption of awards, our Compensation Committee, may either (1) shorten the period during which awards are exercisable, or (2) cancel an award upon payment to the participant of an amount in cash that the Compensation Committee determines is equivalent to the amount of the fair market value of the consideration that the participant would have received if the participant exercised the award immediately prior to the effective time of the transaction.
In the event that our Compensation Committee determines that any distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution or sale, transfer, exchange or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects the stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an award, then the Compensation Committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any award.
Compensation Committee Interlocks and Insider Participation
The directors who served as members of our Compensation Committee during the year ended December 31, 2017 were Messrs. Tang and Sanders and Ms. Briscoe, our independent directors. No member of the Compensation Committee served as one of our officers or employees while serving on the Compensation Committee. During the year ended December 31, 2017, Mr. Shields also served as a director of GCEAR, one of whose executive officers, Mr. Escalante, served on our Board.
Certain Relationships and Related Transactions
Currently, certain of our executive officers and two of our directors are officers of our advisor, our property manager, and other affiliated entities, and one of our directors holds ownership interests in our former sponsor. As a result, these individuals owe fiduciary duties to these other entities and their owners, which fiduciary duties may conflict with the duties that they owe to our stockholders and us. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment objectives. Conflicts with our business and interests are most likely to arise from involvement in activities related to: (1) allocation of new investments and management time and services between us and the other entities, including GCEAR, GAHR III, GAHR IV, GIA Real Estate Fund, and GIA Credit Fund; (2) our purchase of properties from, or sale of properties to, affiliated entities; (3) the timing and terms of the investment in or sale of an asset; (4) development of our properties by affiliates; (5) investments with affiliates of our advisor; (6) compensation to our advisor; and (7) our relationship with our property manager. Many of these conflicts will cease upon the completion of the Mergers described herein. See “Self Administration Transaction” beginning on page 276.
Our Nominating and Corporate Governance Committee will consider and act on any conflicts-related matter required by our charter or otherwise permitted by MGCL where the exercise of independent judgment by any of our directors (who is not an independent director) could reasonably be compromised, including approval of any transaction involving our advisor and its affiliates. In addition, our charter contains a number of restrictions relating to (1) transactions we enter into with our advisor and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities.
Our independent directors reviewed the material transactions between us and our affiliates during the year ended December 31, 2017. As described in more detail below, we are currently a party to four types of agreements giving rise to material transactions between us and our affiliates: our advisory agreement, our operating partnership agreement, our property management agreements, and our dealer manager agreement. Set forth below is a description of the relevant transactions with our affiliates, which we believe have been executed on terms that are fair to us.
Advisory Agreement
Our advisor was formed in Delaware in November 2013 and is now owned by our new sponsor, the GCEAR Operating Partnership. Some of our officers and directors are also officers of our advisor. Our advisor has contractual responsibility to us and our stockholders pursuant to the Amended and Restated Advisory Agreement dated September 20, 2017.
Our advisor currently manages our day-to-day activities pursuant to our advisory agreement. Pursuant to our advisory agreement, we are obligated to reimburse our advisor for certain services and payments, including payments made by our advisor to third parties, including in connection with potential acquisitions. Under our advisory agreement, our advisor has undertaken to use its commercially reasonable efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our Board. In its performance of this undertaking, our advisor, either directly or indirectly by engaging an affiliate, shall, among other duties and subject to the authority of our Board:

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and our investment policies;

•	perform due diligence and prepare and obtain reports regarding prospective investments;

•	provide supporting documentation and recommendations necessary for our Board to evaluate proposed investments;

•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;

•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	monitor applicable markets, obtain reports and evaluate the performance and value of our investments;

•	implement and coordinate the processes with respect to the calculation of NAV and obtain appraisals performed by independent third-party appraisal firms concerning the value of properties;

•	supervise our independent valuation firm and monitor its valuation process to ensure that it complies with our valuation procedures;

•	review and analyze each property’s operating and capital budget;

•	arrange, structure and negotiate financing and refinancing of properties;

•	perform all operational functions for the maintenance and administration of our assets, including the servicing of mortgages;

•	consult with our officers and Board and assist the Board in formulating and implementing our financial policies, operational planning services and portfolio management functions;

•
prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS and other state or federal governmental agencies;

•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations; and

•	investigate, select, and, on our behalf, engage and conduct business with such third parties as our advisor deems necessary to the proper performance of its obligations under the advisory agreement.
The term of our advisory agreement is one year and will end on September 20, 2019, but may be renewed for an unlimited number of successive one-year periods. However, a majority of our independent directors must approve the advisory agreement and the fees thereunder annually prior to any renewal, and the criteria for such renewal shall be set forth in the applicable meeting minutes. The independent directors will determine at least annually that our total fees and expenses are reasonable in light of our investment performance, our net income, and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the applicable meeting minutes. Additionally, any party may terminate the advisory agreement without cause or penalty upon 60 days’ written notice. If we elect to terminate the advisory agreement, we will be required to obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor will be required to cooperate with us and take all reasonable steps requested by us to assist our Board in making an orderly transition of the advisory function.
Our advisor and its officers, employees and affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor will be required to devote sufficient resources to our administration to discharge its obligations. Our advisor has the right to assign the advisory agreement to an affiliate subject to approval by our independent directors. We have the right to assign the advisory agreement to any successor to all of our assets, rights and obligations. Our Board shall determine whether any successor advisor possesses sufficient qualifications to perform the advisory function for us and whether the compensation provided for in its advisory agreement with us is justified. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.
Under the terms of our advisory agreement, our advisor is entitled to receive an advisory fee that will be payable in arrears on a monthly basis and accrues daily in an amount equal to 1/365th of 1.25% of the NAV for each class of common stock for each day. We will not pay the advisor any acquisition, financing or other similar fees from proceeds raised in our follow-on offering in connection with making investments.
Generally, we are required under the advisory agreement to reimburse our advisor for organization and offering costs as and when incurred. Our advisor may waive or defer all or a portion of these reimbursements or elect to receive Class I shares or Class I units in our operating partnership in lieu of these reimbursements at any time and from time to time, in its sole discretion. The advisory agreement also requires our advisor to reimburse us within 60 days after the end of the month in which a public offering terminates, to the extent that organization and offering expenses, including sales commissions, dealer manager fees, distribution fees, and any additional underwriting compensation, are in excess of 15% of gross proceeds from the public offering.
The advisory agreement provides for reimbursement of our advisor’s direct and indirect costs of providing administrative and management services to us. Our operating expenses shall (in the absence of a satisfactory showing to the contrary) be deemed to be excessive, and our advisor must reimburse us in the event our total operating expenses for the 12 months then ended exceed the greater of 2.0% of our average invested assets or 25.0% of our net income, unless a majority of our independent directors has determined that such excess expenses were justified based on unusual and non-recurring factors. For the year ended December 31, 2017, our expenses were within such limits.
If we complete the Mergers described herein, we will no longer be externally advised pursuant to our advisory agreement. Our management team will handle many of these responsibilities formerly handled by our advisor. See “Self Administration Transaction” beginning on page 276.
Operating Partnership Agreement
On September 20, 2017, we entered into a Third Amended and Restated Limited Partnership Agreement with our operating partnership and our advisor. We conduct substantially all of our operations through the operating partnership, of which we are the general partner. Our advisor has a special limited partnership interest in the operating partnership and is a party to the operating partnership agreement. Should we complete the Mergers described herein, the special limited partnership interest held by our advisor in our operating partnership will be redeemed, canceled, and retired. See “Self Administration Transaction” beginning on page 276.
So long as the advisory agreement has not been terminated (including by means of non-renewal), our advisor will be entitled to receive a performance distribution from our operating partnership equal to 12.5% of the Total Return, subject to a 5.5% Hurdle Amount and a High Water Mark, with a Catch-Up (each term as defined in the operating partnership agreement). Such distribution will be made annually and accrue daily. On February 16, 2018, we paid in cash approximately $1.2 million and issued approximately $1.2 million in Class I limited partnership units to our advisor. Our advisor elected to receive 50% in cash and the remaining in Class I limited partnership units. Our advisor elected to receive 50% of the performance distribution in cash and 50% in Class I units in our operating partnership. Should we complete the Mergers described herein, we will amend the Third Amended and Restated Limited Partnership Agreement to remove the provisions related to the performance distribution.  See “Self Administration Transaction.”
Property Management Agreements
Griffin Capital Essential Asset Property Management II, LLC, our property manager, is wholly owned by GCPM. Our sponsor, through a holding company, is the owner of GCPM. Our property manager manages our properties pursuant to our property management agreements. Should we complete the Mergers described herein, we will directly own GCPM, through a series of holding companies.  See “Self Administration Transaction.”
We expect that we will contract directly with non-affiliated third party property managers with respect to our individual properties. In such event, or in the event an individual property is self-managed by the tenant, we will pay our property manager an oversight fee equal to 1% of the gross revenues of the property managed, plus reimbursable costs as applicable. Reimbursable costs and expenses include wages and salaries and other expenses of employees engaged in operating, managing and maintaining our properties, as well as certain allocations of office, administrative, and supply costs. Our property manager may waive or defer all or a portion of these reimbursements or elect to receive Class I shares or Class I units in our operating partnership in lieu of these reimbursements at any time and from time to time, in its sole discretion. In the event that we contract directly with our property manager with respect to a particular property, we will pay the property manager up to 3%, or greater if the lease so allows, of the gross monthly revenues collected for each property it manages, plus reimbursable costs as applicable. Our property manager may pay some or all of these fees to third parties with whom it subcontracts to perform property management services. In no event will we pay both a property management fee to the property manager and an oversight fee to our property manager with respect to a particular property.
In addition, we may pay our property manager or its designees a leasing fee in an amount equal to the fee customarily charged by others rendering similar services in the same geographic area. Further, although a substantial majority of the properties that we intend to acquire are leased under net leases in which the tenants are responsible for tenant improvements, we may also pay our property manager or its designees a construction management fee for planning and coordinating the construction of any tenant directed improvements for which we are responsible to perform pursuant to lease concessions, including tenant-paid finish-out or improvements. Our property manager will also be entitled to a construction management fee of 5% of the cost of improvements.
All costs and expenses incurred by our property manager on our behalf in fulfilling its duties to us under the property management agreements are to be paid out of an account that is fully funded by us, or paid directly by us. Such costs and expenses may include, but are not limited to, reasonable wages and salaries of on-site and off-site employees of our property manager who are directly engaged in the operation, management, maintenance, leasing, construction, or access control of our properties, including taxes, insurance and benefits relating to such employees, along with the legal, travel and other out-of-pocket expenses that are directly related to the management and leasing of specific properties we own. Our property manager will also allocate a portion of its office, administrative and supplies expense to us to the extent directly related to the foregoing reasonable reimbursable expenses for the management of our properties.

We anticipate that the property management agreements with our property manager will have terms of one year and shall be automatically extended for additional one-year periods unless we or our property manager give 60 days’ prior written notice of such party’s intention to terminate a property management agreement. Under the property management agreements, our property manager is not prevented from engaging in other activities or business ventures, whether or not such other activities or business ventures are in competition with us or our business, including, without limitation, property management services for other parties, including other REITs, or for other programs advised, sponsored or organized by our sponsor or its affiliates.
Dealer Manager Agreement
Griffin Capital Securities, LLC, which is wholly owned by GCC through a holding company, serves as our dealer manager.
Our dealer manager provides wholesaling, sales promotional and marketing services to us in connection with our follow-on offering. Specifically, our dealer manager ensures compliance with SEC rules and regulations and FINRA rules relating to the sales process. In addition, our dealer manager oversees participating broker-dealer relationships, assists in the assembling of prospectus kits, assists in the due diligence process and ensures proper handling of investment proceeds.
We commenced our follow-on offering on September 20, 2017 and offered Class T shares, Class S shares, Class D shares and Class I shares.
Pursuant to the dealer manager agreement, we will pay to the dealer manager selling commissions of up to 3.0% of the total purchase price for each sale of Class T shares and selling commissions of up to 3.5% of the total purchase price for each sale of Class S shares. We will not pay to the dealer manager any selling commissions in respect of the purchase of any Class D shares, Class I shares or DRP shares. We also will pay to the dealer manager dealer manager fees of up to 0.5% of the total purchase price for each sale of Class T shares. We will not pay to the dealer manager any dealer manager fees in respect of the purchase of any Class S shares, Class D shares, Class I shares or DRP shares. Substantially all of the selling commissions and dealer manager fees may be reallowed by the dealer manager to the participating broker-dealers who sold the shares giving rise to such selling commissions and dealer manager fees. In addition, subject to FINRA’s limitations on underwriting compensation, we will pay to the dealer manager a distribution fee for ongoing services rendered to stockholders by participating broker-dealers or broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers. The fee accrues daily and is paid monthly in arrears and is calculated based on the average daily NAV for the applicable month (the “Average NAV”).  The distribution fees for the different share classes are as follows: (i) for Class T shares, 1/365th of 1.0% of the Average NAV of the outstanding Class T shares for each day, consisting of an advisor distribution fee of 1/365th of 0.75% and a dealer distribution fee of 1/365th of 0.25% of the Average NAV of the Class T shares for each day; (ii) for Class S shares, 1/365th of 1.0% of the Average NAV of the outstanding Class S shares for each day; and (iii) for Class D shares, 1/365th of 0.25% of the Average NAV of the outstanding Class D shares for each day. The dealer manager is not entitled to any distribution fee with respect to Class I shares.
We will cease paying the distribution fee with respect to any Class T share, Class S share or Class D share held in a stockholder's account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total selling commissions, dealer manager fees and distribution fees paid with respect to all shares from our follow-on offering held by such stockholder within such account would exceed, in the aggregate, 9% (or a lower limit as set forth in any applicable agreement between the dealer manager and a participating broker-dealer) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under the DRP with respect thereto). At the end of such month, such Class T share, Class S share or Class D share (and any shares issued under the DRP with respect thereto) will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share. In addition, we will cease paying the distribution fee on the Class T shares, Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of our shares, (ii) a merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets, including any liquidation of us or (iii) the date following the completion of the primary portion of our follow-on offering on which, in the aggregate, underwriting compensation from all sources in connection with the follow-on offering, including selling commissions, dealer manager fees, the distribution fee and other underwriting compensation, is equal to 9% of the gross proceeds from the primary portion of our follow-on offering.
Our dealer manager has entered into participating dealer agreements with certain other broker-dealers authorizing them to sell our shares. Upon sale of our shares by such broker-dealers, our dealer manager re-allows all of the sales commissions paid in connection with sales made by these broker-dealers. Our dealer manager may also re-allow to these broker-dealers a portion of the dealer manager fee as marketing fees, reimbursement of certain costs and expenses of attending training and education meetings sponsored by our dealer manager, payment of attendance fees required for employees of our dealer manager or other affiliates to attend retail seminars and public seminars sponsored by these broker-dealers, or to defray other distribution-related expenses. The dealer manager will re-allow the distribution fees to participating broker-dealers and servicing broker-dealers for ongoing services performed by such broker-dealers, and will retain any such distribution fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.
We also pay an additional amount of gross offering proceeds as reimbursements to participating broker-dealers (either directly or through our dealer manager) for bona fide accountable due diligence expenses incurred by such participating broker-dealers. Such reimbursement of due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating broker-dealers and their personnel when visiting our office to verify information relating to us and our offerings and, in some cases, reimbursement of the allocable share of actual out-of-pocket expenses of internal due diligence personnel of the participating broker-dealer conducting due diligence on the offering.
Fees Paid to Our Affiliates
Pursuant to the agreements discussed above, summarized below are the related party costs incurred by us for the nine months ended September 30, 2018, and 2017, respectively, and amounts payable as of September 30, 2018 and December 31, 2017:

	Incurred for the Nine Months Ended September 30,		Payable as of September 30,		Payable as of December 31,
	2018	2017	2018		2017
Expensed
Corporate operating expenses	$2,168	$1,677	$806		$658
Asset management fees (1)	—	8,027	—		—
Property management fees	1,365	1,347	153		158
Performance distribution allocation	6,200	213	6,224		2,394
Advisory fees	6,970	273	784		762
Capitalized/Offering
Acquisition fees and expenses (2)	—	1,099	—		—
Organization and offering expense	1,113	250	1,305	(6)	192
Other costs advanced by the Advisor	938	604	319		285
Selling commissions (3)	66	1,127	—		—
Dealer Manager fees	11	393	—		—
Stockholder servicing fee (4)	175	565	9,353		12,377
Advisor advances: (5)
Organization and offering expenses	45	136	44		8
Dealer Manager fees	—	791	—		62
Total	$19,051	$16,502	$18,988		$16,896

(1)	As part of our follow-on offering, our new management compensation structure no longer includes asset management fees.

(2)
Effective September 20, 2017, our advisor is not entitled to acquisition fees, disposition fees or financing fees; provided, however, that our advisor will receive the compensation set forth in the original advisory agreement for our investment in an approximately 1,000,000 square foot property located at 39000 Amrheim Road, Livonia, Michigan 48150 with a total transaction price of approximately $80.0 million.

(3)
On September 18, 2017, we entered into a dealer manager agreement with our dealer manager for our follow-on offering. See the “Dealer Manager Agreement” section above for details regarding selling commissions and dealer manager fees.

(4)
Our dealer manager continues to receive a stockholder servicing fee with respect to Class AA shares as detailed in our IPO prospectus. The stockholder servicing fee is paid quarterly and accrues daily in an amount equal to 1/365th of 1.0% of the NAV per share of the Class AA shares, up to an aggregate of 4% of the gross proceeds of Class AA shares sold. We will cease paying the stockholder servicing fee with respect to the Class AA shares at the earlier of (i) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of shares in our IPO (excluding proceeds from sales pursuant to the related DRP); (ii) the fourth anniversary of the last day of the fiscal quarter in which our IPO terminated; (iii) the date that such Class AA share is redeemed or is no longer outstanding; and (iv) the occurrence of a merger, listing on a national securities exchange, or an extraordinary transaction.

(5)
Pursuant to the original advisory agreement, commencing November 2, 2015, we remained obligated to reimburse our advisor for organizational and offering costs incurred after such date. Terms of the organizational and offering costs are included in our 2016 Annual Report on Form 10-K filed on March 15, 2017.

(6)	Excludes amounts in excess of the 15% organization and offering costs limitation. See Note 8, Equity, to our September 30, 2018 consolidated financial statements contained in Appendix I hereto.

Legal Proceedings
From time to time, we may become subject to legal proceedings, claims and litigation arising in the ordinary course of our business. We are not a party to any material legal proceedings, nor are we aware of any pending or threatened litigation that would have a material adverse effect on our business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.
Market Information
As of December 31, 2018, there were 227,311; 279; 19,268; 806,014; 25,729,035; 49,768,687; and 975,379 shares of Class T, Class S, Class D, Class I, Class A, Class AA, and Class AAA common stock outstanding, including common stock issued pursuant to our DRP and stock distributions held by a total of approximately 16,000 stockholders of record. There is currently no established public trading market for our common stock. Therefore, there is a risk that a stockholder may not be able to sell our stock at a time or price acceptable to the stockholder, or at all.
Additionally, we provide discounts in our follow-on offering for certain categories of purchasers, including based on volume discounts. Pursuant to the terms of our charter, certain restrictions are imposed on the ownership and transfer of shares.
Distributions
We elected to be taxed as a REIT under Sections 856 through 860 of the Code for the year ended December 31, 2015. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of the REIT’s ordinary taxable income to stockholders. As a REIT, we generally are not subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the IRS grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we believe that we are organized and operate in such a manner as to qualify for treatment as a REIT and intend to operate in the foreseeable future in such a manner that we will remain qualified as a REIT for federal income tax purposes.
Distributions to stockholders, including stock distributions, are characterized for federal income tax purposes as ordinary income, capital gains, non-taxable return of capital or a combination of the three. Distributions that exceed our current and accumulated earnings and profits (calculated for tax purposes) constitute a return of capital for tax purposes rather than a distribution and reduce the stockholders’ basis in our common stock. To the extent that a distribution exceeds both current and accumulated earnings and profits and the stockholders’ basis in the common stock, it will generally be treated as a capital gain. We will notify stockholders of the taxability of distributions in January of the subsequent year for distributions paid during the preceding year, whether in cash or shares issued pursuant to the DRP. (See Note 8, Equity, to our December 31, 2017 consolidated financial statements contained in Appendix I hereto.)
Distributions may be funded with operating cash flow, offering proceeds raised in our public offerings, or a combination thereof. To the extent that we do not have taxable income, distributions paid will be considered a return of capital to stockholders. The following table shows distributions declared, distributions paid, and cash flow (used in) or provided by operating activities during the years ended December 31, 2016 and December 31, 2017 and the quarter ended September 30, 2018, excluding stock distributions (in thousands, except per share amounts):

			Distributions Paid (3)
Period	Distributions Declared (1)	Distributions Declared Per Share (1) (2)	Cash (4)	Reinvested	Total	Cash Flow Provided by Operating Activities
First Quarter 2016	$4,479	$0.14	$1,780	$2,507	$4,287	$2,457
Second Quarter 2016	$6,167	$0.14	$2,504	$3,435	$5,939	$2,402
Third Quarter 2016	$7,834	$0.14	$3,290	$4,271	$7,561	$3,141
Fourth Quarter 2016	$9,167	$0.14	$3,978	$4,946	$8,924	$8,445
First Quarter 2017	$10,070	$0.14	$4,531	$5,395	$9,926	$14,191
Second Quarter 2017	$10,363	$0.14	$4,868	$5,533	$10,401	$5,999
Third Quarter 2017	$10,559	$0.14	$4,928	$5,618	$10,546	$10,858
Fourth Quarter 2017	$10,654	$0.14	$4,917	$5,663	$10,580	$8,664
First Quarter 2018	$10,493	$0.14	$4,945	$5,483	$10,428	$8,513
Second Quarter 2018	$10,644	$0.14	$5,196	$5,487	$10,683	$9,327
Third Quarter 2018	$10,834	$0.14	$5,324	$5,451	$10,775	$16,852
(1) Distributions for the period from January 1, 2016 through December 31, 2016 were based on daily record dates and were calculated at a rate of $0.0015027322 per day per share. Distributions for the period from January 1, 2017 through December 31, 2017 were based on daily record dates and were calculated at a rate of $0.00150684932 per day per share. Distributions for the period from January 1, 2018 through September 30, 2018 were based on daily record dates and were calculated at a rate of $0.00150684932 per day per share. The table above does not include stock distributions as the amounts have no cash impact.

(2)	Assumes shares were issued and outstanding each day during the period presented.

(3)	Distributions are paid on a monthly basis. Distributions for all record dates of a given month are paid on or about the first business day of the following month.

(4)	Includes distributions paid to noncontrolling interests and preferred unit holders.

For the year ended December 31, 2016, we paid and declared distributions of approximately $27.6 million including shares issued pursuant to our DRP, and approximately $11,000 to the limited partners of our operating partnership, as compared to FFO, adjusted for noncontrolling interest distributions, and AFFO for the year ended December 31, 2016 of approximately $21.8 million and approximately $21.9 million, respectively. For the year ended December 31, 2017, we paid and declared distributions of approximately $41.6 million including shares issued pursuant to our DRP, and approximately $11,000 to the limited partners of our operating partnership, as compared to FFO, adjusted for noncontrolling interest distributions, and AFFO for the year ended December 31, 2017 of approximately $55.1 million and approximately $41.2 million, respectively. For the nine months ended September 30, 2018, we paid and declared distributions of approximately $31.9 million including shares issued pursuant to our DRP, and approximately $0.05 million to the limited partners of our operating partnership, as compared to FFO, net of noncontrolling interest distributions, and AFFO for the nine months ended September 30, 2018 of approximately $32.9 million and approximately $28.5 million, respectively. The payment of distributions from sources other than FFO or AFFO may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds. From our inception through September 30, 2018, we paid approximately $107.7 million of cumulative distributions, including approximately $58.4 million reinvested through our DRP, as compared to net cash provided by operating activities of approximately $88.0 million.
FFO and AFFO are non-GAAP financial measures, and are not indicative of cash flow available to fund cash needs.  Investors should not consider FFO and AFFO as alternatives to cash flows from operations or an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to pay distributions to our stockholders.

Securities Authorized for Issuance under Equity Compensation Plans
On April 22, 2014, our Board adopted the Plan in order to (1) provide incentives to individuals who are granted awards because of their ability to improve our operations and increase profits; (2) encourage selected persons to accept or continue employment with us or with our advisor or its affiliates that we deem important to our long-term success; and (3) increase the interest of our independent directors in our success through their participation in the growth in value of our stock. Pursuant to the Plan, we may issue stock-based awards to our directors and full-time employees (should we ever have employees), executive officers and full-time employees of our advisor and its affiliates that provide services to us and who do not have any beneficial ownership of our advisor and its affiliates, entities and full-time employees of entities that provide services to us, and certain consultants to us, our advisor and its affiliates that provide services to us.
The term of the Plan is 10 years and the total number of shares of common stock reserved for issuance under the Plan is 10% of the outstanding shares of stock at any time, not to exceed 10,000,000 shares in the aggregate. Awards granted under the Plan may consist of stock options, restricted stock, stock appreciation rights and other equity-based awards. The stock-based payment will be measured at fair value and recognized as compensation expense over the vesting period. As of September 30, 2018, awards totaling 36,000 shares of restricted stock have been granted to our independent directors under the Plan.
In the event of an “equity restructuring” (meaning a nonreciprocal transaction between us and our stockholders that causes the per-share fair market value of the shares of stock underlying an award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend), then the number of shares of stock and the class(es) of stock subject to the Plan and each outstanding award and the exercise price (if applicable) of each outstanding award shall be proportionately adjusted. Upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our assets, that, in each case, is not an equity restructuring, appropriate adjustments as to the number and kind of shares and exercise prices will be made either by our Compensation Committee or by such surviving entity. Such adjustment may provide for the substitution of such awards with new awards of the successor entity or the assumption of such awards by such successor entity. Alternatively, rather than providing for the adjustment, substitution or assumption of awards, the Compensation Committee may either (1) shorten the period during which awards are exercisable, or (2) cancel an award upon payment to the participant of an amount in cash that the Compensation Committee determines is equivalent to the amount of the fair market value of the consideration that the participant would have received if the participant exercised the award immediately prior to the effective time of the transaction.
In the event that the Compensation Committee determines that any distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution or sale, transfer, exchange or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects the stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an award, then the Compensation Committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any award.
The following table provides information about the common stock that may be issued under the Plan as of December 31, 2017:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining for Future Issuance Under Equity Compensation Plans (1)
Equity Compensation Plans Approved by Security Holders	—	—	7,717,528
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	—	—	7,717,528

(1)
The total number of shares of our common stock (or common stock equivalents) reserved for issuance under the Plan is equal to 10% of our outstanding shares of stock at any time, but not to exceed 10,000,000 shares in the aggregate. As of December 31, 2017, we had 77,175,283 outstanding shares of common stock, including shares issued pursuant to the DRP and our stock distributions.

Management’s Discussion and Analysis of Financial Condition and Results of Operations
The following discussion and analysis should be read in conjunction with the consolidated financial statements and notes thereto contained in Appendix I to this Joint Proxy Statement and Prospectus. See also “Cautionary Note Regarding Forward-Looking Statements.” As used in this section, the terms “we,” “our,” “us” and “Company” refer to Griffin Capital Essential Asset REIT II, Inc., a Maryland corporation, and, as required by context, including its operating partnership and its subsidiaries. The following provides our management’s discussion and analysis of financial condition and results of operations for (1) the nine months ended September 30, 2018, and (2) the years ended December 31, 2017, 2016 and 2015.
For the Nine Months Ended September 30, 2018 and Years Ended December 31, 2017, 2016 and 2015
Overview

Griffin Capital Essential Asset REIT II, Inc., a Maryland corporation (the "Company," "we," "us," "our"), was formed on November 20, 2013 under the Maryland General Corporation Law and qualified as a REIT commencing with the year ended December 31, 2015. We were organized primarily with the purpose of acquiring single tenant net lease properties that are considered essential to the occupying tenant, and expect to use a substantial amount of the net proceeds from our Follow-On Offering to invest in these properties. We have no employees and are externally advised and managed by our advisor. Our year end is December 31.

In September 2016, our board of directors approved the close of the primary portion of the IPO effective January 20, 2017; however, we continued to offer shares pursuant to our DRP under our IPO registration statement through May 2017. We are currently offering shares pursuant to our DRP as part of our Follow-On Offering. The DRP may be terminated at any time upon 10 days’ prior written notice to stockholders, which may be provided through our filings with the SEC.

On September 20, 2017, we commenced our Follow-On Offering of up to $2.2 billion of shares, consisting of up to $2.0 billion of shares in our primary offering and $0.2 billion of shares pursuant to the DRP. We reclassified all Class T and Class I shares sold in the IPO as "Class AA" and "Class AAA" shares, respectively. See Note 10, Related Party Transactions to our December 31, 2017 consolidated financial statements contained in Appendix I hereto, for additional details on changes in fees to affiliates.

On August 16, 2018, in connection with a potential strategic alternative our board of directors is contemplating, our board approved the temporary suspension of the primary portion of our Follow-On Offering, effective August 17, 2018, to allow the special committee of the board to evaluate a potential strategic alternative. Our board of directors intends to recommence the Follow-On Offering in the retail marketplace, if appropriate and at the appropriate time.

As of September 30, 2018, our real estate portfolio consisted of 27 properties (35 buildings) consisting substantially of office, industrial, distribution, and data center facilities with a combined acquisition value of $1.1 billion, including the allocation of the purchase price to above and below-market lease valuation, encompassing approximately 7.3 million square feet. Our annualized net rent for the 12-month period subsequent to September 30, 2018 was approximately $78.0 million with approximately 75.8% generated by properties leased to tenants and/or guarantors or whose non-guarantor parent companies have investment grade or what management believes are generally equivalent ratings. Our rentable square feet under lease as of September 30, 2018 was 100%, with a weighted average remaining lease term of 9.6 years with average annual rent increases of approximately 2.4%, and a debt to total real estate acquisition value of 43.7%.

Acquisition Indebtedness

For a discussion of our acquisition indebtedness, see Note 3, Real Estate, and Note 4, Debt, to the December 31, 2017 consolidated financial statements contained in Appendix I hereto.

Inflation
The real estate market has not been affected significantly by inflation in the past several years due to the relatively low inflation rate. However, in the event inflation does become a factor, we expect that our leases typically will not include provisions that would protect us from the impact of inflation. We will attempt to acquire properties with leases that require the tenants to pay, directly or indirectly, all operating expenses and certain capital expenditures, which will protect us from increases in certain expenses, including, but not limited to, material and labor costs. In addition, we will attempt to acquire properties with leases that include rental rate increases, which will act as a potential hedge against inflation.

NAV and NAV per Share Calculation
In our Follow-On Offering, we offered Class T, Class S, Class D and Class I shares (“New Shares”) with NAV-based pricing to the public. The share classes have different selling commissions, dealer manager fees and ongoing distribution fees. Our board of directors, including a majority of the independent directors, has adopted valuation procedures that contain a comprehensive set of methodologies to be used in connection with the calculation of the NAV.

As a public company, we are required to issue financial statements generally based on historical cost in accordance with GAAP as applicable to our financial statements. To calculate our NAV for the purpose of establishing a purchase and redemption price for our shares, we have adopted a model which adjusts the value of certain of our assets from historical cost to fair value. As a result, our NAV may differ from the amount reported as stockholder’s equity on the face of our financial statements prepared in accordance with GAAP. When the fair value of our assets is calculated for the purposes of determining our NAV per share, the calculation is done using the fair value methodologies detailed within the FASB Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures. However, our valuation procedures and our NAV are not subject to GAAP and will not be subject to independent audit. Our NAV may differ from equity reflected on our audited financial statements, even if we are required to adopt a fair value basis of accounting for GAAP financial statement purposes in the future. Furthermore, no rule or regulation requires that we calculate NAV in a certain way. Although we believe our NAV calculation methodologies are consistent with standard industry principles, there is no established practice among public REITs, whether listed or not, for calculating NAV in order to establish a purchase and redemption price. As a result, other public REITs may use different methodologies or assumptions to determine NAV.
Our NAV is calculated for the New Shares and Class A, Class AA and Class AAA shares (“IPO Shares”) by ALPS Fund Services, Inc. (the "NAV Accountant"), a third-party firm approved by our board of directors, including a majority of our independent directors, after the end of each business day that the New York Stock Exchange is open for unrestricted trading. Our board of directors, including a majority of our independent directors, may replace our NAV Accountant with another party, including our advisor, if it is deemed appropriate to do so.
At the end of each such trading day, before taking into consideration accrued distributions or class-specific expense accruals, any change in the aggregate company NAV (whether an increase or decrease) is allocated among each class of shares based on each class’s relative percentage of the previous aggregate company NAV plus issuances of shares that were effective the previous trading day. Changes in the aggregate company NAV reflect factors, including, but not limited to, unrealized/realized gains (losses) on the value of our real property portfolio, any applicable organization and offering costs and any expense reimbursements, real estate-related liabilities, and daily accruals for income and expenses (including the allocation/accrual of any performance distribution and accruals for advisory fees and distribution fees) and distributions to investors. Changes in our aggregate company NAV also include material non-recurring events, such as capital expenditures and material property acquisitions and dispositions.
Our most significant source of net income is property income. We accrue estimated income and expenses on a daily basis based on annual budgets as adjusted from time to time to reflect changes in the business throughout the year. For the first month following a property acquisition, we calculate and accrue portfolio income with respect to such property based on the performance of the property before the acquisition and the contractual arrangements in place at the time of the acquisition, as identified and reviewed through our due diligence and underwriting process in connection with the acquisition. For the purpose of calculating our NAV, all organizational and offering costs reduce NAV as part of our estimated income and expense accrual. On a periodic basis, our income and expense accruals are adjusted based on information derived from actual operating results.
Our liabilities are included as part of our NAV calculation generally based on GAAP. Our liabilities include, without limitation, property-level mortgages, accrued distributions, the fees payable to the advisor and the dealer manager, accounts payable, accrued company-level operating expenses, any company or portfolio-level financing arrangements and other liabilities.
Following the calculation and allocation of changes in the aggregate company NAV as described above, NAV for each share class is adjusted for accrued distributions and the accrued distribution fee, to determine the current day’s NAV. Selling commissions and dealer manager fees, which are effectively paid by purchasers of Class T and Class S shares in the Follow-On Offering at the time of purchase, because the purchase price of such shares is equal to the applicable NAV per share plus the applicable selling commission and/or dealer manager fee, will generally have no effect on the NAV of any class.
NAV per share for each class is calculated by dividing such class’s NAV at the end of each trading day by the number of shares outstanding for that class on such day.
Under GAAP, we accrue the full cost of the distribution fee as an offering cost for the New Shares up to the 9.0% limit at the time such shares are sold. For purposes of NAV, we recognize the distribution fee as a reduction of NAV on a daily basis as such fee is accrued. We intend to reduce the net amount of distributions paid to stockholders by the portion of the distribution fee accrued for such class of shares, so that the result is that although the obligation to pay future distribution fees is accrued on a daily basis and included in the NAV calculation, it is not expected to impact the NAV of the shares because of the adjustment to distributions.

Set forth below are the components of the daily NAV as of September 30, 2018 and December 31, 2017, calculated in accordance with our valuation procedures (in thousands, except share and per share amounts):

	As of September 30, 2018	As of December 31, 2017
Gross Real Estate Asset Value	$1,225,400	$1,205,346
Other Assets, net	11,567	13,167
Mortgage Debt	(490,055)	(484,728)
NAV	$746,912	$733,785

Total Shares Outstanding	77,620,432	76,995,113
NAV per share	$9.62	$9.53

Our independent valuation firm utilized the direct capitalization approach for 3 of the 27 properties in our portfolio and the discounted cash flow approach for the remaining 24 properties in our portfolio with a weighted average of approximately 9.31 years remaining on their existing leases. The following summarizes the range of overall capitalization rates for the 27 properties using the cash flow discount rates:

	Range		Weighted Average
Overall Capitalization Rate (direct capitalization approach)	5.25%	6.75%	5.47%
Terminal Capitalization Rate (discounted cash flow approach)	5.25%	9.25%	6.51%
Cash Flow Discount Rate (discounted cash flow approach)	6.00%	11.50%	7.28%

The following table sets forth the quarterly changes to the components of NAV for the Company and the reconciliation of NAV changes for each class of shares:

	Share Classes
	Class T	Class S	Class D	Class I	IPO		OP Units	Total

NAV as of December 31, 2017	$39,614	$2,543	$2,546	$2,539,961	$731,044,507		$190,733	$733,819,904
Fund level changes to NAV								—
Realized/unrealized gain on net assets	41,644	147	4,540	227,712	41,795,345		65,647	42,135,035
Dividend accrual	(27,781)	(92)	(3,491)	(178,893)	(31,706,210)		(50,380)	(31,966,847)
Class specific changes to NAV
Stockholder servicing fees/distribution fees	(6,065)	(18)	(161)	—	(3,264,945)		(4,857)	(3,276,046)
NAV as of September 30, 2018 before share/unit sale/redemption activity	$47,412	$2,580	$3,434	$2,588,780	$737,868,697		$201,143	$740,712,046
Unit sale/redemption activity- Dollars
Amount sold	2,138,914	92	181,231	5,161,630	16,475,146		1,184,564	25,141,577
Amount redeemed and to be paid	—	—	—	—	(18,941,677)	(2)	—	(18,941,679)
NAV as of September 30, 2018	$2,186,326	$2,672	$184,665	$7,750,410	$735,402,166		$1,385,707	$746,911,944
Shares/units outstanding as of December 31, 2017	4,147	266	267	266,172	76,704,260		20,000	76,995,112
Shares/units sold	221,654	10	18,836	535,458	1,730,225		123,779	2,629,962
Shares/units redeemed	—	—	—	—	(2,004,643)		—	(2,004,643)
Shares/units outstanding as of September 30, 2018 (1)	225,801	276	19,103	801,630	76,429,842		143,779	77,620,431
NAV per share/unit as of June 30, 2018	$9.55	$9.54	$9.54	$9.54	$9.53
Change in NAV per share/unit	0.13	0.14	0.13	0.13	0.09
NAV per share as of September 30, 2018	$9.68	$9.68	$9.67	$9.67	$9.62

(1)	Excludes DRP shares issued on October 1, 2018.

(2)	Amount includes second quarter redemptions paid of $5,686,980 and third quarter 2018 redemptions paid on October 1, 2018 of $6,671,297.

Revenue Concentration

The percentage of net rent for the 12-month period subsequent to September 30, 2018, by state, based on the respective in-place leases, is as follows (dollars in thousands):

State	Net Rent (unaudited)	Number of Properties	Percentage of Net Rent
Ohio	$9,986	4	12.8%
Illinois	8,810	2	11.3
California	8,714	3	11.2
Alabama (1)	8,477	1	10.9
New Jersey	8,240	2	10.6
Arizona	7,514	2	9.6
Nevada	6,906	2	8.9
Texas	4,150	1	5.3
Oregon	3,291	1	4.2
North Carolina	2,732	2	3.5
All Others (2)	9,151	7	11.7
Total	$77,971	27	100.0%

(1)	Includes escrow proceeds of approximately $0.1 million to be received during the 12-month period subsequent to September 30, 2018.

(2)	All others represent 3.5% or less of total net rent on an individual basis.

The percentage of net rent for the 12-month period subsequent to September 30, 2018, by industry, based on the respective in-place leases, is as follows (dollars in thousands):

Industry (1)	Net Rent (unaudited)	Number of Lessees	Percentage of Net Rent
Consumer Services	$12,967	4	16.6%
Utilities (2)	10,413	2	13.4
Capital Goods	10,385	6	13.3
Technology Hardware & Equipment	9,752	3	12.5
Diversified Financials	5,863	1	7.5
Retailing	5,731	1	7.4
Banks	5,603	2	7.2
Energy	4,150	1	5.3
Consumer Durables and Apparel	3,291	1	4.2
Transportation	3,161	2	4.1
Pharmaceuticals, Biotechnology & Life Sciences	2,867	1	3.7
All Others (3)	3,788	3	4.8
Total	$77,971	27	100.0%

(1)	Industry classification based on the Global Industry Classification Standards.

(2)	Includes escrow proceeds of approximately $0.1 million to be received during the 12-month period subsequent to September 30, 2018.

(3)	All others represent 3.5% or less of total net rent on an individual basis.

The percentage of net rent for the 12-month period subsequent to September 30, 2018, by tenant, based on the respective in-place leases, is as follows (dollars in thousands):

Tenant	Net Rent (unaudited)	Percentage of Net Rent
Southern Company Services, Inc. (1)	$8,477	10.9%
American Express Travel Related Services Company, Inc.	5,863	7.5
Amazon.com.dedc, LLC	5,731	7.4
Bank of America, N.A.	5,604	7.2
Wyndham Worldwide Operations	5,373	6.9
IGT	4,754	6.1
3M Company	4,521	5.8
Zebra Technologies Corporation	4,289	5.5
Wood Group Mustang, Inc.	4,150	5.3
Nike	3,291	4.2
Others (2)	25,918	33.2
Total	$77,971	100.0%

(1)	Includes escrow proceeds of approximately $0.1 million to be received during the 12-month period subsequent to September 30, 2018.

(2)	All others account for 4% or less of total net rent on an individual basis.

The tenant lease expirations by year based on net rent for the 12-month period subsequent to September 30, 2018 are as follows (dollars in thousands):

Year of Lease Expiration	Net Rent (unaudited)	Number of Lessees	Approx. Square Feet	Percentage of Net Rent
2021	$8,895	3	747,000	11.4%
2022	1,198	1	312,000	1.5
2023	6,908	2	658,600	8.9
2024	8,952	4	571,500	11.5
2025	7,509	5	728,700	9.6
2026 and beyond (1)	44,509	12	4,322,800	57.1
Total	$77,971	27	7,340,600	100.0%

(1)	Includes escrow proceeds of approximately $0.1 million to be received during the 12-month period subsequent to September 30, 2018.

Critical Accounting Policies

We have established accounting policies which conform to GAAP as contained in the FASB ASC. The preparation of our consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. If our judgment or interpretation of the facts and circumstances relating to the various transactions had been different, it is possible that different estimates would have been applied, thus resulting in a different presentation of the financial statements. Additionally, other companies may use different estimates and assumptions that may impact the comparability of our financial condition and results of operations to those companies.

For further information about our critical accounting policies, refer to our consolidated financial statements and notes thereto for the year ended December 31, 2017 included in our Annual Report on Form 10-K filed with the SEC. There have been no significant changes to our policies during the nine months ended September 30, 2018.

Real Estate - Valuation and Purchase Price Allocation
When we acquire operating properties, we allocate the purchase price on an asset acquisition to the various components of the acquisition based upon the relative fair value of each component. The components typically include land, building and improvements, tenant improvements, intangible assets related to above and below market leases, intangible assets related to in-place leases, debt and other assumed assets and liabilities. Transaction costs are capitalized as a component of the cost of the asset acquisition.
We allocate the purchase price to the relative fair value of the tangible assets of a property by valuing the property as if it were vacant. This “as-if vacant” value is estimated using an income, or discounted cash flow, approach that relies upon Level 3 inputs, which are unobservable inputs based on our assumptions about the assumptions a market participant would use. These Level 3 inputs include discount rates, capitalization rates, market rents and comparable sales data for similar properties. Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions.
In determining the relative fair value of intangible lease assets or liabilities, we also consider Level 3 inputs. Acquired above- and below-market leases are valued based on the present value of the difference between prevailing market rates and the in-place rates measured over a period equal to the remaining term of the lease for above-market leases and the initial term plus the term of any below-market fixed rate renewal options for below-market leases, if applicable. The estimated relative fair value of acquired in-place at-market tenant leases are the costs that would have been incurred to lease the property to the occupancy level of the property at the date of acquisition. Such estimates include the value associated with leasing commissions, legal and other costs, as well as the estimated period necessary to lease such property that would be incurred to lease the property to its occupancy level at the time of its acquisition. Acquisition costs associated with an asset acquisition are capitalized as a component of the transaction.
The difference between the relative fair value and the face value of debt assumed in connection with an acquisition is recorded as a premium or discount and amortized to “interest expense” over the life of the debt assumed. The valuation of assumed liabilities is based on our estimate of the current market rates for similar liabilities in effect at the acquisition date.
For acquisitions that do not meet the accounting criteria to be accounted for as an asset acquisition, we allocate the cost of the acquisition, which excludes any associated acquisition costs that are expensed when incurred, to the individual assets and liabilities assumed on a fair value basis.

Impairment of Real Estate and Related Intangible Assets and Liabilities
We continually monitor events and changes in circumstances that could indicate that the carrying amounts of real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate and related intangible assets may not be recoverable, management will assess the recoverability of the assets by determining whether the carrying value of the assets will be recovered through the undiscounted future operating cash flows expected from the use of the assets and the eventual disposition. If based on this analysis we do not believe that we will be able to recover the carrying value of the asset, we will record an impairment loss to the extent the carrying value exceeds the estimated fair value of the asset.
Projections of expected future undiscounted cash flows require management to estimate future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property and the number of years the property is held for investment. As of December 31, 2017, we did not record any impairment charges related to our real estate assets or intangible assets.
Revenue Recognition
Leases associated with the acquisition and contribution of certain real estate assets have net minimum rent payment increases during the term of the lease and are recorded to rental revenue on a straight-line basis, commencing as of the contribution or acquisition date. If a lease provides for contingent rental income, we will defer the recognition of contingent rental income, such as percentage rents, until the specific target that triggers the contingent rental income is achieved.
Tenant reimbursement revenue, which is comprised of additional amounts collected from tenants for the recovery of certain operating expenses, including repair and maintenance, property taxes and insurance, and capital expenditures, to the extent allowed pursuant to the lease (collectively, “Recoverable Expenses”), is recognized as revenue when the additional rent is due. Recoverable Expenses to be reimbursed by a tenant are determined based on our estimate of the property’s operating expenses for the year, pro rated based on leased square footage of the property, and are collected in equal installments as additional rent from the tenant, pursuant to the terms of the lease. At least quarterly, we reconcile the amount of additional rent paid by the tenant during the year to the actual amount of the Recoverable Expenses incurred by us for the same period. The difference, if any, is either charged or credited to the tenant pursuant to the provisions of the lease. In certain instances, the lease may restrict the amount we can recover from the tenant such as a cap on certain or all property operating expenses.
Recently Issued Accounting Pronouncements

See Note 2, Basis of Presentation and Summary of Significant Accounting Policies, to our September 30, 2018 and December 31, 2017 consolidated financial statements contained in Appendix I hereto.
Results of Operations

Overview

We are not aware of any material trends or uncertainties, other than national economic conditions affecting real estate in general, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition, management and operations of properties other than those listed in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and Part II, Item 1A, “Risk Factors” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018.

Same Store Analysis

Comparison of the Nine Months Ended September 30, 2018 and 2017

For the nine months ended September 30, 2018, our "Same Store" portfolio consisted of 25 properties with an acquisition value of $1.1 billion. Our "Same Store" portfolio includes properties which were held for a full period for all periods presented.

The following table provides a comparative summary of the results of operations for 25 properties for the nine months ended September 30, 2018 and 2017 (dollars in thousands):

	Nine Months Ended September 30,		Increase/(Decrease)	Percentage Change
	2018	2017
Rental income	$63,433	$65,628	$(2,195)	(3)%
Property expense recoveries	13,363	12,252	1,111	9%
Property operating expenses	5,491	4,872	619	13%
Property tax expense	7,078	6,930	148	2%
Depreciation and amortization	31,824	31,710	114	0%
Rental Income

The decrease in rental income was primarily related to an expiring rent reimbursement at one property.

Property Expense Recoveries

The increase in property expense recoveries of approximately $1.1 million compared to the same period a year ago is primarily the result of higher operating expenses and a prior year common area maintenance reconciliations.

Property Operating Expenses

The increase in property operating expense of $0.6 million compared to the same period a year ago is primarily the result of higher property expenses at one property due to adverse weather conditions and timing of repair and maintenance costs incurred during the current year.

Comparison of the Years Ended December 31, 2017 and 2016
For the year ended December 31, 2017, our “Same Store” portfolio consisted of 15 properties with an acquisition value of $479.2 million. Our “Same Store” portfolio includes properties which were held for a full period for all periods presented. The following table provides a comparative summary of the results of operations for 15 properties for the years ended December 31, 2017 and 2016 (dollars in thousands):

	Year Ended December 31,		Increase/(Decrease)	Percentage Change
	2017	2016
Rental income	$38,879	$38,903	$(24)	0%
Property expense recoveries	9,220	8,633	587	7%
Asset and property management fees to affiliates	4,232	5,578	(1,346)	(24)%
Property operating expenses	3,520	3,384	136	4%
Property tax expense	5,734	5,420	314	6%
Depreciation and amortization	21,496	21,547	(51)	0%
Interest expense	4,090	4,090	—	0%
Property Expense Recoveries
The increase in property expense recoveries for the year ended December 31, 2017 was primarily related to an increase in recoverable operating expenses and property tax expenses incurred during 2017.

Asset and Property Management Fees to Affiliates
The decrease in asset and property management fees to affiliates for the year ended December 31, 2017 was a result of changes in the asset management fee structure attributed to the follow-on offering with a daily NAV structure. (See Note 10, Related Party Transactions, to our December 31, 2017 consolidated financial statements contained in Appendix I hereto for additional details).
Property Tax Expense
The increase in property tax expense for the year ended December 31, 2017 was primarily related to a property tax reassessment.
Comparison of the Years Ended December 31, 2016 and 2015
We acquired our first property in March 2015, and as a result, we have no same store comparison for the years ended December 31, 2016 and 2015.
Portfolio Analysis

As of both September 30, 2018 and 2017 and December 31, 2017, we owned 27 properties. As of December 31, 2016, we owned 25 properties. Approximately 79% of the acquisition value acquired in 2016 occurred subsequent to June 30, 2016. Therefore, our results of operations for our entire portfolio for the year ended December 31, 2017 are not directly comparable to those for the same periods in the prior year as the variances are substantially the result of portfolio growth, specifically in rental income, property expense recoveries, asset and property management fees to affiliates, operating expenses, and depreciation and amortization expenses. See “Same Store Analysis” above for properties held for the same period of time.

Comparison of the Nine Months Ended September 30, 2018 and 2017

We own 27 properties as of September 30, 2018. The variances as it relates to advisory fees, performance distribution allocation expenses and asset management fees from our results of operations for the three and nine months ended September 30, 2018 compared to the same period in the prior year, are primarily a result of our new management compensation structure related to our Follow-On Offering.

The following table provides summary information about our results of operations for the nine months ended September 30, 2018 and 2017 (dollars in thousands):

	Nine Months Ended September 30,		Increase/(Decrease)	Percentage Change
	2018	2017
Rental income	$65,854	$67,211	$(1,357)	(2)%
Property expense recoveries	13,945	12,671	1,274	10%
Property operating expense	5,598	4,886	712	15%
Property tax expense	7,521	7,244	277	4%
Asset management fees to affiliates	—	8,026	(8,026)	(100)%
Property management fees to affiliates	1,365	1,347	18	1%
Advisory fees to affiliates	6,970	273	6,697	2,453%
Performance distribution allocation to affiliates	6,200	213	5,987	2,811%
General and administrative expenses	2,446	2,736	(290)	(11)%
Corporate operating expenses to affiliates	2,168	1,679	489	29%
Depreciation and amortization	33,383	32,710	673	2%
Interest expense	14,775	11,445	3,330	29%
Other (expense) income, net	196	265	(69)	(26)%

Rental Income

The decrease in rental income was primarily related to an expiring rent reimbursement at one property.

Property Expense Recoveries

The increase in property expense recoveries of $1.3 million compared to the same period a year ago is primarily the result of higher operating expenses and a prior year common area maintenance reconciliation.

Property Operating Expense

The increase in property operating expense of $0.7 million compared to the same period a year ago is primarily the result of higher property expenses at one property due to adverse weather conditions and timing of repair and maintenance costs incurred during the current year.

General and Administrative

Corporate operating expenses to affiliates for the nine months ended September 30, 2018 decreased by approximately $0.3 million compared to the same period a year ago primarily as a result of timing of restricted stock vesting.

Corporate Operating Expenses to Affiliates

Corporate operating expenses to affiliates for the nine months ended September 30, 2018 increased by approximately $0.5 million compared to the same period a year ago primarily as a result of an increase in allocated personnel and rent costs by our advisor.

Interest Expense

The increase in interest expense for the nine months ended September 30, 2018 was primarily related to approximately (1) $4.7 million related to the execution of the BofA/KeyBank fixed rate loan during the current year; (2) approximately $1.0 million related to the execution of the Revolving Credit Facility Term Loan; offset by a (1) $1.8 million decrease in the principal balance of the Revolving Credit Facility; and (2) interest rate swap expense of approximately $0.7 million.

Comparison of the Years Ended December 31, 2017 and 2016
We owned 27 properties as of December 31, 2017. The variance differences from our results of operations for the year ended December 31, 2017 compared to the same period in the prior year, is primarily a result of current year activity including a full year of revenues and expenses for prior year acquisitions and activity for acquisitions subsequent to December 31, 2016.

The following table provides summary information about our results of operations for the year ended December 31, 2017 and 2016 (dollars in thousands):

	Year Ended December 31,		Increase/(Decrease)	Percentage Change
	2017	2016
Rental income	$89,797	$51,403	$38,394	75%
Property expense recoveries	17,584	11,409	6,175	54%
Asset management fees to affiliates	8,027	6,413	1,614	25%
Property management fees to affiliates	1,799	1,052	747	71%
Advisory fees to affiliates	2,550	—	2,550	100%
Performance distributions to affiliates	2,394	—	2,394	100%
Property operating expense	6,724	4,428	2,296	52%
Property tax expense	10,049	7,046	3,003	43%
Acquisition fees and expenses to non-affiliates	—	1,113	(1,113)	(100)%
Acquisition fees and expenses to affiliates	—	6,176	(6,176)	(100)%
General and administrative expenses	3,445	2,804	641	23%
Corporate operating expenses to affiliates	2,336	1,622	714	44%
Depreciation and amortization	43,950	27,894	16,056	58%
Interest expense	15,519	10,384	5,135	49%
Asset Management Fees to Affiliates
The increase in asset and property management fees to affiliates for the year ended December 31, 2017 was primarily the result of portfolio growth during 2016 and 2017; offset by changes in the asset management fee structure attributed to the follow-on offering with a daily NAV structure. (See Note 10, Related Party Transactions, to our December 31, 2017 consolidated financial statements contained in Appendix I hereto for additional details).
Performance Distributions and Advisory Fees to Affiliates
The total increase in performance distributions and advisory fees to affiliates for the year ended December 31, 2017 was a result of changes in the fee structure attributed to the follow-on offering with a daily NAV structure. (See Note 10, Related Party Transactions, to our December 31, 2017 consolidated financial statements contained in Appendix I hereto for additional details).
Acquisition Fees and Expenses to Non-Affiliates and Affiliates
The total decrease in acquisition fees and expenses to non-affiliates and affiliates for the year ended December 31, 2017 compared to the same period a year ago was approximately $7.3 million. The decrease was a result of an accounting standard, which clarified the definition of a business combination. Under the clarified definition, our two acquisitions through the year ended December 31, 2017 did not qualify as a business combination; consequently, we accounted for each transaction as an asset acquisition. Thus, approximately $1.2 million of acquisition expense was capitalized as part of the asset acquisition and allocated on a relative fair value basis.
General and Administrative Expenses and Corporate Operating Expenses to Affiliates
The total increase in general and administrative expenses and corporate operating expenses to affiliates for the year ended December 31, 2017 compared to the same period a year ago was approximately $1.4 million. The increase was related to (1) the issuance of restricted stock to our independent directors, which contributed approximately $0.3 million; (2) approximately $0.4 million of professional fees; and (3) approximately $0.6 million in corporate payroll due to an increase in headcount.

Interest Expense
The increase in interest expense for the year ended December 31, 2017 was primarily related to draws that totaled $274.2 million from our Revolving Credit Facility to fund six acquisitions subsequent to January 1, 2016.
Comparison of the Years Ended December 31, 2016 and 2015
We owned 25 properties as of December 31, 2016. The variances from our results of operations for the year ended December 31, 2016 compared to the same period in the prior year, are primarily a result of current year activity, including a full year of revenues and expenses for prior year acquisitions and activity for acquisitions subsequent to December 31, 2015.
The following table provides summary information about our results of operations for the year ended December 31, 2016 and 2015 (dollars in thousands):

	Year Ended December 31,		Increase/(Decrease)	Percentage Change
	2016	2015
Rental income	$51,403	$21,216	$30,187	142%
Property expense recoveries	11,409	3,933	7,476	190%
Asset management fees to affiliates	6,413	2,624	3,789	144%
Property management fees to affiliates	1,052	333	719	216%
Property operating expense	4,428	1,317	3,111	236%
Property tax expense	7,046	2,713	4,333	160%
Acquisition fees and expenses to non-affiliates	1,113	3,058	(1,945)	(64)%
Acquisition fees and expenses to affiliates	6,176	10,876	(4,700)	(43)%
General and administrative expenses	2,804	1,883	921	49%
Corporate operating expenses to affiliates	1,622	1,937	(315)	(16)%
Depreciation and amortization	27,894	12,061	15,833	131%
Interest expense	10,384	4,851	5,533	114%
Acquisition Fees and Expenses to Non-Affiliates and Affiliates
The decrease in acquisition fees and expenses to non-affiliates and affiliates for the year ended December 31, 2016 compared to the same period a year ago was approximately $6.6 million. The decrease was a result of an update to an accounting standard, which clarified the definition of a business combination. Under the clarified definition, our four acquisitions in the fourth quarter of 2016 did not qualify as business combinations; consequently, we accounted for each one as an asset acquisition. Thus, approximately $8.7 million of acquisition expenses were capitalized as part of the asset acquisitions and allocated on a relative fair value basis.
General and Administrative Expenses and Corporate Operating Expenses to Affiliates
The increase in general and administrative expenses for the year ended December 31, 2016 compared to the same period a year ago was approximately $0.9 million. The majority of the increase was related to increases in transfer agent fees and costs arising out of deals that did not close. The decrease in corporate operating expenses to affiliates for the year ended December 31, 2016 compared to the same period a year ago was approximately $0.3 million. The decrease was primarily due to decreases in advisor overhead allocation expenses.
Interest Expense
The increase of interest expense for the year ended December 31, 2016 was primarily related to the AIG Loan, which was entered into on October 22, 2015 and an increase in the average outstanding borrowings related to the Revolving Credit Facility and interest rate.

Funds from Operations and Adjusted Funds from Operations

Our management believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient.

Management is responsible for managing interest rate, hedge and foreign exchange risks. To achieve our objectives, we may borrow at fixed rates or variable rates. In order to mitigate our interest rate risk on certain financial instruments, if any, we may enter into interest rate cap agreements or other hedge instruments and in order to mitigate our risk to foreign currency exposure, if any, we may enter into foreign currency hedges. We view fair value adjustments of derivatives, impairment charges and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance.

In order to provide a more complete understanding of the operating performance of a REIT, the National Association of Real Estate Investment Trusts (“NAREIT”) promulgated a measure known as funds from operations (“FFO”). FFO is defined as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, adding back asset impairment write-downs, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships, joint ventures and preferred distributions. Because FFO calculations exclude such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do, making comparisons less meaningful.

Beginning with the three months ended March 31, 2018, we are now using Adjusted Funds from Operations (“AFFO”) as a non-GAAP financial measure to evaluate our operating performance. We previously used Modified Funds from Operations as a non-GAAP measure of operating performance. Management elected to replace the Modified Funds from Operations measure with AFFO as management believes AFFO provides investors with an operating performance measure that is consistent with the performance models and analysis used by management, including the addition of non-cash performance distributions not defined in the calculation of MFFO. In addition, AFFO is a measure used among our peer group, which includes daily NAV REITs. We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies.

Management believes that AFFO is a beneficial indicator of our ongoing portfolio performance and ability to sustain our current distribution level. More specifically, AFFO isolates the financial results of the Company's operations. AFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, AFFO for the period presented may not be indicative of future results or our future ability to pay our dividends. By providing FFO and AFFO, we present information that assists investors in aligning their analysis with management’s analysis of long-term operating activities. As explained below, management’s evaluation of our operating performance excludes items considered in the calculation of AFFO based on the following economic considerations:

•
Revenues in excess of cash received, net. Most of our leases provide for periodic minimum rent payment increases throughout the term of the lease. In accordance with GAAP, these contractual periodic minimum rent payment increases during the term of a lease are recorded to rental revenue on a straight-line basis in order to reconcile the difference between accrual and cash basis accounting. As straight-line rent is a GAAP non-cash adjustment and is included in historical earnings, FFO is adjusted for the effect of straight-line rent to arrive at AFFO as a means of determining operating results of our portfolio. In addition, when applicable, in conjunction with certain acquisitions, we may enter into a master escrow or lease agreement with a seller, whereby the seller is obligated to pay us rent pertaining to certain spaces impacted by existing rental abatements. In accordance with GAAP, these proceeds are recorded as an adjustment to the allocation of real estate assets at the time of acquisition, and, accordingly, are not included in revenues, net income, or FFO. This application results in income recognition that can differ significantly from current contract terms. By adjusting for this item, we believe AFFO is reflective of the realized economic impact of our leases (including master agreements) that is useful in assessing the sustainability of our operating performance.

•
Amortization of in-place lease valuation. Acquired in-place leases are valued as above-market or below-market as of the date of acquisition based on the present value of the difference between (a) the contractual amounts to be paid pursuant to the in-place leases and (b) management's estimate of fair market lease rates for the corresponding in-place leases over a period equal to the remaining non-cancelable term of the lease for above-market leases. The above-market and below-market lease values are capitalized as intangible lease assets or liabilities and amortized as an adjustment to rental income over the remaining terms of the respective leases. As amortization of in-place lease valuation is a non-cash adjustment and is included in historical earnings, FFO is adjusted for the effect of the amortization to arrive at AFFO as a means of determining operating results of our portfolio.

•
Acquisition-related costs. We were organized primarily with the purpose of acquiring or investing in income-producing real property in order to generate operational income and cash flow that will allow us to provide regular cash distributions to our stockholders. In the process, we incur non-reimbursable affiliated and non-affiliated acquisition-related costs, which in accordance with GAAP are capitalized and included as part of the relative fair value when the property acquisition meets the definition of an asset acquisition or are expensed as incurred and are included in the determination of income (loss) from operations and net income (loss), for property acquisitions accounted for as a business combination. By excluding acquisition-related costs, AFFO may not provide an accurate indicator of our operating performance during periods in which acquisitions are made. However, it can provide an indication of our on-going ability to generate cash flow from operations and continue as a going concern after we cease to acquire properties on a frequent and regular basis, which can be compared to the AFFO of other non-listed REITs that have completed their acquisition activity and have similar operating characteristics to ours. Management believes that excluding these costs from AFFO provides investors with supplemental performance information that is consistent with the performance models and analyses used by management.

•
Gain or loss from the extinguishment of debt. We use debt as a partial source of capital to acquire properties in our portfolio. As a term of obtaining this debt, we will pay financing costs to the respective lender. Financing costs are presented on the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts and amortized into interest expense on a straight-line basis over the term of the debt. We consider the amortization expense to be a component of operations if the debt was used to acquire properties. From time to time, we may cancel certain debt obligations and replace these canceled debt obligations with new debt at more favorable terms to us. In doing so, we are required to write off the remaining capitalized financing costs associated with the canceled debt, which we consider to be a cost, or loss, on extinguishing such debt. Management believes that this loss is considered an event not associated with our operations, and therefore, deems this write off to be an exclusion from AFFO.

•
Unrealized gains (losses) on derivative instruments. These adjustments include unrealized gains (losses) from mark-to-market adjustments on interest rate swaps and losses due to hedge ineffectiveness.  The change in the fair value of interest rate swaps not designated as a hedge and the change in the fair value of the ineffective portion of interest rate swaps are non-cash adjustments recognized directly in earnings and are included in interest expense.  We have excluded these adjustments in our calculation of AFFO to more appropriately reflect the economic impact of our interest rate swap agreements.

•
Performance distribution allocation. Our Advisor holds a special limited partner interest in our Operating Partnership that entitles it to receive a special distribution from our Operating Partnership equal to 12.5% of the total return, subject to a 5.5% hurdle amount and a high water mark, with a catch-up. At the election of the advisor, the performance distribution allocation may be paid in cash or Class I units in our Operating Partnership. We believe that the distribution, to the extent it is paid in cash, is appropriately included as a component of corporate operating expenses to affiliates and therefore included in FFO and AFFO. If, however, the special distribution is paid in Class I units, management believes the distribution would be excluded from AFFO to more appropriately reflect the on-going portfolio performance and our ability to sustain the current distribution level.

For all of these reasons, we believe the non-GAAP measures of FFO and AFFO, in addition to income (loss) from operations, net income (loss) and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful to investors in evaluating the performance of our real estate portfolio. However, a material limitation associated with FFO and AFFO is that they are not indicative of our cash available to fund distributions since other uses of cash, such as capital expenditures at our properties and principal payments of debt, are not deducted when calculating FFO and AFFO. The use of AFFO as a measure of long-term operating performance on value is also limited if we do not continue to operate under our current business plan as noted above. AFFO is useful in assisting management and investors in assessing our ongoing ability to generate cash flow from operations and continue as a going concern in future operating periods, and in particular, after the offering and acquisition stages are complete. However, FFO and AFFO are not useful measures in evaluating NAV because impairments are taken into account in determining NAV but not in determining FFO and AFFO. Therefore, FFO and AFFO should not be viewed as a more prominent measure of performance than income (loss) from operations, net income (loss) or to cash flows from operating activities and each should be reviewed in connection with GAAP measurements.

Neither the SEC, NAREIT, nor any other applicable regulatory body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP performance measure. In the future, the SEC or NAREIT may decide to standardize the allowable exclusions across the REIT industry, and we may have to adjust the calculation and characterization of this non-GAAP measure.

Our calculation of FFO and AFFO is presented in the following table for the nine months ended September 30, 2018 and 2017 and years ended December 31, 2017, 2016 and 2015 (dollars in thousands):

	Nine Months Ended September 30,		Year Ended December 31,
	2018	2017	2017	2016	2015
Net (loss) income	$(431)	$9,588	$11,119	$(6,107)	$(16,506)
Adjustments:
Depreciation of building and improvements	15,284	15,053	20,194	11,630	4,916
Amortization of leasing costs and intangibles	18,099	17,657	23,756	16,264	7,145
FFO	$32,952	$42,298	$55,069	$21,787	$(4,445)
Distributions to redeemable preferred unit holders	—	—	—	—	(398)
Distributions to noncontrolling interests	(51)	(8)	(11)	(11)	(11)
Preferred units redemption charge	—	—	—	—	(375)
FFO, net of noncontrolling interest distributions	$32,901	$42,290	$55,058	$21,776	$(5,229)
Reconciliation of FFO to AFFO
FFO, net of noncontrolling interest distributions	$32,901	$42,290	$55,058	$21,776	$(5,229)
Adjustments:
Acquisition fees and expenses to non-affiliates	—	—	—	1,113	3,058
Acquisition fees and expenses to affiliates	—	—	—	6,176	10,876
Revenues in excess of cash received, net	(4,544)	(8,006)	(10,528)	(3,699)	(1,500)
Amortization of below market rent, net	(3,511)	(3,389)	(4,573)	(3,592)	(1,858)
Unrealized loss (gain) on derivatives	77	60	83	(155)	—
Preferred units redemption charge	—	—	—	—	375
Loss on extinguishment of debt - write-off of deferred financing costs	—	—	—	377	—
Performance distribution adjustment	3,607	—	1,197	—	—
AFFO	$28,530	$30,955	$41,237	$21,996	$5,722
Liquidity and Capital Resources

Long-Term Liquidity and Capital Resources

On a long-term basis, our principal demands for funds will be for property acquisitions, either directly or through entity interests, for the payment of operating expenses and distributions, and for the payment of interest on our outstanding indebtedness and other investments. Generally, cash needs for items, other than property acquisitions, will be met from operations and proceeds received from offerings. However, there may be a delay between the sale of our shares and our purchase of properties that could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. Our Advisor will evaluate potential property acquisitions and engage in negotiations with sellers on our behalf. After a purchase contract is executed that contains specific terms, the property will not be purchased until the successful completion of due diligence, which includes review of the title insurance commitment, an appraisal and an environmental analysis. In some instances, the proposed acquisition will require the negotiation of final binding agreements, which may include financing documents. During this period, we may decide to temporarily invest any unused proceeds from our public offerings in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

Offerings
On January 20, 2017, we closed the primary portion of our IPO; however, we continued to offer shares pursuant to our DRP under our IPO registration statement through May 2017. We are currently offering shares pursuant to our DRP as part of our Follow-On Offering. The DRP may be terminated at any time upon 10 days’ prior written notice to stockholders, which may be provided through our filings with the SEC.

On September 20, 2017, we commenced our Follow-On Offering of up to $2.2 billion of shares, consisting of up to $2.0 billion of shares in the primary portion of our Follow-On Offering and $0.2 billion of shares pursuant to the DRP. On September 20, 2017, we reclassified all Class T shares sold in the IPO as "Class AA" shares and all Class I shares sold in the IPO as "Class AAA" shares.

On August 16, 2018, in connection with a potential strategic alternative our board of directors is contemplating, our board approved the temporary suspension of the primary portion of our Follow-On Offering, effective August 17, 2018, to allow the special committee of the board to evaluate the potential strategic alternative. Our board of directors intends to recommence the Follow-On Offering in the retail marketplace, if appropriate and at the appropriate time.

The following table summarizes shares issued and gross proceeds received for each share class as of September 30, 2018 (dollars in thousands):

	Class
	T	S	D	I	A	AA	AAA	Total
Gross proceeds from primary portion of offerings	$2,245	$3	$182	$7,538	$240,780	$474,858	$8,381	$733,987
Gross proceeds from DRP	$16	$—	$2	$158	$25,328	$32,369	$503	$58,376
Shares issued in primary portion of offerings	224,647	264	18,921	786,573	24,199,764	47,562,870	901,225	73,694,264
DRP shares issued	1,650	13	236	16,496	2,669,097	3,412,273	53,014	6,152,779
Stock distribution shares issued	—	—	—	—	263,642	300,166	4,677	568,485
Restricted stock issued	—	—	—	—	—	—	36,000	36,000
Total shares issued prior to redemptions	226,297	277	19,157	803,069	27,132,503	51,275,309	994,916	80,451,528

In order to maintain a reasonable level of liquidity for redemptions of our shares, shares are not eligible for redemption for the first year after purchase except upon death or qualifying disability of a stockholder; provided, however, shares issued pursuant to the DRP are not subject to the one-year holding period. In addition, our share redemption program for the New Shares (the “New SRP”) generally imposes a quarterly cap on aggregate redemptions of our shares equal to a value of up to 5% of the aggregate NAV of the outstanding shares as of the last business day of the previous quarter.

Should redemption requests, in the business judgment of our board of directors, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than redeeming our shares is in the best interests of us as a whole, we may choose to redeem fewer shares in any particular quarter than have been requested to be redeemed, or none at all. Further, our board of directors may modify, suspend or terminate our New SRP if it deems such action to be in our best interest. Material modifications, including any amendment to the 5% quarterly limitation on redemptions, to and suspensions of the New SRP will be promptly disclosed to stockholders in a prospectus supplement (or post-effective amendment if required by the Securities Act) or special or periodic reports filed by us.

Amended and Restated Credit Agreement

On June 28, 2018, we, through our Operating Partnership, entered into an amended and restated credit agreement (the "Amended and Restated Credit Agreement") related to a revolving credit facility and a term loan (collectively, the "Unsecured Credit Facility") with a syndicate of lenders, under which KeyBank, National Association ("KeyBank") serves as administrative agent, and various notes related thereto. In addition, we entered into a guaranty agreement.

Pursuant to the Amended and Restated Credit Agreement, we were provided with a revolving credit facility (the "Revolving Credit Facility") in an initial commitment amount of up to $550 million and a term loan (the "Term Loan") in an initial commitment amount of up to $200 million, which commitments may be increased under certain circumstances up to a maximum total commitment of $1.25 billion. Any increase in the total commitment will be allocated to the Revolving Credit Facility and/or the Term Loan in such amounts as the Operating Partnership and KeyBank may determine. The Revolving Credit Facility may be prepaid and terminated, in whole or in part, at any time without fees or penalty.

The Revolving Credit Facility has an initial term of four years, maturing on June 28, 2022. The Revolving Credit Facility may be extended for a one-year period if certain conditions are met and the Operating Partnership pays an extension fee. Payments under the Revolving Credit Facility are interest only and are due on the first day of each quarter. Amounts borrowed under the Revolving Credit Facility may be repaid and reborrowed, subject to the terms of the Amended and Restated Credit Agreement.

The Term Loan has an initial term of five years, maturing on June 28, 2023. Payments under the Term Loan are interest only and are due on the first day of each quarter. Amounts borrowed under the Term Loan may not be repaid and reborrowed.

The Unsecured Credit Facility has an interest rate calculated based on LIBOR plus the applicable LIBOR margin, as provided in the Amended and Restated Credit Agreement, or the Base Rate plus the applicable base rate margin, as provided in the agreement. The applicable LIBOR margin and base rate margin are dependent on the consolidated leverage ratio of the Operating Partnership, us, and our Company's subsidiaries, as disclosed in the periodic compliance certificate provided to the administrative agent each quarter. If the Operating Partnership obtains an investment grade rating of its senior unsecured long term debt from Standard & Poor's Rating Services or Moody's Investors Service, Inc., the applicable LIBOR margin and base rate margin will be dependent on such rating.

The Amended and Restated Credit Agreement relating to the Revolving Credit Facility provides that the Operating Partnership must maintain a pool of real properties (each a "Pool Property" and collectively the "Pool Properties") that meet certain requirements contained in the Amended and Restated Credit Agreement. The agreement sets forth certain covenants relating to the Pool Properties, including, without limitation, the following:
• there must be no less than 15 Pool Properties;
• no greater than 15% of the aggregate pool value may be contributed by a single Pool Property or tenant;
• no greater than 15% of the aggregate pool value may be contributed by Pool Properties subject to ground leases;
• no greater than 20% of the aggregate pool value may be contributed by Pool Properties which are under development;
• the minimum aggregate leasing percentage of all Pool Properties must be no less than 90%; and
• other limitations as determined by KeyBank upon further due diligence of the Pool Properties.

Borrowing availability under the Amended and Restated Credit Agreement is limited to the lesser of (i) an asset pool leverage ratio of no greater than 60%, or (ii) an asset pool debt service coverage ratio of no less than 1.35:1.00.

As of September 30, 2018, we were in compliance with all applicable covenants. As of September 30, 2018, the remaining capacity pursuant to the Unsecured Credit Facility was $214.7 million.

BofA/KeyBank Loan

On April 27, 2018, we, through four special purpose entities owned by our Operating Partnership, entered into the Loan Agreement with Bank of America, N.A. and KeyBank, in which we borrowed $250.0 million. The BofA/KeyBank Loan is secured by cross-collateralized and cross-defaulted first mortgage liens on four properties. The BofA/KeyBank Loan has a term of 10 years, maturing on May 1, 2028. The BofA/KeyBank Loan bears interest at a rate of 4.32%. The BofA/KeyBank Loan requires monthly payments of interest only.

As of September 30, 2018, there was approximately $250.0 million outstanding pursuant to the BoA/KeyBank Loan.

As of September 30, 2018, we were in compliance with all applicable covenants.

AIG Loan

On October 22, 2015, six special purpose entities that are wholly-owned by our Operating Partnership entered into promissory notes with The Variable Annuity Life Insurance Company, American General Life Insurance Company, and the United States Life Insurance Company (collectively, the "Lenders"), pursuant to which the Lenders provided such special purpose entities with a loan in the aggregate amount of approximately $127.0 million (the "AIG Loan").

The AIG Loan has a term of 10 years, maturing on November 1, 2025. The AIG Loan bears interest at a rate of 4.15%. The AIG Loan requires monthly payments of interest only for the first five years and fixed monthly payments of principal and interest thereafter. The AIG Loan is secured by cross-collateralized and cross-defaulted first lien deeds of trust and second lien deeds of trust on certain properties. Commencing October 31, 2017, each of the individual promissory notes comprising the AIG Loan may be prepaid but only if such prepayment is made in full, subject to 30 days' prior notice to the holder and payment of a prepayment premium in addition to all unpaid principal and accrued interest to the date of such prepayment.

As of September 30, 2018, there was approximately $127.0 million outstanding pursuant to the AIG Loan.

As of September 30, 2018, we were in compliance with all applicable covenants.

Derivative Instruments

As discussed in Note 5, Interest Rate Contracts, to the consolidated financial statements, on February 25, 2016, we entered into an interest rate swap agreement to hedge the variable cash flows associated with the existing LIBO Rate-based variable-rate debt on our Revolving Credit Facility. The interest rate swap is effective for the period from April 1, 2016 to December 12, 2018 with a notional amount of $100.0 million.

Effective as of November 1, 2017, Griffin Capital Essential Asset Operating Partnership, L.P, an affiliated party, novated a $100.0 million interest rate swap agreement with an expiration date of June 1, 2018 to our Operating Partnership. We paid approximately nine thousand dollars, which approximated fair value. See further details of the cash flow swap in the table below.

On April 30, 2018, we settled the $100.0 million cash flow hedge contract purchased from Griffin Capital Essential Asset Operating Partnership, L.P., which resulted in us receiving a net settlement of approximately $0.1 million.

The effective portion of the change in the fair value of derivatives designated and qualifying as cash flow hedges is initially recorded in accumulated other comprehensive income (loss) and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. Amounts reported in accumulated other comprehensive income (loss) related to derivatives will be reclassified to interest expense as interest payments and accruals are made on our variable-rate debt.

The following table sets forth a summary of the interest rate swaps at September 30, 2018 and December 31, 2017 (dollars in thousands):

				Fair value (1)
Derivative Instrument	Effective Date	Maturity Date/ Termination	Interest Strike Rate	September 30, 2018	December 31, 2017
Assets
Interest Rate Swap	4/1/2016	12/12/2018	0.74%	$310	$967
Interest Rate Swap (terminated on April 30, 2018)	11/1/2017	4/30/2018	1.50%	—	65
Total				$310	$1,032

(1)
We record all derivative instruments on a gross basis on the consolidated balance sheets, and accordingly, there are no offsetting amounts that net assets against liabilities. As of September 30, 2018, our derivative was in an asset position, and as such, the fair value is included in the line item "Other Assets, net" on the consolidated balance sheet.

Other Potential Future Sources of Capital

Potential future sources of capital include proceeds from our public or private offerings, proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of our properties and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. To the extent we are not able to secure additional financing in the form of a credit facility or other third party source of liquidity, we will be heavily dependent upon the proceeds of our public offerings and income from operations in order to meet our long-term liquidity requirements and to fund our distributions.

Short-Term Liquidity and Capital Resources

We expect to meet our short-term operating liquidity requirements from advances from our advisor and its affiliates, proceeds received from our offerings, and operating cash flows generated from our properties and other properties we acquire in the future. Any advances from our advisor will be repaid, without interest, as funds are available after meeting our current liquidity requirements, subject to the limitations on reimbursement set forth in the “Management Compensation” section of our prospectus.

Our cash, cash equivalents and restricted cash balances increased by approximately $2.4 million during the nine months ended September 30, 2018 and were used in or provided by the following:

Operating Activities. Cash flows provided by operating activities are primarily dependent on the occupancy level, the rental rates of our leases, the collectability of rent and recovery of operating expenses from our tenants, and the timing of acquisitions. Net cash provided by operating activities for the nine months ended September 30, 2018 increased to $34.7 million compared to cash provided by operating activities of approximately $31.3 million for the nine months ended September 30, 2017. Net cash provided by operating activities before changes in operating assets and liabilities for the nine months ended September 30, 2018 increased by $0.2 million to $27.0 million, compared to approximately $26.8 million for the nine months ended September 30, 2017.

Investing Activities. During the nine months ended September 30, 2018, we used $0.5 million in cash for investing activities compared to $64.6 million used during the same period in 2017. The $64.1 million decrease in cash utilization in investing activities is primarily related to the following:

•	$44.2 million decrease in cash used to acquire properties for the nine months ended September 30, 2018 as a result of no acquisitions in 2018; and

•	$20.2 million decrease in restricted reserves primarily as a result of payments of tenant improvement disbursements; offset by

•	$0.3 million used in real estate acquisition deposits.

Financing Activities. During the nine months ended September 30, 2018, we used $31.8 million in financing activities compared to $28.4 million generated during the same period in 2017, a decrease in cash provided by financing activities of $60.2 million which is comprised primarily of the following:

•
$357.7 million increase in cash used for principal repayments of the Revolving Credit Facility in the current year provided by the proceeds of the BofA/KeyBank Loan and Term Loan borrowings in the current year;

•	$16.2 million increase in cash used for payment for distributions and repurchases of common stock due to an increase in number of shareholders;

•	$14.3 million decrease in cash provided from borrowings from the Revolving Credit Facility due to the acquisition of MISO on May 15, 2017;

•	$6.6 million increase in cash used in deferred financing costs related to the BofA/KeyBank Loan in the current year; and

•
$28.4 million decrease in cash provided by the issuance of common stock, net of discounts and offering costs due to the closing of the primary portion of our IPO during the first quarter of 2017; offset by

•	$250.0 million increase in proceeds from borrowings on the BofA/KeyBank Loan. $249.8 million of the proceeds provided by the loan was used to pay down a portion of our Revolving Credit Facility; and

•	$113.0 million increase in proceeds from borrowings on the Term Loan. $107.9 million of the proceeds provided by the loan was used to pay down a portion of our Revolving Credit Facility.

Distributions and Our Distribution Policy

Distributions will be paid to our stockholders as of the record date selected by our board of directors. We expect to continue to pay distributions monthly based on daily declaration and record dates so that investors may be entitled to distributions immediately upon purchasing our shares. We expect to regularly pay distributions unless our results of operations, our general financial condition, general economic conditions, or other factors inhibit us from doing so. Distributions will be authorized at the discretion of our board of directors, which will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Code. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in our public offerings;

•	our operating and interest expenses;

•	the amount of distributions or dividends received by us from our indirect real estate investments, if applicable;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates;

•	tenant improvements, capital expenditures and reserves for such expenditures;

•	the issuance of additional shares; and

•	financings and refinancings.

Distributions may be funded with operating cash flow, offering proceeds, or a combination thereof. To the extent that we do not have taxable income, distributions paid will be considered a return of capital to stockholders. The following table shows distributions declared, distributions paid, and cash flows provided by operating activities during the nine months ended September 30, 2018 and the year ended December 31, 2017, excluding stock distributions (dollars in thousands):

	Nine Months Ended September 30, 2018			Year Ended December 31, 2017
Distributions paid in cash — noncontrolling interests	$45			$11
Distributions paid in cash — common stockholders	15,420			19,232
Distributions of DRP	16,422			22,208
Total distributions	$31,887	(1)		$41,451
Source of distributions (2)
Paid from cash flows provided by operations	$15,465		48%	$19,243	46%
Offering proceeds from issuance of common stock	—		0%	—	0%
Offering proceeds from issuance of common stock pursuant to the DRP	16,422		52%	22,208	54%
Total sources	$31,887	(3)	100%	$41,451	100%
Net cash provided by operating activities	$34,692			$39,712

(1)
Distributions are paid on a monthly basis in arrears. Distributions for all record dates of a given month are paid on or about the first business day of the following month. Total distributions declared but not paid as of September 30, 2018 were approximately $1.7 million for common stockholders and noncontrolling interests.

(2)	Percentages were calculated by dividing the respective source amount by the total sources of distributions.

(3)	Allocation of total sources are calculated on a quarterly basis.

For the nine months ended September 30, 2018, we paid and declared distributions of approximately $31.9 million to common stockholders including shares issued pursuant to the DRP and approximately $0.05 million to the limited partners of our Operating Partnership, as compared to FFO, net of noncontrolling interest distributions and AFFO for the nine months ended September 30, 2018 of approximately $32.9 million and $28.5 million, respectively. The payment of distributions from sources other than FFO or AFFO may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds. From our inception through September 30, 2018, we paid approximately $107.7 million of cumulative distributions, including approximately $58.4 million reinvested through our DRP, as compared to net cash provided by operating activities of approximately $88.0 million.

Contractual Commitments and Contingencies

The following is a summary of our contractual obligations as of September 30, 2018 (dollars in thousands):

	Payments Due During the Years Ending December 31,
	Total	2018	2019-2020	2021-2022	Thereafter
Outstanding debt obligations (1) (2)	$490,055	$—	$—	$4,449	$485,606
Interest on outstanding debt obligations (3)	162,932	5,016	40,494	40,299	77,123
Total	$652,987	$5,016	$40,494	$44,748	$562,729

(1)	Amount relates to principal payments for the outstanding balance on the Unsecured Credit Facility, BofA/KeyBank Loan and AIG Loan at September 30, 2018.

(2)	Deferred financing costs are excluded from total contractual obligations above.

(3)
Projected interest payments are based on the outstanding principal amounts under the Unsecured Credit Facility, BofA/KeyBank Loan and AIG Loan at September 30, 2018. Projected interest payments are based on the interest rate in effect at September 30, 2018.

Off-Balance Sheet Arrangements

As of September 30, 2018, we had no off-balance sheet transactions, nor do we currently have any such arrangements or obligations.

Subsequent Events

See Note 13, Subsequent Events, to our September 30, 2018 consolidated financial statements contained in Appendix I hereto.
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
There were no changes in or disagreements with our independent registered public accountant during the years ended December 31, 2017 and 2016 or the nine months ended September 30, 2018.
Quantitative and Qualitative Disclosures about Market Risk
Market risks include risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market-sensitive instruments. In pursuing our business plan, we expect that the primary market risk to which we will be exposed is interest rate risk. Our current indebtedness consists of a revolving credit facility and the AIG Loan. These instruments were entered into for other than trading purposes.
Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve our objectives, we may borrow at fixed rates or variable rates. We may also utilize a variety of financial instruments, including interest rate swap agreements, caps, floors, and other interest rate exchange contracts. We will not enter into these financial instruments for speculative purposes. The use of these types of instruments to hedge a portion of our exposure to changes in interest rates carries additional risks, such as counterparty credit risk and the legal enforceability of hedging contracts.
On February 25, 2016, we (through our operating partnership) entered into an interest rate swap agreement to hedge the variable cash flows associated with the LIBOR-based variable rate debt, on our revolving credit facility. The interest rate swap is effective for the period from April 1, 2016 to December 12, 2018 with a notional amount of $100.0 million. Effective as of November 1, 2017, GCEAR Operating Partnership, an affiliated party, novated a $100 million interest rate swap agreement with an expiration date of June 1, 2018 to our operating partnership. We paid approximately nine thousand dollars, which approximated fair value.
As of December 31, 2017, our debt consisted of approximately $327.0 million in fixed rate debt (including the interest rate swap) and approximately $157.8 million in variable rate debt (excluding deferred financing costs of approximately $2.9 million). As of December 31, 2016, our debt consisted of approximately $226.9 million in fixed rate debt (including the interest rate swap) and approximately $233.5 million in variable rate debt (excluding deferred financing costs of approximately $4.0 million). Changes in interest rates have different impacts on the fixed and variable rate debt. A change in interest rates on fixed rate debt impacts its fair value but has no impact on interest incurred or cash flows. A change in interest rates on variable rate debt could impact the interest incurred and cash flows and its fair value.
Our future earnings and fair values relating to variable rate financial instruments are primarily dependent upon prevalent market rates of interest, such as LIBOR. However, our interest rate swap agreements are intended to reduce the effects of interest rate changes. The effect of an increase of 100 basis points in interest rates, assuming a LIBOR floor of 0%, on our variable rate debt, which currently consists of our revolving credit facility, after considering the effect of our interest rate swap agreement would decrease our future earnings and cash flows by approximately $2.2 million annually.
Interest rate risk amounts were determined by considering the impact of hypothetical interest rates on our financial instruments. These analyses do not consider the effect of any change in overall economic activity that could occur. Further, in the event of a change of that magnitude, we may take actions to further mitigate our exposure to the change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, these analyses assume no changes in our financial structure.

Griffin Capital Essential Asset REIT, Inc.
Set forth below is a description of the business of GCEAR. When used in this section, unless otherwise specifically stated or the context requires otherwise, the terms “we,” “us” or “our” refer to GCEAR and its consolidated subsidiaries. Certain statements regarding GCEAR’s future operations and its plans for future business will not be applicable to the extent that the Mergers are completed.
Description of GCEAR’s Business
We were formed as a corporation on August 28, 2008 under the MGCL primarily with the purpose of acquiring single tenant properties that are essential to the occupying tenant’s business. We qualified as a REIT commencing with the year ended December 31, 2010. Our year end is December 31.
Upon the consummation of the Self Administration Transaction, we now have 37 direct employees and are self-managed.
Our operating partnership, the GCEAR Operating Partnership, a Delaware limited partnership, was formed on August 29, 2008. The operating partnership owns, directly or indirectly, all of the properties that we have acquired. We contributed the initial $1,000 capital contribution, received from the advisor, to the operating partnership in exchange for a 1% general partner interest.
From 2009 to 2014, we offered shares of common stock, pursuant to a private placement offering to accredited investors (the "Private Offering") and two public offerings, consisting of an initial public offering and a follow-on offering (together, the “Public Offerings”), which also included shares for sale pursuant to our DRP. We issued 126,592,885 total shares of our common stock for gross proceeds of approximately $1.3 billion, pursuant to the Private Offering and Public Offerings. We also issued approximately 41,800,000 shares of our common stock upon the consummation of the merger of Signature Office REIT, Inc. in June 2015.
On May 7, 2014, we filed a Registration Statement on Form S-3 with the SEC for the registration of $75.0 million in shares for sale pursuant to our DRP (the “2014 DRP Offering”). On September 22, 2015, we filed a Registration Statement on Form S-3 with the SEC for the registration of $100.0 million in shares for sale pursuant to our DRP (the “2015 DRP Offering”) and terminated the 2014 DRP Offering. On June 9, 2017, we filed a Registration Statement on Form S-3 with the SEC for the registration of 10 million shares for sale pursuant to our DRP (the “2017 DRP Offering,” and together with the 2014 DRP Offering and 2015 DRP Offering, the “DRP Offerings”). The 2017 DRP Offering may be terminated at any time upon 10 days’ prior written notice to stockholders. As of September 30, 2018 and December 31, 2017, we had issued approximately $245.6 million and $211.9 million, respectively, in shares pursuant to our DRP. On December 12, 2018, we temporarily suspended our DRP offering. The DRP shall be officially suspended as of December 30, 2018. All December distributions will be paid in cash only. Upon the consummation of the Mergers, our stockholders will need to enroll in GCEAR II’s DRP if they would like to participate in such plan. For more information regarding GCEAR II’s DRP, see “Description of GCEAR II Shares - Distribution Reinvestment Plan.”
We have an SRP that enables our stockholders to sell their stock to us in limited circumstances. Since inception and through September 30, 2018, we had redeemed 23,863,419 shares of common stock for approximately $234.6 million at a weighted average price per share of $9.83 pursuant to our SRP. On December 12, 2018, we temporarily suspended our SRP, effective as of January 19, 2019. During the quarter ended September 30, 2018, we reached the 5% annual limitation of the SRP for 2018, and therefore, redemptions submitted for the fourth quarter of 2018 will not be processed, and the SRP shall be officially suspended as of January 19, 2019.
On October 24, 2017, our Board approved an estimated value per share of our common stock of $10.04 based on the estimated value of our assets less the estimated value of our liabilities, or NAV, divided by the number of shares outstanding on a fully diluted basis, calculated as of June 30, 2017. We are providing this estimated value per share to assist broker dealers in connection with their obligations under applicable FINRA rules with respect to customer account statements. This valuation was performed in accordance with the methodology provided in Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Investment Program Association in April 2013, in addition to guidance from the SEC.

As of September 30, 2018, we had issued 190,116,953 shares of common stock. We have received aggregate gross offering proceeds of approximately $1.5 billion from the sale of shares in our Private Offering, Public Offerings, and DRP offerings. We also issued approximately 41,800,000 shares of our common stock upon the consummation of the merger of Signature Office REIT, Inc. in June 2015. There were 166,253,534 shares of our common stock outstanding at September 30, 2018, including shares issued pursuant to our DRP, less shares redeemed pursuant to our SRP. As of September 30, 2018 and December 31, 2017, we had issued approximately $245.6 million and $211.9 million, respectively, in shares of our common stock pursuant to the DRP. Since inception and through September 30, 2018, we had redeemed 23,863,419 shares of common stock for approximately $234.6 million pursuant to our SRP.
As of September 30, 2018, we owned 76 properties encompassing approximately 20.1 million square feet in 20 states with a combined acquisition value of approximately $3.0 billion. As of September 30, 2018, our portfolio was 95.4% leased, with a weighted average remaining lease term of 6.6 years. As of September 30, 2018, approximately 63.7% of our rental revenue was derived from properties leased to tenants and/or guarantors or whose non-guarantor parent companies have investment grade or what management believes are generally equivalent ratings. The tenants of our properties operate in a diverse range of industries, including capital goods, telecommunication services, health care equipment and services, insurance, diversified financials, software and services, consumer durables and apparel, retailing, media, energy, consumer services and technology, hardware and equipment, as described in more detail below in “ - Real Estate Portfolio” beginning on page 148.
Our principal executive offices are located at Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245. We maintain a website at www.griffincapital.com where additional information regarding us can be found. The contents of that website are not incorporated by reference in, or otherwise a part of, this Joint Proxy Statement and Prospectus.
Primary Investment Objectives
Our primary investment objectives are to invest in income-producing real property in a manner that allows us to qualify as a REIT for federal income tax purposes, provide regular cash distributions to our stockholders, preserve and protect stockholders’ invested capital, and achieve appreciation in the value of our properties over the long term. We cannot assure our stockholders that we will attain these primary investment objectives. The determination by our Board that it is no longer in our best interests to continue to be qualified as a REIT shall require the concurrence of two-thirds of the Board.
Exchange Listing and Other Liquidity Events
Our Board will determine when, and if, to apply to have our shares of common stock listed for trading on a national securities exchange, subject to satisfying then-existing applicable listing requirements. Our Board has begun to consider the appropriate timing for a liquidity event and has begun to weigh various strategic considerations. Subject to market conditions and the sole discretion of our Board, we may seek one or more of the following liquidity events:

•	list our shares on a national securities exchange;

•	merge, reorganize or otherwise transfer us or our assets to another entity with listed securities;

•	commence the sale of all of our properties and liquidate us; or

•	otherwise create a liquidity event for our stockholders.
However, we cannot assure our stockholders that we will achieve one or more of the above-described liquidity events. Our Board has the sole discretion to forego a liquidity event and continue operations if it deems such continuation to be in the best interests of our stockholders. Even if we accomplish one or more of these liquidity events, we cannot guarantee that a public market will develop for the securities listed or that such securities will trade at a price higher than what stockholders paid for their shares.

Investment Strategy
We operate a portfolio of predominantly single tenant business essential properties throughout the United States diversified by corporate credit, physical geography, product type and lease duration. Although we have no current intention to do so, we may also invest in single tenant business essential properties outside the United States. We acquire assets consistent with our single tenant acquisition philosophy by focusing primarily on properties:

•	essential to the business operations of the tenant;

•	located in primary, secondary, and certain select tertiary MSAs;

•	leased to tenants with stable and/or improving credit quality; and

•	subject to long-term leases with defined rental rate increases or with short-term leases with high-probability renewal and potential for increasing rent.
Our investment objectives and policies may be amended or changed at any time by our Board. Although we have no plans at this time to change any of our investment objectives, our Board may change any and all such investment objectives, including our focus on single tenant business essential properties, if they believe such changes are in the best interests of our stockholders. In addition, we may invest in real estate properties other than single tenant business essential properties if the Board deems such investments to be in the best interests of our stockholders.
General Acquisition and Investment Policies
We seek to make investments that satisfy the primary investment objective of providing regular cash distributions to our stockholders. However, because a significant factor in the valuation of income-producing real property is its potential for future appreciation, some properties we acquire may have the potential both for growth in value and for providing regular cash distributions to our stockholders.
In selecting a potential property for acquisition, we consider a number of factors, including, but not limited to, the following:

•	tenant creditworthiness;

•	whether a property is essential to the business operations of the tenant;

•
lease terms, including length of lease term, scope of landlord responsibilities, presence and frequency of contractual rental increases, renewal option provisions, exclusive and permitted use provisions, co-tenancy requirements and termination options;

•	projected demand in the area;

•	a property’s geographic location and type;

•	proposed purchase price, terms and conditions;

•	historical financial performance;

•	projected net cash flow yield and internal rates of return;

•	a property’s physical location, visibility, curb appeal and access;

•	construction quality and condition;

•	potential for capital appreciation;

•	demographics of the area, neighborhood growth patterns, economic conditions, and local market conditions;

•	potential capital and tenant improvements and reserves required to maintain the property;

•	prospects for liquidity through sale, financing or refinancing of the property;

•	the potential for the construction of new properties in the area;

•	treatment under applicable federal, state and local tax and other laws and regulations;

•	evaluation of title and obtaining satisfactory title insurance; and

•	evaluation of any reasonable ascertainable risks such as environmental contamination.

There is no limitation on the number, size, or type of properties that we may acquire, and such acquisitions will depend upon real estate market conditions and other circumstances existing at the time of acquisition and the funds available to us for the purchase of real estate. In determining whether to purchase a particular property, we may obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is ultimately purchased.
Description of Leases
We primarily acquire single tenant properties with existing net leases. When spaces in a property become vacant, existing leases expire, or we acquire properties under development or requiring substantial refurbishment or renovation, we anticipate entering into “net” leases. “Net” leases mean leases that typically require tenants to pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, insurance, common area maintenance charges, property services and building repairs related to the property, in addition to the lease payments. There are various forms of net leases, typically classified as triple-net or double-net. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Some of the leases also will contain provisions that increase the amount of base rent payable at points during the lease term and/or that require the tenant to pay rent based upon a number of factors. Triple-net leases typically require the tenant to pay all costs associated with a property in addition to the base rent and percentage rent, if any. However, often times in triple-net leases certain capital expenditure costs are not paid for by the tenants (such as roof and structure costs). Absolute triple-net leases are those that require tenants to pay for all the costs in a triple-net lease as well as all the capital costs associated with a property.
Typically, our tenants have lease terms of seven to 15 years at the time of the property acquisition. We may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is located in a desirable location, is difficult to replace, or has other significant favorable real estate attributes.
Our Borrowing Strategy and Policies
We may incur our indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties, and publicly- or privately-placed debt instruments or financing from institutional investors or other lenders. We may obtain a credit facility or separate loans for each acquisition. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties or underlying owner entities. We may use borrowing proceeds to finance acquisitions of new properties, to pay for capital improvements, repairs or buildouts, to refinance existing indebtedness, to pay distributions, to fund redemptions of our shares, or to provide working capital.
There is no limitation on the amount we can borrow for the purchase of any property. At this time, we intend to maintain a leverage ratio of less than 50% to total asset value (as defined in our credit agreement). As of September 30, 2018, our leverage ratio (which we define as debt to total asset value) was approximately 46.1%.
Acquisition Structure
Although we are not limited as to the form our investments may take, our investments in real estate will generally constitute acquiring fee title or interests in joint ventures or similar entities that own and operate real estate.
We will make acquisitions of our real estate investments directly through our operating partnership, or indirectly through limited liability companies or limited partnerships, or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with other owners of properties, affiliates of our advisor, or other persons.

Insurance on Properties
Generally, our leases require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insured on the policy. As a precautionary measure, we may obtain, to the extent available, contingent liability and property insurance, as well as loss of rents insurance that covers one or more years of annual rent in the event of a rental loss. In addition, we maintain a pollution insurance policy for all of our properties to insure against the risk of environmental contaminants. However, we may decide not to obtain any or adequate earthquake or similar catastrophic insurance coverage because the premiums are too high, even in instances where it may otherwise be available.
Tenants are required to provide proof of insurance by furnishing a certificate of insurance to our advisor on an annual basis. The insurance certificates are tracked and reviewed for compliance by our property managers.
Conditions to Closing Acquisitions
We obtain at least a Phase I environmental assessment and history for each property we acquire. In addition, we generally condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or other independent professionals, including, but not limited to, where appropriate:

•	property surveys and site audits;

•	appraisal reports;

•	lease agreements;

•	building plans and specifications, if available;

•	soil reports, seismic studies, flood zone studies, if available;

•	licenses, permits, maps and governmental approvals;

•	tenant estoppel certificates;

•	tenant financial statements and information, as permitted;

•	historical financial statements and tax statement summaries of the properties;

•	proof of marketable title, subject to such liens and encumbrances as are acceptable to us; and

•	liability and title insurance policies.
Joint Venture Investments
We may acquire properties in joint ventures, some of which may be entered into with affiliates of our advisor. We may also enter into joint ventures, general partnerships, co-tenancies and other participations, such as Delaware Statutory Trusts (DSTs), with real estate developers, owners and others for the purpose of owning and leasing real properties. Among other reasons, we may want to acquire properties through a joint venture with third parties or affiliates in order to diversify our portfolio of properties in terms of geographic region or property type. Joint ventures may also allow us to acquire an interest in a property without requiring that we fund the entire purchase price. In addition, certain properties may be available to us only through joint ventures. In determining whether to recommend a particular joint venture, we will evaluate the real property which such joint venture owns or is being formed to own under the same criteria that we use to evaluate other real estate investments.
To the extent possible, we will attempt to obtain a right of first refusal or option to buy the property held by the joint venture and allow such venture partners to exchange their interest for our operating partnership’s units or to sell their interest to us in its entirety. In the event that the venture partner were to elect to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the venture partner’s interest in the property held by the joint venture. Entering into joint ventures with affiliates of our advisor will result in certain conflicts of interest.

Construction and Development Activities
From time to time, we may construct and develop real estate assets or render services in connection with these activities. We may be able to reduce overall purchase costs by constructing and developing a property versus purchasing a completed property. Developing and constructing properties would, however, expose us to risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions, and government regulation. To comply with the applicable requirements under federal income tax law, we intend to limit our construction and development activities to performing oversight and review functions, including reviewing the construction design proposals, negotiating and contracting for feasibility studies and supervising compliance with local, state or federal laws and regulations, negotiating contracts, overseeing construction, and obtaining financing. In addition, we may use taxable REIT subsidiaries or certain independent contractors to carry out these oversight and review functions. We will retain independent contractors to perform the actual construction work.
Government Regulations
The properties we acquire are subject to various federal, state and local regulatory requirements, including the ADA, environmental regulations, and other laws, such as zoning and state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We acquire properties that are in material compliance with all such regulatory requirements. However, we cannot assure stockholders that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.
Disposition Policies
We generally intend to hold each property we acquire for an extended period. However, we may sell a property at any time if, in our judgment, the sale of the property is in the best interests of our stockholders. The determination of whether a particular property should be sold or otherwise disposed of will generally be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and considerations specific to the condition, value and financial performance of the property. To date we have sold seven properties, including three during the year ended December 31, 2017, for an average hold time of 3.6 years.
Investments in Mortgages

While we intend to emphasize equity real estate investments and, hence, operate as what is generally referred to as an “equity REIT,” as opposed to a “mortgage REIT,” we may invest in first or second mortgage loans, mezzanine loans secured by an interest in the entity owning the real estate or other similar real estate loans consistent with our REIT status. We may make such loans to developers in connection with construction and redevelopment of real estate properties. Such mortgages may or may not be insured or guaranteed by the Federal Housing Administration, the Veterans Benefits Administration or another third party. We may also invest in participating or convertible mortgages if our directors conclude that we and our stockholders may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation.

Affiliate Transaction Policy
Our Board has established a Nominating and Corporate Governance Committee, which reviews and approves all matters our Board believes may involve a conflict of interest. This committee is composed solely of independent directors. This committee of our Board approves all transactions between us and our advisor and its affiliates.

1940 Act and Certain Other Policies
We intend to operate in such a manner that we will not be subject to regulation under the 1940 Act. We will continually review our investment activity to attempt to ensure that we do not come within the application of the 1940 Act. Among other things, we will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an “investment company” under the 1940 Act. If at any time the character of our investments could cause us to be deemed as an investment company for purposes of the 1940 Act, we will take all necessary actions to attempt to ensure that we are not deemed to be an “investment company.” In addition, we do not intend to underwrite securities of other issuers or actively trade in loans or other investments.
Subject to the restrictions we must follow in order to qualify to be taxed as a REIT, we may make investments other than as previously described, although we do not currently intend to do so. We have authority to purchase or otherwise reacquire our shares of common stock or any of our other securities. We have no present intention of repurchasing any of our shares of common stock except pursuant to our SRP, and we would only take such action in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Code.
Employees
We have 37 employees.
Competition
As we purchase properties for our portfolio, we are in competition with other potential buyers for the same properties, and may have to pay more to purchase the property than if there were no other potential acquirers or we may have to locate another property that meets our investment criteria. Although we intend to acquire properties subject to existing leases, the leasing of real estate is highly competitive in the current market, and we may experience competition for tenants from owners and managers of competing projects. As a result, we may have to provide free rent, incur charges for tenant improvements, or offer other inducements, or we might not be able to timely lease the space, all of which may have an adverse impact on our results of operations. At the time we elect to dispose of our properties, we will also be in competition with sellers of similar properties to locate suitable purchasers for our properties.
Industry Segments
We internally evaluate all of our properties and interests therein as one reportable segment.
Real Estate Portfolio

As of September 30, 2018, we owned 76 properties located in 20 states, encompassing approximately 20.1 million rentable square feet, with a weighted average remaining lease term of 6.6 years, as shown in the table below (dollars in thousands):

Property	Location	Tenant/Major Lessee	Acquisition Date	Purchase Price	Square Feet	% Leased by Major Lessee	% Leased	Property Type	Year of Lease Expiration	Net Rent
Plainfield	Plainfield, IL	Chicago Bridge & Iron Company (Delaware)	6/18/2009	$32,660	176,000	100%	100%	Office/Laboratory	2022	$2,845
Renfro	Clinton, SC	Renfro Corp	6/18/2009	21,700	566,500	100%	100%	Manufacturing/ Distribution	2021	2,078
Emporia Partners	Emporia, KS	Hopkins Enterprises, Inc.	8/27/2010	8,360	320,800	100%	100%	Manufacturing/ Distribution	2021	1,003
Quad/Graphics	Loveland, CO	World Color (USA), LLC	12/30/2010	11,850	169,800	100%	100%	Printing Facility/ Office	2022	1,216
AT&T	Redmond, WA	AT&T Services, Inc.	1/31/2012	40,000	155,800	100%	100%	Office/ Data Center	2027	3,451
Westinghouse	Cranberry Township, PA	Westinghouse Electric Company, LLC	3/22/2012	36,200	118,000	100%	100%	Office	2021	3,005
TransDigm	Whippany, NJ	Whippany Actuation Systems, LLC	5/31/2012	13,000	114,300	100%	100%	Assembly/ Manufacturing	2028	847
Travelers	Greenwood Village, CO	Travelers Indemnity	6/29/2012	16,100	131,000	100%	100%	Office	2019	1,194
Zeller	Libertyville, IL	Zeller Plastik USA, Inc.	11/8/2012	15,600	193,700	100%	100%	Manufacturing	2023	1,404
Northrop	Beavercreek (Dayton), OH	Northrop Grumman Systems Corp.	11/13/2012	17,000	99,200	100%	100%	Office	2019	1,447
Health Net	Rancho Cordova, CA	Centene Corporation	12/18/2012	22,650	145,900	100%	100%	Office	2022	2,300
Comcast	Greenwood Village, CO	Comcast Cable Holdings, LLC	1/11/2013	27,000	157,300	100%	100%	Office	2021	2,622
Rivertech Corp Center	Renton, WA	VACANT	2/15/2013	12,000	71,100	—%	—%	Office	2017	—
Schlumberger	Houston, TX	Schlumberger Technology Corporation	5/1/2013	48,750	149,700	100%	100%	Office	2024	3,320
UTC	Charlotte, NC	United Technologies Corporation ("UTC")	5/3/2013	39,188	198,900	100%	100%	Office	2025	2,847
Avnet	Chandler, AZ	Avnet, Inc.	5/29/2013	32,462	231,400	100%	100%	Research & Development/Flex Facility	2028	2,508
Cigna	Phoenix, AZ	Connecticut General Life Insurance Company	6/20/2013	54,500	232,600	100%	100%	Office	2023	4,022
Nokia	Arlington Heights, IL	Nokia Solutions & Networks	8/13/2013	29,540	214,200	100%	100%	Office	2025	2,468
Verizon	Warren, NJ	Cellco Partnership d/b/a Verizon Wireless	10/3/2013	40,000	210,500	100%	100%	Office	2021	3,834
Fox Head	Irvine, CA	Fox Head, Inc.	10/29/2013	27,250	81,600	100%	100%	Office	2028	2,069
2500 Windy Ridge	Atlanta, GA	Consolidated Container Company, LLC	11/5/2013	56,700	322,600	17%	17%	Office	2031	1,006
General Electric	Atlanta, GA	General Electric Company	11/5/2013	61,000	265,100	100%	100%	Office	2025	4,747
Atlanta Wildwood	Atlanta, GA	BlueLinx Corporation	11/5/2013	28,000	250,000	75%	100%	Office	2019	2,169
Community Insurance	Mason, OH	Community Insurance Company	11/5/2013	23,500	223,500	100%	100%	Office	2026	1,303

Property	Location	Tenant/Major Lessee	Acquisition Date	Purchase Price	Square Feet	% Leased by Major Lessee	% Leased	Property Type	Year of Lease Expiration	Net Rent
Anthem	Mason, OH	Anthem Prescription Management	11/5/2013	9,500	78,200	100%	100%	Office	2019	391
JPMorgan Chase	Westerville, OH	JPMorgan Chase	11/5/2013	44,500	388,700	100%	100%	Office	2025	3,336
Sterling Commerce Center	Dublin, OH	IBM	11/5/2013	37,300	322,700	88%	100%	Office	2020	4,255
Aetna	Arlington, TX	Aetna Life Insurance Company	11/5/2013	16,000	139,400	87%	98%	Office	2020	1,683
CHRISTUS Health	Irving, TX	CHRISTUS Health	11/5/2013	46,350	253,300	100%	100%	Office	2024	3,718
Roush Industries	Allen Park, MI	Roush Industries	11/5/2013	12,250	169,200	100%	100%	Office	2020	1,493
Parkland Center	Milwaukee, WI	Molina Healthcare	11/5/2013	26,000	222,700	56%	69%	Office	2023	1,018
1200 Morris	Wayne, PA	Green Apple Management Co, LLC	11/5/2013	21,500	114,100	73%	73%	Office	2028	1,053
United HealthCare	St. Louis, MO	United HealthCare Services	11/5/2013	28,000	188,500	100%	100%	Office	2028	2,231
Northpointe Corporate Center II	St. Louis, MO	Intermec Technologies Corporation	11/5/2013	7,175	70,400	100%	100%	Office	2025	1,217
Comcast (Northpointe Corporate Center I)	Lynwood, WA	Comcast Corporation	11/5/2013	19,825	87,400	100%	100%	Office	2027	1,628
Farmers	Kansas City, KS	Farmers Insurance Exchange	12/27/2013	19,100	102,000	100%	100%	Office	2024	1,600
Caterpillar	Joliet, IL	Caterpillar, Inc.	1/7/2014	57,000	1,380,100	100%	100%	Industrial	2019	4,763
DigitalGlobe	Westminster, CO	Digital Globe, Inc.	1/14/2014	92,000	430,000	100%	100%	Office	2030	6,869
Waste Management	Phoenix, AZ	Waste Management of AZ	1/16/2014	22,825	131,800	100%	100%	Office	2024	1,907
BT Infonet	El Segundo, CA	Infonet Services Corporation	2/27/2014	52,669	157,000	100%	100%	Office	2021	4,433
Wyndham	Parsippany, NJ	Wyndham Hotel Group, LLC	4/23/2014	96,600	249,400	100%	100%	Office	2029	6,789
Ace Hardware	Oak Brook, IL	Ace Hardware Corporate HQ	4/24/2014	37,000	206,000	100%	100%	Office	2024	2,917
Equifax I	St. Louis, MO	TALX Corporation	5/20/2014	14,200	94,000	100%	100%	Office	2024	1,269
American Express	Phoenix, AZ	American Express Travel Related Services Co	5/22/2014	51,000	337,400	100%	100%	Office	2020	3,865
Circle Star	San Carlos, CA	Rovi Corporation/TiVo	5/28/2014	90,100	207,900	50%	100%	Office	2026	7,452
Vanguard	Charlotte, NC	The Vanguard Group, Inc.	6/19/2014	33,200	224,600	100%	100%	Office	2025	2,623
Parallon	Largo (Tampa Bay), FL	Parallon Business Performance Group	6/25/2014	17,235	83,200	100%	100%	Office	2025	1,269
TW Telecom	Lone Tree, CO	Level 3 Communications	8/1/2014	43,000	166,700	100%	100%	Office	2024	3,164
Equifax II	Earth City, MO	TALX Corporation	10/1/2014	13,917	99,300	100%	100%	Office	2024	1,246
Mason I	Mason, OH	Community Insurance Company	11/7/2014	22,500	213,000	100%	100%	Office	2026	1,573
Wells Fargo	Charlotte, NC	Wells Fargo Bank, N.A.	12/15/2014	41,487	155,600	100%	100%	Office	2025	2,767
GE Aviation	West Chester, OH	General Electric Company	2/19/2015	66,000	409,800	100%	100%	Office	2020	5,203
Westgate III	Houston, TX	Wood Group USA	4/1/2015	77,000	225,500	100%	100%	Office	2027	5,186
2275 Cabot Drive	Lisle, IL	VACANT	6/10/2015	19,500	94,400	—%	—%	Office	2018	—
333 East Lake Street	Bloomingdale, IL	VACANT	6/10/2015	7,450	71,100	—%	—%	Office	2017	—
Franklin Center	Columbia, MD	Leidos Holdings, Inc.	6/10/2015	58,130	200,600	71%	77%	Office	2026	3,019

Property	Location	Tenant/Major Lessee	Acquisition Date	Purchase Price	Square Feet	% Leased by Major Lessee	% Leased	Property Type	Year of Lease Expiration	Net Rent
7601 Technology Way	Denver, CO	Jackson National Life Insurance Company	6/10/2015	35,000	191,400	64%	80%	Office	2027	2,991
4650 Lakehurst Court	Dublin, OH	Qwest Communications Company, LLC	6/10/2015	27,600	164,600	100%	100%	Office	2022	2,482
Miramar	Miramar, FL	Humana Medical Plan, Inc.	6/10/2015	24,600	96,400	100%	100%	Office	2023	2,168
Royal Ridge V	Irving, TX	NEC Corporation of America	6/10/2015	23,500	119,600	100%	100%	Office	2026	2,284
Duke Bridges	Frisco, TX	T-Mobile West Corporation	6/10/2015	59,250	284,200	56%	100%	Office	2027	5,490
Houston Westway II	Houston, TX	Baker Hughes, a GE company	6/10/2015	82,500	242,400	78%	100%	Office	2023	4,814
Houston Westway I	Houston, TX	VACANT	6/10/2015	37,700	144,000	—%	—%	Office	2018	—
Atlanta Perimeter	Atlanta, GA	State Farm Mutual Automobile Insurance Company	6/10/2015	101,670	584,800	87%	90%	Office	2024	7,875
South Lake at Dulles	Herndon, VA	Charter Communications, Inc.	6/10/2015	87,300	268,200	80%	80%	Office	2019	4,987
Four Parkway	Deerfield, IL	CF Industries Holdings, Inc.	6/10/2015	42,900	175,300	96%	100%	Office	2027	3,686
Restoration Hardware	Patterson, CA	Restoration Hardware, Inc.	8/15/2015	99,850	1,501,400	100%	100%	Warehouse	2030	6,799
Highway 94	Jefferson City, MO	ABB Inc.	11/6/2015	31,940	660,000	100%	100%	Manufacturing	2024	2,541
Heritage III	Fort Worth, TX	DynCorp International, LLC	12/11/2015	16,650	119,000	100%	100%	Office	2019	400
Heritage IV	Fort Worth, TX	Mercedes-Benz Financial Services USA	12/11/2015	29,000	164,300	100%	100%	Office	2019	1,209
Samsonite	Jacksonville, FL	Samsonite, LLC	12/11/2015	48,000	817,700	100%	100%	Industrial	2024	3,922
HealthSpring	Nashville, TN	HealthSpring, Inc.	4/27/2016	41,300	170,500	100%	100%	Office	2022	3,013
LPL	Fort Mill, SC	LPL Holdings, Inc.	11/30/2017	130,000	451,600	100%	100%	Office	2036	7,967
Quaker	Lakeland, FL	Quaker Sales & Distribution, Inc.	3/13/2018	59,600	605,400	100%	100%	Warehouse	2028	2,913
McKesson	Scottsdale, AZ	McKesson Corporation	4/10/2018	67,000	271,100	100%	100%	Office	2028	5,372
Shaw	Savannah, GA	Shaw Industries, Inc.	5/3/2018	56,526	1,001,500	100%	100%	Industrial	2033	3,335
				$3,017,209	20,106,900					$217,890

Management

Executive Officers and Directors
Included below is certain information regarding our executive officers and directors. Each of our directors is elected annually to serve for a one-year term. Our executive officers are elected annually by our Board and serve at the discretion of the board. No family relationships exist between any directors or executive officers, as such term is defined in Item 401 of Regulation S-K promulgated under the Exchange Act.

Name	Age	Position(s)	Period with GCEAR
Kevin A. Shields	60	Chairman of the Board of Directors and Executive Chairman	8/2008 - present
Michael J. Escalante	58	Chief Executive Officer and President	8/2008 - present
Javier F. Bitar	57	Chief Financial Officer and Treasurer	6/2016 - present
Howard S. Hirsch	52	Chief Legal Officer and Secretary	1/2015 - present
Louis K. Sohn	43	Managing Director, Acquisitions & Corporate Finance	12/2018 - present
Scott Tausk	59	Managing Director, Asset Management	12/2018 - present
Don G. Pescara	55	Vice President - Acquisitions	8/2008 - present
Julie A. Treinen	59	Vice President - Asset Management	8/2008 - present
Gregory M. Cazel	56	Independent Director	2/2009 - present
Ranjit M. Kripalani	59	Independent Director	1/2017 - present
Kevin A. Shields, our Executive Chairman and the Chairman of our Board, has been an officer and director since our formation and served as our Chief Executive Officer from 2008 until December 14, 2018. Mr. Shields is also the Chief Executive Officer of GCC, which he founded in 1995 and which indirectly owns our dealer manager. Mr. Shields served as the Chief Executive Officer of our dealer manager until June 2017. Mr. Shields also currently serves as Chief Executive Officer and Chairman of the Board of GCEAR II, positions he has held since November 2013; as President and trustee of Griffin Institutional Access Real Estate Fund (“GIA Real Estate Fund”), a 1940 Act interval fund sponsored by GCC, positions he has held since November 2013; and as President and trustee of Griffin Institutional Access Credit Fund (“GIA Credit Fund”), a 1940 Act interval fund sponsored by GCC, positions he has held since January 2017. He also serves as a non-voting special observer of the board of directors of Griffin American Healthcare REIT III, Inc. (“GAHR III”) and Griffin American Healthcare REIT IV, Inc. (“GAHR IV”), both of which are public non-traded REITs co-sponsored by GCC, and as a member of the investment committee of the advisor of GAHR III. Before founding GCC, Mr. Shields was a Senior Vice President and head of the Structured Real Estate Finance Group at Jefferies & Company, Inc. in Los Angeles and a Vice President in the Real Estate Finance Department of Salomon Brothers Inc. in both New York and Los Angeles. Over the course of his 30-year real estate and investment-banking career, Mr. Shields has structured and closed over 200 transactions totaling in excess of $8 billion of real estate acquisitions, financings and dispositions. Mr. Shields graduated from the University of California at Berkeley where he earned a J.D. degree from Boalt Hall School of Law, an M.B.A. from the Haas Graduate School of Business, graduating Summa Cum Laude with Beta Gamma Distinction, and a B.S. from Haas Undergraduate School of Business, graduating with Phi Beta Kappa distinction. Mr. Shields is a licensed securities professional holding Series 7, 63, 24 and 27 licenses, and an inactive member of the California Bar. Mr. Shields is a full member of the Urban Land Institute and frequent guest lecturer at the Haas Graduate School of Business. Mr. Shields is also a member of the Policy Advisory Board for the Fisher Center for Real Estate at the Haas School of Business, the Chair Emeritus of the board of directors for the Investment Program Association and an executive member of the Public Non-Listed REIT Council of the National Association of Real Estate Investment Trusts.
We believe that Mr. Shields’ active participation in the management of our operations and his extensive experience in the real estate and real estate financing industries support his appointment to our Board.
Michael J. Escalante is our Chief Executive Officer, a position he has held since December 2018, and our President, a position he has held since June 2015. He was formerly our Chief Investment Officer, a position he held from August 2008 until December 2018. Mr. Escalante has also served as President of our advisor since its initial formation and as GCC’s Chief Investment Officer since June 2006, where he is responsible for overseeing all acquisition and disposition activities. Mr. Escalante also currently serves as President of GCEAR II, a position he has held since its formation. He also serves as a member of the investment committee of the respective advisors of GAHR III, GAHR IV, and GIA Real Estate Fund. With more than 30 years of real estate related investment experience, he has been responsible for completing in excess of $8.2 billion of commercial real estate transactions throughout the United States. Prior to joining GCC in June 2006, Mr. Escalante founded Escalante Property Ventures in March 2005, a real estate investment management company, to invest in value-added and development-oriented infill properties within California and other western states. From 1997 to March 2005, Mr. Escalante served eight years at Trizec Properties, Inc., one of the largest publicly-traded U.S. office REITs, with his final position being Executive Vice President - Capital Transactions and Portfolio Management. While at Trizec, Mr. Escalante was directly responsible for all capital transaction activity for the Western U.S., which included the acquisition of several prominent office projects. Mr. Escalante’s work experience at Trizec also included significant hands-on operations experience as the firm’s Western U.S. Regional Director with bottom-line responsibility for asset and portfolio management of a 4.6 million square foot office/retail portfolio (11 projects/23 buildings) and associated administrative support personnel (110 total/65 company employees). Prior to joining Trizec, from 1987 to 1997, Mr. Escalante held various acquisitions, asset management and portfolio management positions with The Yarmouth Group, an international investment advisor. Mr. Escalante holds an M.B.A. from the University of California, Los Angeles, and a B.S. in Commerce from Santa Clara University. Mr. Escalante is a full member of the Urban Land Institute and active in many civic organizations.
Javier F. Bitar is our Chief Financial Officer and Treasurer, and has served in that capacity since June 2016. Mr. Bitar also currently serves as Chief Financial Officer and Treasurer of GCEAR II, positions he has held since June 2016. Mr. Bitar has over 33 years of commercial real estate related accounting and financial experience, including over 20 years of senior management-level experience. Mr. Bitar has been involved in over $11 billion of real estate transactions. Prior to joining GCC, from July 2014 to May 2016, Mr. Bitar served as the Chief Financial Officer of New Pacific Realty Corporation, a real estate investment and development company. From January 2014 to July 2014, Mr. Bitar served as the Proprietor of JB Realty Advisors, a real estate consulting and advisory company. From July 2008 to December 2013, Mr. Bitar served as the Chief Operating Officer of Maguire Investments, where he was responsible for overseeing operating and financial matters for the company’s real estate investment and development portfolio. Mr. Bitar also served as Senior Investment Officer at Maguire Properties, Inc. from 2003 to 2008 and as Partner and Senior Financial Officer at Maguire Partners from 1987 to 2003. Mr. Bitar graduated Magna Cum Laude from California State University, Los Angeles, with a Bachelor of Business Administration degree and is a Certified Public Accountant in the State of California.
Howard S. Hirsch is our Chief Legal Officer and Secretary, positions he has held since December 2018. Prior to that, he served as our Vice President and Assistant Secretary from January 2015 until December 2018. Mr. Hirsch also serves as Vice President and Secretary of GCEAR II, positions he has held since June 2014; as Vice President and Secretary of our advisor, positions he has held since November 2014; as Vice President and Assistant Secretary of GIA Real Estate Fund, positions he has held since January 2015; and as Vice President and Assistant Secretary of GIA Credit Fund, positions he has held since January 2017. Mr. Hirsch served as Vice President and General Counsel - Securities of GCC from June 2014 until December 2018. He also serves as a member of the investment committee of the advisor of GIA Credit Fund. Prior to joining GCC in June 2014, Mr. Hirsch was a shareholder at the law firm of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC in Atlanta, Georgia. From July 2007 through the time he joined Baker Donelson in April 2009, Mr. Hirsch was counsel at the law firm of Bryan Cave LLP in Atlanta, Georgia. Prior to joining Bryan Cave LLP, from July 1999 through July 2007, Mr. Hirsch worked at the law firm of Holland and Knight LLP in Atlanta, Georgia, where he was an associate and then a partner. Mr. Hirsch has over 18 years of experience in public securities offerings, SEC reporting, corporate and securities compliance matters, and private placements. He previously handled securities, transactional and general corporate matters for various publicly-traded and non-traded REITs. Mr. Hirsch’s experience also includes registrations under the Securities Act and the 1940 Act, reporting under the Exchange Act, and advising boards of directors and the various committees of public companies. He has counseled public companies on corporate governance best practices and compliance matters, and has represented issuers on SEC, FINRA, and “Blue Sky” regulatory matters in connection with registrations of public offerings of non-traded REITs and real estate partnerships. He also has experience representing broker dealers on various FINRA compliance matters. Mr. Hirsch earned his B.S. degree from Indiana University and his J.D. degree from The John Marshall Law School in Chicago, Illinois.
Louis K. Sohn is our Managing Director, Acquisitions & Corporate Finance and has held that position since December 2018. Mr. Sohn joined GCC in 2006 as Vice President - Acquisitions and became Senior Vice President - Acquisitions in January 2012 and Director - Acquisitions in December 2014 until he resigned from GCC in December 2018. Mr. Sohn is responsible for sourcing and underwriting acquisition opportunities for us. During Mr. Sohn's more than 15-year career in real estate, he has been responsible for over $4 billion of transactional volume including participating in numerous property acquisitions, debt placement, investment sales and note sale assignments. Most recently and prior to joining GCC, Mr. Sohn was an Associate Director with Holliday Fenoglio Fowler where he was instrumental in launching the firm's note sale advisory business. Prior to Holliday Fenoglio Fowler, Mr. Sohn was an Associate with Secured Capital Corp. in Los Angeles. Mr. Sohn began his real estate career as an Analyst with Column Financial, a securitized lender, in 1997. Mr. Sohn earned his B.S. in Economics from the Wharton School of the University of Pennsylvania.
Scott A. Tausk is our Managing Director, Asset Management and has held that position since December 2018. Mr. Tausk joined GCC in 2013 as Managing Director - Asset Management until he resigned from GCC in December 2018. Mr. Tausk has over 20 years of asset management experience, including 13 years as Managing Director of Asset and Portfolio Management for Transwestern Investment Company, where he led the execution of active business plans, including property repositioning, leasing, and operating efficiency across a 15 million square foot portfolio. In addition to asset management experience, Mr. Tausk has experience with real estate development, construction management, and third party property management. He currently serves as an advisor to Gensler, a global architectural firm, where he helps Gensler connect with the commercial real estate owner. Mr. Tausk earned a B.S. in Civil Engineering from Purdue University and an MBA from the University of Chicago's Booth School of Business. Mr. Tausk is a registered Professional Engineer and a licensed Real Estate Managing Broker in the state of Illinois.
Don G. Pescara is our Vice President - Acquisitions and has held that position since our formation. Mr. Pescara is also the Managing Director - Acquisitions for our advisor. Mr. Pescara has also served as Vice President - Acquisitions for GCEAR II since November 2013. Mr. Pescara is responsible for our activities in the midwestern U.S. and is based in the firm’s Chicago office. Prior to joining GCC in January 1997, Mr. Pescara was a Director at Cohen Financial in the Capital Markets Unit, responsible for all types of real estate financing including private placements of both debt and equity, asset dispositions, and acquisitions on behalf of Cohen’s merchant banking group. Prior to joining Cohen, Mr. Pescara was a Director at CB Commercial Mortgage Banking Group. During his more than 25-year career, Mr. Pescara has been responsible for many innovative financing programs, including structuring corporate sale/leaseback transactions utilizing synthetic and structured lease bond financing. Formerly Co-Chairman of the Asian Real Estate Association, Mr. Pescara was responsible for creating a forum for idea exchange between Pacific Rim realty investors and their United States counterparts. An active member of the Urban Land Institute, Mortgage Bankers Association and the International Council of Shopping Centers, Mr. Pescara is a graduate of the University of Illinois at Urbana-Champaign with a B.A. in Economics and a minor in Finance and is a licensed Illinois Real Estate Broker.
Julie A. Treinen is our Vice President - Asset Management and has held that position since our formation. Ms. Treinen is also the Managing Director - Asset Management for our advisor where she is responsible for all of the firms’ asset management activities. Ms. Treinen also currently serves as Vice President - Asset Management for GCEAR II, a position she has held since November 2013. Before joining GCC in September 2004, Ms. Treinen was a Vice President at Cornerstone Real Estate Advisers, Inc., a Hartford-based, SEC-registered real estate investment and advisory firm with $4.6 billion of assets under management. During her five years at Cornerstone, Ms. Treinen managed the acquisition diligence of approximately 1.2 million square feet of existing assets totaling $238 million, the development of five apartment joint venture projects totaling $152 million, and the disposition of five properties totaling $125 million. Ms. Treinen was also the senior asset manager for a $400 million portfolio of office, industrial and apartment investments. Prior to joining Cornerstone, from 1996 to 1999, Ms. Treinen was Director, Field Production at Northwestern Mutual Life in Newport Beach where she initiated, negotiated, and closed three development projects totaling over $100 million and three mortgage originations totaling over $100 million, and acquired four existing assets totaling over $50 million. Prior to joining Northwestern, from 1989 to

1996, Ms. Treinen was a Vice President at Prudential Realty Group in Los Angeles. Over the course of her seven-year tenure at Prudential, Ms. Treinen originated over $235 million in new commercial mortgage loans, structured and negotiated problem loan workouts, note sale and foreclosures totaling over $140 million and managed a portfolio of office, industrial and apartment investments totaling approximately $500 million. Prior to the real estate industry, Ms. Treinen spent several years in finance and as a certified public accountant. Ms. Treinen holds an M.B.A. degree from the University of California at Berkeley, and a B.A. degree in Economics from the University of California at Los Angeles.
Gregory M. Cazel is one of our independent directors and is the Chairman of our nominating and corporate governance committee and our compensation committee and a member of our audit committee. He has been one of our independent directors since February 2009. Since December 2015, Mr. Cazel has been a Regional Loan Originator for HUNT Real Estate Capital in Chicago. His responsibilities include originating CMBS, balance sheet equity and Fannie Mae and Freddie Mac loans for the company. From May 2013 to November 2015, Mr. Cazel was a Managing Director in the Real Estate Capital Markets division of Wells Fargo Bank, NA, in Chicago, where he originated both CMBS and balance sheet loans for the bank, working with mortgage bankers and direct borrowers throughout the Midwest. Prior to that, Mr. Cazel was an Executive Vice President with A10 Capital beginning in June 2010, and became a Principal in the firm in October 2010. A10 Capital specializes in financing commercial real estate and providing advisory and management services for the workout of all types of troubled loans and real estate assets. From October 2009 to April 2010, Mr. Cazel was the Midwest Regional Director for Real Estate Disposition Corp., LLC, a real estate auction marketing firm, specializing in selling residential, commercial, multi-family and hospitality properties and land, as well as performing and non-performing notes and loan pools. Mr. Cazel is also President of Midwest Residential Partners, LLC, a private real estate investment firm, which he formed in July 2008. Mr. Cazel has more than 34 years of commercial real estate finance, acquisition, loan origination and securitization, mortgage banking, underwriting, analysis, and investment experience. Throughout his career, Mr. Cazel has been responsible for closing in excess of $5.0 billion of commercial real estate loans including fixed-rate, floating-rate, and mezzanine financings throughout the United States. From January 2009 to October 2009, Mr. Cazel was a Partner with Prairie Realty Advisors, Inc., a mortgage banking firm. From April 2007 to June 2008, Mr. Cazel was an Executive Director with Dexia Real Estate Capital Markets Company, a Division of Dexia Bank, a Belgium-based financial institution, where he was responsible for establishing the Chicago office and managing the Midwest presence for the CMBS loan program. From 1999 to April 2007, Mr. Cazel was a Vice President at JP Morgan Mortgage Capital where he ran a commercial loan production team that closed over $3.6 billion in permanent, floating, and mezzanine loans, representing the highest loan production volume in the country for JP Morgan during his tenure. Mr. Cazel earned a B.A. in the Liberal Arts and Sciences College, with a concentration in Real Estate and Finance, from the University of Illinois.
We believe that Mr. Cazel’s decades of experience in the mortgage industry and real estate finance industry and his nine years of experience as a director of non-traded REITs support his appointment to our Board.
Ranjit M. Kripalani is one of our independent directors and is the Chairman of our audit committee and a member of our nominating and corporate governance committee and our compensation committee. He has been one of our independent directors since January 2017. From 2009 to 2014, Mr. Kripalani served as the chief executive officer of CRT Capital Group LLC, an institutionally focused broker-dealer. Prior to joining CRT Capital Group LLC, Mr. Kripalani worked at Countrywide Capital Markets, Inc. and Countrywide Financial Corporation from 1998 to 2008, where he served in a number of roles, including as president of capital markets and executive managing director of Countrywide Financial Corp. and chief executive officer and president of Countrywide Capital Markets from 2001 to 2008. Mr. Kripalani also served as president and chief executive officer of Countrywide Securities Corporation from 2000 to 2008 and was the executive vice president and national sales manager for Countrywide Securities Corporation from 1998 to 2000. Prior to joining Countrywide, Mr. Kripalani served as managing director and head of mortgage trading for Chase Securities, Inc. from 1995 to 1998, and as managing director and head of mortgage trading for PaineWebber, Inc. from 1985 to 1995. Mr. Kripalani also currently serves on the board of directors of Western Asset Mortgage Corp., a position he has held since 2014. Mr. Kripalani has a B.A. in International Relations from Tufts University and a Graduate Diploma in Business Studies from the London School of Economics.

We believe that Mr. Kripalani’s extensive real estate and business experience and his four years of experience as a director of a REIT supports his appointment to our Board.
Board of Directors
General
We operate under the direction of our Board. Our Board is responsible for the management and control of our affairs. Our Board consists of Kevin A. Shields, who serves as the Chairman of the Board and our Executive Chairman, and two independent directors, Gregory M. Cazel and Ranjit M. Kripalani, each of whom has been nominated by our Board for re-election to serve until our 2018 annual meeting of stockholders and until his successor is duly elected and qualifies. For more detailed information on our directors, see the “Executive Officers and Directors” section above. Our Board has formed the following three standing committees: the audit committee (the “Audit Committee”), the nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”), and the compensation committee (the “Compensation Committee”).
Leadership Structure
Kevin A. Shields serves as the Chairman of the Board, as well as our Executive Chairman. Michael J. Escalante is our Chief Executive Officer and President. Our Board does not have a lead independent director, as we believe that the current size of our Board permits both of our independent directors to actively participate in this oversight role. As we grow in size, our Board will continue to evaluate the appropriateness of creating a lead independent director position.
Meetings of our Board of Directors
During 2017, our Board held ten meetings. During 2017, each incumbent director attended at least 75% of the aggregate total number of meetings of the Board and the total number of meetings of the committees on which they served.
Director Independence
While our shares are not listed for trading on any national securities exchange, as required by our charter, a majority of the members of our Board and each committee of our Board are “independent” as determined by our Board by applying the definition of “independent” adopted by the NYSE, consistent with applicable rules and regulations of the SEC. Our Bosecard has determined that Messrs. Cazel and Kripalani both meet the relevant definition of “independent” and has no material relationship with us other than by virtue of his service on our Board. Our Audit, Compensation, and Nominating and Corporate Governance Committees are comprised entirely of independent directors.
Stockholder Communications with Directors
We have established several means for stockholders to communicate concerns to our Board. If the concern relates to our financial statements, accounting practices or internal controls, the concerns should be submitted in writing to the Chairman of the Audit Committee of our Board in care of our Assistant Secretary at our headquarters address. If the concern relates to our governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairman of the Nominating and Corporate Governance Committee of our Board in care of our Assistant Secretary at our headquarters address. If a stockholder is uncertain as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of our Assistant Secretary. All concerns submitted in care of our Assistant Secretary will be delivered to the appropriate independent director based upon our Assistant Secretary’s determination.
Though we have no formal policy on the matter, we encourage all of the members of our Board to attend our annual meeting of stockholders. All of the directors serving at the time of the 2017 annual meeting attended such meeting.

Risk Management Role
As part of its oversight role, our Board actively supervises the members of our management that are directly responsible for our day-to-day risk management, including our Chief Financial Officer and Treasurer. Our Board’s risk management role has no impact on its leadership structure. The Audit Committee of our Board, which consists of our two independent directors, annually reviews with management our policies with respect to risk assessment and risk management, particularly in the areas of insurance, regulatory compliance, financial risk management, investments and due diligence, and capital flow.
Code of Ethics
Our Board adopted a Code of Ethics and Business Conduct on December 1, 2009, which was amended and restated on November 3, 2016 (the “Code of Ethics”) and which contains general guidelines applicable to our executive officers, including our principal executive officer, principal financial officer and principal accounting officer, our directors, and officers of our advisor, and its affiliates, who perform material functions for us. We make sure that each individual subject to the Code of Ethics acknowledges reviewing and receipt thereof. We adopted our Code of Ethics with the purpose of promoting the following: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with or submit to the SEC and in other public communications made by us; (3) compliance with applicable laws and governmental rules and regulations; (4) the prompt internal reporting of violations of the Code of Ethics to our Code of Ethics Compliance Officer; and (5) accountability for adherence to the Code of Ethics. A copy of the Code of Ethics is available in the “Corporate Governance” section of our website, www.griffincapital.com. We intend to satisfy the disclosure requirement regarding any amendment to, or waiver of, a provision of the Code of Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions by posting such information on our website.
Audit Committee
General
Our Board has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, which assists the Board in fulfilling its responsibilities to stockholders concerning our financial reporting and internal controls and facilitates open communication among the Audit Committee, the Board, outside auditors and management. Our Audit Committee adopted a charter on October 28, 2009, which was most recently amended and restated on March 1, 2016 (the “Audit Committee Charter”), and was ratified by our Board. A copy of our Audit Committee Charter is available in the “Corporate Governance” section of our website, www.griffincapital.com. The Audit Committee assists our Board by: (1) selecting an independent registered public accounting firm to audit our annual financial statements; (2) reviewing with the independent registered public accounting firm the plans and results of the audit engagement; (3) approving the audit and non-audit services provided by the independent registered public accounting firm; (4) reviewing the independence of the independent registered public accounting firm; (5) considering the range of audit and non-audit fees; and (6) reviewing the adequacy of our internal accounting controls. The Audit Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Audit Committee Charter and in accordance with current laws, rules and regulations.
The members of the Audit Committee are our two independent directors, Gregory M. Cazel and Ranjit M. Kripalani each of whom is also independent as defined in Rule 10A-3 under the Exchange Act, with Mr. Kripalani serving as Chairman of the Audit Committee. Our Board has determined that Mr. Kripalani satisfies the requirements for an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and has designated Mr. Kripalani as the Audit Committee financial expert in accordance with applicable SEC rules. The Audit Committee held four meetings during 2017.

Relationship with Principal Auditor
Overview
During the year ended December 31, 2017, Ernst & Young served as our independent auditor and provided certain tax and other services. Ernst & Young has served as our independent auditor since our formation. The Audit Committee has engaged Ernst & Young as our independent auditor to audit our financial statements for the year ended December 31, 2018. The Audit Committee reserves the right, however, to select a new auditor at any time in the future in its discretion if it deems such decision to be in the best interests of us and our stockholders. Any such decision would be disclosed to our stockholders in accordance with applicable securities laws.
A representative of Ernst & Young is expected to be present at the GCEAR annual meeting and will have an opportunity to make a statement if he or she so desires. The representative also will be available to respond to appropriate questions from stockholders.
Pre-Approval Policies
The Audit Committee Charter imposes a duty on the Audit Committee to pre-approve all auditing services performed for us by our independent auditor, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditor’s independence. In determining whether or not to pre-approve services, the Audit Committee considers whether the service is permissible under applicable SEC rules. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any services to be performed by our independent auditors, provided such pre-approval is presented to the full Audit Committee at its next scheduled meeting.
All services rendered by Ernst & Young in the year ended December 31, 2017 were pre-approved in accordance with the policies set forth above.
Fees Paid to Principal Auditor
The Audit Committee reviewed the audit and non-audit services performed by Ernst & Young, as well as the fees charged by Ernst & Young for such services. In its review of the non-audit service fees, the Audit Committee considered whether the provision of such services is compatible with maintaining the independence of Ernst & Young. The aggregate fees billed to us for professional accounting services provided by Ernst & Young, including the audits of our annual financial statements, for the years ended December 31, 2017 and 2016, respectively, are set forth in the table below.

	2017	2016
Audit Fees	$444,281	$421,642
Audit-Related Fees	18,500	26,250
Tax Fees	380,301	326,766
All Other Fees	1,250	—
Total	$844,332	$774,658
For purposes of the preceding table, the professional fees are classified as follows:

•
Audit Fees - These are fees for professional services performed for the audit of our annual financial statements and the required review of our quarterly financial statements and other procedures performed by the independent auditors to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements, and services that generally only an independent auditor reasonably can provide, such as services associated with filing registration statements, periodic reports and other filings with the SEC.

•
Audit-Related Fees - These are fees for assurance and related services that traditionally are performed by an independent auditor, such as due diligence related to acquisitions and dispositions, audits related to acquisitions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

•
Tax Fees - These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Such services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

•	All Other Fees - These are fees for other permissible services that do not meet one of the above-described categories, including assistance with internal audit plans and risk assessments.
Audit Committee Report
Pursuant to the Audit Committee Charter adopted by our Board, the Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by overseeing the independent auditors, the audit and financial reporting process and the system of internal control over financial reporting that management has established and by reviewing the financial information to be provided to our stockholders and others. During the year ended December 31, 2017, the Audit Committee was composed of two independent directors and met four times. Our management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent auditors devote more time and have access to more information than does the Audit Committee. Accordingly, the Audit Committee’s role does not provide any special assurances with regard to our financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.
In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2017 in our Annual Report on Form 10-K with management, including a discussion of the quality and acceptability of our financial reporting and controls, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
The Audit Committee discussed with our independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgment as to the quality and acceptability of the financial statements and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 16, “Communications with Audit Committees,” issued by the PCAOB. The Audit Committee also received the written disclosures and the letter from our independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence. In addition, the Audit Committee considered the compatibility of non-audit services provided by the independent auditors with the auditors’ independence.
The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Audit Committee meets periodically with the independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of our financial reporting.
In reliance on these reviews and discussions, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the year-ended December 31, 2017 for filing with the SEC. Our Board subsequently accepted the Audit Committee’s recommendation and approved the Annual Report on Form 10-K for the year-ended December 31, 2017 for filing with the SEC.
Ranjit M. Kripalani (Chairman)
Gregory M. Cazel
March 7, 2018

The preceding Audit Committee Report to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Nominating and Corporate Governance Committee
General
Our Nominating and Corporate Governance Committee adopted a charter on December 1, 2009, which was most recently amended and restated on March 8, 2017 (the “Nominating and Corporate Governance Committee Charter”), which was ratified by our Board. A copy of our Nominating and Corporate Governance Committee Charter is available in the “Corporate Governance” section of our website, www.griffincapital.com. The Nominating and Corporate Governance Committee’s primary focus is to assist our Board in fulfilling its responsibilities with respect to director nominations, corporate governance, board of directors and committee evaluations and conflict resolutions. The Nominating and Corporate Governance Committee assists our Board in this regard by: (1) identifying individuals qualified to serve on our Board, consistent with criteria approved by our Board, and recommending that our Board select a slate of director nominees for election by our stockholders at the annual meeting of our stockholders; (2) developing and implementing the process necessary to identify prospective members of our Board; (3) determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on our Board; (4) overseeing an annual evaluation of our Board, each of the committees of our Board and management; (5) developing and recommending to our Board a set of corporate governance principles and policies; (6) periodically reviewing our corporate governance principles and policies and suggesting improvements thereto to our Board; and (7) considering and acting on any conflicts-related matter required by our charter or otherwise permitted by Maryland law where the exercise of independent judgment by any of our directors, who is not an independent director, could reasonably be compromised, including approval of any transaction involving our advisor or its affiliates. The Nominating and Corporate Governance Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Nominating and Corporate Governance Committee Charter and in accordance with current laws, rules and regulations.
The members of the Nominating and Corporate Governance Committee are our two independent directors, Gregory M. Cazel and Ranjit M. Kripalani, with Mr. Cazel serving as Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held five meetings during 2017.
Board of Directors Membership Criteria and Director Selection
The Nominating and Corporate Governance Committee annually reviews with our Board the appropriate experience, skills and characteristics required of our directors in the context of the current membership of our Board. This assessment includes, in the context of the perceived needs of our Board at the time, issues of knowledge, experience, judgment and skills such as an understanding of the real estate industry or brokerage industry or accounting or financial management expertise. Other considerations include the candidate’s independence from conflict with us and the ability of the candidate to attend Board meetings regularly and to devote an appropriate amount of effort in preparation for those meetings. It also is expected that independent directors nominated by our Board shall be individuals who possess a reputation and hold or have held positions or affiliations befitting a director of a publicly held company and are or have been actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community.
Though we do not have a formal policy regarding diversity with respect to identifying nominees and overall board composition, our Nominating and Corporate Governance Committee considers the impact of diverse backgrounds and experiences of potential nominees on the effectiveness and quality of our Board. As part of its annual review process discussed below, the Nominating and Corporate Governance Committee reviews its own effectiveness in recommending director nominees with diverse backgrounds and experiences relative to any perceived needs in the composition of our Board.
While our full Board remains responsible for selecting its own nominees and recommending them for election by our stockholders, our Board has delegated the screening process necessary to identify qualified candidates to the Nominating and Corporate Governance Committee, in consultation with our Chief Executive Officer.
The Nominating and Corporate Governance Committee annually reviews director suitability and the continuing composition of our Board; it then recommends director nominees who are voted on by our full Board. In recommending director nominees to our Board, the Nominating and Corporate Governance Committee solicits candidate recommendations from its own members, other directors and our management. The Nominating and Corporate Governance Committee will also consider suggestions made by stockholders and other interested persons for director nominees who meet the established director criteria. In order for a stockholder to make a nomination, the stockholder must satisfy the procedural requirements for such nomination as provided in our bylaws, which include, among other things, providing the nominee’s name, age, address, and ownership of our stock. Such nominations must also be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
In evaluating the persons nominated as potential directors, the Nominating and Corporate Governance Committee will consider each candidate without regard to the source of the recommendation and take into account those factors that the Nominating and Corporate Governance Committee determines are relevant.
With respect to the current nominees to our Board, whose backgrounds and experience are described in greater detail on pages 152 through 156, our Nominating and Corporate Governance Committee considered all of the factors set forth above in its determination to recommend them for nomination. In particular, our Nominating and Corporate Governance Committee considered Kevin A. Shields’ active participation in the management of our operations and his extensive experience in the real estate and real estate financing industry, Gregory M. Cazel’s decades of experience in the mortgage industry and his continued service on our Board, and Ranjit M. Kripalani’s extensive experience in the financial and real estate industry in determining to recommend each of them for nomination to our Board. In addition, the Nominating and Corporate Governance Committee considered these particular aspects of the backgrounds of Messrs. Cazel and Kripalani relative to the needs of the committees of our Board in determining to recommend them for nomination.
Corporate Governance
Pursuant to the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee developed and recommended a set of formal, written guidelines for corporate governance, which were adopted by our full Board.
The Nominating and Corporate Governance Committee also, from time to time, reviews our governance structures and procedures and suggests improvements thereto to our full Board. Such improvements, if adopted by the full Board, shall be incorporated into the written guidelines.
Periodic Evaluations
The Nominating and Corporate Governance Committee conducts an annual evaluation of its own performance and oversees the annual evaluations of our Board, each of the other committees of our Board and management.
Conflicts of Interest
The Nominating and Corporate Governance Committee considers and acts upon any conflicts of interest-related matter required by our charter or otherwise permitted by Maryland law where the exercise of independent judgment by any of our directors, who is not an independent director, could reasonably be compromised, including approval of any transaction involving our advisor or its affiliates. Our independent directors must approve such transactions as fair and reasonable to us and on terms and conditions not less favorable than those available from unaffiliated third parties, based upon standards set forth in our Code of Ethics, as well as applicable laws, rules and regulations.
Conflicts of interest-related matters that the Nominating and Corporate Governance Committee has acted upon or expects to act upon include, but are not limited to, the following:

•	the continuation, renewal or enforcement of agreements with our advisor and its affiliates, including the following significant agreements:

◦	the third amended and restated advisory agreement with our advisor and our operating partnership, and prior versions of such agreement; and

◦	property management agreements with our property manager, Griffin Capital Essential Asset Property Management, LLC;

•	property contribution transactions that involve affiliates;

•	property sales;

•	property acquisitions; and

•	other transactions with affiliates.
Compensation Committee
General
Our Compensation Committee adopted a charter on November 3, 2016 (the “Compensation Committee Charter”), which was ratified by our Board. A copy of our Compensation Committee Charter is available in the “Corporate Governance” section of our website, www.griffincapital.com. The primary focus of the Compensation Committee is to assist our Board in fulfilling its responsibilities with respect to officer and director compensation. Prior to the establishment of the Compensation Committee, our Board fulfilled all of the responsibilities with respect to officer and director compensation. The Compensation Committee assists our Board in this regard when necessary by: (1) reviewing and approving our corporate goals with respect to compensation of officers and directors; (2) recommending to our Board compensation for all non-employee directors, including board of directors and committee retainers, meeting fees and equity-based compensation; (3) administering and granting equity-based compensation to our advisor, employees of our advisor and affiliates based upon recommendations from our advisor; and (4) setting the terms and conditions of such equity-based compensation in accordance with our Employee and Director Long-Term Incentive Plan (the “Plan”). The Compensation Committee fulfills these responsibilities in accordance with current laws, rules and regulations.
We believe that our director compensation program is competitive with those of similarly situated companies in our industry, and further aligns the interests of our directors with those of our stockholders.  In establishing our director compensation, we have taken note of and considered compensation paid by similarly situated companies in our industry, but we have not performed systematic reviews of such compensation nor engaged in benchmarking.  Consequently, information about other companies’ specific compensation policies has not been a primary consideration in forming our director compensation policies and decisions.  Like many other companies, we issue restricted stock awards to our directors, in addition to providing for an annual retainer.  We have found that the value of these compensation components may be difficult to measure, and therefore believe that comparing them in an objective way to similar arrangements developed by other companies may be of limited value.
The members of the Compensation Committee are our two independent directors, Gregory M. Cazel and Ranjit M. Kripalani, with Mr. Cazel serving as Chairman of the Compensation Committee. The Compensation Committee held two meetings during 2017.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of December 31, 2018, the amount of our common stock beneficially owned by: (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock; (2) each of our directors; (3) each of our Named Executive Officers as defined in Item 402 of Regulation S-K; and (4) all of our current directors and executive officers as a group. The percentage of beneficial ownership is calculated based on 166,285,020 shares of common stock outstanding as of December 31, 2018.

	Common Stock Beneficially Owned(2)
Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock		Percent of Class
Michael J. Escalante, Chief Executive Officer and President	5,034		*
David C. Rupert, Former Executive Vice President (3)	—		—
Javier F. Bitar, Chief Financial Officer and Treasurer	—		—
Howard S. Hirsch, Chief Legal Officer and Secretary	—		—
Kevin A. Shields, Chairman of the Board of Directors and Executive Chairman	—		*
Gregory M. Cazel, independent director	20,071	(4)	*
Ranjit M. Kripalani, independent director	12,000	(5)	*
All directors and current executive officers as a group (10 persons)	47,961		*
* Represents less than 1% of our outstanding common stock as of December 31, 2018.

(1)	The address of each beneficial owner listed is Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245.

(2)
Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following December 31, 2018. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3)	Mr. Rupert resigned as our Executive Vice President on December 14, 2018.

(4)
Mr. Cazel was awarded 5,000 shares of restricted stock on March 4, 2014, which are fully vested, 1,000 shares of restricted stock upon his re-election to our Board on June 12, 2014, which are fully vested, 1,000 shares of restricted stock upon his re-election to our Board on June 16, 2015, which are fully vested, 1,000 shares of restricted stock upon his re-election to our Board on June 15, 2016, which will vest ratably over a period of three years from the date of grant and 7,000 shares of restricted stock upon his re-election to our Board on June 14, 2017, which are fully vested, subject to his continued service as an independent director. The amounts listed include all shares of restricted stock that have vested as of December 31, 2018 or will vest within 60 days of such date.

(5)
Mr. Kripalani was awarded 5,000 shares of restricted stock on January 31, 2017, which are fully vested and 7,000 shares of restricted stock upon his re-election to our Board on June 14, 2017, which are fully vested, subject to his continued service as an independent director. The amounts listed include all shares of restricted stock that have vested as of December 31, 2018 or will vest within 60 days of such date.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires each director, officer, and individual beneficially owning more than 10% of a registered security (collectively, the “Reporting Persons”) to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5). Reporting Persons are required to furnish us with copies of all Section 16(a) forms filed with the SEC. Based solely on a review of the copies of such forms furnished to us during and with respect to the fiscal year ended December 31, 2017 or written representations that no additional forms were required, to the best of our knowledge, all Reporting Persons complied with the applicable requirements of Section 16(a) of the Exchange Act and all required Section 16(a) filings were timely and correctly made.
Compensation Discussion and Analysis - Executive Compensation
Fiscal year 2017
Prior to the completion of the Self Administration Transaction, we did not compensate our executive officers for services rendered to us. As a result, in 2017, we did not have a compensation policy or program for our executive officers. If we compensated our executive officers directly, the following executive officers (and their 2017 positions) would be considered our “Named Executive Officers” as defined in Item 402 of Regulation S-K for the fiscal year ended December 31, 2017:

Kevin A. Shields, Chief Executive Officer;

Javier F. Bitar, Chief Financial Officer;
Michael J. Escalante, President and Chief Investment Officer;
David C. Rupert, Executive Vice President; and
Howard S. Hirsch, Vice President and Assistant Secretary.

In 2017, our executive officers also were officers of our advisor and its affiliates, and were compensated by such entities for their services to us. We paid these entities fees and reimbursed expenses pursuant to our advisory agreement. Certain of these reimbursements to our advisor included reimbursements of a portion of the compensation paid by our advisor and its affiliates to our Named Executive Officers for services provided to us, for which we did not pay our advisor a fee. For the year ended December 31, 2017, these reimbursements to our advisor totaled approximately $0.8 million. Of this amount, $0.4 million was attributed to Mr. Bitar, $0.1 million was attributed to Mr. Rupert and $0.1 million was attributed to Mr. Hirsch. No reimbursements were attributed to Mr. Shields or Mr. Escalante. The reimbursable expenses included components of salaries, bonuses, benefits and other overhead charges and were based on the percentage of time each such Named Executive Officer spent on our affairs. Our Compensation Committee did not determine these amounts, but reviewed with management the allocations of time to us and determined that such allocations were fair and reasonable to us. Our Named Executive Officers received significant additional compensation from our advisor and its affiliates that we did not reimburse.
Compensation Committee Report
Pursuant to Instruction 3 to Item 407(e)(5) of Regulation S-K, GCEAR is not providing a Compensation Committee Report in this Joint Proxy Statement and Prospectus, as GCEAR provided such report in its Annual Report on Form 10-K filed with the SEC on March 9, 2018.
Subsequent Events
Beginning December 14, 2018, and pursuant to the Self Administration transaction, our executive officers became our employees. Following the Self Administration Transaction, we entered into employment agreements with our five executive officers and will begin to compensate them under arrangements approved by the Compensation Committee and our board of directors.
Beginning December 14, 2018, the following executive officers will be considered our “Named Executive Officers” as defined in Item 402 of Regulation S-K:

•	Michael J. Escalante, Chief Executive Officer and President

•	Javier F. Bitar, Chief Financial Officer and Treasurer

•	Howard S. Hirsch, Chief Legal Officer and Secretary

•	Louis K. Sohn, Managing Director, Acquisitions & Corporate Finance

•	Scott Tausk, Managing Director, Asset Management

Effective January 1, 2019, we compensate our executive officers. The executive compensation program will contain a base salary, short-term incentive program (cash bonus based on annual goals), and long-term incentive program (equity award based on a target percentage of base salary subject to multi-year vesting conditions).

Director Compensation
Summary Compensation Table
The following table provides a summary of the compensation earned by our directors for the year ended December 31, 2017:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Kevin A. Shields	$—	$—	$—	$—	$—	$—	$—
Gregory M. Cazel	90,000	73,080	—	—	—	—	163,080
Ranjit M. Kripalani	90,000	125,280	—	—	—	—	215,280
Timothy J. Rohner(1)	22,500	—	—	—	—	—	22,500
Total	$202,500	$198,360	$—	$—	$—	$—	$400,860
(1) Mr. Rohner served as an independent director until January 31, 2017.
We believe that our director compensation program is competitive with those of similarly situated companies in our industry, and further aligns the interests of our directors with those of our stockholders.  In establishing our director compensation, we have taken note of and considered compensation paid by similarly situated companies in our industry, but we have not performed systematic reviews of such compensation nor engaged in benchmarking.  Consequently, information about other companies’ specific compensation policies has not been a primary consideration in forming our director compensation policies and decisions.  Like many other companies, we issue restricted stock awards to our directors, in addition to providing for an annual retainer.  We have found that the value of these compensation components may be difficult to measure, and therefore believe that comparing them in an objective way to similar arrangements developed by other companies may be of limited value.
As noted above, our Compensation Committee fulfills all of the responsibilities with respect to employee, officer and director compensation. Prior to December 14, 2018, we did not have any employees and our executive officers did not receive any compensation directly from us, so these responsibilities were limited to setting director compensation and administering the Plan. Our non-director officers have no role in determining or recommending director compensation. Directors who are also our officers do not receive any special or additional remuneration for service on our Board or any of its committees. Each non-employee independent director received compensation for services on our Board and its committees as provided below.
On March 8, 2017, our Board adopted a Director Compensation Plan (the “Director Compensation Plan”). The Director Compensation Plan governs cash and equity compensation to the independent directors.
Cash Compensation to Directors
Pursuant to our Director Compensation Plan, for the year ended December 31, 2017, we paid each of our independent directors a retainer of $90,000 in equal quarterly installments. We do not pay separate meeting fees for attendance at our Board or committee meetings.
All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our Board.
Employee and Director Long-Term Incentive Plan Awards to Independent Directors
The Plan was approved and adopted on February 12, 2009, prior to the commencement of our initial public offering in order to (1) provide incentives to individuals who are granted awards because of their ability to improve our operations and increase profits; (2) encourage selected persons to accept or continue employment with us or with our advisor or its affiliates that we deem important to our long-term success; and (3) increase the interest of our independent directors in our success through their participation in the growth in value of our stock. Pursuant to the Plan, we may issue options, stock appreciation rights and other equity-based awards, including, but not limited to, restricted stock. As of the year ended December 31, 2017, we had issued 35,000 shares pursuant to the Plan.
Pursuant to the Plan, we issued 5,000 shares of restricted stock to each independent director on March 3, 2014 who was serving at that time and to Mr. Kripalani upon his appointment to our Board on January 31, 2017, which vested immediately upon grant (the “Initial Restricted Stock Awards”). On each of June 12, 2014, June 16, 2015, and June 15, 2016, we also issued additional awards of 1,000 shares of restricted stock to each independent director upon each of their respective re-elections to our Board, which will generally vest ratably over a period of three years from the date of re-election. Pursuant to the Plan and the Director Compensation Plan, on June 14, 2017 we issued additional awards of 7,000 shares of restricted stock to each independent director upon each of their respective re-elections to our Board, which vested 50% at the time of grant and will vest 50% upon the first anniversary of the grant date, subject to the independent director’s continued service as a director during such vesting period (the “Annual Restricted Stock Awards”). Such Annual Restricted Stock Award will consist of 1,000 shares of restricted stock under Section 7.4 of the Plan and an additional 6,000 shares of restricted stock. The Annual Restricted Stock Awards will immediately vest in the event of certain liquidation events, as defined in the Annual Restricted Stock Awards.  Mr. Cazel has received a total of 15,000 shares of restricted stock, 10,500 of which have vested as of December 31, 2017. Mr. Kripalani has received a total of 12,000 shares of restricted stock, 8,500 of which have vested as of December 31, 2017. Both the Initial Restricted Stock Awards and the Annual Restricted Stock Awards are subject to a number of other conditions set forth in such awards.
The total number of shares of our common stock (or common stock equivalents) reserved for issuance under the Plan is equal to 10% of our outstanding shares of stock at any time, but not to exceed 10,000,000 shares in the aggregate. As of September 30, 2018, approximately 9,965,000 shares were available for future issuance under the Plan. The term of the Plan is ten years. Upon our earlier dissolution or liquidation, upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our properties, the Plan will terminate, and provisions will be made for the assumption by the successor corporation of the awards granted or the replacement of the awards with similar awards with respect to the stock of the successor corporation, with appropriate adjustments as to the number and kind of shares and exercise prices. Alternatively, rather than providing for the assumption of awards, our Compensation Committee, may either (1) shorten the period during which awards are exercisable, or (2) cancel an award upon payment to the participant of an amount in cash that the Compensation Committee determines is equivalent to the amount of the fair market value of the consideration that the participant would have received if the participant exercised the award immediately prior to the effective time of the transaction.
In the event that our Compensation Committee determines that any distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution or sale, transfer, exchange or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects the stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an award, then the Compensation Committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any award.
Compensation Committee Interlocks and Insider Participation
The directors who served as members of our Compensation Committee during the year ended December 31, 2017 were Messrs. Cazel and Kripalani, our independent directors. No member of the Compensation Committee was our officer or employee while serving on the Compensation Committee. During the year ended December 31, 2017, Mr. Shields and Mr. Escalante (our executive officers) served as directors of GCEAR II.
Certain Relationships and Related Transactions
General
Certain of our executive officers hold ownership interests in and are officers of our advisor, our operating partnership, our property manager, and other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities and their owners, which fiduciary duties may conflict with the duties that they owe to our stockholders and us. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment objectives. Conflicts with our business and interests are most likely to arise from involvement in activities related to: (1) allocation of new investments and management time and services between us and the other entities, including GCEAR II, GAHR III, GAHR IV, GIA Real Estate Fund, and GIA Credit Fund; (2) our purchase of properties from, or sale of properties to, affiliated entities; (3) the timing and terms of the investment in or sale of an asset; and (4) development of our properties by affiliates.
Our nominating and corporate governance committee will consider and act on any conflicts-related matter required by our charter or otherwise permitted by the MGCL where the exercise of independent judgment by any of our directors (who is not an independent director) could reasonably be compromised, including approval of any transaction involving our affiliates. In addition, our charter contains a number of restrictions relating to (1) transactions we enter into with our advisor and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities.
Our nominating and corporate governance committee reviewed the material transactions between us and our affiliates during the year ended December 31, 2017. As described in more detail below, prior to the Self Administration Transaction, we were a party to three types of agreements giving rise to material transactions between us and our affiliates: our advisory agreement, our operating partnership agreement, and our property management agreements. Set forth below is a description of those relevant transactions with our affiliates, which we believe were executed on terms that are fair to us.
Advisory Agreement
Our advisor is Griffin Capital Essential Asset Advisor, LLC. Our advisor was formed in Delaware on August 27, 2008 and is now owned by the GCEAR Operating Partnership. Some of our officers are also officers of our advisor. Our advisor has contractual responsibility to us and our stockholders pursuant to the advisory agreement.
Prior to the Self Administration Transaction, our advisor managed our day-to-day activities pursuant to our advisory agreement. Pursuant to our advisory agreement, we reimbursed our advisor for certain services and payments, including payments made by our advisor to third parties, including in connection with potential acquisitions. Under our advisory agreement, our advisor undertook to use its commercially reasonable efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our Board. In its performance of this undertaking, our advisor, either directly or indirectly by engaging an affiliate, was responsible for the following, among other duties and subject to the authority of our Board:

•	finding, evaluating, presenting and recommending to us investment opportunities consistent with our investment policies and objectives;

•	serving as our investment and financial advisor and providing research and economic and statistical data in connection with our assets and our investment policies;

•	acquiring properties and making investments on our behalf in compliance with our investment objectives and policies;

•	structuring and negotiating the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	reviewing and analyzing each property’s operating and capital budget;

•	arranging, structuring and negotiating financing and refinancing of properties;

•	performing all operational functions for the maintenance and administration of our assets, including the servicing of mortgages;

•	consulting with our officers and Board and assisting the Board in formulating and implementing our financial policies;

•
preparing and reviewing on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS and other state or federal governmental agencies;

•	providing the daily management and performing and supervising the various administrative functions reasonably necessary for our management and operations; and

•
investigating, selecting, and, on our behalf, engaging and conducting business with such third parties as our advisor deemed necessary to the proper performance of its obligations under the advisory agreement.

The term of our advisory agreement is one year and will end on November 14, 2019, but may be renewed for an unlimited number of successive one-year periods. However, a majority of our independent directors must approve the advisory agreement and the fees thereunder annually prior to any renewal. Additionally, any party may terminate the advisory agreement without penalty upon 60 days’ written notice. Upon a termination of the advisory agreement, in certain circumstances, our advisor may be entitled to receive substantial amounts in the form of a subordinated distribution pursuant to the operating partnership agreement. If we elect to terminate the advisory agreement, we will be required to obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor will be required to cooperate with us and take all reasonable steps requested by us to assist our Board in making an orderly transition of the advisory function. Our advisory agreement remains in effect at this time.
Our former sponsor is entitled through December 31, 2018 to receive various fees and expenses under the terms of the advisory agreement, including an acquisition fee equal to 2.5% of the contract purchase price (as such term is defined in the advisory agreement) of each property we acquired and a monthly asset management fee for managing our assets equal to an annual fee of 0.75% of the aggregate asset value of our assets.
We also reimbursed our external advisor’s direct and indirect costs of providing administrative and management services to us. Our operating expenses were (in the absence of a satisfactory showing to the contrary) deemed to be excessive, and our external advisor was required to reimburse us in the event our total operating expenses for the 12 months then ended exceeded the greater of 2% of our average invested assets or 25% of our net income, unless a majority of our independent directors determined that such excess expenses were justified based on unusual and non-recurring factors. For the year ended December 31, 2017, our expenses were within such limits.
Operating Partnership Agreement
On December 14, 2018, we entered into a Fourth Amended and Restated Limited Partnership Agreement with our operating partnership and our advisor, which amends and supersedes the Third Amended and Restated Limited Partnership Agreement. We conduct substantially all of our operations through the operating partnership, of which we are the general partner.
Property Management Agreements
Our property manager is wholly owned by GCPM. GCEAR Operating Partnership is the owner of GCPM. Our property manager manages our properties pursuant to our property management agreements.
Pursuant to our property management agreements with our property manager, prior to December 14, 2018, we paid the property manager up to 3% of the gross monthly income collected from each property it managed for the preceding month. Our property manager was permitted to pay some or all of these fees to third parties with whom it subcontracted to perform property management services. In the event that a certain lease provided for a property management fee in excess of 3%, our property manager was entitled to collect a fee based on the allowed percentage of the gross monthly income collected. In the event that we contracted directly with a non-affiliated third-party property manager with respect to a particular property, we paid our property manager an oversight fee equal to 1% of the gross revenues of the property managed. In no event did we pay both a property management fee to the property manager and an oversight fee to our property manager with respect to a particular property.

In addition, prior to December 14, 2018, we, under certain circumstances, would pay our property manager or its designees a leasing fee in an amount equal to the fee customarily charged by others rendering similar services in the same geographic area. We also would pay our property manager or its designees a construction management fee for planning and coordinating the construction of any tenant directed improvements for which we were responsible to perform pursuant to lease concessions, including tenant-paid finish-out or improvements. We were also entitled to a construction management fee of 5% of the cost of improvements.
Prior to December 14, 2018, all costs and expenses incurred by our property manager on our behalf in fulfilling its duties to us under the property management agreements were to be paid out of an account that was fully funded by us, or paid directly by us. Such costs and expenses included, but were not limited to, reasonable wages and salaries of on-site and off-site employees of our property manager who were directly engaged in the operation, management, maintenance, leasing, construction, or access control of our properties, including taxes, insurance and benefits relating to such employees, along with the legal, travel and other out-of-pocket expenses that were directly related to the management and leasing of specific properties we own. Our property manager also allocated a portion of its office, administrative and supplies expense to us to the extent directly related to the foregoing reasonable reimbursable expenses for the management of our properties.
Fees Paid to GCEAR’s Affiliates
Pursuant to the agreements discussed above, summarized below are the related party costs incurred by us for the nine months ended September 30, 2018 and 2017, respectively, and any related amounts payable as of September 30, 2018 and December 31, 2017:

	Incurred for the Nine Months Ended September 30,		Payable as of September 30,	Payable as of December 31,
	2018	2017	2018	2017
Expensed
Operating expenses	$2,630	$1,983	$949	$670
Asset management fees	17,628	17,744	1,999	1,873
Property management fees	6,992	7,466	746	725
Costs advanced by the Advisor	396	419	324	267
Capitalized
Acquisition fees (1)	5,331	—	—	—
Leasing commissions	—	1,752	—	—
Total, net of real estate assets held for sale	$32,977	$29,364	$4,018	$3,535
Asset management fees related to real estate held for sale	42	42	5	5
Property management fees related to real estate held for sale	57	53	—	5
Total	$33,076	$29,459	$4,023	$3,545

(1)	Acquisition fees related to the acquisitions of the Quaker, McKesson, and Shaw properties were capitalized as the acquisition did not meet the business combination criteria.

Legal Proceedings
From time to time, we may become subject to legal proceedings, claims and litigation arising in the ordinary course of our business. We are not a party to any material legal proceedings, nor are we aware of any pending or threatened litigation that would have a material adverse effect on our business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.
Market Information
As of December 31, 2018, we had approximately $1.3 billion in shares of common stock outstanding, including $252.8 million in shares issued pursuant to our DRP, held by a total of approximately 36,400 stockholders of record. There is no established trading market for our common stock. Therefore, there is a risk that a stockholder may not be able to sell our stock at a time or price acceptable to the stockholder, or at all. Pursuant to the terms of our charter, certain restrictions are imposed on the ownership and transfer of shares.

Unless and until our shares are listed on a national securities exchange, it is not expected that a public market for our shares will develop. To assist fiduciaries of Plans (as defined below) subject to the annual reporting requirements of ERISA and Account (as defined below) trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports in annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including Account trustees and custodians) who identify themselves to us and request the reports.
For purposes of the preceding paragraphs, “Plans” include tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, and annuities described in Section 403(a) or (b) of the Code, and “Accounts” include an individual retirement account or annuity described in Sections 408 or 408A of the Code (also known as IRAs ), an Archer MSA described in Section 220(d) of the Code, a health savings account described in Section 223(d) of the Code, and a Coverdell education savings account described in Section 530 of the Code.
We were previously selling shares of our common stock to the public pursuant to the 2017 DRP Offering at a price of $10.05 per share (our most recently published estimated NAV). Our Board established this share price following its receipt of a third-party report from an advisor to the Board regarding the determination of our NAV as of June 30, 2018.
Suspension of Distribution Reinvestment Plan and Share Redemption Program
On December 12, 2018, our Board approved the temporary suspension of our DRP and the SRP. Redemptions submitted for the fourth quarter of 2018 will be honored in accordance with the terms of the SRP, and the SRP shall be officially suspended as of January 19, 2019. The DRP was officially suspended as of December 30, 2018. All December distributions will be paid in cash only. The DRP and SRP shall remain suspended until such time, if any, as our Board may approve the resumption of the DRP and SRP.
Determination of Estimated Value Per Share
On October 24, 2018, our Board approved an estimated value per share of our common stock of $10.05 based on the estimated value of our assets less the estimated value of the liabilities, or net asset value, divided by the number of shares outstanding on a fully diluted basis, calculated as of June 30, 2018. We are providing this estimated value per share to assist broker dealers in connection with their obligations under applicable FINRA rules with respect to customer account statements. This valuation was performed in accordance with the methodology provided in Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Institute for Portfolio Alternatives in April 2013, in addition to guidance from the SEC.
The estimated value per share was determined after consultation with our advisor and Stanger, an independent third-party valuation firm not affiliated with our advisor. Stanger was selected by our nominating and corporate governance committee to appraise the properties in our portfolio as of June 30, 2018. Stanger is actively engaged in the business of appraising commercial real estate properties similar to those owned by us in connection with public securities offerings, private placements, business combinations, and similar transactions. Stanger collected reasonably available material information that it deemed relevant in appraising our real estate properties and relied in part on property-level information provided by our advisor, including (i) property historical and projected operating revenues and expenses; (ii) property lease agreements and/or lease abstracts; and (iii) information regarding recent or planned capital expenditures. In determining an estimated value per share, our Board considered the reports provided by Stanger and information provided by our advisor. Our goal in calculating an estimated value per share is to arrive at a value that is reasonable and supportable using what our Board deems to be appropriate valuation methodologies and assumptions.
Upon our Board’s receipt and review of the reports, the recommendation of the nominating and corporate governance committee, and the recommendation of our advisor, our board of directors approved $10.05 as the estimated value of our common stock as of June 30, 2018, which determinations are ultimately and solely the responsibility of our Board.

In conducting their investigation and analyses, Stanger took into account customary and accepted financial and commercial procedures and considerations as they deemed relevant; made numerous other assumptions as of various points in time with respect to industry performance, general business, economic, and regulatory conditions, and other matters, many of which are beyond their control and our control; and made assumptions with respect to certain factual matters. Furthermore, Stanger’s analyses, opinions, and conclusions were necessarily based upon market, economic, financial, and other circumstances and conditions existing as of or prior to June 30, 2018, and any material change in such circumstances and conditions may affect Stanger’s analyses and conclusions. Stanger’s report contains other assumptions, qualifications, and limitations that qualify the analyses, opinions, and conclusions set forth therein.
Further, the value of our shares will fluctuate over time in response to developments related to individual assets in our portfolio and the management of those assets and in response to the real estate and finance markets. The estimated value per share does not reflect a discount for the fact that we are externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated value per share also does not take into account estimated disposition costs and fees for real estate properties that are not held for sale. As a result, our estimated value per share may not reflect the precise amount that might be paid to stockholders for their shares in a market transaction.
See our Current Report on Form 8-K filed with the SEC on October 26, 2018 for a description of the methodologies and assumptions used to determine, and the limitations of, the estimated value per share.
Distributions
We qualified as a REIT commencing with the year ended December 31, 2010. To qualify as a REIT, we must meet certain organizational and operational requirements, and continue to adhere to these requirements for each subsequent year. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. However, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed taxable income, if any. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the IRS grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. As of December 31, 2017, we satisfied the REIT requirements and distributed all of our taxable income.
Distributions to stockholders are characterized for federal income tax purposes as ordinary income, capital gains, non-taxable return of capital or a combination of the three. Distributions that exceed our current and accumulated earnings and profits (calculated for tax purposes) constitute a return of capital for tax purposes rather than a distribution and reduce the stockholders’ basis in our common stock. To the extent that a distribution exceeds both current and accumulated earnings and profits and the stockholders’ basis in the common stock, it will generally be treated as a capital gain. We will annually notify stockholders of the taxability of distributions paid during the preceding year. (See Note 9, Equity, to our December 31, 2017 consolidated financial statements contained in Appendix II hereto.)

Distributions for a given month are paid on or around the first day of the month following the month of distribution and are paid from operating cash flow generated from our properties or offering proceeds raised in future public offerings (if any). The following table shows the distributions we have declared and paid during each quarter in the nine months ended September 30, 2018 and years ended December 31, 2017 and 2016 (in thousands, except per share amounts):

Quarter	Total Distributions Declared and Paid to Preferred Equity Holders (1)	Total Distributions Declared and Paid to Limited Partners (1)	Total Distributions Declared and Paid to Stockholders (1)	Distributions Declared per Common Share (2)
1st Quarter 2016	$—	$981	$30,238	$0.17
2nd Quarter 2016	$—	$1,124	$30,297	$0.17
3rd Quarter 2016	$—	$1,194	$30,636	$0.17
4th Quarter 2016	$—	$1,194	$30,627	$0.17
1st Quarter 2017	$—	$1,168	$30,055	$0.17
2nd Quarter 2017	$—	$1,181	$30,293	$0.17
3rd Quarter 2017	$—	$1,194	$30,375	$0.17
4th Quarter 2017	$—	$1,195	$29,974	$0.17
1st Quarter 2018	$—	$1,168	$29,308	$0.17
2nd Quarter 2018	$—	$1,181	$29,051	$0.17
3rd Quarter 2018	$1,228	$1,194	$29,027	$0.17

(1)	Declared distributions are paid monthly in arrears.

(2)	Distributions declared per common share amounts are rounded to the nearest $0.01.

Securities Authorized for Issuance under Equity Compensation Plans
On February 12, 2009, our Board adopted our Employee and Director Long-Term Incentive Plan (the “Plan”) in order to (1) provide incentives to individuals who are granted awards because of their ability to improve our operations and increase profits; (2) encourage selected persons to accept or continue employment with us or with our advisor or its affiliates that we deem important to our long-term success; and (3) increase the interest of our independent directors in our success through their participation in the growth in value of our stock. Pursuant to the Plan, we may issue stock-based awards to our directors and full-time employees (should we ever have employees), executive officers and full-time employees of our advisor and its affiliates that provide services to us and who do not have any beneficial ownership of our advisor and its affiliates, entities and full-time employees of entities that provide services to us, and certain consultants to us, our advisor and its affiliates that provide services to us.
The term of the Plan is 10 years and the total number of shares of common stock reserved for issuance under the Plan is 10% of the outstanding shares of stock at any time, not to exceed 10,000,000 shares in the aggregate. Awards granted under the Plan may consist of stock options, restricted stock, stock appreciation rights and other equity-based awards. The stock-based payment will be measured at fair value and recognized as compensation expense over the vesting period. As of December 31, 2017, awards totaling 35,000 shares of restricted stock have been granted to our independent directors under the Plan.
Upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our assets, that, in each case, is not an equity restructuring, appropriate adjustments as to the number and kind of shares and exercise prices will be made either by our Compensation Committee or by such surviving entity. Such adjustment may provide for the substitution of such awards with new awards of the successor entity or the assumption of such awards by such successor entity. Alternatively, rather than providing for the adjustment, substitution or assumption of awards, the Compensation Committee may either (1) shorten the period during which awards are exercisable, or (2) cancel an award upon payment to the participant of an amount in cash that the Compensation Committee determines is equivalent to the amount of the fair market value of the consideration that the participant would have received if the participant exercised the award immediately prior to the effective time of the transaction.

In the event that the Compensation Committee determines that any distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution or sale, transfer, exchange or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects the stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an award, then the Compensation Committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any award.
The following table provides information about the common stock that may be issued under the Plan as of December 31, 2017:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining for Future Issuance Under Equity Compensation Plans(1)
Equity Compensation Plans Approved by Security Holders	—	—	9,965,000
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	—	—	9,965,000

(1)
The total number of shares of our common stock (or common stock equivalents) reserved for issuance under the Plan is equal to 10% of our outstanding shares of stock at any time, but not to exceed 10,000,000 shares in the aggregate. As of December 31, 2017, we had 170,906,111 outstanding shares of common stock, including shares issued pursuant to the DRP; therefore the Plan was limited to the issuance of 10,000,000 shares.

Management’s Discussion and Analysis of Financial Condition and Results of Operations
The following discussion and analysis should be read in conjunction with the consolidated financial statements and notes thereto contained in Appendix II to this Joint Proxy Statement and Prospectus. See also “Cautionary Note Regarding Forward-Looking Statements.” As used in this section, the terms “we,” “our,” “us” and “Company” refer to Griffin Capital Essential Asset REIT, Inc., a Maryland corporation, and, as required by context, including its operating partnership and its subsidiaries. The following provides our management’s discussion and analysis of financial condition and results of operations for (1) the nine months ended September 30, 2018, and (2) the years ended December 31, 2015, 2016, and 2017.
For the Nine Months Ended September 30, 2018 and Years Ended December 31, 2017, 2016 and 2015
Overview
We are a public, non-traded REIT that invests primarily in business essential properties significantly occupied by a single tenant, diversified by corporate credit, physical geography, product type and lease duration. We have no employees and are externally advised and managed by our advisor.
On August 28, 2008, our advisor purchased 100 shares of common stock for $1,000 and became our initial stockholder. From 2009 to 2014, we offered shares of common stock pursuant to a Private Offering to accredited investors and two Public Offerings, consisting of an initial public offering and a follow-on offering, which included shares for sale pursuant to the DRP. We issued 126,592,885 total shares of our common stock for gross proceeds of approximately $1.3 billion pursuant to the Private Offering and Public Offerings.
As of September 30, 2018, our real estate portfolio, consisted of 76 properties in 20 states and 90 lessees consisting substantially of office, warehouse, and manufacturing facilities and 2 land parcels held for future development with a combined acquisition value of approximately $3.0 billion, including the allocation of the purchase price to above and below-market lease valuation. Our net rent for the 12-month period subsequent to September 30, 2018 was approximately $217.9 million with approximately 63.7% generated by properties leased to tenants and/or guarantors or whose non-guarantor parent companies have investment grade or what management believes are generally equivalent ratings. Our portfolio, based on square footage, is approximately 95.4% leased as of September 30, 2018, with a weighted average remaining lease term of 6.6 years, average annual rent increases of approximately 2.1%, and a debt to total real estate acquisition value of 45.2%.

Acquisition Indebtedness
For a discussion of our acquisition indebtedness, see Note 3, Real Estate, and Note 5, Debt, to the December 31, 2017 consolidated financial statements contained in Appendix II hereto.

Revenue Concentration
No lessee or property, based on net rent for the 12-month period subsequent to September 30, 2018, pursuant to the respective in-place leases, was greater than 6% as of September 30, 2018.
The percentage of net rent for the 12-month period subsequent to September 30, 2018, by state, based on the respective in-place leases, is as follows (dollars in thousands):

State	Net Rent (unaudited)	Number of Properties	Percentage of Net Rent
Texas	$28,104	10	12.9%
California	23,053	5	10.6
Ohio	19,990	8	9.2
Georgia	19,132	5	8.8
Illinois	18,083	8	8.3
Colorado	18,056	6	8.3
Arizona	17,674	5	8.1
New Jersey	11,470	3	5.3
Florida	10,272	4	4.7
South Carolina	10,045	2	4.6
All Others (1)	42,011	20	19.2
Total	$217,890	76	100.0%

(1)	All others account for less than 4% of total net rent on an individual basis.

The percentage of net rent for the 12-month period subsequent to September 30, 2018, by industry, based on the respective in-place leases, is as follows (dollars in thousands):

Industry (1)	Net Rent (unaudited)	Number of Lessees	Percentage of Net Rent
Capital Goods	$36,012	12	16.5%
Telecommunication Services	23,747	7	10.9
Insurance	22,325	9	10.2
Health Care Equipment & Services	21,663	10	9.9
Diversified Financials	16,974	5	7.8
Software & Services	13,368	9	6.1
Consumer Durables & Apparel	11,404	4	5.2
Energy	10,829	4	5.0
Retailing	10,260	3	4.7
Media	9,237	3	4.2
Consumer Services	8,229	4	3.8
Technology, Hardware & Equipment	8,107	4	3.7
All others (2)	25,735	16	12.0
Total	$217,890	90	100.0%

(1)	Industry classification based on the Global Industry Classification Standard.

(2)	All others account for less than 3% of total net rent on an individual basis.
The tenant lease expirations by year based on net rent for the 12-month period subsequent to September 30, 2018 are as follows (dollars in thousands):

Year of Lease Expiration	Net Rent (unaudited)		Number of Lessees	Approx. Square Feet	Percentage of Net Rent
2018	$—		—	—	—%
2019	16,397	(1)	12	2,460,400	7.5
2020	23,277		12	1,602,300	10.7
2021	15,023	(1)	7	1,470,300	6.9
2022	12,383		6	846,100	5.7
2023	8,835	(1)	5	476,300	4.1
>2024	141,975		48	12,328,000	65.1
Vacant	—		—	923,500	—
Total	$217,890		90	20,106,900	100.0%

(1)
Included in the net rent amount is approximately 140,400 square feet related to a lease expiring in 2019 with the remaining square footage expiring in 2021 and 2023. We included the lessee in the number of lessees in 2019.

Critical Accounting Policies
We have established accounting policies which conform to GAAP in the United States as contained in the FASB ASC. The preparation of our consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. If our judgment or interpretation of the facts and circumstances relating to the various transactions had been different, it is possible that different estimates would have been applied, thus resulting in a different presentation of the financial statements. Additionally, other companies may use different estimates and assumptions that may impact the comparability of our financial condition and results of operations to those companies.
The following critical accounting policies discussion reflects what we believe are the most significant estimates, assumptions, and judgments used in the preparation of our consolidated financial statements. This discussion of our critical accounting policies is intended to supplement the description of our accounting policies in the footnotes to our consolidated financial statements and to provide additional insight into the information used by management when evaluating significant estimates, assumptions, and judgments. For further discussion on our significant accounting policies, see Note 2, Basis of Presentation and Summary of Significant Accounting Policies, to our December 31, 2017 consolidated financial statements contained in Appendix II hereto.
Real Estate - Valuation and Purchase Price Allocation
When we acquire operating properties, we allocate the purchase price on an asset acquisition to the various components of the acquisition based upon the relative fair value of each component. The components typically include land, building and improvements, tenant improvements, intangible assets related to above and below market leases, intangible assets related to in-place leases, debt and other assumed assets and liabilities. Transaction costs are capitalized as a component of the cost of the asset acquisition.
We allocate the purchase price to the relative fair value of the tangible assets of a property by valuing the property as if it were vacant. This “as-if vacant” value is estimated using an income, or discounted cash flow, approach that relies upon Level 3 inputs, which are unobservable inputs based on our assumptions about the assumptions a market participant would use. These Level 3 inputs include discount rates, capitalization rates, market rents and comparable sales data for similar properties. Estimates of future cash flows are based on a number of factors, including historical operating results, known and anticipated trends, and market and economic conditions.
In determining the relative fair value of intangible lease assets or liabilities, we also consider Level 3 inputs. Acquired above- and below-market leases are valued based on the present value of the difference between prevailing market rates and the in-place rates measured over a period equal to the remaining term of the lease for above-market leases and the initial term plus the term of any below-market fixed rate renewal options for below-market leases, if applicable. The estimated relative fair value of acquired in-place at-market tenant leases are the costs that would have been incurred to lease the property to the occupancy level of the property at the date of acquisition. Such estimates include the value associated with leasing commissions, legal and other costs, as well as the estimated period necessary to lease such property that would be incurred to lease the property to its occupancy level at the time of its acquisition. Acquisition costs associated with an asset acquisition are capitalized as a component of the transaction.
The difference between the relative fair value and the face value of debt assumed in connection with an acquisition is recorded as a premium or discount and amortized to “interest expense” over the life of the debt assumed. The valuation of assumed liabilities is based on our estimate of the current market rates for similar liabilities in effect at the acquisition date.
For acquisitions that do not meet the accounting criteria of an asset acquisition, acquisition costs are expensed as incurred.

Impairment of Real Estate and Related Intangible Assets and Liabilities
We continually monitor events and changes in circumstances that could indicate that the carrying amounts of real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate and related intangible assets may not be recoverable, management will assess the recoverability of the assets by determining whether the carrying value of the assets will be recovered through the undiscounted future operating cash flows expected from the use of the assets and the eventual disposition. If, based on this analysis, we do not believe that we will be able to recover the carrying value of the asset, we will record an impairment loss to the extent the carrying value exceeds the estimated fair value of the asset.
Projections of expected future undiscounted cash flows require management to estimate future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property and the number of years the property is held for investment. As of December 31, 2017, we recorded an impairment provision of approximately $8.5 million related to the lease intangibles, building and land as it was determined that the carrying value of these assets would more than likely not be recoverable.
Revenue Recognition
Leases associated with the acquisition and contribution of certain real estate assets have net minimum rent payment increases during the term of the lease and are recorded to rental revenue on a straight-line basis, commencing as of the contribution or acquisition date. If a lease provides for contingent rental income, we will defer the recognition of contingent rental income, such as percentage rents, until the specific target that triggers the contingent rental income is achieved.
Tenant reimbursement revenue, which is comprised of additional amounts collected from tenants for the recovery of certain operating expenses, including repair and maintenance, property taxes and insurance, and capital expenditures, to the extent allowed pursuant to the lease (collectively “Recoverable Expenses”), is recognized as revenue when the additional rent is due. Recoverable Expenses to be reimbursed by a tenant are determined based on our estimate of the property’s operating expenses for the year, pro rated based on leased square footage of the property, and are collected in equal installments as additional rent from the tenant, pursuant to the terms of the lease. Quarterly, we reconcile the amount of additional rent paid by the tenant during the year to the actual amount of Recoverable Expenses incurred by us for the same period. The difference, if any, is either charged or credited to the tenant pursuant to the provisions of the lease. In certain instances, the lease may restrict the amount we can recover from the tenant such as a cap on certain or all property operating expenses.
Recently Issued Accounting Pronouncements
See Note 2, Summary of Significant Accounting Policies and Basis of Presentation, to our September 30, 2018 consolidated financial statements contained in Appendix II hereto.
Results of Operations
Our ability to re-lease space subject to expiring leases will impact our results of operations and is affected by economic and competitive conditions in our markets. Leases that comprise approximately 8.0% of our base rental revenue will expire during the period from October 1, 2018 to September 30, 2019. We assume, based upon internal renewal probability estimates, that some of our tenants will renew and others will vacate and the associated space will be re-let subject to market leasing assumptions. Using the aforementioned assumptions, we expect that the rental rates on the respective new leases may vary from the rates under existing leases expiring during the period October 1, 2018 to September 30, 2019, thereby resulting in revenue that may differ from the current in-place rents.
We are not aware of any other material trends or uncertainties, other than national economic conditions affecting real estate in general, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition, management and operations of properties other than those listed in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and Part II, Item 1A, “Risk Factors” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018.
Same Store Analysis
For the nine months ended September 30, 2018, our "Same Store" portfolio consisted of 72 properties, encompassing approximately 17.8 million square feet, with an acquisition value of $2.7 billion. Our "Same Store" portfolio includes properties which were held for a full period for all periods presented. The following table provides a comparative summary of the results of operations for the 72 properties for the nine months ended September 30, 2018 and 2017 (dollars in thousands):

	Nine Months Ended September 30,		Increase/(Decrease)	Percentage Change
	2018	2017
Rental income	$174,618	$177,163	$(2,545)	(1)%
Lease termination income	9,090	12,845	(3,755)	(29)%
Property expense recoveries	52,056	52,339	(283)	(1)%
Property operating expense	34,951	34,887	64	0%
Property tax expense	31,063	31,063	—	0%
Depreciation and amortization	83,061	82,914	147	0%
Lease Termination Income
The decrease in lease termination income of approximately $3.8 million is primarily the result of a lease termination of approximately $11.6 million on the 2500 Windy Ridge Parkway and 6841 Benjamin Franklin Drive properties in the prior period; offset by $8.0 million in termination income related to the 333 East Lake Street, 2500 Windy Ridge Parkway and 2275 Cabot Drive properties.
For the year ended December 31, 2017, our “Same Store” portfolio consisted of 71 properties, encompassing approximately 17.6 million square feet, with an acquisition value of $2.7 billion and annual net rent of $203.8 million (for the 12-month period subsequent to December 31, 2017). Our “Same Store” portfolio includes properties which were held for a full period for all periods presented. The following table provides a comparative summary of the results of operations for the 71 properties for the years ended December 31, 2017 and 2016 (dollars in thousands):

	Year Ended December 31,		Increase/(Decrease)	Percentage Change
	2017	2016
Rental income	$230,572	$237,971	$(7,399)	(3)%
Lease termination income	14,603	1,197	13,406	1,120%
Property expense recoveries	70,479	73,041	(2,562)	(4)%
Asset management fees to affiliates	20,072	19,976	96	0%
Property management fees to affiliates	8,781	8,734	47	1%
Property operating expense	47,020	47,047	(27)	0%
Property tax expense	41,504	43,333	(1,829)	(4)%
Impairment provision	8,460	—	8,460	100%
Depreciation and amortization	108,897	119,392	(10,495)	(9)%
Interest expense	9,366	11,484	(2,118)	(18)%
Rental Income
The decrease in rental income of approximately $7.4 million compared to the same period a year ago is primarily the result of (1) approximately $7.9 million in reduction of occupied space; offset by (2) approximately

$0.3 million in acceleration of amortization of intangibles in prior period primarily related to early lease terminations.
Lease Termination Income
The increase in lease termination income of approximately $13.4 million is primarily the result of lease terminations on the 2500 Windy Ridge Parkway and South Lake at Dulles properties during 2017.
Property Expense Recoveries
The decrease in property expense recoveries of $2.6 million compared to the same period a year ago is primarily the result of prior year tax appeals won in the current year owed to tenants.
Property Tax Expense
The decrease in property tax expense of $1.8 million compared to the same period a year ago is primarily the result of (1) approximately $2.1 million prior year tax appeals won in the current year; offset by (2) approximately $0.3 million of appreciation of property value.
Impairment Provision
The increase in impairment provision expense is a result of Westinghouse Electric Company, LLC filing for bankruptcy and the 333 East Lake Street property write down of building and land. We recorded an impairment provision of approximately $8.5 million related to the lease intangibles, building and land as it was determined that the carrying value of these assets exceed the fair value.
Depreciation and Amortization
The decrease of approximately $10.5 million as compared to the same period in the prior year is primarily the result of (1) approximately $9.4 million in amortization of intangibles as a result of early lease terminations in the prior/current year; and (2) $2.2 million related to assets fully depreciated in the current year; offset by (3) $1.3 million related to intangibles placed in service subsequent to December 31, 2017.
Interest Expense
The decrease of approximately $2.1 million as compared to the same period in the prior year is primarily the result of four mortgage loan payoffs subsequent to April 30, 2016.
As of December 31, 2016, our “Same Store” portfolio consisted of 53 properties, encompassing approximately 11.6 million square feet, with an acquisition value of $1.8 billion and annual net rent of $144.0 million (for the 12-month period subsequent to December 31, 2016). The following table provides a comparative summary of the results of operations for the 53 properties for the years ended December 31, 2016 and 2015 (dollars in thousands):

	Year Ended December 31,		Increase/ (Decrease)	Percentage Change
	2016	2015
Rental income	$168,027	$181,727	$(13,700)	(8)%
Property expense recoveries	42,240	40,212	2,028	5%
Asset management fees to affiliates	13,360	13,272	88	1%
Property management fees to affiliates	5,960	5,749	211	4%
Property operating expense	28,539	27,975	564	2%
Property tax expense	29,117	26,515	2,602	10%
Depreciation and amortization	76,854	85,257	(8,403)	(10)%
Interest expense	9,051	9,268	(217)	(2)%

Rental Income
The decrease in rental income is primarily due to three early terminations, which contributed to the acceleration of deferred rent and other intangibles of approximately $4.6 million and termination fees, in the prior year, of approximately $8.5 million.
Property Expense Recoveries
The increase in property expense recoveries is primarily the result of higher property tax recoveries due to reassessments and an increase in estimated expense recoveries.
Property Tax Expense
The increase in property tax expense of $2.6 million compared to the same period a year ago is primarily the result of reassessments and higher tax liability estimates.
Depreciation and Amortization
The decrease in depreciation and amortization expense of $8.4 million compared to the same period a year ago is primarily the result of $8.1 million of accelerated amortization related to lease terminations and a lease expiration.
Portfolio Analysis
As of September 30, 2018, we owned 76 properties and have completed the offering stage of our life cycle. We may continue to draw from our Unsecured Credit Facility to acquire assets that adhere to our investment criteria. As of December 31, 2017, we owned 73 properties and have completed the offering stage of our life cycle. We may continue to draw from our unsecured credit facility or use proceeds from dispositions to acquire assets that adhere to our investment criteria.
Comparison of the Nine Months Ended September 30, 2018 and 2017
The following table provides summary information about our results of operations for the nine months ended September 30, 2018 and 2017 (dollars in thousands):

	Nine Months Ended September 30,		Increase/(Decrease)	Percentage Change
	2018	2017
Rental income	$187,601	$197,647	$(10,046)	(5)%
Lease termination income	9,090	12,845	(3,755)	(29)%
Property expense recoveries	54,740	54,120	620	1%
Property operating expense	36,060	37,261	(1,201)	(3)%
Property tax expense	33,460	33,465	(5)	0%
Asset management fees to affiliates	17,670	17,786	(116)	(1)%
Property management fees to affiliates	7,049	7,519	(470)	(6)%
General and administrative expenses	5,042	5,274	(232)	(4)%
Corporate operating expenses to affiliates	2,630	1,983	647	33%
Depreciation and amortization	89,258	88,783	475	1%
Impairment provision	—	5,675	(5,675)	(100)%
Interest expense	41,251	37,232	4,019	11%
Rental Income
The decrease in rental income of approximately $10.0 million compared to the same period a year ago is primarily the result of (1) approximately $23.2 million as a result of two properties sold during the fourth quarter of

2017 and terminations/expired leases subsequent to September 30, 2017; offset by (2) approximately $0.6 million in acceleration of amortization of intangibles primarily related to early lease terminations; and (3) approximately $13.0 million of rental income related to real estate acquired subsequent to June 30, 2017.
Lease Termination Income
The decrease in lease termination income of approximately $3.8 million is primarily the result of a lease termination of approximately $11.6 million on the 2500 Windy Ridge Parkway property in the prior period; offset by $8.0 million in termination income related to the 333 East Lake Street, 2500 Windy Ridge Parkway and 2275 Cabot Drive properties.
Property Management Fees to Affiliates
The decrease in property management fees to affiliates of approximately $0.5 million is primarily the result of two properties sold during the fourth quarter of 2017.
General and Administrative Expenses
General and administrative expenses for the nine months ended September 30, 2018 decreased by approximately $0.2 million compared to the same period a year ago primarily due to higher state taxes in the prior year.
Corporate Operating Expenses to Affiliates
Corporate operating expenses to affiliates for the nine months ended September 30, 2018 increased by approximately $0.6 million as a result of an increase in allocated personnel and rent costs incurred by our advisor.
Impairment Provision
The decrease in impairment provision expense is a result of one tenant filing for bankruptcy in the prior period. We recorded an impairment provision of approximately $5.7 million related to the lease intangibles as it was determined that the carrying value of these assets would more than likely not be recoverable.
Interest Expense
The increase of approximately $4.0 million in interest expense as compared to the same period in the prior year is primarily the result of (1) approximately $10.7 million as a result of the Bank of America loan; and (2) approximately $4.7 million in higher LIBO rates; offset by (3) approximately $5.8 million in Revolver Loan interest expense due to pay downs during 2017 and the current year; and (4) approximately $4.5 million as a result of favorable swap positions in the current period.

Comparison of the Years Ended December 31, 2017 and 2016
The following table provides summary information about our results of operations for the years ended December 31, 2017 and 2016 (dollars in thousands):

	Year Ended December 31,		Increase/(Decrease)	Percentage Change
	2017	2016
Rental income	$257,465	$267,654	$(10,189)	(4)%
Lease termination income	14,604	1,211	13,393	1,106%
Property expense recoveries	74,421	75,409	(988)	(1)%
Asset management fees to affiliates	23,499	23,530	(31)	0%
Property management fees to affiliates	9,782	9,740	42	0%
Property operating expense	50,349	50,946	(597)	(1)%
Property tax expense	44,980	45,789	(809)	(2)%
Acquisition fees and expenses to non-affiliates	—	541	(541)	(100)%
Acquisition fees and expenses to affiliates	—	1,239	(1,239)	(100)%
General and administrative expenses	7,891	6,584	1,307	20%
Corporate operating expenses to affiliates	2,652	1,525	1,127	74%
Depreciation and amortization	116,583	130,849	(14,266)	(11)%
Impairment provision	8,460	—	8,460	100%
Interest expense	51,015	48,850	2,165	4%
Rental Income
Rental income for the year ended December 31, 2017 is comprised of base rent and adjustments to straight-line contractual rent, offset by in-place lease valuation amortization. The decrease in rental income of approximately $10.2 million is primarily the result of (1) approximately $7.4 million in reduction of occupied space; (2) approximately $4.5 million in three assets sold in the current year; offset by (3) approximately $1.8 million in assets acquired subsequent to January 2016.
Lease Termination Income
The increase in lease termination income of approximately $13.4 million is primarily the result of lease terminations on the 2500 Windy Ridge Parkway and South Lake at Dulles properties during 2017.
Acquisition Fees and Expenses
Real estate acquisition fees and expenses to non-affiliates and affiliates decreased by approximately $1.8 million for the year ended December 31, 2017 compared to the same period a year ago was a result of an accounting standard, which clarified the definition of a business combination, which we adopted on January 1, 2017. Under the clarified definition, our one acquisition through the year ended December 31, 2017 did not qualify as a business combination; consequently, we accounted for the transaction as an asset acquisition. Thus, approximately $4.1 million of acquisition expense was capitalized as part of the asset acquisition and allocated on a relative fair value basis.
General and Administrative Expenses
General and administrative expenses for the year ended December 31, 2017 increased by approximately $1.3 million compared to the same period a year ago primarily as a result of higher state taxes.

Corporate Operating Expenses to Affiliates
Corporate operating expenses to affiliates for the year ended December 31, 2017 increased by approximately $1.1 million compared to the same period a year ago primarily as a result of an increase in allocated personnel and rent costs incurred by our advisor.
Depreciation and Amortization
Depreciation and amortization expense for the year ended December 31, 2017 consisted of depreciation of building and building improvements of our properties of $56.0 million and amortization of the contributed and acquired values allocated to tenant origination and absorption costs of $60.6 million. The decrease of approximately $14.3 million as compared to the same period in the prior year is primarily the result of (1) approximately $3.4 million related to three sales in the current period; (2) $0.8 million related to one property reclassified as held for sale during the year ended December 31, 2017; and (3) $11.8 million related to acceleration of amortization expense and assets fully depreciated during the prior period; offset by (4) $1.1 million related to intangibles placed in service subsequent to December 31, 2016.
Impairment Provision
During the year ended December 31, 2017, as a result of Westinghouse Electric Company, LLC filing for bankruptcy and the 333 East Lake Street property write down on building and land. We recorded an impairment provision of approximately $8.5 million related to the lease intangibles, building and land as it was determined that the carrying value of these assets exceed the fair value.
Comparison of the Years Ended December 31, 2016 and 2015
The following table provides summary information about our results of operations for the years ended December 31, 2016 and 2015 (dollars in thousands):

	Year Ended December 31,		Increase/(Decrease)	Percentage Change
	2016	2015
Rental income	$267,654	$226,174	$41,480	18%
Lease termination income	1,211	8,974	(7,763)	(87)%
Property expense recoveries	75,409	57,705	17,704	31%
Asset management fees to affiliates	23,530	19,389	4,141	21%
Property management fees to affiliates	9,740	7,622	2,118	28%
Property operating expense	50,946	40,682	10,264	25%
Property tax expense	45,789	34,733	11,056	32%
Acquisition fees and expenses to non-affiliates	541	2,730	(2,189)	(80)%
Acquisition fees and expenses to affiliates	1,239	32,245	(31,006)	(96)%
General and administrative expenses	6,584	5,987	597	10%
Corporate operating expenses to affiliates	1,525	1,608	(83)	(5)%
Depreciation and amortization	130,849	112,748	18,101	16%
Interest expense	48,850	33,402	15,448	46%
Rental Income
Rental income for the year ended December 31, 2016 increased by $41.5 million compared to the same period in the prior year primarily as a result of (1) rental income related to real estate acquired and five leases commencing subsequent to January 1, 2015 of approximately $50.0 million and $2.2 million, respectively; offset by (2) three early lease terminations, in the prior year, that contributed to the acceleration of deferred rent and other intangibles of approximately $4.6 million and (3) $5.6 million of decreased rental income due to the sale of two properties in the prior year.

Lease Termination Income
The decrease in lease termination income of approximately $7.8 million was primarily the result of lease terminations for the 11200 West Parkland property and the 2 Circle Star Way property during the fourth quarter of 2015.
Property Expense Recoveries
Also included as a component of revenue is the recovery of the recoverable expenses, which increased by $17.7 million compared to the same period in the prior year primarily as a result of (1) approximately $14.7 million in property expense recoveries for properties acquired subsequent to January 1, 2015; and (2) $3.0 million in higher expected recoveries estimates for the current year; offset by (3) $0.7 million of property expense recoveries due to the sale of two properties in the prior period.
Management Fees (Asset and Property)
Asset management and property management fees include fees paid to affiliates to manage and monitor the performance of our investments. The total increase of approximately $6.3 million is primarily a result of $6.6 million related to properties acquired subsequent to January 1, 2015; offset by $0.7 million of decreased fees due to the sale of two properties in the prior year.
Property Operating Expense
Property operating expenses for the years ended December 31, 2016 and 2015 totaled $50.9 million and $40.7 million, respectively. Property operating expenses include insurance, repairs and maintenance, security, janitorial, landscaping, and other administrative expenses incurred to operate our properties. The total increase of $10.2 million compared to the same period a year ago is primarily a result of (1) $9.0 million in additional property operating expenses related to properties acquired subsequent to January 1, 2015; and (2) an increase of approximately $0.6 million related to increased occupancy, security and repair and maintenance at three properties acquired prior to 2015; offset by (3) $0.4 million related to the sale of two properties during 2015.
Property Tax Expense
Property tax expenses for the years ended December 31, 2016 and 2015 totaled $45.8 million and $34.7 million, respectively. The total increase of approximately $11.1 million compared to the same period a year ago is primarily a result of (1) $9.5 million in additional property tax expense related to properties acquired subsequent to January 1, 2015; and (2) an increase in property tax expenses of approximately $2.5 million for properties acquired prior to 2015 due to an increase in tax estimates; offset by (3) $1.0 million decrease related to the two properties sold in the prior year.
Acquisition Fees and Expenses
Real estate acquisition fees and expenses to non-affiliates and affiliates decreased by $33.2 million for the year ended December 31, 2016 compared to the same period a year ago due to decreased acquisition activity in the current period.
Depreciation and Amortization Expense
The increase of $18.1 million as compared to the year ended December 31, 2015 is primarily the result of additional depreciation and amortization of (1) $25.6 million related to properties acquired subsequent to January 1, 2015; and (2) $2.1 million related to a property reclassified as held and used during the current period, which required a catch up adjustment of depreciation and amortization expense and additional tenant improvements placed in service in the current year; offset by (3) $8.1 million of accelerated amortization related to lease terminations and a lease expiration; and (4) $2.6 million of depreciation and amortization related to two properties sold in the prior year.
Interest Expense
Interest expense for the year ended December 31, 2016 increased by $15.4 million compared to the same period in the prior year primarily due to the following: (1) $3.7 million in additional interest expense related to mortgages assumed for properties acquired subsequent to January 1, 2015; (2) $10.5 million increase in interest expense related to our unsecured credit agreement, which had a higher average outstanding balance and higher interest rate during the year ended December 31, 2016; (3) $5.1 million in interest expense related to our interest rate swaps, which became effective subsequent to June 30, 2015; and (4) $0.9 million decrease in capitalized interest due to our development project being placed in service in August 2015; offset by (5) $2.7 million of interest expense not incurred in the current period as a result of multiple mortgage loan payoffs and the sale of one property in the prior period; and (6) $1.1 million decrease of deferred financing costs due to write-offs of unamortized deferred financing costs as a result of the unsecured credit facility restructuring on July 20, 2015.
Funds from Operations and Adjusted Funds from Operations
Our management believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient.
Management is responsible for managing interest rate, hedge and foreign exchange risks. To achieve our objectives, we may borrow at fixed rates or variable rates. In order to mitigate our interest rate risk on certain financial instruments, if any, we may enter into interest rate cap agreements or other hedge instruments and in order to mitigate our risk to foreign currency exposure, if any, we may enter into foreign currency hedges. We view fair value adjustments of derivatives, impairment charges and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance.
In order to provide a more complete understanding of the operating performance of a REIT, the National Association of Real Estate Investment Trusts (“NAREIT”) promulgated a measure known as funds from operations (“FFO”). FFO is defined as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, adding back asset impairment write-downs, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships, joint ventures and preferred distributions. Because FFO calculations exclude such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do, making comparisons less meaningful.
Beginning with the three months ended March 31, 2018, we are now using Adjusted Funds from Operations (“AFFO”) as a non-GAAP financial measure to evaluate our operating performance. We previously used Modified Funds from Operations as a non-GAAP measure of operating performance.  Management decided to replace the Modified Funds from Operations measure with AFFO because AFFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management. In addition, AFFO is a measure used among our peer group, which includes publicly traded REITs. We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies.

Management believes that AFFO is a beneficial indicator of our ongoing portfolio performance and ability to sustain our current distribution level. More specifically, AFFO isolates the financial results of the Company's operations. AFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, AFFO for the period presented may not be indicative of future results or our future ability to pay our dividends. By providing FFO and AFFO, we present information that assists investors in aligning their analysis with management’s analysis of long-term operating activities. As explained below, management’s evaluation of our operating performance excludes items considered in the calculation of AFFO based on the following economic considerations:

•
Deferred rent. Most of our leases provide for periodic minimum rent payment increases throughout the term of the lease. In accordance with GAAP, these periodic minimum rent payment increases during the term of a lease are recorded on a straight-line basis and creates deferred rent. As deferred rent is a GAAP non-cash adjustment and is included in historical earnings, FFO is adjusted for the effect of deferred rent to arrive at AFFO as a means of determining operating results of our portfolio.

•
Amortization of in-place lease valuation. Acquired in-place leases are valued as above-market or below-market as of the date of acquisition based on the present value of the difference between (a) the contractual amounts to be paid pursuant to the in-place leases and (b) management's estimate of fair market lease rates for the corresponding in-place leases over a period equal to the remaining non-cancelable term of the lease for above-market leases. The above-market and below-market lease values are capitalized as intangible lease assets or liabilities and amortized as an adjustment to rental income over the remaining terms of the respective leases. As this item is a non-cash adjustment and is included in historical earnings, FFO is adjusted for the effect of the amortization of in-place lease valuation to arrive at AFFO as a means of determining operating results of our portfolio.

•
Acquisition-related costs. We were organized primarily with the purpose of acquiring or investing in income-producing real property in order to generate operational income and cash flow that will allow us to provide regular cash distributions to our stockholders. In the process, we incur non-reimbursable affiliated and non-affiliated acquisition-related costs, which in accordance with GAAP are capitalized and included as part of the relative fair value when the property acquisition meets the definition of an asset acquisition or are expensed as incurred and are included in the determination of income (loss) from operations and net income (loss), for property acquisitions accounted for as a business combination. By excluding acquisition-related costs, AFFO may not provide an accurate indicator of our operating performance during periods in which acquisitions are made. However, it can provide an indication of our on-going ability to generate cash flow from operations and continue as a going concern after we cease to acquire properties on a frequent and regular basis, which can be compared to the AFFO of other non-listed REITs that have completed their acquisition activity and have similar operating characteristics to ours. Management believes that excluding these costs from AFFO provides investors with supplemental performance information that is consistent with the performance models and analyses used by management.

•
Financed termination fee, net of payments received. We believe that a fee received from a tenant for terminating a lease is appropriately included as a component of rental revenue and therefore included in AFFO. If, however, the termination fee is to be paid over time, we believe the recognition of such termination fee into income should not be included in AFFO. Alternatively, we believe that the periodic amount paid by the tenant in subsequent periods to satisfy the termination fee obligation should be included in AFFO.

•
Gain or loss from the extinguishment of debt. We use debt as a partial source of capital to acquire properties in our portfolio. As a term of obtaining this debt, we will pay financing costs to the respective lender. Financing costs are presented on the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts and amortized into interest expense on a straight-line basis over the term of the debt. We consider the amortization expense to be a component of operations if the debt was used to acquire properties. From time to time, we may cancel certain debt obligations and replace these canceled debt obligations with new debt at more favorable terms to us. In doing so, we are required to write off the remaining capitalized financing costs associated with the canceled debt, which we consider to be a cost, or loss, on extinguishing such debt. Management believes that this loss is considered an event not associated with our operations, and therefore, deems this write off to be an exclusion from AFFO.

•
Unrealized gains (losses) on derivative instruments. These adjustments include unrealized gains (losses) from mark-to-market adjustments on interest rate swaps and losses due to hedge ineffectiveness. The change in the fair value of interest rate swaps not designated as a hedge and the change in the fair value of the ineffective portion of interest rate swaps are non-cash adjustments recognized directly in earnings and are included in interest expense. We have excluded these adjustments in our calculation of AFFO to more appropriately reflect the economic impact of our interest rate swap agreements.

For all of these reasons, we believe the non-GAAP measures of FFO and AFFO, in addition to income (loss) from operations, net income (loss) and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful to investors in evaluating the performance of our real estate portfolio. However, a material limitation associated with FFO and AFFO is that they are not indicative of our cash available to fund distributions since other uses of cash, such as capital expenditures at our properties and principal payments of debt, are not deducted when calculating FFO and AFFO. The use of AFFO as a measure of long-term operating performance on value is also limited if we do not continue to operate under our current business plan as noted above. AFFO is useful in assisting management and investors in assessing our ongoing ability to generate cash flow from operations and continue as a going concern in future operating periods, and in particular, after the offering and acquisition stages are complete. However, FFO and AFFO are not useful measures in evaluating NAV because impairments are taken into account in determining NAV but not in determining FFO and AFFO. Therefore, FFO and AFFO should not be viewed as a more prominent measure of performance than income (loss) from operations, net income (loss) or to cash flows from operating activities and each should be reviewed in connection with GAAP measurements.
Neither the SEC, NAREIT, nor any other applicable regulatory body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP performance measure. In the future, the SEC or NAREIT may decide to standardize the allowable exclusions across the REIT industry, and we may have to adjust the calculation and characterization of this non-GAAP measure.

Our calculation of FFO and AFFO is presented in the following table for the nine months ended September 30, 2018 and 2017 and years ended December 31, 2017, 2016 and 2015 (dollars in thousands):

	Nine Months Ended September 30,		Year Ended December 31,
	2018	2017	2017	2016	2015
Net income	$18,769	$32,911	$146,133	$26,555	$15,621
Adjustments:
Depreciation of building and improvements	44,390	42,244	55,982	56,707	43,320
Amortization of leasing costs and intangibles	44,847	46,518	60,573	74,114	69,400
Impairment provision	—	5,675	8,460	—	—
Equity interest of depreciation of building and improvements - unconsolidated entities	1,933	1,857	2,496	2,486	2,472
Equity interest of amortization of intangible assets - unconsolidated entities	3,486	3,512	4,674	4,751	4,799
Gain from sale of depreciable operating property	(1,158)	(4,293)	(116,382)	—	(13,813)
Gain on acquisition of unconsolidated entity			—	(666)	—
FFO	$112,267	$128,424	$161,936	$163,947	$121,799
Distribution to redeemable preferred shareholders	(1,228)	—	—	—	(9,245)
Distributions to noncontrolling interest	(3,543)	(3,543)	(4,737)	(4,493)	(3,518)
Preferred units redemption premium	—	—	—	—	(9,905)
FFO, net of noncontrolling interest and redeemable preferred distributions	$107,496	$124,881	$157,199	$159,454	$99,131
Reconciliation of FFO to AFFO:
FFO, net of noncontrolling interest and redeemable preferred distributions	$107,496	$124,881	$157,199	$159,454	$99,131
Adjustments:
Acquisition fees and expenses to non-affiliates	—	—	—	541	2,730
Acquisition fees and expenses to affiliates	—	—	—	1,239	32,245
Deferred rent	(9,659)	(8,508)	(11,372)	(14,751)	(13,792)
Amortization of above/(below) market rent	(135)	1,310	1,689	3,287	(3,785)
Amortization of debt premium/(discount)	24	(422)	(414)	(1,096)	—
Amortization of ground leasehold interests	21	21	28	28	28
Amortization of deferred revenue	—	—	—	(1,228)	—
Non-cash lease termination income	(6,304)	(12,845)	(12,845)	(1,202)	(2,078)
Financed termination fee payments received	11,122	10,177	11,783	1,322	1,061
Loss on extinguishment of debt- write-off of deferred financing costs	—	—	—	—	1,367
Equity interest of revenues in excess of cash received (straight-line rents) - unconsolidated entities	39	(280)	(311)	(735)	(1,155)
Unrealized (gain) loss on derivatives	—	(16)	(28)	49	—
Equity interest of amortization of above market rent - unconsolidated entities	2,217	2,229	2,968	2,984	3,000
Preferred units redemption premium	—	—	—	—	9,905
AFFO	$104,821	$116,547	$148,697	$149,892	$128,657

Liquidity and Capital Resources
Long-Term Liquidity and Capital Resources
On a long-term basis, our principal demands for funds will be for the payment of operating and capital expenses, including costs associated with re-leasing a property, distributions, including preferred equity distributions and redemptions pursuant to the Purchase Agreement as discussed in Note 10, Perpetual Convertible Preferred Shares to our September 30, 2018 consolidated financial statements contained in Appendix II hereto, and for the payment of debt service on our outstanding indebtedness, including repayment of our Unsecured Credit Facility, Bank of America Loan, and property secured mortgage loans. Generally, cash needs for items, other than property acquisitions, will be met from operations and the 2017 DRP Offering. Our Advisor will evaluate potential additional property acquisitions and engage in negotiations with sellers on our behalf. After a purchase contract is executed that contains specific terms, the property will not be purchased until the successful completion of due diligence, which includes review of the title insurance commitment, an appraisal and an environmental analysis. In some instances, the proposed acquisition will require the negotiation of final binding agreements, which may include financing documents. During this period, we may decide to repay debt as allowed under the loan agreements or temporarily invest in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.
Unsecured Credit Facility
On July 20, 2015, we, through our Operating Partnership, entered into the Unsecured Credit Agreement with a syndicate of lenders, co-led by KeyBank, Bank of America, Fifth Third, and BMO Harris, under which KeyBank serves as administrative agent and Bank of America, Fifth Third, and BMO Harris serve as co-syndication agents, and KeyBank Capital Markets, Merrill Lynch, Fifth Third, and BMO Capital Markets serve as joint bookrunners and joint lead arrangers. Pursuant to the Unsecured Credit Agreement, we were provided with a $1.14 billion senior unsecured credit facility (the "Unsecured Credit Facility") consisting of a $500.0 million senior unsecured revolver and a $640.0 million senior unsecured term loan. The Unsecured Credit Facility may be increased up to $860.0 million, in minimum increments of $50.0 million, for a maximum of $2.0 billion by increasing either the Revolver Loan, the Term Loan, or both. The Revolver Loan has an initial term of four years, maturing on July 20, 2019, and may be extended for a one-year period if certain conditions are met and upon payment of an extension fee. The Term Loan has a term of five years, maturing on July 20, 2020.
The Unsecured Credit Facility has an interest rate calculated based on LIBOR plus the applicable LIBOR margin or Base Rate (as defined below) plus the applicable Base Rate margin, both as provided in the Unsecured Credit Agreement. The applicable LIBOR margin and Base Rate margin are dependent on whether the interest rate is calculated prior to or after we have received an investment grade senior unsecured credit rating of BBB-/Baa3 from Standard & Poors, Moody's, or Fitch, and we have elected to utilize the investment grade pricing list, as provided in the Unsecured Credit Agreement. Otherwise, the applicable LIBOR margin will be based on a leverage ratio computed in accordance with our quarterly compliance package and communicated to KeyBank. The Base Rate is calculated as the greater of (i) the KeyBank Prime rate (as defined in the Unsecured Credit Agreement) or (ii) the Federal Funds rate (as defined in the Unsecured Credit Agreement) plus 0.50%. Payments under the Unsecured Credit Facility are interest only and are due on the first day of each quarter.
On March 29, 2016, we exercised our right to increase the total commitments, pursuant to the Unsecured Credit Agreement, by entering into the increase agreement. As a result, the total commitments on the Term Loan increased from $640.0 million to $715.0 million.
As of September 30, 2018, the remaining capacity pursuant to the Revolver Loan was $199.6 million.

Bank of America Loan
On September 29, 2017, we, through ten special purpose entities wholly owned by our Operating Partnership, entered into a loan agreement with Bank of America, N.A. in which we borrowed $375.0 million. The Bank of America Loan is secured by cross-collateralized and cross-defaulted first mortgage liens on ten properties. The Bank of America Loan has a term of 10 years, maturing on October 1, 2027. The Bank of America Loan bears interest at a rate of 3.77%. The Bank of America Loan requires monthly payments of interest only.
Derivative Instruments
As discussed in Note 6, Interest Rate Contracts, to our September 30, 2018 consolidated financial statements contained in Appendix II hereto, we entered into interest rate swap agreements to hedge the variable cash flows associated with certain existing or forecasted, LIBOR-based variable-rate debt, including our Unsecured Credit Facility. The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in AOCI and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. Derivatives were used to hedge the variable cash flows associated with existing variable-rate debt and forecasted issuances of debt. The ineffective portion of the change in the fair value of the derivatives is recognized directly in earnings.
The following table sets forth a summary of the interest rate swaps at September 30, 2018 and December 31, 2017 (dollars in thousands):

					Fair Value (1)
Derivative Instrument	Notional Amounts	Effective Date	Maturity Date	Interest Strike Rate	September 30, 2018	December 31, 2017
Assets
Interest Rate Swap	$425,000	7/9/2015	7/1/2020	1.69%	$8,016	$3,255
Interest Rate Swap	300,000	1/1/2016	7/1/2018	1.32%	—	458
Interest Rate Swap	125,000	7/1/2020	7/1/2025	2.82%	903	—
Interest Rate Swap	100,000	7/1/2020	7/1/2025	2.82%	697	—
Interest Rate Swap	100,000	7/1/2020	7/1/2025	2.83%	677	—
Interest Rate Swap	100,000	7/1/2020	7/1/2025	2.84%	599	—
Total	$1,150,000				$10,892	$3,713

(1)
We record all derivative instruments on a gross basis in the consolidated balance sheets, and accordingly, there are no offsetting amounts that net assets against liabilities. As of September 30, 2018, derivatives in an asset position are included in the line item "Other assets" in the consolidated balance sheets at fair value.

Preferred Equity
On August 8, 2018, we entered into a Purchase Agreement (the “Purchase Agreement”) with SHBNPP Global Professional Investment Type Private Real Estate Trust No. 13(H) (acting through Kookmin Bank as trustee) (the “Purchaser”) and Shinhan BNP Paribas Asset Management Corporation, as an asset manager of the Purchaser, pursuant to which the Purchaser agreed to purchase an aggregate of 10,000,000 shares of our Series A Preferred Shares in two tranches, each comprising 5,000,000 shares. The First Issuance Date, we issued 5,000,000 Series A Preferred Shares to the Purchaser for a total purchase price of $125 million. Pursuant to the Purchase Agreement, the Purchaser has agreed to purchase an additional 5,000,000 Series A Preferred Shares at a later date for an additional purchase price of $125 million subject to approval by the Purchaser’s internal investment committee and the satisfaction of the conditions in the Purchase Agreement, including, but not limited to, the execution of an Ownership Limit Exemption Agreement. Pursuant to the Purchase Agreement, the Purchaser is generally restricted from transferring the Series A Preferred Shares or the economic interest in the Series A Preferred Shares for a period of five years from the closing date.
Distributions
Subject to the terms of the articles supplementary, the holders of the Series A Preferred Shares are entitled to receive distributions quarterly in arrears at a rate equal to one-fourth (1/4) of the applicable varying rate, as follows:
i.an initial annual distribution rate of 6.55% from and after the First Issuance Date (as defined in the Purchase Agreement), or if the Second Issuance Date (as defined in the Purchase Agreement) occurs, 6.55% from and after the Second Issuance Date (as defined in the Purchase Agreement) until the five year anniversary of the First Issuance Date, or if the Second Issuance occurs, the five year anniversary of the Second Issuance Date, subject to paragraphs (iii) and (iv) below;
ii.6.75% from and after the Reset Date (as defined in the Purchase Agreement), subject to paragraphs (iii) and (iv) below;
iii.if a listing of our shares of common stock or the Series A Preferred Shares on a national securities exchange registered under Section 6(a) of the Exchange Act, does not occur by August 1, 2020, 7.55% from and after August 2, 2020 and 7.75% from and after the Reset Date, subject to certain conditions as set forth in the articles supplementary; or
iv.if a Listing does not occur by August 1, 2021, 8.05% from and after August 2, 2021 until the Reset Date, and 8.25% from and after the Reset Date.
See Note 10, Perpetual Convertible Preferred Shares, to our September 30, 2018 consolidated financial statements contained in Appendix II hereto.
Other Potential Future Sources of Capital
Other potential future sources of capital include proceeds from potential private or public offerings of our stock or limited partnership units of our Operating Partnership, proceeds from secured or unsecured financings from banks or other lenders, including debt assumed in a real estate acquisition transaction, proceeds from the sale of properties and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. To the extent we are not able to secure additional financing in the form of a credit facility or other third party source of liquidity, we will be heavily dependent upon our current financing, our 2017 DRP Offering, and income from operations.

Contractual Commitments and Contingencies
The following is a summary of our contractual obligations as of September 30, 2018 (in thousands):

	Payments Due During the Years Ending December 31,
	Total	2018	2019-2020	2021-2022	Thereafter
Outstanding debt obligations (1)	$1,363,776	$1,596	$728,451	$14,767	$618,962
Interest on outstanding debt obligations (2)	265,337	13,485	99,333	51,527	100,992
Ground lease obligations (3)	204,872	258	2,064	2,104	200,446
Total	$1,833,985	$15,339	$829,848	$68,398	$920,400

(1)	Amounts only include principal payments. The payments on our mortgage debt do not include the premium/discount or debt financing costs.

(2)
Projected interest payments are based on the outstanding principal amounts at September 30, 2018. Projected interest payments on the Revolver Loan and Term Loan are based on the contractual interest rate in effect at September 30, 2018.

(3)	Includes a capital lease obligation of approximately $2.0 million.

Short-Term Liquidity and Capital Resources
We expect to meet our short-term operating liquidity requirements with remaining proceeds raised in our 2017 DRP Offering, operating cash flows generated from our properties, and draws from our Unsecured Credit Facility. All advances from our advisor will be repaid, without interest, as funds are available after meeting our current liquidity requirements, subject to the limitations on reimbursement.
Our cash, cash equivalents and restricted cash balances decreased by approximately $144.6 million during the nine months ended September 30, 2018 and were primarily used in or provided by the following:
Operating Activities. Cash flows provided by operating activities are primarily dependent on the occupancy level, the rental rates of our leases, the collectability of rent and recovery of operating expenses from our tenants, and the timing of acquisitions. During the nine months ended September 30, 2018, we generated $103.3 million of net cash provided by operating activities compared to $110.4 million for the nine months ended September 30, 2017. Net cash provided by operating activities before changes in operating assets and liabilities for the nine months ended September 30, 2018 decreased by approximately $12.1 million to approximately $94.3 million compared to approximately $106.4 million for the nine months ended September 30, 2017.
Investing Activities. During the nine months ended September 30, 2018, we used approximately $199.8 million in cash for investing activities compared to approximately $7.1 million provided by investing activities during the same period in 2017. The $206.9 million decrease in cash provided by investing activities is primarily related to the following:
•$191.7 million increase in cash paid for property acquisition and payments for construction in progress;
•$3.4 million increase in cash paid for acquisition deposits;
•$8.9 million decrease in cash proceeds from disposition of properties in prior year; and
•$3.3 million increase in cash paid for investment in an unconsolidated joint venture;
offset by
•$0.4 million decrease in cash paid for improvements to real estate.

Financing Activities. During the nine months ended September 30, 2018, we used approximately $48.0 million in cash for financing activities compared to approximately $43.3 million in cash used in financing activities during the same period in 2017. The increase in cash used in financing activities of $4.8 million is primarily comprised of the following:
•$375.0 million decrease in proceeds from borrowings due to the borrowing of the Bank of America Loan in the prior year;
•$15.5 million increase in repurchases of common stock;

•$4.7 million increase in payments of offering costs for the preferred shares issued in the current year;
•$0.1 million increase in principal amortization payments on secured indebtedness; and
•$0.4 million increase in distribution payments to common stockholders and noncontrolling interests due to an increase in shares issued.
offset by
•$125.0 million increase in issuance of preferred equity subject to redemption in the current year;
•$187.8 million decrease in principal payoff of the Revolver Loan;
•$22.5 million decrease in principal payoff of mortgage debt;
•$3.2 million decrease in deferred financing costs; and
•$52.1 million increase in proceeds from borrowings under the Unsecured Credit Facility, due to a partial paydown of the loan in the current year.

Distributions and Our Distribution Policy
Distributions will be paid to our stockholders as of the record date selected by our Board. We expect to continue to pay distributions monthly based on daily declaration and record dates. We expect to pay distributions regularly unless our results of operations, our general financial condition, general economic conditions, or other factors inhibit us from doing so. Distributions will be authorized at the discretion of our board of directors, which will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Internal Revenue Code. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:
•our operating and interest expenses;
•the amount of distributions or dividends received by us from our indirect real estate investments;
•our ability to keep our properties occupied;
•our ability to maintain or increase rental rates;
•tenant improvements, capital expenditures and reserves for such expenditures;
•the issuance of additional shares; and
•financings and refinancings.

Distributions may be funded with operating cash flow from our properties, offering proceeds raised in future public offerings (if any), or a combination thereof. To the extent that we do not have taxable income, distributions paid will be considered a return of capital to stockholders. The following table shows distributions declared, distributions paid, and cash flow provided by operating activities during the nine months ended September 30, 2018 and year ended December 31, 2017 (dollars in thousands):

	Nine Months Ended September 30, 2018			Year Ended December 31, 2017
Distributions paid in cash — noncontrolling interests	$3,556			$4,737
Distributions paid in cash — common stockholders	53,817			71,124
Distributions of DRP	33,667			49,541
Total distributions	$91,040	(1)		$125,402
Source of distributions (2)
Paid from cash flows provided by operations	$57,373		63%	$75,861	60%
Offering proceeds from issuance of common stock pursuant to the DRP	33,667		37%	49,541	40%
Total sources	$91,040	(3)	100%	$125,402	100%

Net cash provided by operating activities	$103,270			$142,097

(1)
Distributions are paid on a monthly basis in arrears. Distributions for all record dates of a given month are paid on or about the first business day of the following month. Total distributions declared but not paid as of September 30, 2018 were $7.5 million for common stockholders and noncontrolling interests.

(2)	Percentages were calculated by dividing the respective source amount by the total sources of distributions.

(3)	Allocation of total sources are calculated on a quarterly basis.
For the nine months ended September 30, 2018, we paid and declared distributions of approximately $87.4 million to common stockholders including shares issued pursuant to the DRP and approximately $3.6 million to the limited partners of our Operating Partnership, as compared to FFO, net of noncontrolling interest distributions and AFFO for the nine months ended September 30, 2018 of approximately $107.5 million and $104.8 million, respectively. The payment of distributions from sources other than FFO or AFFO may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds. From our inception through September 30, 2018, we paid approximately $566.1 million of cumulative distributions (excluding preferred distributions), including approximately $245.6 million reinvested through our DRP, as compared to net cash provided by operating activities of approximately $331.8 million.
Off-Balance Sheet Arrangements
As of September 30, 2018, we had no off-balance sheet transactions, nor do we currently have any such arrangements or obligations.
Subsequent Events
See Note 14, Subsequent Events, to our September 30, 2018 consolidated financial statements contained in Appendix II hereto.
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
There were no disagreements with our independent registered public accountants during the years ended December 31, 2017, 2016, or 2015 or during the nine months ended September 30, 2018.
Quantitative and Qualitative Disclosures about Market Risk
Market risks include risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market-sensitive instruments. We expect that the primary market risk to which we will be exposed is interest rate risk, including the risk of changes in the underlying rates on our variable rate debt. Our current indebtedness consists of our Unsecured Credit Facility, Bank of America Loan and property secured mortgages. These instruments were entered into for other than trading purposes.

Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve our objectives, we may borrow at fixed rates or variable rates. We may also utilize a variety of financial instruments, including interest rate swap agreements, caps, floors, and other interest rate exchange contracts. We will not enter into these financial instruments for speculative purposes. The use of these types of instruments to hedge a portion of our exposure to changes in interest rates carries additional risks, such as counterparty credit risk and the legal enforceability of hedging contracts.
On July 9, 2015, we (through our operating partnership) executed three interest rate swap agreements to hedge the variable cash flows associated with certain existing or forecasted LIBOR-based,variable rate debt, including our Unsecured Credit Facility. Three interest rate swaps are effective for the periods from July 9, 2015 to July 1, 2020, January 1, 2016 to July 1, 2018, and July 1, 2016 to July 1, 2018, and have notional amounts of $425.0 million, $300.0 million, and $100.0 million, respectively. Due to our pay down of a significant portion of our Unsecured Credit Facility, effective as of November 1, 2017, we novated the $100.0 million swap agreement to an affiliated party.
As of September 30, 2018, our debt consisted of approximately $1.1 billion in fixed rate debt (including the interest rate swap) and $290.0 million in variable rate debt (excluding unamortized deferred financing cost and discounts, net, of approximately $9.4 million). As of December 31, 2017, our debt consisted of approximately $1.4 billion in fixed rate debt (including the interest rate swaps) and approximately $19.3 million in variable rate debt (excluding unamortized deferred financing cost and discounts, net, of approximately $11.7 million). Changes in interest rates have different impacts on the fixed and variable rate debt. A change in interest rates on fixed rate debt impacts its fair value but has no effect on interest incurred or cash flows. A change in interest rates on variable rate debt could affect the interest incurred and cash flows and its fair value.
Our future earnings and fair values relating to variable rate financial instruments are primarily dependent upon prevalent market rates of interest, such as LIBOR. However, our interest rate swap agreements are intended to reduce the effects of interest rate changes. An increase of 100 basis points in interest rates on our variable-rate debt, assuming a LIBOR floor of 0%, including our Unsecured Credit Facility and our mortgage loans, after considering the effect of our interest rate swap agreements, would decrease our future earnings and cash flows by approximately $2.9 million annually.
Interest rate risk amounts were determined by considering the impact of hypothetical interest rates on our financial instruments. These analyses do not consider the effect of any change in overall economic activity that could occur. Further, in the event of a change of that magnitude, we may take actions to further mitigate our exposure to the change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, these analyses assume no changes in our financial structure.
The Combined Company
Prior to execution of the Merger Agreement, on December 14, 2018, GCEAR entered into a series of transactions and became self-managed as further described under “Self Administration Transaction” beginning on page 276. References to “Combined Company” throughout this Joint Proxy Statement and Prospectus refer to GCEAR II after the Mergers have been consummated.
In connection with the Self-Administration Transaction, 37 employees of GCC became direct employees of GRECO. In addition to the executive officers of the Combined Company set forth in “The Mergers- Directors and Executive Officers of the Combined Company,” such employees include professionals in the following key areas: acquisitions, asset management, investor relations, legal, compliance, financial reporting, and accounting.
The Combined Company will have a total capitalization of approximately $4.75 billion, and will own 103 properties in 25 states, consisting of approximately 27.4 million square feet. The following charts present the geographic and economic diversification of the Combined Company’s real estate portfolio, on a pro forma basis, after consummation of the Mergers:

Note: Based on GCEAR II annualized net rents and GCEAR annualized net rents as of September 30, 2018 as reported in each of GCEAR II’s and GCEAR’s Form 10-Q for the period ended September 30, 2018. For the Combined Company: Midwest includes IL, IN, KS, MI, MO, OH, and WI. Southwest includes AZ and TX. Southeast includes AL, FL, GA, NC, SC, TN and VA. West includes CA, CO, NV, OR, and WA.

Note: Based on 2016 Global Industry Classification Standard (GICS), GCEAR II annualized net rents and GCEAR annualized net rents as of September 30, 2018 as reported in each of GCEAR II’s and GCEAR’s Form 10-Q for the period ended September 30, 2018. All Others account for less than 3% of total rent for the 12 month period subsequent to September 30, 2018 on an individual basis.

The following chart shows the asset allocation of the Combined Company’s real estate portfolio, on a pro forma basis, after consummation of the Mergers:
On a pro forma basis, the Combined Company portfolio will be 96.5% occupied, on a weighted average basis, with a remaining average lease term of 7.4 years. Approximately 66.9% of the Combined Company portfolio net rent, on a pro forma basis, will come from properties leased to tenants and/or guarantors or whose non-guarantor parent companies have investment grade or what management believes are generally equivalent ratings. In addition, no tenant will represent more than 4.5% of the net rents of the Combined Company, on a pro forma basis, with the top five tenants comprising a collective 16.3% of the net rents of the Combined Company. The top 10 tenants, based on net rent, are as follows, on a pro forma basis:

TOP TEN TENANTS

Top Tenants	% of Portfolio	Rating(1)
	4.2% (2)	A(3)
	3.3%	A2(4)
	3.2%	IG7(5)
	2.9%	A-(3)
	2.7%	BB(3)
	2.3%	AA(3)
	2.3%	BB-(6)
	2.3%	IG10(5)
	2.3%	BB+(3)
	1.9%	AA-(3)
TOTAL	27.4%
Note: Based on GCEAR II annualized net rents and GCEAR annualized net rents as of September 30, 2018 as reported in each of GCEAR II’s and GCEAR’s Form 10-Q for the period ended September 30, 2018.

(1)	Investment grade includes either tenants, their guarantors and/or non-guarantor parents, that maintain an investment grade credit rating, or what management believes are generally equivalent ratings.

(2)	Represents the combined net rental revenue for the Atlanta, GA; West Chester, OH; and Houston, TX properties.

(3)	Represents S&P rating.

(4)	Represents Moody’s rating.

(5)	Represents the Bloomberg rating.

(6)	Represents Egan-Jones rating.

The following chart demonstrates the debt maturity profile of the Combined Company, on a pro forma basis (dollars in thousands):
Note: The chart above includes the retirement of $715.0 million of outstanding GCEAR’s unsecured credit facility debt and an increase to GCEAR II’s unsecured credit facility for the same amount.

GCEAR II and GCEAR believe that the increased size, scale, and diversification of the Combined Company will position the Combined Company more favorably in the daily NAV market. The Combined Company will also be better positioned for a potential Strategic Transaction in the future, should the board of directors of the Combined Company determine that is in the best interest of the Combined Company and will also provide broader options for such a Strategic Transaction. Furthermore, given the complementary tenant and geographic composition of the two real estate portfolios, the Mergers should create operating efficiencies that will benefit the Combined Company. The Mergers should allow for enhanced pricing power with service providers in certain markets and better access to key decision makers with certain tenants as well as a more efficient general and administrative cost structure than if the two companies were to operate independently. The integrated organizational structure of the Combined Company should further increase operating efficiencies by simplifying the current business models of the two companies.
Following the consummation of the Mergers, GCEAR II will continue to seek to acquire single tenant business essential properties throughout the United States diversified by corporate credit, physical geography, product type and lease duration. Although it has no current intention to do so, GCEAR II may also invest in single tenant business essential properties outside the United States. GCEAR II intends to acquire assets consistent with its single tenant acquisition philosophy by focusing primarily on properties:

•	essential to the business operations of the tenant;

•	located in primary, secondary, and certain select tertiary MSAs;

•	leased to tenants with stable and/or improving credit quality; and

•	subject to long-term leases with defined rental rate increases or with short-term leases with high-probability renewal and potential for increasing rent.
While GCEAR II is currently operating as a perpetual-life daily NAV REIT with an ongoing offering and SRP (both of which are temporarily suspended during this pending merger transaction), GCEAR II may consider a Strategic Transaction at any time in the future (such as a merger, listing, or sale of assets). GCEAR II is not prohibited by its charter or otherwise from engaging in such a Strategic Transaction at any time. GCEAR II believes this perpetual-life REIT structure allows it to weather real estate cycles and provides for maximum flexibility to execute an exit strategy when it is in the best interests of GCEAR II’s stockholders. Subject to certain significant transactions that require stockholder approval, such as dissolution, merger into another entity, consolidation or the sale or other disposition of all or substantially all of GCEAR II’s assets, the GCEAR II Board maintains sole discretion to change GCEAR II’s current strategy as circumstances change if it believes such a change is in the best interest of GCEAR II stockholders. If the GCEAR II Board determines that a Strategic Transaction is in the best interests of GCEAR II and its stockholders, GCEAR II expects that the GCEAR II Board will take all relevant factors at that time into consideration when making a Strategic Transaction decision, including prevailing market conditions.
DESCRIPTION OF GCEAR II SHARES
Set forth below is a description of the shares of GCEAR II. When used in this section, unless otherwise specifically stated or the context requires otherwise, the terms “we,” “us” or “our” refer to GCEAR II. This section assumes that GCEAR II’s current charter is in place. For a description of the amendments to the charter that could occur in the future (if the charter amendment proposal is approved), see “Amended and Restated Charter Provisions.”
We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our common stock is only a summary, and you should refer to the MGCL and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. You may obtain a copy of our charter and bylaws free of charge upon your request. See “Where You Can Find More Information.”

Our charter authorizes us to issue up to 1,000,000,000 shares of stock, of which 800,000,000 shares are designated as common stock at $0.001 par value per share and 200,000,000 shares are designated as preferred stock at $0.001 par value per share. Our 800,000,000 shares of common stock are classified as follows: 150,000,000 shares are classified as Class T shares, 150,000,000 shares are classified as Class S shares, 150,000,000 shares are classified as Class D shares, 150,000,000 shares are classified as Class I shares, 70,000,000 shares are classified as Class A shares, 120,000,000 shares are classified as Class AA shares and 10,000,000 are classified as Class AAA shares. Our Board, with the approval of a majority of the entire Board and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue.
In connection with the Company Merger, we intend to file with the SDAT Articles Supplementary to our First Articles of Amendment and Restatement (i) designating 240,000,000 authorized but unissued shares of Class E common stock and (ii) designating 10,000,000 authorized but unissued shares of preferred stock as the “Series A Cumulative Perpetual Convertible Preferred Stock,” respectively. These Articles Supplementary will be effective upon filing with the SDAT. As mentioned above, at the effective time of the Company Merger, each issued and outstanding share of GCEAR common stock (or fraction thereof) will be converted into the right to receive 1.04807 shares of newly created GCEAR II Class E common stock per one share of GCEAR common stock and each issued and outstanding share of GCEAR preferred stock will be converted into the right to receive one share of newly created GCEAR II preferred stock. Once the Articles Supplementary become effective, our common stock will be reclassified as follows: 40,000,000 shares of Class A common stock, 75,000,000 shares of Class AA common stock, 5,000,000 shares of Class AAA common stock, 110,000,000 shares of Class T common stock, 110,000,000 shares of Class S common stock, 110,000,000 shares of Class D common stock, 110,000,000 shares of Class I common stock and 240,000,000 shares of Class E common stock.
Our charter also contains a provision permitting our Board, with the approval of a majority of the Board and without any action by our stockholders, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.
Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of us by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.
Common Stock
General
Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our Board out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our stockholders. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, cumulative, sinking fund, or redemption rights. Holders of common stock will not have appraisal rights unless our Board determines that appraisal rights apply to a particular transaction or all transactions occurring after the date of such approval in connection with which common stockholders would otherwise be entitled to exercise appraisal rights. Shares of our common stock have equal distribution, liquidation and other rights.

Class E Shares
Holders of GCEAR common stock immediately prior to the effective time of the Company Merger will each receive a number of shares of our newly created Class E common stock consistent with the exchange ratio. No selling commissions or distribution fees will be paid with respect to the Class E shares. Upon issuance in accordance with the terms of the Company Merger, all shares of Class E common stock issued in the Company Merger will be fully paid and non-assessable.
Pursuant to the Merger Agreement, we have agreed to the following: (i) we will use our reasonable best efforts to initiate a tender offer to all stockholders (including former GCEAR stockholders) of at least $100 million or such higher amount and at such price as is approved by the Board of the Combined Company within six months of the closing of the Mergers; (ii) prior to the effective time of the Mergers, we will seek guidance from the SEC relating to our ability to include the Class E common stock in our SRP, consistent with all other share classes; and (iii) in the absence of approval from the SEC as provided for in item (ii) above, we intend to recommence a SRP for the Class E Common Stock within 12 months of the closing of the Mergers, with similar terms as the SRP that was in effect for GCEAR stockholders prior to the effective time of the Mergers.
Other Share Classes
We currently have the following classes of shares of common stock: Class A shares, Class AA shares, Class AAA shares, Class T shares, Class S shares, Class D shares and Class I shares.  The differences among the share classes relate to selling commissions, dealer manager fees and ongoing distribution fees. No selling commissions or dealer manager fees are paid with respect to Class D shares, and no selling commissions, dealer manager fees or distribution fees are paid with respect to Class I shares.
The following table shows the selling commissions and dealer manager fees payable at the time stockholders subscribe for shares for Class T, Class S, Class D or Class I shares.

	Maximum Selling Commissions as a % of Purchase Price	Maximum Dealer Manager Fees as a % of Purchase Price
Class T shares	up to 3.0%	up to 0.5%
Class S shares	up to 3.5%	None
Class D shares	None	None
Class I shares	None	None
The following table shows the annualized distribution fees we will pay our dealer manager with respect to the Class T, Class S, Class D and Class I shares on an annualized basis as a percentage of our NAV for such class. The distribution fees will accrue daily and be paid monthly in arrears.

	Distribution Fee as a % of NAV
Class T shares	1.0	%(1)
Class S shares	1.0%
Class D shares	0.25%
Class I shares	None
(1) Consists of an advisor distribution fee of 0.75% per annum and a dealer distribution fee of 0.25% per annum.
We will cease paying the distribution fee with respect to any Class T share, Class S share or Class D share held in a stockholder's account at the end of the month in which our dealer manager, in conjunction with our transfer agent, determines that total selling commissions, dealer manager fees and distribution fees paid with respect to all shares from our follow-on offering held by such stockholder within such account would exceed, in the aggregate, 9.0% (or a lower limit as set forth in any applicable agreement between the dealer manager and a participating broker-dealer) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our DRP with respect thereto). At the end of such month, such Class T share, Class S share or Class D share (and any shares issued under our DRP with respect thereto) will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share. Generally, class-specific fees, such as the ongoing distribution fees, will affect the distributions paid on each share class. The distribution fee will reduce distributions with respect to Class T, Class S, and Class D shares, including shares issued under our DRP with respect to such share classes.
Class T and Class S shares are available through brokerage and transaction-based accounts. Class D shares are generally available for purchase in our follow-on offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that we name. Class I shares are generally available for purchase in our follow-on offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) by our executive officers and directors and their immediate family members, as well as officers and employees of the GCEAR II Advisor, our sponsor or other affiliates and their immediate family members, and, if approved by our Board, joint venture partners, consultants and other service providers or (5) other categories of investors that we name. The minimum initial investment for Class I shares is $1,000,000, except for purchases that fall under category (4) listed above. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of common stock you may be eligible to purchase.
No selling commissions, dealer manager fees or stockholder servicing fees will be paid on shares sold under the DRP, but such shares will be charged the applicable distribution fee payable with respect to all shares of the applicable class with the exception of shares held by our affiliates. We will not receive a fee for selling stock under our DRP.
Rights Upon Liquidation
In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds thereof, will be distributed among the holders of Class T, Class S, Class D, Class I, Class E, Class A, Class AA and Class AAA shares ratably in proportion to the respective NAV for each class until the NAV for each class has been paid. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of shares of such class then outstanding. If there are remaining assets available for distribution to our common stockholders after each class has received its NAV (which is not likely because NAV would be adjusted upward prior to the liquidating distribution), then any such excess will be distributed to holders of our Class T, Class S, Class D, Class I, Class E, Class A, Class AA and Class AAA shares ratably in proportion to the respective NAV for each class. We do not expect distribution fees to cause different NAV amounts for the applicable share classes, except in the unlikely event that the distribution fees exceed the amount otherwise available for distribution to holders of Class T shares, Class S shares or Class D shares in a particular period (prior to the deduction of the distribution fees). If the distribution fees exceed the amount otherwise available for distribution to holders of Class T shares, Class S shares or Class D shares, the excess will reduce the estimated NAV per share of each Class T share, Class S share and Class D share, as applicable.
Daily NAV Structure
We operate as a daily NAV REIT, calculating a NAV for each of our share classes after the end of each business day that the New York Stock Exchange is open for unrestricted trading. On each business day, our NAV per share for each class of common stock is (1) posted on our website, www.griffincapital.com, (2) made available on our toll-free, automated telephone line, 1-888-926-2688, and (3) made available on www.nasdaq.com.

Preferred Stock
Our charter authorizes our Board to designate and issue one or more classes or series of preferred stock without stockholder approval and to fix the voting rights, liquidation preferences, distribution rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred stock. Because our Board has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock. Payment of any distribution preferences of outstanding preferred stock with a distribution preference over common stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence.
In connection with the Company Merger, we will file with the SDAT Articles Supplementary to our charter designating 10,000,000 authorized but unissued shares of preferred stock as the “Series A Cumulative Perpetual Convertible Preferred Stock.” The Articles Supplementary will be effective upon acceptance for record by the SDAT. Pursuant to the Merger Agreement, each share of GCEAR Series A Cumulative Perpetual Convertible Preferred Stock that is issued and outstanding immediately prior to the completion of the Company Merger will be converted into the right to receive one GCEAR II Series A Preferred Share. The exchange ratio will be fixed at 1 to 1. The GCEAR II Series A Preferred Shares will not be registered under the Securities Act and will not be listed on a national securities exchange. The Articles Supplementary set forth the key terms of the GCEAR II Series A Preferred Shares as follows.
Rank
The GCEAR II Series A Preferred Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of us, rank senior to our shares of common stock.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of us, the holders of the GCEAR II Series A Preferred Shares will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment of or provision for our debts and other liabilities, liquidating distributions, in cash or property at its fair market value as determined by our Board, in the amount, for each outstanding share of GCEAR II Series A Preferred Shares equal to $25.00 per GCEAR II Series A Preferred Share (the “Liquidation Preference”), plus an amount equal to any accumulated and unpaid distributions to the date of payment, before any distribution or payment is made to holders of our shares of common stock or any other class or series of equity securities ranking junior to the GCEAR II Series A Preferred Shares but subject to the preferential rights of holders of any class or series of equity securities ranking senior to the GCEAR II Series A Preferred Shares. After payment of the full amount of the Liquidation Preference to which they are entitled, plus an amount equal to any accumulated and unpaid distributions to the date of payment, the holders of GCEAR II Series A Preferred Shares will have no right or claim to any of our remaining assets.
In the event that, upon any liquidation of us, our available assets are insufficient to pay the Liquidation Preference on all outstanding GCEAR II Series A Preferred Shares, plus an amount equal to any accumulated and unpaid distributions to the date of such payment and any corresponding amounts payable as liquidating distributions on all other classes or series of equity securities ranking on a parity with the GCEAR II Series A Preferred Shares in the distribution of assets upon a liquidation, then the holders of GCEAR II Series A Preferred Shares and all other such equity securities ranking on a parity with the GCEAR II Series A Preferred Shares will share ratably in any such distribution of assets in proportion to the full liquidating distributions per share to which they would otherwise be respectively entitled.
Distributions
Subject to the terms of the Articles Supplementary, the holders of the GCEAR II Series A Preferred Shares are entitled to receive distributions quarterly in arrears at a rate equal to one-fourth (1/4) of the applicable varying rate, as follows:

i.an initial annual distribution rate of 6.55% from and after August 13, 2018, or if the GCEAR II Board decides to issue an additional 5,000,000 GCEAR II Series A Preferred Shares at a later date (the “Second Issuance”), 6.55% from and after the date of the Second Issuance (the “Second Issuance Date”) until August 13, 2023, or if the Second Issuance occurs, the five year anniversary of the Second Issuance Date (the “Reset Date”), subject to paragraphs (iii) and (iv) below;
ii.6.75% from and after the Reset Date, subject to paragraphs (iii) and (iv) below;
iii.if a listing (“Listing”) of our shares of common stock or the GCEAR II Series A Preferred Shares on a national securities exchange registered under Section 6(a) of the Exchange Act, does not occur by August 1, 2020 (the “First Triggering Event”), 7.55% from and after August 2, 2020 and 7.75% from and after the Reset Date, subject to certain conditions as set forth in the Articles Supplementary; or
iv.if a Listing does not occur by August 1, 2021, 8.05% from and after August 2, 2021 until the Reset Date, and 8.25% from and after the Reset Date.
Company Redemption Rights
The GCEAR II Series A Preferred Shares may be redeemed by us, in whole or in part, at our option, upon the earlier to occur of: (i) August 13, 2023 or (ii) the First Triggering Event, at a per share redemption price (the “Redemption Price”) in cash equal to the Liquidation Preference, plus any accumulated and unpaid distributions on the GCEAR II Series A Preferred Shares up to the redemption date, plus a redemption fee of 1.5% of the Redemption Price in the case of a redemption that occurs on or after the date of the First Triggering Event, but before August 13, 2023.
Holder Redemption Rights
In the event we fail to effect a Listing by August 1, 2023, the holder of any GCEAR II Series A Preferred Shares has the option to request a redemption of such shares on or on any date following August 1, 2023, at the Redemption Price, plus any accumulated and unpaid distributions up to the redemption date (the “Redemption Right”); provided, however, that no holder of the GCEAR II Series A Preferred Shares shall have a Redemption Right if a Listing occurs prior to or on August 1, 2023.
Conversion Rights
Subject to our redemption rights and certain conditions set forth in the Articles Supplementary, a holder of the GCEAR II Series A Preferred Shares, at his or her option, will have the right to convert such holder’s GCEAR II Series A Preferred Shares into shares of GCEAR II Class E common stock any time after the earlier of (i) August 13, 2023, or if the Second Issuance occurs, five years from the Second Issuance Date or (ii) a Change of Control (as defined in the Articles Supplementary) at a per share conversion rate equal to the Liquidation Preference divided by the then Common Stock Fair Market Value (as defined in the Articles Supplementary).
Voting Rights
Except as set forth below, the holders of the GCEAR II Series A Preferred Shares are not entitled to vote at any meeting of our stockholders for election of directors or for any other purpose or otherwise to participate in any action taken by us or our stockholders. However, if, at any time, full cumulative distributions on the GCEAR II Series A Preferred Shares have not been paid for six or more quarterly periods, whether or not the quarterly periods are consecutive, the holders of GCEAR II Series A Preferred Shares (voting together as a single class) will be entitled to elect two additional directors who will serve on our Board. Once all distributions accumulated on the GCEAR II Series A Preferred Shares have been paid in full for all past distribution periods and the accumulated distribution for the then current distribution period has been authorized, declared and paid in full or authorized, declared and set apart for payment irrevocably in trust, the term of such additional directors will terminate.

Consent Rights
So long as any GCEAR II Series A Preferred Shares remain outstanding, we will not, without the prior affirmative vote or consent of the holders of at least two-thirds of the GCEAR II Series A Preferred Shares outstanding at the time, (i) amend, alter, supplement or repeal any of the provisions of our charter, including the Articles Supplementary, in a manner that materially and adversely affects any contract right of the GCEAR II Series A Preferred Shares, or (ii) authorize, reclassify or create, or increase the authorized or issued amount of, or issue, any class or series of equity securities ranking senior or on a parity to the GCEAR II Series A Preferred Shares in respect of rights to receive distributions and to participate in distributions or payments in the event of any liquidation, or any security, including any debt security, convertible into or evidencing the right to purchase any class or series of such equity securities.
The foregoing description of the GCEAR II Series A Preferred Shares, the Articles Supplementary and the Purchase Agreement does not purport to be complete and is qualified in its entirety by the Articles Supplementary.
As of December 21, 2018, the record date for the GCEAR II annual meeting, we have no preferred stock issued or outstanding.
Meetings and Special Voting Requirements
Subject to our charter restrictions on transfers of our stock, and except as may otherwise be specified in our charter, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our Board, which means that the holders of a majority of shares of our outstanding common stock can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors. In accordance with our charter, with respect to shares of our common stock owned by our advisor, any of our directors, or any affiliates, the advisor or such director or affiliate may not vote or consent on matters submitted to our stockholders regarding (i) the removal of the advisor or such director or affiliate, or (ii) any transaction between us and the advisor or such director or affiliate.
Under Maryland law, a Maryland corporation generally cannot dissolve or liquidate, amend its charter, merge, consolidate, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of a majority of the votes entitled to be cast.
However, under the MGCL and our charter, the following events do not require stockholder approval:

•	stock exchanges in which we are the successor; and

•	transfers of less than substantially all of our assets.
Also, our operating assets are held by our subsidiaries, and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders; provided, however, the merger or sale of all or substantially all of the operating assets held by our operating partnership will require the approval of our stockholders.
An annual meeting of our stockholders is held each year, at least 30 days after delivery of our annual report to our stockholders. Special meetings of stockholders may be called upon the request of a majority of our directors, a majority of our independent directors, our president, or our chief executive officer and must be called upon the written request of stockholders holding at least 10% of our outstanding shares. Upon receipt of a written request of stockholders holding at least 10% of our outstanding shares stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting within 10 days of such request. The meeting must be held not less than 15 nor more than 60 days after the distribution of the notice of meeting. The presence of stockholders, either in person or by proxy, entitled to cast 50% of all the votes entitled to be cast at the meeting constitutes a quorum.
As stated in our charter, any stockholder and any designated representative thereof shall be permitted access to our records at all reasonable times and may inspect and copy any such records for a reasonable charge. Our policy is to allow our stockholders access to the following records: our charter; our bylaws; the minutes of the proceedings of our stockholders; our books of account; our stock ledger; our annual statements of affairs; and any voting trust agreements deposited with us. We will make any of these requested documents available at our principal office within seven days after receipt of a request. Our stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, and the number of shares owned by each stockholder and will be sent within 10 days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. The request cannot be made to secure a copy of our stockholder list or other information for the purpose of selling the list or using the list or other information for a commercial purpose other than in the interest of the requesting stockholder as a stockholder relative to our affairs. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.
Restrictions on Ownership and Transfer
In order for us to continue to qualify as a REIT under the Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

•
five or fewer individuals (as defined in the Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.
We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective. Because we believe it is essential for us to continue to qualify as a REIT, our charter provides (subject to certain exceptions) that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of our outstanding shares of stock or more than 9.8% of the number or value (whichever is more restrictive and in either case as determined in good faith by our Board) of our outstanding shares of common stock.
Our Board, in its sole discretion, may waive this ownership limit if evidence satisfactory to our Board, including certain representations and undertakings required by our charter, is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT or that compliance is no longer required for REIT qualification.
Additionally, our charter further prohibits the transfer or issuance of our stock if such transfer or issuance:

•	with respect to transfers only, results in our common stock being beneficially owned by fewer than 100 persons;

•	results in our being “closely held” within the meaning of Section 856(h) of the Code;

•	results in our owning, directly or indirectly, more than 9.9% of the ownership interests in any tenant or subtenant; or

•	otherwise results in our disqualification as a REIT.
Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void. In the event of any attempted transfer of our stock which, if effective, would result in (1) violation of the ownership limit discussed above, (2) in our being “closely held” under

Section 856(h) of the Code, (3) our owning (directly or indirectly) more than 9.9% of the ownership interests in any tenant or subtenant, or (4) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. Such shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the shares, will be entitled to receive all distributions authorized by our Board on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to vote all shares held in trust.
The trustee of the beneficial trust may select a transferee to whom the shares may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on transfer. Upon sale of the shares held in trust, the intended transferee (the transferee of the shares held in trust whose ownership would violate the 9.8% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds or the price per share the intended transferee paid for the shares (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the event causing the shares to be held in trust). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.
In addition, we have the right to purchase any shares held in trust at the lesser of (1) the price per share paid in the transfer that created the shares held in trust (or, in the case of a gift or devise, the market price at the time of such gift or devise), or (2) the current market price, until the shares held in trust are sold by the trustee of the beneficial trust. An intended transferee must pay, upon demand, to the trustee of the beneficial trust (for the benefit of the beneficial trust) the amount of any distribution we pay to an intended transferee on shares held in trust prior to our discovery that such shares have been transferred in violation of the provisions of our charter. If any legal decision, statute, rule, or regulation deems or declares the transfer restrictions included in our charter to be void or invalid, then we may, at our option, deem the intended transferee of any shares held in trust to have acted as an agent on our behalf in acquiring such shares and to hold such shares on our behalf.
Any person who (1) acquires or attempts to acquire shares in violation of the foregoing ownership restriction, transfers or receives shares subject to such limitations, or would have owned shares that resulted in a transfer to a charitable trust, or (2) proposes or attempts any of the transactions in clause (1), is required to give us immediate written notice of such event or, in the case of a proposed or attempted transaction, 15 days’ written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our Board determines it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification.
The ownership restriction does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our Board based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.
Distribution Policy
We intend to continue to accrue distributions daily and make distributions on a monthly basis. We commenced paying distributions on October 1, 2014, to investors of record on September 23, 2014. We achieved our minimum escrow requirement on September 23, 2014; therefore our first monthly distribution was for a partial month. We reserve the right to adjust the periods during which distributions accrue and are paid. We may fund some of our distributions from the proceeds of our offerings or from borrowings in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest in properties.  Because substantially all of our operations will be performed indirectly through our operating partnership, our ability to pay distributions depends in large part on our operating partnership’s ability to pay distributions to its partners, including to us. In the event we do not have enough cash from operations to fund the distribution, we may borrow, issue additional securities or sell assets in order to fund the distributions or make the distributions out of net investment proceeds from our offerings.

We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and there are no current limits on the amount of distributions to be paid from such funds. To the extent that we pay distributions using offering proceeds, such distributions will be considered a return of capital and will reduce the tax basis of your investment.
Over the long term, we expect that a greater percentage of our distributions will be paid from cash flows from operations. However, our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including our ability to raise and invest capital at favorable yields, the financial performance of our investments in the current real estate and financial environment and the types and mix of investments in our portfolio. As a result, future distributions declared and paid may exceed cash flow from operations, which may cause a decrease in our NAV if not offset by other effects.
Distributions will be paid to our stockholders as of the record date selected by our Board. We declare and pay distributions monthly based on daily declaration and record dates so that investors may be entitled to distributions immediately upon purchasing our shares. We accrue the amount of declared distributions as our liability on a daily basis, and such liability is accounted for in determining the NAV. We expect to regularly pay distributions unless our results of operations, our general financial condition, general economic conditions, or other factors inhibit us from doing so. Distributions will be authorized at the discretion of our Board, which will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Code. Our Board may increase, decrease or eliminate the distribution rate that is being paid at any time. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in our public offering;

•	our operating and interest expenses;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates;

•	tenant improvements, capital expenditures and reserves for such expenditures;

•	the issuance of additional shares; and

•	financings and refinancings.
Distributions are made on all classes of our common stock at the same time. The per share amount of distributions on our New Shares and IPO Shares differs because of different allocations of class-specific expenses. We use the record share method of determining the per share amount of distributions on each class of shares, although our Board may choose other methods. The record share method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants (AICPA). Under this method, the amount to be distributed on shares of our common stock is increased by the sum of all class-specific expenses accrued for such period. Such amount is divided by the number of shares of our common stock outstanding on the record date. Such per share amount is reduced for each class of common stock by the per share amount of any class-specific expenses allocable to such class.
Distributions to stockholders are characterized for federal income tax purposes as ordinary income, capital gains, non-taxable return of capital or a combination of the three. Distributions that exceed our current and accumulated earnings and profits (calculated for tax purposes) constitute a return of capital for tax purposes rather than a distribution and reduce the stockholders’ basis in our common stock. To the extent that a distribution exceeds both current and accumulated earnings and profits and the stockholders’ basis in the common stock, it will generally be treated as a capital gain. We will annually notify stockholders of the taxability of distributions paid during the preceding year.

Distributions in kind will not be permitted, except for: (1) distributions of readily marketable securities; (2) distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter; or (3) distributions of in-kind property which meet all of the following conditions: (a) the directors advise each stockholder of the risks associated with direct ownership of us, (b) the directors offer each stockholder the election of receiving in-kind property distributions, and (c) the directors distribute in-kind property only to those stockholders who accept the directors’ offer.
We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Code. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, we could be required to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash, which could reduce the value of your investment in our shares. In addition, such distributions may constitute a return of capital. For more detailed historical information about distributions, see “The Companies - Griffin Capital Essential Asset REIT II, Inc. - Distributions.”
The Combined Company expects to establish a post-merger distribution level at $0.65 per share per year, with a portion of such distribution to be made in stock, paid on a monthly basis. Distributions are not guaranteed and will be determined on a quarterly basis by the Board of Directors of the Combined Company in its sole discretion.
Stockholder Liability
The MGCL provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our Board; and

•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of consideration for which their shares were issued.
Distribution Reinvestment Plan
Our DRP allows you to have distributions otherwise distributable to you invested in additional shares of our common stock. We registered $0.2 billion in shares of stock for issuance under our DRP, as part of our follow-on offering. On December 12, 2018, we temporarily suspended our DRP. The DRP will be officially suspended as of December 30, 2018. All December distributions will be paid in cash only. We intend to recommence our DRP and SRP once the Mergers are completed. Former GCEAR stockholders will need to enroll in our DRP program if they would like to participate.
At this time, we intend to recommence our follow-on offering, if appropriate and at the appropriate time, once the Mergers are completed.
The following discussion summarizes the principal terms of our DRP. The full text of our amended and restated DRP is included as Exhibit 4.3 to our Pre-Effective Amendment No. 3 to the Registration Statement on Form S-11 filed with the SEC on September 18, 2017.

Eligibility
Participation in our DRP is limited to investors who have purchased stock in any of our prior offerings or investors who acquire stock in the Company Merger. We may elect to deny your participation in our DRP if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.
Election to Participate
Assuming you are eligible, you may elect to participate in our DRP by completing the subscription agreement or other approved enrollment form available from our dealer manager or a participating broker-dealer. Your participation in our DRP will begin with the next distribution made after receipt of your enrollment form. Once enrolled, you may continue to purchase stock under our DRP until we have terminated our DRP. You can choose to have all or a portion of your distributions reinvested through our DRP. You may also change the percentage of your distributions that will be reinvested at any time if you complete a new enrollment form or other form provided for that purpose.
Stock Purchases
Stock will be purchased under our DRP on our distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under our DRP.
The per share purchase price for shares purchased pursuant to the DRP will be equal to our NAV per share applicable to the class of shares purchased, calculated as of the distribution date. Stockholders do not pay selling commissions, dealer manager fees or stockholder servicing fees when purchasing shares pursuant to the DRP. Because the distribution fee is calculated based on our NAV, it reduces distributions with respect to Class T, Class S, and Class D shares, including shares issued under the DRP with respect to such share classes. Shares acquired under the DRP entitle the participant to the same rights and to be treated in the same manner as shares of that class purchased in any of our prior offerings or investors who acquire stock in the Company Merger.
The price for shares purchased under our DRP bears little relationship to, and will likely exceed, what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. Purchase of our stock under our DRP may effectively lower the total return on your investment with us. Our board reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from distributions that may be reinvested in shares under our DRP.
Account Statements
Our transfer agent will provide quarterly investor statements which will include your periodic purchases under our DRP. Within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned, and the amount of distributions made in the prior year.
Fees and Commissions
No selling commissions, dealer manager fees or stockholder servicing fees will be paid on shares sold under the DRP, but such shares will be charged the applicable distribution fee payable with respect to all shares of the applicable class with the exception of shares held by our affiliates. We will not receive a fee for selling stock under our DRP.
Voting
You may vote all shares of stock acquired through our DRP.

Tax Consequences of Participation
If you elect to participate in our DRP and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to our DRP.
Specifically, you will be treated as if you have received the distribution in cash and then applied such distribution to the purchase of additional stock. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. We will withhold 28% of the amount of distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or dividends or fail to certify that you are not subject to withholding.
Termination of Participation
You may terminate your participation in our DRP at any time by providing us with written notice. Any transfer of your stock will effect a termination of the participation of those shares of stock in our DRP. We request that you promptly notify us in writing if at any time there is a material change in your financial condition, including failure to meet the minimum income and net worth standards as imposed by the state in which you reside and as described in the “Suitability Standards” section of our most recent prospectus or you cannot make the other representations or warranties set forth in the subscription agreement at any time prior to the listing of the stock on a national securities exchange. We will terminate your participation to the extent that a reinvestment of your distributions in our stock would cause you to exceed the ownership limitation contained in our charter.
Amendment or Termination of Plan
We may amend, suspend or terminate our DRP at our discretion at any time upon ten days prior written notice to participants, which we may provide by filing a Current Report on Form 8-K with the SEC. However, no such amendment shall add compensation to the plan or remove the opportunity for you to terminate your participation in the plan, as specified above.
Share Redemption Program
We had a share redemption program for holders of IPO Shares who held their shares for less than four years (“IPO SRP”), which enabled IPO stockholders to sell their shares back to us in limited circumstances. On June 4, 2018, our board of directors approved the termination of the IPO SRP, effective as of July 5, 2018.
During the nine months ended September 30, 2018, we redeemed 1,306,834 shares of common stock under the IPO SRP for approximately $12.2 million at a weighted average price per share of $9.36. Since inception, we have honored all redemption requests related to the IPO SRP and have redeemed a total of 2,097,775 shares of common stock for approximately $19.6 million at a weighted average price per share of $9.34. We have funded all redemptions using proceeds from the sale of IPO Shares pursuant to the DRP.
In connection with our follow-on offering, our board of directors adopted the New SRP for holders of New Shares. Effective as of July 5, 2018, our board of directors amended and restated the New SRP in order to allow stockholders of the IPO Shares to utilize the New SRP.
The New SRP enables our stockholders to sell their shares to us in limited circumstances. It permits our stockholders to submit their shares for redemption after they have held them for at least one year, subject to the significant conditions and limitations described below. On December 12, 2018, we temporarily suspended our New SRP. Redemptions submitted for the fourth quarter of 2018 will be honored in accordance with the terms of the New SRP, and the New SRP will be officially suspended as of January 19, 2019. We intend to recommence our DRP and New SRP once the Mergers are completed. At this time, we intend to recommence our follow-on offering, if appropriate and at the appropriate time, once the Mergers are completed. Until further notice, Class E shares are not eligible to participate in our New SRP.

Since inception, we have honored all redemption requests related to the New SRP and have redeemed a total of 693,487 shares of common stock for approximately $6.7 million at a weighted average price per share of $9.62.
General
While you should view your investment in our common stock as long term with limited liquidity, we have adopted a SRP, whereby on a quarterly basis, stockholders may request that we redeem all or any portion of their shares of our common stock. Due to the illiquid nature of investments in real estate, we may not have sufficient liquid resources to fund redemption requests. In addition, we have established limitations on the amount of funds we may use for redemptions during any calendar quarter. See “Redemption Limitations” below. Further, our Board has the right to modify or suspend the SRP upon 30 days’ notice at any time if it deems such action to be in our best interest. Any such modification or suspension will be communicated to stockholders through our filings with the SEC. You may request that we redeem shares of our common stock through your financial advisor or directly with our transfer agent. Under our SRP, we will only redeem shares as of the closing of the last business day of that quarter (a “Redemption Date”). To have your shares redeemed, your redemption request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable quarter. Redemption requests received and processed by our transfer agent will be effected at a redemption price equal to the NAV per share for the applicable class generally on the 13th of the month prior to quarter end (unless the 13th is not at least ten business days prior to the second to last business day of the applicable quarter, in which case the redemption price will be equal to the NAV per share on a date that is at least ten business days prior to the second to last business day of such quarter) (the “Redemption NAV”).  If a redemption request is received after such time, the redemption order will be carried forward to the next quarter’s Redemption Date at the NAV per share applicable to that quarter’s redemption, unless such request is withdrawn prior to that Redemption Date.  Investors will have at least 20 business days (from the last business day of the previous quarter to the second to last business day of the current quarter) during which to decide whether to request a redemption of their shares as of the end of the current quarter.  Investors may withdraw their redemption requests before they have been processed by notifying a customer service representative available on our toll-free information line by 4:00 p.m. Eastern time on the last business day of the applicable quarter.  Settlements of share redemptions generally will be made within five business days after the Redemption Date.
Minimum Account Redemptions
In the event that any stockholder fails to maintain the minimum balance of $2,500 of shares of our common stock, we may redeem all of the shares held by that stockholder at the redemption price applicable to the quarter in which we determine that the stockholder has failed to meet the minimum balance. Minimum account redemptions will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV.
Sources of Funds for Redemptions
We may, in our advisor’s discretion, after taking the interests of our company as a whole and the interests of our remaining stockholders into consideration, use proceeds from any available sources at our disposal to satisfy redemption requests, subject to the limitation on the amount of funds we may use described below under “—Redemption Limitations.” Potential sources of funding redemptions include, but are not limited to, cash on hand, cash available from borrowings, cash from the sale of shares of our common stock and cash from liquidations of investments, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders, purchases of real property, or debt-related or other investments. Our Board has no obligation to use other sources to redeem shares of our common stock in any circumstances.
Redemption Limitations
Under our SRP, shares are not eligible for redemption for the first year after purchase except upon death or qualifying disability of a stockholder; provided, however, shares issued pursuant to our DRP are not subject to the one-year holding period. In addition, our SRP generally imposes a quarterly cap on aggregate redemptions of our shares equal to a value of up to 5% of the aggregate NAV of the outstanding shares as of the last business day of the previous quarter.

In the event that we determine to redeem some but not all of the shares submitted for redemption during any quarter, whether due to the quarterly cap or otherwise, shares submitted for redemption during such quarter will be redeemed on a pro rata basis. With respect to any pro rata treatment, redemption requests following the death or qualifying disability of a stockholder will be considered first, as a group, followed by requests where pro rata redemption would result in a stockholder owning less than the minimum balance of $2,500 of shares of our common stock, which will be redeemed in full to the extent there are available funds, with any remaining available funds allocated pro rata among all other redemption requests. All unsatisfied redemption requests must be resubmitted after the start of the next quarter, or upon the recommencement of the SRP, as applicable.
In order for a disability to be considered a “qualifying disability,” (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive.  The “applicable governmental agencies” are limited to the following: (1) the Social Security Administration; (2) the U.S. Office of Personnel Management; or (3) the Veterans Benefits Administration.
Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or ADA, or waiver of insurance premiums, will not entitle a stockholder to the special redemption terms applicable to stockholders with a “qualifying disability” unless otherwise permitted by us. Redemption requests following an award by the applicable governmental agency of disability benefits must be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability, a Veteran’s Benefits Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we deem acceptable and demonstrates an award of the disability benefits.
The following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age;

•	temporary disabilities; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.
Should redemption requests, in the business judgment of our Board, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than redeeming our shares is in the best interests of us as a whole, we may choose to redeem fewer shares in any particular quarter than have been requested to be redeemed, or none at all. Further, our Board may modify, suspend or terminate our SRP if it deems such action to be in our best interest. Material modifications, including any amendment to the 5% quarterly limitation on redemptions, to and suspensions of the SRP will be promptly disclosed to stockholders in a prospectus supplement (or post-effective amendment if required by the Securities Act) or special or periodic report filed by us. In addition, we may determine to suspend the SRP due to regulatory changes, changes in law or if we become aware of undisclosed material information that we believe should be publicly disclosed before shares are redeemed. Once the SRP is suspended, our Board must affirmatively authorize the recommencement of the plan before stockholder requests will be considered again.
IRS regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for shares of our stock sold or redeemed. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise, we will utilize the first-in-first-out method.
The shares we redeem under our SRP will be canceled and return to the status of authorized but unissued shares. We do not intend to resell such shares to the public unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.

Notwithstanding the foregoing, under our SRP and the Merger Agreement, stockholders of GCEAR will be deemed to have acquired our shares on the date of the issuance of their GCEAR shares and for the same price as that paid to GCEAR, adjusted for the conversion rate of 1.04807:1.
Restrictions on Roll-up Transactions
A roll-up transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (roll-up entity) that is created or would survive after the successful completion of a roll-up transaction. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange for at least 12 months; or

•
a transaction involving our conversion to trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in common stockholder voting rights, the term of our existence, compensation to our advisor or our investment objectives.

In connection with any roll-up transaction involving the issuance of securities of a roll-up entity, an appraisal of all of our assets shall be obtained from a competent independent appraiser. The assets shall be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of us and our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of the roll-up entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for that offering.
In connection with a proposed roll-up transaction, the sponsor of the roll-up transaction must offer to common stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the roll-up entity offered in the proposed roll-up transaction; or

(2)	one of the following:

(a)	remaining as holders of our common stock and preserving their interests therein on the same terms and conditions as existed previously, or

(b)	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.
We are prohibited from participating in any roll-up transaction:

•
that would result in the common stockholders having voting rights in a roll-up entity that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution;

•
that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

•	in which our investor’s rights to access of records of the roll-up entity will be less than those provided in “- Meetings and Special Voting Requirements” above; or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is not approved by the common stockholders.

CERTAIN PROVISIONS OF MARYLAND LAW AND GCEAR II’S CHARTER AND BYLAWS
The following description of the terms of certain provisions of the MGCL and GCEAR II’s current charter and bylaws is only a summary. For a complete description, refer to the MGCL and GCEAR II’s current charter and bylaws. GCEAR II’s charter and bylaws have been previously filed with the SEC, and this summary is qualified in its entirety thereby. When used in this section, unless otherwise specifically stated or the context requires otherwise, the terms “we,” “us” or “our” refer to GCEAR II and its consolidated subsidiaries. This section assumes that GCEAR II’s current charter is in place. For a description of the amendments to the charter that could occur in the future (if the charter amendment proposal is approved), see “Amended and Restated Charter Provisions.”
The GCEAR II Board
Our charter and bylaws provide that the number of our directors may be established by our Board but may not be fewer than three. Our bylaws further provide that the number of directors may not be more than 15. Vacancies on the Board, whether created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director, may be filled by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Notwithstanding the foregoing, a majority of the independent directors shall nominate replacements for vacancies among the independent directors’ positions. If at any time we have no directors in office, our stockholders shall elect successor directors. Each of our directors will be bound by our charter and bylaws.
Resignation and Removal of Directors
Any director may resign at any time and may be removed with or without cause by a vote of the stockholders entitled to cast a majority of the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. Neither our advisor, any member of our Board nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director. In determining the requisite percentage in interest of shares required to approve such a matter, any shares owned by such persons will not be included.
Business Combinations
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority voting requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, our charter contains a provision opting out of the business combination statute.
Control Share Acquisitions
With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter, excluding “control shares:”

•	owned by the acquiring person;

•	owned by our officers; and

•	owned by our employees who are also directors.
“Control shares” means voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares for which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.
Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our Board to call a special meeting of our stockholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.

As permitted by the MGCL, our charter contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.
Our bylaws currently provide that vacancies on our Board may be filled by the remaining directors. In addition, our charter and bylaws also vest in the board the exclusive power to fix the number of directorships provided that the number is not fewer than three.
Amendments to GCEAR II’s Charter
Without the approval of a majority of the shares entitled to vote on the matter, our Board may not: (a) amend the charter to adversely affect the rights, preferences and privileges of the common stockholders; (b) amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (c) liquidate or dissolve us other than before the initial investment in a property; (d) sell all or substantially all of our assets other than in the ordinary course of our business; or (e) cause the merger or other reorganization of us.
Advance Notice of Director Nominations and New Business
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the Board and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the Board, or (3) by a stockholder who was a stockholder of record both at the time of giving of notice and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the Board at a special meeting may be made only (A) pursuant to our notice of the meeting, (B) by or at the direction of the Board, or (C) provided that the Board has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of giving of notice and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.
Limited Liability and Indemnification of GCEAR II’s Directors, Officers, Employees and Other Agents
We are permitted to limit the liability of our directors, officers and other agents, and to indemnify them, only to the extent permitted by Maryland law and the NASAA REIT Guidelines.
Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services, or (2) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services;

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful; or

•
in a proceeding by us or on our behalf, the director or officer was adjudged to be liable to us (although a court may order indemnification for expenses relating to an adverse judgment in a suit by or in the right of the corporation or a judgment of liability on the basis that a personal benefit was improperly received).

Our charter generally provides that no director or officer will be liable to us or our stockholders for money damages and that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to a director, an officer, an employee, an agent, our advisor or an affiliate of our advisor from and against any and all losses or liabilities reasonably incurred by such party in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances. We have obtained director and officer liability insurance that may cover all or a portion of the losses and liabilities, if any, which may arise from such events.
In addition to the above provisions of the MGCL, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify our directors, our officers, our employees, our agents, our advisor and our advisor’s affiliates for any liability or loss suffered by any of them, or hold any of them harmless for any loss or liability suffered by us, by requiring that the following additional conditions be met:

•	our directors, officers, employees, agents, advisor or advisor’s affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our directors, officers, employees, agents, advisor or advisor’s affiliates were acting on our behalf or performing services for us;

•	in the case of our non-independent directors, or our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.
We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.
The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.
The SEC takes the position that indemnification against liabilities arising under the Securities Act, is against public policy and unenforceable. Indemnification of our directors, officers, employees, agents, advisor or advisor’s affiliates and any persons acting as a broker-dealer will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•
a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our charter provides that the advancement of our funds to our directors, officers, employees, agents, advisor or advisor’s affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (1) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (2) our directors, officers, employees, agents, advisor or advisor’s affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (3) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction specifically approves such advancement; and (4) our directors, officers, employees, agents, advisor or advisor’s affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such persons are found not to be entitled to indemnification.

THE MERGERS
The following is a description of the material aspects of the Mergers. While GCEAR II and GCEAR believe that the following description covers the material terms of the Mergers, the description may not contain all of the information that is important to GCEAR II and GCEAR stockholders. GCEAR II and GCEAR encourage their stockholders to carefully read this entire Joint Proxy Statement and Prospectus, including the Merger Agreement attached to this Joint Proxy Statement and Prospectus as Annex A, for a more complete understanding of the Mergers.
General
Each of the GCEAR II Special Committee, the GCEAR II Board, the GCEAR Special Committee and the GCEAR Board has unanimously approved the Merger Agreement and the Company Merger pursuant to the Merger Agreement. Pursuant to the Merger Agreement, GCEAR will merge with and into Merger Sub, with Merger Sub as the surviving entity and the GCEAR II Operating Partnership will be merged with and into the GCEAR Operating Partnership.
In connection with the Company Merger, GCEAR stockholders will receive the merger consideration described below under “The Merger Agreement - Consideration to be Received in the Mergers” beginning on page 253.
Background of the Mergers
As part of its on-going oversight, direction and management of GCEAR, the GCEAR Board and management team regularly reviews and discusses GCEAR’s performance, business plan, strategic direction and future prospects. These discussions have periodically, in the ordinary course of business, included evaluation of potential acquisitions, divestitures, business combination transactions and other strategic opportunities. Similarly, as part of its on-going oversight, direction and management of GCEAR II, the GCEAR II Board and management team regularly reviews and discusses GCEAR II’s performance, business plan, strategic direction and future prospects. These discussions have periodically, in the ordinary course of business, included evaluation of potential sources of capital, acquisitions, divestitures and other strategic opportunities.
On August 18, 2016, the GCEAR Nominating and Corporate Governance Committee, consisting solely of the independent directors of the GCEAR Board and acting as the GCEAR Special Committee, engaged Robert A. Stanger & Co., Inc. to evaluate GCEAR’s strategic alternatives and, if appropriate, monitor the process of pursuing one or more selected alternatives. Stanger’s engagement also included, among other things, a review of GCEAR’s portfolio of properties and quantification of its strategic alternatives.
On October 24, 2016, at a joint meeting of the GCEAR Board and GCEAR Special Committee, Stanger provided a presentation of various strategic alternatives, including analysis of liquidation value, listing value, merger value, conversion to a Daily NAV REIT structure and status quo.
On January 13, 2017, at a board retreat, Stanger provided a presentation updating the GCEAR Board and the GCEAR Special Committee on the various strategic alternatives discussed during the October 2016 meeting. The Special Committee determined to continue to evaluate the various options throughout the year but to continue with the status quo at this time.
From January 2017 through January 2018, the independent directors were updated at various board meetings by management and Stanger on the real estate market and public market in general, the GCEAR portfolio and potential acquisitions and sales, updated debt financing and potential transactions.
On January 19, 2018, at a board retreat, Mr. Shields, who served as GCEAR’s Chief Executive Officer and Chairman of the GCEAR Board until December 14, 2018, and who presently serves as GCEAR’s Executive Chairman, spoke to the GCEAR Board on the subject of its non-traded status and of the length of time GCEAR’s stockholders had been invested in GCEAR with limited opportunity to liquidate their investments through GCEAR’s share redemption program. Representatives of Stanger then addressed the GCEAR Board and discussed GCEAR’s potential strategic considerations, including the Self Administration Transaction through the acquisition of the GCEAR Advisor and GCEAR II Advisor, the Self Administration Transaction and merger with GCEAR II, the Self Administration Transaction and merger with a publicly traded REIT, and the Self Administration Transaction and merger with GCEAR II and a publicly traded REIT. The GCEAR Board had extensive discussions with management and the representatives of Stanger regarding all scenarios presented by Stanger.
On January 23, 2018, the GCEAR Special Committee discussed its desire to consider the Self Administration Transaction in order to maximize its flexibility in the marketplace to consider various potential exit strategies. The GCEAR Special Committee ratified the engagement of (i) Stanger as the financial advisor to the GCEAR Special Committee and (ii) Venable LLP (“Venable”) as Maryland and special counsel to the GCEAR Special Committee in connection with the Self Administration Transaction. In addition, the GCEAR Special Committee discussed the need to hire a compensation consulting firm for purposes of determining the appropriate compensation of GCEAR’s various executive officers in the event of the Self Administration Transaction.
During the months of February, March and April 2018, the GCEAR Special Committee held approximately eleven meetings with its legal counsel and Stanger present, and the GCEAR Special Committee negotiated with GCC a transaction and various material terms of such transaction in which GCC would contribute its real estate platform, GRECO, to GCEAR or the GCEAR Operating Partnership. At that time, GRECO was an indirect wholly-owned subsidiary of GCC and was the sole owner of two advisors, the GCEAR Advisor and the GCEAR II Advisor. GRECO is the sole member of GCPM which is the sole member of the GCEAR Property Manager and the GCEAR II Property Manager. Legal counsel to the respective parties began preparing the transaction documents in April 2018.
On May 31, 2018, the GCEAR Special Committee engaged FTI Consulting, Inc. (“FTI Consulting”) as its compensation consultant to provide services in connection with executive compensation matters upon consummation of the Self Administration Transaction. FTI Consulting was selected, among other factors, for its reputation among peers in the industry.
On June 19, 2018, at a GCEAR Special Committee meeting, Mr. Shields, the GCEAR Special Committee, the financial advisor and outside counsel to the GCEAR Special Committee discussed the possibility of modifying the transaction structure in which GCEAR would merge into GCEAR II followed by or including the Self Administration Transaction with the Combined Company and GRECO. The potential benefits of the newly proposed transaction included a Combined Company with significantly greater assets and diversification of property location as well as extension of the weighted average remaining lease terms of the GCEAR portfolio. The discussion also included the potential continuance of the daily NAV structure of GCEAR II post-transaction as the Combined Company positioned itself for greater liquidity.
In a meeting of the GCEAR II Board on June 25, 2018, the GCEAR II Board and GCEAR II’s management discussed a potential strategic transaction with GCEAR and GRECO. They also discussed the possibility of interviewing investment banking firms to provide advice with respect to the potential strategic transaction. The GCEAR II Board agreed to select four investment banking firms to present in person in the upcoming weeks. The GCEAR II Board also discussed forming a special committee and hiring separate legal counsel for such committee as part of the process.
In a meeting of the GCEAR II Board on July 10, 2018, the GCEAR II Board met with four investment banking firms to discuss a potential engagement to review and evaluate the potential strategic transaction with GCEAR and GRECO, and each investment banking firm provided an overview of its qualifications and a fee proposal. Members of the GCEAR II Advisor management team, counsel for GCEAR II from Nelson, Mullins, Scarborough & Riley, LLP (“Nelson Mullins”), and counsel from Morris, Manning & Martin, LLP (“Morris, Manning & Martin”) were present at the meeting. After the presentations of the four investment banking firms, the GCEAR II Board determined that the independent members of the GCEAR II Board would select two of the four investment banking firms for further consideration. After the GCEAR II Board meeting adjourned, the independent members of the GCEAR II Board met separately with counsel from Morris, Manning & Martin.

On July 16, 2018, the independent members of the GCEAR II Board met by telephone, with counsel from Morris, Manning & Martin present, to discuss the four investment banking firm candidates and to select two of the firms for further consideration.
On July 16, 2018, GCEAR engaged Bank of America Merrill Lynch as an additional financial advisor.
On July 26, 2018, the independent members of the GCEAR II Board met by telephone, with counsel from Morris, Manning & Martin present, to discuss GCEAR II’s business and financial condition, and the potential strategic transaction with GCEAR and GRECO.
On August 2, 2018, the independent members of the GCEAR II Board met by telephone, with counsel from Morris, Manning & Martin present, to discuss the qualifications of the two remaining investment banking firm candidates and their fee proposals. After discussion, the independent directors of the GCEAR II Board determined to direct management to negotiate an engagement letter with SunTrust Robinson Humphrey and to present the proposed engagement letter to the independent directors for review and consideration.
On August 16, 2018, the GCEAR II Board, by unanimous written consent, formed the GCEAR II special committee (the “GCEAR II Special Committee”), consisting solely of the independent directors of the GCEAR II Board, to review a potential merger with GCEAR and the Self Administration Transaction with the Combined Company involving GRECO, and suspended the primary portion of GCEAR II’s follow-on public offering, effective August 17, 2018, in order to allow the GCEAR II Special Committee to evaluate the potential transactions.
Also on August 16, 2018, the GCEAR II Special Committee authorized the engagement of SunTrust Robinson Humphrey as the Special Committee’s financial advisor, and Morris, Manning & Martin as legal counsel, in connection with the potential transactions.
On August 27, 2018, the GCEAR Special Committee held a meeting to discuss with representatives of Stanger, Nelson Mullins and Venable various aspects of the potentially modified transaction structure.
Between August 24, 2018 and September 13, 2018, the GCEAR II Special Committee held four telephonic meetings with its financial advisor and counsel present to discuss a potential business combination with GCEAR and GRECO. On September 16, 2018, the GCEAR II Special Committee submitted to the GCEAR Special Committee a non-binding proposal to acquire GCEAR in a stock for stock merger transaction at an exchange ratio based upon each company’s estimated per share NAV, immediately followed by the acquisition of GRECO. On the same day, the GCEAR II Special Committee submitted to Mr. Shields a proposal to acquire GRECO in a self administration transaction, contingent upon the consummation of GCEAR’s merger with GCEAR II.
On September 19, 2018, the GCEAR Special Committee held a meeting to review and consider the non-binding proposals submitted by the GCEAR II Special Committee relating to the acquisition of GCEAR and GRECO by GCEAR II. Stanger provided observations on each of the material terms contained in the proposals and prepared a list of questions to be answered by management in connection with the analysis.
In September and October 2018, the GCEAR II Special Committee, in consultation with its financial advisor and counsel, considered a number of counter-proposals from the GCEAR Special Committee and GRECO.
In September and October 2018, the GCEAR Special Committee, in consultation with its financial advisor and legal counsel, considered a number of revised proposals from the GCEAR II Special Committee relating to the potential merger transaction with GCEAR II. The GCEAR Special Committee also reviewed and analyzed the proposals and counter-proposals for a self administration transaction between the GCEAR II Special Committee and GCC relating to the GRECO transaction.
On or about October 5, 2018, the GCEAR Special Committee concluded that a business combination structured as a two-step transaction in which GCEAR would acquire GRECO and, following the required stockholder approvals and other required approvals and consents, GCEAR II would acquire GCEAR, would be a more advantageous transaction to pursue. Such determination was based on a number of factors, primarily the GCEAR Special Committee’s desire to close a transaction with GRECO as soon as possible in order to accelerate the expected increase in earnings and cash flow from the GRECO acquisition, which would not have been possible in a simultaneous transaction due to the amount of time required to prepare for and conduct stockholder meetings to enable GCEAR II and GCEAR to submit the business combination to the vote of the stockholders of the respective companies.
In a telephonic meeting held on October 22, 2018, the GCEAR II Special Committee reviewed the key provisions of a proposed Merger Agreement, which had previously been provided to the GCEAR II Special Committee by counsel, with the assistance of its financial advisor and counsel.
On October 24, 2018, the GCEAR Special Committee held two meetings to discuss potentially reverting the transaction structure back to GCEAR initially entering into the Self Administration Transaction for GRECO to be immediately followed by the GCEAR II merger transaction. The GCEAR Special Committee considered, among other things, the certainty of execution of the Self Administration Transaction under the revised structure. During these two meetings, representatives of Stanger also informed the Committee of the potential benefits of conducting a pre-merger market check. Representatives of Stanger discussed the process in which Stanger would provide a GCEAR transaction summary and supporting information to select companies that might be interested in a business combination transaction involving GCEAR.
In a series of seven telephonic meetings held on and between October 29, 2018 and December 3, 2018, the GCEAR II Special Committee received updates on the proposed transactions from its legal counsel and financial advisor and comments on the draft Merger Agreement received from counsel to GCEAR and counsel to the GCEAR Special Committee, and discussed, with the assistance of legal and financial advisor, the business and financial condition of GCEAR and GRECO, including discussions with representatives of Morris, Manning & Martin of such firm’s legal due diligence regarding GCEAR, GRECO and the Self Administration Transaction.
On November 8, 2018, representatives of Morris, Manning & Martin provided a draft of the proposed Merger Agreement to Venable LLP, counsel to the GCEAR Special Committee, and Nelson Mullins, counsel to GCEAR.
On November 9, 2018, GCEAR II and GCEAR entered into an exclusivity agreement, which would take effect after conclusion of the GCEAR market check, in consideration of the substantial time and expense GCEAR II had undertaken, and would continue to undertake, in order to conduct legal due diligence with respect to GCEAR and GRECO and to prepare and negotiate a definitive Merger Agreement.
During November 2018, GCEAR conducted a market check led by Stanger that continued through November 30, 2018, but would have continued through December 10, 2018, if necessary, for negotiations with any third parties. The GCEAR Special Committee held several meetings during the month of November in which representatives of Stanger provided an update on the market check process. Stanger reported that 39 third parties were contacted in connection with the market check process. The 39 third parties were selected by Stanger based on Stanger’s belief that such parties were capable of executing a transaction with GCEAR. From those 39 parties, 15 parties requested and were sent non-disclosure agreements, of which six parties entered into non-disclosure agreements. During the market check process, Stanger was contacted by an investment bank that inquired why a certain publicly traded REIT was not on the list of participants in the market check process. Stanger did not share those reasons with the investment bank, but advised the GCEAR Special Committee that such reasons included, but were not limited to, the long-term management contract of such publicly traded REIT, the reputation of the management of the advisor to such REIT and the liklihood of such publicly traded REIT’s ability to execute an all-cash transaction. The market check ended on November 30, 2018 with no substantial negotiations with any of the third parties.
During November 2018, the GCEAR Special Committee also held several meetings to continue to negotiate the terms of the Self Administration Transaction with GRECO and the GCEAR II merger. The GCEAR Special Committee received updates on the proposed transactions, and discussed the legal and financial due diligence findings by its legal counsel and financial advisor, respectively, including discussions with representatives of Nelson Mullins, Venable and Stanger. The GCEAR Special Committee also had discussions with FTI Consulting relating to the compensation of GCEAR’s executive officers after the Self Administration Transaction.

On November 28, 2018, the GCEAR Special Committee held a meeting with representatives of FTI Consulting to discuss the executive officer compensation recommendations proposed by FTI Consulting. Representatives of FTI Consulting led the committee through its presentation of the compensation recommendations for each of the executive officers of the Company for 2019, including base salaries, incentive bonuses and long-term equity grants. Such representatives of FTI Consulting summarized the rationale for each element of compensation and provided comparisons against industry and Southern California-based REIT benchmarks, as well as recommendations for key provisions to be included in the executive employment agreements.
On December 10, 2018, in a telephonic meeting of the GCEAR Special Committee, at which its legal counsel and financial advisor were present, Stanger presented a report of the Self Administration Transaction for GRECO and the GCEAR II merger transaction, including a preliminary report of its financial analysis of the fairness, from a financial point of view, of the consideration for the Self Administration Transaction for GRECO and the exchange ratio in the GCEAR II merger transaction. In addition, (1) representatives of Nelson Mullins reviewed in detail with the GCEAR Special Committee the material terms of the contribution agreement and related ancillary agreements in connection with the Self Administration Transaction, and (2) representatives of Venable reviewed in detail with the GCEAR Special Committee the material terms of the Merger Agreement for the GCEAR II merger transaction.
Throughout November and early December 2018, the GCEAR II Special Committee met six times with its counsel and financial advisor present to continue to discuss the Company Merger and the Self Administration Transaction. In a telephonic meeting of the GCEAR II Special Committee on December 10, 2018, the GCEAR II Special Committee received an update from its legal counsel and financial advisor on the status of the proposed Merger Agreement and the material terms of the Self Administration Transaction between GCEAR and GRECO.
On December 12, 2018, in a telephonic meeting of the GCEAR Special Committee, at which its legal counsel and financial advisor were present, Stanger provided an update on the proposed transactions. During this meeting, Stanger presented an oral report of its financial analysis of the fairness, from a financial point of view, of the consideration for the Self Administration Transaction for GRECO and the exchange ratio in the GCEAR II merger transaction. After a discussion of updates to the contribution agreement and related ancillary agreements, the GCEAR Special Committee recommended, subject to the receipt of the fairness opinions from Stanger, that the GCEAR Board approve (1) the Self Administration Transaction for GRECO, and (2) the GCEAR II merger transaction. The GCEAR compensation committee approved the FTI Consulting compensation recommendations of the executive officers and directors of GCEAR. After a thorough discussion, the GCEAR Board unanimously approved, subject to the receipt of the fairness opinions from Stanger, (1) the Self Administration Transaction for GRECO, and (2) the GCEAR II merger transaction.
Also on December 12, 2018, in a telephonic meeting of the GCEAR II Special Committee, at which the GCEAR II Special Committee’s legal counsel and financial advisor were present, SunTrust Robinson Humphrey discussed with the committee its preliminary financial analysis of GCEAR after giving effect to the Self Administration Transaction, GCEAR II and the proposed Company Merger. After a thorough review and discussion of the Merger Agreement, a draft of which had previously been provided to the GCEAR II Special Committee, the Special Committee recommended that the GCEAR II Board approve the merger of GCEAR and GCEAR II, subject to the receipt by the GCEAR II Special Committee of an opinion from SunTrust Robinson Humphrey as to the fairness, from a financial point of view, to GCEAR II of the exchange ratio in the Company Merger pursuant to the Merger Agreement. Subsequently, on the same day, the GCEAR II Board conducted a telephonic meeting at which members of GCEAR II’s management team, representatives of Nelson Mullins, and, at the request of the GCEAR II Special Committee, representatives of Morris, Manning & Martin and representatives of SunTrust Robinson Humphrey, were present, the GCEAR II Board discussed the proposed transactions and asked questions of management. After a thorough discussion, the GCEAR II Board unanimously approved the merger of GCEAR and GCEAR II, subject to the receipt by the GCEAR II Special Committee of an opinion from SunTrust Robinson Humphrey as to the fairness, from a financial point of view, to GCEAR II of the exchange ratio in the Company Merger pursuant to the Merger Agreement.

On December 13, 2018, GCEAR and GCEAR II exchanged disclosure letters in connection with the Merger Agreement.
On December 14, 2018, Stanger released its fairness opinion for the Self Administration Transaction with GRECO and the GCEAR II merger to a representative of the GCEAR Special Committee. At such time, GCEAR closed on the Self Administration Transaction with GRECO and executed the Merger Agreement. In addition, the GCEAR Special Committee recommended and the GCEAR Board approved the key person employment agreements with the GCEAR executive officers.
On December 14, 2018, in a telephonic meeting of the GCEAR II Special Committee, at which the GCEAR II Special Committee’s legal counsel and financial advisor were present, the GCEAR II Special Committee received an update of the proposed transactions, including the status of the Self Administration Transaction. Representatives of SunTrust Robinson Humphrey then reviewed and discussed with the GCEAR II Special Committee its financial analyses with respect to GCEAR II, GCEAR and the proposed Company Merger. Thereafter, at the request of the GCEAR II Special Committee, SunTrust Robinson Humphrey rendered its oral opinion to the GCEAR II Special Committee (which was subsequently confirmed in writing by delivery of SunTrust Robinson Humphrey’s written opinion to the GCEAR II Special Committee dated the same date) as to, as of December 14, 2018, the fairness, from a financial point of view, to GCEAR II of the exchange ratio in the Company Merger pursuant to the Merger Agreement. Later on the same day, legal counsel to GCEAR notified legal counsel to the GCEAR II Special Committee that GCEAR had closed the Self Administration Transaction. Subsequently, GCEAR and GCEAR II executed the Merger Agreement.
Recommendation of the Board of Directors of GCEAR II and Its Reasons for the Mergers
The disinterested directors of the GCEAR II Board have unanimously determined and declared that the Merger Agreement and the Company Merger pursuant to the Merger Agreement are advisable and in the best interests of GCEAR II and its stockholders. The disinterested directors of the GCEAR II Board have unanimously approved the Merger Agreement and the Company Merger pursuant to the Merger Agreement.
In evaluating the Mergers, the Merger Agreement and the other transactions contemplated by the Merger Agreement, the GCEAR II Board considered the recommendation of the GCEAR II Special Committee. The GCEAR II Special Committee, prior to making its unanimous recommendation, consulted with its outside legal and financial advisors. In reaching their respective determinations, the GCEAR II Board and GCEAR II Special Committee considered a number of factors, including the following material factors which the GCEAR II Board and the GCEAR II Special Committee viewed as supporting their respective decisions with respect to the Merger Agreement and the Company Merger pursuant to the Merger Agreement:

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The Transactions Deliver Key Strategic and Financial Benefits. The GCEAR II Board expects that the Mergers will provide a number of significant potential strategic and financial benefits, including the following:

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The Combined Company is expected to have a pro forma total capitalization of approximately $4.75 billion (based on total outstanding debt, excluding deferred financing costs and premium/discounts, total equity raised and issued, including limited partnership units issued, preferred equity shares issued, and shares issued pursuant to the distribution reinvestment plan (“DRP”), net of redemptions of each REIT) and a total market capitalization of approximately $2.72 billion (based on the number of issued and outstanding shares of GCEAR II common stock and issued and outstanding GCEAR II Operating Partnership units as of September 30, 2018 and the consideration for the Mergers), creating an industry leader in the single-tenant, net leased office and industrial REIT category. This increased size and scale would better position the Combined Company for a potential Strategic Transaction through the public markets and may provide the Combined Company with significant cost of capital advantages over smaller REITs.

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The Combined Company will be self-managed. Self-managed REITs are typically viewed more favorably by lenders and institutional investors, potentially enhancing the Combined Company’s access to capital and reducing financial costs. Self-managed REITs typically trade at superior valuations in publicly traded markets, improving the Combined Company’s optionality including the option to pursue a successful listing of its shares on a public exchange in the event the Board of the Combined Company determines such an action is in the best interests of stockholders.

◦	A significant increase in total capitalization.

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The same management team operates both GCEAR II and GCEAR and is intimately aware of the unique aspects of each asset and has a proven track record of driving value for shareholders. The two companies are highly complementary with similar portfolio construction and investment mandates and the Combined Company would thus likely benefit from substantial operating and cost efficiencies.

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Improvement to the Portfolio Demographics. The GCEAR II Board considered the fact that as a result of the Mergers, GCEAR II’s portfolio of properties would improve, among others, in the following respects:

◦	Sizeable increase in the number of properties and unique tenants; and

◦	Enhanced tenant, industry, and geographic diversification.

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Integrated Management. The GCEAR II Board considered the fact that the integrated organizational structure of the Combined Company will simplify GCEAR II’s business model and have the following benefits:

◦	Self-managed REIT whose management and employees are exclusively focused on driving value for the Combined Company’s stockholders.

◦	Elimination of overlapping management, reporting, and operational processes, reducing costs and creating a more streamlined and efficient business structure.

◦	Reduction in potential conflicts of interest.

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Improved Optionality. The Combined Company will have an effective registration statement on file with the SEC for a daily NAV offering and will be the only REIT in the NAV space which is not burdened by third-party advisory fees and potential conflicts of interest of an external management team pursuing other platform initiatives.

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Opinion of Financial Advisor. The GCEAR II Board considered the fact that the GCEAR II Special Committee received an opinion, dated December 14, 2018, from SunTrust Robinson Humphrey as to, as of such date, the fairness, from a financial point of view, to GCEAR II of the exchange ratio provided for in the Company Merger, which opinion was based on and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, as more fully described in the section entitled “-Opinion of GCEAR II Special Committee’s Financial Advisor” beginning on page 238.

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High Likelihood of Consummation. The GCEAR II Board considered the commitment on the part of the GCEAR II parties and the GCEAR parties to complete the Mergers as reflected in their respective obligations under the terms of the Merger Agreement, and the likelihood that the stockholder approvals and third-party consents needed to complete the Mergers would be obtained in a timely manner.

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Fixed Exchange Ratio. The GCEAR II Board also considered that the fixed exchange ratio, which will not fluctuate, provides certainty as to the pro forma percentage ownership of the Combined Company by GCEAR II stockholders and GCEAR stockholders, respectively.

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Continued Distributions. The GCEAR II Board considered the fact that the Merger Agreement permits GCEAR II to continue to pay its stockholders certain regular distributions in the ordinary course of business and otherwise to continue to conduct its business in the ordinary course in the period between the execution of the Merger Agreement and the effective time of the Company Merger, subject only to limitations and restrictions on the taking of certain prescribed actions.

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GCEAR Termination Fee. The GCEAR II Board considered the fact that the Merger Agreement contemplates that GCEAR will pay GCEAR II a termination fee equal to $52,200,000 if GCEAR terminates the Merger Agreement and eventually consummates a Competing Proposal within 12 months of such termination (provided the various conditions and procedural requirements set forth in the Merger Agreement are met).

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GCEAR II Adverse Recommendation Change. The GCEAR II Board considered the fact that the Merger Agreement provides the GCEAR II Board with the ability, under certain specified circumstances, to make a change in recommendation and to terminate the Merger Agreement following such change in recommendation in order to enter into an agreement with respect to a Superior Proposal upon payment of a termination fee to GCEAR in the amount of $52,200,000 (provided the various conditions and procedural requirements set forth in the Merger Agreement are met) and the ability to change or withdraw its recommendation in the instance of a GCEAR II Intervening Event (as defined below in “The Merger Agreement-Covenants and Agreements-No Solicitation and Change in Recommendation with Competing Proposal or Intervening Event”).

The GCEAR II Special Committee and the GCEAR II Board also considered a variety of risks and other potentially negative factors concerning the Merger Agreement and the Company Merger pursuant to the Merger Agreement, including the following material factors:

•	the risk of diverting management’s focus and resources from operational matters and other strategic opportunities while working to implement the Mergers;

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the risk that, notwithstanding the likelihood of the Mergers being completed, the Mergers may not be completed, or that completion may be unduly delayed, including the effect of the pendency of the Mergers and the effect such failure to be completed may have on GCEAR II’s operating results, particularly in light of the costs incurred in connection with the Company Merger pursuant to the Merger Agreement;

•	the risk that the GCEAR II stockholders do not approve the Company Merger;

•	the risk that the required third-party consents may not be obtained or may be costly, or result in adverse changes in terms;

•	the risk that GCEAR might receive a Competing Proposal;

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the risk that, under the terms of the Merger Agreement, GCEAR has the ability, under certain specified circumstances, to consider an alternative acquisition transaction if the GCEAR Board determines it constitutes, or is reasonably likely to result in, a Superior Proposal and that the Merger Agreement provides the GCEAR Board with the ability, under certain specified circumstances, to make a change in recommendation and to terminate the Merger Agreement following such change in recommendation in order to enter into an agreement with respect to a Superior Proposal upon payment of a termination fee to GCEAR II in the amount of $52,200,000 (provided the various conditions and procedural requirements set forth in the Merger Agreement are met);

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the risk that, under the terms of the Merger Agreement, GCEAR has the ability to change or withdraw its recommendation in the instance of a GCEAR Intervening Event (as defined below in “The Merger Agreement-Covenants and Agreements-No Solicitation and Change in Recommendation with Competing Proposal or Intervening Event”);

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because the exchange ratio is fixed in the Merger Agreement and will not fluctuate as a result of changes in the value of GCEAR or GCEAR II, an increase in the value of GCEAR II without a similar increase in the value of GCEAR, or a decrease in the value of GCEAR without a similar decrease in the value of GCEAR II, would increase the relative value of the shares of GCEAR II common stock to be issued to GCEAR’s stockholders in the Mergers;

•	the risk that the anticipated strategic and financial benefits of the Mergers may not be realized;

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the risks related to the inherent conflicts of interest because GCEAR II and GCEAR are affiliated entities with common management and the individuals who comprise the management teams of GCEAR and GCEAR II are assisting the GCEAR Board and the GCEAR II Board in connection with the Mergers, and some of GCEAR II’s directors and executive officers may have interests with respect to the Merger that are different from, and in addition to, those of GCEAR II stockholders generally, and some of GCEAR’s directors and executive officers may have interests with respect to the Mergers that are different from, and in addition to, those of GCEAR stockholders generally;

•	the risks of other potential difficulties in integrating the two companies;

•	the substantial costs to be incurred in connection with the transaction, including the transaction expenses arising from the Mergers;

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the restrictions on the conduct of GCEAR II’s business prior to the completion of the Mergers, which could delay or prevent GCEAR II from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of GCEAR II absent the pending completion of the Mergers;

•	the fact that GCEAR II has been required to suspend its follow-on public offering, its DRP and SRP; and

•	other matters described under the section “Risk Factors” beginning on page 45 and “Cautionary Note Regarding Forward-Looking Statements” beginning on page 65.
This discussion of the foregoing information and material factors considered by the GCEAR II Special Committee and the GCEAR II Board in reaching their conclusions and recommendations is not intended to be exhaustive and is not provided in any specific order or ranking. In view of the wide variety of factors considered by the GCEAR II Special Committee and GCEAR II Board in evaluating the Merger Agreement and the Company Merger pursuant to the Merger Agreement, and the complexity of these matters, the GCEAR II Special Committee and the GCEAR II Board did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weight to those factors. In addition, different members of the GCEAR II Board may have given different weight to different factors. The GCEAR II Special Committee and the GCEAR II Board did not reach any specific conclusion with respect to any of the factors considered and instead conducted an overall review of such factors and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the Merger Agreement and the Company Merger pursuant to the Merger Agreement.
This explanation of the reasoning of the GCEAR II Special Committee and GCEAR II Board and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Note Regarding Forward-Looking Statements” beginning on page 65.
After careful consideration, for the reasons set forth above, the disinterested directors of the GCEAR II Board, based on the unanimous recommendation of the GCEAR II Special Committee, unanimously recommends that GCEAR II stockholders vote (i) FOR the proposal to approve the Company Merger pursuant to the Merger Agreement, and (ii) FOR the proposal to approve one or more adjournments of the GCEAR II annual meeting to another date, time or place, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve the Company Merger pursuant to the Merger Agreement.
Recommendation of the Board of Directors of GCEAR and Its Reasons for the Mergers
In evaluating the Mergers and the Merger Agreement, the GCEAR Board considered the recommendation of the GCEAR Special Committee. The GCEAR Special Committee, prior to making its unanimous recommendation, consulted with its outside legal and financial advisors. In reaching their respective determinations, the GCEAR Board and GCEAR Special Committee considered a number of factors, including the following material factors which the GCEAR Board and the GCEAR Special Committee viewed as supporting their respective decisions with respect to the Merger Agreement and the Mergers:

•
the GCEAR Board’s and GCEAR Special Committee’s belief that, based on consultation with their respective advisors, the Combined Company will be better positioned than GCEAR to achieve a successful Strategic Transaction as a result of increased scale and self-management;

•
the Combined Company will maintain GCEAR’s strategy of focusing on high quality, net-leased office and industrial properties with creditworthy tenants and long-term leases that are essential to the business operations of the tenant;

•
the improvement of the portfolio demographics: the Combined Company’s average lease term of 7.4 years (as of September 30, 2018) as compared to GCEAR’s average lease term of 6.6 years (as of September 30, 2018) and the Combined Company’s occupancy of 96.5% (as of September 30, 2018) as compared to GCEAR’s occupancy of 95.3% (as of September 30, 2018);

•
the receipt of shares of GCEAR II Class E common stock as merger consideration provides GCEAR stockholders the opportunity to continue ownership in the Combined Company, which is expected to provide a number of significant potential strategic opportunities and benefits in addition to those listed above, including the following:

▪	the Combined Company will have an effective registration statement on file with the SEC for a daily NAV offering and will be the only REIT in the NAV space that is self-managed;

▪	the Combined Company will benefit from enhanced tenant, industry and geographic diversification;

▪
the enhanced size, scale, and financials of the Combined Company will likely improve access to the capital markets, which can be used to support strategic investments to drive growth opportunities; and

▪	the Combined Company will retain the GCEAR II Board together with two independent directors from GCEAR, as well as the GCEAR II management team which also manages GCEAR.

•
the exchange ratio in the Mergers is fixed and will not fluctuate as a result of changes in the value of GCEAR or GCEAR II, which provides certainty as to the pro forma percentage ownership of the Combined Company by the GCEAR II stockholders and GCEAR stockholders, respectively, and limits the impact of external factors on the Mergers;

•
the opinion of Stanger, dated December 14, 2018, to the GCEAR Special Committee that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Stanger as set forth therein, the consideration and the exchange ratio pursuant to the Merger Agreement was fair from a financial point of view to the holders of shares of GCEAR common stock, as more fully described in the section entitled “—Opinion of GCEAR Special Committee’s Financial Advisors” beginning on page 242;

•
the GCEAR Special Committee reviewed possible alternatives to the Mergers and consulted with the GCEAR Special Committee’s financial advisor regarding the possible alternatives, including continuing to operate GCEAR on a stand-alone basis or seeking a business combination with another party, and believes that the Mergers are the best available option for GCEAR and its stockholders;

•	the fact that GCEAR solicited proposals from third parties prior to executing the Merger Agreement;

•	the Merger Agreement permits GCEAR to continue to pay its stockholders regular monthly dividends in the ordinary course of business through the effective date of the Mergers;

•	the Company Merger is subject to approval by the GCEAR stockholders, which requires the affirmative vote of a majority of the votes entitled to be cast on the Company Merger;

•
the intent for the Company Merger to qualify as a reorganization for U.S. federal income tax purposes resulting in the receipt of shares of GCEAR II Class E common stock in the Company Merger on a tax-deferred basis;

•
the Merger Agreement provides GCEAR with the ability, under certain specified circumstances, to consider an acquisition transaction or sale transaction if the GCEAR Board determines it constitutes, or is reasonably likely to result in, a Superior Proposal and provides the GCEAR Board with the ability, under certain specified circumstances, to change its recommendation in favor of the Mergers and to terminate the Merger Agreement following such GCEAR Board change in recommendation and/or in order to enter into an agreement with respect to a Superior Proposal upon payment of a $52,200,000 termination fee;

•	the Merger Agreement provides GCEAR with the ability to change or withdraw its recommendation in the instance of a GCEAR Intervening Event;

•
the commitment on the part of each of GCEAR and GCEAR II to complete the Mergers as reflected in their respective obligations under the terms of the Merger Agreement and the absence of any required government consents, and the likelihood that the Mergers will be completed on a timely basis and without the challenges frequently encountered integrating unrelated companies, based on, among other things, the fact that GCEAR II and GCEAR have the same management team;

•
the fact that, under certain circumstances, GCEAR II will be required to pay GCEAR a termination fee equal to approximately $52,200,000 if the Merger Agreement is terminated because the GCEAR II Board changes its recommendation in favor of the Company Merger pursuant to the Merger Agreement;

•
the fact that the Merger Agreement and the Mergers were negotiated on an arm’s length basis between the GCEAR Special Committee and its advisors, on the one hand, and the GCEAR II Special Committee and its advisors, on the other hand, over a period of approximately four months; and

•	the other terms of the Merger Agreement, including representations, warranties and covenants of the parties, as well as the conditions to their respective obligations under the Merger Agreement.
The GCEAR Special Committee and the GCEAR Board also considered a variety of risks and other potentially negative factors in considering the Merger Agreement and the Mergers, including the following material factors:

•	the Mergers will not result in an immediate Strategic Transaction for stockholders of GCEAR and there is no guarantee that the Combined Company will complete a Strategic Transaction;

•	the risk that a different strategic alternative could prove to be more beneficial to GCEAR stockholders than the proposed Mergers;

•
based on the exchange ratio of 1.04807, in the event the Mergers are consummated, the total annual distribution that GCEAR stockholders will receive after closing in respect of each share of GCEAR common stock will be approximately $0.68 per equivalent share after adjusting for the 1.04807 exchange ratio compared to $0.69 per share prior to the closing of the transaction;

•
under the terms of the Merger Agreement, GCEAR must pay to GCEAR II a $52,200,000 termination fee if the Merger Agreement is terminated under certain circumstances, which might discourage or deter other parties from proposing an alternative transaction that may be more advantageous to GCEAR’s stockholders, or which may become payable in circumstances where no alternative transaction or superior proposal is available to GCEAR;

•
the terms of the Merger Agreement place limitations on the ability of GCEAR to initiate, solicit or knowingly facilitate, encourage or assist any inquiries or the making of any proposal by or with a third party with respect to a competing transaction and to furnish information to, or enter into discussions with, a third party interested in pursuing an alternative strategic transaction;

•
because the exchange ratio is fixed in the Merger Agreement and will not fluctuate as a result of changes in the value of GCEAR or GCEAR II, a decline in the value of GCEAR II unmatched by a similar decline in the value of GCEAR, or an increase in the value of GCEAR without a similar increase in the value of GCEAR II, would reduce the relative value of the shares of GCEAR II common stock received by GCEAR’s stockholders in the Mergers;

•
the risk that, while the Mergers are expected to be completed, there is no assurance that all of the conditions to the parties’ obligations to complete the Mergers will be satisfied or waived, including the receipt of those third party consents required under the Merger Agreement;

•	the risk of diverting management’s focus and resources from operational matters and other strategic opportunities while working to implement the Mergers;

•	the consummation of the Company Merger is subject to obtaining the approval of the GCEAR II stockholders, and the Mergers may not close if the GCEAR II stockholders do not approve the Company Merger;

•
the risk that, under the terms of the Merger Agreement, GCEAR II has the ability, under certain specified circumstances, to consider an alternative acquisition transaction if the GCEAR II Board determines it constitutes, or is reasonably likely to result in, a Superior Proposal and that the Merger Agreement provides the GCEAR II Board with the ability, under certain specified circumstances, to make a change in recommendation and to terminate the Merger Agreement following such change in recommendation in order to enter into an agreement with respect to a Superior Proposal upon payment of a termination fee to GCEAR in the amount of $52,200,000 (provided the various conditions and procedural requirements set forth in the Merger Agreement are met);

•	the risk that, under the terms of the Merger Agreement, GCEAR II has the ability to change or withdraw its recommendation in the instance of a GCEAR II Intervening Event;

•	the expenses to be incurred in connection with the Mergers;

•	the fact that GCEAR has been required to temporarily suspend its DRP and SRP;

•	GCEAR and GCEAR II are affiliated entities with the same management teams, and there are conflicts of interest inherent where the individuals who comprise the management teams of GCEAR and GCEAR II are assisting the GCEAR II Board in connection with the Mergers and providing certain assistance to GCEAR; and

•	the types and nature of the risks described under the section entitled “Risk Factors” beginning on page 45.
This discussion of the foregoing information and material factors considered by the GCEAR Special Committee and GCEAR Board in reaching their conclusions and recommendations is not intended to be exhaustive and is not provided in any specific order or ranking. In view of the wide variety of factors considered by the GCEAR Special Committee and GCEAR Board in evaluating the Merger Agreement and the Company Merger pursuant to it, and the complexity of these matters, the GCEAR Special Committee and GCEAR Board did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weight to those factors. In addition, different members of the GCEAR Special Committee and GCEAR Board may have given different weight to different factors. The GCEAR Special Committee and GCEAR Board did not reach any specific conclusion with respect to any of the factors considered and instead conducted an overall review of such factors and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the Merger Agreement and the Mergers.

This explanation of the reasoning of the GCEAR Special Committee and GCEAR Board and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Note Regarding Forward-Looking Statements” beginning on page 65.
After careful consideration, for the reasons set forth above, the disinterested directors of the GCEAR Board, based on the unanimous recommendation of the GCEAR Special Committee, unanimously recommends to the GCEAR stockholders that they vote (i) FOR the proposal to approve the Company Merger pursuant to the Merger Agreement, and (ii) FOR the proposal to approve one or more adjournments of the GCEAR annual meeting to another date, time or place, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve the Company Merger pursuant to the Merger Agreement.
Opinion of GCEAR II Special Committee’s Financial Advisor
On December 14, 2018, SunTrust Robinson Humphrey rendered its oral opinion to the GCEAR II Special Committee (which was subsequently confirmed in writing by delivery of SunTrust Robinson Humphrey’s written opinion dated December 14, 2018) as to, as of December 14, 2018, the fairness, from a financial point of view, to GCEAR II of the Exchange Ratio in the Company Merger pursuant to the Agreement.
SunTrust Robinson Humphrey’s opinion was directed to the GCEAR II Special Committee (in its capacity as such) and only addressed the fairness, from a financial point of view, to GCEAR II of the exchange ratio in the Company Merger pursuant to the Merger Agreement and did not address any other aspect or implication of the Company Merger or any agreement, arrangement or understanding entered into in connection therewith or otherwise. The summary of SunTrust Robinson Humphrey’s opinion in this Joint Proxy Statement and Prospectus is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this Joint Proxy Statement and Prospectus and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by SunTrust Robinson Humphrey in preparing its opinion. However, neither SunTrust Robinson Humphrey’s written opinion nor the summary of its opinion and the related analyses set forth in this Joint Proxy Statement and Prospectus is intended to be, and they do not constitute, advice or a recommendation as to, or otherwise address, how the GCEAR II Special Committee, the GCEAR II Board or any security holder of GCEAR II should act or vote with respect to any matter relating to the Company Merger or otherwise.
In connection with its opinion, SunTrust Robinson Humphrey conducted such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, SunTrust Robinson Humphrey:

•	reviewed a draft, dated December 12, 2018, of the Merger Agreement;

•	reviewed certain publicly available business and financial information relating to GCEAR and GCEAR II;

•
reviewed certain other information relating to the historical, current and future business, financial condition, results of operations and prospects of GCEAR and GCEAR II made available to SunTrust Robinson Humphrey by the management of GRECO, including financial projections (the “GCEAR Projections”) prepared by the management of GRECO relating to GCEAR, after giving effect to the Self Administration Transaction, for the years ending December 31, 2019 through December 31, 2023, and financial projections (the “GCEAR II Projections”) prepared by the management of GRECO relating to GCEAR II for the years ending December 31, 2019 through December 31, 2023;

•
reviewed the financial and operating performance of GCEAR, after giving effect to the Self Administration Transaction, and GCEAR II as compared to that of companies with publicly traded equity securities that SunTrust Robinson Humphrey deemed relevant.

•	had discussions with certain members of the management of GRECO regarding the business, financial condition, results of operations, and prospects of GCEAR, GCEAR II and the Company Merger; and

•	undertook such other studies, analyses and investigations as SunTrust Robinson Humphrey deemed appropriate.

SunTrust Robinson Humphrey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information. SunTrust Robinson Humphrey’s role in reviewing such data, material and other information was limited solely to performing such review as SunTrust Robinson Humphrey deemed necessary and appropriate to support its opinion and such review was not conducted on behalf of the GCEAR II Special Committee, the GCEAR II Board, GCEAR II or any other person. In addition, management of GRECO advised SunTrust Robinson Humphrey, and SunTrust Robinson Humphrey assumed, that the GCEAR Projections and the GCEAR II Projections were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of GCEAR, after giving effect to the Self Administration Transaction, and GCEAR II, respectively. At the GCEAR II Special Committee’s direction, SunTrust Robinson Humphrey used and relied upon the GCEAR Projections and the GCEAR II Projections for purposes of its analyses and opinion. SunTrust Robinson Humphrey expressed no view or opinion with respect to the GCEAR Projections, the GCEAR II Projections or the respective assumptions on which they were based. SunTrust Robinson Humphrey also relied upon and assumed, with the GCEAR II Special Committee’s consent, that each class or series of GCEAR II Common Stock had equivalent value per share, each class or series of units of limited partnership interest of GCEAR Operating Partnership had equivalent value per unit, and shares of GCEAR II Preferred Stock and GCEAR Preferred Stock had equivalent value per share. SunTrust Robinson Humphrey further relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of GCEAR or GCEAR II since the dates of the information, financial or otherwise, provided to SunTrust Robinson Humphrey and that there was no information or any facts that would make any of the information discussed with or reviewed by SunTrust Robinson Humphrey incomplete or misleading.
SunTrust Robinson Humphrey also relied upon and assumed without independent verification that (a) the representations and warranties of all parties to the Merger Agreement were true and correct; (b) each party to the Merger Agreement would fully and timely perform all of the covenants and agreements required to be performed by such party under the Merger Agreement; (c) all conditions to the consummation of the Company Merger would be satisfied without waiver thereof; (d) the Company Merger would be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any term, condition or agreement therein; and (e) in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Company Merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on GCEAR, GCEAR II, GRECO or the expected benefits of the Company Merger. SunTrust Robinson Humphrey also assumed, with the GCEAR II Special Committee’s agreement, that for U.S. federal income tax purposes, the Company Merger would qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and the Partnership Merger would be treated as a tax free “assets over” form of partnership merger, with GCEAR Operating Partnership as the “resulting partnership” under Treas. Reg. Section 1.708-1(c)(1). SunTrust Robinson Humphrey also assumed that the Merger Agreement, when executed by the parties thereto, would conform to the draft reviewed by SunTrust Robinson Humphrey in all respects material to its analyses and opinion.
Furthermore, in connection with its opinion, SunTrust Robinson Humphrey was not requested to, and did not, make any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of or relating to GCEAR, GCEAR II, GRECO or any party to the Company Merger, nor was SunTrust Robinson Humphrey provided with any such appraisal or evaluation (other than the GCEAR appraisal report, dated as of June 30, 2018, and documents supporting the GCEAR NAV as of September 30, 2018. SunTrust Robinson Humphrey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities relating to GCEAR, GCEAR II or GRECO, or of any governmental investigation of any possible unasserted claims or other contingent liabilities relating to GCEAR, GCEAR II or GRECO. SunTrust Robinson Humphrey did not express any opinion as to what the value of the GCEAR II Common Stock actually would be when issued in the Company Merger or the price or range of prices at which GCEAR II Common Stock may be purchased or sold at any time.
SunTrust Robinson Humphrey was not requested to, and did not (a) advise the GCEAR II Special Committee, the GCEAR II Board, GCEAR II or any other party with respect to alternatives to the Company Merger or (b) solicit any indications of interest from third parties with respect to GCEAR II, the Company Merger or any alternatives to the Company Merger. SunTrust Robinson Humphrey’s opinion was necessarily based on financial, economic, monetary, market and other conditions as in effect on, and the information made available to SunTrust Robinson Humphrey as of, the date of the opinion. SunTrust Robinson Humphrey has no obligation to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring or information that otherwise comes to its attention after the date of the opinion. Furthermore, as the GCEAR II Special Committee was aware, the credit, financial and stock markets had been experiencing significant volatility and SunTrust Robinson Humphrey expressed no opinion or view as to any potential effects of such volatility on GCEAR, GCEAR II, GRECO or the Company Merger.
SunTrust Robinson Humphrey’s opinion only addressed the fairness, from a financial point of view, to GCEAR II of the exchange ratio in the Company Merger pursuant to the Merger Agreement, and did not address any other aspect or implication of the Company Merger or any agreement, arrangement or understanding entered into in connection therewith or otherwise. SunTrust Robinson Humphrey was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the GCEAR II Special Committee, the GCEAR II Board, GCEAR II or any other party to proceed with or effect the Company Merger; (ii) the form, structure or any other portion or aspect of the Company Merger; (iii) the Preferred Stock Merger Consideration, the Partnership Merger or, other than assuming the consummation thereof prior to the Company Merger, the Self Administration Transaction; (iv) the fairness of any portion or aspect of the Company Merger to the holders of any class of securities, creditors or other constituencies of any party; (v) the relative merits of the Company Merger as compared to any alternative business strategies that might exist for GCEAR II or any other party or the effect of any other transaction in which GCEAR II or any other party might engage; (vi) whether or not GCEAR II or any other party is receiving or paying reasonably equivalent value in the Company Merger; (vii) the solvency, creditworthiness or fair value of GCEAR, GCEAR II, GRECO or any of their respective assets under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters; or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Company Merger, any class of such persons or any other party, relative to the exchange ratio or otherwise. Furthermore, SunTrust Robinson Humphrey did not provide any opinion, counsel or interpretation in matters that require legal, regulatory, accounting, insurance, tax, environmental or other similar professional advice. It was assumed that such opinions, counsel or interpretations had been or would be obtained from appropriate professional sources. Furthermore, SunTrust Robinson Humphrey relied, with the GCEAR II Special Committee’s consent, on the assessments by the GCEAR II Special Committee, the GCEAR II Board, GCEAR II and their respective advisors as to all legal, regulatory, accounting, insurance, tax and environmental matters with respect to the Company Merger.
In performing its analyses, SunTrust Robinson Humphrey considered business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company or business used in SunTrust Robinson Humphrey’s analyses for comparative purposes is identical to GCEAR II or GCEAR. The implied valuation reference ranges indicated by SunTrust Robinson Humphrey’s analyses are illustrative and not necessarily indicative of actual values nor predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond GCEAR II’s control and the control of SunTrust Robinson Humphrey. Much of the information used in, and accordingly the results of, SunTrust Robinson Humphrey’s analyses are inherently subject to substantial uncertainty.
SunTrust Robinson Humphrey’s opinion and analyses were provided to the GCEAR II Special Committee in connection with their evaluation of the proposed Company Merger and were among many factors considered by the GCEAR II Special Committee in evaluating the proposed Company Merger. Neither SunTrust Robinson Humphrey’s opinion nor its analyses were determinative of the exchange ratio or of the views of the GCEAR II Special Committee with respect to the proposed Company Merger.
The following is a summary of the material financial analyses performed by SunTrust Robinson Humphrey in connection with its opinion rendered to the GCEAR II Special Committee on December 14, 2018. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of SunTrust Robinson Humphrey’s analyses.
Discounted Cash Flow Analysis
SunTrust Robinson Humphrey performed a discounted cash flow analysis of each of GCEAR after giving effect to the Self Administration Transaction and GCEAR II, by calculating the estimated net present value of the projected unlevered free cash flows of GCEAR after giving effect to the Self Administration Transaction and GCEAR II based on the GCEAR Projections and GCEAR II Projections, respectively. With respect to GCEAR, SunTrust Robinson Humphrey conducted its analysis on a sum-of-the-parts basis, applying (i) discount rates ranging from 9.75% to 10.75% to unlevered free cash flows of GCEAR associated with the asset manager segment and to a range of terminal values based on terminal multiples of 5.0x to 7.0x 2023 adjusted EBITDA associated with the asset manager segment and (ii) discount rates ranging from 6.00% to 7.00% to unlevered free cash flows of GCEAR other than those associated with the asset manager segment and terminal capitalization rates ranging from 6.75% to 7.75% to 2023 adjusted net operating income. With respect to GCEAR II, SunTrust Robinson Humphrey applied discount rates ranging from 6.00% to 7.00% and terminal capitalization rates ranging from 6.75% to 7.75%. The discounted cash flow analysis indicated an implied exchange ratio reference range of 0.79x to 1.40x, as compared to the Exchange Ratio of 1.04807x in the Company Merger pursuant to the Merger Agreement.
Selected Companies Analysis
SunTrust Robinson Humphrey considered certain financial data for GCEAR after giving effect to the Self Administration Transaction, GCEAR II and selected companies with publicly traded equity securities SunTrust Robinson Humphrey deemed relevant.
Unless the context indicates otherwise (i) share prices and enterprise values for the selected companies listed below were calculated using the market price of the common stock of such companies as of December 12, 2018, (ii) the estimates of the future financial performance of GCEAR after giving effect to the Self Administration Transaction and GCEAR II were based on the GCEAR Projections and GCEAR II Projections, respectively, and (iii) estimates of the future financial performance of the selected companies listed below were based on publicly available research analyst estimates for those companies as of December 12, 2018.
The financial data reviewed included:

•	Enterprise Value as a multiple of estimated EBITDA for the year ended December 31, 2019, or “2019E EBITDA”;

•	Share price as a multiple of estimated FFO for the year ended December 31, 2019, or “2019E FFO”; and

•	Share price as a multiple of estimated AFFO for the year ended December 31, 2019, or “2019E AFFO.”
The selected companies and high, low, mean and median multiples were:

W. P. Carey Inc.
VEREIT, Inc.
Lexington Realty Trust
Select Income REIT
Global Net Lease, Inc.
Gladstone Commercial Corporation
One Liberty Properties, Inc.

	Enterprise Value / 2019E EBITDA	Share Price / 2019E FFO	Share Price / 2019E AFFO
High	15.8x	14.2x	13.3x
Low	12.4x	8.5x	9.0x
Mean	13.9x	11.3x	11.3x
Median	13.8x	11.0x	12.1x

Taking into account the results of the selected companies analysis, SunTrust Robinson Humphrey applied multiple ranges of 13.0x to 15.0x to the estimated 2019E EBITDA of GCEAR and GCEAR II, 10.0x to 13.0x to the estimated 2019E FFO of GCEAR and GCEAR II and 10.0x to 13.0x to the estimated 2019E AFFO of GCEAR and GCEAR II, in each case based on the GCEAR Projections and GCEAR II Projections. The selected companies analysis indicated implied exchange ratio reference ranges of 0.80x to 1.42x based on estimated 2019E EBITDA, 0.93x to 1.57x based on estimated 2019E FFO and 1.00x to 1.70x based on estimated 2019E AFFO, in each case as compared to the exchange ratio of 1.04807x in the Company Merger pursuant to the Merger Agreement.
Other Matters
SunTrust Robinson Humphrey was retained by the GCEAR II Special Committee as its financial advisor based on SunTrust Robinson Humphrey’s experience and reputation and SunTrust Robinson Humphrey’s knowledge of GCEAR II and its industry. For its services as financial advisor to the GCEAR II Special Committee, SunTrust Robinson Humphrey will receive a transaction fee of $2,000,000 which is contingent upon the completion of the GCEAR II Merger. Upon the rendering of its opinion, SunTrust Robinson Humphrey became entitled to a fee of $400,000, which is creditable to the extent previously paid against the transaction fee. In addition, GCEAR II has agreed to reimburse certain expenses incurred by SunTrust Robinson Humphrey in connection with its engagement and to indemnify SunTrust Robinson Humphrey and certain related parties for certain liabilities arising out of its engagement.
SunTrust Robinson Humphrey and its affiliates (including SunTrust Bank) have in the past provided investment banking and other financial services to GCEAR, GCEAR II, GRECO, and certain of their respective affiliates for which SunTrust Robinson Humphrey and its affiliates have received compensation. In addition, SunTrust Robinson Humphrey or certain of its affiliates are also joint lead lenders to or participants in one or more of the credit facilities of GCEAR and GCEAR II. SunTrust Robinson Humphrey and its affiliates may in the future provide investment banking and other financial services to GCEAR, GCEAR II, GRECO and/or certain of their respective affiliates for which SunTrust Robinson Humphrey and its affiliates would expect to receive compensation. SunTrust Robinson Humphrey is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, SunTrust Robinson Humphrey and its affiliates may acquire, hold or sell, for its and its affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of GCEAR, GCEAR II, GRECO and/or certain of their respective affiliates and any other company that may be involved in the Company Merger, as well as provide investment banking and other financial services to such companies. In addition, SunTrust Robinson Humphrey and its affiliates (including SunTrust Banks, Inc.) may have other financing and business relationships with GCEAR, GCEAR II, GRECO and their respective affiliates. The issuance of SunTrust Robinson Humphrey’s opinion was approved by an internal committee of SunTrust Robinson Humphrey, Inc. authorized to approve opinions of such nature.
Opinion of GCEAR Special Committee’s Financial Advisors
On December 12, 2018, Stanger rendered to the GCEAR Special Committee its oral opinion, subsequently confirmed in writing in the Merger Fairness Opinion, based upon and subject to the limitations and assumptions set forth in its written opinion, that the merger consideration to be received by Holders pursuant to the Merger Agreement is fair from a financial point of view.
The full text of Stanger’s Merger Fairness Opinion, dated December 14, 2018, which sets forth the assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken in connection with the opinion, is attached to this Joint Proxy Statement and Prospectus as Annex B. The summary of the Stanger opinion provided in this Joint Proxy Statement and Prospectus is qualified in its entirety by reference to the full text of the written opinion. Stanger’s advisory services and opinion were provided for the information and assistance of the GCEAR Special Committee in connection with its consideration of the proposed Mergers, and the opinion does not constitute a recommendation as to how any holder of GCEAR’s common stock should vote with respect to the proposed Mergers or any other matter.

Summary of Materials Considered.  In the course of Stanger’s analysis to render its Merger Fairness Opinion, Stanger: (i) reviewed a draft copy of the Merger Agreement, which GCEAR indicated to be in substantially the form intended to be entered into by the parties; (ii) reviewed a draft copy of the Administrative Services Agreement, which GCEAR indicated to be in substantially the form intended to be entered into by the parties; (iii) reviewed GCEAR and GCEAR II financial statements for the years ended December 31, 2015, 2016 and 2017 contained in the Form 10-K filed with the SEC; (iv) reviewed GCEAR and GCEAR II financial statements for the quarter ended September 30, 2018, contained in the Form 10-Q filed with the SEC; (v) reviewed appraisals prepared by Stanger on the GCEAR real estate assets as of June 30, 2018; (vi) reviewed a net asset value per share of GCEAR report prepared by Stanger as of June 30, 2018 and an updated analysis through September 30, 2018; (vii) reviewed appraisals on the GCEAR II real estate assets prepared by Duff & Phelps during 2017 and appraisals prepared by Duff & Phelps and Altus Group during 2018; (viii) reviewed a net asset value per share analysis, as prepared by the Advisor to GCEAR II, summarizing appraised values as provided by Duff & Phelps and Altus Group U.S. Inc. plus other tangible assets and liabilities as of September 30, 2018; (ix) reviewed a multi-year projection of funds from operations (“FFO”) and cash flow available for distribution (“CAD”) for GCEAR and GCEAR II prepared by the Advisor to GCEAR and GCEAR II; (x) reviewed leases, conducted site inspections, gathered local market rental rate and other data on each of the GCEAR and GCEAR II properties; (xi) reviewed historical unaudited income statements for GRECO for the 2015, 2016 and 2017 periods, the nine months ended September 30, 2018 and the balance sheets as of December 31, 2017 and September 30, 2018; (xii) reviewed a multi-year projection of earnings before interest, taxes, depreciation and amortization (“EBITDA”) for GRECO prepared by the management of GRECO; (xiii) reviewed the combined GCEAR (including GRECO) and GCEAR II multi-year projection of FFO and CAD, as prepared by the Advisor; (xiv) reviewed certain publicly available information concerning acquisitions of net leased portfolios; (xv) reviewed valuation statistics for selected publicly traded REITs that focus on investing in net lease assets; (xvi) reviewed certain publicly available information on acquisitions of real estate management companies; (xvii) reviewed and discussed with the Advisor’s to GCEAR and GCEAR II the current and prospective performance of the GCEAR and GCEAR II properties and market conditions and pricing parameters for properties similar to the GCEAR and GCEAR II properties; and (xviii) conducted such other analysis as Stanger deemed appropriate.
Summary of Analyses. In preparing its Merger Fairness Opinion for the GCEAR Special Committee, Stanger performed a variety of analyses, including those described below. In rendering the opinion, Stanger applied judgment to a variety of complex analyses and assumptions. Stanger advised the GCEAR Special Committee that the preparation of a fairness opinion is a complex process that involves various quantitative and qualitative judgments and determinations with respect to financial, comparative and other analytical methods and information and the application of these methods and information to the unique facts and circumstances presented. Stanger arrived at its opinion based on the results of all analyses undertaken and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. The fact that any specific analysis is referred to is not meant to indicate that such analysis was given greater weight than any other analysis. Stanger made its determination as to fairness on the basis of its experience and professional judgment after considering the results of its reviews and analyses. The assumptions made and the judgments applied in rendering the opinion are not readily susceptible to partial analysis or summary description. Accordingly, Stanger advised the GCEAR Special Committee that its entire analysis must be considered as a whole, and that selecting portions of its analyses, analytical methods and the factors considered without considering all factors and analyses and assumptions, qualifications and limitations of each analysis would create an incomplete view of the evaluation process underlying the opinion.
No company or portfolio used in Stanger’s analyses for comparative purposes is identical to GCEAR, GCEAR II or their respective portfolio of properties, and no transaction used in Stanger’s analyses for comparative purposes is identical to the proposed Merger. The estimates contained in Stanger’s analyses and the referenced exchange ratio ranges indicated by any particular analysis are illustrative and not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, the analyses relating to the value of our assets or securities do not purport to be appraisals or reflect the prices at which such assets or securities actually may be purchased or sold, which may depend on a variety of factors, many of which are beyond our control and the control of Stanger. Much of the information used in, and accordingly the results of, Stanger’s analyses are inherently subject to substantial uncertainty and, therefore, neither we nor Stanger assume any responsibility if future results are materially different from those estimated or indicated.

Stanger’s Merger Fairness Opinion was provided to the GCEAR Special Committee in connection with their consideration of the proposed Merger and was one of several factors considered by the GCEAR Special Committee in evaluating the Merger. Neither Stanger’s opinion nor its analyses were determinative of the merger consideration or of the views of the GCEAR Special Committee with respect to the Merger. Below is a summary of the material valuation analyses prepared in connection with Stanger’s opinion.
For purposes of its analyses, Stanger reviewed a number of financial metrics, including:

•
Net Operating Income-the total revenues from a property or property portfolio reduced by the operating expenses associated with the property or portfolio, but excluding any debt service, entity level general and administrative expenses, and depreciation and amortization;

•	EBITDA - earnings before interest, taxes, depreciation and amortization.
Overview of Reviews and Analyses
In conducting its reviews and analysis, Stanger considered, among other things the following financial and comparative valuation analyses: (1) comparable transactions analysis; (2) dividend discount analysis; and (3) relative net asset value analysis.

Comparable Transaction Analysis

In preparing its comparable transaction analysis, Stanger estimated the value of the GCEAR and GCEAR II property portfolios based upon the capitalization of the GCEAR and GCEAR II Advisor’s estimate of 2019 net operating income for each portfolio and reviewed valuation statistics including capitalization rates from multi-property sale or merger transactions involving net leased real estate assets through November 30, 2018. Specifically, Stanger reviewed the following transactions:

Month/Year
Acquirer	Target	Announced
NNN Office JV L.P.	Lexington Property Trust (21 Properties)	September 2018
W.P. Carey Inc.	Corporate Property Associates 17 - Global, Inc.	June 2018
Blackstone Group LP	Gramercy Property Trust	May 2018
Prologis, Inc.	DCT Industrial Trust, Inc.	April 2018
Gramercy Property Trust	Chambers Street Properties	July 2015
Select Income REIT	Cole Corporate Income Trust	September 2014
American Realty Capital Properties, Inc.	Red Lobster Portfolio	May 2014
American Realty Capital Properties, Inc.	Cole Credit Property Trust, Inc.	March 2014
American Realty Capital Properties, Inc.	Cole Real Estate Investments, Inc.	October 2013
American Realty Capital Properties, Inc.	Fortress Portfolio	October 2013
W.P. Carey Inc.	Corporate Property Associates 16 - Global, Inc.	July 2013
American Realty Capital Properties, Inc.	American Realty Capital Properties IV, Inc.	July 2013
American Realty Capital Properties IV, Inc.	GE Capital Restaurant Portfolio	June 2013
American Realty Capital Properties, Inc.	CapLease, Inc.	May 2013
Cole Credit Property Trust II, Inc.	Spirit Realty Capital, Inc.	January 2013

Stanger observed that capitalization rates reported for the above precedent purchase and sale transactions ranged from 4.4% to 8.5% and averaged 7.0%. Stanger also reviewed the PwC Real Estate Investor Survey for the third quarter of 2018 and observed that (i) target going in capitalization rates cited by survey participants for net lease properties ranged from 5.00% to 8.50% and averaged 6.67%; (ii) target going in capitalization rates cited by survey participants for suburban office properties ranged from 4.00% to 10.00% and averaged 6.52%; and (iii) target going in capitalization rates cited by survey participants for warehouse properties ranged from 1.50% to 6.25% and averaged 4.62%.

GCEAR Analysis
Because of the inherent differences between the properties, operations and prospects of the GCEAR portfolio and those of the selected portfolio transactions, Stanger believed it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable portfolio transaction analysis to evaluate the appropriate portfolio capitalization rate range. Accordingly, Stanger also made qualitative judgments, based upon Stanger’s professional experience and judgment. Based on these judgments, Stanger selected an estimated portfolio capitalization rate range to apply to the aggregate 2019 net operating income, projected by the Advisor to GCEAR, of the GCEAR portfolio of properties of 6.25% to 6.75%. The estimated value of the GCEAR real estate portfolio was then added to the estimated value of the other tangible assets and liabilities, as provided by the Advisor to GCEAR, as of September 30, 2018.
The estimated value of GRECO, the parent company of the Advisor’s to GCEAR and GCEAR II, was based upon the capitalization of the Advisor’s estimated calendar year 2019 to calendar year 2023 average EBITDA for GRECO, assuming no equity raise by GCEAR II, at an EBITDA multiple derived from comparable transactions (the “Management Company Comparables”) completed through November 30, 2018. Specifically, Stanger reviewed the following transactions:

Month/Year
Acquirer	Target	Announced
CIM Group	Cole Capital	November 2017
Bluerock Residential Growth REIT, Inc.	BRG Manager, LLC	August 2017
Phillips Edison Grocery Center REIT I, Inc.	Phillips Edison Limited Partnership	May 2017
JBG Smith Properties	JBG Companies	October 2016
Independence Realty Trust, Inc.	Subsidiary of RAIT Financial Trust	September 2016
C-III Capital Partners LLC	Resource America, Inc.	May 2016
Strategic Storage Trust, Inc.	Strategic Storage Holdings, LLC	September 2014
Silver Bay Realty Trust Corp.	PRCM Real Estate Advisors, LLC	August 2014
American Homes 4 Rent	American Homes 4 Rent Advisor, LLC	May 2013
Cole Credit Property Trust III, Inc.	Cole Holdings Corporation	March 2013
Stanger observed that EBITDA multiples on the comparable management company transactions ranged from 4.5x to 8.1x and averaged 5.8x. Because of the inherent differences between the operations and prospects of GRECO and those of the selected management company transactions, Stanger believed it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable management company transaction analysis to evaluate the appropriate EBITDA multiple range. Accordingly, Stanger also made qualitative judgments, based upon Stanger’s professional experience and judgment. Based on these judgments, Stanger selected an estimated management company EBITDA multiple range to apply to the EBITDA of GRECO, assuming no equity raise by GCEAR II, of 5.0x to 6.0x. The estimated equity value of GRECO was then added to the estimated equity value of GCEAR. The estimated equity value of GCEAR and GRECO was divided by fully diluted shares outstanding, including shares issued to GRECO in connection with the Self Administration Transaction, all as provided by the Advisor to GCEAR.
GCEAR II Analysis
Because of the inherent differences between the properties, operations and prospects of the GCEAR II portfolio and those of the selected portfolio transactions, Stanger believed it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable portfolio transaction analysis to evaluate the appropriate portfolio capitalization rate range. Accordingly, Stanger also made qualitative judgments, based upon Stanger’s professional experience and judgment. Based on these judgments, Stanger selected an estimated portfolio capitalization rate range to apply to the aggregate 2019 net operating income, projected by the Advisor to GCEAR II, of the GCEAR II portfolio of properties of 6.50% to 7.00%. The estimated value of the GCEAR II real estate portfolio was then added to the estimated value of the other tangible assets and liabilities, as provided by the Advisor to GCEAR II, as of September 30, 2018.

Following this analysis, Stanger then compared the ranges of implied equity values for each GCEAR and GCEAR II. First, Stanger compared the highest implied equity value per share for GCEAR to the lowest implied equity value per share for GCEAR II to derive the highest exchange ratio implied by each pair of estimates. Second, Stanger compared the lowest implied equity value per share for GCEAR to the highest implied equity value per share for GCEAR II to derive the lowest exchange ratio implied by each pair of estimates. The exchange ratio range resulting from this analysis, as compared to the exchange ratio of 1.04807x provided for in the Merger Agreement, was:
Implied Exchange Ratio Range
0.91063x to 1.19046x

Stanger concluded that the Comparable Transaction Analysis supports the exchange ratio used in the Company Merger.
Dividend Discount Analysis
GCEAR Analysis
Stanger performed a dividend discount analysis to calculate a range of implied present values of the future forecasted dividends and an estimated “residual value” for GCEAR common stock. The projection provided by the Advisor to GCEAR reflected the specific terms of each lease thorough the expected date of the lease expiration, the GCEAR Advisor assumptions regarding the probability of renewal of such leases and the market leasing assumptions associated with such lease including rental rate, growth rate, term, tenant improvement allowances and other market factors and the projected EBITDA of GRECO assuming no equity raise by GCEAR II. The projections also assumed the availability of financing to meet capital requirements and debt refinancing requirements and provided for the receipt of asset management fees, consistent with the fees charged under the existing advisory agreements, general and administrative expenses and dividends at the rate of $0.55 per share per annum.
The range was determined by adding:

•
The present value (as of December 31, 2018) of estimated future dividends for GCEAR over a period of seven years from January 1, 2019 to December 31, 2025 based on the GCEAR Advisor’s projected estimated dividends per share for those periods, and

•	The present value (as of December 31, 2018) of an estimated “residual value” of GCEAR common stock at the end of the year 2025.
The residual value for GCEAR common equity was calculated by applying a selected range of exit capitalization rates of 6.50% to 7.00% to the GCEAR Advisor’s forecasted net operating income for the GCEAR Properties for the twelve months ending December 31, 2026. The range of exit capitalization rates were determined by Stanger, based on their professional experience and judgment, after observing the capitalization rates in the precedent purchase and sale transactions and observing target residual capitalization rates cited in the PwC Real Estate Investor Survey for the third quarter of 2018 (the “PwC Residual Capitalization Rate Survey”) which indicated: (i) target residual capitalization rates cited by survey participants for net lease properties ranged from 6.00% to 9.00% and averaged 7.60%; (ii) target residual capitalization rates cited by survey participants for suburban office properties ranged from 4.75% to 11.50% and averaged 7.45%; and (iii) target residual capitalization rates cited by survey participants for warehouse properties ranged from 4.50% to 7.25% and averaged 5.64%. Stanger applied a selected range of EBITDA multiples of 5.0x to 6.0x to GRECO’s forecasted EBITDA for the twelve months ending December 31, 2026, as provided by the management of GRECO. The range of EBITDA multiples were determined by Stanger, based on their professional experience and judgment, after observing the multiples derived from the Management Company Comparables. The estimated residual value of GCEAR’s real estate portfolio was then added to the estimated residual value of GRECO and the projected 2025 other tangible assets and liabilities and divided by the number of fully diluted common shares outstanding, all as provided by the GCEAR Advisor.
In performing its analysis, Stanger used a discount rate of 9.00% to 9.50% representing GCEAR’s cost of equity based on Stanger’s professional experience and judgment utilizing the capital asset pricing model.

GCEAR II Analysis
Stanger performed a dividend discount analysis to calculate a range of implied present values of the future forecasted dividends and an estimated “residual value” for GCEAR II’s common stock. The projection provided by the GCEAR II Advisor reflected the specific terms of each lease thorough the expected date of the lease expiration, the GCEAR II Advisors assumptions regarding the probability of renewal of such leases and the market leasing assumptions associated with such lease including rental rate, growth rate, term, tenant improvement allowances and other market factors. The projections also assumed the availability of financing to meet capital requirements and debt refinancing requirements and provided for the payment of asset management fees, consistent with the fees charged under the existing advisory agreements, general and administrative expenses and dividends at the rate of $0.55 per share per annum. The range was determined by adding:

•
The present value (as of December 31, 2018) of estimated future dividends for GCEAR II over a period of seven years from January 1, 2019 to December 31, 2025 based on the GCEAR II Advisor’s projected estimated dividends per share for those periods, and

•	The present value (as of December 31, 2018) of an estimated “residual value” of GCEAR II common stock at the end of the year 2025.
The residual value for GCEAR II’s common equity was calculated by applying a selected range of exit capitalization rates of 6.50% to 7.00% to the GCEAR II Advisor’s forecasted net operating income for GCEAR II for the twelve months ending December 31, 2026. The range of exit capitalization rates were determined by Stanger, based on their professional experience and judgment, after observing the capitalization rates in the precedent purchase and sale transactions and observing target residual capitalization rates cited in the PwC Residual Capitalization Rate Survey. The estimated value of GCEAR II’s real estate portfolio was then added to the estimated value of the projected 2025 other tangible assets and liabilities and divided by the number of fully diluted common shares outstanding, all as provided by the GCEAR II Advisor.
In performing its analysis, Stanger used a discount rate of 5.75% to 6.25% representing GCEAR II’s cost of equity based on Stanger’s professional experience and judgment utilizing the capital asset pricing model.

Following this analysis, Stanger then compared the ranges of implied equity values for each of GCEAR and GCEAR II. First, Stanger compared the highest implied equity value per share for GCEAR to the lowest implied equity value per share for GCEAR II to derive the highest exchange ratio implied by each pair of estimates. Second, Stanger compared the lowest implied equity value per share for GCEAR to the highest implied equity value per share for GCEAR II to derive the lowest exchange ratio implied by each pair of estimates. The exchange ratio range resulting from this analysis, as compared to the exchange ratio of 1.04807x provided for in the Merger Agreement, was:
Implied Exchange Ratio Range
0.99952x to 1.29575x
Stanger concluded that the Dividend Discount Analysis supports the exchange ratio used in the Company Merger.
Relative Net Asset Value Analysis
GCEAR Analysis
Stanger performed a net asset value analysis based on an estimated private market valuation of GCEAR. The range of estimated private market value was arrived at using a property level discounted cash flow analysis to determine a range of value for each property in which GCEAR owns an interest. Stanger projected property operating projections for each property, prepared in accordance with the leases which currently encumber such properties and assumptions determined by Stanger based on their professional experience and judgment, after surveying local market participants, which included: rental rates, vacancy factors, tenant improvement allowances, rent escalations factors, leasing commissions, rent concessions, rent escalations and lease term.

Stanger determined discreet terminal capitalization rates, cash flow discount rates and residual discount rates for each property based on their professional experience and judgment after: (i) observing target residual capitalization rates cited in the PwC Residual Capitalization Rate Survey; (ii) observing target discount rates cited in the PwC Real Estate Investor Survey for the third quarter of 2018 (the “PwC Discount Rate Survey”) which indicated: (a) target discount rates cited by survey participants for net lease properties ranged from 5.00% to 12.00% and averaged 8.15%; (b) target discount rates cited by survey participants for suburban office properties ranged from 5.75% to 12.00% and averaged 8.16%; and (c) target discount rates cited by survey participants for warehouse properties ranged from 5.25% to 9.00% and averaged 6.38%; and (iii) considering such factors as the creditworthiness of the tenant, the length of the lease term, investor rate of return requirements for similar property types, the general interest rate environment, property location, age and assumed holding period.
The estimated value of GRECO, the parent company to the Advisor’s to GCEAR and GCEAR II, was determined by Stanger by applying an EBITDA multiple to the projected calendar year 2019 to calendar year 2023 average EBITDA for GRECO (as projected by the management of GRECO), assuming no equity raise by GCEAR II. The EBITDA multiple was determined by Stanger, based on their professional experience and judgment, after observing the EBITDA multiples in the Management Company Transactions.
The following summarizes the base valuation parameters used on the GCEAR properties and on GRECO EBITDA based on Stanger’s professional experience and judgment (“GCEAR Base Parameters”):

	Range		Weighted
	Low	High	Average
Terminal Capitalization Rate	5.25%	8.25%	6.94%
Cash Flow Discount Rate	5.00%	9.75%	7.15%
Residual Discount Rate	6.25%	9.00%	7.56%
Income and Expense Growth	3.00%	3.00%	3.00%
GRECO EBITDA Multiple	5.7x	5.7x	5.7x
Stanger derived a range of equity value for GCEAR by discreetly sensitizing each of the GCEAR Base Parameters: (i) plus 25 basis points and (ii) minus 25 basis points, and then considered the other tangible assets and liabilities and divided by the number of fully diluted common shares outstanding as of September 30, 2018, all as provided by the Advisor to GCEAR.
GCEAR II
Stanger performed a net asset value analysis based on an estimated private market valuation of GCEAR II. The range of estimated private market value was arrived at using a property level discounted cash flow analysis to determine a range of value for each property in which GCEAR II owns an interest. Stanger projected property operating projections for each property, prepared in accordance with the leases which currently encumber such properties and assumptions determined by Stanger, based on their professional experience and judgment, after surveying local market participants, which included: rental rates, vacancy factors, tenant improvement allowances, rent escalations factors, leasing commissions, rent concessions, rent escalations and lease term.
Stanger determined discreet terminal capitalization rates, cash flow discount rates and residual discount rates for each property, based on their professional experience and judgment, after: (i) observing target residual capitalization rates cited in the PwC Residual Capitalization Rate Survey; (ii) observing target discount rates cited in the PwC Discount Rate Survey; and (iii) considering such factors as the creditworthiness of the tenant, the length of the lease term, investor rate of return requirements for similar property types, the general interest rate environment, property location, age and assumed holding period.
The following summarizes the base valuation parameters used on the GCEAR II properties based on Stanger’s professional experience and judgment (the “GCEAR II Base Parameters”):

	Range		Weighted
	Low	High	Average
Terminal Capitalization Rate	5.75%	8.75%	6.96%
Cash Flow Discount Rate	5.25%	8.75%	6.75%
Residual Discount Rate	6.50%	9.25%	7.56%
Income and Expense Growth	3.00%	3.00%	3.00%
Stanger derived a range of equity value for GCEAR II by discreetly sensitizing each of the GCEAR II Base Parameters: (i) plus 25 basis points and (ii) minus 25 basis points, and then considered the other tangible assets and liabilities and divided by the number of fully diluted common shares outstanding as of September 30, 2018, all as provided by the Advisor to GCEAR II.
Following this analysis, Stanger then compared the ranges of implied equity values for each GCEAR and GCEAR II. First, Stanger compared the highest implied equity value per share for GCEAR to the lowest implied equity value per share for GCEAR II to derive the highest exchange ratio implied by each pair of estimates. Second, Stanger compared the lowest implied equity value per share for GCEAR to the highest implied equity value per share for GCEAR II to derive the lowest exchange ratio implied by each pair of estimates. The exchange ratio range resulting from this analysis, as compared to the exchange ratio of 1.04807x provided for in the Merger Agreement, was:
Implied Exchange Ratio Range
1.00314x to 1.13974x
Stanger concluded that the Relative Net Asset Value Analysis supports the exchange ratio used in the Company Merger.
Conclusions. Stanger concluded based upon its analysis and the assumptions, qualifications and limitations cited in its Merger Fairness Opinion, and in reliance thereon, that as of the date of the fairness opinion, the merger consideration to be received by the GCEAR Holders pursuant to the Merger Agreement is fair to the GCEAR Holders from a financial point of view, except GCC and its stockholders as to which no opinion is expressed. The issuance of the Merger Fairness Opinion was approved by the Fairness Opinion Committee of Stanger.
Assumptions. In conducting its review and rendering its opinion, Stanger assumed with the consent of the GCEAR Board that the Merger Agreement will not, when executed, differ in any material respect from the draft thereof which Stanger reviewed and that the Merger will be consummated in accordance with the terms of the Merger Agreement. In rendering the opinion, Stanger has been advised that it may rely upon, and therefore relied upon and assumed, without independent verification, the accuracy and completeness in all material respects of all financial and other information furnished or otherwise communicated to Stanger by GCEAR, GCEAR II and GRECO. Stanger did not perform an independent appraisal of the assets and liabilities of GCEAR or GCEAR II, other than appraisals of the GCEAR properties in connection with a prior appraisal engagement, or engineering, structural or environmental studies of the GCEAR properties and GCEAR II properties, including pending acquisitions, and Stanger relied upon the representations of GCEAR and GRECO (the “Advisor”, and together with the Company the “Griffin Parties”) and their representatives and advisors regarding the physical condition and capital expenditure requirements of the GCEAR properties and GCEAR II properties. Stanger also relied on the assurance of the Griffin Parties that any pro forma financial statements, projections, budgets, tax estimates, value estimates or adjustments, or terms of the Merger provided or communicated to them were reasonably prepared on bases consistent with actual historical experience and reflect the best currently available estimates and good faith judgments; that no material change has occurred in the value of the assets and liabilities of GCEAR and GCEAR II or the information reviewed between the date such information was provided and the date of the opinion letter; and that the Griffin Parties were not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading in any material respect.
Limitations and Qualifications. Stanger was not requested to, and therefore did not: (i) appraise the assets or liabilities of GCEAR or GCEAR II, other than the GCEAR properties in connection with an appraisal assignment; (ii) make any recommendation to the holders of GCEAR common stock with respect to whether or not to approve the Merger Agreement or the asset purchase agreements or the impact, tax or otherwise, of approving the Merger Agreement; (iii) select the method of determining the type or amount of consideration to be paid in the Company Merger; (iv) express any opinion as to: (a) the business decision to pursue the Company Merger or alternatives to the Company Merger (b) the amount or allocation of expenses relating to the Company Merger; (c) any legal, consent, tax, regulatory or accounting matters, which Stanger understood that we obtained advice with respect to such matters, as we deemed necessary, from qualified professionals; or (d) any other terms of the Company Merger other than the fairness from a financial point of view to the GCEAR Holders of the merger consideration to be received pursuant to the Merger Agreement; (e) the allocation of Consideration to GCC connection with the Company Merger; or (v) opine as to the fairness of the amount or the nature of any compensation or consideration to any officers, directors, or employees of any of the Parties, or any class of such persons, relative to the compensation or consideration to the stockholders of GCEAR common stock and limited partners of the GCEAR Operating Partnership in the Company Merger other than the Merger Consideration.
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Stanger advised the GCEAR Special Committee that Stanger’s entire analysis must be considered and that selecting portions of Stanger’s analysis and the factors considered by Stanger, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying the opinion.
Compensation and Material Relationships. Stanger has been paid a fee of $300,000 in connection with this fairness opinion engagement which was not contingent upon their findings with respect to fairness. In addition, Stanger served as financial advisor to the GCEAR Special Committee in connection with the Merger. We will pay Stanger a fee of approximately $8.3 million contingent upon the completion of the Company Merger. Stanger was also paid a fee of $300,000 in connection with its fairness opinion related to the Self Administration Transaction. Stanger will also be reimbursed for certain out-of-pocket expenses, including legal fees, and will be indemnified against liabilities arising under any applicable federal or state law or otherwise related to or arising out of Stanger’s engagement or performance of its services to us. The fee for this engagement was negotiated with Stanger. Payment of the fairness opinion fee to Stanger is not dependent upon completion of the Merger or upon the findings of Stanger with respect to fairness. During the past three years, GCEAR has paid Stanger $1,540,000 in connection with this engagement, $955,529 plus expense reimbursements of $29,008 in connection with other engagements and $894 for subscriptions to certain trade publications issued by Stanger. During the past three years, GCEAR II has paid Stanger $34,392 plus expense reimbursements of $960 in connection with valuation services for financial reporting purposes.
Interests of GCEAR II’s Executive Officers and Directors in the Mergers
None of GCEAR II’s executive officers or directors is party to an arrangement with GCEAR II, or participates in any GCEAR II plan, program or arrangement, that provides such executive officer or director with financial incentives that are contingent upon the consummation of the Mergers; however, upon completion of the Mergers, GC, LLC will be entitled to receive accelerated earn-out consideration of OP Units of the GCEAR Operating Partnership and GCC may eventually earn cash earn-out consideration based on certain subsequent equity increases. GCC and GC, LLC are both controlled by Kevin A. Shields (Chairman of the Board of Directors and Chief Executive Officer of GCEAR II) and indirectly owned by a family trust controlled by Mr. Shields. In addition, the officers of GCEAR II, other than Mr. Shields, are participants in a long term incentive plan for GC LLC based on their current employment (or previous employment) with GC LLC, and will at some point in the future receive some portion of the earn-out OP Units that accelerate due to their participation in the GC LLC long term incentive plan.  See “Self Administration Transaction” for further details. Furthermore, there are no agreements or understandings between any of GCEAR II’s “Named Executive Officers,” listed under “The Companies - Griffin Capital Essential Asset REIT II, Inc. - Compensation Discussion and Analysis - Executive Compensation,” and GCEAR II or GCEAR, concerning any type of compensation that is based on or otherwise relates to the Mergers that would be required to be disclosed pursuant to Item 402(t) of Regulation S-K. While not related to or based on the Mergers, certain incentive compensation, including profits interests in other GCC affiliated entities, may be subject to accelerated vesting as a result of the completion of the Self Administration Transaction for those Named Executive Officers who incurred a change of employment as a result of the Self Administration Transaction (Messrs. Escalante and Hirsch).  Actual payments to be made pursuant to such incentive compensation are not guaranteed as a result of such vesting, however, and any payment is subject to future performance of other GCC affiliated entities.  See “Self Administration Transaction” beginning on page 276 for additional information about the Self Administration Transaction.

As of December 31, 2018, Mr. Escalante beneficially owned 5,034 shares of GCEAR common stock. Upon the consummation of the Mergers, he will receive a number of shares of GCEAR II common stock consistent with the exchange ratio. While none of the directors or executive officers own more than 1% of GCEAR common stock, Kevin Shields, David Rupert and Don Pescara own units in the GCEAR Operating Partnership that in the aggregrate represent 1.4% of GCEAR’s equity. GCC owns units in the GCEAR Operating Partnership that in the aggregate represent approximately 10.6% of GCEAR’s equity.
Interests of GCEAR’s Executive Officers and Directors in the Mergers
None of GCEAR’s executive officers or directors is party to an arrangement with GCEAR, or participates in any GCEAR plan, program or arrangement, that provides such executive officer or director with financial incentives that are contingent upon the consummation of the Mergers; however, upon completion of the Mergers, GC, LLC will be entitled to receive accelerated earn-out consideration of OP Units of the GCEAR Operating Partnership and GCC may eventually earn cash earn-out consideration based on certain subsequent equity increases. GCC and GC, LLC are both controlled by Kevin A. Shields (Chairman of the Board of Directors and Executive Chairman of GCEAR) and indirectly owned by a family trust controlled by Mr. Shields. In addition, the officers of GCEAR, other than Mr. Shields, are participants in a long term incentive plan for GC LLC based on their current employment (or previous employment) with GC LLC, and will at some point in the future receive some portion of the earn-out OP Units that accelerate due to their participation in the GC LLC long term incentive plan.  See “Self Administration Transaction” for further details. Furthermore, there are no agreements or understandings between any of GCEAR’s “Named Executive Officers,” listed under “The Companies - Griffin Capital Essential Asset REIT, Inc. - Compensation Discussion and Analysis - Executive Compensation,” and GCEAR or GCEAR II, concerning any type of compensation that is based on or otherwise relates to the Mergers that would be required to be disclosed pursuant to Item 402(t) of Regulation S-K. While not related to or based on the Mergers, certain incentive compensation, including profits interests in other GCC affiliated entities, may be subject to accelerated vesting as a result of the completion of the Self Administration Transaction for those Named Executive Officers who incurred a change of employment as a result of the Self Administration Transaction (Messrs. Escalante and Hirsch).  Actual payments to be made pursuant to such incentive compensation are not guaranteed as a result of such vesting, however, and any payment is subject to future performance of other GCC affiliated entities.  See “Self Administration Transaction” beginning on page 276 for additional information about the Self Administration Transaction.
As of December 31, 2018, Messrs. Escalante, Cazel and Kripalani beneficially owned 5,034; 20,071; and 12,000 shares of GCEAR common stock, respectively. Upon the consummation of the Mergers, they will each receive a number of shares of GCEAR II common stock consistent with the exchange ratio. While none of the directors or executive officers own more than 1% of GCEAR common stock, Kevin Shields, David Rupert and Don Pescara own units in the GCEAR Operating Partnership that in the aggregrate represent 1.4% of GCEAR’s equity. GCC owns units in the GCEAR Operating Partnership that in the aggregate represent approximately 10.6% of GCEAR’s equity.
Directors and Executive Officers of the Combined Company
Immediately following the effective time of the Mergers, the board of directors of GCEAR II will be increased to seven members, with the five directors of the GCEAR II Board elected by the GCEAR II stockholders at the GCEAR II annual meeting continuing as directors of the Combined Company. In addition, two independent directors of the GCEAR Board, Gregory M. Cazel and Ranjit M. Kripalani, will join the board of directors of the Combined Company, to serve until the next annual meeting of the stockholders of the Combined Company (and until their successors qualify and are duly elected).
The following is a list of the executive officers of the Combined Company. For the backgrounds and biographical information about each of these officers, see “The Companies-Griffin Capital Essential Asset REIT II, Inc.-Management-Executive Officers and Directors.”

Name	Age	Position(s)
Kevin A. Shields	60	Chairman of the Board of Directors and Executive Chairman
Michael J. Escalante	58	Chief Executive Officer and President
Javier F. Bitar	57	Chief Financial Officer and Treasurer
Howard S. Hirsch	52	Chief Legal Officer and Secretary
Louis K. Sohn	43	Managing Director, Acquisitions & Corporate Finance
Scott Tausk	59	Managing Director, Asset Management
Don G. Pescara	55	Vice President - Acquisitions
Julie A. Treinen	59	Vice President - Asset Management
Regulatory Approvals in Connection with the Mergers
The Mergers may implicate certain regulatory requirements of municipal, state and federal, domestic or foreign, governmental agencies and authorities, including those relating to the offer and sale of securities. Additionally, the Mergers may require certain regulatory approvals with respect to the licensing of certain facilities. GCEAR II and GCEAR are currently working to evaluate and comply in all material respects with these requirements, as appropriate, and do not currently anticipate that they will hinder, delay or restrict completion of the Mergers. It is possible, however, that one or more of the regulatory approvals required to complete the Mergers will not be obtained on a timely basis or at all. In addition, it is possible that any of the governmental entities with which filings are made may seek regulatory concessions as conditions for granting approval of the Mergers. Under the Merger Agreement, GCEAR II and GCEAR have each agreed to use its reasonable best efforts to take all actions necessary, proper or advisable to complete the Mergers pursuant to the Merger Agreement.
GCEAR II and GCEAR can provide no assurance that all required regulatory approvals will be obtained or that these approvals will not contain terms, conditions or restrictions that would be detrimental to GCEAR II after the effective time of the Mergers. GCEAR II and GCEAR have not yet obtained any of the regulatory approvals required to complete the Mergers.
Accounting Treatment
GCEAR II prepares its financial statements in accordance with GAAP. The Mergers will be accounted for by using the business combination accounting rules, which requires the application of a screen test to evaluate if substantially all the fair value of the acquired properties is concentrated in a single identifiable asset or group of similar identifiable assets to determine whether a transaction is accounted for as an asset acquisition or business combination. In addition, the rules require the identification of the acquirer; the determination of the acquisition date; and the recognition and measurement, at fair value, of the identifiable assets acquired, liabilities assumed and any noncontrolling interest in the consolidated subsidiaries of the acquiree. After consideration of all applicable factors pursuant to the business combination accounting rules, the Mergers will be treated as an asset acquisition with GCEAR considered the accounting acquirer under GAAP.
Deregistration of GCEAR Common Stock
If the Mergers are completed, GCEAR common stock will be deregistered under the Exchange Act, and GCEAR will no longer file periodic reports with the SEC.
THE MERGER AGREEMENT
This section of the Joint Proxy Statement and Prospectus describes the material provisions of the Merger Agreement, which is attached as Annex A to this Joint Proxy Statement and Prospectus and incorporated by reference herein.
This summary may not contain all of the information about the Merger Agreement that is important to you. GCEAR II and GCEAR urge you to carefully read the full text of the Merger Agreement because it is the legal document that governs the Mergers. The Merger Agreement is not intended to provide you with any factual information about GCEAR II or GCEAR. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement (and summarized below) are qualified by information each of GCEAR II and GCEAR filed with the SEC prior to the effective date of the Merger Agreement, as well as by certain disclosure letters each of the parties delivered to the other in connection with the signing of the Merger Agreement, that modify, qualify and create exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may apply contractual standards of materiality in a way that is different from what may be viewed as material by investors or that is different from standards of materiality generally applicable under the U.S. federal securities laws or may not be intended as statements of fact, but rather as a way of allocating risk among the parties to the Merger Agreement. The representations and warranties and other provisions of the Merger Agreement and the description of such provisions in this document should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings that each of GCEAR II and GCEAR filed with the SEC and the other information in this Joint Proxy Statement and Prospectus. See “Where You Can Find More Information.”
GCEAR II and GCEAR each acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, they are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Joint Proxy Statement and Prospectus not misleading.
Form, Effective Time, and Closing of the Mergers
The Merger Agreement provides for the Company Merger of GCEAR with and into Merger Sub upon the terms and subject to the conditions set forth in the Merger Agreement. Merger Sub will be the surviving entity of the Company Merger. The Company Merger will become effective at such time as the articles of merger are accepted for record by the SDAT or on such later date and time agreed to by GCEAR II and GCEAR and specified in the articles of merger (not to exceed thirty business days from the date the articles of merger are accepted for record by the SDAT).
The Merger Agreement also provides for the Partnership Merger of the GCEAR II Operating Partnership with and into the GCEAR Operating Partnership, with the GCEAR Operating Partnership surviving the Partnership Merger, upon the terms and subject to the conditions set forth in the Merger Agreement. The Partnership Merger will become effective at the time set forth in the the certificate of merger for the Partnership Merger on the closing date after the effective time of the Company Merger.
The Merger Agreement provides that the closing of the Mergers will take place at 10:00 a.m., Eastern time on the third business day following the date on which the last of the conditions to closing of the Mergers described under “ - Conditions to Completion of the Mergers” have been satisfied or waived (other than the conditions that by their terms are required to be satisfied or waived at the closing, but subject to the satisfaction or waiver of such conditions) or such other date as agreed to by GCEAR II and GCEAR.
Consideration to be Received in the Mergers
Company Merger
If the Company Merger is completed, then at the effective time of the Company Merger, each share of GCEAR common stock, or fraction thereof, issued and outstanding immediately prior to the effective time of the Company Merger will be automatically converted into the right to receive 1.04807 shares (the “Exchange Ratio”) of newly created GCEAR II Class E common stock (the “Merger Consideration”) and each share of GCEAR preferred stock issued and outstanding immediately prior to the effective time of the Company Merger will be automatically converted into the right to receive one share of newly created GCEAR II Series A Cumulative Perpetual Convertible Preferred Stock (the “Preferred Stock Merger Consideration”).
The cancellation and conversion of shares of GCEAR common stock and preferred stock into the right to receive the Merger Consideration and Preferred Stock Merger Consideration, respectively, will occur automatically at the effective time of the Company Merger. In accordance with the Merger Agreement, GCEAR II will appoint DST Systems, Inc. as the transfer agent to record the issuance on the stock records of GCEAR II of the amount of GCEAR II Class E common stock equal to the Merger Consideration which is issuable to each holder of shares of GCEAR common stock (including any fractional shares thereof).
Shares of GCEAR II Class E common stock issued as Merger Consideration in exchange of shares of GCEAR common stock will be in uncertificated book-entry form. Shares of GCEAR II preferred stock issued as Preferred Stock Merger Consideration will be certificated.
From and after the effective time of the Company Merger, each share that previously represented shares of GCEAR common stock or GCEAR preferred stock (including fractional shares thereof) will only represent the right to receive the Merger Consideration or the Preferred Stock Merger Consideration, as applicable, into which those shares of GCEAR common stock or GCEAR preferred stock (or fractional shares thereof), as applicable, have been converted.
Partnership Merger
If the Partnership Merger is completed, then at the effective time of the Partnership Merger, each GCEAR OP Unit outstanding immediately prior to the effective time of the Partnership Merger will automatically convert into 1.04807 Class E OP Units in the surviving partnership and each GCEAR II Operating Partnership unit outstanding immediately prior to the effective time of the Partnership Merger will convert into the right to receive one OP Unit of like class in the surviving partnership. The special limited partnership interest of the GCEAR II Operating Partnership will be automatically redeemed, canceled and retired as described in the Merger Agreement.
No Appraisal Rights
No dissenters’ or appraisal rights, or rights of objecting stockholders under Title 3, Subtitle 2 of the MGCL will be available to holders of GCEAR common stock or GCEAR OP units, as applicable, with respect to the Mergers pursuant to the Merger Agreement.
Representations and Warranties
The Merger Agreement contains a number of representations and warranties made by GCEAR II, the GCEAR II Operating Partnership and Merger Sub (“GCEAR II Parties”), on the one hand, and GCEAR and the GCEAR Operating Partnership (“GCEAR Parties”), on the other hand. The representations and warranties were made by the parties as of the date of the Merger Agreement and do not survive the effective time of the Mergers or any earlier termination of the Merger Agreement. Certain of these representations and warranties are subject to specified exceptions and qualifications contained in the Merger Agreement, information each of GCEAR II and GCEAR filed with the SEC prior to the date of the Merger Agreement, or the disclosure letters delivered to the other parties in connection therewith.
Representations and Warranties of GCEAR II Parties
The GCEAR II Parties made representations and warranties in the Merger Agreement relating to, among other things:

•	corporate organization, valid existence, organizational documents, good standing, qualification to do business, and subsidiaries;

•	capitalization;

•	due authorization, execution, delivery, and enforceability of the Merger Agreement;

•	board and special committee approvals;

•	absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements;

•	permits and compliance with law;

•	SEC filings and financial statements;

•	internal accounting controls, compliance with the Sarbanes-Oxley Act, and the absence of improper payments;

•	information in the Form S-4 and this Joint Proxy Statement and Prospectus;

•	no undisclosed liabilities;

•
absence of material changes to the conduct of GCEAR II’s and Merger Sub’s business since December 31, 2017 or any “material adverse effect” (described below) to GCEAR II or Merger Sub since December 31, 2017;

•	labor and other employment matters and employee benefit plans;

•	material contracts;

•	litigation;

•	environmental matters;

•	intellectual property;

•	real properties and leases;

•	tax matters, including qualification as a REIT;

•	insurance;

•	receipt of the opinion of SunTrust Robinson Humphrey, the GCEAR II Special Committee’s financial advisor;

•	broker’s, finder’s, investment banker’s, or other similar fees;

•	inapplicability of the 1940 Act;

•	exemption of the Mergers from anti-takeover statutes;

•	stockholder vote required in connection with the Company Merger;

•	related-party transactions; and

•	limitation on warranties and disclaimer of other representations and warranties.
Representations and Warranties of GCEAR Parties
The GCEAR Parties made representations and warranties in the Merger Agreement relating to, among other things:

•	corporate organization, valid existence, organizational documents, good standing, qualification to do business, and subsidiaries;

•	capitalization;

•	due authorization, execution, delivery, and enforceability of the Merger Agreement;

•	board and special committee approvals;

•	absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements;

•	permits and compliance with law;

•	SEC filings and financial statements;

•	internal accounting controls, compliance with the Sarbanes-Oxley Act, and the absence of improper payments;

•	information in the Form S-4 and this Joint Proxy Statement and Prospectus;

•	no undisclosed liabilities;

•	absence of certain material changes to the conduct of GCEAR’s business since December 31, 2017 or any “material adverse effect” (described below) to GCEAR since December 31, 2017;

•	labor and other employment matters and employee benefit plans;

•	material contracts;

•	litigation;

•	environmental matters;

•	intellectual property;

•	real properties and leases;

•	tax matters, including qualification as a REIT;

•	insurance;

•	receipt of the opinion of Stanger, GCEAR’s financial advisor;

•	exemption of the Mergers from anti-takeover statutes;

•	stockholder vote required in connection with the Company Merger;

•	broker’s, finder’s, investment banker’s, or other similar fees;

•	inapplicability of the 1940 Act;

•	related-party transactions; and

•	limitation on warranties and disclaimer of other representations and warranties.
Definition of “Material Adverse Effect”
Many of the representations of the GCEAR II Parties and the GCEAR Parties are qualified by a “material adverse effect” standard (that is, they will be deemed to be true and correct unless their failure to be true or correct, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect). For the purposes of the Merger Agreement, “material adverse effect” means any event, circumstance, change, effect, development, condition or occurrence (a) that is material and adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of GCEAR II and its subsidiaries, taken as a whole, or GCEAR and its subsidiaries, taken as a whole, as applicable, or (b) that will, or would reasonably be expected to, prevent or materially impair the ability of the GCEAR II Parties or the GCEAR Parties to consummate the Mergers before August 31, 2019, the outside date provided in the Merger Agreement.
However, any event, circumstance, change, effect, development, condition or occurrence to the extent arising out of or resulting from the following will not be taken into account when determining whether a material adverse effect has occurred or is reasonably likely to exist or occur with respect to clause (a) above:

(i)	any events, circumstances, changes or effects that affect commercial office or industrial REITs generally,

(ii)	any changes in economic, market or business conditions generally in the United States or in the United States or global financial markets generally, including changes in interest or exchange rates,

(iii)	any changes in legal, regulatory, or political conditions,

(iv)	the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage,

(v)	the execution and delivery of the Merger Agreement, or the public announcement of the Mergers or other transactions contemplated by the Merger Agreement,

(vi)	the taking of any action expressly required by the Merger Agreement, or the taking of any action at the written request or with the prior written consent of GCEAR II or GCEAR, respectively,

(vii)	earthquakes, hurricanes, floods or other natural disasters,

(viii)	changes in law or GAAP or the interpretation thereof, or

(ix)
any action made or initiated by any holder of GCEAR or GCEAR II common stock, including any derivative claims, arising out of or relating to the Merger Agreement or the transactions contemplated by the Merger Agreement, except which, in the case of each of clauses (i), (ii), (iii), (iv), (vii) and (viii) above do not disproportionately affect GCEAR II and its subsidiaries, taken as a whole, or GCEAR and its subsidiaries, taken as a whole, relative to other similarly situated participants in the commercial office or industrial REIT industry in the United States.
Conditions to Completion of the Mergers
Mutual Closing Conditions
The obligation of each of the GCEAR II Parties and the GCEAR Parties to complete the Mergers is subject to the satisfaction or waiver, on or prior to the closing date, of the following conditions:

•
all consents, authorizations, orders or approvals of each governmental authority necessary for the consummation of the Mergers pursuant to the Merger Agreement shall have been obtained and any applicable waiting periods in respect thereof shall have expired or been terminated;

•	approval of the Company Merger pursuant to the Merger Agreement by the GCEAR and GCEAR II stockholders;

•
the absence of any law or order or other legal restraint or prohibition, making illegal, enjoining, or otherwise restricting, preventing, or prohibiting the consummation of the Mergers pursuant to the Merger Agreement; and

•
the Form S-4 shall have been declared effective and no stop order suspending the effectiveness of the Form S-4 shall have been issued, and no proceedings for that purpose shall have been initiated by the SEC that have not been withdrawn.

Additional Closing Conditions for the Benefit of the GCEAR II Parties
The obligation of the GCEAR II Parties to complete the Mergers is subject to the satisfaction or waiver, on or prior to the closing date, of the following additional conditions:

•
the accuracy in all material respects as of the date of the Merger Agreement and the effective time of the Mergers of certain representations and warranties made in the Merger Agreement by the GCEAR Parties regarding certain aspects of its capital structure and corporate authority;

•
the accuracy in all but de minimis respects as of the date of the Merger Agreement and the effective time of the Mergers of certain representations and warranties made in the Merger Agreement by the GCEAR Parties regarding certain aspects of its capital structure;

•
the accuracy as of the date of the Merger Agreement and the effective time of the Mergers of all other representations and warranties of the GCEAR Parties contained in the Merger Agreement, except (a) representations and warranties made as of a specific date shall be true and correct only on such date, and (b) where the failure of such representations or warranties to be true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on GCEAR and its subsidiaries taken as a whole;

•
the GCEAR Parties must have performed and complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the effective time of the Mergers;

•
since the date of the Merger Agreement, there shall not have been any event, circumstance, change, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on GCEAR and its subsidiaries taken as a whole;

•
GCEAR II must have received a certificate, dated the date of the closing of the Mergers, signed by the chief executive officer and chief financial officer of GCEAR, certifying to the effect that the conditions described in the five preceding bullet points have been satisfied;

•
GCEAR II must have received the written opinion of Nelson Mullins Riley & Scarborough, LLP (“Nelson Mullins”), dated as of the closing date, regarding GCEAR’s qualification and taxation as a REIT under the Code commencing with GCEAR’s taxable year that ended on December 31, 2010;

•
GCEAR II must have received the written opinion of Morris, Manning & Martin, LLP (“Morris Manning”), to the effect that the Company Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

•	GCEAR II must have received the financing commitment letter from KeyBank described in “The Merger Agreement - Financing Related to the Mergers” below;

•
(i) the Contribution Agreement (as defined in “Self Administration Transaction - Contribution Agreement” below) and all ancillary documents or agreements contemplated thereunder (the “Contribution Documents”) shall continue to be legal, valid, binding obligations of and enforceable against, the parties thereto, and shall continue to be in full force and effect and shall have not been subsequently rescinded, supplemented, modified or amended or withdrawn in any way; (ii) each party to the Contribution Documents shall have performed all obligations required to be performed by such party as of the closing date under each Contribution Document, (iii) none of the parties to the Contribution Documents shall be in breach or violation of, or default under, any Contribution Document, and no event shall have occurred that, with notice or lapse of time or both, would constitute a violation, breach or default under any Contribution Document, (iv) none of the parties to the Contribution Documents shall have received notice of any violation or default under any Contribution Document and no party to the Contribution Documents shall have received any written notice of the intention of any party to cancel, terminate, or materially change the scope of rights under any Contribution Document; and (v) GCEAR shall have received all consents, complied with all notice requirements and cured or obtained waivers of defaults with respect to any third person required as a result of the consummation of the transactions contemplated under the Contribution Agreement; and

•
GCEAR must have delivered to GCEAR II an acknowledgment or other similar agreement, in form and substance satisfactory to GCEAR II, executed by the purchasers of the GCEAR preferred stock pursuant to which such purchasers acknowledge the transactions contemplated in the Merger Agreement, that GCEAR’s liabilities and obligations under Section 1.1(c) of the Preferred Stock Purchase Agreement between GCEAR and such purchasers shall be satisfied by the issuance of GCEAR II preferred stock and an estoppel and/or waiver of any defaults, liabilities and obligations of GCEAR thereunder as of the closing date.

Additional Closing Conditions for the Benefit of the GCEAR Parties
The obligation of the GCEAR Parties to complete the Mergers is subject to the satisfaction or waiver, on or prior to the closing date, of the following additional conditions:

•
the accuracy in all material respects as of the date of the Merger Agreement and the effective time of the Mergers of certain representations and warranties made in the Merger Agreement by the GCEAR II Parties regarding certain aspects of its capital structure and corporate authority;

•
the accuracy in all but de minimis respects as of the date of the Merger Agreement and the effective time of the Mergers of certain representations and warranties made in the Merger Agreement by the GCEAR II Parties regarding certain aspects of its capital structure;

•
the accuracy as of the date of the Merger Agreement and the effective time of the Mergers of all other representations and warranties of the GCEAR II Parties contained in the Merger Agreement, except (a)

representations and warranties made as of a specific date shall be true and correct only on such date, and (b) where the failure of such representations or warranties to be true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on GCEAR II and its subsidiaries taken as a whole;

•
the GCEAR II Parties must have performed and complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the effective time of the Mergers;

•
since the date of the Merger Agreement, there shall not have been any event, circumstance, change, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on GCEAR II and its subsidiaries taken as a whole;

•
GCEAR must have received a certificate, dated the date of the closing of the Mergers, signed by the chief executive officer and chief financial officer of GCEAR II, certifying to the effect that the conditions described in the five preceding bullet points have been satisfied;

•
GCEAR must have received the written opinion of Morris Manning, dated as of the closing date, regarding GCEAR II’s qualification and taxation as a REIT under the Code commencing with GCEAR II’s taxable year that ended on December 31, 2015;

•	GCEAR must have received the written opinion of its counsel, Nelson Mullins, to the effect that the Company Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

•	individuals designated for election to the GCEAR II Board shall have been elected to the GCEAR II Board as of the effective time of the Company Merger; and

•
the GCEAR II Board shall have (i) adopted a resolution approving an amendment to the GCEAR II charter to enable the redemption right that will be held by the holders of GCEAR preferred stock that will receive the Preferred Stock Merger Consideration and (ii) directed that such amendment be submitted for consideration by the GCEAR II stockholders prior to January 1, 2023.

Covenants and Agreements
Conduct of the Business of GCEAR II Pending the Mergers
GCEAR II has agreed to certain restrictions on itself and its subsidiaries until the earlier of the effective time of the Mergers or the valid termination of the Merger Agreement. In general, except with the GCEAR Special Committee’s prior written consent (which consent shall not be unreasonably withheld, delayed, or conditioned), or as may be expressly required or permitted pursuant to the Merger Agreement, or to the extent required by law, GCEAR II has agreed that it will, and will cause each of its subsidiaries to, conduct its business in all material respects in the ordinary course and in a manner consistent with past practice, and use all reasonable efforts to (i) preserve intact its current business organization, goodwill, ongoing business and significant relationships with third parties, and (ii) maintain the status of GCEAR II as a REIT.
Without limiting the foregoing, GCEAR II has also agreed that, except with the GCEAR Special Committee’s prior written approval (which consent shall not be unreasonably withheld, delayed, or conditioned), or as may be expressly required or permitted pursuant to the Merger Agreement, or to the extent required by law, it will not, and it will not permit any of its subsidiaries to:

•
amend or propose to amend its charter or bylaws or equivalent organizational documents of a material subsidiary, or waive the stock ownership limit or create an excepted holder limit (as defined in GCEAR II’s charter);

•	adjust, split, combine, reclassify, or subdivide any shares of stock or other ownership interests of GCEAR II or its subsidiaries (other than wholly owned subsidiaries);

•
with limited exceptions (including a permitted payment of a dividend not to exceed a daily rate of $$0.00150684932 per share of GCEAR II common stock), declare, set apart, or pay any dividend on or make any other distributions (whether in cash, stock, property, or otherwise) with respect to shares of beneficial interest or capital stock or other equity interests of GCEAR II, the GCEAR II Operating Partnership or any GCEAR II subsidiary, ownership interests in GCEAR II or any GCEAR II subsidiary or beneficial interest of the GCEAR II Parties;

•
redeem, repurchase, or otherwise acquire, directly or indirectly, any shares of GCEAR II’s capital stock or other equity interests of GCEAR II or any GCEAR II subsidiary (other than redemptions of GCEAR II’s OP Units pursuant to the GCEAR II Operating Partnership’s Partnership Agreement);

•
issue, sell, pledge, dispose, encumber or grant any shares of the capital stock of GCEAR II or any GCEAR II subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares, capital stock, or other equity interests of GCEAR II or any GCEAR II subsidiary, except for issuances by a wholly owned subsidiary of GCEAR II to GCEAR II or another wholly owned subsidiary of GCEAR II;

•
acquire or agree to acquire (including by merger, consolidation, or acquisition of stock or assets) any real property, personal property (other than personal property at a total cost of less than $2,000,000 in the aggregate), corporation, partnership, limited liability company, other business organization, or any division or material amount of assets thereof;

•
sell, mortgage, pledge, lease, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any property or assets, except sales, transfers or other dispositions of any property or assets in the ordinary course of business consistent with past practice;

•
incur, create, assume, refinance, replace or prepay any indebtedness for borrowed money or issue or amend the terms of any debt securities of GCEAR II or any GCEAR II subsidiary, with certain exceptions;

•
make any loans, advances or capital contributions to, or investments in, any other person (including to any of its officers, directors, affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such persons, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity, with certain exceptions;

•
enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any GCEAR II material contract (or any contract that, if existing as of the date of the Merger Agreement, would be a GCEAR II material contract), except as expressly permitted by the Merger Agreement;

•
make any payment of any liability of GCEAR II or any GCEAR II subsidiary before it comes due in accordance with its terms, except in the ordinary course of business consistent with past practices or as otherwise permitted by the Merger Agreement;

•
waive, release, assign, settle or compromise (A) any legal action, suit, investigation, arbitration or proceeding, in each case made or pending against GCEAR II or any GCEAR II subsidiary (including relating to taxes other than property tax appeals or disputes) (1) exceeding $250,000 individually or $1,000,000 in the aggregate or the amounts reserved for such purposes in the most recent balance sheet provided to GCEAR, (2) that involves injunctive relief or (3) that provides for the admission of material liability, and (B) any legal action, suit, investigation, arbitration or proceeding involving any present, former or purported holder or group of holders of GCEAR II common stock other than in accordance with the Merger Agreement;

•
except as previously disclosed to GCEAR, (A) hire or terminate any officer or director of GCEAR II or any subsidiary, (B) increase in any manner the amount, rate or terms of compensation or benefits of any of GCEAR II’s directors, (C) enter into, adopt, amend or terminate any employment, bonus, severance or retirement contract or other compensation or GCEAR II benefit plan;

•
fail to maintain all financial books and records in all material respects in accordance with GAAP (or any interpretation thereof) or make any material change to its methods of accounting in effect at December 31, 2017, except as required by a change in GAAP (or any interpretation thereof) or in applicable law, or make any change, with respect to accounting policies, unless required by GAAP or the SEC;

•	enter into any new line of business;

•
fail to duly and timely file all material reports and other material documents required to be filed with the SEC or any other governmental authority, subject to extensions permitted by law or applicable rules and regulations;

•
take any action, or fail to take any action, which action or failure would reasonably be expected to cause (A) GCEAR II to fail to qualify as a REIT or (B) any GCEAR II subsidiary to cease to be treated as any of (x) a partnership or disregarded entity for U.S. federal income tax purposes or (y) a qualified REIT subsidiary or a taxable REIT subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

•
adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization, except by a GCEAR II subsidiary in connection with any permitted acquisitions in a manner that would not reasonably be expected to be materially adverse to GCEAR II or to prevent or impair the ability of GCEAR II and the GCEAR II Operating Partnership to consummate the Mergers;

•	form any new funds, joint ventures or non-traded real estate investment trusts or other pooled investment vehicles;

•	make or commit to make any capital expenditures in excess of $25,000,000 per quarter in the aggregate;

•
amend or modify the compensation terms or any other obligations of GCEAR II contained in the engagement letter with Stanger in a manner adverse to GCEAR II, any GCEAR II subsidiary, or GCEAR, or engage other financial advisors in connection with the transactions contemplated by the Merger Agreement;

•
subject to certain exceptions (A) enter into or modify any tax protection agreement, (B) make, change or rescind any material election relating to taxes, (C) change a material method of tax accounting, (D) file or amend any material tax return, (E) enter into any material closing agreement related to taxes, or (F) knowingly surrender any right to claim any material tax refund;

•	permit any liens or encumbrances other than those permitted by the Merger Agreement; or

•	authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.
Conduct of the Business of GCEAR Pending the Mergers
GCEAR has agreed to certain restrictions on itself and its subsidiaries until the earlier of the effective time of the Mergers or the valid termination of the Merger Agreement. In general, except with the GCEAR II Special Committee’s prior written consent (which consent shall not be unreasonably withheld, delayed, or conditioned), or as may be expressly required or permitted pursuant to the Merger Agreement, or to the extent required by law, GCEAR has agreed that it will, and will cause each of its subsidiaries to, conduct its business in all material respects in the ordinary course and in a manner consistent with past practice, and use all reasonable efforts to (i) preserve intact its current business organization, goodwill, ongoing businesses and significant relationships with third parties, and (ii) maintain the status of GCEAR as a REIT.
Without limiting the foregoing, GCEAR has also agreed that, except with the GCEAR II Special Committee’s prior written approval (which consent shall not be unreasonably withheld, delayed, or conditioned), or as may be expressly required or permitted pursuant to the Merger Agreement, or to the extent required by law, it will not, and it will not permit any of its subsidiaries to:

•
amend or propose to amend its charter or bylaws or equivalent organizational documents of a material subsidiary, or waive the stock ownership limit or create an excepted holder limit (as defined in GCEAR’s charter);

•	adjust, split, combine, reclassify, or subdivide any shares of stock or other ownership interests of GCEAR or its subsidiaries (other than wholly owned subsidiaries);

•
with limited exceptions (including a permitted payment of a distribution not to exceed an annual rate of $0.001901096 per share of GCEAR common stock and regular quarterly dividends payable in respect of the GCEAR preferred stock in accordance with the terms of the GCEAR preferred stock), declare, set apart, or pay any dividend on or make any other distributions (whether in cash, stock, property, or otherwise) with respect to shares of beneficial interest or capital stock or other equity interests of GCEAR, the GCEAR Operating Partnership or any GCEAR subsidiary or other ownership interests in GCEAR or any GCEAR subsidiary;

•
redeem, repurchase, or otherwise acquire, directly or indirectly, any shares of GCEAR’s capital stock or other equity interests of GCEAR or any GCEAR subsidiary (other than redemptions of GCEAR’s OP Units pursuant to the GCEAR Operating Partnership’s Partnership Agreement);

•
issue, sell, pledge, dispose, encumber or grant any shares of the capital stock of GCEAR or any GCEAR subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares, capital stock, or other equity interests of GCEAR or any GCEAR subsidiary, except (A) for issuances by a wholly owned subsidiary of GCEAR to GCEAR or another wholly owned subsidiary of GCEAR;

•
acquire or agree to acquire (including by merger, consolidation, or acquisition of stock or assets) any real property, personal property (other than personal property at a total cost of less than $2,000,000 in the aggregate), corporation, partnership, limited liability company, other business organization, or any division or material amount of assets thereof;

•
sell, mortgage, pledge, lease, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any property or assets, except sales, transfers or other dispositions of any property or assets in the ordinary course of business consistent with past practice;

•	incur, create, assume, refinance, replace or prepay any indebtedness for borrowed money or issue or amend the terms of any debt securities of GCEAR or any GCEAR subsidiary, with certain exceptions;

•
make any loans, advances or capital contributions to, or investments in, any other person (including to any of its officers, directors, affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such persons, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity, with certain exceptions;

•
enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any GCEAR material contract (or any contract that, if existing as of the date of the Merger Agreement, would be a GCEAR material contract), except as expressly permitted by the Merger Agreement;

•
make any payment, direct or indirect, of any liability of GCEAR or any GCEAR subsidiary before the same comes due in accordance with its terms, other than in the ordinary course of business consistent with past practice or in connection with dispositions or refinancing of any indebtedness otherwise permitted by the Merger Agreement;

•
make any payment of any liability of GCEAR or any GCEAR subsidiary before it comes due in accordance with its terms, except in the ordinary course of business consistent with past practices or as otherwise permitted by the Merger Agreement;

•
waive, release, assign, settle or compromise (A) any legal action, suit, investigation, arbitration or proceeding, in each case made or pending against GCEAR or any GCEAR subsidiary (including relating to taxes other than property tax appeals or disputes) (1) exceeding $250,000 individually or $1,000,000 in the aggregate or the amounts reserved for such purposes in the most recent balance sheet provided to GCEAR II, (2) that involves injunctive relief or (3) that provides for the admission of material liability, and (B) any legal action, suit, investigation, arbitration or proceeding involving any present, former or purported holder or group of holders of GCEAR common stock other than in accordance with the Merger Agreement;

•
(A) hire or terminate any officer or director of GCEAR or any subsidiary, (B) increase in any manner the amount, rate or terms of compensation or benefits of any of GCEAR’s directors, (C) enter into, adopt, amend or terminate any employment, bonus, severance or retirement contract or other compensation or GCEAR benefit plan;

•
fail to maintain all financial books and records in all material respects in accordance with GAAP (or any interpretation thereof) or make any material change to its methods of accounting in effect at December 31, 2017, except as required by a change in GAAP (or any interpretation thereof) or in applicable law, or make any change with respect to accounting policies, unless required by GAAP or the SEC;

•	enter into any new line of business;

•
fail to duly and timely file all material reports and other material documents required to be filed with the SEC or any other governmental authority, subject to extensions permitted by law or applicable rules and regulations;

•
take any action, or fail to take any action, which action or failure would reasonably be expected to cause (A) GCEAR to fail to qualify as a REIT or (B) any GCEAR subsidiary to cease to be treated as any of (x) a partnership or disregarded entity for U.S. federal income tax purposes or (y) a qualified REIT subsidiary or a taxable REIT subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

•
adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization, except by a GCEAR subsidiary in connection with any permitted acquisitions in a manner that would not reasonably be expected to be adverse to GCEAR or to prevent or impair the ability of GCEAR to consummate the Mergers;

•	form any new funds, joint ventures or non-traded real estate investment trusts or other pooled investment vehicles;

•	make or commit to make any capital expenditures in excess of $25,000,000 per quarter in the aggregate;

•
amend or modify the compensation terms or any other obligations of GCEAR contained in the engagement letter with Stanger in a manner materially adverse to GCEAR, any GCEAR subsidiary, or GCEAR II or engage other financial advisors in connection with the transactions contemplated by the Merger Agreement;

•
subject to certain exceptions, (A) enter into or modify any tax protection agreement, (B) make, change or rescind any material election relating to taxes, (C) change a material method of tax accounting, (D) file or amend any material tax return, (E) enter into any material closing agreement related to taxes, or (F) knowingly surrender any right to claim any material tax refund, except under certain circumstances;

•	permit any liens or encumbrances other than those permitted by the Merger Agreement; or

•	authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.
Form S-4 and Joint Proxy Statement
GCEAR II and GCEAR agreed to prepare and cause to be filed with the SEC the Joint Proxy Statement included in this Joint Proxy Statement and Prospectus, and GCEAR II agreed to prepare and cause to be filed with the SEC, the Form S-4 with respect to the GCEAR II common stock issuable in the Company Merger, which will include this Joint Proxy Statement and Prospectus, as promptly as reasonably practicable. Each of GCEAR II and GCEAR agreed to use its reasonable best efforts to: (i) have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing; (ii) ensure that the Form S-4 complies in all material respects with the applicable provisions of the Exchange Act or Securities Act; (iii) mail or deliver this Joint Proxy Statement and Prospectus to its stockholders (as applicable) as promptly as practicable after the Form S-4 is declared effective; and (iv) keep the Form S-4 effective for so long as necessary to complete the Mergers.

GCEAR II and GCEAR each agreed to use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to its stockholders that are entitled to vote at its stockholder meeting and to hold its stockholder meeting as soon as practicable after the Form S-4 is declared effective. GCEAR agreed to include in this Joint Proxy Statement and Prospectus, through the GCEAR Special Committee and the GCEAR Board, its recommendation to its stockholders that they approve the Company Merger pursuant to the Merger Agreement and solicit and use its reasonable best efforts to obtain the approval of the Company Merger pursuant to the Merger Agreement. GCEAR II agreed to include in this Joint Proxy Statement and Prospectus, through the GCEAR II Special Committee and the GCEAR II Board, its recommendation to its stockholders that they approve the issuance of shares of newly created GCEAR II Class E common stock in connection with the Company Merger, and solicit and use reasonable best efforts to obtain the GCEAR II stockholder approval.
Access to Information; Confidentiality
The Merger Agreement requires GCEAR, on the one hand, and GCEAR II, on the other, to cause each of their respective subsidiaries to provide, with limited exceptions, to the other reasonable access during normal business hours and upon reasonable advance notice to all of their respective properties, offices, books, contracts, commitments, personnel, and records, and a copy of each report, schedule, registration statement and other document filed by it after the date of the Merger Agreement but before the earlier of (1) the effective date of the Mergers, and (2) the date on which the Merger Agreement is terminated, pursuant to the requirements of federal or state securities laws (to the extent not publicly available) and all other information (financial or otherwise) concerning its business, properties, and personnel as such other party may reasonably request.
Each of GCEAR II and GCEAR will hold, and will cause its representatives and affiliates to hold, any nonpublic information in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of their existing confidentiality agreements.
No Solicitation and Change in Recommendation with Competing Proposal or Intervening Event
Except as described below, between the date of the Merger Agreement and the earlier to occur of (a) the Effective Time and (b) the date, if any, on which the Merger Agreement is terminated (the “Interim Period”), GCEAR will, and will cause each of its subsidiaries and their respective representatives to (i) immediately cease any solicitation, encouragement, discussions or negotiations with any persons that may be ongoing with respect to a Competing Proposal (defined below), request that any such person and its representative promptly return or destroy all confidential information concerning GCEAR or any of its subsidiaries and immediately terminate all physical and electronic dataroom access granted to any such person or its representatives and (ii) not, directly or indirectly, (A) solicit, initiate or knowingly facilitate, encourage or assist any inquiry or the making of any proposal that constitutes, or may reasonably be expected to lead to, a Competing Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person information in connection with or for the purpose of encouraging or facilitating, a Competing Proposal, or (iii) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, agreement in principle or other agreement with respect to a Competing Proposal.
Notwithstanding the restrictions set forth above, the Merger Agreement provides that, at any time on or after the date of the Merger Agreement and prior to obtaining the approval of the Company Merger by the GCEAR stockholders, GCEAR or any of its subsidiaries and their respective representatives may, in response to an unsolicited written Competing Proposal from any person or group that (a) the GCEAR Board determines in good faith, after consultation with GCEAR’s outside financial advisors and outside legal counsel, constitutes or is reasonably likely to result in a Superior Proposal, which Competing Proposal was made in circumstances not otherwise involving a breach of the Merger Agreement and (b) the GCEAR Board has determined in good faith, after consultation with GCEAR’s outside legal counsel, that a failure to take action with respect to such Competing Proposal would be inconsistent with its directors’ duties under applicable Maryland Law, (i) contact such person or group to clarify the terms and conditions thereof, (ii) furnish, pursuant to an acceptable confidentiality agreement, information (including non-public information) with respect to GCEAR and its subsidiaries to the person or group who has made such Competing Proposal; provided, that GCEAR will concurrently provide to GCEAR II any non-public information concerning GCEAR or any of its subsidiaries that is provided to any person or group given such access which was not previously provided to GCEAR II or its representatives, and (iii) engage in or otherwise participate in discussions or negotiations with the person or group making such Competing Proposal.
From and after the date of the Merger Agreement, GCEAR must promptly (and in any event no later than 24 hours after receipt of any Competing Proposal or request for non-public information in connection therewith) (i) advise GCEAR II in writing of the receipt of such Competing Proposal and any request for confidential information in connection therewith, the materials terms of such Competing Proposal or request and the identity of the person or group making such Competing Proposal or request and (ii) keep GCEAR II promptly advised of all material developments (including all changes to the material terms of any Competing Proposal), discussions or negotiations regarding any Competing Proposal and the status of such Competing Proposal. GCEAR agrees that it and its subsidiaries will not enter into any confidentiality agreement with any person subsequent to the date of the Merger Agreement which prohibits GCEAR or its subsidiary from providing any information required to be provided to GCEAR II under the Merger Agreement.
Except as described below, the GCEAR Board may not (i) (a) fail to recommend to the GCEAR stockholders that they approve the Company Merger or fail to include the GCEAR Board recommendation in this Joint Proxy Statement and Prospectus, (b) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify the GCEAR Board recommendation, (c) take any formal action or make any recommendation or public statement or other disclosure in connection with a tender offer or exchange offer other than as provided in the Merger Agreement or (d) adopt, approve or recommend, or publicly propose to adopt, approve or recommend to the GCEAR stockholders a Competing Proposal (each of the actions described in this clause (i) being referred to as a “GCEAR Adverse Recommendation Change” or (ii) authorize, cause or permit GCEAR or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, agreement in principle or other agreement with respect to a Competing Proposal (other than an acceptable confidentiality agreement) (each, a “GCEAR acquisition agreement”).
Notwithstanding anything to the contrary above, prior to the time the GCEAR merger approval is obtained, the GCEAR Board may make a GCEAR Adverse Recommendation Change and/or terminate the Merger Agreement to enter into any GCEAR acquisition agreement with respect to a Superior Proposal, if and only if, (i) GCEAR receives a Competing Proposal that was not preceded by a material breach by GCEAR of the non-solicitation provisions in the Merger Agreement and that is not withdrawn, and (ii) prior to taking such action, the GCEAR Board shall have determined in good faith (a) after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the duties of the directors of GCEAR under applicable Maryland law and (b) after consultation with its outside financial advisors and outside legal counsel, that such Competing Proposal constitutes a Superior Proposal; provided, however, that in connection with any such Competing Proposal (i) GCEAR has given GCEAR II at least five business days’ prior written notice of its intention to effect a GCEAR Adverse Recommendation Change or terminate the Merger Agreement, which notice will specify in reasonable detail the basis for the GCEAR Adverse Recommendation Change or termination and the identity of the party making such Superior Proposal and the material terms thereof and include a copy of any proposal, agreement and all material documentation providing for such Superior Proposal; (ii) GCEAR has negotiated, and will have caused its representatives to negotiate, in good faith with GCEAR II during such notice period, to the extent GCEAR II wishes to negotiate; (iii) following the end of such notice period, the GCEAR Board has considered in good faith any proposed revisions to the Merger Agreement proposed by GCEAR II in writing, and has determined, after consultation with GCEAR’s outside financial advisors and outside legal counsel, that such Superior Proposal would continue to constitute a Superior Proposal if such revisions were to be given effect; and (iv) in the event of any change to the material terms of such Superior Proposal, GCEAR shall, in each case, have delivered to GCEAR II an additional notice consistent with the notice described above and the notice period shall have recommenced. Unless the Merger Agreement has been terminated pursuant to the provisions discussed in this section “—No Solicitation and Change in Recommendation with Competing Proposal or Intervening Event,” the GCEAR Board shall submit the GCEAR Merger Proposal to its stockholders even if the GCEAR Board shall have effected a GCEAR Adverse Recommendation Change, and the GCEAR Board may not submit to the vote of its stockholders any Competing Proposal.
At any time prior to the time the GCEAR merger approval is obtained, if the GCEAR Board determines in good faith, after consultation with GCEAR’s outside legal counsel, that the failure to do so would be inconsistent with the duties of the GCEAR directors under applicable Maryland law, the GCEAR Board may make a GCEAR Adverse Recommendation Change in response to a change in circumstances or development that materially affects the business, assets or operations of GCEAR and its subsidiaries, taken as a whole, that was not known to or reasonably foreseeable by the GCEAR Board prior to the execution of the Merger Agreement (other than the receipt, existence or terms of a Competing Proposal or any matter relating thereto or consequence thereof), which change in circumstances or development becomes known to the GCEAR Board prior to the effective time of the Company Merger (a “GCEAR Intervening Event”).
The Merger Agreement does not prohibit the GCEAR Board from: (i) taking and disclosing to the GCEAR stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, if failure to do so would violate applicable law or (ii) making any “stop, look and listen” communication to the GCEAR stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act, in either case, if the GCEAR Board has determined in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with their directors’ duties under applicable law; provided, that any disclosures (other than those made pursuant to clause (ii) above) that address the approval or recommendation by the GCEAR Board of the Company Merger pursuant to the Merger Agreement and that are not an express rejection of any applicable Competing Proposal or an express reaffirmation of the GCEAR Board recommendation will be deemed to be a GCEAR Adverse Recommendation Change.
Except as described below, during the Interim Period, GCEAR II will, and will cause each of its subsidiaries and their respective representatives to (i) immediately cease any solicitation, encouragement, discussions or negotiations with any persons that may be ongoing with respect to a Competing Proposal (defined below), request that any such person and its representative promptly return or destroy all confidential information concerning GCEAR II or any of its subsidiaries and immediately terminate all physical and electronic dataroom access granted to any such person or its representatives and (ii) not, directly or indirectly, (A) solicit, initiate or knowingly facilitate, encourage or assist any inquiry or the making of any proposal that constitutes, or would reasonably be expected to lead to, a Competing Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person information in connection with or for the purpose of encouraging or facilitating, a Competing Proposal, or (iii) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, agreement in principle or other agreement with respect to a Competing Proposal.
Notwithstanding the restrictions set forth above, the Merger Agreement provides that, at any time on or after the date of the Merger Agreement and prior to obtaining the approval of the Company Merger by the GCEAR II stockholders, GCEAR II or any of its subsidiaries and their respective representatives may, in response to an unsolicited written Competing Proposal from any person or group that (a) the GCEAR II Board determines in good faith, after consultation with GCEAR II’s outside financial advisors and outside legal counsel, constitutes or is reasonably likely to result in a Superior Proposal, which Competing Proposal was made in circumstances not otherwise involving a breach of the Merger Agreement and (b) the GCEAR II Board has determined in good faith, after consultation with GCEAR II’s outside legal counsel, that a failure to take action with respect to such Competing Proposal would be inconsistent with its directors’ duties under applicable Maryland Law, (i) contact such person or group to clarify the terms and conditions thereof, (ii) furnish, pursuant to an acceptable confidentiality agreement, information (including non-public information) with respect to GCEAR II and its subsidiaries to the person or group who has made such Competing Proposal; provided, that GCEAR II will concurrently provide to GCEAR any non-public information concerning GCEAR II or any of its subsidiaries that is provided to any person or group given such access which was not previously provided to GCEAR or its representatives, and (iii) engage in or otherwise participate in discussions or negotiations with the person or group making such Competing Proposal.
From and after the date of the Merger Agreement, GCEAR II must promptly (and in any event no later than 24 hours after receipt of any Competing Proposal or request for non-public information in connection therewith) (i) advise GCEAR in writing of the receipt of such Competing Proposal and any request for confidential information in connection therewith, the materials terms of such Competing Proposal or request and the identity of the person or group making such Competing Proposal or request and (ii) keep GCEAR promptly advised of all material developments (including all changes to the material terms of any Competing Proposal), discussions or negotiations regarding any Competing Proposal and the status of such Competing Proposal. GCEAR II agrees that it and its subsidiaries will not enter into any confidentiality agreement with any person subsequent to the date of the Merger Agreement which prohibits GCEAR II or its subsidiaries from providing any information required to be provided to GCEAR under the Merger Agreement.
Except as described below, the GCEAR II Board may not (i) (a) fail to recommend to the GCEAR II stockholders that they approve the Company Merger or fail to include the GCEAR II Board recommendation in this Joint Proxy Statement and Prospectus, (b) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify the GCEAR II Board recommendation, (c) take any formal action or make any recommendation or public statement or other disclosure in connection with a tender offer or exchange offer other than as provided in the Merger Agreement or (d) adopt, approve or recommend, or publicly propose to adopt, approve or recommend to the GCEAR II stockholders a Competing Proposal (each of the actions described in this clause (i) being referred to as a “GCEAR II Adverse Recommendation Change” or (ii) authorize, cause or permit GCEAR II or any of its subsidiaries to enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, agreement in principle or other agreement with respect to a Competing Proposal (other than an acceptable confidentiality agreement) (each, a “GCEAR II acquisition agreement”).
Notwithstanding anything to the contrary above, prior to the time the GCEAR II merger approval is obtained, the GCEAR II Board may make a GCEAR II Adverse Recommendation Change and/or terminate the Merger Agreement to enter into any GCEAR II acquisition agreement with respect to a Superior Proposal, if and only if, (i) GCEAR II receives a Competing Proposal that was not preceded by a material breach by GCEAR II of the non-solicitation provisions in the Merger Agreement and that is not withdrawn, and (ii) prior to taking such action, the GCEAR II Board shall have determined in good faith (a) after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the duties of the directors of GCEAR II under applicable Maryland law and (b) after consultation with its outside financial advisors and outside legal counsel, that such Competing Proposal constitutes a Superior Proposal; provided, however, that in connection with any such Competing Proposal (i) GCEAR II has given GCEAR at least five business days’ prior written notice of its intention to effect a GCEAR II Adverse Recommendation Change or terminate the Merger Agreement, which notice will specify in reasonable detail the basis for the GCEAR II Adverse Recommendation Change or termination and the identity of the party making such Superior Proposal and the material terms thereof and include a copy of any proposal, agreement and all material documentation providing for such Superior Proposal; (ii) GCEAR II has negotiated, and will have caused its representatives to negotiate, in good faith with GCEAR during such notice period, to the extent GCEAR wishes to negotiate; (iii) following the end of such notice period, the GCEAR II Board has considered in good faith any proposed revisions to the Merger Agreement proposed by GCEAR in writing, and has determined, after consultation with GCEAR II’s outside financial advisors and outside legal counsel, that such Superior Proposal would continue to constitute a Superior Proposal if such revisions were to be given effect; and (iv) in the event of any change to the material terms of such Superior Proposal, GCEAR II shall, in each case, have delivered to GCEAR an additional notice consistent with the notice described above and the notice period shall have recommenced. Unless the Merger Agreement has been terminated pursuant to the provisions discussed in this section “—No Solicitation and Change in Recommendation with Competing Proposal or Intervening Event,” the GCEAR II Board shall submit the GCEAR II Merger Proposal to its stockholders even if the GCEAR II Board shall have effected a GCEAR II Adverse Recommendation Change, and the GCEAR II Board may not submit to the vote of its stockholders any Competing Proposal.
At any time prior to the time the GCEAR II merger approval is obtained, if the GCEAR II Board determines in good faith, after consultation with GCEAR II’s outside legal counsel, that the failure to do so would be inconsistent with the duties of the GCEAR II directors under applicable Maryland law, the GCEAR II Board may make a GCEAR II Adverse Recommendation Change in response to a change in circumstances or development that materially affects the business, assets or operations of GCEAR II and its subsidiaries, taken as a whole, that was not known to or reasonably foreseeable by the GCEAR II Board prior to the execution of the Merger Agreement (other than the receipt, existence or terms of a Competing Proposal or any matter relating thereto or consequence thereof), which change in circumstances or development becomes known to the GCEAR II Board prior to the effective time of the Company Merger (a “GCEAR II Intervening Event”).

The Merger Agreement does not prohibit the GCEAR II Board from: (i) taking and disclosing to the GCEAR II stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, if failure to do so would violate applicable law or (ii) making any “stop, look and listen” communication to the GCEAR II stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act, in either case, if the GCEAR II Board has determined in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with their directors’ duties under applicable law; provided, that any disclosures (other than those made pursuant to clause (ii) above) that address the approval or recommendation by the GCEAR II Board of the Company Merger pursuant to the Merger Agreement and that are not an express rejection of any applicable Competing Proposal or an express reaffirmation of the GCEAR II Board recommendation will be deemed to be a GCEAR II Adverse Recommendation Change.
Consents and Approvals
Each of GCEAR II and GCEAR has agreed to use their reasonable best efforts to take all actions necessary, proper or advisable under applicable law or pursuant to any contract to consummate and make effective, as promptly as practicable, the Mergers pursuant to the Merger Agreement, including the taking of all actions necessary to satisfy each party’s conditions to closing, obtaining of all necessary consents and approvals from governmental entities or other persons necessary in connection with the consummation of the Mergers pursuant to the Merger Agreement, making all necessary registrations and filings (including filings with governmental entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental authority or other persons necessary in connection with the consummation of the Mergers pursuant to the Merger Agreement, defending any legal proceedings challenging the Merger Agreement or the consummation of the Mergers or the other transactions contemplated by the Merger Agreement, and executing and delivering any additional instruments necessary or advisable to consummate the Mergers and the other transactions contemplated by the Merger Agreement and to fully carry out the purposes of the Merger Agreement; provided, that neither GCEAR II nor GCEAR will have any obligation (a) to propose, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of any assets or businesses of such company, any of its subsidiaries (including subsidiaries of GCEAR II after the closing date) or their affiliates or (B) otherwise to take or commit to take any actions that would limit the freedom of such company, its subsidiaries (including subsidiaries of GCEAR II after the closing date) or their affiliates with respect to, or their ability to retain, one or more of their businesses, product lines or assets.
Each of GCEAR II and GCEAR has agreed to give any notices to any person, and each of GCEAR II and GCEAR will use its reasonable best efforts to obtain any consents from any person that are necessary, proper or advisable to consummate the Mergers and the other transactions contemplated by the Merger Agreement. Each of the parties will furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a governmental authority, including promptly informing the other party of such inquiry, consulting in advance before making any presentations or submissions to a governmental authority, and supplying each other with copies of all material correspondence, filings or communications between either party and any governmental authority with respect to the Merger Agreement. To the extent reasonably practicable, the parties or their representatives will generally have the right to review in advance and each of the parties will consult the others on, all the information relating to the other and each of their affiliates that appears in any filing made with, or written materials submitted to, any governmental authority in connection with the Mergers and the other transactions contemplated by the Merger Agreement. To the extent reasonably practicable, none of the parties may participate independently in any meeting or engage in any substantive conversation with any governmental authority in respect of any filing, investigation or other inquiry without giving the other party prior notice of such meeting or conversation and, to the extent permitted by applicable law, without giving the other party the opportunity to attend or participate in any such meeting with such governmental authority.

Notification of Certain Actions; Litigation
The parties have agreed to give prompt notice to each other:

•
in the event of any communication received by such party from (i) any governmental authority in connection with the Mergers, the Merger Agreement, or the transactions contemplated thereby, or (ii) any person alleging that the consent of such person is required in connection with the Mergers, the Merger Agreement, or the transactions contemplated thereby;

•
if (i) any representation or warranty made by such party in the Merger Agreement becomes untrue or inaccurate such that it would be reasonable to expect that the closing conditions set forth in the Merger Agreement will not be satisfied by the outside closing date or (ii) such party fails to comply with or satisfy in any material respect any covenant, condition, or agreement to be complied with or satisfied by it pursuant to the Merger Agreement. The failure to deliver any notices described above, in and of itself, will not result in the failure of, or otherwise affect, any of the conditions set forth in the Merger Agreement; and

•
of any action commenced, or to the knowledge of such party, threatened against, relating to or involving such party or any of their subsidiaries, which relates to the Merger Agreement, the Mergers, or the other transactions contemplated thereby. The parties have each agreed to give the other party the opportunity to reasonably participate in (but not control) the defense and settlement of any stockholder litigation against such party and/or its directors relating to the Merger Agreement and the transactions contemplated thereby.

Publicity
GCEAR II and GCEAR have agreed, subject to certain exceptions, that they and their respective affiliates will receive consent (which consent shall not be unreasonably withheld, delayed or conditioned) from each other before issuing any press release or other announcement with respect to the Mergers or the Merger Agreement. GCEAR II and GCEAR have agreed upon the form of a joint press release announcing the Mergers and the execution of the Merger Agreement, and shall make such joint press release no later than one (1) business day following the date on which the Merger Agreement is signed.
Directors’ and Officers’ Insurance and Indemnification
For a period of six years after the effective time of the Mergers, GCEAR II has agreed to provide exculpation, indemnification, and advancement of expenses and limitations on liability of certain covered indemnitees (generally, officers and directors of GCEAR and its subsidiaries) which is at least as favorable in scope and amount to such indemnitees as the exculpation, indemnification, and advancement of expenses provided in the governing documents of GCEAR II or such GCEAR subsidiaries immediately prior to the effective time of the Mergers. GCEAR II has further agreed that the indemnification agreements of GCEAR described under “Self Administration Transaction - Indemnification Agreements” below will survive the Company Merger and will continue in full force and effect in accordance with their terms.
Without limiting the foregoing, and without limiting any other or additional rights that any indemnitee has under any indemnification agreement or the governing documents of GCEAR, GCEAR II, or their respective subsidiaries, following the effective time of the Mergers, GCEAR II has agreed to (i) indemnify, defend and hold harmless each indemnitee against and from any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, to the extent such claim arises out of, relates to or pertains to (A) any action or omission or alleged action or omission in such indemnitee’s capacity as a director, manager, officer, partner, member, trustee, employee or agent of GCEAR or its subsidiaries, or (B) the Merger Agreement or any of the transactions contemplated thereby, including the Mergers; and (ii) pay in advance of the final disposition of any such claim, and advance to each indemnitee as now or hereafter in effect, certain expenses of any indemnitee without the requirement of any bond or other security, in each case to the fullest extent permitted by law, but subject to GCEAR II’s receipt of an undertaking by or on behalf of such indemnitee to repay such advanced amount if it shall ultimately be determined that such indemnitee is not entitled to be indemnified. Notwithstanding anything to the contrary set forth in the Merger Agreement, GCEAR II shall not be liable for any settlement, compromise or consent to entry of judgment effected without its prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned). GCEAR II shall not settle, compromise or consent to the entry of any judgment in any actual or threatened claim in respect of which indemnification has been sought by an indemnitee pursuant to the foregoing unless such settlement, compromise or judgment includes an unconditional release of such indemnitee from all liability arising out of such claim, or such indemnitee otherwise consents thereto in writing.
Prior to the effective time of the Mergers, GCEAR shall, or if GCEAR is unable to, GCEAR II shall, obtain and fully pay the premium for the non-cancellable extension of the coverage afforded by GCEAR’s existing directors’ and officers’ liability insurance policies and existing fiduciary liability insurance policies, in each case, for a claims reporting or discovery period of at least six years from and after the effective time of the Mergers with respect to any claim related to any period of time at or prior to the effective time of the Mergers from an equivalent insurance carrier with terms, conditions and retentions that are no less favorable in the aggregate than the coverage provided under GCEAR’s existing directors’ and officers’ liability insurance policies and with limits of liability that are no lower than the limits on GCEAR’s existing policies. If GCEAR or GCEAR II for any reason fails to obtain such “tail” insurance policies as of the effective time of the Mergers, (i) GCEAR II shall continue to maintain in effect, for a period of at least six years from and after the effective time of the Mergers, the directors’ and officers’ liability insurance policies in place as of the date of the Merger Agreement with GCEAR’s current insurance carrier or an equivalent insurance carrier with terms, conditions, retentions and limits of liability that are no less favorable in any material respect than the coverage provided under GCEAR’s existing policies as of the date of the Merger Agreement, or (ii) GCEAR II shall provide, for a period of not less than six (6) years after the effective time of the Mergers, applicable directors’ and officers’ liability insurance coverage comparable to GCEAR’s directors’ and officers’ liability insurance coverage in effect as of the date of the Merger Agreement that provides coverage for acts or omissions occurring at or prior to the effective time of the Mergers from an equivalent insurance carrier, that is no less favorable in any material respect to GCEAR’s existing directors’ and officers’ liability insurance policies as of the date of the Merger Agreement (which may be provided under GCEAR II’s directors’ and officers’ liability insurance policy) or, if substantially equivalent insurance coverage is unavailable, the best available coverage.
Tender Offer and Share Redemption of Common Stock
Pursuant to the Merger Agreement, GCEAR II has agreed to take the following actions: (i) GCEAR II will use its reasonable best efforts to initiate a tender offer to all stockholders (including former GCEAR stockholders) of at least $100 million or such higher amount and at such terms as are approved by the Board of Directors of the Combined Company within six months of the closing of the Mergers; (ii) prior to the effective time of the Mergers, GCEAR II will seek guidance from the SEC relating to its ability to include the Class E common stock in its SRP, consistent with all other share classes; and (iii) in the absence of approval from the SEC as provided for in item (ii) above, GCEAR II intends to recommence a SRP for the Class E Common Stock within 12 months of the closing of the Mergers, containing terms at least as favorable as the SRP that was in effect for GCEAR stockholders prior to the effective time of the Mergers.
Other Covenants and Agreements
The Merger Agreement contains certain other covenants and agreements, including covenants related to:

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GCEAR II taking all actions necessary to cause its subsidiaries to perform their obligations under the Merger Agreement and to consummate the Mergers on the terms and conditions set forth therein, and to ensure that Merger Sub shall not conduct business, make investments, or incur or guarantee any indebtedness other than as specifically contemplated by the Merger Agreement;

•
Unless otherwise notified in writing by GCEAR II, GCEAR taking or causing to be taken all actions necessary to terminate the GCEAR equity incentive plan, the GCEAR DRP and the GCEAR SRP effective no later than immediately prior to the effective time of the Mergers;

•
The GCEAR II Board adopting a resolution approving an amendment of GCEAR II’s charter to enable the exercise of any redemption right of the GCEAR II preferred stock and directing that such amendment be submitted for consideration by the GCEAR II stockholders prior to January 1, 2023; and

•
Restrictions on both GCEAR II and GCEAR declaring a dividend to their respective stockholders after the date of the Merger Agreement, except to the extent permitted under the Merger Agreement or made pursuant to certain sections of the Code.

Termination of the Merger Agreement
Termination by Mutual Agreement
The Merger Agreement may be terminated at any time by the mutual written consent of GCEAR II and GCEAR.
Termination by Either GCEAR II or GCEAR
The Merger Agreement may be terminated prior to the effective time of the Mergers by either GCEAR II or GCEAR if:

•
the effective time of the Mergers shall not have occurred on or before August 31, 2019 (the “Outside Date”), unless the failure of the terminating party (and in the case of GCEAR II, including the failure of Merger Sub) to perform any of its obligations under the Merger Agreement has been a principal cause of, or resulted in, the failure of the Mergers to be consummated on or before such date;

•
any governmental authority of competent jurisdiction shall have issued an order permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement, and such order or other action shall have become final and non-appealable, unless the issuance of such final, non-appealable order was primarily due to the failure of the terminating party (and in the case of GCEAR II, including the failure of Merger Sub) to perform any of its obligations under the Merger Agreement;

•
the GCEAR stockholders do not vote to approve the Company Merger pursuant to the Merger Agreement at the GCEAR annual meeting or at any adjournment or postponement thereof, in each case at which a vote on such approval was taken, unless the failure to obtain the approval of the GCEAR stockholders was primarily due to an action or the failure to act of the terminating party (and in the case of GCEAR II, including the failure of Merger Sub) that constitutes a material breach of any of its obligations under the Merger Agreement; or

•
the GCEAR II stockholders do not vote to approve the Company Merger pursuant to the Merger Agreement at the GCEAR II annual meeting or at any adjournment or postponement thereof, in each case at which a vote on such approval was taken, unless the failure to obtain the approval of the GCEAR II stockholders was primarily due to an action or the failure to act of the terminating party (and in the case of GCEAR II, including the failure of Merger Sub) that constitutes a material breach of any of its obligations under the Merger Agreement.

Termination by GCEAR
The Merger Agreement may be terminated by GCEAR (acting through the GCEAR Special Committee), upon written notice to GCEAR II:

•
if GCEAR II or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform (A) would, or would reasonably be expected to, result in a failure of GCEAR II’s ability to satisfy certain closing conditions, and (B) cannot be cured or waived by the Outside Date or, if curable, is not cured by GCEAR II or Merger Sub within 20 days of receipt by GCEAR II of written notice of such breach or failure; provided, however, that GCEAR shall not have the right to terminate the Merger

Agreement pursuant to the foregoing if GCEAR is then in breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement such that GCEAR would not satisfy certain closing conditions;

•
prior to the receipt of the approval of the GCEAR stockholders, in order to enter into an alternative acquisition agreement with respect to a Superior Proposal in accordance with the procedures described above in “ - Covenants and Agreements - No Solicitation and Change in Recommendation with Competing Proposal or Intervening Event,” so long as the termination payment described in “ - Termination Fee and Expense Reimbursement” is made in full to GCEAR II concurrently with such termination, and in the event such Alternative Acquisition Agreement is not substantially concurrently entered into and such payment is not concurrently made, such termination will be null and void;

•
prior to the receipt of the approval of the GCEAR II stockholders, (A) the GCEAR II Board shall have made a GCEAR II Adverse Recommendation Change, (B) the GCEAR II Board shall have approved, adopted or publicly endorsed or recommended any Competing Proposal, (C) a tender offer or exchange offer for any shares of GCEAR II common stock that constitutes a Competing Proposal (other than by GCEAR or any of its affiliates) is commenced and the GCEAR II Board fails to recommend against acceptance of such tender offer or exchange offer by the GCEAR II stockholders and to publicly reaffirm the GCEAR II Board recommendation, (D) the GCEAR II Board fails to include the GCEAR II Board recommendation in the GCEAR II proxy statement or (E) GCEAR II shall have materially violated any of its obligations described above in “ - Covenants and Agreements - No Solicitation and Change in Recommendation with Competing Proposal or Intervening Event”; or

•
if all of the conditions to both parties’ obligations and to GCEAR II’s obligation to close have been satisfied or waived, GCEAR has delivered written notice to GCEAR II to the effect that both parties’ obligations and to GCEAR’s obligation to close have been satisfied or waived and GCEAR is prepared to consummate the closing, and GCEAR II fails to consummate the closing with three business days after delivery of such notice.

Termination by GCEAR II
The Merger Agreement may be terminated by GCEAR II (acting through the GCEAR II Special Committee), upon written notice to GCEAR, if:

•
GCEAR shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform (A) would, or would reasonably be expected to, result in a failure of GCEAR’s ability to satisfy certain closing conditions, and (B) cannot be cured or waived by the Outside Date or, if curable, is not cured by GCEAR within 20 days of receipt by GCEAR of written notice of such breach or failure; provided, however, that GCEAR II shall not have the right to terminate the Merger Agreement pursuant to the foregoing if GCEAR II or Merger Sub is then in breach of any of their respective representations, warranties, covenants or agreements set forth in the Merger Agreement such that GCEAR II would not satisfy certain closing conditions;

•
prior to the receipt of the approval of the GCEAR II stockholders, in order to enter into an alternative acquisition agreement with respect to a Superior Proposal in accordance with the procedures described above in “ - Covenants and Agreements - No Solicitation and Change in Recommendation with Competing Proposal or Intervening Event,” so long as the termination payment described in “ - Termination Fee and Expense Reimbursement” is made in full to GCEAR concurrently with such termination, and in the event such Alternative Acquisition Agreement is not substantially concurrently entered into and such payment is not concurrently made, such termination will be null and void;

•	prior to the receipt of the approval of the GCEAR stockholders, (A) the GCEAR Board shall have made a GCEAR Adverse Recommendation Change, (B) the GCEAR Board shall have approved, adopted or publicly endorsed or recommended any Competing Proposal, (C) a tender offer or exchange offer for any shares of GCEAR common stock that constitutes a Competing Proposal (other than by GCEAR II or any of its affiliates) is commenced and the GCEAR Board fails to recommend against acceptance of such tender offer or exchange offer by the GCEAR stockholders and to publicly reaffirm the GCEAR Board recommendation, (D) the GCEAR Board fails to include the GCEAR Board recommendation in the GCEAR proxy statement or (E) GCEAR shall have materially violated any of its obligations described above in “ - Covenants and Agreements - No Solicitation and Change in Recommendation with Competing Proposal or Intervening Event”; or

•
if all of the conditions to both parties’ obligations and to GCEAR’s obligation to close have been satisfied or waived, GCEAR II has delivered written notice to GCEAR to the effect that both parties’ obligations and to GCEAR II’s obligation to close have been satisfied or waived and GCEAR II is prepared to consummate the closing, and GCEAR fails to consummate the closing with three business days after delivery of such notice.

Termination Fee and Expense Reimbursement
GCEAR has agreed to pay GCEAR II a termination payment in the amount of $52,200,000 (the “GCEAR Termination Payment”) if the Merger Agreement is terminated by:

•(i) (a) GCEAR II due to GCEAR’s breach of GCEAR’s representations or warranties set forth in the Merger Agreement or (b) either GCEAR II or GCEAR because (1) the effective time of the Mergers has not occurred before the Outside Date, or (2) GCEAR stockholders do not approve the Company Merger pursuant to the Merger Agreement, (ii) prior to such termination GCEAR received a Competing Proposal, which Competing Proposal was made, proposed or communicated prior to the GCEAR stockholder meeting (or termination of the Merger Agreement if there has been no GCEAR stockholder meeting) and (iii) within 12 months of the termination, GCEAR enters into a definitive agreement with respect to a Competing Proposal which Competing Proposal is later consummated, or a Competing Proposal is consummated; provided that the reference to “20%” in the definition of Competing Proposal above is deemed to be references to “50%”;

•GCEAR, if prior to the receipt of the GCEAR merger approval at the GCEAR stockholder meeting, in order to concurrently enter into any GCEAR acquisition agreement that constitutes a Superior Proposal and that was not the result of a material breach of the non-solicitation provisions of the Merger Agreement;

•GCEAR II, prior to the receipt of the GCEAR merger approval at the GCEAR stockholder meeting, if the GCEAR Board has effected a GCEAR Adverse Recommendation Change or any of the other events set forth in the third bullet under “ - Termination by GCEAR II” above has occurred;

•GCEAR II under the conditions set forth in the fourth bullet under “ - Termination by GCEAR II” above; or

•GCEAR if the effective time of the Mergers shall not have occurred on or before the Outside Date and at the time of such termination GCEAR II would have been entitled to terminate the Merger Agreement pursuant to the fourth bullet under “ - Termination by GCEAR II” above.

GCEAR II has agreed to pay GCEAR a termination payment in the amount of $52,200,000 (the “GCEAR II Termination Payment”), if the Merger Agreement is terminated by:

•(i) (a) GCEAR due to GCEAR II’s breach of GCEAR II’s representations or warranties set forth in the Merger Agreement or (b) either GCEAR II or GCEAR because (1) the effective time of the Mergers has not occurred before the Outside Date, or (2) GCEAR II stockholders do not approve the Company Merger pursuant to the Merger Agreement, (ii) prior to such termination GCEAR II received a Competing Proposal, which Competing Proposal was made, proposed or communicated prior to the GCEAR II stockholder meeting (or termination of the Merger Agreement if there has been no GCEAR II stockholder meeting) and (iii) within 12 months of the termination, GCEAR II enters into a definitive agreement with respect to a Competing Proposal which Competing Proposal is later consummated, or a Competing Proposal is consummated; provided that the reference to “20%” in the definition of Competing Proposal above is deemed to be references to “50%”;

•GCEAR II, if prior to the receipt of the GCEAR II merger approval at the GCEAR II stockholder meeting, in order to concurrently enter into any GCEAR II acquisition agreement that constitutes a Superior Proposal and that was not the result of a material breach of the non-solicitation provisions of the Merger Agreement;

•GCEAR, prior to the receipt of the GCEAR II merger approval at the GCEAR II stockholder meeting, if the GCEAR II Board has effected a GCEAR II Adverse Recommendation Change or any of the other events set forth in the third bullet under “ - Termination by GCEAR” above has occurred;

•GCEAR under the conditions set forth in the fourth bullet under “ - Termination by GCEAR” above; or

•GCEAR II because the effective time of the Mergers shall not have occurred on or before the Outside Date and at the time of such termination GCEAR would have been entitled to terminate the Merger Agreement pursuant to the fourth bullet under “ - Termination by GCEAR” above.

GCEAR has agreed to pay GCEAR II’s documented reasonable and necessary expenses paid or payable by GCEAR II in connection with the Mergers, the Merger Agreement, or the transactions contemplated thereby, if the Merger Agreement is terminated by GCEAR II under the conditions set forth in the first bullet under “ - Termination by GCEAR II” above (other than as described in the first bullet in the first paragraph under “Termination Fee and Expense Reimbursement” above).
GCEAR II has agreed to pay GCEAR’s documented reasonable and necessary expenses paid or payable by GCEAR in connection with the Mergers, the Merger Agreement, or the transactions contemplated thereby, if the Merger Agreement is terminated by GCEAR under the conditions set forth in the first bullet under “ - Termination by GCEAR” above (other than as described in the first bullet in the second paragraph under “Termination Fee and Expense Reimbursement” above).
Notwithstanding the foregoing, the parties have agreed that under no circumstance shall GCEAR II or GCEAR be required to pay both the termination fee and the expense amount described herein, or be required to pay the termination fee or the expense amount, as applicable, on more than one occasion, and that neither GCEAR II nor GCEAR shall be required to pay any amount in excess of the termination fee or the expense amount, as applicable, except in the case of such party’s fraud or willful breach of the Merger Agreement or as set forth in the Merger Agreement relating to lawsuits for collection of payments.

Miscellaneous Provisions
Payment of Expenses
Except as provided above in “ - Termination of the Merger Agreement,” all expenses incurred in connection with the Merger Agreement and the other transactions contemplated by the Merger Agreement will be paid by the party incurring such expenses, provided that GCEAR and GCEAR II will share equally any Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Form S-4 filings fees, if any, as may be required to consummate the transactions contemplated by the Merger Agreement.
Specific Performance
The parties to the Merger Agreement agree that irreparable harm would occur to the non-breaching party if any of the provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy in the event of a breach. It is accordingly agreed that, at any time prior to the termination of the Merger Agreement, the parties shall be entitled to an injunction or injunctions to prevent one or more breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which such party is entitled at law or in equity.
Amendment
The Merger Agreement may be amended by mutual written agreement of the parties by action taken or authorized by their respective boards of directors, provided that, after the approval of the Company Merger pursuant to the Merger Agreement by GCEAR’s stockholders, no amendment will be permitted which changes the amount or form of the consideration to be delivered to GCEAR’s stockholders pursuant to the Merger Agreement or which by law requires further approval by GCEAR’s stockholders without obtaining such further approval.
Governing Law
The Merger Agreement is governed by the laws of the State of Maryland without giving effect to conflicts of laws principles thereof. Any and all disputes arising out of or relating to the Merger Agreement or the transactions contemplated thereby shall be heard and determined exclusively in a Maryland state or federal court exercising jurisdiction over the subject matter of such dispute(s). Each of the parties to the Merger Agreement hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any such Maryland state or federal court, for the purpose of any dispute arising out of or relating to the Merger Agreement brought by a party, (ii) agrees not to commence any such dispute except in such courts, (iii) agrees that any claim in respect of any such dispute may be heard and determined only in such courts, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such dispute, (v) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such dispute, and (vi) agrees, with respect to any action filed in a Maryland state court, to jointly request an assignment to the Maryland Business and Technology Case Management Program. Each of the parties to the Merger Agreement agrees that a final judgment in any such dispute shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to the Merger Agreement irrevocably consents to service of process in the manner provided for notices set forth in the Merger Agreement. Nothing in the Merger Agreement will affect the rights of the parties to the Merger Agreement to serve process in any other manner permitted by law.
Financing Related to the Mergers
GCEAR II shall have received a financing commitment letter from KeyBank National Association, or such other lender acceptable to GCEAR II, for a new credit facility that will replace the term loan and revolver loan debt facilities of GCEAR (which will be paid off in full at the Closing) for a minimum amount of $1.5 billion to be entered into and effective concurrently with the Closing.

SELF ADMINISTRATION TRANSACTION
On December 14, 2018, GCEAR and the GCEAR Operating Partnership entered into the Self Administration Transaction with GCC and GC LLC, pursuant to which GCC and GC LLC contributed to the GCEAR Operating Partnership all of the membership interests in GRECO and certain assets related to the business of GRECO, in exchange for 20,438,684 OP Units in the GCEAR Operating Partnership as described in detail below. As part of the Self Administration Transaction, GCEAR entered into a series of agreements and amendments to existing agreements as further described below.
GCC is the parent company of GC LLC, which was in turn the parent company of GRECO. GRECO is the parent company of the GCEAR Advisor, GCEAR II Advisor, and GCPM, which is the parent company of the GCEAR Property Manager and the GCEAR II Property Manager.
The GCEAR Advisor was responsible for, among other things, managing GCEAR’s affairs on a day-to-day basis and identifying and making acquisitions and investments on GCEAR’s behalf. The GCEAR II Advisor was responsible for, among other things, managing GCEAR II’s affairs on a day-to-day basis and identifying and making acquisitions and investments on GCEAR II’s behalf. As a result of the Self Administration Transaction, GCEAR is now self-managed and succeeds to the advisory, asset management and property management arrangements formerly in place for both GCEAR and GCEAR II. Accordingly, the sponsor of GCEAR II changed from GCC to the GCEAR Operating Partnership.
In connection with the Self Administration Transaction, 37 employees of GCC became direct employees of GRECO. Upon the consummation of the Company Merger, such employees will be direct employees of the Combined Company. In addition to the executive officers of the Combined Company set forth in “The Mergers-Directors and Executive Officers of the Combined Company,” such employees include professionals in the following key areas: acquisitions, asset management, investor relations, legal, compliance, financial reporting, and accounting.
Contribution Agreement
On December 14, 2018, the GCEAR Operating Partnership, as contributee, and GCEAR, as the general partner of the GCEAR Operating Partnership, entered into a Contribution Agreement (the “Contribution Agreement”) with GCC and GC LLC, as contributors, whereby, the GCEAR Operating Partnership acquired 100% of the membership interests in GRECO and substantially all of GRECO’s operating assets, including its 100% membership interests in (i) the GCEAR Advisor, (ii) the GCEAR II Advisor, (iii) GCPM, (iv) the GCEAR Property Manager, and (v) the GCEAR II Property Manager, as well as certain of GCC’s operating assets which are for the sole, exclusive use of GRECO, including but not limited to (a) all personal property used in or necessary for the conduct of GRECO’s business (except for furniture and fixtures located at the El Segundo headquarters and leased to the GCEAR Operating Partnership), (b) all intellectual property, goodwill, licenses and sublicenses granted and obtained with respect thereto (including all rights to the “Essential Asset” brand and related trademark) and certain domain names, (c) certain continuing employees and the key persons who have executed employment agreements, and (d) certain other assets as set forth in the Contribution Agreement, in exchange for 20,438,684 OP Units in the GCEAR Operating Partnership.
In addition, the GCEAR Operating Partnership will pay GC LLC in OP Units earn-out consideration, which will be the amount in excess of $3,000,000 received by GCEAR II’s advisor as a performance distribution attributable to all of the real estate or real estate-related assets owned by GCEAR II as of the closing date, until the earlier to occur of (A) the date that is five (5) years following the date of the Contribution Agreement and (B) the date that the total earn-out consideration paid equals $25,000,000; provided, however, that if the Company Merger is consummated prior to the occurrence of (A) or (B), then upon completion of the Company Merger, the GCEAR Operating Partnership will pay to GC LLC earn-out consideration in the form of OP Units having an aggregate value of $25,000,000. Except for payment in the event of the Company Merger (which will be due and payable upon the completion of the Company Merger), payments of earn-out consideration will commence upon the date that is one year following the date of the Contribution Agreement and will be made annually thereafter until GC LLC is no longer entitled to receive the earn-out consideration in accordance with the Contribution Agreement.

In addition, upon consummation of the Company Merger, the GCEAR Operating Partnership will pay GCC in cash earn-out consideration equal to (i) 37.25% of the amounts received by GCEAR II’s advisor as advisory fees pursuant to the GCEAR II advisory agreement with respect to the incremental common equity invested in GCEAR II’s follow-on public offering from the closing of the Company Merger through the termination of GCEAR II’s follow-on public offering, plus (ii) 37.25% of the amounts that would have been received by the GCEAR II advisor as performance distributions pursuant to the operating partnership agreement of GCEAR II, with respect to assets acquired by GCEAR II from the closing date of the Company Merger through the termination of the follow-on public offering. Such cash earn-out consideration will accrue on an ongoing basis and be paid quarterly; provided that such cash earn-out consideration will in no event exceed an amount equal to 2.5% of the aggregate dollar amount of common equity invested in GCEAR II pursuant to its follow-on public offering from the closing of the Company Merger through the termination of such follow-on public offering.
As part of the Self Administration Transaction, GRECO hired the workforce responsible for the management and day to day real estate and accounting operations of GCEAR and GCEAR II under the various agreements acquired.
The Contribution Agreement contains customary representations, warranties, covenants and agreements of GCEAR, the GCEAR Operating Partnership, GCC and GC LLC.
Administrative Services Agreement
On December 14, 2018, GCEAR entered into an Administrative Services Agreement with the GCEAR Operating Partnership, GCC, GC LLC, GRECO and Griffin Capital Essential Asset TRS, Inc. (“TRS”) (the “Administrative Services Agreement”), pursuant to which, effective January 1, 2019, GCC and GC LLC will continue to provide certain operational and administrative services at cost to GCEAR, the GCEAR Operating Partnership, TRS, and GRECO, which may include, without limitation, the shared information technology, human resources, legal, due diligence, marketing, events, operations, accounting and administrative support services set forth in the Administrative Services Agreement.
Fourth Amended and Restated Limited Partnership Agreement and Redemption of Limited Partner Interest Agreement
On December 14, 2018, GCEAR entered into (i) a Fourth Amended and Restated Limited Partnership Agreement of the GCEAR Operating Partnership (the “Operating Partnership Agreement”), which amended and superseded the Third Amended and Restated Limited Partnership Agreement (the “Former OP Agreement”), and (ii) a Redemption of Limited Partner Interest Agreement (the “Limited Partner Interest Redemption Agreement”) with GCEAR’s advisor and the GCEAR Operating Partnership, pursuant to which the GCEAR Operating Partnership redeemed all of the limited partnership interests held by GCEAR’s advisor in the GCEAR Operating Partnership.
As a result of the entry into the above-described Limited Partner Interest Redemption Agreement and the Operating Partnership Agreement, (1) references to the limited partner interests previously held by GCEAR’s advisor in the GCEAR Operating Partnership were removed from the Operating Partnership Agreement, in connection with the redemption of such interests pursuant to the Limited Partner Interest Redemption Agreement, (2) provisions related to the subordinated incentive distributions payable to GCEAR’s advisor pursuant to the limited partnership interests were removed from the Operating Partnership Agreement, and (3) provisions related to the authorization of the Series A Preferred Units and designation of the rights, powers, privileges, restrictions, qualifications and limitations of the Series A Preferred Units were added. Accordingly, GCEAR and the GCEAR Operating Partnership no longer have any obligation to make the Subordinated Incentive Listing Distribution, Subordinated Distribution Due Upon Extraordinary Transaction or Subordinated Distribution Due Upon Termination (each as defined in the Former OP Agreement).
Registration Rights Agreement
On December 14, 2018, GCEAR, the GCEAR Operating Partnership and GC LLC entered into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, GC LLC (or any successor holder) has the right after November 30, 2020 (the “Lock-Up Expiration”) to request

GCEAR to register for resale under the Securities Act of 1933, as amended, shares of GCEAR’s common stock issued or issuable to such holder. GCEAR will use commercially reasonable efforts to file a registration statement on Form S-3 within 30 days of such request and within 60 days of such request in the case of a registration statement on Form S-11 or such other appropriate form. GCEAR will cause such registration statement to become effective as soon as reasonably practicable thereafter. The Registration Rights Agreement also grants GC LLC (or any successor holder) certain “piggyback” registration rights after the Lock-Up Expiration. If the Company Merger is consummated, it is anticipated that this obligation will be assumed by GCEAR II as the successor company.
Indemnification Agreements
On and effective as of December 14, 2018, GCEAR entered into indemnification agreements with each of its directors and the continuing executive officers (each, an “Indemnitee”). The indemnification agreements obligate GCEAR, if an Indemnitee is or is threatened to be made a party to, or witness in, any proceeding by reason of such Indemnitee’s status as a present or former director, trustee, officer, partner, manager, member, fiduciary, employee or agent of GCEAR, or as a director, trustee, officer, partner, manager, member, fiduciary, employee or agent of another entity that the Indemnitee served in such capacity at GCEAR’s request, to indemnify such Indemnitee, and advance expenses actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:
*    the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;
*     the Indemnitee actually received an improper personal benefit in money, property or services; or
*    with respect to any criminal action or proceeding, the Indemnitee had reasonable cause to believe his or her conduct was unlawful.
In addition, except as described below, an Indemnitee is not entitled to indemnification pursuant to the indemnification agreement:
*    if the proceeding was one brought by GCEAR or on its behalf and the Indemnitee is adjudged to be liable to GCEAR;
*    if the Indemnitee is adjudged to be liable on the basis that a personal benefit was improperly received in a proceeding charging improper personal benefit to the Indemnitee;
*     if the Indemnitee is adjudged to be liable on the basis that a personal benefit was improperly received in a proceeding charging improper personal benefit to the Indemnitee; or
*     in any proceeding brought against GCEAR by the Indemnitee other than to enforce his or her rights under the indemnification agreement, and then only to the extent provided by the agreement, and except as may be expressly provided in GCEAR’s bylaws, a resolution of GCEAR’s board of directors or GCEAR’s stockholders entitled to vote generally in the election of directors or an agreement approved by GCEAR’s board of directors.
Notwithstanding the limitations on indemnification described above, on application by an Indemnitee to a court of appropriate jurisdiction, the court may order indemnification of such Indemnitee if the court determines that such Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Indemnitee (a) has met the standard of conduct set forth above, or (b) has been adjudged liable for receipt of an improper personal benefit. Under Maryland law, any such indemnification is limited to the expenses actually and reasonably incurred by the Indemnitee, or on his or her behalf, in connection with any proceeding by or on behalf of GCEAR or in which the Indemnitee was adjudged liable for receipt of an improper personal benefit. If the court determines that the Indemnitee is so entitled to indemnification, the Indemnitee will also be entitled to recover from GCEAR the expenses of securing such indemnification.
Notwithstanding, and without limiting, any other provision of the indemnification agreements, if an Indemnitee is made a party to any proceeding by reason of such Indemnitee’s status as a present or former director, trustee, officer, partner, manager, member, fiduciary, employee or agent of GCEAR, or as a director, trustee, officer, partner, manager, member, fiduciary, employee or agent of another entity that the Indemnitee served in such capacity at GCEAR’s request, and such Indemnitee is successful, on the merits or otherwise, as to one or more (even if less than all) claims, issues or matters in such proceeding, GCEAR must indemnify such Indemnitee for all expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice.
In addition, the indemnification agreements require GCEAR to advance reasonable expenses incurred by an Indemnitee within ten days of the receipt by GCEAR of a statement from the Indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:
*    a written affirmation of the Indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification; and
*    a written undertaking to reimburse GCEAR if a court of competent jurisdiction determines that the Indemnitee is not entitled to indemnification.
The indemnification agreements also provide for procedures for the determination of entitlement to indemnification, including a requirement that such determination be made by independent counsel after a change of control of GCEAR. Following the closing of the Company Merger, GCEAR II shall be bound by the terms of the indemnification agreements solely with respect to any proceedings related to the Indemnitee’s corporate status with GCEAR.
Officer Transitions and Appointments
In connection with the Self Administration Transaction, on December 14, 2018, Mr. Kevin Shields was appointed Executive Chairman of GCEAR and thereby resigned as Chief Executive Officer of GCEAR. In addition, on December 14, 2018, Mr. Michael Escalante was appointed Chief Executive Officer of GCEAR and will continue in the role of President. Mr. Javier Bitar will continue in his roles of Chief Financial Officer and Treasurer. Mr. Howard S. Hirsch was appointed Chief Legal Officer and Secretary and relinquished his positions as Vice President and Assistant Secretary. Mr. Louis K. Sohn was appointed Managing Director, Acquisitions & Corporate Finance and Mr. Scott Tausk was appointed Managing Director, Asset Management. Concurrently, Ms. Mary Higgins resigned as General Counsel, Secretary and Vice President of GCEAR but will continue her role with GCC as General Counsel, Real Estate; and Mr. David Rupert resigned as Executive Vice President of GCEAR but will continue his role with GCC as President.
Employment Agreement with Mr. Escalante
In connection with Mr. Escalante's appointment as Chief Executive Officer of GCEAR, on December14, 2018, GCEAR, GRECO and the GCEAR Operating Partnership entered into an Employment Agreement with Mr. Escalante to serve as GCEAR's Chief Executive Officer and President (the “Escalante Employment Agreement”). The Escalante Employment Agreement has an initial term of five years and will automatically renew for additional one year periods thereafter, unless either GCEAR or Mr. Escalante provide advance written notice of its or his intent not to renew or unless sooner terminated in accordance with the terms thereof (the “Term”).
Pursuant to the terms of the Escalante Employment Agreement, Mr. Escalante is entitled to, among other things:
• Beginning January 1, 2019, an annual base salary of $800,000, subject to annual review for increase (but not decrease) by GCEAR's board of directors or a committee thereof;
• Beginning January 1, 2019, earn an annual cash bonus opportunity (“Incentive Bonus”) with threshold, target and maximum award opportunities of 175%, 250% and 325%, respectively, of the base salary actually paid for such year (subject to adjustment if GCEAR's common stock becomes listed on an established stock exchange). The entitlement to and payment of an annual

Incentive Bonus is subject to the approval of the compensation committee of GCEAR's board of directors, except that for 2019 and 2020, Mr. Escalante is guaranteed to receive an Incentive Bonus equal to at least the applicable target level for each such year;
• Equity awards as follows:

•
In the first quarter of 2019, Mr. Escalante will be granted a time-based equity award with respect to either shares of GCEAR's common stock or OP Units of the GCEAR Operating Partnership, in a form to be determined by the compensation committee of GCEAR's board of directors, which will vest ratably over four years (the “Initial Equity Award”). The Initial Equity Award will have a value of $7 million;

•
The Initial Equity Award will be the sole equity award granted to Mr. Escalante until January 2021, at which time, GCEAR will propose to grant Mr. Escalante an equity award with a target value of $3.5 million and which will be 100% time-vested if GCEAR's common stock is not then listed on an established stock exchange, or will be a minimum of 40% time-vested if GCEAR's common stock is then listed on an established stock exchange, with the remainder subject to performance-based vesting (the “2021 Equity Award”). The 2021 Equity Award is subject to approval by the compensation committee of GCEAR's board of directors, which may approve a greater or lesser target value and will establish the terms and conditions applicable to the 2021 Equity Award; and

• Payments and benefits upon termination of employment as follows:

•
Death or Disability (as defined in the Escalante Employment Agreement): (i) base salary earned but not paid as of the termination date, any Incentive Bonus earned by Mr. Escalante for the prior calendar year but not yet paid, reimbursement for unpaid expenses to which Mr. Escalante is entitled to reimbursement, and any accrued vacation time or other vested compensation or benefits to which Mr. Escalante is entitled under any benefits plans (collectively, the “Accrued Obligations”); (ii) the Incentive Bonus for the calendar year in which the termination occurs, pro-rated for the amount of time Mr. Escalante was employed during such calendar year, assuming target performance; (iii) a lump sum payment equal to 24 months of Healthcare Benefits (as defined in the Escalante Employment Agreement); and (iv) the automatic vesting of (1) all outstanding equity awards held by Mr. Escalante as of immediately prior to his termination, assuming target performance for any performance period that has not yet ended (the “Equity Award Vesting”), and (2) Mr. Escalante's account under the GCEAR's Executive Deferred Compensation Plan, in full.

•
Without Cause or with Good Reason (as such terms are defined in the Escalante Employment Agreement): (i) the Accrued Obligations; (ii) a pro-rated Incentive Bonus for the calendar     year in which such termination occurs (assuming target individual performance and actual GCEAR performance), pro-rated for the amount of time Mr. Escalante was employed during such calendar year; (iii) a lump sum payment equal to three (3) times the sum of (A) his base salary then in effect plus (B) the average of the Incentive Bonus paid to Mr. Escalante for the prior two calendar years preceding the year in which such termination occurs (or, in the event such termination date occurs prior to the end of two years after the effective date of the Escalante Employment Agreement, Mr. Escalante's target Incentive Bonus for any such years not yet elapsed); (iv) a lump sum payment equal to 24 months (or, if such termination occurs prior to December 31, 2020, 36 months) of Healthcare Benefits (as defined in the Escalante Employment Agreement); (v) the Equity Award Vesting; and (vi) the vesting in full of Mr. Escalante's account under GCEAR's Executive Deferred Compensation Plan.

•
Termination by GCEAR without Cause or by Mr. Escalante with Good Reason during the Term and within six months preceding, on or 12 months following a Change in Control (as defined in the Escalante Employment Agreement) of GCEAR: all of the benefits and payments described in the paragraph “Without Cause or with Good Reason” above, except that the Healthcare Benefits will be calculated to cover 36 months.

The Escalante Employment Agreement also provides that Mr. Escalante will be subject to customary noncompete, non-solicitation, non-disparagement and other restrictive covenants.
Employment Agreements With Other Officers
On December 14, 2018, GCEAR also entered into employment agreements with each of Javier Bitar, Howard S. Hirsch, Louis K. Sohn and Scott Tausk. Each of such employment agreements (collectively, the “Employment Agreements”) is substantially similar to the material terms of the Escalante Employment Agreement except as noted below:
Javier Bitar. Mr. Bitar serves as GCEAR’s Chief Financial Officer and Treasurer. His initial base salary is $450,000 and his Incentive Bonus threshold, target and maximum award opportunities are 100%, 150%, and 200%, respectively. His Initial Equity Award will have a value of $1 million and he will be eligible to receive annual equity awards beginning in 2020. Upon termination for Death or Disability, the lump sum payment will be equal to 18 months of Healthcare Benefits. Upon termination Without Cause or with Good Reason, Mr. Bitar will receive a lump sum payment equal to 1.5 times his base salary plus Incentive Bonus (as described above) and a lump sum payment equal to 18 months of Healthcare Benefits. Upon termination six months preceding or 12 months following a Change in Control, Mr. Bitar will receive a lump sum payment equal to 2.5 times his base salary plus Incentive Bonus and a lump sum payment equal to 30 months of Healthcare Benefits.
Howard S. Hirsch. Mr. Hirsch serves as GCEAR’s Chief Legal Officer and Secretary. His initial base salary is $400,000 and his Incentive Bonus threshold, target and maximum award opportunities are 75%, 100%, and 150%, respectively. His Initial Equity Award will have a value of $650,000 and he will be eligible to receive annual equity awards beginning in 2020. Upon termination for Death or Disability, the lump sum payment will be equal to 18 months of Healthcare Benefits. Upon termination Without Cause or with Good Reason, Mr. Hirsch will receive a lump sum payment equal to 1.5 times his base salary plus Incentive Bonus (as described above) and a lump sum payment equal to 18 months of Healthcare Benefits. Upon termination six months preceding or 12 months following a Change in Control, Mr. Hirsch will receive a lump sum payment equal to 2.5 times his base salary plus Incentive Bonus and a lump sum payment equal to 30 months of Healthcare Benefits. In addition,the agreement provides that as part of his employment with GCEAR, Mr. Hirsch will also provide services to GCC and its affiliates pursuant to the Administrative Services Agreement at cost.
Louis K. Sohn. Mr. Sohn serves as GCEAR’s Managing Director, Acquisitions & Corporate Finance. His initial base salary is $300,000 and his Incentive Bonus threshold, target and maximum award opportunities are 75%, 125%, and 175%, respectively. His Initial Equity Award will have a value of $500,000 and he will be eligible to receive annual equity awards beginning in 2020. Upon termination for Death or Disability, the lump sum payment will be equal to 18 months of Healthcare Benefits. Upon termination Without Cause or with Good Reason, Mr. Sohn will receive a lump sum payment equal to 1 times his base salary plus Incentive Bonus (as described above) and a lump sum payment equal to 1 year of Healthcare Benefits. Upon termination six months preceding or 12 months following a Change in Control, Mr. Sohn will receive a lump sum payment equal to 2 times his base salary plus Incentive Bonus and a lump sum payment equal to 24 months of Healthcare Benefits.
Scott Tausk. Mr. Tausk serves as GCEAR’s Managing Director, Asset Management. His initial base salary is $300,000 and his Incentive Bonus threshold, target and maximum award opportunities are 75%, 125%, and 175%, respectively. His Initial Equity Award will have a value of $500,000 and he will be eligible to receive annual equity awards beginning in 2020. Upon termination for Death or Disability, the lump sum payment will be equal to 18 months of Healthcare Benefits. Upon termination Without Cause or with Good Reason, Mr. Tausk will receive a lump sum payment equal to 1 times his base salary plus Incentive Bonus (as described above) and a lump sum payment equal to 1 year of Healthcare Benefits. Upon termination six months preceding or 12 months following a Change in Control, Mr. Tausk will receive a lump sum payment equal to 2 times his base salary plus Incentive Bonus and a lump sum payment equal to 24 months of Healthcare Benefits.
Impact of the Self Administration Transaction on the Combined Company
Management and the board of directors of both GCEAR and GCEAR II believe that the Self Administration Transaction will be beneficial to the Combined Company for the following reasons:

•	Superior alignment of interest:

◦	Consideration to GCC for the contribution is being paid 100% in OP Units with significant lock-up provisions and no voting rights.

◦	Management has a significant investment in GCEAR and GCEAR II, strongly aligning their interests with stockholders.

•	Improved capital market opportunities, including strategic liquidity alternatives:

◦	Self-managed REITs are typically viewed more favorably by lenders and institutional investors, potentially enhancing the Combined Company’s access to capital and reducing financing costs.

◦
In publicly traded markets, externally managed REITs typically trade at a discount relative to self-managed REITs, improving the Combined Company’s potential liquidity optionality including the potential to pursue a listing of its shares on a public exchange in the event the board determines such an action is in the best interests of stockholders at some point in the future.

•	Significant improvement to cash flow and earnings:

◦	Upon completion of the Mergers, the Combined Company will be self-managed, eliminating the external third-party advisors.

◦	Self-management is expected to result in synergies and improved cash flow of the Combined Company of approximately $40 million annually.
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS
The following is a discussion of the material U.S. federal income tax consequences of the Mergers to U.S. holders and non-U.S. holders (each as defined below) of shares of GCEAR stock and of the ownership and disposition of the GCEAR II stock received in the Company Merger.
This discussion assumes that holders of GCEAR stock and holders of the GCEAR II stock following the Company Merger hold such stock and as a capital asset within the meaning of Section 1221 of the Code. This discussion is based upon the Code, Treasury regulations promulgated under the Code, referred to herein as the Treasury Regulations, judicial decisions and published administrative rulings, all as currently in effect and all of which are subject to change, possibly with retroactive effect. This discussion does not address (i) U.S. federal taxes other than income taxes, (ii) state, local or non-U.S. taxes, or (iii) tax reporting requirements, in each case, as applicable to the Mergers. In addition, this discussion does not address U.S. federal income tax considerations applicable to holders of shares of GCEAR stock and holders of the GCEAR II common stock and preferred stock following the Company Merger that are subject to special treatment under U.S. federal income tax law, including, for example:

•	financial institutions;

•	pass-through entities (such as entities treated as partnerships for U.S. federal income tax purposes);

•	insurance companies;

•	broker-dealers;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark to market method of accounting;

•
persons that hold shares of GCEAR stock (or, following the effective time of the Company Merger, Combined Company stock) as part of a straddle, hedge, constructive sale, conversion transaction, or other integrated transaction for U.S. federal income tax purposes;

•	regulated investment companies;

•	real estate investment trusts;

•	certain U.S. expatriates;

•	U.S. holders whose “functional currency” is not the U.S. dollar; and

•
persons who acquired their shares of GCEAR stock (or, following the effective time of the Company Merger, Combined Company stock) through the exercise of an employee stock option or otherwise as compensation.

For purposes of this discussion, a “holder” means a beneficial owner of shares of GCEAR stock (or, following the effective time of the Company Merger, of the Combined Company stock), and a “U.S. holder” means a holder that is:

•	an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust that (A) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (B) has a valid election in place under the Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of shares of GCEAR stock (or, following the effective time of the Company Merger, Combined Company stock) other than a U.S. holder.
If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of GCEAR stock (or, following the Company Merger, Combined Company stock), the tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Any partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds shares of GCEAR stock (or, following the Company Merger, Combined Company stock), and the partners in such partnership (as determined for U.S. federal income tax purposes), should consult their tax advisors.
This discussion of material U.S. federal income tax consequences of the Company Merger is not binding on the IRS. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any described herein.
THE U.S. FEDERAL INCOME TAX RULES APPLICABLE TO THE MERGERS AND TO REITS GENERALLY ARE HIGHLY TECHNICAL AND COMPLEX. HOLDERS OF SHARES OF GCEAR STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGERS, THE OWNERSHIP OF STOCK OF THE COMBINED COMPANY, AND THE COMBINED COMPANY’S QUALIFICATION AS A REIT, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS, AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS, IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
Tax Opinions from Counsel Regarding the Company Merger
It is a condition to the completion of the Company Merger that Nelson Mullins and Morris, Manning and Martin, LLP render tax opinions to GCEAR and GCEAR II to the effect that the Company Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. Such opinions will be subject to customary exceptions, assumptions and qualifications, and will be based on representations made by GCEAR and GCEAR II regarding factual matters (including those contained in tax representation letters provided by GCEAR and GCEAR II), and covenants undertaken by GCEAR and GCEAR II. If any assumption or representation is inaccurate in any way, or any covenant is not complied with, the tax consequences of the Company Merger could differ from those described in the tax opinions and in this discussion. These tax opinions represent the legal judgment of counsel rendering the opinion and are not binding on the IRS or the courts. No ruling from the IRS has been or will be requested in connection with the Company Merger, and there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to the conclusions set forth in the tax opinions.
As noted and subject to the qualifications above, in the opinion of Nelson Mullins and Morris, Manning and Martin, LLP, the Company Merger of GCEAR with and into Merger Sub, a wholly owned subsidiary of GCEAR II, will qualify as a reorganization within the meaning of Section 368(a) of the Code. Accordingly:

•	a U.S. holder will not recognize any gain or loss upon receipt of stock of GCEAR II in exchange for its GCEAR stock in connection with the Company Merger.

•
a U.S. holder will have an aggregate tax basis in GCEAR II stock received in the Company Merger equal to the U.S. holder’s aggregate tax basis in its GCEAR shares surrendered pursuant to the Company Merger. If a U.S. holder acquired any of its shares of GCEAR stock at different prices or at different times, Treasury Regulations provide guidance on how such U.S. holder may allocate its tax basis to shares of GCEAR II stock received in the Company Merger. U.S. holders that hold multiple blocks of GCEAR stock should consult their tax advisors regarding the proper allocation of their basis among shares of GCEAR II stock received in the Company Merger under these Treasury Regulations.

•
the holding period of GCEAR II stock received by a U.S. holder in connection with the Company Merger will include the holding period of the GCEAR stock surrendered in connection with the Company Merger.

•
a non-U.S. holder will not recognize any gain or loss upon receipt of GCEAR II stock in exchange for its GCEAR common stock or preferred stock in connection with the Company Merger provided that GCEAR is a “domestically-controlled qualified investment entity.” GCEAR will be considered domestically controlled if, at all times during the five year period ending on the date of the Company Merger, less than 50% in value of GCEAR’s outstanding stock was held, directly or indirectly, by non-U.S. persons.

•
a non-U.S. holder that does not recognize gain or loss in connection with the transaction will have an aggregate tax basis in GCEAR II stock received in the Company Merger equal to the non-U.S. holder’s aggregate tax basis in its GCEAR shares surrendered pursuant to the Company Merger. A non-U.S. holder that is subject to tax in the Company Merger will have an aggregate tax basis in GCEAR II stock equal to its fair market value at the time of the Company Merger.

•
A non-U.S. holder’s holding period in GCEAR II stock received in connection with the Company Merger will include its holding period in the GCEAR stock surrendered in connection with the Company Merger if the non-U.S. holder’s exchange in the Company Merger is not taxable. If the non-U.S. holder’s exchange of the GCEAR stock in the Company Merger is taxable, the non-U.S. holder’s holding period in GCEAR II stock will begin anew.

Tax Opinions from Counsel Regarding REIT Qualification of GCEAR II and GCEAR
It is a condition to the obligation of GCEAR II to complete the Company Merger that GCEAR II receive an opinion from Nelson Mullins to the effect that, for all taxable years commencing with GCEAR’s taxable year ended December 31, 2010 through its taxable year which ends with the Company Merger, GCEAR has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code. The opinion of Nelson Mullins will be subject to customary exceptions, assumptions and qualifications, and be based on representations made by GCEAR regarding factual matters (including those contained in a tax representation letter provided by GCEAR) relating to the organization and operation of GCEAR and its subsidiaries.
It is a condition to the obligation of GCEAR to complete the Company Merger that GCEAR receive an opinion from Morris, Manning and Martin, LLP to the effect that, for all taxable years commencing with GCEAR II’s taxable year ended December 31, 2015 through and including the closing date of the Company Merger, GCEAR

II has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code. The opinion of Morris, Manning and Martin, LLP will be subject to customary exceptions, assumptions and qualifications, and be based on representations made by GCEAR and GCEAR II regarding factual matters (including those contained in tax representation letters provided by GCEAR II), and covenants undertaken by GCEAR II, relating to the organization and operation of the Combined Company and its subsidiaries.
Neither of the opinions described above will be binding on the IRS or the courts. The Combined Company intends to continue to operate in a manner to qualify as a REIT following the Company Merger, but there is no guarantee that it will qualify or remain qualified as a REIT. Qualification and taxation as a REIT depends upon the ability of the Combined Company to meet, through actual annual (or, in some cases, quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various REIT qualification requirements imposed under the Code. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in the circumstances of the Combined Company, there can be no assurance that the actual operating results of the Combined Company will satisfy the requirements for taxation as a REIT under the Code for any particular tax year.
Tax Liabilities and Attributes Inherited from GCEAR
If GCEAR failed to qualify as a REIT for any of its taxable years for which the applicable period for assessment had not expired, GCEAR would be liable for (and the Combined Company would be obligated to pay) U.S. federal income tax on its taxable income for such years at regular corporate rates, and, assuming the Company Merger qualified as a reorganization within the meaning of Section 368(a) of the Code, the Combined Company would be subject to tax on the built-in gain on each GCEAR asset existing at the time of the Company Merger if the Combined Company were to dispose of the GCEAR asset within a statutory period, which could extend for up to five years following the Company Merger. Such tax would be imposed at the highest regular corporate rate in effect at the date of the sale.
After the Company Merger, the asset and income tests will apply to all of the assets of the Combined Company, including the assets the Combined Company acquires from GCEAR, and to all of the income of the Combined Company, including the income derived from the assets the Combined Company acquires from GCEAR. As a result, the nature of the assets that the Combined Company acquires from GCEAR and the income the Combined Company derives from those assets may have an effect on the tax status of the Combined Company as a REIT.
Qualification as a REIT requires GCEAR to satisfy numerous requirements, some on an annual basis and others on a quarterly basis, as described below with respect to the Combined Company. There are only limited judicial and administrative interpretations of these requirements, and qualification as a REIT involves the determination of various factual matters and circumstances which were not entirely within the control of GCEAR.
Tax Liabilities and Attributes of GCEAR II
If GCEAR II failed to qualify as a REIT for any of its taxable years for which the applicable period for assessment had not expired, GCEAR II would be liable for (and the Combined Company would be obligated to pay) U.S. federal income tax on its taxable income at regular corporate rates. Furthermore, GCEAR II (and the Combined Company) would not be able to re-elect REIT status until the fifth taxable year after the first taxable year in which such failure occurred.
Partnership Merger
The Partnership Merger will be treated for U.S. federal income tax purposes as a contribution of assets by the GCEAR II Operating Partnership to the GCEAR Operating Partnership in return for OP Units, followed by a liquidation of the GCEAR II Operating Partnership and a distribution of OP Units held by the GCEAR Operating Partnership to the holders of the GCEAR II Operating Partnership units. Section 721(a) of the Code generally provides that a transferor will not recognize gain or loss upon the contribution of property to a partnership in exchange for an interest in such partnership.

Material U.S. Federal Income Tax Considerations Applicable to Holders of the Combined Company Common Stock
This section summarizes the material U.S. federal income tax consequences generally resulting from the election of GCEAR II to be taxed as a REIT and the ownership of common stock of the Combined Company. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and operation as a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and the holders of certain of its common stock under current law. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations promulgated under the Code, and administrative and judicial interpretations of the Code and these rules and regulations.
Taxation of REITs in General
GCEAR II elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with its taxable year ended December 31, 2015. GCEAR II believes that it has been organized and operated in a manner which allows GCEAR II and the Combined Company to qualify for taxation as a REIT under the Code commencing with the taxable year ended December 31, 2015.
GCEAR II currently intends to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon the ability of the Combined Company to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that GCEAR II has been organized and has operated, or that the Combined Company will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT.
Provided the Combined Company qualifies for taxation as a REIT, the Combined Company generally will be allowed to deduct dividends paid to its stockholders, and, as a result, the Combined Company generally will not be subject to U.S. federal income tax on that portion of its ordinary income and net capital gain that it currently distributes to its stockholders. The Combined Company expects to make distributions to its stockholders on a regular basis as necessary to avoid material U.S. federal income tax and to comply with the REIT requirements. See “ - Annual Distribution Requirements” below.
Notwithstanding the foregoing, even if the Combined Company qualifies for taxation as a REIT, it nonetheless may be subject to U.S. federal income tax in certain circumstances, including the following:

•	the Combined Company will be required to pay U.S. federal income tax on its undistributed REIT taxable income, including net capital gain;

•	the Combined Company may be subject to the “alternative minimum tax” (for taxable years beginning on or before December 31, 2017);

•
the Combined Company may be subject to tax at the highest corporate rate on certain income from “foreclosure property” (generally, property acquired by reason of default on a lease or indebtedness held by it);

•
the Combined Company will be subject to a 100% U.S. federal income tax on net income from “prohibited transactions” (generally, certain sales or other dispositions of property, sometimes referred to as “dealer property,” held primarily for sale to customers in the ordinary course of business) unless the gain is realized in a “taxable REIT subsidiary,” or TRS, or such property has been held by the Combined Company for at least two years and certain other requirements are satisfied;

•
if the Combined Company fails to satisfy the 75% gross income test or the 95% gross income test (discussed below), but nonetheless maintains its qualification as a REIT pursuant to certain relief provisions, the Combined Company will be subject to a 100% U.S. federal income tax on the greater of (i) the amount by which it fails the 75% gross income test or (ii) the amount by which it fails the 95% gross income test, in either case, multiplied by a fraction intended to reflect its profitability;

•
if the Combined Company fails to satisfy any of the asset tests, other than a failure of the 5% or the 10% asset tests that qualifies under the De Minimis Exception, and the failure qualifies under the General Exception, as described below under “ - Qualification as a REIT-Asset Tests,” then the Combined Company will have to pay an excise tax equal to the greater of (i) $50,000 and (ii) an amount determined by multiplying the net income generated during a specified period by the assets that caused the failure by the highest U.S. federal income tax applicable to corporations;

•
if the Combined Company fails to satisfy any REIT requirements other than the income test or asset test requirements, described below under “-Qualification as a REIT-Income Tests” and “-Qualification as a REIT-Asset Tests,” respectively, and the Combined Company qualifies for a reasonable cause exception, then the Combined Company will have to pay a penalty equal to $50,000 for each such failure;

•	the Combined Company will be subject to a 4% nondeductible excise tax if certain distribution requirements are not satisfied;

•
the Combined Company may be required to pay monetary penalties to the IRS in certain circumstances, including if the Combined Company fails to meet record-keeping requirements intended to monitor its compliance with rules relating to the composition of a REIT’s stockholders, as described below in “ - Recordkeeping Requirements”;

•
if the Combined Company acquires any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in the Combined Company’s hands is less than the fair market value of the asset, in each case determined at the time it acquired the asset, and it subsequently recognizes gain on the disposition of the asset during the five-year period beginning on the date on which it acquired the asset, then it will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) its adjusted basis in the asset, in each case determined as of the date on which it acquired the asset. The Combined Company will acquire certain assets from GCEAR in connection with the Company Merger that could be subject to the foregoing rules if the Combined Company sells such assets within the applicable recognition period. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which the Combined Company acquires the asset from the C corporation. Treasury Regulations exclude from the application of this built-in gains tax any gain from the sale of property acquired by a REIT in an exchange under Section 1031 (a like kind exchange) or Section 1033 (an involuntary conversion) of the Code;

•
the Combined Company will be required to pay a 100% tax on any redetermined rents, redetermined deductions, and excess interest. In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of its non-TRS tenants by one of its TRSs. Redetermined deductions and excess interest generally represent amounts that are deducted by a TRS for amounts paid to the Combined Company that are in excess of the amounts that would have been deducted based on arm’s-length negotiations; and

•	income earned by the Combined Company’s TRSs or any other subsidiaries that are C corporations will be subject to tax at regular corporate rates.
No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, the Combined Company and its subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on assets and operations. The Combined Company could also be subject to tax in situations and on transactions not presently contemplated.

Qualification as a REIT
In General
The REIT provisions of the Code apply to a domestic corporation, trust, or association (i) that is managed by one or more trustees or directors, (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest, (iii) that properly elects to be taxed as a REIT and such election has not been terminated or revoked, (iv) that is neither a financial institution nor an insurance company, (v) that uses a calendar year for U.S. federal income tax purposes, (vi) that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs, and (vii) that meets the additional requirements discussed below.
Ownership Tests
Commencing with the Combined Company’s second REIT taxable year following the Company Merger, (i) the beneficial ownership of the Combined Company common stock must be held by 100 or more persons during at least 335 days of a 12-month taxable year (or during a proportionate part of a taxable year of less than 12 months) for each of its taxable years and (ii) during the last half of each taxable year, no more than 50% in value of the Combined Company’s shares may be owned, directly or indirectly, by or for five or fewer individuals, referred to herein as the 5/50 Test. Share ownership for purposes of the 5/50 Test is determined by applying the constructive ownership provisions of Section 544(a) of the Code, subject to certain modifications. The term “individual” for purposes of the 5/50 Test includes a private foundation, a trust providing for the payment of supplemental unemployment compensation benefits, and a portion of a trust permanently set aside or to be used exclusively for charitable purposes. A “qualified trust” described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code generally is not treated as an individual for purposes of the 5/50 Test; rather, shares held by it are treated as owned proportionately by its beneficiaries.
GCEAR II’s current charter restricts ownership and transfers of its shares that would violate these requirements, although these restrictions may not be effective in all circumstances to prevent a violation. In addition, the Combined Company will be deemed to have satisfied the 5/50 Test for a particular taxable year if it has complied with all the requirements for ascertaining the ownership of its outstanding shares in that taxable year and has no reason to know that it has violated the 5/50 Test.
Income Tests
In order to maintain qualification as a REIT, the Combined Company must annually satisfy two gross income requirements. First, at least 75% of its gross income (excluding gross income from prohibited transactions and certain other income and gains as described below) for each taxable year must be derived, directly or indirectly, from investments relating to real property or mortgages on real property or from certain types of temporary investments (or any combination thereof). Qualifying income for purposes of this 75% gross income test generally includes: (a) rents from real property; (b) interest on debt secured by mortgages on real property or on interests in real property; (c) dividends or other distributions on, and gain from the sale of, shares in other REITs; (d) gain from the sale of real estate assets (other than gain from prohibited transactions); (e) income and gain derived from foreclosure property; and (f) income from certain types of temporary investments.
Second, in general, at least 95% of the Combined Company’s gross income (excluding gross income from prohibited transactions and certain other income and gains as described below) for each taxable year must be derived from the real property investments described above and from other types of dividends and interest, gain from the sale or disposition of shares or securities that are not dealer property, or any combination of the above.
Rents the Combined Company receives will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i), and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT’s stock, actually or constructively owns 10% or more of the interests in the assets or net profits of the tenant if the tenant is not a corporation, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.
Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, the REIT may provide directly only a de minimis amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” under the applicable tax rules. Accordingly, the Combined Company may not provide “impermissible services” to tenants (except through an independent contractor from whom it derives no revenue and that meets other requirements or through a TRS) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to the REIT of providing the service. If the impermissible tenant service income exceeds 1% of the REIT’s total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of the Combined Company’s total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.
The Combined Company does not intend to charge rent that is based in whole or in part on the income or profits of any person or to derive rent from related party tenants, or rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents from the real property if the treatment of any such amounts as non-qualified rent would jeopardize its status as a REIT. The Combined Company also does not intend to derive impermissible tenant service income that exceeds 1% of its total income from any property if the treatment of the rents from such property as nonqualified rents could cause it to fail to qualify as a REIT.
If the Combined Company fails to satisfy one or both of the 75% or the 95% gross income tests, it may nevertheless qualify as a REIT for a particular year if it is entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if the failure to meet such tests is due to reasonable cause and not due to willful neglect and a schedule is filed describing each item of gross income for such year(s) in accordance with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances these relief provisions could apply. As discussed above in “-Taxation of REITs in General,” even if these relief provisions were to apply, the Combined Company would be subject to U.S. federal income tax to the extent it fails to meet the 75% or 95% gross income tests or otherwise fails to distribute 100% of its net capital gain and taxable income.
Foreclosure Property. Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated, and (3) for which such REIT makes an election to treat the property as foreclosure property. Income and gain derived from foreclosure property is treated as qualifying income for both the 95% and 75% gross income tests. REITs generally are subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described below under “-Prohibited Transactions Tax” even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Debt Instruments. The Combined Company may hold or acquire mortgage, mezzanine, bridge loans and other debt investments. Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If a REIT receives interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that it acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Loans that are modified generally will have to be retested using the fair market value of the collateral real property securing the loan as of the date the modification, unless the modification does not result in a deemed exchange of the unmodified note for the modified note for tax purposes, or the mortgage loan was in default or is reasonably likely to default and the modified loan substantially reduces the risk of default, in which case no re-testing in connection with the loan modification is necessary. Under IRS guidance, a loan may be treated as a qualifying real estate asset in an amount equal to the lesser of the fair market value of the loan or the fair market value of the real property securing the loan on the date the REIT acquired the loan. Although the guidance is not entirely clear, it appears that the non-qualifying portion of the mortgage loan will be equal to the portion of the loan’s fair market value that exceeds the value on the date of acquisition of the associated real property that is security for that loan.
The application of the REIT provisions of the Code to certain mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property rather than by a direct mortgage of the real property, is not entirely clear. A safe harbor in Revenue Procedure 2003-65 provides that if a mezzanine loan meets certain requirements then (i) the mezzanine loan will be treated as a qualifying real estate asset for purposes of the REIT asset tests and (ii) interest in respect of such mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. To the extent the Combined Company acquires mezzanine loans that do not comply with this safe harbor, all or a portion of such mezzanine loans may not qualify as real estate assets or generate qualifying income and REIT status may be adversely affected. As such, the REIT provisions of the Code may limit the Combined Company’s ability to acquire mezzanine loans that it might otherwise desire to acquire.
Interests in a REMIC generally will be treated as real estate assets for purposes of the asset tests, and income derived from REMIC interests generally will be treated as qualifying income for purposes of the 75% and 95% gross income tests, except that if less than 95% of the assets of the REMIC are real estate assets, then the Combined Company will be treated as owning and receiving its proportionate share of the assets and income of the REMIC, with the result that only a proportionate part of the Combined Company’s interest in the REMIC and income derived from the interest will qualify for purposes of the assets and the 75% gross income test. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.
To the extent that a REIT derives interest income from a mortgage loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower. This limitation does not apply, however, (i) where the borrower leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had the REIT earned the income directly, or (ii) if contingent interest is payable pursuant to a “shared appreciation mortgage” provision. A shared appreciation mortgage provision is any provision which is in connection with an obligation held by a REIT that is secured by an interest in real property, which entitles the REIT to a portion of the gain or appreciation in value of the collateral real property at a specified time. Any contingent interest earned pursuant to a shared appreciation mortgage provision shall be treated as gain from the sale of the underlying real property collateral for purposes of the REIT income tests.
Hedging Transactions. The Combined Company may enter into hedging transactions with respect to one or more of its assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent as may be provided by future Treasury Regulations, any income from a hedging transaction entered into after July 30, 2008 which is clearly and properly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% and 75% gross income tests, provided that the hedging transaction is entered into (i) in the normal course of business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to indebtedness incurred or to be incurred to acquire or carry real estate assets or (ii) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain). To the extent the Combined Company enters into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.
Foreign Investments. To the extent that the Combined Company holds or acquires any investments and, accordingly, pays taxes in other countries, taxes paid in non-U.S. jurisdictions may not be passed through to, or used by, the Combined Company’s stockholders as a foreign tax credit or otherwise. In addition, certain passive income earned by a non-U.S. taxable REIT subsidiary must be taken in account currently (whether or not distributed by the taxable REIT subsidiary) and may not be qualifying income under the 95% and 75% gross income tests.
Qualified Temporary Investment Income. Income derived by the Combined Company from certain types of temporary share and debt investments made with the proceeds of sales of the Combined Company’s stock or certain public debt offerings, not otherwise treated as qualifying income for the 75% gross income test, generally will nonetheless constitute qualifying income for purposes of the 75% gross income test for the year following the sale of such stock or debt. More specifically, qualifying income for purposes of the 75% gross income test includes “qualified temporary investment income,” which generally means any income that is attributable to shares of stock or a debt instrument, is attributable to the temporary investment of new equity capital and certain debt capital, and is received or accrued during the one-year period beginning on the date on which the REIT receives such new capital. After such one year period, income from such investments will be qualifying income for purposes of the 75% income test only if derived from one of the other qualifying sources enumerated above.
Asset Tests
At the close of each quarter of its taxable year, the Combined Company must also satisfy four tests relating to the nature of its assets. First, real estate assets, cash and cash items, and government securities must represent at least 75% of the value of its total assets. Second, not more than 25% of its total assets may be represented by securities other than those in the 75% asset class. Third, of the investments that are not included in the 75% asset class and that are not securities of its TRSs, (i) the value of any one issuer’s securities owned by the Combined Company may not exceed 5% of the value of its total assets and (ii) the Combined Company may not own more than 10% by vote or by value of any one issuer’s outstanding securities. For purposes of the 10% value test, debt instruments issued by a partnership are not classified as “securities” to the extent of the Combined Company’s interest as a partner in such partnership (based on its proportionate share of the partnership’s equity interests and certain debt securities) or if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test. For purposes of the 10% value test, the term “securities” also does not include debt securities issued by another REIT, certain “straight debt” securities (for example, qualifying debt securities of a corporation of which the Combined Company owns no more than a de minimis amount of equity interest), loans to individuals or estates, and accrued obligations to pay rent. Fourth, securities of TRSs cannot represent more than 20% of a REIT’s total assets. Real estate assets for purposes of the REIT rules include stock in other REITs, but do not include stock in non-REIT companies. Also, for purposes of these asset tests, the term “real estate assets” includes any property that is attributable to the temporary investment of new capital, but only if such property is comprised of stock or debt instruments, and only for the one-year period beginning on the date the REIT receives such capital.
The Combined Company will monitor the status of its assets for purposes of the various asset tests and will endeavor to manage its portfolio in order to comply at all times with such tests. If the Combined Company fails to satisfy the asset tests at the end of a calendar quarter, the Combined Company will not lose its REIT status if one of the following exceptions applies:

•
the Combined Company satisfied the asset tests at the end of the preceding calendar quarter, and the discrepancy between the value of its assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets; or

•	the Combined Company eliminates any discrepancy within 30 days after the close of the calendar quarter in which it arose.
Moreover, if the Combined Company fails to satisfy the asset tests at the end of a calendar quarter during a taxable year, it will not lose its REIT status if one of the following additional exceptions applies:

•
De Minimis Exception: The failure is due to a violation of the 5% or 10% asset tests referenced above and is “de minimis” (meaning that the failure is one that arises from ownership of assets the total value of which does not exceed the lesser of 1% of the total value of the Combined Company’s assets at the end of the quarter in which the failure occurred and $10 million), and the Combined Company either disposes of the assets that caused the failure or otherwise satisfies the asset tests within six months after the last day of the quarter in which the Combined Company’s identification of the failure occurred; or

•
General Exception: All of the following requirements are satisfied: (i) the failure is not due to a “de minimis” violation of the 5% or 10% asset tests (as defined above), (ii) the failure is due to reasonable cause and not willful neglect, (iii) the Combined Company files a schedule in accordance with Treasury Regulations providing a description of each asset that caused the failure, (iv) the Combined Company either disposes of the assets that caused the failure or otherwise satisfies the asset tests within six months after the last day of the quarter in which its identification of the failure occurred, and (v) the Combined Company pays an excise tax as described above in “-Taxation of REITs in General.”

Annual Distribution Requirements
In order to qualify as a REIT, the Combined Company must distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (A) the sum of (i) 90% of its REIT taxable income, determined without regard to the dividends paid deduction and by excluding any net capital gain, and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. The Combined Company generally must pay such distributions in the taxable year to which they relate, or in the following taxable year if declared before the Combined Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration.
To the extent that the Combined Company does not distribute all of its net capital gain and taxable income, it will be subject to U.S. federal, state and local tax on the undistributed amount at regular corporate income tax rates. Furthermore, if the Combined Company should fail to distribute during each calendar year at least the sum of (i) 85% of its ordinary income for such year, (ii) 95% of its capital gain net income for such year, and (iii) 100% of any corresponding undistributed amounts from prior periods, it will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed.
Under certain circumstances, the Combined Company may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to its stockholders in a later year that may be included in its deduction for dividends paid for the earlier year. Thus, the Combined Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Combined Company will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.
The Combined Company may retain and pay income tax on net long-term capital gains received during the tax year. To the extent the Combined Company so elects, (i) each stockholder must include in its income (as long-term capital gain) its proportionate share of the Combined Company’s undistributed long-term capital gains, (ii) each stockholder is deemed to have paid, and receives a credit for, its proportionate share of the tax paid by the Combined Company on the undistributed long-term capital gains, and (iii) each stockholder’s basis in its shares of the Combined Company’s stock is increased by the included amount of the undistributed long-term capital gains less their share of the tax paid.

To qualify as a REIT, the Combined Company may not have, at the end of any taxable year, any undistributed earnings and profits accumulated in any non-REIT taxable year. In the event the Combined Company accumulates any non-REIT earnings and profits, the Combined Company intends to distribute its non-REIT earnings and profits before the end of its first REIT taxable year to comply with this requirement.
Failure to Qualify
If the Combined Company fails to qualify as a REIT and such failure is not an asset test or income test failure subject to the cure provisions described above, or the result of preferential dividends, the Combined Company generally will be eligible for a relief provision if the failure is due to reasonable cause and not willful neglect and the Combined Company pays a penalty of $50,000 with respect to such failure.
If the Combined Company fails to qualify for taxation as a REIT in any taxable year and no relief provisions apply, the Combined Company generally will be subject to tax (including any applicable alternative minimum tax for taxable years beginning on or before December 31, 2017) on its taxable income at regular corporate rates. Distributions to the Combined Company’s stockholders in any year in which the Combined Company fails to qualify as a REIT will not be deductible by the Combined Company nor will they be required to be made. In such event, to the extent of the Combined Company’s current or accumulated earnings and profits, all distributions to its stockholders will be taxable as dividend income. Subject to certain limitations in the Code, corporate stockholders may be eligible for the dividends received deduction, and individual, trust and estate stockholders may be eligible to treat the dividends received from the Combined Company as qualified dividend income taxable as net capital gains, under the provisions of Section 1(h)(11) of the Code. In addition, under the TCJA, non-corporate stockholders, including individuals, generally may deduct 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning after December 31, 2017, and before January 1, 2026. If the Combined Company fails to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by the Combined Company. Unless entitled to relief under specific statutory provisions, the Combined Company also will be ineligible to elect to be taxed as a REIT again prior to the fifth taxable year following the first year in which it failed to qualify as a REIT under the Code.
The Combined Company’s qualification as a REIT for U.S. federal income tax purposes will depend on it continuing to meet the various requirements summarized above governing the ownership of its outstanding shares, the nature of its assets, the sources of its income, and the amount of its distributions to its stockholders. Although the Combined Company intends to operate in a manner that will enable it to comply with such requirements, there can be no certainty that such intention will be realized. In addition, because the relevant laws may change, compliance with one or more of the REIT requirements may become impossible or impracticable.
Prohibited Transactions Tax
Except as discussed above under “-Foreclosure Property”, gain realized by the Combined Company on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business, including its share of any such gain realized by GCEAR II Operating Partnership, or any other subsidiary partnership, taking into account any related foreign currency gains or losses, will be treated as income from a “prohibited transaction” that is subject to a 100% penalty tax. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends upon all the facts and circumstances with respect to the particular transaction. However, the Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain other requirements will not give rise to prohibited transaction income.
The Combined Company may make sales that do not satisfy the “safe harbor” requirements described above and there can be no assurance that the IRS will not contend that one or more of these sales are subject to the 100% penalty tax. The 100% tax will not apply to gains from the sale of property realized through a TRS or other taxable corporation, although such income will be subject to tax at regular corporate income tax rates (currently, 21%).

Recordkeeping Requirements
To avoid a monetary penalty, the Combined Company must request on an annual basis information from its stockholders designed to disclose the actual ownership of its outstanding shares.
Investments in TRSs
The Combined Company will own (indirectly) subsidiaries that are intended to be treated as TRSs for federal income tax purposes. A TRS is a corporation in which a REIT directly or indirectly own shares and that jointly elects with the REIT to be treated as a TRS under Section 856(l) of the Code. In addition, if a TRS owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a TRS of the REIT. A domestic TRS pays U.S. federal, state, and local income taxes at the full applicable corporate rates on its taxable income prior to payment of any dividends. A non-U.S. TRS with income from a U.S. trade or business or certain U.S. sourced income also may be subject to U.S. income taxes. A TRS owning property outside of the U.S. may pay foreign taxes. The taxes owed by a TRS could be substantial. To the extent that the Combined Company’s TRSs are required to pay U.S. federal, state, local, or foreign taxes, the cash available for distribution by the Combined Company will be reduced accordingly.
A TRS is permitted to engage in certain kinds of activities that cannot be performed directly by the Combined Company without jeopardizing the Combined Company’s qualification as a REIT. Certain payments made by any of the Combined Company’s TRSs to the Combined Company may not be deductible by the TRS (which could materially increase the TRS’s taxable income), and certain direct or indirect payments made by any of the Combined Company’s TRS to the Combined Company may be subject to 100% tax. In addition, subject to certain safe harbors, the Combined Company generally will be subject to a 100% tax on the amounts of any rents from real property, deductions, or excess interest received from a TRS that would be reduced through reapportionment under Section 482 of the Code in order to more clearly reflect the income of the TRS (and amounts protected from the 100% tax by reason of such safe harbor may nonetheless be reapportioned under Section 482).
Distributions that the Combined Company receives from a domestic TRS will be classified as dividend income to the extent of the current or accumulated earnings and profits of the TRS. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not under the 75% gross income test unless attributable to investments of certain new capital during the one-year period beginning on the date of receipt of the new capital.
Qualified REIT Subsidiaries
If the Combined Company owns a corporate subsidiary that is a “qualified REIT subsidiary,” or QRS, or if it owns 100% of the membership interests in a limited liability company or other unincorporated entity that does not elect to be treated as a corporation for U.S. federal income tax purposes, the separate existence of the QRS, limited liability company or other unincorporated entity generally will be disregarded for federal income tax purposes. Generally, a QRS is a corporation, other than a TRS, all of the shares of which is owned by a REIT or by other disregarded subsidiaries of the REIT. A limited liability company or other unincorporated entity 100% owned by a single member that does not elect to be treated as a corporation for U.S. federal income tax purposes (or, in the case of certain foreign entities, such an entity that affirmatively elects not to be treated as a corporation) generally is disregarded as an entity separate from its owner for federal income tax purposes. All assets, liabilities, and items of income, deduction, and credit of the QRS or disregarded entity will be treated as assets, liabilities, and items of income, deduction, and credit of its owner. If the Combined Company owns a QRS or a disregarded entity, neither will be subject to U.S. federal corporate income taxation, although such entities may be subject to state and local taxation in some states or foreign taxes if they do business or own property outside the United States. Merger Sub is intended to qualify as a disregarded entity for U.S. federal income tax purposes immediately following the Company Merger.
Tax Aspects of Partnerships

In General. The Combined Company will own all or substantially all of its assets through GCEAR Operating Partnership, referred to herein as the Operating Partnership, which will in turn own a substantial portion of its assets through interests in various partnerships and limited liability companies.
Except in the case of subsidiaries that have TRS status, the Combined Company expects that the Operating Partnership, and its partnership and limited liability company subsidiaries, will be treated either as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are classified as partnerships for U.S. federal income tax purposes are treated as “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their share of the items of income, gain, loss, deduction and credit of the entity, and are potentially required to pay tax on that income without regard to whether the partners or members receive a distribution of cash from the entity. The Combined Company includes in its income its allocable share of the foregoing items for purposes of computing its REIT taxable income, based on the partnership agreement. For purposes of applying the REIT income and asset tests, the Combined Company includes its pro rata share of the income generated by and the assets held by the partnerships and limited liability companies treated as partnerships for U.S. federal income tax purposes in which it owns an interest, including their shares of the income and assets of any subsidiary partnerships and limited liability companies treated as partnerships for U.S. federal income tax purposes based on its capital interests. See “-Taxation of REITs in General.”
The Combined Company’s ownership interests in such partnerships and other disregarded entities involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities, as opposed to associations taxable as corporations, for U.S. federal income tax purposes. If any such entity were treated as an association, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of its assets and items of gross income would change, and could prevent the Combined Company from satisfying the REIT asset tests and/or the REIT income tests. See “-Qualification as a REIT-Asset Tests” and “-Qualification as a REIT-Income Tests.” This, in turn, could prevent it from qualifying as a REIT. See “-Failure to Qualify” for a discussion of the effect of its failure to meet these tests for a taxable year.
Although a domestic unincorporated entity is generally treated as a partnership (if it has more than one owner) or a disregarded entity (if it has a single owner) for U.S. federal income tax purposes, in certain situations such an entity may be treated as a corporation for U.S. federal income tax purposes, including if the entity is a “publicly traded partnership” that does not qualify for an exemption based on the character of its income. A partnership is a “publicly traded partnership” under Section 7704 of the Code if:

(1)	interests in the partnership are traded on an established securities market; or

(2)	interests in the partnership are readily tradable on a “secondary market” or the “substantial equivalent” of a secondary market.
However, even if the foregoing requirements are met, a publicly-traded partnership will not be treated as a corporation for federal income tax purposes if the partnership qualifies for specified “safe harbors” set forth in the relevant U.S. Treasury regulations, which are based on the specific facts and circumstances relating to the partnership. The Combined Company believes that the Operating Partnership is not a publicly-traded partnership under these rules and that it will qualify for at least one of these safe harbors at all times in the foreseeable future, but cannot provide any assurance that the Operating Partnership will continue to qualify for one of the safe harbors mentioned above.
The Combined Company believes that the Operating Partnership and other partnerships and disregarded entities in which it owns interests will be classified as partnerships or disregarded entities for U.S. federal income tax purposes.
Allocations of Income, Gain, Loss and Deduction. A partnership or limited liability company agreement will generally determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the related Treasury Regulations. Generally, Section 704(b) of the Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of their partners or members. If an allocation is not recognized by the IRS for U.S. federal income tax purposes, the item subject to the allocation will be reallocated according to the partners’ or members’ interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in each of the partnerships and limited liability companies in which the Combined Company owns an interest are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.
Tax Allocations With Respect to Contributed Properties. In general, when property is contributed to a partnership in exchange for a partnership interest, the partnership inherits the “carryover” tax basis of the contributing partner in the contributed property. Any difference between the fair market value and the adjusted tax basis of contributed property at the time of contribution is referred to as a “Book-Tax Difference.” Under Section 704(c) of the Code, income, gain, loss and deduction attributable to property with a Book-Tax Difference that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution, as adjusted from time to time, so that, to the extent possible under the applicable method elected under Section 704(c) of the Code, the non-contributing partners receive allocations of depreciation and gain or loss for tax purposes comparable to the allocations they would have received in the absence of Book-Tax Differences. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Similar tax allocations are required with respect to the Book-Tax Differences in the assets owned by a partnership when additional assets are contributed in exchange for a new partnership interest.
U.S. Federal Income Tax Considerations for Holders of the Combined Company Stock
The following summary describes the principal United States federal income tax consequences of owning and disposing of the Combined Company stock. A prospective holder should consult its tax advisors concerning the application of United States federal income tax laws to its particular situation as well as any consequences of the acquisition, ownership and disposition of the Combined Company stock arising under the laws of any state, local or foreign taxing jurisdiction.
Taxation of U.S. Holders
Distributions. Distributions by the Combined Company, other than capital gain dividends, will constitute ordinary dividends to the extent of its current and accumulated earnings and profits as determined for U.S. federal income tax purposes. In general, these dividends will be taxable as ordinary income and will not be eligible for the dividends-received deduction for corporate U.S. holders. The Combined Company’s ordinary dividends generally will not qualify as “qualified dividend income” taxed as net capital gain for U.S. holders that are individuals, trusts, or estates. However, distributions to U.S. holders that are individuals, trusts, or estates generally will constitute qualified dividend income taxed as net capital gains to the extent the U.S. holder satisfies certain holding period requirements and to the extent the dividends are attributable to (i) qualified dividend income the Combined Company receives from C corporations, including its TRSs, (ii) the Combined Company’s undistributed earnings or built-in gains taxed at the corporate level during the immediately preceding year, or (iii) any earnings and profits inherited from a C corporation in a tax-deferred reorganization or similar transaction, and provided the Combined Company properly designates the distributions as qualified dividend income. The Combined Company does not anticipate distributing a significant amount of qualified dividend income. However, under the TCJA, non-corporate U.S. holders, including individuals, generally may deduct 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning after December 31, 2017, and before January 1, 2026.
To the extent that the Combined Company makes a distribution in excess of its current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in a U.S. holder’s shares, and thereafter as capital gain realized from the sale of such shares to the extent the distribution exceeds the U.S. holder’s tax basis in the shares.

Dividends declared by the Combined Company in October, November or December and payable to a U.S. holder of record on a specified date in any such month shall be treated both as paid by the Combined Company and as received by the U.S. holder on December 31 of the year, provided that the dividend is actually paid during January of the following calendar year.
Distributions that are properly designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Combined Company’s actual net capital gain for the taxable year) without regard to the period for which the U.S. holder has held its shares. However, corporate U.S. holders may be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, U.S. holders may be required to treat a portion of any capital gain dividend as “unrecaptured Section 1250 gain,” taxable at a maximum rate of 25% for individuals, if the Combined Company incurs such gain. Capital gain dividends are not eligible for the dividends-received deduction for corporations.
The REIT provisions of the Code do not require the Combined Company to distribute its long-term capital gain, and the Combined Company may elect to retain and pay income tax on its net long-term capital gains received during the taxable year. If the Combined Company so elects for a taxable year, its U.S. holders would include in income as long-term capital gains their proportionate share of retained net long-term capital gains for the taxable year as the Combined Company may designate. A U.S. holder would be deemed to have paid its share of the tax paid by the Combined Company on such undistributed capital gains, which would be credited or refunded to the U.S. holder. The U.S. holder’s basis in its shares would be increased by the amount of undistributed long-term capital gains (less the capital gains tax paid by the Combined Company) included in the U.S. holder’s long-term capital gains.
Passive Activity Loss and Investment Interest Limitations. The Combined Company’s distributions and gain from the disposition of its shares will not be treated as passive activity income and, therefore, U.S. holders will not be able to apply any “passive losses” against such income. With respect to non-corporate U.S. holders, the Combined Company’s dividends (to the extent they do not constitute a return of capital) that are taxed at ordinary income rates will generally be treated as investment income for purposes of the investment interest limitation; however, net capital gain from the disposition of shares of the Combined Company common stock (or distributions treated as such), capital gain dividends, and dividends taxed at net capital gains rates generally will be excluded from investment income except to the extent the U.S. holder elects to treat such amounts as ordinary income for U.S. federal income tax purposes. U.S. holders may not include in their own U.S. federal income tax returns any of the Combined Company’s net operating or net capital losses.
Sale or Disposition of Stock. In general, any gain or loss realized upon a taxable disposition of shares of the Combined Company stock by a U.S. holder will be a long-term capital gain or loss if the shares have been held for more than one year and otherwise as a short-term capital gain or loss. However, any loss upon a sale or exchange of the shares by a U.S. holder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of undistributed capital gains or distributions received by the U.S. holder from the Combined Company, each as required to be treated by such U.S. holder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of shares of the Combined Company stock may be disallowed if other shares of its stock (or stocks or securities which are “substantially identical” to its stock) are purchased within 30 days before or after the disposition.
Net Investment Income Tax on Unearned Income. A U.S. holder that is an individual is subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder that is an estate or trust that does not fall into a special class of trusts that is exempt from such tax is subject to the same 3.8% tax on the lesser of its undistributed net investment income and the excess of its adjusted gross income over a certain threshold. A U.S. holder’s net investment income will include, among other things, dividends on and capital gains from the sale or other disposition of shares of the Combined Company. Prospective U.S. holders that are individuals, estates or trusts should consult their tax advisors regarding the effect, if any, of this net investment income tax on their ownership and disposition of the Combined Company stock.

Taxation of U.S. Tax-Exempt Holders
In general, a tax-exempt organization is exempt from U.S. federal income tax on its income, except to the extent of its “unrelated business taxable income” or UBTI, which is defined by the Code as the gross income derived from any trade or business which is regularly carried on by a tax-exempt entity and unrelated to its exempt purposes, less any directly connected deductions and subject to certain modifications. For this purpose, the Code generally excludes from UBTI any gain or loss from the sale or other disposition of property (other than stock in trade or property held primarily for sale in the ordinary course of a trade or business), dividends, interest, rents from real property, and certain other items. However, a portion of any such gains, dividends, interest, rents, and other items generally is UBTI to the extent derived from debt-financed property, based on the amount of “acquisition indebtedness” with respect to such debt-financed property. Distributions that the Combined Company makes to a tax-exempt employee pension trust or other domestic tax-exempt holder or gains from the disposition of the Combined Company’s shares held as capital assets generally will not constitute UBTI unless the exempt organization’s shares are debt-financed property (e.g., the holder has borrowed to acquire or carry its shares). However, if the Combined Company is a “pension-held REIT,” this general rule will not apply to distributions to certain pension trusts that hold more than 10% (by value) of the Combined Company’s shares. The Combined Company will be treated as a “pension-held REIT” if (i) treating qualified trusts as individuals would cause the Combined Company to fail the 5/50 Test (as defined above) and (ii) the Combined Company is “predominantly held” by certain pension trusts. The Combined Company will be “predominantly held” if either (i) a single such pension trust holds more than 25% by value of the Combined Company’s shares or (ii) one or more such pension trusts, each owning more than 10% by value of the Combined Company’s shares, hold in the aggregate more than 50% by value of the Combined Company’s shares. In the event the Combined Company is a pension-held REIT, the percentage of any dividend received from it treated as UBTI would be equal to the ratio of (a) the gross UBTI (less certain associated expenses) earned by it (treating it as if it were a qualified trust and, therefore, subject to tax on UBTI) to (b) its total gross income (less certain associated expenses). A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year; in that case, no dividends are treated as UBTI. There can be no assurance that the Combined Company will not be treated as a pension-held REIT. Before making an investment in shares of the Combined Company stock, a tax-exempt holder should consult its tax advisors with regard to UBTI and the suitability of the investment in shares of the Combined Company’s stock.
Social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Section 501(c) of the Code are subject to different UBTI rules, which generally will require them to characterize distributions from the Combined Company as UBTI. Before making an investment in shares of the Combined Company stock, a tax-exempt holder should consult its tax advisors with regard to UBTI and the suitability of the investment in the Combined Company’s shares.
Taxation of Non-U.S. Holders.
The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of stock of the Combined Company applicable to non-U.S. holders. The discussion addresses only selective issues and not all aspects of U.S. federal income taxation that may be material for non-U.S. holders and is for general information only.
Ordinary Dividends. The portion of dividends received by non-U.S. holders payable out of the Combined Company’s earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. holder generally will be treated as ordinary income and will be subject to withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, lower withholding rates may not apply to dividends from REITs, or may only apply if certain additional conditions are satisfied.
In cases where the dividend income from a non-U.S. holder’s investment in the Combined Company stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. holders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax (or a lower rate of tax under the applicable income tax treaty) on the income after the application of the income tax in the case of a non-U.S. holder that is a corporation. The Combined Company plans to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. holder (including any portion of any dividend that is payable in stock) that is neither a capital gain dividend nor a distribution that is attributable to gain from the sale or exchange of “United States real property interests” under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, rules described below under “-Dispositions of Stock” unless either (i) a lower treaty rate applies and the non-U.S. holder files with the Combined Company any required IRS Form W-8 (for example, an IRS Form W-8BEN) evidencing eligibility for that reduced rate or (ii) the non-U.S. holder files with the Combined Company an IRS Form W-8ECI claiming that the distribution is effectively connected income. The balance of this discussion assumes that dividends that the Combined Company distributes to non-U.S. holders and gains non-U.S. holders recognize with respect to the Combined Company shares are not effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business unless deemed to be effectively connected under FIRPTA as described below under “-Dispositions of Stock.”
Non-Dividend Distributions. Distributions by the Combined Company to non-U.S. holders that are not attributable to gains from sales or exchanges of U.S. real property interests and that exceed the Combined Company’s earnings and profits will be a non-taxable return of the non-U.S. holder’s basis in its shares and, to the extent in excess of the non-U.S. holder’s basis, gain from the disposition of such shares, the tax treatment of which is described below. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed the Combined Company’s earnings and profits, the distribution may be subject to withholding at the rate applicable to dividends. A non-U.S. holder, however, may seek a refund from the IRS of any amounts withheld that exceed the non-U.S. holder’s actual U.S. federal income tax liability. If the Combined Company’s stock constitutes a U.S. real property interest, distributions in excess of the sum of the Combined Company’s earnings and profits plus the non-U.S. holder’s adjusted tax basis in the stock will be taxed under FIRPTA at the rate of tax, including any applicable capital gain rates, that would apply to a U.S. holder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a withholding at a rate of 15% of the amount by which the distribution exceeds the non-U.S. holder’s share of the Combined Company’s earnings and profits. The amount withheld generally would be creditable against the non-U.S. holder’s U.S. federal income tax liability.
Capital Gain Dividends. Under FIRPTA, a distribution made by the Combined Company to a non-U.S. holder attributable to gains from dispositions of U.S. real property interests held by the Combined Company (directly or through pass-through subsidiaries) must be reported in U.S. federal income tax returns filed by, and are treated as effectively connected with a U.S. trade or business of, the non-U.S. holder. The term “U.S. real property interests” includes interests in U.S. real property and shares in U.S. corporations at least 50% of whose real estate and business assets consist of U.S. real property interests. Such gains are subject to federal income tax at the rates applicable to U.S. holders and, in the case of a non-U.S. holder that is a corporation, a 30% branch profits tax (or a lower rate of tax under the applicable income tax treaty). The Combined Company is required to withhold tax at a 35% rate from distributions that are attributable to gains from the sale or exchange of U.S. real property interests. The amount withheld generally would be creditable against the non-U.S. holder’s U.S. federal income tax liability.
Capital gain dividends that are not attributable to sales or exchanges of U.S. real property interests, generally are not subject to U.S. federal income tax unless (i) such distribution is effectively connected with a U.S. trade or business of the non-U.S. holder and, if certain treaties apply, is attributable to a U.S. permanent establishment of the non-U.S. holder, in which case the non-U.S. holder will be subject to net-basis U.S. federal income tax on the dividend as if the non-U.S. holder were a U.S. holder and, in the case of a non-U.S. holder that is a corporation, a 30% branch profits tax (or a lower rate of tax under the applicable income tax treaty), or (ii) such non-U.S. holder was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., in which case a 30% withholding tax would apply to the dividend.
However, notwithstanding that such dividends should only be subject to U.S. federal income taxation in those two instances, existing Treasury Regulations might be construed to require the Combined Company to withhold on such dividends in the same manner as capital gain dividends that are attributable to gain from the disposition of U.S. real property interests, generally at the rate of 35% of the dividend (although any amounts withheld generally would be creditable against the non-U.S. holder’s U.S. federal income tax liability).

Dispositions of Stock. Unless FIRPTA applies, or as otherwise set forth below, a sale or exchange of the Combined Company shares by a non-U.S. holder generally will not be subject to U.S. federal income taxation. FIRPTA applies only if shares of the Combined Company stock constitute a U.S. real property interest.
The Combined Company common stock will not constitute a U.S. real property interest if the Combined Company is a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its outstanding shares are held directly or indirectly by non-U.S. holders. No assurance can be given that the Combined Company will be, or that if it is it will remain, a domestically controlled qualified investment entity.
Even if the Combined Company is a domestically controlled qualified investment entity, upon disposition of shares of the Combined Company, a non-U.S. holder may be treated as having gain from the sale or exchange of a U.S. real property interest if the non-U.S. holder (1) disposes of an interest in the Combined Company’s shares during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from sale or exchange of a U.S. real property interest and (2) acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of the Combined Company stock within 30 days after such ex-dividend date.
If gain on the sale of shares of the Combined Company stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to the same treatment as a U.S. holder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of the shares could be required to withhold 10% of the purchase price and remit such amount to the IRS.
Gain from the sale of shares of the Combined Company stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. holder if (i) such gain is effectively connected to a U.S. trade or business of the non-U.S. holder and, if certain treaties apply, is attributable to a U.S. permanent establishment of the non-U.S. holder, in which case the gain will be subject to net-basis U.S. federal income tax as if the non-U.S. holder were a U.S. holder and, in the case of a non-U.S. holder that is a corporation, a 30% branch profits tax (or a lower rate of tax under the applicable income tax treaty), or (ii) the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.
Information Reporting Requirements and Backup Withholding Tax
The Combined Company will report to its U.S. holders and to the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a U.S. holder may be subject to backup withholding at a rate of 28% with respect to distributions paid, unless such U.S. holder (i) is a corporation or other exempt entity and, when required, proves its status or (ii) certifies under penalties of perjury that the taxpayer identification number the U.S. holder has furnished is correct and the U.S. holder is not subject to backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A U.S. holder that does not provide its correct taxpayer identification number also may be subject to penalties imposed by the IRS.
The Combined Company will also report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. A non-U.S. holder may be subject to back-up withholding unless applicable certification requirements are met.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.
Other Withholding and Reporting Requirements under FATCA

The Foreign Account Tax Compliance Act provisions of the Code, enacted in 2010, which we refer to as FATCA, impose withholding taxes on certain types of payments to (i) foreign financial institutions that do not agree to comply with certain diligence, reporting and withholding obligations with respect to their U.S. accounts and (ii) non-financial foreign entities that do not identify (or confirm the absence of) substantial U.S. owners. The withholding tax of 30% would apply to dividends and the gross proceeds of a disposition of the Combined Company stock paid to certain foreign entities unless various information reporting requirements are satisfied. Because the Combined Company may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules the Combined Company may treat the entire distribution as a dividend. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these withholding provisions may be subject to different rules.
For these purposes, a foreign financial institution generally is defined as any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) is engaged in the business of holding financial assets for the account of others, or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets. Withholding under this legislation (as modified pursuant to subsequent guidance) on withholdable payments to foreign financial institutions and non-financial foreign entities would apply after December 31, 2018 with respect to gross proceeds of a disposition of property that can produce U.S. source interest or dividends and generally applies with respect to other withholdable payments.
Legislative or Other Actions Affecting REITs
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to the Combined Company and its stockholders may be enacted. Changes to the U.S. federal tax laws and interpretations of federal tax laws could adversely affect an investment in the Combined Company common stock.
State, Local and Foreign Tax
The Combined Company may be subject to state, local and foreign tax in states, localities and foreign countries in which it does business or owns property. The tax treatment applicable to the Combined Company and its stockholders in such jurisdictions may differ from the U.S. federal income tax treatment described above.
COMPARISON OF RIGHTS OF GCEAR II STOCKHOLDERS AND GCEAR STOCKHOLDERS
If the Mergers are consummated, stockholders of GCEAR will become stockholders of GCEAR II. The rights of GCEAR stockholders are currently governed by and subject to the provisions of the MGCL, and the charter and bylaws of GCEAR. Upon consummation of the Mergers, the rights of the former GCEAR stockholders will be governed by the MGCL and the current charter and bylaws of GCEAR II.
The following is a summary of the material differences between the rights of GCEAR II stockholders and the rights of GCEAR stockholders, but does not purport to be a complete description of those differences or a complete description of the terms of the GCEAR II common stock subject to issuance in the Company Merger. The following summary is qualified in its entirety by reference to the relevant provisions of: (i) the MGCL; (ii) the existing GCEAR II charter; (iii) the GCEAR charter; (iv) the GCEAR II bylaws; and (v) the GCEAR bylaws.
This section does not include a complete description of all differences among the rights of GCEAR II stockholders and the rights of GCEAR stockholders, nor does it include a complete description of the specific rights of such stockholders. In addition, this section assumes that GCEAR II’s current charter is in place. For a description of the amendments to GCEAR II’s charter that could occur in the future (if the charter amendment proposal is approved and the GCEAR II Board decides it is in the best interests of GCEAR II and its stockholders to file the amended and restated charter), see “Amended and Restated Charter Provisions.”

Furthermore, the identification of some of the differences in the rights of such holders as material is not intended to indicate that other differences that may be equally important do not exist. You are urged to read carefully the relevant provisions of the MGCL, as well as the governing corporate instruments of each of GCEAR II and GCEAR, copies of which are available, without charge, to any person, including any beneficial owner to whom this Joint Proxy Statement and Prospectus is delivered, by following the instructions listed under “Where You Can Find More Information.”

	Rights of GCEAR II Stockholders (which will be the rights of current GCEAR stockholders following the Mergers)	Rights of GCEAR Stockholders
Corporate Governance
GCEAR II is a Maryland corporation that has elected to be taxed as a REIT for U.S. federal income tax purposes.

The rights of GCEAR II stockholders are governed by the MGCL, the GCEAR II charter, and the GCEAR II bylaws.
Same as GCEAR II.
Authorized Capital Stock
GCEAR II is authorized to issue (1) 800,000,000 shares of common stock, $0.001 par value per share; and (2) 200,000,000 shares of preferred stock, $0.001 par value per share, subject to specific designations.

At September 30, 2018, there were issued and outstanding 77,660,266 shares of GCEAR II common stock. At September 30, 2018, there were no issued and outstanding shares of GCEAR II’s preferred stock.

The GCEAR II Board is authorized to issue shares of any class of stock, and to classify or reclassify any unissued shares of stock by fixing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of such shares of stock.

GCEAR is authorized to issue (1) 700,000,000 shares of common stock, $0.001 par value per share; and (2) 200,000,000 shares of preferred stock, $0.001 par value per share, subject to specific designations.

At September 30, 2018, there were issued and outstanding 166,253,534 shares of GCEAR common stock. At September 30, 2018, there were issued and outstanding 5,000,000 shares of GCEAR’s preferred stock.

The GCEAR Board is authorized to issue shares of any class of stock, and to classify or reclassify any unissued shares of stock by fixing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of such shares of stock.

Voting Rights
Each holder of GCEAR II common stock is entitled to one vote per share on all matters upon which stockholders are entitled to vote, except that the GCEAR II Advisor, any GCEAR II director or any of GCEAR II’s affiliates may not vote or consent on matters submitted to the stockholders regarding the removal of the GCEAR II Advisor or any GCEAR II director or any transaction between GCEAR II and the GCEAR II Advisor, any GCEAR II director or any of GCEAR II’s affiliates.

Unless a greater vote is otherwise required or permitted under the MGCL, the GCEAR II charter, or the GCEAR II bylaws, a majority of the votes cast in favor of a matter at a meeting of stockholders duly called and at which a quorum is present is sufficient to approve any matter.

Each holder of GCEAR common stock is entitled to one vote per share on all matters upon which stockholders are entitled to vote.

Unless a greater vote is otherwise required by statute, the GCEAR charter, or the GCEAR bylaws, a majority of the votes cast in favor of a matter at a meeting of stockholders duly called and at which a quorum is present is sufficient to approve any matter.

Cumulative Voting	Holders of GCEAR II stock do not have the right to cumulate their votes with respect to the election of directors.	Same as GCEAR II.
Size of the Board of Directors
The GCEAR II charter and bylaws provide for a minimum of three directors and the GCEAR II bylaws provide for a maximum of fifteen directors. The number of directors may be increased or decreased from time to time pursuant to GCEAR II’s bylaws but shall never be less than three. The current size of the GCEAR II Board is five.

The number of directors may be increased or decreased from time to time pursuant to GCEAR’s bylaws but shall never be less than the minimum number required by the MGCL, nor more than fifteen. The current size of the GCEAR Board is three.

	Rights of GCEAR II Stockholders (which will be the rights of current GCEAR stockholders following the Mergers)	Rights of GCEAR Stockholders
Classified Board and Term of Directors
The GCEAR II Board is not classified.

Each GCEAR II director shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Directors may be elected to an unlimited number of successive terms.
Same as GCEAR II.
Election of Directors
Stockholders holding a majority of the shares present in person or by proxy at an annual meeting of stockholders at which a quorum is present may, without the necessity for concurrence by the board, vote to elect the directors.

At each annual meeting of GCEAR stockholders, a director shall be elected if GCEAR stockholders holding a majority of the shares present in person or by proxy and entitled to vote at the meeting vote “for” the director.

Removal of Directors
Subject to the rights of holders of GCEAR II’s preferred stock to elect or remove one or more directors, any director, or the entire Board, may be removed from office at any time, but only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors. At a meeting in which there is a quorum, the holders of a majority of shares can elect to remove any director, or the entire Board.
Same as GCEAR II.
Filling Vacancies of Directors
Any vacancy on the GCEAR II Board may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Notwithstanding the foregoing, a majority of GCEAR II’s independent directors shall nominate replacements for vacancies among the independent directors’ positions. Any director elected to fill a vacancy shall serve until the next annual meeting of stockholders and until a successor is duly elected and qualifies.

Any vacancy on the GCEAR Board may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.

Amendment of Charter
Subject to express limitations, GCEAR II reserves the right from time to time to make any amendment to the GCEAR II charter, including any amendment altering the terms or contract rights of any shares of outstanding stock.
Same as GCEAR II.
Amendment of Bylaws	The GCEAR II Board shall have the exclusive power to adopt, alter, or repeal any provision of the GCEAR II bylaws or to make new GCEAR II bylaws.	Same as GCEAR II.

	Rights of GCEAR II Stockholders (which will be the rights of current GCEAR stockholders following the Mergers)	Rights of GCEAR Stockholders
Ownership Limitations
With certain limited exceptions, no person may beneficially own, or constructively own or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of GCEAR II’s outstanding stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of GCEAR II’s common stock, unless such person is an excepted holder and subject to a percentage limit established by the GCEAR II Board. Upon demand, stockholders owning 5% or more of the outstanding shares of GCEAR II’s common stock are required to provide written information relating to maintenance of GCEAR II’s REIT status.

In the event of a purported transfer or other event that would, if effective, result in the ownership of shares in violation of the ownership limitation, that number of shares that would be owned by the transferee in excess of the ownership limit are automatically transferred to a trust for the benefit of a charitable beneficiary. Shares of stock held by the trustee shall be issued and outstanding shares of stock of GCEAR II. The purported transferee shall have no rights in the shares held by the trustee. The purported transferee shall not benefit economically from ownership of any shares held in trust by the trustee and shall have no rights to dividends or other distributions attributable to the shares held in the trust.
Same as GCEAR II.
Annual Meetings of Stockholders
The annual meeting of the stockholders of GCEAR II shall be held at a date and time set by the GCEAR II Board; provided, however, that such meeting shall not be held less than thirty days after the delivery of the annual report to stockholders. The purpose of each annual meeting of the stockholders shall be to elect directors of GCEAR II and to transact such other business as may properly come before the meeting.

The annual meeting of the stockholders of GCEAR shall be held at a date and time set by the GCEAR Board. The purpose of each annual meeting of the stockholders shall be to elect directors of GCEAR and to transact such other business as may properly come before the meeting.

	Rights of GCEAR II Stockholders (which will be the rights of current GCEAR stockholders following the Mergers)	Rights of GCEAR Stockholders
Special Meetings of the Stockholders
The president, chief executive officer, a majority of the GCEAR II Board, or a majority of the independent directors may call special meetings of the stockholders of GCEAR II. Special meetings shall also be called by the secretary of the corporation upon the written request of the holders entitled to cast not less than 10% of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters to be acted on at such meeting. The secretary shall, within 10 days of his receipt of such written request, provide written notice to all stockholders of GCEAR II of a meeting and the purpose of such meeting, to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to the stockholders.

The president, chief executive officer, or a majority of the GCEAR Board may call special meetings of the stockholders of GCEAR.

Subject to certain conditions, special meeting of stockholders shall also be called by GCEAR’s secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of the stockholders entitled to cast not less than 25% of all the votes entitled to be cast on such matter at such meeting. Any stockholder of record seeking to have stockholders request a special meeting shall also, by sending written notice to GCEAR’s secretary, request the GCEAR Board to fix a request record date to determine the stockholders entitled to request a special meeting. In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting signed by stockholders of record as of such record date entitled to cast not less than 25% of all of the votes entitled to be cast on such matter at such meeting shall be delivered to the secretary within 60 days after such record date. Such meeting shall be held at such place, date and time as may be designated by the GCEAR Board; provided, however, that the date of such meeting shall be not more than 90 days after the record date for such meeting.

	Rights of GCEAR II Stockholders (which will be the rights of current GCEAR stockholders following the Mergers)	Rights of GCEAR Stockholders
Advance Notice Provisions for Stockholder Nominations and Stockholder Business Proposals
Nominations of persons for election to the GCEAR II Board and the proposal of business to be considered by the GCEAR II stockholders may be made at an annual meeting of stockholders (i) pursuant to GCEAR II’s notice of such meeting, (ii) by or at the direction of the GCEAR II Board, or (iii) by any stockholder of the corporation who (A) was a stockholder of record both at the time of giving of notice provided for in GCEAR II’s bylaws and at the time of the annual meeting in question, (B) is entitled to vote at such meeting, and (C) has complied with the notice procedures set forth in GCEAR II’s bylaws.

In general, a stockholder’s notice shall be delivered to the secretary at the principal executive office of GCEAR II no earlier than ninety days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than 5:00 p.m. local time, on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which disclosure of the date of mailing of the notice for such meeting is first made.

Generally, only such business shall be conducted at a special meeting of GCEAR II stockholders as shall have been brought before the meeting pursuant to GCEAR II’s notice of said meeting. Nominations of persons for election to the GCEAR II Board may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to GCEAR II’s notice of said meeting, (ii) by or at the direction of the GCEAR II Board, or (iii) provided the GCEAR II Board has determined that directors shall be elected at such special meeting, by any stockholder of the corporation who (A) is a stockholder of record both at the time of giving of notice and at the time of the special meeting, (B) is entitled to vote at the meeting, and (C) complied with the notice procedures set forth GCEAR II’s bylaws.

Nominations of individuals for election to the GCEAR Board and the proposal of other business to be considered by the GCEAR stockholders may be made at an annual meeting of stockholders (A) pursuant to GCEAR’s notice of such meeting, (B) by or at the direction of the GCEAR Board, or (C) by any stockholder of GCEAR who (i) was a stockholder of record both at the time of giving of notice by the stockholder provided for in GCEAR’s bylaws and at the time of the annual meeting, (ii) is entitled to vote at such meeting, and (iii) has complied with the notice procedures set forth in GCEAR’s bylaws.

For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) above, the GCEAR stockholder must have given timely notice thereof in writing to the GCEAR secretary and such other business must otherwise be a proper matter for action by the GCEAR stockholders. To be timely, a stockholder’s notice shall be delivered to the GCEAR secretary at GCEAR’s principal executive office not later than 5:00 p.m., Eastern Time, 90 days nor earlier than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

Generally, only such business shall be conducted at a special meeting of GCEAR stockholders as shall have been brought before the meeting pursuant to GCEAR’s notice of said meeting. Nominations of individuals for election to the GCEAR Board may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the GCEAR Board, (ii) by a stockholder that has requested that a special meeting be called for that purpose in compliance with the GCEAR bylaws and that has supplied the information required by the GCEAR bylaws about each individual whom the stockholder proposes to nominate for election of directors and the notice procedures set forth in the GCEAR bylaws as if the meeting was an annual meeting, or (iii) provided that the special meeting has been called in accordance with the GCEAR bylaws for the purpose of electing directors, by any stockholder of GCEAR who (A) is a stockholder of record both at the time of giving of notice provided for in the GCEAR bylaws and at the time of the special meeting, (B) is entitled to vote at the meeting in the election of each individual so nominated, and (C) complied with the notice procedures set forth in the GCEAR bylaws as if the meeting was an annual meeting.

	Rights of GCEAR II Stockholders (which will be the rights of current GCEAR stockholders following the Mergers)	Rights of GCEAR Stockholders
Notice of Stockholder Meetings
Except as otherwise provided in GCEAR II’s bylaws regarding special meetings of stockholders, not less than 10 nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting, and in the case of a special meeting or as otherwise may be required by the MGCL, the purpose for which the meeting is called. The notice shall be deemed delivered by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business, mailing it to the stockholder, transmitting it by electronic mail, or by any other means permitted by the MGCL.

Not less than 10 nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting, notice in writing stating the time and place of the meeting, and in the case of a special meeting or as otherwise may be required by the MGCL, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business or by any other means permitted by the MGCL.

State Anti-Takeover Statutes
The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer, by officers of the corporation or by employees who are also directors of the corporation. “Control shares” are shares of stock of the corporation which, if aggregated with other shares controlled by the acquirer, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: one-tenth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Generally, a “control share acquisition” means the acquisition of outstanding control shares. A control share acquisition does not include shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter of bylaws of the corporation. As permitted under the MGCL, GCEAR II’s charter contains a provision exempting GCEAR II from the control share acquisition statute any and all acquisitions of GCEAR II’s stock.
Under the MGCL, certain “business combinations” (which include a merger, consolidation, share exchange and certain transfers, issuances or reclassifications of equity securities) between a Maryland corporation and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock, or an affiliate or associate of the corporation who beneficially owned, directly or indirectly, 10% or more of the voting power at any time within the preceding two years, in each case referred to as an “interested stockholder,” or an affiliate thereof, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder.

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer, by officers of the corporation or by employees who are also directors of the corporation. “Control shares” are shares of stock of the corporation which, if aggregated with other shares controlled by the acquirer, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: one-tenth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Generally, a “control share acquisition” means the acquisition of outstanding control shares. A control share acquisition does not include shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter of bylaws of the corporation. As permitted under the MGCL, GCEAR’s charter contains a provision exempting GCEAR from the control share acquisition statute any and all acquisitions of GCEAR’s stock.

Under the MGCL, certain “business combinations” (which include a merger, consolidation, share exchange and certain transfers, issuances or reclassifications of equity securities) between a Maryland corporation and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock, or an affiliate or associate of the corporation who beneficially owned, directly or indirectly, 10% or more of the voting power at any time within the preceding two years, in each case referred to as an “interested stockholder,” or an affiliate thereof, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder.

	Rights of GCEAR II Stockholders (which will be the rights of current GCEAR stockholders following the Mergers)	Rights of GCEAR Stockholders
State Anti-Takeover Statutes (continued)
Thereafter, any such business combination must be recommended by the GCEAR II Board and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder or its affiliates or associates. The super-majority vote requirements do not apply, however, to business combinations that are approved or exempted by the GCEAR II Board prior to the time that the interested stockholder becomes an interested stockholder or the business combination satisfies certain minimum price, form of consideration and procedural requirements. Pursuant to the MGCL, GCEAR II has elected in its charter to opt out of the business combinations provisions of the MGCL.

Under certain provisions of the MGCL relating to unsolicited takeovers, a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors may elect to be subject, by provision in its charter or bylaws or by resolutions of the GCEAR II Board and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions: (i) a classified board, (ii) a two-thirds vote requirement for removing a director, (iii) a requirement that the number of directors be fixed only by vote of the directors, (iv) a requirement that any and all vacancies on the Board may be filled by the remaining directors, even if the remaining directors do not constitute a quorum, and for the remainder of the full term of the class of directors in which the vacancy occurred, and (v) a majority requirement for the calling of a special meeting of stockholders. Through provisions in GCEAR II’s charter and bylaws unrelated to the statute, GCEAR II vests in the GCEAR II Board the power to fix the number of directorships, provided that the number is not less than three, and provides that any and all vacancies on GCEAR II’s Board may be filled by a majority of the remaining directors, even if the remaining directors do not constitute a quorum.

Thereafter, any such business combination must be recommended by the GCEAR Board and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder or its affiliates or associates. The super-majority vote requirements do not apply, however, to business combinations that are approved or exempted by the GCEAR Board prior to the time that the interested stockholder becomes an interested stockholder or the business combination satisfies certain minimum price, form of consideration and procedural requirements. Pursuant to the MGCL, GCEAR has elected in its charter to opt out of the business combinations provisions of the MGCL.

Under certain provisions of the MGCL relating to unsolicited takeovers, a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors may elect to be subject, by provision in its charter or bylaws or by resolutions of the GCEAR Board and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions: (i) a classified board, (ii) a two-thirds vote requirement for removing a director, (iii) a requirement that the number of directors be fixed only by vote of the directors, (iv) a requirement that any and all vacancies on the GCEAR Board may be filled by the remaining directors, even if the remaining directors do not constitute a quorum, and for the remainder of the full term of the class of directors in which the vacancy occurred, and (v) a majority requirement for the calling of a special meeting of stockholders. Through provisions in GCEAR’s charter and bylaws unrelated to the statute, GCEAR vests in the GCEAR Board the power to fix the number of directorships, provided that the number is not less than the minimum number required by the MGCL, and provides that any and all vacancies on GCEAR’s Board may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum.

	Rights of GCEAR II Stockholders (which will be the rights of current GCEAR stockholders following the Mergers)	Rights of GCEAR Stockholders
Liability and Indemnification of Directors and Officers
GCEAR II’s charter contains provisions limiting the liability of directors and officers, such that no director or officer of GCEAR II shall be liable to GCEAR II or its stockholders for money damages, subject to certain conditions.

Subject to certain restrictions, GCEAR II shall indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to: (i) any individual who is a present or former director or officer of GCEAR II; (ii) any individual who, while a director of GCEAR II and at the request of GCEAR II, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service in such capacity; or (iii) the GCEAR II Advisor or any of its affiliates acting as an agent GCEAR II.

Pursuant to GCEAR II’s charter, GCEAR II shall not provide for indemnification of any director or the GCEAR II Advisor or any of its affiliates for any liability or loss suffered by such indemnitee, nor shall such indemnitee be held harmless for any loss or liability suffered by GCEAR II, unless all of the following conditions are met: (i) such indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of GCEAR II; (ii) such indemnitee was acting on behalf of or performing services for GCEAR II; (iii) such liability or loss was not the result of negligence or misconduct by the particular indemnitee (excluding GCEAR II’s independent directors) or gross negligence or willful misconduct by the particular indemnitee who is an independent director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of GCEAR II’s net assets and not from its stockholders.

Additionally, GCEAR II may not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by a director, the GCEAR II Advisor or any of its affiliates unless: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to such indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against such indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of GCEAR II were offered or sold as to indemnification for violations of securities laws.

GCEAR’s charter contains provisions limiting the liability of directors and officers, to the maximum extent that the MGCL in effect from time to time permits, such that no present or former director or officer of GCEAR shall be liable to GCEAR or its stockholders for money damages.

GCEAR shall, to the maximum extent permitted by the MCGL, indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to: (i) any individual who is a present or former director or officer of GCEAR; or (ii) any individual who, while a director of GCEAR and at the request of GCEAR, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service in such capacity.

GCEAR may, with the approval of the GCEAR Board, provide such indemnification and advance for expenses to an individual who served a predecessor of GCEAR or any entity acquired by GCEAR or any partnership controlled by GCEAR (an “Acquired Entity”) or any predecessor entity to an Acquired Entity in any of the capacities described in (i) or (ii) above and to any employee or agent of GCEAR or a predecessor of GCEAR or of any Acquired Entity or any predecessor of an Acquired Entity.

	Rights of GCEAR II Stockholders (which will be the rights of current GCEAR stockholders following the Mergers)	Rights of GCEAR Stockholders
Liability and Indemnification of Directors and Officers (continued)
GCEAR II’s charter provides that a director, the GCEAR II Advisor or any of its affiliates may be advanced expenses, in advance of final disposition of a proceeding as a result of any legal action for which indemnification is being sought, only if: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of GCEAR II, (ii) such indemnitee provides GCEAR II with written affirmation of a good faith belief of having met the standard of conduct necessary for indemnification, (iii) the legal proceeding is initiated by a third party who is not a stockholder or, if by a stockholder acting in such capacity, a court of competent jurisdiction approves such advancement, and (iv) such indemnitee provides a written undertaking to repay the advanced funds to GCEAR II, together with the applicable legal rate of interest, if ultimately determined that such indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification.

Distributions
Dividends and other distributions upon the stock of GCEAR II may be authorized by the GCEAR II Board, subject to the provisions of the MGCL and the GCEAR II charter. Dividends and other distributions may be paid in cash, property or stock of GCEAR II, subject to the provisions of the MGCL and the GCEAR II charter.

However, distributions in kind by GCEAR II are prohibited except for (i) distributions of readily marketable securities, (ii) distributions of beneficial interests in a liquidating trust established for the dissolution of GCEAR II and the liquidation of its assets in accordance with the terms of GCEAR II’s charter or (iii) distributions in which (a) the Board advises each stockholder of the risks associated with direct ownership of the property, (b) the Board offers each stockholder the election of receiving such in-kind distributions, and (c) in-kind distributions are made only to those stockholders that accept such offer.

Dividends and other distributions upon the stock of GCEAR may be authorized by the GCEAR Board, subject to the provisions of the MGCL and the GCEAR charter. Dividends and other distributions may be paid in cash, property or stock of GCEAR, subject to the provisions of the MGCL and the GCEAR charter.

	Rights of GCEAR II Stockholders (which will be the rights of current GCEAR stockholders following the Mergers)	Rights of GCEAR Stockholders
Inspection of Books and Records; Reports to Stockholders
Any stockholder and any designated representative thereof will be permitted access to the records of GCEAR II at all reasonable times and may inspect and copy any such records for a reasonable charge. In addition, an alphabetical stockholder list (with the stockholders’ names, addresses, telephone numbers and numbers of shares held) will be available for inspection upon request by any stockholder if the stockholder represents to GCEAR II that the list will not be used to pursue commercial interests of the stockholder unrelated to the stockholder's interest in GCEAR II.

The GCEAR II charter requires the directors (including the independent directors) to take reasonable steps to ensure that GCEAR II causes to be prepared and mailed or delivered to each stockholder within 120 days after the end of the fiscal year to which it relates an annual report including: (i) financial statements prepared in accordance with GAAP which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the GCEAR II Advisor and any affiliate thereof, including fees or charges paid to the GCEAR II Advisor and any affiliate thereof by third parties doing business with GCEAR II; (iv) the operating expenses of GCEAR II, stated as a percentage of average invested assets and as a percentage of net income; (v) a report from the independent directors that the policies being followed by GCEAR II are in the best interests of GCEAR II and the basis for such determination; and (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving GCEAR II, its directors, the GCEAR II Advisor, GCEAR II’s sponsor and any affiliate thereof occurring in the year for which the annual report is made.

In accordance with the MGCL, GCEAR’s bylaws, the minutes of the proceedings of stockholders, the annual statement of affairs and any voting trust agreements deposited with GCEAR are open to inspection by stockholders at GCEAR’s offices during reasonable business hours. The MGCL also permits any stockholder to present to any officer or resident agent of GCEAR a written request for a statement showing all stock and securities issued by GCEAR during a specified period of not more than 12 months before the date of the request. In addition, stockholders of record for at least 6 months of at least 5% of the outstanding stock of any class of GCEAR have the right to inspect GCEAR’s accounting books and records and its stock ledger, as permitted by the laws of the State of Maryland, subject to and in accordance with the MGCL.

	Rights of GCEAR II Stockholders (which will be the rights of current GCEAR stockholders following the Mergers)	Rights of GCEAR Stockholders
Restrictions on Roll-Up Transactions
In connection with a transaction (a “Roll-Up Transaction”) involving the acquisition, merger, conversion or consolidation, directly or indirectly, of GCEAR II and the issuance of securities of an entity that would be created or would survive after the successful completion of the transaction (a “Roll-Up Entity”), but not including a transaction involving GCEAR II securities that have been listed on a national securities exchange for at least 12 months or a transaction involving the conversion to corporate, trust or association form of only GCEAR II if, as a consequence of the transaction there will be no significant adverse change in stockholder voting rights, the term of GCEAR II’s existence, compensation to the GCEAR II Advisor or GCEAR II’s sponsor or GCEAR II’s investment objectives, the person sponsoring the Roll-Up Transaction must offer to common stockholders who vote “no” on the proposal the choice of: (i) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or (ii) one of the following: (a) remaining as stockholders of GCEAR II and preserving their interests therein on the same terms and conditions as existed previously; or (b) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of GCEAR II’s net assets.
In addition, GCEAR II is prohibited from participating in any proposed Roll-Up Transaction: (i) that would result in the common stockholders having voting rights in a Roll-Up Entity that are less than those provided in GCEAR II’s charter, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of GCEAR II’s charter and dissolution; (ii) that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor; (iii) in which investors’ rights to access of records of the Roll-Up Entity will be less than those described above under “- Inspection of Books and Records; Reports to Stockholders”; or (iv) in which any of the costs of the Roll-Up Transaction would be borne by GCEAR II if the Roll-Up Transaction is not approved by the GCEAR II common stockholders.
GCEAR’s charter does not include any restrictions on Roll-Up Transactions.

AMENDED AND RESTATED CHARTER PROVISIONS
Introduction
If the GCEAR II stockholders approve the proposal to amend and restate GCEAR II’s charter, GCEAR II will be authorized, for a period of up to five years from the date of approval of the proposal, to file the amended and restated charter in the form attached hereto as Annex D to this Joint Proxy Statement and Prospectus. GCEAR II expects to file the proposed amended and restated charter before consummating a Strategic Transaction or listing its common stock for trading on a national securities exchange but there is no guarantee that the amended and restated charter will be filed, even if the proposal is approved by the GCEAR II stockholders. The purpose of such amendment and restatement would be to remove certain limitations required by the NASAA REIT Guidelines and to otherwise amend the charter consistent with Maryland law and the charters of other listed companies. Such approval will enable GCEAR II to have a charter appropriate for a listed and self-managed company without the cost or delay of another stockholder vote. Please see the form of Second Articles of Amendment and Restatement (the “Second Articles”) attached hereto as Annex D and which has been marked to show the proposed changes from GCEAR II’s existing charter as Annex E. The descriptions set forth below summarize the proposed amendments to the charter, all of which are qualified in their entirety by reference to Annex D, which GCEAR II stockholders should read in its entirety. If the proposal is approved and the Second Articles are filed and take effect, the GCEAR II Board will amend the GCEAR II bylaws to eliminate inconsistencies resulting from the proposed amendments and to make certain other changes to the bylaws.
Summary Reasons for Proposed Charter Amendment
GCEAR II conducted an initial public offering and a follow-on public offering of its shares of common stock between 2014 and 2018, and intends to recommence its follow-on offering, if appropriate and at the appropriate time, once the Mergers are completed. Because shares of GCEAR II common stock were not listed on a national securities exchange, GCEAR II was required to register its initial public offering with the state securities administrators in each state in which GCEAR II desired to offer securities for sale. In offerings that are subject to their regulation, most states hold REITs to the standards set forth in the NASAA REIT Guidelines. As a result, GCEAR II’s current charter includes a number of limitations that are imposed by the NASAA REIT Guidelines. Because GCEAR II currently plans to resume its follow-on offering after the consummation of the Mergers, it will still need to comply with the NASAA REIT Guidelines; as a result, its current charter will remain in effect. However, the GCEAR II Board believes that it would be in the best interests of GCEAR II and its stockholders to amend and restate the charter to remove some of these NASAA-mandated limitations in the event that the GCEAR II Board decides to consummate a Strategic Transaction or pursue a different strategy for GCEAR II, as these NASAA-mandated limitations impose an administrative burden on GCEAR II and could put it at a competitive disadvantage relative to its competitors whose charters do not contain these restrictions.
As further described below, the GCEAR II Board seeks stockholders’ approval to remove certain provisions from the NASAA REIT Guidelines that are not typically set forth in charters of listed REITs and impose standards not otherwise required under Maryland law. Such provisions could prevent GCEAR II from pursuing opportunities that it deems to be advantageous or impose obligations that could add to its costs or prevent it from responding quickly to such opportunities. GCEAR II believes that the amendment of these provisions to include only those restrictions required by Maryland law and otherwise to accord with other exchange-listed REITs in Maryland will provide GCEAR II with greater flexibility in implementing its business plan and advancing its strategic objectives. However, none of the proposed charter amendments are required in order for a listing of GCEAR II shares on a national securities exchange, and GCEAR II may choose to list or not to list its shares regardless of whether the proposed charter amendment is approved or not approved.
Detailed Discussion Regarding Proposed Changes to Charter
The following discussion summarizes the principal changes that the GCEAR II Board may approve in connection with the removal of various NASAA-mandated limitations, and are qualified in their entirety by the complete text of the Second Articles, which is attached hereto as Annex D and which has been marked to show the proposed changes from GCEAR II’s existing charter as Annex E.

Provisions Regarding Investor Suitability
GCEAR II’s current charter imposes certain suitability and minimum investment requirements on investors in GCEAR II common stock in accordance with the NASAA REIT Guidelines. The Second Articles remove the requirements in Section 5.8 of Article V of the charter that stockholders meet certain suitability criteria regarding suitability and minimum investment of stockholders. The removal of these requirements generally will provide stockholders with greater ability to sell shares, since prospective buyers would no longer be subject to the financial suitability standards imposed by the NASAA REIT Guidelines. In addition, the removal of these provisions would eliminate the minimum stockholding requirements, thus permitting transfers of shares in any amount. Furthermore, the removal of these provisions eliminates the requirement that anyone selling shares make a determination that the purchase of GCEAR II shares is a suitable and appropriate investment for the prospective stockholder (although GCEAR II is currently not selling shares). Rather, prospective stockholders or their financial advisers, or both, would determine for themselves whether an investment in GCEAR II is a suitable and appropriate investment.
Provision Regarding Distribution Reinvestment Plans
Consistent with the NASAA REIT Guidelines, GCEAR II’s current charter contains provisions related to GCEAR II’s DRP that establish disclosure of material information, including tax consequences of reinvesting distributions, and withdrawal rights of participating stockholders. Therefore, the Second Articles delete Section 5.9 of Article V of the charter that relates to GCEAR II’s DRP. While GCEAR II may continue to operate its DRP in the same manner, GCEAR II thinks it is disadvantageous to have such provisions in its charter if not required under Maryland law or typical of other public companies.
Provisions Regarding Directors
In accordance with the NASAA REIT Guidelines, GCEAR II’s current charter contains several provisions relating to its directors and specifically its independent directors. GCEAR II is proposing to remove these NASAA-mandated provisions, which relate to the number and independence of directors; the term and experience of directors; the committees of its Board; the fiduciary obligations of the Board; and approval of certain matters by the independent directors. Additional information is provided below.
Number and Independence of Directors. The Second Articles delete the requirement that the GCEAR II Board be comprised of at least three directors. This is a NASAA REIT Guidelines provision and under the MGCL, the GCEAR II Board may be comprised of as few as one director. The Second Articles will continue to require that a majority of the GCEAR II Board be composed of independent directors; however, independence will no longer be determined based on the definition of independence in the NASAA REIT Guidelines and will instead be determined under the rules of the NYSE. GCEAR II currently evaluates the independence of its directors under both GCEAR II’s current charter definition (as required by the NASAA REIT Guidelines) and the NYSE standard. All of GCEAR II’s current independent directors meet the NYSE standard for independence, and GCEAR II does not expect that removing NASAA-imposed director requirements will affect the composition of its Board. The Second Articles also eliminate the requirement that independent directors nominate replacements for vacancies among the independent director positions.
Term and Experience of Directors. The Second Articles delete the NASAA REIT Guidelines requirement in Section 7.2 of Article VII of GCEAR II’s current charter that each director hold office for one year, until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies, as this provision is redundant of the default provisions of the MGCL relating to the term of directors. In addition, the Second Articles delete the NASAA REIT Guidelines requirements in Section 7.3 of Article VII of GCEAR II’s current charter that any director have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage GCEAR II’s assets and that at least one independent director have at least three years of relevant real estate experience. This NASAA-mandated provision is more restrictive than what is required under the MGCL and any national securities exchange.

Committees. The Second Articles delete the NASAA REIT Guidelines requirement that a majority of the members of all committees (even ad hoc committees) be independent directors as such requirement is more stringent than national securities exchange rules and the MGCL with respect to committee composition.
Fiduciary Obligations. The Second Articles also delete the NASAA REIT Guidelines statement that directors serve in a fiduciary capacity and have fiduciary duties. Under the MGCL, each director has a duty to act in good faith, with a reasonable belief that his or her action is in the company’s best interests and with the care of an ordinarily prudent person in a like position under similar circumstances. This change is advisable as it is not desirable to establish multiple standards governing the duties of directors under Maryland law.
Approval of Independent Directors. The Second Articles delete the NASAA REIT Guidelines requirement that certain matters be approved by the independent directors, which is more restrictive than requirements under Maryland law, in order to provide the customary flexibility of listed REITs.
Provisions Regarding Investment Objectives and Limitations
Investment Objectives. Article IX of GCEAR II’s current charter contains a number of limitations and restrictions from the NASAA REIT Guidelines on GCEAR II’s ability to make certain types of investments (including investments in certain mortgage loans, unimproved property or equity securities). The GCEAR II Board believes that the elimination of these restrictions may be desirable in the future as they will remove restrictions on potential transactions that could become available to GCEAR II and that could be in GCEAR II’s best interest. Although GCEAR II has no intention of pursuing any of the investments currently limited by Article IX, GCEAR II believes that increased flexibility could be advantageous and that the limitations are rarely, if ever, found in the charter of a listed REIT. Nevertheless, the proposed Second Articles increase the risk that GCEAR II will pursue transactions such as those referenced above, which, if such investments perform poorly, could adversely affect GCEAR II’s results of operations and the value of a stockholder’s investment in GCEAR II.
Indebtedness. Article IX also limits GCEAR II’s ability to incur indebtedness, consistent with the NASAA REIT Guidelines. Currently, GCEAR II’s charter prohibits it from incurring debt that would cause its borrowings to exceed 300% of its “net assets” unless a majority of the members of the GCEAR II Board approves the borrowing and such borrowing is disclosed in its next quarterly report along with a justification for the excess. Although GCEAR II currently has no intention of borrowing in excess of this amount, if the Second Articles are approved and filed, this charter restriction on GCEAR II borrowings will be removed and there would be no restriction on its leverage. Therefore, GCEAR II could become more highly leveraged, resulting in an increase in the amount of debt repayment. This, in turn, could increase GCEAR II’s risk of default on its obligations and adversely affect its results of operations and its ability to make distributions to its stockholders. Despite these risks, GCEAR II recommends this change because it increases GCEAR II’s flexibility to incur debt that might be in its best interest and lessens the administrative burdens associated with a higher debt level should GCEAR II deem such debt to be in its best interest.
Issuance of Certain Securities. Article IX also limits GCEAR II’s ability to issue certain securities, consistent with the NASAA REIT Guidelines, including equity securities on a deferred-payment basis or other similar arrangement; debt securities in the absence of adequate cash flow to cover debt service; equity securities that are assessable; and equity securities redeemable solely at the option of the holder. If the Second Articles are approved and filed, these restrictions will be removed and GCEAR II will be able to issue the securities described above. The GCEAR II Board recommends this change because it removes limitations on issuances of securities that the GCEAR II Board could determine to be in GCEAR II’s best interest. Although GCEAR II believes this flexibility is advantageous, the proposed charter amendment does increase the risk that GCEAR II will issue securities that could negatively impact the value of a stockholder’s investment. In particular, the issuance of debt securities in the absence of adequate cash flow to cover the debt service would adversely affect GCEAR II’s ability to make distributions to its stockholders. Similarly, if GCEAR II issued equity securities redeemable solely at the option of the holder, GCEAR II may be required to redeem securities at a time when it would otherwise prefer to utilize its cash for other purposes and this could also adversely affect GCEAR II’s liquidity and ability to pay distributions to its stockholders. GCEAR II has no current intention to issue any securities the issuance of which would be prohibited under its current charter. The Second Articles also delete the requirement in Section 5.2.2 that the voting rights per share sold in a private offering not exceed the voting rights that bear the same relationship to the voting rights of a publicly held share as the consideration paid to GCEAR II for each privately offered share bears to the book value of each outstanding publicly held share, which is another NASAA REIT Guidelines provision and could prevent GCEAR II from issuing certain stock in a private offering that the GCEAR II Board could determine to be in GCEAR II’s best interest.
Provisions Regarding Advisor and its Affiliates
GCEAR II’s current charter contemplates GCEAR II being advised and managed by an external advisor and includes a number of provisions that govern GCEAR II’s relationship with the GCEAR II Advisor and its affiliates. Among other things, these provisions limit the term of GCEAR II’s Advisory Agreement to no more than one year, require that GCEAR II’s Advisory Agreement be terminable on 60 days’ notice and without penalty, require GCEAR II’s independent directors to supervise the GCEAR II Advisor, and limit the amount of fees GCEAR II may pay and expenses it can reimburse to the GCEAR II Advisor. The Second Articles remove these provisions which will become inapplicable in any event if the Mergers are consummated (because GCEAR will be self-managed prior to the time of the Mergers) and are inconsistent with charters of listed REITs.
In addition, GCEAR II’s current charter contains numerous provisions that limit its ability to engage in transactions with, among other persons, the GCEAR II Advisor or its affiliates and the GCEAR II directors. In general, these provisions require that such transactions (which are referred to herein as “affiliated transactions”) be approved by the GCEAR II Board and its Nominating and Corporate Governance Committee, which consists solely of GCEAR II’s independent directors. They also contain limitations on the substantive aspects of the affiliated transactions themselves, such as restrictions on the consideration to be paid for services provided or assets acquired from or sold to such persons. These provisions address a number of transactions including joint ventures, sales and leases to and from GCEAR II, and loans to and from GCEAR II, as well as general restrictions on affiliated transactions with the GCEAR II Advisor and its affiliates. The Second Articles remove these limitations which will become inapplicable, at least with respect to the GCEAR II Advisor or its affiliates, if the Mergers are consummated (because GCEAR has become self-managed prior to the time of the Mergers) and are inconsistent with charters of listed REITs.
The GCEAR II Board does not believe these changes will have a material effect on it, as GCEAR II intends to transfer any applicable restrictions from the charter to its Corporate Governance Guidelines. There are, however, risks to this change:

•	Transactions that violate a corporation’s charter are more likely to be voidable if challenged by a stockholder than transactions that are inconsistent with corporate governance guidelines.

•
GCEAR II’s Corporate Governance Guidelines can be amended by the GCEAR II Board. Therefore, they are less protective than charter provisions, which can only be amended by a vote of the stockholders after the recommendation of the GCEAR II Board.

•	Courts are more likely to give deference to a board of directors’ interpretation of the meaning of corporate governance guidelines than to a board’s interpretation of charter provisions.

•
The proposed charter revisions would also remove limitations on transactions with any director (not just those affiliated with the GCEAR II Advisor). Although GCEAR II believes that those restrictions are overly restrictive (and not typical of listed-REIT charters) and could prevent GCEAR II from effecting a transaction that would otherwise be in its best interest, removal of those restrictions would permit GCEAR II (without certain votes of and determinations by the disinterested directors currently required by GCEAR II’s charter) to enter into a transaction with a director unaffiliated with the GCEAR II Advisor.

Provisions Regarding Roll-Up Transactions
In accordance with the NASAA REIT Guidelines, Section 9.14 of GCEAR II’s current charter contains substantive and procedural requirements relating to transactions in which GCEAR II stockholders must exchange their shares for securities of another entity (a “roll-up transaction”). Among other protections, an appraisal of GCEAR II’s assets as of a date immediately prior to the announcement of the proposed roll-up transaction and meeting certain other requirements must be obtained from an independent expert in connection with any roll-up transaction. Stockholders who vote against any proposed roll-up transaction must be given the choice of (i) accepting the securities of the roll-up entity or (ii) either (a) remaining as stockholders of GCEAR II and preserving their interests therein on the same terms and conditions as existed previously, or (b) receiving cash in an amount equal to their pro rata share of the appraised value of the net assets of GCEAR II. In addition, GCEAR II is prohibited from participating in any roll-up transaction: (1) that would result in GCEAR II stockholders having voting rights in a roll-up entity that are less than those provided in GCEAR II’s charter, (2) that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor, (3) in which an investor’s rights to access of records of the roll-up entity will be less than those provided in GCEAR II’s charter or (4) in which any of the costs of the roll-up transaction would be borne by GCEAR II if the roll-up transaction is not approved by GCEAR II stockholders. The Second Articles delete this provision in its entirety. If the Second Articles are approved and filed and GCEAR II stockholders vote to approve a roll-up transaction, GCEAR II stockholders will no longer receive the benefit of these protections. However, stockholder approval will continue to be required for GCEAR II to effect a roll-up transaction. GCEAR II recommends this change to increase its flexibility to enter into a roll-up transaction that the GCEAR II Board and GCEAR II stockholders may believe to be in GCEAR II’s best interest.
Provisions Regarding Stockholders and Stockholder Voting
Stockholder Meetings. The Second Articles provide for the removal of the NASAA REIT Guidelines requirements in Section 11.1 of Article XI of the charter that (a) an annual meeting of stockholders be held no less than 30 days after delivery of GCEAR II’s annual report, (b) a director receive the affirmative vote of a majority of the shares present in order to be elected as the MGCL requires only a plurality of the votes cast, and (c) a special meeting of stockholders be called upon request of the holders of at least 10 percent of the outstanding shares entitled to vote (under the MGCL, the percentage required to call a meeting can be and for exchange-listed REITs often is as high as a majority). In addition, the provisions relating to notice of stockholder meetings and quorum at such meetings are deleted as these provisions are typically included in a company’s bylaws and will be included in GCEAR II’s bylaws if the Second Articles are approved and filed.
Amendment of Charter and Stockholder Approvals. The Second Articles delete the NASAA REIT Guidelines provision that permits stockholders to amend the charter without the concurrence of the GCEAR II Board, which is not permitted under the MGCL, and the provision related to stockholder approval of certain matters as the MGCL already requires stockholder approval for such matters except in limited circumstances.
Voting Limitations. The Second Articles provide for the removal of the NASAA REIT Guidelines restrictions in Section 11.4 of Article XI of the charter on voting of common stock by directors, the GCEAR II Advisor and their affiliates, regarding the removal of any of them or a transaction between GCEAR II and any of them, as these are not customary restrictions in listed company charters.
Right of Inspection and Access to Stockholder List. The Second Articles delete provisions relating to GCEAR II’s stockholders’ ability to inspect GCEAR II records and access its stockholder list. The provisions currently in GCEAR II’s charter were included to meet requirements imposed by the NASAA REIT Guidelines and are not consistent with the charters of other Maryland corporations, which generally rely on Maryland law to govern access to a stockholder list. If approved, the rights of stockholders to inspect and copy certain corporate documents, including the ability to obtain a list of stockholders, will be limited to the rights provided for under the MGCL, which are more restrictive than those currently included in GCEAR II’s charter.
Reports. The Second Articles delete the NASAA REIT Guidelines requirement that an annual report be provided to each stockholder within 120 days after the end of the fiscal year. The MGCL already requires that an annual statement of affairs, including a balance sheet and a financial statement of operations, be submitted at the annual meeting of stockholders and made available for inspection within 20 days thereafter.

Provisions Regarding Indemnification of Officers and Directors
Consistent with the NASAA REIT Guidelines, Article XII of GCEAR II’s current charter includes many restrictions on exculpation and indemnification that are not contained in the MGCL, including restrictions on exculpation and indemnification of officers and affiliated directors whose liability was the result of negligence or misconduct and independent directors whose liability was the result of gross negligence or willful misconduct. The advancement of litigation-related expenses to directors and officers is also significantly restricted under Section 12.4 of Article XII of GCEAR II’s current charter. For instance, in a stockholder derivative suit, GCEAR II may not advance expenses to its directors and officers unless a court of competent jurisdiction first approves such advancement. Under the MGCL, a Maryland corporation may include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. In addition, Section 2-418 of the MGCL generally permits a Maryland corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Finally, Section 2-418 of the MGCL provides that a Maryland corporation may pay or reimburse reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the corporation of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
Because litigation involving companies exploring strategic alternatives or considering possible Strategic Transactions is quite common, in order to conform GCEAR II’s charter more closely with those of other public companies, and to retain and recruit qualified and experienced officers and directors, GCEAR II recommends amending Article XII of the charter to provide directors and officers the maximum exculpation, indemnification and advancement of expenses permitted under Maryland law, including removing the requirement that any director and officer insurance purchased by GCEAR II be consistent with the restrictions on indemnification imposed by the NASAA REIT Guidelines.
Other Provisions to Facilitate Listing or Consistent with a Listed Company Charter
Conversion Upon Listing. The Second Articles provide that, upon the listing of a class of common stock for trading on a national securities exchange, each share of the classes of common stock that are not so listed shall automatically and without any action on the part of the holder thereof convert into a number of shares of the listed class of common stock equal to a fraction, the numerator of which is the net asset value of the Corporation allocable to the shares of the applicable non-listed class of common stock and the denominator of which is the net asset value of the Corporation allocable to the shares of the listed class of common stock.
Filling of Director Vacancies. As permitted by the MGCL and consistent with the charters of many exchange-traded REITs, the Second Articles provide that GCEAR II elects to be subject to Section 3-804(c) of the MGCL pursuant to which any vacancy on the GCEAR II Board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies.
Cause Requirement for Director Removal. As permitted by the MGCL and consistent with the charters of many exchange-traded REITs, the Second Articles provide that a director of GCEAR II may be removed only for cause, which means, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to GCEAR II through bad faith or active and deliberate dishonesty.
Business Combination Act and Control Share Acquisition Act Opt-Outs. The Second Articles delete Sections 7.10 and 7.11 of the current GCEAR II charter which provide that GCEAR II elects not to be subject to the Maryland Business Combination Act and the Maryland Control Share Acquisition Act. As further described above under “Certain Provisions of Maryland Law and GCEAR II’s Charter and Bylaws - Business Combinations” and “ - Control Share Acquisitions,” a Maryland corporation may elect not to be subject to the Maryland Business Combination Act by either a charter provision or a resolution of its board of directors and may elect not to be subject to the Maryland Control Share Acquisition Act by a provision in either its charter or its bylaws. While the GCEAR II Board has no present intention of electing for GCEAR II to be subject to either the Maryland Business Combination Act or the Maryland Control Share Acquisition Act, it would be more typical for a publicly traded company to opt out of these statutory provisions by board resolution or bylaw provision. Doing so would also allow the GCEAR II Board to more easily extend the protections afforded by the Maryland Business Combination Act and Maryland Control Share Acquisition Act to GCEAR II and its stockholders in the future, if it determined that such action was in their best interests.
Conforming Changes and Other Ministerial Modifications
The Second Articles reflect a number of changes and other modifications of a ministerial nature that are necessary in view of the changes being proposed. These changes and modifications include, among other things, deletion and revision of definitions, references and cross-references and other provisions that are no longer applicable to GCEAR II or that need to be updated, and the necessary re-numbering and lettering of remaining provisions.
Summary of Specific Changes
Listed below, in summary form, are the specific changes that will be made to GCEAR II’s current charter if GCEAR II stockholders approve the proposal to amend and restate the charter and the GCEAR II Board decides to take such action. This does not identify certain immaterial changes. Please see the marked version of the charter attached as Annex E, which reflects all the proposed changes to GCEAR II’s charter.

•	Deletion of provision in Section 5.2.2 regarding voting rights of shares sold in a private offering.

•	Addition of provision regarding conversion of non-listed classes of common stock into the listed class of common stock upon a listing.

•	Deletion of Section 5.8 regarding suitability and minimum investment of stockholders.

•	Deletion of Section 5.9 regarding the Board of Directors’ ability to establish a distribution reinvestment plan; provided, however, GCEAR II intends to continue its DRP.

•
Revisions to Section 7.1 to provide that a majority of the Board of Directors be independent in accordance with the independent director standards established by the NYSE. Further revisions to Section 7.1 to eliminate the requirement that independent directors nominate replacements for vacancies among the independent director positions and to elect to be subject to Section 3-804(c) of the MGCL regarding the filling of director vacancies.

•	Deletion of Section 7.2 regarding the term of directors.

•	Deletion of Section 7.3 regarding the required experience of directors.

•	Deletion of Section 7.4 regarding the required composition of committees of the Board of Directors.

•	Deletion of Section 7.5 regarding the directors’ fiduciary obligation to GCEAR II and their fiduciary duty to supervise the relationship of GCEAR II and the GCEAR II Advisor.

•	Deletion of Section 7.6 regarding the ratification of the charter by the Board of Directors.

•	Requirement of cause for director removal.

•	Deletion of Sections 7.10 and 7.11 regarding the opt-outs from the Maryland Business Combination Act and Maryland Control Share Acquisition Act.

•	Deletion of Section 7.12 regarding the matters which must be approved by a majority of the independent directors pursuant to the NASAA REIT Guidelines.

•
Deletion of Article IX in its entirety regarding GCEAR II’s investment objectives and limitations, including the following: the requirement to establish written policies on the investment objectives of GCEAR II; approval of acquisitions; limitations on sales to affiliates; limitations on joint ventures; limitations on other transactions involving affiliates; limitations on the repurchase of stock; limitations on loans; limitations on leverage; limitations on the issuance of options and warrants; limitations on investments in commodities contracts; limitations regarding mortgage loans; limitations on investments in unimproved real property; limitations on issuances of securities; and limitations on roll-up transactions.

•
Deletion of Article X in its entirety regarding GCEAR II’s relationship with the GCEAR II Advisor, including the following: appointment and initial investment of the GCEAR II Advisor; supervision of the GCEAR II Advisor by the GCEAR II Board; fiduciary obligations of the GCEAR II Advisor to GCEAR II and its stockholders; termination of the GCEAR II Advisory Agreement; disposition fee on sale of property; incentive fees; limitations on organization and offering expense reimbursements; acquisition fees; annual subordinated performance fee; reimbursement for total operating expenses; and other limitations on reimbursements.

•
Deletion of Section 11.1 regarding requirements for meetings of stockholders, including the requirement to call a special meeting of stockholders upon the written request of not less than 10% of the outstanding shares entitled to be voted on any issue proposed to be considered at the special meeting.

•	Deletion of Section 11.3 regarding the voting rights of stockholders.

•	Deletion of Section 11.4 regarding voting limitations on shares held by the GCEAR II Advisor, directors and affiliates.

•	Deletion of Section 11.5 regarding a stockholder’s right to inspect the books and records of GCEAR II.

•	Deletion of Section 11.6 regarding a stockholder’s ability to access the stockholder list.

•	Deletion of Section 11.7 regarding GCEAR II’s requirement to mail specific reports to its stockholders at the end of the fiscal year.

•	Deletion of Section 11.9 regarding the non-assessability of stock.

•	Expansion of GCEAR II’s exculpation and indemnification of its officers and directors to the maximum extent permitted by Maryland law.

•	Expansion of GCEAR II’s obligation to advance defense expenses to a director or officer to the maximum extent permitted by Maryland law.
LEGAL MATTERS
It is a condition to the Company Merger that GCEAR II receives (i) an opinion from Morris, Manning & Martin concerning the U.S. federal income tax consequences of the Merger and (ii) an opinion from Nelson Mullins concerning the qualification and taxation of GCEAR as a REIT. It is a condition to the Company Merger that GCEAR receives (i) an opinion from Nelson Mullins concerning the U.S. federal income tax consequences of the Merger and (ii) an opinion from Morris, Manning & Martin concerning the qualification and taxation of GCEAR II as a REIT. The validity of the shares of GCEAR II to be issued in the Company Merger will be passed upon for GCEAR II by Venable LLP.

EXPERTS
The consolidated financial statements and schedule of Griffin Capital Essential Asset REIT II, Inc. at December 31, 2017 and 2016, and for each of the three years in the period ended December 31, 2017, included in Appendix I to this Joint Proxy Statement of Griffin Capital Essential Asset REIT II, Inc. and Griffin Capital Essential Asset REIT, Inc., which is referred to and made a part of this Prospectus and Registration Statement, have been audited by Ernst & Young, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements and schedule of Griffin Capital Essential Asset REIT, Inc. at December 31, 2017 and 2016, and for each of the three years in the period ended December 31, 2017, included in Appendix II to this Joint Proxy Statement of Griffin Capital Essential Asset REIT II, Inc. and Griffin Capital Essential Asset REIT, Inc., which is referred to and made a part of this Prospectus and Registration Statement, have been audited by Ernst & Young, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS
Any proposal by a GCEAR II stockholder for inclusion in proxy solicitation materials for the next annual meeting of stockholders must be received by GCEAR II’s Secretary at GCEAR II’s offices no later than October 7, 2019 and must comply with the requirements of Rule 14a-8 of the Exchange Act. If a GCEAR II stockholder desires to present a proposal at the next annual meeting, whether or not the proposal is intended to be included in the proxy materials, GCEAR II’s bylaws require that the stockholder give advance written notice to GCEAR II’s Secretary no earlier than October 7, 2019 and no later than November 6, 2019. GCEAR II stockholders desiring to submit a proposal are advised to examine GCEAR II’s bylaws, as they contain additional submission requirements.
GCEAR will hold an annual meeting of its stockholders in 2019 only if the Company Merger is not consummated. Any proposal by a GCEAR stockholder for inclusion in proxy solicitation materials for the next annual meeting of stockholders, if applicable, must be received by GCEAR’s Assistant Secretary at GCEAR’s offices no later than October 7, 2019 and must comply with the requirements of Rule 14a-8 of the Exchange Act. If a GCEAR stockholder desires to present a proposal at the next annual meeting, whether or not the proposal is intended to be included in the proxy materials, GCEAR’s bylaws require that the stockholder give advance written notice to GCEAR’s Assistant Secretary no earlier than October 7, 2019 and no later than November 6, 2019. GCEAR stockholders desiring to submit a proposal are advised to examine GCEAR’s bylaws, as they contain additional submission requirements.
OTHER MATTERS
In accordance with a notice previously sent to GCEAR or GCEAR II stockholders, as applicable, GCEAR and GCEAR II are sending only a single Joint Proxy Statement and Prospectus to any household at which two or more stockholders reside if they share the same last name or GCEAR or GCEAR II, as applicable, reasonably believes they are members of the same family, unless GCEAR or GCEAR II, as applicable, has received instructions to the contrary from any stockholder at that address. This practice is known as “householding” and stems from rules adopted by the SEC. GCEAR or GCEAR II, as applicable, will deliver promptly, upon written or oral request, a separate copy of this Joint Proxy Statement and Prospectus to a stockholder at a shared address to which a single copy of the document was previously delivered. If you received a single Joint Proxy Statement and Prospectus, but you would prefer to receive your own copy, you may direct requests for separate copies to the following address: DST Systems, Inc., P.O. Box 219073, Kansas City, MO 64121-6073, or call GCEAR or GCEAR II at 1-855-328-0109.

Annex A - Merger Agreement

AGREEMENT AND PLAN OF MERGER
BY AND AMONG
GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.,
GRIFFIN CAPITAL ESSENTIAL ASSET OPERATING PARTNERSHIP II, L.P.,
GLOBE MERGER SUB, LLC,
GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
AND
GRIFFIN CAPITAL ESSENTIAL ASSET OPERATING PARTNERSHIP, L.P.
DATED AS OF DECEMBER 14, 2018

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of December 14, 2018 (this “Agreement”), is made and entered into by and among Griffin Capital Essential Asset REIT II, Inc., a Maryland corporation (“REIT II”), Griffin Capital Essential Asset Operating Partnership II, L.P., a Delaware limited partnership and the operating partnership of REIT II (“REIT II Operating Partnership”), Globe Merger Sub, LLC, a Maryland limited liability company and a wholly owned subsidiary of REIT II (“Merger Sub”), Griffin Capital Essential Asset REIT, Inc., a Maryland corporation (“REIT I”) and Griffin Capital Essential Asset Operating Partnership, L.P., a Delaware limited partnership and the operating partnership of REIT I (“REIT I Operating Partnership”). Each of REIT II, REIT II Operating Partnership, Merger Sub, REIT I and REIT I Operating Partnership is sometimes referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in Article 1.
WHEREAS, the Parties wish to effect a business combination in which (i) REIT I will be merged with and into Merger Sub (the “REIT Merger”), with Merger Sub being the surviving company, and each share of REIT I Capital Stock (as defined herein) issued and outstanding immediately prior to the REIT Merger Effective Time (as defined herein) will be converted into the right to receive the REIT Merger Consideration (as defined herein), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Maryland General Corporation Law (the “MGCL”) and the Maryland Limited Liability Company Act (“MLLCA”); and (ii) REIT II Operating Partnership will be merged with and into REIT I Operating Partnership (the “Partnership Merger” and, together with the REIT Merger, the “Mergers”), with REIT I Operating Partnership being the surviving entity, and each REIT I OP Unit (as defined herein) and each REIT II OP Unit (as defined herein) issued and outstanding immediately prior to the Partnership Merger Effective Time (as defined herein) will be converted into the right to receive the Partnership Merger Consideration (as defined herein) therefor, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”);
WHEREAS, on the recommendation of the special committee (the “REIT I Special Committee”) of the Board of Directors of REIT I (the “REIT I Board”), the REIT I Board has (a) determined that this Agreement, the Mergers and the other transactions contemplated by this Agreement are advisable and in the best interests of REIT I and its stockholders, (b) authorized and approved this Agreement, the Mergers and the other transactions contemplated by this Agreement, (c) directed that the REIT Merger be submitted for consideration at the REIT I Stockholders Meeting and (d) recommended the approval of the REIT Merger by the REIT I stockholders;
WHEREAS, REIT I, as the sole general partner of REIT I Operating Partnership, has approved this Agreement, the Partnership Merger and the other transactions contemplated by this Agreement and determined that this Agreement, the Partnership Merger and the other transactions contemplated by this Agreement are advisable, and REIT I has determined that the Partnership Merger and the other transactions contemplated by this Agreement are in the best interests of the holders of REIT I OP Units (as defined herein);
WHEREAS, on the recommendation of the special committee (the “REIT II Special Committee”) of the Board of Directors of REIT II (the “REIT II Board”), the REIT II Board has (a) determined that this Agreement, the Mergers and the other transactions contemplated by this Agreement are advisable and in the best interests of REIT II and its stockholders, (b) authorized and approved this Agreement, the Mergers and the other transactions contemplated by this Agreement, (c) directed that the REIT Merger be submitted for approval by a majority of the votes cast by the holders of shares of REIT II Common Stock at a meeting of such holders prior to the Closing (as defined herein) and (d) recommended approval of the REIT Merger by the holders of shares of REIT II Common Stock;
WHEREAS, REIT II, in its capacity as the sole member of Merger Sub, has taken all actions required for the execution of this Agreement by Merger Sub and to adopt and approve this Agreement and to approve the consummation by Merger Sub of the REIT Merger and the other transactions contemplated by this Agreement;
WHEREAS, REIT II, as the sole general partner of REIT II Operating Partnership, has approved this Agreement, the Partnership Merger and the other transactions contemplated by this Agreement and determined that this Agreement, the Partnership Merger and the other transactions contemplated by this Agreement are advisable, and

REIT II has determined that the Partnership Merger and the other transactions contemplated by this Agreement are in the best interests of the holders of REIT II OP Units;
WHEREAS, for U.S. federal income tax purposes, it is intended that (i) the REIT Merger shall qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Code, and this Agreement is intended to be and is adopted as a “plan of reorganization” for the REIT Merger for purposes of Sections 354 and 361 of the Code and (ii) the Partnership Merger shall be treated as a tax free “assets over” form of partnership merger, with REIT I Operating Partnership as the “resulting partnership” under Treas. Reg. Section 1.708-1(c)(1); and
WHEREAS, each of the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Mergers, and to prescribe various conditions to the Mergers.
NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1    Definitions.

(a)    For purposes of this Agreement:

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains provisions that are no less favorable in the aggregate to REIT II or REIT I, as applicable, than those contained in the Confidentiality Agreement.
“Action” means any claim, action, cause of action, suit, litigation, proceeding, arbitration, mediation, interference, audit, assessment, hearing, or other legal proceeding (whether sounding in contract, tort or otherwise, whether civil or criminal and whether brought, conducted, tried or heard by or before any Governmental Authority).
“Affiliate” of a specified Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.
“Anti-Corruption Laws” means (i) the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder, and (ii) any anti-bribery, anti-corruption or similar applicable Law of any other jurisdiction.
“Book-Entry Share” means, with respect to any Party, a book-entry share registered in the transfer books of such Party.
“Business Day” means any day other than a Saturday, Sunday or any day on which banks located in New York, New York are authorized or required to be closed.
“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
“Confidentiality Agreement” means the letter agreement dated as of November 9, 2018, between REIT I and REIT II.
“Contract” means any written or oral contract, agreement, indenture, note, bond, instrument, lease, conditional sales contract, mortgage, license, guaranty, binding commitment or other agreement.

“Contribution Agreement” means the Contribution Agreement, dated as of December 14, 2018, by and among REIT I Operating Partnership, REIT I, GCC and GC LLC.
“Debt Facilities” means, with respect to REIT I, any Contract set forth in Section 4.12(a)(iv) of the REIT I Disclosure Letter and with respect to REIT II, any Contract set forth in Section 5.12(a)(iv) of the REIT II Disclosure Letter.
“Employee Benefit Plan” means, other than a REIT I Benefit Plan, any other employee benefit plan (as defined in Section 3(3) of ERISA), nonqualified deferred compensation plan (as defined in Section 409A of the Code), or employment, severance, change-in-control, bonus, incentive, equity or equity-based compensation, health, welfare, fringe benefit, retirement, and any other compensatory or employee benefit plan, contract or arrangement of any kind (whether or not subject to ERISA, written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, currently effective or terminated), and any trust, escrow, insurance contract, or other funding mechanism related thereto now in effect or required in the future as a result of the transaction.
“Environmental Law” means any Law (including common law) relating to the pollution (or cleanup thereof) or protection of the natural resources, endangered or threatened species, or environment (including ambient air, soil, surface water, groundwater, land surface or subsurface land), or human health or safety (as such matters relate to Hazardous Substances), including Laws relating to the use, handling, presence, transportation, treatment, generation, processing, recycling, remediation, storage, disposal, release or discharge of Hazardous Substances.
“Environmental Permit” means any permit, approval, license, exemption, action, consent or other authorization issued, granted, given, authorized by or required under any applicable Environmental Law.
“ERISA Affiliate” means, with respect to an entity (the “Referenced Entity”), any other entity, which, together with the Referenced Entity, would be treated as a single employer under Code Section 414 or ERISA Section 4001.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Expenses” means all expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party and its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the other agreements and documents contemplated hereby, the preparation, printing, filing and mailing of the REIT I Proxy Statement (with respect to REIT I) and the REIT II Proxy Statement (with respect to REIT II), the preparation, printing and filing of the Form S‑4 and all SEC and other regulatory filing fees incurred in connection with the REIT I Proxy Statement (with respect to REIT I) and the REIT II Proxy Statement (with respect to REIT II), the solicitation of stockholder approval, engaging the services of the Transfer Agent, obtaining any third party consents, making any other filings with the SEC and all other matters related to the Closing and the other transactions contemplated by this Agreement.
“Expense Reimbursement Payment” means payment in an amount equal to the documented Expenses of the Party that is entitled to receive such payment pursuant to Section 9.3; provided, that such payment shall not exceed $5,000,000.
“Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization and Qualification; Subsidiaries); Section 4.2 (Authority; Approval Required); Section 4.4 (Capital Structure); Section 4.5(f) (Investment Company Act); Section 5.1 (Organization and Qualification; Subsidiaries); Section 5.2 (Authority; Approval Required); and Section 5.4 (Capital Structure).
“GAAP” means the United States generally accepted accounting principles.

“GCC” means Griffin Capital Company, LLC, a Delaware limited liability company.
“GC LLC” means Griffin Capital, LLC, a Delaware limited liability company.
“Governmental Authority” means the United States (federal, state or local) government or any foreign government, or any other governmental or quasi-governmental regulatory, judicial or administrative authority, instrumentality, board, bureau, agency, commission, self-regulatory organization, arbitration panel or similar entity.
“Hazardous Substances” means (i) those materials, substances, chemicals, wastes, products, compounds, solid, liquid, gas, minerals in each case, whether naturally occurred or man-made, that is listed in, defined in or regulated under any Environmental Law, including the following federal statutes and their state and local counterparts, as each may be amended from time to time, and all regulations thereunder, including: the Comprehensive, Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.; (ii) petroleum and petroleum-derived products, including crude oil and any fractions thereof; and (iii) polychlorinated biphenyls, urea formaldehyde foam insulation, mold, methane, asbestos in any form, radioactive materials or wastes and radon.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Indebtedness” means, with respect to any Person and without duplication, (i) the principal of and premium (if any) of all indebtedness, notes payable, accrued interest payable or other obligations for borrowed money, whether secured or unsecured, (ii) all obligations under conditional sale or other title retention agreements, or incurred as financing, in either case with respect to property acquired by such Person, (iii) all obligations issued, undertaken or assumed as the deferred purchase price for any property or assets, (iv) all obligations under capital leases, (v) all obligations in respect of bankers acceptances or letters of credit, (vi) all obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof), (vii) any guarantee of any of the foregoing, whether or not evidenced by a note, mortgage, bond, indenture or similar instrument and (viii) any agreement to provide any of the foregoing.
“Intellectual Property” means all United States and foreign (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, Internet domain names, design rights and other source identifiers, together with the goodwill symbolized by any of the foregoing, (iii) registered and unregistered copyrights and copyrightable works, (iv) confidential and proprietary information, including trade secrets, know-how, ideas, formulae, models, algorithms and methodologies, (v) all rights in the foregoing and in other similar intangible assets and (vi) all applications and registrations for the foregoing.
“Intervening Event” means, (i) with respect to REIT I, a change in circumstances or development that materially affects the business, assets or operations of REIT I and the REIT I Subsidiaries, taken as a whole, that was not known to or reasonably foreseeable by the REIT I Board prior to the execution of this Agreement, which change in circumstances or development becomes known to the REIT I Board prior to the REIT Merger Effective Time and (ii) with respect to REIT II, a change in circumstances or development that materially affects the business, assets or operations of REIT II and the REIT II Subsidiaries, taken as a whole, that was not known to or reasonably foreseeable by the REIT II Board prior to the execution of this Agreement, which change in circumstances or development becomes known to the REIT II Board prior to the REIT Merger Effective Time; provided, however, that in no event shall the receipt, existence or terms of a Competing Proposal or any matter relating thereto or consequence thereof constitute an Intervening Event.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.
“IRS” means the United States Internal Revenue Service or any successor agency.
“Knowledge” means (i) with respect to any REIT I Party, the actual knowledge, after reasonable investigation, of the persons named in Schedule A to the REIT I Disclosure Letter and (ii) with respect to any REIT II Party, the actual knowledge, after reasonable investigation, of the persons named in Schedule A to the REIT II Disclosure Letter.
“Law” means any and all domestic (federal, state or local) or foreign laws, rules, regulations and Orders promulgated by any Governmental Authority.
“Lien” means any mortgage, deed of trust, claim, condition, covenant, lien, pledge, charge, security interest, preferential arrangement, option or other third party right (including right of first refusal or first offer), restriction, right of way, easement, or title defect or encumbrance of any kind in respect of such asset, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, excluding any restrictions on transfer of equity securities arising under applicable securities Laws.
“Material Contract” means any REIT II Material Contract or any REIT I Material Contract, as applicable.
“Merger Consideration” means the REIT Merger Consideration and the Partnership Merger Consideration.
“Merger Sub Governing Documents” means the articles of organization and limited liability company operating agreement of Merger Sub, as in effect on the date hereof.
“Order” means a judgment, injunction, order or decree of any Governmental Authority.
“Partnership Merger Consideration” means, (i) in respect of each REIT I OP Unit, a number of REIT I OP Class E Units equal to the Exchange Ratio and (ii) in respect of each REIT II OP Unit, one (1) unit of limited partnership interest of the Surviving Partnership of like class.
“Permitted Liens” means any of the following: (i) Liens for Taxes or governmental assessments, charges or claims of payment not yet due, being contested in good faith or for which adequate accruals or reserves have been established; (ii) mechanics and materialmen’s Liens for amounts incurred in the ordinary course of business and which are not yet due and payable or are being contested in good faith or such Liens which have been filed of record but which have been bonded over or otherwise insured against; (iii) with respect to any real property, post-closing escrow agreements, leases, license agreements and similar occupancy agreements, contribution and tax protection agreements, bottom dollar guarantees, terms and provisions of any joint venture agreements existing at the date of this Agreement, Liens that are zoning regulations, entitlements (including associated security instruments encumbering any land for which REIT I or REIT II has an option to purchase) or other land use or environmental regulations by any Governmental Authority; (iv) with respect to REIT II, Liens that are disclosed on Section 1.1(b) of the REIT II Disclosure Letter (together will associated documentation which evidences or secures such Liens, including, without limitation, notes, mortgages, deeds of trust, assignments of leases and rents, guarantees, pledge agreements and similar documentation), and with respect REIT I, Liens that are disclosed on Section 1.1(a) of the REIT I Disclosure Letter (together will associated documentation which evidences or secures such Liens, including, without limitation, notes, mortgages, deeds of trust, assignments of leases and rents, guarantees, pledge agreements and similar documentation); (v) with respect to REIT II, Liens that are disclosed on the most recent consolidated balance sheet of REIT II, or notes thereto (or securing liabilities reflected on such balance sheet), and with respect to REIT I, Liens that are disclosed on the most recent consolidated balance sheet of REIT I, or notes thereto (or securing liabilities reflected on such balance sheet); (vi) with respect to REIT II or REIT I, arising pursuant to any Material Contracts of such Party; (vii) with respect to any real property of REIT II or REIT I, Liens that are disclosed on existing title policies made available to the other Party prior to the date hereof; or (viii) with respect to REIT II or REIT I, Liens that were incurred in the ordinary course of business since December 31, 2017, and that do not materially interfere with the use, operation or transfer of, or any of the benefits of ownership of, the property of such Party and its subsidiaries, taken as a whole.

“Person” or “person” means an individual, corporation, partnership, limited partnership, limited liability company, group (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or other entity or organization (including any Governmental Authority or a political subdivision, agency or instrumentality of a Governmental Authority).
“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.
“REIT Merger Consideration” means the Common Stock Merger Consideration and the Preferred Stock Merger Consideration.
“REIT I Benefit Plan” means each (i) employee benefit plan (as defined in Section 3(3) of ERISA), (ii) nonqualified deferred compensation plan (as defined in Section 409A of the Code), or (iii) employment, severance, change-in-control, bonus, incentive, equity or equity-based compensation, health, welfare, fringe benefit, retirement, and any other compensatory or employee benefit plan, contract or arrangement of any kind (whether or not subject to ERISA, written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, currently effective or terminated), and any trust, escrow, insurance contract, or other funding mechanism related thereto now in effect or required in the future as a result of the transaction, under which any present or former employee, independent contractor, officer or director of REIT I or any REIT I Subsidiary has any present or future right to benefits, which is sponsored, maintained, or contributed to by REIT I or any REIT I Subsidiary, or any of their respective ERISA Affiliates.
“REIT I Bylaws” means the Bylaws of REIT I, as amended and in effect on the date hereof.
“REIT I Capital Stock” means the REIT I Common Stock and the REIT I Preferred Stock, collectively.
“REIT I Charter” means the Fourth Articles of Amendment and Restatement of REIT I dated July 14, 2017, as amended or supplemented and in effect on the date hereof.
“REIT I Common Stock” means the common stock, $0.001 par value per share, of REIT I.
“REIT I DRP” means the distribution reinvestment plan of REIT I.
“REIT I Equity Incentive Plan” means either the Griffin Capital Essential Asset REIT, Inc. 2009 Long Term Incentive Plan or the Employee and Director Long-Term Incentive Plan of Griffin Capital Essential Asset REIT, Inc. (including, as applicable, the REIT I Director Compensation Plan).
“REIT I Governing Documents” means the REIT I Bylaws, the REIT I Charter, the certificate of limited partnership of REIT I Operating Partnership and the REIT I Partnership Agreement.
“REIT I LPA Amendment” means the Fifth Amended and Restated Limited Partnership Agreement of REIT I Operating Partnership in the form attached hereto as Exhibit A.
“REIT I Material Adverse Effect” means any event, circumstance, change, effect, develop-ment, condition or occurrence that individually or in the aggregate, (i) would have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of REIT I and the REIT I Subsidiaries, taken as a whole, or (ii) would prevent or materially impair the ability of the REIT I Parties to consummate the Mergers before the Outside Date; provided, that, for purposes of the foregoing clause (i), “REIT I Material Adverse Effect” shall not include any event, circumstance, change, effect, development, condition or occurrence to the extent arising out of or resulting from (A) any changes in economic, market or business conditions generally in the U.S. or any other jurisdiction in which REIT I or the REIT I Subsidiaries operate or in the U.S. or global financial markets generally, including changes in interest or exchange rates (except, in each case, to the extent having a disproportionate effect on REIT I and the REIT I Subsidiaries, taken as a whole, compared to other companies in the industry in which REIT I and the REIT I Subsidiaries operate), (B) changes in general economic conditions in the industries in which REIT I and the REIT I Subsidiaries operate, (C) any changes in the legal, regulatory or political conditions in the United States or in any other country or region of the world, (D) the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage occurring after the date hereof, (E) the execution and delivery of this Agreement, or the public announcement of the Mergers or the other transactions contemplated by this Agreement, (F) the taking of any action expressly required by this Agreement, or the taking of any action at the written request or with the prior written consent of REIT II, (G) earthquakes, hurricanes, floods or other natural disasters, (H) changes in Law or GAAP (or the interpretation thereof), or (I) any Action made or initiated by any holder of REIT I Common Stock, including any derivative claims, arising out of or relating to this Agreement or the transactions contemplated by this Agreement, which in the case of each of clauses (A), (B), (C), (D), (G) and (H) do not disproportionately affect REIT I and the REIT I Subsidiaries, taken as a whole, compared to other companies in the industry in which REIT I and the REIT I Subsidiaries operate.
“REIT I OP Class A Units” means the REIT I OP Units classified as Class A Units pursuant to the REIT I LPA Amendment.
“REIT I OP Class AA Units” means the REIT I OP Units classified as Class AA Units pursuant to the REIT I LPA Amendment.
“REIT I OP Class AAA Units” means the REIT I OP Units classified as Class AAA Units pursuant to the REIT I LPA Amendment.
“REIT I OP Class D Units” means the REIT I OP Units classified as Class D Units pursuant to the REIT I LPA Amendment.
“REIT I OP Class E Units” means the REIT I OP Units classified as Class E Units pursuant to the REIT I LPA Amendment.
“REIT I OP Class I Units” means the REIT I OP Units classified as Class I Units pursuant to the REIT I LPA Amendment.
“REIT I OP Class S Units” means the REIT I OP Units classified as Class S Units pursuant to the REIT I LPA Amendment.
“REIT I OP Class T Units” means the REIT I OP Units classified as Class T Units pursuant to the REIT I LPA Amendment.
“REIT I OP Units” means the units of limited partnership interest in REIT I Operating Partnership, including, without limitation and subject to the effectiveness of the REIT I LPA Amendment, the REIT I OP Class A Units, the REIT I OP Class AA Units, the REIT I OP Class AAA Units, the REIT I OP Class D Units, the REIT I OP Class E Units, the REIT I OP Class I Units, the REIT I OP Class S Units and the REIT I OP Class T Units.
“REIT I Parties” means REIT I and REIT I Operating Partnership.
“REIT I Partnership Agreement” means the Fourth Amended and Restated Limited Partnership Agreement of REIT I Operating Partnership, dated as of December 14, 2018, as amended through the date hereof.
“REIT I Properties” means each real property owned, or leased (including ground leased) as lessee or sublessee, by REIT I or any REIT I Subsidiary as of the date of this Agreement (including all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property).
“REIT I Proxy Statement” means the proxy statement relating to the REIT I Stockholders Meeting, together with any amendments or supplements thereto.
“REIT I Share Redemption Program” means the share redemption program of REIT I in effect as of the date of this Agreement.

“REIT I Stockholder Approval” means the affirmative vote of the holders of a majority of the outstanding shares of REIT I Common Stock entitled to vote at the REIT I Stockholders Meeting on the REIT Merger.
“REIT I Stockholders Meeting” means the meeting of the holders of shares of REIT I Common Stock for the purpose of seeking the REIT I Stockholder Approval, including any postponement or adjournment thereof.
“REIT I Subsidiary” means (a) any corporation of which more than fifty percent (50%) of the outstanding voting securities is, directly or indirectly, owned by REIT I, and (b) any partnership, limited liability company, joint venture or other entity of which more than fifty percent (50%) of the total equity interest is, directly or indirectly, owned by REIT I or of which REIT I or any REIT I Subsidiary is a general partner, manager, managing member or the equivalent.
“REIT I Termination Payment” means an amount equal to $52,200,000.
“REIT II Advisor” means Griffin Capital Essential Asset Advisor II, LLC, a Delaware limited liability company and external adviser to REIT II and REIT II Operating Partnership.
“REIT II Advisory Agreement” means the Amended and Restated Advisory Agreement among REIT II, REIT II Operating Partnership and REIT II Advisor, dated as of September 20, 2017.
“REIT II Bylaws” means the Bylaws of REIT II, as amended and in effect on the date hereof.
“REIT II Charter” means the First Articles of Amendment and Restatement of REIT II dated July 31, 2014, as amended or supplemented and in effect on the date hereof.
“REIT II Charter Amendment” means the Articles Supplementary of REIT II in the form attached hereto as Exhibit B.
“REIT II Class A Common Stock” means the Class A Common Stock, $0.001 par value per share, of REIT II.
“REIT II Class AA Common Stock” means the Class AA Common Stock, $0.001 par value per share, of REIT II.
“REIT II Class AAA Common Stock” means the Class AAA Common Stock, $0.001 par value per share, of REIT II.
“REIT II Class D Common Stock” means the Class D Common Stock, $0.001 par value per share, of REIT II.
“REIT II Class E Common Stock” means the REIT II Common Stock classified as Class E Common Stock pursuant to the REIT II Charter Amendment.
“REIT II Class I Common Stock” means the Class I Common Stock, $0.001 par value per share, of REIT II.
“REIT II Class S Common Stock” means the Class S Common Stock, $0.001 par value per share, of REIT II.
“REIT II Class T Common Stock” means the Class T Common Stock, $0.001 par value per share, of REIT II.
“REIT II Common Stock” means the common stock, $0.001 par value per share, of REIT II, including, without limitation, the REIT II Class A Common Stock, the REIT II Class AA Common Stock, the REIT II Class AAA Common Stock, the REIT II Class D Common Stock, the REIT II Class E Common Stock, the REIT II Class I Common Stock, the REIT II Class S Common Stock and the REIT II Class T Common Stock.
“REIT II DRP” means the distribution reinvestment plan of REIT II.

“REIT II Equity Incentive Plan” means REIT II’s Employee and Director Long-Term Incentive Plan (including REIT II’s Director Compensation Plan).
“REIT II Governing Documents” means the REIT II Bylaws, the REIT II Charter, the certificate of limited partnership of REIT II Operating Partnership, and the REIT II Partnership Agreement.
“REIT II Material Adverse Effect” means any event, circumstance, change, effect, development, condition or occurrence that, individually or in the aggregate, (i) would have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of REIT II and the REIT II Subsidiaries, taken as a whole, or (ii) would prevent or materially impair the ability of REIT II Parties to consummate the Mergers before the Outside Date; provided, that, for purposes of the foregoing clause (i), “REIT II Material Adverse Effect” shall not include any event, circumstance, change, effect, development, condition or occurrence to the extent arising out of or resulting from (A) any changes in economic, market or business conditions generally in the U.S. or any other jurisdiction in which REIT II or the REIT II Subsidiaries operate or in the U.S. or global financial markets generally, including changes in interest or exchange rates (except, in each case, to the extent having a disproportionate effect on REIT II and the REIT II Subsidiaries, taken as a whole, compared to other companies in the industry in which REIT II and the REIT II Subsidiaries operate), (B) changes in general economic conditions in the industries in which REIT II and the REIT II Subsidiaries operate, (C) any changes in the legal, regulatory or political conditions in the United States or in any other country or region of the world, (D) the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage occurring after the date hereof, (E) the execution and delivery of this Agreement, or the public announcement of the Mergers or the other transactions contemplated by this Agreement, (F) the taking of any action expressly required by this Agreement, or the taking of any action at the written request or with the prior written consent of REIT I, (G) earthquakes, hurricanes, floods or other natural disasters, (H) changes in Law or GAAP (or the interpretation thereof), or (I) any Action made or initiated by any holder of REIT II Common Stock, including any derivative claims, arising out of or relating to this Agreement or the transactions contemplated by this Agreement, which in the case of each of clauses (A), (B), (C), (D), (G) and (H) do not disproportionately affect REIT II and the REIT II Subsidiaries, taken as a whole, compared to other companies in the industry in which REIT II and the REIT II Subsidiaries operate.
“REIT II OP Class A Units” means the REIT II OP Units classified as Class A Units pursuant to the REIT II Partnership Agreement.
“REIT II OP Class AA Units” means the REIT II OP Units classified as Class AA Units pursuant to the REIT II Partnership Agreement.
“REIT II OP Class AAA Units” means the REIT II OP Units classified as Class AAA Units pursuant to the REIT II Partnership Agreement.
“REIT II OP Class D Units” means the REIT II OP Units classified as Class D Units pursuant to the REIT II Partnership Agreement.
“REIT II OP Class I Units” means the REIT II OP Units classified as Class I Units pursuant to the REIT II Partnership Agreement.
“REIT II OP Class S Units” means the REIT II OP Units classified as Class S Units pursuant to the REIT II Partnership Agreement.
“REIT II OP Class T Units” means the REIT II OP Units classified as Class T Units pursuant to the REIT II Partnership Agreement.
“REIT II OP Units” means the units of limited partnership interests in REIT II Operating Partnership (other than the REIT II Special Partnership Interests), including, without limitation, the REIT II OP Class A Units, the REIT II OP Class AA Units, the REIT II OP Class AAA Units, the REIT II OP Class D Units, the REIT II OP Class I Units, the REIT II OP Class S Units and the REIT II OP Class T Units.

“REIT II Parties” means REIT II, Merger Sub and REIT II Operating Partnership.
“REIT II Partnership Agreement” means the Third Amended and Restated Limited Partnership Agreement, dated as of September 20, 2017, of REIT II Operating Partnership, as amended through the date hereof.
“REIT II Properties” means each real property owned, or leased (including ground leased) as lessee or sublessee, by REIT II or any REIT II Subsidiary as of the date of this Agreement (including all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property).
“REIT II Property Management Agreement” means the Master Property Management, Leasing and Construction Management Agreement among REIT II, REIT II Operating Partnership and Griffin Capital Essential Asset Property Management II, LLC, a Delaware limited liability company, dated as of March 17, 2015.
“REIT II Proxy Statement” means the proxy statement relating to the REIT II Stockholders Meeting, together with any amendments or supplements thereto.
“REIT II Public Offering” means the registered public offering of shares of REIT II Common Stock pursuant to a registration statement on Form S-11 (Registration No. 333-217223).
“REIT II Share Redemption Program” means the share redemption program of REIT II in effect as of the date of this Agreement.
“REIT II Special Partnership Interests” means the partnership interests in REIT II Operating Partnership held by the special limited partner named in the REIT II Partnership Agreement.
“REIT II Stockholder Approval” means the affirmative vote of a majority of the votes cast by the holders of shares of REIT II Common Stock entitled to vote at the REIT II Stockholders Meeting on the REIT Merger.
“REIT II Stockholders Meeting” means the meeting of the holders of shares of REIT II Common Stock for the purpose of seeking the REIT II Stockholder Approval, including any postponement or adjournment thereof.
“REIT II Subsidiary” means (a) any corporation of which more than fifty percent (50%) of the outstanding voting securities is, directly or indirectly, owned by REIT II, and (b) any partnership, limited liability company, joint venture or other entity of which more than fifty percent (50%) of the total equity interest is, directly or indirectly, owned by REIT II or of which REIT II or any REIT II Subsidiary is a general partner, manager, managing member or the equivalent, including REIT II Operating Partnership.
“REIT II Termination Payment” means an amount equal to $52,200,000.
“Representative” means, with respect to any Person, such Person’s directors, officers, employees, advisors (including attorneys, accountants, consultants, investment bankers, and financial advisors), agents and other representatives.
“Restricted REIT I Share” means each restricted share of REIT I Common Stock issued and outstanding as of immediately prior to the REIT Merger Effective Time.
“SEC” means the U.S. Securities and Exchange Commission (including the staff thereof).
“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes filed or required to be filed with a Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.

“Tax” or “Taxes” means any United States federal, state, local and foreign income, gross receipts, capital gains, withholding, property, recording, stamp, transfer, sales, use, abandoned property, escheat, franchise, employment, payroll, excise, environmental and any other taxes, duties, assessments or similar governmental charges, together with penalties, interest or additions imposed with respect to such amounts by the U.S. or any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or any other basis.
“Termination Payment” means, as applicable, the Expense Reimbursement Payment, the REIT I Termination Payment or the REIT II Termination Payment payable pursuant to Section 9.3(b).
“Wholly Owned REIT I Subsidiary” means REIT I Operating Partnership and any wholly owned subsidiary of REIT I or REIT I Operating Partnership.
“Wholly Owned REIT II Subsidiary” means REIT II Operating Partnership and any wholly owned subsidiary of REIT II or REIT II Operating Partnership.
(b)    In addition to the terms defined in Section 1.1(a), the following terms shall have the respective meanings set forth in the sections set forth below opposite such term:

Defined Term	Location of Definition
Acquisition Agreement	Section 7.3(d)
Agreement	Preamble
Articles of Merger	Section 2.3(a)
Charter Restrictions	Section 7.9
Closing	Section 2.2
Closing Date	Section 2.2
Common Stock Merger Consideration	Section 3.1(a)(i)
Competing Proposal	Section 7.3(m)(i)
Contribution Documents	Section 8.3(h)
DE SOS	Section 2.3(b)
MLLCA	Recitals
DRULPA	Recitals
Encumbrances	Section 4.10(a)
Escrow Agreement	Section 9.3(b)
Exchange Ratio	Section 3.1(a)(i)
Form S‑4	Section 7.1(a)
Indemnified Parties	Section 7.7(b)
Interim Period	Section 6.1(a)
Merger Effective Time	Section 2.3(a)
Merger Sub	Preamble
Mergers	Recitals
MGCL	Recitals
Outside Date	Section 9.1(b)(i)
Partnership Certificate of Merger	Section 2.3(b)
Partnership Merger	Recitals
Partnership Merger Effective Time	Section 2.3(b)
Payor	Section 9.3(d)
Party(ies)	Preamble
Pdf	Section 10.4
Post-Transaction Board of Directors	Section 7.13

Preferred Stock Merger Consideration	Section 3.1(a)(iv)
Preferred Stock Purchase Agreement	Section 8.3(i)
Purchaser	Section 8.3(i)
Purchaser Group	Section 8.3(i)
Qualified REIT Subsidiary	Section 4.1(c)
Qualifying REIT Income	Section 9.3(f)(i)
Registered Securities	Section 7.1(a)
REIT I REIT I Adverse Recommendation Change	Preamble Section 7.3(d)
REIT I Board	Recitals
REIT I Board Recommendation	Section 4.2(c)
REIT I Designees	Section 7.13
REIT I Disclosure Letter	Article 4
REIT I Insurance Policies	Section 4.15
REIT I Management Agreement Documents	Section 4.12(d)
REIT I Material Contract	Section 4.12(b)
REIT I Operating Partnership	Preamble
REIT I Permits	Section 4.8(a)
REIT I Preferred Stock	Section 4.4(a)
REIT I Related Party Agreements	Section 4.17
REIT I SEC Documents	Section 4.5(a)
REIT I Special Committee	Recitals
REIT I Subsidiary Partnership	Section 4.13(h)
REIT I Tax Protection Agreements	Section 4.13(h)
REIT I Terminating Breach	Section 9.1(d)(i)
REIT I Voting Debt	Section 4.4(d)
REIT II REIT II Adverse Recommendation Change	Preamble Section 7.3(j)
REIT II Board REIT II Board Recommendation	Recitals Section 5.2(c)
REIT II Disclosure Letter REIT II Insurance Policies REIT II Management Agreement Documents REIT II Material Contract	Article 5 Section 5.15 Section 5.12(d) Section 5.12(b)
REIT II Operating Partnership REIT II Permits	Recitals Section 5.8(a)
REIT II Preferred Stock REIT II Related Party Agreements	Section 5.4(a) Section 5.17
REIT II Special Committee REIT II SEC Documents REIT II Subsidiary Partnership REIT II Tax Protection Agreements	Recitals Section 5.5(a) Section 5.13(h) Section 5.13(h)
REIT II Terminating Breach	Section 9.1(c)(i)
REIT II Voting Debt	Section 5.4(d)
REIT Merger	Recitals
REIT Merger Effective Time	Section 2.3(a)
Restricted REIT I Share Award	Section 3.1(e)
Sarbanes-Oxley Act	Section 4.5(a)
SDAT	Section 2.3(a)

Superior Proposal	Section 7.3(m)(ii)
Surviving Award	Section 3.1(e)
Surviving Entity	Section 2.1(a)
Surviving Partnership	Section 2.1(b)
Surviving Partnership Agreement	Section 2.4(c)
Takeover Statutes	Section 4.20
Taxable REIT Subsidiary	Section 4.1(c)
Transfer Agent	Section 3.2(a)
Transfer Taxes	Section 7.12(d)

Section 1.2     Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a)when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated;

(b)the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c)whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limiting the generality of the foregoing” unless expressly provided otherwise;

(d)“or” shall be construed in the inclusive sense of “and/or”;

(e)the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement, except to the extent otherwise specified;

(f)all references herein to “$” or dollars shall refer to United States dollars;

(g)no specific provision, representation or warranty shall limit the applicability of a more general provision, representation or warranty;

(h)it is the intent of the Parties that each representation, warranty, covenant, condition and agreement contained in this Agreement shall be given full, separate, and independent effect and that such provisions are cumulative;

(i)the phrase “ordinary course of business” shall be deemed to be followed by the words “consistent with past practice” whether or not such words actually follow such phrase;

(j)references to a Person are also to its successors and permitted assigns;

(k)any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, U.S.A., unless otherwise specified;

(l)all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein; and

(m)the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

ARTICLE 2

THE MERGERS

Section 2.1    The Mergers; Other Transactions.

(a)    Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the MGCL and MLLCA, at the REIT Merger Effective Time, REIT I shall be merged with and into Merger Sub, whereupon the separate existence of REIT I will cease, with Merger Sub surviving the REIT Merger (Merger Sub, as the surviving entity in the REIT Merger, sometimes being referred to herein as the “Surviving Entity”), such that following and as a result of the REIT Merger, the Surviving Entity will be a wholly owned subsidiary of REIT II. The REIT Merger shall have the effects provided in this Agreement and the Articles of Merger, and as specified in the applicable provisions of the MGCL and MLLCA.

(b)    Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the applicable provisions of the DRULPA, at the Partnership Merger Effective Time, REIT II Operating Partnership shall be merged with and into REIT I Operating Partnership, with REIT I Operating Partnership surviving the Partnership Merger (the “Surviving Partnership”). The Partnership Merger shall have the effects set forth in the applicable provisions of the DRULPA and this Agreement.

Section 2.2    Closing. The closing of the Mergers (the “Closing”) will take place (a) by electronic exchange of documents and signatures at 10:00 a.m., Eastern time on the third (3rd) Business Day after all the conditions set forth in Article 8 (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or valid waiver of such conditions at the Closing) shall have been satisfied or validly waived by the Party entitled to the benefit of such condition (subject to applicable Law), or (b) such other place or date as may be agreed in writing by REIT II and REIT I. The date on which the Closing actually takes place is referred to herein as the “Closing Date.”

Section 2.3    Effective Times.

(a)    On the Closing Date, REIT II, REIT I and Merger Sub shall (i) cause articles of merger with respect to the REIT Merger to be duly executed and filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) in accordance with the MGCL and the MLLCA (the “Articles of Merger”) and (ii) make any other filings, recordings or publications required to be made by REIT I, Merger Sub or the Surviving Entity under the MGCL or MLLCA in connection with the REIT Merger. The REIT Merger shall become effective at such time as the Articles of Merger are accepted for record by the SDAT or on such other date and time (not to exceed thirty (30) days after the Articles of Merger are accepted for record by the SDAT) as specified in the Articles of Merger (such date and time, the “REIT Merger Effective Time” and together with the Partnership Merger Effective Time, the “Merger Effective Time”), it being understood and agreed that the Parties shall cause the REIT Merger Effective Time to occur on the Closing Date and before the Partnership Merger Effective Time. The Articles of Merger shall provide that the name of the Surviving Entity shall be “Globe Merger Sub, LLC”.

(b)    On the Closing Date, REIT II Operating Partnership and REIT I Operating Partnership shall (i) cause a certificate of merger with respect to the Partnership Merger to be duly executed and filed with the Delaware Secretary of State (the “DE SOS”) in accordance with the DRULPA (the “Partnership Certificate of Merger”) and (ii) make any other filings, recordings or publications required to be made by REIT II Operating Partnership, REIT I Operating Partnership or the Surviving Partnership under the DRULPA in connection with the Partnership Merger. The Partnership Merger shall become effective at the time set forth in the Partnership Certificate of Merger (such date and time, the “Partnership Merger Effective Time”), it being understood and agreed that the Parties shall cause the Partnership Merger Effective Time to occur on the Closing Date after the REIT Merger Effective Time.

Section 2.4    Organizational Documents of the Surviving Entity and the Surviving Partnership.

(a)    From and after the REIT Merger Effective Time, the charter of REIT II, as amended or supplemented by the REIT II Charter Amendment, shall remain in effect as the charter of REIT II until thereafter amended in accordance with applicable Law and the applicable provisions of the charter of REIT II, as amended.

(b)    At the REIT Merger Effective Time and by virtue of the REIT Merger, the articles of organization and operating agreement of Merger Sub, as in effect immediately prior to the REIT Merger Effective Time, shall be the articles of organization and operating agreement of the Surviving Entity, until thereafter amended in accordance with applicable Law and the applicable provisions of such certificate of organization and operating agreement.

(c)    At the Partnership Merger Effective Time, (i) the certificate of limited partnership of REIT I Operating Partnership shall be the certificate of limited partnership of the Surviving Partnership and (ii) the REIT I Partnership Agreement, as amended by the REIT I LPA Amendment, shall be the limited partnership agreement of the Surviving Partnership (the “Surviving Partnership Agreement”), until thereafter amended in accordance with applicable Law and the applicable provisions of the Surviving Partnership Agreement.

Section 2.5    Managers of the Surviving Entity. At the REIT Merger Effective Time, by virtue of the Merger, the member of Merger Sub shall manage the Surviving Entity.

Section 2.6    Tax Treatment of Mergers

(a)    The Parties intend that, for United States federal income tax purposes (and, where applicable, state and local income tax purposes), the REIT Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code, and this Agreement shall be, and is hereby adopted as, a “plan of reorganization” for purposes of Section 354 and 361 of the Code. Unless otherwise required by a final determination within the meaning of Section 1313(a) of the Code (or a similar determination under applicable state of local Law), all Parties shall file all United States federal, state and local Tax Returns in a manner consistent with the intended tax treatment of the REIT Merger described in this Section 2.6(a), and no Party shall take a position inconsistent with such treatment.

(b)    The Parties intend that, for United States federal income tax purposes (and, where applicable, state and local income tax purposes), the Partnership Merger shall qualify as and constitute an “assets-over” form of merger governed by Treasury Regulations Section 1.708-1(c)(3)(i) pursuant to which REIT II Operating Partnership contributes all of its assets and liabilities to REIT I Operating Partnership in exchange for the Partnership Merger Consideration in a transaction qualifying under Section 721(a) of the Code and immediately thereafter, REIT II Operating Partnership distributes such Partnership Merger Consideration to the holders of the REIT II Partnership Units, with REIT I Operating Partnership being the “resulting partnership” and a continuation of REIT I Operating Partnership pursuant to Treasury Regulation Section 1.708-1(c)(1). Unless otherwise required by a final determination within the meaning of Section 1313(a) of the Code (or a similar determination under applicable state of local Law), all Parties shall file all United States federal, state and local Tax Returns in a manner consistent with the intended tax treatment of the Partnership Merger described in this Section 2.6(b), and no Party shall take a position inconsistent with such treatment.

Section 2.7    Subsequent Actions. If at any time after the Partnership Merger Effective Time the Surviving Partnership shall determine, in its sole and absolute discretion, that any actions are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Partnership its right, title or interest in, to or under any of the rights or properties of REIT II Operating Partnership acquired or to be acquired by the Surviving Partnership as a result of, or in connection with, the Partnership Merger or otherwise to carry out the intent of this Agreement, then the partners and officers of the Surviving Partnership shall be authorized to take all such actions as may be necessary or desirable to vest all right, title or interest in, to or under such rights or properties in the Surviving Partnership or otherwise to carry out this Agreement.

ARTICLE 3

EFFECTS OF THE MERGERS

Section 3.1    Effects of the Mergers.

(a)    The REIT Merger. At the REIT Merger Effective Time, by virtue of the REIT Merger and without any further action on the part of REIT I or Merger Sub or the holders of any securities of REIT II, REIT I or Merger Sub:

(i)Each share of REIT I Common Stock, or fraction thereof, issued and outstanding as of immediately prior to the REIT Merger Effective Time (including each Restricted REIT I Share) will be converted into the right to receive, in accordance with the terms of this Agreement 1.04807 shares (the “Exchange Ratio”) (upon the proper surrender of such Book-Entry Share) of validly issued, fully paid and nonassessable shares of REIT II Class E Common Stock (the “Common Stock Merger Consideration”) in accordance with Section 3.2 and subject to Section 3.1(a)(ii), Section 3.1(a)(iii), Section 3.1(c), Section 3.3 and the next sentence of this Section 3.1(a)(i). The Merger Consideration payable to each holder of REIT I Common Stock (including Restricted REIT I Shares) will be aggregated and each such holder shall be entitled to receive such number of shares of REIT II Class E Common Stock, including any fraction thereof (which fraction shall be rounded down to the nearest 1/10,000th), consistent with the Exchange Ratio. From and after the REIT Merger Effective Time, all such shares of REIT I Common Stock (including Restricted REIT I Shares) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a share of REIT I Common Stock, including any Restricted REIT I Share, shall cease to have any rights with respect thereto, except for the right to receive the Merger Consideration therefor in accordance with Section 3.2.

(ii)Each share of REIT I Common Stock, if any, then held by any Wholly Owned REIT I Subsidiary shall automatically be retired and shall cease to exist, and no REIT Merger Consideration shall be paid, nor shall any other payment or right inure or be made with respect thereto in connection with or as a consequence of the REIT Merger.

(iii)Each share of REIT I Common Stock, if any, then held by REIT II or any Wholly Owned REIT II Subsidiary shall no longer be outstanding and shall automatically be retired and shall cease to exist, and no REIT Merger Consideration shall be paid, nor shall any other payment or right inure or be made with respect thereto in connection with or as a consequence of the REIT Merger.

(iv)Each share of REIT I Preferred Stock, or fraction thereof, issued and outstanding as of immediately prior to the REIT Merger Effective Time will be converted into the right to receive (upon the proper surrender of the certificate representing such share) one (1) validly newly issued, fully paid and nonassessable share (including any fraction thereof) of REIT II Preferred Stock (the “Preferred Stock Merger Consideration”) in accordance with Section 3.2 and subject to Section 3.1(c) and Section 3.3. From and after the REIT Merger Effective Time, all such shares of REIT I Preferred Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a share of REIT I Preferred Stock, shall cease to have any rights with respect thereto, except for the right to receive the equivalent number of shares of REIT II Preferred Stock (including the equivalent fraction thereof) in accordance with Section 3.2.

(v)Each membership interest of Merger Sub issued and outstanding immediately prior to the REIT Merger Effective Time shall remain the only issued and outstanding membership interests of Merger Sub, and REIT II shall remain the sole member of Merger Sub.

(b)    The Partnership Merger. At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any further action on the part of REIT II Operating Partnership or REIT I Operating Partnership or the holders of any securities of REIT II Operating Partnership or REIT I Operating Partnership:

(i)    Each REIT II OP Unit outstanding as of immediately prior to the Partnership Merger Effective Time will be converted into the right to receive (upon the proper surrender of such REIT II OP Unit) the Partnership Merger Consideration therefor, and shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a REIT II OP Unit shall cease to have any rights with respect thereto, except for the right to receive the Partnership Merger Consideration therefor;

(ii)    The REIT II Special Partnership Interest will be automatically redeemed, cancelled and retired in exchange for an amount of cash determined in accordance with the REIT II Partnership Agreement; provided, that if the holder of the REIT II Special Partnership Interest elects in writing, prior to the Closing Date, to receive REIT I OP Units, in lieu of cash, for the redemption of the REIT II Special Partnership Interest, then the REIT II Special Partnership Interest will be automatically redeemed, cancelled and retired in exchange for a number of REIT I OP Class E Units equal to (A) the quotient of (1) the amount of cash determined in accordance with the REIT II Partnership Agreement that otherwise would have been paid for the redemption of the REIT II Special Limited Partnership Interest, divided by (2) $10.03, multiplied by (B) the Exchange Ratio;

(iii)    Subject to Section 3.1(c), each REIT I OP Unit outstanding as of immediately prior to the Partnership Merger Effective Time will be automatically converted without any action on the part of the holder thereof into the Partnership Merger Consideration therefor; and

(vi)REIT II will be the general partner of the Surviving Partnership.

(c)    Adjustment of the Merger Consideration. Between the date of this Agreement and the applicable Merger Effective Time, if any of REIT I, REIT I Operating Partnership, REIT II or REIT II Operating Partnership should split, combine or otherwise reclassify the REIT I Common Stock, the REIT I OP Units, any class of the REIT II Common Stock or any class of the REIT II OP Units, or makes a dividend or other distribution in shares of the REIT I Common Stock, the REIT I OP Units, the REIT II Common Stock or the REIT II OP Units (including any dividend or other distribution of securities convertible into REIT I Common Stock, REIT I OP Units, REIT II Common Stock or REIT II OP Units, but not including shares of REIT I Common Stock issued pursuant to the REIT I DRP or shares of REIT II Common Stock issued pursuant to the REIT II DRP), or engages in a reclassification, reorganization, recapitalization or exchange or other like change, then (without limiting any other rights of the Parties hereunder), the Exchange Ratio shall be ratably adjusted to reflect fully the effect of any such change, and thereafter all references to the Exchange Ratio shall be deemed to be the Exchange Ratio as so adjusted.

(d)    Transfer Books. From and after the REIT Merger Effective Time, the share or unit transfer books of REIT I and REIT I Operating Partnership shall be closed, and thereafter there shall be no further registration of transfers of REIT I Common Stock, REIT I Preferred Stock or REIT I OP Units. From and after the REIT Merger Effective Time, Persons who held REIT I Common Stock (including Restricted REIT I Shares), REIT I Preferred Stock or REIT I OP Units outstanding immediately prior to the REIT Merger Effective Time shall cease to have rights with respect to such shares or units, except as otherwise provided for in this Agreement or by applicable Law.

(e)    Restricted REIT I Shares.

(i)    As of the REIT Merger Effective Time, each Restricted REIT I Share granted under the REIT I Equity Incentive Plan on which restrictions have not yet lapsed and which is outstanding immediately prior to the REIT Merger Effective Time (“Restricted REIT I Share Award”) shall cease, at the REIT Merger Effective Time, to represent any rights with respect to shares of REIT I Common Stock and shall be converted, without any action on the part of the holder thereof, into a restricted stock award under the REIT II Equity Incentive Plan (“Surviving Award”), on the same terms and conditions as were applicable under the REIT I Equity Incentive Plan and applicable Restricted REIT I Share Award agreement (provided that to the extent that restrictions on such Restricted REIT I Share Award lapse as of or prior to the REIT I Effective Time under the terms of the applicable REIT I Equity Incentive Plan or the related Restricted REIT I Share Award agreement by reason of the REIT Merger, the holder thereof shall be entitled to the Common Stock Merger Consideration as set forth in Section 3.1(a) and shall not be subject to this Section 3.1(e)(i)). The number of shares of REIT II Common Stock subject to each such Surviving Award shall be equal to the product of (x) the total number of shares of REIT I Common Stock subject to the Restricted REIT I Share Award multiplied by (y) the Exchange Ratio, rounded down to the nearest 1/10,000th share of REIT II Common Stock. REIT I or REIT II, as applicable, shall be entitled to deduct and withhold such amounts as may be required to be deducted and withheld under the Code and any applicable state or local Tax laws with respect to the lapsing of any restrictions on Restricted REIT I Share Awards pursuant to this Section 3.1(e).
(ii)    REIT II shall take all corporate action necessary to reserve a sufficient number of shares of REIT II Common Stock for delivery upon the settlement of each of the Surviving Awards. As soon as reasonably practicable after the REIT Merger Effective Time, if and to the extent necessary to cause a sufficient number of shares of REIT II Common Stock to be registered and issuable upon the settlement of the Surviving Awards, REIT II shall file a post-effective amendment to the Form S-4 or one or more registration statements on Form S-8 (or any successor or other appropriate form) with respect to the shares of REIT II Common Stock subject to the Surviving Awards, and shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Surviving Awards remain outstanding.
(iii)     Prior to the REIT Merger Effective Time, REIT II, the REIT II Board, and the Compensation Committee of the REIT II Board, as applicable, and REIT I, the REIT I Board and the Compensation Committee of the REIT I Board, as applicable, shall adopt any resolutions and take any actions (including obtaining consents or providing any required or advisable notices) necessary to effectuate the provisions of this Section 3.1(e).
Section 3.2    Exchange Procedures; Distributions with Respect to Unexchanged Shares.

(a)    As soon as practicable following the REIT Merger Effective Time, REIT II shall cause its transfer agent, DST Systems (or any successor transfer agent for REIT II, the “Transfer Agent”) to record the issuance on the stock records of REIT II of the amount of REIT II Common Stock equal to the Common Stock Merger Consideration that is issuable to each holder of shares of REIT I Common Stock, including Restricted REIT I Shares (including any fractional shares thereof), pursuant to Section 3.1(a)(i). Shares of REIT II Common Stock issuable pursuant to this Section 3.2(a) in exchange for shares of REIT I Common Stock, including Restricted REIT I Shares, shall be in Book-Entry form.

(b)    None of REIT II, REIT II Operating Partnership, the Surviving Entity, the Surviving Partnership or the Transfer Agent or any other Person shall be liable to any holder of REIT I Common Stock, including Restricted REIT I Shares, for any REIT Merger Consideration or other amounts delivered to a public official pursuant to any applicable abandoned property, escheat or other similar Law.

(c)    As soon as reasonably practicable after the REIT Merger Effective Time, REIT II shall take such action as may be reasonably necessary to provide the former holders of REIT I Preferred Stock with the Preferred Stock Merger Consideration, subject to the receipt of customary representations from such holders.

(d)    As soon as reasonably practicable after the Partnership Merger Effective Time, REIT II and the Surviving Partnership shall take such action as may be reasonably necessary to provide the former holders of REIT II OP Units with the Partnership Merger Consideration therefor, subject to the receipt of customary representations from such holders.

Section 3.3    Withholding Rights. Each and any REIT I Party, REIT II Party, the Surviving Entity, the Surviving Partnership or the Transfer Agent, as applicable, shall be entitled to deduct and withhold from the Merger Consideration and any other amounts otherwise payable pursuant to this Agreement to any holder of REIT I Common Stock or REIT II OP Units, such amounts as it is required to deduct and withhold with respect to such payments under the Code or any other provision of state, local or foreign Tax Law. Any such amounts so deducted and withheld shall be paid over to the applicable Governmental Authority in accordance with applicable Law and shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 3.4    Dissenters Rights. No dissenters’ or appraisal rights shall be available with respect to the Mergers or the other transactions contemplated by this Agreement.

Section 3.5    General Effects of the Mergers.

(a)    At the REIT Merger Effective Time, the effect of the REIT Merger shall be as set forth in this Agreement and as provided in the applicable provisions of the MGCL and MLLCA. Without limiting the generality of the foregoing, and subject thereto, at the REIT Merger Effective Time, all of the property, rights, privileges, powers and franchises of REIT I and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of REIT I and Merger Sub shall become the debts, liabilities and duties of the Surviving Entity.

(b)    At the Partnership Merger Effective Time, the effect of the Partnership Merger shall be as set forth in this Agreement and as provided in the applicable provisions of the DRULPA. Without limiting the generality of the foregoing, and subject thereto, at the Partnership Merger Effective Time, all of the property, rights, privileges, powers and franchises of REIT II Operating Partnership and REIT I Operating Partnership shall vest in the Surviving Partnership, and all debts, liabilities and duties of REIT II Operating Partnership and REIT I Operating Partnership shall become the debts, liabilities and duties of the Surviving Partnership.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE REIT I PARTIES

Except as set forth in (a) the disclosure letter prepared by the REIT I Parties and delivered by the REIT I Parties to the REIT II Parties at or prior to the execution and delivery of this Agreement (the “REIT I Disclosure Letter”) (it being acknowledged and agreed that disclosure of any item in any section or subsection of the REIT I Disclosure Letter shall be deemed disclosed with respect to the section or subsection of this Agreement to which it corresponds and any other section or subsection of this Agreement to the extent the applicability of such disclosure to such other section or subsection of this Agreement is reasonably apparent on its face (it being understood that to be so reasonably apparent on its face, it is not required that the other section or subsection of this Agreement be specifically cross-referenced); provided, that no disclosure shall qualify any Fundamental Representation unless it is set forth in the specific section or subsection of the REIT I Disclosure Letter corresponding to such Fundamental Representation; provided, further, that nothing in the REIT I Disclosure Letter is intended to broaden the scope of any representation or warranty of the REIT I Parties made herein) or (b) as disclosed in the REIT I SEC Documents publicly available, filed with, or furnished to, as applicable, the SEC on or after December 31, 2017 and prior to the date of this Agreement (excluding any information or documents incorporated by reference therein and excluding any disclosures contained in such documents under the headings “Risk Factors” or “Forward Looking Statements” or any other disclosures contained or referenced therein to the extent they are cautionary, predictive or forward-looking in nature), and then only to the extent that the relevance of any disclosed event, item or occurrence in such REIT I SEC Documents to a matter covered by a representation or warranty set forth in this Article 4 is reasonably apparent on its face; provided, that the disclosures in the REIT I SEC Documents shall not be deemed to qualify (i) any Fundamental Representations, which matters shall only be qualified by specific disclosure in the respective corresponding section or subsection of the REIT I Disclosure Letter, and (ii) the representations and warranties made in Section 4.3 (No Conflict; Required Filings and Consents), Section 4.5(a) through (c) (SEC Documents; Financial Statements), Section 4.6 (Absence of Certain Changes or Events), Section 4.7 (No Undisclosed Liabilities), Section 4.18 (Brokers) and Section 4.19 (Opinion of Financial Advisor), the REIT I Parties hereby, jointly and severally, represent and warrant, as of the date hereof and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to another date (in which case as of such other date)), to the REIT II Parties that:
Section 4.1    Organization and Qualification; Subsidiaries.

(a)    REIT I is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and has the requisite corporate power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. REIT I is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not reasonably be expected to have a REIT I Material Adverse Effect.

(b)    Each REIT I Subsidiary is duly organized, validly existing and in good standing (to the extent applicable) under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite organizational power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Each REIT I Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not reasonably be expected to have a REIT I Material Adverse Effect.

(c)    Section 4.1(c) of the REIT I Disclosure Letter sets forth a true and complete list of the REIT I Subsidiaries and their respective jurisdictions of incorporation or organization, as the case may be, the jurisdictions in which REIT I and the REIT I Subsidiaries are qualified or licensed to do business, and the type of and percentage of interest held, directly or indirectly, by REIT I in each REIT I Subsidiary, including a list of each REIT I Subsidiary that is a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code (each a “Qualified REIT Subsidiary”) or a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code (each, a “Taxable REIT Subsidiary”) and each REIT I Subsidiary that is an entity taxable as a corporation which is neither a Qualified REIT Subsidiary nor a Taxable REIT Subsidiary.

(d)    Except as set forth in Section 4.1(d) of the REIT I Disclosure Letter, neither REIT I nor any REIT I Subsidiary directly or indirectly owns any equity interest or investment (whether equity or debt) in any Person (other than in the REIT I Subsidiaries and investments in short-term investment securities).

(e)    REIT I has made available to REIT II complete and correct copies of the REIT I Governing Documents. Each of REIT I and REIT I Operating Partnership is in compliance with the terms of its REIT I Governing Documents in all material respects. True and complete copies of REIT I’s and REIT I Operating Partnership’s minute books, as applicable, have been made available by REIT I to REIT II.

(f)    Except as set forth in Section 4.1(f) of the REIT I Disclosure Letter, REIT I has not exempted any “Person” from the “Aggregate Stock Ownership Limit” or the “Common Stock Ownership Limit” or established or increased an “Excepted Holder Limit,” as such terms are defined in the REIT I Charter, which exemption or Excepted Holder Limit is currently in effect.

Section 4.2    Authority; Approval Required.

(a)    Each of the REIT I Parties has the requisite corporate or limited partnership power and authority, as applicable, to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of the REIT I Stockholder Approval, to consummate the transactions contemplated by this Agreement, including the Mergers. The execution and delivery of this Agreement by each of the REIT I Parties and the consummation by the REIT I Parties of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate and limited partnership action, and no other corporate or limited partnership proceedings on the part of the REIT I Parties are necessary to authorize this Agreement or the Mergers or to consummate the other transactions contemplated by this Agreement, subject, (i) with respect to the REIT Merger, to receipt of the REIT I Stockholder Approval and to the filing of the Articles of Merger with, and acceptance for record of the Articles of Merger by, the SDAT and (ii) with respect to the Partnership Merger, to the filing of the Partnership Certificate of Merger with, and acceptance for record of the Partnership Certificate of Merger by, the DE SOS.

(b)    This Agreement has been duly executed and delivered by the REIT I Parties, and assuming due authorization, execution and delivery by the REIT II Parties, constitutes a legally valid and binding obligation of the

REIT I Parties enforceable against the REIT I Parties in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(c)    On the recommendation of the REIT I Special Committee, the REIT I Board has (i) determined that the terms of this Agreement, the Mergers, the Merger Consideration and the other transactions contemplated by this Agreement are fair to and in the best interests of the holders of REIT I Common Stock and REIT I OP Units, (ii) approved, authorized, adopted and declared advisable this Agreement and the consummation of the Mergers and the other transactions contemplated by this Agreement, (iii) directed that the REIT Merger be submitted to a vote of the holders of REIT I Common Stock and (iv) recommended that the holders of REIT I Common Stock vote in favor of approval of the REIT Merger (such recommendation, the “REIT I Board Recommendation”), which resolutions remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted after the date hereof by Section 7.3.

(d)    The REIT I Stockholder Approval is the only vote of the holders of securities of REIT I or REIT I Operating Partnership required to approve the Mergers.

Section 4.3    No Conflict; Required Filings and Consents.

(a)    The execution and delivery of this Agreement by each of the REIT I Parties do not, and the performance of this Agreement and its obligations hereunder will not, (i) assuming receipt of the REIT I Stockholder Approval, conflict with or violate any provision of (A) the REIT I Governing Documents or (B) any equivalent organizational or governing documents of any other REIT I Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.3(b) have been obtained, all filings and notifications described in Section 4.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to REIT I or any REIT I Subsidiary or by which any property or asset of REIT I or any REIT I Subsidiary is bound, or (iii) except as set forth in Section 4.3(a)(iii) of the REIT I Disclosure Letter, require any consent or approval (except as contemplated by Section 4.3(b)) under, result in any breach of any obligation or any loss of any benefit or material increase in any cost or obligation of REIT I or any REIT I Subsidiary under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any other Person any right of termination, acceleration or cancellation (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under or result in the creation of a Lien on any property or asset of REIT I or any REIT I Subsidiary pursuant to, any Contract or Permit to which REIT I or any REIT I Subsidiary is a party, except, as to clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, would not reasonably be expected to have a REIT I Material Adverse Effect.

(b)    The execution and delivery of this Agreement by each of the REIT I Parties do not, and the performance of this Agreement by each of the REIT I Parties will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority by such REIT I Parties, except (i) the filing with the SEC of (A) the REIT I Proxy Statement, (B) the Form S‑4 and the declaration of effectiveness of the Form S‑4, and (C) such reports under, and other compliance with, the Exchange Act and the Securities Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the SDAT pursuant to the MGCL and the MLLCA, (iii) the filing of the Partnership Certificate of Merger with, and the acceptance for record of the Partnership Certificate of Merger by, the DE SOS pursuant to the DRULPA, (iv) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws, (v) the consents, authorizations, orders or approvals of each Governmental Authority or Agency listed in Section 8.1(a) of the REIT I Disclosure Letter, and (vi) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications which, individually or in the aggregate, would not reasonably be expected to have a REIT I Material Adverse Effect.

Section 4.4    Capital Structure.

(a)    The authorized capital stock of REIT I consists of 700,000,000 shares of REIT I Common Stock and 200,000,000 shares of preferred stock, $0.001 par value per share (“REIT I Preferred Stock”). At the close of business on December 13, 2018, (i) 166,285,021 shares of REIT I Common Stock were issued and outstanding, (ii) 5,000,000 shares of REIT I Preferred Stock were issued and outstanding, (iii) 333 shares of REIT I Common Stock were reserved for issuance pursuant to outstanding awards granted pursuant to the REIT I Equity Incentive Plan and (iv) 9,967,000 shares of REIT I Common Stock were available for grant under the REIT I Equity Incentive Plan. All of the outstanding shares of capital stock of REIT I are duly authorized, validly issued, fully paid and nonassessable and were issued in compliance with applicable securities Laws. Except as set forth in this Section 4.4(a), there is no other outstanding capital stock of REIT I.

(b)    At the close of business on December 13, 2018, 193,507,086 REIT I OP Units were issued and outstanding, of which 27,222,065 REIT I OP Units were held by limited partners other than REIT I. Section 4.4(b) of the REIT I Disclosure Letter sets forth a list of all of the partners of REIT I Operating Partnership as of the date hereof, together with the number of REIT I OP Units held by each such partner. All the REIT I OP Units held by REIT I are directly owned by REIT I, free and clear of all Liens other than Permitted Liens and free of preemptive rights. All of the REIT I OP Units are duly authorized and validly issued and were issued in compliance with applicable securities Laws.

(c)    All of the outstanding shares of capital stock of each of the REIT I Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and nonassessable. All equity interests in each of the REIT I Subsidiaries that is a partnership or limited liability company are duly authorized and validly issued. All shares of capital stock of (or other ownership interests in) each of the REIT I Subsidiaries which may be issued upon exercise of outstanding options or exchange rights are duly authorized and, upon issuance will be validly issued, fully paid and nonassessable. REIT I or REIT I Operating Partnership owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of the REIT I Subsidiaries, free and clear of all Liens, other than Permitted Liens, and free of preemptive rights.

(d)    There are no bonds, debentures, notes or other Indebtedness having general voting rights (or convertible into securities having such rights) of REIT I or any REIT I Subsidiary (“REIT I Voting Debt”) issued and outstanding. Except for the REIT I OP Units and awards granted pursuant to the REIT I Equity Incentive Plan as set forth in Section 4.4(a) of the REIT I Disclosure Letter, there are no outstanding subscriptions, securities options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities, preemptive rights, anti-dilutive rights, rights of first refusal or other similar rights, agreements, arrangements, undertakings or commitments of any kind to which REIT I or any of the REIT I Subsidiaries is a party or by which any of them is bound obligating REIT I or any of the REIT I Subsidiaries to (i) issue, transfer or sell or create, or cause to be issued, transferred or sold or created any additional shares of capital stock or other equity interests or phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any equity security of REIT I or any REIT I Subsidiary or securities convertible into or exchangeable for such shares or equity interests, (ii) issue, grant, extend or enter into any such subscriptions, options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities or other similar rights, agreements, arrangements, undertakings or commitments or (iii) redeem, repurchase or otherwise acquire any such shares of capital stock, REIT I Voting Debt or other equity interests.

(e)    Neither REIT I nor any REIT I Subsidiary is a party to or bound by any Contracts concerning the voting (including voting trusts and proxies) of any capital stock of REIT I or any of the REIT I Subsidiaries. Neither REIT I nor any REIT I Subsidiary has granted any registration rights on any of its capital stock. No REIT I Common Stock is owned by any REIT I Subsidiary.

(f)    REIT I does not have a “poison pill” or similar stockholder rights plan.

(g)    All dividends or other distributions on the shares of REIT I Common Stock or REIT I OP Units and any material dividends or other distributions on any securities of any REIT I Subsidiary which have been authorized or declared prior to the date hereof have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable).

Section 4.5    SEC Documents; Financial Statements; Internal Controls; Off Balance Sheet Arrangements; Investment Company Act; Anti-Corruption Laws.

(a)    REIT I has timely filed with, or furnished (on a publicly available basis) to, the SEC all forms, documents, statements, schedules and reports required to be filed by REIT I under the Exchange Act or the Securities Act (together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”)) since January 1, 2015 (the forms, documents, statements and reports filed with the SEC since January 1, 2015 and those filed with the SEC since the date of this Agreement, if any, including any amendments thereto, the “REIT I SEC Documents”). As of their respective filing dates (or the date of their most recent amendment, supplement or modification, in each case, to the extent filed and publicly available prior to the date of this Agreement), the REIT I SEC Documents (i) complied, or with respect to REIT I SEC Documents filed after the date hereof, will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, the Sarbanes-Oxley Act and the applicable rules and regulations of the SEC thereunder, and (ii) did not, or with respect to REIT I SEC Documents filed after the date hereof, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. None of the REIT I SEC Documents is, to the Knowledge of REIT I, the subject of ongoing SEC review and REIT I does not have any outstanding and unresolved comments from the SEC with respect to any REIT I SEC Documents. None of the REIT I SEC Documents is the subject of any confidential treatment request by REIT I.

(b)    REIT I has made available to REIT II complete and correct copies of all written correspondence between the SEC, on one hand, and REIT I, on the other hand, since January 1, 2015. At all applicable times, REIT I has complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

(c)    The consolidated audited and unaudited financial statements of REIT I and the REIT I Subsidiaries included, or incorporated by reference, in the REIT I SEC Documents, including the related notes and schedules (as amended, supplemented or modified by later REIT I SEC Documents, in each case, to the extent filed and publicly available prior to the date of this Agreement), (i) have been or will be, as the case may be, prepared from, are in accordance with, and accurately reflect the books and records of REIT I and REIT I Subsidiaries in all material respects, (ii) complied or will comply, as the case may be, as of their respective dates in all material respects with the then-applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations of the SEC with respect thereto, (iii) have been or will be, as the case may be, prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, for normal and recurring year-end adjustments and as may be permitted by the SEC on Form 10-Q, Form 8‑K, Regulation S‑X or any successor or like form or rule under the Exchange Act, which such adjustments are not, in the aggregate, material to REIT I) and (iv) fairly present, in all material respects (subject, in the case of unaudited financial statements, for normal and recurring year-end adjustments, none of which is material), the consolidated financial position of REIT I and the REIT I Subsidiaries, taken as a whole, as of their respective dates and the consolidated statements of income and the consolidated cash flows of REIT I and the REIT I Subsidiaries for the periods presented therein. There are no internal investigations, any SEC inquiries or investigations or other governmental inquiries or investigations pending or, to the Knowledge of REIT I, threatened, in each case regarding any accounting practices of REIT I.

(d)    Since January 1, 2015, (A) REIT I has designed and maintained disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to ensure that material information required to be disclosed by REIT I in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to REIT I’s management as appropriate to allow timely decisions regarding required disclosure, and (B) to the Knowledge of REIT I, such disclosure controls and procedures are effective in timely alerting REIT I’s management to material information required to be included in REIT I’s periodic reports required under the Exchange Act (if REIT I was required to file such reports). REIT I and REIT I Subsidiaries have designed and maintained a system of internal control over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurances (i) regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, (ii) that transactions are executed in accordance with management’s general or specific authorizations, (iii) that transactions are recorded as necessary to permit preparation of financial statements and to maintain asset accountability, (iv) that access to assets is permitted only in accordance with management’s general or specific authorization, (v) that the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (vi) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. REIT I has disclosed to REIT I’s auditors and audit committee (and made summaries of such disclosures available to REIT II) (1) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect in any material respect REIT I’s ability to record, process, summarize and report financial information and (2) any fraud, to the Knowledge of REIT I, whether or not material, that involves management or other employees who have a significant role in internal control over financial reporting.

(e)    REIT I is not and none of the REIT I Subsidiaries are, a party to, and none of REIT I nor any REIT I Subsidiary has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract, including any Contract relating to any transaction or relationship between or among REIT I and any REIT I Subsidiary, on the one hand, and any unconsolidated Affiliate of REIT I or any REIT I Subsidiary, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off‑balance sheet arrangements” (as defined in Item 303(a) of Regulation S‑K of the SEC), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, REIT I, any REIT I Subsidiary or REIT I’s or such REIT I Subsidiary’s audited financial statements or other REIT I SEC Documents.

(f)    Neither REIT I nor any REIT I Subsidiary is required to be registered as an investment company under the Investment Company Act.

(g)    Neither REIT I nor any REIT I Subsidiary nor, to the Knowledge of REIT I, any director, officer or Representative of REIT I or any REIT I Subsidiary has (i) used any corporate funds for any unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or (iii) made any unlawful bribe, rebate, payoff, kickback or other unlawful payment to any foreign or domestic government official or employee, in each case, in violation in any material respect of any applicable Anti-Corruption Law. Neither REIT I nor any REIT I Subsidiary has received any written communication that alleges that REIT I or any REIT I Subsidiary, or any of their respective Representatives, is, or may be, in violation of, or has, or may have, any liability under, any Anti-Corruption Law.

Section 4.6    Absence of Certain Changes or Events. Since December 31, 2017 through the date of this Agreement, (a)  REIT I and all REIT I Subsidiaries have conducted their respective business in all material respects in the ordinary course of business consistent with past practice, (b) neither REIT I nor any REIT I Subsidiary has taken any action that would have been prohibited by Section 6.1(b) (Conduct of the Business of REIT I) if taken from and after the date of this Agreement and (c) there has not been any REIT I Material Adverse Effect or any event, circumstance, change, effect, development, condition or occurrence that, individually or in the aggregate with all other events, circumstances, changes, effects, developments, conditions or occurrences, would reasonably be expected to have a REIT I Material Adverse Effect.

Section 4.7    No Undisclosed Liabilities. Except (a) as disclosed, reflected or reserved against on the balance sheet of REIT I dated as of December 31, 2017 (including the notes thereto), (b) for liabilities or obligations incurred in connection with the transactions contemplated by this Agreement and (c) for liabilities or obligations incurred in the ordinary course of business consistent with past practice of such entity or any predecessor thereof since December 31, 2017, neither REIT I nor any REIT I Subsidiary has any liabilities or obligations or Indebtedness (whether accrued, absolute, contingent or otherwise) that either alone or when combined with all other liabilities of a type not described in clauses (a), (b) or (c) above, has had, or would reasonably be expected to have, a REIT I Material Adverse Effect.

Section 4.8    Permits; Compliance with Law.

(a)    REIT I and each REIT I Subsidiary is in possession of all authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances of any Governmental Authority necessary for REIT I and each REIT I Subsidiary to own, lease and, to the extent applicable, operate its properties or to carry on its respective business substantially as they are being conducted (the “REIT I Permits”), and all such REIT I Permits are valid and in full force and effect, except where the failure to be in possession of, or the failure to be valid or in full force and effect of, any of the REIT I Permits, individually or in the aggregate, would not reasonably be expected to have a REIT I Material Adverse Effect. No event has occurred with respect to any of the REIT I Permits which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any such REIT I Permits. To the Knowledge of REIT I, there is not pending any applicable petition, objection or other pleading with any Governmental Authority having jurisdiction or authority over the operations of REIT I or the REIT I Subsidiaries that impairs the validity of any REIT I Permit or which would reasonably be expected, if accepted or granted, to result in the revocation of any REIT I Permit.

(b)    Neither REIT I nor any REIT I Subsidiary is, and for the past three (3) years has been, in conflict with, or in default or violation of (i) any Law applicable to REIT I or any REIT I Subsidiary or by which any property or asset of REIT I or any other REIT I Subsidiary is bound, or (ii) any REIT I Permits, except, in each case, for any such conflicts, defaults or violations that have been cured, or that, individually or in the aggregate, would not reasonably be expected to have a REIT I Material Adverse Effect.

Section 4.9    Litigation. There is no material Action or investigation to which REIT I or any REIT I Subsidiary is a party (either as plaintiff or defendant) pending or, to the Knowledge of REIT I, threatened before any Governmental Authority, and, to the Knowledge of REIT I, there is no basis for any such action, suit, proceeding or investigation. None of REIT I and the REIT I Subsidiaries has been permanently or temporarily enjoined by any Order, judgment or decree of any Governmental Authority from engaging in or continuing to conduct the business of REIT I or the REIT I Subsidiaries. No Order of any Governmental Authority has been issued in any proceeding to which REIT I or any of the REIT I Subsidiaries is or was a party, or, to the Knowledge of REIT I, in any other proceeding, that enjoins or requires REIT I or any of the REIT I Subsidiaries to take action of any kind with respect to its businesses, assets or properties. Since December 31, 2015, none of REIT I, any REIT I Subsidiary or any Representative of the foregoing has received or made any settlement offer for any Action to which REIT I or any REIT I Subsidiary is a party or potentially could be a party (in each case, either as plaintiff or defendant), other than settlement offers that do not exceed $100,000 individually.

Section 4.10    Properties.

(a)    Section 4.10(a) of the REIT I Disclosure Letter lists the REIT I Properties, and sets forth the REIT I Party or applicable REIT I Subsidiary owning such property. Except as disclosed in title insurance policies and reports (and the documents or surveys referenced in such policies and reports) copies of which policies and reports were made available for review to REIT II: (A) REIT I or a REIT I Subsidiary owns fee simple title to, or a valid leasehold interest in, the REIT I Properties, free and clear of Liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title (“Encumbrances”), except for Permitted Liens; (B) except as has not had and would not, individually or in the aggregate, have a REIT I Material Adverse Effect, neither REIT I nor any REIT I Subsidiary has received written notice of any violation of any Law affecting any portion of any of the REIT I Properties issued by any Governmental Authority; and (C) except as would not, individually or in the aggregate, have a REIT I Material Adverse Effect, neither REIT I nor any REIT I Subsidiary has received notice to the effect that there are (1) condemnation or rezoning proceedings that are pending or threatened with respect to any of the REIT I Properties or (2) zoning, building or similar Laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the REIT I Properties or by the continued maintenance, operation or use of the parking areas.

(b)    REIT I has not received written notice of, nor does REIT I have any Knowledge of, any latent defects or adverse physical conditions affecting any of the REIT I Properties or the improvements thereon, except as would not, individually or in the aggregate, have a REIT I Material Adverse Effect.

(c)    REIT I and the REIT I Subsidiaries have good and marketable title to, or a valid and enforceable leasehold interest in, all material personal property owned, used or held for use by them. Neither REIT I’s, nor the REIT I Subsidiaries’, ownership of any such personal property is subject to any Liens, other than Permitted Liens.

Section 4.11    Environmental Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a REIT I Material Adverse Effect: (i) no notification, demand, directive, request for information, citation, summons, notice of violation or order has been received, no complaint has been filed, no penalty has been asserted or assessed and no investigation, action, suit or proceeding is pending or, to the Knowledge of REIT I, is threatened relating to any of the REIT I Parties, any of the REIT I Subsidiaries or any of their respective properties, and relating to or arising out of any Environmental Law, any Environmental Permit or Hazardous Substance; (ii) the REIT I Parties, the other REIT I Subsidiaries and their respective properties are and have been, in compliance with all Environmental Laws and all applicable Environmental Permits; (iii) each of the REIT I Parties and each other REIT I Subsidiary is in possession of all Environmental Permits necessary for REIT I and each REIT I Subsidiary to own, lease and, to the extent applicable, operate its properties or to carry on its respective business substantially as they are being conducted as of the date hereof, and all such Environmental Permits are valid and in full force and effect with all necessary applications for renewal thereof having been timely filed, except where the failure to be in possession of, or the failure to be valid or in full force and effect of, any of the Environmental Permits, individually or in the aggregate, would not reasonably be expected to have a REIT I Material Adverse Effect; (iv) any and all Hazardous Substances disposed of by REIT I and each REIT I Subsidiary was done so in accordance with all applicable Environmental Laws and Environmental Permits; (v) REIT I Parties, any of the REIT I Subsidiaries and their respective properties are not subject to any order, writ, judgment, injunction, decree, stipulation, determination or award by any Governmental Authority pursuant to any Environmental Laws, any Environmental Permit or Hazardous Substance; and (vi) there are no liabilities or obligations (and no asserted liability or obligations) of the REIT I Parties or any of the other REIT I Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law or any Hazardous Substance (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) and there is no condition, situation or set of circumstances that would reasonably be expected to result in any such liability or obligation.

Section 4.12    Material Contracts.

(a)    Section 4.12(a) of the REIT I Disclosure Letter sets forth a list of each Contract (other than a REIT I Benefit Plan) in effect as of the date hereof to which REIT I or any REIT I Subsidiary is a party or by which any of its properties or assets are bound that:

(i)    obligates the REIT I Parties or any other REIT I Subsidiary to make non-contingent aggregate annual expenditures (other than principal or interest payments or the deposit of other reserves with respect to debt obligations) in excess of $500,000 and is not cancelable within ninety (90) days without material penalty to the REIT I Parties or any other REIT I Subsidiary;

(ii)    contains any non-compete or exclusivity provisions with respect to any line of business or geographic area that restricts the business of the REIT I Parties or any other REIT I Subsidiary, including upon consummation of the transactions contemplated by this Agreement, or that otherwise restricts the lines of business conducted by the REIT I Parties or any other REIT I Subsidiary or the geographic area in which the REIT I Parties or any other REIT I Subsidiary may conduct business;

(iii)    is a Contract that obligates the REIT I Parties or any other REIT I Subsidiary to indemnify any past or present directors, officers, or employees of the REIT I Parties or any other REIT I Subsidiary pursuant to which the REIT I Parties or any other REIT I Subsidiary is the indemnitor;

(iv)    constitutes (A) an Indebtedness obligation of the REIT I Parties or any other REIT I Subsidiary with a principal amount as of the date hereof greater than $500,000 or (B) a Contract (including any so called take-or-pay or keepwell agreements) under which (1) any Person including REIT I or a REIT I Subsidiary, has directly or indirectly guaranteed Indebtedness, liabilities or obligations of REIT I or REIT I Subsidiary or (2) REIT I or a REIT I Subsidiary has directly or indirectly guaranteed Indebtedness, liabilities or obligations of any Person, including REIT I or another REIT I Subsidiary (in each case other than endorsements for the purpose of collection in the ordinary course of business);

(v)    requires the REIT I Parties or any other REIT I Subsidiary to dispose of or acquire assets or properties that (together with all of the assets and properties subject to such requirement in such Contract) have a fair market value in excess of $500,000, or involves any pending or contemplated merger, consolidation or similar business combination transaction;

(vi)    constitutes an interest rate cap, interest rate collar, interest rate swap or other Contract relating to a swap or other hedging transaction of any type;

(vii)    constitutes a loan to any Person (other than a Wholly Owned REIT I Subsidiary or REIT I Operating Partnership) by REIT I or any REIT I Subsidiary in an amount in excess of $500,000;

(viii)    sets forth the operational terms of a joint venture, partnership, limited liability company or strategic alliance of the REIT I Parties or any other REIT I Subsidiary with a third party;

(ix)    prohibits the pledging of the capital stock of REIT I or any REIT I Subsidiary or prohibits the issuance of guarantees by any REIT I Subsidiary;

(x)    is with a Governmental Authority;

(xi)    has continuing “earn-out” or other similar contingent purchase price payment obligations, in each case that could result in payments, individually or in the aggregate, in excess of $500,000;

(xii)    is an employment Contract or consulting Contract;

(xiii)    is a collective bargaining agreement or other Contract with any labor organization, union or association;

(xiv)    is a Contract with any professional employer organization, staffing agency, temporary employee agency, or similar company or service provider;

(xv)    provides severance, retention, or transaction bonus payments, change of control payments, or similar compensation;

(xvi)    is a settlement agreement or release of claims with any current employee or with any former employee within the past five (5) years;

(xvii)    is a lease, sublease, license or other rental agreement or occupancy agreement (written or verbal) which grants any possessory interest in and to any space situated on or in the REIT I Properties or that otherwise give rights with regard to use of the REIT I Properties; or

(xvii)    is both (A) not made in the ordinary course of business consistent with past practice and (B) material to REIT I and the REIT I Subsidiaries, taken as a whole.

(b)    Each Contract in any of the categories set forth in Section 4.12(a) to which the REIT I Parties or any other REIT I Subsidiary is a party or by which it is bound as of the date hereof is referred to herein as a “REIT I Material Contract.”

(c)    Each REIT I Material Contract is legal, valid, binding and enforceable on the REIT I Parties and each other REIT I Subsidiary that is a party thereto and, to the Knowledge of REIT I, each other party thereto, and is in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law). The REIT I Parties and each other REIT I Subsidiary has performed all obligations required to be performed by it prior to the date hereof under each REIT I Material Contract and, to the Knowledge of REIT I, each other party thereto has performed all obligations required to be performed by it under such REIT I Material Contract prior to the date hereof. None of the REIT I Parties or any other REIT I Subsidiary, nor, to the Knowledge of REIT I, any other party thereto, is in breach or violation of, or default under, any REIT I Material Contract, and no event has occurred that, with notice or lapse of time or both, would constitute a violation, breach or default under any REIT I Material Contract, except where in each case such breach, violation or default, individually or in the aggregate, would not reasonably be expected to have a REIT I Material Adverse Effect. None of the REIT I Parties or any other REIT I Subsidiary has received notice of any violation or default under any REIT I Material Contract, except for violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a REIT I Material Adverse Effect. Since December 31, 2017, neither REIT I nor any REIT I Subsidiary has received any written notice of the intention of any party to cancel, terminate, materially change the scope of rights under or fail to renew any REIT I Material Contract.

(d)    Section 4.12(d) of the REIT I Disclosure Letter lists each management agreement pursuant to which any third party manages or operates any of the REIT I Properties on behalf of REIT I or any REIT I Subsidiary, and describes the property that is subject to such management agreement, REIT I or the applicable REIT I Subsidiary that is a party, the date of such management agreement and each material amendment, guaranty or other agreement binding on REIT I or the applicable REIT I Subsidiary and relating thereto (collectively, the “REIT I Management Agreement Documents”). The true, correct and complete copies of all REIT I Management Agreement Documents have been made available to REIT II. Each REIT I Management Agreement Document is valid, binding and in full force and effect as against REIT I or the applicable REIT I Subsidiary and, to the Knowledge of REIT I, as against the other party thereto. Neither REIT I nor any REIT I Subsidiary owes any termination, cancellation or other similar fees or any liquidated damages to any third party manager or operator.

Section 4.13    Taxes.

(a)    Each REIT I Party and each other REIT I Subsidiary has timely filed with the appropriate Governmental Authority all United States federal income Tax Returns and all other material Tax Returns required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were complete and correct in all material respects. Each REIT I Party and each other REIT I Subsidiary has duly paid (or there has been paid on their behalf), or made adequate provisions in accordance with GAAP for, all material Taxes required to be paid by them, whether or not shown on any Tax Return. True and materially complete copies of all United States federal income Tax Returns that have been filed with the IRS by REIT I and each REIT I Subsidiary with respect to the taxable years ending on or after REIT I’s formation have been made available to REIT II. No written claim has been proposed by any Governmental Authority in any jurisdiction where REIT I or any REIT I Subsidiary do not file Tax Returns that REIT I or any REIT I Subsidiary is or may be subject to Tax by such jurisdiction.

(b)    Beginning with its initial taxable year ending on December 31, 2010, and through and including the Closing Date (determined as if REIT I’s current taxable year ended immediately prior to Closing), REIT I (i) has been organized and operated in conformity with the requirements to qualify as a REIT under the Code and the current and proposed method of operation for REIT I is expected to enable REIT I to continue to meet the requirements for qualification as a REIT through and including the Closing Date, and (ii) has not taken or omitted to take any action which would reasonably be expected to result in REIT I’s failure to qualify as a REIT, and no challenge to REIT I’s status as a REIT is pending or threatened in writing. No REIT I Subsidiary is a corporation for United States federal income tax purposes, other than a corporation that qualifies as a Qualified REIT Subsidiary or as a Taxable REIT Subsidiary. REIT I’s dividends paid deduction, within the meaning of Section 561 of the Code, for each taxable year, taking into account any dividends subject to Sections 857(b)(8) or 858 of the Code, has not been less than the sum of (i) REIT I’s REIT taxable income, as defined in Section 857(b)(2) of the Code, determined without regard to any dividends paid deduction for such year and (ii) REIT I’s net capital gain for such year.

(c)    (i) There are no audits, investigations by any Governmental Authority or other proceedings pending or, to the Knowledge of REIT I, threatened with regard to any material Taxes or Tax Returns of REIT I or any REIT I Subsidiary; (ii) no material deficiency for Taxes of REIT I or any REIT I Subsidiary has been claimed, proposed or assessed in writing or, to the Knowledge of REIT I, threatened, by any Governmental Authority, which deficiency has not yet been settled except for such deficiencies which are being contested in good faith or with respect to which the failure to pay, individually or in the aggregate, would not reasonably be expected to have a REIT I Material Adverse Effect; (iii) neither REIT I nor any REIT I Subsidiary has, waived any statute of limitations with respect to the assessment of material Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency for any open tax year; (iv) neither REIT I nor any REIT I Subsidiary is currently the beneficiary of any extension of time within which to file any material Tax Return; and (v) neither REIT I nor any REIT I Subsidiary has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).

(d)    Each REIT I Subsidiary that is a partnership, joint venture or limited liability company and that has not elected to be a Taxable REIT Subsidiary has been since its formation treated for United States federal income tax purposes as a partnership, disregarded entity, or a Qualified REIT Subsidiary, as the case may be, and not as a corporation, an association taxable as a corporation whose separate existence is respected for federal income tax purposes, or a “publicly traded partnership” within the meaning of Section 7704(b) of the Code that is treated as a corporation for U.S. federal income tax purposes under Section 7704(a) of the Code.

(e)    Neither REIT I nor any REIT I Subsidiary holds any asset the disposition of which would be subject to Treasury Regulation Section 1.337(d)-7, nor have they disposed of any such asset during its current taxable year.
(f)    Since its inception, REIT I and the REIT I Subsidiaries have not incurred (i) any liability for Taxes under Sections 857(b)(1), 857(b)(4), 857(b)(5), 857(b)(6)(A), 857(b)(7), 860(c) or 4981 of the Code, (ii) any liability for Taxes under Sections 857(b)(5) (for income test violations), 856(c)(7)(C) (for asset test violations), or 856(g)(5)(C) (for violations of other qualification requirements applicable to REITs) and (iii)  REIT I has not, and none of the REIT I Subsidiaries have, incurred any material liability for Tax other than (A) in the ordinary course of business consistent with past practice, or (B) transfer or similar Taxes arising in connection with sales of property. No event has occurred, and to the Knowledge of REIT I no condition or circumstances exists, which presents a material risk that any material liability for Taxes described in clause (iii) of the preceding sentence or any liability for Taxes described in clause (i) or (ii) of the preceding sentence will be imposed upon REIT I or any REIT I Subsidiary.

(g)    REIT I and the REIT I Subsidiaries, and to the Knowledge of REIT I, any predecessor employers of the foregoing, have complied, in all material respects, with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446 and 3402 of the Code or similar provisions under any state and foreign Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate taxing authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

(h)    Except as set forth in Section 4.13(h) of the REIT I Disclosure Letter, there are no REIT I Tax Protection Agreements (as hereinafter defined) in force at the date of this Agreement, and, as of the date of this Agreement, no person has raised in writing, or to the Knowledge of REIT I threatened to raise, a material claim against REIT I or any REIT I Subsidiary for any breach of any REIT I Tax Protection Agreements. As used herein, “REIT I Tax Protection Agreements” means any written agreement to which REIT I or any REIT I Subsidiary is a party pursuant to which:

(i) any liability to holders of limited partnership interests in a REIT I Subsidiary Partnership (as hereinafter defined) relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; or (ii) in connection with the deferral of income Taxes of a holder of limited partnership interests or limited liability company in a REIT I Subsidiary Partnership, REIT I or any REIT I Subsidiary has agreed to (A) maintain a minimum level of debt, continue a particular debt or provide rights to guarantee debt, (B) retain or not dispose of assets, (C) make or refrain from making Tax elections, or (D) only dispose of assets in a particular manner. As used herein, “REIT I Subsidiary Partnership” means a REIT I Subsidiary that is a partnership for United States federal income tax purposes.

(i)    There are no Tax Liens upon any property or assets of REIT I or any REIT I Subsidiary except Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

(j)    There are no Tax allocation or sharing agreements or similar arrangements with respect to or involving REIT I or any REIT I Subsidiary, and after the Closing Date neither REIT I nor any other REIT I Subsidiary shall be bound by any such Tax allocation agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date.

(k)    Except as set forth in Section 4.13(k) of the REIT I Disclosure Letter, neither REIT I nor any REIT I Subsidiary has requested or received any written ruling of a Governmental Authority or entered into any written agreement with a Governmental Authority with respect to any Taxes, and neither REIT I nor any REIT I Subsidiary is subject to written ruling of a Governmental Authority.

(l)    Neither REIT I nor any REIT I Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax or (ii) has any liability for the Taxes of any Person (other than any REIT I Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by Contract, or otherwise.

(m)    Neither REIT I nor any REIT I Subsidiary has participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(n)    Neither REIT I nor any REIT I Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with transactions contemplated by this Agreement.

(o)    Except as set forth in Section 4.13(o) of the REIT I Disclosure Letter, no written power of attorney that has been granted by REIT I or any REIT I Subsidiary (other than to REIT I or a REIT I Subsidiary) currently is in force with respect to any matter relating to Taxes.

(p)    Neither REIT I nor any REIT I Subsidiary has taken any action or failed to take any action which action or failure would reasonably be expected to jeopardize, nor to the Knowledge of REIT I is there any other fact or circumstance that could reasonably be expected to prevent, the REIT Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(q)    REIT I is a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code.

Section 4.14    Intellectual Property. Except as set forth in Section 4.14 of the REIT I Disclosure Letter, neither REIT I nor any REIT I Subsidiary: (a) owns any registered trademarks, patents or copyrights, (b) has any pending applications, registrations or recordings for any trademarks, patents or copyrights or (c) is a party to any Contracts with respect to use by REIT I or any REIT I Subsidiary of any trademarks or patents. Except as, individually or in the aggregate, would not reasonably be expected to have a REIT I Material Adverse Effect, (i) no Intellectual Property used by REIT I or any REIT I Subsidiary infringes or is alleged to infringe any Intellectual Property rights of any third party, (ii) no Person is misappropriating, infringing or otherwise violating any Intellectual Property of REIT I or any REIT I Subsidiary, and (iii)  REIT I and the REIT I Subsidiaries own or are licensed to use, or otherwise possess valid rights to use, all Intellectual Property necessary to conduct the business of REIT I and the REIT I Subsidiaries as it is currently conducted. Since December 31, 2017, neither REIT I nor any REIT I Subsidiary has received any written or, to the Knowledge of REIT I, verbal complaint, claim or notice alleging misappropriation, infringement or violation of any Intellectual Property rights of any third party.

Section 4.15    Insurance. REIT I has made available to REIT II copies of all material insurance policies and all material fidelity bonds or other material insurance Contracts providing coverage for REIT I and the REIT I Subsidiaries (the “REIT I Insurance Policies”). Except as, individually or in the aggregate, would not reasonably be expected to have a REIT I Material Adverse Effect, all premiums due and payable under all REIT I Insurance Policies have been paid, and REIT I and the REIT I Subsidiaries have otherwise complied in all material respects with the terms and conditions of all REIT I Insurance Policies. No written notice of cancellation or termination has been received by REIT I or any REIT I Subsidiary with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation.

Section 4.16    Employee Matters.

(a)    Neither REIT I nor any REIT I Subsidiary, other than Griffin Capital Real Estate Company, LLC, has or has ever had any employees. Neither REIT I nor any REIT I Subsidiary has ever (i) been a party to any collective bargaining agreement; (ii) had any application or petition for an election, or for certification, of a collective bargaining agent pending; (iii) had pending, existing, or threatened, any strike, slowdown, picketing or work stoppage or employee grievance process involving REIT I or any REIT I Subsidiary; or (iv) been subject to any Action or threatened Action relating to the alleged violation of any Law pertaining to labor relations, including any charge or complaint filed with the National Labor Relations Board. REIT I, and the REIT I Subsidiaries are, and in the three (3) years preceding the date of this Agreement have been, in compliance with all applicable Laws and Orders regarding the terms and conditions of employment or other labor related matters, and the payment and withholding of Taxes with respect to their employees, and there are no Actions relating to any such violation pending or threatened against REIT I or any REIT I Subsidiary, nor have there been any such actual or threatened Actions in the three (3) years preceding the date of this Agreement. The execution, delivery and performance of this Agreement will not constitute a triggering event that will result (either alone or upon the occurrence of any additional or subsequent event) in any payment (whether of severance pay or otherwise) becoming due, any “parachute payment” as defined in Section 280G of the Code, any increase in payment, or accelerate the time of payment or vesting of compensation due from REIT I or any of the REIT I Subsidiaries or any REIT I Benefit Plan to any current or former employee, independent contractor, officer or director (or dependents of such Persons).

(b)    Schedule 4.16(b) sets forth a list, as of the date of this Agreement, of each REIT I Benefit Plan and its sponsoring entity or entities. Other than the REIT I Benefit Plans listed on Schedule 4.16(b), REIT I and the REIT I Subsidiaries do not and are not required to, and have not and have never been required to, maintain, sponsor or contribute to, and do not have any liability (contingent or otherwise) with respect to, any Employee Benefit Plans. Neither REIT I nor any REIT I Subsidiary has any contract, plan or commitment, whether or not legally binding, to create any REIT I Benefit Plan.

(c)    None of REIT I, any REIT I Subsidiaries or any of their respective ERISA Affiliates has ever maintained, contributed to, or participated in, or otherwise has any obligation or liability in connection with: (i) a “pension plan” under Section 3(2) of ERISA that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (iii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), or (iv) a “multiple employer plan” (as defined in Section 413(c) of the Code). No REIT I Benefit Plan promises or provides retiree medical or other retiree welfare benefits to any Person other than pursuant to COBRA (whether Company paid or not) or other applicable legal requirements.

(d)    Each REIT I Benefit Plan has been established, administered, and maintained in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and other applicable Laws. With respect to each REIT I Benefit Plan that is intended to meet the requirements of a "qualified plan" under Code Section 401(a), the REIT I Benefit Plan has received and is entitled to rely on a determination from the Internal Revenue Service that such REIT I Benefit Plan is so qualified (or if it is a prototype plan, it has a favorable opinion letter; or if it is a volume submitter, it has a favorable advisory letter), and REIT I, the REIT I Subsidiary, or their respective ERISA Affiliate (as applicable) has properly adopted such REIT I Benefit Plan. No event or documentation defect with respect to any REIT I Benefit Plan has occurred which would reasonably cause such REIT I Benefit Plan to become disqualified for purposes of Code Section 401(a) or which could cause REIT I or any REIT I Subsidiary to incur any monetary penalty or other liability. No audits, investigations, actions, suits, or claims (other than routine claims for benefits in the ordinary course of business) are pending or threatened with respect to any REIT I Benefit Plan.

(e)    No REIT I Benefit Plan could give rise to the payment of any amount that would not be deductible pursuant to Code Section 162(m) or 280G. Neither REIT I nor any REIT I Subsidiary is a party to or has any obligation under any Contract, REIT I Benefit Plan or otherwise to compensate any Person for excise taxes payable pursuant to Section 4999 of the Code or for additional taxes payable pursuant to Section 409A of the Code. Any REIT I Benefit Plan which is a “nonqualified deferred compensation plan” as defined in Section 409A of the Code has been maintained and operated in compliance with Section 409A of the Code or an available exemption therefrom.

(f)    All premiums for, contributions to, and payments from, any REIT I Benefit Plans have been timely made or timely accrued by REIT I and/or the REIT I Subsidiaries in the consolidated audited and unaudited financial statements of REIT I and the REIT I Subsidiaries.

(g)    None of REIT I, any REIT I Subsidiary or any of their respective ERISA Affiliates, nor any of their respective directors, officers or employees, nor, to the Knowledge of REIT I, any other “disqualified person” or “party in interest” (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transaction, act or omission to act in connection with any REIT I Benefit Plan that could reasonably be expected to result in the imposition of a penalty or fine pursuant to Section 502 of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975 of the Code.

(h)    Except as, individually or in the aggregate, would not reasonably be expected to have a REIT I Material Adverse Effect, REIT I, each REIT I Subsidiary, and each REIT I Benefit Plan that is a “group health plan” as defined in Section 733(a)(1) of ERISA (a “Company Health Plan”) (i) is currently in compliance with the Patient Protection and Affordable Care Act (“PPACA”), the Health Care and Education Reconciliation Act of 2010, (“HCERA”), and all regulations and guidance issued thereunder (collectively, with PPACA and HCERA, the “Healthcare Reform Laws”), and (ii) has been in compliance with all applicable Healthcare Reform Laws since March 23, 2010. Except as, individually or in the aggregate, would not reasonably be expected to have a REIT I Material Adverse Effect, no event has occurred, and no condition or circumstance exists, that could reasonably be expected to subject REIT I, any REIT I Subsidiary, or any Company Health Plan to penalties or excise taxes under Sections 4980D, 4980H, or 4980I of the Code or any other provision of the Healthcare Reform Laws.

(i)    All current and former employees of REIT I and any REIT I Subsidiary who have been classified as exempt under the Fair Labor Standards Act (the “FLSA”) have been properly classified and treated as such, and all current and former employees of REIT I and any REIT I Subsidiary have been properly compensated for all time worked in accordance with the FLSA. All Persons who have provided services to REIT I and any REIT I Subsidiary as independent contractors or consultants have been properly classified as independent contractors, rather than employees, for purposes of all applicable Laws and REIT I Benefit Plans.

(j)    Schedule 4.16(j) contains a true, accurate and complete list of all employees of REIT I and any REIT I Subsidiary, specifying each employee’s name; title; and current year annual base salary or hourly wage.

(k)    There are not any oral or informal arrangements, commitments or promises between REIT I, nor any REIT I Subsidiary, and any employees, independent contractors or consultants of the Company that have not been documented as part of the formal written agreements between any such Persons and REIT I or any REIT I Subsidiary. There are no agreements or understandings between REIT I or any REIT I Subsidiary and any employee, independent contractor or consultant that the term of their employment or engagement will be for any particular period.

(l)    In the three (3) years preceding the date of this Agreement, neither REIT I nor any REIT I Subsidiary has failed to provide advance notice of any plant closing, layoff, termination or reduction in hours as required by, or incurred any liability under, the Worker Adjustment and Retraining Notification Act of 1988, and including any similar foreign, state, or local Law (the “WARN Act”), and as of the date of this Agreement, neither REIT I nor any REIT I Subsidiary has taken any action that would reasonably be expected to cause the Purchaser to incur any liability or obligation under WARN following the Closing.

(m)    REIT I and any REIT I Subsidiary has complied in all material respects with the Immigration Reform and Control Act of 1986 and all regulations promulgated thereunder (“IRCA”). Neither REIT I, nor any REIT I Subsidiary, has employed individuals not authorized to work in the United States. Neither REIT I, nor any REIT I Subsidiary, has received any written notice of any inspection or investigation relating to its alleged noncompliance with or violation of IRCA, nor has it been warned, fined or otherwise penalized by reason of any failure to comply with IRCA.

Section 4.17    Related Party Transactions. Except (i) the REIT I Partnership Agreement or (ii) as described in the publicly available REIT I SEC Documents filed with or furnished to the SEC on or after January 1, 2018 and prior to the date hereof (the “REIT I Related Party Agreements”), no agreements, arrangements or understandings between any of the REIT I Parties or any other REIT I Subsidiary (or binding on any of their respective properties or assets), on the one hand, and any other Person, on the other hand (other than those exclusively among REIT I and REIT I Subsidiaries), are in existence that are not, but are required to be, disclosed under Item 404 of Regulation S‑K promulgated by the SEC.

Section 4.18    Brokers. No broker, investment banker or other Person (other than the Persons listed in Section 4.18 of the REIT I Disclosure Letter, each in a fee amount not to exceed the amount set forth in Section 4.18 of the REIT I Disclosure Letter, pursuant to the terms of the engagement letter between REIT I and such Person, true, correct and complete copies of which have been provided to REIT II prior to the date hereof) is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Mergers and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the REIT I Parties or any other REIT I Subsidiary.

Section 4.19    Opinion of Financial Advisor. The REIT I Special Committee has received the oral opinion of Robert A. Stanger & Co., Inc. (which was confirmed in writing, as of the date of this Agreement), to the effect that, as of the date of such opinion and based on and subject to the assumptions, limitations, qualifications and conditions set forth in its written opinion, the Merger Consideration to be paid to holders of the REIT I Common Stock is fair, from a financial point of view, to the holders of shares of the REIT I Common Stock (other than REIT II and its Affiliates). REIT I will deliver to REIT II a complete and correct copy of such opinion promptly after receipt thereof by the REIT I Special Committee solely for informational purposes. REIT I acknowledges that the opinion of SunTrust Robinson Humphrey, Inc. contemplated by Section 5.19 is for the benefit of the REIT II Special Committee and that REIT I shall not be entitled to rely on that opinion for any purpose.

Section 4.20    Takeover Statutes. None of REIT I or any REIT I Subsidiary is, nor at any time during the last two (2) years has been, an “interested stockholder” of REIT II as defined in Section 3-601 of the MGCL. The REIT I Board has taken all action necessary to render inapplicable to the REIT Merger the restrictions on business combinations contained in Subtitle 6 of Title 3 of the MGCL. The restrictions on control share acquisitions contained in Subtitle 7 of Title 3 of the MGCL are not applicable to the REIT Merger. No other “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar federal or state Law (collectively, “Takeover Statutes”) are applicable to this Agreement, the Mergers or the other transactions contemplated by this Agreement. No dissenters’, appraisal or similar rights are available to the holders of REIT I Common Stock with respect to the REIT Merger and the other transactions contemplated by this Agreement.

Section 4.21    Information Supplied. None of the information relating to the REIT I Parties or any other REIT I Subsidiary contained or incorporated by reference in the REIT I Proxy Statement or the Form S‑4 or that is provided by any of the REIT I Parties or any other REIT I Subsidiary in writing for inclusion or incorporation by reference in any document filed with any other Governmental Authority in connection with the transactions contemplated by this Agreement will (a) in the case of the REIT I Proxy Statement, at the time of the initial mailing thereof, at the time of the REIT I Stockholders Meeting, at the time the Form S‑4 is declared effective by the SEC or at the REIT Merger Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (b) in the case of the Form S‑4 or with respect to any other document to be filed by REIT I with the SEC in connection with the Mergers or the other transactions contemplated by this Agreement, at the time of its filing with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents that REIT I is responsible for filing with the SEC in connection with the transactions contemplated by this Agreement, to the extent relating to REIT I, its officers, directors and partners and the REIT I Subsidiaries (or other information supplied by or on behalf of REIT I or any REIT I Subsidiaries for inclusion therein) will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act; provided, that no representation is made as to statements made or incorporated by reference by or on behalf of the REIT II Parties.

Section 4.22    No Other Representations and Warranties. Except for the representations or warranties expressly set forth in this Article 4 or any document, agreement, certificate or other instrument contemplated hereby, none of the REIT I Parties or any other Person has made any representation or warranty, expressed or implied, with respect to the REIT I Parties or any other REIT I Subsidiary, their respective businesses, operations, assets, liabilities, condition (financial or otherwise), results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the REIT I Parties or any other REIT I Subsidiary. In particular, without limiting the foregoing disclaimer, none of the REIT I Parties or any other Person makes or has made any representation or warranty to any REIT II Party or any of their respective Affiliates or Representatives with respect to, except for the representations and warranties made by the REIT I Parties in this Article 4 or any document, agreement, certificate or other instrument contemplated hereby, any oral or written information presented to the REIT II Parties or any of their respective Affiliates or Representatives in the course of their due diligence of the REIT I Parties, the negotiation of this Agreement or in the course of the transactions contemplated by this Agreement. Notwithstanding anything contained in this Agreement to the contrary, the REIT I Parties acknowledge and agree that none of the REIT II Parties or any other Person has made or is making any representations or warranties relating to the REIT II Parties whatsoever, express or implied, beyond those expressly given by the REIT II Parties in Article 5 or any document, agreement, certificate or other instrument contemplated hereby, including any implied representation or warranty as to the accuracy or completeness of any information regarding the REIT II Parties furnished or made available to the REIT I Parties or any of their respective Representatives.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE REIT II PARTIES

Except (a) as set forth in the disclosure letter prepared by the REIT II Parties and delivered by the REIT II Parties to the REIT I Parties at or prior to the execution and delivery of this Agreement (the “REIT II Disclosure Letter”) (it being acknowledged and agreed that disclosure of any item in any section or subsection of the REIT II Disclosure Letter shall be deemed disclosed with respect to the section or subsection of this Agreement to which it corresponds and any other section or subsection of this Agreement to the extent the applicability of such disclosure to such other section or subsection of this Agreement is reasonably apparent on its face (it being understood that to be so reasonably apparent on its face, it is not required that the other section or subsection of this Agreement be cross-referenced); provided, that no disclosure shall qualify any Fundamental Representation unless it is set forth in the specific section or subsection of the REIT II Disclosure Letter corresponding to such Fundamental Representation; provided, further, that nothing in the REIT II Disclosure Letter is intended to broaden the scope of any representation or warranty of the REIT II Parties made herein) or (b) as disclosed in the REIT II SEC Documents publicly available, filed with, or furnished to, as applicable, the SEC on or after December 31, 2017 and prior to the date of this Agreement (excluding any information or documents incorporated by reference therein and excluding any disclosures contained in such documents under the headings “Risk Factors” or “Forward Looking Statements” or any other disclosures contained or referenced therein to the extent they are cautionary, predictive or forward-looking in nature), and then only to the extent that the relevance of any disclosed event, item or occurrence in such REIT II SEC Documents to a matter covered by a representation or warranty set forth in this Article 5 is reasonably apparent on its face; provided, that the disclosures in the REIT II SEC Documents shall not be deemed to qualify (i) any Fundamental Representations, which matters shall only be qualified by specific disclosure in the respective corresponding Section of the REIT II Disclosure Letter, and (ii) the representations and warranties made in Section 5.3 (No Conflict; Required Filings and Consents), Section 5.5(a) through Section 5.5(c) (SEC Documents; Financial Statements), Section 5.6 (Absence of Certain Changes or Events), Section 5.7 (No Undisclosed Liabilities), Section 5.18 (Brokers) and Section 5.19 (Opinion of Financial Advisor), the REIT II Parties hereby, jointly and severally, represent and warrant, as of the date hereof and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to another date (in which case as of such other date)), to the REIT I Parties that:
Section 5.1    Organization and Qualification; Subsidiaries.

(a)    REIT II is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and has the requisite corporate power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Merger Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Maryland and has the requisite limited liability company power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Each of REIT II and Merger Sub is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not reasonably be expected to have a REIT II Material Adverse Effect.

(b)    Each REIT II Subsidiary is duly organized, validly existing and in good standing (to the extent applicable) under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite organizational power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Each REIT II Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not reasonably be expected to have a REIT II Material Adverse Effect.

(c)    Section 5.1(c) of the REIT II Disclosure Letter sets forth a true and complete list of the REIT II Subsidiaries and their respective jurisdictions of incorporation or organization, as the case may be, the jurisdictions in which REIT II and the REIT II Subsidiaries are qualified or licensed to do business, and the type of and percentage of interest held, directly or indirectly, by REIT II in each REIT II Subsidiary, including a list of each REIT II Subsidiary that is a Qualified REIT Subsidiary or a Taxable REIT Subsidiary and each REIT II Subsidiary that is an entity taxable as a corporation which is neither a Qualified REIT Subsidiary nor a Taxable REIT Subsidiary.

(d)    Neither REIT II nor any REIT II Subsidiary directly or indirectly owns any equity interest or investment (whether equity or debt) in any Person (other than in the REIT II Subsidiaries and investments in short-term investment securities).

(e)    REIT II has made available to REIT I complete and correct copies of the REIT II Governing Documents. Each of REIT II and REIT II Operating Partnership is in compliance with the terms of its REIT II Governing Documents in all material respects. True and complete copies of REIT II’s and REIT II Operating Partnership’s minute books, as applicable, have been made available by REIT II to REIT I.

(f)    REIT II has not exempted any “Person” from the “Aggregate Stock Ownership Limit” or the “Common Stock Ownership Limit” or established or increased an “Excepted Holder Limit,” as such terms are defined in the REIT II Charter, which exemption or Excepted Holder Limit is currently in effect.

Section 5.2    Authority; Approval Required.

(a)    Each of the REIT II Parties has the requisite corporate, limited liability company or limited partnership power and authority, as applicable, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, including the Mergers. The execution and delivery of this Agreement by each of the REIT II Parties and the consummation by the REIT II Parties of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate and limited partnership action, and no other corporate, limited liability company or limited partnership proceedings on the part of the REIT II Parties are necessary to authorize this Agreement or the Mergers or to consummate the other transactions contemplated by this Agreement, subject, (i) with respect to the REIT Merger, to the filing of the Articles of Merger with, and acceptance for record of the Articles of Merger by, the SDAT and (ii) with respect to the Partnership Merger, to the filing of the Partnership Certificate of Merger with, and acceptance for record of the Partnership Certificate of Merger by, the DE SOS.

(b)    This Agreement has been duly executed and delivered by the REIT II Parties, and assuming due authorization, execution and delivery by the REIT I Parties, constitutes a legally valid and binding obligation of the REIT II Parties enforceable against the REIT II Parties in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(c)    On the recommendation of the REIT II Special Committee, the REIT II Board has (i) determined that the terms of this Agreement, the Mergers and the other transactions contemplated by this Agreement are fair to and in the best interests of the holders of REIT II Common Stock and REIT II OP Units (other than the holder of the REIT II Special Partnership Interests), (ii) approved, authorized, adopted and declared advisable this Agreement and the consummation of the Mergers and the other transactions contemplated by this Agreement, (iii) directed that the REIT Merger be submitted to a vote of the holders of REIT II Common Stock and (iv) recommended that the holders of REIT II Common Stock vote in favor of approval of the REIT Merger (such recommendation, the “REIT II Board Recommendation”), which resolutions remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted after the date hereof by Section 7.3.

(d)    REIT II, as the sole member of Merger Sub, has approved this Agreement and the REIT Merger.

Section 5.3    No Conflict; Required Filings and Consents.

(a)    The execution and delivery of this Agreement by each of the REIT II Parties do not, and the performance of this Agreement and its obligations hereunder will not, (i) conflict with or violate any provision of (A) the REIT II Governing Documents or Merger Sub Governing Documents or (B) any equivalent organizational or governing documents of any other REIT II Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.3(b) have been obtained, all filings and notifications described in Section 5.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to REIT II or any REIT II Subsidiary or by which any property or asset of REIT II or any REIT II Subsidiary is bound, or (iii) except as set forth in Section 5.3(a)(iii) of the REIT II Disclosure Letter require any consent or approval (except as contemplated by Section 5.3(b)) under, result in any breach of any obligation or any loss of any benefit or material increase in any cost or obligation of REIT II or any REIT II Subsidiary under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any other Person any right of termination, acceleration or cancellation (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under or result in the creation of a Lien on any property or asset of REIT II or any REIT II Subsidiary pursuant to, any Contract or Permit to which REIT II or any REIT II Subsidiary is a party, except, as to clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, would not reasonably be expected to have a REIT II Material Adverse Effect.
(b)    The execution and delivery of this Agreement by each of the REIT II Parties do not, and the performance of this Agreement by each of the REIT II Parties will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority by such REIT II Parties, except (i) the filing with the SEC of (A) the REIT II Proxy Statement, (B) the Form S‑4 and the declaration of effectiveness of the Form S‑4, and (C) such reports under, and other compliance with, the Exchange Act and the Securities Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the SDAT pursuant to the MGCL and MLLCA, (iii) the filing of the Partnership Certificate of Merger with, and the acceptance for record of the Partnership Certificate of Merger by, the DE SOS pursuant to the DRULPA, (iv) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws, (v) the consents, authorizations, orders or approvals of each Governmental Authority or Agency listed in Section 8.1(a) of the REIT II Disclosure Letter and (vi) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications which, individually or in the aggregate, would not reasonably be expected to have a REIT II Material Adverse Effect.

Section 5.4    Capital Structure.

(a)    At the close of business on December 13, 2018, the authorized capital stock of REIT II consists of 800,000,000 shares of REIT II Common Stock, of which 700,000,000 shares are classified as REIT II Class A Common Stock, 120,000,000 shares are classified as REIT II Class AA Common Stock, 10,000,000 shares are classified as REIT II Class AAA Common Stock, 150,000,000 shares are classified as REIT II Class D Common Stock, 150,000,000 shares are classified as REIT II Class I Common Stock, 150,000,000 shares are classified as REIT II Class S Common Stock and 150,000,000 shares are classified as REIT II Class T Common Stock, and 200,000,000 shares of preferred stock, $0.001 par value per share (“REIT II Preferred Stock”). At the close of business on December 13, 2018, (i) 25,906,776 shares of REIT II Class A Common Stock were issued and outstanding, (ii) 50,078,550 shares of REIT II Class AA Common Stock were issued and outstanding, (iii) 993,739 shares of REIT II Class AAA Common Stock were issued and outstanding, (iv) 19,268 shares of REIT II Class D Common Stock were issued and outstanding, (v) 806,014 shares of REIT II Class I Common Stock were issued and outstanding, (vi) 279 shares of REIT II Class S Common Stock were issued and outstanding, (vii) 227,311 shares of REIT II Class T Common Stock were issued and outstanding, (viii) no shares of REIT II Preferred Stock were issued and outstanding, (ix) no shares of REIT II Common Stock were reserved for issuance pursuant to outstanding awards granted pursuant to the REIT II Equity Incentive Plan, (x) 7,767,194 shares of REIT II Common Stock were available for grant under the REIT II Equity Incentive Plan, and (xi) 143,779 shares of REIT II Common Stock were reserved for issuance upon redemption of REIT II OP Units. All of the outstanding shares of capital stock of REIT II are duly authorized, validly issued, fully paid and nonassessable and were issued in compliance with applicable securities Laws, and all shares of REIT II Class E Common Stock to be issued in connection with the REIT Merger, when so issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will be issued in compliance with applicable securities Laws. Except as set forth in this Section 5.4(a), there is no other outstanding capital stock of REIT II.

(b)    At the close of business on December 13, 2018, (i) 25,926,776 REIT II OP Class A Units, 50,078,550 REIT II OP Class AA Units, 993,739 REIT II OP Class AAA Units, 19,268 REIT II OP Class D Units, 806,014 REIT II OP Class I Units, 279 REIT II OP Class S Units and 227,311 REIT II OP Class T Units were issued and outstanding, of which no REIT II OP Units were held by limited partners other than REIT II and (ii) 143,779 REIT II Special Partnership Interests were issued and outstanding and were held by REIT II Advisor. All the REIT II OP Units held by REIT II are directly owned by REIT II or a Wholly Owned REIT II Subsidiary, free and clear of all Liens other than Permitted Liens and free of preemptive rights. All of the REIT II OP Units are duly authorized and validly issued and were issued in compliance with applicable securities Laws, and all REIT II OP Units to be issued in connection with the Partnership Merger, when so issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will be issued in compliance with applicable securities Laws.

(c)    All of the outstanding shares of capital stock of each of the REIT II Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and nonassessable. All equity interests in each of the REIT II Subsidiaries that is a partnership or limited liability company are duly authorized and validly issued. All shares of capital stock of (or other ownership interests in) each of the REIT II Subsidiaries which may be issued upon exercise of outstanding options or exchange rights are duly authorized and, upon issuance will be validly issued, fully paid and nonassessable. REIT II or REIT II Operating Partnership owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of the REIT II Subsidiaries, free and clear of all Liens, other than Permitted Liens, and free of preemptive rights.

(d)    There are no bonds, debentures, notes or other Indebtedness having general voting rights (or convertible into securities having such rights) of REIT II or any REIT II Subsidiary (“REIT II Voting Debt”) issued and outstanding. Except for awards granted pursuant to the REIT II Equity Incentive Plan or as set forth in Section 5.4(d) of the REIT II Disclosure Letter, there are no outstanding subscriptions, securities options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities, preemptive rights, anti-dilutive rights, rights of first refusal or other similar rights, agreements, arrangements, undertakings or commitments of any kind to which REIT II or any of the REIT II Subsidiaries is a party or by which any of them is bound obligating REIT II or any of the REIT II Subsidiaries to (i) issue, transfer or sell or create, or cause to be issued, transferred or sold or created any additional shares of capital stock or other equity interests or phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any equity security of REIT II or any REIT II Subsidiary or securities convertible into or exchangeable for such shares or equity interests, (ii) issue, grant, extend or enter into any such subscriptions, options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities or other similar rights, agreements, arrangements, undertakings or commitments or (iii) redeem, repurchase or otherwise acquire any such shares of capital stock, REIT II Voting Debt or other equity interests.

Section 5.5    SEC Documents; Financial Statements; Internal Controls; Off Balance Sheet Arrangements; Investment Company Act; Anti-Corruption Laws.

(a)    REIT II has timely filed with, or furnished (on a publicly available basis) to, the SEC all forms, documents, statements, schedules and reports required to be filed by REIT II under the Exchange Act or the Securities Act (together with all certifications required pursuant to the Sarbanes-Oxley Act since January 1, 2015 (the forms, documents, statements and reports filed with the SEC since January 1, 2015 and those filed with the SEC since the date of this Agreement, if any, including any amendments thereto, the “REIT II SEC Documents”). As of their respective filing dates (or the date of their most recent amendment, supplement or modification, in each case, to the extent filed and publicly available prior to the date of this Agreement), the REIT II SEC Documents (i) complied, or with respect to REIT II SEC Documents filed after the date hereof, will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, the Sarbanes-Oxley Act and the applicable rules and regulations of the SEC thereunder, and (ii) did not, or with respect to REIT II SEC Documents filed after the date hereof, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. None of the REIT II SEC Documents is, to the Knowledge of REIT II, the subject of ongoing SEC review and REIT II does not have any outstanding and unresolved comments from the SEC with respect to any REIT II SEC Documents. None of the REIT II SEC Documents is the subject of any confidential treatment request by REIT II.

(b)    REIT II has made available to REIT I complete and correct copies of all written correspondence between the SEC, on one hand, and REIT II, on the other hand, since January 1, 2015. At all applicable times, REIT II has complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

(c)    The consolidated audited and unaudited financial statements of REIT II and the REIT II Subsidiaries included, or incorporated by reference, in the REIT II SEC Documents, including the related notes and schedules (as amended, supplemented or modified by later REIT II SEC Documents, in each case, to the extent filed and publicly available prior to the date of this Agreement), (i) have been or will be, as the case may be, prepared from, are in accordance with, and accurately reflect the books and records of REIT II and REIT II Subsidiaries in all material respects, (ii) complied or will comply, as the case may be, as of their respective dates in all material respects with the then-applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations of the SEC with respect thereto, (iii) have been or will be, as the case may be, prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, for normal and recurring year-end adjustments and as may be permitted by the SEC on Form 10-Q, Form 8‑K, Regulation S‑X or any successor or like form or rule under the Exchange Act, which such adjustments are not, in the aggregate, material to REIT II) and (iv) fairly present, in all material respects (subject, in the case of unaudited financial statements, for normal and recurring year-end adjustments, none of which is material), the consolidated financial position of REIT II and the REIT II Subsidiaries, taken as a whole, as of their respective dates and the consolidated statements of income and the consolidated cash flows of REIT II and the REIT II Subsidiaries for the periods presented therein. There are no internal investigations, any SEC inquiries or investigations or other governmental inquiries or investigations pending or, to the Knowledge of REIT II, threatened, in each case regarding any accounting practices of REIT II.

(d)    Since January 1, 2015, (A) REIT II has designed and maintained disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to ensure that material information required to be disclosed by REIT II in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to REIT II’s management as appropriate to allow timely decisions regarding required disclosure, and (B) to the Knowledge of REIT II, such disclosure controls and procedures are effective in timely alerting REIT II’s management to material information required to be included in REIT II’s periodic reports required under the Exchange Act (if REIT II was required to file such reports). REIT II and REIT II Subsidiaries have designed and maintained a system of internal control over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurances (i) regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, (ii) that transactions are executed in accordance with management’s general or specific authorizations, (iii) that transactions are recorded as necessary to permit preparation of financial statements and to maintain asset accountability, (iv) that access to assets is permitted only in accordance with management’s general or specific authorization, (v) that the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (vi) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. REIT II has disclosed to REIT II’s auditors and audit committee (and made summaries of such disclosures available to REIT I) (1) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect in any material respect REIT II’s ability to record, process, summarize and report financial information and (2) any fraud, to the Knowledge of REIT II, whether or not material, that involves management or other employees who have a significant role in internal control over financial reporting.

(e)    REIT II is not and none of the REIT II Subsidiaries are, a party to, and none of REIT II nor any REIT II Subsidiary has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract, including any Contract relating to any transaction or relationship between or among REIT II and any REIT II Subsidiary, on the one hand, and any unconsolidated Affiliate of REIT II or any REIT II Subsidiary, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off‑balance sheet arrangements” (as defined in Item 303(a) of Regulation S‑K of the SEC), where the result, purpose or effect of such

Contract is to avoid disclosure of any material transaction involving, or material liabilities of, REIT II, any REIT II Subsidiary or REIT II’s or such REIT II Subsidiary’s audited financial statements or other REIT II SEC Documents.

(f)    Neither REIT II nor any REIT II Subsidiary is required to be registered as an investment company under the Investment Company Act.

(g)    Neither REIT II nor any REIT II Subsidiary nor, to the Knowledge of REIT II, any director, officer or Representative of REIT II or any REIT II Subsidiary has (i) used any corporate funds for any unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or (iii) made any unlawful bribe, rebate, payoff, kickback or other unlawful payment to any foreign or domestic government official or employee, in each case, in violation in any material respect of any applicable Anti-Corruption Law. Neither REIT II nor any REIT II Subsidiary has received any written communication that alleges that REIT II or any REIT II Subsidiary, or any of their respective Representatives, is, or may be, in violation of, or has, or may have, any liability under, any Anti-Corruption Law.

Section 5.6    Absence of Certain Changes or Events. Since December 31, 2017 through the date of this Agreement, (a)  REIT II and all REIT II Subsidiaries have conducted their respective business in all material respects in the ordinary course of business consistent with past practice, (b) neither REIT II nor any REIT II Subsidiary has taken any action that would have been prohibited by Section 6.2(b) (Conduct of the Business of REIT II) if taken from and after the date of this Agreement and (c) there has not been any REIT II Material Adverse Effect or any event, circumstance, change, effect, development, condition or occurrence that, individually or in the aggregate with all other events, circumstances, changes, effects, developments, conditions or occurrences, would reasonably be expected to have a REIT II Material Adverse Effect.

Section 5.7    No Undisclosed Liabilities. Except (a) as disclosed, reflected or reserved against on the balance sheet of REIT II dated as of December 31, 2017 (including the notes thereto), (b) for liabilities or obligations incurred in connection with the transactions contemplated by this Agreement and (c) for liabilities or obligations incurred in the ordinary course of business consistent with past practice of such entity or any predecessor thereof since December 31, 2017, neither REIT II nor any REIT II Subsidiary has any liabilities or obligations or Indebtedness (whether accrued, absolute, contingent or otherwise) that either alone or when combined with all other liabilities of a type not described in clauses (a), (b) or (c) above, has had, or would reasonably be expected to have, a REIT II Material Adverse Effect.

Section 5.8    Permits; Compliance with Law.

(a)    REIT II and each REIT II Subsidiary is in possession of all authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances of any Governmental Authority necessary for REIT II and each REIT II Subsidiary to own, lease and, to the extent applicable, operate its properties or to carry on its respective business substantially as they are being conducted (the “REIT II Permits”), and all such REIT II Permits are valid and in full force and effect, except where the failure to be in possession of, or the failure to be valid or in full force and effect of, any of the REIT II Permits, individually or in the aggregate, would not reasonably be expected to have a REIT II Material Adverse Effect. No event has occurred with respect to any of the REIT II Permits which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any such REIT II Permits. To the Knowledge of REIT II, there is not pending any applicable petition, objection or other pleading with any Governmental Authority having jurisdiction or authority over the operations of REIT II or the REIT II Subsidiaries that impairs the validity of any REIT II Permit or which would reasonably be expected, if accepted or granted, to result in the revocation of any REIT II Permit.

(b)    Neither REIT II nor any REIT II Subsidiary is, and for the past three (3) years has been, in conflict with, or in default or violation of (i) any Law applicable to REIT II or any REIT II Subsidiary or by which any property or asset of REIT II or any other REIT II Subsidiary is bound, or (ii) any REIT II Permits, except, in each case, for any such conflicts, defaults or violations that have been cured, or that, individually or in the aggregate, would not reasonably be expected to have a REIT II Material Adverse Effect.

Section 5.9    Litigation. There is no material action, suit, proceeding or investigation to which REIT II or any REIT II Subsidiary is a party (either as plaintiff or defendant) pending or, to the Knowledge of REIT II, threatened before any Governmental Authority, and, to the Knowledge of REIT II, there is no basis for any such action, suit, proceeding or investigation. None of REIT II and the REIT II Subsidiaries has been permanently or temporarily enjoined by any Order, judgment or decree of any Governmental Authority from engaging in or continuing to conduct the business of REIT II or the REIT II Subsidiaries. No Order of any Governmental Authority has been issued in any proceeding to which REIT II or any of the REIT II Subsidiaries is or was a party, or, to the Knowledge of REIT II, in any other proceeding, that enjoins or requires REIT II or any of the REIT II Subsidiaries to take action of any kind with respect to its businesses, assets or properties. Since December 31, 2017, none of REIT II, any REIT II Subsidiary or any Representative of the foregoing has received or made any settlement offer for any material Action to which REIT II or any REIT II Subsidiary is a party or potentially could be a party (in each case, either as plaintiff or defendant), other than settlement offers that do not exceed $500,000 individually.

Section 5.10    Properties.

(a)    Section 5.10(a) of the REIT II Disclosure Letter lists the REIT II Properties, and sets forth the REIT II Party or applicable REIT II Subsidiary owning such property. Except as disclosed in title insurance policies and reports (and the documents or surveys referenced in such policies and reports) copies of which policies and reports were made available for review to REIT I: (A) REIT II or a REIT II Subsidiary owns fee simple title to, or a valid leasehold interest in, the REIT II Properties, free and clear of Encumbrances, except for Permitted Liens; (B) except as has not had and would not, individually or in the aggregate, have a REIT II Material Adverse Effect, neither REIT II nor any REIT II Subsidiary has received written notice of any violation of any Law affecting any portion of any of the REIT II Properties issued by any Governmental Authority; and (C) except as would not, individually or in the aggregate, have a REIT II Material Adverse Effect, neither REIT II nor any REIT II Subsidiary has received notice to the effect that there are (1) condemnation or rezoning proceedings that are pending or threatened with respect to any of the REIT II Properties or (2) zoning, building or similar Laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the REIT II Properties or by the continued maintenance, operation or use of the parking areas.

(b)    REIT II has not received written notice of, nor does REIT II have any Knowledge of, any latent defects or adverse physical conditions affecting any of the REIT II Properties or the improvements thereon, except as would not, individually or in the aggregate, have a REIT II Material Adverse Effect.

(c)    REIT II and the REIT II Subsidiaries have good and marketable title to, or a valid and enforceable leasehold interest in, all material personal property owned, used or held for use by them. Neither REIT II’s, nor the REIT II Subsidiaries’, ownership of any such personal property is subject to any Liens, other than Permitted Liens.

Section 5.11    Environmental Matters.    Except as, individually or in the aggregate, would not reasonably be expected to have a REIT II Material Adverse Effect: (i) no notification, demand, directive, request for information, citation, summons, notice of violation or order has been received, no complaint has been filed, no penalty has been asserted or assessed and no investigation, action, suit or proceeding is pending or, to the Knowledge of REIT II, is threatened relating to any of the REIT II Parties, any of the REIT II Subsidiaries or any of their respective properties, and relating to or arising out of any Environmental Law, any Environmental Permit or Hazardous Substance; (ii) the REIT II Parties, the other REIT II Subsidiaries and their respective properties are and have been, in compliance with all Environmental Laws and all applicable Environmental Permits; (iii) each of the REIT II Parties and each other REIT II Subsidiary is in possession of all Environmental Permits necessary for REIT II and each REIT II Subsidiary to own, lease and, to the extent applicable, operate its properties or to carry on its respective business substantially as they are being conducted as of the date hereof, and all such Environmental Permits are valid and in full force and effect with all necessary applications for renewal thereof having been timely filed, except where the failure to be in possession of, or the failure to be valid or in full force and effect of, any of the Environmental Permits, individually or in the aggregate, would not reasonably be expected to have a REIT II Material Adverse Effect; (iv) any and all Hazardous Substances disposed of by REIT II and each REIT II Subsidiary was done so in accordance with all applicable Environmental Laws and Environmental Permits; (v) REIT II Parties, any of the REIT II Subsidiaries and their respective properties are not subject to any order, writ, judgment, injunction, decree, stipulation, determination or award by any Governmental Authority pursuant to any Environmental Laws, any Environmental Permit or Hazardous Substance; and (vi) there are no liabilities or obligations (and no asserted liability or obligations) of the REIT II Parties or any of the other REIT II Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law or any Hazardous Substance (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) and there is no condition, situation or set of circumstances that would reasonably be expected to result in any such liability or obligation.

Section 5.12    Material Contracts.

(a)    Section 5.12(a) of the REIT II Disclosure Letter sets forth a list of each Contract (other than an Employee Benefit Plan) in effect as of the date hereof to which REIT II or any REIT II Subsidiary is a party or by which any of its properties or assets are bound that:

i.obligates the REIT II Parties or any other REIT II Subsidiary to make non-contingent aggregate annual expenditures (other than principal or interest payments or the deposit of other reserves with respect to debt obligations) in excess of $500,000 and is not cancelable within ninety (90) days without material penalty to the REIT II Parties or any other REIT II Subsidiary;

ii.contains any non-compete or exclusivity provisions with respect to any line of business or geographic area that restricts the business of the REIT II Parties or any other REIT II Subsidiary, including upon consummation of the transactions contemplated by this Agreement, or that otherwise restricts the lines of business conducted by the REIT II Parties or any other REIT II Subsidiary or the geographic area in which the REIT II Parties or any other REIT II Subsidiary may conduct business;

iii.is a Contract that obligates the REIT II Parties or any other REIT II Subsidiary to indemnify any past or present directors, officers, or employees of the REIT II Parties or any other REIT II Subsidiary pursuant to which the REIT II Parties or any other REIT II Subsidiary is the indemnitor;

iv.constitutes (A) an Indebtedness obligation of the REIT II Parties or any other REIT II Subsidiary with a principal amount as of the date hereof greater than $500,000 or (B) a Contract (including any so called take-or-pay or keep well agreements) under which (1) any Person including REIT II or a REIT II Subsidiary, has directly or indirectly guaranteed Indebtedness, liabilities or obligations of REIT II or REIT II Subsidiary or (2) REIT II or a REIT II Subsidiary has directly or indirectly guaranteed Indebtedness, liabilities or obligations of any Person, including REIT II or another REIT II Subsidiary (in each case other than endorsements for the purpose of collection in the ordinary course of business);

v.requires the REIT II Parties or any other REIT II Subsidiary to dispose of or acquire assets or properties that (together with all of the assets and properties subject to such requirement in such Contract) have a fair market value in excess of $500,000, or involves any pending or contemplated merger, consolidation or similar business combination transaction;

vi.constitutes an interest rate cap, interest rate collar, interest rate swap or other Contract relating to a swap or other hedging transaction of any type;

vii.constitutes a loan to any Person (other than a Wholly Owned REIT II Subsidiary or REIT II Operating Partnership) by REIT II or any REIT II Subsidiary in an amount in excess of $500,000;

viii.sets forth the operational terms of a joint venture, partnership, limited liability company or strategic alliance of the REIT II Parties or any other REIT II Subsidiary with a third party;

ix.prohibits the pledging of the capital stock of REIT II or any REIT II Subsidiary or prohibits the issuance of guarantees by any REIT II Subsidiary;

x.is with a Governmental Authority;

xi.has continuing “earn-out” or other similar contingent purchase price payment obligations, in each case that could result in payments, individually or in the aggregate, in excess of $500,000;

xii.is an employment Contract or consulting Contract;

xiii.is a collective bargaining agreement or other Contract with any labor organization, union or association;

xiv.is a lease, sublease, license or other rental agreement or occupancy agreement (written or verbal) which grants any possessory interest in and to any space situated on or in the REIT II Properties or that otherwise give rights with regard to use of the REIT II Properties; or

xv.is both (A) not made in the ordinary course of business consistent with past practice and (B) material to REIT II and the REIT II Subsidiaries, taken as a whole.

(b)    Each Contract in any of the categories set forth in Section 5.12(a) to which the REIT II Parties or any other REIT II Subsidiary is a party or by which it is bound as of the date hereof is referred to herein as a “REIT II Material Contract.”

(c)    Each REIT II Material Contract is legal, valid, binding and enforceable on the REIT II Parties and each other REIT II Subsidiary that is a party thereto and, to the Knowledge of REIT II, each other party thereto, and is in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law). The REIT II Parties and each other REIT II Subsidiary has performed all obligations required to be performed by it prior to the date hereof under each REIT II Material Contract and, to the Knowledge of REIT II, each other party thereto has performed all obligations required to be performed by it under such REIT II Material Contract prior to the date hereof. None of the REIT II Parties or any other REIT II Subsidiary, nor, to the Knowledge of REIT II, any other party thereto, is in breach or violation of, or default under, any REIT II Material Contract, and no event has occurred that, with notice or lapse of time or both, would constitute a violation, breach or default under any REIT II Material Contract, except where in each case such breach, violation or default, individually or in the aggregate, would not reasonably be expected to have a REIT II Material Adverse Effect. None of the REIT II Parties or any other REIT II Subsidiary has received notice of any violation or default under any REIT II Material Contract, except for violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a REIT II Material Adverse Effect. Since December 31, 2017, neither REIT II nor any REIT II Subsidiary has received any written notice of the intention of any party to cancel, terminate, materially change the scope of rights under or fail to renew any REIT II Material Contract.

(d)    Section 5.12(d) of the REIT II Disclosure Letter lists each management agreement pursuant to which any third party manages or operates any of the REIT II Properties on behalf of REIT II or any REIT II Subsidiary, and describes the property that is subject to such management agreement, REIT II or the applicable REIT II Subsidiary that is a party, the date of such management agreement and each material amendment, guaranty or other agreement binding on REIT II or the applicable REIT II Subsidiary and relating thereto (collectively, the “REIT II Management Agreement Documents”). The true, correct and complete copies of all REIT II Management Agreement Documents have been made available to REIT I. Each REIT II Management Agreement Document is valid, binding and in full force and effect as against REIT II or the applicable REIT II Subsidiary and, to the Knowledge of REIT II, as against the other party thereto. Neither REIT II nor any REIT II Subsidiary owes any termination, cancellation or other similar fees or any liquidated damages to any third party manager or operator.

Section 5.13    Taxes.

(a)    Each REIT II Party and each other REIT II Subsidiary has timely filed with the appropriate Governmental Authority all United States federal income Tax Returns and all other material Tax Returns required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were complete and correct in all material respects. Each REIT II Party and each other REIT II Subsidiary has duly paid (or there has been paid on their behalf), or made adequate provisions in accordance with GAAP for, all material Taxes required to be paid by them, whether or not shown on any Tax Return. True and materially complete copies of all United States federal income Tax Returns that have been filed with the IRS by REIT II and each REIT II Subsidiary with respect to the taxable years ending on or after REIT II’s formation have been made available to REIT I. No written claim has been proposed by any Governmental Authority in any jurisdiction where REIT II or any REIT II Subsidiary do not file Tax Returns that REIT II or any REIT II Subsidiary is or may be subject to Tax by such jurisdiction.

(b)    Beginning with its initial taxable year ending on December 31, 2015, and through and including the Closing Date (determined as if REIT II’s current taxable year ended immediately prior to Closing), REIT II (i) has been organized and operated in conformity with the requirements to qualify as a REIT under the Code and the current and proposed method of operation for REIT II is expected to enable REIT II to continue to meet the requirements for qualification as a REIT through and including the Closing Date, without regard, however, to the distribution requirement described in Section 857(a) of the Code with respect to the taxable year, including the Closing, and (ii) has not taken or omitted to take any action which would reasonably be expected to result in REIT II’s failure to qualify as a REIT, and no challenge to REIT II’s status as a REIT is pending or threatened in writing. No REIT II Subsidiary is a corporation for United States federal income tax purposes, other than a corporation that qualifies as a Qualified REIT Subsidiary or as a Taxable REIT Subsidiary. REIT II’s dividends paid deduction, within the meaning of Section 561 of the Code, for each taxable year (other than the taxable year, including the Closing), taking into account any dividends subject to Sections 857(b)(8) or 858 of the Code, has not been less than the sum of (i) REIT II’s REIT taxable income, as defined in Section 857(b)(2) of the Code, determined without regard to any dividends paid deduction for such year and (ii) REIT II’s net capital gain for such year.

(c)    (i) There are no audits, investigations by any Governmental Authority or other proceedings pending or, to the Knowledge of REIT II, threatened with regard to any material Taxes or Tax Returns of REIT II or any REIT II Subsidiary; (ii) no material deficiency for Taxes of REIT II or any REIT II Subsidiary has been claimed, proposed or assessed in writing or, to the Knowledge of REIT II, threatened, by any Governmental Authority, which deficiency has not yet been settled except for such deficiencies which are being contested in good faith or with respect to which the failure to pay, individually or in the aggregate, would not reasonably be expected to have a REIT II Material Adverse Effect; (iii) neither REIT II nor any REIT II Subsidiary has, waived any statute of limitations with respect to the assessment of material Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency for any open tax year; (iv) neither REIT II nor any REIT II Subsidiary is currently the beneficiary of any extension of time within which to file any material Tax Return; and (v) neither REIT II nor any REIT II Subsidiary has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).

(d)    Each REIT II Subsidiary that is a partnership, joint venture or limited liability company and that has not elected to be a Taxable REIT Subsidiary has been since its formation treated for United States federal income tax purposes as a partnership, disregarded entity, or a Qualified REIT Subsidiary, as the case may be, and not as a corporation, an association taxable as a corporation whose separate existence is respected for federal income tax purposes, or a “publicly traded partnership” within the meaning of Section 7704(b) of the Code that is treated as a corporation for U.S. federal income tax purposes under Section 7704(a) of the Code.

(e)    Neither REIT II nor any REIT II Subsidiary holds any asset the disposition of which would be subject to Treasury Regulation Section 1.337(d)-7, nor have they disposed of any such asset during its current taxable year.

(f)    Since its inception, REIT II and the REIT II Subsidiaries have not incurred (i) any liability for Taxes under Sections 857(b)(1), 857(b)(4), 857(b)(5), 857(b)(6)(A), 857(b)(7), 860(c) or 4981 of the Code, (ii) any liability for Taxes under Sections 857(b)(5) (for income test violations), 856(c)(7)(C) (for asset test violations), or 856(g)(5)(C) (for violations of other qualification requirements applicable to REITs) and (iii)  REIT II has not, and none of the REIT II Subsidiaries have, incurred any material liability for Tax other than (A) in the ordinary course of business consistent with past practice, or (B) transfer or similar Taxes arising in connection with sales of property. No event has occurred, and to the Knowledge of REIT II no condition or circumstances exists, which presents a material risk that any material liability for Taxes described in clause  (iii) of the preceding sentence or any liability for Taxes described in clause (i) or (ii) of the preceding sentence will be imposed upon REIT II or any REIT II Subsidiary.

(g)    REIT II and the REIT II Subsidiaries have complied, in all material respects, with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446 and 3402 of the Code or similar provisions under any state and foreign Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate taxing authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

(h)    There are no REIT II Tax Protection Agreements (as hereinafter defined) in force at the date of this Agreement, and, as of the date of this Agreement, no person has raised in writing, or to the Knowledge of REIT II threatened to raise, a material claim against REIT II or any REIT II Subsidiary for any breach of any REIT II Tax Protection Agreements. As used herein, “REIT II Tax Protection Agreements” means any written agreement to which REIT II or any REIT II Subsidiary is a party pursuant to which: (i) any liability to holders of limited partnership interests in a REIT II Subsidiary Partnership (as hereinafter defined) relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; or (ii) in connection with the deferral of income Taxes of a holder of limited partnership interests or limited liability company in a REIT II Subsidiary Partnership, REIT II or any REIT II Subsidiary has agreed to (A) maintain a minimum level of debt, continue a particular debt or provide rights to guarantee debt, (B) retain or not dispose of assets, (C) make or refrain from making Tax elections, or (D) only dispose of assets in a particular manner. As used herein, “REIT II Subsidiary Partnership” means a REIT II Subsidiary that is a partnership for United States federal income tax purposes.

(i)    There are no Tax Liens upon any property or assets of REIT II or any REIT II Subsidiary except Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

(j)    There are no Tax allocation or sharing agreements or similar arrangements with respect to or involving REIT II or any REIT II Subsidiary, and after the Closing Date neither REIT II nor any other REIT II Subsidiary shall be bound by any such Tax allocation agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date.

(k)    Neither REIT II nor any REIT II Subsidiary has requested or received any written ruling of a Governmental Authority or entered into any written agreement with a Governmental Authority with respect to any Taxes, and neither REIT II nor any REIT II Subsidiary is subject to written ruling of a Governmental Authority.

(l)    Neither REIT II nor any REIT II Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax or (ii) has any liability for the Taxes of any Person (other than any REIT II Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by Contract, or otherwise.

(m)    Neither REIT II nor any REIT II Subsidiary has participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(n)    Neither REIT II nor any REIT II Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with transactions contemplated by this Agreement.

(o)    No written power of attorney that has been granted by REIT II or any REIT II Subsidiary (other than to REIT II or a REIT II Subsidiary) currently is in force with respect to any matter relating to Taxes.

(p)    Neither REIT II nor any REIT II Subsidiary has taken any action or failed to take any action which action or failure would reasonably be expected to jeopardize, nor to the Knowledge of REIT II is there any other fact or circumstance that could reasonably be expected to prevent, the REIT Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(q)    REIT II is a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code.

Section 5.14    Intellectual Property. Neither REIT II nor any REIT II Subsidiary: (a) owns any registered trademarks, patents or copyrights, (b) has any pending applications, registrations or recordings for any trademarks, patents or copyrights or (c) is a party to any Contracts with respect to use by REIT II or any REIT II Subsidiary of any trademarks or patents. Except as, individually or in the aggregate, would not reasonably be expected to have a REIT II Material Adverse Effect, (i) no Intellectual Property used by REIT II or any REIT II Subsidiary infringes or is alleged to infringe any Intellectual Property rights of any third party, (ii) no Person is misappropriating, infringing or otherwise violating any Intellectual Property of REIT II or any REIT II Subsidiary, and (iii)  REIT II and the REIT II Subsidiaries own or are licensed to use, or otherwise possess valid rights to use, all Intellectual Property necessary to conduct the business of REIT II and the REIT II Subsidiaries as it is currently conducted. Since December 31, 2017, neither REIT II nor any REIT II Subsidiary has received any written or, to the Knowledge of REIT II, verbal complaint, claim or notice alleging misappropriation, infringement or violation of any Intellectual Property rights of any third party.

Section 5.15    Insurance. REIT II has made available to REIT I copies of all material insurance policies and all material fidelity bonds or other material insurance Contracts providing coverage for REIT II and the REIT II Subsidiaries (the “REIT II Insurance Policies”). Except as, individually or in the aggregate, would not reasonably be expected to have a REIT II Material Adverse Effect, all premiums due and payable under all REIT II Insurance Policies have been paid, and REIT II and the REIT II Subsidiaries have otherwise complied in all material respects with the terms and conditions of all REIT II Insurance Policies. No written notice of cancellation or termination has been received by REIT II or any REIT II Subsidiary with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation.

Section 5.16    Benefit Plans.

(a)    Other than the REIT II Equity Incentive Plan, REIT II and the REIT II Subsidiaries do not and are not required to, and have not and have never been required to, maintain, sponsor or contribute to, and do not have any liability (contingent or otherwise) with respect to, any Employee Benefit Plan. Neither REIT II nor any REIT II Subsidiary has any contract, plan or commitment, whether or not legally binding, to create any Employee Benefit Plan.

(b)    Except as individually or in the aggregate, have not had and would not reasonably be expected to have REIT II Material Adverse Effect, none of REIT II, any REIT II Subsidiary or any of their respective ERISA Affiliates has incurred any obligation or liability with respect to or under any employee benefit plan, program or arrangement (including any agreement, program, policy or other arrangement under which any current or former employee, director or consultant has any present or future right to benefits) which has created or will or could create any obligation with respect to, or has resulted in or will or could result in any liability (contingent or otherwise) to REIT II or any of its subsidiaries.

(c)    Except as individually or in the aggregate, have not had and would not reasonably be expected to have a REIT II Material Adverse Effect, the REIT II Equity Incentive Plan was established and has been administered in accordance with its terms and in compliance with all applicable Laws, including the Code.

(d)    None of REIT II, any REIT II Subsidiaries or any of their respective ERISA Affiliates has ever maintained, contributed to, or participated in, or otherwise has any obligation or liability in connection with: (i) a “pension plan” under Section 3(2) of ERISA that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (iii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), or (iv) a “multiple employer plan” (as defined in Section 413(c) of the Code).

(e)    No amount that could be received (whether in cash or property or the vesting of property) as a result of the Mergers or any of the other transactions contemplated hereby (alone or in combination with any other event) by any Person affiliated with REIT II or any REIT II Subsidiary who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) under any compensation arrangement could be characterized as a “parachute payment” (as such term is defined in Section 280G(b)(1) of the Code).

(f)    The REIT II Equity Incentive Plan has been maintained and operated in compliance with Section 409A of the Code or an available exemption therefrom.

(g)    Neither REIT II nor any REIT II Subsidiary is a party to or has any obligation under any Contract, the REIT II Equity Incentive Plan or otherwise to compensate any Person for excise taxes payable pursuant to Section 4999 of the Code or for additional taxes payable pursuant to Section 409A of the Code.

(h)    Neither REIT II nor any REIT II Subsidiary has, or has ever had, any employees.

Section 5.17    Related Party Transactions. Except (i) the REIT II Partnership Agreement or (ii) as described in the publicly available REIT II SEC Documents filed with or furnished to the SEC on or after January 1, 2018 and prior to the date hereof (the “REIT II Related Party Agreements”), no agreements, arrangements or understandings between any of the REIT II Parties or any other REIT II Subsidiary (or binding on any of their respective properties or assets), on the one hand, and any other Person, on the other hand (other than those exclusively among REIT II and REIT II Subsidiaries), are in existence that are not, but are required to be, disclosed under Item 404 of Regulation S‑K promulgated by the SEC.

Section 5.18    Brokers. No broker, investment banker or other Person (other than the Persons listed in Section 5.18 of the REIT II Disclosure Letter, each in a fee amount not to exceed the amount set forth in Section 5.18 of the REIT II Disclosure Letter, pursuant to the terms of the engagement letter between REIT II and such Person, true, correct and complete copies of which have been provided to REIT I prior to the date hereof) is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Mergers and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the REIT II Parties or any other REIT II Subsidiary.

Section 5.19    Opinion of Financial Advisor. The REIT II Special Committee received the oral opinion of SunTrust Robinson Humphrey, Inc. at the meeting of the REIT II Special Committee at which the REIT II Special Committee recommended this Agreement to the REIT II Board (which was confirmed in writing, as of the date of this Agreement), to the effect that, as of the date of such opinion and based on and subject to the assumptions, limitations, qualifications, conditions and other matters considered in connection with the preparation of such opinion, the Exchange Ratio in the REIT Merger pursuant to this Agreement is fair, from a financial point of view, to REIT II. REIT II will deliver to REIT I a complete and correct copy of such opinion promptly after receipt thereof by the REIT II Special Committee solely for informational purposes. REIT II acknowledges that the opinion of Robert A. Stanger & Co., Inc. contemplated by Section 4.19 is for the benefit of the REIT I Special Committee and that REIT II shall not be entitled to rely on that opinion for any purpose.

Section 5.20    Takeover Statutes. None of REIT II or any REIT II Subsidiary is, nor at any time during the last two (2) years has been, an “interested stockholder” of REIT I as defined in Section 3-601 of the MGCL. The REIT II Board has taken all action necessary to render inapplicable to the REIT Merger the restrictions on business combinations contained in Subtitle 6 of Title 3 of the MGCL. The restrictions on control share acquisitions contained in Subtitle 7 of Title 3 of the MGCL are not applicable to the REIT Merger. No other Takeover Statutes are applicable to this Agreement, the Mergers or the other transactions contemplated by this Agreement. No dissenters’, appraisal or similar rights are available to the holders of REIT II Common Stock with respect to the REIT Merger and the other transactions contemplated by this Agreement.

Section 5.21    Ownership of Merger Sub; No Prior Activities.

(a)    Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. All of the limited liability company membership interests of Merger Sub are owned, directly or indirectly, by REIT II.

(b)    Except for the obligations or liabilities incurred in connection with its organization and the transactions contemplated by this Agreement and the other documents, agreements, certificates and other instruments contemplated hereby, Merger Sub has not, and will not have prior to the REIT Merger Effective Time, incurred, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever.

Section 5.22    Information Supplied. None of the information relating to REIT II or any REIT II Subsidiary contained or incorporated by reference in the REIT II Proxy Statement or the Form S‑4 or that is provided by REIT II or any REIT II Subsidiary in writing for inclusion or incorporation by reference in any document filed with any other Governmental Authority in connection with the transactions contemplated by this Agreement will (a) in the case of the REIT II Proxy Statement, at the time of the initial mailing thereof, at the time of the REIT II Stockholders Meetings, at the time the Form S‑4 is declared effective by the SEC or at the REIT Merger Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (b) in the case of the Form S‑4 or with respect to any other document to be filed by REIT II with the SEC in connection with the Mergers or the other transactions contemplated by this Agreement, at the time of its filing with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents that REIT II is responsible for filing with the SEC in connection with the transactions contemplated by this Agreement, to the extent relating to REIT II, its officers, directors and partners and the REIT II Subsidiaries (or other information supplied by or on behalf of REIT II or any REIT II Subsidiaries for inclusion therein) will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act; provided, that no representation is made as to statements made or incorporated by reference by or on behalf of the REIT I Parties.

Section 5.23    No Other Representations and Warranties. Except for the representations or warranties expressly set forth in this Article 5 or any document, agreement, certificate or other instrument contemplated hereby, none of the REIT II Parties or any other Person has made any representation or warranty, expressed or implied, with respect to the REIT II Parties or any other REIT II Subsidiary, their respective businesses, operations, assets, liabilities, condition (financial or otherwise), results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the REIT II Parties or any other REIT II Subsidiary. In particular, without limiting the foregoing disclaimer, none of the REIT II Parties or any other Person makes or has made any representation or warranty to any REIT I Party or any of their respective Affiliates or Representatives with respect to, except for the representations and warranties made by the REIT II Parties in this Article 5 or any document, agreement, certificate or other instrument contemplated hereby, any oral or written information presented to the REIT I Parties or any of their respective Affiliates or Representatives in the course of their due diligence of the REIT II Parties, the negotiation of this Agreement or in the course of the transactions contemplated by this Agreement. Notwithstanding anything contained in this Agreement to the contrary, the REIT II Parties acknowledge and agree that none of the REIT I Parties or any other Person has made or is making any representations or warranties relating to the REIT I Parties whatsoever, express or implied, beyond those expressly given by any REIT I Party in Article 4 or any document, agreement, certificate or other instrument contemplated hereby, including any implied representation or warranty as to the accuracy or completeness of any information regarding any REIT I Party furnished or made available to the REIT II Parties or any of their respective Representatives.

ARTICLE 6

COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGERS

Section 6.1    Conduct of Business by REIT I.

(a)    REIT I covenants and agrees that, between the date of this Agreement and the earlier to occur of the REIT Merger Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1 (the “Interim Period”), except (1) to the extent required by Law, (2) as may be consented to in advance in writing by the REIT II Special Committee (which consent shall not be unreasonably withheld, delayed or conditioned), (3) as may be expressly contemplated, expressly required or expressly permitted by this Agreement, or (4) as set forth in Section 6.1(b) of the REIT I Disclosure Letter, each of the REIT I Parties shall, and shall cause each of the other REIT I Subsidiaries to, (i) conduct its business in all material respects in the ordinary course and in a manner consistent with past practice, and (ii) use all reasonable efforts to (A) preserve intact its current business organization, goodwill, ongoing businesses and significant relationships with third parties and (B) maintain the status of REIT I as a REIT.

(b)    Without limiting the foregoing, REIT I covenants and agrees that, during the Interim Period, except (1) to the extent required by Law, (2) as may be consented to in advance in writing by the REIT II Special Committee (which consent shall not be unreasonably withheld, delayed or conditioned), (3) as may be expressly contemplated, expressly required or expressly permitted by this Agreement, or (4) as set forth in Section 6.1(b) of the REIT I Disclosure Letter, the REIT I Parties shall not, and shall not cause or permit any other REIT I Subsidiary to, do any of the following:
(i)    amend or propose to amend (A) the REIT I Governing Documents or (B) such equivalent organizational or governing documents of any REIT I Subsidiary material to REIT I and the REIT I Subsidiaries, or (C) waive the stock ownership limit or create an Excepted Holder Limit (as defined in the REIT I Charter) under the REIT I Charter;

(ii)    adjust, split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of REIT I or any REIT I Subsidiary (other than any Wholly Owned REIT I Subsidiary);

(iii)    declare, set aside or pay any dividend on or make any other actual, constructive or deemed distributions (whether in cash, stock, property or otherwise) with respect to shares of capital stock of REIT I or any REIT I Subsidiary or other equity securities or ownership interests in REIT I or any REIT I Subsidiary or otherwise make any payment to its or their stockholders or other equityholders in their capacity as such, except for (A) the declaration and payment by REIT I of regular dividends in accordance with past practice at a daily rate not to exceed $0.001901096 per share of REIT I Common Stock, (B) the declaration and payment by REIT I Operating Partnership of regular distributions in accordance with past practice and for any interim period through the Closing Date, on the REIT I OP Units, (C) the declaration and payment of dividends or other distributions to REIT I by any directly or indirectly Wholly Owned REIT I Subsidiary, (D) distributions by any REIT I Subsidiary that is not wholly owned, directly or indirectly, by REIT I, in accordance with the requirements of the organizational documents of such REIT I Subsidiary, and (E) the declaration and payment by REIT I of regular quarterly dividends payable in respect of the REIT I Preferred Stock, in accordance with the terms of the REIT I Preferred Stock; provided, that, notwithstanding the restriction on dividends and other distributions in this Section 6.1(b), REIT I and any REIT I Subsidiary shall be permitted to make distributions, including under Sections 858 or 860 of the Code, reasonably necessary for REIT I to maintain its status as a REIT under the Code and avoid or reduce the imposition of any entity level income or excise Tax under the Code;

(iv)    redeem, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interests of REIT I or a REIT I Subsidiary (other than redemptions of the REIT I OP Units pursuant to the REIT I Partnership Agreement);

(v)    except for transactions among REIT I and one or more Wholly Owned REIT I Subsidiaries or among one or more Wholly Owned REIT I Subsidiaries, issue, sell, pledge, dispose, encumber or grant any shares of capital stock of REIT I or any of the REIT I Subsidiaries’ capital stock (including the REIT I OP Units) or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of REIT I or any of the REIT I Subsidiaries’ capital stock or other equity interests;

(vi)    acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any real or personal property, corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, except (A) acquisitions by REIT I or any Wholly Owned REIT I Subsidiary of or from an existing Wholly Owned REIT I Subsidiary, (B) acquisitions described in Section 6.1(b)(vi) of the REIT I Disclosure Letter, and (C) other acquisitions of personal property for a purchase price of less than $2,000,000 in the aggregate;

(vii)    except as described in Section 6.1(b)(vii) of the REIT I Disclosure Letter, sell, mortgage, pledge, lease, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any property or assets, except in the ordinary course of business consistent with past practice, provided that any sale, mortgage, pledge, lease, assignment, transfer, disposition or deed in connection with (x) the satisfaction of any margin call or (y) the posting of collateral in connection with any Contract to which REIT I or any REIT I Subsidiary is a party shall be considered to be done in the ordinary course of business consistent with past practice;

(viii)    incur, create, assume, refinance, replace or prepay any Indebtedness for borrowed money or issue or amend the terms of any debt securities of REIT I or any of the REIT I Subsidiaries, except (A) Indebtedness incurred under REIT I’s existing Debt Facilities in the ordinary course of business consistent with past practice (including to the extent necessary to pay dividends permitted by Section 6.1(b)(iii)), (B) funding any transactions permitted by this Section 6.1(b), (C) Indebtedness that does not, in the aggregate, exceed $1,000,000; and (D) refinancing of existing Indebtedness (provided, that the terms of such new Indebtedness shall not be materially more onerous on REIT I compared to the existing Indebtedness and the principal amount of such replacement Indebtedness shall not be materially greater than the Indebtedness it is replacing);

(ix)    make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, Affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity, other than by REIT I or a Wholly Owned REIT I Subsidiary to REIT I or a Wholly Owned REIT I Subsidiary;

(x)    enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any REIT I Material Contract (or any Contract that, if existing as of the date hereof, would be a REIT I Material Contract), other than (A) any termination or renewal in accordance with the terms of any existing REIT I Material Contract that occurs automatically without any action (other than notice of renewal) by REIT I or any REIT I Subsidiary or (B) as may be reasonably necessary to comply with the terms of this Agreement;

(xi)    make any payment, direct or indirect, of any liability of REIT I or any REIT I Subsidiary before the same comes due in accordance with its terms, other than (A) in the ordinary course of business consistent with past practice or (B) in connection with dispositions or refinancings of any Indebtedness otherwise permitted hereunder;

(xii)    waive, release, assign, settle or compromise any Action, other than waivers, releases, assignments, settlements or compromises that (A) with respect to the payment of monetary damages, involve only the payment of monetary damages (excluding any portion of such payment payable under an existing property-level insurance policy) (x) equal to or less than the amounts specifically reserved with respect thereto on the most recent balance sheet of REIT I made available to REIT II prior to the date of this Agreement or (y) that do not exceed $250,000 individually or $1,000,000 in the aggregate, (B) do not involve the imposition of injunctive relief against REIT I or any REIT I Subsidiary or the Surviving Entity, (C) do not provide for any admission of material liability by REIT I or any of the REIT I Subsidiaries and (D) with respect to any Action involving any present, former or purported holder or group of holders of REIT I Common Stock, comply with Section 7.6(c);

(xiii)    (A) hire or terminate any officer or director of REIT I or any REIT I Subsidiary, except where due to cause, (B) increase in any manner the amount, rate or terms of compensation or benefits of any of REIT I’s directors, or (C) enter into, adopt, amend or terminate any employment, bonus, severance or retirement Contract or Employee Benefit Plan or other compensation or employee benefits arrangement, except in the ordinary course in conjunction with annual Employee Benefit Plan renewals or as may be required to comply with applicable Law;

(xiv)    fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect at December 31, 2017, except as required by a change in GAAP or in applicable Law, or make any change with respect to accounting policies, principles or practices unless required by GAAP or the SEC;

(xv)    enter into any new line of business;

(xvi)    form any new funds, joint ventures or non-traded real estate investment trusts or other pooled investment vehicles;

(xvii)    fail to duly and timely file all material reports and other material documents required to be filed with any Governmental Authority, subject to extensions permitted by Law;

(xviii)    enter into or modify in a manner adverse to REIT I any REIT I Tax Protection Agreement, make, change or rescind any material election relating to Taxes, change a material method of Tax accounting, file or amend any material Tax Return, settle or compromise any material federal, state, local or foreign Tax liability, audit, claim or assessment, enter into any material closing agreement related to Taxes, or knowingly surrender any right to claim any material Tax refund, except, in each case, (A) to the extent required by Law or (B) to the extent necessary (x) to preserve REIT I’s qualification as a REIT under the Code or (y) to qualify or preserve the status of any REIT I Subsidiary as a disregarded entity or partnership for United States federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

(xix)    take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause REIT I to fail to qualify as a REIT or any REIT I Subsidiary to cease to be treated as any of (A) a partnership or disregarded entity for federal income tax purposes or (B) a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

(xx)    make or commit to make any capital expenditures that are in excess of $25,000,000 per quarter in the aggregate;

(xxi)    adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization, except in connection with any transaction permitted by Section 6.1(b)(vi) or Section 6.1(b)(vii) in a manner that would not reasonably be expected to be materially adverse to REIT I or to prevent or impair the ability of the REIT I Parties to consummate the Mergers;

(xxii)    amend or modify the engagement letters entered into with the Persons listed on Section 4.18 of the REIT I Disclosure Letter, in a manner adverse to REIT I, any REIT I Subsidiary or REIT II, or engage other financial advisers in connection with the transactions contemplated by this Agreement;

(xxiii)    permit any Liens or Encumbrances, except Permitted Liens; or

(xxiv)    authorize, or enter into any Contract to do any of the foregoing.

(c)    Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit REIT I from taking any action, at any time or from time to time, that in the reasonable judgment of the REIT I Board, upon advice of counsel to REIT I, is reasonably necessary (i) for REIT I to avoid or to continue to avoid incurring entity level income or excise Taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the REIT Merger Effective Time or (ii) to establish or maintain any exemption from or otherwise avoid the imposition of any requirement that REIT I or any REIT I Subsidiary be registered as an investment company under the Investment Company Act, including in the case of clause (i) only, making dividend or any other actual, constructive or deemed distribution payments to stockholders of REIT I in accordance with this Agreement or otherwise as permitted pursuant to Section 6.1(b)(iii).

Section 6.2    Conduct of Business by REIT II.

(a)    REIT II covenants and agrees that, during the Interim Period, except (1) to the extent required by Law, (2) as may be consented to in advance in writing by the REIT I Special Committee (which consent shall not be unreasonably withheld, delayed or conditioned), (3) as may be expressly contemplated, expressly required or expressly permitted by this Agreement, or (4) as set forth in Section 6.2(b) of the REIT II Disclosure Letter, each of the REIT II Parties shall, and shall cause each of the other REIT II Subsidiaries to, (i) conduct its business in all material respects in the ordinary course and in a manner consistent with past practice, and (ii) use all reasonable efforts to (A) preserve intact its current business organization, goodwill, ongoing businesses and significant relationships with third parties and (B) maintain the status of REIT II as a REIT.

(b)    Without limiting the foregoing, REIT II covenants and agrees that, during the Interim Period, except (1) to the extent required by Law, (2) as may be consented to in advance in writing by the REIT I Special Committee (which consent shall not be unreasonably withheld, delayed or conditioned), (3) as may be expressly contemplated, expressly required or expressly permitted by this Agreement, or (4) as set forth in Section 6.2(b) of the REIT II Disclosure Letter, the REIT II Parties shall not, and shall not cause or permit any other REIT II Subsidiary to, do any of the following:

(i)    amend or propose to amend (A) the REIT II Governing Documents or (B) such equivalent organizational or governing documents of any REIT II Subsidiary material to REIT II and the REIT II Subsidiaries, or (C) waive the stock ownership limit or create an Excepted Holder Limit (as defined in the REIT II Charter) under the REIT II Charter;

(ii)    adjust, split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of REIT II or any REIT II Subsidiary (other than any Wholly Owned REIT II Subsidiary);

(iii)    declare, set aside or pay any dividend on or make any other actual, constructive or deemed distributions (whether in cash, stock, property or otherwise) with respect to shares of capital stock of REIT II or any REIT II Subsidiary or other equity securities or ownership interests in REIT II or any REIT II Subsidiary or otherwise make any payment to its or their stockholders or other equityholders in their capacity as such, except for (A) the declaration and payment by REIT II of regular dividends in accordance with past practice at a daily rate not to exceed $0.00150684932 per share of REIT II Common Stock, (B) the declaration and payment by REIT II Operating Partnership of regular distributions in accordance with past practice and for any interim period through the Closing Date, on the REIT II OP Units, (C) the declaration and payment of dividends or other distributions to REIT II by any directly or indirectly Wholly Owned REIT II Subsidiary, and (D) distributions by any REIT II Subsidiary that is not wholly owned, directly or indirectly, by REIT II, in accordance with the requirements of the organizational documents of such REIT II Subsidiary; provided, that, notwithstanding the restriction on dividends and other distributions in this Section 6.2(b), REIT II and any REIT II Subsidiary shall be permitted to make distributions, including under Sections 858 or 860 of the Code, reasonably necessary for REIT II to maintain its status as a REIT under the Code and avoid or reduce the imposition of any entity level income or excise Tax under the Code;

(iv)    redeem, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interests of REIT II or a REIT II Subsidiary (other than redemptions of the REIT II OP Units pursuant to the REIT II Partnership Agreement);

(v)    except for transactions among REIT II and one or more Wholly Owned REIT II Subsidiaries or among one or more Wholly Owned REIT II Subsidiaries, issue, sell, pledge, dispose, encumber or grant any shares of capital stock of REIT II or any of the REIT II Subsidiaries’ capital stock (including the REIT II OP Units) or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of REIT II or any of the REIT II Subsidiaries’ capital stock or other equity interests;

(vi)    acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any real or personal property, corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, except (A) acquisitions by REIT II or any Wholly Owned REIT II Subsidiary of or from an existing Wholly Owned REIT II Subsidiary, (B) acquisitions described in Section 6.2(a)(vi) of the REIT II Disclosure Letter, and (C) other acquisitions of personal property for a purchase price of less than $2,000,000 in the aggregate;

(vii)    except as described in Section 6.2(b)(vii) of the REIT II Disclosure Letter, sell, mortgage, pledge, lease, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any property or assets, except in the ordinary course of business consistent with past practice, provided that any sale, mortgage, pledge, lease, assignment, transfer, disposition or deed in connection with (x) the satisfaction of any margin call or (y) the posting of collateral in connection with any Contract to which REIT II or any REIT II Subsidiary is a party shall be considered to be done in the ordinary course of business consistent with past practice;

(viii)    except as described in Section 6.2(b)(viii) of the REIT II Disclosure Letter, incur, create, assume, refinance, replace or prepay any Indebtedness for borrowed money or issue or amend the terms of any debt securities of REIT II or any of the REIT II Subsidiaries, except (A) Indebtedness incurred under REIT II’s existing Debt Facilities in the ordinary course of business consistent with past practice (including to the extent necessary to pay dividends permitted by Section 6.2(b)(iii)), (B) funding any transactions permitted by this Section 6.2(b), (C) Indebtedness that does not, in the aggregate, exceed $1,000,000; and (D) refinancing of existing Indebtedness (provided, that the terms of such new Indebtedness shall not be materially more onerous on REIT II compared to the existing Indebtedness and the principal amount of such replacement Indebtedness shall not be materially greater than the Indebtedness it is replacing);

(ix)    make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, Affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity, other than by REIT II or a Wholly Owned REIT II Subsidiary to REIT II or a Wholly Owned REIT II Subsidiary;

(x)    enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any REIT II Material Contract (or any Contract that, if existing as of the date hereof, would be a REIT II Material Contract), other than (A) any termination or renewal in accordance with the terms of any existing REIT II Material Contract that occurs automatically without any action (other than notice of renewal) by REIT II or any REIT II Subsidiary or (B) as may be reasonably necessary to comply with the terms of this Agreement;

(xi)    make any payment, direct or indirect, of any liability of REIT II or any REIT II Subsidiary before the same comes due in accordance with its terms, other than (A) in the ordinary course of business consistent with past practice or (B) in connection with dispositions or refinancings of any Indebtedness otherwise permitted hereunder;

(xii)    waive, release, assign, settle or compromise any Action, other than waivers, releases, assignments, settlements or compromises that (A) with respect to the payment of monetary damages, involve only the payment of monetary damages (excluding any portion of such payment payable under an existing property-level insurance policy) (x) equal to or less than the amounts specifically reserved with respect thereto on the most recent balance sheet of REIT II made available to REIT I prior to the date of this Agreement or (y) that do not exceed $250,000 individually or $1,000,000 in the aggregate, (B) do not involve the imposition of injunctive relief against REIT II or any REIT II Subsidiary or the Surviving Entity, (C) do not provide for any admission of material liability by REIT II or any of the REIT II Subsidiaries and (D) with respect to any Action involving any present, former or purported holder or group of holders of REIT II Common Stock, comply with Section 7.6(c);

(xiii)    (A) except for the resignation of certain officers as described in Section 6.2(b)(xiii) of the REIT II Disclosure Letter, hire or terminate any officer or director of REIT II or any REIT II Subsidiary, (B) increase in any manner the amount, rate or terms of compensation or benefits of any of REIT II’s directors, or (C) enter into, adopt, amend or terminate any employment, bonus, severance or retirement Contract or Employee Benefit Plan or other compensation or employee benefits arrangement, except as may be required to comply with applicable Law;

(xiv)    fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect at December 31, 2017, except as required by a change in GAAP or in applicable Law, or make any change with respect to accounting policies, principles or practices unless required by GAAP or the SEC;

(xv)    enter into any new line of business;
(xvi)    form any new funds, joint ventures or non-traded real estate investment trusts or other pooled investment vehicles;

(xvii)    fail to duly and timely file all material reports and other material documents required to be filed with any Governmental Authority, subject to extensions permitted by Law;

(xviii)    enter into or modify in a manner adverse to REIT II any REIT II Tax Protection Agreement, make, change or rescind any material election relating to Taxes, change a material method of Tax accounting, file or amend any material Tax Return, settle or compromise any material federal, state, local or foreign Tax liability, audit, claim or assessment, enter into any material closing agreement related to Taxes, or knowingly surrender any right to claim any material Tax refund, except, in each case, (A) to the extent required by Law or (B) to the extent necessary (x) to preserve REIT II’s qualification as a REIT under the Code or (y) to qualify or preserve the status of any REIT II Subsidiary as a disregarded entity or partnership for United States federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

(xix)    take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause REIT II to fail to qualify as a REIT or any REIT II Subsidiary to cease to be treated as any of (A) a partnership or disregarded entity for federal income tax purposes or (B) a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;
(xx)    make or commit to make any capital expenditures that are in excess of $25,000,000 per quarter in the aggregate;

(xxi)    adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization, except in connection with any transaction permitted by Section 6.2(b)(vi) or Section 6.2(b)(vii) in a manner that would not reasonably be expected to be materially adverse to REIT II or to prevent or impair the ability of the REIT II Parties to consummate the Mergers;

(xxii)    amend or modify the engagement letters entered into with the Persons listed on Section 5.18 of the REIT II Disclosure Letter, in a manner adverse to REIT II, any REIT II Subsidiary or REIT I, or engage other financial advisers in connection with the transactions contemplated by this Agreement;

(xxiii)    permit any Liens or Encumbrances, except Permitted Liens; or

(xxiv)    authorize, or enter into any Contract to do any of the foregoing.

(c)    Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit REIT II from taking any action, at any time or from time to time, that in the reasonable judgment of the REIT II Board, upon advice of counsel to REIT II, is reasonably necessary (i) for REIT II to avoid or to continue to avoid incurring entity level income or excise Taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the REIT Merger Effective Time or (ii) to establish or maintain any exemption from or otherwise avoid the imposition of any requirement that REIT II or any REIT II Subsidiary be registered as an investment company under the Investment Company Act, including in the case of clause (i) only, making dividend or any other actual, constructive or deemed distribution payments to stockholders of REIT II in accordance with this Agreement or otherwise as permitted pursuant to Section 6.2(b)(iii).

Section 6.3    No Control of Other Parties’ Business. Nothing contained in this Agreement shall give (a) REIT I, directly or indirectly, the right to control or direct REIT II or any REIT II Subsidiary’s operations prior to the REIT Merger Effective Time, or (b) REIT II, directly or indirectly, the right to control or direct REIT I or any REIT I Subsidiary’s operations prior to the REIT Merger Effective Time. Prior to the REIT Merger Effective Time, (i) REIT II shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the REIT II Subsidiaries’ respective operations and (ii) REIT I shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the REIT I Subsidiaries’ respective operations.

ARTICLE 7

ADDITIONAL COVENANTS

Section 7.1    Preparation of the Form S‑4 and the REIT I Proxy Statement; Stockholder Approval.

(a)    As promptly as reasonably practicable following the date of this Agreement, (i) REIT I shall prepare and cause to be filed with the SEC the REIT I Proxy Statement in preliminary form with respect to the REIT I Stockholders Meeting, (ii) REIT II shall prepare and cause to be filed with the SEC the REIT II Proxy Statement in preliminary form with respect to the REIT II Stockholders Meeting and (iii) REIT II shall prepare (with REIT I’s reasonable cooperation) and cause to be filed with the SEC, a registration statement on Form S‑4 under the Securities Act (the “Form S‑4”), which will include the REIT I Proxy Statement and REIT II Proxy Statement, to register under the Securities Act the shares of REIT II Common Stock to be issued in the REIT Merger (together, the “Registered Securities”). Each of REIT II and REIT I shall use its reasonable best efforts to (A) have the Form S‑4 declared effective under the Securities Act as promptly as practicable after such filing, (B) ensure that the Form S‑4 complies in all material respects with the applicable provisions of the Exchange Act and the Securities Act and (C) keep the Form S‑4 effective for so long as necessary to permit the REIT II Common Stock to be issued in the REIT Merger, unless this Agreement is terminated pursuant to Article 9. Each of REIT II and REIT I shall furnish all information concerning itself, its Affiliates and the holders of its capital stock to such other Party and provide such other assistance as may be reasonably requested in connection with the preparation, filing and distribution of the Form S‑4, the REIT

I Proxy Statement and the REIT II Proxy Statement and shall provide to their and each other’s counsel such representations as reasonably necessary to render the opinions required to be filed therewith. The Form S‑4, the REIT I Proxy Statement and the REIT II Proxy Statement shall include all information reasonably requested by such other Party to be included therein. REIT II shall promptly notify REIT I upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Form S‑4, the REIT I Proxy Statement or the REIT II Proxy Statement, and shall, as promptly as practicable after receipt thereof, provide REIT I with copies of all correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand, and all written comments with respect to the Form S‑4, the REIT I Proxy Statement or the REIT II Proxy Statement received from the SEC and advise REIT I of any oral comments with respect to the Form S‑4, the REIT I Proxy Statement or the REIT II Proxy Statement received from the SEC. REIT II shall use its reasonable best efforts to respond as promptly as practicable to any comments from the SEC with respect to the Form S‑4, the REIT I Proxy Statement or the REIT II Proxy Statement. Notwithstanding the foregoing, prior to filing the Form S‑4 (or any amendment or supplement thereto) with the SEC or responding to any comments of the SEC with respect thereto, REIT II shall cooperate and provide REIT I a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response) and shall give due consideration to all reasonable changes provided by the other Party. REIT II shall notify REIT I, promptly after it receives notice thereof, of the time of effectiveness of the Form S‑4, the issuance of any stop order relating thereto or the suspension of the qualification for offering or sale in any jurisdiction of the Registered Securities, and REIT II and REIT I shall use their reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. REIT II shall also use its reasonable best efforts to take any other action required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” Laws and the rules and regulations thereunder in connection with the issuance of the Registered Securities, and REIT I shall furnish all information concerning REIT I and its stockholders as may be reasonably requested in connection with any such actions.

(b)    If, at any time prior to the receipt of the REIT I Stockholder Approval or the REIT II Stockholder Approval, any information relating to REIT I or REIT II, as the case may be, or any of their respective Affiliates, should be discovered by REIT I or REIT II which, in the reasonable judgment of REIT I or REIT II, should be set forth in an amendment of, or a supplement to, any of the Form S‑4, the REIT I Proxy Statement or the REIT II Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties, and REIT I and REIT II shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Form S‑4, the REIT I Proxy Statement or the REIT II Proxy Statement and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to stockholders of REIT I and REIT II. Nothing in this Section 7.1(b) shall limit the obligations of any Party under Section 7.1(a). For purposes of Section 5.23, Section 4.22 and this Section 7.1, any information concerning or related to REIT II, its Affiliates or the REIT II Stockholders Meeting will be deemed to have been provided by REIT II, and any information concerning or related to REIT I, its Affiliates or the REIT I Stockholders Meeting will be deemed to have been provided by REIT I.

(c)    As promptly as practicable following the date of this Agreement, REIT I shall, in accordance with applicable Law and the REIT I Governing Documents, establish a record date for, duly call, give notice of, convene and hold the REIT I Stockholders Meeting for the purpose of obtaining the REIT I Stockholder Approval (and other matters that shall be submitted to the holders of REIT I Common Stock at such meeting); provided, that such record date shall not be more than ninety (90) days prior to the date of the REIT I Stockholders Meeting. REIT I shall use its reasonable best efforts to cause the definitive REIT I Proxy Statement to be mailed to REIT I’s stockholders entitled to vote at the REIT I Stockholders Meeting and to hold the REIT I Stockholders Meeting as soon as practicable after the Form S‑4 is declared effective under the Securities Act. REIT I shall, through the REIT I Board, recommend to its stockholders that they give the REIT I Stockholder Approval, include the REIT I Board Recommendation in the REIT I Proxy Statement and solicit and use its reasonable best efforts to obtain the REIT I Stockholder Approval, except to the extent that the REIT I Board shall have made a REIT I Adverse Recommendation Change as permitted by Section 7.3(d); provided, however, that REIT I’s obligation to duly call, give notice of, convene and hold the REIT I Stockholders Meeting shall be unconditional unless this Agreement is terminated in accordance with its terms and shall not be affected by any REIT I Adverse Recommendation Change. Notwithstanding the foregoing provisions of this Section 7.1(c), if, on a date for which the REIT I Stockholders Meeting is scheduled, REIT I has not received proxies representing a sufficient number of shares of REIT I Common Stock to obtain the REIT I Stockholder Approval, whether or not a quorum is present, REIT I shall have the right to make one or more successive postponements or adjournments of the REIT I Stockholders Meeting (provided, however, that the REIT I Stockholders Meeting shall not be postponed or adjourned to a date that is (i) more than thirty (30) days after the date for which the REIT I Stockholders Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law) or (ii) more than 120 days from the record date for the REIT I Stockholders Meeting); provided, further, the REIT I Stockholders Meeting may not be postponed or adjourned on the date the REIT I Stockholders Meeting is scheduled if REIT I shall have received proxies in respect of an aggregate number of shares of REIT I Common Stock, which have not been withdrawn, such that REIT I Stockholder Approval would be obtained at such meeting.

(d)    As promptly as practicable following the date of this Agreement, REIT II shall, in accordance with applicable Law and the REIT II Governing Documents, establish a record date for, duly call, give notice of, convene and hold the REIT II Stockholders Meeting for the purpose of obtaining the REIT II Stockholder Approval (and other matters that shall be submitted to the holders of REIT II Common Stock at such meeting); provided, that such record date shall not be more than ninety (90) days prior to the date of the REIT II Stockholders Meeting. REIT II shall use its reasonable best efforts to cause the definitive REIT II Proxy Statement to be mailed to REIT II’s stockholders entitled to vote at the REIT II Stockholders Meeting and to hold the REIT II Stockholders Meeting as soon as practicable after the Form S‑4 is declared effective under the Securities Act. REIT II shall, through the REIT II Board, recommend to its stockholders that they give the REIT II Stockholder Approval, include the REIT II Board Recommendation in the REIT II Proxy Statement and solicit and use its reasonable best efforts to obtain the REIT II Stockholder Approval, except to the extent that the REIT II Board shall have made a REIT II Adverse Recommendation Change as permitted by Section 7.3(d); provided, however, that REIT II’s obligation to duly call, give notice of, convene and hold the REIT II Stockholders Meeting shall be unconditional unless this Agreement is terminated in accordance with its terms and shall not be affected by any REIT II Adverse Recommendation Change. Notwithstanding the foregoing provisions of this Section 7.1(d), if, on a date for which the REIT II Stockholders Meeting is scheduled, REIT II has not received proxies representing a sufficient number of shares of REIT II Common Stock to obtain the REIT II Stockholder Approval, whether or not a quorum is present, REIT II shall have the right to make one or more successive postponements or adjournments of the REIT II Stockholders Meeting (provided, however, that the REIT II Stockholders Meeting shall not be postponed or adjourned to a date that is (i) more than thirty (30) days after the date for which the REIT II Stockholders Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law) or (ii) more than 120 days from the record date for the REIT II Stockholders Meeting); provided, further, the REIT II Stockholders Meeting may not be postponed or adjourned on the date the REIT II Stockholders Meeting is scheduled if REIT II shall have received proxies in respect of an aggregate number of shares of REIT II Common Stock, which have not been withdrawn, such that REIT II Stockholder Approval would be obtained at such meeting.
Section 7.2    Access to Information; Confidentiality.

(a)    During the period from the date of this Agreement to and including the REIT Merger Effective Time, each of the Parties shall, and shall cause each of their respective subsidiaries to, afford to the other Parties and to their respective Representatives reasonable access during normal business hours and upon reasonable advance notice to all of their respective properties, offices, books, Contracts, personnel and records and, during such period, each of the Parties shall, and shall cause each of their respective subsidiaries to and shall use their reasonable best efforts to cause its Representatives to, furnish reasonably promptly to the other Parties (i) any information concerning such Party or its respective subsidiaries (including with respect to any pending or threatened Action) as the other Party may reasonably request and (ii) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities Laws. In connection with such reasonable access to information, each of the Parties shall use their reasonable best efforts to cause its respective Representatives to participate in meetings and telephone conferences with the other Parties and their Representatives prior to the mailing of any REIT I Proxy Statement or REIT II Proxy Statement, prior to the REIT I Stockholders Meeting or the REIT II Stockholders Meeting and at such other times as may be reasonably requested. No investigation under this Section 7.2(a) or otherwise shall affect any of the representations and warranties of the Parties contained in this Agreement or any condition to the obligations of the Parties under this Agreement. Notwithstanding the foregoing, none of the Parties shall be required by this Section 7.2(a) to provide the other Parties or their respective Representatives with access to or to disclose information (A) that is subject to the terms of a confidentiality agreement with a third party entered into prior to the date of this Agreement or entered into after the date of this Agreement in the ordinary course of business consistent with past practice of in accordance with this Agreement (provided, however, that the withholding Party shall use its reasonable best efforts to obtain the required consent of such third party to such access or disclosure), (B) the disclosure of which would violate any Law applicable to such Party or any of its Representatives (provided, however, that withholding Party shall use its reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of any Law or duty), (C) that is subject to any attorney-client, attorney work product or other legal privilege (provided, however, that withholding Party shall use its reasonable best efforts to allow for such access or disclosure to the maximum extent that does not result in a loss of any such attorney-client, attorney work product or other legal privilege, including by means of entry into a customary joint defense agreement that would alleviate the loss of such privilege) or (D) for the purpose of allowing Parties or their respective Representatives to collect samples of soil, air, water, groundwater or building materials. The Parties will use their reasonable best efforts to minimize any disruption to the businesses of the other Parties and any of their respective subsidiaries that may result from the requests for access, data and information hereunder. Prior to the REIT Merger Effective Time, the Parties shall not, and shall cause their respective Representatives and Affiliates not to, contact or otherwise communicate with parties with which any of the other Parties or any other of their respective subsidiaries has a business relationship regarding the business of the other Parties and their respective subsidiaries or this Agreement and the transactions contemplated by this Agreement without the prior written consent of such other Party (provided, that, for the avoidance of doubt, nothing in this Section 7.2(a) shall be deemed to restrict the Parties from contacting such parties in pursuing the business of the Parties operating in the ordinary course).

(b)    Each Party will hold, and will cause its respective Representatives and Affiliates to hold, any nonpublic information, including any information exchanged pursuant to this Section 7.2, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreement, which shall remain in full force and effect pursuant to the terms thereof notwithstanding the execution and delivery of this Agreement or the termination thereof.

Section 7.3    No Solicitation of Transactions; Change in Recommendation.

(a)    Except as expressly permitted by this Section 7.3, during the Interim Period, REIT I shall and shall cause each of the REIT I Subsidiaries and their respective Representatives (i) to immediately cease any solicitation, encouragement, discussions or negotiations with any Persons that may be ongoing with respect to a Competing Proposal, or any inquiry or proposal that may be reasonably expected to lead to a Competing Proposal, request that any such Person and its Representatives promptly return or destroy all confidential information concerning REIT I or any of the REIT I Subsidiaries and immediately terminate all physical and electronic dataroom access granted to any such Person or its Representatives and (ii) not to, directly or indirectly, (A) solicit, initiate or knowingly facilitate or encourage or take any other action for the purpose of facilitating, any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Competing Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person information in connection with or for the purpose of encouraging or facilitating, a Competing Proposal or (C) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, agreement in principle or other agreement with respect to a Competing Proposal. It is agreed that any violation of the restrictions set forth in this Section 7.3(a) by any Representative of REIT I or any REIT I Subsidiary shall be deemed to be a breach of this Section 7.3(a) by REIT I.

(b)    Notwithstanding anything to the contrary contained in this Section 7.3, (i) if at any time on or after the date of this Agreement and prior to obtaining the REIT I Stockholder Approval, REIT I or any of the REIT I Subsidiaries or their respective Representatives receives an unsolicited written Competing Proposal from any Person or group of Persons that the REIT I Board determines in good faith, after consultation with REIT I’s outside financial advisors and outside legal counsel, constitutes or is reasonably likely to result in a Superior Proposal, which Competing Proposal was made in circumstances not otherwise involving a breach of this Agreement and (ii) the REIT I Board has determined in good faith, after consultation with REIT I’s outside legal counsel, that a failure to take action with respect to such Competing Proposal would be inconsistent with the duties of the directors of REIT I under applicable

Maryland Law, REIT I may or may cause its respective Representatives to, in response to such Competing Proposal, and subject to compliance with this Section 7.3(b), (A) contact such Person or group of Persons to clarify the terms and conditions thereof, (B) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to REIT I and the REIT I Subsidiaries to the Person or group of Persons who has made such Competing Proposal, provided that REIT I shall prior to or concurrently with the time such information is provided to such Person or group of Persons provide to REIT II any non-public information concerning REIT I or any of the REIT I Subsidiaries that is provided to any Person given such access which was not previously provided to REIT II or its Representatives and (C) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Competing Proposal regarding such Competing Proposal. It is agreed that any violation of the restrictions set forth in this Section 7.3(b) by any Representative of REIT I or any of the REIT I Subsidiaries shall be deemed to be a breach of this Section 7.3(b) by REIT I.

(c)    REIT I shall promptly, and in any event no later than 24-hours after receipt of any Competing Proposal or request for non-public information in connection therewith, as applicable, (i) advise REIT II in writing of the receipt of such Competing Proposal and any request for confidential information in connection with such Competing Proposal, the material terms of such Competing Proposal or request for confidential information and the identity of the Person or group of Persons making such Competing Proposal or request for confidential information and (ii) keep REIT II promptly advised of all material developments (including all changes to the material terms of any Competing Proposal), discussions or negotiations regarding any Competing Proposal and the status of such Competing Proposal. REIT I agrees that it and the REIT I Subsidiaries will not enter into any confidentiality agreement with any Person subsequent to the date hereof which prohibits it or a REIT I Subsidiary from providing any information required to be provided to REIT II in accordance with this Section 7.3(c) within the time periods contemplated hereby.

(d)    Except as expressly permitted by this Section 7.3(d), the REIT I Board shall not (i)(A) fail to recommend to its stockholders that the REIT I Stockholder Approval be given or fail to include the REIT I Board Recommendation in the REIT I Proxy Statement, (B) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, the REIT I Board Recommendation, (C) take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a temporary “stop, look and listen” communication by the REIT I Board pursuant to Rule 14d-9(f) of the Exchange Act or (D) adopt, approve or recommend, or publicly propose to adopt, approve or recommend to the stockholders of REIT I a Competing Proposal (actions described in this clause (i) being referred to as a “REIT I Adverse Recommendation Change”) or (ii) authorize, cause or permit REIT I or any of the REIT I Subsidiaries to enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, agreement in principle or other agreement with respect to a Competing Proposal (other than an Acceptable Confidentiality Agreement) (each, an “Acquisition Agreement”). Notwithstanding anything to the contrary herein, prior to the time the REIT I Stockholder Approval is obtained, the REIT I Board, may make (but in each case, subject to compliance with this Section 7.3(d) and Sections 7.3(a)-(c)), a REIT I Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 9.1(c)(ii) to enter into a definitive Acquisition Agreement that constitutes a Superior Proposal, if and only if, (A) a written Competing Proposal that was not solicited in violation of this Section 7.3 is made to REIT I by a third party and such Competing Proposal is not withdrawn, and (B) prior to taking such action, the REIT I Board has determined in good faith (y) after consultation with REIT I’s outside legal counsel, that failure to take such action would be inconsistent with the duties of the directors of REIT I under applicable Maryland Law and (z) after consultation with REIT I’s outside legal counsel and outside financial advisors, that such Competing Proposal constitutes a Superior Proposal; provided, however, that in connection with any such Competing Proposal (1) REIT I has given REIT II at least five (5) Business Days’ prior written notice of its intention to take such action (which notice shall include the information with respect to such Superior Proposal that is specified in Section 7.3(c) as well as a copy of any proposal, agreement and all material documentation providing for such Superior Proposal), (2) REIT II and REIT I have negotiated, and have caused their respective Representatives to negotiate, in good faith with the other Party and its Representatives, to the extent the other Party wishes to negotiate, during such notice period to enable the other Party to propose in writing revisions to the terms of this Agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal, (3) following the end of such notice period, the REIT I Board shall have considered in good faith any proposed revisions to this Agreement proposed in writing by REIT II and shall have determined that, after consultation with the REIT I’s outside financial advisors and outside legal counsel, the Competing Proposal would continue to constitute a Superior Proposal if such revisions were to be given effect and (4) in the event of any change to the material terms of such Superior Proposal, REIT I shall, in each case, have delivered to REIT II an additional notice consistent with that described in subclause (1) above and the notice period shall have recommenced. Unless this Agreement has been terminated in accordance with Section 9.1(c)(ii), the REIT I Board shall submit the REIT Merger to its stockholders even if the REIT I Board shall have effected a REIT I Adverse Recommendation Change, and the REIT I Board may not submit to the vote of their stockholders any Competing Proposal other than the transactions contemplated by this Agreement.

(e)    At any time prior to receipt of the REIT I Stockholder Approval and subject to Section 7.1(c), the REIT I Board may, if the REIT I Board determines in good faith, after consultation with REIT I’s outside legal counsel, that the failure to do so would be inconsistent with the duties of the directors of REIT I under applicable Maryland Law, make a REIT I Adverse Recommendation Change in response to an Intervening Event.

(f)    Except to the extent expressly provided in this Section 7.3, nothing in this Section 7.3 shall prohibit the REIT I Board from: (i) taking and disclosing to the stockholders of REIT I, a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, if failure to do so would violate applicable Law or (ii) making any “stop, look and listen” communication to the stockholders of REIT I pursuant to Rule 14d-9(f) promulgated under the Exchange Act, in either case, if the REIT I Board has determined in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the duties of the directors of REIT I under applicable Maryland Law; provided that any disclosure (other than those made pursuant to clause (ii) of this Section 7.3(f)) permitted under this Section 7.3(f) that is not an express rejection of any applicable Competing Proposal or an express reaffirmation of the REIT I Board Recommendation shall be deemed a REIT I Adverse Recommendation Change and; provided, further, that the REIT I Board shall not, except as expressly permitted by Section 7.3(d), effect a REIT I Adverse Recommendation Change.

(g)    Except as expressly permitted by this Section 7.3, during the Interim Period, REIT II shall and shall cause each of the REIT II Subsidiaries and their respective Representatives (i) to immediately cease any solicitation, encouragement, discussions or negotiations with any Persons that may be ongoing with respect to a Competing Proposal, or any inquiry or proposal that may be reasonably expected to lead to a Competing Proposal, request that any such Person and its Representatives promptly return or destroy all confidential information concerning REIT II or any of the REIT II Subsidiaries and immediately terminate all physical and electronic dataroom access granted to any such Person or its Representatives and (ii) not to, directly or indirectly, (A) solicit, initiate or knowingly facilitate or encourage or take any other action for the purpose of facilitating, any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Competing Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person information in connection with or for the purpose of encouraging or facilitating, a Competing Proposal or (C) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, agreement in principle or other agreement with respect to a Competing Proposal. It is agreed that any violation of the restrictions set forth in this Section 7.3(g) by any Representative of REIT II or any REIT II Subsidiary shall be deemed to be a breach of this Section 7.3(g) by REIT II.

(h)    Notwithstanding anything to the contrary contained in this Section 7.3, (i) if at any time on or after the date of this Agreement and prior to obtaining the REIT II Stockholder Approval, REIT II or any of the REIT II Subsidiaries or their respective Representatives receives an unsolicited written Competing Proposal from any Person or group of Persons that the REIT II Board determines in good faith, after consultation with REIT II’s outside financial advisors and outside legal counsel, constitutes or is reasonably likely to result in a Superior Proposal, which Competing Proposal was made in circumstances not otherwise involving a breach of this Agreement and (ii) the REIT II Board has determined in good faith, after consultation with REIT II’s outside legal counsel, that a failure to take action with respect to such Competing Proposal would be inconsistent with the duties of the directors of REIT II under applicable Maryland Law, REIT II may or may cause its respective Representatives to, in response to such Competing Proposal, and subject to compliance with this Section 7.3(h), (A) contact such Person or group of Persons to clarify the terms and conditions thereof, (B) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to REIT II and the REIT II Subsidiaries to the Person or group of Persons who has made such Competing Proposal, provided that REIT II shall prior to or concurrently with the time such information is provided to such Person or group of Persons provide to REIT I any non-public information concerning REIT II or any of the REIT II Subsidiaries that is provided to any Person given such access which was not previously provided to REIT I or its Representatives and (C) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Competing Proposal regarding such Competing Proposal. It is agreed that any violation of the restrictions set forth in this Section 7.3(h) by any Representative of REIT II or any of the REIT II Subsidiaries shall be deemed to be a breach of this Section 7.3(h) by REIT II.

(i)    REIT II shall promptly, and in any event no later than 24-hours after receipt of any Competing Proposal or request for non-public information in connection therewith, as applicable, (i) advise REIT I in writing of the receipt of such Competing Proposal and any request for confidential information in connection with such Competing Proposal, the material terms of such Competing Proposal or request for confidential information and the identity of the Person or group of Persons making such Competing Proposal or request for confidential information and (ii) keep REIT I promptly advised of all material developments (including all changes to the material terms of any Competing Proposal), discussions or negotiations regarding any Competing Proposal and the status of such Competing Proposal. REIT II agrees that it and the REIT II Subsidiaries will not enter into any confidentiality agreement with any Person subsequent to the date hereof which prohibits it or a REIT II Subsidiary from providing any information required to be provided to REIT I in accordance with this Section 7.3(c) within the time periods contemplated hereby.

(j)    Except as expressly permitted by this Section 7.3(j), the REIT II Board shall not (i)(A) fail to recommend to its stockholders that the REIT II Stockholder Approval be given or fail to include the REIT II Board Recommendation in the REIT II Proxy Statement, (B) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, the REIT II Board Recommendation, (C) take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a temporary “stop, look and listen” communication by the REIT II Board pursuant to Rule 14d-9(f) of the Exchange Act or (D) adopt, approve or recommend, or publicly propose to adopt, approve or recommend to the stockholders of REIT II a Competing Proposal (actions described in this clause (i) being referred to as a “REIT II Adverse Recommendation Change”) or (ii) authorize, cause or permit REIT II or any of the REIT II Subsidiaries to enter into any Acquisition Agreement. Notwithstanding anything to the contrary herein, prior to the time the REIT II Stockholder Approval is obtained, the REIT II Board, may make (but in each case, subject to compliance with this Section 7.3(j) and Sections 7.3(g)-(i)), a REIT II Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 9.1(c)(ii) to enter into a definitive Acquisition Agreement that constitutes a Superior Proposal, if and only if, (A) a written Competing Proposal that was not solicited in violation of this Section 7.3 is made to REIT II by a third party and such Competing Proposal is not withdrawn, and (B) prior to taking such action, the REIT II Board has determined in good faith (y) after consultation with REIT II’s outside legal counsel, that failure to take such action would be inconsistent with the duties of the directors of REIT II under applicable Maryland Law and (z) after consultation with REIT II’s outside legal counsel and outside financial advisors, that such Competing Proposal constitutes a Superior Proposal; provided, however, that in connection with any such Competing Proposal (1) REIT II has given REIT I at least five (5) Business Days’ prior written notice of its intention to take such action (which notice shall include the information with respect to such Superior Proposal that is specified in Section 7.3(i) as well as a copy of any proposal, agreement and all material documentation providing for such Superior Proposal), (2) REIT I and REIT II have negotiated, and have caused their respective Representatives to negotiate, in good faith with the other Party and its Representatives, to the extent the other Party wishes to negotiate, during such notice period to enable the other Party to propose in writing revisions to the terms of this Agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal, (3) following the end of such notice period, the REIT II Board shall have considered in good faith any proposed revisions to this Agreement proposed in writing by REIT I and shall have determined that, after consultation with the REIT II’s outside financial advisors and outside legal counsel, the Competing Proposal would continue to constitute a Superior Proposal if such revisions were to be given effect and (4) in the event of any change to the material terms of such Superior Proposal, REIT II shall, in each case, have delivered to REIT I an additional notice consistent with that described in subclause (1) above and the notice period shall have recommenced. Unless this Agreement has been terminated in accordance with Section 9.1(c)(ii), the REIT II Board shall submit the REIT Merger to its stockholders even if the REIT II Board shall have effected a REIT II Adverse

Recommendation Change, and the REIT II Board may not submit to the vote of their stockholders any Competing Proposal other than the transactions contemplated by this Agreement.

(k)    At any time prior to receipt of the REIT II Stockholder Approval and subject to Section 7.1(d), the REIT II Board may, if the REIT II Board determines in good faith, after consultation with REIT II’s outside legal counsel, that the failure to do so would be inconsistent with the duties of the directors of REIT II under applicable Maryland Law, make a REIT II Adverse Recommendation Change in response to an Intervening Event.

(l)    Except to the extent expressly provided in this Section 7.3, nothing in this Section 7.3 shall prohibit the REIT II Board from: (i) taking and disclosing to the stockholders of REIT II, a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, if failure to do so would violate applicable Law or (ii) making any “stop, look and listen” communication to the stockholders of REIT II pursuant to Rule 14d-9(f) promulgated under the Exchange Act, in either case, if the REIT II Board has determined in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the duties of the directors of REIT II under applicable Maryland Law; provided that any disclosure (other than those made pursuant to clause (ii) of this Section 7.3(l)) permitted under this Section 7.3(l) that is not an express rejection of any applicable Competing Proposal or an express reaffirmation of the REIT II Board Recommendation shall be deemed a REIT II Adverse Recommendation Change and; provided, further, that the REIT II Board shall not, except as expressly permitted by Section 7.3(j), effect a REIT II Adverse Recommendation Change.

(m)    For purposes of this Agreement:

(i)    “Competing Proposal” means, (A) with respect to REIT I, any proposal or offer, whether in one transaction or a series of related transactions, relating to any (1) merger, consolidation, share exchange, business combination or similar transaction involving REIT I or any REIT I Subsidiary that would constitute a “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X), (2) sale or other disposition, by merger, consolidation, share exchange, business combination or any similar transaction, of any assets of REIT I or any of the REIT I Subsidiaries representing twenty percent (20%) or more of the consolidated assets of REIT I and the REIT I Subsidiaries, taken as a whole, (3) issue, sale or other disposition by REIT I or any of the REIT I Subsidiaries of (including by way of merger, consolidation, share exchange, business combination or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing twenty percent (20%) or more of the votes associated with the outstanding shares of REIT I Common Stock, (4) tender offer or exchange offer in which any Person or “group” (as such term is defined under the Exchange Act) shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, of twenty percent (20%) or more of the votes associated with the outstanding shares of REIT I Common Stock, (5) recapitalization, restructuring, liquidation, dissolution or other similar type of transaction with respect to REIT I in which a third party shall acquire beneficial ownership of twenty percent (20%) or more of the outstanding shares of REIT I Common Stock, or (6) transaction that is similar in form, substance or purpose to any of the foregoing transactions and (B) with respect to REIT II, any proposal or offer, whether in one transaction or a series of related transactions, relating to any (1) merger, consolidation, share exchange, business combination or similar transaction involving REIT II or any REIT II Subsidiary that would constitute a “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X), (2) sale or other disposition, by merger, consolidation, share exchange, business combination or any similar transaction, of any assets of REIT II or any of the REIT II Subsidiaries representing twenty percent (20%) or more of the consolidated assets of REIT II and the REIT II Subsidiaries, taken as a whole, (3) issue, sale or other disposition by REIT II or any of the REIT II Subsidiaries of (including by way of merger, consolidation, share exchange, business combination or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing twenty percent (20%) or more of the votes associated with the outstanding shares of REIT II Common Stock, (4) tender offer or exchange offer in which any Person or “group” (as such term is defined under the Exchange Act) shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, of twenty percent (20%) or more of the votes associated with the outstanding shares of REIT II Common Stock, (5) recapitalization, restructuring, liquidation, dissolution or other similar type of transaction with respect to REIT II in which a third party shall acquire beneficial ownership of twenty percent (20%) or more of the outstanding shares of REIT II Common Stock, or (6) transaction that is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term “Competing Proposal” shall not include (i) the Mergers or any of the other transactions contemplated by this Agreement, (ii) any merger, consolidation, business combination, reorganization, recapitalization or similar transaction solely among REIT I and one or more of the REIT I Subsidiaries or solely among the REIT I Subsidiaries or (iii) any merger, consolidation, business combination, reorganization, recapitalization or similar transaction solely among REIT II and one or more of the REIT II Subsidiaries or solely among the REIT II Subsidiaries.

(ii)    “Superior Proposal” means, (A) with respect to REIT I, a written Competing Proposal made by a third party (except for purposes of this definition, the references in the definition of “Competing Proposal” to “twenty percent (20%)” shall be replaced with “fifty percent (50%)”) which the REIT I Board (based on the recommendation of the REIT I Special Committee) determines in its good faith judgment (after consultation with its legal and financial advisors and after taking into account (1) all of the terms and conditions of the Competing Proposal and this Agreement (as it may be proposed to be amended by REIT II) and (2) the feasibility and certainty of consummation of such Competing Proposal on the terms proposed (taking into account all legal, financial, regulatory and other aspects of such Competing Proposal and conditions to consummation thereof) to be more favorable from a financial point of view to the stockholders of REIT I (in their capacities as stockholders) than the Mergers and the other transactions contemplated by this Agreement (as it may be proposed to be amended by REIT II)) and (B) with respect to REIT II, a written Competing Proposal made by a third party (except for purposes of this definition, the references in the definition of “Competing Proposal” to “twenty percent (20%)” shall be replaced with “fifty percent (50%)”) which the REIT II Board (based on the recommendation of the REIT II Special Committee) determines in its good faith judgment (after consultation with its legal and financial advisors and after taking into account (1) all of the terms and conditions of the Competing Proposal and this Agreement (as it may be proposed to be amended by REIT I) and (2) the feasibility and certainty of consummation of such Competing Proposal on the terms proposed (taking into account all legal, financial, regulatory and other aspects of such Competing Proposal and conditions to consummation thereof) to be more favorable from a financial point of view to the stockholders of REIT II (in their capacities as stockholders) than the Mergers and the other transactions contemplated by this Agreement (as it may be proposed to be amended by REIT I)).

Section 7.4    Public Announcements. Except with respect to any REIT I Adverse Recommendation Change, any REIT II Adverse Recommendation Change or any action taken pursuant to, and in accordance with, Section 7.1 or Section 7.3, so long as this Agreement is in effect, the Parties shall consult with each other before issuing any press release or otherwise making any public statements or filings with respect to this Agreement or any of the transactions contemplated by this Agreement, and none of the Parties shall issue any such press release or make any such public statement or filing prior to obtaining the other Parties’ consent (which consent shall not be unreasonably withheld, delayed or conditioned); provided, that a Party may, without obtaining the other Parties’ consent, issue such press release or make such public statement or filing as may be required by Law or Order if it is not possible to consult with the other Party before making any public statement with respect to this Agreement or any of the transactions contemplated by this Agreement. The Parties have agreed upon the form of a joint press release announcing the Mergers and the execution of this Agreement, and shall make such joint press release no later than one (1) Business Day following the date on which this Agreement is signed.

Section 7.5    Appropriate Action; Consents; Filings.

(a)    Upon the terms and subject to the conditions set forth in this Agreement, each of the REIT I Parties and each of the REIT II Parties shall and shall cause the other REIT I Subsidiaries and the other REIT II Subsidiaries, respectively, and their respective Affiliates to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable under applicable Law or pursuant to any Contract to consummate and make effective, as promptly as practicable, the Mergers and the other transactions contemplated by this Agreement, including (i) taking all actions necessary to cause the conditions to the Closing set forth in Article 8 to be satisfied, (ii) preparing and filing any applications, notices, registrations and requests as may be required or advisable to be filed with or submitted to any Governmental Authority in order to consummate the transactions contemplated by this Agreement, (iii) obtaining all necessary or advisable actions or nonactions, waivers, consents and approvals from Governmental Authorities or other

Persons necessary in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement and the making of all necessary or advisable registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary or advisable to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority or other Persons necessary in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement, (iv) subject to Section 7.6(c), defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Mergers or the other transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed, the avoidance of each and every impediment under any antitrust, merger control, competition or trade regulation Law that may be asserted by any Governmental Authority with respect to the Mergers so as to enable the Closing to occur as soon as reasonably possible, and (v) executing and delivering any additional instruments necessary or advisable to consummate the Mergers and the other transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement; provided, that neither Party will have any obligation (A) to propose, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of any assets or businesses of such Party, any of its subsidiaries (including subsidiaries of REIT II after the Closing) or their Affiliates or (B) otherwise to take or commit to take any actions that would limit the freedom of such Party, its subsidiaries (including subsidiaries of REIT II after the Closing) or their Affiliates with respect to, or their ability to retain, one or more of their businesses, product lines or assets.

(b)    In connection with and without limiting the foregoing Section 7.5(a), each of the Parties shall give (or shall cause their respective Affiliates to give) any notices to third parties, and each of the Parties shall use, and cause each of their respective Affiliates to use, its reasonable best efforts to obtain any third party consents that are necessary, proper or advisable to consummate the Mergers and the other transactions contemplated by this Agreement. Each of the Parties will, and shall cause their respective Affiliates to, furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required applications, notices, registrations and requests as may be required or advisable to be filed with any Governmental Authority and will cooperate in responding to any inquiry from a Governmental Authority, including promptly informing the other party of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or communications between either party and any Governmental Authority with respect to this Agreement. To the extent reasonably practicable, the Parties or their Representatives shall have the right to review in advance and each of the Parties will consult the others on, all the information relating to the other and each of their Affiliates that appears in any filing made with, or written materials submitted to, any Governmental Authority in connection with the Mergers and the other transactions contemplated by this Agreement, except that confidential competitively sensitive business information may be redacted from such exchanges. To the extent reasonably practicable, neither Party shall, nor shall they permit their respective Representatives to, participate independently in any meeting or engage in any substantive conversation with any Governmental Authority in respect of any filing, investigation or other inquiry without giving the other Party prior notice of such meeting or conversation and, to the extent permitted by applicable Law, without giving the other Party the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such Governmental Authority.

(c)    Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person (other than any Governmental Authority) with respect to the Mergers and the other transactions contemplated by this Agreement, none of the Parties or any of their respective Representatives shall be obligated to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any accommodation or commitment or incur any liability or other obligation to such Person. Subject to the immediately foregoing sentence, the Parties shall cooperate with respect to reasonable accommodations that may be requested or appropriate to obtain such consents.

Section 7.6    Notification of Certain Matters; Transaction Litigation.

(a)    The REIT I Parties and their Representatives shall give prompt notice to the REIT II Parties, and the REIT II Parties and their Representatives shall give prompt notice to the REIT I Parties, of any notice or other communication received by such Party from any Governmental Authority in connection with this Agreement, the Mergers or the other transactions contemplated by this Agreement, or from any Person alleging that the consent of such Person is or may be required in connection with the Mergers or the other transactions contemplated by this Agreement.

(b)    The REIT I Parties and their Representatives shall give prompt notice to the REIT II Parties, and the REIT II Parties and their Representatives shall give prompt notice to the REIT I Parties, if (i) any representation or warranty made by it contained in this Agreement becomes untrue or inaccurate such that it would be reasonable to expect that the applicable closing conditions would be incapable of being satisfied by the Outside Date or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, that no such notification shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement. Notwithstanding anything to the contrary in this Agreement, the failure by the REIT I Parties, the REIT II Parties or their respective Representatives to provide such prompt notice under this Section 7.6(b) shall not constitute a breach of covenant for purposes of Section 8.2(b), Section 8.3(b), Section 9.1(c)(i), or Section 9.1(d)(i).

(c)    The REIT I Parties and their Representatives shall give prompt notice to the REIT II Parties, and the REIT II Parties and their Representatives shall give prompt notice to the REIT I Parties, of any Action commenced or, to such Party’s Knowledge, threatened against, relating to or involving such Party or any REIT I Subsidiary or REIT II Subsidiary, respectively, or any of their respective directors, officers or partners that relates to this Agreement, the Mergers or the other transactions contemplated by this Agreement. The REIT I Parties and their respective Representatives shall give REIT II the opportunity to reasonably participate in the defense and settlement of any stockholder litigation against the REIT I Parties or their directors, officers or partners relating to this Agreement and the transactions contemplated by this Agreement, and no such settlement shall be agreed to without REIT II’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned). The REIT II Parties and their respective Representatives shall give the REIT I Parties the opportunity to reasonably participate in the defense and settlement of any litigation against the REIT II Parties and/or their directors, officers or partners relating to this Agreement and the transactions contemplated by this Agreement, and no such settlement shall be agreed to without REIT I’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).

Section 7.7    Indemnification; Directors’ and Officers’ Insurance.

(a)    Without limiting or being limited by the provisions of Section 7.7(b) and to the extent permitted by applicable Law, during the period commencing as of the REIT Merger Effective Time and ending on the sixth (6th) anniversary of the REIT Merger Effective Time, REIT II shall (and shall cause the Surviving Entity to): (i) indemnify, defend and hold harmless each Indemnified Party against and from any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any Action to the extent such Action arises out of or pertains to (x) any action or omission or alleged action or omission in such Indemnified Party’s capacity as a manager, director, officer, partner, member, trustee, employee or agent of REIT I or any of the REIT I Subsidiaries, or (y) this Agreement or any of the transactions contemplated by this Agreement, including the Mergers; and (ii) pay in advance of the final disposition of any such Action the expenses (including attorneys’ fees and any expenses incurred by any Indemnified Party in connection with enforcing any rights with respect to indemnification) of any Indemnified Party without the requirement of any bond or other security, in each case to the fullest extent permitted by Law, but subject to REIT II’s or the Surviving Entity’s receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified. Notwithstanding anything to the contrary set forth in this Agreement, REIT II or the Surviving Entity, as applicable, (i) shall not settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit or proceeding against or investigation of any Indemnified Party for which indemnification may be sought under this Section 7.7(a) without the Indemnified Party’s prior written consent (which consent may not be unreasonably withheld, delayed or conditioned) unless such settlement, compromise, consent or termination includes an unconditional release of such Indemnified Party from all liability arising out of such claim, action, suit, proceeding or investigation, (ii) shall not be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned) and (iii) shall not have any obligation hereunder to any Indemnified Party to the extent that a court of competent jurisdiction shall determine in a final and non-appealable order that such indemnification is prohibited by applicable Law, in which case the Indemnified Party shall promptly refund to REIT II or the Surviving Entity the amount of all such expenses theretofore advanced pursuant hereto.

(b)    Without limiting the foregoing and to the extent permitted by applicable Law, each of REIT II and the Surviving Entity agrees that, during the period commencing as of the REIT Merger Effective Time and ending on the sixth (6th) anniversary of the REIT Merger Effective Time, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the REIT Merger Effective Time now existing in favor of the current or former managers, directors, officers, partners, members, trustees, employees, agents, fiduciaries or other individuals of REIT I or any of the REIT I Subsidiaries (the “Indemnified Parties”) as currently provided in (i) the REIT II Governing Documents or, if applicable, similar organizational documents or agreements of any REIT I Subsidiary and (ii) indemnification agreements of REIT I shall survive the Merger and shall continue in full force and effect in accordance with their terms. For a period of six (6) years following the REIT Merger Effective Time, the organizational documents of REIT II and the Surviving Entity and the organizational documents of any applicable REIT II Subsidiary or REIT I Subsidiary shall contain provisions no less favorable with respect to indemnification and limitations on liability of directors and officers than are set forth in such documents as of the REIT Merger Effective Time, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years following the REIT Merger Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the REIT Merger Effective Time, were the Indemnified Parties, unless such modification shall be required by applicable Law and then only to the minimum extent required by applicable Law.

(c)    For a period of six (6) years after the REIT Merger Effective Time, REIT II shall cause the Surviving Entity to maintain in effect REIT I’s current directors’ and officers’ liability insurance covering each Person currently covered by REIT I’s directors’ and officers’ liability insurance policy for acts or omissions occurring prior to and through the REIT Merger Effective Time; provided, that in lieu of such obligation, (i) the Surviving Entity may substitute therefor policies of an insurance company with the same or better rating as REIT I’s current insurance carrier the material terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than REIT I’s existing policies as of the date hereof or (ii) in consultation with REIT II, REIT I may obtain extended reporting period coverage under REIT I’s existing insurance programs (to be effective as of the REIT Merger Effective Time) for a period of six (6) years after the REIT Merger Effective Time for a cost not in excess of three times the current annual premiums for such insurance; and provided, further, that in no event shall the Surviving Entity be required to pay annual premiums for insurance under this Section 7.7(c) in excess of 300% of the most recent annual premiums paid by REIT I for such purpose, it being understood that if the annual premiums of such insurance coverage exceed such amount, the Surviving Entity shall nevertheless be obligated to provide such coverage as may be obtained for such 300% amount.

(d)    If REIT II or the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving corporation, partnership or other entity of such consolidation or merger or (ii) liquidates, dissolves or winds-up, or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of REIT II or the Surviving Entity, as applicable, assume the obligations set forth in this Section 7.7.

(e)    REIT II shall cause the Surviving Entity to pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the obligations provided in this Section 7.7.

(f)    The provisions of this Section 7.7 are intended to be for the express benefit of, and shall be enforceable by, each Indemnified Party (who are intended third party beneficiaries of this Section 7.7), his or her heirs and his or her personal representatives, shall be binding on all successors and assigns of REIT I, REIT II and the Surviving Entity and shall not be amended in a manner that is adverse to the Indemnified Party (including his or her successors, assigns and heirs) without the prior written consent of the Indemnified Party (including such successors, assigns and heirs) affected thereby. The exculpation and indemnification provided for by this Section 7.7 shall not be deemed to be exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to applicable Law, Contract or otherwise.

Section 7.8    Dividends.

(a)    In the event that a distribution with respect to the shares of REIT I Common Stock or REIT I Preferred Stock permitted under the terms of this Agreement has a record date prior to the REIT Merger Effective Time and has not been paid prior to the Closing Date, such distribution shall be paid to the holders of such shares of REIT I Common Stock or REIT II Preferred Stock, as applicable, on the Closing Date immediately prior to the REIT Merger Effective Time. In the event that a distribution with respect to the shares of REIT II Common Stock permitted under the terms of this Agreement has a record date prior to the REIT Merger Effective Time and has not been paid prior to the Closing Date, such distribution shall be paid to the holders of such shares of REIT II Common Stock on the Closing Date immediately prior to the REIT Merger Effective Time. After the signing of this Agreement and before the REIT Merger Effective Time, REIT I shall coordinate with REIT II with respect to the declaration of, and the setting of record dates and payment dates for dividends on REIT I Common Stock so that (i) holders of REIT I Common Stock do not receive dividends on both REIT I Common Stock and REIT II Common Stock received in the REIT Merger, or (ii) the holders of the REIT II OP Units do not receive distributions on the REIT II OP Units and the REIT I OP Units received in the Partnership Merger, as applicable, in respect of a single distribution period or fail to receive a dividend on either REIT I Common Stock or REIT II Common Stock received in the REIT Merger, or REIT II OP Units and REIT I OP Units received in the Partnership Merger, as applicable, in respect of a single distribution period or (iii) do not receive both a dividend permitted by the proviso to Section 6.1(b)(iii) on REIT I Common Stock and a dividend on REIT II Common Stock received in the REIT Merger or fail to receive either a dividend permitted by the proviso to Section 6.1(b)(iii) on REIT I Common Stock or REIT I OP Units or a dividend on REIT II Common Stock received in the REIT Merger.

(b)    In the event that REIT I shall declare or pay any dividend or other distribution that is expressly permitted pursuant to the proviso at the end of Section 6.1(b)(iii), it shall notify REIT II at least twenty (20) days prior to the Closing Date, and REIT II shall be entitled to declare a dividend per share payable to holders of REIT II Common Stock and REIT II OP Units, in an amount per share of REIT II Common Stock or per REIT II OP Unit equal to the quotient obtained by dividing (x) the dividend declared by REIT I with respect to each share of REIT I Common Stock by (y) the Exchange Ratio. In the event that REIT II shall declare or pay any dividend or other distribution that is expressly permitted pursuant to the proviso at the end of Section 6.2(b)(iii), it shall notify REIT I at least twenty (20) days prior to the Closing Date, and REIT I shall be entitled to declare a dividend per share payable to holders of REIT I Common Stock and REIT I OP Units, in an amount per share of REIT I Common Stock or per REIT I OP Unit equal to the quotient obtained by multiplying (x) the dividend declared by REIT II with respect to each share of REIT II Common Stock by (y) the Exchange Ratio. The record date and time and payment date and time for any dividend payable pursuant to this Section 7.8(b) shall be prior to the Closing Date.

Section 7.9    Takeover Statutes. The Parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Mergers or any of the other transactions contemplated by this Agreement and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Mergers and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute or the restrictions in the REIT I Charter or the REIT II Charter (“Charter Restrictions”) on the Mergers and the other transactions contemplated by this Agreement. No Party shall take any action to exempt any Person (other than the other Parties or their respective Affiliates) from any Takeover Statute of any jurisdiction or Charter Restrictions that may purport to be applicable to the Mergers or any of the other transactions contemplated by this Agreement or otherwise cause any restrictions in any Takeover Statute or Charter Restrictions not to apply to any such Person.

Section 7.10    Obligations of the Parties. REIT I shall take all actions necessary to cause the other REIT I Parties to perform their obligations under this Agreement and to consummate the Mergers on the terms and conditions set forth in this Agreement. REIT II shall take all actions necessary to (a) cause the REIT II Parties to perform its obligations under this Agreement and to consummate the Mergers on the terms and conditions set forth in this

Agreement, and (b) ensure that, prior to the REIT Merger Effective Time, Merger Sub shall not conduct any business or make any investments or incur or guarantee any indebtedness other than as specifically contemplated by this Agreement.

Section 7.11    Certain Transactions.

(a)    Except as set forth in Section 7.11 of the REIT I Disclosure Letter, REIT I shall cause all contracts (including, for the avoidance of doubt, the REIT I Related Party Agreements) between any former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents of REIT I or any REIT I Subsidiary, on the one hand, and REIT I or any REIT I Subsidiary, on the other hand, to be settled or terminated on or prior to the Closing, without any further obligations, liability or payments (other than customary indemnification obligations) by or on behalf of REIT I as of the Closing. For the avoidance of doubt, the foregoing shall not require the settlement or termination of an agreement that is solely between REIT I and/or any entities that will remain REIT I Subsidiaries after the Closing.

(b)    REIT I shall take all actions necessary to terminate, effective as of the Closing, the REIT I Equity Incentive Plan.

(c)    REIT I shall take all actions necessary to terminate, effective as of or prior to the Closing, the REIT I DRP and the REIT I Share Redemption Program.

Section 7.12    Tax Matters.

(a)    Each of REIT I and REIT II shall use its reasonable best efforts to cause the REIT Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, including by executing and delivering the officers’ certificates referred to herein and reporting consistently for all federal, state, and local income Tax or other purposes. None of REIT I or REIT II shall take any action, or fail to take any action, that would reasonably be expected to cause the REIT Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

(b)    REIT I shall (i) use its reasonable best efforts to obtain, or cause to be provided, the opinions of Nelson Mullins Riley & Scarborough LLP and Morris, Manning & Martin, LLP, and (ii) deliver to each of Nelson Mullins Riley & Scarborough LLP and Morris, Manning & Martin, LLP tax representation letters, dated as of the Closing Date and signed by an officer of REIT I and REIT I Operating Partnership, containing representations of REIT I and REIT I Operating Partnership reasonably necessary or appropriate to enable Nelson Mullins Riley & Scarborough LLP and Morris, Manning & Martin, LLP, as applicable, to render the tax opinions described in Section 8.2(f) and Section 8.3(e).

(c)    REIT II shall (i) use its reasonable best efforts to obtain, or cause to be provided, the opinions of Nelson Mullins Riley & Scarborough LLP and Morris, Manning & Martin, LLP, and (ii) deliver to each of Nelson Mullins Riley & Scarborough LLP and Morris, Manning & Martin, LLP tax representation letters, dated as of the Closing Date and signed by an officer of REIT II and REIT II Operating Partnership, containing representations of REIT II and REIT II Operating Partnership reasonably necessary or appropriate to enable Nelson Mullins Riley & Scarborough LLP and Morris, Manning & Martin, LLP, as applicable, to render the tax opinions described in Section 8.2(e) and Section 8.3(f).

(d)    REIT I and REIT II shall reasonably cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar taxes that become payable in connection with the transactions contemplated by this Agreement (together with any related interest, penalties or additions to such taxes, “Transfer Taxes”), and shall reasonably cooperate in attempting to minimize the amount of Transfer Taxes.

Section 7.13    REIT II Board. The REIT II Board shall take or cause to be taken such action as may be necessary, in each case, to be effective as of the REIT Merger Effective Time, to increase the number of directors of REIT II to seven (7) and to cause the individuals set forth on Section 7.13 of the REIT I Disclosure Letter (the “REIT I Designees”) to be elected to the REIT II Board effective as of the REIT Merger Effective Time. If a REIT I Designee is not able or willing to serve on the REIT II Board, as of the REIT Merger Effective Time, REIT I shall select, within a reasonable period of time prior to the REIT Merger Effective Time, a replacement, and the REIT II Board shall appoint such replacement as a member of the REIT II Board, as of the REIT Merger Effective Time. The REIT II Board as of and after the Merger Effective Time is referred to in this Agreement as the “Post-Transaction Board of Directors.”

Section 7.14    Amendment of REIT II Charter. The REIT II Board shall (a) adopt a resolution approving an amendment to the REIT II Charter to enable the exercise of any redemption right that may be held by the holders of REIT I Preferred Stock that will receive the Preferred Stock Merger Consideration and (b) direct that such amendment be submitted for consideration by the stockholders of REIT II prior to January 1, 2023. Subject to the approval of such amendment by the stockholders of REIT II, REIT II shall use its reasonable best efforts to cause Articles of Amendment setting forth such amendment to be filed with the SDAT prior to January 1, 2023.

Section 7.15    Section Post-Closing Tender Offer; Share Redemption Program. REIT II shall use its reasonable best efforts to take or cause to be taken, the following actions with respect to the REIT II Class E Common Stock: (i) seek SEC guidance prior to the REIT Merger Effective Time, relating to its ability to include the REIT II Class E Common Stock in the REIT II Share Redemption Program, consistent with all other classes of REIT II Common Stock commencing at the earliest possible date following the REIT Merger Effective Time; (ii) initiate a tender offer to all holders of REIT II Common Stock (which includes all former holders of REIT I Common Stock) within six (6) months following the REIT Merger Effective Time of at least $100 million or such higher amount and at such price as is approved by the Post-Transaction Board of Directors; and (iii) in the absence of REIT II receiving the favorable SEC guidance as provided for in item (i) of this Section 7.15, adopt a share redemption program for the REIT II Class E Common Stock within twelve (12) months following the REIT Merger Effective Time containing terms at least as favorable as the REIT I Share Redemption Program.

Section 7.16    DNAV Offering Recommencement. Following the consummation of the transactions contemplated by this Agreement (including the Mergers), the Post-Transaction Board of Directors shall determine whether to recommence the offering of shares of REIT II Common Stock in the public markets (the “DNAV Offering Recommencement”). REIT I and REIT II acknowledge that, following the consummation of the transactions contemplated by this Agreement (including the Mergers), the Post-Transaction Board of Directors may initiate efforts at any time to list the shares of REIT II Common Stock for trading on the New York Stock Exchange or such other established national stock exchange or quotation system.

Section 7.17    Management Agreements. Following the completion of the Mergers, REIT II and the Surviving Partnership shall maintain in full force and effect the REIT II Advisory Agreement and the REIT II Property Management Agreement, and neither REIT II nor the Surviving Partnership shall take any action to terminate the REIT II Advisory Agreement or the REIT II Property Management Agreement prior to June 30, 2019.

ARTICLE 8

CONDITIONS

Section 8.1    Conditions to Each Party’s Obligation to Effect the Mergers. The respective obligations of the Parties to effect the Mergers and to consummate the other transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction or, to the extent permitted by Law, waiver by each of the Parties at or prior to the REIT Merger Effective Time of the following conditions:

(a)    Regulatory Authorizations. All consents, authorizations, orders or approvals of each Governmental Authority necessary for the consummation of the Mergers and the other transactions contemplated by this Agreement set forth in Section 8.1(a) of the REIT II Disclosure Letter and Section 8.1(a) of the REIT I Disclosure Letter shall have been obtained and any applicable waiting periods in respect thereof shall have expired or been terminated.

(b)    Stockholder Approval. The REIT I Stockholder Approval shall have been obtained in accordance with applicable Law and the REIT I Charter and REIT I Bylaws and the REIT II Stockholder Approval shall have been obtained in accordance with applicable Law and the REIT II Charter and REIT II Bylaws.

(c)    No Injunctions or Restraints. No Order issued by any Governmental Authority of competent jurisdiction prohibiting consummation of the Mergers shall be in effect, and no Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority after the date of this Agreement that, in any case, prohibits, restrains, enjoins or makes illegal the consummation of the Mergers or the other transactions contemplated by this Agreement.

(d)    Form S‑4. The Form S‑4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S‑4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC that have not been withdrawn.

Section 8.2    Conditions to Obligations of the REIT I Parties. The obligations of the REIT I Parties to effect the Mergers and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or, to the extent permitted by Law, waiver by REIT I, at or prior to the REIT Merger Effective Time, of the following additional conditions:

(a)    Representations and Warranties. (i) The representations and warranties of the REIT II Parties set forth in the Fundamental Representations (except Section 5.4(a) (Capital Structure), Section 5.18 (Brokers), Section 5.19 (Opinion of Financial Advisor) and Section 5.20 (Takeover Statutes)), shall be true and correct in all material respects as of the date of this Agreement and as of the REIT Merger Effective Time, as though made as of the REIT Merger Effective Time, (ii) the representations and warranties set forth in Section 5.4(a) (Capital Structure) shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the REIT Merger Effective Time, as though made as of the REIT Merger Effective Time, and (iii) each of the other representations and warranties of the REIT II Parties contained in this Agreement shall be true and correct as of the date of this Agreement and as of the REIT Merger Effective Time, as though made as of the REIT Merger Effective Time, except (A) in each case, representations and warranties that are made as of a specific date shall be true and correct only on and as of such date, and (B) in the case of clause (iii) where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or REIT II Material Adverse Effect qualifications set forth therein), individually or in the aggregate, does not have and would not reasonably be expected to have a REIT II Material Adverse Effect.

(b)    Performance of Covenants and Obligations of the REIT II Parties. The REIT II Parties shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by them under this Agreement on or prior to the REIT Merger Effective Time.

(c)    Absence of Material Adverse Change. On the Closing Date, no circumstance shall exist that constitutes a REIT II Material Adverse Effect.

(d)    Delivery of Certificate. REIT II shall have delivered to REIT I a certificate, dated the date of the Closing and signed by its chief executive officer and chief financial officer on behalf of REIT II, certifying to the effect that the conditions set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(c) have been satisfied.

(e)    REIT Opinion. REIT I shall have received a written opinion of Morris, Manning & Martin, LLP, or other counsel to REIT II reasonably satisfactory to REIT I, dated as of the Closing Date and in form and substance reasonably satisfactory to REIT I, to the effect that, commencing with REIT II’s taxable year that ended on December 31, 2015, REIT II has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and its actual method of operation has enabled REIT II to meet, through the Closing, the requirements for qualification and taxation as a REIT under the Code, which opinion will be subject to customary exceptions, assumptions and qualifications and based on customary representations contained in an officer’s certificate executed by REIT II and REIT II Operating Partnership.

(f)    Section 368 Opinion. REIT I shall have received a written opinion of Nelson Mullins Riley & Scarborough LLP or other counsel to REIT I reasonably satisfactory to REIT II, dated as of the Closing Date and in form and substance reasonably satisfactory to REIT I, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the REIT Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, which opinion will be subject to customary exceptions, assumptions and qualifications. In rendering such opinion, Nelson Mullins Riley & Scarborough LLP may rely upon the tax representation letters described in Section 7.12.

(g)    Board Designees. The REIT I Designees shall have been elected to the REIT II Board effective as of the REIT Merger Effective Time.

(h)    Amendment of REIT II Charter. The REIT II Board shall have (i) adopted a resolution approving an amendment to the REIT II Charter to enable a redemption right that will be held by the holders of REIT I Preferred Stock that will receive the Preferred Stock Merger Consideration and (ii) directed that such amendment be submitted for consideration by the stockholders of REIT II prior to January 1, 2023.

Section 8.3    Conditions to Obligations of the REIT II Parties. The obligations of the REIT II Parties to effect the Mergers and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or, to the extent permitted by Law, waiver by REIT II at or prior to the REIT Merger Effective Time, of the following additional conditions:

(a)    Representations and Warranties. (i) The representations and warranties of the REIT I Parties set forth in the Fundamental Representations (except Section 4.4(a) (Capital Structure), Section 4.18 (Brokers), Section 4.19 (Opinion of Financial Advisor) and Section 4.20 (Takeover Statutes)) shall be true and correct in all material respects as of the date of this Agreement and as of the REIT Merger Effective Time, as though made as of the REIT Merger Effective Time, (ii) the representations and warranties set forth in Section 4.4(a) (Capital Structure) shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the REIT Merger Effective Time, as though made as of the REIT Merger Effective Time, and (iii) each of the other representations and warranties of the REIT I Parties contained in this Agreement shall be true and correct as of the date of this Agreement and as of the REIT Merger Effective Time, as though made as of the REIT Merger Effective Time, except (A) in each case, representations and warranties that are made as of a specific date shall be true and correct only on and as of such date, and (B) in the case of clause (iii) where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or REIT I Material Adverse Effect qualifications set forth therein), individually or in the aggregate, does not have and would not reasonably be expected to have a REIT I Material Adverse Effect.

(b)    Performance of Covenants or Obligations of the REIT I Parties. The REIT I Parties shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by them under this Agreement on or prior to the REIT Merger Effective Time.

(c)    Absence of Material Adverse Change. On the Closing Date, no circumstance shall exist that constitutes a REIT I Material Adverse Effect.

(d)    Delivery of Certificate. REIT I shall have delivered to REIT II a certificate, dated the date of the Closing and signed by its chief executive officer and chief financial officer on behalf of REIT I certifying to the effect that the conditions set forth in Section 8.3(a), Section 8.3(b), Section 8.3(c) and Section 8.3(h) have been satisfied.

(e)    REIT Opinion. REIT II shall have received a written opinion of Nelson Mullins Riley & Scarborough LLP, or other counsel to REIT I reasonably satisfactory to REIT II, dated as of the Closing Date and in form and substance reasonably satisfactory to REIT II, to the effect that, commencing with REIT I’s taxable year that ended on December 31, 2010, REIT I has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and its actual method of operation has enabled REIT I to meet, through the Closing, the requirements for qualification and taxation as a REIT under the Code, which opinion will be subject to customary exceptions, assumptions and qualifications and based on customary representations contained in an officer’s certificate executed by REIT I and REIT I Operating Partnership.

(f)    Section 368 Opinion. REIT II shall have received a written opinion of Morris, Manning & Martin, LLP, or other counsel to REIT II reasonably satisfactory to REIT I, dated as of the Closing Date and in form and substance reasonably satisfactory to REIT II, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the REIT Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, which opinion will be subject to customary exceptions, assumptions and qualifications. In rendering such opinion, Morris, Manning & Martin, LLP may rely upon the tax representation letters described in Section 7.12.

(g)    Financing. REIT II shall have received a financing commitment letter from KeyBank National Association, or such other lender acceptable to REIT II, for a new credit facility that will replace the “Term Loan” and “Revolver Loan” Debt Facilities of REIT I (which will be paid off in full at the Closing) for a minimum amount of $1,500,000,000.00 to be entered into and effective concurrently with the Closing, and to the extent that there are Debt Facilities of REIT I that will not be paid off in full at the Closing, REIT I shall have received all consents, complied with all notice requirements and cured or obtained waivers of defaults with respect to any Debt Facility.

(h)    Contribution Agreement. The Contribution Agreement and all ancillary documents or agreements contemplated thereunder (the “Contribution Documents”) shall continue to be legal, valid, binding obligations of and enforceable against, the parties thereto, and shall continue to be in full force and effect and shall have not been subsequently rescinded, supplemented, modified or amended or withdrawn in any way. Each party to the Contribution Documents shall have performed all obligations required to be performed by such party as of the Closing Date under each Contribution Document. None of the parties to the Contribution Documents shall be in breach or violation of, or default under, any Contribution Document, and no event shall have occurred that, with notice or lapse of time or both, would constitute a violation, breach or default under any Contribution Document. None of the parties to the Contribution Documents shall have received notice of any violation or default under any Contribution Document and no party to the Contribution Documents shall have received any written notice of the intention of any party to cancel, terminate, or materially change the scope of rights under any Contribution Document. REIT I has received all consents, complied with all notice requirements and cured or obtained waivers of defaults with respect to any third Person required as a result of the consummation of the transactions contemplated under the Contribution Agreement.

(i)    Acknowledgment by REIT I Preferred Holder. Reference is made to that certain Series A Cumulative Perpetual Convertible Preferred Stock Purchase Agreement, dated as of August 8, 2018 (the “Preferred Stock Purchase Agreement”), by and among REIT I, SHBNPP Global Professional Investment Type Private Real Estate Trust No. 13(H), a real estate investment trust established under the laws of the Republic of Korea (acting through Kookmin Bank as trustee of SHBNPP Global Professional Investment Type Private Real Estate Trust No. 13(H)) (the “Purchaser”) and Shinhan BNP Paribas Asset Management Corporation, an asset manager of the Purchaser (with Purchaser, the “Purchaser Group”). REIT I shall have delivered to REIT II an acknowledgement or other similar agreement, in form and substance satisfactory to REIT II, executed by the Purchaser Group pursuant to which Purchaser Group acknowledges the Transactions contemplated in this Agreement, that REIT I’s liabilities and obligations under Section 1.1(c) of the Preferred Stock Purchase Agreement shall be satisfied by the issuance of REIT II Preferred Stock and an estoppel and/or waiver of any defaults, liabilities and obligations of REIT I thereunder as of the Closing Date.

ARTICLE 9

TERMINATION, FEES AND EXPENSES, AMENDMENT AND WAIVER

Section 9.1    Termination. This Agreement may be terminated and the Mergers and the other transactions contemplated by this Agreement may be abandoned at any time prior to the REIT Merger Effective Time, notwithstanding receipt of the REIT I Stockholder Approval or the REIT II Stockholder Approval (except as otherwise specified in this Section 9.1):

(a)    by mutual written consent of each of REIT I and REIT II;

(b)    by either REIT I (with the prior approval of the REIT I Special Committee or REIT II (with the prior approval of the REIT II Special Committee):

(i)    if the REIT Merger shall not have occurred on or before 11:59 p.m. New York time on August 31, 2019 (the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) shall not be available to any Party if the failure of such Party (and (A) in the case of REIT I, including the failure of the other REIT I Parties, and (B) in the case of REIT II, including the failure of the other REIT II Parties) to perform or comply in all material respects with the obligations, covenants or agreements of such Party set forth in this Agreement shall have been the cause of, or resulted in, the failure of the REIT Merger to be consummated by the Outside Date;
(ii)    if any Governmental Authority of competent jurisdiction shall have issued an Order permanently restraining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order shall have become final and nonappealable; provided, that the right to terminate this Agreement under this Section 9.1(b)(ii) shall not be available to a Party if the issuance of such final, non-appealable Order was primarily due to the failure of such Party (and (A) in the case of REIT I, including the failure of the other REIT I Parties, and (B) in the case of REIT II, including the failure of the other REIT II Parties) to perform in all material respects any of its obligations, covenants or agreements under this Agreement; or

(iii)    if the REIT I Stockholder Approval or REIT II Stockholder Approval shall not have been obtained at the REIT I Stockholders Meeting or REIT II Stockholders Meeting, as the case may be, duly convened therefor or at any adjournment or postponement thereof at which a vote on the approval of the REIT Merger was taken; provided, that the right to terminate this Agreement under this Section 9.1(b)(iii) shall not be available to a Party if the failure to receive the REIT I Stockholder Approval or REIT II Stockholder Approval was primarily due to the failure of a Party to perform in all material respects any of its obligations, covenants or agreements under this Agreement;

(c)    by REIT I (with the prior approval of the REIT I Special Committee):

(i)    if a breach of any representation or warranty or failure to perform any obligation, covenant or agreement on the part of any of the REIT II Parties set forth in this Agreement has occurred that would cause any of the conditions set forth in Section 8.1 or Section 8.2 not to be satisfied (a “REIT II Terminating Breach”), which breach or failure to perform cannot be cured, or, if capable of cure, has not been cured by the earlier of twenty (20) days following written notice thereof from REIT I to REIT II and two (2) Business Days before the Outside Date; provided, that REIT I shall not have the right to terminate this Agreement pursuant to this Section 9.1(c)(i) if a REIT I Terminating Breach shall have occurred and be continuing at the time REIT I delivers notice of its election to terminate this Agreement pursuant to this Section 9.1(c)(i);

(ii)    if REIT I has accepted a Superior Proposal at any time prior to receipt of the REIT I Stockholder Approval in accordance with the provisions of Section 7.3(d) herein; provided, however, that this Agreement may not be so terminated unless concurrently with the occurrence of such termination the payment required by Section 9.3(b) is made in full to REIT II and the definitive agreement relating to the Superior Proposal is entered into, and in the event that such definitive agreement is not concurrently entered into and such payment is not concurrently made, such termination shall be null and void;

(iii)    if, at any time prior to receipt of the REIT II Stockholder Approval, (A) the REIT II Board or any committee thereof, for any reason, shall have effected a REIT II Adverse Recommendation Change; (B) the REIT II Board or any committee thereof shall have approved, adopted or publicly endorsed or recommended any Competing Proposal, (C) a tender offer or exchange offer for any shares of REIT II Common Stock that constitutes an Competing Proposal (other than by REIT I or any of its Affiliates) is commenced and the REIT II Board fails to recommend against acceptance of such tender offer or exchange offer by the stockholders of REIT II and to publicly reaffirm the REIT II Board Recommendation within ten (10) Business Days of being requested to do so by REIT I, (D) the REIT II Board or any committee thereof fails to include the REIT II Board Recommendation in the REIT II Proxy Statement, or (E) REIT II shall have materially violated any of its obligations under Section 7.3, or shall be deemed pursuant to the last sentence of Section 7.3(h) to have materially violated any of its obligations under Section 7.3 (other than any immaterial or inadvertent violations thereof that did not result in a Competing Proposal); or

(iv)    if (A) all of the conditions set forth in Section 8.1 and Section 8.3 have been and continue to be satisfied or waived (other than those conditions that by their nature cannot be satisfied other than at Closing), (B) on or after the date the Closing should have occurred, REIT I has delivered written notice to REIT II to the effect that all of the conditions set forth in Section 8.1 and Section 8.2 have been satisfied or waived (other than those conditions that by their nature cannot be satisfied other than at Closing) and the REIT I Parties are prepared to consummate the Closing, and (C) the REIT II Parties fail to consummate the Closing within three (3) Business Days after delivery of the notice referenced in the preceding clause (B) (it being understood that during such three (3) Business Day period, REIT II shall not be entitled to terminate this Agreement); or
(d)    by REIT II (with the prior approval of the REIT II Special Committee):

(i)    if a breach of any representation or warranty or failure to perform any obligation, covenant or agreement on the part of any of the REIT I Parties set forth in this Agreement has occurred that would cause any of the conditions set forth in Section 8.1 and Section 8.3 not to be satisfied (a “REIT I Terminating Breach”), which breach or failure to perform cannot be cured, or if capable of cure, has not been cured by the earlier of twenty (20) days following written notice thereof from REIT II to REIT I and two (2) Business Days before the Outside Date; provided, that REIT II shall not have the right to terminate this Agreement pursuant to this Section 9.1(d)(i) if a REIT II Terminating Breach shall have occurred and be continuing at the time REIT II delivers notice of its election to terminate this Agreement pursuant to this Section 9.1(d)(i);

(ii)    if REIT II has accepted a Superior Proposal at any time prior to receipt of the REIT II Stockholder Approval in accordance with the provisions of Section 7.3(j) herein; provided, however, that this Agreement may not be so terminated unless concurrently with the occurrence of such termination the payment required by Section 9.3(b) is made in full to REIT I and the definitive agreement relating to the Superior Proposal is entered into, and in the event that such definitive agreement is not concurrently entered into and such payment is not concurrently made, such termination shall be null and void;

(iii)    if, at any time prior to receipt of the REIT I Stockholder Approval, (A) the REIT I Board or any committee thereof, for any reason, shall have effected a REIT I Adverse Recommendation Change; (B) the REIT I Board or any committee thereof shall have approved, adopted or publicly endorsed or recommended any Competing Proposal, (C) a tender offer or exchange offer for any shares of REIT I Common Stock that constitutes an Competing Proposal (other than by REIT II or any of its Affiliates) is commenced and the REIT I Board fails to recommend against acceptance of such tender offer or exchange offer by the stockholders of REIT I and to publicly reaffirm the REIT I Board Recommendation within ten (10) Business Days of being requested to do so by REIT II, (D) the REIT I Board or any committee thereof fails to include the REIT I Board Recommendation in the REIT I Proxy Statement, or (E) REIT I shall have materially violated any of its obligations under Section 7.3, or shall be deemed pursuant to the last sentence of Section 7.3(b) to have materially violated any of its obligations under Section 7.3 (other than any immaterial or inadvertent violations thereof that did not result in a Competing Proposal); or

(iv)    if (A) all of the conditions set forth in Section 8.1 and Section 8.2 have been and continue to be satisfied or waived (other than those conditions that by their nature cannot be satisfied other than at Closing), (B) on or after the date the Closing should have occurred, REIT II has delivered written notice to REIT I to the effect that all of the conditions set forth in Section 8.1 and Section 8.3 have been satisfied or waived (other than those conditions that by their nature cannot be satisfied other than at Closing) and the REIT II Parties are prepared to consummate the Closing, and (C) the REIT I Parties fail to consummate the Closing within three (3) Business Days after delivery of the notice referenced in the preceding clause (B) (it being understood that during such three (3) Business Day period, REIT I shall not be entitled to terminate this Agreement).

Section 9.2    Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, written notice thereof shall forthwith be given to the other Parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the REIT I Parties or the REIT II Parties, except that the Confidentiality Agreement and the provisions of Section 7.4 (Public Announcements), this Section 9.2, Section 9.3 (Fees and Expenses), Section 9.4 (Amendment), and Article 10 (General Provisions) of this Agreement shall survive the termination hereof; provided, that no such termination shall relieve any Party from any liability or damages resulting from any fraud or willful and material breach of any of its covenants, obligations or agreements set forth in this Agreement.

Section 9.3    Fees and Expenses.

(a)    Except as otherwise provided in this Section 9.3, all Expenses shall be paid by the Party incurring such fees or expenses, whether or not the Mergers are consummated; provided that the Parties will share equally any HSR Act and the Form S‑4 filing fees, if any, as may be required to consummate the transactions contemplated by this Agreement.

(b)    In the event that this Agreement is terminated:

(i)    (A)(x) by REIT II pursuant to Section 9.1(d)(i), and after the date hereof and prior to the breach or failure to perform giving rise to such right of termination, a bona fide Competing Proposal (with, for all purposes of this Section 9.3(b)(i), all percentages included in the definition of “Competing Proposal” increased to fifty percent (50%)) has been publicly announced, disclosed or otherwise communicated to the REIT I Board or any Person shall have publicly announced an intention (whether or not conditional) to make such a Competing Proposal or (y) by REIT II or REIT I pursuant to Section 9.1(b)(i) (and at the time of such termination REIT I would not have been entitled to terminate this Agreement pursuant to Section 9.1(c)(iv) or Section 9.1(b)(iii) and after the date of this Agreement, a Competing Proposal with respect to REIT I has been made to REIT I or publicly announced, disclosed or otherwise communicated to REIT I’s stockholders (and not withdrawn) or any Person shall have publicly announced an intention (whether or not conditional) to make such a Competing Proposal and (B) within twelve (12) months after the date of such termination, a transaction in respect of a Competing Proposal with respect to REIT I is consummated or REIT I enters into a definitive agreement in respect of a Competing Proposal with respect to REIT I that is later consummated, REIT I shall pay to REIT II the REIT I Termination Payment;

(ii)    (A)(x) by REIT I pursuant to Section 9.1(c)(i), and after the date hereof and prior to the breach or failure to perform giving rise to such right of termination, a bona fide Competing Proposal (with, for all purposes of this Section 9.3(b)(ii), all percentages included in the definition of “Competing Proposal” increased to fifty percent (50%)) has been publicly announced, disclosed or otherwise communicated to the REIT II Board or any Person shall have publicly announced an intention (whether or not conditional) to make such a Competing Proposal or (y) by REIT I or REIT II pursuant to Section 9.1(b)(i) (and at the time of such termination REIT II would not have been entitled to terminate this Agreement pursuant to Section 9.1(d)(iv)) or Section 9.1(b)(iii) and after the date of this Agreement, a Competing Proposal with respect to REIT II has been made to REIT II or publicly announced, disclosed or otherwise communicated to REIT II’s stockholders (and not withdrawn) or any Person shall have publicly announced an intention (whether or not conditional) to make such a Competing Proposal and (B) within twelve (12) months after the date of such termination, a transaction in respect of a Competing Proposal with respect to REIT II is consummated or REIT II enters into a definitive agreement in respect of a Competing Proposal with respect to REIT II that is later consummated, REIT II shall pay to REIT I the REIT II Termination Payment;

(iii)    by REIT I pursuant to Section 9.1(c)(i) (other than as described in Section 9.3(b)(ii)), then REIT II shall pay to REIT I an amount equal to the Expense Reimbursement Payment;

(iv)    by REIT I pursuant to Section 9.1(c)(ii), then REIT I shall pay to REIT II an amount equal to the REIT I Termination Payment;

(v)    by REIT I pursuant to Section 9.1(c)(iii), then REIT II shall pay to REIT I an amount equal to the REIT II Termination Payment;

(vi)    by REIT I pursuant to Section 9.1(c)(iv), then REIT II shall pay to REIT I an amount equal to the REIT II Termination Payment;

(vii)    by REIT II pursuant to Section 9.1(d)(i) (other than as described in Section 9.3(b)(i)), then REIT I shall pay to REIT II an amount equal to the Expense Reimbursement Payment;

(viii)    by REIT II pursuant to Section 9.1(d)(ii), then REIT II shall pay to REIT I an amount equal to the REIT II Termination Payment;

(ix)    by REIT II pursuant to Section 9.1(d)(iii), then REIT I shall pay to REIT II an amount equal to the REIT I Termination Payment;
(x)    by REIT II pursuant to Section 9.1(d)(iv), then REIT I shall pay to REIT II an amount equal to the REIT I Termination Payment;

(xi)    by REIT II pursuant to Section 9.1(b)(i) and at the time of such termination REIT I would have been entitled to terminate this Agreement pursuant to Section 9.1(c)(iv), then REIT II shall pay to REIT I an amount equal to the REIT II Termination Payment; or

(xii)    by REIT I pursuant to Section 9.1(b)(i) and at the time of such termination REIT II would have been entitled to terminate this Agreement pursuant to Section 9.1(d)(iv), then REIT I shall pay to REIT II an amount equal to the REIT I Termination Payment.

(c)    The Parties agree and acknowledge that in no event shall any Party be required to pay a Termination Payment on more than one occasion. Payment of a Termination Payment shall be made by wire transfer of same day funds to the account or accounts designated by the Party entitled to payment thereof (the “Recipient”) (i) prior to or concurrently at the time of consummation of any transaction contemplated by an Competing Proposal, in the case of a Termination Payment payable pursuant to Section 9.3(b)(i) or Section 9.3(b)(ii), (ii) prior to or concurrently with termination of this Agreement, in the case of a Termination Payment payable pursuant to Section 9.3(b)(iv) or Section 9.3(b)(viii), (iii) concurrently with termination of this Agreement, in the case of a Termination Payment payable pursuant to Section 9.3(b)(xi) or Section 9.3(b)(xii), and (iv) as promptly as reasonably practicable after termination (and, in any event, within two (2) Business Days thereof), in the case of a Termination Payment payable pursuant to any other provision of Section 9.3(b).

(d)    Notwithstanding anything in this Agreement to the contrary, in the event that a Termination Payment becomes payable, then such payment shall be the Recipient’s and its Affiliates’ sole and exclusive remedy as liquidated damages for any and all losses or damages of any nature against the Party obligated to pay the Termination Payment (the “Payor”) and its Subsidiaries and each of their respective Representatives in respect of this Agreement, any agreement executed in connection herewith, and the transaction contemplated hereby and thereby, including for any loss or damage suffered as a result of the termination of this Agreement, the failure of the Mergers to be consummated or for a breach or failure to perform hereunder (whether intentionally, unintentionally, or otherwise) or otherwise.

(e)    Each of the Parties acknowledges that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, the other Parties would not enter into this Agreement. In the event that the Payor shall fail to pay the Termination Payment when due, the Payor shall reimburse the Recipient for all reasonable costs and expenses actually incurred or accrued by the Recipient (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 9.3. Further, if the Payor fails to timely pay any amount due pursuant to this Section 9.3, and, in order to obtain the payment, the Recipient commences a suit which results in a judgment against the Payor for the payment set forth in this Section 9.3, the Payor shall pay to the Recipient its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such suit, together with interest on such amount at a rate per annum equal to the prime rate of Citibank, N.A. in effect on the date such payment was required to be made through the date of payment. If payable, the Termination Payment shall not be payable more than once pursuant to this Agreement.

(f)    The Payor shall deposit into escrow an amount in cash equal to the Termination Payment with an escrow agent reasonably selected by the Recipient, after reasonable consultation with the Payor, and pursuant to a written escrow agreement (the “Escrow Agreement”) reflecting the terms set forth in this Section 9.3 and otherwise reasonably acceptable to each of the Parties and the escrow agent. The payment or deposit into escrow of the Termination Payment pursuant to this Section 9.3(b) shall be made by the Payor promptly after receipt of notice from the Recipient that the Escrow Agreement has been executed by the parties thereto. The Escrow Agreement shall provide that the Termination Payment in escrow or the applicable portion thereof shall be released to the Recipient on an annual basis based upon the delivery by the Recipient to the escrow agent of any one (or a combination) of the following:

(i)    a letter from the Recipient’s independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to the Recipient without causing the Recipient to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code for the applicable taxable year of the Recipient determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)‑(H) or 856(c)(3)(A)‑(I) of the Code (such income, “Qualifying REIT Income”), in which case the escrow agent shall release to the Recipient such maximum amount stated in the accountant’s letter;

(ii)    a letter from the Recipient’s counsel indicating that the Recipient received a private letter ruling from the IRS holding that the receipt by the Recipient of the Termination Payment would either constitute Qualifying REIT Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code, in which case the escrow agent shall release to the Recipient the remainder of the Termination Payment; or

(iii)    a letter from the Recipient’s counsel indicating that the Recipient has received a tax opinion from the Recipient’s outside counsel or accountant, respectively, to the effect that the receipt by the Recipient of the Termination Payment should either constitute Qualifying REIT Income or should be excluded from gross income within the meaning of Section 856(c)(2) and (3) of the Code, in which case the escrow agent shall release to the Recipient the remainder of the Termination Payment.

The Parties agree to cooperate in good faith to amend this Section 9.3(f) at the reasonable request of the Recipient in order to (A) maximize the portion of the Termination Payment that may be distributed to the Recipient hereunder without causing the Recipient to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (B) improve the Recipient’s chances of securing the favorable private letter ruling from the IRS described in this Section 9.3(f) or (C) assist the Recipient in obtaining the favorable tax opinion from its outside counsel or accountant described in this Section 9.3(f). The Escrow Agreement shall provide that the Recipient shall bear all costs and expenses under the Escrow Agreement and that any portion of the Termination Payment held in escrow for ten (10) years shall be released by the escrow agent to the Payor. The Payor shall not be a party to the Escrow Agreement and shall not bear any liability, cost or expense resulting directly or indirectly from the Escrow Agreement (other than any Taxes imposed on the Payor in connection therewith). The Recipient shall fully indemnify the Payor and hold the Payor harmless from and against any such liability, cost or expense.
Section 9.4    Amendment. Subject to compliance with applicable Law, this Agreement may be amended by mutual agreement of the Parties by action taken or authorized by the REIT I Board and the REIT II Board, respectively, at any time before or after receipt of the REIT I Stockholder Approval or the REIT II Stockholder Approval and prior to the REIT Merger Effective Time; provided, that after the REIT I Stockholder Approval has been obtained, there shall not be (i) any amendment of this Agreement that changes the amount or the form of the consideration to be delivered under this Agreement to the holders of REIT I Common Stock, or which by applicable Law requires the further approval of the stockholders of REIT I without such further approval of such stockholders, or (ii) any amendment or change not permitted under applicable Law. This Agreement may not be amended except by an instrument in writing signed by each of the Parties.

ARTICLE 10

GENERAL PROVISIONS

Section 10.1    Nonsurvival of Representations and Warranties and Certain Covenants. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the REIT Merger Effective Time. The covenants to be performed prior to or at the Closing shall terminate at the Closing. This Section 10.1 shall not limit any covenant or agreement of the Parties that by its terms contemplates performance after the REIT Merger Effective Time.

Section 10.2    Notices. All notices, requests, claims, consents, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the Parties or sent by facsimile or e‑mail of a pdf attachment (providing confirmation of transmission) at the following addresses or facsimile numbers (or at such other address or facsimile number for a Party as shall be specified by like notice):

(a)    if to a REIT II Party to:
The Special Committee of the Board of Directors
Griffin Capital Essential Asset REIT II, Inc.
Griffin Capital Plaza
1520 E. Grand Avenue
El Segundo, California 90245
Attn: Kathleen Briscoe, Chairperson
email: kathy.briscoe@gmail.com

with copies (which shall not constitute notice) to:

Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, NE
Atlanta, Georgia 30326
Attn: Lauren B. Prevost, Esq. and Amie Singer, Esq.
email: lprevost@mmmlaw.com; asinger@mmmlaw.com
Fax: (404) 365-9532

Griffin Capital Essential Asset REIT II, Inc.
Griffin Capital Plaza
1520 E. Grand Avenue
El Segundo, California 90245
Attn: Howard S. Hirsch, Esq., General Counsel
email: hhirsch@griffincapital.com
Fax: (310) 606-5910

if to a REIT I Party to:
The Special Committee of the Board of Directors
Griffin Capital Essential Asset REIT, Inc.
Griffin Capital Plaza
1520 E. Grand Avenue
El Segundo, California 90245
Attn: Greg Cazel, Chairperson

email: greg.cazel@huntcompanies.com

with a copy (which shall not constitute notice) to:

Venable LLP
750 E. Pratt Street
Baltimore, Maryland 21202
Attention: Sharon A. Kroupa
email: skroupa@venable.com
Fax: (410) 244-7742

Nelson Mullins Riley & Scarborough LLP
Atlantic Station
201 17th Street NW
Atlanta, Georgia 30363
Attn: Michael K. Rafter
email: mike.rafter@nelsonmullins.com
Fax: (404) 322-6050

Griffin Capital Essential Asset REIT, Inc.
Griffin Capital Plaza
1520 E. Grand Avenue
El Segundo, California 90245
Attn: Howard S. Hirsch, Esq., General Counsel
email: hhirsch@griffincapital.com
Fax: (310) 606-5910

Section 10.3    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any present or future Law, or public policy, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 10.4    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document form” (“pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 10.5    Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the Exhibits, Schedules, the REIT I Disclosure Letter and the REIT II Disclosure Letter) and the Confidentiality Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement and, (b) except for the provisions of Article 3 (which, from and after the REIT Merger Effective Time, shall be for the benefit of holders of shares of REIT I Common Stock immediately prior to the Merger Effective Time) and Section 7.7 (which, from and after the REIT

Merger Effective Time shall be for the benefit of the Indemnified Parties) are not intended to confer upon any Person other than the Parties hereto any rights or remedies.

Section 10.6    Extension; Waiver. At any time prior to the Merger Effective Time, the Parties may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties of the other Party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 10.7    Governing Law; Venue.

(a)    Except to the extent that the Laws of the State of Delaware are mandatorily applicable to the Partnership Merger, this Agreement, and all claims or causes of actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Maryland without giving effect to its conflicts of laws principles (whether the State of Maryland or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Maryland).

(b)    All disputes arising out of or relating to this Agreement shall be heard and determined exclusively in any Maryland state or federal court. Each of the Parties hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any such Maryland state or federal court, for the purpose of any dispute arising out of or relating to this Agreement brought by any Party, (ii) agrees not to commence any such dispute except in such courts, (iii) agrees that any claim in respect of any such dispute may be heard and determined in any such Maryland state or federal court, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such dispute, (v) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such dispute and (vi) agrees, with respect to any action filed in a Maryland state court, to jointly request an assignment to the Maryland Business and Technology Case Management Program. Each of the Parties agrees that a final judgment in any such dispute shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to service of process in the manner provided for notices in Section 10.2. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law.

Section 10.8    Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 10.9    Specific Performance. The Parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Article 9, each Party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which such Party is entitled at Law or in equity.

Section 10.10    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE

EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS Section 10.10.

Section 10.11    Authorship. The Parties agree that the terms and language of this Agreement are the result of negotiations between the Parties and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any Party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

[Signature Page to the Agreement and Plan of Merger]
IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective duly authorized officers, all as of the date first written above.
Griffin Capital Essential Asset REIT, Inc.

By:	/s/ Kevin A. Shields
Name: Kevin A. Shields
Title: Chief Executive Officer

Griffin Capital Essential Asset Operating Partnership, L.P.

By: Griffin Capital Essential Asset REIT, Inc., not in its individual capacity but solely as general partner

By:	/s/ Kevin A. Shields
Name: Kevin A. Shields
Title: Chief Executive Officer

[Signature Page to the Agreement and Plan of Merger]
Griffin Capital Essential Asset REIT II, Inc.

By:	/s/ Michael J. Escalante
Name: Michael J. Escalante
Title: President

Griffin Capital Essential Asset Operating Partnership II, L.P.

By: Griffin Capital Essential Asset REIT II, Inc., not in its individual capacity but solely as general partner

By:	/s/ Michael J. Escalante
Name: Michael J. Escalante
Title: President

Globe Merger Sub, LLC

By: Griffin Capital Essential Asset REIT II, Inc., its Sole Member

By:	/s/ Michael J. Escalante
Name: Michael J. Escalante
Title: President

Annex B
Opinion of Robert A. Stanger & Co., Inc.

Robert A. Stanger & Co., Inc. Investment Banking	1129 Broad Street, Suite 201 Shrewsbury, New Jersey 07702-4314 (732) 389-3600

The Special Committee of the Board of Directors of
Griffin Capital Essential Asset REIT, Inc.
1520 E. Grand Avenue
El Segundo, CA 90245

Gentlemen:

Robert A. Stanger & Co., Inc. (“Stanger”) has been advised that Griffin Capital Essential Asset REIT, Inc. (“GCEAR”), as general partner of Griffin Capital Essential Asset Operating Partnership, L.P. (the “Company Operating Partnership”, and together with GCEAR, the “Company”) is contemplating entering into an Agreement and Plan of Merger (the “Merger Agreement”) by and among GCEAR and the Company Operating Partnership, and Griffin Capital Essential Asset REIT II, Inc. (“GCEAR II”), Griffin Capital Essential Asset Operating Partnership II, L.P. (“GCEAR II OP”) and GCEAR II Merger Sub, LLC (“Merger Sub”). The Company, GCEAR II, GCEAR II OP and Merger Sub are referred to collectively as the “Parties”. Pursuant to the Merger Agreement, GCEAR will be merged with and into Merger Sub, with Merger Sub being the surviving entity of the merger with GCEAR, and the GCEAR II OP will be merged with and into the Company Operating Partnership with the Company Operating Partnership being the surviving entity of the merger with GCEAR II OP (collectively, the “Transaction”).
We have been advised that in connection with the Transaction each outstanding share of common stock, $0.001 par value per share, of GCEAR (the “Common Stock”) issued and outstanding immediately prior to the mergers will each be converted into the right to receive 1.04807 (the “Exchange Ratio”) Class E common shares (the “Class E Shares”) of GCEAR II (the “Common Shares Consideration”). We have also been advised that in connection with the Transaction, each class of GCEAR II OP units will be converted into the right to receive one unit of the Company Operating Partnership after each Class E unit of the Company Operating Partnership (the “Class E OP Units”) is converted into 1.04807 Class E OP Units (the “OP Unit Consideration” and together with the Common Shares Consideration, the “Merger Consideration”).
We have been advised that immediately prior to the execution of the Merger Agreement GCEAR will acquire (the “Self-Administration Transaction”) Griffin Capital Real Estate Company, LLC (“GRECO”) and related assets, the parent company of the asset manager and advisor to the Company and GCEAR II. The Self-Administration Transaction includes the issuance of 20,438,684 Class A units of the Company Operating Partnership (the “Class A OP Units”) to Griffin Capital, LLC (“GCC”) and up to $25,000,000 of consideration to GCC in Class A OP Units, subject to an earnout (the “Self-Administration Earn-Out Consideration”) which will be considered fully earned upon consummation of the Transaction which will result in 2,492,522 Class A OP Units being issued to GCC and converted at the Exchange Ratio.
We have been further advised that GCC will receive consideration (the “Merger Earn-Out Cash Consideration”) which shall equal (i) 37.25% of the amounts received by GCEAR II Advisor as Advisory Fees pursuant to the GCEAR II Advisory Agreement with respect to the incremental common equity invested in GCEAR II from the closing date of the Merger Transaction through the termination of its ongoing follow-on public offering (SEC File No. 333-217223), plus (ii) 37.25% of the amounts received by GCEAR II Advisor as Performance Distributions pursuant to the Third Amended and Restated Limited Partnership Agreement of GCEAR II, as the same may be amended from time to time, with respect to assets acquired by GCEAR II from the closing date of the merger of GCEAR and GCEAR II through the termination of the aforementioned follow-on public offering. The Merger Earn-Out Cash Consideration shall be accrued on an ongoing basis and paid quarterly; provided that such Merger Earn-Out Cash Consideration shall in no event exceed an amount equal to 2.5% of the aggregate dollar amount of common equity invested in GCEAR II pursuant to its follow-on public offering from the closing date of the merger of GCEAR and GCEAR II through the termination of such follow-on public offering.
We have also been advised that each share of preferred stock of GCEAR will be converted into one share of preferred stock of GCEAR II.
The Special Committee (the “Special Committee”) of the Board of Directors of the Company has requested that Stanger provide its opinion as to the fairness, from a financial point of view, of the Merger Consideration to be received by the stockholders of GCEAR and the limited partners of the Company Operating Partnership (together, the “Holders”) pursuant to the Merger Agreement, excluding GCC and its stockholders as to which no opinion is expressed.
Stanger, founded in 1978, has provided information, research, financial advisory and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The financial advisory activities of Stanger include mergers and acquisitions, advisory and fairness opinion services, capital formation services, asset and securities valuations, industry and company analysis, and litigation support and expert witness services in connection with both publicly registered and privately placed securities transactions. Stanger, as part of its financial advisory business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, and reorganizations and for estate, tax, corporate and other purposes.
In particular, Stanger’s valuation practice principally involves real estate investment trusts and partnerships and the assets typically owned through such entities including, but not limited to, real properties, property interests and management companies.
In the course of our review to render this opinion, we have, among other things:

•	Reviewed a draft copy of the Merger Agreement, which GCEAR indicated to be in substantially the form intended to be entered into by the parties;

•	Reviewed a draft copy of the Administrative Services Agreement, which GCEAR indicated to be in substantially the form intended to be entered into by the parties;

•	Reviewed GCEAR and GCEAR II financial statements for the years ended December 31, 2015, 2016 and 2017 contained in the Form 10-K filed with the Securities and Exchange Commission (“SEC”);

•	Reviewed GCEAR and GCEAR II financial statements for the quarter ended September 30, 2018, contained in the Form 10-Q filed with the SEC;

•	Reviewed appraisals prepared by Stanger on the GCEAR real estate assets (the “GCEAR Properties”) as of June 30, 2018;

•	Reviewed a net asset value per share of GCEAR report prepared by Stanger as of June 30, 2018 and an updated analysis through September 30, 2018;

•
Reviewed appraisals on the GCEAR II real estate assets (the “GCEAR II Properties” and together with the GCEAR Properties, the “Properties”) prepared by Duff & Phelps during 2017 and appraisals prepared by Duff & Phelps and Altus Group during 2018;

•
Reviewed a net asset value per share analysis, as prepared by the Advisor to GCEAR II, summarizing appraised values as provided by Duff & Phelps and Altus Group U.S. Inc. plus other tangible assets and liabilities as of September 30, 2018;

•	Reviewed a multi-year projection of funds from operations (“FFO”) and cash flow available for distribution (“CAD”) for GCEAR and GCEAR II prepared by the Advisor’s to GCEAR and GCEAR II;

•	Reviewed leases, conducted site inspections, gathered local market rental rate and other data on each of the Properties;

•
Reviewed historical unaudited income statements for Griffin Real Estate Company (“GRECO”) for the 2015, 2016 and 2017 periods, the nine months ended September 30, 2018 and the balance sheets as of December 31, 2017 and September 30, 2018;

•	Reviewed a multi-year projection of earnings before interest, taxes, depreciation and amortization (“EBITDA”) for GRECO prepared by the management of GRECO;

•	Reviewed the combined GCEAR (including GRECO) and GCEAR II multi-year projection of FFO and CAD, as prepared by the Advisor;

•	Reviewed certain publicly available information concerning acquisitions of net leased portfolios;

•	Reviewed valuation statistics for selected publicly traded REITs that focus on investing in net lease assets;

•	Reviewed certain publicly available information on acquisitions of real estate management companies;

•
Reviewed and discussed with the Advisor’s to GCEAR and GCEAR II the current and prospective performance of the Properties and market conditions and pricing parameters for properties similar to the Properties; and

•	Conducted such other analysis as Stanger deemed appropriate.

In conducting our review and in rendering this fairness opinion, we have assumed with your consent that the Merger Agreement will not, when executed, differ in any material respect from the draft thereof which we have reviewed and that the Transaction will be consummated in accordance with the terms of the Merger Agreement. In rendering this opinion, we have been advised that we may rely upon, and therefore have relied upon and assumed, without independent verification, the accuracy and completeness in all material respects of all financial and other information furnished or otherwise communicated to us by the Company, GCEAR II and GRECO. We have not performed an independent appraisal of the assets and liabilities of the Company or GCEAR II, other than appraisals of the GCEAR Properties in connection with our appraisal engagement, or engineering, structural or environmental studies of the Properties, including pending acquisitions, and we have relied upon the representations of the Company and GRECO (the “Advisor”, and together with the Company the “Griffin Parties”) and their representatives and advisors regarding the physical condition and capital expenditure requirements of the Properties. We have also relied on the assurance of the Griffin Parties that any pro forma financial statements, projections, budgets, tax estimates, value estimates or adjustments, or terms of the Transaction provided or communicated to us were reasonably prepared on bases consistent with actual historical experience and reflect the best currently available estimates and good faith judgments; that no material change has occurred in the value of the assets and liabilities of the Company and GCEAR II or the information reviewed between the date such information was provided and the date of this letter; and that the Griffin Parties are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading in any material respect.
We have not been engaged to, and therefore did not: (i) appraise the assets or liabilities of the Company or GCEAR II, other than the GCEAR Properties in connection with an appraisal assignment; (ii) make any recommendation to the Company with respect to whether or not to adopt the Merger Agreement or the impact, tax or otherwise, of adopting the Merger Agreement; (iii) select the method of determining the type or amount of Merger Consideration to be paid in the Transaction; (iv) express any opinion as to (a) the business decision to pursue the Transaction or alternatives to the Transaction; (b) the amount or allocation of expenses relating to the Transaction; (c) any legal, consent, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals; or (d) any other terms of the Transaction other than the fairness, from a financial point of view, to the Company of the Merger Consideration to be received by the Holders of the

Company pursuant to the Merger Agreement; (e) the allocation of Consideration to GCC in connection with the Transaction, or (v) opine as to the fairness of the amount or the nature of any compensation or consideration to any officers, directors, or employees of any of the Parties, or any class of such persons, relative to the compensation or consideration to the stockholders of Company common stock and limited partners of the Company Operating Partnership in the Transaction other than the Merger Consideration.
Our opinion is based on business, economic, real estate and securities markets, and other conditions as they existed and could be evaluated on the date of this letter and addresses the Merger Consideration to be received by the Holders as of the date hereof. Events occurring after that date may materially affect the assumptions used in preparing this opinion.
Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that as of the date of this letter the Merger Consideration to be received by the Holders pursuant to the Merger Agreement is fair to the Holders, from a financial point of view, except for GCC and its stockholders as to which no opinion is expressed.
This opinion, the issuance of which has been approved by our Opinion Committee, is for the exclusive use and benefit of the Special Committee, although it may be relied upon by the entire Board of Directors. This opinion is not intended to be and does not constitute a recommendation to the Special Committee or the Board of Directors of the Company to enter into the Merger Agreement.
Stanger has been paid fees in connection with this opinion, none of which are contingent upon our findings with respect to fairness. The Company has also agreed to pay certain expenses and indemnify us against certain liabilities in connection with our engagement and the services rendered with respect to this opinion. During the past three years, and at the present time, the Company has engaged Stanger to provide financial advisory services. In connection with this Transaction we served as financial advisor to the Special Committee. We were and are expected to be paid usual and customary compensation in connection with those services, including compensation that is contingent upon completion of the Transaction. During the past three years, GCEAR II has engaged Stanger to provide valuation services for financial reporting purposes.
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. We have advised the Special Committee and the Board of Directors of the Company that our entire analysis must be considered as a whole and that selecting portions of our analysis and the factors considered by us, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying this opinion.
Yours truly,

Robert A. Stanger & Co., Inc.
Shrewsbury, New Jersey
December 14, 2018

Annex C
Opinion of SunTrust Robinson Humphrey, Inc.

December 14, 2018

Griffin Capital Essential Asset REIT II, Inc.
1520 E. Grand Avenue
El Segundo, CA 90245
Attention: Special Committee of the Board of Directors

Members of the Special Committee:

We understand that Griffin Capital Essential Asset REIT II, Inc. (“REIT II”) intends to enter into an Agreement and Plan of Merger (the “Agreement”) by and among REIT II, Griffin Capital Essential Asset Operating Partnership II, L.P. (“REIT II Operating Partnership”), Globe Merger Sub, LLC, a wholly owned subsidiary of REIT II (“Merger Sub”), Griffin Capital Essential Asset REIT, Inc. (“REIT I”) and Griffin Capital Essential Asset Operating Partnership, L.P. (“REIT I Operating Partnership”), pursuant to which, among other things (i) REIT I will merge (the “REIT Merger”) with and into Merger Sub, with Merger Sub being the surviving company in the REIT Merger, (ii) each outstanding share of preferred stock, par value $0.001 per share (“REIT I Preferred Stock”), of REIT I will be converted into the right to receive one share (the “Preferred Stock Merger Consideration”) of preferred stock, par value $0.001 per share (“REIT II Preferred Stock”), and (iii) each share of common stock, par value $0.001 per share (“REIT I Common Stock”), of REIT I will be converted into the right to receive 1.04807 (the “Exchange Ratio”) shares of common stock, par value $0.001 per share (“REIT II Common Stock”), of REIT II classified as Class E Common Stock. We also understand that pursuant to the Agreement, (i) REIT II Operating Partnership will merge (the “Partnership Merger”) with and into REIT I Operating Partnership, with REIT I Operating Partnership being the surviving entity in the Partnership Merger, (ii) each unit of limited partnership interest (“REIT I OP Unit”) of REIT I Operating Partnership will be converted into the right to receive a number of REIT I OP Units designated as Class E Units (“Class E REIT I OP Units”) equal to the Exchange Ratio, and (iii) each unit of limited partnership interest of REIT II Operating Partnership will be converted into the right to receive one REIT I OP Unit (together the Class E REIT I OP Units to be issued in the Partnership Merger, the “Partnership Merger Consideration”). In addition, we understand that (i) prior to the REIT Merger and the Partnership Merger, the entire membership interest of Griffin Capital Real Estate Company, LLC (“GRECO”) will have been contributed to REIT I Operating Partnership (the “Contribution”) and (ii) GRECO is the sole member of Griffin Capital Essential Asset Advisor, LLC, the external advisor to REIT I and REIT I Operating Partnership (“REIT I Advisor”) and Griffin Capital Essential Asset Advisor II, LLC, the external advisor to REIT II and REIT II Operating Partnership (“REIT II Advisor”). You have requested that SunTrust Robinson Humphrey, Inc. render its opinion (this “Opinion”) to the Special Committee (the “Committee”) of the Board of Directors (the “Board”) of REIT II with respect to the fairness, from a financial point of view, to REIT II of the Exchange Ratio in the REIT Merger pursuant to the Agreement.
In connection with this Opinion, we have conducted such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have reviewed a draft, dated December 12, 2018, of the Agreement; certain publicly available business and financial information relating to REIT I and REIT II; certain other information relating to the historical, current and future business, financial condition, results of operations and prospects of REIT I and REIT II made available to us by the management of GRECO, including financial projections (the “REIT I Projections”) prepared by the management of GRECO relating to REIT I, after giving effect to the Contribution, for the years ending December 31, 2019 through December 31, 2023, and financial projections (the “REIT II Projections”) prepared by the management of GRECO relating to REIT II for the years ending December 31, 2019 through December 31, 2023; and the financial and operating performance of REIT I, after giving effect to the Contribution, and REIT II as compared to that of companies with publicly traded equity securities that we deemed relevant. We also have had discussions with certain members of the management of GRECO regarding the business, financial condition, results of operations, and prospects of REIT I, REIT II and the REIT Merger and have undertaken such other studies, analyses and investigations as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. Our role in reviewing such data, material and other information was limited solely to performing such review as we deemed necessary and appropriate to support this Opinion and such review was not conducted on behalf of the Committee, the Board, REIT II or any other person. In addition, management of GRECO has advised us, and we have assumed, that the REIT I Projections and the REIT II Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of REIT I, after giving effect to the Contribution, and REIT II, respectively. At your direction we have used and relied upon the REIT I Projections and the REIT II Projections for purposes of our analyses and this Opinion. We express no view or opinion with respect to the REIT I Projections, the REIT II Projections or the respective assumptions on which they are based. We have also relied upon and assumed, with your consent, that each class or series of REIT II Common Stock has equivalent value per share, each class or series of units of limited partnership interest of REIT I Operating Partnership has equivalent value per unit, and shares of REIT II Preferred Stock and REIT I Preferred Stock have equivalent value per share. We have further relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of REIT I or REIT II since the dates of the information, financial or otherwise, provided to us and that there is no information or any facts that would make any of the information discussed with or reviewed by us incomplete or misleading.
We have also relied upon and assumed without independent verification that (a) the representations and warranties of all parties to the Agreement are true and correct; (b) each party to the Agreement will fully and timely perform all of the covenants and agreements required to be performed by such party under the Agreement; (c) all conditions to the consummation of the REIT Merger will be satisfied without waiver thereof; (d) the REIT Merger will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any term, condition or agreement therein; and (e) in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the REIT Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on REIT I, REIT II, GRECO or the expected benefits of the REIT Merger. We have also assumed, with your agreement, that for U.S. federal income tax purposes, the REIT Merger will qualify as a “reorganization” within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Partnership Merger will be treated as a tax free “assets over” form of partnership merger, with REIT I Operating Partnership as the “resulting partnership” under Treas. Reg. Section 1.708-1(c)(1). We have also assumed that the Agreement, when executed by the parties thereto, will conform to the draft reviewed by us in all respects material to our analyses and this Opinion.
Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of or relating to REIT I, REIT II, GRECO or any party to the REIT Merger, nor were we provided with any such appraisal or evaluation. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities relating to REIT I, REIT II or GRECO, or of any governmental investigation of any possible unasserted claims or other contingent liabilities relating to REIT I, REIT II or GRECO. We are not expressing any opinion as to what the value of the REIT II Common Stock actually will be when issued in the REIT Merger or the price or range of prices at which REIT II Common Stock may be purchased or sold at any time.
We have not been requested to, and did not (a) advise the Committee, the Board, REIT II or any other party with respect to alternatives to the REIT Merger or (b) solicit any indications of interest from third parties with respect to REIT II, the REIT Merger or any alternatives to the REIT Merger. This Opinion is necessarily based on financial, economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have no obligation to update, revise, reaffirm or withdraw this Opinion or otherwise comment upon events occurring or information that otherwise comes to our attention after the date hereof. Furthermore, as you are aware, the credit, financial and stock markets have experienced significant volatility and we express no opinion or view as to any potential effects of such volatility on REIT I, REIT II, GRECO or the REIT Merger.

This Opinion only addresses the fairness, from a financial point of view, to REIT II of the Exchange Ratio in the REIT Merger pursuant to the Agreement, and does not address any other aspect or implication of the REIT Merger or any agreement, arrangement or understanding entered into in connection therewith or otherwise. We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Committee, the Board, REIT II or any other party to proceed with or effect the REIT Merger; (ii) the form, structure or any other portion or aspect of the REIT Merger; (iii) the Preferred Stock Merger Consideration, the Partnership Merger or, other than assuming the consummation thereof prior to the REIT Merger, the Contribution; (iv) the fairness of any portion or aspect of the REIT Merger to the holders of any class of securities, creditors or other constituencies of any party; (v) the relative merits of the REIT Merger as compared to any alternative business strategies that might exist for REIT II or any other party or the effect of any other transaction in which REIT II or any other party might engage; (vi) whether or not REIT II or any other party is receiving or paying reasonably equivalent value in the REIT Merger; (vii) the solvency, creditworthiness or fair value of REIT I, REIT II, GRECO or any of their respective assets under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters; or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the REIT Merger, any class of such persons or any other party, relative to the Exchange Ratio or otherwise. Furthermore, we are not providing any opinion, counsel or interpretation in matters that require legal, regulatory, accounting, insurance, tax, environmental or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from appropriate professional sources. Furthermore, we have relied, with your consent, on the assessments by the Committee, the Board, REIT II and their respective advisors as to all legal, regulatory, accounting, insurance, tax and environmental matters with respect to the REIT Merger.
We have acted as financial advisor to the Committee in connection with the REIT Merger and will receive a fee for our services, a portion of which became payable upon the delivery of this Opinion and a significant portion of which is payable upon the closing of the REIT Merger. In addition, the Seller has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain liabilities arising out of our engagement. We and our affiliates (including SunTrust Banks, Inc.) have in the past provided investment banking and other financial services to REIT I, REIT II, GRECO, and certain of their respective affiliates for which we and our affiliates have received compensation. In addition, we or certain of our affiliates are also joint lead lenders to or participants in one or more of the credit facilities of REIT I and REIT II. We and our affiliates may in the future provide investment banking and other financial services to REIT I, REIT II, GRECO and/or certain of their respective affiliates for which we and our affiliates would expect to receive compensation. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of REIT I, REIT II, GRECO and/or certain of their respective affiliates and any other company that may be involved in the REIT Merger, as well as provide investment banking and other financial services to such companies. In addition, we and our affiliates (including SunTrust Banks, Inc.) may have other financing and business relationships with REIT I, REIT II, GRECO and their respective affiliates.

This Opinion is furnished for the use of the Committee (in its capacity as such) in connection with its evaluation of the REIT Merger and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Committee, the Board, REIT II or any other party as to how to act or vote with respect to any matter relating to the REIT Merger or otherwise. The issuance of this Opinion has been approved by an internal committee of SunTrust Robinson Humphrey, Inc. authorized to approve opinions of this nature.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio in the REIT Merger pursuant to the Agreement is fair, from a financial point of view, to REIT II.
SUNTRUST ROBINSON HUMPHREY, INC.

Annex D
Second Articles of Amendment and Restatement of
Griffin Capital Essential Asset REIT II, Inc.

SECOND ARTICLES OF AMENDMENT AND RESTATEMENT
OF
GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.

FIRST:  Griffin Capital Essential Asset REIT II, Inc., a Maryland corporation, desires to amend and restate its charter as currently in effect and as hereinafter amended.
SECOND:  The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:
ARTICLE I
NAME
The name of the corporation is Griffin Capital Essential Asset REIT II, Inc. (the “Corporation”).
ARTICLE II
PURPOSE
The Corporation is formed for the purpose of carrying on any lawful business or activity, which may include qualifying as a real estate investment trust under Sections 856 through 860, or any successor sections, of the Internal Revenue Code of 1986, as amended (the “Code”).
ARTICLE III
PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT
The name and address of the resident agent for service of process of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201. The address of the Corporation's principal office in the State of Maryland is 351 West Camden Street, Baltimore, Maryland 21201. The Corporation may have such other offices and places of business within or outside the State of Maryland as the board of directors may from time to time determine.
ARTICLE IV
DEFINITIONS
As used herein, the following terms shall have the following meanings unless the context otherwise requires:
Aggregate Stock Ownership Limit.  9.8% in value of the aggregate of the outstanding Shares, or such other percentage determined by the board of directors in accordance with Section 6.1.8 of the charter.
Beneficial Ownership.  Ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code.  The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Owning” and “Beneficially Owned” shall have the correlative meanings.
Business Day.  Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.
Charitable Beneficiary.  One or more beneficiaries of the Trust as determined pursuant to Section 6.2.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.
Class A Common Stock. The term shall have the meaning as provided in Section 5.1 herein.

Class AA Common Stock. The term shall have the meaning as provided in Section 5.1 herein.
Class AAA Common Stock. The term shall have the meaning as provided in Section 5.1 herein.
Class D Common Stock. The term shall have the meaning as provided in Section 5.1 herein.
Class D Common Stock Conversion Rate. A fraction, the numerator of which is the Net Asset Value per share of Class D Common Stock and the denominator of which is the Net Asset Value per share of Class I Common Stock.
Class E Common Stock. The term shall have the meaning as provided in Section 5.1 herein.
Class I Common Stock. The term shall have the meaning as provided in Section 5.1 herein.
Class S Common Stock. The term shall have the meaning as provided in Section 5.1 herein.
Class S Common Stock Conversion Rate. A fraction, the numerator of which is the Net Asset Value per share of Class S Common Stock and the denominator of which is the Net Asset Value per share of Class I Common Stock.
Class T Common Stock. The term shall have the meaning as provided in Section 5.1 herein.
Class T Common Stock Conversion Rate. A fraction, the numerator of which is the Net Asset Value per share of Class T Common Stock and the denominator of which is the Net Asset Value per share of Class I Common Stock.
Code.  The term shall have the meaning as provided in Article II herein.
Common Stock.  The term shall have the meaning as provided in Section 5.1 herein.
Common Stock Ownership Limit.  9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock, or such other percentage determined by the board of directors in accordance with Section 6.1.8 of the charter.
Common Stockholders.  The holders of record of Common Stock.
Constructive Ownership.  Ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code.  The terms “Constructive Owner,” “Constructively Owns,” “Constructively Owning” and “Constructively Owned” shall have the correlative meanings.
Corporation.  The term shall have the meaning as provided in Article I herein.
Director. A member of the board of directors of the Corporation.
Excepted Holder.  A Stockholder of the Corporation for whom an Excepted Holder Limit is created by the board of directors pursuant to Section 6.1.7.
Excepted Holder Limit.  The percentage limit established by the board of directors pursuant to Section 6.1.7 provided that the affected Excepted Holder agrees to comply with the requirements established by the board of directors pursuant to Section 6.1.7, and subject to adjustment pursuant to Section 6.1.8.
Initial Public Offering.  The initial public offering and sale of Common Stock of the Corporation pursuant to the Corporation’s first effective registration statement covering such Common Stock filed under the Securities Act of 1933.
Market Price.  With respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date.  The “Closing Price” on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which such Shares are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or, if NASDAQ is no longer in use, the principal other automated quotation system that may then be in use or, if such Shares are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the board of directors or, in the event that no trading price is available for such Shares, the fair market value of the Shares, as determined in good faith by the board of directors.
MGCL.  The Maryland General Corporation Law, as amended from time to time.
Net Asset Value per share of Class A Common Stock. The net asset value of the Corporation allocable to the shares of Class A Common Stock, calculated as described in the Prospectus, as may be amended from time to time, divided by the number of outstanding shares of Class A Common Stock.
Net Asset Value per share of Class AA Common Stock. The net asset value of the Corporation allocable to the shares of Class AA Common Stock, calculated as described in the Prospectus, as may be amended from time to time, divided by the number of outstanding shares of Class AA Common Stock.
Net Asset Value per share of Class AAA Common Stock. The net asset value of the Corporation allocable to the shares of Class AAA Common Stock, calculated as described in the Prospectus, as may be amended from time to time, divided by the number of outstanding shares of Class AAA Common Stock.
Net Asset Value per share of Class D Common Stock. The net asset value of the Corporation allocable to the shares of Class D Common Stock, calculated as described in the Prospectus, as may be amended from time to time, divided by the number of outstanding shares of Class D Common Stock.
Net Asset Value per share of Class E Common Stock. The net asset value of the Corporation allocable to the shares of Class E Common Stock, calculated as described in the Prospectus, as may be amended from time to time, divided by the number of outstanding shares of Class E Common Stock.
Net Asset Value per share of Class I Common Stock. The net asset value of the Corporation allocable to the shares of Class I Common Stock, calculated as described in the Prospectus, as may be amended from time to time, divided by the number of outstanding shares of Class I Common Stock.
Net Asset Value per share of Class S Common Stock. The net asset value of the Corporation allocable to the shares of Class S Common Stock, calculated as described in the Prospectus, as may be amended from time to time, divided by the number of outstanding shares of Class S Common Stock.
Net Asset Value per share of Class T Common Stock. The net asset value of the Corporation allocable to the shares of Class T Common Stock, calculated as described in the Prospectus, as may be amended from time to time, divided by the number of outstanding shares of Class T Common Stock.
Person.  An individual, corporation, association, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, private foundation within the meaning of Section 509(a) of the Code, joint stock company, partnership, limited liability company or other legal entity and also includes a “group” as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, and a group to which an Excepted Holder Limit (as defined in Article VI) applies.
Preferred Stock.  The term shall have the meaning as provided in Section 5.1 herein.
Prohibited Owner.  With respect to any purported Transfer, any Person who but for the provisions of Section 6.1.1 would Beneficially Own or Constructively Own Shares and, if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.
Prospectus.  The term shall have the meaning as defined in Section 2(10) of the Securities Act of 1933, including a preliminary prospectus, an offering circular as described in Rule 253 of the General Rules and Regulations under the Securities Act of 1933 or, in the case of an intrastate offering, any document by whatever name known utilized for the purpose of offering and selling securities to the public.

REIT.  A corporation, trust or association which is engaged in investing in equity interests in real estate (including fee ownership and leasehold interests and interests in partnerships and joint ventures holding real estate) or in loans secured by mortgages on real estate or both and that qualifies as a real estate investment trust under Sections 856 through 860 of the Code.
Restriction Termination Date.  The first day on which the board of directors determines pursuant to Section 7.2 that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the Corporation to qualify as a REIT.
SDAT.  The State Department of Assessments and Taxation of Maryland.
Shares.  All classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.
Stockholders. The registered holders of the Shares.
Transfer.  Any issuance, sale, transfer, gift, assignment, devise or other disposition as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership of Shares or the right to vote or receive distributions on Shares, or any agreement to take any such actions or cause any such events, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right, and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned, and whether by operation of law or otherwise.  The terms “Transferring” and “Transferred” shall have the correlative meanings.
Trust.  Any trust provided for in Section 6.2.1.
Trustee.  The Person unaffiliated with the Corporation and a Prohibited Owner that is appointed by the Corporation to serve as trustee of the Trust.
ARTICLE V
STOCK
Section 5.1. Authorized Shares.  The Corporation has authority to issue 1,000,000,000 Shares, of which (i) 800,000,000 Shares shall be designated common stock, $0.001 par value per share (“Common Stock”), of which [ ] Shares shall be designated as Class T Common Stock (the “Class T Common Stock”), [ ] Shares shall be designated as Class S Common Stock (the “Class S Common Stock”), [ ] Shares shall be designated as Class D Common Stock (the “Class D Common Stock”), [ ] Shares shall be designated as Class I Common Stock (the “Class I Common Stock”), [ ] Shares shall be designated as Class E Common Stock (the “Class E Common Stock”), [ ] Shares shall be designated as Class A Common Stock (the “Class A Common Stock”), [ ] Shares shall be designated as Class AA Common Stock (the “Class AA Common Stock”), and [ ] Shares shall be designated as Class AAA Common Stock (the “Class AAA Common Stock”), and (ii) 200,000,000 Shares shall be designated as preferred stock, $0.001 par value per share (“Preferred Stock”). The aggregate par value of all authorized Shares having par value is $1,000,000.  The board of directors, without any action by the Stockholders of the Corporation, may amend the charter from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Corporation has the authority to issue. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article V, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, as the case may be, so that the aggregate number of Shares of all classes that the Corporation has authority to issue shall not be more than the total number of Shares set forth in the first sentence of this Section 5.1.
Section 5.2.  Common Stock.

Section 5.2.1. Common Shares Subject to Terms of Preferred Shares. The Common Stock shall be subject to the express terms of any series of Preferred Stock.
Section 5.2.2. Description. Subject to the provisions of Article VI and except as may otherwise be specified herein, each share of Common Stock shall entitle the holder thereof to one vote. The board of directors may classify or reclassify any unissued Common Stock from time to time into one or more classes or series of Shares.
Section 5.2.3. Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Corporation, the aggregate assets available for distribution to holders of the Common Stock shall be determined in accordance with applicable law. The holder of each share of Class A Common Stock, Class AA Common Stock, Class AAA Common Stock, Class D Common Stock, Class E Common Stock, Class I Common Stock, Class S Common Stock or Class T Common Stock, as the case may be, shall be entitled to be paid, out of assets that are legally available for distribution to the Stockholders, a liquidation payment equal to the Net Asset Value per share of Class A Common Stock, the Net Asset Value per share of Class AA Common Stock, the Net Asset Value per share of Class AAA Common Stock, the Net Asset Value per share of Class D Common Stock, the Net Asset Value per share of Class E Common Stock, the Net Asset Value per share of Class I Common Stock, the Net Asset Value per share of Class S Common Stock, or the Net Asset Value per share of Class T Common Stock, as applicable; provided, however, that if the available assets are insufficient to pay in full the above described liquidation payments, then such assets, or the proceeds thereof, shall be distributed among the holders of the Class A Common Stock, Class AA Common Stock, Class AAA Common Stock, Class D Common Stock, Class E Common Stock, Class I Common Stock, Class S Common Stock and Class T Common Stock ratably in the same proportion as the respective amounts that would be payable on such shares of Class A Common Stock, Class AA Common Stock, Class AAA Common Stock, Class D Common Stock, Class E Common Stock, Class I Common Stock, Class S Common Stock and Class T Common Stock if all amounts payable thereon were paid in full.
Section 5.2.4. Rights Upon Conversion. Each Share of Class T Common Stock, Class S Common Stock and Class D Common Stock shall automatically and without any action on the part of the holder thereof convert into a number of Shares (including fractional Shares) of Class I Common Stock equal to the Class T Common Stock Conversion Rate, Class S Common Stock Conversion Rate or Class D Common Stock Conversion Rate, as applicable, at the end of the month in which the dealer manager for a public offering of the Company, in conjunction with the transfer agent for such public offering of the Company, determines that the total selling commissions, dealer manager fees, and distribution fees paid with respect to all Shares of Common Stock held by a Stockholder in their account would exceed, in the aggregate, 9.0% (or a lower limit as set forth in an applicable agreement between the dealer manager of such public offering and a participating broker-dealer) of the gross proceeds from the sale of such Shares of Common Stock (including the gross proceeds of any Shares issued under a distribution reinvestment plan with respect thereto). If a Share of Class T Common Stock, Class S Common Stock or Class D Common Stock converts to a number of Shares of Class I Common Stock pursuant to the foregoing, all Shares issued under a distribution reinvestment plan with respect to such Share, if any, will also convert into a number of Shares of Class I Common Stock equal to the Class T Common Stock Conversion Rate, Class S Common Stock Conversion Rate or Class D Common Stock Conversion Rate, as applicable. Upon the listing of a class of Common Stock for trading on a national securities exchange, each Share of the classes of Common Stock that are not so listed shall automatically and without any action on the part of the holder thereof convert into a number of Shares of the listed class of Common Stock equal to a fraction, the numerator of which is the net asset value of the Corporation allocable to the Shares of the applicable non-listed class of Common Stock and the denominator of which is the net asset value of the Corporation allocable to the Shares of the listed class of Common Stock.
Section 5.2.5. Voting Rights. Except as may be provided otherwise herein, and subject to the express terms of any series of Preferred Stock, the holders of the Common Stock shall have the exclusive right to vote on all matters (as to which a common stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders. The shares of Class A Common Stock, Class AA Common Stock, Class AAA Common Stock, Class D Common Stock, Class E Common Stock, Class I Common Stock, Class S Common Stock and Class T Common Stock shall vote together as a single class on all actions to be taken by the Stockholders; provided, however, the affirmative vote of a majority of the then outstanding Class A Common Stock, Class AA Common Stock, Class AAA Common Stock, Class D Common Stock, Class E Common Stock, Class I Common Stock, Class S Common Stock or Class T Common Stock, as the case may be, with no other class of Common Stock voting except the applicable class of Common

Stock voting as a separate class, shall be required (A) to amend the charter if such amendment would materially and adversely affect the rights, preferences and privileges of such class of Common Stock; (B) on any matter submitted to Stockholders that relates solely to such class of Common Stock; and (C) on any matter submitted to Stockholders in which the interests of such class of Common Stock differ from the interests of any other class of Common Stock.
Section 5.3.  Preferred Stock.  The board of directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time into one or more classes or series of Shares.
Section 5.4.  Classified or Reclassified Shares.  Prior to the issuance of classified or reclassified shares of any class or series, the board of directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VI and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the SDAT.  Any of the terms of any class or series of Shares set or changed pursuant to clause (c) of this Section 5.4 may be made dependent upon facts or events ascertainable outside the charter (including determinations by the board of directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the articles supplementary filed with the SDAT.
Section 5.5.  Charter and Bylaws.  The rights of all Stockholders and the terms of all Shares are subject to the provisions of the charter and the bylaws.
Section 5.6.  No Preemptive Rights.  Except as may be provided by the board of directors in setting the terms of classified or reclassified Shares pursuant to Section 5.4 above or as may otherwise be provided by contract approved by the board of directors, no holder of Shares of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature.
Section 5.7.  Issuance of Shares Without Certificates.  The board of directors may authorize the issuance of Shares without certificates.  The Corporation shall continue to treat the holder of uncertificated Shares registered on its stock ledger as the owner of the shares noted therein until the new owner delivers a properly executed form provided by the Corporation for that purpose.
Section 5.8.  Distributions.  The board of directors may from time to time authorize the Corporation to declare and pay to Stockholders such dividends or other distributions, in cash or other assets of the Corporation or in Shares, including in Shares of one class payable to holders of Shares of another class.  Until the board of directors determines that it is no longer in the best interest of the Corporation to qualify as a REIT, the board of directors shall authorize dividends to the extent necessary to preserve the status of the Corporation as a REIT. The exercise of the powers and rights of the board of directors pursuant to this section shall be subject to the provisions of any class or series of Shares at the time outstanding.
ARTICLE VI
RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES
Section 6.1.  Stock.
Section 6.1.1.  Ownership Limitations.  Prior to the Restriction Termination Date:
(a)    Basic Restrictions.

(i)
(1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common

Stock Ownership Limit, and (3) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

(ii)
No Person shall Beneficially Own or Constructively Own Shares to the extent that such Beneficial Ownership or Constructive Ownership of Shares would result in the Corporation (1) being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or (2) otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation actually owning or Constructively Owning an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii)
Any Transfer of Shares that, if effective, would result in the Shares being Beneficially Owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares; provided, however, that the board of directors may waive the application of this Section 6.1.1(a)(iii) if, in the opinion of the board of directors, such Transfer would not adversely affect the Corporation’s ability to qualify as a REIT.

(b)    Transfer in Trust.  If any Transfer of Shares occurs that, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 6.1.1(a)(i) or Section 6.1.1(a)(ii),

(i)
then that number of Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 6.1.1(a)(i) or Section 6.1.1(a)(ii) (rounded to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 6.2, effective as of the close of business on the Business Day prior to the date of such Transfer and such Person shall acquire no rights in such shares; provided, however,

(ii)
if the Transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 6.1.1(a)(i) or Section 6.1.1(a)(ii), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 6.1.1(a)(i) or Section 6.1.1(a)(ii) shall be void ab initio and the intended transferee shall acquire no rights in such Shares.

To the extent that, upon a transfer of Shares pursuant to this Section 6.1.1(b), a violation of any provision of this Article VI would nonetheless be continuing (for example where the ownership of Shares by a single Trust would violate the 100 stockholder requirement applicable to REITs), then Shares shall be transferred to that number of Trusts, each having a distinct Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of this Article VI.
Section 6.1.2.  Remedies for Breach.  If the board of directors shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 6.1.1(a) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 6.1.1(a) (whether or not such violation is intended), the board of directors shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 6.1.1(a) shall automatically result in the Transfer to the Trust described above and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the board of directors.
Section 6.1.3.  Notice of Restricted Transfer.  Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 6.1.1(a) or any Person who would have owned Shares that resulted in a Transfer to the Trust pursuant to the provisions of Section 6.1.1(b) shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporationʼs status as a REIT.
Section 6.1.4.  Owners Required to Provide Information.  Prior to the Restriction Termination Date:
(a)    every owner of 5% or more (or such higher percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of Shares and other Shares Beneficially Owned and a description of the manner in which such shares are held.  Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporationʼs status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit.
(b)    each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the stockholder of record) who is holding Shares for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporationʼs status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.
Section 6.1.5.  Remedies Not Limited.  Subject to Section 7.2, nothing contained in this Section 6.1 shall limit the authority of the board of directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its Stockholders in preserving the Corporationʼs status as a REIT.
Section 6.1.6.  Ambiguity.  In the case of an ambiguity in the application of any of the provisions of this Section 6.1 or Section 6.2 or any definition contained herein, the board of directors shall have the power to determine the application of the provisions of this Section 6.1 or Section 6.2 with respect to any situation based on the facts known to it.  In the event Section 6.1 or Section 6.2 requires an action by the board of directors and the charter fails to provide specific guidance with respect to such action, the board of directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 6.1 or 6.2. Absent a decision to the contrary by the board of directors (which the board of directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 6.1.2) acquired Beneficial Ownership or Constructive Ownership of Shares in violation of Section 6.1.1, such remedies (as applicable) shall apply first to the Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Shares based upon the relative number of the Shares held by each such Person.
Section 6.1.7.  Exceptions.
(a)    Subject to Section 6.1.1(a)(ii), the board of directors, in its sole and absolute discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

(i)
the board of directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no Personʼs Beneficial Ownership or Constructive Ownership of such Shares will violate Section 6.1.1(a)(ii);

(ii)
such Person does not and represents that it will not own, actually own or Constructively Own, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to actually own or Constructively Own more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the board of directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the board of directors, rent from such tenant would not adversely affect the Corporation's ability to qualify as a REIT shall not be treated as a tenant of the Corporation); and

(iii)
such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 6.1.1 through 6.1.6) will result in such Shares being automatically transferred to a Trust in accordance with Section 6.1.1(b) and Section 6.2.

(b)    Prior to granting any exception pursuant to Section 6.1.7(a), the board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case, in form and substance satisfactory to the board of directors in its sole and absolute discretion, as it may deem necessary or advisable in order to determine or ensure the Corporationʼs status as a REIT.  Notwithstanding the receipt of any ruling or opinion, the board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.
(c)    Subject to Section 6.1.1(a)(ii), an underwriter which participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit or both such limits, but only to the extent necessary to facilitate such public offering or private placement.
(d)    The board of directors may only reduce the Excepted Holder Limit for an Excepted Holder: (i) with the written consent of such Excepted Holder at any time; or (ii) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder.  No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Stock Ownership Limit.
Section 6.1.8.  Increase in Aggregate Stock Ownership Limit and Common Stock Ownership Limit.  Subject to Section 6.1.1(a)(ii), the board of directors may from time to time increase or decrease the Common Share Ownership Limit and the Aggregate Share Ownership Limit for one or more Persons and increase or decrease the Common Share Ownership Limit and the Aggregate Share Ownership Limit for all other Persons. No decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit will be effective for any Person whose percentage of ownership in Shares is in excess of such decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit, as applicable, until such time as such Person’s percentage of ownership in Shares equals or falls below the decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit, but any further acquisition of Shares in excess of such percentage ownership of Shares will be in violation of the Common Share Ownership Limit and/or Aggregate Share Ownership Limit and, provided further, that the new Common Share Ownership Limit and/or Aggregate Share Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding Shares.

Section 6.1.9.  Legend.  Each certificate for Shares, if certificated, or any written statement of information in lieu of a certificate delivered to a holder of uncertificated Shares, shall bear substantially the following legend:
The Shares represented by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer for the purpose of the Corporationʼs maintenance of its status as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”).  Subject to certain further restrictions and except as expressly provided in the Corporationʼs charter:  (a) no Person may Beneficially Own or Constructively Own Shares of Common Stock in excess of 9.8% (in value or number of shares) of the outstanding shares of Common Stock unless such Person is an Excepted Holder (in which case the Excepted Holder Limit for such Excepted Holder shall be applicable); (b) no Person may Beneficially Own or Constructively Own Shares of the Corporation in excess of 9.8% of the value of the total outstanding Shares, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit for such Excepted Holder shall be applicable); (c) no Person may Beneficially Own or Constructively Own Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (d) other than as provided in the Corporation’s charter, any Transfer of Shares that, if effective, would result in the Shares being Beneficially Owned by fewer than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.  Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Shares which causes or will cause a Person to Beneficially Own or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Corporation in writing (or, in the case of an attempted transaction, give at least 15 days prior written notice).  If any of the restrictions on Transfer or ownership as set forth in (a), (b) or (c) above are violated, the Shares in excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries.  In addition, the Corporation may redeem Shares upon the terms and conditions specified by the board of directors in its sole and absolute discretion if the board of directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio.
All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, will be furnished to each holder of Shares of the Corporation on request and without charge.
Instead of the foregoing legend, the certificate or written statement of information delivered in lieu of a certificate, if any, may state that the Corporation will furnish a full statement about certain restrictions on transferability to a Stockholder on request and without charge.
Section 6.2.  Transfer of Shares in Trust.
Section 6.2.1.  Ownership in Trust.  Upon any purported Transfer or other event described in Section 6.1.1(b) that would result in a transfer of Shares to a Trust, such Shares shall be deemed to have been Transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries.  Such Transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the Transfer to the Trust pursuant to Section 6.1.1(b).  The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner.  Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 6.2.6.

Section 6.2.2.  Status of Shares Held by the Trustee.  Shares held by the Trustee shall be issued and outstanding Shares.  The Prohibited Owner shall have no rights in the shares held by the Trustee.  The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee and shall have no rights to dividends or other distributions attributable to the shares held in the Trust.
Section 6.2.3.  Distributions and Voting Rights.  The Trustee shall have all voting rights and rights to distributions with respect to Shares held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary.  Any distribution paid prior to the discovery by the Corporation that the Shares have been transferred to the Trustee shall be paid by the recipient of such distribution to the Trustee upon demand, and any distribution authorized but unpaid shall be paid when due to the Trustee.  Any distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary.  The Prohibited Owner shall have no voting rights with respect to shares held in the Trust, and, subject to Maryland law, effective as of the date that the Shares have been transferred to the Trustee, the Trustee shall have the authority with respect to the Shares held in the Trust (at the Trustee's sole discretion) (a) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the Shares have been transferred to the Trustee and (b) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote.  Notwithstanding the provisions of this Article VI, until the Corporation has received notification that Shares have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other Stockholder records for purposes of preparing lists of Stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Stockholders.
Section 6.2.4.  Sale of Shares by Trustee.  Within 20 days of receiving notice from the Corporation that Shares have been transferred to the Trust, the Trustee of the Trust shall sell the Shares held in the Trust to a Person, designated by the Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 6.1.1(a).  Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 6.2.4.  The Prohibited Owner shall receive the lesser of (a) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Trust or (b) the price per share received by the Trustee from the sale or other disposition of the Shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 6.2.3 of this Article VI. Any net sale proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary.  If, prior to the discovery by the Corporation that Shares have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 6.2.4, such excess shall be paid to the Trustee upon demand.
Section 6.2.5.  Purchase Right in Shares Transferred to the Trustee.  Shares transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (a) the price per share in the transaction that resulted in such Transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) or (b) the Market Price on the date the Corporation, or its designee, accepts such offer.  The Corporation shall have the right to accept such offer until the Trustee has sold the Shares held in the Trust pursuant to Section 6.2.4.  The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 6.2.3 of this Article VI. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.
Section 6.2.6.  Designation of Charitable Beneficiaries.  By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (a) the Shares held in the Trust would not violate the restrictions set forth in Section 6.1.1(a) in the hands of such Charitable Beneficiary and (b) each such organization must be described in Section 501(c)(3) of the

Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code. Neither the failure of the Corporation to make such designation nor the failure of the Corporation to appoint the Trustee before the automatic transfer provided in Section 6.1.1(b) shall make such transfer ineffective, provided that the Corporation thereafter makes such designation and appointment.
Section 6.3.  Settlement.  Nothing in this Article VI shall preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system.  The fact that the settlement of any transaction is so permitted shall not negate the effect of any other provision of this Article VI and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VI.
Section 6.4.  Enforcement.  The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VI.
Section 6.5.  Non-Waiver.  No delay or failure on the part of the Corporation or the board of directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the board of directors, as the case may be, except to the extent specifically waived in writing.

ARTICLE VII
BOARD OF DIRECTORS
Section 7.1.  Number of Directors. The number of Directors of the Corporation shall be three.  The number of Directors of the Corporation may be increased or decreased from time to time pursuant to the bylaws but shall never be less than the minimum number required by the MGCL. The Corporation elects pursuant to Section 3-804(c) of the MGCL that, except as may be provided by the board of directors in setting the terms of any class or series of Preferred Stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred until his or her successor is duly elected and qualifies.  No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his term, except as may otherwise be provided in the terms of any Preferred Stock.  The names of the Directors who shall serve on the board of directors until the next annual meeting of the Stockholders and until their successor are duly elected and qualify, subject to the filling of vacancies or an increase in the number of Directors prior to the next annual meeting of the Stockholders, are:
[ ]
Section 7.2.  REIT Qualification.  If the Corporation elects to qualify for federal income tax treatment as a REIT, the board of directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the board of directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the board of directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code.  The board of directors also may determine that compliance with any restriction or limitation on ownership and Transfers of Shares set forth in Article VI is no longer required for REIT qualification.  The determination by the board of directors that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT shall require the concurrence of two-thirds of the board of directors.
Section 7.3.  Determinations by the Board.  The determination as to any of the following matters, made by or pursuant to the direction of the board of directors, shall be final and conclusive and shall be binding upon the Corporation and every holder of Shares: (a) the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of Shares or the payment of other distributions on Shares; (b) the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (c) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); (d) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any Shares; (e) any interpretation or resolutions of any ambiguity with respect to any provision of the charter (including any of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any Shares of any class or series) or of the bylaws; (f) the number of Shares of any class or series; (g) any matter relating to the acquisition, holding and disposition of any assets by the Corporation; (h) any interpretation of the terms and conditions of one or more agreements with any Person; or (i) any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the charter or bylaws or otherwise to be determined by the board of directors.
Section 7.4.  Authorization by Board of Stock Issuance. The board of directors may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration as the board of directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the charter or the bylaws.
Section 7.5.  Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more Directors, any Director, or the entire board of directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of Stockholders entitled to cast at least a majority of the votes entitled to be cast generally in the election of Directors. For the purpose of this paragraph, “cause” shall mean, with respect to any particular Director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such Director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.
Section 7.6.  Extraordinary Actions.  Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of stock entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the board of directors and taken or approved by the affirmative vote of Stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.
Section 7.7.  Rights of Objecting Stockholders.  Holders of Shares shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL unless the board shall determine that such rights shall apply, with respect to all or any classes or series of Shares, to a particular transaction or all transactions occurring after the date of such approval in connection with which holders of such Shares would otherwise be entitled to exercise such rights.
ARTICLE  VIII
LIABILITY OF DIRECTORS,
OFFICERS AND OTHER AGENTS
Section 8.1.  Limitation of Director and Officer Liability.  To the maximum extent permitted by Maryland law, no present or former Director or officer of the Corporation shall be liable to the Corporation or to any Stockholder for money damages.  Neither the amendment nor repeal of this Section 8.1, nor the adoption or amendment of any other provision of the charter or bylaws inconsistent with this Section 8.1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
Section 8.2.  Indemnification.
(a)    The Corporation shall, to the maximum extent permitted by Maryland law, indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to: (i) any individual who is a present or former Director or officer of the Corporation; or (ii) any individual who, while a Director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, member, manager, partner or trustee of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service in such capacity. The rights to indemnification and advancement of expenses provided to a Director or officer hereby shall vest immediately upon election of such Director or officer. With the approval of the board of directors, the Corporation shall have the power to provide such indemnification and advancement of expenses to any individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above or to any employee or agent of the Corporation. The indemnification and payment or reimbursement of expenses provided herein shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.
(b)    Neither the amendment nor repeal of this Section 8.2, nor the adoption or amendment of any other provision of the charter or bylaws inconsistent with this Section 8.2, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
ARTICLE IX
AMENDMENT
The Corporation reserves the right from time to time to make any amendment to the charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the charter, of any outstanding Shares.
THIRD:  The amendment and restatement of the charter of the Corporation as hereinabove set forth has been duly advised by the board of directors and approved by the Stockholders of the Corporation as required by law.
FOURTH:  The current address of the principal office of the Corporation in the State of Maryland is as set forth in Article III of the foregoing amendment and restatement of the charter.
FIFTH:  The name and address of the Corporation’s current resident agent are as set forth in Article III of the foregoing amendment and restatement of the charter.
SIXTH:  The number of Directors of the Corporation and the names of those currently in office are as set forth in Section 7.1 of the foregoing amendment and restatement of the charter.
SEVENTH:  The undersigned acknowledges the foregoing amendment and restatement of the charter to be the corporate act of the Corporation and as to all matters and facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Griffin Capital Essential Asset REIT II, Inc. has caused the foregoing second articles of amendment and restatement to be signed in its name and on its behalf by its Chief Executive Officer and President and attested to by its Secretary on this ___st day of ___________, 20[ ].

ATTEST:	GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.

By:	By:
Howard S. Hirsch	Michael J. Escalante
Secretary	Chief Executive Officer and President

ANNEX E

~~FIRST~~
SECOND ARTICLES OF AMENDMENT AND RESTATEMENT
OF
GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.

FIRST:  Griffin Capital Essential Asset REIT II, Inc., a Maryland corporation, desires to amend and restate its charter as currently in effect and as hereinafter amended.
SECOND:  The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:
ARTICLE I
NAME
The name of the corporation is Griffin Capital Essential Asset REIT II, Inc. (the “Corporation”).
ARTICLE II
PURPOSE
The Corporation is formed for the purpose of carrying on any lawful business or activity, which may include qualifying as a real estate investment trust under Sections 856 through 860, or any successor sections, of the Internal Revenue Code of 1986, as amended (the “Code”).
ARTICLE III
PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT
The name and address of the resident agent for service of process of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201. The address of the Corporation's principal office in the State of Maryland is 351 West Camden Street, Baltimore, Maryland 21201. The Corporation may have such other offices and places of business within or outside the State of Maryland as the board of directors may from time to time determine.
ARTICLE IV
DEFINITIONS
As used herein, the following terms shall have the following meanings unless the context otherwise requires:
~~Acquisition Expenses.  Expenses related to the Corporation’s sourcing, selection, evaluation and acquisition of, and investment in, properties, whether or not acquired or made, including but not limited to legal fees and expenses, travel and communications expenses, costs of financial analysis, appraisals and surveys, nonrefundable option payments on property not acquired, accounting fees and expenses, computer use-related expenses, architectural and engineering reports, environmental reports, title insurance and escrow fees.~~
~~Acquisition Fees.  The total of any and all fees and commissions paid by any Person to any Person in connection with making or investing in mortgage loans or the purchase, development or construction of property by the Corporation. Included in the computation of such fees or commissions shall be any real estate commissions, selection fees, Development Fees, Construction Fees, nonrecurring management fees, loan fees or points or any fee of a similar nature, however designated.  Excluded shall be Development Fees and Construction Fees paid to any Person not affiliated with the Sponsor or Advisor in connection with the actual development and construction of any property.~~

~~Advisor.  The Person responsible for directing or performing the day-to-day business affairs of the Corporation, including a Person to which an Advisor subcontracts substantially all such functions.~~
~~Advisory Agreement.  The agreement, as it may be amended or restated from time to time, between the Corporation and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Corporation.~~
~~Affiliate.  An Affiliate of another Person includes any of the following:~~
~~(a)    any Person directly or indirectly owning, controlling or holding, with power to vote, 10% or more of the outstanding voting securities of such other Person;~~
~~(b)    any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person;~~
~~(c)    any Person directly or indirectly controlling, controlled by or under common control with such other Person;~~
~~(d)    any executive officer, director, trustee or general partner of such other Person; and~~
~~(e)    any legal entity for which such Person acts as an executive officer, director, trustee or general partner.~~
Aggregate Stock Ownership Limit.  9.8% in value of the aggregate of the outstanding ~~shares of Stock.  The value of the outstanding shares of Stock shall be~~Shares, or such other percentage determined by the board of directors in ~~good faith, which determination shall be conclusive for all purposes hereof~~accordance with Section 6.1.8 of the charter.
~~Average Invested Assets.  For a specified period, the average of the aggregate book value of the assets of the Corporation invested, directly or indirectly in equity interests in and loans secured by real estate, before reserves for depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.~~
Beneficial Ownership.  Ownership of ~~Stock~~Shares by a Person, whether the interest in the ~~shares of Stock~~Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code.  The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially ~~Owningˮ~~Owning” and “Beneficially Owned” shall have the correlative meanings.
Business Day.  Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.
Charitable Beneficiary.  One or more beneficiaries of the Trust as determined pursuant to Section 6.2.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.
Class A Common Stock. The term shall have the meaning as provided in Section 5.1 herein.
Class AA Common Stock. The term shall have the meaning as provided in Section 5.1 herein.
Class AAA Common Stock. The term shall have the meaning as provided in Section 5.1 herein.
Class D Common Stock. The term shall have the meaning as provided in Section 5.1 herein.
Class D Common Stock Conversion Rate. A fraction, the numerator of which is the Net Asset Value per share of Class D Common Stock and the denominator of which is the Net Asset Value per share of Class I Common Stock.

Class E Common Stock. The term shall have the meaning as provided in Section 5.1 herein.
Class I Common Stock. The term shall have the meaning as provided in Section 5.1 herein.
Class S Common Stock. The term shall have the meaning as provided in Section 5.1 herein.
Class S Common Stock Conversion Rate. A fraction, the numerator of which is the Net Asset Value per share of Class S Common Stock and the denominator of which is the Net Asset Value per share of Class I Common Stock.
Class T Common Stock. The term shall have the meaning as provided in Section 5.1 herein.
Class T Common Stock Conversion Rate. A fraction, the numerator of which is the Net Asset Value per share of Class T Common Stock and the denominator of which is the Net Asset Value per share of Class I Common Stock.
Code.  The term shall have the meaning as provided in Article II herein.
Common Stock.  The term shall have the meaning as provided in Section 5.1 herein.
Common Stock Ownership Limit.  9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock ~~of the Corporation.  The number and value of outstanding shares of Common Stock of the Corporation shall be~~, or such other percentage determined by the board of directors in ~~good faith, which determination shall be conclusive for all purposes hereof~~accordance with Section 6.1.8 of the charter.
Common Stockholders.  The holders of record of Common Stock.
~~Competitive Real Estate Commission.  A real estate or brokerage commission paid (or, if no commission is paid, the amount that customarily would be paid) for the purchase or sale of a property that is reasonable, customary and competitive in light of the size, type and location of the property.~~
~~Construction Fee.  A fee or other remuneration for acting as general contractor and/or construction manager to construct, supervise and coordinate leasehold or other improvements or projects or to provide major repairs or rehabilitation on a property.~~
Constructive Ownership.  Ownership of ~~Stock~~Shares by a Person, whether the interest in the ~~shares of Stock~~Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code.  The terms “Constructive Owner,” “Constructively Owns,” “Constructively Owning” and “Constructively Owned” shall have the correlative meanings.
~~Contract Purchase Price.  The amount actually paid or allocated in respect of the purchase, development, construction or improvement of an asset or property exclusive of Acquisition Fees and Acquisition Expenses.~~
Corporation.  The term shall have the meaning as provided in Article I herein.
~~Development Fee.  A fee for the packaging of the Corporationʼs property, including the negotiation and approval of plans and any assistance in obtaining zoning and necessary variances and financing for a specific property, either initially or at a later date.~~
Director. A member of the board of directors ~~that manages~~of the Corporation.
~~Equity Securities.  Equity securities that are “publicly traded” as that term is used in Rule 10b-17 under the Securities Exchange Act of 1934.  Equity Securities shall not include any investment security represented by an interest in, or secured by, one or more pools of mortgage loans.~~

Excepted Holder.  A ~~stockholder~~Stockholder of the Corporation for whom an Excepted Holder Limit is created ~~by this charter or~~ by the board of directors pursuant to Section 6.1.7.
Excepted Holder Limit.  The percentage limit established by the board of directors pursuant to Section 6.1.7 provided that the affected Excepted Holder agrees to comply with the requirements established by the board of directors pursuant to Section 6.1.7, and subject to adjustment pursuant to Section 6.1.8.
~~Independent Directors.  The Directors of the Corporation who are not associated and have not been associated within the last two years, directly or indirectly, with the Sponsor or Advisor of the Corporation.~~
~~(a)    A Director shall be deemed to be associated with the Sponsor or Advisor if he or she:~~
~~(i)    owns an interest in the Sponsor, Advisor or any of their Affiliates;~~
~~(ii)    is employed by the Sponsor, Advisor or any of their Affiliates;~~
~~(iii)    is an officer or director of the Sponsor, Advisor or any of their Affiliates;~~
~~(iv)    performs services, other than as a Director, for the Corporation;~~
~~(v)    is a director or trustee for more than three REITs organized by the Sponsor or Advisor or advised by the Advisor; or~~
~~(vi)    has any material business or professional relationship with the Sponsor, Advisor or any of their Affiliates.~~
 ~~(b)    For purposes of determining whether or not a business or professional relationship is material pursuant to (a)(vi) above, the annual gross revenue derived by the Director from the Sponsor, Advisor and their Affiliates shall be deemed material per se if it exceeds 5% of the Director’s:~~
~~(i)    annual gross revenue, derived from all sources, during either of the last two years; or~~
~~(ii)    net worth, on a fair market value basis.~~
~~(c)    An indirect relationship shall include circumstances in which a Directorʼs spouse, parent, child, sibling, mother- or father-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the Sponsor, Advisor any of their Affiliates or the Corporation.~~
~~Independent Expert.  A Person (selected by the Independent Directors) with no material current or prior business or personal relationship with the Advisor or a Director who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Corporation.~~
~~Initial Investment.  An investment of $200,000 by the Advisor or an Affiliate thereof to acquire an equity interest in the Corporation or an Affiliate of the Corporation through which the Corporation intends to conduct substantially all of its operations.~~
Initial Public Offering.  The initial public offering and sale of Common Stock of the Corporation pursuant to the Corporation’s first effective registration statement covering such Common Stock filed under the Securities Act of 1933.
~~Joint Venture.  Joint venture or general partnership arrangements in which the Corporation or its subsidiaries is a co-venturer or general partner which are established to acquire properties or other real estate investments.~~
~~Leverage.  The aggregate amount of indebtedness of the Corporation for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.~~

~~Listed.  Approved for trading on any securities exchange registered as a national securities exchange under Section 6 of the Securities Exchange Act of 1934.  The term “Listingˮ shall have the correlative meaning.~~
Market Price.  With respect to any class or series of outstanding ~~shares of Stock~~Shares, the Closing Price for such ~~Stock~~Shares on such date.  The “Closing ~~Priceˮ~~Price” on any date shall mean the last sale price for such ~~Stock~~Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such ~~Stock~~Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which such ~~Stock is~~Shares are listed or admitted to trading or, if such ~~Stock is~~Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or, if NASDAQ is no longer in use, the principal other automated quotation system that may then be in use or, if such ~~Stock is~~Shares are not quoted by any such ~~organization~~system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such ~~Stock~~Shares selected by the board of directors or, in the event that no trading price is available for such ~~Stock~~Shares, the fair market value of the ~~Stock~~Shares, as determined in good faith by the board of directors.
MGCL.  The Maryland General Corporation Law, as amended from time to time.
~~NASAA REIT Guidelines.~~ Net Asset Value per share of Class A Common Stock. The ~~Statement of Policy Regarding Real Estate Investment Trusts~~ net asset value of the Corporation allocable to the shares of Class A Common Stock, calculated as ~~revised and adopted by the North American Securities Administrators Association membership on May 7, 2007~~described in the Prospectus, as may be amended from time to time, divided by the number of outstanding shares of Class A Common Stock.
Net ~~Assets.~~ Asset Value per share of Class AA Common Stock. The ~~total assets~~net asset value of the Corporation ~~(other than intangibles) at cost, before deducting depreciation or other non-cash reserves, less total liabilities,~~ allocable to the shares of Class AA Common Stock, calculated ~~quarterly~~as described in the Prospectus, as may be amended from time to time, divided by the number of outstanding shares of Class AA Common Stock.
Net Asset Value per share of Class AAA Common Stock. The net asset value of the Corporation ~~on a basis consistently applied.~~  allocable to the shares of Class AAA Common Stock, calculated as described in the Prospectus, as may be amended from time to time, divided by the number of outstanding shares of Class AAA Common Stock.
~~Net Income.  For any period, total revenues applicable to such period, less expenses applicable to such period other than additions to reserves for depreciation, amortization, bad debt, or other non-cash reserves. If the Advisor receives an incentive fee, Net Income, for purposes of calculating Total Operating Expenses in Section 8.8, shall exclude the gain from the sale of the Corporationʼs assets.~~
~~Organization and Offering Expenses.  Any and all costs and expenses incurred by the Corporation, the Advisor or any Affiliate of either in connection with and in preparing the Corporation for registration of and subsequently offering and distributing its Stock to the public, which may include but are not limited to total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), legal, accounting and escrow fees, expenses for printing, engraving, amending, supplementing and mailing, distribution costs, compensation to employees while engaged in registering, marketing, selling and wholesaling the Stock, telegraph and telephone costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Stock under Federal and state laws, including accountants’ and attorneys’ fees and other accountable offering expenses. Organization and Offering Expenses may include, but are not limited to: (a) amounts to reimburse the Advisor for all marketing related costs and expenses such as compensation to and direct expenses of the Advisor’s employees or employees of the Advisor’s Affiliates in connection with registering and marketing the Stock; (b) travel and entertainment expenses related to the offering and marketing of the Stock; (c) facilities and technology costs and other costs and expenses associated with the offering and to facilitate the marketing of the Stock including web site design and management; (d) costs and expenses of~~

~~conducting training and educational conferences and seminars; (e) costs and expenses of attending broker-dealer sponsored retail seminars or conferences; and (f) payment or reimbursement of bona fide due diligence expenses.~~
Net Asset Value per share of Class D Common Stock. The net asset value of the Corporation allocable to the shares of Class D Common Stock, calculated as described in the Prospectus, as may be amended from time to time, divided by the number of outstanding shares of Class D Common Stock.
Net Asset Value per share of Class E Common Stock. The net asset value of the Corporation allocable to the shares of Class E Common Stock, calculated as described in the Prospectus, as may be amended from time to time, divided by the number of outstanding shares of Class E Common Stock.
Net Asset Value per share of Class I Common Stock. The net asset value of the Corporation allocable to the shares of Class I Common Stock, calculated as described in the Prospectus, as may be amended from time to time, divided by the number of outstanding shares of Class I Common Stock.
Net Asset Value per share of Class S Common Stock. The net asset value of the Corporation allocable to the shares of Class S Common Stock, calculated as described in the Prospectus, as may be amended from time to time, divided by the number of outstanding shares of Class S Common Stock.
Net Asset Value per share of Class T Common Stock. The net asset value of the Corporation allocable to the shares of Class T Common Stock, calculated as described in the Prospectus, as may be amended from time to time, divided by the number of outstanding shares of Class T Common Stock.
Person.  An individual, corporation, association, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, private foundation within the meaning of Section 509(a) of the Code, joint stock company, partnership, limited liability company or other legal entity and also includes a “group” as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, and a group to which an Excepted Holder Limit (as defined in Article VI) applies.
Preferred Stock.  The term shall have the meaning as provided in Section 5.1 herein.
Prohibited Owner.  With respect to any purported Transfer, any Person who but for the provisions of Section 6.1.1 would Beneficially Own or Constructively Own ~~shares of Stock~~Shares and, if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.
Prospectus.  The term shall have the meaning as defined in Section 2(10) of the Securities Act of 1933, including a preliminary prospectus, an offering circular as described in Rule 253 of the General Rules and Regulations under the Securities Act of 1933 or, in the case of an intrastate offering, any document by whatever name known utilized for the purpose of offering and selling securities to the public.
REIT.  A corporation, trust or association which is engaged in investing in equity interests in real estate (including fee ownership and leasehold interests and interests in partnerships and ~~Joint Ventures~~joint ventures holding real estate) or in loans secured by mortgages on real estate or both and that qualifies as a real estate investment trust under Sections 856 through 860 of the Code.
Restriction Termination Date.  The first day on which the ~~Corporation~~board of directors determines pursuant to Section 7.~~7~~2 that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of ~~shares of Stock~~Shares set forth herein is no longer required in order for the Corporation to qualify as a REIT.

~~Roll-Up Entity.  A partnership, REIT, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.~~
~~Roll-Up Transaction.   A transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Corporation and the issuance of securities of a Roll-Up Entity to the stockholders of the Corporation.~~
~~Such term does not include:~~
~~(a)    a transaction involving securities of the Corporation that have been Listed for at least 12 months; or~~
~~(b)    a transaction involving the conversion to corporate, trust or association form of only the Corporation, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:~~
~~(i)    the voting rights of Common Stockholders;~~
~~(ii)    the term of existence of the Corporation;~~
~~(iii)    Sponsor or Advisor compensation; or~~
~~(iv)    the Corporationʼs investment objectives.~~
SDAT.  The State Department of Assessments and Taxation of Maryland.
~~Sponsor.  Any Person directly or indirectly instrumental in organizing, wholly or in part, the Corporation or any Person who will control, manage or participate in the management of the Corporation, and any Affiliate of such Person.  Not included is any Person whose only relationship with the Corporation is as that of an independent property manager of the Corporationʼs assets and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.  A Person may also be deemed a Sponsor of the Corporation by:~~
~~(a)    taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Corporation, either alone or in conjunction with one or more other Persons;~~
~~(b)    receiving a material participation in the Corporation in connection with the founding or organizing of the business of the Corporation, in consideration of services or property, or both services and property;~~
~~(c)    having a substantial number of relationships and contacts with the Corporation;~~
~~(d)    possessing significant rights to control the Corporationʼs properties;~~
~~(e)    receiving fees for providing services to the Corporation which are paid on a basis that is not customary in the industry; or~~
~~(f)    providing goods or services to the Corporation on a basis which was not negotiated at arms length with the Corporation.~~
~~Stock~~Shares.  All classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.
Stockholders. The registered holders of the ~~Corporation’s shares of Stock~~Shares.
~~Stockholder List.  The term shall have the meaning as provided in Section 11.6 herein.~~

~~Total Operating Expenses.  All expenses paid or incurred by the Corporation, as determined under generally accepted accounting principles, that are in any way related to the operation of the Corporation or to Corporation business, including advisory fees, but excluding: (a) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and Listing of the Stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) incentive fees paid in compliance with Section 8.6, notwithstanding the next succeeding clause (f); and (f) Acquisition Fees, Acquisition Expenses, real estate commissions on the resale of property and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).~~
Transfer.  Any issuance, sale, transfer, gift, assignment, devise or other disposition as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership of Shares or the right to vote or receive distributions on Shares, or any agreement to take any such actions or cause any such events~~, of Stock or the right to vote or receive distributions on Stock~~, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for ~~Stock~~Shares or any interest in ~~Stock~~Shares or any exercise of any such conversion or exchange right, and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of ~~Stock~~Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned, and whether by operation of law or otherwise.  The terms “~~Transferringˮ~~Transferring” and “~~Transferredˮ~~Transferred” shall have the correlative meanings.
Trust.  Any trust provided for in Section 6.2.1.
Trustee.  The Person unaffiliated with the Corporation and a Prohibited Owner that is appointed by the Corporation to serve as trustee of the Trust.
~~Unimproved Real Property.  The real property of the Corporation that has the following three characteristics:~~
~~(a)    such property was not acquired for the purpose of producing rental or other operating income;~~
~~(b)    there is no development or construction in progress on such land; and~~
~~(c)    no development or construction on such land is planned in good faith to commence on such land within one year.~~
ARTICLE V
STOCK
Section 5.1. Authorized Shares.  The Corporation has authority to issue ~~700~~1,000,000 ~~shares of~~,000 Shares, of which (i) 800,000,000 Shares shall be designated common stock, $0.001 par value per share (“Common Stock”), of which [ ] Shares shall be designated as Class T Common Stock (the “Class T Common Stock”), [ ] Shares shall be designated as Class S Common Stock (the “Class S Common Stock”), [ ] Shares shall be designated as Class D Common Stock (the “Class D Common Stock”), [ ] Shares shall be designated as Class I Common Stock (the “Class I Common Stock”), [ ] Shares shall be designated as Class E Common Stock (the “Class E Common Stock”), [ ] Shares shall be designated as Class A Common Stock (the “Class ACommon Stock”), [ ] Shares shall be designated as Class AA Common Stock (the “Class AA Common Stock”), and [ ] Shares shall be designated as Class AAA Common Stock (the “Class AAA Common Stock”), and (ii) 200,000,000 ~~shares of~~Shares shall be designated as preferred stock, $0.001 par value per share (“Preferred Stock”).  The aggregate par value of all authorized ~~shares of Stock~~Shares having par value is $~~900~~1,000,000.  The board of directors, without any action by the ~~stockholders~~Stockholders of the Corporation, may amend the charter from time to time to increase or decrease the aggregate number of ~~shares of Stock~~Shares or the number of ~~shares of Stock~~Shares of any class or series that the Corporation has the authority to issue. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article V, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, as the case may be, so that the aggregate number of ~~shares of Stock~~Shares of all classes that the Corporation has authority to issue shall not be more than the total number of ~~shares of Stock~~Shares set forth in the first sentence of this Section 5.1.
Section 5.2.  Common Stock~~.  Subject to the provisions of Article VI, each share of Common Stock shall entitle the holder thereof to one vote.~~
Section 5.2.1. Common Shares Subject to Terms of Preferred Shares. The Common Stock shall be subject to the express terms of any series of Preferred Stock. ~~Shares of a particular class of Common Stock shall have equal dividend, distribution, liquidation and other rights, and shall have no preference, cumulative, preemptive, conversion or exchange rights. The board of directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of Stock.~~
~~Section 5.3.  Preferred Stock.  The board of directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares, or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Stock, by fixing or altering, in one or more respects, from time to time before issuing the shares, the terms, rights, restrictions and qualifications of the shares of any such series of Preferred Stock. The board of directors is granted the authority to authorize from time to time the issuance of one or more series of Preferred Stock. Prior to the issuance of each such class or series, the board of directors, by resolution, shall fix the number of shares to be included in each series, and the designation, preferences, terms, rights, restrictions, limitations, qualifications and terms and conditions of redemption of the shares of each class or series, if any. The authority of the board of directors with respect to each series shall include, but not be limited to, determination of the following:~~
~~(a)            The designation of the series, which may be by distinguishing number, letter or title.~~

~~(b)           The dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series.~~

~~(c)          The redemption rights, including conditions and the price or prices, if any, for shares of the series.~~

~~(d)          The terms and amounts of any sinking fund for the purchase or redemption of shares of the series.~~

~~(e)           The rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, and the relative rights of priority, if any, of payment of shares of the series.~~

~~(f)          Whether the shares of the series shall be convertible into shares of any other class or series or any other security of the Corporation or any other corporation or other entity, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.~~

~~(g)         Restrictions on the issuance of shares of the same series or of any other class or series.~~

~~(h)        The voting rights of the holders of shares of the series subject to the limitations contained in this Section 5.3.~~

 ~~(i)           Any other relative rights, preferences and limitations on that series, subject to the express provisions of any other series of Preferred Stock then outstanding.~~

Section 5.2.2. Description. Subject to the provisions of Article VI and except as may otherwise be specified herein, each share of Common Stock shall entitle the holder thereof to one vote. The board of directors may classify or reclassify any unissued Common Stock from time to time into one or more classes or series of Shares.
Section 5.2.3. Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Corporation, the aggregate assets available for distribution to holders of the Common Stock shall be determined in accordance with applicable law. The holder of each share of Class A Common Stock, Class AA Common Stock, Class AAA Common Stock, Class D Common Stock, Class E Common Stock, Class I Common Stock, Class S Common Stock or Class T Common Stock, as the case may be, shall be entitled to be paid, out of assets that are legally available for distribution to the Stockholders, a liquidation payment equal to the Net Asset Value per share of Class A Common Stock, the Net Asset Value per share of Class AA Common Stock, the Net Asset Value per share of Class AAA Common Stock, the Net Asset Value per share of Class D Common Stock, the Net Asset Value per share of Class E Common Stock, the Net Asset Value per share of Class I Common Stock, the Net Asset Value per share of Class S Common Stock, or the Net Asset Value per share of Class T Common Stock, as applicable; provided, however, that if the available assets are insufficient to pay in full the above described liquidation payments, then such assets, or the proceeds thereof, shall be distributed among the holders of the Class A Common Stock, Class AA Common Stock, Class AAA Common Stock, Class D Common Stock, Class E Common Stock, Class I Common Stock, Class S Common Stock and Class T Common Stock ratably in the same proportion as the respective amounts that would be payable on such shares of Class A Common Stock, Class AA Common Stock, Class AAA Common Stock, Class D Common Stock, Class E Common Stock, Class I Common Stock, Class S Common Stock and Class T Common Stock if all amounts payable thereon were paid in full.
Section 5.2.4. Rights Upon Conversion. Each Share of Class T Common Stock, Class S Common Stock and Class D Common Stock shall automatically and without any action on the part of the holder thereof convert into a number of Shares (including fractional Shares) of Class I Common Stock equal to the Class T Common Stock Conversion Rate, Class S Common Stock Conversion Rate or Class D Common Stock Conversion Rate, as applicable, at the end of the month in which the dealer manager for a public offering of the Company, in conjunction with the transfer agent for such public offering of the Company, determines that the total selling commissions, dealer manager fees, and distribution fees paid with respect to all Shares of Common Stock held by a Stockholder in their account would exceed, in the aggregate, 9.0% (or a lower limit as set forth in an applicable agreement between the dealer manager of such public offering and a participating broker-dealer) of the gross proceeds from the sale of such Shares of Common Stock (including the gross proceeds of any Shares issued under a distribution reinvestment plan with respect thereto). If a Share of Class T Common Stock, Class S Common Stock or Class D Common Stock converts to a number of Shares of Class I Common Stock pursuant to the foregoing, all Shares issued under a distribution reinvestment plan with respect to such Share, if any, will also convert into a number of Shares of Class I Common Stock equal to the Class T Common Stock Conversion Rate, Class S Common Stock Conversion Rate or Class D Common Stock Conversion Rate, as applicable. Upon the listing of a class of Common Stock for trading on a national securities exchange, each Share of the classes of Common Stock that are not so listed shall automatically and without any action on the part of the holder thereof convert into a number of Shares of the listed class of Common Stock equal to a fraction, the numerator of which is the net asset value of the Corporation allocable to the Shares of the applicable non-listed class of Common Stock and the denominator of which is the net asset value of the Corporation allocable to the Shares of the listed class of Common Stock.
Section 5.2.5. Voting Rights. Except as may be provided otherwise herein, and subject to the express terms of any series of Preferred Stock, the holders of the Common Stock shall have the exclusive right to vote on all matters (as to which a common stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders. The shares of Class A Common Stock, Class AA Common Stock, Class AAA Common Stock, Class D Common Stock, Class E Common Stock, Class I Common Stock, Class S Common Stock and Class T Common Stock shall vote together as a single class on all actions to be taken by the Stockholders; provided, however, the affirmative vote of a majority of the then outstanding Class A Common Stock, Class AA Common Stock, Class AAA Common Stock, Class D Common Stock, Class E Common Stock, Class I Common Stock, Class S Common Stock or Class T Common Stock, as the case may be, with no other class of Common Stock voting except the applicable class of Common Stock voting as a separate class, shall be required (A) to amend the charter if such amendment would materially and adversely affect the rights, preferences and privileges of such class of Common Stock; (B) on any matter submitted to Stockholders that relates solely to such class of Common Stock; and (C) on any matter submitted to Stockholders in which the interests of such class of Common Stock differ from the interests of any other class of Common Stock.
Section 5.3.  Preferred Stock.  The board of directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time into one or more classes or series of Shares.
Section 5.4.  Classified or Reclassified Shares.  Prior to the issuance of classified or reclassified shares of any class or series, the board of directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of ~~Stock of the Corporation~~Shares; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VI and subject to the express terms of any class or series of ~~Stock of the Corporation~~Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the SDAT.  Any of the terms of any class or series of ~~Stock~~Shares set or changed pursuant to clause (c) of this Section 5.4 may be made dependent upon facts or events ascertainable outside the charter (including determinations by the board of directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of ~~Stock~~Shares is clearly and expressly set forth in the articles supplementary filed with the SDAT.
Section 5.5.  Charter and Bylaws.  ~~All Persons who shall acquire Stock in the Corporation shall acquire the same~~The rights of all Stockholders and the terms of all Shares are subject to the provisions of the charter and the bylaws.
Section 5.6.  No Preemptive Rights.  ~~No~~Except as may be provided by the board of directors in setting the terms of classified or reclassified Shares pursuant to Section 5.4 above or as may otherwise be provided by contract approved by the board of directors, no holder of ~~shares of Stock~~Shares of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature~~; provided, however, that the board of directors may, in authorizing the issuance of shares of Stock of any class, confer any preemptive right that the board of directors may deem advisable in connection with such issuance.~~
Section 5.7.  Issuance of Shares Without Certificates.  The board of directors may authorize the issuance of ~~shares of Stock~~Shares without certificates.  The Corporation shall continue to treat the holder of uncertificated ~~Stock~~Shares registered on its stock ledger as the owner of the shares noted therein until the new owner delivers a properly executed form provided by the Corporation for that purpose.
Section 5.8.  Distributions. ~~Suitability and Minimum Investment of Stockholders.  Until the Common Stock is Listed, the following provisions shall apply:~~
~~(a)    To purchase Common Stock, the purchaser must represent to the Corporation that the purchaser meets the following suitability standards (or higher suitability standards of the state with jurisdiction over the sale if applicable):~~
~~(i)    that such purchaser (or, in the case of sales to fiduciary accounts, that the beneficiary, the fiduciary account or the grantor or donor who directly or indirectly supplies the funds to purchase the shares if the grantor or donor is the fiduciary) has a minimum annual gross income of $70,000 and a net worth (excluding home, home furnishings and automobiles) of not less than $70,000; or~~
~~(ii)    that such purchaser (or, in the case of sales to fiduciary accounts, that the beneficiary, the fiduciary account or the grantor or donor who directly or indirectly supplies the funds to purchase the shares if the grantor or donor is the fiduciary) has a net worth (excluding home, home furnishings and automobiles) of not less than $250,000.~~

~~(b)    The Sponsor and each Person selling shares on behalf of the Sponsor or the Corporation shall make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each Common Stockholder. In making this determination, the Sponsor or each Person selling shares on behalf of the Sponsor or the Corporation shall ascertain that the prospective Common Stockholder: (i) meets the minimum income and net worth standards set forth in Section 5.8(a); (ii) can reasonably benefit from the Corporation based on the prospective stockholderʼs overall investment objectives and portfolio structure; (iii) is able to bear the economic risk of the investment based on the prospective stockholderʼs overall financial situation; and (iv) has apparent understanding of (1) the fundamental risks of the investment; (2) the risk that the stockholder may lose the entire investment; (3) the lack of liquidity of the shares; (4) the restrictions on transferability of the shares; (5) the background and qualifications of the Sponsor or the Advisor; and (6) the tax consequences of the investment.  The Sponsor or each Person selling shares on behalf of the Sponsor or the Corporation shall make this determination on the basis of information it has obtained from a prospective stockholder, including information indirectly obtained from a prospective stockholder through such stockholder’s investment adviser, financial advisor or fiduciary.  Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors.  The Sponsor or each Person selling shares on behalf of the Sponsor or the Corporation shall maintain for at least six years records of the information used to determine that an investment in shares is suitable and appropriate for a Common Stockholder.~~
~~(c)    Each issuance or transfer of shares of Common Stock shall comply with the requirements regarding minimum initial and subsequent cash investment amounts set forth in the Prospectus as of the date of such issuance or transfer or any lower applicable state requirements with respect to minimum initial and subsequent cash investment amounts in effect as of the date of the issuance or transfer.~~
~~Section 5.9.  Distribution Reinvestment Plans.~~  The board of directors may ~~establish,~~ from time to tim~~e, a distribution reinvestment plan or plans.  Under any distribution reinvestment plan, (a) all material information regarding~~ authorize the Corporation to declare and pay to Stockholders such dividends or other distributions ~~to the Common Stockholders and the effect of reinvesting such distributions, including the tax consequences thereof, shall be provided to the Common Stockholders not less often than annually, and (b) each Common Stockholder participating in such plan shall have a reasonable opportunity to withdraw from the plan not less often than annually after receipt of the information required in clause (a) above.~~
~~Section 5.10.~~  , in cash or other assets of the Corporation or in Shares, including in Shares of one class payable to holders of Shares of another class~~Only the board of directors may authorize payments to stockholders in connection with their Stock.  The decision to authorize a distribution, like all other board decisions, shall be made in good faith, in a manner reasonably believed to be in the best interest of the Corporation and with the care that an ordinarily prudent person in a like position would use under similar circumstances~~.  Until the board of directors determines that it is no longer in the best interest of the Corporation to qualify as a REIT, the board of directors ~~are to~~shall authorize dividends to the extent necessary to preserve the status of the Corporation as a REIT. The exercise of the powers and rights of the board of directors pursuant to this section shall be subject to the provisions of any class or series of ~~Stock~~Shares at the time outstanding.
~~Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for the dissolution of the Corporation and the liquidation of its assets in accordance with the terms of the charter or distributions that meet all of the following conditions: (a) the board of directors advises each Common Stockholder of the risks associated with direct ownership of the property; (b) the board of directors offers each Common Stockholder the election of receiving such in-kind distributions; and (c) in-kind distributions are made only to those Common Stockholders who accept such offer.~~

ARTICLE VI
RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES
Section 6.1.  Stock.
Section 6.1.1.  Ownership Limitations.  Prior to the Restriction Termination Date:
(a)    Basic Restrictions.

(i)
(1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own ~~shares of Stock~~Shares in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit, and (3) no Excepted Holder shall Beneficially Own or Constructively Own ~~shares of Stock~~Shares in excess of the Excepted Holder Limit for such Excepted Holder.

(ii)
No Person shall Beneficially Own or Constructively Own ~~shares of Stock~~Shares to the extent that such Beneficial Ownership or Constructive Ownership of ~~Stock~~Shares would result in the Corporation (1) being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or (2) otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation actually owning or Constructively Owning an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code~~); provided, however, that Section 6.1.1(a)(ii)(1) shall not apply to the Corporation’s first taxable year for which a REIT election is made.~~).

(iii)
~~Notwithstanding any other provisions contained herein, any~~Any Transfer of ~~shares of Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system)~~Shares that, if effective, would result in the ~~Stock~~Shares being Beneficially Owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such ~~shares of Stock~~Shares; provided, however, that ~~(1) this Section 6.1.1(a)(iii) shall not apply to a Transfer of shares of Stock occurring in the Corporation’s first taxable year for which a REIT election is made and (2)~~ the board of directors may waive the application of this Section 6.1.1(a)(iii) if, in the opinion of the board of directors, such Transfer would not adversely affect the Corporation’s ability to qualify as a REIT.

(b)    Transfer in Trust.  If any Transfer of ~~shares of Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system)~~Shares occurs that, if effective, would result in any Person Beneficially Owning or Constructively Owning ~~shares of Stock~~Shares in violation of Section 6.1.1(a)(i) or Section 6.1.1(a)(ii),

(i)
then that number of ~~shares of Stock~~Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 6.1.1(a)(i) or Section 6.1.1(a)(ii) (rounded to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a

Charitable Beneficiary, as described in Section 6.2, effective as of the close of business on the Business Day prior to the date of such Transfer and such Person shall acquire no rights in such shares; provided, however,

(ii)
if the Transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 6.1.1(a)(i) or Section 6.1.1(a)(ii), then the Transfer of that number of ~~shares of Stock~~Shares that otherwise would cause any Person to violate Section 6.1.1(a)(i) or Section 6.1.1(a)(ii) shall be void ab initio and the intended transferee shall acquire no rights in such ~~shares of Stock~~Shares.

To the extent that, upon a transfer of Shares pursuant to this Section 6.1.1(b), a violation of any provision of this Article VI would nonetheless be continuing (for example where the ownership of Shares by a single Trust would violate the 100 stockholder requirement applicable to REITs), then Shares shall be transferred to that number of Trusts, each having a distinct Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of this Article VI.
Section 6.1.2.  Remedies for Breach.  If the board of directors shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 6.1.1(a) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any ~~shares of Stock~~Shares in violation of Section 6.1.1(a) (whether or not such violation is intended), the board of directors ~~or a committee thereof~~ shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 6.1.1(a) shall automatically result in the Transfer to the Trust described above and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the board of directors.
Section 6.1.3.  Notice of Restricted Transfer.  Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of ~~shares of Stock~~Shares that will or may violate Section 6.1.1(a) or any Person who would have owned ~~shares of Stock~~Shares that resulted in a Transfer to the Trust pursuant to the provisions of Section 6.1.1(b) shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporationʼs status as a REIT.
Section 6.1.4.  Owners Required to Provide Information.  Prior to the Restriction Termination Date:
(a)    every owner of 5% or more (or such higher percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding ~~shares of Stock~~Shares, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of ~~shares of Stock~~Shares and other ~~shares of Stock~~Shares Beneficially Owned and a description of the manner in which such shares are held.  Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporationʼs status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit.
(b)    each Person who is a Beneficial Owner or Constructive Owner of ~~Stock~~Shares and each Person (including the stockholder of record) who is holding ~~Stock~~Shares for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporationʼs status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Section 6.1.5.  Remedies Not Limited.  Subject to Section 7.~~7~~2, nothing contained in this Section 6.1 shall limit the authority of the board of directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its ~~stockholders~~Stockholders in preserving the Corporationʼs status as a REIT.
Section 6.1.6.  Ambiguity.  In the case of an ambiguity in the application of any of the provisions of this Section 6.1~~,~~ or Section 6.2 or any definition contained herein, the board of directors shall have the power to determine the application of the provisions of this Section 6.1 or Section 6.2 with respect to any situation based on the facts known to it.  In the event Section 6.1 or Section 6.2 requires an action by the board of directors and the charter fails to provide specific guidance with respect to such action, the board of directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 6.1 or 6.2. Absent a decision to the contrary by the board of directors (which the board of directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 6.1.2) acquired Beneficial Ownership or Constructive Ownership of Shares in violation of Section 6.1.1, such remedies (as applicable) shall apply first to the Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Shares based upon the relative number of the Shares held by each such Person.
Section 6.1.7.  Exceptions.
(a)    Subject to Section 6.1.1(a)(ii), the board of directors, in its sole and absolute discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

(i)
the board of directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no Personʼs Beneficial Ownership or Constructive Ownership of such ~~shares of Stock~~Shares will violate Section 6.1.1(a)(ii);

(ii)
such Person does not and represents that it will not own, actually own or Constructively Own, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to actually own or Constructively Own more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the board of directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the board of directors, rent from such tenant would not adversely affect the Corporation's ability to qualify as a REIT shall not be treated as a tenant of the Corporation); and

(iii)
such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 6.1.1 through 6.1.6) will result in such ~~shares of Stock~~Shares being automatically transferred to a Trust in accordance with Section 6.1.1(b) and Section 6.2.

(b)    Prior to granting any exception pursuant to Section 6.1.7(a), the board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case, in form and substance satisfactory to the board of directors in its sole and absolute discretion, as it may deem necessary or advisable in order to determine or ensure the Corporationʼs status as a REIT.  Notwithstanding the receipt of any ruling or opinion, the board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c)    Subject to Section 6.1.1(a)(ii), an underwriter which participates in a public offering or a private placement of ~~Stock~~Shares (or securities convertible into or exchangeable for ~~Stock~~Shares) may Beneficially Own or Constructively Own ~~shares of Stock~~Shares (or securities convertible into or exchangeable for ~~Stock~~Shares) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit or both such limits, but only to the extent necessary to facilitate such public offering or private placement.
(d)    The board of directors may only reduce the Excepted Holder Limit for an Excepted Holder: (i) with the written consent of such Excepted Holder at any time; or (ii) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder.  No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Stock Ownership Limit.
Section 6.1.8.  Increase in Aggregate Stock Ownership Limit and Common Stock Ownership Limit.  ~~The board of directors may from time to time increase the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit~~Subject to Section 6.1.1(a)(ii), the board of directors may from time to time increase or decrease the Common Share Ownership Limit and the Aggregate Share Ownership Limit for one or more Persons and increase or decrease the Common Share Ownership Limit and the Aggregate Share Ownership Limit for all other Persons. No decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit will be effective for any Person whose percentage of ownership in Shares is in excess of such decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit, as applicable, until such time as such Person’s percentage of ownership in Shares equals or falls below the decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit, but any further acquisition of Shares in excess of such percentage ownership of Shares will be in violation of the Common Share Ownership Limit and/or Aggregate Share Ownership Limit and, provided further, that the new Common Share Ownership Limit and/or Aggregate Share Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding Shares.
Section 6.1.9.  Legend.  Each certificate for ~~shares~~Shares, if certificated, or any written statement of ~~Stock~~information in lieu of a certificate delivered to a holder of uncertificated Shares, shall bear substantially the following legend:
The ~~shares~~Shares represented by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer for the purpose of the Corporationʼs maintenance of its status as a ~~Real Estate Investment Trust~~REIT under the Internal Revenue Code of 1986, as amended (the “Code”).  Subject to certain further restrictions and except as expressly provided in the Corporationʼs charter:  (a) no Person may Beneficially Own or Constructively Own ~~shares of the Corporationʼs~~Shares of Common Stock in excess of 9.8% (in value or number of shares) of the outstanding shares of Common Stock ~~of the Corporation~~ unless such Person is an Excepted Holder (in which case the Excepted Holder Limit for such Excepted Holder shall be applicable); (b) no Person may Beneficially Own or Constructively Own ~~shares of Stock~~Shares of the Corporation in excess of 9.8% of the value of the total outstanding ~~shares of Stock of the Corporation~~Shares, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit for such Excepted Holder shall be applicable); (c) no Person may Beneficially Own or Constructively Own Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (d) other than as provided in the Corporation’s charter, ~~no Person may~~any Transfer ~~shares~~ of ~~Stock~~Shares that, if ~~such Transfe~~effective, would result in the ~~Stock of the Corporation~~Shares being ~~owned~~Beneficially Owned by fewer than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.  Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own ~~shares of Stock~~Shares which causes or will cause a Person to Beneficially Own or Constructively Own ~~shares of Stock~~Shares in excess or in violation of the above limitations must immediately notify the Corporation~~.~~ in writing (or, in the case of an attempted transaction, give at least 15 days prior written notice).  If any of the restrictions on Transfer or ownership as set forth in (a), (b) or (c) above are violated, the ~~shares of Stock represented hereby~~Shares in excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries.  In addition, the Corporation may redeem Shares upon the terms and conditions specified by the board of directors in its sole and absolute discretion if the board of directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio.
All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, will be furnished to each holder of ~~Stock~~Shares of the Corporation on request and without charge.
~~At the time~~Instead of ~~issue or transfer of shares of Stock without certificates~~the foregoing legend, the ~~Corporation may send the stockholder a~~ certificate or written statement ~~indicating that the Corporation will furnish~~ of information delivered in lieu of a certificate, if any, may state that the Corporation will furnish a full statement about ~~the~~certain restrictions on ~~transfer~~transferability to ~~the stockholder~~a Stockholder on request and without charge. ~~If the Corporation issues shares of Stock with certificates, each certificate shall either contain the legend set forth above or shall state that the Corporation will furnish information about the restrictions on transfer to the stockholder on request and without charge.~~
Section 6.2.  Transfer of ~~Stock~~Shares in Trust.
Section 6.2.1.  Ownership in Trust.  Upon any purported Transfer or other event described in Section 6.1.1(b) that would result in a transfer of ~~shares of Stock~~Shares to a Trust, such ~~shares of Stock~~Shares shall be deemed to have been Transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries.  Such Transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the Transfer to the Trust pursuant to Section 6.1.1(b).  The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner.  Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 6.2.6.
Section 6.2.2.  Status of Shares Held by the Trustee.  Shares ~~of Stock~~ held by the Trustee shall be issued and outstanding ~~shares of Stock of the Corporation~~Shares.  The Prohibited Owner shall have no rights in the shares held by the Trustee.  The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee and shall have no rights to dividends or other distributions attributable to the shares held in the Trust.
Section 6.2.3.  Distributions and Voting Rights.  The Trustee shall have all voting rights and rights to distributions with respect to ~~shares of Stock~~Shares held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary.  Any distribution paid prior to the discovery by the Corporation that the ~~shares of Stock~~Shares have been transferred to the Trustee shall be paid by the recipient of such distribution to the Trustee upon demand, and any distribution authorized but unpaid shall be paid when due to the Trustee.  Any distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary.  The Prohibited Owner shall have no voting rights with respect to shares held in the Trust, and, subject to Maryland law, effective as of the date that the ~~shares of Stock~~Shares have been transferred to the Trustee, the Trustee shall have the authority with respect to the ~~shares~~Shares held in the Trust (at the Trustee's sole discretion) (a) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the ~~shares of Stock~~Shares have been transferred to the Trustee and (b) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote.  Notwithstanding the provisions of this Article VI, until the Corporation has received notification that ~~shares of Stock~~Shares have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other ~~stockholder~~Stockholder records for purposes of preparing lists of ~~stockholders~~Stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of ~~stockholders~~Stockholders.
Section 6.2.4.  Sale of Shares by Trustee.  Within 20 days of receiving notice from the Corporation that ~~shares of Stock~~Shares have been transferred to the Trust, the Trustee of the Trust shall sell the ~~shares~~Shares held in the Trust to a Person, designated by the Trustee, whose ownership of the ~~shares~~Shares will not violate the ownership limitations set forth in Section 6.1.1(a).  Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 6.2.4.  The Prohibited Owner shall receive the lesser of (a) the price paid by the Prohibited Owner for the ~~shares~~Shares or, if the Prohibited Owner did not give value for the ~~shares~~Shares in connection with the event causing the ~~shares~~Shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the ~~shares~~Shares on the day of the event causing the ~~shares~~Shares to be held in the Trust or (b) the price per share received by the Trustee from the sale or other disposition of the ~~shares held in the Trust.~~ Shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 6.2.3 of this Article VI. Any net sale proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary.  If, prior to the discovery by the Corporation that ~~shares of Stock~~Shares have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such ~~shares~~Shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such ~~shares~~Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 6.2.4, such excess shall be paid to the Trustee upon demand.
Section 6.2.5.  Purchase Right in ~~shares~~Shares Transferred to the Trustee.  Shares ~~of Stock~~ transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (a) the price per share in the transaction that resulted in such Transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) or (b) the Market Price on the date the Corporation, or its designee, accepts such offer.  The Corporation shall have the right to accept such offer until the Trustee has sold the ~~shares~~Shares held in the Trust pursuant to Section 6.2.4.  The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 6.2.3 of this Article VI. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the ~~shares~~Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.
Section 6.2.6.  Designation of Charitable Beneficiaries.  By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (a) the ~~shares of Stock~~Shares held in the Trust would not violate the restrictions set forth in Section 6.1.1(a) in the hands of such Charitable Beneficiary and (b) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code. Neither the failure of the Corporation to make such designation nor the failure of the Corporation to appoint the Trustee before the automatic transfer provided in Section 6.1.1(b) shall make such transfer ineffective, provided that the Corporation thereafter makes such designation and appointment.
Section 6.3.  Settlement.  Nothing in this Article VI shall preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system.  The fact that the settlement of any transaction is so permitted shall not negate the effect of any other provision of this Article VI and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VI.
Section 6.4.  Enforcement.  The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VI.

Section 6.5.  Non-Waiver.  No delay or failure on the part of the Corporation or the board of directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the board of directors, as the case may be, except to the extent specifically waived in writing.
ARTICLE VII
BOARD OF DIRECTORS
Section 7.1.  Number of Directors.  The number of Directors of the Corporation shall be three.  The number of Directors of the Corporation may be increased or decreased from time to time pursuant to the bylaws but shall never be less than ~~three.  A majority of the seats on the board of directors shall be for Independent Directors.  The Independent Directors shall nominate replacements for vacancies amongst the Independent Director positions.~~the minimum number required by the MGCL. The Corporation elects pursuant to Section 3-804(c) of the MGCL that, except as may be provided by the board of directors in setting the terms of any class or series of Preferred Stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred until his or her successor is duly elected and qualifies.  No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his term, except as may otherwise be provided in the terms of any Preferred Stock ~~issued by the Corporation.~~.  The names of the Directors who shall serve on the board of directors until the next annual meeting of the ~~stockholders~~Stockholders and until their successor are duly elected and ~~qualified~~qualify, subject to the filling of vacancies or an increase in the number of Directors prior to the next annual meeting of the ~~stockholders~~Stockholders, are:
~~Kevin A. Shields~~
~~_________________~~
~~_________________~~
~~Section 7.2.  Term of Directors.  Each Director shall hold office for one year, until the next annual meeting of stockholders and until his successor is duly elected and qualified. Directors may be elected to an unlimited number of successive terms. Nothing in this section shall prohibit a Director from being reelected by the Stockholders.~~
~~Section 7.3.  Experience.  Each Director who is not an Independent Director shall have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Corporation. At least one of the Independent Directors shall have three years of relevant real estate experience.~~
~~Section 7.4.  Committees.  The board may establish such committees as it deems appropriate, provided that the majority of the members of each committee are Independent Directors.~~
~~Section 7.5.  Fiduciary Obligations.  The Directors are fiduciaries of the Corporation and its stockholders.  The Directors have a fiduciary duty to the stockholders to supervise the relationship between the Corporation and the Advisor.~~
~~Section 7.6.  Ratification of Charter.  At or before the first meeting of the board of directors which includes Independent Directors, the board of directors and the Independent Directors shall each review and ratify the charter by majority vote.~~
~~Section 7.7.~~[ ]
Section 7.2.  REIT Qualification.  If the Corporation elects to qualify for federal income tax treatment as a REIT, the board of directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the board of directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the board of directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code.  The board of directors also may determine that compliance with any restriction or limitation on ownership and Transfers of ~~Stock~~Shares set forth in Article VI is no longer required for REIT qualification.  The determination by the board of directors that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT shall require the concurrence of two-thirds of the board of directors.
Section 7.~~8~~3.  Determinations by the Board.  The determination as to any of the following matters, made ~~in good faith~~ by or pursuant to the direction of the board of directors ~~or the Independent Directors consistent with the charter and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court~~, shall be final and conclusive and shall be binding upon the Corporation and every holder of ~~shares of its Stock~~Shares: (a) the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of ~~its Stock~~Shares or the payment of other distributions on ~~its Stock~~Shares; (b) the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (c) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); (d) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation~~; (e) the application~~ or of any Shares; (e) any interpretation or resolutions of any ambiguity with respect to any provision of ~~this~~the charter ~~in the case of any ambiguity,~~ (including~~, without limitation: (i) any provision of the definitions of any of the following: Affiliate, Independent Director and Sponsor; (ii) which amounts paid to the Advisor or its Affiliates are property-level expenses connected with the ownership of real estate interests, mortgage loans~~ any of the terms, preferences, conversion or other ~~property, which expenses are excluded from the definition of Total Operating Expenses; and (iii) whether expenses qualify as Organization and Offering Expenses~~rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any Shares of any class or series) or of the bylaws; (f) ~~whether substantial justification exists to invest in or make a mortgage loan contemplated by Section 9.11(b) because~~the number of ~~the presence~~Shares of ~~other underwriting criteria; and~~any class or series; (g) any ~~matters~~matter relating to the acquisition, holding and disposition of any assets by the Corporation; (h) any interpretation of the terms and conditions of one or more agreements with any Person; or (i) any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the charter or bylaws or otherwise to be determined by the board of directors.
~~Section 7.9.~~Section 7.4.  Authorization by Board of Stock Issuance. The board of directors may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration as the board of directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the charter or the bylaws.
Section 7.5.  Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more Directors, any Director, or the entire board of directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of Stockholders entitled to cast at least a majority of the votes entitled to be cast generally in the election of Directors. ~~At a meeting in which there is a quorum,~~For the ~~holders of a majority of shares can elect to remove~~purpose of this paragraph, “cause” shall mean, with respect to any particular Director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such Director caused demonstrable, material harm to the ~~entire board of directors~~Corporation through bad faith or active and deliberate dishonesty.
~~Section 7.10.  Business Combination Statute. Notwithstanding any other provision of this charter or any contrary provision of law, the Maryland Business Combination Statute, found in Title 3, subtitle 6 of the MGCL, as amended from time to time, or any successor statute thereto, shall not apply to any “business combination” (as defined in Section 3.601(e) of the MGCL, as amended from time to time, or any successor statute thereto) of the Corporation, and any Person, Advisor or any Affiliate of the Advisor.~~
~~Section 7.11.  Control Share Acquisition Statute. Notwithstanding any other provision of this charter or any contrary provision of law, the Maryland Control Share Acquisition Statute, found in Title 3, subtitle 7 of the MGCL, as amended from time to time, or any successor statute thereto shall not apply to any acquisition of Stock of the Corporation by any Person.~~

~~Section 7.12 Board Action with Respect to Certain Matters. A majority of the Independent Directors must approve any Board action to which the following sections of the NASAA REIT Guidelines apply: II.A., II.C., II.F., II.G., IV.A., IV.B., IV.C., IV.D., IV.E., IV.F., IV.G., V.E., V.H., V.J., VI.A., VI.B.4, and VI.G.~~
~~ARTICLE VIII~~
~~ADVISOR~~
~~Section 8.1.  Appointment and Initial Investment of Advisor.  The board of directors may appoint an Advisor to direct and/or perform the day-to-day business affairs of the Corporation.  The board of directors may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Corporation, to act as agent for the Corporation, to execute documents on behalf of the Corporation and to make executive decisions that conform to general policies and principles established by the board of directors.  The term of retention of any Advisor shall not exceed one year, although there is no limit to the number of times that a particular Advisor may be retained.  Before the Initial Public Offering of the Corporation, the Advisor shall have made the Initial Investment.  The Advisor or any such Affiliate may not sell the equity interest acquired with its Initial Investment while the Sponsor remains the sponsor to the Corporation but may transfer the interest in the Corporation acquired with its Initial Investment to its Affiliates.~~
~~Section 8.2.  Supervision of Advisor.  The board of directors shall evaluate the performance of the Advisor before entering into or renewing an Advisory Agreement, and the criteria used in such evaluation shall be reflected in the minutes of the meetings of the board of directors. The board of directors may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Corporation, to act as agent for the Corporation, to execute documents on behalf of the Corporation and to make executive decisions that conform to general policies and principles established by the board.  The Independent Directors shall determine at least annually whether the expenses incurred by the Corporation are reasonable in light of the investment performance of the Corporation, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs.  The Independent Directors shall determine, from time to time and at least annually, that the compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by the charter.  Each such determination shall be reflected in the minutes of the meetings of the board.  The Independent Directors shall also supervise the performance of the Advisor and the compensation paid to the Advisor by the Corporation to determine that the provisions of the Advisory Agreement are being met.  Each such determination shall be based on factors such as: (a) the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Corporation’s portfolio; (b) the success of the Advisor in generating opportunities that meet the investment objectives of the Corporation; (c) rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services; (d) additional revenues realized by the Advisor and its Affiliates through their relationship with the Corporation, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Corporation or by others with whom the Corporation does business; (e) the quality and extent of service and advice furnished by the Advisor; (f) the performance of the Corporation’s portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and (g) the quality of the Corporation’s portfolio relative to the investments generated by the Advisor for its own account.  The Independent Directors may also consider all other factors that it deems relevant, and its findings on each of the factors considered shall be recorded in the minutes of the board of directors.  The Corporation may not enter into, renew or amend the Advisory Agreement without the approval (by majority vote) of the Independent Directors.  The board shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Corporation and whether the compensation provided for in its Advisory Agreement with the Corporation is justified.~~
~~Section 8.3.  Fiduciary Obligations.  The Advisor is a fiduciary of the Corporation and its stockholders.~~
~~Section 8.4.  Termination.  Either the Independent Directors (by majority vote) or the Advisor may terminate the Advisory Agreement on 60 days written notice without cause or penalty, and, in such event, the Advisor will cooperate with the Corporation and the board of directors in making an orderly transition of the advisory function.~~

~~Section 8.5.  Disposition Fee on Sale of Property.  If the Advisor or a Director or Sponsor or any Affiliate thereof provides a substantial amount of the services in the effort to sell the property of the Corporation, that Person may receive an amount up to the lesser of one-half of the Competitive Real Estate Commission or an amount equal to 3% of the sales price of such property or properties; provided, however, that the amount paid when added to all other real estate commissions paid to unaffiliated parties in connection with such sale shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the sales price of such property or properties.~~
~~Section 8.6.  Incentive Fees.  An interest in the gain from the sale of assets of the Corporation (as opposed to real estate commissions, which are the subject of Section 8.5) may be paid to the Advisor or an entity affiliated with the Advisor provided that (a) the interest in the gain must be reasonable, and (b) if multiple Advisors are involved, incentive fees must be distributed by a proportional method reasonably designed to reflect the value added to the Corporation’s assets by each respective Advisor and its Affiliates.  Such an interest in gain from the sale of assets of the Corporation shall be considered presumptively reasonable if it does not exceed 15% of the balance of such net proceeds remaining after payment to Common Stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the Common Stock, plus an amount equal to 6% of the original issue price of the Common Stock per annum cumulative.  Distribution of incentive fees to the Advisor or an entity affiliated with the Advisor in proportion to the length of time served as Advisor while such property was held by the Corporation or in proportion to the fair market value of the asset at the time of the Advisor’s termination and the fair market value of the asset upon its disposition by the Corporation shall be considered reasonable methods by which to apportion incentive fees.  For purposes of this Section 8.6, the original issue price of the Common Stock shall be reduced by prior cash distributions to Common Stockholders of net proceeds from the sale of assets of the Corporation.~~
~~Section 8.7.  Acquisition Fees.  The Corporation’s combined Acquisition Fees and Acquisition Expenses shall be reasonable and shall not exceed 6% of the Contract Purchase Price or, in the case of a mortgage loan, 6% of the funds advanced, unless a majority of the Directors (including a majority of the Independent Directors) approve the Acquisition Fees and Acquisition Expenses and determine the transaction to be commercially competitive, fair and reasonable to the Corporation.  The Corporation may pay Acquisition Fees and Acquisition Expenses in advance of acquisitions provided that the method of allocating such Acquisition Fees and Acquisition Expenses to subsequent property or mortgage investments for purposes of the limit set forth in the preceding sentence has been approved by the Independent Directors.~~
~~Section 8.8.  Reimbursement for Total Operating Expenses.  Commencing four fiscal quarters after the Corporation’s acquisition of its first real estate asset, the Independent Directors shall have the fiduciary responsibility of limiting Total Operating Expenses to amounts that do not exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for the 12 months then ended unless it has made a finding that, based on unusual and non-recurring factors that it deems sufficient, a higher level of expenses (an “Excess Amount”) is justified.  Any such finding and the reasons in support thereof shall be reflected in the minutes of the meetings.  After the end of any fiscal quarter of the Corporation for which there is an Excess Amount for the 12 months then ended, such fact shall be disclosed in writing and sent to the Common Stockholders within 60 days of such quarter-end (or shall be disclosed to the Common Stockholders in the next quarterly report of the Corporation), together with an explanation of the factors the Independent Directors considered in determining that such Excess Amount was justified.  In the event that the Independent Directors do not determine that excess expenses are justified (and therefore deemed excessive), the Advisor shall reimburse the Corporation at the end of the 12-month period the amount by which the aggregate annual expenses paid or incurred by the Corporation exceeded the 2%/25% Guidelines.~~
~~Section 8.9.  Corporate Opportunities.  For so long as the Corporation is externally advised by the Advisor, the Corporation has no interest in any opportunity known to the Advisor or an Affiliate thereof unless it has been recommended to the Corporation by the Advisor.  The preceding sentence shall be of no consequence except in connection with the application of the corporate opportunity doctrine.~~
Section 7.6.

~~INVESTMENT OBJECTIVES AND LIMITATIONS~~
~~Section 9.1.  Investment Objectives.  The board of directors shall establish written policies on investments and borrowing and shall monitor the administrative procedures, investment operations and performance of the Corporation and the Advisor to assure that such policies are carried out.  The Independent Directors shall review the investment policies of the Corporation with sufficient frequency (not less often than annually) to determine that the policies being followed by the Corporation are in the best interests of the Common Stockholders.  Each such determination and the basis therefore shall be set forth in the minutes of the meetings of the board of directors.~~
~~Section 9.2.  Approval of Acquisitions.  The Corporation may not purchase any property without the approval of a majority of the board of directors or the approval of a majority of a committee of the board, provided that the members of the committee approving the transaction would also constitute a majority of the board.  The consideration paid for any property acquired by the Corporation will ordinarily be based on the fair market value of such property as determined by a majority of the Directors. In cases in which a majority of the Independent Directors so determine, and in all cases in which assets are acquired from our Advisor, Directors, Sponsor, or Affiliates thereof, such fair market value shall be as determined by an Independent Expert selected by the Independent Directors.~~
~~Section 9.3.  Limitations on Sales to Affiliates.  The Corporation shall not transfer or lease assets to a Sponsor, the Advisor, a Director or an Affiliate thereof unless approved pursuant to Section 10.2 herein.~~
~~Section 9.4.  Limitations on Joint Ventures.  The Corporation shall not invest in a Joint Venture or Equity Securities unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable.  The Corporation shall not invest in a Joint Venture with the Sponsor, Advisor, a Director or any Affiliate thereof unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approves the transaction as being fair and reasonable to the Corporation and the transaction is on substantially the same terms and conditions as those received by the other joint venturers.~~
~~Section 9.5.  Limitations on Other Transactions Involving Affiliates.  A majority of Directors (including a majority of Independent Directors) not otherwise interested in such transactions must conclude that all other transactions between the Corporation and a Sponsor, the Advisor, a Director or an Affiliate thereof are fair and reasonable to the Corporation and on terms and conditions not less favorable to the Corporation than those available from unaffiliated third parties.~~
~~Section 9.6.  Limitations on the Repurchase of Stock.  The board may establish, from time to time, a program or programs by which the Corporation voluntarily repurchases shares from its stockholders; provided, however, that such repurchase does not impair the capital or operations of the corporation. The Corporation may not pay a fee to the Advisor, a Sponsor, a Director or an Affiliate thereof in connection with the Corporation’s repurchase of shares of Stock.~~
~~Section 9.7.  Limitations on Loans.  The Corporation will not make any loans to a Sponsor, the Advisor, a Director or an Affiliate thereof except (a) as provided in Section 9.11 or (b) to wholly owned subsidiaries (directly or indirectly) of the Corporation.  The Corporation will not borrow from such parties unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to the Corporation than comparable loans between unaffiliated parties.  These restrictions on loans apply to advances of cash that are commonly viewed as loans, as determined by the board of directors.  By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit the Corporation’s ability to advance reimbursable expenses incurred by Directors or officers or the Advisor or its Affiliates.~~
~~Section 9.8.  Limitations on Leverage.  The aggregate borrowings of the Corporation, secured and unsecured, shall be reviewed by the board of directors at least quarterly.  The maximum amount of such borrowings in relation to the Net Assets shall not exceed 300% in the absence of a satisfactory showing that a higher level of borrowings is~~

~~appropriate.  Any excess in borrowings over such 300% level shall be approved by the Independent Directors (by majority vote) and disclosed to the Common Stockholders in the next quarterly report of the Corporation, along with justification for such excess.~~
~~Section 9.9.  Limitations on the Issuance of Options and Warrants.~~
~~(a)    The Corporation shall not issue options or warrants to purchase Stock (i) with an exercise price that is less than the fair market value of such Stock on the date of grant or (ii) for consideration (which may include services) that the Independent Directors conclude (by majority vote) has a fair market value that is less than the value of such option or warrant on the date of grant.~~
~~(b)    The Corporation shall not issue options or warrants to purchase Stock to the Advisor, a Sponsor, a Director or an Affiliate thereof (i) on terms more favorable than the Corporation offers such options or warrants to the general public or (ii) in excess of an amount equal to 10% of the outstanding Stock on the date of grant.~~
~~Section 9.10.  Limitations on Investments in Commodities Contracts.  The Corporation may not invest in commodities or commodity futures contracts, except for futures contracts used solely for the purpose of hedging in connection with the ordinary business of investing in real estate assets and mortgages.~~
~~Section 9.11.  Limitations Regarding Mortgage Loans.  The Corporation may not make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency.  In cases in which the Independent Directors (by majority vote) so determine, and in all cases in which the transaction is with the Advisor, a Director, a Sponsor or an Affiliate thereof, such an appraisal must be obtained from an Independent Expert concerning the underlying property.  The Corporation shall keep the appraisal for at least five years and make it available for inspection and duplication by any Common Stockholder.  The Corporation shall obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title.  Further, the Advisor and the board of directors shall observe the following policies in connection with investing in or making mortgage loans:~~
~~(a)    The Corporation shall not invest in real estate contracts of sale, otherwise known as land sale contracts, unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.~~
~~(b)    The Corporation shall not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Corporation, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless the board determines that a substantial justification exists because of the presence of other underwriting criteria.  For purposes of this subsection, the “aggregate amount of all mortgage loans outstanding on the property, including the loans of the Corporation,” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.~~
~~(c)    The Corporation may not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, a Sponsor, a Director or an Affiliate of the Corporation.~~
~~Section 9.12.  Limitations on Investments in Unimproved Real Property.  The Corporation may not make investments in Unimproved Real Property or mortgage loans on Unimproved Real Property in excess of 10% of the Corporation’s total assets.~~
~~Section 9.13.  Limitations on Issuances of Securities.  The Corporation may not (a) issue Equity Securities on a deferred payment basis or other similar arrangement, (b) issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer of the Corporation, (c) issue Equity Securities that are assessable after receipt by the Corporation of the consideration for which the board authorized their issuance, or (d) issue Equity Securities redeemable solely at the option of the holder, which restriction has no~~

~~affect on the Corporation’s ability to implement a share redemption program.  The Corporation may issue shares of Preferred Stock with voting rights; provided that, when a privately issued share of Preferred Stock is entitled to vote on a matter with the holders of shares of Common Stock, the relationship between the number of votes per such share of Preferred Stock and the consideration paid to the Corporation for such share shall not exceed the relationship between the number of votes per any publicly offered share of Common Stock and the book value per outstanding share of Common Stock.  Nothing in this Section 9.13 is intended to prevent the Corporation from issuing Equity Securities pursuant to a plan whereby the commissions on the sales of such securities are in whole or in part deferred and paid by the purchaser thereof out of future distributions on such securities or otherwise.~~
~~Section 9.14.  Limitations on Roll-Up Transactions.  In connection with any proposed Roll-Up Transaction, an appraisal of all of the Corporation’s assets shall be obtained from a competent Independent Expert. The assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Corporation and its stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. If the appraisal will be included in a Prospectus used to offer the securities of the Roll-Up Entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering. In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to each Common Stockholder who votes against the proposed Roll-Up Transaction the choice of:~~
~~(a)    accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or~~
~~(b)    one of the following:~~
~~(i)    remaining as a Common Stockholder of the Corporation and preserving its interests therein on the same terms and conditions as existed previously; or~~
~~(ii)    receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of the Net Assets of the Corporation.~~
~~The Corporation is prohibited from participating in any proposed Roll-Up Transaction:~~
~~(A)    that would result in the Common Stockholders having voting rights in a Roll-Up Entity that are less than the rights set forth in Article XI hereof;~~
~~(B)    that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;~~
~~(C)    in which investors’ rights of access to the records of the Roll-Up Entity will be less than those described in Section 11.5 and Section 11.6 hereof; or~~
~~(D)    in which any of the costs of the Roll-Up Transaction would be borne by the Corporation if the Roll-Up Transaction is not approved by the Common Stockholders.~~
~~ARTICLE X~~
~~CONFLICTS OF INTEREST~~

~~Section 10.1.  Sales and Leases to the Corporation. The Corporation may purchase or lease an asset or assets from the Sponsor, the Advisor, a Director, or any Affiliate thereof upon a finding by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction that such transaction is fair and reasonable to the Corporation and at a price to the Corporation no greater than the cost of the asset to such Sponsor, Advisor, Director or Affiliate, or, if the price to the Corporation is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the purchase price of any property to the Corporation exceed its current appraised value.~~
~~Section 10.2.  Sales and Leases to the Sponsor, Advisor, Directors or Affiliates. An Advisor, Sponsor, Director or Affiliate thereof may purchase or lease assets from the Corporation if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction determines that the transaction is fair and reasonable to the Corporation.~~
~~Section 10.3.  Other Transactions.~~
~~(a)    No goods or services will be provided by the Advisor or its Affiliates to the Corporation unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction approves such transaction as fair and reasonable to the Corporation and on terms and conditions not less favorable to the Corporation than those available from unaffiliated third parties.~~
~~(b)    The Corporation shall not make loans to the Sponsor, Advisor, Directors or any Affiliates thereof except mortgage loans pursuant to Section 9.11 hereof or loans to wholly owned subsidiaries of the Corporation. The Sponsor, Advisor, Directors and any Affiliates thereof shall not make loans to the Corporation, or to Joint Ventures in which the Corporation is a co-venturer, unless approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Corporation than comparable loans between unaffiliated parties.~~
~~Section 10.4.  Conflict Resolution Procedures. In the event that an investment opportunity becomes available that is suitable for both the Corporation and a public or private entity with which the Advisor or its Affiliates are affiliated, for which both entities have sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. An investment opportunity will not be considered suitable for an entity if the 2%/25% Guidelines could not be satisfied if the entity were to make the investment. In determining whether or not an investment opportunity is suitable for more than one entity, the board of directors and the Advisor will examine such factors, among others, as the cash requirements of each entity, the effect of the acquisition both on diversification of each entity's investments by type of property and geographic area and on diversification of the tenants of its properties, the policy of each entity relating to leverage of properties, the anticipated cash flow of each entity, the income tax effects of the purchase to each entity, the size of the investment and the amount of funds available to each program and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of the acquisition of such investment or a delay in the construction of a property, causes any such investment, in the opinion of the board of directors and the Advisor, to be more appropriate for an entity other than the entity that committed to make the investment, the Advisor may determine that the other entity affiliated with the Advisor or its Affiliates will make the investment. It shall be the duty of the board of directors, including the Independent Directors, to ensure that the method used by the Advisor for the allocation of the acquisition of investments by two or more affiliated programs seeking to acquire similar types of assets is applied fairly to the Corporation.~~
~~ARTICLE XI~~
~~STOCKHOLDERS~~
~~Section 11.1.  Meetings of Stockholders.  There shall be an annual meeting of the stockholders, to be held at such time and place as shall be determined by or in the manner prescribed in the bylaws, at which the Directors shall be elected and any other proper business may be conducted.  The annual meeting will be held on a date that is a reasonable period of time following the distribution of the Corporation’s annual report to stockholders but not less~~

~~than 30 days after delivery of such report; the board of directors and the Independent Directors shall take reasonable efforts to ensure that this requirement is met.  Stockholders holding a majority of the shares present in person or by proxy at an annual meeting of stockholders at which a quorum is present may, without the necessity for concurrence by the board, vote to elect the Directors.  The presence in person or by proxy of stockholders entitled to cast fifty percent (50%) of all the votes entitled to be cast at the meeting constitutes a quorum.  Special meetings of stockholders may be called in the manner provided in the bylaws, including by the president or by a majority of the Directors or a majority of the Independent Directors, and shall be called by an officer of the Corporation upon written request of Common Stockholders holding in the aggregate not less than 10% of the outstanding shares entitled to be cast on any issue proposed to be considered at any such special meeting.  Upon receipt of a written request stating the purpose of such special meeting, the Advisor shall provide all stockholders within 10 days of receipt of said request notice, whether in person or by mail, of a special meeting and the purpose of such special meeting to be held on a date not less than 15 days nor more than 60 days after the delivery of such notice.  If the meeting is called by written request of stockholders as described in this Section 11.1, the special meeting shall be held at the time and place specified in the stockholder request; provided, however, that if none is so specified, at such time and place convenient to the stockholders.~~
~~Section 11.2.~~  Extraordinary Actions.  Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of ~~shares~~stock entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the board of directors and taken or approved by the affirmative vote of ~~holders of shares~~Stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.
~~Section 11.3.  Voting Rights of Stockholders.  The concurrence of the board shall not be required in order for the stockholders to remove Directors or to amend the charter or dissolve the corporation.  Without the approval of a majority of the shares entitled to vote on the matter, the board of directors may not: (a) amend the charter to adversely affect the rights, preferences and privileges of the Common Stockholders; (b) amend charter provisions relating to Director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (c) liquidate or dissolve the Corporation other than before the initial investment in a property; (d) sell all or substantially all of the Corporation’s assets other than in the ordinary course of the Corporation’s business; or (e) cause the merger or other reorganization of the Corporation.~~
~~Section 11.4.  Voting Limitations on Shares Held by the Advisor, Directors and Affiliates.  No shares of Common Stock may be transferred or issued to the Advisor, a Director, or any Affiliate thereof unless such prospective stockholder agrees that it will not vote or consent on matters submitted to the stockholders regarding (a) the removal of such Advisor, Director or any of its Affiliates or (b) any transaction between the Corporation and any such Advisor, Director or any of its Affiliates.  To the extent permitted by the MGCL, in determining the requisite percentage in interest of shares necessary to approve a matter on which the Advisor, a Director and any of their Affiliates may not vote or consent, any shares owned by any of them shall not be included.~~
~~Section 11.5.  Right of Inspection.  Any stockholder and any designated representative thereof shall be permitted access to the records of the Corporation at all reasonable times and may inspect and copy any such records for a reasonable charge.  The books and records will be made available at the Corporationʼs home office within seven days after a request from a stockholder or any designated representative thereof. Inspection of the Corporation’s books and records by the office or agency administering the securities laws of a jurisdiction shall be permitted upon reasonable notice and during normal business hours.~~
~~Section 11.6.  Access to Stockholder List.  An alphabetical list of the names, addresses and telephone numbers of the Common Stockholders of the Corporation, along with the number of shares of Stock held by each of them (the “Stockholder List”), shall be maintained as part of the books and records of the Corporation and shall be available for inspection by any Common Stockholder or the stockholder’s designated agent at the home office of the Corporation upon the request of the Common Stockholder.  The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein.  A copy of such list shall be mailed to any Common Stockholder so requesting within 10 days of receipt by the Corporation of the request.  The copy of the Stockholder List shall be printed in alphabetical order, on white paper and in a readily readable type size (in no event smaller than 10-point type).  The Corporation may impose a reasonable charge for expenses incurred in reproduction pursuant to the stockholder request.~~

~~A Common Stockholder may request a copy of the Stockholder List in connection with matters relating to stockholders’ voting rights, the exercise of stockholder rights under federal proxy laws or for any other proper and legitimate purpose.  If the Advisor or the board neglects or refuses to exhibit, produce or mail a copy of the Stockholder List as requested, the Advisor and/or the board, as the case may be, shall be liable to any Common Stockholder requesting the list for the costs, including reasonable attorneys’ fees incurred by that stockholder for compelling the production of the Stockholder List and for actual damages suffered by any Common Stockholder by reason of such refusal or neglect.  It shall be a defense that the actual purpose and reason for the request for inspection or for a copy of the Stockholder List is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof or using the same to solicit the acquisition of shares of Common Stock or for another commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of the Corporation.  The Corporation may require the stockholder requesting the Stockholder List to represent that the list is not requested for a commercial purpose unrelated to the stockholder’s interest in the Corporation.  The rights provided hereunder to stockholders requesting copies of the Stockholder List are in addition to and shall not in any way limit other rights available to stockholders under federal law or the laws of any state.~~
~~Section 11.7.  Reports.  The Corporation shall cause to be prepared and mailed or delivered to each Common Stockholder as of a record date after the end of the fiscal year and each holder of other publicly held securities of the Corporation within 120 days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the Initial Public Offering of its securities that shall include: (a) financial statements prepared in accordance with generally accepted accounting principles that are audited and reported on by independent certified public accountants; (b) the ratio of the costs of raising capital during the period to the capital raised; (c) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Corporation, including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Corporation; (d) the Total Operating Expenses of the Corporation, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (e) a report from the Independent Directors that the policies being followed by the Corporation are in the best interests of its Common Stockholders and the basis for such determination; and (f) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Corporation and the Advisor, Sponsor, a Director or any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions.  Alternatively, such information may be provided in a proxy statement delivered with the annual report.  The board of directors, including the Independent Directors, shall take reasonable steps to ensure that the requirements of this Section 11.7 are met.~~
~~Section 11.8.  Rights of Objecting Stockholders.  Holders of shares of Stock~~Section 7.7.  Rights of Objecting Stockholders.  Holders of Shares shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL unless the board~~, upon the affirmative vote of a majority of the entire board,~~ shall determine that such rights shall apply, with respect to all or any classes or series of ~~Stock~~Shares, to a particular transaction or all transactions occurring after the date of such approval in connection with which holders of such ~~shares of Stock~~Shares would otherwise be entitled to exercise such rights.
~~Section 11.9.  Liability of Stockholders.  The shares of Common Stock of the Corporation shall be non-assessable by the Corporation upon receipt by the Corporation of the consideration for which the board of directors authorized their issuance.~~
~~Section 11.10.  Unsolicited Takeover Statute.  So long as the Corporation is subject to the NASAA REIT Guidelines, the Corporation may not take advantage of the following permissive provisions of Title 3, Subtitle 8 of the MGCL: (i) the Corporation may not elect to be subject to a two-thirds voting requirement for removing a Director; (ii) the Corporation may not elect to be subject to a majority requirement for the calling of a special meeting of stockholders; and (iii) the Corporation may not elect to adopt a classified board.~~

ARTICLE  ~~XII~~VIII

LIABILITY OF DIRECTORS,

OFFICERS~~, ADVISORS~~ AND OTHER AGENTS
Section ~~12~~8.1.  Limitation of Director and Officer Liability.  ~~Except as prohibited by the restrictions provided in Section 12.3, no~~To the maximum extent permitted by Maryland law, no present or former Director or officer of the Corporation shall be liable to the Corporation or ~~its stockholders~~to any Stockholder for money damages.  Neither the amendment nor repeal of this Section ~~12~~8.1, nor the adoption or amendment of any other provision of the charter or bylaws inconsistent with this Section ~~12~~8.1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
Section ~~12~~8.2.  Indemnification.
(a)    ~~Except as prohibited by the restrictions provided in Section 12.2(b), Section 12.3 and Section 12.4, the~~ The Corporation shall, to the maximum extent permitted by Maryland law, indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to: (i) any individual who is a present or former Director or officer of the Corporation; or (ii) any individual who, while a Director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, member, manager, partner or trustee of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service in such capacity~~; or (iii) the Advisor or any of its Affiliates acting as an agent of the Corporation.  Except as~~ . The rights to indemnification and advancement of expenses provided ~~in Section 12.2(b), Section 12.3 and Section 12.4~~to a Director or officer hereby shall vest immediately upon election of such Director or officer. With the approval of the board of directors, the Corporation shall have the power ~~with the approval of the board of directors~~ to provide such indemnification and advancement of expenses to any individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above or to any employee or agent of the Corporation ~~or any employee of the Advisor or~~. The indemnification and payment or reimbursement of expenses provided herein shall not be deemed exclusive of or limit in any ~~of the Advisor’s Affiliates acting as an agent of the Corporation~~way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.
~~(b)    Notwithstanding the foregoing, the Corporation shall not indemnify the Directors or the Advisors or its Affiliates or any Person acting as a broker-dealer for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Corporation were offered or sold as to indemnification for violations of securities laws.~~
~~(c)    No amendment of the charter or repeal of any of its provisions shall limit or eliminate the right of indemnification or advancement of expenses provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.~~
~~Section 12.3.  Limitation on Liability and Indemnification.  Notwithstanding the foregoing, the Corporation shall not provide for indemnification of the Directors or the Advisor or its Affiliates for any liability or loss suffered~~

~~by any of them, nor shall any of them be held harmless for any loss or liability suffered by the Corporation, unless all of the following conditions are met:~~
~~(a)    The Directors or the Advisor or its Affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Corporation;~~
~~(b)    The Directors or the Advisor or its Affiliates were acting on behalf of or performing services for the Corporation;~~
~~(c)    Such liability or loss was not the result of:~~
~~(i)    negligence or misconduct by the Directors (excluding the Independent Directors) or the Advisor or its Affiliates;  or~~
~~(ii)    gross negligence or willful misconduct by the Independent Directors; and~~
~~(d)    Such indemnification  or agreement to hold harmless is recoverable only out of the Corporation’s Net Assets and not from its stockholders.~~
~~Section 12.4.  Limitation on Payment of Expenses.  The Corporation shall pay or reimburse reasonable legal expenses and other costs incurred by the Directors or the Advisors or its Affiliates in advance of the final disposition of a proceeding only if (in addition to the procedures required by the MGCL) all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Corporation; (b) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and (c)  the Directors or the Advisor or its Affiliates undertake to repay the amount paid or reimbursed by the Corporation, together with the applicable legal rate of interest thereon, if it is ultimately determined that the particular indemnitee is not entitled to indemnification.~~
~~ARTICLE XIII~~
(b)    Neither the amendment nor repeal of this Section 8.2, nor the adoption or amendment of any other provision of the charter or bylaws inconsistent with this Section 8.2, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
ARTICLE IX

AMENDMENT
~~Subject to Section 11.3, the~~The Corporation reserves the right from time to time to make any amendment to the charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the charter, of any ~~shares of~~ outstanding ~~Stock~~Shares.
~~ARTICLE XIV~~
~~GOVERNING LAW~~
~~Section 14.1.  Governing Law.  The rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof; provided, however, that to the extent that the MGCL conflicts with the provisions set forth in the NASAA REIT Guidelines and the Corporation is subject to NASAA REIT Guidelines, the NASAA REIT Guidelines control to the extent any provisions of the MGCL are not mandatory.  Determinations regarding the existence of any such conflict between the NASAA REIT Guidelines and the provisions of the MGCL shall be made by the board of directors in accordance with the provisions of Section 14.2 hereof.~~

~~Section 14.2  Provisions in Conflict with Law or Regulations.~~
~~(a)    The provisions of this charter are severable, and if the board of directors shall determine that any one or more of such provisions are in conflict with the REIT provisions of the Code, or other applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of this charter, even without any amendment of this charter pursuant to Article XIII hereof; provided, however, that such determination by the board of directors shall not affect or impair any of the remaining provisions of this charter or render invalid or improper any action taken or omitted prior to such determination. No Director shall be liable for making or failing to make such a determination.~~
~~(b)    If any provision of this charter shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this charter in any jurisdiction.~~
THIRD:  The amendment and restatement of the charter of the Corporation as hereinabove set forth has been duly advised by the board of directors and approved by the ~~stockholders~~Stockholders of the Corporation as required by law.
FOURTH:  The current address of the principal office of the Corporation in the State of Maryland is as set forth in Article III of the foregoing amendment and restatement of the charter.
FIFTH:  The name and address of the Corporation’s current resident agent are as set forth in Article III of the foregoing amendment and restatement of the charter.
SIXTH:  The number of Directors of the Corporation and the names of those currently in office are as set forth in Section 7.1 of the foregoing amendment and restatement of the charter.
SEVENTH:  The undersigned ~~President~~ acknowledges the foregoing amendment and restatement of the charter to be the corporate act of the Corporation and as to all matters and facts required to be verified under oath, the undersigned ~~President~~ acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Griffin Capital Essential Asset REIT II, Inc. has caused the foregoing second articles of amendment and restatement to be signed in its name and on its behalf by its Chief Executive Officer and President and attested to by its Secretary on this ___st day of ___________, 20[ ].

ATTEST:	GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.

By:	By:
Howard S. Hirsch	Michael J. Escalante
Secretary	Chief Executive Officer and President

Annex F
Enrollment Form for GCEAR II DRP

DISTRIBUTION REINVESTMENT FORM

GRIFFIN CAPITAL
guardians of wealth

INVESTOR SERVICES MUST BE IN RECEIPT OF THIS FORM 30 DAYS PRIOR TO DECLARATION OF THE DISTRIBUTION. THIS AUTHORIZATION WILL SUPERSEDE ANY PREVIOUS DISTRIBUTION INSTRUCTIONS.

☐ **I elect to have all of my distributions reinvested in the Distribution Reinvestment Plan. By checking the box, I agree that I have read the Prospectus and have reviewed the Distribution Reinvestment Plan for the investment designated below.**

PLEASE CHECK ALL GRIFFIN CAPITAL INVESTMENTS THAT APPLY (REQUIRED):

	Acct. #
☐ Griffin Capital Essential Asset REIT	______
☐ Griffin Capital Essential Asset REIT II	______
☐ Griffin-American Healthcare REIT III	______
☐ Griffin-American Healthcare REIT IV	______
☐ Griffin Institutional Access Real Estate Fund	______
☐ Griffin Institutional Access Credit Fund	______

Complete this form and return to address below.

Regular Mail:	**Griffin Capital Company, LLC c/o DST Systems, Inc. P.O. Box 219133 Kansas City, MO 64121-9133**
Overnight Address:	**Griffin Capital Company, LLC c/o DST Systems, Inc. 430 W 7th St Kansas City, MO 64105**
Fax:	**855-886-9862**

(Fax only accepted on non-custodial accounts)

INVESTOR INFORMATION

INVESTOR NAME(S)

INVESTOR NAME(S)

PHONE NUMBER

☐☐☐ – ☐☐☐ – ☐☐☐☐

E-MAIL ADDRESS

LAST 4-DIGITS OF PRIMARY ACCOUNT HOLDER'S TIN/SSN (**REQUIRED**)

☐☐☐☐

ACCOUNT NUMBER

☐☐☐☐☐☐☐☐

If you participate in the Distribution Reinvestment Plan we request that you notify the above referenced investment(s) and your broker-dealer in writing at any time there is a material change in your financial condition, including failure to meet the minimum income and net worth standards as set forth in the prospectus of the above referenced investment(s).

All Registered Account Owners are Required to Sign

x ______________________ ______________
PRIMARY ACCOUNT OWNER DATE

x ______________________ ______________
JOINT ACCOUNT OWNER (CUSTODIAN) DATE

CUSTODIAL ACCOUNTS REQUIRE A CUSTODIAL APPROVAL OR MEDALLION STAMP GUARANTEE FROM THE CUSTODIAN

Questions regarding your account should be directed to: **888.926.2688** | **www.griffincapital.com**

Page 1 of 1

GCS-IU2976(0417)

F - 1

ANNEX G
Pro Forma Financial Information
Background
On December 14, 2018, Griffin Capital Essential Asset REIT II, Inc. (“GCEAR II”), Griffin Capital Essential Asset REIT, Inc. (“GCEAR”), Globe Merger Sub, LLC, a Maryland limited liability company and a wholly owned subsidiary of GCEAR II (“Merger Sub”), Griffin Capital Essential Asset Operating Partnership II, L.P., a Delaware limited partnership and the operating partnership of GCEAR II (“GCEAR II Operating Partnership”), and Griffin Capital Essential Asset Operating Partnership, L.P., a Delaware limited partnership and the operating partnership of GCEAR (“GCEAR Operating Partnership”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which GCEAR will merge with and into Merger Sub (the “Company Merger”) and GCEAR II Operating Partnership will be merged with an into GCEAR Operating Partnership (the “Partnership Merger” and, together with the Company Merger, the “Mergers”). The company following the Mergers and the Self Administration Transaction (as defined below) is referred to throughout this section as the Combined Company and will retain the name “Griffin Capital Essential Asset REIT II, Inc.” GCEAR’s outstanding shares of common stock will be automatically converted into the right to receive 1.04807 shares (the “Exchange Ratio”) of newly created GCEAR II Class E common stock.
On December 14, 2018, GCEAR and the GCEAR Operating Partnership entered into a series of transactions, agreements, and amendments to GCEAR’s existing agreements and arrangements (such agreements and amendments hereinafter collectively referred to as the “Self Administration Transaction”), with Griffin Capital Company, LLC (“GCC”) and Griffin Capital, LLC (“GC LLC”), pursuant to which the GCEAR Operating Partnership acquired the business of Griffin Capital Real Estate Company, LLC (“GRECO”), in exchange for 20,438,684 limited partnership units in the GCEAR Operating Partnership and additional limited partnership units as earn-out consideration. GCC was the parent company of GC LLC, which was in turn the parent company of GRECO. GRECO is the parent company of Griffin Capital Essential Asset Advisor, LLC, which is GCEAR’s advisor, Griffin Capital Essential Asset Advisor II, LLC, which is GCEAR II’s advisor, and Griffin Capital Property Management, LLC, which is the parent company of Griffin Capital Essential Asset Property Management, LLC, the property manager for GCEAR, and Griffin Capital Essential Asset Property Management II, LLC, the property manager for GCEAR II. As a result of the Self Administration Transaction, GCEAR is now self-managed and succeeds to the advisory, asset management and property management arrangements formerly in place for both GCEAR and GCEAR II. Accordingly, the sponsor of GCEAR II changed from GCC to the GCEAR Operating Partnership.
The Mergers will be accounted for as an asset acquisition under Accounting Standards Codification (“ASC”) 805, Business Combinations with GCEAR treated as the accounting acquirer and the Company Merger accounted for as a reverse acquisition. The total purchase price will be allocated to the individual assets acquired and liabilities assumed based upon their relative fair values. Intangible assets will be recognized at their relative fair values in accordance with ASC 350. The allocation of the purchase price reflected in these unaudited pro forma condensed consolidated financial statements has not been finalized and is based upon preliminary estimates of these fair values, which is the best available information at the current time. A final determination of the fair values of the individual assets acquired and liabilities assumed will be based on actual valuations at the time of the merger. Consequently, amounts preliminarily allocated to the tangible and intangible assets acquired and liabilities assumed could change significantly from those used in the unaudited pro forma condensed consolidated financial statements. Based on an evaluation of the relevant factors and the guidance in ASC 805 requiring significant management judgment, the entity considered the acquirer for accounting purposes is not the legal acquirer. In order to make this consideration, various factors have been analyzed including which entity issued its equity interests, relative voting rights, existence of minority interests (if any), control of the board of directors, management composition, existence of a premium as it applies to the Exchange Ratio, relative size, transaction initiation, and other factors such as the operational structure, relative composition of employees, surviving brand and name, and other factors. The strongest factor identified is the size of the companies. Based on financial measures, GCEAR is significantly the larger entity than GCEAR II and will hold the majority of the voting shares of the Combined Company.
The assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of GCEAR II as of the effective time of the Mergers will be recorded at their respective relative fair values and added to those of GCEAR. Transaction costs incurred by GCEAR will be capitalized in the period in which the costs are incurred and services are received. The total purchase price will be allocated to the individual assets acquired and liabilities assumed based upon their relative fair values. Intangible assets will be recognized at their relative fair values in accordance with ASC 805. The allocation of the purchase price reflected in these unaudited pro forma consolidated financial statements has not been finalized and is based upon preliminary estimates of these fair values, which is the best available information at the current time. A final determination of the fair values of the individual assets acquired and liabilities assumed will be based on actual valuations as of the date the Mergers close. Consequently, amounts preliminarily allocated to the tangible and intangible assets acquired and liabilities assumed could change significantly from those used in the unaudited pro forma consolidated financial statements and could result in a material change in depreciation and amortization of tangible and intangible assets and liabilities.
The Self Administration Transaction is expected to be accounted for as a business combination in accordance with Accounting Standards Codification ASC 805, Business Combinations.
As of and For the Nine Months Ended September 30, 2018 and For the Year Ended December 31, 2017
The unaudited pro forma consolidated financial statements are prepared and are based on assumptions and estimates considered appropriate by the management of GCEAR II. However, they are not necessarily indicative of what the Combined Company's financial condition or results of operations actually would have been if the Mergers had been consummated as of the dates indicated, nor do they purport to represent the consolidated financial position or results of operations for future periods. Additionally, the unaudited pro forma consolidated financial statements do not include the impact of any the potential synergies that may be achieved in the Mergers or any strategies that the Combined Company’s management may adopt in order to continue to efficiently manage the ongoing operations of the Combined Company.
The following unaudited pro forma consolidated statements of operations for the year ended December 31, 2017 and the nine months ended September 30, 2018, give effect to the Mergers and the Self Administration Transaction as if the Mergers and the Self Administration Transaction had been consummated on January 1, 2017 (the “Pro Forma Effective Date”). The unaudited pro forma consolidated balance sheet gives effect to the Mergers and the Self Administration Transaction as if they had occurred on September 30, 2018.
You are urged to read the following unaudited pro forma financial information in conjunction with the Consolidated Balance Sheets of GCEAR and GCEAR II as of September 30, 2018 and December 31, 2017, the related Consolidated Statements of Operations, Comprehensive Income (Loss), Stockholders Equity, and Cash Flows for the three and nine months ended September 30, 2018 and the year ended December 31, 2017, and the Notes thereto.
The determination of the fair values of the GCEAR II’s assets and liabilities is based upon preliminary estimates of fair values using the best available information at the time, and is subject to change. The final determination of the fair values of GCEAR II’s assets and liabilities will be based on the actual valuations of tangible and intangible assets and liabilities that exist as of the date of the consummation of the Mergers. The completion of the final valuations, the allocation of the acquisition consideration, the impact of ongoing integration activities, the timing of the consummation of the Mergers and other changes in tangible and intangible assets and liabilities that occur prior to consummation of the Mergers could cause material differences in these unaudited pro forma consolidated financial statements.
GCEAR II and GCEAR are working to complete the Mergers in the first half of 2019. However, it is possible that factors outside the control of both companies could result in the Mergers being completed at a later time, or not at all. GCEAR II and GCEAR expect to complete the Mergers as soon as reasonably practicable following the satisfaction of all closing conditions.

UNAUDITED PRO FORMA
CONSOLIDATED BALANCE SHEET
September 30, 2018
(Unaudited; in thousands, except share amounts)

	Historical	Adjustments		Pro Forma	Historical	Adjustments		Pro Forma
	GCEAR	Self Administration Transaction		Self Administration Transaction	GCEAR II	Merger		Merger
ASSETS
Cash and cash equivalents	$47,946	$(4,018)	AA	$43,928	$33,786	$(32,928)	AA, I	$44,786
Restricted cash	22,365	—		22,365	14,642	—		37,007
Real estate:
Land	352,419	—		352,419	122,482	13,604	B, C	488,505
Building and improvements	2,172,884	—		2,172,884	819,079	62,672	B, C	3,054,635
Tenant origination and absorption cost	532,207	—		532,207	240,364	(16,716)	B, C	755,855
Construction in progress	20,251	—		20,251	132	(132)	B, C	20,251
Total real estate	3,077,761	—		3,077,761	1,182,057	59,428		4,319,246
Less: accumulated depreciation and amortization	(512,929)	—		(512,929)	(117,288)	117,288	D	(512,929)
Total real estate, net	2,564,832	—		2,564,832	1,064,769	176,716		3,806,317
Real estate assets and other assets held for sale, net	2,711	—		2,711	—	—		2,711
Due from affiliates	—	—		—	1,128	(1,128)	AA	—
Investments in unconsolidated entities	33,360	—		33,360	—	—		33,360
Intangible assets, net	13,796	—		13,796	3,016	3,874	E	20,686
Deferred rent	56,801	—		56,801	29,851	(29,851)	F	56,801
Deferred leasing costs, net	25,310	—		25,310	—	—		25,310
Goodwill	—	238,250	A	238,250	—	—		238,250
Other assets	29,510	6,627	A	36,137	6,862	—		42,999
Total assets	$2,796,631	$240,859		$3,037,490	$1,154,054	$116,683		$4,308,227
LIABILITIES AND EQUITY
Debt, net	$1,354,350	$—		$1,354,350	$481,573	$(6,022)	G	1,829,901
Restricted reserves	8,674	—		8,674	13,310	—		21,984
Redemptions payable	6,653	—		6,653	—	(6,653)		—
Distributions payable	7,527	—		7,527	1,772	—		9,299
Due to affiliates	4,018	(3,859)	A, AA	159	18,988	(18,988)	AA	159
Below market leases, net	24,703	—		24,703	47,506	(32,374)	H	39,835
Liabilities of real estate assets held for sale	293	—		293	—	—		293
Accrued expenses and other liabilities	74,934	39,718	A	114,652	21,765	—		136,417
Total liabilities	1,481,152	35,859		1,517,011	584,914	(64,037)		2,037,888
Noncontrolling interests subject to redemption; 531,000 units eligible towards redemption as of September 30, 2018 and December 31, 2017	4,887	—		4,887	—	—		4,887
Common stock subject to redemption	4,360	—		4,360	37,401	(4,360)	L	37,401
Perpetual convertible preferred shares	125,000	—		125,000	—	—		125,000
Stockholders’ equity:
Common Stock	166	—		166	77	8	J	251
Additional paid-in capital	1,557,009	—		1,557,009	657,756	58,978	K	2,273,743
Cumulative distributions	(541,913)	—		(541,913)	(114,510)	114,510	L	(541,913)

Accumulated earnings	127,511	—		127,511	(13,102)	13,102	L	127,511
Accumulated other comprehensive income	9,736	—		9,736	310	(310)	L	9,736
Total stockholders’ equity	1,152,509	—		1,152,509	530,531	186,288		1,869,328
Noncontrolling interests	28,723	205,000	A	233,723	1,208	(1,208)	L	233,723
Total equity	1,181,232	205,000		1,386,232	531,739	185,080		2,103,051
Total liabilities and equity	$2,796,631	$240,859		$3,037,490	$1,154,054	$116,683		$4,308,227

UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2017
(Unaudited; in thousands, except share and per share amounts)

	Historical	Adjustments		Pro Forma	Historical	Adjustments		Pro Forma
	GCEAR	Self Administration Transaction		Self Administration Transaction	GCEAR II	Merger		Merger
Revenues:
Rental income	$257,465	$—		$257,465	$89,797	$(3,076)	c	$344,186
Lease termination income	14,604	—		14,604	—	—		14,604
Property expense recoveries	74,421	—		74,421	17,584	—		92,005
Total revenue	346,490	—		346,490	107,381	(3,076)		450,795
Expenses:
Asset management fees to affiliates	23,499	(23,499)	a	—	8,027	(8,027)	a	—
Property management fees to affiliates	9,782	(9,782)	a	—	1,799	(1,799)	a	—
Property management fees to third parties	—	4,039	b	4,039	—	—		4,039
Property operating expense	50,349	—		50,349	6,724	—		57,073
Advisory fees to affiliates	—	—		—	2,550	(2,550)	a	—
Performance distribution allocation to affiliates	—	—		—	2,394	(2,394)	a	—
Property tax expense	44,980	—		44,980	10,049	—		55,029
General and administrative expenses	7,891	17,583	b	25,474	3,445	—		28,919
Corporate operating expenses to affiliates	2,652	(2,494)	b	158	2,336	(2,336)	b	158
Depreciation and amortization	116,583	—		116,583	43,950	(615)	d	159,918
Impairment	8,460	—		8,460	—	—		8,460
Total expenses	264,196	(14,153)		250,043	81,274	(17,721)		313,596
Income from operations	82,294	14,153		96,447	26,107	14,645		137,199
Other income (expense):
Interest expense	(51,015)	—		(51,015)	(15,519)	(1,064)	e	(67,598)
Interest income	537	—		537	531	—		1,068
Gain on investment in unconsolidated entity	(2,065)	—		(2,065)	—	—		(2,065)
Income from investment in unconsolidated entity	116,382	—		116,382	—	—		116,382
Advisory income	—	17,106	f	17,106	—	(17,106)	f	—
Net income (loss)	146,133	31,259		177,392	11,119	(3,525)		184,986
Distributions to redeemable preferred unit holders	—	—		—	—			—
Less: Net (income) loss attributable to noncontrolling interests	(5,120)	(18,473)	g	(23,593)	(3)	5,745	g	(17,851)
Net income attributable to controlling interest	141,013	12,786		153,799	11,116	2,220		167,135
Distributions to redeemable noncontrolling interests attributable to common stockholders	(356)	—		(356)	—	—		(356)
Net income attributable to common stockholders	$140,657	$12,786		$153,443	$11,116	$2,220		$166,779
Net income attributable to common stockholders per share, basic and diluted	$0.81	N/A		$0.88	$0.15	N/A		$0.67
Weighted average number of common shares outstanding: Basic	173,923,077			173,923,077	75,799,415	322,264	h	250,044,756
Weighted average number of common shares outstanding: Diluted	180,175,300			200,613,983	75,819,415			276,755,662
See accompanying notes

UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2018
(Unaudited; in thousands, except share and per share amounts)

	Historical	Adjustments		Pro Forma	Historical	Adjustments		Pro Forma
	GCEAR	Self Administration Transaction		Self Administration Transaction	GCEAR II			Merger
Revenues:
Rental income	$187,601	$—		$187,601	$65,854	$(2,663)	c	$250,792
Lease termination income	9,090	—		9,090	—	—		9,090
Property expense recoveries	54,740	—		54,740	13,945	—		68,685
Total revenue	251,431	—		251,431	79,799	(2,663)		328,567
Expenses:
Asset management fees to affiliates	17,670	(17,670)	a	—	—	—	a	—
Property management fees to affiliates	7,049	(7,049)	a	—	1,365	(1,365)	a	—
Property management fees to third parties	—	2,769	b	2,769	—	—		2,769
Property operating expense	36,060	—		36,060	5,598	—		41,658
Advisory fees to affiliates	—	—		—	6,970	(6,970)	a	—
Performance distribution allocation to affiliates	—	—		—	6,200	(6,200)	a	—
Property tax expense	33,460	—		33,460	7,521	—		40,981
General and administrative expenses	5,042	11,620	b	16,662	2,446	—		19,108
Corporate operating expenses to affiliates	2,630	(2,512)	b	118	2,168	(2,168)	b	118
Depreciation and amortization	89,258	—		89,258	33,383	(1,154)	d	121,487
Impairment	—	—		—	—	—		—
Total expenses	191,169	(12,842)		178,327	65,651	(17,857)		226,121
Income from operations	60,262	12,842		73,104	14,148	15,194		102,446
Other income (expense):
Interest expense	(41,251)	—		(41,251)	(14,775)	(798)	e	(56,824)
Interest income	217	—		217	196	—		413
Gain on investment in unconsolidated entity	1,158	—		1,158	—	—		1,158
Income from investment in unconsolidated entity	(1,617)	—		(1,617)	—	—		(1,617)
Advisory fees	—	16,703	f	16,703	—	(16,703)	f	—
Net income (loss)	18,769	29,545		48,314	(431)	(2,307)		45,576
Distributions to redeemable preferred unit holders	(1,228)	—		(1,228)	—			(1,228)
Less: Net (income) loss attributable to noncontrolling interests	(671)	(5,938)	g	(6,609)	1	2,224	g	(4,384)
Net income (loss) attributable to controlling interest	16,870	23,607		40,477	(430)	(83)		39,964
Distributions to redeemable noncontrolling interests attributable to common stockholders	(266)	—		(266)	—	—		(266)
Net income (loss) attributable to common stockholders	$16,604	$23,607		$40,211	$(430)	$(83)		$39,698
Net income (loss) attributable to common stockholders per share, basic and diluted	$0.10	N/A		$0.24	$(0.01)	N/A		$0.16
Weighted average number of common shares outstanding: Basic	168,357,361			168,357,361	77,594,234	5,887,980	h	251,839,575
Weighted average number of common shares outstanding: Diluted	174,609,583			195,048,267	77,717,156			278,653,403

See accompanying notes

NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS

Adjustments to the Unaudited Pro Forma Consolidated Balance Sheet
The unaudited pro forma consolidated balance sheet as of September 30, 2018 reflects the following adjustments:
Self Administration Transaction
A. Effective December 14, 2018, the GCEAR Operating Partnership acquired substantially all of GRECO’s operating assets, including 100% of the membership interests in GRECO in exchange for 20,438,684 limited partnership units in the GCEAR Operating Partnership. As the operating assets acquired include intellectual property, goodwill, licenses and sublicenses, a total preliminary estimated value of approximately $205.0 million was attributed to goodwill.
As part of the Self Administration Transaction consideration, the GCEAR Operating Partnership will issue as earn-out consideration limited partnership units having a value equal to the estimated per share net asset value of the GCEAR common stock as of the date of issuance of such units. The total agreed value is based on the amounts in excess of $3.0 million received by the GCEAR II Advisor as an annual performance distribution attributable to the GCEAR II closing assets under management, until the earlier to occur of (i) the date that is five years following December 14, 2018 and (ii) the date that the total earn-out consideration equals $25.0 million. The estimated fair value of this earn-out has been recorded as $25.0 million as of the transaction date and is presented in Accrued Expenses and Other Liabilities on the consolidated balance sheets. GCEAR will estimate the fair value of this earn-out liability at each reporting date during the contingency period and record any changes to the consolidated statement of operations.
In addition to the earn-out above, the GCEAR earn-out cash consideration shall equal (i) 37.25% of the amounts received by GCEAR II advisor as advisory fees pursuant to the GCEAR II advisory agreement with respect to the incremental common equity invested in GCEAR II from the closing date of the merger of GCEAR and GCEAR II through the termination of GCEAR II’s ongoing follow-on public offering, plus (ii) 37.25% of the amounts that would have been received by GCEAR II advisor as performance distributions with respect to assets acquired by GCEAR II from the closing date of the Mergers through the termination of GCEAR II’s follow-on public offering. The GCEAR earn-out cash consideration shall in no event exceed an amount equal to 2.5% of the aggregate dollar amount of common equity invested in GCEAR II pursuant to its follow-on public offering from the closing date of the Mergers through the termination of such follow-on public offering. The follow-on public offering proceeds are estimated to be approximately $330 million from the closing date of the Mergers through the termination of such follow-on public offering. Based on the estimated follow-on offering proceeds, the fair value of the cash earn-out payment is estimated to be approximately $8.3 million.

Dollars in thousands
Assets:
Initial consideration (OP units value)	$205,000
Subsequent consideration
Earn-out	$25,000
Cash earn-out	8,250
Total Goodwill	$238,250
Other Assets
Executive deferred compensation plan assets	$6,627
Liabilities:
Earn out obligation	$25,000
Cash earn-out	8,250
Executive deferred compensation plan	6,468
Accrued expenses and other liabilities	$39,718
Due to affiliates (executive deferred compensation plan)	$159

Executive Deferred Compensation Plan
A select group of management and certain highly compensated employees were able to participate in the GCC deferred compensation plan, upon completing one year of service with GCC, allowing each participant to defer up to a maximum of 50% of salary and 90% of bonuses earned for each plan year. Approximately $6.6 million represents assets to be received to fund the executive deferred compensation plan obligations and the corresponding liability of approximately $6.5 million owed to the participants. The excess of assets of approximately $0.1 million is a result of unvested obligations funded, which is an adjustment to due to affiliates.
AA. As part of the Self Administration Transaction, GCEAR paid outstanding obligations due to the GCEAR Advisor of approximately $4.0 million, offset by the $0.1 million deferred compensation plan obligation. The following table represents the net due from GCEAR II to the GCEAR II Advisor upon the closing of the Mergers:

Dollars in thousands
Historical
GCEAR II	Amount
Assets:
Due from affiliates	$1,128
Liabilities:
Due to affiliates	18,988
Total cash payment	$(17,860)
Merger with GCEAR II
B. The Mergers will be effected by each of GCEAR’s 166.3 million issued and outstanding shares of common stock being converted into the right to receive 1.04807 newly issued shares of GCEAR II’s Class E common stock. GCEAR II’s 77.6 million issued and outstanding shares of common stock will remain outstanding. As the Mergers is considered a reverse acquisition, the total consideration transferred was computed on the basis of GCEAR’s estimated value per share of $10.03 (including estimated transaction costs) as of September 30, 2018, divided by the exchange ratio of 1.04807 multiplied by the number of GCEAR II’s shares of common stock outstanding as of September 30, 2018. Consideration transferred is calculated as such (in thousands except share and per share data):

GCEAR II common stock outstanding as of September 30, 2018	77,660,266
Exchange ratio (including GCEAR and GCEAR II transaction costs)	1.04807
Implied GCEAR common stock issued in consideration	74,098,358
GCEAR estimated value per share (including transaction costs) as of September 30, 2018	$10.03
Value of implied GCEAR common stock issued at consideration	$743,207
GCEAR II’s merger costs are included in total consideration because as of the date the Mergers close, these costs will either be accrued or already paid by GCEAR II and thus will be reflected as a reduction in the net assets of GCEAR II that are being acquired as part of the Mergers. The estimated allocation of the consideration presented in the unaudited pro forma consolidated balance sheet incorporates reasonable fair value estimates for buildings and improvements, land, intangible lease assets and liabilities, related indebtedness and other assets and liabilities, including cash that are expected to be acquired and assumed in the Mergers.
The allocation of the consideration, and the determination of the fair values of GCEARs’ assets and liabilities, will be based on the actual valuations of tangible and intangible assets and liabilities that exist as of the date the Mergers are completed, which is expected to occur during the first half of 2019. The final determination of the fair value of real estate and real estate related assets and liabilities will be based on estimates and assumptions made by GCEAR II’s management, using customary methods, including data from appraisals, comparable sales, discounted cash flows and other methods.
The preliminary allocation of the values of the real estate and real estate related assets and liabilities, exclusive of $10.9 million in estimated capitalized transaction costs, is as follows (in thousands):

Assets:
Total real estate investments	$1,017,837
Acquired intangibles	230,538
Other assets	22,362
Total assets:	$1,270,737
Liabilities:
Mortgage notes payable	$369,338
Unsecured credit facility	106,213
Acquired lease intangible	15,132
Other	36,847
Total liabilities:	$527,530
Estimated fair value of net assets acquired	$743,207
Remaining useful lives for the real estate and real estate related assets and liabilities as of September 30, 2018 are as follows:

Buildings	40 years
Building improvements	5-20 years
Tenant improvements	Shorter of estimated useful life or remaining contractual lease term
Tenant origination and absorption cost	Remaining contractual lease term
In-place lease valuation	Remaining contractual lease term with consideration as to below-market extension options for below-market leases
The final determination of the consideration transferred, and the allocation thereof, may be significantly different from the preliminary estimates used in the unaudited pro forma consolidated financial statements, because the total consideration is subject to change.
C. The adjustments reflect an increase/decrease in the carrying amounts of GCEAR II’s land, buildings and improvements, tenant origination and absorption costs and construction in progress to record them at their estimated fair values. The estimated fair values were determined by considering information from several sources and based on customary methods, primarily real estate market trends, including rental rates and income capitalization rates. The estimated allocation of the acquisition consideration is primarily based upon management's existing methodology and historical experiences in determining and allocating the acquisition price of real estate transactions to the respective real estate and related assets and liabilities. See “B.” for further detail.
D. The adjustment eliminates GCEAR II’s historical balance for accumulated depreciation.
E. The adjustment eliminates GCEAR II’s historical accumulated amortization and reflects an increase in the carrying amounts of GCEAR II’s intangible lease assets acquired to record them at their estimated fair values. The estimate of above market lease values is based upon the present value of the difference between the contractual amount to be paid pursuant to each lease and management's estimate of the market lease rate for each lease, measured over a period equal to the remaining non-cancelable term of the lease.
F. The adjustment eliminates GCEAR IIs’ historical balances of straight-line rent receivables of approximately $30.0 million.
G. Represents the elimination of historical unamortized debt issuance costs of approximately $1.6 million and a fair value debt adjustment of approximately $7.6 million.
H. The adjustment eliminates GCEAR II’s historical accumulated amortization and reflects the fair value adjustment of intangible lease liabilities assumed. The determination of the estimated fair value was primarily based on the present value of the difference between the contractual amount to be paid pursuant to each lease and management's estimate of the market lease rate for each lease, measured over a period equal to the remaining non-cancelable term of the lease.

I. The adjustment reflects the expenses that GCEAR and GCEAR II expects to incur relating to legal, accounting and finance advisory services, and other third-party expenses in connection with the Merger that are not included in the historical financial statements of approximately $15.1 million.
J. This adjustment eliminates GCEAR’s historical common stock amount and reflects the par value of the outstanding stock of GCEAR II issued to GCEAR shareholders for the Combined Company. The calculation is based on 166.3 million shares based on the fixed conversion rate of 1.04807.
K. Represents GCEAR II’s historical equity balances adjusted to reflect the implied consideration. The calculation was based on 77.6 million issued and outstanding shares of GCEAR II’s common stock, which was divided by the exchange ratio and then multiplied by the estimate value per share (including transaction costs) of GCEAR’s common stock as of September 30, 2018 of $10.03. Details of the additional paid-in-capital adjustments are as follows (in thousands):

GCEAR II historical additional paid-in-capital at September 30, 2018	$657,756
Implied Merger consideration	$743,207
Less: GCEAR II historical common stock at September 30, 2018	(77)
Pro forma GCEAR II ending APIC fair valuation adjustment	$743,130
Less: common stock issued to GCEAR shareholders (excluding historical costs)	(8)
GCEAR II Pro forma APIC	$743,122
Common stock subject to redemption and redemptions payable (GCEAR)	$11,013
Less: Common stock subject to redemption (GCEAR II)	$(37,401)
Change in GCEAR II APIC	$58,978
L. The adjustment eliminates GCEAR II’s cumulative distributions, accumulated earnings, accumulated other comprehensive income, noncontrolling interests, GCEAR’s common stock subject to redemption and redemptions payable.
Adjustments to the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2017 and for the nine months ended September 30, 2018
The following are the explanations for the adjustments to operating and property level revenues and certain expenses included in the unaudited pro forma consolidated statements of operations for the year ended December 31, 2017 and for the nine months ended September 30, 2018:
a. The Self Administration Transaction and Mergers adjustment reflect the elimination of asset management, property management, advisory and performance distribution fees to affiliates, as these costs will be eliminated in the consolidated statements of operations.
b. In connection with the Self Administration Transaction, 37 employees of GCC became direct employees of GCEAR. In addition to the executive officers of the Combined Company set forth in “The Mergers-Directors and Executive Officers of the Combined Company,” such employees include professionals in the following key areas: acquisitions, asset management, investor relations, legal, compliance, financial reporting, and accounting. The general and administrative expenses adjustments includes actual base salary and accrued bonuses incurred. In addition, the adjustment includes approximately $0.2 million per month as part of an administrative services agreement between GCC, GCEAR, and certain other affiliated parties. The administrative services agreement provides shared services to GCEAR such as IT, HR, and Due Diligence support. Since the 37 employees became direct employees of GCEAR, the allocation of corporate operating expenses would be eliminated. In addition, GCEAR is expected to incur third party property management fees, which were previously paid by GRECO. Lastly, GCEAR and GCEAR II will continue to incur rent expense for the Chicago, IL office, which will be paid to the GCC and is not part of the administrative services agreement. The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2018 and year ended December 31, 2017 has been adjusted for these costs.
c. The historical rental income for GCEAR and GCEAR II represents the contractual and straight-line rents pursuant to the leases in effect during the time periods presented. The adjustments include in the pro forma are presented to adjust contractual rent revenue to a straight-line basis and to amortize the in-place lease valuation, in accordance with ASC 805-10, Business Combinations, as if the Mergers have occurred on the Pro Forma Effective Date.
The following summarizes the adjustment made to rent revenue for GCEAR II for the year ended December 31, 2017 and the nine months ended September 30, 2018 (dollars in thousands):

	Year Ended December 31, 2017	Nine Months Ended September 30, 2018
Adjustment to straight-line rent	$827	$348
(Above)/below market, in-place rent	(3,903)	(3,011)
Total	$(3,076)	$(2,663)
d. Depreciation expense is calculated, for purposes of the unaudited pro forma consolidated statements of operations, based on an estimated useful life of 40 years for building and building improvements, and the remaining contractual, in-place lease term for intangible lease assets. As GCEAR II would have commenced depreciation and amortization on the Pro Forma Effective Date, the depreciation and amortization expense included in the GCEAR II historical financial statements has been reversed so that the unaudited pro forma consolidated statements of operations reflects the depreciation and amortization that GCEAR would have recorded.
The following tables summarize the depreciation and amortization expense by asset category for the GCEAR II properties that would have been recorded for the year ended December 31, 2017 and for the nine months ended September 30, 2018, less the reversal of depreciation and amortization expense included with the GCEAR II historical financial statements (dollars in thousands):

	Year Ended December 31, 2017	Nine Months Ended September 30, 2018
Building and building improvements depreciation	$21,878	$15,069
Tenant absorption and leasing costs amortization	21,457	17,107
Less: GCEAR II historical depreciation	(20,194)	(15,231)
Less: GCEAR II historical amortization	(23,756)	(18,099)
Total	$(615)	$(1,154)
e. The adjustment to the unaudited pro forma consolidated statements of operations is to reflect the discount amortization on the GCEAR II fixed rate debt. In accordance with ASC 805-10, Business Combinations, GCEAR is required to fair value the debt assumed and amortize any discount/premium as of January 1, 2017. The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2018 and year ended December 31, 2017 has been adjusted for the discount amortization.
f. The adjustment to the unaudited pro forma consolidated statements of operations is to reflect the GCEAR II advisory fees that would be paid to GRECO as part of the Self Administration Transaction. The advisory fees are eliminated as part of the consolidation of GCEAR and GCEAR II.
g. The following table summarizes the weighted average shares and units outstanding at December 31, 2017 and September 30, 2018 and the allocable percentage of non-controlling interest (dollars in thousands):

	Year Ended December 31, 2017	Nine Months Ended September 30, 2018
GCEAR weighted average common shares outstanding - historical basis (A)	173,923,077	168,357,361
Non-controlling weighted average operating units outstanding - historical basis (B)	6,252,222	6,252,222
Operating partnership units issued as part of the Self Administration Transaction (C)	20,438,684	20,438,684
Percentage of operating partnership units (non-controlling interests) to total outstanding shares (B+C)/(A+B)	13.30%	13.68%
Net income (loss)	$177,392	$48,314
Net (income) loss attributable to non-controlling interests based on the percentage of operating partnership units outstanding to total outstanding shares	$(23,593)	$(6,609)
Less: Historical net (income) loss attributed to noncontrolling interests	(5,120)	(671)
Adjustment	$(18,473)	$(5,938)

	Year Ended December 31, 2017	Nine Months Ended September 30, 2018
GCEAR II weighted average common shares outstanding - historical basis (A)	75,799,415	77,594,234
Non-controlling weighted average operating units outstanding, including operating units issued as part of the Self Administration Transaction (GCEAR and GCEAR II) - historical basis (B)	26,710,906	26,813,828
GCEAR II Class E subsequent to the Company Merger (C)	174,245,341	174,245,341
Percentage of operating partnership units (non-controlling interests) to total outstanding shares B/(A+B+C)	9.65%	9.62%
Net income (loss)	$184,986	$45,576
Net (income) loss attributable to non-controlling interests based on the percentage of operating partnership units outstanding to total outstanding shares	$(17,851)	$(4,384)
Net (income) loss attributable to non-controlling interests based on the percentage of operating partnership units outstanding to total outstanding shares (Self Administration Transaction)	$(23,593)	$(6,609)
Less: Historical net (income) loss attributed to noncontrolling interests	$(3)	$1
Adjustment	$5,745	$2,224
h. The adjustment converts the GCEAR historical outstanding shares to GCEAR II shares based on the Exchange Ratio of 1.04807 (see table below).

GCEAR historical shares as of September 30, 2018	166,253,534
Exchange Ratio	1.04807
Total GCEAR shares converted to Combined Company shares	174,245,341

Total GCEAR shares converted to Combined Company shares	174,245,341
GCEAR historical weighted average shares as of December 31, 2017	173,923,077
Adjusted GCEAR shares to reflect Exchange Ratio as of December 31, 2017	322,264

Total GCEAR shares converted to Combined Company shares	174,245,341
GCEAR historical weighted average shares as of September 30, 2018	168,357,361
Adjusted GCEAR shares to reflect Exchange Ratio as of September 30, 2018	5,887,980

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.

All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

Appendix I - 1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Griffin Capital Essential Asset REIT II, Inc.

Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Griffin Capital Essential Asset REIT II, Inc. (the “Company”) as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive income (loss), equity, and cash flows for each of the three years in the period ended December 31, 2017, and the related notes and financial statement schedule listed in the Index at Item 15(a) (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2017 and 2016, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2017, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2014.

Los Angeles, California
March 9, 2018

Appendix I - 2

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	December 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$33,164	$49,340
Restricted cash	12,886	14,221
Real estate:
Land	122,482	117,569
Building	815,721	787,999
Tenant origination and absorption cost	240,364	227,407
Construction in progress	299	80
Total real estate	1,178,866	1,133,055
Less: accumulated depreciation and amortization	(83,905)	(39,955)
Total real estate, net	1,094,961	1,093,100
Intangible assets, net	3,294	3,528
Due from affiliates	686	—
Deferred rent	22,733	5,424
Other assets, net	12,224	18,862
Total assets	$1,179,948	$1,184,475
LIABILITIES AND EQUITY
Debt:
Revolving Credit Facility	$355,561	$330,272
AIG Loan	126,287	126,200
Total debt	481,848	456,472
Restricted reserves	13,368	55,797
Accrued expenses and other liabilities	19,903	21,527
Distributions payable	1,689	1,494
Due to affiliates	16,896	22,481
Below market leases, net	51,295	55,319
Total liabilities	584,999	613,090
Commitments and contingencies (Note 11)
Common stock subject to redemption	32,405	16,930
Stockholders’ equity:
Common Stock, $0.001 par value - Authorized: 800,000,000 and 700,000,000 shares as of December 31, 2017 and December 31, 2016, respectively; 77,175,283 and 70,939,647 shares outstanding in aggregate, as of December 31, 2017 and December 31, 2016, respectively (1)	76	71
Additional paid-in capital	656,705	615,653
Cumulative distributions	(82,590)	(38,406)
Accumulated deficit	(12,672)	(23,788)
Accumulated other comprehensive income	949	841
Total stockholders' equity	562,468	554,371
Noncontrolling interests	76	84
Total equity	562,544	554,455
Total liabilities and equity	$1,179,948	$1,184,475

(1)	See Note 8, Equity, for the number of shares outstanding of each class of common stock as of December 31, 2017 and December 31, 2016.
See accompanying notes.

Appendix I - 3

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Year Ended December 31,
	2017	2016	2015
Revenue:
Rental income	$89,797	$51,403	$21,216
Property expense recovery	17,584	11,409	3,933
Total revenue	107,381	62,812	25,149
Expenses:
Asset management fees to affiliates	8,027	6,413	2,624
Property management fees to affiliates	1,799	1,052	333
Advisory fees to affiliates	2,550	—	—
Property operating	6,724	4,428	1,317
Property tax	10,049	7,046	2,713
Acquisition fees and expenses to non-affiliates	—	1,113	3,058
Performance distribution to affiliates	2,394	—	—
Acquisition fees and expenses to affiliates	—	6,176	10,876
General and administrative	3,445	2,804	1,883
Corporate operating expenses to affiliates	2,336	1,622	1,937
Depreciation and amortization	43,950	27,894	12,061
Total expenses	81,274	58,548	36,802
Income (loss) before other income and (expenses)	26,107	4,264	(11,653)
Interest expense	(15,519)	(10,384)	(4,851)
Other income, net	531	13	—
Net income (loss)	11,119	(6,107)	(16,504)
Distributions to redeemable preferred unit holders	—	—	(398)
Preferred units redemption premium	—	—	(375)
Less: Net (income) loss attributable to noncontrolling interests	(3)	3	30
Net income (loss) attributable to common stockholders	$11,116	$(6,104)	$(17,247)
Net income (loss) attributable to common stockholders per share, basic and diluted	$0.15	$(0.12)	$(1.19)
Weighted average number of common shares outstanding, basic and diluted	75,799,415	50,712,589	14,479,960

See accompanying notes.

Appendix I - 4

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Year Ended December 31,
	2017	2016	2015
Net income (loss)	$11,119	$(6,107)	$(16,504)
Other comprehensive income (loss):
Change in fair value of swap agreement	108	841	—
Total comprehensive income (loss)	11,227	(5,266)	(16,504)
Distributions to redeemable preferred unit holders	—	—	(398)
Preferred units redemption premium	—	—	(375)
Less: comprehensive (income) loss attributable to noncontrolling interests	(3)	3	30
Comprehensive income (loss) attributable to common stockholders	$11,224	$(5,263)	$(17,247)

Appendix I - 5

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
CONSOLIDATED STATEMENTS OF EQUITY
(in thousands, except share amounts)

	Common Stock		Additional Paid-In Capital	Cumulative Distributions	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders’ Equity	Non- controlling Interests	Total Equity
	Shares	Amount
Balance December 31, 2014	1,133,773	$11	$9,838	$(72)	$(437)	$—	$9,340	$139	$9,479
Gross proceeds from issuance of common stock	26,897,208	16	268,957	—	—	—	268,973	—	268,973
Discount on issuance of common stock	—	—	(997)	—	—	—	(997)	—	(997)
Offering costs including dealer manager fees to affiliates	—	—	(27,514)	—	—	—	(27,514)	—	(27,514)
Distributions to common stockholders	—	—	—	(3,173)	—	—	(3,173)	—	(3,173)
Issuance of shares for distribution reinvestment plan	477,638	2	4,535	(4,537)	—	—	—	—	—
Additions to common stock subject to redemption	—	—	(4,538)	—	—	—	(4,538)	—	(4,538)
Issuance of stock dividend	47,551	—	476	(476)	—	—	—	—	—
Additions to noncontrolling interests subject to redemption	—	—	—	(375)	—	—	(375)	—	(375)
Distributions for noncontrolling interest	—	—	—	375	—	—	375	(11)	364
Net loss	—	—	—	—	(17,247)	—	(17,247)	(30)	(17,277)
Balance December 31, 2015	28,556,170	$29	$250,757	$(8,258)	$(17,684)	$—	$224,844	$98	$224,942
Gross proceeds from issuance of common stock	40,700,406	$40	$406,423	$—	$—	$—	$406,463	$—	$406,463
Discount on issuance of common stock	—	—	(696)	—	—	—	(696)	—	(696)
Offering costs including dealer manager fees to affiliates	—	—	(43,340)	—	—	—	(43,340)	—	(43,340)
Distributions to common stockholders	—	—	—	(12,479)	—	—	(12,479)	—	(12,479)
Issuance of shares for distribution reinvestment plan	1,599,355	2	15,157	(15,159)	—	—	—	—	—
Repurchase of common stock	(167,442)	—	(1,627)	—	—	—	(1,627)	—	(1,627)
Additions to common stock subject to redemption	—	—	(13,531)	—	—	—	(13,531)	—	(13,531)
Issuance of stock dividends	251,158	—	2,510	(2,510)	—	—	—	—	—
Distributions to noncontrolling interest	—	—	—	—	—	—	—	(11)	(11)
Net loss		—	—	—	(6,104)	—	(6,104)	(3)	(6,107)
Other comprehensive income	—	—	—	—	—	841	841	—	841
Balance December 31, 2016	70,939,647	$71	$615,653	$(38,406)	$(23,788)	$841	$554,371	$84	$554,455

Appendix I - 6

Gross proceeds from issuance of common stock	4,205,673	4	41,822	—	—	—	41,826	—	41,826
Discount on issuance of common stock	—	—	(16)	—	—	—	(16)	—	(16)
Stock-based compensation	25,500	—	292	—	—	—	292	—	292
Offering costs including dealer manager fees and stockholder servicing fees to affiliates	—	—	(3,593)	—	—	—	(3,593)	—	(3,593)
Distributions to common stockholders	—	—	—	(19,427)	—	—	(19,427)	—	(19,427)
Issuance of shares for distribution reinvestment plan	2,358,188	2	22,206	(22,208)	—	—	—	—	—
Repurchase of common stock	(623,499)	(1)	(5,741)	—	—	—	(5,742)	—	(5,742)
Additions to common stock subject to redemption	—	—	(16,467)	—	—	—	(16,467)	—	(16,467)
Issuance of stock dividends	269,774	—	2,549	(2,549)	—	—	—	—	—
Distributions to noncontrolling interest	—	—	—	—	—	—	—	(11)	(11)
Net income	—	—	—	—	11,116	—	11,116	3	11,119
Other comprehensive income	—	—	—	—	—	108	108	—	108
Balance December 31, 2017	77,175,283	$76	$656,705	$(82,590)	$(12,672)	$949	$562,468	$76	$562,544

See accompanying notes.

Appendix I - 7

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2017	2016	2015
Net income (loss)	$11,119	$(6,107)	$(16,504)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of building and improvements	20,194	11,630	4,916
Amortization of tenant origination and absorption costs	23,756	16,264	7,145
Amortization of above and below market leases	(4,573)	(3,592)	(1,858)
Amortization of deferred financing costs	1,106	1,196	514
Deferred rent	(17,308)	(3,924)	(1,500)
Stock based compensation	292	—	—
Unrealized loss (gain) on interest rate swap	83	(155)	—
Change in operating assets and liabilities:
Other assets, net	4,590	(1,040)	(2,065)
Accrued expenses and other liabilities, net	(2,615)	3,094	6,271
Due to affiliates, net	3,068	(922)	146
Net cash provided by (used in) operating activities	39,712	16,444	(2,935)
Investing Activities:
Acquisition of properties, net	(44,234)	(538,845)	(479,198)
Restricted reserves	(42,430)	(3,541)	—
Improvements to real estate	(21)	(40)	—
Payments for construction in progress	(772)	(80)	—
Real estate acquisition deposits	250	8,700	(6,950)
Net cash used in investing activities	(87,207)	(533,806)	(486,148)
Financing Activities:
Proceeds from borrowings - Credit Facility	24,300	249,900	286,050
Proceeds from borrowings - AIG Loan	—	—	126,970
Principal payoff of indebtedness - Credit Facility	—	(55,000)	(147,492)
Deferred financing costs	(30)	(1,578)	(2,186)
Issuance of common stock, net of offering costs	30,699	383,170	240,596
Issuance of preferred units subject to redemption	—	—	73,260
Redemption of preferred units	—	—	(73,260)
Repurchase of common stock	(5,742)	(1,627)	—
Distributions paid to common stockholders	(19,232)	(11,541)	(2,632)
Distributions paid to noncontrolling interests	(11)	(11)	(11)
Distributions paid to preferred units subject to redemption	—	—	(398)
Preferred offering costs	—	—	(375)
Net cash provided by financing activities	29,984	563,313	500,522
Net (decrease) increase in cash, cash equivalents and restricted cash	(17,511)	45,951	11,439
Cash, cash equivalents and restricted cash at the beginning of the period	63,561	17,610	6,171
Cash, cash equivalents and restricted cash at the end of the period	$46,050	$63,561	$17,610
Supplemental disclosure of cash flow information:
Cash paid for interest	$13,116	$9,228	$2,616
Supplemental disclosures of non-cash investing and financing transactions:
Increase in fair value swap agreement	$108	$841	$—
Increase in Stock Servicing Fee Payable	$660	$17,449	$25
Increase in distributions payable to common stockholders	$195	$938	$541
Common stock issued pursuant to the distribution reinvestment plan	$22,208	$15,158	$4,515
See accompanying notes.

Appendix I - 8

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted and excluding per share amounts)

1. Organization

Griffin Capital Essential Asset REIT II, Inc., a Maryland corporation (the “Company”), was formed on November 20, 2013 under the Maryland General Corporation Law and qualified as a real estate investment trust (“REIT”) commencing with the year ended December 31, 2015. The Company was organized primarily with the purpose of acquiring single tenant net lease properties that are considered essential to the occupying tenant, and has used a substantial amount of the net proceeds from its initial public offering (“IPO”) to invest in such properties. The Company’s year end is December 31.
Griffin Capital Company, LLC, a Delaware limited liability company (the “Sponsor”), is the sponsor of the Company. The Sponsor, which was formerly known as Griffin Capital Corporation, began operations in 1995 to engage principally in acquiring and developing office and industrial properties. Kevin A. Shields, the Company’s Chief Executive Officer and Chairman of the Company’s board of directors, controls the Sponsor.
Griffin Capital Essential Asset Advisor II, LLC, a Delaware limited liability company (the “Advisor”), was formed on November 19, 2013. Griffin Capital Real Estate Company, LLC, a Delaware limited liability company (“GRECO”), is the sole member of the Advisor and Griffin Capital, LLC, a Delaware limited liability company (“GC”), is the sole member of GRECO. The Sponsor is the sole member of GC. The Advisor is responsible for managing the Company’s affairs on a day-to-day basis and identifying and making acquisitions and investments on behalf of the Company under the terms of the Advisory Agreement (as defined below). The Company’s officers are also officers of the Advisor and officers of the Sponsor.
Griffin Capital Securities, LLC (the “Dealer Manager”) is a Delaware limited liability company and is a wholly-owned subsidiary of GC. The Dealer Manager is responsible for marketing the Company’s shares offered pursuant to the Company’s public offerings.
The Company’s property manager is Griffin Capital Essential Asset Property Management II, LLC, a Delaware limited liability company (the “Property Manager”), which was formed on November 19, 2013 to manage the Company’s properties, or provide oversight of other property managers engaged by the Company or an affiliate of the Company. The Property Manager derives substantially all of its income from the property management services it performs for the Company.
Griffin Capital Essential Asset Operating Partnership II, L.P., a Delaware limited partnership (the “Operating Partnership”), was formed on November 21, 2013. On February 11, 2014, the Advisor purchased a 99% limited partnership interest and special limited partnership interest in the Operating Partnership for $0.2 million and on February 11, 2014, the Company contributed the initial one thousand dollars capital contribution it received to the Operating Partnership in exchange for a 1% general partner interest.
The Operating Partnership owns, and will own, directly or indirectly, all of the properties acquired by the Company. The Operating Partnership will conduct certain activities through the Company’s taxable REIT subsidiary, Griffin Capital Essential Asset TRS II, Inc., a Delaware corporation (the “TRS”), formed on November 22, 2013, which is a wholly-owned subsidiary of the Operating Partnership. The TRS had no activity as of December 31, 2017.
In 2014, the Company registered $2.2 billion in common stock in its IPO, consisting of $2.0 billion in common stock to be offered to the public in the primary portion of the IPO and $200.0 million in common stock for sale pursuant to the Company’s distribution reinvestment plan (“DRP”). (See Note 8, Equity, for additional details.) In September 2016, the Company’s board of directors approved the close of the primary portion of the IPO effective

Appendix I - 9

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted and excluding per share amounts)

January 20, 2017; however, the Company continued to offer shares pursuant to the DRP under the Company’s IPO registration statement through May 2017.
On April 6, 2017, the Company filed a Registration Statement on Form S-3 with the Securities and Exchange Commission (“SEC”) for the registration of 3.0 million shares for sale pursuant to the DRP. The DRP may be terminated at any time upon 10 days’ prior written notice to stockholders, which may be provided through the Company’s filings with the SEC.
On September 20, 2017, the Company commenced a follow-on offering of up to $2.2 billion of shares, consisting of up to $2.0 billion of shares in the Company’s primary offering and $0.2 billion of shares pursuant to the DRP. The Company reclassified all Class T and Class I shares sold in the IPO as “Class AA” and “Class AAA” shares, respectively.
The Company is offering to the public four new classes of shares of common stock: Class T shares, Class S shares, Class D shares and Class I shares (the “New Shares”) with net asset value (“NAV”) based pricing. The share classes have different selling commissions, dealer manager fees and ongoing distribution fees.
On September 20, 2017, an affiliated entity purchased 263,992 New Shares for $2.5 million.
The Company’s charter authorizes up to 1,000,000,000 shares of stock, of which 800,000,000 shares are designated as common stock at $0.001 par value per share and 200,000,000 shares are designated as preferred stock at $0.001 par value per share. The Company’s 800,000,000 shares of common stock are authorized as follows: 150,000,000 shares are classified as Class T shares, 150,000,000 shares are classified as Class S shares, 150,000,000 shares are classified as Class D shares, 150,000,000 shares are classified as Class I shares, 70,000,000 shares are classified as Class A shares, 120,000,000 shares are classified as Class AA shares and 10,000,000 shares are classified as Class AAA shares.
The Dealer Manager is responsible for marketing the Company’s shares being offered pursuant to the follow-on offering. On September 18, 2017, the Company and the Dealer Manager entered into a dealer manager agreement for the follow-on offering. The dealer manager agreement may be terminated by either party upon prior written notice. See Note 10, Related Party Transactions, for additional details.
The Company, the Operating Partnership and the Advisor were parties to an advisory agreement dated July 31, 2014, as amended by Amendment No. 1 to Advisory Agreement dated March 18, 2015, Amendment No. 2 to Advisory Agreement dated November 2, 2015, Amendment No. 3 to Advisory Agreement dated December 16, 2015, Amendment No. 4 to Advisory Agreement dated February 9, 2016 and Amendment No. 5 to Advisory Agreement dated June 14, 2017 (collectively, the “Original Advisory Agreement”), pursuant to which the Advisor agreed to provide certain services to the Company and the Operating Partnership, and the Company agreed to provide certain compensation to the Advisor in exchange for such services.
On September 20, 2017, the Company entered into an amended and restated advisory agreement (the “Advisory Agreement”) with the Advisor and the Operating Partnership, which replaced the Original Advisory Agreement and modified various provisions including the fees and expense reimbursements payable to the Advisor. See Note 10, Related Party Transactions, for additional details.
On September 20, 2017, the Company, as general partner of the Operating Partnership, entered into a Third Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Third Amended and Restated Operating Partnership Agreement”) on behalf of itself and the limited partners. The Third Amended and Restated Operating Partnership Agreement is substantially similar to the Company’s prior limited partnership agreement, except that it has been updated to reflect changes to the distributions and fees to which the Advisor is

Appendix I - 10

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted and excluding per share amounts)

entitled, include additional classes of Operating Partnership units, and make other conforming changes. See Note 10, Related Party Transactions, for additional details.
In connection with the follow-on offering, the Company’s board of directors adopted an amended and restated DRP effective as of September 30, 2017 to include the New Shares under the DRP.
In connection with the follow-on offering, the Company’s board of directors adopted a share redemption program for the New Shares (the “New Share Redemption Program”). Under this program, stockholders of the New Shares are allowed to redeem their shares after a one-year holding period at a redemption price equal to the NAV per share for the applicable class generally on the 13th of the month immediately prior to the end of the applicable quarter. The IPO Share Redemption Program (as defined in Note 8, Equity) remains available for stockholders who purchased shares in the Company’s IPO. See Note 8, Equity, for additional details.
2. Basis of Presentation and Summary of Significant Accounting Policies
The accompanying consolidated financial statements of the Company are prepared by management on the accrual basis of accounting and in accordance with generally accepted accounting principles in the United States (“GAAP”) as contained in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), and in conjunction with rules and regulations of the SEC. The consolidated financial statements include accounts and related adjustments, which are, in the opinion of management, of a normal recurring nature and necessary for a fair presentation of the Company’s financial position, results of operations and cash flows for the years ended December 31, 2017 and 2016.
The consolidated financial statements of the Company include all accounts of the Company, the Operating Partnership, and its subsidiaries. Intercompany transactions are not shown on the consolidated statements. However, each property owning entity is a wholly owned subsidiary which is a special purpose entity (“SPE”), whose assets and credit are not available to satisfy the debts or obligations of any other entity, except to the extent required with respect to any co-borrower or guarantor under the same credit facility.
Revenue Recognition
Leases associated with the acquisition and contribution of certain real estate assets (see Note 3, Real Estate) have net minimum rent payment increases during the term of the lease and are recorded to rental revenue on a straight-line basis, commencing as of the contribution or acquisition date. If a lease provides for contingent rental income, the Company will defer the recognition of contingent rental income, such as percentage rents, until the specific target that triggers the contingent rental income is achieved.
Tenant reimbursement revenue, which is comprised of additional amounts collected from tenants for the recovery of certain operating expenses, including repair and maintenance, property taxes and insurance, and capital expenditures, to the extent allowed pursuant to the lease (collectively, “Recoverable Expenses”), is recognized as revenue when the additional rent is due. Recoverable Expenses to be reimbursed by a tenant are determined based on the Company’s estimate of the property’s operating expenses for the year, pro rated based on leased square footage of the property, and are collected in equal installments as additional rent from the tenant, pursuant to the terms of the lease. At least quarterly, the Company reconciles the amount of additional rent paid by the tenant during the quarter to the actual amount of the Recoverable Expenses incurred by the Company for the same period. The difference, if any, is either charged or credited to the tenant pursuant to the provisions of the lease. In certain instances, the lease may restrict the amount the Company can recover from the tenant such as a cap on certain or all property operating expenses.

Appendix I - 11

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted and excluding per share amounts)

Use of Estimates
The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates.
Change in Consolidated Financial Statements Presentation
Certain amounts in the Company’s prior period consolidated financial statements have been reclassified to conform to the current period presentation. During the year ended December 31, 2017, the Company elected to early adopt Accounting Standards Update (“ASU”) No. 2016-18 (as discussed below). As a result, the Company no longer presents transfers between cash and restricted cash in the consolidated statements of cash flows. Instead, restricted cash is included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the consolidated statements of cash flows.
Principles of Consolidation
The Company’s financial statements, and the financial statements of the Company’s Operating Partnership, including its wholly-owned subsidiaries, are consolidated in the accompanying consolidated financial statements. The portion of these entities not wholly-owned by the Company is presented as noncontrolling interests. All significant intercompany accounts and transactions have been eliminated in consolidation.
Cash and Cash Equivalents
The Company considers all short-term, highly liquid investments that are readily convertible to cash with a maturity of three months or less at the time of purchase to be cash equivalents. Cash and cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value. There were no cash equivalents, nor were there restrictions on the use of the Company’s cash balance as of December 31, 2017 and 2016.
The Company maintains its cash accounts with major financial institutions. The cash balances consist of business checking accounts. These accounts are insured by the Federal Deposit Insurance Corporation up to $250,000 at each institution. The Company has not experienced any losses with respect to cash balances in excess of government provided insurance. Management believes there was no significant concentration of credit risk with respect to these cash balances as of December 31, 2017.
Restricted Cash
In conjunction with acquisitions of certain assets, as required by certain lease provisions or certain lenders in conjunction with an acquisition or debt financing, or credits received by the seller of certain assets, the Company assumed or funded reserves for specific property improvements and deferred maintenance, re-leasing costs, and taxes and insurance, which are included on the consolidated balance sheets as restricted cash. As of December 31, 2017, the Company had approximately $12.9 million in restricted cash, which includes tenant improvement funds.
Real Estate Purchase Price Allocation
In January 2017, the FASB issued ASU No. 2017-01, Business Combinations, (see “Recently Issued Accounting Pronouncements” below) that clarifies the framework for determining whether an integrated set of assets and activities meets the definition of a business. The revised framework establishes a screen for determining whether an integrated set of assets and activities is a business and narrows the definition of a business, which is

Appendix I - 12

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted and excluding per share amounts)

expected to result in fewer transactions being accounted for as business combinations. Acquisitions of integrated sets of assets and activities that do not meet the definition of a business are accounted for as asset acquisitions. This update is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2017, with early adoption permitted for transactions that have not been reported in previously issued (or available to be issued) financial statements.
The Company adopted this accounting standard early effective October 1, 2016. As a result of the Company’s adoption of ASU No. 2017-01, Business Combinations, the Company anticipates that many of its future acquisitions will be treated as asset acquisitions, which will result in a lower amount of acquisition-related costs being expensed on the Company’s consolidated statement of operations, as the majority of those costs will be capitalized and included as part of the relative fair value allocation of the purchase price.
The Company applies the provisions in ASC 805-10, Business Combinations, to account for the acquisition of real estate, or real estate related assets, in which a lease, or other contract, is in place representing an active revenue stream, as an asset acquisition (in rare cases, a business combination). In accordance with the provisions of ASC 805-10 (on an asset acquisition), the Company recognizes an asset acquisition, the assets acquired, the liabilities assumed and any noncontrolling interest in the acquired entity at their relative fair values. The accounting provisions have also established that transaction costs associated with an asset acquisition are capitalized.
Acquired in-place leases are valued as above-market or below-market as of the date of acquisition. The valuation is measured based on the present value (using an interest rate, which reflects the risks associated with the leases acquired) of the difference between (a) the contractual amounts to be paid pursuant to the in-place leases and (b) management’s estimate of fair market lease rates for the corresponding in-place leases over a period equal to the remaining non-cancelable term of the lease for above-market leases, taking into consideration below-market extension options for below-market leases. In addition, renewal options are considered and will be included in the valuation of in-place leases if (1) it is likely that the tenant will exercise the option, and (2) the renewal rent is considered to be sufficiently below a fair market rental rate at the time of renewal. The above-market and below-market lease values are capitalized as intangible lease assets or liabilities and amortized as an adjustment to rental income over the remaining terms of the respective leases.
The aggregate relative fair value of in-place leases includes direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals, which are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant include commissions, tenant improvements, and other direct costs and are estimated using methods similar to those used in independent appraisals and management’s consideration of current market costs to execute a similar lease. These direct costs are considered intangible lease assets and are included with real estate assets on the consolidated balance sheets. The intangible lease assets are amortized to expense over the remaining terms of the respective leases. The value of opportunity costs is calculated using the contractual amounts to be paid, including real estate taxes, insurance, and other operating expenses, pursuant to the in-place leases over a market lease-up period for a similar lease. Customer relationships are valued based on management’s evaluation of certain characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics management will consider in allocating these values include the nature and extent of the Company’s existing business relationships with tenants, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors. These intangibles will be included in intangible lease assets on the consolidated balance sheets and are amortized to expense over the remaining term of the respective leases.
The determination of the relative fair values of the assets and liabilities acquired requires the use of significant assumptions about current market rental rates, rental growth rates, discount rates and other variables.

Appendix I - 13

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted and excluding per share amounts)

Depreciation and Amortization
The purchase price of real estate acquired and the costs related to development, construction, and property improvements are capitalized. Repairs and maintenance costs include all costs that do not extend the useful life of the real estate asset and are expensed as incurred. The Company considers the period of future benefit of an asset to determine the appropriate useful life. The Company anticipates the estimated useful lives of its assets by class to be generally as follows:

Buildings	40 years
Building Improvements	5-20 years
Land Improvements	15-25 years
Tenant Improvements	Shorter of estimated useful life or remaining contractual lease term
Tenant Origination and Absorption Cost	Remaining contractual lease term
In-place Lease Valuation	Remaining contractual lease term with consideration as to below-market extension options for below-market leases
If a lease is terminated or amended prior to its scheduled expiration, the Company will accelerate the remaining useful life of the unamortized lease-related costs.
Impairment of Real Estate and Related Intangible Assets
The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of real estate and related intangible assets may not be recoverable, including credit ratings of all tenants to stay abreast of any material changes in credit quality. The Company monitors tenant credit by (1) reviewing the credit ratings of tenants (or their parent companies or lease guarantors) that are rated by nationally recognized rating agencies; (2) reviewing financial statements and related metrics and information that are publicly available or that are required to be provided pursuant to the lease; (3) monitoring news reports and press releases regarding the tenants (or their parent companies or lease guarantors), and their underlying business and industry; and (4) monitoring the timeliness of rent collections.
When indicators of potential impairment are present that indicate that the carrying amounts of real estate and related intangible assets may not be recoverable, management assesses whether the carrying value of the assets will be recovered through the future undiscounted operating cash flows expected from the use of the assets and the eventual disposition. If, based on this analysis, the Company does not believe that it will be able to recover the carrying value of the asset, the Company will record an impairment charge to the extent the carrying value exceeds the net present value of the estimated future cash flows of the asset.
Projections of expected future undiscounted cash flows require management to estimate future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property and the number of years the property is held for investment. For the year ended December 31, 2017, the Company did not record any impairment charges related to its real estate assets or intangible assets.

Appendix I - 14

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted and excluding per share amounts)

Derivative Instruments and Hedging Activities
ASC Topic 815: Derivatives and Hedging (“ASC 815”), provides the disclosure requirements for derivatives and hedging activities with the intent to provide users of financial statements with an enhanced understanding of: (a) how and why an entity uses derivative instruments, (b) how the entity accounts for derivative instruments and related hedged items, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Further, ASC 815 requires qualitative disclosures regarding the Company’s objectives and strategies for using derivatives, as well as quantitative disclosures about the fair value of gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative instruments.
As required by ASC 815, the Company recorded all derivatives on the consolidated balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, and whether the Company has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. The Company may enter into derivative contracts that are intended to economically hedge certain risks, even though hedge accounting does not apply or the Company elects not to apply hedge accounting. See Note 5, Interest Rate Contracts.
Income Taxes
The Company has elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) for the year ended December 31, 2015. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of the REIT’s ordinary taxable income to stockholders.  As a REIT, the Company generally will not be subject to federal income tax on taxable income that is distributed to stockholders.  If the Company fails to qualify as a REIT in any taxable year, after the Company initially qualifies to be taxed as a REIT, the Company will then be subject to federal income taxes on the taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions.  Such an event could materially adversely affect net income and net cash available for distribution to stockholders.  However, the Company believes that it is organized and will operate in such a manner as to qualify for treatment as a REIT and intends to operate in the foreseeable future in such a manner that it will remain qualified as a REIT for federal income tax purposes.
The Company could engage in certain business activities that could have an adverse effect on its REIT qualification. The Company has elected to isolate these business activities in the books and records of the TRS. In general, the TRS may perform additional services for the Company’s tenants and generally may engage in any real estate or non-real estate related business. The TRS will be subject to corporate federal and state income tax. As of December 31, 2017, the TRS has not commenced operations.

Appendix I - 15

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted and excluding per share amounts)

Per Share Data
The Company reports earnings per share for the period as (1) basic earnings per share computed by dividing net income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period, and (2) diluted earnings per share computed by dividing net income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding, including common stock equivalents. As of December 31, 2017 and December 31, 2016, there were no material common stock equivalents that would have a dilutive effect on earnings (loss) per share for common stockholders.
The Company retroactively adjusted the number of shares of common stock outstanding in accordance with ASC 260-10, Earnings per Share. ASC 260-10 requires retroactively adjusting the computations of basic and diluted earnings per share for all periods presented to reflect the change in capital structure, if the number of shares of common stock outstanding increases as a result of a stock dividend or stock split or decreases as a result of a reverse stock split. If changes in common stock resulting from stock dividends, stock splits, or reverse stock splits occur after the close of the period but before the consolidated financial statements are issued or are available to be issued, the per-share computations for those and any prior-period consolidated financial statements presented shall be based on the new number of shares.
Segment Information
ASC Topic 280, Segment Reporting, establishes standards for reporting financial and descriptive information about a public entity’s reportable segments. The Company internally evaluates all of the properties and interests therein as one reportable segment.
Unaudited Data
Any references to the number of buildings, square footage, number of leases, occupancy, and any amounts derived from these values in the notes to the consolidated financial statements are unaudited and outside the scope of the Company’s independent registered public accounting firm’s audit of its consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board.
Recently Issued Accounting Pronouncements
In August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging (“ASU No. 2017-12”), that simplifies hedge accounting. The purpose of this updated guidance is to better align a company’s financial reporting for hedging activities with the economic objectives of those activities. For cash flow hedges that are highly effective, the new standard requires all changes (effective and ineffective components) in the fair value of the hedging instrument to be recorded in other comprehensive income and to be reclassified into earnings only when the hedged item impacts earnings. Current guidance requires a periodic recognition of hedge ineffectiveness in earnings.
Under existing standards a quantitative assessment is made on an ongoing basis to determine if a hedge is highly effective in offsetting changes in cash flows associated with the hedged item. Under the new standard, entities will still be required to perform an initial quantitative test. However, the new standard allows entities to elect to subsequently perform only a qualitative assessment unless facts and circumstances change.
ASU No. 2017-12 is effective for reporting periods beginning after December 15, 2018, with early adoption permitted. For cash flow hedges in existence at the date of adoption, an entity is required to apply a cumulative-effect adjustment for previously recognized ineffectiveness from retained earnings to accumulated other

Appendix I - 16

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted and excluding per share amounts)

comprehensive income (“AOCI”), as of the beginning of the fiscal year when an entity adopts the amendments in this ASU.
The Company utilizes interest rate hedge agreements to hedge a portion of exposure to variable interest rates primarily associated with borrowings based on London Interbank Offered Rate (“LIBOR”). As a result, all interest rate hedge agreements are designated as cash flow hedges. During the years ended December 31, 2017 and December 31, 2016, the ineffectiveness related to the Company’s interest rate hedge agreement was immaterial. Therefore, the Company does not believe ASU No. 2017-12 would have an impact on operating results for the year ended December 31, 2017.
In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (“ASU No. 2017-01”), that clarified the definition of a business. ASU No. 2017-01 is effective for reporting periods beginning after December 15, 2017, with early adoption permitted. The Company adopted this update on October 1, 2016.
In November 2016, the FASB issued ASU No. 2016-18, Restricted Cash (“ASU No. 2016-18”), that will require companies to include restricted cash and restricted cash equivalents with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. This ASU will require a disclosure of a reconciliation between the statement of financial position and the statement of cash flows when the statement of financial position includes more than one line item for cash, cash equivalents, restricted cash, and restricted cash equivalents. Entities with material restricted cash and restricted cash equivalents balances will be required to disclose the nature of the restrictions. This ASU is effective for reporting periods beginning after December 15, 2017, with early adoption permitted, and will be applied retrospectively to all periods presented. The Company elected to early adopt ASU No. 2016-18 for the reporting period ending December 31, 2017 and applied retrospectively to all periods presented. As a result of the adoption of ASU No. 2016-18, the Company no longer presents the changes within restricted cash in the consolidated statements of cash flows.
In August 2016, the FASB issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments (“ASU No. 2016-15”). ASU No. 2016-15 addresses eight specific cash flow issues with the objective of reducing diversity in practice. The cash flow issues include debt prepayment or debt extinguishment costs and proceeds from the settlement of insurance claims. This ASU is effective for interim and annual reporting periods in fiscal years beginning after December 15, 2017. The Company elected to early adopt ASU No. 2016-15 for the reporting period ending December 31, 2017. There was no change to the Company’s consolidated financial statements or notes as a result of adoption.
In February 2016, the FASB issued ASU No. 2016-02, Leases (“ASU No. 2016-02”). ASU No. 2016-02 amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. ASU No. 2016-02 will direct how the Company accounts for payments from the elements of leases that are generally fixed and determinable at the inception of the lease (“Fixed Lease Payments”) while ASU No. 2014-09 (defined below) will direct how the Company accounts for the non-lease components of lease contracts, primarily expense reimbursements (“Non-Lease Payments”) and the accounting for the disposition of real estate facilities. ASU No. 2016-02 will be effective beginning in the first quarter of 2019. Early adoption of ASU No. 2016-02 as of its issuance is permitted.
ASU No. 2016-02 requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. Based on the required adoption date of January 1, 2019, the modified retrospective method for ASU No. 2016-02 requires application of the standard to all leases that exist at, or commence after, January 1, 2017 (beginning of the earliest comparative period presented in the 2019 financial statements), with a cumulative adjustment to the opening balance of accumulated earnings (deficit) on January 1, 2017, for the effect of applying the standard at the date of initial application, and restatement of the amounts presented prior to January 1, 2019.

Appendix I - 17

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted and excluding per share amounts)

The FASB has also issued a proposed amendment to the standard that would provide an entity an optional transition method to initially account for the impact of the adoption of the standard with a cumulative adjustment to accumulated earnings (deficit) on January 1, 2019 (the effective date of ASU No. 2016-02), rather than January 1, 2017, which would eliminate the need to restate amounts presented prior to January 1, 2019. Under ASU No. 2016-02, an entity may elect a practical expedient package, which allows for (a) an entity need not to reassess whether any expired or existing contracts are or contain leases; (b) an entity need not reassess the lease classification for any expired or existing leases; and (c) an entity need not reassess initial direct costs for any existing leases. These three practical expedients are available as a single election that must be elected as a package and must be consistently applied to all existing leases at the date of adoption. The FASB has also tentatively noted in board meeting minutes of May 2017 that lessors that adopt this package of practical expedients are not expected to reassess expired or existing leases at the date of initial application, which is January 1, 2017 under ASU No. 2016-02, or January 1, 2019, if the Company elects the optional transition method. The FASB noted that the transition provisions generally enable entities to “run off” their existing leases for the remainder of the lease term, which would effectively eliminate the need to calculate adjustment to the opening balance of accumulated earnings (deficit). In January, 2018, the FASB issued a proposed amendment to ASU No. 2016-02 that would allow lessors to elect, as a practical expedient, not to allocate the total consideration to Fixed Lease Payments and Non-Lease Payments based on their relative standalone selling prices. If adopted, this practical expedient will allow lessors to elect a combined single component presentation if (i) the timing and pattern of the revenue recognition for the Fixed Lease Payments and Non-Lease Payments are the same, and (ii) the combined single component of the lease would continue to be classified as an operating lease.
The Company does not expect that ASU 2016-02 will impact the Company’s accounting for Fixed Lease Payments, because the Company’s accounting policy is currently consistent with the provisions of the standard. The Company is currently evaluating the impact of the standard as it relates to Non-Lease Payments. If the proposed practical expedient mentioned above is adopted and the Company elects it, the Company expects payments for expense reimbursements that qualify as Non-Lease Payments will be presented under a single lease component presentation. However, without the proposed practical expedient, the Company expects these reimbursements would be separated into Fixed Lease Payments and Non-Lease Payments. Under ASU No. 2016-02, reimbursements relating to property taxes and insurances are Fixed Lease Payments as the payments relates to the right to use the leased assets, while reimbursements relating to maintenance activities and common area expense are Non-Lease Payments and would be accounted under ASU No. 2014-09 upon the adoption of the ASU No. 2016-02 as these payments for goods or services are transferred separately from the right to use the underlying assets.
In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU No. 2014-09”). ASU No. 2014-09 replaces substantially all industry-specific revenue recognition requirements and converges areas under this topic with International Financial Reporting Standards. ASU No. 2014-09 implements a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. ASU No. 2014-09 also requires enhanced disclosures regarding the nature, amount, timing, and uncertainty of revenues and cash flows from contracts with customers. Other major provisions in ASU No. 2014-09 include capitalizing and amortizing certain contract costs, ensuring the time value of money is considered in the applicable transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. ASU No. 2014-09 was originally effective for reporting periods beginning after December 31, 2016 (for public entities). On April 1, 2015, the FASB voted to defer the effective date of ASU No. 2014-09 by one year to annual reporting periods beginning after December 15, 2017. On July 9, 2015, the FASB affirmed its proposal to defer the effective date to annual reporting periods beginning after December 15, 2017, although entities may elect to adopt the standard as of the original effective date. The Company intends to adopt the guidance using the modified retrospective approach for the fiscal year beginning January 1, 2018. The Company anticipates minimal impact upon adoption of the new accounting guidance on its consolidated financial statements relating to the recognition of gains and losses on the sale of real estate assets as the Company’s

Appendix I - 18

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted and excluding per share amounts)

current accounting for such transactions is consistent with the new guidance’s core principle. Rental income from leasing arrangements is a substantial portion of the Company’s revenue, is specifically excluded from ASU No. 2014-09 and will be governed by the applicable lease codification (“ASU No. 2016-02”). In conjunction with the adoption of the leasing guidance, the Company is currently in the process of evaluating certain variable payment terms included in these lease arrangements which are governed by ASU No. 2014-09.
In March 2016, the FASB issued ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net “ASU No. 2016-08”). The amendments clarify how an entity should identify the unit of accounting (i.e., the specified good or service) for the principal versus agent evaluation, and how it should apply the control principle to certain types of arrangements, such as service transactions, by explaining what a principal controls before the specified good or service is transferred to the customer. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements of ASU No. 2014-09 described above. The Company intends to adopt the guidance using the modified retrospective approach for the fiscal year beginning January 1, 2018. The Company anticipates minimal impact upon adoption of the new accounting guidance on its consolidated financial statements relating to the recognition of reporting revenue gross versus net on its consolidated financial statements as the Company’s current accounting for such transactions is consistent with the new guidance’s core principle.

Appendix I - 19

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted and excluding per share amounts)

3. Real Estate
As of December 31, 2017, the Company’s real estate portfolio consisted of 27 properties (35 buildings) in 17 states consisting of office, industrial, distribution, and data center facilities with a combined acquisition value of $1.1 billion including the allocation of the purchase price to above and below-market lease valuation, encompassing approximately 7.3 million square feet.
Depreciation expense for buildings and improvements for the year ended December 31, 2017 was $20.2 million. Amortization expense for intangibles, including, but not limited to, tenant origination and absorption costs, for the year ended December 31, 2017 was $23.8 million.
The purchase price and other acquisition items for the properties acquired during the year ended December 31, 2017 are shown below:

							Paid to Advisor
Property	Location	Tenant/Major Lessee	Acquisition Date	Purchase Price		Approx. Square Feet	Acquisition Fees and Reimbursable Expenses (1)	Contingent Advisor Payment (2)	Year of Lease Expiration
Allstate	Lone Tree, CO	Allstate Insurance Company	1/31/2017	$14,750	(3)	70,300	$402	$273	2026
MISO	Carmel, IN	Midcontinent Independent System Operator, Inc.	5/15/2017	$28,600		133,400	$696	$529	2028

(1)
Under the Original Advisory Agreement, the fee consisted of a 2.0% base acquisition fee and acquisition expense reimbursement for actual acquisition expenses incurred, estimated to be approximately 1.0% of acquisition value.

(2)
Under the Original Advisory Agreement, the Advisor was entitled to receive an acquisition fee in an amount up to 3.85% of the contract purchase price for each property the Company acquired. The acquisition fee consisted of a 2.0% base acquisition fee and up to an additional 1.85% contingent advisor payment (the “Contingent Advisor Payment”); provided, however, that $5.0 million of amounts advanced by the Advisor for dealer manager fees and organizational and offering expenses (the “Contingent Advisor Payment Holdback”) would be retained by the Company until the later of (a) the termination of the IPO, including any follow-on offerings where the Advisor provides up-front funding of offering fees, or (b) July 31, 2017, at which time such amount would be paid to the Advisor. On July 31, 2017, the Company paid to the Advisor the Contingent Advisor Payment Holdback of $5.0 million, which consisted of amounts previously advanced by the Advisor for dealer manager fees and organizational and offering expenses.

(3)	The purchase price for the Allstate property was $14.8 million, plus closing costs, less a credit in the amount of $0.4 million applied at closing.

Real Estate - Valuation and Purchase Price Allocation
The Company allocates the purchase price to the fair value of the tangible assets of a property by valuing the property as if it were vacant. This “as-if vacant” value is estimated using an income, or discounted cash flow, approach that relies upon Level 3 inputs, which are unobservable inputs based on the Company’s review of the assumptions a market participant would use. These Level 3 inputs include discount rates, capitalization rates, market rents and comparable sales data for similar properties. Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions. In calculating the “as-if vacant” value for acquisitions completed during the year ended December 31, 2017, the Company used discount rates ranging from 5.75% to 8.25%.

Appendix I - 20

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted and excluding per share amounts)

In determining the fair value of intangible lease assets or liabilities, the Company also considers Level 3 inputs. Acquired above and below-market leases are valued based on the present value of the difference between prevailing market rates and the in-place rates measured over a period equal to the remaining term of the lease for above-market leases and the initial term plus the term of any below-market fixed rate renewal options for below-market leases, if applicable. The estimated fair value of acquired in-place at-market tenant leases are the costs that would have been incurred to lease the property to the occupancy level of the property at the date of acquisition. Such estimates include the value associated with leasing commissions, legal and other costs, as well as the estimated period necessary to lease such property that would be incurred to lease the property to its occupancy level at the time of its acquisition. Acquisition costs associated with asset acquisitions are capitalized in the period they are incurred.
The following summarizes the purchase price allocations for the properties acquired during the year ended December 31, 2017:

Property(1)	Land	Building and Improvements	Tenant Origination and Absorption Cost	In-Place Lease Valuation Above Market	In-Place Lease Valuation (Below) Market	Total
Allstate	$1,808	$9,071	$5,019	$—	$(1,001)	$14,897
MISO	$3,104	$18,077	$7,937	$218	$—	$29,336

(1)
The Company evaluated the transactions above under the clarified framework for determining whether an integrated set of assets and activities meets the definition of a business, pursuant to ASU No. 2017-01, Business Combinations, issued in January 2017, which the Company early-adopted effective October 1, 2016. Acquisitions that do not meet the definition of a business are accounted for as asset acquisitions. Since the transactions above lacked a substantive process, the transactions did not meet the definition of a business and consequently were accounted for as asset acquisitions. The Company allocated the total consideration (including acquisition costs of approximately $1.2 million) to the individual assets and liabilities acquired on a relative fair value basis.

Appendix I - 21

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted and excluding per share amounts)

Future Minimum Contractual Rent Payments
The future minimum contractual rent payments pursuant to the current lease terms are shown in the table below. The Company’s current leases have expirations ranging from 2020 to 2044.

As of December 31, 2017
2018	$71,662
2019	78,887
2020	80,492
2021	72,677
2022	73,538
Thereafter	528,803
Total	$906,059
Intangibles
The Company allocated a portion of the acquired real estate asset value to in-place lease valuation and tenant origination and absorption cost. The in-place lease was measured against comparable leasing information and the present value of the difference between the contractual, in-place rent and the fair market rent was calculated using, as the discount rate, the capitalization rate utilized to compute the value of the real estate at acquisition. The intangible assets are amortized over the remaining lease terms of the respective properties, which on a weighted-average basis, was approximately 10.3 and 11.4 years as of December 31, 2017 and December 31, 2016, respectively.

	December 31, 2017	December 31, 2016
In-place lease valuation (above market)	$4,046	$3,828
In-place lease valuation (above market), accumulated amortization	(752)	(300)
Intangible assets, net	$3,294	$3,528
In-place lease valuation (below market)	$(62,070)	$(61,069)
In-place lease valuation (below market) - accumulated amortization	10,775	5,750
In-place lease valuation (below market), net	$(51,295)	$(55,319)
Tenant origination and absorption cost	$240,364	$227,407
Tenant origination and absorption cost - accumulated amortization	(47,165)	(23,409)
Tenant origination and absorption cost, net	$193,199	$203,998
The amortization of the intangible assets and other leasing costs for the respective periods is as follows:

	Amortization (income) expense for the year ended December 31,
	2017	2016	2015
In-place lease valuation	$(4,573)	$(3,592)	$(1,858)
Tenant origination and absorption cost	$23,756	$16,264	$7,145

Appendix I - 22

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted and excluding per share amounts)

The following table sets forth the estimated annual amortization (income) expense for in-place lease valuation, and tenant origination and absorption costs as of December 31, 2017 for the next five years:

Year	In-Place Lease Valuation	Tenant Origination and Absorption Costs
2018	$(4,695)	$24,198
2019	$(4,695)	$24,198
2020	$(4,695)	$24,198
2021	$(3,799)	$19,715
2022	$(3,799)	$19,597
4. Debt
As of December 31, 2017 and 2016, the Company’s debt and related deferred financing costs consisted of the following:

	December 31, 2017	December 31, 2016	Contractual Interest Rate (1)	Payment Type	Loan Maturity	Effective Interest Rate (4)
Revolving Credit Facility	$357,758	$333,458	2.87%	Interest Only	December 2019 (2)	3.32%
AIG Loan	126,970	126,970	4.15%	Interest Only (3)	November 2025	4.22%
Total Debt	484,728	460,428
Unamortized deferred financing costs	(2,880)	(3,956)
Total Debt, net	$481,848	$456,472

(1)
The 2.87% contractual interest rate is based on a 360-day year, pursuant to the Revolving Credit Facility. The 2.92% weighted-average interest rate is based on a 365-day year. As discussed below, the interest rate on the Revolving Credit Facility (as defined below) is a one-month LIBO Rate + 1.50%. As of December 31, 2017, the LIBO Rate was 1.57%. Including the effect of interest rate swap agreements with a total notional amount of $200.0 million, the weighted average interest rate as of December 31, 2017 was approximately 3.13% for the Company’s fixed-rate and variable-rate debt combined.

(2)
The Revolving Credit Facility has an initial term of four years, maturing on December 12, 2018, and may be extended for a one-year period if certain conditions are met and upon payment of an extension fee. See discussion below.

(3)	The AIG Loan (as defined below) requires monthly payments of interest only, at a fixed rate, for the first five years and fixed monthly payments of principal and interest thereafter.

(4)	Reflects the effective interest rate at December 31, 2017 and includes the effect of amortization of deferred financing costs.
Revolving Credit Facility
On December 12, 2014, the Company, through the Operating Partnership, entered into a revolving credit agreement, as amended by the first amendment to the revolving credit agreement dated as of May 27, 2015, and as further amended by the increase agreements to the revolving credit agreement dated as of August 11, 2015 and November 22, 2016, and various notes related thereto, related to a loan with a syndicate of lenders, under which KeyBank, National Association (“KeyBank”) serves as administrative agent; Bank of America, N.A., SunTrust Bank, Capital One, National Association (“Capital One”), and Wells Fargo Bank, National Association, serve as co-syndication agents; and KeyBanc Capital Markets, Merrill Lynch, Pierce, Fenner and Smith Incorporated, SunTrust, Capital One, and Wells Fargo Securities, LLC serve as joint lead arrangers and joint bookrunners. In addition, the Company entered into guaranty agreements.
Pursuant to the credit agreement, the Company was provided with a revolving credit facility (as amended, the “Revolving Credit Facility”) in an initial commitment amount of $250.0 million, which commitment may be increased under certain circumstances up to a maximum total commitment of $1.25 billion. On August 11, 2015, the Company exercised its right under the credit agreement to increase the total commitments from $250.0 million to

Appendix I - 23

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted and excluding per share amounts)

$410.0 million, and on November 22, 2016, the Company exercised its right under the credit agreement to increase the total commitments from $410.0 million to $550.0 million.
The Revolving Credit Facility has an initial term of four years, maturing on December 12, 2018. The Revolving Credit Facility may be extended for a one-year period if certain conditions are met and the Company pays an extension fee. Payments under the Revolving Credit Facility are interest only and are due on the first day of each quarter.
The Revolving Credit Facility has an interest rate calculated based on LIBOR plus the applicable LIBOR margin, as provided in the credit agreement, or the Base Rate plus the applicable base rate margin, as provided in the credit agreement. The applicable LIBOR margin and base rate margin are dependent on the consolidated leverage ratio of the Company’s Operating Partnership, the Company, and the Company’s subsidiaries, as disclosed in the periodic compliance certificate provided to the administrative agent each quarter.
The Revolving Credit Facility was initially secured by a pledge of 100% of the ownership interests in each SPE which owns a pool property. On November 1, 2016, all pledged membership interests were released from the lien of the pledge agreements and subsequently terminated. Adjustments to the applicable LIBOR margin and base rate margin upon the release of the security for the Revolving Credit Facility were effective as of January 1, 2017. The Revolving Credit Facility may be prepaid and terminated, in whole or in part, at any time without fees or penalty.
As of December 31, 2017, the Company was in compliance with all applicable covenants. As of December 31, 2017, the remaining capacity pursuant to the Revolving Credit Facility was $143.1 million.
AIG Loan
On October 22, 2015, six SPEs that are wholly-owned by the Operating Partnership entered into promissory notes with The Variable Annuity Life Insurance Company, American General Life Insurance Company, and the United States Life Insurance Company (collectively, the “Lenders”), pursuant to which the Lenders provided such SPEs with a loan in the aggregate amount of approximately $127.0 million (the “AIG Loan”).
The AIG Loan has a term of 10 years, maturing on November 1, 2025. The AIG Loan bears interest at a rate of 4.15%. The AIG Loan requires monthly payments of interest only for the first five years and fixed monthly payments of principal and interest thereafter. The AIG Loan is secured by cross-collateralized and cross-defaulted first lien deeds of trust and second lien deeds of trust on certain properties. Commencing October 31, 2017, each of the individual promissory notes comprising the AIG Loan may be prepaid but only if such prepayment is made in full, subject to 30 days’ prior notice to the holder and payment of a prepayment premium in addition to all unpaid principal and accrued interest to the date of such prepayment.
As of December 31, 2017, there was approximately $127.0 million outstanding pursuant to the AIG Loan.
Debt Covenant Compliance
Pursuant to the terms of the Revolving Credit Facility and AIG Loan, the Company is subject to certain loan compliance covenants. The Company was in compliance with all applicable covenants as of December 31, 2017.

Appendix I - 24

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted and excluding per share amounts)

The following summarizes the future principal repayments of all loans as of December 31, 2017 per the loan terms discussed above:

December 31, 2017
2018	$—
2019	357,758
2020	—
2021	2,178
2022	2,271
Thereafter	122,521
Total principal	484,728
Unamortized deferred loan costs	(2,880)
Total	$481,848
5. Interest Rate Contracts
Risk Management Objective of Using Derivatives
The Company is exposed to certain risks arising from both business operations and economic conditions. The Company manages economic risks, including interest rate, liquidity, and credit risk primarily by managing the amount, sources, and duration of debt funding and the use of derivative financial instruments. Specifically, the Company entered into derivative financial instruments to manage exposures that arise from business activities that result in the payment of future known and uncertain cash amounts, the value of which are determined by expected cash payments principally related to borrowings and interest rates. Interest rate swaps designated as cash flow hedges involve the receipt of variable amounts from a counterparty in exchange for making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. The Company does not use derivatives for trading or speculative purposes.
Derivative Instruments
On February 25, 2016, the Company entered into an interest rate swap agreement to hedge the variable cash flows associated with the LIBO Rate-based variable-rate debt on the Company’s Revolving Credit Facility. The interest rate swap is effective for the period from April 1, 2016 to December 12, 2018 with a notional amount of $100.0 million.
Effective as of November 1, 2017, Griffin Capital Essential Asset Operating Partnership, L.P, an affiliated party of the Company, novated one of its $100 million swaps to the Operating Partnership, as a result of the repayment of debt. The terms of the cash flow swap are listed in the table below.
The effective portion of the change in the fair value of derivatives designated and qualifying as cash flow hedges is initially recorded in AOCI and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. Amounts reported in AOCI related to derivatives will be reclassified to interest expense as interest payments are made on the Company’s variable-rate debt.

Appendix I - 25

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted and excluding per share amounts)

The following table sets forth a summary of the interest rate swaps at December 31, 2017 and December 31, 2016:

				Fair Value (1)		Current Effective Notional Amount (2)
Derivative Instrument	Effective Date	Maturity Date	Interest Strike Rate	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Assets
Interest Rate Swap	4/1/2016	12/12/2018	0.74%	$967	$996	$100,000	$100,000
Interest Rate Swap (3)	11/1/2017	7/1/2018	1.50%	65	—	100,000	—
Total				$1,032	$996	$200,000	$100,000

(1)
The Company records all derivative instruments on a gross basis on the consolidated balance sheets, and accordingly, there are no offsetting amounts that net assets against liabilities. As of December 31, 2017, the Company’s derivatives were in asset positions, and as such, the fair value is included in the line item “Other Assets, net” on the consolidated balance sheet.

(2)	Represents the notional amount of swap that was effective as of the balance sheet date of December 31, 2017 and December 31, 2016.

(3)
Effective as of November 1, 2017, Griffin Capital Essential Asset Operating Partnership, L.P, an affiliated party novated a $100 million interest rate swap agreement with an expiration date of June 1, 2018 to the Company’s Operating Partnership. The Company paid approximately nine thousand dollars, which approximated fair value.

The following table sets forth the impact of the interest rate swaps on the consolidated financial statements for the periods presented:

	Year Ended December 31,
	2017	2016
Interest Rate Swaps in Cash Flow Hedging Relationship:
Amount of loss recognized in AOCI on derivative (effective portion)	$428	$662
Amount of (gain) loss reclassified from AOCI into earnings under “Interest expense” (effective portion)	$(319)	$179
Amount of (loss) gain recognized in earnings under “Interest expense” (ineffective portion and amount excluded from effectiveness testing)	$(80)	$155
During the twelve months subsequent to December 31, 2017, the Company estimates that an additional $1.0 million will be recognized from AOCI into earnings.
The Company’s agreement with the derivative counterparty contains a provision where if the Company defaults on any of the Company’s indebtedness, including default where repayment of the indebtedness has not been accelerated by the lender within a specified time period, then the Company could also be declared in default on its derivative obligation.
As of December 31, 2017, the fair value of interest rate swaps were in asset positions excluding any adjustment for nonperformance risk related to the Company’s derivative counterparty agreement, which was approximately $1.0 million. As of December 31, 2017, the Company had not posted any collateral related to the Company’s derivative counterparty agreement.

Appendix I - 26

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted and excluding per share amounts)

6. Fair Value Measurements
The Company is required to disclose fair value information about all financial instruments, whether or not recognized in the consolidated balance sheets, for which it is practicable to estimate fair value. The Company measures and discloses the estimated fair value of financial assets and liabilities utilizing a fair value hierarchy that distinguishes between data obtained from sources independent of the reporting entity and the reporting entity’s own assumptions about market participant assumptions. This hierarchy consists of three broad levels, as follows: (i) quoted prices in active markets for identical assets or liabilities, (ii) “significant other observable inputs,” and (iii) “significant unobservable inputs.” “Significant other observable inputs” can include quoted prices for similar assets or liabilities in active markets, as well as inputs that are observable for the asset or liability, such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals. “Significant unobservable inputs” are typically based on an entity’s own assumptions, since there is little, if any, related market activity. In instances in which the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level of input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. There were no transfers between the levels in the fair value hierarchy during the year ended December 31, 2017.
The following tables set forth the assets/(liabilities) that the Company measures at fair value on a recurring basis by level within the fair value hierarchy as of December 31, 2017 and 2016:

	Total Fair Value	Quoted Prices in Active Markets for Identical Assets and Liabilities	Significant Other Observable Inputs	Significant Unobservable Inputs
Interest Rate Swaps at:
December 31, 2017	$1,032	$—	$1,032	$—
December 31, 2016	$996	$—	$996	$—
Financial instruments as of December 31, 2017 consisted of cash and cash equivalents, restricted cash, accounts receivable, accounts payable, other accrued expenses, and borrowings. With the exception of the mortgage loan in the table below, the amounts of the financial instruments presented in the consolidated financial statements substantially approximate their fair value as of December 31, 2017. The fair value of the mortgage loan is estimated by discounting the loan’s principal balance over the remaining term of the mortgage using current borrowing rates available to the Company for debt instruments with similar terms and maturities. The Company determined that the mortgage loan valuation in its entirety is classified in Level 2 of the fair value hierarchy, as the fair value is based on current pricing for debt with similar terms as the in-place debt, and there were no transfers into and out of fair value measurement levels during the years ended December 31, 2017 and 2016.

	December 31, 2017		December 31, 2016
	Fair Value	Carrying Value (1)	Fair Value	Carrying Value (1)
AIG Loan	$122,928	$126,970	$120,322	$126,970

(1)	The carrying value of the AIG Loan does not include deferred financing costs as of December 31, 2017 and 2016 . See Note 4, Debt, for details.

Appendix I - 27

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted and excluding per share amounts)

7. Accrued Expenses and Other Liabilities
Accrued expenses and other liabilities consisted of the following as of December 31, 2017 and 2016:

	December 31, 2017	December 31, 2016
Prepaid rent	$4,304	$9,484
Leasing commission payable	3,783	3,783
Accrued property taxes	3,490	2,678
Interest expense payable	3,013	1,716
Other liabilities	5,313	3,866
Total	$19,903	$21,527

8. Equity
Status of Offerings
On January 20, 2017, the Company closed the primary portion of the IPO; however, the Company continued to offer shares pursuant to the DRP.
On April 6, 2017, the Company filed a Registration Statement on Form S-3 with the SEC for the registration of 3.0 million shares for sale pursuant to the DRP. The DRP may be terminated at any time upon 10 days’ prior written notice to stockholders, which may be provided through the Company’s filings with the SEC.
On September 20, 2017, the Company commenced a follow-on offering of up to $2.2 billion of shares, consisting of up to $2.0 billion of shares in the Company’s primary offering and $0.2 billion of shares pursuant to the DRP. The Company reclassified all Class T and Class I shares sold in the IPO as “Class AA” and “Class AAA” shares, respectively. The Company is offering Class T shares, Class S shares, Class D shares and Class I shares in its follow-on offering.
Share Classes
Class T shares, Class S shares, Class D shares, Class I shares, Class A shares, Class AA shares and Class AAA shares vote together as a single class, and each share is entitled to one vote on each matter submitted to a vote at a meeting of the Company’s stockholders; provided that with respect to any matter that would only have a material adverse effect on the rights of a particular class of common stock, only the holders of such affected class are entitled to vote.

Appendix I - 28

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted and excluding per share amounts)

The following table summarizes shares issued and gross proceeds received for each share class as of December 31, 2017 and outstanding shares as of December 31, 2017 and 2016:

	Class
	T	S	D	I	A	AA	AAA	Total
Gross proceeds from primary portion of offerings	$41	$3	$3	$2,493	$240,780	$474,858	$8,379	$726,557
Gross proceeds from DRP	$—	$—	$—	$41	$19,773	$21,828	$312	$41,954
Shares issued in primary portion of offerings	4,144	264	264	263,200	24,199,760	47,562,870	901,225	72,931,727
DRP shares issued	4	4	4	4,276	2,089,748	2,313,170	33,308	4,440,514
Stock distribution shares issued	—	—	—	—	263,641	300,166	4,676	568,483
Restricted stock units issued	—	—	—	—	—	—	25,500	25,500
Total redemptions	—	—	—	—	(557,206)	(233,735)	—	(790,941)
Total shares outstanding as of 12/31/2017	4,148	268	268	267,476	25,995,943	49,942,471	964,709	77,175,283
Total shares outstanding as of 12/31/2016	—	—	—	—	25,562,982	44,595,631	781,034	70,939,647
Offering and Organizational Costs
Pursuant to the Advisory Agreement, in no event will the Company be obligated to reimburse the Advisor for organizational and offering costs incurred in connection with the follow-on offering totaling in excess of 15% (including selling commissions, dealer manager fees, distribution fees and non-accountable due diligence expense allowance but excluding acquisition expenses or any fees, if ever applicable) of the gross proceeds raised in the follow-on offering (excluding gross proceeds from the DRP). If the organizational and offering costs exceed such limits discussed above, within 60 days after the end of the month in which the follow-on offering terminates or is completed, the Advisor is obligated to reimburse the Company for any excess amounts. As long as the Company is subject to the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association (“NASAA REIT Guidelines”), such limitation discussed above will also apply to any future public offerings. As of December 31, 2017, organizational and offering costs relating to the follow-on offering were 81.0% of gross offering proceeds, including selling commissions, dealer manager fees and distribution fees. Therefore, if the follow-on offering was terminated on December 31, 2017, the Advisor would be liable for organizational and offering costs incurred by the Company of approximately $1.7 million. Approximately $1.0 million of organizational and offering costs the Advisor is liable for as of December 31, 2017 is deducted from “Due to Affiliates” and the remaining $0.7 million is included in “Other Assets, net” on the consolidated balance sheet.
Organizational and offering costs incurred as of December 31, 2017, including those incurred by the Company and due to the Advisor, for the follow-on offering are as follows:

December 31, 2017
Cumulative offering costs	$1,698
Cumulative organizational costs	$359
Organizational and offering costs advanced by the Advisor	$1,226
Organizational and offering costs paid by the Company	831
Adjustment to organizational and offering costs pursuant to the limitation:
Reduction in due to affiliates	(999)
Due from affiliates	(677)
Net due to Advisor	$381

Appendix I - 29

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted and excluding per share amounts)

As of December 31, 2017, organizational and offering costs incurred by the Company related to the IPO were approximately $76.0 million. In addition, the total outstanding amounts of the Contingent Advisor Payment Holdback as of December 31, 2017 and 2016 were $0.1 million and $5.4 million, respectively.
Amendment and Restatement of Distribution Reinvestment Plan
In connection with the follow-on offering, on September 8, 2017, the Company’s board of directors amended and restated the DRP effective as of September 30, 2017, to include the New Shares under the DRP. The amended and restated DRP allows stockholders to have distributions otherwise distributable to them invested in additional shares of common stock of the same class. No selling commissions, dealer manager fees or stockholder servicing fees are paid on shares sold through the DRP, but the DRP shares will be charged the applicable distribution fee payable with respect to all shares of the applicable class. The purchase price per share under the DRP is equal to the NAV per share applicable to the class of shares purchased, calculated as of the distribution date.
IPO Shares - Share Redemption Program
The Company has a share redemption program for holders of Class A, Class AA, and Class AAA shares (“IPO Shares”) who have held their shares for less than four years, which enables IPO stockholders to sell their shares back to the Company in limited circumstances (“IPO Share Redemption Program”). The Company’s IPO Share Redemption Program permits stockholders to submit their IPO Shares for redemption after they have held them for at least one year, subject to the significant conditions and limitations described below.
There are several restrictions under the IPO Share Redemption Program. A stockholder generally has to hold his or her shares for one year before submitting shares for redemption under the program; however, the Company may waive the one-year holding period in the event of the death, qualifying disability or bankruptcy of a stockholder. In addition, the Company will limit the number of IPO Shares redeemed pursuant to the IPO Share Redemption Program as follows: (1) during any calendar year, the Company will not redeem in excess of 5% of the weighted average number of IPO Shares outstanding during the prior calendar year; and (2) funding for the redemption of shares will be limited to the amount of net proceeds the Company receives from the sale of IPO Shares under the Company’s DRP. These limits may prevent the Company from accommodating all requests made in any year. In addition, stockholders holding IPO Shares for four years or longer will be eligible to utilize the New Share Redemption Program, and redeem at 100% of the NAV of the applicable share class. The IPO Share Redemption Program will terminate in January 2021 on the four year anniversary of the termination of the primary portion of the Company’s IPO. During the years ended ended December 31, 2017 and 2016, the Company redeemed shares of its outstanding common stock as follows:

	Year Ended December 31,
Period	2017	2016
Shares of common stock redeemed	623,499	167,442
Weighted average price per share	$9.21	$9.72
During the year ended December 31, 2016, the Company redeemed 167,442 shares of common stock for approximately $1.6 million at a weighted average price per share of $9.72. During the year ended December 31, 2017, the Company redeemed 623,499 shares of common stock for approximately $5.7 million at a weighted average price per share of $9.21. Since inception, the Company has honored all redemption requests and has redeemed a total of 790,941 shares of common stock for approximately $7.4 million at a weighted average price per share of $9.32. The Company has funded all redemptions using proceeds from the sale of IPO Shares pursuant to the DRP.

Appendix I - 30

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted and excluding per share amounts)

As long as the common stock is not listed on a national securities exchange or over-the-counter market, stockholders who have held their stock for at least one year may be able to have all or a portion consisting of at least 25% of their shares of stock redeemed by the Company. Share redemption requests must be received by the Company no later than the last business day of the calendar quarter, and shares generally will be redeemed on the last business day of the month following such calendar quarter. The redemption price per IPO Share is expected to be the redemption rate set forth in the following table which is based upon the number of years the stock is held:

Number Years Held	Redemption Price per Share
Less than 1 year	No Redemption Allowed
After one year from the purchase date	90.0% of the Redemption Amount (as defined below)
After two years from the purchase date	95.0% of the Redemption Amount
After three years from the purchase date	97.5% of the Redemption Amount
After four years from the purchase date	100.0% of the Redemption Amount
The Redemption Amount for shares purchased under the Company’s IPO Share Redemption Program shall be the lesser of (i) the amount the stockholder paid for their shares or (ii) the NAV of the shares. Shares redeemed in connection with the death or qualifying disability of a stockholder may be repurchased at the purchase price of such shares. The redemption price per share will be reduced by the aggregate amount of net proceeds per share, if any, distributed to the stockholders prior to the repurchase date as a result of a “special distribution.” While the board of directors does not have specific criteria for determining a special distribution, the Company expects that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds. The redemption price per share is subject to adjustment as determined from time to time by the board of directors. The Company’s board of directors may choose to amend, suspend, or terminate the IPO Share Redemption Program upon 30 days’ written notice at any time, which may be provided through the Company’s filings with the SEC.
If the Company cannot purchase all shares presented for redemption in any quarter, based upon insufficient cash available or the limit on the number of shares the Company may redeem during any calendar year, the Company will attempt to honor redemption requests on a pro rata basis. With respect to any pro rata treatment, redemption requests following the death or qualifying disability of a stockholder will be considered first, as a group, followed by requests where pro rata redemption would result in a stockholder owning less than the minimum balance of $2,500 of shares of common stock, which will be redeemed in full to the extent there are available funds, with any remaining available funds allocated pro rata among all other redemption requests. The Company will treat the unsatisfied portion of the redemption request as a request for redemption the following quarter. Such pending requests will generally be honored on a pro rata basis. Any stockholder request to cancel an outstanding redemption must be sent to the Company’s transfer agent prior to the last day of the new quarter. The Company will determine whether sufficient funds are available or the IPO Share Redemption Program has reached the 5% share limit as soon as practicable after the end of each quarter, but in any event prior to the applicable payment date.
As the use of the proceeds from the DRP related to the IPO shares for redemptions is outside the Company’s control, the net proceeds from the DRP related to the IPO Shares are considered to be temporary equity and are presented as common stock subject to redemption on the accompanying consolidated balance sheets. The cumulative proceeds from the DRP related to the IPO Shares, net of any redemptions, will be computed at each reporting date and will be classified as temporary equity on the Company’s consolidated balance sheets. As noted above, the redemption is limited to proceeds from new permanent equity from the sale of shares pursuant to the Company’s DRP related to the IPO Shares. As of December 31, 2017, $32.4 million of common stock was available for redemption and $2.2 million of common stock was reclassified from redeemable common stock to accrued expenses and other liabilities in the consolidated balance sheet as of December 31, 2017.

Appendix I - 31

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted and excluding per share amounts)

New Share Redemption Program
In connection with the follow-on offering, the Company’s board of directors adopted the New Share Redemption Program for the New Shares (and IPO Shares that have been held for four years or longer). Under the New Share Redemption Program, the Company will redeem shares as of the last business day of each quarter. The redemption price will be equal to the NAV per share for the applicable class generally on the 13th of the month immediately prior to the end of the applicable quarter. Redemption requests exceeding the quarterly cap will be filled on a pro rata basis. With respect to any pro rata treatment, redemption requests following the death or qualifying disability of a stockholder will be considered first, as a group, followed by requests where pro rata redemption would result in a stockholder owning less than the minimum balance of $2,500 of shares of the Company’s common stock, which will be redeemed in full to the extent there are available funds, with any remaining available funds allocated pro rata among all other redemption requests. All unsatisfied redemption requests must be resubmitted after the start of the next quarter, or upon the recommencement of the New Share Redemption Program, as applicable.
There are several restrictions under the New Share Redemption Program. Stockholders generally have to hold their shares for one year before submitting their shares for redemption under the program; however, the Company will waive the one-year holding period in the event of the death or qualifying disability of a stockholder. Shares issued pursuant to the DRP are not subject to the one-year holding period. In addition, the New Share Redemption Program generally imposes a quarterly cap on aggregate redemptions of the New Shares (and IPO shares that have been held for four years or longer) equal to a value of up to 5% of the aggregate NAV of the outstanding shares of such classes as of the last business day of the previous quarter. As the value on the aggregate redemptions of the New Shares is outside the Company’s control, the 5% quarterly cap is considered to be temporary equity and is presented as the common stock subject to redemption on the accompanying consolidated balance sheets. For the quarter ended December 31, 2017, the quarterly cap was zero.
The Company’s board of directors has the right to modify or suspend the New Share Redemption Program upon 30 days’ notice at any time if it deems such action to be in the Company’s best interest and the best interest of the Company’s stockholders. Any such modification or suspension will be communicated to stockholders through the Company’s filings with the SEC.
Share-Based Compensation
The Company’s board of directors adopted an Employee and Director Long-Term Incentive Plan (the “Plan”), which provides for the grant of awards to the Company’s directors and full-time employees (should the Company ever have employees), directors and full-time employees of the Advisor and affiliate entities that provide services to the Company, and certain consultants that provide services to the Company, the Advisor, or affiliate entities. Awards granted under the Plan may consist of stock options, restricted stock, stock appreciation rights, distribution equivalent rights and other equity-based awards. The stock-based payment will be measured at fair value and recognized as compensation expense over the vesting period. The term of the Plan is ten years and the total number of shares of common stock reserved for issuance under the Plan will be equal to 10% of the outstanding shares of stock at any time, not to exceed 10,000,000 shares in the aggregate. As of December 31, 2017, approximately 7,717,528 shares were available for future issuance under the Plan.
During the first quarter of 2017, the Company issued an aggregate of 15,000 shares of restricted stock to the Company’s independent directors. These restricted shares were fully vested upon issuance.
On June 14, 2017, the Company issued 7,000 shares of restricted stock to each of the Company’s independent directors upon each of their respective re-elections to the Company’s board of directors. Half of the restricted shares vested upon issuance, and the remaining half will vest upon the first anniversary of the grant date, subject to the

Appendix I - 32

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted and excluding per share amounts)

independent director’s continued service as a director during such vesting period. The Company measured and began recognizing director compensation expense for the 36,000 shares of restricted stock granted during 2017, subject to the vesting period.
Distributions
Earnings and profits, which determine the taxability of distributions to stockholders, may differ from income reported for financial reporting purposes due to the differences for federal income tax purposes in the treatment of loss on debt, revenue recognition and compensation expense and in the basis of depreciable assets and estimated useful lives used to compute depreciation expense.
The following unaudited table summarizes the federal income tax treatment for all distributions per share for the years ended December 31, 2017, 2016 and 2015 reported for federal tax purposes and serves as a designation of capital gain distributions, if applicable, pursuant to Section 857(b)(3)(c) of the Code and Treasury Regulation § 1.857-6(e).

	Year Ended December 31,
	2017		2016		2015
Ordinary income	$0.04	7.90%	$0.31	57.10%	$0.21	38.60%
Return of capital	0.51	92.10%	0.24	42.90%	0.34	61.40%
Total distributions paid	$0.55	100.00%	$0.55	100.00%	$0.55	100.00%

9. Noncontrolling Interests

Noncontrolling interests represent limited partnership interests in the Operating Partnership. The Operating Partnership issued 20,000 limited partnership units for $10.00 per unit on February 11, 2014 to the Advisor in exchange for the initial capitalization of the Operating Partnership. As of December 31, 2017, noncontrolling interests were approximately 0.03% of total shares outstanding and of weighted average shares outstanding (both measures assuming limited partnership units were converted to common stock).
The Company evaluates individual noncontrolling interests for the ability to recognize the noncontrolling interest as permanent equity on the consolidated balance sheets at the time such interests are issued and on a continual basis. Any noncontrolling interest that fails to qualify as permanent equity will be reclassified as temporary equity and adjusted to the greater of (a) the carrying amount or (b) its redemption value as of the end of the period in which the determination is made.
The limited partners of the Operating Partnership will have the right to cause the Operating Partnership to redeem their limited partnership units for cash equal to the value of an equivalent number of shares, or, at the Company’s option, the Company may purchase such limited partners’ limited partnership units by issuing one share of common stock for each limited partnership unit redeemed. These rights may not be exercised under certain circumstances which could cause the Company to lose its REIT election. Furthermore, limited partners may exercise their redemption rights only after their limited partnership units have been outstanding for one year. The limited partnership units are reported on the consolidated balance sheets as noncontrolling interests.

Appendix I - 33

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted and excluding per share amounts)

The following summarizes the activity for noncontrolling interests for the years ended December 31, 2017, 2016 and 2015:

	Year Ended December 31,
	2017	2016	2015
Beginning balance	$84	$98	$139
Distributions to noncontrolling interests	(11)	(11)	(11)
Net income (loss)	3	(3)	(30)
Ending balance	$76	$84	$98
10. Related Party Transactions

Summarized below are the related-party costs incurred by the Company for the years ended December 31, 2017, 2016 and 2015, respectively, and any related amounts payable as of December 31, 2017 and 2016:

	Incurred as of December 31,			Payable as of December 31,
	2017	2016	2015	2017	2016
Expensed
Acquisition fees and expenses	$—	$6,324	$11,438	$—	$—
Operating expenses	2,336	1,622	1,911	658	18
Asset management fees	8,027	6,413	2,624	—	807
Property management fees	1,799	1,052	333	158	143
Performance distributions	2,394	—	—	2,394	—
Advisory Fees	2,550	—	—	762	—
Capitalized/Offering
Acquisition fees and expenses (1)	1,099	7,606	—	—	—
Organization and offering expense	192	—	3,150	192	—
Other costs advanced by the Advisor	662	304	2,598	285	12
Preferred offering costs (2)	—	—	375	—	—
Selling commissions (3)	1,128	11,397	16,303	—	54
Dealer Manager fees (4)	393	3,949	7,303	—	18
Stockholder servicing fee	660	17,449	25	12,377	16,020
Advisor Advances: (5)
Organization and offering expenses	179	2,634	382	8	2,477
Dealer Manager fees	853	8,069	765	62	2,932
Total	$22,272	$66,819	$47,207	$16,896	$22,481

(1)
Effective September 20, 2017, the Advisor is not entitled to acquisition fees, disposition fees or financing fees; provided, however, that the Advisor will receive the compensation set forth in the Original Advisory Agreement for the Company’s investment in an approximately 1,000,000 square foot property located at 39000 Amrheim Road, Livonia, Michigan 48150 with a total transaction price of approximately $80 million.

(2)	The Company recognized a redemption premium on preferred units issued to an affiliate of approximately $0.4 million, which represented a write-off of original issuance costs.

(3)
On September 18, 2017, the Company and the Dealer Manager entered into a dealer manager agreement for the follow-on offering. See the “Dealer Manager Agreement” section below for details regarding selling commissions and dealer manager fees.

(4)
The Dealer Manager continues to receive a stockholder servicing fee with respect to Class AA shares as detailed in the Company’s IPO prospectus. The stockholder servicing fee is paid quarterly and accrues daily in an amount equal to 1/365th of 1% of the NAV per share of the Class AA shares, up to an aggregate of 4% of the gross proceeds of Class AA shares sold. The Company will cease paying the stockholder servicing fee with respect to the Class AA shares at the earlier of (i) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of shares in the Company’s IPO (excluding proceeds from sales pursuant to the related DRP); (ii) the fourth anniversary of the last day of the fiscal quarter in which the Company’s IPO terminated; (iii) the date that such Class AA share is redeemed or is no longer outstanding; and (iv) the occurrence of a merger, listing on a national securities exchange, or an extraordinary transaction.

(5)
Pursuant to the Original Advisory Agreement, commencing November 2, 2015, the Company remained obligated to reimburse the Advisor for organizational and offering costs incurred after such date. Terms of the organizational and offering costs are included in the Company’s 2016 Annual Report on Form 10-K filed on March 15, 2017.

Appendix I - 34

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted and excluding per share amounts)

Advisory Agreement
In connection with the follow-on offering, on September 20, 2017, the Company entered into the Advisory Agreement with the Advisor and the Operating Partnership. The Advisory Agreement is substantially similar to the Original Advisory Agreement, except that the Company will not pay the Advisor any acquisition, financing or other similar fees from proceeds raised in the follow-on offering in connection with making investments and will instead pay the Advisor an advisory fee that will be payable in arrears on a monthly basis and accrues daily in an amount equal to 1/365th of 1.25% of the NAV for each class of common stock for each day.
Performance Distribution
So long as the Advisory Agreement has not been terminated (including by means of non-renewal), the Advisor will hold a special limited partner interest in the Operating Partnership that entitles it to receive a distribution from the Operating Partnership equal to 12.5% of the Total Return, subject to a 5.5% Hurdle Amount and a High Water Mark, with a Catch-Up (each term as defined below). Such distribution will be made annually and accrue daily.
Specifically, the Advisor will be entitled to a performance distribution in an amount equal to:
- First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such annual Excess Profits until the total amount distributed to the Advisor equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount distributed to the Advisor pursuant to this clause (this is commonly referred to as a “Catch-Up”); and
- Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.
“Total Return” for any period since the end of the prior calendar year shall equal the sum of:
(i) all distributions accrued or paid (without duplication) on the Operating Partnership units outstanding at the end of such period since the beginning of the then current calendar year plus (ii) the change in aggregate NAV of such units since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Operating Partnership units, (y) any allocation/accrual of the performance distribution and (z) applicable distribution fee and stockholder servicing fee expenses (including any payments made to us for payment of such expenses).
For the avoidance of doubt, the calculation of the Total Return will (i) include any appreciation or depreciation in the NAV of units issued during the then current calendar year but (ii) exclude the proceeds from the initial issuance of such units.
“Hurdle Amount” for any period during a calendar year means that amount that results in a 5.5% annualized internal rate of return on the NAV of the Operating Partnership units outstanding at the beginning of the then current calendar year and all Operating Partnership units issued since the beginning of the then current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such units and all issuances of the Operating Partnership units over the period and calculated in accordance with recognized industry practices. The ending NAV of the Operating Partnership units used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual of the performance distribution and applicable distribution fee and stockholder servicing fee expenses. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude any Operating Partnership units redeemed during such period, which units will be subject to the performance distribution upon redemption as described below.

Appendix I - 35

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted and excluding per share amounts)

Except as described in the Loss Carryforward Amount below, any amount by which the Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.
“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Operating Partnership units redeemed during such year, which units will be subject to the performance distribution upon redemption as described below. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Advisor’s performance distribution. This is referred to as a “High Water Mark.”
The Advisor will also be allocated a performance distribution with respect to all Operating Partnership units that are redeemed at the end of any quarter (in connection with redemptions of the Company’s shares in the share redemption programs) in an amount calculated as described above with the relevant period being the portion of the year for which such unit was outstanding, and proceeds for any such unit redemption will be reduced by the amount of any such performance distribution. Distributions on the performance distribution may be paid in cash or Class I units of the Operating Partnership, at the election of the Advisor. In 2017, the performance distribution was prorated for the portion of the calendar year that the follow-on offering was effective.
Operating Expenses
The Advisor and its affiliates are entitled to reimbursement for certain expenses incurred on behalf of the Company in connection with providing administrative services, including related personnel costs; provided, however, the Advisor must reimburse the Company for the amount, if any, by which total operating expenses (as defined), including advisory fees, paid during the previous 12 months then ended exceeded the greater of: (i) 2% of the Company’s average invested assets for that 12 months then ended; or (ii) 25% of the Company’s net income, before any additions to reserves for depreciation, bad debts or other expenses connected with the acquisition and disposition of real estate interests and before any gain from the sale of the Company’s assets, for that fiscal year, unless the Company’s board of directors has determined that such excess expenses were justified based on unusual and non-recurring factors. The Advisor may waive or defer all or a portion of these reimbursements or elect to receive Class I shares or Class I units of the Operating Partnership in lieu of these reimbursements at any time and from time to time, in its sole discretion. For the years ended December 31, 2017 and 2016, the Company’s total operating expenses did not exceed the 2%/25% guideline.
The Company reimbursed the Advisor and its affiliates a portion of the compensation paid by the Advisor and its affiliates for the Company’s principal financial officer, Javier F. Bitar, executive vice president, David C. Rupert, and vice president and secretary, Howard S. Hirsch of approximately $0.7 million and $0.5 million, which is included in offering costs for the years ended December 31, 2017 and 2016, for services provided to the Company, for which the Company does not pay the Advisor a fee.
In addition, the Company incurred approximately $0.2 million in reimbursable expenses to the Advisor for services provided to the Company by certain of its other executive officers for each of the years ended December 31, 2017 and 2016. The reimbursable expenses include components of salaries, bonuses, benefits and other overhead charges and are based on the percentage of time each executive officer spends on the Company’s affairs.

Appendix I - 36

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted and excluding per share amounts)

Dealer Manager Agreement
The Company entered into a dealer manager agreement and associated form of participating dealer agreement (the “Dealer Manager Agreement”) with the Dealer Manager. The terms of the Dealer Manager Agreement are substantially similar to the terms of the dealer manager agreement from the Company’s IPO, except as it relates to the share classes offered and the fees to be received by the Dealer Manager (terms of the previous dealer manager agreement are included in the Company’s 2016 Annual Report on Form 10-K filed on March 15, 2017). Pursuant to the Dealer Manager Agreement, the Company will pay to the Dealer Manager selling commissions of up to 3.0% of the total purchase price for each sale of Class T shares and selling commissions of up to 3.5% of the total purchase price for each sale of Class S shares. The Company will not pay to the Dealer Manager any selling commissions in respect of the purchase of any Class D shares, Class I shares or DRP shares. The Company also will pay to the Dealer Manager dealer manager fees of up to 0.5% of the total purchase price for each sale of Class T shares. The Company will not pay to the Dealer Manager any dealer manager fees in respect of the purchase of any Class S shares, Class D shares, Class I shares or DRP shares. Substantially all of the selling commissions and dealer manager fees may be reallowed by the Dealer Manager to the participating broker-dealers who sold the shares giving rise to such selling commissions and dealer manager fees.
Distribution Fees
Subject to Financial Industry Regulatory Authority, Inc.’s limitations on underwriting compensation, under the Dealer Manager Agreement the Company will pay the Dealer Manager a distribution fee for ongoing services rendered to stockholders by participating broker-dealers or broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers. The fee accrues daily and is paid monthly in arrears and is calculated based on the average daily NAV for the applicable month (the “Average NAV”).  The distribution fees for the different share classes are as follows: (i) with respect to the outstanding Class T shares equal to 1/365th of 1.0% of the Average NAV of the outstanding Class T shares for each day, consisting of an advisor distribution fee of 1/365th of 0.75% and a dealer distribution fee of 1/365th of 0.25% of the Average NAV of the Class T shares for each day; (ii) with respect to the outstanding Class S shares equal to 1/365th of 1.0% of the Average NAV of the outstanding Class S shares for each day; and (iii) with respect to the outstanding Class D shares equal to 1/365th of 0.25% of the Average NAV of the outstanding Class D shares for each day. The Company will not pay a distribution fee with respect to the outstanding Class I shares.
The distribution fees will accrue daily and be paid monthly in arrears. The Dealer Manager will reallow the distribution fees to participating broker-dealers and servicing broker-dealers for ongoing services performed by such broker-dealers, and will retain any such distribution fees to the extent a broker-dealer is not eligible to receive them for failure to provide such services. The Dealer Manager will waive the distribution fees for any purchases by affiliates of the Company.
The Company will cease paying the distribution fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total selling commissions, dealer manager fees and distribution fees paid with respect to all shares from the follow-on offering held by such stockholder within such account would exceed, in the aggregate, 9.0% (or a lower limit as set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under the DRP with respect thereto). At the end of such month, such Class T share, Class S share or Class D share (and any shares issued under the DRP with respect thereto) will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.
In addition, the Company will cease paying the distribution fee on the Class T shares, Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of the Company’s shares, (ii) a merger or consolidation

Appendix I - 37

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted and excluding per share amounts)

with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets, including any liquidation of the Company or (iii) the date following the completion of the primary portion of the follow-on offering on which, in the aggregate, underwriting compensation from all sources in connection with the follow-on offering, including selling commissions, dealer manager fees, the distribution fee and other underwriting compensation, is equal to 9.0% of the gross proceeds from the Company’s primary offering.
Property Management Agreement
In the event that the Company contracts directly with non-affiliated third party property managers with respect to its individual properties, the Company pays the Property Manager an oversight fee equal to 1.0% of the gross revenues of the property managed, plus reimbursable costs as applicable. Reimbursable costs and expenses include wages and salaries and other expenses of employees engaged in operating, managing and maintaining the Company’s properties, as well as certain allocations of office, administrative, and supply costs. The Property Manager may waive or defer all or a portion of these reimbursements or elect to receive Class I shares or Class I units of the Operating Partnership in lieu of these reimbursements at any time and from time to time, in its sole discretion. In the event that the Company contracts directly with the Property Manager with respect to a particular property, the Company pays the Property Manager aggregate property management fees of up to 3.0%, or greater if the lease so allows, of gross revenues received for management of the Company’s properties, plus reimbursable costs as applicable. These property management fees may be paid or re-allowed to third party property managers if the Property Manager contracts with a third party. In no event will the Company pay both a property management fee to the Property Manager and an oversight fee to the Property Manager with respect to a particular property.
In addition, the Company may pay the Property Manager or its designees a leasing fee in an amount equal to the fee customarily charged by others rendering similar services in the same geographic area. The Company may also pay the Property Manager or its designees a construction management fee for planning and coordinating the construction of any tenant directed improvements for which the Company is responsible to perform pursuant to lease concessions, including tenant-paid finish-out or improvements. The Property Manager shall also be entitled to a construction management fee of 5.0% of the cost of improvements. In the event that the Property Manager assists with the development or redevelopment of a property, the Company may pay a separate market-based fee for such services.
Conflicts of Interest
The Sponsor, Advisor, Property Manager and their officers and certain of their key personnel and their respective affiliates currently serve as key personnel, advisors, managers and sponsors or co-sponsors to some or all of 12 other programs affiliated with the Sponsor, including Griffin Capital Essential Asset REIT, Inc. (“GCEAR”), Griffin-American Healthcare REIT III, Inc. (“GAHR III”), and Griffin-American Healthcare REIT IV, Inc. (“GAHR IV”), all of which are publicly-registered, non-traded real estate investment trusts, and Griffin Institutional Access Real Estate Fund (“GIA Real Estate Fund”) and Griffin Institutional Access Credit Fund (“GIA Credit Fund”), both of which are non-diversified, closed-end management investment companies that are operated as interval funds under the Investment Company Act of 1940, as amended (the “1940 Act”). Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between the Company’s business and these other activities.
Some of the material conflicts that the Advisor, the Dealer Manager or its affiliates will face are (1) competing demand for time of the Advisor’s executive officers and other key personnel from the Sponsor and other affiliated entities; (2) determining if certain investment opportunities should be recommended to the Company or another program sponsored or co-sponsored by the Sponsor; and (3) influence of the fee structure under the Advisory Agreement and distribution structure of the operating partnership agreement that could result in actions not necessarily in the long-term best interest of the Company’s stockholders. The board of directors has adopted the

Appendix I - 38

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted and excluding per share amounts)

Sponsor’s acquisition allocation policy as to the allocation of acquisition opportunities among GCEAR and the Company, which is as follows:
The Sponsor will allocate potential investment opportunities to the Company and GCEAR based on the following factors:

•	the investment objectives of each program;

•	the amount of funds available to each program;

•	the financial impact of the acquisition on each program, including each program’s earnings and distribution ratios;

•	various strategic considerations that may impact the value of the investment to each program;

•	the effect of the acquisition on concentration/diversification of each program’s investments; and

•	the income tax effects of the purchase to each program.
In the event all acquisition allocation factors have been exhausted and an investment opportunity remains equally suitable for the Company and GCEAR, the Sponsor will offer the investment opportunity to the REIT that has had the longest period of time elapse since it was offered an investment opportunity.
If the Sponsor no longer sponsors GCEAR, then, in the event that an investment opportunity becomes available that is suitable, under all of the factors considered by the Advisor, for both the Company and one or more other entities affiliated with the Sponsor, the Sponsor has agreed to present such investment opportunities to the Company first, prior to presenting such opportunities to any other programs sponsored by or affiliated with the Sponsor. In determining whether or not an investment opportunity is suitable for more than one program, the Advisor, subject to approval by the board of directors, shall examine, among others, the following factors:

•	anticipated cash flow of the property to be acquired and the cash requirements of each program;

•	effect of the acquisition on diversification of each program’s investments;

•	policy of each program relating to leverage of properties;

•	income tax effects of the purchase to each program;

•	size of the investment;

•	no significant increase in the cost of financing; and

•	amount of funds available to each program and the length of time such funds have been available for investment.
Economic Dependency
The Company will be dependent on the Advisor and the Dealer Manager for certain services that are essential to the Company, including the sale of the Company’s shares of common stock available for issue, the identification, evaluation, negotiation, purchase and disposition of properties and other investments, management of the daily operations of the Company’s real estate portfolio, and other general and administrative responsibilities. In the event that these companies are unable to provide the respective services, the Company will be required to obtain such services from other resources.

Appendix I - 39

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted and excluding per share amounts)

11. Commitments and Contingencies

Litigation

From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of business. The Company is not a party to any material legal proceedings, nor is the Company aware of any pending or threatened litigation that would have a material adverse effect on the Company’s business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

12. Declaration of Distributions
The Company paid cash distributions in the amount of $0.00150684932 per day, before adjustments of class-specific expenses, per Class T share, Class S share, Class D share, Class I share, Class A share, Class AA share and Class AAA share on the outstanding shares of common stock payable to stockholders of record at the close of business on each day during the period from September 20, 2017 through December 31, 2017. Such distributions payable to each stockholder of record were paid on such date after the end of each month during the period as determined by the Company’s Chief Executive Officer.
On December 4, 2017, the Company’s board of directors declared cash distributions in the amount of $0.00150684932 per day, subject to adjustments for class-specific expenses, per Class T share, Class S share, Class D share, Class I share, Class A share, Class AA share, and Class AAA on the outstanding shares of common stock payable to stockholders of record at the close of business on each day during the period from January 1, 2018 through March 31, 2018. Such distributions payable to each stockholder of record will be paid on such date after the end of each month during the period as determined by the Company’s Chief Executive Officer.

13. Selected Quarterly Financial Data (Unaudited)
Presented below is a summary of the unaudited quarterly financial information for the years ended December 31, 2017 and 2016:

	2017
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Total revenue	$25,972	$26,546	$27,349	$27,514
Net income	$3,124	$3,365	$3,099	$1,531
Net income attributable to common stockholders	$3,123	$3,364	$3,098	$1,531
Net income per share (1)	$0.04	$0.04	$0.04	$0.03
	2016
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Total revenue	$12,502	$13,330	$16,334	$20,646
Net (loss)/income	$(1,141)	$(2,825)	$(2,736)	$595
Net (loss)/income attributable to common stockholders	$(1,140)	$(2,824)	$(2,735)	$595
Net (loss)/income per share (1)	$(0.03)	$(0.06)	$(0.05)	$0.01

(1)	Amounts were retroactively adjusted to reflect stock dividends. (See Note 2, Basis of Presentation and Summary of Significant Accounting Policies, for additional details).

14. Subsequent Events

Appendix I - 40

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted and excluding per share amounts)

Status of the Offering
As of March 7, 2018, the Company had issued 4,818,911 and 299,515 shares of the Company’s common stock pursuant to the DRP and follow-on offering, respectively, for approximately $45.6 million and $2.8 million, respectively.
Redemptions
On January 31, 2018, the Company redeemed 217,088 shares of common stock for approximately $2.0 million at a weighted average price per share of $9.09.

Declaration of Distributions

On March 8, 2018, the Company’s board of directors declared cash distributions in the amount of $0.00150684932 per day, subject to adjustments for class-specific expenses, per Class T share, Class S share, Class D share, Class I share, Class A share, Class AA share, and Class AAA on the outstanding shares of common stock payable to stockholders of record at the close of business on each day during the period from April 1, 2018 through June 30, 2018. Such distributions payable to each stockholder of record will be paid on such date after the end of each month during the period as determined by the Company’s Chief Executive Officer.
Performance Distribution
The Company’s Advisor holds a special limited partner interest in the Operating Partnership that entitles it to receive a special distribution from the Operating Partnership equal to 12.5% of the total return, subject to certain limitations, which is paid annually (See Note 10, Related Party Transactions, for additional details). On February 16, 2018, the Company paid in cash approximately $1.2 million and issued approximately $1.2 million in limited partnership units to the Advisor.

Appendix I - 41

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
SCHEDULE III
REAL ESTATE AND ACCUMULATED DEPRECIATION AND AMORTIZATION
(Dollars in thousands unless otherwise noted)

				Initial Cost to Company		Cost Capitalized Subsequent to Acquisition	Gross Carrying Amount at December 31, 2017						Life on which depreciation in latest income statement is computed
Property	Property Type	ST	Encumbrances	Land	Building and Improvements(1)	Building and Improvements	Land	Building and Improvements	Total	Accumulated Depreciation and Amortization	Date of Construction	Date of Acquisition
Owens Corning	Industrial	NC	$3,300	$575	$5,167	$—	$575	$5,167	$5,742	$485	N/A	3/9/2015	5-40 years
Westgate II	Office	TX	34,200	3,732	55,101	—	3,732	55,101	58,833	6,488	N/A	4/1/2015	5-40 years
Administrative Office of Pennsylvania Courts	Office	PA	6,070	1,207	8,936	—	1,207	8,936	10,143	994	N/A	4/22/2015	5-40 years
American Express Center	Data Center/Office	AZ	54,900	5,750	113,670	—	5,750	113,670	119,420	17,706	N/A	5/11/2015	5-40 years
MGM Corporate Center	Office	NV	18,180	4,260	28,705	405	4,260	29,110	33,370	3,387	N/A	5/27/2015	5-40 years
American Showa	Industrial	OH	10,320	1,453	15,747	—	1,453	15,747	17,200	1,475	N/A	5/28/2015	5-40 years
Huntington Ingalls	Industrial	VA	—	5,415	29,836	18	5,415	29,854	35,269	2,778	N/A	6/26/2015	5-40 years
Wyndham	Office	NJ	—	5,696	76,532	—	5,696	76,532	82,228	6,601	N/A	6/26/2015	5-40 years
Exel	Distribution Center	OH	—	1,988	13,958	—	1,988	13,958	15,946	1,461	N/A	6/30/2015	5-40 years
Rapiscan Systems	Office	MA	—	2,350	9,482	—	2,350	9,482	11,832	1,132	N/A	7/1/2015	5-40 years
FedEx Freight	Industrial	OH	—	2,774	25,913	—	2,774	25,913	28,687	2,331	N/A	7/22/2015	5-40 years
Aetna	Office	AZ	—	1,853	20,481	—	1,853	20,481	22,334	1,243	N/A	7/29/2015	5-40 years
Bank of America I	Office	CA	—	5,491	23,514	138	5,491	23,652	29,143	3,724	N/A	8/14/2015	5-40 years
Bank of America II	Office	CA	—	9,206	20,204	—	9,206	20,204	29,410	3,674	N/A	8/14/2015	5-40 years
Atlas Copco	Office	MI	—	1,480	16,490	—	1,480	16,490	17,970	1,626	N/A	10/1/2015	5-40 years
Toshiba TEC	Office	NC	—	4,130	36,821	—	4,130	36,821	40,951	2,691	N/A	1/21/2016	5-40 years
NETGEAR	Office	CA	—	20,726	25,887	43	20,726	25,930	46,656	2,148	N/A	5/17/2016	5-40 years
Nike	Office	OR	—	5,988	42,397	24	5,988	42,421	48,409	4,603	N/A	6/16/2016	5-40 years
Zebra Technologies	Office	IL	—	5,238	56,526	—	5,238	56,526	61,764	3,843	N/A	8/1/2016	5-40 years
WABCO	Industrial	SC	—	1,302	12,598	—	1,302	12,598	13,900	682	N/A	9/14/2016	5-40 years
IGT	Office	NV	—	6,325	64,441	40	6,325	64,481	70,806	2,695	N/A	9/27/2016	5-40 years
3M	Industrial	IL	—	5,320	62,247	—	5,320	62,247	67,567	2,475	N/A	10/25/2016	5-40 years
Amazon	Industrial	OH	—	5,331	85,770	—	5,331	85,770	91,101	2,903	N/A	11/18/2016	5-40 years
Zoetis	Office	NJ	—	3,375	42,265	—	3,375	42,265	45,640	1,749	N/A	12/16/2016	5-40 years
Southern Company	Office	AL	—	6,605	122,679	45	6,605	122,724	129,329	3,488	N/A	12/22/2016	5-40 years
Allstate	Office	CO	—	1,808	14,090	200	1,808	14,290	16,098	679	N/A	1/31/2017	5-40 years
MISO	Office	IN	—	3,104	26,014	—	3,104	26,014	29,118	844	N/A	5/15/2017	5-40 years
Total (3)			$126,970	$122,482	$1,055,471	$913	$122,482	$1,056,384	$1,178,866	$83,905

(1)	Building and improvements include tenant origination and absorption costs.

(2)	The acquisitions were funded by the credit facility.

(3)	As of December 31, 2017, the aggregate cost of real estate the Company and consolidated subsidiaries own for federal income tax purposes was approximately $1.1 billion (unaudited).

Appendix I - 42

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
SCHEDULE III
REAL ESTATE AND ACCUMULATED DEPRECIATION AND AMORTIZATION
(Dollars in thousands unless otherwise noted)

	Activity for the year ended December 31,
	2017	2016	2015
Real estate facilities
Balance at beginning of year	$1,133,055	$516,965	$—
Acquisitions	45,016	615,972	516,965
Improvements	576	38	—
Construction-in-progress	219	80	—
Balance at end of year	$1,178,866	$1,133,055	$516,965
Accumulated depreciation
Balance at beginning of year	$39,955	$12,061	$—
Depreciation and amortization expense	43,950	27,894	12,061
Balance at end of year	$83,905	$39,955	$12,061
Real estate facilities, net	$1,094,961	$1,093,100	$504,904

Appendix I - 43

Unaudited Consolidated Financial Statements as of and for the period ending September 30, 2018

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except share amounts)

	September 30, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$33,786	$33,164
Restricted cash	14,642	12,886
Real estate:
Land	122,482	122,482
Building and improvements	819,079	815,721
Tenant origination and absorption cost	240,364	240,364
Construction in progress	132	299
Total real estate	1,182,057	1,178,866
Less: accumulated depreciation and amortization	(117,288)	(83,905)
Total real estate, net	1,064,769	1,094,961
Intangible assets, net	3,016	3,294
Due from affiliates	1,128	686
Deferred rent	29,851	22,733
Other assets, net	6,862	12,224
Total assets	$1,154,054	$1,179,948
LIABILITIES AND EQUITY
Total debt	$481,573	$481,848
Restricted reserves	13,310	13,368
Distributions payable	1,772	1,689
Due to affiliates	18,988	16,896
Below market leases, net	47,506	51,295
Accrued expenses and other liabilities	21,765	19,903
Total liabilities	584,914	584,999
Commitments and contingencies (Note 11)
Common stock subject to redemption	37,401	32,405
Stockholders' equity:
Common Stock, $0.001 par value - Authorized:800,000,000; 77,760,266 and 77,175,283 shares outstanding in the aggregate, as of September 30, 2018 and December 31, 2017, respectively (1)	77	76
Additional paid-in capital	657,756	656,705
Cumulative distributions	(114,510)	(82,590)
Accumulated deficit	(13,102)	(12,672)
Accumulated other comprehensive income	310	949
Total stockholders' equity	530,531	562,468
Noncontrolling interests	1,208	76
Total equity	531,739	562,544
Total liabilities and equity	$1,154,054	$1,179,948

(1)	See Note 8, Equity, for the number of shares outstanding of each class of common stock as of September 30, 2018 and December 31, 2017.

See accompanying notes.

Appendix I - 44

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue:
Rental income	$21,928	$22,926	$65,854	$67,211
Property expense recovery	4,785	4,423	13,945	12,671
Total revenue	26,713	27,349	79,799	79,882
Expenses:
Property operating	1,866	1,787	5,598	4,886
Property tax	2,449	2,511	7,521	7,244
Property management fees to affiliates	456	452	1,365	1,347
Asset management fees to affiliates	—	2,485	—	8,026
Advisory fees to affiliates	2,346	273	6,970	273
Performance distribution allocation to affiliates	2,084	213	6,200	213
General and administrative	775	831	2,446	2,736
Corporate operating expenses to affiliates	806	566	2,168	1,679
Depreciation and amortization	11,252	11,236	33,383	32,710
Total expenses	22,034	20,354	65,651	59,114
Income before other income (expenses)	4,679	6,995	14,148	20,768
Other income (expense):
Interest expense	(5,464)	(3,997)	(14,775)	(11,445)
Other income, net	28	101	196	265
Net (loss) income	(757)	3,099	(431)	9,588
Net loss (income) attributable to noncontrolling interests	1	(1)	1	(3)
Net (loss) income attributable to common stockholders	$(756)	$3,098	$(430)	$9,585
Net (loss) income attributable to common stockholders per share, basic and diluted	$(0.01)	$0.04	$(0.01)	$0.13
Weighted average number of common shares outstanding, basic and diluted	78,034,852	76,157,963	77,594,234	75,441,620
Distributions declared per common share	$0.14	$0.14	$0.42	$0.42
See accompanying notes.

Appendix I - 45

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(Unaudited; in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net (loss) income	$(757)	$3,099	$(431)	$9,588
Other comprehensive (loss) income:
Change in fair value of swap agreement	(348)	(87)	(641)	(17)
Total comprehensive (loss) income	(1,105)	3,012	(1,072)	9,571
Comprehensive loss (income) attributable to noncontrolling interests	2	(1)	3	(3)
Comprehensive (loss) income attributable to common stockholders	$(1,103)	$3,011	$(1,069)	$9,568

Appendix I - 46

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
CONSOLIDATED STATEMENTS OF EQUITY
(Unaudited; in thousands, except share amounts)

	Common Stock		Additional Paid-In Capital	Cumulative Distributions	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders’ Equity	Non- controlling Interests	Total Equity
	Shares	Amount
Balance December 31, 2016	70,939,647	$71	$615,653	$(38,406)	$(23,788)	$841	$554,371	$84	$554,455
Gross proceeds from issuance of common stock	4,205,673	4	41,822	—	—	—	41,826	—	41,826
Discount on issuance of common stock	—	—	(16)	—	—	—	(16)	—	(16)
Stock-based compensation	25,500	—	292	—	—	—	292	—	292
Offering costs including dealer manager fees and stockholder servicing fees to affiliates	—	—	(3,593)	—	—	—	(3,593)	—	(3,593)
Distributions to common stockholders	—	—	—	(19,427)	—	—	(19,427)	—	(19,427)
Issuance of shares for distribution reinvestment plan	2,358,188	2	22,206	(22,208)	—	—	—	—	—
Repurchase of common stock	(623,499)	(1)	(5,741)	—	—	—	(5,742)	—	(5,742)
Additions to common stock subject to redemption	—	—	(16,467)	—	—	—	(16,467)	—	(16,467)
Issuance of stock dividends	269,774	—	2,549	(2,549)	—	—	—	—	—
Distributions to noncontrolling interest	—	—	—	—	—	—	—	(11)	(11)
Net income	—	—	—	—	11,116	—	11,116	3	11,119
Other comprehensive income	—	—	—	—	—	108	108	—	108
Balance December 31, 2017	77,175,283	$76	$656,705	$(82,590)	$(12,672)	$949	$562,468	$76	$562,544
Gross proceeds from issuance of common stock	762,537	1	7,429	—	—	—	7,430	—	7,430
Changes in redeemable common stock	—	—	(5,292)	—	—	—	(5,292)	—	(5,292)
Discount on issuance of common stock	—	—	(1)	—	—	—	(1)	—	(1)
Stock-based compensation	10,500	—	44	—	—	—	44	—	44
Offering costs including dealer manager fees and stockholder servicing fees to affiliates	—	—	(1,129)	—	—	—	(1,129)	—	(1,129)
Distributions to common stockholders	—	—	—	(15,498)	—	—	(15,498)	—	(15,498)
Issuance of shares for distribution reinvestment plan	1,712,265	2	16,420	(16,422)	—	—	—	—	—
Repurchase of common stock	(2,000,321)	(2)	(18,898)	—	—	—	(18,900)	—	(18,900)
Additions to common stock subject to redemption	—	—	2,478	—	—	—	2,478	—	2,478
Issuance of stock dividends	2	—	—	—	—	—	—	—	—

Appendix I - 47

Issuance of limited partnership units	—	—	—	—	—	—	—	1,185	1,185
Distributions to noncontrolling interest	—	—	—	—	—	—	—	(50)	(50)
Net (loss)	—	—	—	—	(430)	—	(430)	(1)	(431)
Other comprehensive loss	—	—	—	—	—	(639)	(639)	(2)	(641)
Balance September 30, 2018	77,660,266	$77	$657,756	$(114,510)	$(13,102)	$310	$530,531	$1,208	$531,739
See accompanying notes.

Appendix I - 48

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Nine Months Ended September 30,
	2018	2017
Operating Activities:
Net (loss) income	$(431)	$9,588
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of building and improvements	15,284	15,053
Amortization of tenant origination and absorption costs	18,099	17,657
Amortization of above and below market leases	(3,511)	(3,389)
Amortization of deferred financing costs	981	826
Deferred rent	(7,118)	(13,227)
Stock based compensation	44	267
Unrealized loss on interest rate swap	77	60
Performance distribution allocation (non-cash)	3,607	—
Change in operating assets and liabilities:
Other assets, net	1,714	3,730
Accrued expenses and other liabilities, net	4,197	(629)
Due to affiliates, net	1,749	1,345
Net cash provided by operating activities	34,692	31,281
Investing Activities:
Acquisition of properties, net	—	(44,234)
Restricted reserves	(58)	(20,251)
Payments for construction in progress	(440)	(407)
Real estate acquisition deposits	—	250
Net cash used in investing activities	(498)	(64,642)
Financing Activities:
Proceeds from borrowings - Credit Facility	—	14,300
Proceeds from borrowings - BofA/KeyBank Loan	250,000	—
Proceeds from borrowings - Term Loan	113,000	—
Principal payoff of indebtedness - Credit Facility	(357,673)	—
Deferred financing costs	(6,583)	(30)
Issuance of common stock	7,465	38,923
Offering costs	(3,660)	(6,695)
Repurchase of common stock	(18,900)	(3,798)
Distributions paid to common stockholders	(15,420)	(14,318)
Distributions paid to noncontrolling interests	(45)	(8)
Net cash (used in) provided by financing activities	(31,816)	28,374
Net increase (decrease) in cash, cash equivalents and restricted cash	2,378	(4,987)
Cash, cash equivalents and restricted cash at the beginning of the period	46,050	63,561
Cash, cash equivalents and restricted cash at the end of the period	$48,428	$58,574
Supplemental Disclosures of Significant Non-Cash Transactions:
Reclassification from escrow account receivables to building and improvements	$2,905	$—
Decrease in fair value swap agreement	$(641)	$(17)
Increase in Stockholder Servicing Fee Payable	$174	$564
Increase in distribution payable to common stockholders	$77	$118
Common stock issued pursuant to the distribution reinvestment plan	$16,422	$16,546

See accompanying notes.

Appendix I - 49

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; Dollars in thousands unless otherwise noted and excluding per share amounts)

1. Organization

Griffin Capital Essential Asset REIT II, Inc., a Maryland corporation (the “Company”), was formed on November 20, 2013 under the Maryland General Corporation Law and qualified as a real estate investment trust (“REIT”) commencing with the year ended December 31, 2015. The Company was organized primarily with the purpose of acquiring single tenant net lease properties that are considered essential to the occupying tenant, and has used a substantial amount of the net proceeds from its initial public offering ("IPO") to invest in such properties. The Company’s year end is December 31.

Griffin Capital Company, LLC, a Delaware limited liability company (the “Sponsor”), is the sponsor of the Company. The Sponsor, which was formerly known as Griffin Capital Corporation, began operations in 1995 to engage principally in acquiring and developing office and industrial properties. Kevin A. Shields, the Company's Chief Executive Officer and Chairman of the Company's board of directors, controls the Sponsor.

Griffin Capital Essential Asset Advisor II, LLC, a Delaware limited liability company (the “Advisor”), was formed on November 19, 2013. Griffin Capital Real Estate Company, LLC, a Delaware limited liability company ("GRECO"), is the sole member of the Advisor and Griffin Capital, LLC, a Delaware limited liability company ("GC"), is the sole member of GRECO. The Sponsor is the sole member of GC. The Advisor is responsible for managing the Company’s affairs on a day-to-day basis and identifying and making acquisitions and investments on behalf of the Company under the terms of the Advisory Agreement (as defined below). The Company's officers are also officers of the Advisor and officers of the Sponsor.

Griffin Capital Securities, LLC (the “Dealer Manager”) is a Delaware limited liability company and is a wholly-owned subsidiary of GC. The Dealer Manager is responsible for marketing the Company’s shares offered pursuant to the Company's public offerings.

The Company’s property manager is Griffin Capital Essential Asset Property Management II, LLC, a Delaware limited liability company (the “Property Manager”), which was formed on November 19, 2013 to manage the Company’s properties, or provide oversight of other property managers engaged by the Company or an affiliate of the Company. The Property Manager derives substantially all of its income from the property management services it performs for the Company.

Griffin Capital Essential Asset Operating Partnership II, L.P., a Delaware limited partnership (the “Operating Partnership”), was formed on November 21, 2013. On February 11, 2014, the Advisor purchased a 99% limited partnership interest and special limited partnership interest in the Operating Partnership for $0.2 million and on February 11, 2014, the Company contributed the initial one thousand dollars capital contribution it received to the Operating Partnership in exchange for a 1% general partner interest.

The Operating Partnership owns, and will own, directly or indirectly, all of the properties acquired by the Company. The Operating Partnership will conduct certain activities through the Company’s taxable REIT subsidiary, Griffin Capital Essential Asset TRS II, Inc., a Delaware corporation (the “TRS”), formed on November 22, 2013, which is a wholly-owned subsidiary of the Operating Partnership. The TRS had no activity as of September 30, 2018.

In 2014, the Company registered $2.2 billion in common stock in its IPO, consisting of $2.0 billion in common stock to be offered to the public in the primary portion of the IPO and $200.0 million in common stock for sale pursuant to the Company's distribution reinvestment plan (“DRP”). (See Note 8, Equity, for additional details.) In September 2016, the Company's board of directors approved the close of the primary portion of the IPO effective

Appendix I - 50

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; Dollars in thousands unless otherwise noted and excluding per share amounts)

January 20, 2017; however, the Company continued to offer shares pursuant to the DRP under the Company's IPO registration statement through May 2017.

On April 6, 2017, the Company filed a Registration Statement on Form S-3 with the Securities and Exchange Commission ("SEC") for the registration of 3.0 million shares for sale pursuant to the DRP. The DRP may be terminated at any time upon 10 days’ prior written notice to stockholders, which may be provided through the Company's filings with the SEC.

On September 20, 2017, the Company commenced a follow-on offering of up to $2.2 billion of shares (the "Follow-On Offering"), consisting of up to $2.0 billion of shares in the Company's primary offering and $0.2 billion of shares pursuant to the DRP.

Pursuant to the Follow-On Offering, the Company offered to the public four new classes of shares of common stock: Class T shares, Class S shares, Class D shares and Class I shares (the “New Shares”) with net asset value (“NAV”) based pricing. The share classes have different selling commissions, dealer manager fees and ongoing distribution fees. In connection with the Follow-On Offering, the Company reclassified all Class T and Class I shares sold in the IPO as "Class AA" and "Class AAA" shares, respectively.

On September 20, 2017, the Company entered into an amended and restated advisory agreement (the "Advisory Agreement") with the Advisor and the Operating Partnership, which replaced the original advisory agreement and modified various provisions including the fees and expense reimbursements payable to the Advisor. See Note 10, Related Party Transactions, for additional details.

On September 20, 2017, the Company, as general partner of the Operating Partnership, entered into a Third Amended and Restated Limited Partnership Agreement of the Operating Partnership (the "Third Amended and Restated Operating Partnership Agreement") on behalf of itself and the limited partners. The Third Amended and Restated Operating Partnership Agreement is substantially similar to the Company's prior limited partnership agreement, except that it has been updated to reflect changes to the distributions and fees to which the Advisor is entitled, include additional classes of Operating Partnership units, and make other conforming changes. See Note 10, Related Party Transactions, for additional details.

In connection with the Follow-On Offering, the Company's board of directors adopted an amended and restated DRP effective as of September 30, 2017 to include the New Shares under the DRP.

In connection with the Follow-On Offering, the Company’s board of directors adopted a share redemption program for the New Shares (the “New Share Redemption Program”). Under this program, stockholders of the New Shares are allowed to redeem their shares after a one-year holding period at a redemption price equal to the NAV per share for the applicable class generally on the 13th of the month prior to quarter end.

On March 30, 2018, the board of directors of the Company amended the IPO Share Redemption Program (as defined in Note 8, Equity). The key change to the IPO Share Redemption Program is that after one year from the purchase date, a stockholder will be able to redeem at 100% of the NAV of the applicable share class. The amendment took effect on May 2, 2018. See Note 8, Equity, for additional details.

On June 4, 2018, the board of directors of the Company approved the termination of the IPO Share Redemption Program, effective as of July 5, 2018. In addition, effective as of such date, the board of directors amended and restated the New Share Redemption Program in order to allow stockholders of the IPO shares to utilize the New Share Redemption Program. Accordingly, beginning in July 2018, stockholders of IPO shares will

Appendix I - 51

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; Dollars in thousands unless otherwise noted and excluding per share amounts)

be able to continue to redeem at 100% of the NAV, calculated as of September13, 2018 of the applicable share class, subject to the other limitations and conditions of the amended and restated New Share Redemption Program.

On August 16, 2018, in connection with a potential strategic alternative the Company’s board of directors is contemplating, the board approved the temporary suspension of the primary portion of the Company's Follow-On Offering, effective August 17, 2018, to allow the special committee of the board to evaluate a potential strategic alternative. The board of directors intends to recommence the Follow-On Offering in the retail marketplace, if appropriate and at the appropriate time.

2. Basis of Presentation and Summary of Significant Accounting Policies

There have been no significant changes to the Company’s accounting policies since the Company filed its audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2017. For further information about the Company’s accounting policies, refer to the Company’s consolidated financial statements and notes thereto for the year ended December 31, 2017 included in the Company’s Annual Report on Form 10-K filed with the SEC.

The accompanying unaudited consolidated financial statements of the Company are prepared by management on the accrual basis of accounting and in accordance with generally accepted accounting principles in the United States (“GAAP”) for interim financial information as contained in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), and in conjunction with rules and regulations of the SEC. Certain information and footnote disclosures required for annual financial statements have been condensed or excluded pursuant to SEC rules and regulations. Accordingly, the unaudited consolidated financial statements do not include all of the information and footnotes required by GAAP for complete financial statements. The unaudited consolidated financial statements include accounts and related adjustments, which are, in the opinion of management, of a normal recurring nature and necessary for a fair presentation of the Company’s financial position, results of operations and cash flows for the interim period. Operating results for the three and nine months ended September 30, 2018 are not necessarily indicative of the results that may be expected for the year ending December 31, 2018. These unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

The consolidated financial statements of the Company include all accounts of the Company, the Operating Partnership, and its subsidiaries. Intercompany transactions are not shown on the consolidated statements. However, each property owning entity is a wholly owned subsidiary which is a special purpose entity ("SPE"), which assets and credit are not available to satisfy the debts or obligations of any other entity, except to the extent required with respect to any co-borrower or guarantor under the same credit facility.

Use of Estimates

The preparation of the unaudited consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the unaudited consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates.

Change in Consolidated Financial Statements Presentation

During the year ended December 31, 2017, the Company elected to early adopt Accounting Standards Update ("ASU") No. 2016-18, Restricted Cash ("ASU No. 2016-18"). As a result, the Company no longer presents transfers between cash and restricted cash in the consolidated statements of cash flows. Instead, restricted cash is included

Appendix I - 52

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; Dollars in thousands unless otherwise noted and excluding per share amounts)

with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the consolidated statements of cash flows.

Per Share Data

The Company reports earnings per share for the period as (1) basic earnings per share computed by dividing net income (loss) attributable to common stockholders by the weighted average number of common stock outstanding during the period, and (2) diluted earnings per share computed by dividing net income (loss) attributable to common stockholders by the weighted average number of common stock outstanding, including common stock equivalents. As of September 30, 2018 and December 31, 2017, there were no material common stock equivalents that would have a dilutive effect on earnings (loss) per share for common stockholders.

Segment Information

ASC Topic 280, Segment Reporting, establishes standards for reporting financial and descriptive information about a public entity’s reportable segments. The Company internally evaluates all of the properties and interests therein as one reportable segment.

Recently Issued Accounting Pronouncements

In August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging ("ASU No. 2017-12") . The purpose of this updated guidance is to better align a company’s financial reporting for hedging activities with the economic objectives of those activities. For cash flow hedges that are highly effective, the new standard requires all changes (effective and ineffective components) in the fair value of the hedging instrument to be recorded in other comprehensive income and to be reclassified into earnings only when the hedged item impacts earnings. Current guidance requires a periodic recognition of hedge ineffectiveness in earnings.

Under existing standards, a quantitative assessment is made on an ongoing basis to determine if a hedge is highly effective in offsetting changes in cash flows associated with the hedged item. Under the new standard, entities will still be required to perform an initial quantitative test. However, the new standard allows entities to elect to subsequently perform only a qualitative assessment unless facts and circumstances change.

This ASU is effective for reporting periods beginning after December 15, 2018, with early adoption permitted. The Company elected to early adopt ASU No. 2017-12 for the reporting period ending March 31, 2018. The adoption of ASU No. 2017-12 did not have a material effect on the Company's financial position or statement of operations.

In February 2016, the FASB issued ASU No. 2016-02, Leases ("ASU No. 2016-02"). ASU No. 2016-02 amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. ASU No. 2016-02 will direct how the Company accounts for payments from the elements of leases that are generally fixed and determinable at the inception of the lease (“Fixed Lease Payments”) while ASU No. 2014-09 (defined below) will direct how the Company accounts for the non-lease components of lease contracts, primarily expense reimbursements (“Non-Lease Payments”) and the accounting for the disposition of real estate facilities. ASU No. 2016-02 will be effective beginning in the first quarter of 2019. Early adoption of ASU No. 2016-02 as of its issuance is permitted.

ASU No. 2016-02 requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. Based on the required adoption date of January 1, 2019, the modified retrospective method for ASU No. 2016-02 requires application of

Appendix I - 53

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; Dollars in thousands unless otherwise noted and excluding per share amounts)

the standard to all leases that exist at, or commence after, January 1, 2017 (beginning of the earliest comparative period presented in the 2019 financial statements), with a cumulative adjustment to the opening balance of accumulated earnings (deficit) on January 1, 2017, for the effect of applying the standard at the date of initial application, and restatement of the amounts presented prior to January 1, 2019.

The FASB has also issued an amendment to the standard that would provide an entity an optional transition method to initially account for the impact of the adoption of the standard with a cumulative adjustment to accumulated earnings (deficit) on January 1, 2019 (the effective date of ASU No. 2016-02), rather than January 1, 2017, which would eliminate the need to restate amounts presented prior to January 1, 2019. Under ASU No. 2016-02, an entity may elect a practical expedient package, which states that: (a) an entity need not reassess whether any expired or existing contracts are leases or contain leases; (b) an entity need not reassess the lease classification for any expired or existing leases; and (c) an entity need not reassess initial direct costs for any existing leases. These three practical expedients are available as a single election that must be elected as a package and must be consistently applied to all existing leases at the date of adoption. The FASB has also tentatively noted in May 2017 board meeting minutes that lessors that adopt this package of practical expedients are not expected to reassess expired or existing leases at the date of initial application, which is January 1, 2017 under ASU No. 2016-02, or January 1, 2019, if the Company elects the optional transition method. The FASB noted that the transition provisions generally enable entities to “run off” their existing leases for the remainder of the lease term, which would effectively eliminate the need to calculate adjustment to the opening balance of accumulated earnings (deficit).

In March 2018, the FASB approved a proposal to the drafting of an amendment to the ASU to allow lessors to elect, as a practical expedient, not to allocate the total consideration to lease and non-lease components based on their relative standalone selling prices. If adopted, this single-lease component practical expedient will allow lessors to elect a combined single-lease component presentation if (i) the timing and pattern of transfer of the lease component and the non-lease component(s) associated with it are the same, and (ii) the lease component would be classified as an operating lease if it were accounted for separately. Non-lease components that do not meet the criteria of this practical expedient and combined components in which the non-lease component is the predominant component will be accounted for under the new revenue recognition ASU.

The Company does not expect that ASU No. 2016-02 will impact the Company's accounting for Fixed Lease Payments because the Company's accounting policy is currently consistent with the provisions of the standard. The Company is currently evaluating the impact of the standard as it relates to Non-Lease Payments. If the practical expedient mentioned above is adopted and the Company elects it, the Company expects payments for expense reimbursements that qualify as Non-Lease Payments will be presented under a single lease component presentation. However, without the proposed practical expedient, the Company expects these reimbursements would be separated into Fixed Lease Payments and Non-Lease Payments. Under ASU No. 2016-02, reimbursements relating to property taxes and insurances are Fixed Lease Payments as the payments relates to the right to use the leased assets, while reimbursements relating to maintenance activities and common area expense are Non-Lease Payments and would be accounted under ASU No. 2014-09 upon the adoption of the ASU No. 2016-02 as these payments for goods or services are transferred separately from the right to use the underlying assets.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU No. 2014-09”). ASU No. 2014-09 replaces substantially all industry-specific revenue recognition requirements and converges areas under this topic with International Financial Reporting Standards. ASU No. 2014-09 implements a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. ASU No. 2014-09 also requires enhanced disclosures regarding the nature, amount, timing, and uncertainty of revenues and cash flows from contracts with customers. Other major provisions in ASU No. 2014-09 include capitalizing and amortizing certain contract costs, ensuring the time value of money is

Appendix I - 54

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; Dollars in thousands unless otherwise noted and excluding per share amounts)

considered in the applicable transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. ASU No. 2014-09 was originally effective for reporting periods beginning after December 31, 2016 (for public entities). On April 1, 2015, the FASB voted to defer the effective date of ASU No. 2014-09 by one year to annual reporting periods beginning after December 15, 2017. On July 9, 2015, the FASB affirmed its proposal to defer the effective date to annual reporting periods beginning after December 15, 2017, although entities may elect to adopt the standard as of the original effective date. The Company adopted the guidance using the modified retrospective approach for the fiscal year beginning January 1, 2018. The impact was minimal upon adoption of the new accounting guidance on its consolidated financial statements relating to the recognition of gains and losses on the sale of real estate assets as the Company’s current accounting for such transactions is consistent with the new guidance’s core principle. Rental income from leasing arrangements is a substantial portion of the Company’s revenue, is specifically excluded from ASU No. 2014-09 and will be governed by the applicable lease codification ("ASU No. 2016-02").

In March 2016, the FASB issued ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net) ("ASU No. 2016-08"). The amendments clarify how an entity should identify the unit of accounting (i.e., the specified good or service) for the principal versus agent evaluation, and how it should apply the control principle to certain types of arrangements, such as service transactions, by explaining what a principal controls before the specified good or service is transferred to the customer. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements of ASU No. 2014-09 described above. The Company adopted the guidance using the modified retrospective approach for the fiscal year beginning January 1, 2018. The impact was minimal upon adoption of the new accounting guidance on its consolidated financial statements relating to the recognition of reporting revenue gross versus net on its consolidated financial statements as the Company’s current accounting for such transactions is consistent with the new guidance’s core principle.
3. Real Estate

As of September 30, 2018, the Company's real estate portfolio consisted of 27 properties (35 buildings) in 17 states consisting of office, industrial, distribution, and data center facilities with a combined acquisition value of $1.1 billion including the allocation of the purchase price to above and below-market lease valuation, encompassing approximately 7.3 million square feet.

Depreciation expense for buildings and improvements for the nine months ended September 30, 2018 was $15.3 million. Amortization expense for intangibles, including, but not limited to, tenant origination and absorption costs, for the nine months ended September 30, 2018 was $18.1 million.

Future Minimum Contractual Rent Payments

The future minimum contractual rent payments pursuant to the current lease terms are shown in the table below. The Company's current leases have expirations ranging from 2021 to 2044.

As of September 30, 2018
Remaining 2018	$19,311
2019	78,887
2020	80,492
2021	72,677
2022	73,538
Thereafter	528,803
Total	$853,708

Appendix I - 55

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; Dollars in thousands unless otherwise noted and excluding per share amounts)

Intangibles

The Company allocated a portion of the acquired real estate asset value to in-place lease valuation and tenant origination and absorption cost. The in-place lease was measured against comparable leasing information and the present value of the difference between the contractual, in-place rent and the fair market rent was calculated using, as the discount rate, the capitalization rate utilized to compute the value of the real estate at acquisition.

	September 30, 2018	December 31, 2017
In-place lease valuation (above market)	$4,046	$4,046
In-place lease valuation (above market), accumulated amortization	(1,030)	(752)
Intangible assets, net	$3,016	$3,294
In-place lease valuation (below market)	$(62,070)	$(62,070)
In-place lease valuation (below market) - accumulated amortization	14,564	10,775
In-place lease valuation (below market), net	$(47,506)	$(51,295)
Tenant origination and absorption cost	$240,364	$240,364
Tenant origination and absorption cost - accumulated amortization	(65,264)	(47,165)
Tenant origination and absorption cost, net	$175,100	$193,199

The following table sets forth the estimated annual amortization (income) expense for in-place lease valuation, and tenant origination and absorption costs as of September 30, 2018 for the next five years:

Year	In-Place Lease Valuation	Tenant Origination and Absorption Costs
Remaining 2018	$(1,170)	$6,033
2019	$(4,695)	$24,198
2020	$(4,695)	$24,198
2021	$(3,799)	$19,715
2022	$(3,799)	$19,597

Appendix I - 56

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; Dollars in thousands unless otherwise noted and excluding per share amounts)

4. Debt

As of September 30, 2018 and December 31, 2017, the Company's debt and related deferred financing costs consisted of the following:

	September 30, 2018	December 31, 2017	Contractual Interest Rate (1)	Payment Type	Loan Maturity	Effective Interest Rate (2)
BofA/KeyBank Loan	$250,000	$—	4.32%	Interest Only	May 2028	4.36%
AIG Loan	126,970	126,970	4.15%	Interest Only (3)	November 2025	4.22%
Total Mortgage Debt	376,970	126,970
Term Loan	113,000	—	LIBOR + 1.25% (4)	Interest Only	June 2023	3.58%
Revolving Credit Facility	85	357,758	LIBOR + 1.30%(4)(5)	Interest Only	June 2023 (6)	3.65%
Total Debt	490,055	484,728
Unamortized deferred financing costs	(8,482)	(2,880)
Total Debt, net	$481,573	$481,848

(1)
Including the effect of one interest rate swap agreement with a total notional amount of $100.0 million, the weighted average interest rate as of September 30, 2018 was approximately 3.81% for the Company's fixed-rate and variable-rate debt combined.

(2)	Includes the effect of amortization of deferred financing costs.

(3)	The AIG Loan (as defined below) requires monthly payments of interest only, at a fixed rate, for the first five years and fixed monthly payments of principal and interest thereafter.

(4)	The LIBOR as of September 30, 2018 was 2.11%.

(5)
As discussed below, the Company entered into an amended and restated credit agreement in June 2018. The contractual interest rate on the original revolving credit facility was LIBOR + 1.50% as of March 31, 2018.

(6)
The Revolving Credit Facility (as defined below) has an initial term of four years, maturing on June 28, 2022, and may be extended for a one-year period if certain conditions are met and upon payment of an extension fee. See discussion below.

(7)
Amended and Restated Credit Agreement

On June 28, 2018, the Company, through the Operating Partnership, entered into an amended and restated credit agreement (the "Amended and Restated Credit Agreement") related to a revolving credit facility and a term loan (collectively, the "Unsecured Credit Facility") with a syndicate of lenders, under which KeyBank, National Association ("KeyBank") serves as administrative agent, and various notes related thereto. In addition, the Company entered into a guaranty agreement.

Pursuant to the Amended and Restated Credit Agreement, the Company was provided with a revolving credit facility (the "Revolving Credit Facility") in an initial commitment amount of up to $550 million and a term loan (the "Term Loan") in an initial commitment amount of up to $200 million, which commitments may be increased under certain circumstances up to a maximum total commitment of $1.25 billion. Any increase in the total commitment will be allocated to the Revolving Credit Facility and/or the Term Loan in such amounts as the Operating Partnership and KeyBank may determine. The Revolving Credit Facility may be prepaid and terminated, in whole or in part, at any time without fees or penalty.

The Revolving Credit Facility has an initial term of four years, maturing on June 28, 2022. The Revolving Credit Facility may be extended for a one-year period if certain conditions are met and the Operating Partnership pays an extension fee. Payments under the Revolving Credit Facility are interest only and are due on the first day of each quarter. Amounts borrowed under the Revolving Credit Facility may be repaid and reborrowed, subject to the terms of the Amended and Restated Credit Agreement.

Appendix I - 57

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; Dollars in thousands unless otherwise noted and excluding per share amounts)

The Term Loan has an initial term of five years, maturing on June 28, 2023. Payments under the Term Loan are interest only and are due on the first day of each quarter. Amounts borrowed under the Term Loan may not be repaid and reborrowed.

The Unsecured Credit Facility has an interest rate calculated based on LIBOR plus the applicable LIBOR margin, as provided in the Amended and Restated Credit Agreement, or the Base Rate plus the applicable base rate margin, as provided in the agreement. The applicable LIBOR margin and base rate margin are dependent on the consolidated leverage ratio of the Operating Partnership, the Company, and the Company's subsidiaries, as disclosed in the periodic compliance certificate provided to the administrative agent each quarter. If the Operating Partnership obtains an investment grade rating of its senior unsecured long term debt from Standard & Poor's Rating Services or Moody's Investors Service, Inc., the applicable LIBOR margin and base rate margin will be dependent on such rating.

The Amended and Restated Credit Agreement relating to the Revolving Credit Facility provides that the Operating Partnership must maintain a pool of real properties (each a "Pool Property" and collectively the "Pool Properties") that meet certain requirements contained in the Amended and Restated Credit Agreement. The agreement sets forth certain covenants relating to the Pool Properties, including, without limitation, the following:
• there must be no less than 15 Pool Properties;
• no greater than 15% of the aggregate pool value may be contributed by a single Pool Property or tenant;
• no greater than 15% of the aggregate pool value may be contributed by Pool Properties subject to ground leases;
• no greater than 20% of the aggregate pool value may be contributed by Pool Properties which are under development;
• the minimum aggregate leasing percentage of all Pool Properties must be no less than 90%; and
• other limitations as determined by KeyBank upon further due diligence of the Pool Properties.

Borrowing availability under the Amended and Restated Credit Agreement is limited to the lesser of (i) an asset pool leverage ratio of no greater than 60%, or (ii) an asset pool debt service coverage ratio of no less than 1.35:1.00.

As of September 30, 2018, the remaining capacity pursuant to the Unsecured Credit Facility was $214.7 million.
Bank of America and KeyBank Loan

On April 27, 2018, the Company, through four SPEs that own the respective four properties noted below and are owned by the Company's Operating Partnership, entered into a loan agreement (the "Loan Agreement”) with Bank of America, N.A. and KeyBank (together with their successors and assigns, collectively, the "Lender") in which the Company borrowed $250.0 million (the "BofA/KeyBank Loan").

The Company utilized approximately $249.8 million of the proceeds provided by the BofA/KeyBank Loan to pay down a portion of the Company's Revolving Credit Facility. In connection with this pay down of the Company's Revolving Credit Facility, KeyBank released four of the special purpose entities owned by the Company's Operating Partnership from their obligations as guarantors under the Revolving Credit Facility. The BofA/KeyBank Loan is secured by cross-collateralized and cross-defaulted first mortgage liens on the properties with the following tenants: 3M Company, Amazon.com.dedc LLC, Southern Company Services, Inc. and IGT (each, a "Secured Property"). In connection with this transaction, the Company entered into a nonrecourse carve-out guaranty agreement.

Appendix I - 58

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; Dollars in thousands unless otherwise noted and excluding per share amounts)

In addition to their first mortgage lien, the Lender also has a security interest in all other property relating to the ownership, use, maintenance or operation of the improvements on each Secured Property and all rents, profits and revenues from each Secured Property.

The BofA/KeyBank Loan has a term of 10 years, maturing on May 1, 2028. The BofA/KeyBank Loan bears interest at an annual rate of 4.32%. Commencing on June 1, 2020, the BofA/KeyBank Loan may be prepaid but only if such prepayment is made in full (with certain exceptions), subject to certain conditions set forth in the Loan Agreement, including 30 days' prior notice to the Lender and payment of a prepayment premium in addition to all unpaid principal and accrued interest to the date of such prepayment. Commencing on November 1, 2027, the BofA/KeyBank Loan may be prepaid in whole or in part, subject to satisfaction of certain conditions, including 30 days' prior notice to the Lender, without payment of any prepayment premium.

AIG Loan

On October 22, 2015, six SPEs that are wholly-owned by the Operating Partnership entered into promissory notes with The Variable Annuity Life Insurance Company, American General Life Insurance Company, and the United States Life Insurance Company (collectively, the "Lenders"), pursuant to which the Lenders provided such SPEs with a loan in the aggregate amount of approximately $127.0 million (the "AIG Loan").

The AIG Loan has a term of 10 years, maturing on November 1, 2025. The AIG Loan bears interest at a rate of 4.15%. The AIG Loan requires monthly payments of interest only for the first five years and fixed monthly payments of principal and interest thereafter. The AIG Loan is secured by cross-collateralized and cross-defaulted first lien deeds of trust and second lien deeds of trust on certain properties. Commencing October 31, 2017, each of the individual promissory notes comprising the AIG Loan may be prepaid but only if such prepayment is made in full, subject to 30 days' prior notice to the holder and payment of a prepayment premium in addition to all unpaid principal and accrued interest to the date of such prepayment.

Debt Covenant Compliance

Pursuant to the terms of the Unsecured Credit Facility, BofA/KeyBank Loan and AIG Loan, the Company is subject to certain loan compliance covenants. The Company was in compliance with all applicable covenants as of September 30, 2018.
5. Interest Rate Contracts

Risk Management Objective of Using Derivatives

The Company is exposed to certain risks arising from both business operations and economic conditions. The Company manages economic risks, including interest rate, liquidity, and credit risk primarily by managing the amount, sources, and duration of debt funding and the use of derivative financial instruments. Specifically, the Company entered into derivative financial instruments to manage exposures that arise from business activities that result in the payment of future known and uncertain cash amounts, the value of which are determined by expected cash payments principally related to borrowings and interest rates. Interest rate swaps designated as cash flow hedges involve the receipt of variable amounts from a counterparty in exchange for making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. The Company does not use derivatives for trading or speculative purposes.

Appendix I - 59

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; Dollars in thousands unless otherwise noted and excluding per share amounts)

Derivative Instruments

The Company entered into an interest rate swap agreement to hedge the variable cash flows associated with the LIBO Rate-based variable-rate debt on the Company's Revolving Credit Facility. The interest rate swap is effective for the period from April 1, 2016 to December 12, 2018 with a notional amount of $100.0 million.

Effective as of November 1, 2017, Griffin Capital Essential Asset Operating Partnership, L.P., an affiliated party of the Sponsor, novated one of its $100.0 million swaps to the Operating Partnership, as a result of the repayment of debt. The terms of the cash flow swap are listed in the table below.

On April 30, 2018, the Company settled the $100.0 million cash flow hedge contract purchased from Griffin Capital Essential Asset Operating Partnership, L.P., which resulted in the Company receiving a net settlement of approximately $0.1 million.

The change in the fair value of derivatives designated and qualifying as cash flow hedges is initially recorded in AOCI and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. Amounts reported in accumulated other comprehensive income ("AOCI") related to derivatives will be reclassified to interest expense as interest payments are made on the Company's variable-rate debt.

The following table sets forth a summary of the interest rate swaps at September 30, 2018 and December 31, 2017:

				Fair Value (1)
Derivative Instruments	Effective Date	Maturity Date/ Termination	Interest Strike Rate	September 30, 2018	December 31, 2017
Assets
Interest Rate Swap	4/1/2016	12/12/2018	0.74%	$310	$967
Interest Rate Swap (terminated on April 30, 2018)	11/1/2017	4/30/2018	1.50%	—	65
				$310	$1,032

(1)
The Company records all derivative instruments on a gross basis on the consolidated balance sheets, and accordingly, there are no offsetting amounts that net assets against liabilities. As of September 30, 2018, the Company's derivative was in an asset position, and as such, the fair value is included in the line item "Other Assets, net" on the consolidated balance sheet.

The following table sets forth the impact of the interest rate swaps on the consolidated financial statements for the nine months ended September 30, 2018 and 2017:

	Nine Months Ended September 30,
	2018	2017
Interest Rate Swaps in Cash Flow Hedging Relationship:
Amount of (gain) recognized in AOCI on derivatives	$(281)	$(190)
Amount of gain reclassified from AOCI into earnings under “Interest expense”	$922	$207
Total interest expense presented in the consolidated statement of operations in which the effects of cash flow hedges are recorded	$14,775	$11,445

During the twelve months subsequent to September 30, 2018, the Company estimates that an additional $0.3 million of income will be recognized from AOCI into earnings.

The Company's agreements with the derivative counterparties contain a provision where if the Company defaults on any of the Company's indebtedness, including default where repayment of the indebtedness has not been accelerated by the lender within a specified time period, then the Company could also be declared in default on its derivative obligations.

Appendix I - 60

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; Dollars in thousands unless otherwise noted and excluding per share amounts)

As of September 30, 2018, the fair value of the interest rate swap was in an asset position excluding any adjustment for nonperformance risk related to the Company's derivative counterparty agreement, which was approximately $0.3 million. As of September 30, 2018, the Company had not posted any collateral related to the Company's derivative counterparty agreements.

6. Fair Value Measurements

The Company is required to disclose fair value information about all financial instruments, whether or not recognized in the consolidated balance sheets, for which it is practicable to estimate fair value. The Company measures and discloses the estimated fair value of financial assets and liabilities utilizing a fair value hierarchy that distinguishes between data obtained from sources independent of the reporting entity and the reporting entity’s own assumptions about market participant assumptions. This hierarchy consists of three broad levels, as follows: (i) quoted prices in active markets for identical assets or liabilities, (ii) "significant other observable inputs," and (iii) "significant unobservable inputs." "Significant other observable inputs" can include quoted prices for similar assets or liabilities in active markets, as well as inputs that are observable for the asset or liability, such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals. "Significant unobservable inputs" are typically based on an entity’s own assumptions, since there is little, if any, related market activity. In instances in which the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level of input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. There were no transfers between the levels in the fair value hierarchy during the nine months ended September 30, 2018 and the year ended December 31, 2017.

The following tables set forth the assets that the Company measures at fair value on a recurring basis by level within the fair value hierarchy as of September 30, 2018:

	Total Fair Value	Quoted Prices in Active Markets for Identical Assets and Liabilities	Significant Other Observable Inputs	Significant Unobservable Inputs
Interest Rate Swaps at:
September 30, 2018	$310	$—	$310	$—
December 31, 2017	$1,032	$—	$1,032	$—

Financial instruments as of September 30, 2018 and December 31, 2017 consisted of cash and cash equivalents, restricted cash, accounts receivable, accounts payable, other accrued expenses, and borrowings. With the exception of the mortgage loan in the table below, the amounts of the financial instruments presented in the consolidated financial statements substantially approximate their fair value as of September 30, 2018 and December 31, 2017. The fair value of the mortgage loan is estimated by discounting the loan’s principal balance over the remaining term of the mortgage using current borrowing rates available to the Company for debt instruments with similar terms and maturities. The Company determined that the mortgage loan valuation in its entirety is classified in Level 2 of the fair value hierarchy, as the fair value is based on current pricing for debt with similar terms as the in-place debt, and there were no transfers into and out of fair value measurement levels during the nine months ended September 30, 2018 and for the year ended December 31, 2017.

	September 30, 2018		December 31, 2017
	Fair Value	Carrying Value (1)	Fair Value	Carrying Value (1)
AIG Loan	$119,338	$126,970	$122,928	$126,970

(1)	The carrying value of the AIG Loan does not include deferred financing costs as of September 30, 2018 and December 31, 2017. See Note 4, Debt, for details.

Appendix I - 61

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; Dollars in thousands unless otherwise noted and excluding per share amounts)

7. Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consisted of the following as of September 30, 2018 and December 31, 2017:

	September 30, 2018	December 31, 2017
Prepaid rent	$4,866	$4,304
Leasing commission payable	1,900	3,783
Accrued property taxes	3,633	3,490
Interest expense payable	2,661	3,013
Redemptions payable	6,671	2,181
Other liabilities	2,034	3,132
Total	$21,765	$19,903

8. Equity
Status of Offerings

On January 20, 2017, the Company closed the primary portion of the IPO; however, the Company continued to offer shares pursuant to the DRP under the IPO registration statement through May 2017. The Company is currently offering shares pursuant to the DRP. The DRP may be terminated at any time upon 10 days’ prior written notice to stockholders, which may be provided through the Company's filings with the SEC.

On September 20, 2017, the Company commenced the Follow-On Offering of up to $2.2 billion of shares, consisting of up to $2.0 billion of shares in the Company's primary offering and $0.2 billion of shares (including Class A, Class AA and Class AAA shares) pursuant to the DRP. The Company reclassified all Class T and Class I shares sold in the IPO as "Class AA" and "Class AAA" shares, respectively. The Company offered Class T shares, Class S shares, Class D shares and Class I shares in its Follow-On Offering.

On August 16, 2018, in connection with a potential strategic alternative the Company’s board of directors is contemplating, the board approved the temporary suspension of the primary portion of the Company's Follow-On Offering, effective August 17, 2018, to allow the special committee of the board to evaluate a potential strategic alternative. The board of directors intends to recommence the Follow-On Offering in the retail marketplace, if appropriate and at the appropriate time.

Share Classes

Class T shares, Class S shares, Class D shares, Class I shares, Class A shares, Class AA shares and Class AAA shares vote together as a single class, and each share is entitled to one vote on each matter submitted to a vote at a meeting of the Company's stockholders; provided that with respect to any matter that would only have a material adverse effect on the rights of a particular class of common stock, only the holders of such affected class are entitled to vote.

Appendix I - 62

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; Dollars in thousands unless otherwise noted and excluding per share amounts)

The following table summarizes shares issued and gross proceeds received for each share class as of September 30, 2018 and outstanding shares as of September 30, 2018 and December 31, 2017:

	Class T	Class S	Class D	Class I	Class A	Class AA	Class AAA	Total
Gross proceeds from primary portion of offerings	$2,245	$3	$182	$7,538	$240,780	$474,858	$8,381	$733,987
Gross proceeds from DRP	$16	$—	$2	$158	$25,328	$32,369	$503	$58,376
Shares issued in primary portion of offerings	224,647	264	18,921	786,573	24,199,764	47,562,870	901,225	73,694,264
DRP shares issued	1,650	13	236	16,496	2,669,097	3,412,273	53,014	6,152,779
Stock distribution shares issued	—	—	—	—	263,642	300,166	4,677	568,485
Restricted stock issued	—	—	—	—	—	—	36,000	36,000
Total redemptions	—	—	—	—	(1,351,178)	(1,434,491)	(5,593)	(2,791,262)
Total shares outstanding as of September 30, 2018	226,297	277	19,157	803,069	25,781,325	49,840,818	989,323	77,660,266
Total shares outstanding as of December 31, 2017	4,148	268	268	267,476	25,995,943	49,942,471	964,709	77,175,283
Organizational and Offering Costs

Pursuant to the Advisory Agreement, in no event will the Company be obligated to reimburse the Advisor for organizational and offering costs incurred in connection with the Follow-On Offering totaling in excess of 15% (including selling commissions, dealer manager fees, distribution fees and non-accountable due diligence expense allowance, but excluding acquisition expenses or any fees, if ever applicable) of the gross proceeds raised in the Follow-On Offering (excluding gross proceeds from the DRP). If the organizational and offering costs exceed such limits discussed above, within 60 days after the end of the month in which the Follow-On Offering terminates or is completed, the Advisor is obligated to reimburse the Company for any excess amounts. As long as the Company is subject to the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association (“NASAA REIT Guidelines”), such limitation discussed above will also apply to any future public offerings. As of September 30, 2018, organizational and offering costs relating to the Follow-On Offering were 33.3% (approximately $3.3 million) of gross offering proceeds ($10.0 million), including selling commissions, dealer manager fees and distribution fees. Therefore, if the Follow-On Offering had been terminated on September 30, 2018, the Company would owe the Advisor $1.5 million and the Advisor would be liable for organizational and offering costs incurred by the Company of approximately $1.8 million. Approximately $0.7 million of organizational and offering costs the Advisor is liable for as of September 30, 2018 is deducted from "Due to Affiliates" and the remaining $1.1 million is included in "Other Assets, net" on the consolidated balance sheet.

Organizational and offering costs incurred as of September 30, 2018, including those incurred by the Company and due to the Advisor, for the Follow-On Offering are as follows:

September 30, 2018
Cumulative offering costs	$2,806
Cumulative organizational costs	$510
Organizational and offering costs advanced by the Advisor	$1,998
Organizational and offering costs paid by the Company	1,318
Adjustment to organizational and offering costs pursuant to the limitation:
Costs in excess of limit	(1,820)
Organizational and offering costs incurred	$1,496

Appendix I - 63

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; Dollars in thousands unless otherwise noted and excluding per share amounts)

Distribution Reinvestment Plan (DRP)

The Company has adopted the DRP, which allows stockholders to have dividends and other distributions otherwise distributable to them invested in additional shares of common stock. No sales commissions or dealer manager fees are paid on shares sold through the DRP. The Company may amend or terminate the DRP for any reason at any time upon 10 days' prior written notice to stockholders, which may be provided through the Company's filings with the SEC.

IPO Share Redemption Program

The Company had a share redemption program for holders of Class A, Class AA, and Class AAA shares ("IPO Shares") who held their shares for less than four years, which enabled IPO stockholders to sell their shares back to the Company in limited circumstances ("IPO Share Redemption Program"). On June 4, 2018, the board of directors of the Company approved the termination of the IPO Share Redemption Program effective as of July 5, 2018. In addition, effective as of such date, the board of directors amended and restated the New Share Redemption Program in order to allow stockholders of the IPO Shares to utilize the New Share Redemption Program. Accordingly, beginning in July 2018, stockholders of IPO Shares are able to continue to redeem at 100% of the NAV of the applicable share class, subject to the other limitations and conditions of the amended and restated New Share Redemption Program, as noted below. Redemption requests must be received by 4:00 p.m. (Eastern time) on the second to last business day of the applicable quarter.
During the three and nine months ended September 30, 2018 and 2017, the Company redeemed shares of its outstanding common stock under the IPO Share Redemption Program as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
Period	2018		2017	2018	2017
Shares of common stock redeemed	585,525	(1)	146,083	1,306,834	413,842
Weighted average price per share	$9.65		$9.06	$9.36	$9.18

(1)	Second quarter requests redeemed in the third quarter.

During the nine months ended September 30, 2018, the Company redeemed 1,306,834 shares of common stock under the IPO Share Redemption Program for approximately $12.2 million at a weighted average price per share of 9.36. Since inception, the Company has honored all redemption requests related to the IPO Share Redemption Program and has redeemed a total of 2,097,775 shares of common stock for approximately $19.6 million at a weighted average price per share of $9.34. The Company has funded all redemptions using proceeds from the sale of IPO Shares pursuant to the DRP. For more information regarding the IPO Share Redemption Program, see our Annual Report on Form 10-K for the year ended December 31, 2017.

Appendix I - 64

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; Dollars in thousands unless otherwise noted and excluding per share amounts)

New Share Redemption Program

In connection with the Follow-On Offering, the Company’s board of directors adopted the New Share Redemption Program for the New Shares (and IPO Shares that have been held for four years or longer). As noted above, subsequently, on June 4, 2018, the board of directors amended and restated the program to allow stockholders of the IPO Shares to utilize the New Share Redemption Program, effective as of July 5, 2018. Under the New Share Redemption Program, the Company will redeem shares as of the last business day of each quarter. The redemption price will be equal to the NAV per share for the applicable class generally on the 13th of the month prior to quarter end. Redemption requests must be received by 4:00 p.m. (Eastern time) on the second to last business day of the applicable quarter. Redemption requests exceeding the quarterly cap will be filled on a pro rata basis.With respect to any pro rata treatment, redemption requests following the death or qualifying disability of a stockholder will be considered first, as a group, followed by requests where pro rata redemption would result in a stockholder owning less than the minimum balance of $2,500 of shares of the Company's common stock, which will be redeemed in full to the extent there are available funds, with any remaining available funds allocated pro rata among all other redemption requests. All unsatisfied redemption requests must be resubmitted after the start of the next quarter, or upon the recommencement of the New Share Redemption Program, as applicable.

There are several restrictions under the New Share Redemption Program. Stockholders generally have to hold their shares for one year before submitting their shares for redemption under the program; however, the Company will waive the one-year holding period in the event of the death or qualifying disability of a stockholder. Shares issued pursuant to the DRP are not subject to the one-year holding period. In addition, the New Share Redemption Program generally imposes a quarterly cap on aggregate redemptions of the Company's shares equal to a value of up to 5% of the aggregate NAV of the outstanding shares as of the last business day of the previous quarter. As the value on the aggregate redemptions of the Company's shares is outside the Company's control, the 5% quarterly cap is considered to be temporary equity and is presented as the common stock subject to redemption on the accompanying consolidated balance sheets. As of September 30, 2018, the quarterly cap was approximately $37.4 million and $6.7 million of common stock was reclassified from common stock to accrued expenses and other liabilities in the consolidated balance sheet as of September 30, 2018.

During the three and nine months ended September 30, 2018 and 2017, the Company redeemed shares of its outstanding common stock under the New Share Redemption Program as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
Period	2018	2017	2018	2017
Shares of common stock redeemed	693,487	—	693,487	—
Weighted average price per share	$9.62	—	$9.62	—

Since inception, the Company has honored all redemption requests related to the New Share Redemption Program and has redeemed a total of 693,487 shares of common stock for approximately $6.7 million at a weighted average price per share of $9.62.

The Company’s board of directors has the right to modify or suspend the New Share Redemption Program upon 30 days' notice at any time if it deems such action to be in the Company’s best interest. Any such modification or suspension will be communicated to stockholders through the Company’s filings with the SEC.

Appendix I - 65

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; Dollars in thousands unless otherwise noted and excluding per share amounts)

9. Noncontrolling Interests

Noncontrolling interests represent limited partnership interests in the Operating Partnership in which the Company is the general partner. The Operating Partnership issued 20,000 Class A limited partnership units for $10.00 per unit on February 11, 2014 to the Advisor in exchange for the initial capitalization of the Operating Partnership. On February 16, 2018, as elected by the Advisor, the Company issued 123,779 Operating Partnership units for $9.57 per unit to the Advisor for the 50% of the 2017 performance distribution allocation that the Advisor elected to receive in Class I limited partnership units. The remaining balance was paid in cash.

As of September 30, 2018, noncontrolling interests were approximately 0.18% of total shares outstanding and 0.16% of weighted average shares outstanding (both measures assuming limited partnership units were converted to common stock).

The Company evaluates individual noncontrolling interests for the ability to recognize the noncontrolling interest as permanent equity on the consolidated balance sheets at the time such interests are issued and on a continual basis. Any noncontrolling interest that fails to qualify as permanent equity will be reclassified as temporary equity and adjusted to the greater of (a) the carrying amount, or (b) its redemption value as of the end of the period in which the determination is made.

The limited partners of the Operating Partnership will have the right to cause the Operating Partnership to redeem their limited partnership units for cash equal to the value of an equivalent number of shares, or, at the Company’s option, the Company may purchase such limited partners' limited partnership units by issuing one share of common stock for each limited partnership unit redeemed. These rights may not be exercised under certain circumstances which could cause the Company to lose its REIT election. Furthermore, limited partners may generally exercise their redemption rights only after their limited partnership units have been outstanding for one year. The limited partnership units are reported on the consolidated balance sheets as noncontrolling interests.

The following summarizes the activity for noncontrolling interests for the nine months ended September 30, 2018 and the year ended December 31, 2017:

	Nine Months Ended September 30, 2018	Year Ended December 31, 2017
Beginning balance	$76	$84
Issuance of limited partnership units	1,185	—
Distributions to noncontrolling interests	(50)	(11)
Net (loss) income allocation	(1)	3
Other comprehensive loss	(2)	—
Ending balance	$1,208	$76

Appendix I - 66

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; Dollars in thousands unless otherwise noted and excluding per share amounts)

10. Related Party Transactions
Summarized below are the related party costs incurred by the Company for the nine months ended September 30, 2018, and 2017, respectively, and amounts payable as of September 30, 2018 and December 31, 2017:

	Incurred for the Nine Months Ended September 30,		Payable as of September 30,		Payable as of December 31,
	2018	2017	2018		2017
Expensed
Corporate operating expenses	$2,168	$1,677	$806		$658
Asset management fees (1)	—	8,027	—		—
Property management fees	1,365	1,347	153		158
Performance distribution allocation	6,200	213	6,224		2,394
Advisory fees	6,970	273	784		762
Capitalized/Offering
Acquisition fees and expenses (2)	—	1,099	—		—
Organization and offering expense	1,113	250	1,305	(6)	192
Other costs advanced by the Advisor	938	604	319		285
Selling commissions (3)	66	1,127	—		—
Dealer Manager fees	11	393	—		—
Stockholder servicing fee (4)	175	565	9,353		12,377
Advisor advances: (5)
Organization and offering expenses	45	136	44		8
Dealer Manager fees	—	791	—		62
Total	$19,051	$16,502	$18,988		$16,896

(1)	As part of the Follow-On Offering, the Company's new management compensation structure no longer includes asset management fees.

(2)
Effective September 20, 2017, the Advisor is not entitled to acquisition fees, disposition fees or financing fees; provided, however, that the Advisor will receive the compensation set forth in the original advisory agreement for the Company’s investment in an approximately 1,000,000 square foot property located at 39000 Amrheim Road, Livonia, Michigan 48150 with a total transaction price of approximately $80.0 million.

(3)
On September 18, 2017, the Company and the Dealer Manager entered into a dealer manager agreement for the Follow-On Offering. See the "Dealer Manager Agreement" section below for details regarding selling commissions and dealer manager fees.

(4)
The Dealer Manager continues to receive a stockholder servicing fee with respect to Class AA shares as detailed in the Company's IPO prospectus. The stockholder servicing fee is paid quarterly and accrues daily in an amount equal to 1/365th of 1.0% of the NAV per share of the Class AA shares, up to an aggregate of 4% of the gross proceeds of Class AA shares sold. The Company will cease paying the stockholder servicing fee with respect to the Class AA shares at the earlier of (i) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of shares in Company's IPO (excluding proceeds from sales pursuant to the related DRP); (ii) the fourth anniversary of the last day of the fiscal quarter in which the Company's IPO terminated; (iii) the date that such Class AA share is redeemed or is no longer outstanding; and (iv) the occurrence of a merger, listing on a national securities exchange, or an extraordinary transaction.

(5)
Pursuant to the original advisory agreement, commencing November 2, 2015, the Company remained obligated to reimburse the Advisor for organizational and offering costs incurred after such date. Terms of the organizational and offering costs are included in the Company's 2016 Annual Report on Form 10-K filed on March 15, 2017.

(6)	Excludes amounts in excess of the 15% organization and offering costs limitation. See Note 8, Equity, for additional details.

On September 20, 2017, an affiliated entity of the Sponsor purchased 263,992 New Shares for $2.5 million. As of September 30, 2018, the total outstanding shares owned by affiliates (including DRP) was 563,440.

Appendix I - 67

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; Dollars in thousands unless otherwise noted and excluding per share amounts)

Advisory Agreement

In connection with the Follow-On Offering, on September 20, 2017, the Company entered into the Advisory Agreement with the Advisor and the Operating Partnership. The Advisory Agreement is substantially similar to the Original Advisory Agreement, except that the Company will not pay the Advisor any acquisition, financing or other similar fees from proceeds raised in the Follow-On Offering in connection with making investments and will instead pay the Advisor an advisory fee that will be payable in arrears on a monthly basis and accrues daily in an amount equal to 1/365th of 1.25% of the NAV for each class of common stock for each day.

Performance Distribution Allocation

So long as the Advisory Agreement has not been terminated (including by means of non-renewal), the Advisor will hold a special limited partner interest in the Operating Partnership that entitles it to receive a distribution from the Operating Partnership equal to 12.5% of the total return, subject to a 5.5% hurdle amount and a high water mark, with a catch-up (terms of the performance distribution allocation are included in the Company's 2017 Annual Report on Form 10-K filed on March 9, 2018). Such distribution will be made annually and accrue daily. On February 16, 2018, the Company paid in cash approximately $1.2 million and issued approximately $1.2 million in Class I limited partnership units to the Advisor. The Advisor elected to receive 50% in cash and the remaining in Class I limited partnership units.

Operating Expenses

The Advisor and its affiliates are entitled to reimbursement for certain expenses incurred on behalf of the Company in connection with providing administrative services, including related personnel costs; provided, however, the Advisor must reimburse the Company for the amount, if any, by which total operating expenses (as defined), including advisory fees, paid during the previous 12 months then ended exceeded the greater of: (i) 2% of the Company’s average invested assets for that 12 months then ended; or (ii) 25% of the Company’s net income, before any additions to reserves for depreciation, bad debts or other expenses connected with the acquisition and disposition of real estate interests and before any gain from the sale of the Company’s assets, for that fiscal year, unless the Company’s board of directors has determined that such excess expenses were justified based on unusual and non-recurring factors. The Advisor may waive or defer all or a portion of these reimbursements or elect to receive Class I shares or Class I units of the Operating Partnership in lieu of these reimbursements at any time and from time to time, in its sole discretion. For the nine months ended September 30, 2018 and 2017, the Company’s total operating expenses did not exceed the 2%/25% guideline.

The Company reimbursed the Advisor and its affiliates a portion of the compensation paid by the Advisor and its affiliates for the Company's principal financial officer, Javier F. Bitar, executive vice president, David C. Rupert, and vice president and secretary, Howard S. Hirsch of approximately $0.6 million and $0.5 million, which is partially included in offering costs with the remaining amount included in corporate operating expenses to affiliates for the nine months ended September 30, 2018 and 2017, respectively, for services provided to the Company, for which the Company does not pay the Advisor a fee.

In addition, the Company incurred approximately $0.07 million and $0.1 million in reimbursable expenses to the Advisor for services provided to the Company by certain of its other executive officers for each of the nine months ended September 30, 2018 and 2017, respectively. The reimbursable expenses include components of salaries, bonuses, benefits and other overhead charges and are based on the percentage of time each executive officer spends on the Company's affairs.

Appendix I - 68

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; Dollars in thousands unless otherwise noted and excluding per share amounts)

Dealer Manager Agreement

The Company entered into a dealer manager agreement (the "Dealer Manager Agreement") and associated form of participating dealer agreement with the Dealer Manager. The terms of the Dealer Manager Agreement are substantially similar to the terms of the dealer manager agreement from the Company's IPO, except as it relates to the share classes offered and the fees to be received by the Dealer Manager (terms of the Dealer Manager Agreement are included in the Company's 2017 Annual Report on Form 10-K filed on March 9, 2018).

Distribution Fees

Subject to Financial Industry Regulatory Authority, Inc.'s limitations on underwriting compensation, under the Dealer Manager Agreement the Company will pay the Dealer Manager a distribution fee for ongoing services rendered to stockholders by participating broker-dealers or broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers. The fee accrues daily and is paid monthly in arrears and is calculated based on the average daily NAV for the applicable month (the “Average NAV”). The distribution fees for the different share classes are as follows: (i) with respect to the outstanding Class T shares equal to 1/365th of 1.0% of the Average NAV of the outstanding Class T shares for each day, consisting of an advisor distribution fee of 1/365th of 0.75% and a dealer distribution fee of 1/365th of 0.25% of the Average NAV of the Class T shares for each day; (ii) with respect to the outstanding Class S shares equal to 1/365th of 1.0% of the Average NAV of the outstanding Class S shares for each day; and (iii) with respect to the outstanding Class D shares equal to 1/365th of 0.25% of the Average NAV of the outstanding Class D shares for each day. The Company will not pay a distribution fee with respect to the outstanding Class I shares.

The distribution fees will accrue daily and be paid monthly in arrears. The Dealer Manager will reallow the distribution fees to participating broker-dealers and servicing broker-dealers for ongoing services performed by such broker-dealers, and will retain any such distribution fees to the extent a broker-dealer is not eligible to receive them for failure to provide such services. The Dealer Manager will waive the distribution fees for any purchases by affiliates of the Company.

The Company will cease paying the distribution fee with respect to any Class T share, Class S share or Class D share held in a stockholder's account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total selling commissions, dealer manager fees and distribution fees paid with respect to all shares from the Follow-On Offering held by such stockholder within such account would exceed, in the aggregate, 9.0% (or a lower limit as set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under the DRP with respect thereto). At the end of such month, such Class T share, Class S share or Class D share (and any shares issued under the DRP with respect thereto) will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.

In addition, the Company will cease paying the distribution fee on the Class T shares, Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of the Company's shares, (ii) a merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of the Company's assets, including any liquidation of the Company or (iii) the date following the completion of the primary portion of the Follow-On Offering on which, in the aggregate, underwriting compensation from all sources in connection with the Follow-On Offering, including selling commissions, dealer manager fees, the distribution fee and other underwriting compensation, is equal to 9% of the gross proceeds from the Company's primary offering.

Appendix I - 69

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; Dollars in thousands unless otherwise noted and excluding per share amounts)

Conflicts of Interest

The Sponsor, Advisor, Property Manager and their officers and certain of their key personnel and their respective affiliates currently serve as key personnel, advisors, managers and sponsors or co-sponsors to some or all of 12 other programs affiliated with the Sponsor, including Griffin Capital Essential Asset REIT, Inc. ("GCEAR"), Griffin-American Healthcare REIT III, Inc. ("GAHR III"), Griffin-American Healthcare REIT IV, Inc. ("GAHR IV") and Phillips Edison Grocery Center REIT III, Inc. ("PECO III"), all of which are publicly-registered, non-traded real estate investment trusts, and Griffin Institutional Access Real Estate Fund ("GIA Real Estate Fund") and Griffin Institutional Access Credit Fund ("GIA Credit Fund"), both of which are non-diversified, closed-end management investment companies that are operated as interval funds under the Investment Company Act of 1940, as amended (the "1940 Act"). Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between the Company’s business and these other activities.

Some of the material conflicts that the Advisor, the Dealer Manager or its affiliates will face are (1) competing demand for time of the Advisor’s executive officers and other key personnel from the Sponsor and other affiliated entities; (2) determining if certain investment opportunities should be recommended to the Company or another program sponsored or co-sponsored by the Sponsor; and (3) influence of the fee structure under the Advisory Agreement and distribution structure of the operating partnership agreement that could result in actions not necessarily in the long-term best interest of the Company's stockholders. The board of directors has adopted the Sponsor’s acquisition allocation policy as to the allocation of acquisition opportunities among the Company and GCEAR, which is as follows:

The Sponsor will allocate potential investment opportunities to the Company and GCEAR based on the following factors:

•	the investment objectives of each program;

•	the amount of funds available to each program;

•	the financial impact of the acquisition on each program, including each program’s earnings and distribution ratios;

•	various strategic considerations that may impact the value of the investment to each program;

•	the effect of the acquisition on concentration/diversification of each program’s investments; and

•	the income tax effects of the purchase to each program.

In the event all acquisition allocation factors have been exhausted and an investment opportunity remains equally suitable for the Company and GCEAR, the Sponsor will offer the investment opportunity to the REIT that has had the longest period of time elapse since it was offered an investment opportunity.

If the Sponsor no longer sponsors GCEAR, then, in the event that an investment opportunity becomes available that is suitable, under all of the factors considered by the Advisor, for both the Company and one or more other entities affiliated with the Sponsor, the Sponsor has agreed to present such investment opportunities to the Company first, prior to presenting such opportunities to any other programs sponsored by or affiliated with the Sponsor. In determining whether or not an investment opportunity is suitable for more than one program, the Advisor, subject to approval by the board of directors, shall examine, among others, the following factors:

•	anticipated cash flow of the property to be acquired and the cash requirements of each program;

•	effect of the acquisition on diversification of each program’s investments;

•	policy of each program relating to leverage of properties;

•	income tax effects of the purchase to each program;

•	size of the investment;

Appendix I - 70

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; Dollars in thousands unless otherwise noted and excluding per share amounts)

•	no significant increase in the cost of financing; and

•	amount of funds available to each program and the length of time such funds have been available for investment.

Economic Dependency

The Company will be dependent on the Advisor and the Dealer Manager for certain services that are essential to the Company, including the sale of the Company's shares of common stock available for issue, the identification, evaluation, negotiation, purchase and disposition of properties and other investments, management of the daily operations of the Company’s real estate portfolio, and other general and administrative responsibilities. In the event that these companies are unable to provide the respective services, the Company will be required to obtain such services from other resources.

11. Commitments and Contingencies

Litigation

From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of business. The Company is not a party to any material legal proceedings, nor is the Company aware of any pending or threatened litigation that would have a material adverse effect on the Company’s business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.
12. Declaration of Distributions

During the quarter ended September 30, 2018, the Company paid cash distributions in the amount of $0.0015068493 per day, before adjustments of class-specific expenses, per Class T share, Class S share, Class D share, Class I share, Class A share, Class AA share and Class AAA share on the outstanding shares of common stock payable to stockholders of record at the close of business on each day during the period from July 1, 2018 through September 30, 2018. Such distributions payable to each stockholder of record were paid on such date after the end of each month during the period as determined by the Company's Chief Executive Officer.

On September 12, 2018, the Company’s board of directors declared cash distributions in the amount of $0.0015068493 per day, subject to adjustments for class-specific expenses, per Class T share, Class S share, Class D share, Class I share, Class A share, Class AA share, and Class AAA on the outstanding shares of common stock payable to stockholders of record at the close of business on each day during the period from October 1, 2018 through December 31, 2018. Such distributions payable to each stockholder of record will be paid on such date after the end of each month during the period as determined by the Company's Chief Executive Officer.

13. Subsequent Events

Offering Status

As of November 7, 2018, the Company had issued 7,372,224 shares of the Company’s common stock pursuant to the DRP and Follow-On Offering for approximately $70.2 million.

Redemptions

On October 1, 2018, the Company paid approximately $6.7 million at a weighted average price per share of $9.62 related to redemption payables.

Appendix I - 71

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.

Appendix II - 1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Griffin Capital Essential Asset REIT, Inc.

Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Griffin Capital Essential Asset REIT, Inc. (the “Company”) as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive income (loss), equity, and cash flows for each of the three years in the period ended December 31, 2017, and the related notes and financial statement schedule listed in the Index at Item 15(a) (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2017 and 2016, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2017, in conformity with U.S. generally accepted accounting principles.
Adoption of ASU No. 2017-01
As discussed in Note 2 to the Company’s December 31, 2017 consolidated financial statements, the Company changed its evaluation of whether an acquisition qualifies as a business combination or asset acquisition as a result of the adoption of the FASB Accounting Standards Codification Update 2017-01 “Business Combination: Clarifying the Definition of a Business,” effective January 1, 2017.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2008.

Los Angeles, California
March 9, 2018

Appendix II - 2

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	December 31,
	2017	2016
ASSETS
Cash and cash equivalents	$40,735	$43,442
Restricted cash	174,132	13,420
Real Estate:
Land	342,021	374,557
Building and improvements	2,024,865	2,102,785
Tenant origination and absorption cost	495,364	541,646
Construction in progress	7,078	5,401
Total Real Estate	2,869,328	3,024,389
Less: accumulated depreciation and amortization	(426,752)	(338,552)
Total Real Estate, net	2,442,576	2,685,837
Investments in unconsolidated entities	37,114	46,313
Intangible assets, net	18,269	29,048
Deferred rent	46,591	43,900
Deferred leasing costs, net	19,755	14,139
Other assets	24,238	18,704
Total assets	$2,803,410	$2,894,803
LIABILITIES AND EQUITY
Debt:
Mortgage payable	$666,920	$343,461
Term loan	711,697	710,489
Revolver loan	7,467	393,585
Total debt	1,386,084	1,447,535
Restricted reserves	8,701	9,437
Redemptions payable	20,382	11,565
Distributions payable	6,409	6,377
Due to affiliates	3,545	2,719
Below market leases, net	23,581	31,636
Accrued expenses and other liabilities	64,133	65,005
Total liabilities	1,512,835	1,574,274
Commitments and contingencies (Note 11)
Noncontrolling interests subject to redemption, 531,000 units eligible towards redemption as of December 31, 2017 and December 31, 2016	4,887	4,887
Common stock subject to redemption	33,877	92,058
Stockholders' equity:
Common Stock, $0.001 par value; 700,000,000 shares authorized; 170,906,111 and 176,032,871 shares outstanding, as of December 31, 2017 and December 31, 2016, respectively	171	176
Additional paid-in-capital	1,561,694	1,561,516
Cumulative distributions	(454,526)	(333,829)
Accumulated income (deficit)	110,907	(29,750)
Accumulated other comprehensive income (loss)	2,460	(4,643)
Total stockholders' equity	1,220,706	1,193,470
Noncontrolling interests	31,105	30,114
Total equity	1,251,811	1,223,584
Total liabilities and equity	$2,803,410	$2,894,803
See accompanying notes.

Appendix II - 3

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Year Ended December 31,
	2017	2016	2015
Revenue:
Rental income	$257,465	$267,654	$226,174
Lease termination income	14,604	1,211	8,974
Property expense recoveries	74,421	75,409	57,705
Total revenue	346,490	344,274	292,853
Expenses:
Asset management fees to affiliates	23,499	23,530	19,389
Property management fees to affiliates	9,782	9,740	7,622
Property operating expense	50,349	50,946	40,682
Property tax expense	44,980	45,789	34,733
Acquisition fees and expenses to non-affiliates	—	541	2,730
Acquisition fees and expenses to affiliates	—	1,239	32,245
General and administrative expenses	7,891	6,584	5,987
Corporate operating expenses to affiliates	2,652	1,525	1,608
Depreciation and amortization	116,583	130,849	112,748
Impairment provision	8,460	—	—
Total expenses	264,196	270,743	257,744
Income before other income and (expenses)	82,294	73,531	35,109
Other income (expenses):
Interest expense	(51,015)	(48,850)	(33,402)
Other income	537	2,848	1,576
Loss from investment in unconsolidated entities	(2,065)	(1,640)	(1,475)
Gain on acquisition of unconsolidated entity	—	666	—
Gain from disposition of assets	116,382	—	13,813
Net income	146,133	26,555	15,621
Distributions to redeemable preferred unit holders	—	—	(9,245)
Preferred units redemption premium	—	—	(9,905)
Less: Net income attributable to noncontrolling interests	(5,120)	(912)	138
Net income attributable to controlling interest	141,013	25,643	(3,391)
Distributions to redeemable noncontrolling interests attributable to common stockholders	(356)	(358)	(359)
Net income attributable to common stockholders	$140,657	$25,285	$(3,750)
Net income attributable to common stockholders per share, basic and diluted	$0.81	$0.14	$(0.02)
Weighted average number of common shares outstanding, basic and diluted	173,923,077	175,481,629	155,059,231
See accompanying notes.

Appendix II - 4

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Year Ended December 31,
	2017	2016	2015
Net income	$146,133	$26,555	$15,621
Other comprehensive income (loss):
Equity in other comprehensive income (loss) of unconsolidated joint venture	465	241	(189)
Change in fair value of swap agreements	6,891	2,033	(6,371)
Total comprehensive income	153,489	28,829	9,061
Distributions to redeemable preferred unit holders	—	—	(9,245)
Preferred units redemption premium	—	—	(9,905)
Distributions to redeemable noncontrolling interests attributable to common stockholders	(356)	(358)	(359)
Less: comprehensive income (loss) attributable to noncontrolling interests	(5,373)	(990)	282
Comprehensive income (loss) attributable to common stockholders	$147,760	$27,481	$(10,166)
See accompanying notes.

Appendix II - 5

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
CONSOLIDATED STATEMENTS OF EQUITY
(in thousands, except share amounts)

						Accumulated Other Comprehensive (Loss)
	Common Stock		Additional Paid-In Capital	Cumulative Distributions	Accumulated Income (Deficit)		Total Stockholders’ Equity	Non-controlling Interests	Total Equity
	Shares	Amount
Balance December 31, 2014	129,763,016	$1,326	$1,128,318	$(104,429)	$(51,285)	$(423)	$973,507	$17,478	$990,985
Issuance of common stock for SOR Merger	41,764,968	42	433,625	—	—	—	433,667	—	433,667
Adjustment to par value	—	(1,217)	1,217	—	—	—	—	—	—
Adjustments to redemption value of redeemable noncontrolling interest	—	—	(10,473)	—	—	—	(10,473)	—	(10,473)
Stock-based compensation	667	—	12	—	—	—	12	—	12
Offering costs	—	—	(62)	—	—	—	(62)	—	(62)
Distributions to common stockholders	—	—	—	(55,045)	—	—	(55,045)	—	(55,045)
Issuance of shares for distribution reinvestment plan	5,053,669	28	52,529	(52,557)	—	—	—	—	—
Repurchase of common stock	(1,397,801)	(4)	(13,815)	—	—	—	(13,819)	—	(13,819)
Additions to common stock subject to redemption	—	—	(35,232)	—	—	—	(35,232)	—	(35,232)
Issuance of limited partnership units	—	—	—	—	—	—	—	7,282	7,282
Distributions to noncontrolling interests	—	—	—	—	—	—	—	(3,150)	(3,150)
Distributions to noncontrolling interests subject to redemption	—	—	—	—	—	—	—	(10)	(10)
Write-off of offering costs on redemption of preferred units	—	—	5,380	—	—	—	5,380	—	5,380
Net loss	—	—	—	—	(3,750)	—	(3,750)	(138)	(3,888)
Other comprehensive loss	—	—	—	—	—	(6,416)	(6,416)	(144)	(6,560)
Balance December 31, 2015	175,184,519	$175	$1,561,499	$(212,031)	$(55,035)	$(6,839)	$1,287,769	$21,318	$1,309,087
Stock-based compensation	1,333	—	18	—	—	—	18	—	18
Distributions to common stockholders	—	—	—	(69,624)	—	—	(69,624)	—	(69,624)
Issuance of shares for distribution reinvestment plan	5,011,974	5	52,169	(52,174)	—	—	—	—	—
Repurchase of common stock	(4,164,955)	(4)	(41,439)	—	—	—	(41,443)	—	(41,443)
Additions to common stock subject to redemption	—	—	(10,731)	—	—	—	(10,731)	—	(10,731)
Issuance of limited partnership units	—	—	—	—	—	—	—	11,941	11,941
Distributions to noncontrolling interests	—	—	—	—	—	—	—	(4,124)	(4,124)
Distributions to noncontrolling interests subject to redemption	—	—	—	—	—	—	—	(11)	(11)
Net income	—	—	—	—	25,285	—	25,285	912	26,197
Other comprehensive income	—	—	—	—	—	2,196	2,196	78	2,274
Balance December 31, 2016	176,032,871	$176	$1,561,516	$(333,829)	$(29,750)	$(4,643)	$1,193,470	$30,114	$1,223,584
Deferred equity compensation	13,000	—	173	—	—	—	173	—	173
Distributions to common stockholders	—	—	—	(71,156)	—	—	(71,156)	—	(71,156)
Issuance of shares for distribution reinvestment plan	4,791,485	5	49,536	(49,541)	—	—	—	—	—
Repurchase of common stock	(9,931,245)	(10)	(98,896)	—	—	—	(98,906)	—	(98,906)

Appendix II - 6

						Accumulated Other Comprehensive (Loss)
	Common Stock		Additional Paid-In Capital	Cumulative Distributions	Accumulated Income (Deficit)		Total Stockholders’ Equity	Non-controlling Interests	Total Equity
	Shares	Amount
Reduction of common stock subject to redemption	—	—	49,365	—	—	—	49,365	—	49,365
Distributions to noncontrolling interests	—	—	—	—	—	—	—	(4,369)	(4,369)
Distributions to noncontrolling interests subject to redemption	—	—	—	—	—	—	—	(13)	(13)
Net income	—	—	—	—	140,657	—	140,657	5,120	145,777
Other comprehensive income	—	—	—	—	—	7,103	7,103	253	7,356
Balance December 31, 2017	170,906,111	$171	$1,561,694	$(454,526)	$110,907	$2,460	$1,220,706	$31,105	$1,251,811
See accompanying notes.

Appendix II - 7

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2017	2016	2015
Operating Activities:
Net income	$146,133	$26,555	$15,621
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of building and building improvements	55,982	56,707	43,320
Amortization of leasing costs and intangibles, including ground leasehold interests	60,601	74,142	69,428
Amortization of above and below market leases	1,689	3,287	(3,785)
Amortization of deferred financing costs	2,858	2,696	3,764
Amortization of debt premium	(414)	(1,096)	(285)
Amortization of deferred revenue	—	(1,228)	(282)
Deferred rent	(11,372)	(14,751)	(13,792)
Write off of tenant improvement reserve	—	(1,000)	—
Termination fee revenue - release of tenant obligation	—	—	(2,078)
Termination fee revenue - receivable from tenant, net	(12,845)	—	(2,904)
Gain from acquisition of unconsolidated entity	—	(666)	—
Gain from sale of depreciable operating property	(116,382)	—	(13,813)
Unrealized loss on interest rate swap	68	70	23
Loss from investment in unconsolidated entities	2,065	1,640	1,475
Impairment provision	8,460	—	—
Stock-based compensation	173	18	12
Change in operating assets and liabilities:
Deferred leasing costs and other assets	3,332	1,615	(19,331)
Restricted reserves	(175)	(718)	(1,297)
Accrued expenses and other liabilities	1,098	(3,695)	19,978
Due to affiliates, net	826	(6,119)	3,918
Net cash provided by operating activities	142,097	137,457	99,972
Investing Activities:
Acquisition of properties, net	(134,130)	(7,897)	(401,418)
Cash assumed from SOR merger	—	—	8,557
Proceeds from disposition of properties	394,502	—	90,323
Real estate acquisition deposits	(1,350)	—	—
Reserves for tenant improvements	—	(692)	(21,542)
Improvements to real estate	(760)	(7,141)	(7,173)
Payments for construction-in-progress, net	(11,293)	(8,446)	(5,448)
Real estate development, net of unpaid construction costs	—	—	(48,314)
Mortgage receivable from affiliate	—	25,741	(24,231)
Distributions of capital from investment in unconsolidated entities	7,599	7,931	7,722
Net cash provided by/(used in) investing activities	254,568	9,496	(401,524)
Financing Activities:
Proceeds from borrowings - Bank of America Loan	375,000	—	—
Proceeds from borrowings - Unsecured Revolver	—	—	490,100
Proceeds from borrowings - Term Loan	—	75,000	640,000
Proceeds from borrowings - Revolver Loan	54,000	55,100	481,653
Principal payoff of secured indebtedness - Mortgage Debt	(41,493)	(35,954)	(31,407)
Principal payoff of secured indebtedness - Revolver Loan	(441,256)	(139,344)	—
Principal payoff of secured indebtedness - Unsecured Revolver	—	—	(490,100)
Principal payoff of secured indebtedness - Unsecured Term Loan	—	—	(300,000)
Principal payoff of secured indebtedness - SOR Credit Facility	—	—	(173,000)
Partial Principal payoff of TW Telecom loan	(324)	—	—

Appendix II - 8

Principal amortization payments on secured indebtedness	(6,491)	(4,416)	(2,283)
Deferred financing costs	(3,329)	(740)	(4,872)
Offering costs	—	—	(62)
Purchase of noncontrolling interest	—	(18,129)	—
Repurchase of preferred units	—	—	(254,525)
Repurchase of common stock	(98,906)	(41,443)	(13,819)
Dividends paid on preferred units subject to redemption	—	—	(10,859)
Distributions to noncontrolling interests	(4,737)	(4,425)	(3,477)
Distributions to common stockholders	(71,124)	(69,463)	(52,407)
Net cash (used in)/provided by financing activities	(238,660)	(183,814)	274,942
Net increase (decrease) in cash, cash equivalents and restricted cash	158,005	(36,861)	(26,610)
Cash, cash equivalents and restricted cash at the beginning of the period	56,862	93,723	120,333
Cash, cash equivalents and restricted cash at the end of the period	$214,867	$56,862	$93,723
Supplemental disclosure of cash flow information:
Cash paid for interest	$48,253	$45,692	$27,518
Supplemental disclosures of non-cash investing and financing transactions:
(Decrease) increase in fair value swap agreement	$(6,795)	$2,204	$(6,560)
Construction in progress costs - real estate development	$—	$—	$(38,208)
Unpaid construction in progress costs - real estate development	$—	$—	$(10,106)
Limited partnership units of the operating partnership issued in conjunction with the acquisition of real estate assets by affiliates	$—	$11,941	$7,282
Mortgage debt assumed in conjunction with the contribution of real estate assets	$—	$22,441	$73,701
Increase in distributions payable to common stockholders	$32	$162	$2,637
Decrease in distributions payable to preferred unit holders	$—	$—	$(1,615)
Distributions to redeemable noncontrolling interests attributable to common stockholders as reflected on the consolidated statements of operations	$356	$358	$359
Common stock issued pursuant to the distribution reinvestment plan	$49,541	$52,174	$52,557
Common stock redemptions funded subsequent to period-end	$20,382	$11,565	$6,336
Assets and liabilities assumed in conjunction with the Signature Office REIT merger:			—
Land	$—	$—	$71,529
Building and improvements	$—	$—	$436,350
Tenant origination and absorption cost	$—	$—	$89,357
Above market leases	$—	$—	$16,860
Other assets	$—	$—	$2,148
Mortgage debt assumed in conjunction with the acquisition of real estate assets	$—	$—	$173,000
Below market leases	$—	$—	$6,996
Accounts payable and other liabilities	$—	$—	$11,138
Equity consideration for the SOR merger	$—	$—	$433,667
See accompanying notes.

Appendix II - 9

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

1.     Organization
Griffin Capital Essential Asset REIT, Inc., a Maryland corporation (the “Company”), was formed on August 28, 2008 under the Maryland General Corporation Law and qualified as a real estate investment trust (“REIT”) commencing with the year ended December 31, 2010. The Company was organized primarily with the purpose of acquiring single tenant properties that are essential to the tenant’s business and used a substantial amount of the net proceeds from the Public Offerings (as defined below) to invest in these properties. The Company’s year end is December 31.
Griffin Capital Company, LLC, a Delaware limited liability company (the “Sponsor”), has sponsored the Company’s Public Offerings. The Sponsor, which was formerly known as Griffin Capital Corporation, began operations in 1995 to engage principally in acquiring and developing office and industrial properties. Kevin A. Shields, the Company’s Chief Executive Officer and Chairman of the Company’s board of directors, controls the Sponsor.
Griffin Capital Essential Asset Advisor, LLC, a Delaware limited liability company (the “Advisor”), was formed on August 27, 2008. Griffin Capital Real Estate Company, LLC (“GRECO”) is the sole member of the Advisor, and Griffin Capital, LLC is the sole member of GRECO. The Company has entered into an advisory agreement with the Advisor (as amended and restated, the “Advisory Agreement”), which states that the Advisor is responsible for managing the Company’s affairs on a day-to-day basis and identifying and making acquisitions and investments on behalf of the Company. The officers of the Advisor are also officers of the Sponsor. The Advisory Agreement has a one-year term, and it may be renewed for an unlimited number of successive one-year periods by the Company’s board of directors.
The Company’s property manager is Griffin Capital Essential Asset Property Management, LLC, a Delaware limited liability company (the “Property Manager”), which was formed on August 28, 2008 to manage the Company’s properties. The Property Manager derives substantially all of its income from the property management services it performs for the Company.
From 2009 to 2014, the Company offered shares of common stock pursuant to a private placement offering to accredited investors (the “Private Offering”) and two public offerings, consisting of an initial public offering and a follow-on offering (together, the “Public Offerings”), which included shares of common stock for sale pursuant to the distribution reinvestment plan (“DRP”). The Company issued 126,592,885 total shares of its common stock for gross proceeds of approximately $1.3 billion pursuant to the Private Offering and the Public Offerings. The Company also issued approximately 41,800,000 shares of its common stock upon the consummation of the merger of Signature Office REIT, Inc. in June 2015.
On May 7, 2014, the Company filed a Registration Statement on Form S-3 with the Securities and Exchange Commission (“SEC”) for the registration of $75.0 million in shares for sale pursuant to the DRP (the “2014 DRP Offering”). On September 22, 2015, the Company filed a Registration Statement on Form S-3 with the SEC for the registration of $100.0 million in shares of common stock for sale pursuant to the DRP (the “2015 DRP Offering”). On June 9, 2017, the Company filed a Registration Statement on Form S-3 with the SEC for the registration of 10 million shares of common stock for sale pursuant to the DRP (the “2017 DRP Offering,” and together with the 2014 DRP Offering and 2015 DRP Offering, the “DRP Offerings”). The 2017 DRP Offering may be terminated at any time upon 10 days’ prior written notice to stockholders, which may be provided through the Company’s filings with the SEC.
As of December 31, 2017, the Company had issued 186,756,009 shares of common stock. The Company has received aggregate gross offering proceeds of approximately $1.5 billion from the sale of shares in the Private

Appendix II - 10

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

Offering, the Public Offerings, and the DRP Offerings. There were 170,906,111 shares of common stock outstanding as of December 31, 2017, including shares of common stock issued pursuant to the DRP, less shares redeemed pursuant to the share redemption program (“SRP”). As of December 31, 2017 and 2016, the Company had issued approximately $211.9 million and $162.4 million, respectively, in shares of common stock pursuant to the DRP, which are classified on the consolidated balance sheets as common stock subject to redemption, net of redemptions paid of approximately $157.7 million and $58.8 million, respectively, and redemptions payable totaling approximately $20.4 million and $11.6 million, respectively, which are included in accrued expenses and other liabilities on the consolidated balance sheets. Since inception and through December 31, 2017, the Company had redeemed 15,849,898 shares of common stock for approximately $157.7 million pursuant to the SRP.
Griffin Capital Essential Asset Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), was formed on August 29, 2008. The Operating Partnership owns, directly or indirectly, all of the properties that the Company has acquired. The Advisor purchased an initial 99% limited partnership interest in the Operating Partnership for $0.2 million, and the Company contributed the initial one thousand dollars capital contribution, received from the Advisor, to the Operating Partnership in exchange for a 1% general partner interest. As of December 31, 2017, the Company owned approximately 96% of the limited partnership units of the Operating Partnership, and, as a result of the contribution of five properties to the Company, the Sponsor and certain of its affiliates, including certain officers of the Company, owned approximately 2% of the limited partnership units of the Operating Partnership. Approximately 2.1 million units are owned by the Company’s Chief Executive Officer and Chairman, Kevin A. Shields. The remaining approximately 2% of the limited partnership units are owned by unaffiliated third parties. No limited partnership units of the Operating Partnership have been redeemed during the years ended December 31, 2017 and 2016. The Operating Partnership may conduct certain activities through the Company’s taxable REIT subsidiary, Griffin Capital Essential Asset TRS, Inc., a Delaware corporation (the “TRS”), formed on September 2, 2008, which is a wholly-owned subsidiary of the Operating Partnership. The TRS had no activity as of December 31, 2017.

2.     Basis of Presentation and Summary of Significant Accounting Policies
The accompanying consolidated financial statements of the Company are prepared by management on the accrual basis of accounting and in accordance with generally accepted accounting principles in the United States (“GAAP”) as contained in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), and in conjunction with rules and regulations of the SEC. The consolidated financial statements include accounts and related adjustments, which are, in the opinion of management, of a normal recurring nature and necessary for a fair presentation of the Company’s financial position, results of operations and cash flows for the years ended December 31, 2017 and 2016.
The consolidated financial statements of the Company include all accounts of the Company, the Operating Partnership, and its subsidiaries. Intercompany transactions are not shown on the consolidated statements. However, each property owning entity is a wholly owned subsidiary which is a special purpose entity, whose assets and credit are not available to satisfy the debts or obligations of any other entity, except to the extent required with respect to any co-borrower or guarantor under the same credit facility.
Principles of Consolidation
The Company’s financial statements, and the financial statements of the Company’s Operating Partnership, including its wholly-owned subsidiaries, are consolidated in the accompanying consolidated financial statements. The portion of these entities not wholly-owned by the Company is presented as noncontrolling interests. All significant intercompany accounts and transactions have been eliminated in consolidation.

Appendix II - 11

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

Consolidation Considerations
Current accounting guidance provides a framework for identifying a variable interest entity (“VIE”) and determining when a company should include the assets, liabilities, noncontrolling interests, and results of activities of a VIE in its consolidated financial statements. In general, a VIE is an entity or other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations. Generally, a VIE should be consolidated if a party with an ownership, contractual, or other financial interest in the VIE (a variable interest holder) has the power to direct the VIE’s most significant activities and the obligation to absorb losses or right to receive benefits of the VIE that could be significant to the VIE. A variable interest holder that consolidates the VIE is called the primary beneficiary. Upon consolidation, the primary beneficiary generally must initially record all of the VIE’s assets, liabilities, and noncontrolling interest at fair value and subsequently account for the VIE as if it were consolidated based on majority voting interest. See Note 4, Investments.
Cash and Cash Equivalents
The Company considers all short-term, highly liquid investments that are readily convertible to cash with a maturity of three months or less at the time of purchase to be cash equivalents. Cash and cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value. There were no cash equivalents, nor were there restrictions on the use of the Company’s cash balance as of December 31, 2017 and 2016.
The Company maintains its cash accounts with major financial institutions. The cash balances consist of business checking accounts. These accounts are insured by the Federal Deposit Insurance Corporation up to $250,000 at each institution. The Company has not experienced any losses with respect to cash balances in excess of government provided insurance. Management believes there was no significant concentration of credit risk with respect to these cash balances as of December 31, 2017.
Restricted Cash
Restricted cash primarily consists of cash proceeds from dispositions that are temporarily held at qualified intermediaries for purposes of facilitating potential exchanges under Section 1031 of the Code (“Section 1031 Exchanges”). In addition, in conjunction with acquisitions of certain assets, as required by certain lease provisions or certain lenders in conjunction with an acquisition or debt financing, or credits received by the seller of certain assets, the Company assumed or funded reserves for specific property improvements and deferred maintenance, re-leasing costs, and taxes and insurance, which are included on the consolidated balance sheets as restricted cash. As of December 31, 2017, the Company had $154.9 million of restricted cash held at qualified intermediaries for the purpose of facilitating Section 1031 Exchanges. As of December 31, 2016, the Company had no restricted cash held at qualified intermediaries for the purpose of facilitating Section 1031 Exchanges.
Real Estate Purchase Price Allocation
In January 2017, the FASB issued Accounting Standards Update (“ASU”) No. 2017-01, Business Combinations, (see “Recently Issued Accounting Pronouncements” below) that clarifies the framework for determining whether an integrated set of assets and activities meets the definition of a business. The revised framework establishes a screen for determining whether an integrated set of assets and activities is a business and narrows the definition of a business, which is expected to result in fewer transactions being accounted for as business combinations. Acquisitions of integrated sets of assets and activities that do not meet the definition of a business are accounted for as asset acquisitions. This update is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2017, with early adoption permitted for transactions that have not been reported in previously issued (or available to be issued) financial statements.

Appendix II - 12

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

The Company adopted this accounting standard early effective January 1, 2017. As a result of the Company’s adoption of ASU No. 2017-01, Business Combinations, the Company anticipates that many of its future acquisitions (if any) will be treated as asset acquisitions, which will result in a lower amount of acquisition-related costs being expensed on the Company’s consolidated statement of operations, as the majority of those costs will be capitalized and included as part of the relative fair value allocation of the purchase price.
The Company applies the provisions in ASC 805-10, Business Combinations, to account for the acquisition of real estate, or real estate related assets, in which a lease, or other contract, is in place representing an active revenue stream, as an asset acquisition (in rare cases, a business combination). In accordance with the provisions of ASC 805-10 (on an asset acquisition), the Company recognizes the assets acquired, the liabilities assumed and any noncontrolling interest in the acquired entity at their relative fair values. The accounting provisions have also established that transaction costs associated with an asset acquisition are capitalized.
Acquired in-place leases are valued as above-market or below-market as of the date of acquisition. The valuation is measured based on the present value (using an interest rate, which reflects the risks associated with the leases acquired) of the difference between (a) the contractual amounts to be paid pursuant to the in-place leases and (b) management’s estimate of fair market lease rates for the corresponding in-place leases over a period equal to the remaining non-cancelable term of the lease for above-market leases, taking into consideration below-market extension options for below-market leases. In addition, renewal options are considered and will be included in the valuation of in-place leases if (1) it is likely that the tenant will exercise the option, and (2) the renewal rent is considered to be sufficiently below a fair market rental rate at the time of renewal. The above-market and below-market lease values are capitalized as intangible lease assets or liabilities and amortized as an adjustment to rental income over the remaining terms of the respective leases.
The aggregate relative fair value of in-place leases includes direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals, which are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant include commissions, tenant improvements, and other direct costs and are estimated using methods similar to those used in independent appraisals and management’s consideration of current market costs to execute a similar lease. These direct costs are considered intangible lease assets and are included with real estate assets on the consolidated balance sheets. The intangible lease assets are amortized to expense over the remaining terms of the respective leases. The value of opportunity costs is calculated using the contractual amounts to be paid, including real estate taxes, insurance, and other operating expenses, pursuant to the in-place leases over a market lease-up period for a similar lease. Customer relationships are valued based on management’s evaluation of certain characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics management will consider in allocating these values include the nature and extent of the Company’s existing business relationships with tenants, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors. These intangibles will be included in intangible lease assets on the consolidated balance sheets and are amortized to expense over the remaining term of the respective leases.
The determination of the relative fair values of the assets and liabilities acquired requires the use of significant assumptions about current market rental rates, rental growth rates, discount rates and other variables.
Depreciation and Amortization
The purchase price of real estate acquired and costs related to development, construction, and property improvements are capitalized. Repairs and maintenance costs include all costs that do not extend the useful life of the real estate asset and are expensed as incurred. The Company considers the period of future benefit of an asset to determine the appropriate useful life. The Company anticipates the estimated useful lives of its assets by class to be generally as follows:

Appendix II - 13

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

Buildings	25-40 years
Building Improvements	5-20 years
Land Improvements	15-25 years
Tenant Improvements	Shorter of estimated useful life or remaining contractual lease term
Tenant Origination and Absorption Cost	Remaining contractual lease term
In-place Lease Valuation	Remaining contractual lease term with consideration as to below-market extension options for below-market leases
If a lease is terminated or amended prior to its scheduled expiration, the Company will accelerate the remaining useful life of the unamortized lease-related costs.
Assets Held for Sale
The Company accounts for properties held for sale in accordance with ASC 360, Property, Plant, and Equipment, (“ASC 360”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and ASC 2014-08, Presentation of Financial Statements (“ASC 205”) and Property, Plant, and Equipment: Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity (“ASU No. 2014-08”). Under ASU No. 2014-08, a discontinued operation is (i) a component of an entity or group of components that has been disposed of by sale, that has been disposed of other than by sale, or that is classified as held for sale that represents a strategic shift that has or will have a major effect on an entity’s operations and financial results or (ii) an acquired business or nonprofit activity that is classified as held for sale on the date of the acquisition.
In accordance with ASC 205, a component of an entity or a group of components of an entity, or a business or nonprofit activity (the entity to be sold) shall be classified as held for sale in the period in which all of the required criteria are met.
In accordance with ASC 360, upon being classified as held for sale, a property is carried at the lower of (i) its carrying amount or (ii) fair value less costs to sell. In addition, a property being held for sale ceases to be depreciated.
Assets Reclassified from Held for Sale to Held and Used
Upon the Company’s determination to discontinue marketing properties for sale, the properties will no longer meet the held for sale criteria and are required to be reclassified as held and used at the lower of adjusted carrying value (carrying value of the properties prior to being classified as held for sale adjusted for any depreciation and/or amortization expense that would have been recognized had the properties been continuously classified as held and used) or its fair value at the date of the subsequent decision not to sell. If adjusted carrying value is determined to be lower, a catch up adjustment will be recorded. The depreciation and/or amortization expenses that would have been recognized had the properties been continuously classified as held and used will be included as a component of depreciation and amortization expense in the accompanying consolidated statements of operations. If fair value is determined to be lower, the Company will record a loss included in income or loss from continuing operations in the accompanying consolidated statements of operations.
Impairment of Real Estate and Related Intangible Assets
The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of real estate and related intangible assets may not be recoverable, including credit ratings of all tenants to stay abreast of any material changes in credit quality. The Company monitors tenant credit by (1) reviewing the credit ratings of tenants (or their parent companies or lease guarantors) that are rated by nationally recognized rating agencies; (2) reviewing financial statements and related metrics and information that are publicly available or that are required to be provided pursuant to the lease; (3) monitoring news reports and press releases regarding the

Appendix II - 14

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

tenants (or their parent companies or lease guarantors), and their underlying business and industry; and (4) monitoring the timeliness of rent collections.
When indicators of potential impairment are present that indicate that the carrying amounts of real estate and related intangible assets may not be recoverable, management assesses whether the carrying value of the assets will be recovered through the future undiscounted operating cash flows expected from the use of the assets and the eventual disposition. If, based on this analysis, the Company does not believe that it will be able to recover the carrying value of the asset, the Company will record an impairment charge to the extent the carrying value exceeds the net present value of the estimated future cash flows of the asset.
Projections of expected future undiscounted cash flows require management to estimate future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property and the number of years the property is held for investment. As of December 31, 2017, the Company recorded an impairment provision of approximately $8.5 million related to the lease intangibles, building and land as it was determined that the carrying value of these assets would more than likely not be recoverable.
Revenue Recognition
Leases associated with the acquisition and contribution of certain real estate assets have net minimum rent payment increases during the term of the lease and are recorded to rental revenue on a straight-line basis, commencing as of the contribution or acquisition date. If a lease provides for contingent rental income, the Company will defer the recognition of contingent rental income, such as percentage rents, until the specific target that triggers the contingent rental income is achieved.
Tenant reimbursement revenue, which is comprised of additional amounts collected from tenants for the recovery of certain operating expenses, including repair and maintenance, property taxes and insurance, and capital expenditures, to the extent allowed pursuant to the lease (collectively, “Recoverable Expenses”), is recognized as revenue when the additional rent is due. Recoverable Expenses to be reimbursed by a tenant are determined based on the Company’s estimate of the property’s operating expenses for the year, pro rated based on leased square footage of the property, and are collected in equal installments as additional rent from the tenant, pursuant to the terms of the lease. At the end of each quarter, the Company reconciles the amount of additional rent paid by the tenant during the quarter to the actual amount of the Recoverable Expenses incurred by the Company for the same period. The difference, if any, is either charged or credited to the tenant pursuant to the provisions of the lease. In certain instances, the lease may restrict the amount the Company can recover from the tenant such as a cap on certain or all property operating expenses.
In a situation in which a lease associated with a significant tenant has been, or is expected to be, terminated early, or extended, the Company evaluates the remaining useful life of amortizable assets in the asset group related to the lease that will be terminated (i.e., above- and below-market lease intangibles, in-place lease value and deferred leasing costs). Based upon consideration of the facts and circumstances surrounding the termination or extension, the Company may write-off or accelerate the amortization associated with the asset group. Such amounts are included within rental and other income for above- and below-market lease intangibles and amortization for the remaining lease related asset groups in the consolidated statements of operations.
Derivative Instruments and Hedging Activities
FASB ASC 815: Derivatives and Hedging (“ASC 815”) provides the disclosure requirements for derivatives and hedging activities with the intent to provide users of financial statements with an enhanced understanding of: (a) how and why an entity uses derivative instruments, (b) how the entity accounts for derivative instruments and related hedged items, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Further, ASC 815 requires qualitative disclosures regarding the Company’s objectives and strategies for using derivatives, as well as quantitative disclosures about the fair value of

Appendix II - 15

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative instruments.
As required by ASC 815, the Company recorded all derivatives on the consolidated balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, and whether the Company has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. The Company may enter into derivative contracts that are intended to economically hedge certain risks, even though hedge accounting does not apply or the Company elects not to apply hedge accounting. See Note 6, Interest Rate Contracts.
Income Taxes
The Company has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). To qualify as a REIT, the Company must meet certain organizational and operational requirements. The Company intends to adhere to these requirements and maintain its REIT status for the current year and subsequent years. As a REIT, the Company generally will not be subject to federal income taxes on taxable income that is distributed to stockholders. However, the Company may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed taxable income, if any. If the Company fails to qualify as a REIT in any taxable year, the Company will then be subject to federal income taxes on the taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service (“IRS”) grants the Company relief under certain statutory provisions. Such an event could materially adversely affect net income and net cash available for distribution to stockholders. As of December 31, 2017, the Company satisfied the REIT requirements and distributed all of its taxable income.
Pursuant to the Code, the Company has elected to treat its corporate subsidiary as a TRS. In general, the TRS may perform non-customary services for the Company’s tenants and may engage in any real estate or non real estate-related business. The TRS will be subject to corporate federal and state income tax. As of December 31, 2017, the TRS had not commenced operations.
Use of Estimates
The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates.
Change in Consolidated Financial Statements Presentation
Certain amounts in the Company’s prior period consolidated financial statements have been reclassified to conform to the current period presentation. Property expense recovery reimbursements are presented gross on the statement of operations for all periods presented. During the year ended December 31, 2017, the Company elected to early adopt ASU No. 2016-18 (as defined below). As a result, the Company no longer presents transfers between cash and restricted cash in the consolidated statements of cash flows. Instead, restricted cash is included with cash and cash equivalents when reconciling the beginning of period and end of period total amounts shown on the consolidated statements of cash flows.

Appendix II - 16

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

Per Share Data
The Company reports earnings per share for the period as (1) basic earnings per share computed by dividing net income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period, and (2) diluted earnings per share computed by dividing net income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding, including common stock equivalents. As of December 31, 2017 and December 31, 2016, there were no material common stock equivalents that would have a dilutive effect on earnings (loss) per share for common stockholders.
Segment Information
Segment Reporting (“ASC 280”), establishes standards for reporting financial and descriptive information about a public entity’s reportable segments. The Company internally evaluates all of the properties and interests therein as one reportable segment.
Unaudited Data
Any references to the number of buildings, square footage, number of leases, occupancy, and any amounts derived from these values in the notes to the consolidated financial statements are unaudited and outside the scope of the Company’s independent registered public accounting firm’s audit of its consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”).
Recently Issued Accounting Pronouncements
In August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging. The purpose of this updated guidance is to better align a company’s financial reporting for hedging activities with the economic objectives of those activities. For cash flow hedges that are highly effective, the new standard requires all changes (effective and ineffective components) in the fair value of the hedging instrument to be recorded in other comprehensive income and to be reclassified into earnings only when the hedged item impacts earnings. Current guidance requires a periodic recognition of hedge ineffectiveness in earnings.
Under existing standards a quantitative assessment is made on an ongoing basis to determine if a hedge is highly effective in offsetting changes in cash flows associated with the hedged item. Under the new standard, entities will still be required to perform an initial quantitative test. However, the new standard allows entities to elect to subsequently perform only a qualitative assessment unless facts and circumstances change.
The ASU is effective for reporting periods beginning after December 15, 2018, with early adoption permitted. For cash flow hedges in existence at the date of adoption, an entity is required to apply a cumulative-effect adjustment for previously recognized ineffectiveness from retained earnings to accumulated other comprehensive income, as of the beginning of the fiscal year when an entity adopts the amendments in this ASU.
The Company utilizes interest rate hedge agreements to hedge a portion of exposure to variable interest rates primarily associated with borrowings based on London Interbank Offered Rate (“LIBOR”). As a result, all interest rate hedge agreements are designated as cash flow hedges. During the years ended December 31, 2017 and 2016, the ineffectiveness related to the Company’s interest rate hedge agreements was immaterial. Therefore, the Company does not believe this ASU would have an impact on operating results for the year ended December 31, 2017.

Appendix II - 17

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations, that clarified the definition of a business. The ASU is effective for reporting periods beginning after December 15, 2017, with early adoption permitted. The Company adopted this update on January 1, 2017. Refer to “Real Estate Purchase Price Allocation” above for a discussion of this accounting pronouncement.
In November 2016, the FASB issued ASU No. 2016-18, Restricted Cash, that will require companies to include restricted cash and restricted cash equivalents with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The ASU will require a disclosure of a reconciliation between the statement of financial position and the statement of cash flows when the statement of financial position includes more than one line item for cash, cash equivalents, restricted cash, and restricted cash equivalents. Entities with material restricted cash and restricted cash equivalents balances will be required to disclose the nature of the restrictions. This ASU is effective for reporting periods beginning after December 15, 2017, with early adoption permitted, and will be applied retrospectively to all periods presented.  The Company elected to early adopt ASU No. 2016-18 for the reporting period ending December 31, 2017 and apply this ASU retrospectively to all periods presented. As a result of the adoption of ASU No. 2016-18, the Company no longer presents the changes within restricted cash in the consolidated statements of cash flows.
In August 2016, the FASB issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments. ASU No. 2016-15 addresses eight specific cash flow issues with the objective of reducing diversity in practice. The cash flow issues include debt prepayment or debt extinguishment costs and proceeds from the settlement of insurance claims. This ASU is effective for interim and annual reporting periods in fiscal years beginning after December 15, 2017. The Company elected to early adopt ASU No. 2016-15 for the reporting period ending December 31, 2017. There was no change to the Company’s consolidated financial statements or notes as a result of adoption.
In February 2016, the FASB issued ASU No. 2016-02, Leases (“ASU No. 2016-02”). ASU No. 2016-02 amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. ASU No. 2016-02 will direct how the Company accounts for payments from the elements of leases that are generally fixed and determinable at the inception of the lease (“Fixed Lease Payments”) while ASU No. 2014-09 (defined below) will direct how the Company accounts for the non-lease components of lease contracts, primarily expense reimbursements (“Non-Lease Payments”) and the accounting for the disposition of real estate facilities. ASU No. 2016-02 will be effective beginning in the first quarter of 2019. Early adoption of ASU No. 2016-02 as of its issuance is permitted.
ASU No. 2016-02 requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. Based on the required adoption date of January 1, 2019, the modified retrospective method for ASU No. 2016-02 requires application of the standard to all leases that exist at, or commence after, January 1, 2017 (beginning of the earliest comparative period presented in the 2019 financial statements), with a cumulative adjustment to the opening balance of accumulated earnings (deficit) on January 1, 2017, for the effect of applying the standard at the date of initial application, and restatement of the amounts presented prior to January 1, 2019.
The FASB has also issued a proposed amendment to the standard that would provide an entity an optional transition method to initially account for the impact of the adoption of the standard with a cumulative adjustment to accumulated earnings (deficit) on January 1, 2019 (the effective date of ASU No. 2016-02), rather than January 1, 2017, which would eliminate the need to restate amounts presented prior to January 1, 2019. Under ASU No. 2016-02, an entity may elect a practical expedient package, which allows for (a) an entity need not to reassess whether any expired or existing contracts are or contain leases; (b) an entity need not reassess the lease classification for any expired or existing leases; and (c) an entity need not reassess initial direct costs for any existing leases. These three practical expedients are available as a single election that must be elected as a package and must be consistently applied to all existing leases at the date of adoption. The FASB has also tentatively noted in board meeting minutes of May 2017 that lessors that adopt this package of practical expedients are not expected to reassess expired or existing leases at the date of initial application, which is January 1, 2017 under ASU No. 2016-02, or January 1, 2019, if the Company elects the optional transition method. The FASB noted that the

Appendix II - 18

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

transition provisions generally enable entities to “run off” their existing leases for the remainder of the lease term, which would effectively eliminate the need to calculate adjustment to the opening balance of accumulated earnings (deficit). In January, 2018, the FASB issued a proposed amendment to ASU No. 2016-02 that would allow lessors to elect, as a practical expedient, not to allocate the total consideration to Fixed Lease Payments and Non-Lease Payments based on their relative standalone selling prices. If adopted, this practical expedient will allow lessors to elect a combined single component presentation if (i) the timing and pattern of the revenue recognition for the Fixed Lease Payments and Non-Lease Payments are the same, and (ii) the combined single component of the lease would continue to be classified as an operating lease.
The Company does not expect that ASU 2016-02 will impact the Company’s accounting for Fixed Lease Payments, because the Company’s accounting policy is currently consistent with the provisions of the standard. The Company is currently evaluating the impact of the standard as it relates to Non-Lease Payments. If the proposed practical expedient mentioned above is adopted and the Company elects it, the Company expects payments for expense reimbursements that qualify as Non-Lease Payments will be presented under a single lease component presentation. However, without the proposed practical expedient, the Company expects these reimbursements would be separated into Fixed Lease Payments and Non-Lease Payments. Under ASU No. 2016-02, reimbursements relating to property taxes and insurances are Fixed Lease Payments as the payments relates to the right to use the leased assets, while reimbursements relating to maintenance activities and common area expense are Non-Lease Payments and would be accounted under ASU No. 2014-09 upon the adoption of the ASU No. 2016-02 as these payments for goods or services are transferred separately from the right to use the underlying assets.
Additionally, the Company is analyzing its current ground lease obligation under ASU No. 2016-02. The Company has done a preliminary assessment and continues to evaluate the potential impact the guidance may have on its consolidated financial statements and related disclosures and will adopt ASU No. 2016-02 as of January 1, 2019.
In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU No. 2014-09”). ASU No. 2014-09 replaces substantially all industry-specific revenue recognition requirements and converges areas under this topic with International Financial Reporting Standards. ASU No. 2014-09 implements a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. ASU No. 2014-09 also requires enhanced disclosures regarding the nature, amount, timing, and uncertainty of revenues and cash flows from contracts with customers. Other major provisions in ASU No. 2014-09 include capitalizing and amortizing certain contract costs, ensuring the time value of money is considered in the applicable transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. ASU No. 2014-09 was originally effective for reporting periods beginning after December 31, 2016 (for public entities). On April 1, 2015, the FASB voted to defer the effective date of ASU No. 2014-09 by one year to annual reporting periods beginning after December 15, 2017. On July 9, 2015, the FASB affirmed its proposal to defer the effective date to annual reporting periods beginning after December 15, 2017, although entities may elect to adopt the standard as of the original effective date. The Company intends to adopt the guidance using the modified retrospective approach for the fiscal year beginning January 1, 2018. The Company anticipates minimal impact upon adoption of the new accounting guidance on its consolidated financial statements relating to the recognition of gains and losses on the sale of real estate assets as the Company’s current accounting for such transactions is consistent with the new guidance’s core principle. Rental income from leasing arrangements is a substantial portion of the Company’s revenue, is specifically excluded from ASU No. 2014-09 and will be governed by the applicable lease codification (ASU No. 2016-02). In conjunction with the adoption of the leasing guidance, the Company is currently in the process of evaluating certain variable payment terms included in these lease arrangements which are governed by ASU No. 2014-09.
In March 2016, the FASB issued ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net). The amendments clarify how an entity should identify the unit of accounting (i.e., the specified good or service) for the principal versus agent evaluation, and how it should apply the control principle to certain types of arrangements, such as service transactions, by explaining what a principal controls before the specified good or service is transferred to the customer. The effective date and transition requirements for the amendments are the same as the effective date and

Appendix II - 19

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

transition requirements of ASU No. 2014-09. The Company intends to adopt the guidance using the modified retrospective approach for the fiscal year beginning January 1, 2018. The Company anticipates minimal impact upon adoption of the new accounting guidance on its consolidated financial statements relating to the recognition of reporting revenue gross versus net on its consolidated financial statements as the Company’s current accounting for such transactions is consistent with the new guidance’s core principle.

Appendix II - 20

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

3.     Real Estate
As of December 31, 2017, the Company’s real estate portfolio consisted of 73 properties in 20 states consisting substantially of office, warehouse, and manufacturing facilities and 2 land parcels held for future development with a combined acquisition value of approximately $2.8 billion, including the allocation of the purchase price to above and below-market lease valuation.
Depreciation expense for buildings and improvements for the years ended December 31, 2017, 2016, and 2015 was $56.0 million, $56.7 million, and $43.3 million, respectively. Amortization expense for intangibles, including but not limited to, tenant origination and absorption costs for the years ended December 31, 2017, 2016, and 2015 was $60.6 million, $74.1 million, and $69.4 million, respectively.
2017 Acquisitions
The purchase price and other acquisition items for the property acquired during the year ended December 31, 2017 are shown below:

Property	Location	Tenant/Major Lessee	Acquisition Date	Purchase Price	Approx. Square Feet	Acquisition Fees Paid to the Advisor (1)	Year of Lease Expiration
LPL	Fort Mill, SC	LPL Holdings, Inc.	11/30/2017	$130,000	451,600	$3,791	2036

(1)	The Advisor is entitled to receive acquisition fees equal to 2.5% and acquisition expense reimbursement of up to 0.5% of the contract purchase price for each acquisition.

Real Estate - Valuation and Purchase Price Allocation
The Company allocates the purchase price to the relative fair value of the tangible assets of a property by valuing the property as if it were vacant. This “as-if vacant” value is estimated using an income, or discounted cash flow, approach that relies upon Level 3 inputs, which are unobservable inputs based on the Company’s review of the assumptions a market participant would use. These Level 3 inputs include discount rates, capitalization rates, market rents and comparable sales data for similar properties. Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions. In calculating the “as-if vacant” value for acquisitions completed during the year ended December 31, 2017, the Company used a discount rate of 7%.
In determining the fair value of intangible lease assets or liabilities, the Company also considers Level 3 inputs. Acquired above and below-market leases are valued based on the present value of the difference between prevailing market rates and the in-place rates measured over a period equal to the remaining term of the lease for above-market leases and the initial term plus the term of any below-market fixed rate renewal options for below-market leases, if applicable. The estimated fair value of acquired in-place at-market tenant leases are the costs that would have been incurred to lease the property to the occupancy level of the property at the date of acquisition. Such estimates include the value associated with leasing commissions, legal and other costs, as well as the estimated period necessary to lease such property that would be incurred to lease the property to its occupancy level at the time of its acquisition. Acquisition costs associated with asset acquisitions are capitalized in the period they are incurred.

Appendix II - 21

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

The following summarizes the purchase price allocation of the LPL property acquired during the year ended December 31, 2017:

Property	Land	Building and improvements	Tenant origination and absorption costs	In-place lease valuation - above market	Total
LPL (1)	$5,886	$108,000	$19,859	$383	$134,128

(1)
The Company evaluated the transactions above under the clarified framework for determining whether an integrated set of assets and activities meets the definition of a business, pursuant to ASU No. 2017-01, Business Combinations, issued in January 2017, which the Company early-adopted effective January 1, 2017. Acquisitions that do not meet the definition of a business are accounted for as asset acquisitions. Since the transaction above lacked a substantive process, the transaction did not meet the definition of a business and consequently was accounted for as asset acquisition. The Company allocated the total consideration (including acquisition costs of approximately $4.1 million) to the individual assets and liabilities acquired on a relative fair value basis.

Appendix II - 22

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

Sale of Properties
12669 Encinitas Avenue (“ITT Property”)
On June 30, 2017, the Company sold the ITT property located in Los Angeles, California for total proceeds of $10.0 million, less closing costs and other closing credits. The carrying value of the property on the closing date was approximately $5.4 million. Upon the sale of the property, the Company recognized a gain of approximately $4.0 million.
26 Century Boulevard (“One Century Plaza Property”)
On October 19, 2017, the Company sold the One Century Plaza property located in Nashville, Tennessee for total proceeds of $100.0 million, less closing costs and other closing credits. The carrying value of the property on the closing date was approximately $67.9 million. Upon the sale of the property, the Company recognized a gain of approximately $32.1 million.
910 Flower Street (“DreamWorks Property”)
On November 20, 2017, the Company sold the DreamWorks property located in Los Angeles, California for total proceeds of $290.0 million, less closing costs and other closing credits. The carrying value of the property on the closing date was approximately $210.1 million. Upon the sale of the property, the Company recognized a gain of approximately $79.9 million.
Future Minimum Contractual Rent Payments
The future minimum contractual rent payments pursuant to the current lease terms are shown in the table below. The Company’s current leases have expirations ranging from 2018 to 2036.

As of December 31, 2017
2018	$231,620
2019	210,449
2020	188,653
2021	174,053
2022	164,494
Thereafter	664,226
Total	$1,633,495

Appendix II - 23

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

Intangibles
The Company allocated a portion of the acquired and contributed real estate asset value to in-place lease valuation and tenant origination and absorption cost, net of the write-off of intangibles for the years ended December 31, 2017 and 2016. In-place leases were measured against comparable leasing information and the present value of the difference between the contractual, in-place rent, and the fair market rent was calculated using, as the discount rate, the capitalization rate utilized to compute the value of the real estate at acquisition or contribution.

	December 31,
	2017	2016
In-place lease valuation (above market)	$43,826	$47,419
In-place lease valuation (above market) - accumulated amortization	(27,703)	(20,543)
In-place lease valuation (above market), net	16,123	26,876
Ground leasehold interest (below market)	2,255	2,254
Ground leasehold interest (below market) - accumulated amortization	(109)	(82)
Ground leasehold interest (below market), net	2,146	2,172
Intangible assets, net	$18,269	$29,048
In-place lease valuation (below market)	$(49,774)	$(51,966)
In-place lease valuation (below market) - accumulated amortization	26,193	20,330
In-place lease valuation (below market), net	$(23,581)	$(31,636)
Tenant origination and absorption cost	$495,364	$541,646
Tenant origination and absorption cost - accumulated amortization	(242,601)	(197,173)
Tenant origination and absorption cost, net	$252,763	$344,473
The intangible assets are amortized over the remaining lease term of each property, which on a weighted-average basis, was approximately 6.5 years and 7.1 years as of December 31, 2017 and 2016, respectively. The amortization of the intangible assets and other leasing costs for the respective periods is as follows:

	Amortization (income) expense for the year ended December 31,
	2017	2016	2015
In-place lease valuation, net	$1,689	$3,287	$(3,785)
Tenant origination and absorption cost	$59,046	$72,912	$69,099
Ground leasehold amortization (below market)	$27	$28	$28
Other leasing costs amortization	$1,527	$1,202	$301
The following table sets forth the estimated annual amortization (income) expense for in-place lease valuation, net, tenant origination and absorption costs, ground leasehold improvements, and other leasing costs as of December 31, 2017 for the next five years:

Year	In-place lease valuation, net	Tenant origination and absorption costs	Ground leasehold improvements	Other leasing costs
2018	$(1,018)	$51,363	$27	$1,768
2019	$(1,856)	$42,721	$27	$1,782
2020	$(770)	$33,302	$27	$1,757
2021	$(630)	$28,724	$27	$1,704
2022	$(1,007)	$24,918	$27	$1,674
Tenant and Portfolio Risk

Appendix II - 24

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

The Company monitors the credit of all tenants to stay abreast of any material changes in credit quality. The Company monitors tenant credit by (1) reviewing the credit ratings of tenants (or their parent companies) that are rated by nationally recognized rating agencies; (2) reviewing financial statements and related metrics and information that are publicly available or that are required to be provided pursuant to the lease; (3) monitoring news reports and press releases regarding the tenants and their underlying business and industry; and (4) monitoring the timeliness of rent collections.
2500 Windy Ridge Parkway
In January 2017, Coca-Cola Refreshments USA, Inc. terminated their lease at the 2500 Windy Ridge Parkway property located in Atlanta, Georgia (an office facility); consequently, the Company released Coca-Cola Refreshments USA, Inc. from any and all obligations under the lease in-place effective December 31, 2016. In exchange, the Company agreed to receive a fee of $12.8 million, which is included in lease termination income on the consolidated statements of operations for the year ended December 31, 2017. The fee is being paid in quarterly installments over a two year period equal to $1.6 million per quarter. The Company received the first payment on January 31, 2017. During the year ended December 31, 2016, and as a result of the lease termination, the Company accelerated approximately $3.4 million of unamortized in-place lease intangible assets that were recorded as part of the purchase price allocation when the property was acquired and approximately $0.4 million of deferred rent.
400 Bertha Lamme Drive
During the year ended December 31, 2017, as a result of Westinghouse Electric Company, LLC filing for bankruptcy, the Company recorded an impairment provision of approximately $5.7 million related to the lease intangibles as it was determined that the carrying value of these assets would not be recoverable, which excluded building and land. In determining the fair value of intangible lease assets, the Company considered Level 3 inputs. The estimated fair value of acquired in-place at-market tenant leases are the costs that would have been incurred to lease the property to the occupancy level of the property at the date of acquisition. Such estimates include the value associated with leasing commissions, legal and other costs, as well as the estimated period necessary to lease such property that would be incurred to lease the property to its occupancy level at the time of its acquisition.
333 East Lake Street
During the year ended December 31, 2017, the Company recorded an impairment provision of approximately $2.8 million as it was determined that the carrying value of the real estate would not be recoverable. This impairment resulted from changes in projected cash flows the property was expected to generate. In determining the fair value of property, the Company considered Level 3 inputs.

Appendix II - 25

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

Restricted Cash
In conjunction with acquisition of certain assets, as required by certain lease provisions or certain lenders in conjunction with an acquisition or debt financing, or credits received by the seller of certain assets, the Company assumed or funded reserves for specific property improvements and deferred maintenance, re-leasing costs, and taxes and insurance, which are included on the consolidated balance sheets as restricted cash. Additionally, an ongoing replacement reserve is funded by certain tenants pursuant to each tenant’s respective lease as follows:

	Balance as of December 31, 2016	Additions	Deductions	Balance as of December 31, 2017
Tenant improvement reserves (1)	$9,238	$5,468	$(1,071)	$13,635
Midland mortgage loan repairs reserves (2)	67	323	—	390
Real estate tax reserve (3)	1,645	3,344	(2,892)	2,097
Property insurance reserve (Emporia Partners) (3)	257	467	(499)	225
Rent Abatement Reserve	—	731	(390)	341
Restricted deposits/Leasing commission reserve	745	4	(404)	345
Midland mortgage loan restricted lockbox (4)	1,468	2,158	(1,468)	2,158
Holdback Escrow (5)	—	77,275	(77,275)	—
1031 Exchange Funds (6)	—	286,711	(131,771)	154,940
Total	$13,420	$376,481	$(215,770)	$174,131

(1)	Represents tenant improvement reserves held by the lenders.

(2)
Represents a deferred maintenance reserve funded by the Company as part of the refinancing that occurred on February 28, 2013, whereby certain properties became collateral for the Midland mortgage loan.

(3)	Represents real estate tax and insurance reserves which are funded monthly and held by the lenders. Funds are requested for disbursement as real estate tax and insurance premium payments are made.

(4)
As part of the terms of the Midland mortgage loan, rent collections from the eight properties which serve as collateral thereunder are received in a designated cash collateral account which is controlled by the lender until the designated payment date, as defined in the loan agreement, and the excess cash is transferred to the operating account.

(5)	Represents initial funds held back related to the Bank of America Loan, which were released on October 25, 2017 and October 26, 2017.

(6)	Represents cash proceeds from a disposition that are temporarily held at the qualified intermediary for purposes of facilitating potential Section 1031 Exchanges.

4.	Investments
Investment in Unconsolidated Entities
Digital Realty Trust, Inc.
On September 9, 2014, the Company, through a special purpose entity (“SPE”), wholly-owned by the Operating Partnership, acquired an 80% interest in a joint venture with an affiliate of Digital Realty Trust, Inc. for $68.4 million, which was funded with equity proceeds raised in the Company’s Public Offerings. The gross acquisition value of the property was $187.5 million, plus closing costs, which was partially financed with debt of $102.0 million. The joint venture was created for purposes of directly or indirectly acquiring, owning, financing, operating and maintaining a data center facility located in Ashburn, Virginia (the “Property”). The Property is approximately 132,300 square feet and consists of certain data processing and communications equipment that is fully leased to a social media company and a financial services company with an average remaining lease term of approximately five years.
The joint venture currently uses an interest rate swap to manage its interest rate risk associated with its variable rate debt. The interest rate swap is designated as an interest rate hedge of its exposure to the volatility associated with interest rates. As a result of the hedge designation and in satisfying the requirement for cash flow hedge accounting, the joint venture records changes in the fair value in accumulated other comprehensive income. In

Appendix II - 26

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

conjunction with the investment in the joint venture discussed above, the Company recognized its 80% share, or approximately $0.5 million of other comprehensive income for the year ended December 31, 2017.
The interest discussed above is deemed to be a variable interest in a VIE, and, based on an evaluation of the variable interest against the criteria for consolidation, the Company determined that it is not the primary beneficiary of the investment, as the Company does not have power to direct the activities of the entity that most significantly affect its performance. As such, the interest in the VIE is recorded using the equity method of accounting in the accompanying consolidated financial statements. Under the equity method, the investment in the unconsolidated entity is stated at cost and adjusted for the Company’s share of net earnings or losses and reduced by distributions. Equity in earnings of real estate ventures is generally recognized based on the allocation of cash distributions upon liquidation of the investment at book value in accordance with the operating agreements. The Company’s maximum exposure to losses associated with its unconsolidated investment is primarily limited to its carrying value in the investment.
As of December 31, 2017, the balance of the investment is shown below:

Digital Realty Joint Venture
Balance as of December 31, 2016	$46,313
Other comprehensive income	465
Net loss	(2,065)
Distributions	(7,599)
Balance as of December 31, 2017	$37,114

Appendix II - 27

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

5.     Debt

As of December 31, 2017 and December 31, 2016, the Company’s debt consisted of the following:

	December 31, 2017	December 31, 2016	Contractual Interest Rate (1)	Loan Maturity	Effective Interest Rate (2)
Plainfield loan	$—	$18,932	—	—	—
Emporia Partners loan	2,978	3,377	5.88%	September 2023	5.96%
Ace Hardware loan	—	22,922	—	—	—
Highway 94 loan	17,352	18,175	3.75%	August 2024	4.63%
Samsonite loan	22,961	23,786	6.08%	September 2023	5.22%
HealthSpring loan	21,694	22,149	4.18%	April 2023	4.59%
Midland loan	104,197	105,600	3.94%	April 2023	4.08%
AIG loan	109,275	110,640	4.96%	February 2029	5.07%
TW Telecom loan	19,169	20,353	LIBO Rate +2.45% (3)	August 2019	4.04%
Bank of America loan	375,000	—	3.77%	August 2027	3.90%
Total Mortgage Debt	672,626	345,934
Term Loan	715,000	715,000	LIBO Rate +1.40% (3)	July 2020	3.19%
Revolver Loan	10,153	397,409	LIBO Rate +1.45% (3)	July 2020 (4)	3.79%
Total Debt	1,397,779	1,458,343
Unamortized Deferred Financing Costs and Discounts, net	(11,695)	(10,808)
Total Debt, net	$1,386,084	$1,447,535

(1)
Including the effect of interest rate swap agreements with a total notional amount of $725.0 million, the weighted average interest rate as of December 31, 2017 was 3.53% for the Company’s fixed-rate and variable-rate debt combined and 3.54% for the Company’s fixed-rate debt only.

(2)	Reflects the effective interest rate as of December 31, 2017 and includes the effect of amortization of discounts/premiums and deferred financing costs.

(3)	The LIBO Rate as of December 31, 2017 was 1.56%.

(4)
The Revolver Loan has an initial term of four years, maturing on July 20, 2019, and may be extended for a one-year period if certain conditions are met and upon payment of an extension fee. See discussion below.

Unsecured Credit Facility
On July 20, 2015, the Company, through the Operating Partnership, entered into a credit agreement (the “Unsecured Credit Agreement “) with a syndicate of lenders, co-led by KeyBank National Association (“KeyBank”), Bank of America, N.A. (“Bank of America”), Fifth Third Bank (“Fifth Third”), and BMO Harris Bank, N.A. (“BMO Harris”), under which KeyBank serves as administrative agent and Bank of America, Fifth Third, and BMO Harris serve as co-syndication agents, and KeyBanc Capital Markets, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Fifth Third, and BMO Capital Markets serve as joint bookrunners and joint lead arrangers. Pursuant to the Unsecured Credit Agreement, the Company was provided with a $1.14 billion senior unsecured credit facility (the “Unsecured Credit Facility”), consisting of a $500.0 million senior unsecured revolver (the “Revolver Loan”) and a $640.0 million senior unsecured term loan (the “Term Loan”). The Unsecured Credit Facility may be increased up to $860.0 million, in minimum increments of $50.0 million, for a maximum of $2.0 billion by increasing either the Revolver Loan, the Term Loan, or both. The Revolver Loan has an initial term of four years, maturing on July 20, 2019, and may be extended for a one-year period if certain conditions are met and upon payment of an extension fee. The Term Loan has a term of five years, maturing on July 20, 2020.

Appendix II - 28

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

On March 29, 2016, the Company exercised its right to increase the total commitments, pursuant to the Unsecured Credit Agreement. As a result, the total commitments on the Term Loan increased from $640.0 million to $715.0 million.
In March 2017, the Company, through the Operating Partnership, drew an additional $23.0 million to pay off the remaining balance of the Ace Hardware loan.
In September 2017, the Company, through the Operating Partnership, drew an additional $21.0 million to pay down the remaining $18.7 million Plainfield loan balance and the remaining proceeds were used to fund operations.
For the year ended December 31, 2017, the Company paid down approximately $344.1 million of the Unsecured Credit Facility, as a result of the Bank of America financing, as further described below.
Bank of America Loan
On September 29, 2017, the Company, through ten SPEs wholly owned by the Operating Partnership, entered into a loan agreement with Bank of America, N.A. (together with its successors and assigns, the “Lender”) in which the Company borrowed $375.0 million (the “Bank of America Loan”).
The Company utilized approximately $344.1 million of the funds provided by the Bank of America Loan to pay down a portion of the Company’s Unsecured Credit Facility. In connection with this pay down of the Unsecured Credit Facility, KeyBank released eight SPEs owned by the Operating Partnership from their obligations as guarantors under the Unsecured Credit Facility. The Bank of America Loan is secured by cross-collateralized and cross-defaulted first mortgage liens on the properties (or in the case of one property, on the SPE’s leasehold interest in the property) with the following tenants: ACE Hardware Corporation; Christus Health; Comcast of Washington; Connecticut General; General Electric Company; NEC Corporation of America; Restoration Hardware, Inc.; State Farm Mutual Automobile Insurance Co.; T-Mobile West LLC; and WellsFargo Bank, National Association (each, a “Secured Property”). In addition, the Company entered into a nonrecourse carve-out guaranty agreement.
In addition to their first mortgage lien, the Lender also has a security interest in all other property relating to the ownership, use, maintenance or operation of the improvements on each Secured Property and all rents, profits and revenues from each Secured Property.
The Bank of America Loan has a term of 10 years, maturing on October 1, 2027. The Bank of America Loan bears interest at a rate of 3.77% and requires monthly payments of interest only. Commencing September 1, 2019, the Bank of America Loan may be prepaid but only if such prepayment is made in full (with certain exceptions), subject to certain conditions set forth in the loan agreement, including 30 days’ prior notice to the Lender and payment of a prepayment premium in addition to all unpaid principal and accrued interest to the date of such prepayment. Commencing on April 1, 2027, the Bank of America Loan may be prepaid in whole or in part, subject to satisfaction of certain conditions, including 30 days’ prior notice to the Lender, without payment of any prepayment premium.
The Company paid processing fees, as well as certain other closing costs, including legal fees, of approximately $3.0 million in connection with the Bank of America Loan.
Debt Covenant Compliance
Pursuant to the terms of the Company’s mortgage loans, Unsecured Credit Facility and Bank of America Loan, the Operating Partnership, in consolidation with the Company, is subject to certain loan compliance covenants. The Company was in compliance with all of its debt covenants as of December 31, 2017.

Appendix II - 29

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

The following summarizes the future principal repayments of all loans as of December 31, 2017 per the loan terms discussed above:

December 31, 2017
2018	$7,132
2019	24,879
2020	732,034
2021	7,211
2022	7,556
Thereafter	618,967
Total principal	1,397,779
Unamortized debt premium/(discount)	(281)
Unamortized deferred loan costs	(11,414)
Total	$1,386,084

6.     Interest Rate Contracts
Risk Management Objective of Using Derivatives
The Company is exposed to certain risks arising from both business operations and economic conditions. The Company manages economic risks, including interest rate, liquidity, and credit risk primarily by managing the amount, sources, and duration of debt funding and the use of derivative financial instruments. Specifically, the Company entered into derivative financial instruments to manage exposures that arise from business activities that result in the payment of future known and uncertain cash amounts, the value of which are determined by expected cash payments principally related to borrowings and interest rates. Interest rate swaps designated as cash flow hedges involve the receipt of variable amounts from a counterparty in exchange for making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. The Company does not use derivatives for trading or speculative purposes.
Derivative Instruments
The Company has entered into three interest rate swap agreements to hedge the variable cash flows associated with certain existing or forecasted LIBO Rate-based variable-rate debt, including the Company’s Unsecured Credit Facility. The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in accumulated other comprehensive income (“AOCI”) and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. The Company’s derivatives were used to hedge the variable cash flows associated with existing variable-rate debt and forecasted issuances of debt. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings.

Appendix II - 30

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

The following table sets forth a summary of the interest rate swaps at December 31, 2017 and December 31, 2016:

				Fair Value (1)		Current Notional Amount (2)
				December 31,
Derivative Instrument	Effective Date	Maturity Date	Interest Strike Rate	2017	2016	2017	2016
Assets/(Liabilities):
Interest Rate Swap	7/9/2015	7/1/2020	1.69%	$3,255	$(1,630)	$425	$425
Interest Rate Swap	1/1/2016	7/1/2018	1.32%	458	(907)	300	300
Interest Rate Swap (3)	7/1/2016	7/1/2018	1.50%	—	(564)	—	100
Total				$3,713	$(3,101)	$725	$825

(1)
The Company records all derivative instruments on a gross basis in the consolidated balance sheets, and accordingly, there are no offsetting amounts that net assets against liabilities. As of December 31, 2017, derivatives in a asset/liability position are included in the line item “Other assets/Accrued expenses and other liabilities,” respectively, in the consolidated balance sheets at fair value.

(2)	Represents the notional amount of swaps that are effective as of the balance sheet date of December 31, 2017 and 2016.

(3)
Effective as of November 1, 2017, the Operating Partnership novated the $100 million interest rate swap agreement to an affiliated party, Griffin Capital Essential Asset Operating Partnership II, L.P., for approximately nine-thousand dollars. At the date of novation, the Company accelerated the reclassification of amounts in other comprehensive income to earnings as a result of the hedged forecasted transactions becoming probable not to occur. The novation involved cash consideration that reflected the termination value of the trade at the time of novation.

The following table sets forth the impact of the interest rate swap on the consolidated statements of operations for the periods presented:

	Year Ended December 31,
	2017	2016
Interest Rate Swap in Cash Flow Hedging Relationship:
Amount of gain (loss) recognized in AOCI on derivatives (effective portion)	$3,035	$(6,253)
Amount of gain (loss) reclassified from AOCI into earnings under “Interest expense” (effective portion)	$3,856	$(8,286)
Amount of gain (loss) recognized in earnings under “Interest expense” (ineffective portion and amount excluded from effectiveness testing)	$(19)	$(70)
During the next twelve months, the Company estimates that an additional $0.8 million will be recognized from AOCI into earnings.
Certain agreements with the derivative counterparties contain a provision where if the Company defaults on any of the Company’s indebtedness, including default where repayment of the indebtedness has not been accelerated by the lender within a specified time period, then the Company could also be declared in default on its derivative obligations.
As of December 31, 2017 and December 31, 2016, the fair value of interest rate swaps in a net asset position/net liabilities, which excludes any adjustment for nonperformance risk related to these agreements, was approximately $3.7 million and $3.1 million, respectively. As of December 31, 2017 and December 31, 2016, the Company had not posted any collateral related to these agreements.

Appendix II - 31

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

7.	Accrued Expenses and Other Liabilities
Accrued expenses and other liabilities consisted of the following as of December 31, 2017 and 2016:

	December 31, 2017	December 31, 2016
Prepaid rent	$16,312	$16,799
Real estate taxes payable	21,317	24,585
Interest payable	7,924	7,606
Interest rate swap liability	—	3,101
Other liabilities	18,580	12,914
Total	$64,133	$65,005

8.	Fair Value Measurements
The Company is required to disclose fair value information about all financial instruments, whether or not recognized in the consolidated balance sheets, for which it is practicable to estimate fair value. The Company measures and discloses the estimated fair value of financial assets and liabilities utilizing a fair value hierarchy that distinguishes between data obtained from sources independent of the reporting entity and the reporting entity’s own assumptions about market participant assumptions. This hierarchy consists of three broad levels, as follows: (i) quoted prices in active markets for identical assets or liabilities, (ii) “significant other observable inputs,” and (iii) “significant unobservable inputs.” “Significant other observable inputs” can include quoted prices for similar assets or liabilities in active markets, as well as inputs that are observable for the asset or liability, such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals. “Significant unobservable inputs” are typically based on an entity’s own assumptions, since there is little, if any, related market activity. In instances in which the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level of input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. There were no transfers between the levels in the fair value hierarchy during the years ended December 31, 2017 and 2016.
The following tables set forth the assets and liabilities that the Company measures at fair value on a recurring basis by level within the fair value hierarchy as of December 31, 2017 and 2016:

Assets/(Liabilities)	Total Fair Value	Quoted Prices in Active Markets for Identical Assets and Liabilities	Significant Other Observable Inputs	Significant Unobservable Inputs
December 31, 2017
Interest Rate Swap Asset	$3,713	$—	$3,713	$—
December 31, 2016
Interest Rate Swap Liability	$(3,101)	$—	$(3,101)	$—
Financial Instruments Disclosed at Fair Value
Financial instruments as of December 31, 2017 and 2016 consisted of cash and cash equivalents, restricted cash, accounts receivable, accrued expenses and other liabilities, and mortgage payable and other borrowings, as defined in Note 5, Debt. With the exception of the mortgage loans in the table below, the amounts of the financial instruments presented in the consolidated financial statements substantially approximate their fair value as of December 31, 2017 and 2016. The fair value of the three mortgage loans in the table below is estimated by discounting each loan’s principal balance over the remaining term of the mortgage using current borrowing rates

Appendix II - 32

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

available to the Company for debt instruments with similar terms and maturities. The Company determined that the mortgage debt valuation in its entirety is classified in Level 2 of the fair value hierarchy, as the fair value is based on current pricing for debt with similar terms as the in-place debt.

	December 31, 2017		December 31, 2016
	Fair Value	Carrying Value (1)	Fair Value	Carrying Value (1)
AIG loan	$113,715	$109,275	$113,052	$110,640
Highway 94 loan	16,484	17,352	17,073	18,175
Samsonite loan	23,851	22,961	24,349	23,786

(1)	The carrying values do not include the debt premium/(discount) or deferred financing costs as of December 31, 2017 and 2016. See Note 5, Debt, for details.
9.     Equity
Common Equity
As of December 31, 2017, the Company had received aggregate gross offering proceeds of approximately $1.5 billion from the sale of shares in the Private Offering, the Public Offerings, and the DRP Offerings, as discussed in Note 1, Organization. There were 170,906,111 shares outstanding at December 31, 2017, including shares issued pursuant to the DRP, less shares redeemed pursuant to the SRP discussed below.
Distribution Reinvestment Plan (DRP)
The Company has adopted the DRP, which allows stockholders to have dividends and other distributions otherwise distributable to them invested in additional shares of common stock. No sales commissions or dealer manager fee will be paid on shares sold through the DRP. The Company may amend or terminate the DRP for any reason at any time upon 10 days’ prior written notice to stockholders, which may be provided through the Company’s filings with the SEC.
As of December 31, 2017 and 2016, the Company had issued approximately $211.9 million and $162.4 million, respectively, in shares pursuant to the DRP, which are classified on the consolidated balance sheets as common stock subject to redemption, net of redemptions paid of approximately $157.7 million and $58.8 million, respectively, and redemptions payable totaling approximately $20.4 million and $11.6 million.
Share Redemption Program
The Company has adopted the SRP that enables stockholders to sell their stock to the Company in limited circumstances. As long as the common stock is not listed on a national securities exchange or over-the-counter market, stockholders who have held their stock for at least one year may, under certain circumstances, be able to have all or any portion of their shares of stock redeemed by the Company. During any calendar year, the Company will not redeem more than 5% of the weighted average number of shares outstanding during the prior calendar year. The cash available for redemption will be limited to the proceeds from the sale of shares pursuant to the DRP.
If the Company cannot purchase all shares presented for redemption in any quarter, based upon insufficient cash available or the limit on the number of shares the Company may redeem during any calendar year, the Company will attempt to honor redemption requests on a pro rata basis. With respect to any pro rata treatment, redemption requests following the death or qualifying disability of a stockholder will be considered first, as a group, followed by requests where pro rata redemption would result in a stockholder owning less than the minimum balance of $2,500 of shares of common stock, which will be redeemed in full to the extent there are available funds, with any remaining available funds allocated pro rata among all other redemption requests. The Company will treat

Appendix II - 33

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

the unsatisfied portion of the redemption request as a request for redemption the following quarter. Such pending requests will generally be honored on a pro rata basis. Any stockholder request to cancel an outstanding redemption must be sent to the Company’s transfer agent prior to the last day of the new quarter. The Company will determine whether sufficient funds are available or the SRP has reached the 5.0% share limit as soon as practicable after the end of each quarter, but in any event prior to the applicable payment date.
As the use of the proceeds from the DRP for redemptions is outside the Company’s control, the net proceeds from the DRP are considered to be temporary equity and are presented as common stock subject to redemption on the accompanying consolidated balance sheets. The cumulative proceeds from the DRP, net of any redemptions, will be computed at each reporting date and will be classified as temporary equity on the Company’s consolidated balance sheets. As noted above, the SRP is limited to proceeds from new permanent equity from the sale of shares pursuant to the DRP.
Pursuant to the SRP, the redemption price per share shall be the lesser of (i) the amount paid for the shares or (ii) 95% of the NAV of the shares. Shares redeemed in connection with the death or qualifying disability of a stockholder may be repurchased at 100% of the NAV of the shares. The redemption price per share will be as of the last business day of the applicable quarter.
Redemption requests will be honored on or about the last business day of the month following the end of each quarter. Requests for redemption must be received on or prior to the end of the quarter in order for the Company to repurchase the shares as of the end of the following month. The following table summarizes share redemption activity during the years ended December 31, 2017 and 2016:

	Year Ended December 31,
	2017	2016
Shares of common stock redeemed	9,931,245	4,164,955
Weighted average price per share	$9.96	$9.95
Since inception and through December 31, 2017, the Company had redeemed 15,849,898 shares of common stock for approximately $157.7 million at a weighted average price per share of $9.95 pursuant to the SRP. Since inception and through June 30, 2017, the Company has honored all redemption requests. During the year ended December 31, 2016, the Company redeemed 4,164,955 shares of common stock for approximately $41.4 million at a weighted average price per share of $9.95. During the year ended December 31, 2017, the Company redeemed 9,931,245 shares of common stock for approximately $98.9 million at a weighted average price per share of $9.96. The Company has funded all redemptions using proceeds from the sale of shares pursuant to the DRP.
During the three months ended September 30, 2017, the Company received requests for the redemption of common stock of approximately 3,878,396 shares, which exceeded the annual limitation of 5% of the weighted average number of shares outstanding during the prior calendar year by approximately 104,999 shares. The Company processed the redemption requests according to the SRP policy described above and redeemed 97% of the shares requested at a weighted average price per share of $9.92. Those stockholders who were subject to pro rata treatment of their redemption requests had approximately 95% of their requests satisfied. The remaining portion of such requests will be carried forward to the next available redemption period. As the 5% maximum was reached for the quarter ended September 30, 2017, the Company did not process any redemption requests for the quarter ended December 31, 2017. The Company’s board of directors may choose to amend, suspend, or terminate the SRP upon 30 days’ written notice at any time, which may be provided through the Company’s filings with the SEC.

Appendix II - 34

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

Distributions
Earnings and profits, which determine the taxability of distributions to stockholders, may differ from income reported for financial reporting purposes due to the differences for federal income tax purposes in the treatment of loss on debt, revenue recognition and compensation expense and in the basis of depreciable assets and estimated useful lives used to compute depreciation expense.
The following unaudited table summarizes the federal income tax treatment for all distributions per share for the years ended December 31, 2017, 2016, and 2015 reported for federal tax purposes and serves as a designation of capital gain distributions, if applicable, pursuant to Internal Revenue Code Section 857(b)(3)(C) and Treasury Regulation §1.857-6(e).

		Year Ended December 31,
	2017		2016		2015
Ordinary income	$0.40	59%	$0.47	69%	$0.48	69%
Capital Gain	0.18	26%	—	—%	—	—%
Return of capital	0.10	15%	0.21	31%	0.21	31%
Total distributions paid	$0.68	100%	$0.68	100%	$0.69	100%
Share-Based Compensation
The Company has adopted an Employee and Director Long-Term Incentive Plan (the “Plan”) pursuant to which the Company may issue stock-based awards to its directors and full-time employees (should the Company ever have employees), executive officers and full-time employees of the Advisor and its affiliate entities that provide services to the Company, and certain consultants who provide significant services to the Company. The term of the Plan is 10 years and the total number of shares of common stock reserved for issuance under the Plan is 10% of the outstanding shares of stock at any time, not to exceed 10,000,000 shares in the aggregate. Awards granted under the Plan may consist of stock options, restricted stock, stock appreciation rights and other equity-based awards. The stock-based payment will be measured at fair value and recognized as compensation expense over the vesting period.
Pursuant to the Plan, the Company issued 5,000 shares of restricted stock to each independent director on March 3, 2014 who was serving at that time and to Mr. Kripalani upon his appointment to the Company’s board of directors on January 31, 2017, which vested immediately upon grant. In addition, the compensation committee authorized an annual grant of 1,000 shares of restricted stock to each of the Company’s independent directors with a vesting schedule of three years. Upon re-election of each independent director at the 2014, 2015, and 2016 annual stockholders’ meetings, the Company measured and began recognizing director compensation expense for the 1,000 shares of restricted stock granted each year, subject to the vesting period.
Pursuant to the Director Compensation Plan, adopted by the compensation committee on March 8, 2017, upon re-election of each independent director at the June 14, 2017 annual stockholders’ meeting, the Company granted 7,000 shares of restricted common stock to each of the independent directors. Half of the restricted shares vested upon issuance, and the remaining half will vest upon the first anniversary of the grant date, subject to the independent director’s continued service as a director during such vesting period. The fair value of such issuance was estimated at $10.44 per share, the then current price paid to acquire a share of the Company’s common stock pursuant to the 2017 DRP Offering. Immediately upon granting the restricted common stock, the Company measured and began recognizing director compensation expense, subject to the vesting period.

Appendix II - 35

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

13,000 restricted shares vested during the year ended December 31, 2017, which were part of the 2014, 2015, 2016, and 2017 grants. The fair value of the restricted shares granted in 2014 was estimated at $10.28 per share; additionally, the fair value of the restricted shares granted in 2015 and 2016 was $10.40, the then most recent price paid to acquire a share of the Company’s common stock. All issuances of restricted stock are entitled to dividends upon vesting of the shares.
Noncontrolling Interests
Noncontrolling interests represent limited partnership interests in the Operating Partnership in which the Company is the general partner. General partnership units and limited partnership units of the Operating Partnership were issued as part of the initial capitalization of the Operating Partnership, and limited partnership units were issued in conjunction with management’s contribution of certain assets, as well as other contributions, as discussed in Note 1, Organization.
As of December 31, 2017, noncontrolling interests were approximately 4% of total shares and weighted average shares outstanding (both measures assuming limited partnership units were converted to common stock). The Company has evaluated the terms of the limited partnership interests in the Operating Partnership and as a result, has classified limited partnership interests issued in the initial capitalization and in conjunction with the contributed assets as noncontrolling interests, which are presented as a component of permanent equity, except as discussed below.
The Company evaluates individual noncontrolling interests for the ability to recognize the noncontrolling interest as permanent equity on the consolidated balance sheets at the time such interests are issued and on a continual basis. Any noncontrolling interest that fails to qualify as permanent equity has been reclassified as temporary equity and adjusted to the greater of (a) the carrying amount or (b) its redemption value as of the end of the period in which the determination is made.
The Operating Partnership issued 6.6 million limited partnership units to affiliated parties and unaffiliated third parties in exchange for certain properties and 0.1 million limited partnership units to unaffiliated third parties unrelated to property contributions. To the extent the contributors should elect to redeem all or a portion of their Operating Partnership units, pursuant to the terms of the respective contribution agreement, such redemption shall be at a per unit value equivalent to the price at which the contributor acquired its limited partnership units in the respective transaction.
The limited partners of the Operating Partnership, other than those related to the Will Partners REIT, LLC (“Will Partners” property) contribution, will have the right to cause the general partner of the Operating Partnership, the Company, to redeem their limited partnership units for cash equal to the value of an equivalent number of shares of common stock, or, at the Company’s option, purchase their limited partnership units by issuing one share of the Company’s common stock for the original redemption value of each limited partnership unit redeemed. These rights may not be exercised under certain circumstances which could cause the Company to lose its REIT election. There were no redemption requests during the year ended December 31, 2017 and year ended December 31, 2016.

Appendix II - 36

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

The following summarizes the activity for noncontrolling interests recorded as equity for the years ended December 31, 2017, 2016 and 2015:

	Year Ended December 31,
	2017	2016	2015
Beginning balance	$30,114	$21,318	$17,478
Contribution/issuance of noncontrolling interests	—	11,941	7,282
Distributions to noncontrolling interests	(4,369)	(4,124)	(3,150)
Allocated distributions to noncontrolling interests subject to redemption	(13)	(11)	(10)
Net income	5,120	912	(138)
Other comprehensive income (loss)	253	78	(144)
Ending balance	$31,105	$30,114	$21,318
Noncontrolling Interests Subject to Redemption
Operating Partnership units issued pursuant to the Will Partners property contribution are not included in permanent equity on the consolidated balance sheets. The partners holding these units can cause the general partner of the Operating Partnership to redeem the units for the cash value, as defined in the operating partnership agreement. As the general partner of the Operating Partnership does not control these redemptions, these units are presented on the consolidated balance sheets as noncontrolling interest subject to redemption at their redeemable value. The net income (loss) and distributions attributed to these limited partners is allocated proportionately between common stockholders and other noncontrolling interests that are not considered redeemable.
10.     Related Party Transactions
Summarized below are the related-party costs incurred by the Company for the years ended December 31, 2017, 2016 and 2015, respectively, and any related amounts payable as of December 31, 2017 and 2016:

	Incurred for the Year Ended December 31,			Payable as of December 31,
	2017	2016	2015	2017	2016
Expensed
Acquisition fees and expenses	$—	$1,322	$35,210	$—	$—
Operating expenses	2,652	1,525	1,608	670	—
Asset management fees	23,499	23,530	19,389	1,878	1,982
Property management fees	9,782	9,740	7,622	730	737
Disposition fees (1)	1,950	—	640	—	—
Costs advanced by the Advisor	587	73	53	267	—
Capitalized
Acquisition fees (2)	3,791	—	—	—	—
Leasing commissions	1,752	—	2,105	—	—
Total	$44,013	$36,190	$66,627	$3,545	$2,719

(1)	Disposition fees with respect to real estate sold are included in the gain on sale of real estate in the accompanying consolidated statements of operations.

(2)	Acquisition fees related to the LPL acquisition were capitalized as the acquisition did not meet the business combination criteria (see Note 3, Real Estate, for additional details).

Advisory Agreement
The Company currently does not have nor does it expect to have any employees. The Advisor will be primarily responsible for managing the business affairs and carrying out the directives of the Company’s board of directors. The Company entered into an advisory agreement with the Advisor. The Advisory Agreement entitles the Advisor to specified fees and expense reimbursements upon the provision of certain services with regard to the Public

Appendix II - 37

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

Offerings and investment of funds in real estate properties, among other services, including reimbursement for organizational and offering costs incurred by the Advisor on the Company’s behalf and reimbursement of certain costs and expenses incurred by the Advisor in providing services to the Company.
Management Compensation
The following table summarizes the compensation and fees the Company has paid or may pay to the Advisor, the Property Manager, and the Sponsor and other affiliates, including amounts to reimburse costs for providing services:

Type of Compensation (Recipient)	Determination of Amount
Acquisition Fees and Expenses (Advisor)
Under the Advisory Agreement, the Advisor receives acquisition fees equal to 2.5%, and reimbursement for actual acquisition related expenses incurred by the Advisor of up to 0.50% of the contract purchase price, as defined therein, of each property acquired by the Company, and reimbursement for actual acquisition expenses incurred on the Company’s behalf, including certain payroll costs for acquisition-related efforts by the Advisor’s personnel, as defined in the agreement. In addition, the Company pays acquisition expenses to unaffiliated third parties equal to approximately 0.60% of the purchase price of the Company’s properties. The acquisition fee and acquisition expenses paid by the Company shall be reasonable and in no event exceed an amount equal to 6% of the contract purchase price, unless approved by a majority of the Company’s independent directors.

Disposition Fee (Advisor)
In the event that the Company sells any or all of its properties (or a portion thereof), or all or substantially all of the business or securities of the Company are transferred or otherwise disposed of by way of a merger or other similar transaction, the Advisor will be entitled to receive a disposition fee if the Advisor or an affiliate provides a substantial amount of the services (as determined by a majority of the Company’s directors, including a majority of the independent directors) in connection with such transaction. The disposition fee the Advisor or such affiliate shall be entitled to receive at closing will be equal to the lesser of: (1) 3% of the Contract Sales Price, as defined in the Advisory Agreement or (2) 50% of the Competitive Commission, as defined in the Advisory Agreement; provided, however, that in connection with certain types of transactions described further in the Advisory Agreement, the disposition fee shall be subordinated to Invested Capital (as defined in the operating partnership agreement). The disposition fee may be paid in addition to real estate commissions or other commissions paid to non-affiliates, provided that the total real estate commissions or other commissions (including the disposition fee) paid to all persons by the Company or the Operating Partnership shall not exceed an amount equal to the lesser of (i) 6% of the aggregate Contract Sales Price or (ii) the Competitive Commission.

Asset Management Fee (Advisor)
The Advisor receives an annual asset management fee for managing the Company’s assets equal to 0.75% of the Average Invested Assets, defined as the aggregate carrying value of the assets invested before reserves for depreciation. The fee will be computed based on the average of these values at the end of each month. The asset management fees are earned monthly.

Appendix II - 38

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

Operating Expenses (Advisor)
The Advisor and its affiliates are entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of the Company in connection with their provision of administrative services, including related personnel costs; provided, however, the Advisor must reimburse the Company for the amount, if any, by which total operating expenses, including advisory fees, paid during the previous 12 months then ended exceeded the greater of: (i) 2% of the Company’s average invested assets for that 12 months then ended; or (ii) 25% of the Company’s net income, before any additions to reserves for depreciation, bad debts or other expenses connected with the acquisition and disposition of real estate interests and before any gain from the sale of the Company’s assets, for that fiscal year, unless the Company’s board of directors has determined that such excess expenses were justified based on unusual and non-recurring factors. For the years ended December 31, 2017 and 2016, the Company’s total operating expenses did not exceed the 2%/25 % guideline.
Operating expenses for years ended December 31, 2017 and 2016 included approximately $0.6 million and $0.4 million, respectively, to reimburse the Advisor and its affiliates a portion of the compensation paid by the Advisor and its affiliates for the Company’s principal financial officer, Javier F. Bitar, executive vice president, David C. Rupert, and vice president and assistant secretary, Howard S. Hirsch, for services provided to the Company, for which the Company does not pay the Advisor a fee. In addition, the Company incurred approximately $0.2 million for reimbursable expenses to the Advisor for services provided to the Company by certain of its other executive officers for each of the years ended December 31, 2017 and 2016. The reimbursable expenses include components of salaries, bonuses, benefits and other overhead charges and are based on the percentage of time each such executive officer spends on the Company’s affairs.

Property Management Fees (Property Manager)
The Property Manager is entitled to receive a fee for its services in managing the Company’s properties up to 3% of the gross monthly revenues from the properties plus reimbursement of the costs of managing the properties. The Property Manager, in its sole and absolute discretion, can waive all or a part of any fee earned. In the event that the Property Manager assists with the development or redevelopment of a property, the Company may pay a separate market-based fee for such services. In the event that the Company contracts directly with a non-affiliated third-party property manager with respect to a particular property, the Company will pay the Property Manager an oversight fee equal to 1% of the gross revenues of the property managed. In no event will the Company pay both a property management fee to the Property Manager and an oversight fee to the Property Manager with respect to a particular property.
In addition, the Company may pay the Property Manager or its designees a leasing fee in an amount equal to the fee customarily charged by others rendering similar services in the same geographic area. The Company may also pay the Property Manager or its designees a construction management fee for planning and coordinating the construction of any tenant directed improvements for which the Company is responsible to perform pursuant to lease concessions, including tenant-paid finish-out or improvements. The Property Manager shall also be entitled to a construction management fee of 5% of the cost of improvements.

Subordinated Share of Net Sale Proceeds (Advisor) (1)
Payable to the Advisor in cash upon the sale of a property after the Company’s stockholders receive a return of capital plus a 6% cumulative, non-compounded return. The share of net proceeds from the sale of property is 5% if stockholders are paid a return of capital plus 6% to 8% annual cumulative non-compounding return, 10% if stockholders are paid a return of capital plus 8% to 10% annual cumulative non-compounding return, or 15% if stockholders are paid a return of capital plus 10% or more annual cumulative non-compounding return.

Subordinated Incentive Listing Distribution (Advisor) (1)
Payable to the Advisor no earlier than 7 months and no later than 19 months following a listing of the shares of common stock on a national securities exchange, based upon the market value of the Company’s shares of common stock during a period of 30 trading days commencing after the first day of the 6th month, but no later than the last day of the 18th month following a listing, the commencement date of which shall be chosen by the Advisor in its sole discretion, and after the Company’s stockholders receive a return of capital plus a 6% cumulative, non-compounded return. The distribution share is 5% if stockholders are paid a return of capital plus 6% to 8% annual cumulative non-compounding return, 10% if stockholders are paid a return of capital plus 8% to 10% annual cumulative non-compounding return, or 15% if stockholders are paid a return of capital plus 10% or more annual cumulative non-compounding return, and is payable in cash, shares of the Company’s stock, units of limited partnership interest in the Operating Partnership, or a combination thereof.

Appendix II - 39

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

Subordinated Distribution Due Upon Termination (Advisor)
Payable to the Advisor (in cash, shares of the Company’s stock, units of limited partnership interest in the Operating Partnership, or a combination thereof), 1/3rd within 30 days of the date of involuntary termination of the Advisory Agreement, 1/3rd upon the one year anniversary of such date, and 1/3rd upon the two year anniversary of such date. Calculated based upon appraised value of properties less the fair value of the underlying debt, and plus or minus net current assets or net current liabilities, respectively, and payable after the Company’s stockholders receive a return of capital plus a 6% cumulative, non-compounded return. The distribution share is 5% if stockholders are paid a return of capital plus 6% to 8% annual cumulative non-compounding return, 10% if stockholders are paid a return of capital plus 8% to 10% annual cumulative non-compounding return, or 15% if stockholders are paid a return of capital plus 10% or more annual cumulative non-compounding return.
Upon a voluntary termination of the Advisory Agreement, the Advisor will not be entitled to receive the Subordinated Distribution Due Upon Termination but instead will be entitled to receive at the time of the applicable liquidity event a distribution equal to the applicable Subordinated Share of Net Sale Proceeds, Subordinated Incentive Listing Distribution, or Subordinated Distribution Due Upon Extraordinary Transaction.

Subordinated Distribution Due Upon Extraordinary Transaction (Advisor) (1)
Payable to the Advisor upon the closing date of an Extraordinary Transaction (as defined in the operating partnership agreement); payable in cash, shares of the Company’s stock, units of limited partnership in the Operating Partnership, or a combination thereof after the Company’s stockholders receive a return of capital plus a 6% cumulative, non-compounded return. The distribution share is 5% if stockholders are paid a return of capital plus 6% to 8% annual cumulative non-compounding return, 10% if stockholders are paid a return of capital plus 8% to 10% annual cumulative non-compounding return, or 15% if stockholders are paid a return of capital plus 10% or more annual cumulative non-compounding return.

Sponsor Break-Even Amount (Sponsor)
In the event of a merger of the Advisor into the Company or one of its affiliates in anticipation of listing or a merger with an already-listed entity, any merger consideration paid to the Company’s sponsor or its affiliates in excess of unreturned and unreimbursed capital invested by the Company’s sponsor and its affiliates into the Company, the Advisor, the Company’s dealer manager, or affiliates, relating in any way to the business organization of the Company, the Operating Partnership, or any offering of the Company, shall be subordinated to the return of stockholders’ invested capital. Such excess merger consideration shall be paid in stock that may not be traded for one year from the date of receipt, and such stock shall be held in escrow pending the occurrence of certain conditions outlined further in the operating partnership agreement.

(1)
The Advisor cannot earn more than one incentive distribution. Any receipt by the Advisor of subordinated share of net sale proceeds (for anything other than a sale of the entire portfolio) will reduce the amount of the subordinated distribution due upon termination, the subordinated incentive listing distribution and the subordinated distribution due upon extraordinary transaction.

Conflicts of Interest
The Sponsor, Advisor, Property Manager and their officers and certain of their key personnel and their respective affiliates currently serve as key personnel, advisors, managers and sponsors or co-sponsors to some or all of 12 other programs affiliated with the Sponsor, including Griffin Capital Essential Asset REIT II, Inc. (“GCEAR II”), Griffin-American Healthcare REIT III, Inc. (“GAHR III”), and Griffin-American Healthcare REIT IV, Inc. (“GAHR IV”), each of which are publicly-registered, non-traded real estate investment trusts, and Griffin Institutional Access Real Estate Fund (“GIA Real Estate Fund”) and Griffin Institutional Access Credit Fund (“GIA Credit Fund”), both of which are non-diversified, closed-end management investment companies that are operated as interval funds under the Investment Company Act of 1940, as amended (the “1940 Act”). Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between the Company’s business and these other activities.
Some of the material conflicts that the Sponsor, Advisor, and Property Manager and their key personnel and their respective affiliates will face are (1) competing demand for time of the Advisor’s executive officers and other key personnel from the Sponsor and other affiliated entities; (2) determining if certain investment opportunities should be recommended to the Company or another program sponsored or co-sponsored by the Sponsor; and

Appendix II - 40

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

(3) influence of the fee structure under the Advisory Agreement and the distribution structure under the operating partnership agreement that could result in actions not necessarily in the long-term best interest of the Company’s stockholders. The board of directors has adopted the Sponsor’s acquisition allocation policy as to the allocation of acquisition opportunities among the Company and GCEAR II, which is based on the following factors:
•the investment objectives of each program;
•the amount of funds available to each program;
•the financial impact of the acquisition on each program, including each program’s earnings and distribution ratios;
•various strategic considerations that may impact the value of the investment to each program;
•the effect of the acquisition on concentration/diversification of each program’s investments; and
•the income tax effects of the purchase to each program.
In the event all acquisition allocation factors have been exhausted and an investment opportunity remains equally suitable for the Company and GCEAR II, the Sponsor will offer the investment opportunity to the REIT that has had the longest period of time elapse since it was offered an investment opportunity. If the Sponsor no longer sponsors GCEAR II, then, in the event that an investment opportunity becomes available that is suitable, under all of the factors considered by the Advisor, for both the Company and one or more other entities affiliated with the Sponsor, the Sponsor has agreed to present such investment opportunities to the Company first, prior to presenting such opportunities to any other programs sponsored by or affiliated with the Sponsor. In determining whether or not an investment opportunity is suitable for more than one program, the Advisor, subject to approval by the board of directors, shall examine, among others, the following factors:
•anticipated cash flow of the property to be acquired and the cash requirements of each program;
•effect of the acquisition on diversification of each program’s investments;
•policy of each program relating to leverage of properties;
•income tax effects of the purchase to each program;
•size of the investment;
•no significant increase in the cost of financing; and
•amount of funds available to each program and the length of time such funds have been available for investment.
Economic Dependency
The Company will be dependent on the Advisor for certain services that are essential to the Company, including the identification, evaluation, negotiation, purchase and disposition of properties and other investments, management of the daily operations of the Company’s real estate portfolio, and other general and administrative responsibilities. In the event that the Advisor is unable to provide the services, the Company will be required to obtain such services from other resources.

Appendix II - 41

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

11.     Commitments and Contingencies
Ground Lease Obligations
The Company acquired a property on January 16, 2014 that is subject to a ground lease with an expiration date of December 31, 2095. The Company incurred rent expense of approximately $0.4 million for the years ended December 31, 2017 and 2016, related to the ground lease. As of December 31, 2017, the remaining required payments under the terms of the ground lease are as follows:

December 31, 2017
2018	$198
2019	198
2020	198
2021	198
2022	218
Thereafter	33,631
Total	$34,641
Litigation
From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of business. The Company is not a party to any material legal proceedings, nor is the Company aware of any pending or threatened litigation that would have a material adverse effect on the Company’s business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.
12.     Declaration of Distributions
During the quarter ended December 31, 2017, the Company paid distributions in the amount of $0.001901096 per day per share on the outstanding shares of common stock payable to stockholders of record at the close of business on each day during the period from October 1, 2017 through December 31, 2017. Such distributions were paid on a monthly basis, on or about the first day of the month, for the month then-ended.
On December 12, 2017, the Company’s board of directors declared distributions in the amount of $0.001901096 per day per share on the outstanding shares of common stock payable to stockholders of record at the close of business on each day during the period from January 1, 2018 through March 31, 2018. Such distributions payable to each stockholder of record during a month will be paid on such date of the following month as the Company’s Chief Executive Officer may determine.

Appendix II - 42

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

13.     Selected Quarterly Financial Data (Unaudited)
Presented below is a summary of the unaudited quarterly financial information for the years ended December 31, 2017 and 2016

	2017
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Total revenue	$96,708	$82,772	$85,132	$81,878
Income before other income and (expenses)	$26,787	$17,685	$22,394	$15,428
Net income	$14,306	$9,160	$9,445	$113,222
Net income attributable to common stockholders	$13,726	$8,756	$9,029	$109,146
Net income attributable to common stockholders per share	$0.08	$0.05	$0.05	$0.64

	2016
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Total revenue (1)	$86,732	$86,588	$86,736	$84,218
Income before other income and (expenses)	$22,973	$18,841	$19,378	$12,339
Net income	$12,386	$6,581	$7,131	$457
Net income attributable to common stockholders	$11,891	$6,248	$6,795	$351
Net income attributable to common stockholders per share	$0.07	$0.04	$0.04	$—

(1)	Amounts were reclassified to conform to the current period presentation. See Note 2, Basis of Presentation and Summary of Significant Accounting Policies, for additional details.
14.     Subsequent Events
Offering Status
As of March 7, 2018, the Company had issued 19,135,619 shares of the Company’s common stock pursuant to the DRP Offerings for approximately $196.5 million.
Declaration of Distributions
On March 7, 2018, the Company’s board of directors declared distributions in the amount of $0.001901096 per day per share on the outstanding shares of common stock payable to stockholders of record at the close of business on each day during the period from April 1, 2018 through June 30, 2018. Such distributions payable to each stockholder of record during a month will be paid on such date of the following month as the Company’s Chief Executive Officer may determine.
Charter Filings
On March 8, 2018, the Company filed a Certificate of Correction (the “Certificate of Correction”) to the Company’s Fourth Articles of Amendment and Restatement with the State Department of Assessments and Taxation of Maryland (the “SDAT”). The Certificate of Correction was filed to correct a scrivener’s error in Section 7.1 of the Fourth Articles of Amendment and Restatement.
On March 8, 2018, the Company filed Articles Supplementary with the SDAT to elect to become subject to Section 3-804(c) of the Maryland General Corporation Law with respect to any vacancy of any member of the board of directors that is elected by stockholders.

Appendix II - 43

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2017
(Dollars in thousands unless otherwise noted)

Amendment to Bylaws
On March 7, 2018, the board of directors amended the Company’s Amended and Restated Bylaws to add new Article XV designating the Circuit Court for Baltimore City, Maryland (or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division) as the exclusive forum for certain proceedings relating to the Company, as set forth in the new article.
Amendment to SRP
On March 7, 2018, the board of directors amended the Company’s SRP to clarify which stockholders may participate in the SRP. A description of the SRP, as amended, is included as Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and is incorporated herein by reference.

Appendix II - 44

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
SCHEDULE III
REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION AND AMORTIZATION
(Dollars in thousands)

					Initial Cost to Company (2)		Cost Capitalized Subsequent to Acquisition	Gross Carrying Amount at December 31, 2017						Life on which depreciation in latest income statement is computed
Property	Property Type	ST	Encumbrances (1)		Land	Building and Improvements	Building and Improvements	Land	Building and Improvements	Total	Accumulated Depreciation and Amortization	Date of Construction	Date of Acquisition
Plainfield	Office/Laboratory	IL	$—		$3,709	$27,335	$2,217	$3,709	$29,552	$33,261	$11,477	N/A	6/18/2009	5-40 years
Renfro	Warehouse/Distribution	SC	13,320		1,400	18,804	1,390	1,400	20,194	21,594	7,075	N/A	6/18/2009	5-40 years
Emporia Partners	Office/Industrial/Distribution	KS	2,978		274	7,567	—	274	7,567	7,841	2,378	N/A	8/27/2010	5-40 years
Quad/Graphics	Industrial/Office	CO	7,400		1,950	10,236	292	1,950	10,528	12,478	2,723	N/A	12/30/2010	5-40 years
AT&T	Office/ Data Center	WA	25,655		6,770	32,420	461	6,770	32,881	39,651	8,535	N/A	1/31/2012	5-40 years
Westinghouse	Engineering Facility	PA	21,708		2,650	26,745	—	2,650	26,745	29,395	6,193	N/A	3/22/2012	5-40 years
TransDigm	Office	GA	4,539		3,773	9,030	408	3,773	9,438	13,211	2,350	N/A	5/31/2012	5-40 years
Travelers	Office	CO	9,374		2,600	13,500	873	2,600	14,373	16,973	3,771	N/A	6/29/2012	5-40 years
Zeller	Manufacturing	IL	8,880		2,674	13,229	651	2,674	13,880	16,554	2,654	N/A	11/8/2012	5-40 years
Northrop	Office	OH	10,667		1,300	16,188	39	1,300	16,227	17,527	5,057	N/A	11/13/2012	5-40 years
Health Net	Office	CA	13,321		4,182	18,072	—	4,182	18,072	22,254	5,520	N/A	12/18/2012	5-40 years
Comcast	Office	CO	—		3,146	22,826	1,517	3,146	24,343	27,489	6,705	N/A	1/11/2013	5-40 years
Boeing	Office	WA	—		3,000	9,000	102	3,000	9,102	12,102	4,377	N/A	2/15/2013	5-40 years
Schlumberger	Office	TX	29,689		2,800	47,752	145	2,800	47,897	50,697	8,090	N/A	5/1/2013	5-40 years
UTC	Office	NC	23,467		1,330	37,858	—	1,330	37,858	39,188	6,982	N/A	5/3/2013	5-40 years
Avnet	Research & Development/Flex Facility	AZ	19,615		1,860	31,481	—	1,860	31,481	33,341	5,724	N/A	5/29/2013	5-40 years
Cigna	Office	AZ	375,000	(4)	8,600	48,102	—	8,600	48,102	56,702	8,811	N/A	6/20/2013	5-40 years
Nokia	Office	IL	—		7,697	21,843	—	7,697	21,843	29,540	3,362	N/A	8/13/2013	5-40 years
Verizon	Office	NJ	25,837		5,300	36,768	2,010	5,300	38,778	44,078	9,858	N/A	10/3/2013	5-40 years
Fox Head	Office	CA	—		3,672	23,230	—	3,672	23,230	26,902	3,442	N/A	10/29/2013	5-40 years
Coca-Cola Refreshments	Office	GA	—		5,000	50,227	1,946	5,000	52,173	57,173	11,845	N/A	11/5/2013	5-40 years
General Electric	Office	GA	—	(4)	5,050	51,396	153	5,050	51,549	56,599	7,398	N/A	11/5/2013	5-40 years
Atlanta Wildwood	Office	GA	—		4,189	23,414	1,612	4,189	25,026	29,215	6,523	N/A	11/5/2013	5-40 years
Community Insurance	Office	OH	—		1,177	22,323	—	1,177	22,323	23,500	3,883	N/A	11/5/2013	5-40 years
Anthem	Office	OH	—		850	8,892	—	850	8,892	9,742	2,071	N/A	11/5/2013	5-40 years
JPMorgan Chase	Office	OH	—		5,500	39,000	212	5,500	39,212	44,712	6,531	N/A	11/5/2013	5-40 years

Appendix II - 45

					Initial Cost to Company (2)		Cost Capitalized Subsequent to Acquisition	Gross Carrying Amount at December 31, 2017						Life on which depreciation in latest income statement is computed
Property	Property Type	ST	Encumbrances (1)		Land	Building and Improvements	Building and Improvements	Land	Building and Improvements	Total	Accumulated Depreciation and Amortization	Date of Construction	Date of Acquisition
IBM	Office	OH	—		4,750	32,769	391	4,750	33,160	37,910	8,037	N/A	11/5/2013	5-40 years
Aetna	Office	TX	—		3,000	12,330	185	3,000	12,515	15,515	3,245	N/A	11/5/2013	5-40 years
CHRISTUS Health	Office	TX	—	(4)	1,950	46,922	332	1,950	47,254	49,204	9,145	N/A	11/5/2013	5-40 years
Roush Industries	Office	MI	—		875	11,375	534	875	11,909	12,784	2,979	N/A	11/5/2013	5-40 years
Wells Fargo	Office	WI	—		3,100	26,348	6,217	3,100	32,565	35,665	12,475	N/A	11/5/2013	5-40 years
Shire Pharmaceuticals	Office	PA	—		2,925	18,935	715	2,925	19,650	22,575	6,865	N/A	11/5/2013	5-40 years
United HealthCare	Office	MO	—		2,920	23,510	283	2,920	23,793	26,713	5,983	N/A	11/5/2013	5-40 years
Northpointe Corporate Center II	Office	WA	—		1,109	6,066	4,576	1,109	10,642	11,751	2,003	N/A	11/5/2013	5-40 years
Comcast (Northpointe Corporate Center I)	Office	WA	—	(4)	2,292	16,930	1,571	2,292	18,501	20,793	3,957	N/A	11/5/2013	5-40 years
Farmers	Office	KS	—		2,750	17,106	51	2,750	17,157	19,907	3,511	N/A	12/27/2013	5-40 years
Caterpillar	Industrial	IL	—		6,000	46,511	—	6,000	46,511	52,511	10,717	N/A	1/7/2014	5-40 years
DigitalGlobe	Office	CO	—		8,600	83,400	—	8,600	83,400	92,000	12,692	N/A	1/14/2014	5-40 years
Waste Management	Office	AZ	—		—	16,515	10	—	16,525	16,525	3,057	N/A	1/16/2014	5-40 years
BT Infonet	Office	CA	—		9,800	41,483	—	9,800	41,483	51,283	7,082	N/A	2/27/2014	5-40 years
Wyndham Worldwide	Office	NJ	—		6,200	91,153	—	6,200	91,153	97,353	10,609	N/A	4/23/2014	5-40 years
Ace Hardware	Office	IL	—	(4)	6,900	33,945	—	6,900	33,945	40,845	4,795	N/A	4/24/2014	5-40 years
Equifax I	Office	MO	—		1,850	12,709	78	1,850	12,787	14,637	2,504	N/A	5/20/2014	5-40 years
American Express	Office	AZ	—		15,000	45,893	—	15,000	45,893	60,893	11,792	N/A	5/22/2014	5-40 years
SoftBank	Office	CA	—		22,789	68,950	3,400	22,789	72,350	95,139	17,454	N/A	5/28/2014	5-40 years
Vanguard	Office	NC	—		2,230	31,062	—	2,230	31,062	33,292	4,570	N/A	6/19/2014	5-40 years
Restoration Hardware	Industrial	CA	—	(4)	15,463	—	74,213	15,463	74,213	89,676	8,135	8/15/2015	6/20/2014	5-40 years
Parallon	Office	FL	—		1,000	16,772	—	1,000	16,772	17,772	2,442	N/A	6/25/2014	5-40 years
TW Telecom	Office	CO	19,169		10,554	35,817	1,240	10,554	37,057	47,611	5,721	N/A	8/1/2014	5-40 years
Equifax II	Office	MO	—		2,200	12,755	70	2,200	12,825	15,025	2,015	N/A	10/1/2014	5-40 years
Mason I	Office	OH	—		4,777	18,489	—	4,777	18,489	23,266	1,457	N/A	11/7/2014	5-40 years
Wells Fargo	Office	NC	—	(4)	2,150	40,806	46	2,150	40,852	43,002	4,907	N/A	12/15/2014	5-40 years
GE Aviation	Office	OH	—		4,400	61,681	—	4,400	61,681	66,081	9,046	N/A	2/19/2015	5-40 years
Westgate III	Office	TX	—		3,209	75,937	—	3,209	75,937	79,146	7,727	N/A	4/1/2015	5-40 years
Lisle	Office	IL	—		2,788	16,200	33	2,788	16,233	19,021	2,860	N/A	6/10/2015	5-40 years
Bloomingdale	Office	IL	—		588	2,986	—	588	2,986	3,574	794	N/A	6/10/2015	5-40 years
Columbia	Office	MD	—		6,989	46,875	171	6,989	47,046	54,035	5,433	N/A	6/10/2015	5-40 years
Denver	Office	CO	—		9,948	23,888	3,670	9,948	27,558	37,506	2,806	N/A	6/10/2015	5-40 years
Columbus	Office	OH	—		2,943	22,651	133	2,943	22,784	25,727	3,802	N/A	6/10/2015	5-40 years
Miramar	Office	FL	—		4,488	19,979	591	4,488	20,570	25,058	2,994	N/A	6/10/2015	5-40 years

Appendix II - 46

					Initial Cost to Company (2)		Cost Capitalized Subsequent to Acquisition	Gross Carrying Amount at December 31, 2017						Life on which depreciation in latest income statement is computed
Property	Property Type	ST	Encumbrances (1)		Land	Building and Improvements	Building and Improvements	Land	Building and Improvements	Total	Accumulated Depreciation and Amortization	Date of Construction	Date of Acquisition
Irving Carpenter	Office	TX	—	(4)	1,842	22,052	3,463	1,842	25,515	27,357	2,142	N/A	6/10/2015	5-40 years
Frisco	Office	TX	—	(4)	8,239	51,395	3,917	8,239	55,312	63,551	5,720	N/A	6/10/2015	5-40 years
Houston Westway II	Office	TX	—		3,961	78,668	—	3,961	78,668	82,629	10,791	N/A	6/10/2015	5-40 years
Houston Westway I	Office	TX	—		6,540	30,703	—	6,540	30,703	37,243	4,622	N/A	6/10/2015	5-40 years
Atlanta Perimeter	Office	GA	—	(4)	8,607	96,718	447	8,607	97,165	105,772	14,370	N/A	6/10/2015	5-40 years
Herndon	Office	VA	—		9,666	74,098	—	9,666	74,098	83,764	9,679	N/A	6/10/2015	5-40 years
Deerfield	Office	IL	—		4,339	37,298	1,032	4,339	38,330	42,669	8,467	N/A	6/10/2015	5-40 years
Highway 94	Office	MO	17,352		5,637	25,280	—	5,637	25,280	30,917	2,636	N/A	11/6/2015	5-40 years
DynCorp	Office	TX	—		1,952	15,540	—	1,952	15,540	17,492	2,040	N/A	12/11/2015	5-40 years
Mercedes-Benz	Office	TX	—		2,330	26,376	—	2,330	26,376	28,706	3,369	N/A	12/11/2015	5-40 years
Samsonite	Office	FL	22,961		5,040	42,490	—	5,040	42,490	47,530	3,140	N/A	12/11/2015	5-40 years
Lynwood III & IV	Land	WA	—		2,865	—	—	2,865	—	2,865	—	N/A	3/17/2016	N/A
HealthSpring	Office	TN	21,694		8,126	31,447	—	8,126	31,447	39,573	2,503	N/A	4/27/2016	5-40 years
Fort Mill	Office	SC	—		4,612	86,352	—	4,612	86,352	90,964	222	N/A	11/30/2017	5-40 years
Fort Mill II	Office	SC	—		1,275	41,507	—	1,275	41,507	42,782	105	N/A	11/30/2017	5-40 years
Total All Properties (3)			$672,626		$342,021	$2,405,910	$121,397	$342,021	$2,527,307	$2,869,328	$426,752

(1)	Amount does not include the net loan valuation discount of $0.3 million related to the debt assumed in the Highway 94, Samsonite and HealthSpring property acquisitions.

(2)	Building and improvements include tenant origination and absorption costs.

(3)	As of December 31, 2017, the aggregate cost of real estate the Company and consolidated subsidiaries own for federal income tax purposes was approximately $2.9 billion (unaudited).

(4)	The Bank of America Loan is secured by cross-collateralized and cross-defaulted first mortgage liens on the proper

Appendix II - 47

	Activity for the Year Ended December 31,
	2017	2016	2015
Real estate facilities
Balance at beginning of year	$3,024,389	$2,968,982	$1,823,895
Acquisitions	133,747	42,438	1,087,153
Improvements	12,479	16,792	7,382
Construction-in-progress	1,752	575	45,067
Other adjustments	(2,785)	(4,398)	—
Real estate assets held and used	—	—	70,907
Write down of tenant origination and absorption costs	(2,352)	—	—
Sale of real estate assets	(297,902)	—	(65,422)
Balance at end of year	$2,869,328	$3,024,389	$2,968,982
Accumulated depreciation
Balance at beginning of year	$338,552	$208,933	$102,883
Depreciation and amortization expense	116,583	130,849	112,748
Depreciation expense (held and used adjustment)	—	—	4,621
Less: Non-real estate assets depreciation expense	(1,554)	(1,230)	(328)
Less: Sale of real estate assets depreciation expense	(26,829)	—	(10,991)
Balance at end of year	$426,752	$338,552	$208,933
Real estate facilities, net	$2,442,576	$2,685,837	$2,760,049

Appendix II - 48

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except share amounts)

	September 30, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$47,946	$40,735
Restricted cash	22,365	174,132
Real estate:
Land	352,419	341,432
Building and improvements	2,172,884	2,022,372
Tenant origination and absorption cost	532,207	494,871
Construction in progress	20,251	7,078
Total real estate	3,077,761	2,865,753
Less: accumulated depreciation and amortization	(512,929)	(425,958)
Total real estate, net	2,564,832	2,439,795
Real estate assets and other assets held for sale, net	2,711	2,959
Investments in unconsolidated entities	33,360	37,114
Intangible assets, net	13,796	18,269
Deferred rent	56,801	46,591
Deferred leasing costs, net	25,310	19,755
Other assets	29,510	24,060
Total assets	$2,796,631	$2,803,410
LIABILITIES AND EQUITY
Debt, net	$1,354,350	$1,386,084
Restricted reserves	8,674	8,701
Redemptions payable	6,653	20,382
Distributions payable	7,527	6,409
Due to affiliates	4,018	3,535
Below market leases, net	24,703	23,581
Liabilities of real estate assets held for sale	293	537
Accrued expenses and other liabilities	74,934	63,606
Total liabilities	1,481,152	1,512,835
Commitments and contingencies (Note 12)
Noncontrolling interests subject to redemption; 531,000 units eligible towards redemption as of September 30, 2018 and December 31, 2017	4,887	4,887
Common stock subject to redemption	4,360	33,877
Perpetual convertible preferred shares	125,000	—
Stockholders’ equity:
Common Stock, $0.001 par value; 700,000,000 shares authorized; 166,253,534 and 170,906,111 shares outstanding, as of September 30, 2018 and December 31, 2017, respectively	166	171
Additional paid-in capital	1,557,009	1,561,694
Cumulative distributions	(541,913)	(454,526)
Accumulated earnings	127,511	110,907
Accumulated other comprehensive income	9,736	2,460
Total stockholders’ equity	1,152,509	1,220,706
Noncontrolling interests	28,723	31,105
Total equity	1,181,232	1,251,811
Total liabilities and equity	$2,796,631	$2,803,410
See accompanying notes.

Appendix II - 49

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.CONSOLIDATED
STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue:
Rental income	$66,028	$66,437	$187,601	$197,647
Lease termination income	84	—	9,090	12,845
Property expense recoveries	18,929	18,695	54,740	54,120
Total revenue	85,041	85,132	251,431	264,612
Expenses:
Property operating expense	13,055	13,507	36,060	37,261
Property tax expense	11,301	10,916	33,460	33,465
Asset management fees to affiliates	6,015	5,921	17,670	17,786
Property management fees to affiliates	2,503	2,453	7,049	7,519
General and administrative expenses	2,111	1,030	5,042	5,274
Corporate operating expenses to affiliates	948	676	2,630	1,983
Depreciation and amortization	30,096	28,235	89,258	88,783
Impairment provision	—	—	—	5,675
Total expenses	66,029	62,738	191,169	197,746
Income before other income and (expenses)	19,012	22,394	60,262	66,866
Other income (expenses):
Interest expense	(14,161)	(12,692)	(41,251)	(37,232)
Other income	57	260	217	495
Loss from investment in unconsolidated entities	(579)	(517)	(1,617)	(1,511)
Gain from disposition of assets	—	—	1,158	4,293
Net income	4,329	9,445	18,769	32,911
Distributions to redeemable preferred shareholders	(1,228)	—	(1,228)	—
Net (income) attributable to noncontrolling interests	(157)	(326)	(671)	(1,134)
Net income attributable to controlling interest	2,944	9,119	16,870	31,777
Distributions to redeemable noncontrolling interests attributable to common stockholders	(90)	(90)	(266)	(266)
Net income attributable to common stockholders	$2,854	$9,029	$16,604	$31,511
Net income attributable to common stockholders per share, basic and diluted	$0.02	$0.05	$0.10	$0.18
Weighted average number of common shares outstanding, basic and diluted	165,964,543	173,661,904	168,357,361	174,787,551
Distributions declared per common share	$0.17	$0.17	$0.51	$0.51
See accompanying notes.

Appendix II - 50

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited; in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$4,329	$9,445	$18,769	$32,911
Other comprehensive (loss) income:
Equity in other comprehensive (loss) income of unconsolidated joint venture	(12)	311	224	489
Change in fair value of swap agreements	3,297	748	7,276	3,471
Total comprehensive income	7,614	10,504	26,269	36,871
Distributions to redeemable preferred shareholders	(1,228)	—	(1,228)	—
Distributions to redeemable noncontrolling interests attributable to common stockholders	(90)	(90)	(266)	(266)
Comprehensive (income) attributable to noncontrolling interests	(232)	(361)	(895)	(1,268)
Comprehensive income attributable to common stockholders	$6,064	$10,053	$23,880	$35,337
See accompanying notes.

Appendix II - 51

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
CONSOLIDATED STATEMENTS OF EQUITY
(Unaudited; in thousands, except share data)

						Accumulated Other Comprehensive (Loss) Income
	Common Stock		Additional Paid-In Capital	Cumulative Distributions	Accumulated (Deficit) Earnings		Total Stockholders’ Equity	Non- controlling Interests	Total Equity
	Shares	Amount
Balance December 31, 2016	176,032,871	$176	$1,561,516	$(333,829)	$(29,750)	$(4,643)	$1,193,470	$30,114	$1,223,584
Deferred equity compensation	13,000	—	173	—	—	—	173	—	173
Distributions to common stockholders	—	—	—	(71,156)	—	—	(71,156)	—	(71,156)
Issuance of shares for distribution reinvestment plan	4,791,485	5	49,536	(49,541)	—	—	—	—	—
Repurchase of common stock	(9,931,245)	(10)	(98,896)	—	—	—	(98,906)	—	(98,906)
Reduction of common stock subject to redemption	—	—	49,365	—	—	—	49,365	—	49,365
Distributions to noncontrolling interests	—	—	—	—	—	—	—	(4,369)	(4,369)
Distributions to noncontrolling interests subject to redemption	—	—	—	—	—	—	—	(13)	(13)
Net income	—	—	—	—	140,657	—	140,657	5,120	145,777
Other comprehensive income	—	—	—	—	—	7,103	7,103	253	7,356
Balance December 31, 2017	170,906,111	$171	$1,561,694	$(454,526)	$110,907	$2,460	$1,220,706	$31,105	$1,251,811
Deferred equity compensation	7,667	—	37	—	—	—	37	—	37
Distributions to common stockholders	—	—	—	(53,720)	—	—	(53,720)	—	(53,720)
Issuance of shares for distribution reinvestment plan	3,353,277	3	33,664	(33,667)	—	—	—	—	—
Repurchase of common stock	(8,013,521)	(8)	(76,904)	—	—	—	(76,912)	—	(76,912)
Reduction of common stock subject to redemption	—	—	43,245	—	—	—	43,245	—	43,245
Distributions to noncontrolling interests	—	—	—	—	—	—	—	(3,267)	(3,267)
Distributions to noncontrolling interests subject to redemption	—	—	—	—	—	—	—	(10)	(10)
Offering costs on preferred shares	—	—	(4,727)	—	—	—	(4,727)	—	(4,727)
Net income	—	—	—	—	16,604	—	16,604	671	17,275
Other comprehensive income	—	—	—	—	—	7,276	7,276	224	7,500
Balance September 30, 2018	166,253,534	$166	$1,557,009	$(541,913)	$127,511	$9,736	$1,152,509	$28,723	$1,181,232
See accompanying notes.

Appendix II - 52

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Nine Months Ended September 30,
	2018	2017
Operating Activities:
Net income	$18,769	$32,911
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of building and building improvements	44,390	42,244
Amortization of leasing costs and intangibles, including ground leasehold interests	44,868	46,539
Amortization of above and below market leases	(135)	1,310
Amortization of deferred financing costs and debt premium	2,293	1,680
Amortization of swap interest	94	—
Deferred rent	(10,210)	(8,508)
Termination fee revenue - receivable from tenant, net	(6,304)	(12,845)
Gain from sale of depreciable operating property	(1,158)	(4,293)
Unrealized loss on interest rate swap	2	48
Loss from investment in unconsolidated entities	1,617	1,511
Impairment provision	—	5,675
Stock-based compensation	37	153
Change in operating assets and liabilities:
Deferred leasing costs and other assets	1,118	1,767
Restricted reserves	(30)	427
Accrued expenses and other liabilities	7,441	281
Due to affiliates, net	478	1,517
Net cash provided by operating activities	103,270	110,417
Investing Activities:
Acquisition of properties, net	(182,250)	—
Proceeds from disposition of properties	1,383	10,245
Real estate acquisition deposits	(3,350)	—
Reserves for tenant improvements	3	—
Improvements to real estate	—	(421)
Payments for construction-in-progress	(17,934)	(8,435)
Investment in unconsolidated joint venture	(3,266)	—
Distributions of capital from investment in unconsolidated entities	5,627	5,730
Net cash (used in) provided by investing activities	(199,787)	7,119
Financing Activities:
Proceeds from borrowings - Bank of America Loan	—	375,000
Proceeds from borrowings - Revolver Loan	96,100	44,000
Principal payoff of secured indebtedness - Mortgage Debt	(18,954)	(41,462)
Principal payoff of secured indebtedness - Revolver Loan	(106,253)	(294,054)
Partial principal payoff of TW Telecom loan	—	(324)
Principal amortization payments on secured indebtedness	(4,896)	(4,781)
Deferred financing costs	(24)	(3,261)
Repurchase of common stock	(76,912)	(61,432)
Issuance of perpetual convertible preferred shares	125,000	—
Payment of offering costs- preferred shares	(4,727)	—
Distributions to noncontrolling interests	(3,556)	(3,556)
Distributions to common stockholders	(53,817)	(53,418)
Net cash used in financing activities	(48,039)	(43,288)
Net (decrease) increase in cash, cash equivalents and restricted cash	(144,556)	74,248
Cash, cash equivalents and restricted cash at the beginning of the period	214,867	56,862
Cash, cash equivalents and restricted cash at the end of the period	$70,311	$131,110

Appendix II - 53

	Nine Months Ended September 30,
	2018	2017
Supplemental Disclosures of Significant Non-cash Transactions:
Increase in fair value swap agreement	$7,182	$3,423
Common stock issued pursuant to the distribution reinvestment plan	$33,667	$37,438
Common stock redemptions funded subsequent to period-end	$39,107	$37,559

See accompanying notes.

Appendix II - 54

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; dollars in thousands unless otherwise noted)

1.	Organization
Griffin Capital Essential Asset REIT, Inc., a Maryland corporation (the "Company"), was formed on August 28, 2008 under the Maryland General Corporation Law and qualified as a real estate investment trust ("REIT") commencing with the year ended December 31, 2010. The Company was organized primarily with the purpose of acquiring single tenant properties that are essential to the tenant’s business and used a substantial amount of the net proceeds from the Public Offerings (as defined below) to invest in these properties. The Company’s year end is December 31.
Griffin Capital Company, LLC, a Delaware limited liability company (the "Sponsor"), has sponsored the Company’s Public Offerings. The Sponsor, which was formerly known as Griffin Capital Corporation, began operations in 1995 to engage principally in acquiring and developing office and industrial properties. Kevin A. Shields, the Company's Chief Executive Officer and Chairman of the Company's board of directors, controls the Sponsor.
Griffin Capital Essential Asset Advisor, LLC, a Delaware limited liability company (the "Advisor"), was formed on August 27, 2008. Griffin Capital Real Estate Company, LLC ("GRECO") is the sole member of the Advisor, and Griffin Capital, LLC is the sole member of GRECO. The Company has entered into an advisory agreement with the Advisor (as amended and restated, the "Advisory Agreement"), which states that the Advisor is responsible for managing the Company’s affairs on a day-to-day basis and identifying and making acquisitions and investments on behalf of the Company. The officers of the Advisor are also officers of the Sponsor. The Advisory Agreement has a one-year term, and it may be renewed for an unlimited number of successive one-year periods by the Company's board of directors.
The Company’s property manager is Griffin Capital Essential Asset Property Management, LLC, a Delaware limited liability company (the “Property Manager”), which was formed on August 28, 2008 to manage the Company’s properties. The Property Manager derives substantially all of its income from the property management services it performs for the Company.
From 2009 to 2014, the Company offered shares of common stock pursuant to a private placement offering to accredited investors (the "Private Offering") and two public offerings, consisting of an initial public offering and a follow-on offering (together, the "Public Offerings"), which included shares for sale pursuant to the distribution reinvestment plan ("DRP"). The Company issued 126,592,885 total shares of its common stock for gross proceeds of approximately $1.3 billion pursuant to the Private Offering and Public Offerings. The Company also issued approximately 41,800,000 shares of its common stock upon the consummation of the merger of Signature Office REIT, Inc. in June 2015.
On May 7, 2014, the Company filed a Registration Statement on Form S-3 with the Securities and Exchange Commission ("SEC") for the registration of $75.0 million in shares for sale pursuant to the DRP (the “2014 DRP Offering”). On September 22, 2015, the Company filed a Registration Statement on Form S-3 with the SEC for the registration of $100.0 million in shares for sale pursuant to the DRP (the “2015 DRP Offering”). On June 9, 2017, the Company filed a Registration Statement on Form S-3 with the SEC for the registration of 10 million shares for sale pursuant to the DRP (the "2017 DRP Offering," and together with the 2014 DRP Offering and 2015 DRP Offering, the "DRP Offerings"). The 2017 DRP Offering may be terminated at any time upon 10 days’ prior written notice to stockholders, which may be provided through the Company's filings with the SEC.
As of September 30, 2018, the Company had issued 190,116,953 shares of common stock. The Company has received aggregate gross offering proceeds of approximately $1.5 billion from the sale of shares in the Private Offering, the Public Offerings, and the DRP Offerings. There were 166,253,534 shares outstanding at September 30,

Appendix II - 55

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; dollars in thousands unless otherwise noted)

2018, including shares issued pursuant to the DRP, less shares redeemed pursuant to the share redemption program ("SRP"). As of September 30, 2018 and December 31, 2017, the Company had issued approximately $245.6 million and $211.9 million, respectively, in shares pursuant to the DRP, which are classified on the consolidated balance sheets as common stock subject to redemption, net of redemptions paid of approximately $234.6 million, and redemptions payable totaling approximately $6.7 million and $20.4 million, respectively. Since inception and through September 30, 2018, the Company had redeemed 23,863,419 shares of common stock for approximately $234.6 million pursuant to the SRP.
Griffin Capital Essential Asset Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), was formed on August 29, 2008. The Operating Partnership owns, directly or indirectly, all of the properties that the Company has acquired. The Advisor purchased an initial 99% limited partnership interest in the Operating Partnership for $0.2 million, and the Company contributed the initial one thousand dollars capital contribution, received from the Advisor, to the Operating Partnership in exchange for a 1% general partner interest. As of September 30, 2018, the Company owned approximately 96% of the limited partnership units of the Operating Partnership, and, as a result of the contribution of five properties to the Company, the Sponsor and certain of its affiliates, including certain officers of the Company, owned approximately 2% of the limited partnership units of the Operating Partnership. Approximately 2.1 million units are owned by the Company’s Chief Executive Officer and Chairman, Kevin A. Shields. The remaining approximately 2% of the limited partnership units are owned by unaffiliated third parties. No limited partnership units of the Operating Partnership have been redeemed during the nine months ended September 30, 2018 and the year ended December 31, 2017. The Operating Partnership may conduct certain activities through the Company’s taxable REIT subsidiary, Griffin Capital Essential Asset TRS, Inc., a Delaware corporation (the "TRS"), formed on September 2, 2008, which is a wholly-owned subsidiary of the Operating Partnership. The TRS had no activity as of September 30, 2018.

2.	Basis of Presentation and Summary of Significant Accounting Policies
There have been no significant changes to the Company’s accounting policies since the Company filed its audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2017. For further information about the Company’s accounting policies, refer to the Company’s consolidated financial statements and notes thereto for the year ended December 31, 2017 included in the Company’s Annual Report on Form 10-K filed with the SEC.
The accompanying unaudited consolidated financial statements of the Company are prepared by management on the accrual basis of accounting and in accordance with generally accepted accounting principles in the United States (“GAAP”) for interim financial information as contained in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), and in conjunction with rules and regulations of the SEC. Certain information and footnote disclosures required for annual financial statements have been condensed or excluded pursuant to SEC rules and regulations. Accordingly, the unaudited consolidated financial statements do not include all of the information and footnotes required by GAAP for complete financial statements. The unaudited consolidated financial statements include accounts and related adjustments, which are, in the opinion of management, of a normal recurring nature and necessary for a fair presentation of the Company’s financial position, results of operations and cash flows for the interim period. Operating results for the three and nine months ended September 30, 2018 are not necessarily indicative of the results that may be expected for the year ending December 31, 2018. These unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.
The consolidated financial statements of the Company include all accounts of the Company, the Operating Partnership, and its subsidiaries. Intercompany transactions are not shown on the consolidated statements. However, each property owning entity is a wholly owned subsidiary which is a special purpose entity, which assets and credit

Appendix II - 56

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; dollars in thousands unless otherwise noted)

are not available to satisfy the debts or obligations of any other entity, except to the extent required with respect to any co-borrower or guarantor under the same credit facility.
Use of Estimates
The preparation of the unaudited consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the unaudited consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates.
Change in Consolidated Financial Statements Presentation
Certain amounts in the Company's prior period consolidated financial statements have been reclassified to conform to the current period presentation. During the year ended December 31, 2017, the Company elected to early adopt Accounting Standards Update ("ASU") No. 2016-18, Restricted Cash ("ASU No. 2016-18"). As a result, the Company no longer presents transfers between cash and restricted cash in the consolidated statements of cash flows. Instead, restricted cash is included with cash and cash equivalents when reconciling the beginning of period and end of period total amounts shown on the consolidated statements of cash flows.
Recoverable state tax expenses have been reclassified from general and administrative expenses to property operating expenses on the statement of operations for all periods presented. Certain amounts in the Company's prior period consolidated financial statements have been reclassified to conform to the current period presentation. See Assets Held for Sale in Note 3, Real Estate.
Per Share Data
The Company reports earnings per share for the period as (1) basic earnings per share computed by dividing net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding during the period, and (2) diluted earnings per share computed by dividing net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding, including common stock equivalents. As of September 30, 2018 and December 31, 2017, there were no material common stock equivalents that would have a dilutive effect on earnings (loss) per share for common stockholders.
Segment Information
ASC Topic 280, Segment Reporting, establishes standards for reporting financial and descriptive information about a public entity’s reportable segments. The Company internally evaluates all of the properties and interests therein as one reportable segment.
Recently Issued Accounting Pronouncements
In August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging ("ASU No. 2017-12"). The purpose of this updated guidance is to better align a company’s financial reporting for hedging activities with the economic objectives of those activities. For cash flow hedges that are highly effective, the new standard requires all changes (effective and ineffective components) in the fair value of the hedging instrument to be recorded in other comprehensive income and to be reclassified into earnings only when the hedged item impacts earnings. Current guidance requires a periodic recognition of hedge ineffectiveness in earnings.
Under existing standards a quantitative assessment is made on an ongoing basis to determine if a hedge is highly effective in offsetting changes in cash flows associated with the hedged item. Under the new standard,

Appendix II - 57

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; dollars in thousands unless otherwise noted)

entities will still be required to perform an initial quantitative test. However, the new standard allows entities to elect to subsequently perform only a qualitative assessment unless facts and circumstances change.
This ASU is effective for reporting periods beginning after December 15, 2018, with early adoption permitted. The Company elected to early adopt ASU No. 2017-12 for the reporting period ending March 31, 2018. The adoption of ASU No. 2017-12 did not have a material effect on the Company's financial position or statement of operations.
In February 2016, the FASB issued ASU No. 2016-02, Leases ("ASU No. 2016-02"). ASU No. 2016-02 amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. ASU No. 2016-02 will direct how the Company accounts for payments from the elements of leases that are generally fixed and determinable at the inception of the lease (“Fixed Lease Payments”) while ASU No. 2014-09 (defined below) will direct how the Company accounts for the non-lease components of lease contracts, primarily expense reimbursements (“Non-Lease Payments”) and the accounting for the disposition of real estate facilities. ASU No. 2016-02 will be effective beginning in the first quarter of 2019. Early adoption of ASU No. 2016-02 as of its issuance is permitted.
ASU No. 2016-02 requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. Based on the required adoption date of January 1, 2019, the modified retrospective method for ASU No. 2016-02 requires application of the standard to all leases that exist at, or commence after, January 1, 2017 (beginning of the earliest comparative period presented in the 2019 financial statements), with a cumulative adjustment to the opening balance of accumulated earnings (deficit) on January 1, 2017, for the effect of applying the standard at the date of initial application, and restatement of the amounts presented prior to January 1, 2019.
The FASB has also issued an amendment to the standard that would provide an entity an optional transition method to initially account for the impact of the adoption of the standard with a cumulative adjustment to accumulated earnings (deficit) on January 1, 2019 (the effective date of ASU No. 2016-02), rather than January 1, 2017, which would eliminate the need to restate amounts presented prior to January 1, 2019. Under ASU No. 2016-02, an entity may elect a practical expedient package, which states that: (a) an entity need not reassess whether any expired or existing contracts are leases or contain leases; (b) an entity need not reassess the lease classification for any expired or existing leases; and (c) an entity need not reassess initial direct costs for any existing leases. These three practical expedients are available as a single election that must be elected as a package and must be consistently applied to all existing leases at the date of adoption. The FASB has also tentatively noted in its May 2017 board meeting minutes that lessors that adopt this package of practical expedients are not expected to reassess expired or existing leases at the date of initial application, which is January 1, 2017 under ASU No. 2016-02, or January 1, 2019, if the Company elects the optional transition method. The FASB noted that the transition provisions generally enable entities to “run off” their existing leases for the remainder of the lease term, which would effectively eliminate the need to calculate adjustment to the opening balance of accumulated earnings (deficit).
In March 2018, the FASB approved a proposal to the drafting of an amendment to ASU No. 2016-02 to allow lessors to elect, as a practical expedient, not to allocate the total consideration to lease and non-lease components based on their relative standalone selling prices. If adopted, this single-lease component practical expedient will allow lessors to elect a combined single-lease component presentation if (i) the timing and pattern of transfer of the lease component and the non-lease component(s) associated with it are the same, and (ii) the lease component would be classified as an operating lease if it were accounted for separately. Non-lease components that do not meet the criteria of this practical expedient and combined components in which the non-lease component is the predominant component will be accounted for under the new ASU No. 2016-02.

Appendix II - 58

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; dollars in thousands unless otherwise noted)

The Company does not expect that ASU No. 2016-02 will impact the Company's accounting for Fixed Lease Payments because the Company's accounting policy is currently consistent with the provisions of the standard. The Company is currently evaluating the impact of the standard as it relates to Non-Lease Payments. If the practical expedient mentioned above is adopted and the Company elects it, the Company expects payments for expense reimbursements that qualify as Non-Lease Payments will be presented under a single lease component presentation. However, without the proposed practical expedient, the Company expects these reimbursements would be separated into Fixed Lease Payments and Non-Lease Payments. Under ASU No. 2016-02, reimbursements relating to property taxes and insurances are Fixed Lease Payments as the payments relate to the right to use the leased assets, while reimbursements relating to maintenance activities and common area expense are Non-Lease Payments and would be accounted under ASU No. 2014-09 upon the adoption of the ASU No. 2016-02 as these payments for goods or services are transferred separately from the right to use the underlying assets.
Additionally, the Company is analyzing its current ground lease obligation under ASU No. 2016-02 where the Company is the lessee. The Company has done a preliminary assessment and continues to evaluate the potential impact the guidance may have on its consolidated financial statements and related disclosures and will adopt ASU No. 2016-02 as of January 1, 2019. The Company is the lessee under two ground leases. The Company believes that the application of this standard will result in the recording of a right of use asset and the related lease liability for the ground leases.
In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU No. 2014-09”). ASU No. 2014-09 replaces substantially all industry-specific revenue recognition requirements and converges areas under this topic with International Financial Reporting Standards. ASU No. 2014-09 implements a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. ASU No. 2014-09 also requires enhanced disclosures regarding the nature, amount, timing, and uncertainty of revenues and cash flows from contracts with customers. Other major provisions in ASU No. 2014-09 include capitalizing and amortizing certain contract costs, ensuring the time value of money is considered in the applicable transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. ASU No. 2014-09 was originally effective for reporting periods beginning after December 31, 2016 (for public entities). On April 1, 2015, the FASB voted to defer the effective date of ASU No. 2014-09 by one year to annual reporting periods beginning after December 15, 2017. On July 9, 2015, the FASB affirmed its proposal to defer the effective date to annual reporting periods beginning after December 15, 2017, although entities may elect to adopt the standard as of the original effective date. The Company adopted the guidance using the modified retrospective approach for the fiscal year beginning on January 1, 2018. The impact of the adoption of the new accounting guidance was minimal on the Company's consolidated financial statements relating to the recognition of gains and losses on the sale of real estate assets was minimal as the Company’s current accounting for such transactions is consistent with the new guidance’s core principle. Rental income from leasing arrangements is a substantial portion of the Company’s revenue, is specifically excluded from ASU No. 2014-09 and will be governed by the applicable lease codification, ASU No. 2016-02. In March 2016, the FASB issued ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net) ("ASU No. 2016-08"). The amendments clarify how an entity should identify the unit of accounting (i.e., the specified good or service) for the principal versus agent evaluation, and how it should apply the control principle to certain types of arrangements, such as service transactions, by explaining what a principal controls before the specified good or service is transferred to the customer. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements of ASU No. 2014-09 described above. The Company adopted the guidance using the modified retrospective approach for the fiscal year beginning on January 1, 2018. The impact of the adoption of the new accounting guidance was minimal on the Company's consolidated financial statements relating to the recognition of reporting revenue gross versus net on the Company's consolidated financial statements as the Company’s current accounting for such transactions is consistent with the new guidance’s core principle.

Appendix II - 59

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; dollars in thousands unless otherwise noted)

3.     Real Estate
As of September 30, 2018, the Company’s real estate portfolio consisted of 76 properties in 20 states consisting substantially of office, warehouse, and manufacturing facilities and two land parcels held for future development with a combined acquisition value of approximately $3.0 billion, including the allocation of the purchase price to above and below-market lease valuation.
Depreciation expense for buildings and improvements for the nine months ended September 30, 2018 was $44.4 million. Amortization expense for intangibles, including, but not limited to, tenant origination and absorption costs for the nine months ended September 30, 2018 was $44.9 million.
2018 Acquisitions
The purchase price and other acquisition items for the properties acquired during the nine months ended September 30, 2018 are shown below:

Property	Location	Tenant/Major Lessee	Acquisition Date	Purchase Price	Approx. Square Feet	Acquisition Fees and Expenses (1)	Year of Lease Expiration
Quaker	Lakeland, Florida	Quaker Sales and Distribution, Inc.	3/13/2018	$59,600	605,400	$1,777	2028
McKesson	Scottsdale, Arizona	McKesson Corporation	4/10/2018	$67,000	271,100	$2,139	2028
Shaw	Wentworth, Georgia	Shaw Industries, Inc.	5/3/2018	$56,526	1,001,500	$1,782	2033

(1)
The Advisor is entitled to receive acquisition fees equal to 2.5% and acquisition expense reimbursement of up to 0.5% of the contract purchase price for each acquisition. In addition, the Company incurred third-party costs associated with the three acquisitions.

Real Estate - Valuation and Purchase Price Allocation
The Company allocates the purchase price to the relative fair value of the tangible assets of a property by valuing the property as if it were vacant. This “as-if vacant” value is estimated using an income, or discounted cash flow, approach that relies upon Level 3 inputs, which are unobservable inputs based on the Company's review of the assumptions a market participant would use. These Level 3 inputs include discount rates, capitalization rates, market rents and comparable sales data for similar properties. Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions. In calculating the “as-if vacant” value for acquisitions completed during the nine months ended September 30, 2018, the Company used a discount rate of 6.25% to 7.75%.

Appendix II - 60

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; dollars in thousands unless otherwise noted)

In determining the fair value of intangible lease assets or liabilities, the Company also considers Level 3 inputs. Acquired above and below-market leases are valued based on the present value of the difference between prevailing market rates and the in-place rates measured over a period equal to the remaining term of the lease for above-market leases and the initial term plus the term of any below-market fixed rate renewal options for below-market leases, if applicable. The estimated fair value of acquired in-place at-market tenant leases are the costs that would have been incurred to lease the property to the occupancy level of the property at the date of acquisition. Such estimates include the value associated with leasing commissions, legal and other costs, as well as the estimated period necessary to lease such property that would be incurred to lease the property to its occupancy level at the time of its acquisition. Acquisition costs associated with asset acquisitions are capitalized in the period they are incurred.
The following summarizes the purchase price allocations of the properties acquired during the nine months ended September 30, 2018:

Property (1)	Land	Building and improvements	Tenant origination and absorption costs	In-place lease valuation - above (below) market	Receivable- Ground Lease	Payable- Ground Lease Payments	Total
Quaker	$5,433	$50,953	$4,387	$(502)	$—	$—	$60,271
McKesson	$312	$45,109	$24,652	$(933)	$—	$—	$69,140
Shaw	$5,465	$48,820	$8,297	$(4,273)	$2,008	$(2,008)	$58,309

(1)
The Company evaluated the transactions above under the clarified framework for determining whether an integrated set of assets and activities meets the definition of a business, pursuant to ASU No. 2017-01, Business Combinations, issued in January 2017, which the Company early-adopted effective January 1, 2017. Acquisitions that do not meet the definition of a business are accounted for as asset acquisitions. Since the transactions above lacked a substantive process, the transactions did not meet the definition of a business and consequently were accounted for as asset acquisitions. The Company allocated the total consideration (including acquisition costs of approximately $5.7 million) to the individual assets and liabilities acquired on a relative fair value basis.

Appendix II - 61

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; dollars in thousands unless otherwise noted)

Future Minimum Contractual Rent Payments
The future minimum contractual rent payments pursuant to the current lease terms are shown in the table below. The Company's current leases have expirations ranging from 2018 to 2036.

As of September 30, 2018
Remaining 2018	$61,164
2019	226,557
2020	204,640
2021	191,182
2022	182,708
Thereafter	803,849
Total	$1,670,100
Intangibles
The Company allocated a portion of the acquired and contributed real estate asset value to in-place lease valuation and tenant origination and absorption cost, net of the write-off of intangibles, as of September 30, 2018 and December 31, 2017:

	September 30, 2018	December 31, 2017
In-place lease valuation (above market)	$42,736	$42,736
In-place lease valuation (above market) - accumulated amortization	(31,065)	(26,613)
In-place lease valuation (above market), net	11,671	16,123
Ground leasehold interest (below market)	2,254	2,255
Ground leasehold interest (below market) - accumulated amortization	(129)	(109)
Ground leasehold interest (below market), net	2,125	2,146
Intangible assets, net	$13,796	$18,269
In-place lease valuation (below market)	$(55,482)	$(49,774)
In-place lease valuation (below market) - accumulated amortization	30,779	26,193
In-place lease valuation (below market), net	$(24,703)	$(23,581)
Tenant origination and absorption cost	$532,207	$494,871
Tenant origination and absorption cost - accumulated amortization	(284,763)	(242,108)
Tenant origination and absorption cost, net	$247,444	$252,763
The following table sets forth the estimated annual amortization (income) expense for in-place lease valuation, net, tenant origination and absorption costs, ground leasehold improvements, and other leasing costs as of September 30, 2018 for the next five years:

Year	In-place lease valuation, net	Tenant origination and absorption costs	Ground leasehold improvements	Other leasing costs
Remaining 2018	$(386)	$11,150	$21	$2,389
2019	$(2,464)	$38,096	$21	$4,765
2020	$(936)	$29,867	$21	$4,712
2021	$(717)	$25,170	$21	$4,830
2022	$(1,058)	$22,938	$21	$4,818
Tenant and Portfolio Risk

Appendix II - 62

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; dollars in thousands unless otherwise noted)

The Company monitors the credit of all tenants to stay abreast of any material changes in credit quality. The Company monitors tenant credit by (1) reviewing the credit ratings of tenants (or their parent companies) that are rated by nationally recognized rating agencies; (2) reviewing financial statements and related metrics and information that are publicly available or that are required to be provided pursuant to the lease; (3) monitoring news reports and press releases regarding the tenants and their underlying business and industry; and (4) monitoring the timeliness of rent collections.
Restricted Cash
In conjunction with acquisition of certain assets, as required by certain lease provisions or certain lenders in conjunction with an acquisition or debt financing, or credits received by the seller of certain assets, the Company assumed or funded reserves for specific property improvements and deferred maintenance, re-leasing costs, and taxes and insurance, which are included on the consolidated balance sheets as restricted cash. Additionally, an ongoing replacement reserve is funded by certain tenants pursuant to each tenant’s respective lease as follows:

	Balance as of
	September 30, 2018	December 31, 2017
Cash reserves	$20,619	$17,034
Midland mortgage loan restricted lockbox	1,746	2,158
1031 Exchange Funds (1)	—	154,940
Total	$22,365	$174,132

(1)
Section 1031 of the Internal Revenue Code of 1986, as amended ("1031 Exchanges"). Represents cash proceeds from a disposition that are temporarily held at the qualified intermediary for purposes of facilitating potential Section 1031 Exchanges. The Company's three acquisitions during the six months ended June 30, 2018 completed the 1031 Exchange.

As of September 30, 2018, one property, the Bridgestone property located in Bloomingdale, Illinois, met the criteria to be classified as held for sale. Therefore, the Company classified the property as held for sale, net, on the consolidated balance sheets at the lower of its (i) carrying amount or (ii) fair value less disposition costs as of September 30, 2018. The Bridgestone property is included in continuing operations in the consolidated statements of operations, as the property did not meet the prerequisite requirements to be classified as a discontinued operation.
The following summary presents the major components of assets and liabilities related to the real estate held for sale as of the nine months ended September 30, 2018 and year ended December 31, 2017:

	Balance as of
	September 30, 2018	December 31, 2017
Land	$589	$589
Building and improvements	2,493	2,493
Tenant origination and absorption cost	493	493
Total real estate	3,575	3,575
Less: accumulated depreciation and amortization	(868)	(794)
Total real estate, net	2,707	2,781
Other assets	4	178
Total assets	$2,711	$2,959

Accrued expenses and other liabilities	$288	$527
Due to affiliates	5	10
Total liabilities	$293	$537

Appendix II - 63

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; dollars in thousands unless otherwise noted)

4.	Investments
Investment in Unconsolidated Entities
Heritage Commons X, LTD
In June 2018, the Company, through a special purpose entity, wholly-owned by the Operating Partnership, formed a joint venture (the "Heritage Common X") for the construction and ownership of a four-story Class "A" office building with a net rentable area of approximately 200,000 square feet located in Forth Worth Texas (the "Heritage Commons Property"). The Heritage Commons Property is expected to be completed in January 2019 and is 100% leased to Mercedes-Benz Financial Services USA. The total project budget is $48.1 million, which was funded via a $41.4 million construction loan, and approximately $6.7 million of equity contributed by the members of the joint venture.
As of September 30, 2018, the Company has an ownership interest of approximately 45% in the Heritage Common X joint venture. The Company's equity contributions consisted of $3.1 million, provided during the initial creation of Heritage Common X.
Digital Realty Trust, Inc.
In September 2014, the Company, through a special purpose entity ("SPE"), wholly-owned by the Operating Partnership, acquired an 80% interest in a joint venture with an affiliate of Digital Realty Trust, Inc. for $68.4 million, which was funded with equity proceeds raised in the Company's Public Offerings. The gross acquisition value of the property was $187.5 million, plus closing costs, which was partially financed with debt of $102.0 million. The joint venture was created for purposes of directly or indirectly acquiring, owning, financing, operating and maintaining a data center facility located in Ashburn, Virginia (the "Property"). The Property is approximately 132,300 square feet and consists of certain data processing and communications equipment that is fully leased to a social media company and a financial services company with an average remaining lease term of approximately four years.
The joint venture currently uses an interest rate swap to manage its interest rate risk associated with its variable rate debt. The interest rate swap is designated as an interest rate hedge of its exposure to the volatility associated with interest rates. As a result of the hedge designation and in satisfying the requirement for cash flow hedge accounting, the joint venture records changes in the fair value in accumulated other comprehensive income. In conjunction with the investment in the joint venture discussed above, the Company recognized its 80% share, or approximately $0.2 million of other comprehensive income for the nine months ended September 30, 2018.
The interests discussed above are deemed to be variable interests in variable interest entities ("VIE') and, based on an evaluation of the variable interests against the criteria for consolidation, the Company determined that it is not the primary beneficiary of the investments, as the Company does not have power to direct the activities of the entities that most significantly affect their performance. As such, the interest in the VIEs are recorded using the equity method of accounting in the accompanying consolidated financial statements. Under the equity method, the investments in the unconsolidated entities are stated at cost and adjusted for the Company’s share of net earnings or losses and reduced by distributions. Equity in earnings of real estate ventures is generally recognized based on the allocation of cash distributions upon liquidation of the investment at book value in accordance with the operating agreements. The Company's maximum exposure to losses associated with their unconsolidated investments is primarily limited to its carrying value in the investments.

Appendix II - 64

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; dollars in thousands unless otherwise noted)

As of September 30, 2018, the balance of the investments are shown below:

	Digital Realty Joint Venture	Heritage Common X	Total
Balance as of December 31, 2017	$37,114	$—	$37,114
Initial contribution	—	3,266	3,266
Net loss	(1,617)	—	(1,617)
Distributions	(5,627)	—	(5,627)
Other comprehensive income	224	—	224
Balance as of September 30, 2018	$30,094	$3,266	$33,360

5.	Debt
As of September 30, 2018 and December 31, 2017, the Company’s debt consisted of the following:

	September 30, 2018	December 31, 2017	Contractual Interest Rate (1)	Loan Maturity	Effective Interest Rate (2)
TW Telecom loan (3)	$—	$19,169	—	—	—%
HealthSpring loan	21,340	21,694	4.18%	April 2023	4.60%
Midland loan	102,753	104,197	3.94%	April 2023	4.12%
Emporia Partners loan	2,662	2,978	5.88%	September 2023	5.96%
Samsonite loan	22,309	22,961	6.08%	September 2023	5.16%
Highway 94 loan	16,714	17,352	3.75%	August 2024	4.65%
Bank of America loan	375,000	375,000	3.77%	October 2027	3.91%
AIG loan	107,998	109,275	4.96%	February 2029	5.07%
Total Mortgage Debt	648,776	672,626
Term Loan	715,000	715,000	LIBOR+1.40% (4)	July 2020	3.89%
Revolver Loan	—	10,153	LIBOR +1.45% (4)	July 2020 (4)	3.77%
Total Debt	1,363,776	1,397,779
Unamortized Deferred Financing Costs and Discounts, net	(9,426)	(11,695)
Total Debt, net	$1,354,350	$1,386,084

(1)
Including the effect of one interest rate swap agreement with a total notional amount of $425.0 million, the weighted average interest rate as of September 30, 2018 was 3.70% for the Company’s fixed-rate and variable-rate debt combined and 3.75% for the Company’s fixed-rate debt only.

(2)	Reflects the effective interest rate as of September 30, 2018 and includes the effect of amortization of discounts/premiums and deferred financing costs.

(3)	In March 2018, the Company, through the Operating Partnership, paid off the remaining balance of the TW Telecom loan.

(4)
The LIBO rate as of September 30, 2018 was 2.11%.The Revolver Loan has an initial term of four years, maturing on July 20, 2019, and may be extended for a one-year period if certain conditions are met and upon payment of an extension fee. See discussion below.

Appendix II - 65

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; dollars in thousands unless otherwise noted)

Unsecured Credit Facility
On July 20, 2015, the Company, through the Operating Partnership, entered into an amended and restated credit agreement, as amended by that certain first amendment to amended and restated credit agreement dated as of February 12, 2016 (as amended, the "Unsecured Credit Agreement") with a syndicate of lenders, co-led by KeyBank National Association ("KeyBank"), Bank of America, N.A. ("Bank of America"), Fifth Third Bank ("Fifth Third"), and BMO Harris Bank, N.A. ("BMO Harris"), under which KeyBank serves as administrative agent and Bank of America, Fifth Third, and BMO Harris serve as co-syndication agents, and KeyBanc Capital Markets, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Fifth Third, and BMO Capital Markets serve as joint bookrunners and joint lead arrangers. Pursuant to the Unsecured Credit Agreement, the Company was provided with a $1.14 billion senior unsecured credit facility (the "Unsecured Credit Facility"), consisting of a $500.0 million senior unsecured revolver (the "Revolver Loan") and a $640.0 million senior unsecured term loan (the "Term Loan"). The Unsecured Credit Facility may be increased up to $860.0 million, in minimum increments of $50.0 million, for a maximum of $2.0 billion by increasing either the Revolver Loan, the Term Loan, or both. The Revolver Loan has an initial term of four years, maturing on July 20, 2019, and may be extended for a one-year period if certain conditions are met and upon payment of an extension fee. The Term Loan has a term of five years, maturing on July 20, 2020. On March 29, 2016, the Company exercised its right to increase the total commitments, pursuant to the Unsecured Credit Agreement. As a result, the total commitments on the Term Loan increased from $640.0 million to $715.0 million.
Bank of America Loan
On September 29, 2017, the Company, through ten SPEs wholly owned by the Operating Partnership, entered into a loan agreement with Bank of America, N.A. (together with its successors and assigns, the "Lender") in which the Company borrowed $375.0 million (the “Bank of America Loan”). The Bank of America Loan is secured by cross-collateralized and cross-defaulted first mortgage liens on ten properties. The Bank of America Loan has a term of 10 years, maturing on October 1, 2027. The Bank of America Loan bears interest at a rate of 3.77% and requires monthly payments of interest only.
Debt Covenant Compliance
Pursuant to the terms of the Company's mortgage loans, Unsecured Credit Facility, and Bank of America Loan the Operating Partnership, in consolidation with the Company, is subject to certain loan compliance covenants. The Company was in compliance with all of its debt covenants as of September 30, 2018.

6.	Interest Rate Contracts
Risk Management Objective of Using Derivatives
The Company is exposed to certain risks arising from both business operations and economic conditions. The Company manages economic risks, including interest rate, liquidity, and credit risk primarily by managing the amount, sources, and duration of debt funding and the use of derivative financial instruments. Specifically, the Company enters into derivative financial instruments to manage exposures that arise from business activities that result in the payment of future known and uncertain cash amounts, the value of which are determined by expected cash payments principally related to borrowings and interest rates. Interest rate swaps designated as cash flow hedges involve the receipt of variable amounts from a counterparty in exchange for making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. The Company does not use derivatives for trading or speculative purposes.
Derivative Instruments

Appendix II - 66

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; dollars in thousands unless otherwise noted)

On August 31, 2018, the Company executed four interest rate swap agreements to hedge future variable cash flows associated with London Interbank Offered Rate ("LIBOR"). The forward-starting interest rate swaps with a total notional amount of $425 million become effective on July 1, 2020 and have a term of five years.
The Company has entered into interest rate swap agreements to hedge the variable cash flows associated with certain existing or forecasted LIBOR based variable-rate debt, including the Company's Unsecured Credit Facility. The change in the fair value of derivatives designated and qualifying as cash flow hedges is initially recorded in AOCI and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. Amounts reported in accumulated other comprehensive income ("AOCI") related to derivatives will be reclassified to interest expense as interest payments are made on the Company's variable-rate debt.
The following table sets forth a summary of the interest rate swaps at September 30, 2018 and December 31, 2017:

					Fair Value (1)
Derivative Instrument	Notional Amounts	Effective Date	Maturity Date	Interest Strike Rate	September 30, 2018	December 31, 2017
Assets
Interest Rate Swap	$425,000	7/9/2015	7/1/2020	1.69%	$8,016	$3,255
Interest Rate Swap	300,000	1/1/2016	7/1/2018	1.32%	—	458
Interest Rate Swap	125,000	7/1/2020	7/1/2025	2.82%	903	—
Interest Rate Swap	100,000	7/1/2020	7/1/2025	2.82%	697	—
Interest Rate Swap	100,000	7/1/2020	7/1/2025	2.83%	677	—
Interest Rate Swap	100,000	7/1/2020	7/1/2025	2.84%	599	—
Total	$1,150,000				$10,892	$3,713

(1)
The Company records all derivative instruments on a gross basis in the consolidated balance sheets, and accordingly, there are no offsetting amounts that net assets against liabilities. As of September 30, 2018, derivatives in an asset position are included in the line item "Other assets" in the consolidated balance sheets at fair value.

The following table sets forth the impact of the interest rate swaps on the consolidated statements of operations for the periods presented:

	Nine Months Ended September 30,
	2018	2017
Interest Rate Swap in Cash Flow Hedging Relationship:
Amount of (gain) loss recognized in AOCI on derivatives	$(8,458)	$(142)
Amount of gain (loss) reclassified from AOCI into earnings under “Interest expense”	$1,182	$(3,330)
Total interest expense presented in the consolidated statement of operations in which the effects of cash flow hedges are recorded	$41,251	$37,232
During the 12 months subsequent to September 30, 2018, the Company estimates that an additional $3.9 million of income will be recognized from AOCI into earnings.
Certain agreements with the derivative counterparties contain a provision where if the Company defaults on any of the Company's indebtedness, including default where repayment of the indebtedness has not been accelerated by the lender within a specified time period, then the Company could also be declared in default on its derivative obligations.
As of September 30, 2018 and December 31, 2017, the fair value of interest rate swaps in a net asset position, which excludes any adjustment for nonperformance risk related to these agreements, was approximately $10.9

Appendix II - 67

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; dollars in thousands unless otherwise noted)

million and $3.7 million, respectively. As of September 30, 2018 and December 31, 2017, the Company had not posted any collateral related to these agreements.

7.	Accrued Expenses and Other Liabilities
Accrued expenses and other liabilities consisted of the following as of September 30, 2018 and December 31, 2017:

	September 30, 2018	December 31, 2017
Prepaid rent	$14,543	$16,138
Real estate taxes payable	25,666	21,087
Interest payable	9,270	7,924
Other liabilities	25,455	18,457
Total	$74,934	$63,606

8.	Fair Value Measurements
The Company is required to disclose fair value information about all financial instruments, whether or not recognized in the consolidated balance sheets, for which it is practicable to estimate fair value. The Company measures and discloses the estimated fair value of financial assets and liabilities utilizing a fair value hierarchy that distinguishes between data obtained from sources independent of the reporting entity and the reporting entity’s own assumptions about market participant assumptions. This hierarchy consists of three broad levels, as follows: (i) quoted prices in active markets for identical assets or liabilities, (ii) "significant other observable inputs," and (iii) "significant unobservable inputs." "Significant other observable inputs" can include quoted prices for similar assets or liabilities in active markets, as well as inputs that are observable for the asset or liability, such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals. "Significant unobservable inputs" are typically based on an entity’s own assumptions, since there is little, if any, related market activity. In instances in which the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level of input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. There were no transfers between the levels in the fair value hierarchy during the nine months ended September 30, 2018 and the year ended December 31, 2017.
The following tables set forth the assets that the Company measures at fair value on a recurring basis by level within the fair value hierarchy as of September 30, 2018 and December 31, 2017:

Assets/(Liabilities)	Total Fair Value	Quoted Prices in Active Markets for Identical Assets and Liabilities	Significant Other Observable Inputs	Significant Unobservable Inputs
September 30, 2018
Interest Rate Swap Asset	$10,892	$—	$10,892	$—
December 31, 2017
Interest Rate Swap Asset	$3,713	$—	$3,713	$—
Financial Instruments Disclosed at Fair Value
Financial instruments as of September 30, 2018 and December 31, 2017 consisted of cash and cash equivalents, restricted cash, accounts receivable, accrued expenses and other liabilities, and mortgage payable and other borrowings, as defined in Note 5, Debt. With the exception of the mortgage loans in the table below, the amounts of the financial instruments presented in the consolidated financial statements substantially approximate

Appendix II - 68

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; dollars in thousands unless otherwise noted)

their fair value as of September 30, 2018 and December 31, 2017. The fair value of the two mortgage loans in the table below is estimated by discounting each loan’s principal balance over the remaining term of the mortgage using current borrowing rates available to the Company for debt instruments with similar terms and maturities. The Company determined that the mortgage debt valuation in its entirety is classified in Level 2 of the fair value hierarchy, as the fair value is based on current pricing for debt with similar terms as the in-place debt.

	September 30, 2018		December 31, 2017
	Fair Value	Carrying Value (1)	Fair Value	Carrying Value (1)
Highway 94 loan	$15,637	$16,714	$16,484	$17,352
BofA loan	$361,602	$375,000	$377,289	$375,000

(1)	The carrying values do not include the debt premium/(discount) or deferred financing costs as of September 30, 2018 and December 31, 2017. See Note 5, Debt, for details.

9.	Equity
Common Equity
As of September 30, 2018, the Company had received aggregate gross offering proceeds of approximately $1.5 billion from the sale of shares in the Private Offering, the Public Offerings, and the DRP Offerings, as discussed in Note 1, Organization. There were 166,253,534 shares outstanding at September 30, 2018, including shares issued pursuant to the DRP, less shares redeemed pursuant to the SRP discussed below.
Distribution Reinvestment Plan (DRP)
The Company has adopted the DRP, which allows stockholders to have dividends and other distributions otherwise distributable to them invested in additional shares of common stock. No sales commissions or dealer manager fee will be paid on shares sold through the DRP. The Company may amend or terminate the DRP for any reason at any time upon 10 days' prior written notice to stockholders, which may be provided through the Company's filings with the SEC.
As of September 30, 2018 and December 31, 2017, the Company had issued approximately $245.6 million and $211.9 million, respectively, in shares pursuant to the DRP, which are classified on the consolidated balance sheets as common stock subject to redemption, net of redemptions paid of approximately $234.6 million, and redemptions payable totaling approximately $6.7 million and $20.4 million, respectively.
Share Redemption Program
The Company has adopted the SRP that enables stockholders to sell their stock to the Company in limited circumstances. As long as the common stock is not listed on a national securities exchange or over-the-counter market, stockholders who have held their stock for at least one year may, under certain circumstances, be able to have all or any portion of their shares of stock redeemed by the Company. Only those stockholders who purchased their shares from the Company or received their shares from the Company (directly or indirectly) through one or more non-cash transactions may be able to participate in the SRP. During any calendar year, the Company will not redeem more than 5% of the weighted average number of shares outstanding during the prior calendar year. The cash available for redemption will be limited to the proceeds from the sale of shares pursuant to the DRP.

If the Company cannot purchase all shares presented for redemption in any quarter, based upon insufficient cash available or the limit on the number of shares the Company may redeem during any calendar year, the Company will attempt to honor redemption requests on a pro rata basis. With respect to any pro rata treatment, redemption requests following the death or qualifying disability of a stockholder will be considered first, as a group,

Appendix II - 69

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; dollars in thousands unless otherwise noted)

followed by requests where pro rata redemption would result in a stockholder owning less than the minimum balance of two thousand five hundred dollars of shares of common stock, which will be redeemed in full to the extent there are available funds, with any remaining available funds allocated pro rata among all other redemption requests. The Company will treat the unsatisfied portion of the redemption request as a request for redemption the following quarter. Such pending requests will generally be honored on a pro rata basis. Any stockholder request to cancel an outstanding redemption must be sent to the Company's transfer agent prior to the last day of the new quarter. The Company will determine whether sufficient funds are available or the SRP has reached the 5% share limit as soon as practicable after the end of each quarter, but in any event prior to the applicable payment date.
As the use of the proceeds from the DRP for redemptions is outside the Company’s control, the net proceeds from the DRP are considered to be temporary equity and are presented as common stock subject to redemption on the accompanying consolidated balance sheets. The cumulative proceeds from the DRP, net of any redemptions, will be computed at each reporting date and will be classified as temporary equity on the Company’s consolidated balance sheets. As noted above, the SRP is limited to proceeds from new permanent equity from the sale of shares pursuant to the DRP.
Pursuant to the SRP, the redemption price per share shall be the lesser of (i) the amount paid for the shares or (ii) 95% of the NAV of the shares. Shares redeemed in connection with the death or qualifying disability of a stockholder may be repurchased at 100% of the NAV of the shares. The redemption price per share will be as of the last business day of the applicable quarter.
Redemption requests will be honored on or about the last business day of the month following the end of each quarter. Requests for redemption must be received on or prior to the end of the quarter in order for the Company to repurchase the shares as of the end of the following month. The following table summarizes share redemption activity during the three and nine months ended September 30, 2018 and 2017:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Shares of common stock redeemed	1,311,582	2,936,150	8,013,521	6,155,290
Weighted average price per share	$9.63	$9.97	$9.60	$9.98
During the three months ended September 30, 2018, the Company received requests for the redemption of common stock of 4,083,881 shares, which exceeded the annual limitation of 5% of the weighted average number of shares outstanding during the prior calendar year by 3,401,249 shares or approximately $32.4 million. The Company is not obligated to redeem any amounts in excess of the limitations until 2019, when the 5% share limitation is reset and to the extent DRP proceeds are available.
The Company processed the redemption requests according to the SRP policy described above and redeemed 16.7% of the shares requested at a weighted average price per share of $9.76 and carried forward the unprocessed requests.  As a result, standard redemption requests for the quarter ended September 30, 2018 were processed on a pro-rata basis and were paid out on October 31, 2018.
During the nine months ended September 30, 2018, the Company redeemed 8,013,521 shares of common stock for approximately $76.9 million at a weighted average price per share of $9.60 pursuant to the SRP. Since inception and through September 30, 2018, the Company had redeemed 23,863,419 shares of common stock for approximately $234.6 million at a weighted average price per share of $9.83 pursuant to the SRP.
Since inception and through June 30, 2018, the Company honored all redemption requests.
Noncontrolling Interests

Appendix II - 70

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; dollars in thousands unless otherwise noted)

Noncontrolling interests represent limited partnership interests in the Operating Partnership in which the Company is the general partner. General partnership units and limited partnership units of the Operating Partnership were issued as part of the initial capitalization of the Operating Partnership, and limited partnership units were issued in conjunction with management's contribution of certain assets, as well as other contributions, as discussed in Note 1, Organization.
As of September 30, 2018, noncontrolling interests were approximately 3.62% of total shares and 3.58% of weighted average shares outstanding (both measures assuming limited partnership units were converted to common stock). The Company has evaluated the terms of the limited partnership interests in the Operating Partnership and as a result, has classified limited partnership interests issued in the initial capitalization and in conjunction with the contributed assets as noncontrolling interests, which are presented as a component of permanent equity, except as discussed below.
The Company evaluates individual noncontrolling interests for the ability to recognize the noncontrolling interest as permanent equity on the consolidated balance sheets at the time such interests are issued and on a continual basis. Any noncontrolling interest that fails to qualify as permanent equity has been reclassified as temporary equity and adjusted to the greater of (a) the carrying amount or (b) its redemption value as of the end of the period in which the determination is made.
The Operating Partnership issued 6.6 million limited partnership units to affiliated parties and unaffiliated third parties in exchange for certain properties and 0.1 million limited partnership units to unaffiliated third parties unrelated to property contributions. To the extent the contributors should elect to redeem all or a portion of their Operating Partnership units, pursuant to the terms of the respective contribution agreement, such redemption shall be at a per unit value equivalent to the price at which the contributor acquired its limited partnership units in the respective transaction.
The limited partners of the Operating Partnership, other than those related to the Will Partners REIT, LLC ("Will Partners" property) contribution, will have the right to cause the general partner of the Operating Partnership, the Company, to redeem their limited partnership units for cash equal to the value of an equivalent number of shares, or, at the Company’s option, purchase their limited partnership units by issuing one share of the Company’s common stock for the original redemption value of each limited partnership unit redeemed. The Company has the control and ability to settle in shares. These rights may not be exercised under certain circumstances which could cause the Company to lose its REIT election. There were no unit redemption requests during the nine months ended September 30, 2018 and year ended December 31, 2017.
The following summarizes the activity for noncontrolling interests recorded as equity for the nine months ended September 30, 2018 and year ended December 31, 2017:

	Nine Months Ended September 30, 2018	Year Ended December 31, 2017
Beginning balance	$31,105	$30,114
Distributions to noncontrolling interests	(3,267)	(4,369)
Allocated distributions to noncontrolling interests subject to redemption	(10)	(13)
Net income	671	5,120
Other comprehensive income	224	253
Ending balance	$28,723	$31,105
Noncontrolling interests subject to redemption
Operating partnership units issued pursuant to the Will Partners property contribution are not included in permanent equity on the consolidated balance sheets. The partners holding these units can cause the general partner

Appendix II - 71

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; dollars in thousands unless otherwise noted)

to redeem the units for the cash value, as defined in the operating partnership agreement. As the general partner does not control these redemptions, these units are presented on the consolidated balance sheets as noncontrolling interest subject to redemption at their redeemable value. The net income (loss) and distributions attributed to these limited partners is allocated proportionately between common stockholders and other noncontrolling interests that are not considered redeemable.

10.	Perpetual Convertible Preferred Shares
On August 8, 2018, the Company entered into a purchase agreement (the "Purchase Agreement") with SHBNPP Global Professional Investment Type Private Real Estate Trust No. 13(H) (acting through Kookmin Bank as trustee)(the "Purchaser") and Shinhan BNP Paribas Asset Management Corporation, as an asset manager of the Purchaser, pursuant to which the Purchaser agreed to purchase an aggregate of 10,000,000 shares of Series A Cumulative Perpetual Convertible Preferred Stock, $0.001 par value per share, at a price of $25.00 per share (the "Series A Preferred Shares") in two tranches, each comprising 5,000,000 Series A Preferred Shares. On August 8, 2018 (the "First Issuance Date"), the Company issued 5,000,000 Series A Preferred Shares to the Purchaser for a total purchase price of $125.0 million (the "First Issuance"). The Company paid transaction fees totaling 3.5% of the First Issuance purchase price and incurred approximately $0.4 million in transaction-related expenses to third parties unaffiliated with the Company or the Sponsor. The Advisor incurred transaction-related expenses of approximately $0.2 million, which will be reimbursed by the Company. Pursuant to the Purchase Agreement, the Purchaser has agreed to purchase an additional 5,000,000 Series A Preferred Shares at a later date (the "Second Issuance Date") for an additional purchase price of $125.0 million subject to approval by the Purchaser’s internal investment committee and the satisfaction of the conditions in the Purchase Agreement, including, but not limited to, the execution of an Ownership Limit Exemption Agreement (the "Second Issuance"). Pursuant to the Purchase Agreement, the Purchaser is generally restricted from transferring the Series A Preferred Shares or the economic interest in the Series A Preferred Shares for a period of five years from the closing date.
As redemption under certain circumstances (described below) are not solely within the Company's control, the Company classified the Series A Preferred Shares as temporary equity and are presented at their redemption value. The offering costs allocated to the Series A Preferred Shares are reductions to temporary equity.
Distributions
The Series A Preferred Shares are entitled to receive distributions quarterly in arrears at a rate equal to one-fourth (1/4) of the applicable varying rate, as follows:
i.an initial annual distribution rate of 6.55% from and after the First Issuance Date, or if the Second Issuance occurs, 6.55% from and after the Second Issuance Date until the five year anniversary of the First Issuance Date, or if the Second Issuance occurs, the five year anniversary of the Second Issuance Date (the "Reset Date"), subject to paragraphs (iii) and (iv) below;
ii.6.75% from and after the Reset Date, subject to paragraphs (iii) and (iv) below;
iii.if a listing ("Listing") of our shares of common stock or the Series A Preferred Shares on a national securities exchange registered under Section 6(a) of the Exchange Act, does not occur by August 1, 2020 (the "First Triggering Event"), 7.55% from and after August 2, 2020 and 7.75% from and after the Reset Date; or
iv.if a Listing does not occur by August 1, 2021, 8.05% from and after August 2, 2021 until the Reset Date, and 8.25% from and after the Reset Date.

Appendix II - 72

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; dollars in thousands unless otherwise noted)

Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Shares will be entitled to be paid out of the Company's assets legally available for distribution to the stockholders, after payment of or provision for the Company's debts and other liabilities, liquidating distributions, in cash or property at its fair market value as determined by the Company's board of directors, in the amount, for each outstanding Series A Preferred Share equal to $25.00 per Series A Preferred Share (the "Liquidation Preference"), plus an amount equal to any accumulated and unpaid distributions to the date of payment, before any distribution or payment is made to holders of shares of common stock or any other class or series of equity securities ranking junior to the Series A Preferred Shares but subject to the preferential rights of holders of any class or series of equity securities ranking senior to the Series A Preferred Shares. After payment of the full amount of the Liquidation Preference to which they are entitled, plus an amount equal to any accumulated and unpaid distributions to the date of payment, the holders of Series A Preferred Shares will have no right or claim to any of our remaining assets.
Company Redemption Rights
The Series A Preferred Shares may be redeemed by the Company, in whole or in part, at the Company's option, upon the earlier to occur of: (i) five years from the First Issuance Date or (ii) the First Triggering Event, at a per share redemption price in cash equal to $25.00 per Series A Preferred Share (the "Redemption Price"), plus any accumulated and unpaid distributions on the Series A Preferred Shares up to the redemption date, plus, a redemption fee of 1.5% of the Redemption Price in the case of a redemption that occurs on or after the date of the First Triggering Event, but before the date that is five years from the First Issuance Date.
Holder Redemption Rights
In the event we fail to effect a Listing by August 1, 2023, the holder of any Series A Preferred Shares has the option to request a redemption of such shares on or on any date following August 1, 2023, at the Redemption Price, plus any accumulated and unpaid distributions up to the redemption date (the "Redemption Right"); provided, however, that no holder of the Series A Preferred Shares shall have a Redemption Right if a Listing occurs prior to or on August 1, 2023.
Conversion Rights
Subject to our redemption rights and certain conditions set forth in the articles supplementary, a holder of the Series A Preferred Shares, at his or her option, will have the right to convert such holder's Series A Preferred Shares into shares of the Company's common stock any time after the earlier of (i) five years from the First Issuance Date, or if the Second Issuance occurs, five years from the Second Issuance Date or (ii) a Change of Control (as defined in the articles supplementary) at a per share conversion rate equal to the Liquidation Preference divided by the then Common Stock Fair Market Value (as defined in the articles supplementary).

Appendix II - 73

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; dollars in thousands unless otherwise noted)

11.	Related Party Transactions
Summarized below are the related party costs incurred by the Company for the nine months ended September 30, 2018 and 2017, respectively, and any related amounts payable as of September 30, 2018 and December 31, 2017:

	Incurred for the Nine Months		Payable as of
	Ended September 30,		September 30,	December 31,
	2018	2017	2018	2017
Expensed
Operating expenses	$2,630	$1,983	$949	$670
Asset management fees	17,628	17,744	1,999	1,873
Property management fees	6,992	7,466	746	725
Costs advanced by the Advisor	396	419	324	267
Capitalized
Acquisition fees (1)	5,331	—	—	—
Leasing commissions	—	1,752	—	—
Total, net of real estate assets held for sale	$32,977	$29,364	$4,018	$3,535
Asset management fees related to real estate held for sale	42	42	5	5
Property management fees related to real estate held for sale	57	53	—	5
Total	$33,076	$29,459	$4,023	$3,545

(1)	Acquisition fees related to the acquisitions of Quaker, McKesson, and Shaw were capitalized as the acquisition did not meet the business combination criteria.

Advisory Agreement
The Company currently does not have nor does it expect to have any employees. The Advisor will be primarily responsible for managing the business affairs and carrying out the directives of the Company’s board of directors. The Company entered into an advisory agreement with the Advisor. The Advisory Agreement entitles the Advisor to specified fees and expense reimbursements upon the provision of certain services with regard to the Public Offerings and investment of funds in real estate properties, among other services, including as reimbursement for organizational and offering costs incurred by the Advisor on the Company’s behalf and reimbursement of certain costs and expenses incurred by the Advisor in providing services to the Company.
Management Compensation
The following table summarizes the compensation and fees the Company has paid or may pay to the Advisor, the Property Manager, and the Sponsor and other affiliates, including amounts to reimburse costs for providing services.

Type of Compensation (Recipient)	Determination of Amount
Acquisition Fees and Expenses (Advisor)
Under the Advisory Agreement, the Advisor receives acquisition fees equal to 2.5%, and reimbursement for actual acquisition related expenses incurred by the Advisor of up to 0.50% of the contract purchase price, as defined therein, of each property acquired by the Company, and reimbursement for actual acquisition expenses incurred on the Company's behalf, including certain payroll costs for acquisition-related efforts by the Advisor's personnel, as defined in the agreement. In addition, the Company pays acquisition expenses to unaffiliated third parties equal to approximately 0.60% of the purchase price of the Company's properties. The acquisition fee and acquisition expenses paid by the Company shall be reasonable and in no event exceed an amount equal to 6% of the contract purchase price, unless approved by a majority of the independent directors.

Appendix II - 74

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; dollars in thousands unless otherwise noted)

Disposition Fee (Advisor)
In the event that the Company sells any or all of its properties (or a portion thereof), or all or substantially all of the business or securities of the Company are transferred or otherwise disposed of by way of a merger or other similar transaction, the Advisor will be entitled to receive a disposition fee if the Advisor or an affiliate provides a substantial amount of the services (as determined by a majority of the Company's directors, including a majority of the independent directors) in connection with such transaction. The disposition fee the Advisor or such affiliate shall be entitled to receive at closing will be equal to the lesser of: (1) 3% of the Contract Sales Price, as defined in the Advisory Agreement or (2) 50% of the Competitive Commission, as defined in the Advisory Agreement; provided, however, that in connection with certain types of transactions described further in the Advisory Agreement, the disposition fee shall be subordinated to Invested Capital (as defined in the operating partnership agreement). The disposition fee may be paid in addition to real estate commissions or other commissions paid to non-affiliates, provided that the total real estate commissions or other commissions (including the disposition fee) paid to all persons by the Company or the operating partnership shall not exceed an amount equal to the lesser of (i) 6% of the aggregate Contract Sales Price or (ii) the Competitive Commission.

Asset Management Fee (Advisor)
The Advisor receives an annual asset management fee for managing the Company’s assets equal to 0.75% of the Average Invested Assets, defined as the aggregate carrying value of the assets invested before reserves for depreciation. The fee will be computed based on the average of these values at the end of each month. The asset management fees are earned monthly.

Operating Expenses (Advisor)
The Advisor and its affiliates are entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of the Company in connection with their provision of administrative services, including related personnel costs; provided, however, the Advisor must reimburse the Company for the amount, if any, by which total operating expenses, including advisory fees, paid during the previous 12 months then ended exceeded the greater of: (i) 2% of the Company’s average invested assets for that 12 months then ended; or (ii) 25% of the Company’s net income, before any additions to reserves for depreciation, bad debts or other expenses connected with the acquisition and disposition of real estate interests and before any gain from the sale of the Company’s assets, for that fiscal year, unless the Company’s board of directors has determined that such excess expenses were justified based on unusual and non-recurring factors. For the nine months ended September 30, 2018 and 2017, the Company’s total operating expenses did not exceed the 2%/25% guideline.
Operating expenses for the nine months ended September 30, 2018 included approximately $0.4 million, to reimburse the Advisor and its affiliates a portion of the compensation paid by the Advisor and its affiliates for the Company's principal financial officer, Javier F. Bitar, executive vice president, David C. Rupert, and vice president and assistant secretary, Howard S. Hirsch, for services provided to the Company, for which the Company does not pay the Advisor a fee. In addition, the Company incurred approximately $0.2 million and $0.1 million for reimbursable expenses to the Advisor for services provided to the Company by certain of its other executive officers for the nine months ended September 30, 2018 and 2017, respectively. The reimbursable expenses include components of salaries, bonuses, benefits and other overhead charges and are based on the percentage of time each such executive officer spends on the Company's affairs.

Property Management Fees (Property Manager)
The Property Manager is entitled to receive a fee for its services in managing the Company’s properties up to 3% of the gross monthly revenues from the properties plus reimbursement of the costs of managing the properties. The Property Manager, in its sole and absolute discretion, can waive all or a part of any fee earned. In the event that the Property Manager assists with the development or redevelopment of a property, the Company may pay a separate market-based fee for such services. In the event that the Company contracts directly with a non-affiliated third-party property manager with respect to a particular property, the Company will pay the Property Manager an oversight fee equal to 1% of the gross revenues of the property managed. In no event will the Company pay both a property management fee to the Property Manager and an oversight fee to the Property Manager with respect to a particular property.
In addition, the Company may pay the Property Manager or its designees a leasing fee in an amount equal to the fee customarily charged by others rendering similar services in the same geographic area. The Company may also pay the Property Manager or its designees a construction management fee for planning and coordinating the construction of any tenant directed improvements for which the Company is responsible to perform pursuant to lease concessions, including tenant-paid finish-out or improvements. The Property Manager shall also be entitled to a construction management fee of 5% of the cost of improvements.

Appendix II - 75

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; dollars in thousands unless otherwise noted)

Subordinated Share of Net Sale Proceeds (Advisor) (1)
Payable to the Advisor in cash upon the sale of a property after the Company's stockholders receive a return of capital plus a 6% cumulative, non-compounded return. The share of net proceeds from the sale of property is 5% if stockholders are paid a return of capital plus 6% to 8% annual cumulative non-compounding return, 10% if stockholders are paid a return of capital plus 8% to 10% annual cumulative non-compounding return, or 15% if stockholders are paid a return of capital plus 10% or more annual cumulative non-compounding return.

Subordinated Incentive Listing Distribution (Advisor) (1)
Payable to the Advisor no earlier than 7 months and no later than 19 months following a listing of the shares on a national securities exchange, based upon the market value of the Company's shares during a period of 30 trading days commencing after the first day of the 6th month, but no later than the last day of the 18th month following a listing, the commencement date of which shall be chosen by the Advisor in its sole discretion, and after the Company's stockholders receive a return of capital plus a 6% cumulative, non-compounded return. The distribution share is 5% if stockholders are paid a return of capital plus 6% to 8% annual cumulative non-compounding return, 10% if stockholders are paid a return of capital plus 8% to 10% annual cumulative non-compounding return, or 15% if stockholders are paid a return of capital plus 10% or more annual cumulative non-compounding return, and is payable in cash, shares of the Company's stock, units of limited partnership interest in the Operating Partnership, or a combination thereof.

Subordinated Distribution Due Upon Termination (Advisor)
Payable to the Advisor (in cash, shares of the Company's stock, units of limited partnership interest in the Operating Partnership, or a combination thereof), 1/3rd within 30 days of the date of involuntary termination of the Advisory Agreement, 1/3rd upon the one year anniversary of such date, and 1/3rd upon the two year anniversary of such date. Calculated based upon appraised value of properties less the fair value of the underlying debt, and plus or minus net current assets or net current liabilities, respectively, and payable after the Company's stockholders receive a return of capital plus a 6% cumulative, non-compounded return. The distribution share is 5% if stockholders are paid a return of capital plus 6% to 8% annual cumulative non-compounding return, 10% if stockholders are paid a return of capital plus 8% to 10% annual cumulative non-compounding return, or 15% if stockholders are paid a return of capital plus 10% or more annual cumulative non-compounding return.
Upon a voluntary termination of the Advisory Agreement, the Advisor will not be entitled to receive the Subordinated Distribution Due Upon Termination but instead will be entitled to receive at the time of the applicable liquidity event a distribution equal to the applicable Subordinated Share of Net Sale Proceeds, Subordinated Incentive Listing Distribution, or Subordinated Distribution Due Upon Extraordinary Transaction.

Subordinated Distribution Due Upon Extraordinary Transaction (Advisor) (1)
Payable to the Advisor upon the closing date of an Extraordinary Transaction (as defined in the operating partnership agreement); payable in cash, shares of the Company's stock, units of limited partnership in the Operating Partnership, or a combination thereof after the Company's stockholders receive a return of capital plus a 6% cumulative, non-compounded return. The distribution share is 5% if stockholders are paid a return of capital plus 6% to 8% annual cumulative non-compounding return, 10% if stockholders are paid a return of capital plus 8% to 10% annual cumulative non-compounding return, or 15% if stockholders are paid a return of capital plus 10% or more annual cumulative non-compounding return.

Sponsor Break-Even Amount (Sponsor)
In the event of a merger of the Advisor into the Company or one of its affiliates in anticipation of listing or a merger with an already-listed entity, any merger consideration paid to the Company's sponsor or its affiliates in excess of unreturned and unreimbursed capital invested by the Company's sponsor and its affiliates into the Company, the Advisor, the Company's dealer manager, or affiliates, relating in any way to the business organization of the Company, the Operating Partnership, or any offering of the Company, shall be subordinated to the return of stockholders' invested capital. Such excess merger consideration shall be paid in stock that may not be traded for one year from the date of receipt, and such stock shall be held in escrow pending the occurrence of certain conditions outlined further in the Operating Partnership Agreement.

(1)
The Advisor cannot earn more than one incentive distribution. Any receipt by the Advisor of subordinated share of net sale proceeds (for anything other than a sale of the entire portfolio) will reduce the amount of the subordinated distribution due upon termination, the subordinated incentive listing distribution and the subordinated distribution due upon extraordinary transaction.

Conflicts of Interest

Appendix II - 76

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; dollars in thousands unless otherwise noted)

The Sponsor, Advisor, Property Manager and their officers and certain of their key personnel and their respective affiliates currently serve as key personnel, advisors, managers and sponsors or co-sponsors to some or all of 12 other programs affiliated with the Sponsor, including Griffin Capital Essential Asset REIT II, Inc. ("GCEAR II"), Griffin-American Healthcare REIT III, Inc. ("GAHR III"), Griffin-American Healthcare REIT IV, Inc. ("GAHR IV") and Phillips Edison Grocery Center REIT III ("PECO III"), each of which are publicly-registered, non-traded real estate investment trusts, and Griffin Institutional Access Real Estate Fund (“GIA Real Estate Fund”) and Griffin Institutional Access Credit Fund ("GIA Credit Fund"), both of which are non-diversified, closed-end management investment companies that are operated as interval funds under the Investment Company Act of 1940, as amended (the "1940 Act"). Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between the Company’s business and these other activities.
Some of the material conflicts that the Sponsor, Advisor, and Property Manager and their key personnel and their respective affiliates will face are (1) competing demand for time of the Advisor’s executive officers and other key personnel from the Sponsor and other affiliated entities; (2) determining if certain investment opportunities should be recommended to the Company or another program sponsored or co-sponsored by the Sponsor; and (3) influence of the fee structure under the Advisory Agreement and the distribution structure under the operating partnership agreement that could result in actions not necessarily in the long-term best interest of the Company’s stockholders. The board of directors has adopted the Sponsor’s acquisition allocation policy as to the allocation of acquisition opportunities among the Company and GCEAR II, which is based on the following factors:
•the investment objectives of each program;
•the amount of funds available to each program;
•the financial impact of the acquisition on each program, including each program’s earnings and distribution ratios;
•various strategic considerations that may impact the value of the investment to each program;
•the effect of the acquisition on concentration/diversification of each program’s investments; and
•the income tax effects of the purchase to each program.
In the event all acquisition allocation factors have been exhausted and an investment opportunity remains equally suitable for the Company and GCEAR II, the Sponsor will offer the investment opportunity to the REIT that has had the longest period of time elapse since it was offered an investment opportunity.

Appendix II - 77

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; dollars in thousands unless otherwise noted)

If the Sponsor no longer sponsors GCEAR II, then, in the event that an investment opportunity becomes available that is suitable, under all of the factors considered by the Advisor, for both the Company and one or more other entities affiliated with the Sponsor, the Sponsor has agreed to present such investment opportunities to the Company first, prior to presenting such opportunities to any other programs sponsored by or affiliated with the Sponsor. In determining whether or not an investment opportunity is suitable for more than one program, the Advisor, subject to approval by the board of directors, shall examine, among others, the following factors:
•anticipated cash flow of the property to be acquired and the cash requirements of each program;
•effect of the acquisition on diversification of each program’s investments;
•policy of each program relating to leverage of properties;
•income tax effects of the purchase to each program;
•size of the investment;
•no significant increase in the cost of financing; and
•amount of funds available to each program and the length of time such funds have been available for investment.
Economic Dependency
The Company will be dependent on the Advisor for certain services that are essential to the Company, including the identification, evaluation, negotiation, purchase and disposition of properties and other investments, management of the daily operations of the Company’s real estate portfolio, and other general and administrative responsibilities. In the event that the Advisor is unable to provide the services, the Company will be required to obtain such services from other resources

12.	Commitments and Contingencies
Ground Lease Obligations
The Company acquired properties on January 16, 2014 and April 10, 2018 that are subject to ground leases with expiration dates of December 2095 and September 2102, respectively. The Company incurred rent expense of approximately $1.3 million for the nine months ended September 30, 2018 and 2017, related to the ground leases. As of September 30, 2018, the remaining required payments under the terms of the ground leases are as follows:

September 30, 2018
Remaining 2018	$258
2019	1,032
2020	1,032
2021	1,032
2022	1,072
Thereafter	200,446
Total	$204,872
Litigation
From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of business. The Company is not a party to any material legal proceedings, nor is the Company aware of any pending or threatened litigation that would have a material adverse effect on the Company’s business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

Appendix II - 78

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018
(Unaudited; dollars in thousands unless otherwise noted)

13.	Declaration of Distributions
During the quarter ended September 30, 2018, the Company paid distributions in the amount of $0.001901096 per day per share on the outstanding shares of common stock payable to stockholders of record at the close of business on each day during the period from July 1, 2018 through September 30, 2018. Such distributions were paid on a monthly basis, on or about the first day of the month, for the month then-ended.
On September 12, 2018, the Company’s board of directors declared distributions in the amount of $0.001901096 per day per share on the outstanding shares of common stock payable to stockholders of record at the close of business on each day during the period from October 1, 2018 through December 31, 2018. Such distributions payable to each stockholder of record during a month will be paid on such date of the following month as the Company’s Chief Executive Officer may determine.

14.	Subsequent Events
Offering Status
As of November 7, 2018, the Company had issued 22,100,900 shares of the Company’s common stock pursuant to the DRP Offerings for approximately $226.3 million.
Redemptions
On October 31, 2018, the Company redeemed 681,757 shares of common stock for approximately $6.7 million at a weighted average price per share of $9.76.
Sale of Property
On November 2, 2018, the Company sold the Quad Graphics property located in Loveland, Colorado for total proceeds of $10.7 million, which includes $3.9 million in termination fees, less closing costs and other closing credits. The carrying value of the property on the closing date was approximately $9.9 million.
Determination of Estimated Value Per Share
On October 24, 2018, the Company's board of directors approved an estimated value per share of the Company's common stock of $10.05 based on the estimated value of the Company's assets less the estimated value of the liabilities, or net asset value, divided by the number of shares outstanding on a fully diluted basis, calculated as of June 30, 2018. The Company is providing this estimated value per share to assist broker dealers in connection with their obligations under applicable Financial Industry Regulatory Authority rules with respect to customer account statements. This valuation was performed in accordance with the methodology provided in Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Institute for Portfolio Alternatives in April 2013, in addition to guidance from the SEC. See the Company's Current Report on Form 8-K filed with the SEC on October 26, 2018 for a description of the methodologies and assumptions used to determine, and the limitations of, the estimated value per share.

Appendix II - 79

___________________________________________
JOINT PROXY STATEMENT AND PROSPECTUS
___________________________________________
February 4, 2019

You should rely only on the information which is contained in this Joint Proxy Statement and Prospectus or to which we have referred in this Joint Proxy Statement and Prospectus. We have not authorized anyone to provide you with information that is different. You should not assume that the information contained in this Joint Proxy Statement and Prospectus is accurate as of any date other than the date of this Joint Proxy Statement and Prospectus.

GRIFFIN CAPITAL
ESSENTIAL ASSET REIT

SCAN TO
VIEW MATERIALS & VOTE

Your Proxy Vote is Important!

Vote by Internet

Please go to the electronic voting site at www.proxyvote.com. Follow the on-line instructions. If you vote by Internet, you do not have to return your paper ballot. Vote by Internet deadline March 12, 2019 at 11:59 p.m. (ET)

Vote by Telephone

Please call us toll free at 1-800-690-6903, and follow the instructions provided. If you vote by telephone, you do not have to return your paper ballot. Vote by Telephone deadline March 12, 2019 at 11:59 p.m. (ET)

Vote by Mail

Please complete, sign and date this form. Fold and return your entire ballot in the enclosed postage paid return envelope. Completed proxy cards must be received by March 12, 2019.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E54280-Z73716-P16142 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL MERGER AGREEMENT IN ITEM 1, "FOR ALL" THE NOMINEES NAMED IN ITEM 2, "FOR" ITEM 3, AND "FOR" ITEM 4. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED IN ACCORDANCE WITH THESE RECOMMENDATIONS.

Nominees:	For	Withhold
2a. Kevin A. Shields	☐	☐
2b. Gregory M. Cazel	☐	☐
2c. Ranjit M. Kripalani	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Note: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If the stock is jointly owned, both parties must sign.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Shareholder Letter are available at www.proxyvote.com.

E54281-Z73716-P16142

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 13, 2019
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PLEASE VOTE BY MARCH 12, 2019

The undersigned stockholder of Griffin Capital Essential Asset REIT, Inc., a Maryland corporation, hereby appoints Javier F. Bitar and Howard S. Hirsch, and each of them as proxies, for the undersigned with full power of substitution in each of them, to attend the 2019 Annual Meeting of Stockholders of Griffin Capital Essential Asset REIT, Inc. to be held on March 13, 2019 at 9:00 A.M. (PT), at the offices of Griffin Capital Essential Asset REIT, Inc., Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245, and any and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

This proxy is solicited on behalf of the Griffin Capital Essential Asset REIT, Inc.'s Board of Directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting, including matters incident to its conduct.

When properly executed, this proxy will be voted as specified by the undersigned stockholder. If no voting instruction is given as to any item, this proxy will be voted "FOR" the proposal Merger Agreement in Item 1, "FOR ALL" the nominees named in Item 2, "FOR" Item 3, and "FOR" Item 4.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side